                                               Filed Pursuant to Rule 424(B)(5)
                                                    Registration No. 333-129918

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 7, 2006

                                 $2,785,803,000
                                 (Approximate)

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
             CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1
                                 issuing entity

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   depositor

                             COLUMN FINANCIAL, INC.
                      GMAC COMMERCIAL MORTGAGE CORPORATION
                          KEYBANK NATIONAL ASSOCIATION
                                    NCB, FSB
                         SPONSORS/MORTGAGE LOAN SELLERS
                            ------------------------
    We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund to act as an issuing entity, which we refer to herein as the "issuing entity." The primary assets of that issuing entity will consist of 417 commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The issuing entity will issue 29 classes of certificates, thirteen (13) of which are being offered by this prospectus supplement, as listed below. The issuing entity will pay interest and/or principal monthly, commencing in April 2006. The offered certificates represent obligations of the issuing entity only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

    The underwriters have agreed to purchase the offered certificates from us at a price of 100.3% of the total initial principal balance of the offered certificates plus accrued interest from March 1, 2006. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

    INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-42 OF THIS PROSPECTUS SUPPLEMENT.

                       Approximate Total
                       Initial Principal   Initial Pass-      Assumed Final        Rated Final      Expected Ratings
Offered Classes             Balance         Through Rate    Distribution Date   Distribution Date     (S&P/Fitch)
---------------        -----------------   --------------   -----------------   -----------------   ----------------
Class A-1............    $101,000,000           4.3670%        July 2010         February 2039        AAA/AAA
Class A-2............    $235,000,000           5.5120%      February 2011       February 2039        AAA/AAA
Class A-3............    $336,916,000           5.7110%      February 2013       February 2039        AAA/AAA
Class A-AB...........    $155,000,000           5.6810%        June 2015         February 2039        AAA/AAA
Class A-4............    $698,000,000           5.6090%      December 2015       February 2039        AAA/AAA
Class A-1-A..........    $576,577,000           5.6110%      January 2016        February 2039        AAA/AAA
Class A-M............    $300,356,000           5.7375%      January 2016        February 2039        AAA/AAA
Class A-J............    $236,531,000           5.7375%      February 2016       February 2039        AAA/AAA
Class B..............    $ 18,772,000           5.7375%      February 2016       February 2039        AA+/AA+
Class C..............    $ 37,545,000           5.7375%      February 2016       February 2039         AA/AA
Class D..............    $ 33,790,000           5.7375%      February 2016       February 2039        AA-/AA-
Class E..............    $ 22,526,000           5.7375%      February 2016       February 2039         A+/A+
Class F..............    $ 33,790,000           5.7375%      February 2016       February 2039          A/A

    Delivery of the offered certificates, in book-entry form only, will be made on or about March 22, 2006. Credit enhancement will be provided by the subordination of certain classes of certificates to certain other classes of certificates as described in this prospectus supplement under "Summary of Prospectus Supplement--Distributions--B. Subordination," "--Distributions--C. Priority of Distributions," "Risk Factors--The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-X and A-Y Certificates" and "Description of the Offered Certificates--Distributions--Subordination," and "Description of Credit Support--Subordinate Certificates" in the prospectus.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    Credit Suisse Securities (USA) LLC will act as lead and book running manager. Not every underwriter will have an obligation to purchase offered certificates from us. See "Underwriting" in this prospectus supplement.

CREDIT SUISSE
              GMAC COMMERCIAL HOLDING CAPITAL MARKETS CORP.
                                  KEYBANC CAPITAL MARKETS
                                                 BANC OF AMERICA SECURITIES LLC

            The date of this prospectus supplement is March 7, 2006.

[CREDIT SUISSE FIRST BOSTON LOGO]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1

[MAP OMITTED]

WASHINGTON                      NORTH CAROLINA
15 PROPERTIES                   17 PROPERTIES
1.7% OF TOTAL                   2.9% OF TOTAL

OREGON                          WEST VIRGINIA
3 PROPERTIES                    2 PROPERTIES
2.3% OF TOTAL                   0.1% OF TOTAL

COLORADO                        VIRGINIA
9 PROPERTIES                    19 PROPERTIES
2.1% OF TOTAL                   4.6% OF TOTAL

CALIFORNIA                      DISTRICT OF COLUMBIA
67 PROPERTIES                   1 PROPERTY
13.5% OF TOTAL                  1.3% OF TOTAL

NORTHERN CALIFORNIA             MARYLAND
10 PROPERTIES                   11 PROPERTIES
3.7% OF TOTAL                   2.6% OF TOTAL

SOUTHERN CALIFORNIA             DELAWARE
57 PROPERTIES                   2 PROPERTIES
9.8% OF TOTAL                   0.5% OF TOTAL

NEVEDA                          NEW JERSEY
9 PROPERTIES                    5 PROPERTIES
1.3% OF TOTAL                   1.6% OF TOTAL

UTAH                            PENNSYLVANIA
1 PROPERTY                      18 PROPERTIES
0.1% OF TOTAL                   4.0% OF TOTAL

ARIZONA                         CONNECTICUT
17 PROPERTIES                   12 PROPERTIES
3.1% OF TOTAL                   1.7% OF TOTAL

HAWAII                          MASSACHUSETTS
1 PROPERTY                      4 PROPERTIES
0.4% OF TOTAL                   0.6% OF TOTAL

NEW MEXICO                      NEW HAMPSHIRE
2 PROPERTIES                    1 PROPERTY
0.3% OF TOTAL                   0.05% OF TOTAL

KANSAS                          MAINE
2 PROPERTIES                    4 PROPERTIES
0.4% OF TOTAL                   0.2% OF TOTAL

TEXAS                           NEW YORK
39 PROPERTIES                   84 PROPERTIES
7.2% OF TOTAL                   17.3% OF TOTAL

OKLAHOMA                        OHIO
4 PROPERTIES                    22 PROPERTIES
1.0% OF TOTAL                   2.5% OF TOTAL

ARKANSAS                        MICHIGAN
2 PROPERTIES                    17 PROPERTIES
0.2% OF TOTAL                   21% OF TOTAL

LOUISIANA                       INDIANA
2 PROPERTIES                    6 PROPERTIES
0.4% OF TOTAL                   1.1% OF TOTAL

MISSISSIPPI                     ILLINOIS
2 PROPERTIES                    18 PROPERTIES
0.4% OF TOTAL                   1.1% OF TOTAL

ALABAMA                         WISCONSIN
4 PROPERTIES                    11 PROPERTIES
0.5% OF TOTAL                   0.6% OF TOTAL

FLORIDA                         MINNESOTA
37 PROPERTIES                   8 PROPERTIES
4.6% OF TOTAL                   1.0% OF TOTAL

GEORGIA                         MISSOURI
27 PROPERTIES                   6 PROPERTIES
5.3% OF TOTAL                   6.9% OF TOTAL

TENNESSEE                       SOUTH DAKOTA
6 PROPERTIES                    1 PROPERTY
1.0% OF TOTAL                   0.04% TOTAL

SOUTH CAROLINA                  NEBRASKA
6 PROPERTIES                    1 PROPERTY
0.8% OF TOTAL                   0.2% OF TOTAL

KENTUCKY                        WYOMING
3 PROPERTIES                    1 PROPERTY
0.3% OF TOTAL                   0.1% OF TOTAL

[CHART]

Self Storage     1.0%
Industrial       2.1%
Hotel           10.7%
Mixed Use        2.0%
Parking Lot      0.4%

[GRAPHIC OMITTED]

230 PARK AVENUE
    NEW YORK, NY

[GRAPHIC OMITTED]

76. WANAMAKER BUILDING 2005 - RETAIL
    PHILADELPHIA, PA

[GRAPHIC OMITTED]

16. WELLS HEADQUARTERS
    NORCROSS, GA

[GRAPHIC OMITTED]

7B. MARKET STREET
    SAN FRANCISCO, CA

[GRAPHIC OMITTED]

181. 639 APARTMENTS CORP.
     NEW YORK, NY

[GRAPHIC OMITTED]

13.  CARLSBAD HILTON GARDEN INN
     CARLSBAD, CA

[GRAPHIC OMITTED]

11.  WESTGATE WEST
     SAN JOSE, CA

[GRAPHIC OMITTED]

130. SOUTH OFFICE BUILDING
     WESTON, FL

[GRAPHIC OMITTED]

2.   SAINT LOUIS GALLERIA
     ST. LOUIS, MO

[GRAPHIC OMITTED]

6.   8201 GREENSBORO DRIVE
     MCLEAN, VA

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS...........................     S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM...............................     S-4
SUMMARY OF PROSPECTUS SUPPLEMENT........................................     S-5
RISK FACTORS............................................................    S-42
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT....................    S-67
FORWARD-LOOKING STATEMENTS..............................................    S-67
AFFILIATIONS............................................................    S-68
DESCRIPTION OF THE ISSUING ENTITY.......................................    S-68
DESCRIPTION OF THE DEPOSITOR............................................    S-69
DESCRIPTION OF THE SPONSORS.............................................    S-70
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS............................    S-77
DESCRIPTION OF THE OFFERED CERTIFICATES.................................   S-150
YIELD AND MATURITY CONSIDERATIONS.......................................   S-178
THE SERIES 2006-C1 POOLING AND SERVICING AGREEMENT......................   S-184
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES
   LOCATED IN NEW YORK AND CALIFORNIA...................................   S-221
U.S. FEDERAL INCOME TAX CONSEQUENCES....................................   S-222
ERISA CONSIDERATIONS....................................................   S-225
LEGAL INVESTMENT........................................................   S-228
USE OF PROCEEDS.........................................................   S-228
UNDERWRITING............................................................   S-228
LEGAL MATTERS...........................................................   S-229
RATING..................................................................   S-230
GLOSSARY................................................................   S-232

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1 -- CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE RELATED
                  MORTGAGED REAL PROPERTIES
EXHIBIT A-2 -- MORTGAGE POOL INFORMATION
EXHIBIT B   -- FORM OF TRUSTEE REPORT
EXHIBIT C   -- DECREMENT TABLES FOR THE OFFERED CERTIFICATES
EXHIBIT D   -- RESERVED
EXHIBIT E   -- CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE
EXHIBIT F   -- GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS.......     3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.........................     3
SUMMARY OF PROSPECTUS.....................................................     4
RISK FACTORS..............................................................    12
CAPITALIZED TERMS USED IN THIS PROSPECTUS.................................    31
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.......................    31
THE SPONSOR...............................................................    32
USE OF PROCEEDS...........................................................    32
DESCRIPTION OF THE TRUST FUND.............................................    33
YIELD AND MATURITY CONSIDERATIONS.........................................    54
DESCRIPTION OF THE CERTIFICATES...........................................    59
DESCRIPTION OF THE GOVERNING DOCUMENTS....................................    70
DESCRIPTION OF CREDIT SUPPORT.............................................    79
LEGAL ASPECTS OF MORTGAGE LOANS...........................................    81
FEDERAL INCOME TAX CONSEQUENCES...........................................    91
STATE AND OTHER TAX CONSEQUENCES..........................................   124
ERISA CONSIDERATIONS......................................................   124
LEGAL INVESTMENT..........................................................   126
PLAN OF DISTRIBUTION......................................................   128
LEGAL MATTERS.............................................................   129
FINANCIAL INFORMATION.....................................................   129
RATING....................................................................   129
GLOSSARY..................................................................   131

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     o this prospectus supplement, which describes the specific terms of the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement (file no. 333-129918) under the Securities Act of 1933, as amended, with respect to the offered certificates. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2006-C1 Commercial Mortgage Pass-Through Certificates. The series 2006-C1 certificates will consist of 29 classes. The table below identifies and specifies various characteristics for 27 of those classes.

                        INITIAL     APPROXIMATE
                         TOTAL      % OF TOTAL                                               ASSUMED
                       PRINCIPAL      INITIAL                                               WEIGHTED
        EXPECTED      BALANCE OR    CERTIFICATE  APPROXIMATE   PASS-THROUGH      INITIAL     AVERAGE    ASSUMED   ASSUMED FINAL
         RATINGS       NOTIONAL      PRINCIPAL      CREDIT         RATE       PASS-THROUGH    LIFE     PRINCIPAL  DISTRIBUTION
CLASS  (S&P/FITCH)      AMOUNT        BALANCE      SUPPORT      DESCRIPTION       RATE       (YEARS)    WINDOW        DATE
-----  -----------  --------------  -----------  -----------  --------------  ------------  --------  ----------  -------------
 A-1     AAA/AAA    $  101,000,000      3.36%       30.00%         Fixed         4.3670%       2.5     4/06-7/10    July 2010
 A-2     AAA/AAA    $  235,000,000      7.82%       30.00%        WAC Cap        5.5120%       4.4     7/10-2/11  February 2011
 A-3     AAA/AAA    $  336,916,000     11.22%       30.00%        WAC Cap        5.7110%       6.7    11/12-2/13  February 2013
A-AB     AAA/AAA    $  155,000,000      5.16%       30.00%        WAC Cap        5.6810%       7.1     2/11-6/15    June 2015
 A-4     AAA/AAA    $  698,000,000     23.24%       30.00%        WAC Cap        5.6090%       9.6    6/15-12/15  December 2015
A-1-A    AAA/AAA    $  576,577,000     19.20%       30.00%        WAC Cap        5.6110%       8.6     4/06-1/16  January 2016
 A-M     AAA/AAA    $  300,356,000     10.00%       20.00%        WAC Cap        5.7375%       9.8     1/16-1/16  January 2016
 A-J     AAA/AAA    $  236,531,000      7.88%       12.13%          WAC          5.7375%       9.8     1/16-2/16  February 2016
  B      AA+/AA+    $   18,772,000      0.62%       11.50%          WAC          5.7375%       9.9     2/16-2/16  February 2016
  C       AA/AA     $   37,545,000      1.25%       10.25%          WAC          5.7375%       9.9     2/16-2/16  February 2016
  D      AA-/AA-    $   33,790,000      1.12%        9.13%          WAC          5.7375%       9.9     2/16-2/16  February 2016
  E       A+/A+     $   22,526,000      0.75%        8.38%          WAC          5.7375%       9.9     2/16-2/16  February 2016
  F        A/A      $   33,790,000      1.12%        7.25%          WAC          5.7375%       9.9     2/16-2/16  February 2016
  G       A-/A-     $   30,036,000      1.00%        6.25%          WAC          5.7375%       N/A        N/A          N/A
  H     BBB+/BBB+   $   33,790,000      1.12%        5.13%          WAC          5.7375%       N/A        N/A          N/A
  J      BBB/BBB    $   30,036,000      1.00%        4.13%          WAC          5.7375%       N/A        N/A          N/A
  K     BBB-/BBB-   $   37,544,000      1.25%        2.88%          WAC          5.7375%       N/A        N/A          N/A
  L      BB+/BB+    $   15,018,000      0.50%        2.38%        WAC Cap        5.2400%       N/A        N/A          N/A
  M       BB/BB     $   11,263,000      0.37%        2.00%        WAC Cap        5.2400%       N/A        N/A          N/A
  N      BB-/BB-    $   11,264,000      0.38%        1.63%        WAC Cap        5.2400%       N/A        N/A          N/A
  O       B+/B+     $    3,754,000      0.12%        1.50%        WAC Cap        5.2400%       N/A        N/A          N/A
  P        B/B      $    3,755,000      0.13%        1.38%        WAC Cap        5.2400%       N/A        N/A          N/A
  Q       B-/B-     $    7,509,000      0.25%        1.13%        WAC Cap        5.2400%       N/A        N/A          N/A
  S       NR/NR     $   33,790,222      1.13%        0.00%        WAC Cap        5.2400%       N/A        N/A          N/A
 A-X     AAA/AAA    $3,003,562,222      N/A           N/A       Variable IO      0.1380%       N/A        N/A          N/A
 A-Y     AAA/AAA    $  125,306,365      N/A           N/A       Variable IO      0.1032%       N/A        N/A          N/A
 CCA      NR/NR     $    1,870,000      N/A           N/A     Adjusted Fixed     5.6825%       N/A        N/A          N/A

     In reviewing the foregoing table, please note that:

     o Only the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E and F certificates are offered by this prospectus supplement.

     o The ratings shown in the foregoing table are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively. "NR" means not rated.

     o Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in February 2039.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     o All of the classes in the table on page S-5, except the A-X and A-Y classes, will have principal balances. All of the classes shown in that table will bear interest. The series 2006-C1 certificates with principal balances constitute the series 2006-C1 principal balance certificates.

     o For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H,
          J, K, L, M, N, O, P, Q and S certificates.

     o For purposes of calculating the accrual of interest, the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of those residential cooperative mortgage loans in the issuing entity that were sold to us by NCB, FSB (with such total principal balance to be calculated from the perspective of the series 2006-C1 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2006-C1 certificateholders).

     o The total initial principal balance or notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial net mortgage pool balance. The initial net mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

     o The approximate percentage of total initial certificate principal balance of, and the approximate initial credit support for, any class shown in the table on page S-5 does not take into account the total principal balance of the class CCA certificates or the portion of the mortgage pool represented by the class CCA certificates.

     o The class CCA certificates will represent an interest solely in the underlying mortgage loan that is secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Carlton Court Apartments. The class A-X, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates collectively represent the remaining interests (that is, the non-class CCA interests) in that mortgage loan.

     o Each class identified in the table on page S-5 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

     o Each class identified in the table on page S-5 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Carlton Court Apartments underlying mortgage loan represented by the class CCA certificates).

     o Each class identified in the table on page S-5 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

          (a) the initial pass-through rate shown for that class in that table, or in the case of the class A-M certificates, 5.7500% per annum, and

          (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Carlton Court Apartments underlying mortgage loan represented by the class CCA certificates).

     o The class identified on page S-5 as having an "Adjusted Fixed" pass-through rate will have a pass-through rate equal to 5.499190%, provided that in any month that has more or less than 30 days, such pass-through rate will be adjusted to an annual rate that would produce an equivalent amount of interest on the basis of an assumed year consisting of 12 30-day months.

     o The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the classes of series 2006-C1 principal balance certificates (excluding the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          class CCA certificates). See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     o The references to "net interest rates on the underlying mortgage loans" in the preceding bullets mean, as to any particular mortgage loan in the issuing entity, an annual interest rate that is generally equal to:

          (1) in the case of each mortgage loan (or in the case of the Carlton Court Apartments loan, the Carlton Court Apartments pooled portion) in the issuing entity, other than any residential cooperative mortgage loan that was sold to us by NCB, FSB, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates (including, in the case of the Fed Ex Central Distribution Center mortgage loan which provides for payment of a fixed interest amount during its interest-only period, the interest rate effective during such interest-only period (calculated based on the stated mortgage interest rate and the assumption of a year consisting of twelve 30-day months)), minus the sum of the annual rates at which the related master servicing fee, the related primary servicing fee and the trustee fee are calculated; and

          (2) in the case of each residential cooperative mortgage loan in the issuing entity that was sold to us by NCB, FSB, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of (a) the annual rates at which the related master servicing fee, the related primary servicing fee and the trustee fee are calculated, and (b) 0.10% per annum.

          provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days (except for the Fed Ex Central Distribution Center mortgage loan when in an interest-only period which provides for the payment of a fixed interest amount during such interest-only period), then, in some months, the applicable foregoing rate for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months.

     o The pass-through rate for the class A-Y certificates will be a variable rate equal to the weighted average from time to time of the class A-Y strip rates attributable to each of the residential cooperative mortgage loans in the issuing entity that were sold to us by NCB, FSB. The class A-Y strip rate for each of those residential cooperative mortgage loans will equal 0.10% per annum; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing 0.10% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

     o The initial pass-through rates shown in the table on page S-5 with respect to the class A-M, A-J, B, C, D, E, F, G, H, J, K, A-X, A-Y and CCA certificates are each approximate.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          (1) any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

          (2) there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          (3) there are no defaults with respect to the underlying mortgage loans.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders of that class would receive distributions of principal.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     o As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class.

     o The class R and V certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

     o References to certificates, classes of certificates or certificateholders in this prospectus supplement include the CCA certificates and the holders thereof, except as provided herein.

     The document that will govern the issuance of the series 2006-C1 certificates, the creation of the related issuing entity and the servicing and administration of the underlying mortgage loans (including the Carlton Court Apartments non-pooled portion) will be a pooling and servicing agreement to be dated as of March 1, 2006, between us, as depositor, and a trustee, three master servicers and two special servicers.

     The series 2006-C1 certificates will evidence the entire beneficial ownership of the issuing entity that we intend to establish. The primary assets of that issuing entity will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the issuing entity, from four mortgage loan sellers.

     As of their respective due dates in March 2006, which we refer to herein as the "cut-off date," the mortgage loans that we intend to include in the issuing entity will have the general characteristics discussed under the heading "--The Underlying Mortgage Loans" below.

     For purposes of calculating distributions on the respective classes of the series 2006-C1 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     o Loan group no. 1, which will consist of all but two (2) of the mortgage loans that are secured in part or in whole by property types other than multifamily and manufactured housing together with one (1) mortgage loan that is secured in part by multifamily properties. Loan group no. 1 will consist of 257 mortgage loans, with an initial loan group no. 1 balance of $2,426,984,875, representing approximately 80.75% of the initial mortgage pool balance and approximately 80.80% of the initial net mortgage pool balance.

     o Loan group no. 2, which will consist of all but one (1) of the mortgage loans that are secured in whole or in part by multifamily and manufactured housing property types, and two (2) mixed use properties that each have a multifamily component. Loan group no. 2 will consist of 160 mortgage loans, with an initial loan group no. 2 balance of $578,447,347, representing approximately 19.25% of the initial mortgage pool balance, and an initial net loan group no. 2 balance of $576,577,347, representing approximately 19.20% of the initial net mortgage pool balance. The initial net loan group no. 2 balance is the initial loan group no. 2 balance, exclusive of the portion of the cut-off principal balance of the one (1) underlying mortgage loan represented by the class CCA certificate, as of the date of initial issuance of the series 2006-C1 certificates.

     Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                            RELEVANT PARTIES/ENTITIES

ISSUING ENTITY................   Credit Suisse Commercial Mortgage Trust
                                 2006-C1, a New York common law trust, will issue the series 2006-C1 certificates. The primary assets of the issuing entity will be the mortgage loans that we are acquiring from the four mortgage loan sellers.

DEPOSITOR.....................   Credit Suisse First Boston Mortgage Securities
                                 Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters, will create the issuing entity and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison Avenue, New York, New
                                 York 10010. All references to "we," "us" and
                                 "our" in this prospectus supplement and the accompanying prospectus are intended to mean
                                 Credit Suisse First

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 Boston Mortgage Securities Corp. See "Credit
                                 Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

SPONSORS......................   Column Financial, Inc. a Delaware corporation,
                                 and an affiliate of the depositor will act as a sponsor and mortgage loan seller with respect to the issuing entity. It is also an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters. Column Financial, Inc.
                                 maintains an office at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326. See
                                 "The Sponsor" in the accompanying prospectus.

                                 GMAC Commercial Mortgage Corporation, a
                                 California Corporation will act as a sponsor and mortgage loan seller with respect to the issuing entity. It is also one of the master servicers, one of the special servicers and is an affiliate of GMAC Commercial Holding Capital Markets Corp., one of the underwriters. GMAC Commercial Mortgage Corporation maintains an office at 200 Witmer Road, Horsham, Pennsylvania 19044-8015.

                                 KeyBank National Association, a national banking association will act as a sponsor and mortgage loan seller with respect to the issuing entity. It is the parent of KeyCorp Real Estate Capital Markets, Inc., one of the master servicers, and is an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association maintains an office at Key Tower, 127 Public Square, Cleveland, Ohio 44114.

                                 NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury, will act as a sponsor and mortgage loan seller with respect to the issuing entity. It is one of the master servicers and is a wholly-owned subsidiary of National Consumer Cooperative Bank, one of the special servicers. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006.

                                 See "Description of the Sponsors" and
                                 "Description of the Sponsors--The Mortgage Loan Sellers" in this prospectus supplement.

ORIGINATORS...................   Each mortgage loan seller or an affiliate
                                 thereof originated the underlying mortgage loans that it is contributing to the issuing entity, except for 27 underlying mortgage loans that were originated by unaffiliated third parties and subsequently purchased by KeyBank
                                 National Association for sale to us. See
                                 "Description of the Sponsors" in this
                                 prospectus supplement.

MASTER SERVICERS..............   GMAC Commercial Mortgage Corporation, a
                                 California corporation, one of the mortgage loan sellers, will act as master servicer with respect to 163 of the underlying mortgage loans, representing 58.9% of the initial net mortgage pool balance. The servicing offices are located at 200 Witmer Road, Horsham,
                                 Pennsylvania 19044.

                                 KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, and an affiliate of one of the mortgage loan sellers and one of the underwriters, will act as master servicer with respect to 180 of the underlying mortgage loans, representing 34.3% of the initial net mortgage pool balance. The main servicing offices are located at 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

                                 NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury, will act as master servicer with respect to 74 of the underlying mortgage loans, representing 6.8% of the initial net mortgage pool balance. It is one of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 the mortgage loan sellers, and further, is a wholly owned subsidiary of National Consumer Cooperative Bank, one of the special servicers. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

                                 As consideration for servicing the underlying mortgage loans, the master servicers will receive a master servicing fee (which includes a primary servicing fee). The master servicing fees (which for this purpose includes the primary servicing fees) range from 0.0200% to 0.1250% per annum on the stated principal balance of each underlying mortgage loan that it services. Such fee will be paid out of interest payments received by the related borrower prior to any distributions made on the offered certificates. The master servicers will also be entitled to additional servicing compensation in the form of borrower-paid fees as more particularly described herein.

                                 See "The Series 2006-C1 Pooling and Servicing Agreement--The Master Servicers" in this prospectus supplement.

SPECIAL SERVICERS.............   If and when necessary, GMAC Commercial Mortgage
                                 Corporation, a California corporation and one of the mortgage loan sellers, will act as special servicer with respect to the underlying mortgage loans as to which GMAC Commercial
                                 Mortgage Corporation or KeyCorp Real Estate
                                 Capital Markets, Inc. (other than the mortgage loans secured by residential cooperative properties) is the applicable master servicer, as well as any related foreclosure properties.
                                 Its servicing offices are located at 200 Witmer
                                 Road, Horsham, Pennsylvania 19044.

                                 If and when necessary, National Consumer
                                 Cooperative Bank, a federally chartered
                                 corporation, will act as special servicer with respect to the 74 underlying mortgage loans as to which NCB, FSB is the applicable master servicer, as well as any related foreclosure properties, as well as the 15 mortgage loans sold by KeyBank and secured by residential cooperative properties. National Consumer Cooperative Bank wholly owns NCB, FSB, which is not only one of the master servicers, but also one of the mortgage loan sellers. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

                                 The special servicers will, in general, be responsible for servicing and administering:

                                 o    underlying mortgage loans that, in
                                      general, are in default or as to which
                                      default is reasonably foreseeable; and

                                 o    any real estate acquired by the issuing
                                      entity upon foreclosure of a defaulted
                                      underlying mortgage loan.

                                 As consideration for servicing each underlying mortgage loan that is being specially serviced and each underlying mortgage loan as to which the corresponding mortgaged real property has become foreclosed upon, the special servicers will receive a special servicing fee that will accrue at a rate of 0.25% per annum on the stated principal balance of the underlying mortgage loan. Such fee is calculated on the same basis as interest on the underlying mortgage loan and will generally be payable to the special servicers monthly from collections on the mortgage loans. Additionally, the special servicers will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the issuing entity that has been returned to performing status. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of 1.00%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 to, each payment of interest (other than default interest) and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The related special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower or which is repurchased by a mortgage loan seller upon the breach of a representation or warranty of such seller after the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO property in the issuing entity, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.00% (or in one (1) case, 0.75%) to, the related payment or proceeds, exclusive of liquidation expenses.

                                 See "The Series 2006-C1 Pooling and Servicing Agreement--The Special Servicers" in this prospectus supplement.

TRUSTEE.......................   Wells Fargo Bank, N.A., a national banking
                                 association, will act as trustee on behalf of the series 2006-C1 certificateholders. It maintains an office at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. As consideration for acting as trustee, Wells Fargo Bank, N.A.
                                 will receive a trustee fee of 0.00081% per annum on the stated principal balance of each underlying mortgage loan. See "The Series
                                 2006-C1 Pooling and Servicing Agreement--The
                                 Trustee" in this prospectus supplement.

PARTIES.......................   The following diagram illustrates the various
                                 parties involved in the transaction and their functions.

                                                   [FLOW CHART]

CONTROLLING CLASS OF SERIES
2006-C1 CERTIFICATEHOLDERS....   At any time of determination, the controlling
                                 class of series 2006-C1 certificateholders will be the holders of the most subordinate class of series 2006-C1 certificates, exclusive of the A-X, A-Y, CCA, R and V

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2006-C1 certificates, exclusive of the A-X, A-Y, CCA, R and V classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2006-C1 certificateholders will be the holders of the most subordinate class of series 2006-C1 certificates, exclusive of the A-X, A-Y, CCA, R and V classes, that has a total principal balance greater than zero. For purposes of determining and exercising the rights of the controlling class of series 2006-C1 certificateholders, the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificateholders will be considered a single class. See "The Series 2006-C1 Pooling and Servicing
                                 Agreement--Realization Upon Mortgage
                                 Loans--Series 2006-C1 Controlling Class and
                                 Series 2006-C1 Directing Certificateholder" in this prospectus supplement.

                                 In the case of the Carlton Court Apartments loan, the controlling class will initially be the holders of a majority of the class CCA certificates. However, if the class CCA certificates have a total principal balance (net of any amortization on such class and any appraisal reduction amounts on the Carlton Court Apartments loan allocable to such class) less than 25% of the total initial principal balance of that class (net of any amortization on such class), the controlling class with respect to the Carlton Court Apartments loan will be the holders of the most subordinate class of series 2006-C1 certificates, exclusive of the A-X, A-Y, R and V classes and the CCA certificates, that has a total principal balance (net of appraisal reduction amounts allocated to such class) at least equal to 25% of the total initial principal balance of that class.

SERIES 2006-C1 DIRECTING
   CERTIFICATEHOLDER..........   The series 2006-C1 directing certificateholder
                                 will, in general, be a certificateholder or its designee (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2006-C1 controlling class selected by holders (or beneficial owners) of series
                                 2006-C1 certificates representing a majority interest in the series 2006-C1 controlling class. It is anticipated that Hyperion Capital
                                 Management, Inc. will serve as the initial series 2006-C1 directing certificateholder.

                                 As and to the extent described under "The
                                 Series 2006-C1 Pooling and Servicing
                                 Agreement--Realization Upon Mortgage
                                 Loans--Asset Status Report" in this prospectus supplement, the series 2006-C1 directing certificateholder may direct the applicable special servicer with respect to various servicing matters involving each of the underlying mortgage loans. With respect to the Carlton Court Apartments loan, the directing holder of the class CCA certificates will have certain consultation and other rights with respect to such loan as described herein under "Description of the Underlying Mortgage Loans--The Carlton Court Apartments Pooled and Non-Pooled Portions."

SAINT LOUIS GALLERIA
JUNIOR COMPANION LENDERS......   The mortgaged real property identified on
                                 Exhibit A-1 to this prospectus supplement as Saint Louis Galleria secures, on a subordinate basis relative to the Saint Louis Galleria underlying mortgage loan, three (3) junior mortgage loans that will not be part of the issuing entity. Those three (3) junior Saint
                                 Louis Galleria outside-the-issuing entity mortgage loans have cut-off date principal balances of $35,654,456, $10,894,417 and
                                 $24,760,039, respectively. The three (3) junior
                                 Saint Louis Galleria outside-the-issuing entity mortgage loans are pari passu relative to each other in right of payment but

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 subordinate in right of payment to the Saint
                                 Louis Galleria underlying mortgage loan.

                                 If and for so long as (a) an amount generally equal to the unpaid principal balance of the junior Saint Louis Galleria outside-the-issuing entity mortgage loans (net of any appraisal reduction amount with respect to the Saint Louis Galleria loan group that is allocable thereto) is equal to or greater than (b) 25% of the initial unpaid principal balance of the junior Saint Louis Galleria outside-the-issuing entity mortgage loans, then the holders of the three (3) junior Saint Louis Galleria outside-the-issuing entity mortgage loans will be entitled to consent to certain actions and contact and consult with the applicable special servicer with respect to various servicing matters involving the Saint Louis Galleria loan group through a designee.

                                 In addition, the holders of the junior Saint
                                 Louis Galleria outside-the-issuing entity mortgage loans will also be entitled, through their designee, to:

                                 o    purchase the Saint Louis Galleria
                                      underlying mortgage loan under various
                                      default scenarios;

                                 o replace the special servicer with respect to such loan; and

                                 o    cure defaults with respect to the Saint
                                      Louis Galleria underlying mortgage loan.

                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Matters Regarding the Saint
                                 Louis Galleria Mortgage Loan" and
                                 "--Significant Mortgage Loans--Saint Louis
                                 Galleria" in this prospectus supplement.

UNDERWRITERS..................   Credit Suisse Securities (USA) LLC, GMAC
                                 Commercial Holding Capital Markets Corp.,
                                 KeyBanc Capital Markets, a Division of McDonald
                                 Investments Inc., and Banc of America
                                 Securities LLC are the underwriters with respect to this offering. Credit Suisse
                                 Securities (USA) LLC will be lead and
                                 bookrunning manager. Credit Suisse Securities
                                 (USA) LLC is an affiliate of us and Column
                                 Financial, Inc., one of the sponsors. GMAC
                                 Commercial Holding Capital Markets Corp. is an affiliate of GMAC Commercial Mortgage
                                 Corporation, one of the sponsors, one of the master servicers and one of the special servicers. KeyBanc Capital Markets, a Division of McDonald Investments Inc., is an affiliate of KeyBank National Association, one of the sponsors, and KeyCorp Real Estate Capital
                                 Markets, Inc., one of the master servicers.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE..................   The underlying mortgage loans will be
                                 considered part of the issuing entity as of their respective due dates in March 2006. All payments and collections received on each of the underlying mortgage loans after its due date in March 2006, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity. The respective due dates for the underlying mortgage loans in March 2006 are individually and collectively considered the cut-off date for the issuing entity.

ISSUE DATE....................   The date of initial issuance for the series
                                 2006-C1 certificates will be on or about March
                                 22, 2006.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DUE DATES.....................   Subject, in some cases, to a next business day
                                 convention, the dates on which monthly
                                 installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                              NUMBER OF         % OF INITIAL NET
                                 DUE DATE   MORTGAGE LOANS   MORTGAGE POOL BALANCE
                                 --------   --------------   ---------------------
                                   11th           238                 52.3%
                                   1st            178                 41.8%
                                   5th              1                  5.9%

DETERMINATION DATE............   The monthly cut-off for collections on the
                                 underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2006-C1 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date.
                                 The determination date will be the 11th
                                 calendar day of each month, commencing with April 2006, or, if the 11th calendar day of any such month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE.............   Distributions of principal and/or interest on
                                 the series 2006-C1 certificates are scheduled to occur monthly, commencing in April 2006.
                                 During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE...................   The record date for each monthly distribution
                                 on a series 2006-C1 certificate will be the last business day of the prior calendar month.
                                 The registered holders of the series 2006-C1 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at a designated location.

COLLECTION PERIOD.............   Amounts available for distribution on the
                                 series 2006-C1 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                 o will relate to a particular distribution date,

                                 o    will begin when the prior collection
                                      period ends or, in the case of the first collection period, will begin as of the issue date, and

                                 o will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the interest-bearing classes of the series
                                 2006-C1 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

ASSUMED FINAL DISTRIBUTION
   DATE.......................   For each class of certificates, the date set
                                 forth on the cover page.

RATED FINAL DISTRIBUTION
   DATE.......................   The distribution date occurring in
                                 February 2039.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            THE OFFERED CERTIFICATES

GENERAL.......................   The series 2006-C1 certificates offered by this
                                 prospectus supplement are the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E and
                                 F certificates. Each class of offered
                                 certificates will have the initial total principal balance and pass-through rate set forth in the table on page S-5 or otherwise described under "--Transaction Overview" above.
                                 There are no other securities offered by this prospectus supplement.

                                   COLLECTIONS

GENERAL.......................   The master servicers, the primary servicers or
                                 the special servicers, as applicable, will make reasonable efforts in accordance with the applicable servicing standards to collect all payments due under the terms and provisions of the underlying mortgage loans. Such payments will be deposited in the related master servicer's collection account within two (2) business days of receipt.

                                  DISTRIBUTIONS

A. GENERAL....................   Funds collected or advanced on the underlying
                                 mortgage loans will be distributed on each corresponding distribution date, net of specified issuing entity expenses including servicing fees, trustee fees and related compensation.

B. SUBORDINATION..............   The chart below under "--C. Priority of
                                 Distributions" describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than excess liquidation proceeds and certain excess interest in connection with any underlying mortgage loan having an anticipated repayment date) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest losses other than losses with respect to certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with any mortgage loan having an anticipated repayment date) are allocated is depicted in ascending order.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

C. PRIORITY OF DISTRIBUTIONS..   The following chart illustrates generally the
                                 distribution priorities and the subordination features applicable to the following classes of series 2006-C1 certificateholders:

                                                   [FLOWCHART]

                                 No other form of credit enhancement will be available to you as a holder of offered certificates.

                                 Allocation of interest distributions among the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-X and A-Y certificates are to be made concurrently:

                                 o in the case of the A-1, A-2, A-3, A-AB and A-4 classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes of certificates from available funds attributable to loan group no. 1;

                                 o    in the case of the A-1-A class, from
                                      available funds attributable to loan group no. 2; and

                                 o in the case of the A-X and A-Y classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to loan group no. 1 and/or loan group no. 2;

                                 PROVIDED that, if the foregoing would result in a shortfall in the interest distributions on any of the A-1, A-2, A-3, A-AB, A-4, A-1-A, A-X and/or A-Y classes, then distributions of interest will be made on those

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 classes of series 2006-C1 certificates, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to the entire mortgage pool; and PROVIDED, FURTHER, that the term "available funds" used above in this sentence does not include amounts attributable to the portion of the Carlton Court Apartments underlying mortgage loan represented by the class CCA certificates.

                                 Allocation of principal distributions among the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates is described under "--E. Principal Distributions" below. The class A-X, A-Y, R and V certificates do not have principal balances and do not entitle holders to distributions of principal.

                                 As described under "Description of the Offered Certificates--Distributions" in this prospectus supplement, the class CCA certificates will represent a subordinated right to receive out of payments and other collections (or advances in lieu thereof) on the Carlton Court Apartments underlying mortgage loan, monthly payments of interest at the related pass-through rate and, except in certain default scenarios, a proportionate share of all scheduled payments of principal (or advances in lieu thereof) on, and other collections of previously unadvanced principal of, that mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Distributions--Priority of
                                 Distributions" in this prospectus supplement.

D. INTEREST DISTRIBUTIONS.....   Each class of series 2006-C1 certificates,
                                 other than the class R and V certificates, will bear interest. With respect to each interest-bearing class of series 2006-C1 certificates, that interest will accrue during each interest accrual period based upon:

                                 o the pass-through rate with respect to that class for that interest accrual period;

                                 o    the total principal balance or notional
                                      amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                                 o the assumption that each year consists of twelve 30-day months.

                                 A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of a full month's interest on the prepayment. These shortfalls (to the extent not covered by the applicable master servicer as described under "The Series 2006-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement) will be allocated, as described under "Description of the Offered Certificates--Distributions--Interest
                                 Distributions," to reduce the amount of accrued interest otherwise payable to the holders of one or more of the interest-bearing classes of series 2006-C1 certificates, including the offered certificates.

                                 On each distribution date, subject to available funds and the distribution priorities described under "--C. Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 See "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

E. PRINCIPAL DISTRIBUTIONS....   Subject to--

                                 o    available funds,

                                 o    the distribution priorities described
                                      under "--C. Priority of Distributions"
                                      above, and

                                 o    the reductions to principal balances
                                      described under "--Reductions of
                                      Certificate Principal Balances in
                                      Connection with Losses and Expenses"
                                      below,

                                 the holders of each class of offered
                                 certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                 The total distributions of principal to be made on the series 2006-C1 certificates on any distribution date will, in general, be a function of--

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due, on the underlying mortgage loans
                                      during the related collection period,
                                      which payments are either received as of the end of that collection period or advanced by the master servicers and/or the trustee, as applicable, and

                                 o the amount of any prepayments, including in the form of accelerated amortization on any underlying mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                 Collections and other amounts allocable to the Carlton Court Apartments non-pooled portion are held separately for distribution to the class CCA certificateholders. Except in certain default scenarios, the holders of the class CCA certificates will be entitled to a proportionate share of the amounts distributable as principal on the series 2006-C1 principal balance certificates that are allocable to the Carlton Court Apartments underlying mortgage loan. See "Description of the Underlying Mortgage Loans--The Carlton Court Apartments Pooled and Non-Pooled Portions" in this prospectus supplement.

                                 However, if a master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal on all the underlying mortgage loans (thereby reducing the amount of principal otherwise distributable on the series 2006-C1 certificates on the related distribution date), prior to being deemed reimbursed out of payments and other collections of interest on all the underlying mortgage loans.

                                 Additionally, in the event that any advance
                                 (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2006-C1 certificates on the related distribution date). Notwithstanding the preceding sentence, if any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

                                 The trustee must make principal distributions in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to the mortgage loans in loan group no. 1 or the mortgage loans in loan group no. 2, such that:

                                 o no principal distributions will be made to the holders of any of the class G, H, J, K, L, M, N, O, P, Q or S certificates until the total principal balance of the offered certificates is reduced to zero;

                                 o no principal distributions will be made to the holders of the class A-M, A-J, B, C, D, E or F certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero;

                                 o    except as described in the paragraph
                                      following these bullets, no distributions of principal with respect to loan group no. 1 will be made to the holders of the class A-1-A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero;

                                 o    except as described in the paragraph
                                      following these bullets, no distributions of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the total principal balance of the class A-1-A certificates is reduced to zero;

                                 o    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero;

                                 o    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-AB certificates until the distribution date in February 2011 (the first distribution date on which the schedule on Exhibit E targets a principal balance for such class that is less than its initial balance), unless the total principal balances of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     the class A-1, class A-2 and class A-3
                                     certificates are reduced to zero prior to such date;

                                 o    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero and the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E;

                                 o    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero and the total principal of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E;

                                 o    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-1 certificates until the total principal balances of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E; and

                                 o    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-AB certificates in excess of the amount necessary to reduce the principal balance to the balance set forth for such distribution date on Exhibit E until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero.

                                 Because of the losses on the underlying
                                 mortgage loans and/or default-related or other unanticipated issuing entity expenses, the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates could be reduced to zero at a time when any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes remain outstanding. Under those circumstances, any principal distributions on the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes will be made on a pro rata basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                                 The class A-X, A-Y, R and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Principal
                                 Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

F. DISTRIBUTIONS OF STATIC
   PREPAYMENT PREMIUMS AND
   YIELD MAINTENANCE CHARGES..   Any prepayment premium or yield maintenance
                                 charge collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered
                                 Certificates--Distributions--Distributions of
                                 Static Prepayment Premiums and Yield
                                 Maintenance Charges" in this prospectus
                                 supplement, as additional interest to the holders of the class A-X and/or A-Y certificates and/or as additional interest to any holders of class A-1, A-2, A-3, A-AB, A-4,
                                 A-1-A, A-M, A-J, B, C, D, E, F, G, H, J or K certificates that are then entitled to receive principal distributions.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES AND
EXPENSES......................   As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Issuing Entity Expenses" in this prospectus supplement, losses on, and default-related or other unanticipated issuing entity expenses attributable to, the underlying mortgage loans (other than as described below with respect to the Carlton Court Apartments underlying mortgage loan) will, in general, be allocated to reduce the principal balances of the following classes of the series 2006-C1 principal balance certificates, sequentially, in the following order:

                                 Reduction Order            Class
                                 ---------------   ------------------------
                                       1st         Non-offered certificates
                                       2nd                    F
                                       3rd                    E
                                       4th                    D
                                       5th                    C
                                       6th                    B
                                       7th                   A-J
                                       8th                   A-M
                                       9th         A-1, A-2, A-3, A-AB, A-4
                                                          and A-1-A

                                 Any reduction of the principal balances of the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                 Notwithstanding the foregoing, losses on and/or default-related or other unanticipated issuing entity expenses with respect to the Carlton Court Apartments underlying mortgage loan will be allocated, as and to the extent described under "Description of the Offered Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement, to reduce the total principal balance of the class CCA certificates, prior to being allocated to reduce the principal balance of any class identified in the foregoing table.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
PAYMENTS......................   Except as described below in this "--Advances
                                 of Delinquent Monthly Debt Service Payments" section, each master servicer will be required to make advances with respect to any delinquent scheduled monthly payments (including the
                                 Carlton Court Apartments non-pooled portion), other than certain payments (including balloon payments), of principal and/or interest due on those underlying mortgage loans for which it is acting as master servicer. The applicable master servicer will be required to make advances of assumed monthly payments for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that a master servicer fails to make. As described under "Description of the Offered Certificates--Advances of
                                 Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                 Notwithstanding the foregoing, neither the master servicers nor the trustee will advance master servicing fees, primary servicing fees or

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 work-out fees. Moreover, neither the master servicers nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related underlying mortgage loan. In addition, the trustee may conclusively rely on any determination of nonrecoverability made by the applicable master servicer, and the master servicer and the trustee will conclusively rely on any determination of nonrecoverability made by the applicable special servicer.

                                 In addition, if any of the adverse events or circumstances that we refer to under "The Series 2006-C1 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the applicable special servicer will generally be obligated to obtain a new appraisal or, in some cases involving mortgage loans with principal balances of less than $2,000,000, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                 o    the principal balance of, and other
                                      delinquent amounts (which may include
                                      unpaid servicing fees, unreimbursed
                                      servicing advances and interest on
                                      advances) due under or with respect to,
                                      the subject mortgage loan, exceed

                                 o    an amount equal to--

                                      1.   90% of the new appraised/estimated
                                           value of that real property (as such
                                           value may be adjusted downward by the
                                           applicable special servicer), minus

                                      2.   any liens on that real property that
                                           are prior to the lien of the subject
                                           mortgage loan, plus

                                      3.   the amount of related escrow
                                           payments, reserve funds and letters
                                           of credit which are posted as
                                           additional security for payments due
                                           on the subject mortgage loan,

                                 then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will generally be in the same proportion that (a) the excess, sometimes referred to in this prospectus supplement as an appraisal reduction amount, bears to (b) the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2006-C1 certificates outstanding.

                                 Notwithstanding the foregoing, any reductions in advances with respect to either the Saint Louis Galleria underlying mortgage loan or any CBA A-Note underlying mortgage loan in accordance with the preceding paragraph will be based on the portion of any appraisal reduction amount calculated with respect to both the Saint Louis Galleria loan group and the related CBA A/B loan pair that is allocable to the either the Saint Louis Galleria underlying mortgage loan or CBA A-Note underlying mortgage loan, as applicable. The applicable master servicer or special servicer will calculate any appraisal reduction amount with respect to either the Saint Louis Galleria loan group or the CBA A/B loan pair, as applicable, in the manner described above with respect to appraisal reduction amounts relating to individual underlying

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 mortgage loans and will then allocate that appraisal reduction amount, (i) with respect to Saint Louis Galleria, first, to the three (3) outside-the-issuing entity mortgage loans, pro rata, in accordance to their respective principal interests, in each case up to the unpaid principal balance of the subject junior mortgage loan and then, to the Saint Louis Galleria underlying mortgage loan, and (ii) with respect to the CBA A/B loan pair, first, to the junior CBA B-Note outside-the-issuing entity mortgage loan up to the unpaid principal balance of such junior mortgage loan, and then, to the CBA A-Note underlying mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" and "The Series 2006-C1 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the
                                 Certificates--Advances" in the accompanying prospectus.

REPORTS TO
   CERTIFICATEHOLDERS.........   On each distribution date, the trustee will
                                 provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2006-C1 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties. The trustee will also make available to the registered holders of the offered certificates, via its website initially located at "www.ctslink.com," any report at our request.

                                 You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls (for all properties other than residential cooperative properties) and property inspection reports, to the extent received by the trustee.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus supplement.

SALE OF DEFAULTED LOANS.......   If any mortgage loan in the issuing entity
                                 becomes delinquent as to any balloon payment or becomes 60 days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the series 2006-C1 directing certificateholder or the applicable special servicer may, at its option, purchase that underlying mortgage loan from the issuing entity at the price and on the terms described under "The Series 2006-C1 Pooling and Servicing
                                 Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

REPURCHASE OBLIGATION.........   If a mortgage loan seller has been notified of
                                 a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any foreclosure property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2006-C1 certificates, then that mortgage loan seller will be required to either cure such breach or defect, repurchase the affected underlying mortgage loan from the issuing entity or substitute the affected underlying mortgage loan with another mortgage loan. If the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 related mortgage loan seller opts to repurchase the affected underlying mortgage loan, such repurchase would have the same effect on the offered certificates as a prepayment in full of such underlying mortgage loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Underlying Mortgage Loans--Representations and Warranties" in this prospectus supplement.

OPTIONAL TERMINATION..........   Various parties will each in turn, according to
                                 the order listed in this prospectus supplement under "The Series 2006-C1 Pooling and Servicing
                                 Agreement--Termination," have the option to purchase all of the underlying mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2006-C1 certificateholders, based on collections and advances of principal on those underlying mortgage loans previously distributed, and losses on those underlying mortgage loans previously allocated, to the series 2006-C1 certificateholders, is less than 1.0% of the initial mortgage pool balance.

                                 In the event that any party so entitled
                                 exercises this option, the issuing entity will terminate and all outstanding offered certificates will be retired, as described in more detail under "The Series 2006-C1 Pooling and Servicing Agreement--Termination" in this prospectus supplement.

                                 Following the date on which the total principal balance of the offered certificates and the class G, class H, class J and class K certificates is reduced to zero, the issuing entity may also be terminated in connection with an exchange of all the remaining series 2006-C1 certificates (other than the class R and V certificates) for all the mortgage loans and foreclosure properties in the issuing entity at the time of the exchange.

DENOMINATIONS.................   The offered certificates will be issuable in
                                 registered form, in the denominations set forth under "Description of the Offered
                                 Certificates--Registration and Denominations" in this prospectus supplement.

CLEARANCE AND SETTLEMENT......   You will initially hold your offered
                                 certificates through The Depository Trust
                                 Company, in the United States, or Clearstream
                                 Banking, Luxembourg or The Euroclear System, in
                                 Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                                 Denominations" in this prospectus supplement and "Description of the
                                 Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
   CONSEQUENCES...............   The trustee or its agent will make elections to
                                 treat designated portions of the assets of the issuing entity as multiple separate real estate mortgage investment conduits under sections
                                 860A through 860G of the Internal Revenue Code of 1986. There will be the following REMICs:

                                 o    a single loan REMIC (the "Carlton Court
                                      Apartments Loan REMIC"), which will
                                      generally consist of the Carlton Court

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      Apartments underlying mortgage loan,
                                      proceeds thereof and a beneficial interest in any related mortgaged real property acquired by the issuing entity following a borrower default;

                                 o    REMIC I, which will consist of, among
                                      other things--

                                      1.   the regular interests in the Carlton
                                           Court Apartments Loan REMIC,

                                      2.   the underlying mortgage loans (other
                                           than the Carlton Court Apartments
                                           mortgage loan), and

                                      3.   any mortgaged real properties (other
                                           than any beneficial interest in any
                                           mortgaged real property that may be
                                           acquired following a default by the
                                           borrower under the Carlton Court
                                           Apartments mortgage loan) that may be
                                           acquired by the issuing entity
                                           following a borrower default,

                                      but will exclude collections of additional interest accrued and deferred as to payment with respect to each underlying mortgage loan with an anticipated repayment date that remains outstanding past that date; and

                                 o    REMIC II, which will hold the regular
                                      interests in REMIC I.

                                 Any assets not included in a REMIC will
                                 constitute one or more grantor trusts for U.S. federal income tax purposes.

                                 The offered certificates will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for U.S. federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trusts referred to above.

                                 For a description of the tax opinions that our counsel will be issuing on the closing date and a more detailed discussion of the U.S. federal income tax aspects of investing in the offered certificates, see "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS..........   The acquisition of an offered certificate by an
                                 employee benefit plan or other plan or
                                 arrangement subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or to
                                 section 4975 of the Internal Revenue Code of 1986, as amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                 We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                 o    Title I of ERISA, or

                                 o    Section 4975 of the Internal Revenue Code,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon an individual prohibited

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 transaction exemption granted to Credit Suisse Securities (USA) LLC by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code or applicable similar law. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

RATINGS.......................   It is a condition to the issuance of the
                                 offered certificates that they receive the following credit ratings from any and all of the following rating agencies:

                                               S&P   FITCH
                                               ---   -----
                                 Class A-1     AAA    AAA
                                 Class A-2     AAA    AAA
                                 Class A-3     AAA    AAA
                                 Class A-AB    AAA    AAA
                                 Class A-4     AAA    AAA
                                 Class A-1-A   AAA    AAA
                                 Class A-M     AAA    AAA
                                 Class A-J     AAA    AAA
                                 Class B       AA+    AA+
                                 Class C        AA    AA
                                 Class D       AA-    AA-
                                 Class E        A+    A+
                                 Class F        A      A

                                 The rated final distribution date for each class of offered certificates is the distribution date occurring in February 2039. For a description of the limitations of the ratings of the offered certificates, see "Rating."

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                 If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.

                                 You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS.....   The rate and timing of payments and other
                                 collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate.
                                 In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. Additionally, certain classes of offered certificates will be affected by the rate and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 timing of payments and collections of principal of the underlying mortgage loans.

                                 Holders of the class A-1, A-2, A-3, A-AB and
                                 A-4 certificates will be affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 2.

                                 Holders of the class A-1-A certificates will be affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 1.

                                 The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                 See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus. Consult your legal advisor as to the appropriate characterization of the offered certificates under any legal investment restrictions applicable to you.

                          THE UNDERLYING MORTGAGE LOANS

GENERAL.......................   We intend to include the 417 underlying
                                 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the issuing entity. With respect to the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Saint Louis Galleria, references to "underlying mortgage loans" in this prospectus supplement include only the Saint
                                 Louis Galleria underlying mortgage loan (and not the three (3) junior Saint Louis Galleria outside-the-issuing entity mortgage loans). In this section, "--The Underlying Mortgage
                                 Loans," we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                 o    "Description of the Underlying Mortgage
                                      Loans";

                                 o    "Risk Factors--Risks Related to the
                                      Underlying Mortgage Loans";

                                 o    Exhibit A-1--Characteristics of the
                                      Underlying Mortgage Loans and the Related
                                      Mortgaged Real Properties; and

                                 o    Exhibit A-2--Mortgage Pool Information.

                                 For purposes of calculating distributions on the respective classes of series 2006-C1 certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                                 o    Loan group no. 1, which will consist of
                                      all but two (2) of the mortgage loans that are secured in part or in whole by property types other than multifamily and manufactured housing together with one (1) mortgage loan that is secured in part by multifamily properties. Loan group no. 1 will consist of 257

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      mortgage loans, with an initial loan group no. 1 balance of $2,426,984,875, representing approximately 80.75% of the initial mortgage pool balance and approximately 80.80% of the initial net mortgage pool balance.

                                 o    Loan group no. 2, which will consist of
                                      all but one (1) of the mortgage loans that are secured in whole or in part by multifamily and manufactured housing property types, and two (2) mixed use properties that each have a multifamily component. Loan group no. 2 will consist of 160 mortgage loans, with an initial loan group no. 2 balance of $578,447,347, representing approximately 19.25% of the initial mortgage pool balance, and an initial net loan group no. 2 balance of $576,577,347, representing approximately
                                      19.20% of the initial net mortgage pool
                                      balance. The initial net loan group no. 2
                                      balance is the initial loan group no. 2
                                      balance, exclusive of the portion of the cut-off principal balance of the one (1) underlying mortgage loan represented by the class CCA certificate, as of the date of initial issuance of the series 2006-C1 certificates.

                                 Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                                 When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the issuing entity, please note that--

                                 o    All numerical information provided with
                                      respect to the mortgage loans is provided on an approximate basis.

                                 o All weighted average information provided with respect to the underlying mortgage loans or any sub-group thereof reflects a weighting based on their respective cut-off date principal balances (or, in the case of the Carlton Court Apartments underlying mortgage loan, unless specifically indicated otherwise, on its cut-off date principal balance as reduced by the portion thereof represented by the class CCA certificates as of the issue date). We will transfer the cut-off date principal balance for each of the underlying mortgage loans to the issuing entity. We show the cut-off date principal balance for each of the underlying mortgage loans (or, in the case of the Carlton Court Apartments underlying mortgage loan, its cut-off date principal balance as reduced by the portion thereof represented by the class CCA certificates as of the issue date) on Exhibit A-1 to this prospectus supplement.

                                 o In calculating the respective cut-off date principal balances of the underlying mortgage loans, we have assumed that--

                                      1.   all scheduled payments of principal
                                           and/or interest due on those mortgage
                                           loans on or before their respective
                                           due dates in March 2006 are timely
                                           made, and

                                      2.   there are no prepayments or other
                                           unscheduled collections of principal
                                           with respect to any of those mortgage
                                           loans during the period from its due
                                           date in February 2006 up to and
                                           including its due date in March 2006.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 o Whenever we refer to the following terms in this prospectus supplement, we intend for them to have the respective meanings specified below:

                                      1.   initial mortgage pool balance -- the
                                           total cut-off date principal balance
                                           of the entire mortgage pool;

                                      2.   initial net mortgage pool balance --
                                           the initial mortgage pool balance,
                                           exclusive of the portion of the
                                           cut-off date principal balance of the
                                           Carlton Court Apartments underlying
                                           mortgage loan represented by the
                                           class CCA certificates as of the
                                           issue date;

                                      3.   initial loan group no. 1 balance --
                                           the total cut-off date principal
                                           balance of all of loan group no. 1;

                                      4.   initial loan group no. 2 balance --
                                           the total cut-off date principal
                                           balance of all of loan group no. 2;
                                           and

                                      5.   initial net loan group no. 2 balance
                                           -- the initial loan group no. 2
                                           balance, exclusive of the portion of
                                           the cut-off date principal balance of
                                           the Carlton Court Apartments
                                           underlying mortgage loan represented
                                           by the class CCA certificates as of
                                           the issue date.

                                 o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans. When information with respect to the mortgaged real properties is expressed as a percentage of the initial net mortgage pool balance or the initial net loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans (reduced, in the case of the Carlton Court Apartments underlying mortgage loan, by that portion of its cut-off date principal balance represented by the class CCA certificates as of the issue date).

                                 o Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" and "--Significant Mortgage Loans--Saint Louis Galleria" in this prospectus supplement, none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the issuing entity.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 o    In some cases, an individual underlying
                                      mortgage loan is secured by multiple
                                      mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                      1.   relative appraised values,

                                      2.   relative underwritten net cash flow,
                                           or

                                      3.   prior allocations reflected in the
                                           related loan documents.

                                 o In some cases, an individual mortgage loan is secured by additional collateral that will be released upon satisfaction of certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan to value ratio may be calculated after netting out the letters of credit and/or holdback amounts.

                                 o If an underlying mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                                 o    Whenever we refer to a particular
                                      mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

                                 o    Statistical information regarding the
                                      underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                                 o The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each of those loan groups should also be analyzed when making an investment decision. See "--Additional Statistical Information" below.

SOURCE OF THE UNDERLYING
   MORTGAGE LOANS.............   We are not the originator of the underlying
                                 mortgage loans that we intend to include in the issuing entity. We will acquire those mortgage loans from four separate sellers. Each of the underlying mortgage loans was originated by--

                                 o the related mortgage loan seller from whom we are acquiring the mortgage loan,

                                 o an affiliate of the related mortgage loan seller,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 o    a correspondent in the related mortgage
                                      loan seller's or its affiliate's conduit lending program, or

                                 o another third party originator that sold such mortgage loan to a mortgage loan seller.

                                 The following table sets forth the number of underlying mortgage loans, and the percentage of initial net mortgage pool balance, that we will acquire from each of the mortgage loan sellers:

                                                                             NUMBER OF   % OF INITIAL NET
                                                                              MORTGAGE     MORTGAGE POOL
                                            MORTGAGE LOAN SELLER               LOANS          BALANCE
                                 -----------------------------------------   ---------   ----------------
                                 1. Column Financial, Inc.................      239            58.2%
                                 2. GMAC Commercial Mortgage Corporation..       45            26.4%
                                 3. KeyBank National Association..........       59             8.6%
                                 4. NCB, FSB..............................       74             6.8%
                                                                                ---           -----
                                 Total....................................      417           100.0%
                                                                                ===           =====


                                 For a description of the underwriting criteria for Column, see "The Sponsor" in the accompanying prospectus. For a description of the underwriting criteria for each additional sponsor, see "Description of the Sponsors" in this prospectus supplement.

PAYMENT AND OTHER TERMS.......   Each of the mortgage loans that we intend to
                                 include in the issuing entity is the obligation of a borrower to repay a specified sum with interest.

                                 Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for certain limited permitted encumbrances that are described herein. See also "Description of the Underlying Mortgage Loans--General" in this prospectus supplement.

                                 With limited exceptions, the mortgage loans that we intend to include in the issuing entity are nonrecourse. Most residential cooperative mortgage loans that we intend to include in the issuing entity are fully recourse to the borrower (however, in those cases, the borrower's principal asset is the related mortgaged real property). Even where a mortgage loan that we intend to include in the issuing entity is fully or partially recourse, however, we have generally not evaluated the creditworthiness of the subject obligor. Accordingly, even fully or partially recourse mortgage loans that we will include in the issuing entity should be considered nonrecourse. None of the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                 Each of the underlying mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS.................   Three hundred eighty-three (383) of the
                                 mortgage loans that we intend to include in the issuing entity, representing 96.4% of the initial net

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 mortgage pool balance, of which 237 mortgage loans are in loan group no. 1, representing 96.4% of the initial loan group no. 1 balance, and 146 mortgage loans are in loan group no. 2, representing 96.0% of the initial net loan group no. 2 balance, are balloon loans that provide for:

                                 o    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity or no amortization prior to stated maturity; and

                                 o a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED
   REPAYMENT DATES............   Sixteen (16) of the mortgage loans that we
                                 intend to include in the issuing entity, representing 2.7% of the initial net mortgage pool balance, and of which 15 mortgage loans are in loan group no. 1, representing 3.1% of the initial loan group no. 1 balance, and one
                                 (1) mortgage loan is in loan group no. 2, representing 1.0% of the initial net loan group no. 2 balance, provide material incentives to, but do not require, the related borrower to pay its mortgage loan in full by a specified date prior to stated maturity. We consider each such specified date to be the anticipated repayment date for the related underlying mortgage loan.
                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

FULLY AMORTIZING LOANS........   Eighteen (18) of the mortgage loans that we
                                 intend to include in the issuing entity, representing 1.0% of the initial net mortgage pool balance, of which five (5) mortgage loans are in loan group no. 1, representing 0.5% of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 2.9% of the initial net loan group no. 2 balance, each has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date. These 18 mortgage loans do not provide for any of the repayment incentives associated with mortgage loans with anticipated repayment dates.

MORTGAGE LOANS WITH
   INTEREST ONLY PERIODS......   Twenty-six (26) of the mortgage loans that we
                                 intend to include in the issuing entity, representing 5.9% of the initial net mortgage pool balance, of which nine (9) mortgage loans are in loan group no. 1, representing 5.2% of the initial loan group no. 1 balance, and 17 mortgage loans are in loan group no. 2, representing 8.9% of the initial net loan group no. 2 balance, do not provide for any amortization prior to the maturity date or, in the case of the ARD Loans, the anticipated repayment date. One hundred twenty-four (124) other mortgage loans that we intend to include in the issuing entity, representing 53.9% of the initial net mortgage pool balance, of which 84 mortgage loans are in loan group no. 1, representing 54.9% of the initial loan group no. 1 balance, and 40 mortgage loans are in loan group no. 2, representing 49.7% of the initial net loan group no. 2 balance, provide for an interest only period of between 1 and 60 months following origination.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CROSSED MORTGAGE LOANS,
CO-BORROWER MORTGAGE LOANS,
AND MULTI-PROPERTY MORTGAGE
LOANS.........................   The issuing entity will include 25 groups of
                                 mortgage loans that are cross-collateralized and cross-defaulted with each other, and loans made to borrowers that are affiliated. The table below identifies those crossed loans and affiliated borrowers.

                                                                                       NUMBER OF   % OF INITIAL
                                                                                        MORTGAGE   NET MORTGAGE
                                             PROPERTY/PORTFOLIO NAME(S)                  LOANS     POOL BALANCE
                                 ---------------------------------------------------   ---------   ------------
                                 1.  CWA Portfolio Pool A, CWA Portfolio
                                     Pool B and CWA Portfolio Pool C................       3           5.7%
                                 2.  Walgreens Pool 4/ DCWI IV, Walgreens
                                     Pool 5/ DCWI V and Walgreens Pool 6/
                                     DCWI VI........................................       3           2.0%
                                 3.  Colinas del Sol, Oyster Creek
                                     Apartments and The Arbors......................       3           2.0%
                                 4.  DR - Group I, DR - Group II, DR -
                                     Hampton Mercury Investment, DR -
                                     Kancov.........................................       4           1.5%
                                 5.  Embassy Suites Phoenix, Hilton Rialto
                                     Place Melbourne and Embassy Suites
                                     Schaumburg.....................................       3           1.5%
                                 6.  Capella I Shopping Center, Shops at
                                     Westar and Hanes Point Shopping Center.........       3           1.1%
                                 7.  Providence Pavilion and Vinings
                                     Village SC.....................................       2           1.0%
                                 8.  Holiday Inn & Staybridge Suites and
                                     Farmington Courtyard...........................       2           0.8%
                                 9.  Courtyard Chattanooga Downtown and
                                     TownPlace Suites Knoxville.....................       2           0.7%
                                 10. Cedar-Oakland Mills Village Center
                                     and Cedar-Jordan Lane Shopping Center..........       2           0.6%
                                 11. Pranke Portfolio,
                                     Pranke Durand Shopping
                                     Center, Pranke S. 76th
                                     Street Shopping Center,
                                     Pranke National Avenue
                                     Shopping Center, Pranke
                                     State Street Shopping
                                     Center, Pranke Oakland
                                     Avenue Shopping Center
                                     and Pranke University
                                     Avenue Shopping Center.........................       7           0.6%
                                 12. Lakeshore III, Royal Court Apts. and
                                     Abbington Crossing III Apartments..............       3           0.6%
                                 13. Tall Oaks Apartments and Salem Arms
                                     Apartments.....................................       2           0.5%
                                 14. Phoenix Ranch Market and Provenzano's
                                     Real Estate Portfolio..........................       2           0.4%
                                 15. Easton I, Easton II and Easton III.............       3           0.4%
                                 16. Comfort Inn - Newport News, VA and
                                     Fairfield Inn - Lumberton, NC..................       2           0.3%
                                 17. Cumberland Pointe Retail and Office
                                     Depot..........................................       2           0.3%
                                 18. Bowling Green Plaza and Copperas Cove
                                     Plaza..........................................       2           0.2%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                                       NUMBER OF   % OF INITIAL
                                                                                        MORTGAGE   NET MORTGAGE
                                             PROPERTY/PORTFOLIO NAME(S)                  LOANS     POOL BALANCE
                                 ---------------------------------------------------   ---------   ------------
                                 19. AIP - Intown (Bishop & Trabert), AIP
                                     - Perimeter (Hammermill & Goshen
                                     Springs), AIP - 2040 Steel Drive and
                                     AIP - 1122 Old Chattahoochee...................       4           0.2%
                                 20. Wei Wu, 4404-4414 University Avenue
                                     and 9610 Winter Gardens Boulevard..............       3           0.2%
                                 21. Boothbay Rite Aid, Dexter Rite Aid,
                                     Manchester Rite Aid and Milo Rite Aid..........       4           0.2%
                                 22. Lynnfield Centre and The Centre at North
                                     Reading........................................       2           0.2%
                                 23. Altamonte Promenade and Oak Forest Center......       2           0.1%
                                 24. 1477 Park Street and 1390-1400 Park Street.....       2           0.1%
                                 25. NC MHP Portfolio - Pine Terrace and NC MHP
                                     Portfolio - Lakeview...........................       2           0.1%

                                 The issuing entity will also include 23
                                 mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property mortgage loans.

                                                                                        NUMBER OF   % OF INITIAL
                                                                                       UNDERLYING   NET MORTGAGE
                                               PROPERTY/PORTFOLIO NAME(S)              PROPERTIES   POOL BALANCE
                                 ---------------------------------------------------   ----------   ------------
                                 1.  CWA Portfolio Pool A, CWA Portfolio
                                     Pool B and CWA Portfolio C.....................        22          5.7%
                                 2.  NEI Portfolio..................................        26          2.3%
                                 3.  Lane Portfolio.................................         3          1.4%
                                 4.  DR - Kancov....................................        23          0.7%
                                 5.  Walgreens Pool 6/ DCWI VI......................         4          0.7%
                                 6.  Walgreens Pool 5/ DCWI V.......................         5          0.7%
                                 7.  Walgreens Pool 4/ DCWI IV......................         5          0.6%
                                 8.  Holiday Inn & Staybridge Suites................         2          0.5%
                                 9.  The P&C Center & Oswego Plaza..................         2          0.4%
                                 10. Pullman Industrial.............................         2          0.4%
                                 11. DR - Group I...................................         5          0.3%
                                 12. DR - Hampton Mercury Investment................         8          0.3%
                                 13. Santa Barbara Hotel Portfolio I................         3          0.3%
                                 14. Pranke Portfolio...............................         5          0.2%
                                 15. DR - Group II..................................         5          0.2%
                                 16. Provenzano's Real Estate Portfolio.............         3          0.1%
                                 17. Pokras Properties..............................         2          0.1%
                                 18. Wei Wu.........................................         2          0.1%
                                 19. Swaranjit Mike Nijjar's MHP's (Part II)........         2          0.1%
                                 20. AIP - Intown (Bishop & Trabert)................         2          0.1%
                                 21. AIP - Perimeter (Hammermill & Goshen
                                     Springs).......................................         2          0.1%

                                 In reviewing each of the foregoing two tables, you should note that some of the underlying mortgage loans referred to in those tables allow

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 for the termination of the applicable
                                 cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance, through property substitution and/or upon the satisfaction of various underwriting criteria. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Enforceability of Cross-Collateralization Provisions May Be Challenged and the Benefits of these Provisions May Otherwise Be Limited" and "Description of the Underlying Mortgage
                                 Loans--Cross-Collateralized Mortgage Loans,
                                 Multi-Property Mortgage Loans and Mortgage
                                 Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE MORTGAGE LOANS.....   Three hundred eleven (311) of the mortgage
                                 loans that we intend to include in the issuing entity, representing 79.9% of the initial net mortgage pool balance, of which 226 mortgage loans are in loan group no. 1, representing
                                 82.2% of the initial loan group no. 1 balance, and 85 mortgage loans are in loan group no. 2, representing 70.2% of the initial net loan group no. 2 balance, permit the borrower to obtain the release of the related mortgaged real property - or, in the case of a crossed mortgage loan or multi-property mortgage loan, the release of one or more of the related mortgaged real properties - from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain non-callable
                                 U.S. government obligations. The U.S.
                                 government obligations must provide for
                                 payments that equal or exceed scheduled
                                 interest and principal payments due under the related mortgage note(s).

                                 In addition, four (4) of the mortgage loans that we intend to include in the issuing entity, representing 11.3% of the initial net mortgage pool balance, all of which mortgage loans are in loan group no. 1, representing 14.0% of the initial loan group no. 1 balance, permit the borrower to obtain the release of the related mortgaged real property either through the defeasance described in the preceding sentence or prepayment in full with the payment of a static prepayment premium.

                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans" in this prospectus supplement.

ADDITIONAL COLLATERAL MORTGAGE
LOANS.........................   Twenty-one (21) of the mortgage loans that we
                                 intend to include in the issuing entity, representing 6.7% of the initial net mortgage pool balance, of which 18 mortgage loans are in loan group no. 1, representing 7.7% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 2.3% of the initial net loan group no. 2 balance, are secured by letters of credit or cash reserves or a combination thereof in material amounts that in each such case:

                                 o will be released to the related borrower in whole or in part, upon satisfaction by the related borrower of certain performance related conditions (e.g., meeting debt service coverage ratio levels and/or satisfying leasing conditions); and

                                 o if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods (any such prepayment may or may not require that additional prepayment consideration, such as a

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      yield maintenance premium, also be due,
                                      and any such prepayment consideration may in some cases be paid out of the related additional collateral).

                                 In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (i.e., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

                                 Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $19,620,958.

                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS.................   Ninety-five (95) mortgage loans that we intend
                                 to include in the issuing entity, representing
                                 58.7% of the initial net mortgage pool balance, of which 87 mortgage loans are in loan group no. 1, representing 68.4% of the initial loan group no. 1 balance, and eight (8) mortgage loans are in loan group no. 2, representing
                                 17.8% of the initial net loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the types of lockboxes described under "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Lockboxes" in this prospectus supplement.

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS.........   Each underlying mortgage loan restricts
                                 voluntary prepayments in one or more of the following ways:

                                 o by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated; and/or

                                 o by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the underlying mortgage loan may be defeased; and/or

                                 o by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, and thereafter requiring that any voluntary principal prepayment made be accompanied by a prepayment premium or yield maintenance charge; and/or

                                 o by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a prepayment premium or yield maintenance charge.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 However, as described under "--Additional
                                 Collateral Mortgage Loans" above, some
                                 underlying mortgage loans may require partial principal prepayments during the related lock-out period due to failure of the related property to meet certain performance criteria.

                                 Further, as described under "Description of the Underlying Loans-Prepayment Provisions" in this prospectus supplement, one (1) mortgage loan permits specified partial prepayments without a prepayment premium or yield maintenance charge.

                                 In addition, the holders of the class CCA, certificates have the right to purchase the Carlton Court Apartments mortgage loan (both the pooled portion and the non-pooled portion) upon a default of the Carlton Court Apartments mortgage loan and under certain circumstances, which would be equivalent to the prepayment of such loan. See "Description of the Underlying Mortgage Loans--The Carlton Court Apartments Pooled and Non-Pooled Portions" in this prospectus supplement.

                                 Further, the holders of the three (3) junior
                                 Saint Louis Galleria outside-the-issuing entity fund mortgage loans will have the right to purchase the Saint Louis Galleria underlying mortgage loan under certain circumstances following a default under such mortgage, which would have the same effect on the offered certificates as a prepayment in full of such loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Saint Louis Galleria Mortgage Loan" in this prospectus supplement.

                                 The holder of each CBA outside-the-issuing entity mortgage loan will have the right to purchase the related CBA underlying mortgage loan under certain circumstances following a default under such mortgage loan, which would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that, in certain circumstances, such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                 The purchase of any underlying mortgage loan by any party that has an option or is otherwise entitled to purchase that loan from the issuing entity following default generally would have the same effect on the offered certificates as a prepayment, except that the required purchase price will not include or be accompanied by any prepayment premium or yield maintenance charge.

                                 Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans that currently prohibit voluntary prepayments:

                                 Maximum remaining lock-out or
                                    lock-out/defeasance period.....   220 months
                                 Minimum remaining lock-out or
                                    lock-out/defeasance period.....     6 months
                                 Weighted average remaining
                                    lock-out or lock-out/defeasance
                                    period.........................    97 months

                                 In general, the underlying mortgage loans that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment
                                 Provisions" in this prospectus supplement.

DELINQUENCY STATUS............   None of the mortgage loans that we intend to
                                 include in the issuing entity was 30 days or more delinquent in respect of any monthly debt service payment as of the related due date in March 2006.

ADDITIONAL STATISTICAL
INFORMATION

A. GENERAL CHARACTERISTICS....   The mortgage loans that we intend to include in
                                 the mortgage pool, loan group no. 1 and loan group no. 2, respectively, will have the following general characteristics as of their respective due dates in March 2006(1):

                                                    LOAN GROUP       LOAN GROUP
                                  MORTGAGE POOL        NO. 1           NO. 2
                                 --------------   --------------   -------------
Initial mortgage pool/loan
   group balance..............   $3,005,432,222   $2,426,984,875   $578,447,347
Initial net mortgage pool/loan
   group balance..............   $3,003,562,222   $2,426,984,875   $576,577,347
Number of underlying mortgage
   loans......................              417              257            160
Number of mortgaged real
   properties.................              527              366            161
Greatest cut-off date
   principal balance..........     $280,000,000     $280,000,000    $48,500,000
Smallest cut-off date
   principal balance..........         $169,143         $429,000       $169,143
Average cut-off date principal
   balance....................       $7,202,787       $9,443,521     $3,603,608
Highest annual mortgage
   interest rate..............          8.8200%          7.6500%        8.8200%
Lowest annual mortgage
   interest rate..............          4.4198%          4.4198%        4.9100%
Weighted average annual
   mortgage interest rate.....          5.6090%          5.6253%        5.5403%
Longest original term to
   maturity or anticipated
   repayment date.............       300 months       240 months     300 months
Shortest original term to
   maturity or anticipated
   repayment date.............        60 months        60 months      60 months
Weighted average original term
   to maturity or anticipated
   repayment date.............       112 months       110 months     122 months
Longest remaining term to
   maturity or anticipated
   repayment date.............       235 months       224 months     235 months
Shortest remaining term to
   maturity or anticipated
   repayment date.............        35 months        35 months      35 months
Weighted average remaining
   term to maturity or
   anticipated repayment
   date.......................       107 months       106 months     113 months
Highest debt service coverage
   ratio, based on
   underwritten net cash
   flow.......................           87.32x            4.80x         87.32x
Lowest debt service coverage
   ratio, based on
   underwritten net cash
   flow.......................            1.11x            1.11x          1.13x
Weighted average debt service
   coverage ratio, based
   on underwritten net cash
   flow.......................            1.91x            1.47x          3.77x
Highest cut-off date
   loan-to-value ratio........            85.6%            85.6%          80.0%
Lowest cut-off date
   loan-to-value ratio........             0.3%            14.4%           0.3%
Weighted average cut-off date
   loan-to-value ratio........            63.0%            64.3%          57.5%

----------
(1) The Carlton Court Apartments mortgage loan will be deemed to consist of two portions: the Carlton Court Apartments pooled portion and the Carlton Court Apartments non-pooled portion. The initial pool balance and mortgage pool include only the Carlton Court Apartments pooled portion.

                                 In reviewing the foregoing table, please note that:

                                 o Unless specifically indicated otherwise, all statistical information with respect to the Carlton Court Apartments underlying mortgage loan, including principal balances, interest rates, loan-to-value ratios and debt service coverage

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      ratios, is being presented (including in the foregoing table) as if:

                                      1.   the portion of the Carlton Court
                                           Apartments underlying mortgage loan
                                           represented by the class A-X, A-1,
                                           A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J,
                                           B, C, D, E, F, G, H, J, K, L, M, N,
                                           O, P, Q and S certificates is one (1)
                                           mortgage loan (with a 5.55% per annum
                                           mortgage interest rate) that is
                                           included in the issuing entity; and

                                      2.   the portion of the Carlton Court
                                           Apartments underlying mortgage loan
                                           represented by the class CCA
                                           certificates is a separate
                                           subordinated mortgage loan (with a
                                           5.55% per annum mortgage interest
                                           rate), that is not included in the
                                           issuing entity.

                                 o The cut-off date loan-to-value ratio and the underwritten debt service coverage ratio for the Carlton Court Apartments underlying mortgage loan, including the portion represented by the class CCA certificates, are 76.7% and 1.16x, respectively. The debt service for the Carlton Court Apartments underlying mortgage loan, including the portion represented by the class CCA certificates, is based on a coupon of 5.55% per annum.

                                 o The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Saint Louis Galleria secures, on a subordinated basis, three (3) junior mortgage loans, with a total cut-off date principal balance of $71,308,911, that will NOT be included in the issuing entity. Those three (3) junior Saint Louis Galleria outside-the-issuing entity mortgage loans are PARI PASSU relative to each other in right of payment. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the Saint Louis Galleria underlying mortgage loan will be calculated, unless expressly indicated otherwise, without regard to the three (3) junior Saint Louis Galleria outside-the-issuing entity mortgage loans.

                                 o In the case of six (6) of the underlying mortgage loans, representing 2.4% of the initial net mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note, but which junior debt is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those six (6) underlying mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. Those six (6) underlying mortgage loans are in addition to the Saint Louis Galleria underlying mortgage loan. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                 o    The appraised value of a residential
                                      cooperative property is based on the
                                      market value of such residential
                                      cooperative property assuming operation as a residential cooperative. This value is determined by appraisal and, in general, equals the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      gross sellout value of all cooperative
                                      units in such residential cooperative
                                      property (applying a discount as
                                      determined by the appraiser for rent
                                      regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property.

                                 o    The underwritten net cash flow for a
                                      residential cooperative property is based on projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

                                 o    The underwritten net cash flow for any
                                      mortgaged real property is an estimated
                                      number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

B. GEOGRAPHIC CONCENTRATION...   Mortgaged real properties representing more
                                 than 10% of the initial mortgage pool balance are located in each of New York and California.
                                 The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties located in these states:

                                                    NUMBER OF     % OF INITIAL
                                                 MORTGAGED REAL   NET MORTGAGE
                                     STATE         PROPERTIES     POOL BALANCE
                                 -------------   --------------   ------------
                                 New York.....         84             17.5%
                                 California...         67             13.5%

                                 The remaining mortgaged real properties with respect to the mortgage pool are located throughout 41 other states and the District of Columbia. No more than 10.0% of the initial net mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

                                 See "Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located in New York and California."

                                 Fifty-seven (57) of the California properties, securing 9.8% of the initial net mortgage pool balance, are located in southern California - areas with zip codes of 93600 or below - and ten (10) of the California properties, securing 3.7% of the initial net mortgage pool balance, are located in northern California - areas with zip codes above 93600.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

C. PROPERTY TYPES.............   The table below shows the number of, and
                                 percentage of the initial net mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                  % OF INITIAL
                                                      NUMBER OF   NET MORTGAGE
                                   PROPERTY TYPE     PROPERTIES   POOL BALANCE
                                 -----------------   ----------   ------------
                                 Retail...........       217          39.0%
                                 Office...........        60          25.8%
                                 Multifamily(1)...       165          19.1%
                                 Hotel............        34          10.7%
                                 Industrial.......        23           2.1%
                                 Mixed Use........        16           2.0%
                                 Self Storage.....         9           1.0%
                                 Other............         3           0.4%
                                                         ---         -----
                                 TOTAL............       527         100.0%
                                                         ===         =====

                                 ----------
                                 (1)  Multifamily properties include
                                      conventional rental properties,
                                      manufactured housing properties and
                                      residential cooperative properties.

                                 See "Risk Factors" in this prospectus
                                 supplement.

D. ENCUMBERED INTERESTS.......   The table below shows the number of, and
                                 percentage of the initial net mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                 ENCUMBERED INTEREST                % OF INITIAL
                                   IN THE MORTGAGED     NUMBER OF   NET MORTGAGE
                                    REAL PROPERTY      PROPERTIES   POOL BALANCE
                                 -------------------   ----------   ------------
                                 Fee................       519          98.4%
                                 Leasehold..........         6           1.3%
                                 Fee/Leasehold......         2           0.4%
                                                           ---         -----
                                 TOTAL..............       527         100.0%
                                                           ===         =====

                                 In circumstances where both the fee and
                                 leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. SIGNIFICANT MORTGAGE
LOANS.........................   The ten (10) largest mortgage loans that we
                                 intend to include in the issuing entity
                                 represent 33.7% of the initial net mortgage pool balance. See "Description of the Underlying Mortgage Loans--Significant Mortgage
                                 Loans" in this prospectus supplement.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the issuing entity are secured by the following income-producing property types:

     o multifamily properties, including conventional rental properties, manufactured housing properties and residential cooperative properties;

     o    anchored, including shadow anchored, and unanchored retail properties;

     o    mixed use properties;

     o    office properties;

     o    limited service and full service hotel properties;

     o    self storage properties; and

     o    industrial properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the issuing entity. The primary assets of the issuing entity will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

     o    any governmental entity;

     o    any private mortgage insurer;

     o    us;

     o    any sponsor;

     o    any mortgage loan seller;

     o    any master servicer;

     o    any special servicer;

     o    any primary servicer;

     o    any sub-servicer of a master servicer or a special servicer;

     o    the trustee; or

     o    any of their respective affiliates.

     With respect to certain of the underlying mortgage loans, the issuing entity will have the benefit of certain environmental insurance policies. See "Description of the Underlying Mortgage Loans--Underwriting
Matters--Environmental Insurance" in this prospectus supplement.

     REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED REAL PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED REAL PROPERTY, WHICH MAY FLUCTUATE OVER TIME. Except for certain of the mortgage loans secured by residential cooperative properties and certain other underlying mortgage loans, the mortgage loans that we intend to include in the issuing entity are, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans (other than, in many (but not all) cases, a default resulting from voluntary bankruptcy, fraud or willful misconduct), there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the issuing entity will ultimately recover any amounts in addition to the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Repayment of loans secured by residential cooperative properties typically depends upon the payments received by the cooperative corporation from its tenants/shareholders and any special assessments levied against the tenant/shareholder.

     Payment on each underlying mortgage loan may also depend on:

     o with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the underlying mortgage loan; and/or

     o in the event of a default under the underlying mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     Three hundred eighty-three (383) of the mortgage loans that we intend to include in the issuing entity, representing 96.4% of the initial net mortgage pool balance, of which 237 mortgage loans are in loan group no. 1, representing 96.4% of the initial loan group no. 1 balance, and 146 mortgage loans are in loan group no. 2, representing 96.0% of the initial net loan group no. 2 balance, are balloon loans; and 16 of the mortgage loans that we intend to include in the issuing entity, representing 2.7% of the initial net mortgage pool balance, of which 15 mortgage loans are in loan group no. 1, representing 3.1% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 1.0% of the initial net loan group no. 2 balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Three hundred fifty (350) of these mortgage loans, representing 75.6% of the initial net mortgage pool balance, of which 226 mortgage loans are in loan group no. 1, representing 74.4% of the initial loan group no. 1 balance, and 124 mortgage loans are in loan group no. 2, representing 80.8% of the initial net loan group no. 2 balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from April 2015 through March 2016, inclusive. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     o    the ability to cover debt service;

     o the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

     o    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     o national, regional and local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     o    increase in vacancy rates;

     o changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     o the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     o increases in operating expenses at the mortgaged real property and in relation to competing properties;

     o the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     o a decline in rental rates as leases are renewed or entered into with new tenants;

     o the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     o creditworthiness of tenants, a decline in the financial condition of a major tenant or tenant defaults;

     o the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     o dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    demographic factors;

     o retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     o capable management and adequate maintenance for the related mortgaged real property;

     o    location of the related mortgaged real property;

     o    proximity and attractiveness of competing properties;

     o if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     o    in the case of rental properties, the rate at which new rentals occur;

     o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     o the age, construction, quality and design of the related mortgaged real property; and

     o whether the related mortgaged real property is readily convertible to alternative uses.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Two hundred seventeen (217) mortgaged real properties, securing mortgage loans that represent 39.0% of the initial net mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    tenants' sales;

     o    the rights of certain tenants to terminate their leases;

     o    tenant mix;

     o the ability of the management team to effectively manage the subject property;

     o    whether the subject property is in a desirable location;

     o the physical condition and amenities of the subject building in relation to competing buildings;

     o competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     o whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     o    the financial condition of the owner of the subject property.

     We consider 107 of the subject retail properties, securing mortgage loans that represent 29.3% of the initial net mortgage pool balance, to be anchored, including shadow anchored; and 110 of the subject retail properties, securing mortgage loans that represent 9.7% of the initial net mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies and, therefore, that space is not part of the collateral.

     In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchor, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchor may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Sixty (60) mortgaged real properties, securing mortgage loans that represent 25.8% of the initial net mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    accessibility from surrounding highways/streets;

     o the ability of the management team to effectively manage the subject property;

     o the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     o whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     o    the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING (BUT EXCLUDING FOR THIS PURPOSE, MULTIFAMILY RESIDENTIAL COOPERATIVE PROPERTIES), THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. Ninety-five (95) mortgaged real properties, securing mortgage loans that represent 14.1% of the initial net mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties (but excluding for this purpose, multifamily residential cooperative properties). A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

     o the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     o the physical condition and amenities, including access to transportation, of the subject property in relation to competing properties;

     o    the subject property's reputation;

     o in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing,

          (i) the reliance on the financial well-being of the college or university to which it relates,

          (ii) competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and

          (iii) that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o    local factory or other large employer closings;

     o the location of the property, for example, a change in the neighborhood over time;

     o the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     o the ability of the management team to effectively manage the subject property;

     o the ability of the management to provide adequate maintenance and insurance;

     o compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits and whether such subsidies or vouchers may be used at other properties;

     o    distance from employment centers and shopping areas;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payment or a reduction in occupancy level;

     o    the financial condition of the owner of the subject property; and

     o government agency rights to approve the conveyance of such mortgaged real properties could potentially interfere with the foreclosure or execution of a deed in lieu of foreclosure of such properties.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the issuing entity are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some of the mortgaged real properties have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. There is no assurance that such programs will be continued in their present form or that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Some of the mortgaged real properties that will secure mortgage loans that we intend to include in the issuing entity entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. Section 42 of the Internal Revenue Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

     The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY HOTEL PROPERTIES, THEREBY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF THE HOTEL PROPERTIES. Thirty-four (34) of the mortgaged real properties, securing mortgage loans that represent 10.7% of the initial net mortgage pool balance, are primarily used for hotels. Decreases in room rates or occupancy at a hotel property could adversely affect the value and successful operation of the hotel. Room rates and occupancy levels may depend upon the following factors:

     o the proximity of a hotel property to major population centers or attractions;

     o adverse local, regional or national economic conditions or the existence or construction of competing hotel properties. Because hotel rooms typically are rented for short periods of time, the performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties;

     o a hotel property's ability to attract customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged real property occurs;

     o in many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

     o limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over-building could occur.

     Hotel properties also face risks related to their specialized function, including:

     o conversions to alternate uses may not be able to be achieved in a timely or cost-effective manner;

     o borrower may be required to expend continuing amounts on modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives; and

     o the relative illiquidity of hotel investments limits the ability of borrowers and property managers to respond to changes in economic or other conditions in a timely or successful manner.

     The viability of hotel properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark, and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trust may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Hospitality Properties" in the accompanying prospectus.

     CERTAIN OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RESIDENTIAL COOPERATIVE PROPERTIES, THEREBY MATERIALLY EXPOSING THE OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RESIDENTIAL COOPERATIVE PROPERTIES. Seventy (70) mortgaged real properties securing mortgage loans that represent 5.0% of the initial net mortgage pool balance, are residential cooperative properties.

     A number of factors may adversely affect the value and successful operation of a residential cooperative property. In addition to a majority of the factors listed above as risks associated with the performance of multifamily rental properties (which are similarly applicable to multifamily properties operated as residential cooperative properties) additional factors include:

     o the ability of tenants to remain in a residential cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

     o the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

     o the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation's mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

     o the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

     o that, upon foreclosure, in the event a residential cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

     A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation's mortgage loan, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Cooperatively-Owned Apartment Buildings" in the accompanying prospectus.

     For mortgage pool concentration by property type, see "Description of the Underlying Mortgage Loans--General" in this prospectus supplement.

     THE BANKRUPTCY OF A DEPOSITOR OR A SELLER MAY DELAY OR REDUCE COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. Although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity could be deemed to be a creditor of the related mortgage loan seller rather than an owner of the underlying mortgage loans. See "Description of the Issuing Entity" in this prospectus supplement.

     PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     o    operating the property and providing building services;

     o    establishing and implementing the rental structure;

     o    managing operating expenses;

     o    responding to changes in the local market; and

     o advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     We, the underwriters, the sponsors and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     RELIANCE ON A SINGLE OR MAJOR TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Seventy-one (71) mortgaged real properties, securing 6.9% of the initial net mortgage pool balance, are each leased by a single tenant. In addition, 66 other mortgaged real properties, securing 9.3% of the initial net mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan. In such circumstances, the deterioration of the financial condition of the tenant can be particularly significant, the impact to the financial condition of the borrower due to the absence or reduction in operating income or rental income may be severe, and an increased period of time may be required to re-lease the space or substantial costs may be incurred to modify the space to satisfy the needs of replacement tenants.

     OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH RESPECT TO MORTGAGED REAL PROPERTIES. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property or right of first offer to purchase all or a portion of the mortgaged real property or such rights may be conferred by statute. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the future proceeds from any sale of that mortgaged real property.

     CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. Certain of the mortgage loans that we intend to include in the issuing entity are secured by a mortgaged real property that consists of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the issuing entity that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. For example, a mortgaged real property may not be readily convertible due to restrictive covenants applicable to a mortgaged real property subject to a condominium regime. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. Certain transfers of condominium units may require filings with state agencies or other governmental authorities. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2006-C1 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

     LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the issuing entity have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans (or groups of cross-collateralized mortgage loans) that are to be included in the issuing entity.

                           TEN LARGEST MORTGAGE LOANS

                                                                % OF INITIAL NET
                                              CUT-OFF DATE          MORTGAGE
        PROPERTY/PORTFOLIO NAME             PRINCIPAL BALANCE     POOL BALANCE
-----------------------------------------   -----------------   --------------
230 Park Avenue..........................      $280,000,000            9.3%
Saint Louis Galleria.....................      $178,272,278            5.9%
CWA Portfolio............................      $169,820,000            5.7%
   CWA Portfolio Pool B..................      $ 58,630,000            2.0%
   CWA Portfolio Pool A..................      $ 56,110,000            1.9%
   CWA Portfolio Pool C..................      $ 55,080,000            1.8%
8201 Greensboro Drive....................      $ 76,000,000            2.5%
NEI Portfolio............................      $ 70,000,000            2.3%
Montgomery Park I........................      $ 65,000,000            2.2%
Colinas Del Sol..........................      $ 48,500,000            1.6%
Lane Portfolio...........................      $ 42,800,000            1.4%
Westgate West............................      $ 41,000,000            1.4%
Residence Inn by Marriott Capitol Hill...      $ 40,500,000            1.3%

     MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the issuing entity were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     o financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     o the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

     See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement. The following chart lists the related borrower loans that are to be included in the issuing entity.

                             RELATED BORROWER LOANS

                                                                                     % OF INITIAL NET
             PROPERTY/PORTFOLIO NAME                            CUT-OFF BALANCE    MORTGAGE POOL BALANCE
------------------------------------------------------------    ---------------    ---------------------
1.   CWA Portfolio Pool A, CWA Portfolio Pool B and CWA
     Portfolio Pool C.......................................     $169,820,000              5.7%
2.   Walgreens Pool 4/ DCWI IV, Walgreens Pool 5/ DCWI V
     and Walgreens Pool 6/ DCWI VI..........................     $ 60,545,000              2.0%
3.   Colinas del Sol, Oyster Creek Apartments and The
     Arbors.................................................     $ 58,580,000              2.0%
4.   DR - Group I, DR - Group II, DR - Hampton Mercury
     Investment, DR - Kancov................................     $ 44,897,429              1.5%
5.   Embassy Suites Phoenix, Hilton Rialto Place
     Melbourne and Embassy Suites Schaumburg................     $ 43,678,596              1.5%
6.   Capella I Shopping Center, Shops at Westar and Hanes
     Point Shopping Center..................................     $ 34,087,500              1.1%

                                                                                     % OF INITIAL NET
             PROPERTY/PORTFOLIO NAME                            CUT-OFF BALANCE    MORTGAGE POOL BALANCE
------------------------------------------------------------    ---------------    ---------------------
7.   Providence Pavilion and Vinings Village SC.............      $29,650,000              1.0%
8.   Holiday Inn & Staybridge Suites and Farmington
     Courtyard..............................................      $23,971,801              0.8%
9.   Courtyard Chattanooga Downtown and TownPlace Suites
     Knoxville..............................................      $20,171,637              0.7%
10.  Cedar-Oakland Mills Village Center and Cedar -
     Jordan Lane Shopping Center............................      $18,987,019              0.6%
11.  Pranke Portfolio, Pranke Durand Shopping Center,
     Pranke S. 76th Street Shopping Center, Pranke
     National Avenue Shopping Center, Pranke State Street
     Shopping Center, Pranke Oakland Avenue Shopping
     Center and Pranke University Avenue Shopping Center....      $17,825,000              0.6%
12.  Lakeshore III, Royal Court Apts. And Abbington
     Crossing III Apartments................................      $16,700,000              0.6%
13.  Tall Oaks Apartments and Salem Arms Apartments.........      $13,581,101              0.5%
14.  Phoenix Ranch Market and Provenzano's Real Estate
     Portfolio..............................................      $13,259,119              0.4%
15.  Easton I, Easton II and Easton III.....................      $10,764,907              0.4%
16.  Comfort Inn - Newport News, VA and Fairfield Inn -
     Lumberton, NC..........................................      $10,304,895              0.3%
17.  Cumberland Pointe Retail and Office Depot..............      $ 8,991,488              0.3%
18.  Bowling Green Plaza and Copperas Cove Plaza............      $ 7,335,016              0.2%
19.  AIP - Intown (Bishop & Trabert), AIP - Perimeter
     (Hammermill & Goshen Springs), AIP - 2040 Steel
     Drive and AIP - 1122 Old Chattahoochee.................      $ 6,940,376              0.2%
20.  Wei Wu, 4404-4414 University Avenue and 9610 Winter
     Gardens Boulevard......................................      $ 5,756,860              0.2%
21.  Boothbay Rite Aid, Dexter Rite Aid, Manchester Rite
     Aid and Milo Rite Aid..................................      $ 5,344,541              0.2%
22.  Lynnfield Centre and The Centre at North Reading.......      $ 5,269,423              0.2%
23.  Altamonte Promenade and Oak Forest Center..............      $ 3,192,369              0.1%
24.  1477 Park Street and 1390-1400 Park Street.............      $ 2,471,863              0.1%
25.  NC MHP Portfolio - Pine Terrace and NC MHP Portfolio
     - Lakeview.............................................      $ 2,344,594              0.1%

     ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Twenty-five (25) of the mortgage groups that we intend to include in the issuing entity, representing 21.1% of the initial net mortgage pool balance, are secured by multiple real properties or to co-borrowers, through cross-collateralization with other mortgage loans that are to be included in the issuing entity or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance and avoided if a court were to determine that:

     o such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with unreasonably small capital, or was not able to pay its debts as they matured, and

     o the borrower did not, when it allowed its mortgaged real property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged real property for the equal benefit of the other borrower.

     If the lien is avoided, the lender would lose the benefits afforded by such lien.

     In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, property substitution or partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Moreover, one (1) group of cross-collateralized mortgage loans and ten (10) individual multi-property mortgage loans that we intend to include in the issuing entity, collectively representing 13.3% of the initial net mortgage pool balance, are each secured by mortgaged real properties located in multiple states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

     A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE ISSUING ENTITY'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by other subordinate or pari passu debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw on the letter of credit by the lender.

     The existence of other debt could:

     o adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     o adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     o    complicate bankruptcy proceedings; and

     o    delay foreclosure on the related mortgaged real property.

     In addition, in the case of one (1) mortgage loan that we intend to include in the issuing entity, representing 5.9% of the initial net mortgage pool balance, and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Saint Louis Galleria, the holders of the three (3) junior Saint Louis Galleria outside-the-issuing entity mortgage loans secured by Saint Louis Galleria have the following rights which may be exercised by one or all of the holders through a designee:

     o the right to consult with the applicable servicing parties with respect to various servicing actions affecting the subject underlying mortgage loan;

     o the right to purchase the subject underlying mortgage loan under various default scenarios;

     o the right to cure various events of default under the subject underlying mortgage loan; and

     o the right to remove the special servicer with or without cause and appoint a replacement special servicer.

     The party or parties entitled to exercise or participate in the exercise of the rights described in the preceding paragraph may have interests that conflict with the interests of the holders of the series 2006-C1 certificates.

     See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Saint Louis Galleria Mortgage Loan" in this prospectus supplement.

     MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. The principals of the borrowers under 12 of the mortgage loans, which collectively represent 15.0% of the initial net mortgage pool balance, have mezzanine debt. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the issuing entity pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     o depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

     o if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the issuing entity as to which mezzanine financing exists or is permitted to be incurred.

     SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the issuing entity are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. Moreover, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. In addition, the organizational documents for the borrowers under the residential cooperative mortgage loans in the issuing entity do not require the borrowers to be special purpose entities. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

     TENANCIES IN COMMON MAY HINDER RECOVERY. Twenty-six (26) of the mortgage loans that we intend to include in the issuing entity, which represent 7.5% of the initial net mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. Therefore, the related mortgage loan may be subject to prepayment.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. However, not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a mortgagee commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. However, there can be no assurance that a court will consolidate all such cases. Also, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of these mortgage loans.

     CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E and/or F certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics in loan group no. 1 than are persons who own class A-1 certificates.

     GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the issuing entity, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     o    economic conditions, including real estate market conditions;

     o    changes in governmental rules and fiscal policies;

     o regional factors such as earthquakes, floods, forest fires or hurricanes;

     o    acts of God, which may result in uninsured losses; and

     o    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 43 states and the District of Columbia. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 10.0%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       Significant Geographic Concentrations of Mortgaged Real Properties

                   NUMBER OF     % OF INITIAL NET
                MORTGAGED REAL       MORTGAGE
    STATE         PROPERTIES       POOL BALANCE
-------------   --------------   ----------------
New York.....         84               17.5%
California...         67               13.5%

     See "Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located in New York and California" in this prospectus supplement and "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the issuing entity contain, subject to certain exceptions, "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the issuing entity also include a debt-acceleration clause that permits the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the issuing entity is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the issuing entity's rights to these rents will be limited because:

     o the issuing entity may not have a perfected security interest in the rent payments until the applicable master servicer, special servicer, primary servicer or sub-servicer collects them;

     o the applicable master servicer, special servicer, primary servicer or sub-servicer may not be entitled to collect the rent payments without court action; and

     o the bankruptcy of the related borrower could limit the ability of the applicable master servicer, special servicer, primary servicer or sub-servicer to collect the rents.

     LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity, except for 96 mortgaged real properties, securing 4.4% of the initial net mortgage pool balance, as to which the related mortgage loan seller obtained environmental insurance. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in March 2006, except in the case of six (6) mortgaged real properties as to which the assessment was prepared within an 18-month period ending in March 2006. In the case of 431 mortgaged real properties, securing 95.6% of the initial net mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update of a previously conducted assessment (which may, in some instances in lieu of a Phase I environmental assessment, have been performed pursuant to a database or transaction screen meeting ASTM standards). In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the issuing entity or at a nearby property with potential to affect a mortgaged real property, then:

     o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     o an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     o    those conditions were remediated or abated prior to the closing date;

     o a letter was obtained from the applicable regulatory authority stating that no further action was required;

     o either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     o another responsible party has agreed to indemnify the holder of the mortgage loan from any losses that such party suffers as a result of such environmental conditions;

     o in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

          1. that condition is not known to have affected the mortgaged real property, or

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

          3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor impaired property policy); or

     o in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the issuing entity, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the issuing entity required the related borrower generally:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the issuing entity have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property located in an area determined by the Environmental Protection Agency to have a high concentration of radon gas or within a state or local jurisdiction requiring radon gas testing.

     There can be no assurance that--

     o the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     o any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the issuing entity will be sufficient to cover the recommended remediation or other action, or

     o an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of 96 mortgaged real properties, securing 4.4% of the initial net mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 96 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 96 mortgaged real properties are covered by a blanket secured creditor impaired property policy. The policy, however, does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     o required an environmental insurance policy (which may not have been a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Baybrook-Kissimmee LLC, which represents 0.1% of the initial net mortgage pool balance, the related mortgaged real property was the subject of a Phase I environmental site assessment update conducted in 1999, which reported that a gas station was previously operated on the mortgaged real property. A release of petroleum on the related mortgaged real property was reported in 1988 and the property was subsequently accepted into the Florida Early Detection Incentive Program (the "EDI Program"), a state-administered and funded clean-up program. A database report prepared in 2005 reported that the mortgaged real property is listed as an open leaking underground storage tank case. However, because the mortgaged real property has been accepted into the EDI Program, the state has accepted responsibility for clean-up of contamination from the prior gas station, including with respect to the leaking underground storage tank.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the issuing entity, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     o they represent the analysis and opinion of the appraiser at the time the appraisal is conducted and the value of the mortgaged real property may have fluctuated since the appraisal was performed;

     o there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     o appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the issuing entity, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     o the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     THE MASTER SERVICERS, THE SPECIAL SERVICERS, THE PRIMARY SERVICERS AND THE SUB-SERVICERS MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicers, the special servicers, the primary servicers and the sub-servicers will service loans other than those included in the issuing entity in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the issuing entity. The mortgaged real properties securing these other loans may--

     o be in the same markets as mortgaged real properties securing mortgage loans in the issuing entity, and/or

     o have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the issuing entity, and/or

     o be sponsored by parties that also sponsor mortgaged real properties securing mortgage loans in the issuing entity.

     In these cases, the interests of a master servicer, a special servicer, a primary servicer or a sub-servicer, as applicable, and its other clients may differ from and compete with the interests of the issuing entity and these activities may adversely affect the amount and timing of collections on the mortgage loans in the issuing entity. Under the series 2006-C1 pooling and servicing agreement, the master servicers, the special servicers, the primary servicers and the sub-servicers are each required to service the mortgage loans in the issuing entity for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

     Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans (including, in certain instances, subordinate loans secured by the related mortgaged property) to, or equity investments in, the borrower or affiliates of the borrowers under the mortgage loans.

     ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Eight (8) of the mortgage loans that we intend to include in the issuing entity, representing 1.6% of the initial net mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     Because of the possible termination of the related ground lease lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

     SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL NONCONFORMING STRUCTURES. Many of the underlying mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Underlying Mortgage Loans--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     o    density;

     o    use;

     o    parking;

     o    set-back requirements; or

     o    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

     LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. Five hundred twenty-four (524) of the mortgaged real properties, representing 99.8% of the initial net mortgage pool balance, were inspected by engineers during the 148-month period preceding March 2006. Four hundred ninety-two (492) of those inspected mortgaged real properties, securing 97.2% of the initial net mortgage pool balance, were inspected during the 12-month period preceding March 2006. Three (3) of the mortgaged real properties were not inspected by engineers. The scope of those inspections included an assessment of--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

     At 21 of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

     THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which established a three (3) year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. On December 22, 2005, this act was extended for an additional two (2) years. Pursuant to the provisions of the act as renewed, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% (in 2006) and 85% (in 2007) of amounts paid on claims, in excess of a specified deductible, PROVIDED that aggregate property and casualty insurance losses resulting from an act of terrorism exceed the following amounts during the respective time periods
(i) $5,000,000 from January 1, 2006 to March 31, 2006, (ii) $50,000,000 from
April 1, 2006 to December 31, 2006 and (iii) $100,000,000 from January 1, 2007 to December 31, 2007 (the new termination date for this act), (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and
(f) the federal program by its terms will terminate December 31, 2007. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; PROVIDED, that an insurer may reinstate such a terrorism exclusion if the insured either
(a) authorized such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and co-payment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage may still become high. Additionally, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

     It is likely, particularly since the federal program trigger limits are increasing to $50,000,000 on April 1, 2006 and $100,000,000 on January 1, 2007,
that premiums for terrorism insurance coverage will increase and may not be available at commercially reasonable rates (and may not be available at the premium limits applicable to the related borrowers of the underlying mortgage loans) and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (possibly to the point where it is effectively not available). Further, since the federal program trigger will increase to $50,000,000 or $100,000,000, on April 1, 2006 and January 1, 2007, respectively, insurance companies may increase their deductibles for terrorism insurance coverage to counter the federal trigger amount. In such events, a borrower may be permitted under the terms of the applicable mortgage loan documents not to purchase terrorism insurance or to purchase a lower amount.

     The applicable master servicer will use reasonable efforts to cause the borrower under such underlying mortgage loan to maintain - or, if the borrower does not so maintain, then the applicable master servicer will maintain - all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents, PROVIDED, HOWEVER, that the applicable master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the servicing standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the applicable special servicer, with the consent of the series 2006-C1 directing certificateholder, approves such determination; PROVIDED, that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2006-C1 directing certificateholder, if following any such direction of the series 2006-C1 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2006-C1 directing certificateholder would violate the servicing standard. The cost of any such insurance so maintained by the applicable master servicer will be reimbursable to it as a servicing advance. Notwithstanding the foregoing, the applicable master servicer will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance with respect to acts of terrorism, and the applicable master servicer need not maintain such insurance, if the applicable master servicer has determined after due inquiry (with the consent of the applicable special servicer and the series 2006-C1 directing certificateholder; PROVIDED, that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2006-C1 directing certificateholder, if following any such direction of the series 2006-C1 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2006-C1 directing certificateholder would violate the servicing standard), in accordance with the servicing standard, that either--

     o such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

     o    such insurance is not available at any rate,

provided that, for any underlying mortgage loan in respect of which the related loan documents contain express provisions requiring terrorism insurance, such master servicer will use reasonable efforts consistent with the servicing standard described in this prospectus supplement to enforce such express provisions.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2006-C1 certificates.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

     We are aware that in the case of at least five (5) mortgage loans that we intend to include in the issuing entity, representing 0.3% of the initial net mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy. There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate.

     THE ABSENCE OR INADEQUACY OF EARTHQUAKE, FLOOD AND OTHER INSURANCE MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. The mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, certain of the mortgaged properties are located in Texas, California and Florida, states or territory, as applicable, that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states or territory, as applicable. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the costs of reconstruction and repair. As a result of any of these factors, the amount available to make distributions on the offered certificates could be reduced.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

     CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the issuing entity may require the related borrower to make, or permit the lender to apply reserve funds or letter of credit proceeds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment, which may not include a yield maintenance or other prepayment premium, may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the applicable special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     TAX CONSIDERATIONS RELATED TO FORECLOSURE. Under the series 2006-C1 pooling and servicing agreement, the applicable special servicer, on behalf of the issuing entity, among others, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to U.S. federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2006-C1 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The series 2006-C1 pooling and servicing agreement permits the applicable special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2006-C1 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

     In addition, if a special servicer, on behalf of the issuing entity, among others, were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, it may be required in certain jurisdictions, particularly in California and New York, to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2006-C1 certificateholders.

RISKS RELATED TO THE OFFERED CERTIFICATES

     THE ISSUING ENTITY'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the issuing entity are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the issuing entity only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     THE CLASS A-M, A-J, B, C, D, E AND F CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-3, A-AB, A-4, A-1-A, A-X AND A-Y CERTIFICATES. If you purchase class A-M, A-J, B, C, D, E or F certificates, then your offered certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-X and A-Y certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2006-C1 certificates.

     When making an investment decision, you should consider, among other things--

     o the distribution priorities of the respective classes of the series 2006-C1 certificates,

     o the order in which the principal balances of the respective classes of the series 2006-C1 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the underlying mortgage loans.

     THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

     o    the price you paid for your offered certificates, and

     o the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     o the pass-through rate for, and the other payment terms of, your offered certificates,

     o the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2006-C1 certificates,

     o the collection and payment of yield maintenance charges and/or other prepayment consideration with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans, and

     o servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with the factors described in the second, third, fourth, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1, and holders of the class A-1-A certificates should be concerned with those factors primarily insofar as they relate to the mortgage loans in loan group no. 2. In certain scenarios that result in the payment in full of the class A-1, A-2, A-3, A-AB and A-4 certificates, the holders of the class A-1-A certificates should also be concerned with those factors insofar as they relate to the mortgage loans in loan group no. 1. In certain scenarios that result in the payment in full of the class A-1-A certificates, the holder of the class A-1, A-2, A-3,

A-AB and A-4 certificates should also be concerned with those factors insofar as they relate to the mortgage loans in loan group no. 2.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant losses on those mortgage loans, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2. Holders of the class A-1-A certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1.

     The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, yield maintenance charge provisions or prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges or prepayment premiums. None of the master servicers, the special servicers, the primary servicers or the sub-servicers will be required to advance any yield maintenance charges or prepayment premiums.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the applicable special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2006-C1 certificateholders.

     Shortfalls in the available distribution amount resulting from uncovered prepayment interest shortfalls will generally be allocated to all classes of the regular certificates, and, to a limited extent, to the class A-Y certificates, on a pro rata basis, based on interest accrued. Uncovered prepayment interest shortfalls will only be allocated to the class CCA certificates if they relate to the Carlton Court Apartments mortgage loan. See "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, prepayment premiums and yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2006-C1 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

     THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICERS AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE ISSUING ENTITY. The master servicers, the special servicers and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     IF ANY OF THE MASTER SERVICERS OR SPECIAL SERVICERS PURCHASES SERIES 2006-C1 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2006-C1 CERTIFICATES. Any of the master servicers and/or special servicers or an affiliate of any of them may purchase or retain any of the series 2006-C1 certificates. In fact, it is anticipated that National Consumer Cooperative Bank will acquire the class A-Y certificates and KeyBank National Association will be the initial holder of the class CCA certificates. The purchase of series 2006-C1 certificates by any of the master servicers and/or special servicers could cause a conflict between its duties under the series 2006-C1 pooling and servicing agreement and its interest as a holder of a series 2006-C1 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2006-C1 certificates. However, under the series 2006-C1 pooling and servicing agreement, the master servicers and special servicers are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

     THE INTERESTS OF THE SERIES 2006-C1 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2006-C1 certificates representing a majority interest in the controlling class of series 2006-C1 certificates will be entitled to designate a particular series 2006-C1 controlling class certificateholder (or beneficial owner of series 2006-C1 controlling class certificates), referred to in this prospectus supplement as the series 2006-C1 directing certificateholder, to exercise the various rights and powers in respect of the mortgage pool described under "The Series 2006-C1 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Series 2006-C1 Controlling Class and Series 2006-C1 Directing Certificateholder" in this prospectus supplement. You should expect that the series 2006-C1 directing certificateholder will exercise those rights and powers on behalf of the series 2006-C1 controlling class certificateholders, and it will not be liable to any class of series 2006-C1 certificateholders for doing so. In addition, subject to the conditions described under "The Series 2006-C1 Pooling and Servicing Agreement--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties" in this prospectus supplement, the holders of series 2006-C1 certificates representing a majority interest in the controlling class of series 2006-C1 certificates may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2006-C1 certificates, the trustee or the master servicers. In the absence of significant losses on the underlying mortgage loans, the series 2006-C1 controlling class will be a non-offered class of series 2006-C1 certificates. The series 2006-C1 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     The Interests of the Holders of the Class CCA Certificates May Be in Conflict with the Interests of the Offered Certificateholders. The holders (or, in the case of a class of book-entry certificates, beneficial owners) of class CCA certificates representing a majority interest in certain of the class CCA certificates will be entitled to designate a particular class CCA certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner of class CCA certificates), which class CCA certificateholder may have certain rights and powers in respect of the Carlton Court Apartments underlying mortgage loan described under "Description of the Underlying Mortgage Loans--The Carlton Court Apartments Pooled and Non-Pooled Portions" in this prospectus supplement. You should expect that the class CCA directing certificateholder will exercise any of those rights and powers on behalf of the class CCA certificateholders, and it will not be liable to any class of series 2006-C1 certificateholders for doing so. The class CCA certificates are not offered by this prospectus supplement. Accordingly, the holders of the class CCA certificates may have interests that conflict with those of the holders of the offered certificates.

     THE INTERESTS OF THE RESPECTIVE HOLDERS OF THE SAINT LOUIS GALLERIA OUTSIDE-THE-ISSUING ENTITY MORTGAGE LOANS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of the Saint Louis Galleria outside-the-issuing entity mortgage loans will be entitled, through a designee, to exercise the rights and powers with respect to the Saint Louis Galleria underlying mortgage loan and the Saint Louis Galleria outside-the-issuing entity mortgage loans described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Saint Louis Galleria Mortgage Loan" in this prospectus supplement. You should expect that the holder of a Saint Louis Galleria outside-the-issuing entity mortgage loan will exercise those rights and powers exclusively for its own benefit, and it will not be liable to any class of series 2006-C1 certificateholders for doing so.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the series 2006-C1 pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2006-C1 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2006-C1 certificates will be required to direct, consent to or approve certain actions, including amending the series 2006-C1 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2006-C1 certificates.

     LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

     The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

     It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

         From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "likely," "estimates," and similar words and expressions. These words and expressions are intended to identify forward- looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                  AFFILIATIONS

     Column Financial, Inc., which is a sponsor and an originator of the underlying mortgage loans is an affiliate of Credit Suisse Securities (USA) LLC, an underwriter, and of the depositor. GMAC Commercial Mortgage Corporation, which is a sponsor and an originator of certain of the underlying mortgage loans, is an affiliate of GMAC Commercial Holding Capital Markets, an underwriter, and is also a master servicer and a special servicer. KeyBank National Association which is a sponsor and an originator of certain of the underlying mortgage loans, is an affiliate of McDonald Investments Inc., an underwriter, and KeyCorp Real Estate Capital Markets, Inc., a master servicer. NCB, FSB which is a sponsor and an originator of certain of the underlying mortgage loans, is also a master servicer and an affiliate of National Consumer Cooperative Bank, a special servicer and originator of certain of the underlying mortgage loans. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates that are not otherwise described herein.

                       DESCRIPTION OF THE ISSUING ENTITY

     The entity issuing the offered certificates will be Credit Suisse Commercial Mortgage Trust Series 2006-C1, which we refer to herein as the "issuing entity." The issuing entity is a New York common law trust that will be formed on the closing date pursuant to the pooling and servicing agreement. The pooling and servicing agreement will be filed on a current report form 8-K with the Securities and Exchange Commission after the closing date. The only activities that the issuing entity may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the underlying mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the offered certificates and making distributions and providing reports to certificateholders. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investment of funds in the collection accounts and other accounts maintained under the pooling and servicing agreement in certain short-term, high-quality investments. The issuing entity may not lend or borrow money, except that the applicable master servicer or trustee may make advances to the issuing entity only to the extent it deems such advances to be recoverable from the related underlying mortgage loan. Such advances are intended to be in the nature of a liquidity, rather than a credit facility. The pooling and servicing agreement may be amended as set forth under "The Series 2006-C1 Pooling and Servicing Agreement--Amendment" in this prospectus supplement. The issuing entity administers the underlying mortgage loans through the applicable master servicer and the applicable special servicer. A discussion of the duties of the servicers, including any discretionary activities performed by each of them, is set forth herein under "The Series 2006-C1 Pooling and Servicing Agreement" in this prospectus supplement.

     The only assets of the issuing entity other than the underlying mortgage loans and any REO Properties are the collection accounts and other accounts maintained pursuant to the pooling and servicing agreement and the short-term investments in which funds in the collection accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the underlying mortgage loans and any REO Properties, and indemnity obligations to the trustee, the master servicers and the special servicers. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors. It acts through the trustee, the master servicers and the special servicers.

     The depositor is contributing the underlying mortgage loans to the issuing entity. The depositor is purchasing the underlying mortgage loans from the mortgage loan sellers pursuant to mortgage loan purchase agreements, as described herein under "Summary of Prospectus-The Underlying Mortgage Loans--Source of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Representations and Warranties." The mortgage loan purchase agreements will be filed with the Securities and Exchange Commission after the closing date on a current report form 8-K.

     Expenses related to the selection and acquisition of the underlying mortgage loans in the amount of $5,500,000 will be paid by the depositor from the proceeds of the offering of the certificates.

     As a common-law trust, it is anticipated that the issuing entity would not be subject to the United States Bankruptcy Code. The depositor has been formed as a special purpose bankruptcy remote entity. In connection with the formation of the depositor, a legal opinion was rendered that if the parent company of the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such opinion after full consideration of the relevant factors, would not disregard the separate corporate existence of the depositor so as to order substantive consolidation of the assets and liabilities of the depositor with those of such parent company. In addition, in connection with the sale of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the issuing entity, legal opinions are required to be rendered to the effect that:

     o If such mortgage loan seller were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) underlying mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such mortgage loan seller under Section 541 of the United States Bankruptcy Code and (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case involving such mortgage loan seller are not applicable to payments on the certificates.

     o With respect to KeyBank National Association and NCB, FSB, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed as conservator or receiver for KeyBank National Association or NCB, FSB, as applicable, pursuant to Section 11(c) of the Federal Deposit Insurance Act (the "FDIA"), a court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that the FDIC could not (i) in the exercise of its authority under 12 U.S.C. Section 1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller or the receivership the underlying mortgage loans that have been transferred by such mortgage loan seller to the depositor and (ii) seek to avoid the sale of the underlying mortgage loans under 12 U.S.C. Section 1823(e).

     o If the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the underlying mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the depositor under Section 541 of the United States Bankruptcy Code and (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case of the depositor is not applicable to payments on the certificates.

     Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity is deemed to be a creditor of the related mortgage loan seller rather than an owner of the underlying mortgage loans. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Bankruptcy of a Depositor or a Seller May Delay or Reduce Collections on the Underlying Mortgage Loans" in this prospectus supplement.

                          DESCRIPTION OF THE DEPOSITOR

     Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the issuing entity and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

                           DESCRIPTION OF THE SPONSORS

THE MORTGAGE LOAN SELLERS

     All of the underlying mortgage loans, representing 100.0% of the initial mortgage pool balance, were sold to us by the sponsors. Each of the mortgage loans sold by the related sponsor to us was purchased or originated by such sponsor or one of its affiliates and underwritten by the related sponsor's or affiliate's underwriters.

OVERVIEW

     Column Financial, Inc. ("Column") is a sponsor of this securitization transaction. Column or an affiliate of Column originated all of the Column mortgage loans and underwrote all of the Column mortgage loans in this transaction. See "The Sponsor" in the accompanying prospectus.

GMAC COMMERCIAL MORTGAGE CORPORATION (GMACCM)

     GMAC Commercial Mortgage Corporation, a California corporation, is a sponsor of this transaction and one of the mortgage loan sellers, one of the master servicers and one of the special servicers. GMAC Commercial Mortgage Corporation is an affiliate of GMAC Commercial Holding Capital Markets Corp., one of the underwriters.

     GMACCM performs a number of domestic and international commercial mortgage banking activities, including originating, financing, servicing and selling commercial mortgage loans, as well as issuing, purchasing and selling commercial mortgage-backed securities. The bulk of GMACCM's securitization activities relate to its commercial mortgage loan origination business. GMACCM has been engaged in the origination and securitization of multifamily and commercial mortgage loans since 1996. GMACCM originates or purchases commercial and multifamily mortgage loans with the intent to sell the loans in the secondary market or to an affiliate for final sale or securitization. GMACCM originates mortgage loans through its own originating network and buys mortgage loans from originators or sellers nationwide. See "The Series 2006-C1 Pooling and Servicing Agreement--The Master Servicers" and "-The Special Servicers" herein. The majority of commercial mortgage loans are generally sold to private and public investors directly or through a variety of structured facilities, including through securitizations. In its capacity as sponsor, GMACCM participates in a securitization transaction consistent with its financing requirements and assessment of market conditions once it is determined that a sufficient volume of mortgage loans has accumulated with similar characteristics. GMACCM participates with the underwriters and other originators in structuring a particular transaction for the issuance of commercial mortgage-backed securities and in selecting the mortgage loans to be included in a particular transaction. As such, GMACCM relies upon securitization, transactions with government sponsored entities such as Fannie Mae and Freddie Mac, sales of participations and other structured facilities and whole loan sales as material funding sources. Other than the securitization of commercial mortgage loans, GMACCM has securitized commercial mortgage loan servicing advances and participated in various collateralized debt obligation transactions, including resecuritizations of securities issued in commercial mortgage loan securitizations. The following table shows the total volume of United States domestic commercial mortgage loan securitizations for the prior three calendar years (including mortgage loans sold to the depositor from unaffiliated originators) and the volume of fixed rate and floating rate mortgage loans originated by GMACCM contributed to those securitizations:

                                                           YEAR
                                                   (AMTS IN $ BILLIONS)
                                                   --------------------
                                                    2003   2004   2005
                                                    ----   ----   ----
Originated by GMACCM............................     2.1    1.5    2.8
Originated by Unaffiliated Originators..........     2.5    1.6    1.0
Total Commercial Mortgage Loans Securitized.....     4.6    3.1    3.8

     GMACCM does not outsource to third parties credit underwriting decisions or originating duties generally, other than those services performed by providers of environmental, engineering, appraisal and other third party reports as well as certain due diligence functions.

     GMACCM is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. General Motors Acceptance Corporation and GMAC Mortgage Group, Inc. have entered into a definitive agreement to sell a seventy-eight percent equity interest in GMAC Commercial Holding Corp. ("GMACCH"), the direct parent of GMACCM, to an investment vehicle controlled by affiliates of Five Mile Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P., and The Goldman Sachs Group, Inc. Officers and employees of GMACCH and its subsidiaries will also invest in GMACCH at or about the time the transaction is completed. The transaction is subject to regulatory approvals, consents and other conditions, and is expected to close no later than the end of the first quarter of 2006. No assurance can be made that the transaction will not result in changes in the structure, operations or personnel of GMACCM or as to the impact of any such changes.

KEYBANK NATIONAL ASSOCIATION

     KeyBank National Association (KeyBank) is a sponsor of this securitization and is one of the mortgage loan sellers. KeyBank is the seller of 59 of the underlying mortgage loans or 8.6% of the initial net mortgage pool balance, of which 32 loans were underwritten and originated by KeyBank and 27 loans were originated by third parties and subsequently purchased by KeyBank.

     KeyBank is a national banking association that is a wholly-owned subsidiary of KeyCorp (NYSE: KEY). KeyBank is the parent of KeyCorp Real Estate Capital Markets, Inc., one of the master servicers and a primary servicer, and is an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank maintains it primary offices at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank has approximately 900 banking centers located in 13 states. As of December 31, 2005, KeyBank had total assets of approximately $88.961 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $82.024 billion and approximately $6.937 billion in stockholder's equity.

     KeyBank provides financial services, including commercial real estate financing, throughout the United States. In 2005, KeyBank's Real Estate Capital Group originated a total of $16.6 billion in construction, development, permanent and private equity loans from 32 offices nationwide. Of this total, $2.7 billion was originated for sale through commercial mortgage-backed securities (CMBS) transactions, acquisition by Fannie Mae or Freddie Mac, or sale to life insurance companies and pension funds.

     KeyBank began selling commercial mortgage loans into CMBS transactions in 2000. KeyBank's commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed rate and are secured primarily by retail, office, multifamily, industrial, self-storage, and hospitality properties. As of December 31, 2005, KeyBank had originated approximately $6.3 billion of commercial mortgage loans that have been securitized in 28 securitization transactions. The following table sets forth information for the past three years regarding the amount of commercial mortgage loans that KeyBank (i) originated for the purposes of securitization in CMBS transactions and (ii) actually securitized in CMBS transactions (which amounts include mortgage loans that were originated or purchased by KeyBank).

        YEAR         LOANS ORIGINATED   LOANS SECURITIZED
------------------   ----------------   -----------------
2005 (in billions)         $1.385             $1.323
2004 (in billions)         $1.213             $1.099
2003 (in billions)         $1.057             $1.062

     Generally, KeyBank originates the commercial mortgage loans that it contributes to CMBS transactions. However, if KeyBank purchases mortgage loans from third-party originators (which mortgage loans may have been originated using underwriting guidelines not established by KeyBank), KeyBank re-underwrites those mortgage loans and performs other procedures to ascertain the quality of those mortgage loans, which procedures are subject to approval by a credit officer of KeyBank. The trust fund for this securitization includes 27 mortgage loans purchased by KeyBank from one or more third-party originators.

     KeyBank originates commercial mortgage loans and, together with other sponsors or loan sellers, participates in a securitization by transferring the mortgage loans to an unaffiliated securitization depositor, which then transfers the mortgage loans to the issuing entity for the related securitization. KeyBank initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. KeyBank generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor. KeyBank's wholly-owned subsidiary, KeyCorp Real Estate Capital Markets, Inc., acts as the primary servicer of KeyBank's commercial mortgage loans that are securitized and in most cases, including this transaction, acts as a master servicer for securitizations in which KeyBank participates. Other than the securitization of commercial mortgage loans, KeyBank securitizes federal and private student loans that it originates or purchases from third parties.

NCB, FSB

     NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury, will act as a sponsor with respect to the issuing entity. NCB, FSB is headquartered in Hillsboro, Ohio and maintains offices in Washington, D.C. and New York City. NCB, FSB is a wholly owned subsidiary of National Consumer Cooperative Bank, which maintains an office at 1725 Eye Street, N.W., Washington, D.C.

     NCB, FSB's primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties. NCB, FSB sells the majority of the loans it originates through CMBS securitizations. NCB, FSB, with its affiliates and parent, National Consumer Cooperative Bank, have been involved in the securitization of commercial mortgage loans since 1992. NCB, FSB together with its parent, National Consumer Cooperative Bank, has securitized over $4.1 billion of commercial and multifamily loans in 34 public securitization transactions including agency mortgage backed security transactions. NCB, FSB initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. NCB, FSB generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor. The following table sets forth information for the past three years regarding the amount of commercial and multifamily mortgage loans that NCB, FSB, together with its parent, National Consumer Cooperative Bank, have originated and securitized:

YEAR   LOANS ORIGINATED   LOANS SECURITIZED
----   ----------------   -----------------
2005     $959,675,455       $668,971,563(1)
2004     $887,126,957       $493,113,747
2003     $816,716,189       $680,736,790

----------
(1) Included in this figure are $105,170,034 in mortgage loans that were sold by NCB, FSB and National Consumer Cooperative Bank to Column Financial, Inc., and later securitized by Column Financial, Inc.

     As a sponsor, NCB, FSB originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of such mortgage loans by transferring such mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing trust fund for the related securitization.

LITIGATION INVOLVING TRANSACTION PARTIES

     There are no legal proceedings pending against the sponsor, depositor, trustee, issuing entity, master servicer, special servicer, primary servicer or originator that is material to the certificateholders.

COLUMN'S UNDERWRITING STANDARDS

     GENERAL. All of the Column mortgage loans were originated by Column, in each case, generally in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular underlying mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. This underwriting criteria is general, and there is no assurance that every loan will comply in all respects with the guidelines. Column originates mortgage loans principally for securitization.

     LOAN ANALYSIS. Column and its affiliates' credit underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged real property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower is examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. Generally, a member of the underwriting team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market.

     LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from Column and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan. The underwriting criteria set forth in this section may be overridden as to any particular underlying mortgage loan to the extent that, in the professional judgment of senior real estate professionals of Column and its affiliates, there exist mitigating factors relating to the related mortgaged real property and/or borrower of such underlying mortgage loan. Certain characteristics of the mortgage loans in the issuing entity are set forth in Exhibit A-1 to this prospectus supplement, and such information indicates where certain underwriting criteria have been overridden.

     DEBT SERVICE COVERAGE RATIO AND LTV RATIO. Column's underwriting standards generally require that the underwritten debt service coverage ratio for each underlying mortgage loan is equal to or greater than 1.20x and the loan to value ratio for each underlying mortgage loan is less than or equal to 80%. Because the underwritten debt service coverage ratios are calculated based on anticipated Underwritten Net Cash Flow at the time of origination, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination.

     ESCROW REQUIREMENTS. In many cases, Column requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Often, the required escrows for mortgage loans originated by Column are as follows:

     o Taxes and Insurance-Typically, a pro-rated initial deposit and monthly deposits equal to one-twelfth of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

     o Replacement Reserves-Monthly deposits generally based on recommended amounts pursuant to a property condition report prepared for Column.

     o Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, generally in an amount equal to at least 100% of the estimated costs of the recommended repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

     o Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

GMACCM'S UNDERWRITING STANDARDS AND ORIGINATION PROCEDURES

     GENERAL. All of the mortgage loans sold to the depositor by GMACCM, whether originated or purchased by GMACCM or an affiliate of GMACCM, were generally originated in accordance with the underwriting criteria described below. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     LOAN ANALYSIS. In connection with the origination of mortgage loans, GMACCM conducts a review of the related mortgaged real property, which may include an analysis of the appraisal, environmental report, property operating statements, financial data, leases, rent rolls and related information provided by the borrower. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan which may include a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and outstanding litigation searches. Generally, borrowers are required to be single-purpose entities.

     Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by GMACCM's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     DEBT SERVICE COVERAGE RATIO AND LTV RATIO. GMACCM evaluates debt service coverage ratios and LTV ratios when underwriting a mortgage loan. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. See also the definition of Debt Service Coverage Ratio and Underwritten Net Cash Flow in the "Glossary" in the prospectus describing generally the calculation of debt service coverage ratios and underwritten cash flow and "Exhibit
A-

1-Characteristics of the Underlying Mortgage Loans and the Related Mortgaged Real Properties" in this prospectus supplement.

     ESCROW REQUIREMENTS. GMACCM may require a borrower to fund various escrows. Such escrows may include, taxes and insurance (to cover amounts due prior to their respective due dates), replacement reserves (to cover amounts recommended pursuant to a building condition report prepared for GMACCM), re-tenanting expenses (to mitigate risks which arise in connection with tenant lease expirations) or capital expenses (to cover deferred maintenance costs), or in some cases such reserves may only be required upon the occurrence of certain events. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.

     Mortgage loans originated by GMACCM generally conform to the above described underwriting guidelines. Each lending situation is unique and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines above are applied to a specific mortgage loan. There can be no assurance that each mortgage loan originated or purchased by GMACCM conforms in its entirety to the guidelines described above.

KEYBANK'S UNDERWRITING STANDARDS

     Set forth below is a general discussion of certain of KeyBank's underwriting guidelines for originating commercial mortgage loans. KeyBank also generally applies these underwriting guidelines when it re-underwrites commercial mortgage loans acquired from third-party originators. KeyBank generally does not outsource to third parties any credit underwriting decisions or originating duties other than those services performed by providers of environmental, engineering and appraisal reports and other related consulting services.

     The underwriting and origination procedures and credit analysis described below may vary from one commercial mortgage loan to another based on the unique circumstances of the related commercial property (including its type, current use, size, location, market conditions, tenants and leases, performance history and/or other factors), and KeyBank may, on a case-by-case basis, permit exceptions to its underwriting guidelines based upon other compensating factors. Consequently, there can be no assurance that the underwriting of any particular underlying mortgage loan sold into this transaction by KeyBank strictly conformed to the general guidelines described in this "--KeyBank's Underwriting Standards" section.

     LOAN ANALYSIS. KeyBank generally performs both a credit analysis and a collateral analysis for each commercial mortgage loan as well as a site inspection of the related real property collateral. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches as well as searches to determine OFAC and PATRIOT Act compliance. Generally, borrowers of loans greater than $4.0 million are required to be special-purpose entities, although exceptions are made on a case-by-case basis. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. KeyBank's credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, property condition reports and seismic reports, if applicable.

     LOAN APPROVAL. Prior to commitment, all commercial mortgage loans to be originated or purchased by KeyBank must be approved by a dedicated credit officer of KeyBank. The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     DEBT SERVICE COVERAGE RATIO AND LOAN-TO-VALUE RATIO. KeyBank's underwriting includes a calculation of the debt service coverage ratio (DSCR) in connection with the origination of a commercial mortgage loan. The DSCR will generally be calculated based on the underwritten net cash flow from the subject property as determined by KeyBank and payments on the mortgage loan based on actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral, and there is no assurance that those assumptions or adjustments will, in fact, be consistent with actual property performance. KeyBank's underwriting also generally includes a calculation of the loan-to-value ratio of a prospective commercial mortgage loan in connection with its origination. In general, the loan-to-value ratio of a commercial mortgage loan at any given time is the ratio, expressed as a percentage, of (i) the then outstanding principal balance of the mortgage loan, to (ii) the estimated value of the related real property collateral based on an appraisal. See also the definitions of Underwritten Net Cash Flow in the "Glossary" to this prospectus supplement and "Exhibit A-1-Characteristics of the Underlying Mortgage Loans and the Related Mortgaged Real Properties" in this prospectus supplement.

     PROPERTY ASSESSMENTS. As part of its underwriting process, KeyBank will obtain the following property assessments.

          APPRAISALS. KeyBank will require independent appraisals in connection with the origination of each commercial mortgage loan that meet the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

          ENVIRONMENTAL ASSESSMENT. KeyBank will require a Phase I environmental assessment with respect to the real property collateral for a prospective commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Depending on the findings of the initial environmental assessment, KeyBank may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

          PROPERTY CONDITION ASSESSMENT. KeyBank will require that an engineering firm inspect the real property collateral for any prospective commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance. With respect to the 27 mortgage loans included in the issuing entity for this securitization that were purchased by KeyBank from one or more third-party originators, KeyBank obtained an inspection of each commercial mortgaged property but did not obtain a new property condition assessment in the re-underwriting process of that purchase.

          SEISMIC REPORT. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, KeyBank may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, KeyBank may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

     Zoning and Building Code Compliance. KeyBank will generally examine whether the use and occupancy of the subject real property collateral securing a commercial mortgage loan is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering, appraisal or consulting reports; and/or representations by the related borrower.

     ESCROW REQUIREMENTS. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, KeyBank may require a borrower under a commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, potential re-tenanting expenses and/or environmental remediation. KeyBank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by KeyBank. Furthermore, KeyBank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "--KeyBank's Underwriting Standards" section, the depositor may purchase underlying mortgage loans for inclusion in the trust fund that vary from, or do not comply with, KeyBank's underwriting guidelines.

NCB, FSB UNDERWRITING STANDARDS

     GENERAL. All of the mortgage loans sold to the depositor by NCB, FSB, are originated by NCB, FSB or an affiliate of NCB, FSB, generally in accordance with the underwriting criteria described below. NCB, FSB has implemented guidelines establishing certain procedures with respect to underwriting its mortgage loans. This underwriting criteria is general, and there is no assurance that every loan will comply in all respects with the guidelines.

     LOAN ANALYSIS. In connection with the origination of mortgage loans, NCB, FSB conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, historical operating statements (annual financial statements in the case of residential cooperative loans), leases, rent rolls (or maintenance schedules in the case of residential cooperative loans), sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals is examined for financial strength and character prior to origination of the mortgage loan, which may include a review of historical tax returns (annual financial statements in the case of residential cooperative loans), third party credit reports, judgment, lien, bankruptcy and outstanding litigation searches. In the case of residential cooperative properties, NCB, FSB also reviews sponsor rent rolls (if applicable), reserve levels and recent sales data. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by NCB, FSB or its related affiliates.

     LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by NCB, FSB's credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     ENVIRONMENTAL ASSESSMENTS. An environmental site assessment was performed with respect to each mortgaged real property relating to the mortgage loans sold to the depositor by NCB, FSB generally within the twelve-month period preceding the origination of the related mortgage loan. A phase I environmental report is generally required for each mortgaged real property. In lieu of a phase I environmental report, generally for residential cooperative loans under $500,000, a transaction screen meeting ASTM standards may have been required.

     PROPERTY CONDITION ASSESSMENTS. Independent engineering firms conducted inspections with respect to each mortgaged real property relating to the mortgage loans sold to the depositor by NCB, FSB generally within the twelve-month period preceding the origination of the related mortgage loan. In lieu of a property condition survey, generally for residential cooperative loans under $500,000, an abbreviated property condition assessment may have been required.

     ADDITIONAL DEBT. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. In many cases NCB, FSB or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described above under "--Debt Service Coverage Ratio" may be lower based on the inclusion of the payments related to that additional debt, and the loan-to-value ratios described under "--Loan-to-Value Ratio" may be higher based on the inclusion of the amount of that additional debt. See Exhibit A-1 for additional information.

     Appraisals. An appraisal of each of the mortgaged properties relating to the mortgage loans sold to the depositor by NCB, FSB was performed prior to the origination of each such loan. Independent MAI appraisers performed the appraisals. Such appraisals generally complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under FIRREA, as amended. See "--Underwriting Matters-Appraisals and Market Studies."

     DEBT SERVICE COVERAGE RATIO AND LTV RATIO. NCB, FSB evaluates debt service coverage ratios and loan to value ratios when underwriting a mortgage loan. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. See also the definitions of Underwritten Debt Service Coverage Ratio and Underwritten Net Cash Flow and Most Recent DSCR in the "Glossary" in this prospectus supplement, describing generally the calculation of debt service coverage ratios and underwritten net cash flow, and Exhibit A-1 "Characteristics of the Underlying Mortgage Loans and the Related Mortgaged Real Properties" in this prospectus supplement. Loan to value ratios are calculated based on an appraiser's estimate of value of the subject property. Such value is determined by appraisal and, in general, with respect to residential cooperative properties equals the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property. In addition, in connection with its calculation of loan to value ratios for residential cooperative properties, NCB, FSB evaluates a separate value that is determined by the appraisal assuming such property was operated as a rental property and was generating an annual net cash flow equal to the Underwritten Net Cash Flow for that property. See also the definitions of Value Co-op Basis and Rental Basis Loan-to-Value Ratio in the "Glossary" in this prospectus supplement.

     ESCROW REQUIREMENTS. NCB, FSB may require a borrower to fund various escrows. Such escrows may include taxes and insurance (to cover amounts due prior to their respective due dates), replacement reserves (to cover amounts recommended pursuant to a building condition report prepared for NCB, FSB or its affiliate that may have originated the loan), re-tenanting expenses (to mitigate risks arising in connection with tenant lease expirations), capital expenses (to cover capital improvement costs). In some cases such reserves may only be required upon the occurrence of certain events. In addition, in some cases the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.

SELECTION OF MORTGAGE LOANS

     The selection of mortgage loans for the series 2006-C1 securitization was made based on various considerations concerning the mortgage pool in an effort to maximize the execution of the series 2006-C1 certificates. Such considerations include, but are not limited to, the property types that serve as collateral for the mortgage loans, the geographic location of such properties and certain financial characteristics of the mortgage loans, such as debt service coverage ratios and loan-to-value ratios. Additionally, concentrations of each of the foregoing characteristics are evaluated to create a diverse mortgage pool. For a description of the types of underlying mortgage loans included in the issuing entity and a description of the material terms of such underlying mortgage loans, see "Description of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans," respectively, below.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The issuing entity will consist primarily of 417 fixed rate loans, secured by 527 multifamily, commercial and residential cooperative properties, which we refer to collectively herein as the underlying mortgage loans. The underlying mortgage loans will have an initial total principal balance of approximately $3,005,432,222 as of March 11, 2006 (which we refer to herein as the "cut-off date"), subject to a variance of plus or minus 5%.

     The Carlton Court Apartments Loan will be deemed to consist of two portions: the "Carlton Court Apartments Pooled Portion" and the "Carlton Court Apartments Non-Pooled Portion." The term "Mortgage Loan" does not include the Carlton Court Apartments Non-Pooled Portion and the Initial Pool Balance excludes the principal balance of the Carlton Court Apartments Non-Pooled Portion. Accordingly, all numerical and statistical information provided herein with respect to the initial mortgage pool and Initial Pool Balance is presented solely with respect to the Mortgage Loans (excluding the Carlton Court Apartments Non-Pooled Portion). See "--Changes in Mortgage Pool Characteristics" below. The Carlton Court Apartments Pooled Portion consists of $19,530,000 of the entire cut-off date principal balance of the Carlton Court Apartments Loan and will be treated as if it bears an initial mortgage interest rate of 5.55% per annum. The Carlton Court Apartments Non-Pooled Portion consists of the remaining $1,870,000 of the cut-off date principal balance of the Carlton Court Apartments Loan and will be treated as if it bears an initial mortgage interest rate of 5.55% per annum. The class CCA certificates represent beneficial ownership of the Carlton Court Apartments Non-Pooled Portion, and the holders of the class CCA certificates will be entitled to collections of principal and/or interest on the Carlton Court Apartments Loan that are allocable to the Carlton Court Apartments Non-Pooled Portion. The holders of the class A-X, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and
S certificates will be entitled to receive collections of principal and/or interest on the Carlton Court Apartments Loan that are allocable to the Carlton Court Apartments Pooled Portion. As and to the extent described below, the rights of the holders of the class CCA certificates to receive payments to which they are entitled with respect to the Carlton Court Apartments Loan will, in certain default scenarios, be subordinated to the rights of the holders of the class A-X, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K,
L, M, N, O, P, Q and S certificates to receive payments to which they are entitled with respect to the Carlton Court Apartments Loan. References in this prospectus supplement to the "initial net mortgage pool balance" and the "initial net loan group no. 2 balance" are intended to be references to the initial mortgage pool balance and the initial loan group no. 2 balance, respectively, exclusive of the portion of the cut-off date principal balance of the Carlton Court Apartments Loan that is allocable to the Carlton Court Apartments Non-Pooled Portion.

     For purposes of calculating distributions on the respective classes of the series 2006-C1 certificates, the mortgage loans will be divided into the following two loan groups:

     o Loan group no. 1, which will consist of all but two (2) of the mortgage loans that are secured in part or in whole by property types other than multifamily and manufactured housing together with one (1) mortgage loan that is secured in part by multifamily properties. Loan group no. 1 will consist of 257 mortgage loans, with an initial loan group no. 1 balance of $2,426,984,875, representing approximately 80.75% of the initial mortgage pool balance and approximately 80.80% of the initial net mortgage pool balance.

     o Loan group no. 2, which will consist of all but one (1) of the mortgage loans that are secured in whole or in part by multifamily and manufactured housing property types, and two (2) mixed use properties that each have a multifamily component. Loan group no. 2 will consist of 160 mortgage loans, with an initial loan group no. 2 balance of $578,447,347, representing approximately 19.25% of the initial mortgage pool balance, and an initial net loan group no. 2 balance, exclusive of the portion of the cut-off principal balance of the one (1) underlying mortgage loan represented by the class CCA certificate, as of the date of initial issuance of the series 2006-C1 certificates.

     Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan or any Companion Loan is equal to its unpaid principal balance as of its due date in March 2006, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the issuing entity (or, in the case of the Carlton Court Apartments Loan, its cut-off date principal balance as reduced by the portion thereof represented by the class CCA certificates as of the date of initial issuance of the series 2006-C1 certificates) is shown on Exhibit A-1 to this prospectus supplement.

     Each of the mortgage loans that we intend to include in the issuing entity is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to certain permitted encumbrances.

     You should consider each of the mortgage loans that we intend to include in the issuing entity to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the issuing entity will be insured or guaranteed by any governmental entity or by any other person.

     The Saint Louis Galleria Property also secures the three (3) Saint Louis Galleria Junior Companion Loans on a subordinated basis relative to the Saint Louis Galleria Mortgage Loan, which we refer to in this prospectus supplement as the "Saint Louis Galleria Mortgage Loan." The three (3) Saint Louis Galleria Junior Companion Loans, are pari passu in right of payment to each other. The Saint Louis Galleria Mortgage Loan and the Saint Louis Galleria Junior Companion Loans collectively constitute the Saint Louis Galleria Total Loan. However, neither of the Saint Louis Galleria Junior Companion Loans is included in the issuing entity. The Saint Louis Galleria Mortgage Loan has a cut-off date principal balance of $178,272,278 and the Saint Louis Galleria Junior Companion Loans have a total cut-off date principal balance of $71,308,911.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the issuing entity. When reviewing this information, please note that--

     o All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

     o All weighted average information provided with respect to those mortgage loans reflects a weighting by their respective cut-off date principal balances (or, in the case of the Carlton Court Apartments Loan, unless the context clearly indicates otherwise, the Allocated Principal Balance of the Carlton Court Apartments Pooled Portion).

     o With respect to the residential cooperative mortgage loans sold to us by NCB, FSB and KeyBank for inclusion in the issuing entity, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the issuing entity. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which we have calculated loan-to-value ratios and debt service coverage ratios for the residential cooperative mortgage loans sold to us by NCB, FSB for inclusion in the issuing entity differs from the manner in which loan-to-value ratios and debt service coverage ratios are calculated for other mortgage loans included in the issuing entity. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to value ratio for such mortgage loan is based on the market value of such residential cooperative property assuming operation as a residential cooperative. This value is determined by appraisal and, in general, equals the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent-controlled units) plus the amount of the underlying debt encumbering such residential cooperative property. In addition, for purposes of determining the debt service coverage ratio for a residential cooperative mortgage loan, the underwritten net cash flow for the residential cooperative property is based on projected net operating income at the property, as determined by appraisal, assuming that the property was operated as a rental property with rents set at prevailing market rates (taking into account the presence of existing rent-controlled or rent-stabilized occupants), reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. The loan-to-value ratio and debt service coverage ratio determined for such a residential cooperative mortgage loan may differ from the loan-to-value ratio and debt service coverage ratio that would have been determined for such residential cooperative mortgage loan had a different methodology (including the methodology used for calculating such values with respect to the remaining mortgage loans in the issuing entity) been used. In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Exhibit A-1 to this prospectus supplement with respect to mortgage loans (other than the residential cooperative mortgage loans) included in the issuing entity is not presented with respect to the residential cooperative mortgage loans sold to us by NCB, FSB and KeyBank for inclusion in the issuing entity and is, instead, reflected as not applicable.

     o In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the issuing entity, we have assumed that--

          1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in March 2006, are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in February 2006 up to and including its due date in March 2006.

     o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial net mortgage pool balance, the initial loan group no. 1 balance, the initial loan group no. 2 balance or the initial net loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans (or, in the case of a percentage of the initial net mortgage pool balance or the initial net loan group no. 2 balance, as the case may be, with respect to the Carlton Court Apartments Loan, unless the context clearly indicates otherwise, the Allocated Principal Balance of the Carlton Court Apartments Pooled Portion).

     o The general characteristics of the entire mortgage pool are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     o Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "--The CBA A/B Loan Pairs" and "--Significant Mortgage Loans--Saint Louis Galleria" in this prospectus supplement, none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the issuing entity.

     o Loan-to-value and debt service coverage information shown in this prospectus supplement with respect to the Saint Louis Galleria Mortgage Loan will be calculated based on the relevant total principal balance of, and debt service payments on, the Saint Louis Galleria Mortgage Loan.

     o In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cashflow, or

          3.   prior allocations reflected in the related loan documents.

     o In some cases, an individual mortgage loan is secured by additional collateral that will be released upon satisfaction of certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan to value ratio may be calculated after netting out the letters of credit and/or holdback amounts.

     o If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     o Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

     o Statistical information regarding the mortgage loans that we intend to include in the issuing entity may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 35 mortgage loans that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two (2) or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the issuing entity.

     The table below identifies the respective groups of cross-collateralized mortgage loans that we intend to include in the issuing entity.

                                                                                        NUMBER OF
                                                                                      STATES WHERE    % OF INITIAL NET
                                                                                     THE PROPERTIES       MORTGAGE
                            PROPERTY/PORTFOLIO NAME                                    ARE LOCATED      POOL BALANCE
----------------------------------------------------------------------------------   --------------   ----------------
CWA Portfolio Pool B, CWA Portfolio Pool A, CWA Portfolio Pool C..................          7               5.7%
Pranke Portfolio, Pranke Durand Shopping Center, Pranke S. 76th Street Shopping
   Center, Pranke National Avenue Shopping Center, Pranke State Street
   Shopping Center, Pranke Oakland Avenue Shopping Center, Pranke University
   Avenue Shopping Center.........................................................          1               0.6%
Boothbay Rite Aid, Dexter Rite Aid, Manchester Rite Aid, Milo Rite Aid............          1               0.2%
NC MHP Portfolio - Pine Terrace, NC MHP Portfolio - Lakeview......................          1               0.1%

     In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Pranke Portfolio, Pranke Durand Shopping Center, Pranke S. 76th Street Shopping Center, Pranke National Avenue Shopping Center, Pranke State Street Shopping Center, Pranke Oakland Avenue Shopping Center and Pranke University Avenue Shopping Center, which collectively represent 0.6% of the initial net mortgage pool balance, the related borrowers have the right to defease one or more of the underlying mortgage loans, in each instance by purchase of U.S. government securities as specified in the loan documents in an amount necessary provide for payments equivalent to 120% of the defeased underlying mortgage loan. Defeasance of less than all of the underlying mortgage loans is subject to a specified debt service coverage ratio and a specified loan-to-value ratio for the remaining such underlying mortgaged loans. As a result of a defeasance of an individual mortgage loan, the released mortgage loan will no longer be cross-collateralized and cross-defaulted with the remaining underlying mortgage loans.

     In the case of one group of cross-collateralized underlying mortgage loans, which collectively represent 0.2% of the initial net mortgage pool balance and are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Boothbay Rite Aid, Manchester Rite Aid, Dexter Rite Aid and Milo Rite Aid, defeasance of less than all of the underlying mortgage loans is subject to satisfaction of specified conditions, including a specified debt service coverage ratio for the remaining underlying mortgage loans and payment to the holder of the mortgage loans of funds in an amount equal to 10% of the outstanding principal balance of the mortgage loan being defeased to be held as additional security for the remaining mortgage loans that are not being defeased. As a result of a defeasance of an individual mortgage loan, the released mortgage loan will no longer be cross-collateralized and cross-defaulted with the remaining underlying mortgage loans.

     The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the issuing entity.

                                                          NUMBER OF STATES
                                                             WHERE THE       % OF INITIAL NET
                                                           PROPERTIES ARE      MORTGAGE POOL
                       PROPERTY NAME                          LOCATED             BALANCE
-------------------------------------------------------   ----------------   ----------------
NEI PORTFOLIO                                                     7                 2.3%
   Lincoln Boulevard Office Building                                                0.2%
   Market Street                                                                    0.2%
   Otay Mesa Truck Parking                                                          0.2%
   Yorba Linda - Retail                                                             0.2%
   Balboa Village                                                                   0.2%
   East Main Auto Plaza                                                             0.1%
   Providence Hill                                                                  0.1%
   Otay Mesa Truck Parking (27.86 acres)                                            0.1%
   Airway Trade Center                                                              0.1%
   University Avenue Office                                                         0.1%
   Hampton Creek Apartments                                                         0.1%
   Stanton Office Plaza                                                             0.1%
   1764 Congress Office Building (WPB No. 1)                                        0.1%
   Border Warehouse (West Frontage Road)                                            0.1%
   Mid Cajon Apartments                                                             0.1%
   1760 Congress Office Building (Florida No. 8)                                    0.1%
   Village Corner                                                                  0.05%
   Terrace View Center                                                             0.05%
   Roberts Street Office Building                                                  0.04%
   Otay Mesa Truck Parking (7.12 acres)                                            0.04%
   Victoria Towne Square Apartments                                                0.03%
   Border Warehouse (West La Quinta Road)                                          0.03%
   100 Prospect Street                                                             0.03%
   25-27 Imlay Apartments                                                          0.02%
   1756 Congress Office (Florida #2)                                               0.02%
   843 Farmington Avenue                                                           0.01%
CWA PORTFOLIO POOL B                                              4                 2.0%
   Park Hills Plaza                                                                 0.7%
   Highridge Plaza Shopping Center                                                  0.6%
   County Line Plaza                                                                0.3%
   Park Plaza                                                                       0.2%
   Springfield Supermarket                                                          0.1%
   550 W. Germantown Pike                                                           0.1%
   Mount Carmel Plaza                                                              0.04%
CWA PORTFOLIO POOL A                                              2                 1.9%
   North Park Center                                                                0.5%
   Collegeville Shopping Center                                                     0.3%

                                                          NUMBER OF STATES
                                                             WHERE THE       % OF INITIAL NET
                                                           PROPERTIES ARE      MORTGAGE POOL
                       PROPERTY NAME                          LOCATED             BALANCE
-------------------------------------------------------   ----------------   ----------------
   Cherry Square Shopping Center                                                    0.3%
   Holcomb Bridge Crossing                                                          0.2%
   Gilbertsville Shopping Center                                                    0.2%
   Chalfont Village Shopping Center                                                 0.1%
   69th Street Plaza                                                                0.1%
   New Holland Plaza                                                                0.1%
CWA PORTFOLIO POOL C                                              5                 1.8%
   Whitemarsh Plaza                                                                 0.5%
   Killingly Plaza                                                                  0.3%
   North Ridge Plaza                                                                0.3%
   Bensalem Square                                                                  0.3%
   Culpeper Town Square                                                             0.2%
   Magnolia Plaza Shopping Center                                                   0.2%
   Port Washington                                                                 0.03%
LANE PORTFOLIO                                                    3                 1.4%
   Radisson-Annapolis                                                               0.7%
   Hilton-Grand Rapids Airport                                                      0.4%
   Courtyard by Marriott-Durham                                                     0.3%
DR - KANCOV                                                       9                 0.7%
   DR - Rockford                                                                    0.1%
   DR - Chesapeake - 745 Battlefield                                               0.04%
   DR - Bradenton                                                                  0.04%
   DR - Sarasota                                                                   0.04%
   DR - Holland                                                                    0.03%
   DR - Bloomington                                                                0.03%
   DR - Tampa                                                                      0.03%
   DR - St. Peters                                                                 0.03%
   DR - Charleston                                                                 0.03%
   DR - Bloomingdale                                                               0.03%
   DR - Orlando III - 5018 W Colonial                                              0.03%
   DR - Melbourne                                                                  0.03%
   DR - Orlando II - 6237 E Colonial                                               0.03%
   DR - Lakeland                                                                   0.03%
   DR - Orange City                                                                0.03%
   DR - Chesapeake II - 4207 Portsmouth                                            0.03%
   DR - Ocala                                                                      0.02%
   DR - Orlando - 2020 S. Orange Blossom Trail                                     0.02%
   DR - Clearwater                                                                 0.02%
   DR - Lenexa                                                                     0.02%
   DR - Michigan City                                                              0.02%
   DR - Venice                                                                     0.02%
   DR - Rocky Mount                                                                0.02%
WALGREENS POOL 6/ DCWI VI                                         4                 0.7%
   Walgreens (Houston)                                                              0.2%
   Walgreens (East Norriton)                                                        0.2%
   Walgreens (Irondequoit)                                                          0.2%
   Walgreens (St. Clair Shores)                                                     0.1%
WALGREENS POOL 5/ DCWI V                                          3                 0.7%
   Walgreens (Easton)                                                               0.2%
   Walgreens (Perrysburg)                                                           0.1%
   Walgreens (Columbus)                                                             0.1%
   Walgreens (Surprise)                                                             0.1%
   Walgreens (Defiance)                                                             0.1%

                                                          NUMBER OF STATES
                                                             WHERE THE       % OF INITIAL NET
                                                           PROPERTIES ARE      MORTGAGE POOL
                       PROPERTY NAME                          LOCATED             BALANCE
-------------------------------------------------------   ----------------   ----------------
WALGREENS POOL 4/ DCWI IV                                         4                 0.6%
   Walgreens (Woodland Park)                                                        0.1%
   Walgreens (Searcy)                                                               0.1%
   Walgreens (Canon City)                                                           0.1%
   Walgreens (Noblesville)                                                          0.1%
   Walgreens (Sheridan)                                                             0.1%
HOLIDAY INN & STAYBRIDGE SUITES                                   1                 0.5%
   Holiday Inn                                                                      0.2%
   Staybridge Suites                                                                0.2%
THE P&C CENTER & OSWEGO PLAZA                                     1                 0.4%
   Oswego Plaza                                                                     0.2%
   The P&C Shopping Center                                                          0.2%
PULLMAN INDUSTRIAL                                                2                 0.4%
   Pullman Industrial                                                               0.2%
   Pullman Industrial                                                               0.1%
DR - GROUP I                                                      2                 0.3%
   Plymouth                                                                         0.1%
   Lombard                                                                          0.1%
   Orland Park                                                                      0.1%
   Arlington Heights                                                                0.1%
   Peoria                                                                           0.1%
DR - HAMPTON MERCURY INVESTMENT                                   2                 0.3%
   DR-Norridge                                                                     0.04%
   DR-Merrillville                                                                 0.04%
   DR-Mundelein                                                                    0.04%
   DR-Burbank                                                                      0.04%
   DR-Joliet                                                                       0.03%
   DR-Hoffman Estates                                                              0.03%
   DR-Downers Grove                                                                0.03%
   DR-Ft. Wayne                                                                    0.03%
SANTA BARBARA HOTEL PORTFOLIO I                                   1                 0.3%
   Santa Barbara Hotel Portfolio I - Inn by the Harbor                              0.1%
   Santa Barbara Hotel Portfolio I - Brisas del Mar                                 0.1%
   Santa Barbara Hotel Portfolio I - Colonial Beach Inn                            0.05%
PRANKE PORTFOLIO                                                  1                 0.2%
   Pranke Meadow Lane Shopping Center                                               0.1%
   Pranke Capitol Drive Shopping Center                                            0.05%
   Pranke Bluemound Road Shopping Center                                           0.04%
   Pranke Howell Avenue Shopping Center                                            0.04%
   Pranke Caddis Bend Shopping Center                                              0.03%
DR - GROUP II                                                     3                 0.2%
   Downers Grove - 1640 75th                                                        0.1%
   Farmington Hills                                                                0.04%
   Livonia                                                                         0.03%
   Gainesville                                                                     0.02%
   Livonia - Glendale                                                              0.01%
PROVENZANO'S REAL ESTATE PORTFOLIO                                1                 0.1%
   Ranch Market 2705 South H Street                                                 0.1%
   Ranch Market 2309 Niles Street                                                  0.05%
   Ranch Market 2225 Niles Street                                                 0.002%
POKRAS PROPERTIES                                                 1                 0.1%
   Flamingo Jones Plaza                                                             0.1%
   Tropicana Centre                                                                 0.1%

                                                          NUMBER OF STATES
                                                             WHERE THE       % OF INITIAL NET
                                                           PROPERTIES ARE      MORTGAGE POOL
                       PROPERTY NAME                          LOCATED             BALANCE
-------------------------------------------------------   ----------------   ----------------
WEI WU                                                            1                 0.1%
   31935 Via Rio Temecula Road                                                      0.1%
   3125 Vista Way                                                                   0.1%
SWARANJIT MIKE NIJJAR'S MHP'S (PART II)                           1                 0.1%
   Melody Lane MHP and Mountain View MHP                                            0.1%
   Wishing Well MHP                                                                0.05%
AIP - INTOWN (BISHOP & TRABERT)                                   1                 0.1%
   AIP - 433 Bishop Street                                                         0.05%
   AIP - 739 Trabert Ave                                                           0.03%
AIP - PERIMETER (HAMMERMILL & GOSHEN SPRINGS)                     1                 0.1%
   AIP - 4690 Hammermill Rd                                                        0.05%
   AIP - 5979 Goshen Springs Rd.                                                   0.03%

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as CWA Portfolio Pool A, CWA Portfolio Pool B and CWA Portfolio Pool C, which collectively represent 5.7% of the initial net mortgage pool balance, the related borrower has the right to obtain a partial release of a release property in connection with a partial defeasance of the underlying mortgage loan upon the satisfaction of various conditions, including: borrower has delivered to the lender defeasance collateral in an amount equal to the greater of (a) 110% of the allocated loan amount for such release property or (b) an amount that results in the mortgaged real properties remaining after the partial release having a debt service coverage ratio, after giving effect to the partial release, equal to the debt service coverage ratio immediately prior to the partial release.

     In the case of the underlying mortgage loans secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Walgreens Pool 4/DCWI IV, Walgreens Pool 5/DCWI V and Walgreens Pool 6/DCWI VI, which collectively represent 2.0% of the initial net mortgage pool balance, from time to time, the related borrower has the right to obtain a partial release of one or more of the related mortgaged real properties in connection with a partial defeasance of the underlying mortgage loan upon the satisfaction of various conditions, including: (i) borrower has delivered to the lender defeasance collateral in an amount equal to 110% of the partial release price allocated to the related release property in accordance with the mortgage loan documents and
(ii) the debt service coverage ratio for the remaining property after giving effect to the partial release is at least 1.20x, as determined by lender.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Lane Portfolio, which represents 1.4% of the initial net mortgage pool balance, the related borrower has the right to obtain a partial release of all or a portion of the related mortgaged real properties in connection with a partial defeasance of the underlying mortgage loan upon the satisfaction of various conditions, including that the borrower has delivered to the lender defeasance collateral in an amount equal to the greater of (a) 115% of the allocated loan amount for such property or (b) the amount necessary for the undefeased properties have a debt service coverage ratio of at least 1.40x.

     In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as DR - Group I, DR - Kancov, DR - Group II and DR - Hampton Mercury Investment, which represent 0.3%, 0.7%, 0.2%, and 0.3%, respectively, of the initial net mortgage pool balance, each of the related borrowers have the right to defease one or more of the related underlying mortgage loans, in each instance by purchase of U.S. government securities as specified in the applicable loan documents in an amount necessary provide for payments equivalent to 125% of such defeased underlying mortgage loan. Defeasance of less than all of the applicable underlying mortgage loans is subject to a specified debt service coverage ratio and a specified loan-to-value ratio for the remaining such underlying mortgaged loans.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Wei Wu, which represents 0.1% of the initial net mortgage pool balance, from time to time, the related borrower may obtain the release of either of the underlying mortgaged properties if certain conditions are satisfied, including meeting a specified debt service coverage ratio and loan-to-value ratio for the remaining property, and pay down of the principal to reduce the principal balance to either (i) $1,750,000 if Via Rio Temecula Road is retained or (ii) $1,150,000 if 3125 Vista Way is retained, plus a yield maintenance premium.

     In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as AIP - Intown (Bishop & Trabert) and AIP - Perimeter (Hammermill & Goshen Springs), which represents 0.1% and 0.1%, respectively, of the initial net mortgage pool balance, from time to time, the related borrower may obtain the release of either of the related underlying mortgaged properties if certain conditions are satisfied, including meeting a specified debt service coverage ratio and loan-to-value ratio for the remaining property, and prepayment of a portion of the mortgage loan equal to 120% of the amount allocated to the mortgaged real property to be released, plus a yield maintenance premium. Contemporaneously with this release, the related borrower must either sell or transfer the related released mortgaged real property to a third party such that the related borrower retains no ownership interest in such released mortgaged real property.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Provenzano's Real Estate Portfolio, which represents 0.1% of the initial net mortgage pool balance, the borrower may obtain the release of one or more of the underlying mortgaged properties if certain conditions are satisfied including meeting a specified debt service coverage ratio and loan to value ratio for the remaining property(s), and defeasance of a portion of the mortgage loan in an amount equal to 125% of the amount allocated to the mortgaged real property to be released.

     The table below shows each group of mortgaged real properties that--

     o    has the same or affiliated borrowers, and

     o secures two (2) or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the issuing entity, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial net mortgage pool balance.

                             RELATED BORROWER LOANS

                                                             NUMBER OF MORTGAGE      % OF INITIAL NET
                      PROPERTY NAME                                LOANS          MORTGAGE POOL BALANCE
----------------------------------------------------------   ------------------   ---------------------
1.   CWA Portfolio Pool A, CWA Portfolio Pool B and
     CWA Portfolio Pool C.................................           3                     5.7%
2.   Walgreens Pool 4/ DCWI IV, Walgreens Pool 5/ DCWI V
     and Walgreens Pool 6/ DCWI VI........................           3                     2.0%
3.   Colinas del Sol, Oyster Creek Apartments and The
     Arbors...............................................           3                     2.0%
4.   DR - Group I, DR - Group II, DR - Hampton Mercury
     Investment, DR - Kancov..............................           4                     1.5%
5.   Embassy Suites Phoenix, Hilton Rialto Place
     Melbourne and Embassy Suites Schaumburg..............           3                     1.5%
6.   Capella I Shopping Center, Shops at Westar and Hanes
     Point Shopping Center................................           3                     1.1%
7.   Providence Pavilion and Vinings Village SC...........           2                     1.0%

PARTIAL RELEASES OF PROPERTY

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Wells Headquarters, which represents 0.8% of the initial net mortgage pool balance, the related borrower has the right to release an unimproved outparcel on the related mortgaged real property, subject to the satisfaction of certain conditions, including: (i) no event of default exists under the mortgage loan documents, (ii) borrower has delivered to the lender (a) evidence that the mezzanine borrower has made the $1,000,000 principal prepayment required under the mezzanine loan documents in connection with the release, (b) appropriate endorsements to the title policy so as to exclude the release parcel and (c) a REMIC opinion satisfactory to the lender and (iii) borrower has obtained rating agency confirmation. The portion of such property to be released was given no value in the underwriting of such loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Corporate Gateway Center, which represents 0.7% of the initial net mortgage pool balance, from time to time, the related borrower has the right to obtain a partial release of a designated release property in connection with a partial defeasance of the underlying mortgage loan upon the satisfaction of various conditions, including: (i) borrower has delivered defeasance collateral to the lender in an amount equal to a release price set forth in the related loan documents and

(ii) the borrower has obtained rating agency confirmation. Additionally, such mortgage loan may be partially assumed and split into two separate loans that are not cross collateralized or cross defaulted, subject to the satisfaction of certain conditions set forth in the related loan documents.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Arrowhead Mall, which represents 0.6% of the initial net mortgage pool balance, from time to time, the related borrower has the right to obtain a partial release of a designated release property in connection with a partial defeasance of the underlying mortgage loan upon the satisfaction of various conditions, including:
(i) borrower has delivered defeasance collateral to the lender in an amount equal to 125% of 75% of the appraised value of the release property as determined by an appraiser acceptable to lender and (ii) after giving effect to the partial release, the loan-to-value ratio for the remaining property is no more than 80% and (iii) the debt service coverage ratio, after giving effect to the partial release, is at least 1.40x.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Blackstone Office Center, which mortgage loan represents 0.4% of the initial net mortgage pool balance, the related borrower has the right to obtain the release of an unimproved portion of the mortgaged real property without a partial defeasance or payment of a release price, subject to the satisfaction of certain stipulated conditions, including, among other things, that (a) delivery to the lender of a proposed replat of the release lot, (b) the remaining mortgaged real property must continue to comply with all governmental laws and regulations, (c) all governmental consents must have been obtained, (d) the released parcels and the remainder of the mortgaged real property must each be a separate tax parcel and
(e) access to the remainder of the mortgaged real property and utilities may not be impaired. The portion of such property to be released was given no value in the underwriting of such loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as in the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as The P&C Center & Oswego Plaza, which mortgage loan represents 0.4% of the initial net mortgage pool balance, the borrower has the right to obtain a release of a specified portion of the mortgaged real property, without the payment of any release price, subject to the borrower satisfying certain conditions including providing satisfactory evidence to the lender (i) that the borrower has entered into a contract with a third-party to timely construct certain buildings at and make improvements to the released parcel and (ii) an executed lease for improvements to be built on the released parcel. The portion of such property to be released was given no value in the underwriting of such loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Riverhill Center, which mortgage loan represents 0.3% of the initial net mortgage pool balance, the related borrower has the right to obtain the release of the two (2) tracts of land which it had previously ground leased to and developed by First Columbia, LLC, an affiliate of the borrower without a partial defeasance or payment of a release price, subject to the satisfaction of certain stipulated conditions, including, among other things, that (a) delivery to the lender of a proposed replat of the release lot, (b) the remaining mortgaged real property must continue to comply with all governmental laws and regulations, (c) all governmental consents must have been obtained, (d) the released parcels and the remainder of the mortgaged real property must each be a separate tax parcel, (e) access to the remainder of the mortgaged real property and utilities may not be impaired, (f) all zoning related concerns and parking information must be approved in advance by lender and (g) a cross-easement arrangement must be in place between the released parcel and the remaining mortgaged real property. The portion of such property to be released was given no value in the underwriting of such loan.

     In the case of the underlying mortgage loans secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Crossroads Professional Building which represents 0.3% of the initial net mortgage pool balance, the borrower has the right to obtain a release of a specified portion of the respective mortgaged real property, without payment of any release price, subject to the borrower satisfying certain conditions, including that the remaining real property satisfies specified loan to value and debt service coverage ratios.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as River Shoals Village, which represents 0.2% of the initial net mortgage pool balance, the related borrower has the right to release an unimproved outparcel on the related mortgaged real property, subject to the satisfaction of certain conditions, including: (i) no event of default exists under the mortgage loan documents,
(ii) borrower has delivered to Lender (a) appropriate endorsements to the title policy so as to exclude the release parcel and (b) a REMIC opinion satisfactory to the lender and (iii) borrower has obtained rating agency confirmation. The portion of such property to be released was given no value in the underwriting of such loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as All American Mini-Storage - Napa, which mortgage loan represents 0.2% of the initial net mortgage pool balance, the borrower has the right to obtain a release of a specified portion of the respective mortgaged real property, without payment of any release price, subject to the borrower satisfying certain conditions, including subdividing the mortgaged real property so that the released parcel and the remaining mortgaged real property are separate tax parcels. The portion of such mortgaged real property to be released was given no value in the underwriting of such mortgage loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Associated Energy Systems Buildings, which mortgage loan represents 0.1% of the initial net mortgage pool balance, the borrower has the right to obtain a release of a specified portion of the respective mortgaged real property, without payment of any release price, subject to the borrower satisfying certain conditions, including subdividing mortgaged real property so that the released parcel and the remaining mortgaged real property are separate tax parcels. The portion of such mortgaged real property to be released was given no value in the underwriting of such mortgage loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as NC MHP Portfolio - Lakeview, which mortgage loan represents 0.04% of the initial net mortgage pool balance, the related borrower has the right to obtain the release of an unimproved portion of the mortgaged real property, without a partial defeasance or payment of a release price, subject to the satisfaction of certain stipulated conditions, including, among other things, that (a) the borrower subdivides the mortgaged real property so that the released parcel and the remaining mortgaged real property are separate tax parcels and (b) the release does not in any manner impair the lien or priority of the mortgage on the remaining mortgaged real property. The portion of such property to be released was given no value in the underwriting of such loan.

SUBSTITUTION

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as CWA Portfolio Pool A, CWA Portfolio Pool B and CWA Portfolio Pool C, which mortgage loan represents 5.7% of the initial net mortgage pool balance, the related mortgage loan documents permit substitution of individual properties securing such mortgage loan provided that the borrower complies with certain conditions, including, without limitation: (i) no event of default exists under the mortgage loan documents, (ii) satisfaction of certain debt service coverage ratio and loan-to-value ratio tests and (iii) the appraised value of the substitute property is equal to or greater than the appraised value of the released property as of the closing date of the mortgage loan and as of the release date. The borrower's right to substitute will terminate once it has substituted individual properties with aggregate allocated loan amounts equal to 30% of the total original aggregate allocated loan amounts.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                % OF INITIAL NET
           NUMBER OF MORTGAGE       MORTGAGE
DUE DATE          LOANS           POOL BALANCE
--------   ------------------   ----------------
  11th             238                52.3%
   1st             178                41.8%
   5th               1                 5.9%
                   ---               -----
  TOTAL            417               100.0%
                   ===               =====

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the issuing entity bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the issuing entity provides for negative amortization or for the deferral of interest.

     Three hundred eighty-five (385) of the mortgage loans that we intend to include in the issuing entity, representing 97.9% of the initial net mortgage pool balance, of which 246 mortgage loans are in loan group no. 1, representing 98.6% of the initial loan group no. 1 balance, and 139 mortgage loans are in loan group no. 2, representing 94.7% of the initial net loan group no. 2 balance, accrue interest on an Actual/360 Basis.

     Thirty-two (32) of the mortgage loans that we intend to include in the issuing entity, representing 2.1% of the initial net mortgage pool balance, of which 11 mortgage loans are in loan group no. 1, representing 1.4% of the initial loan group no. 1 balance, and 21 mortgage loans is in loan group no. 2, representing 5.3% of the initial net loan group no. 2 balance, accrue interest on a 30/360 Basis.

     One (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.3% of the initial net mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.3% of the initial loan group no. 1 balance, accrues interest on (i) a 30/360 Basis during the interest only period and (ii) an Actual/360 Basis thereafter.

     BALLOON LOANS. Three hundred eighty-three (383) of the mortgage loans that we intend to include in the issuing entity, representing 96.4% of the initial net mortgage pool balance, of which 237 mortgage loans are in loan group no. 1, representing 96.4% of the initial loan group no. 1 balance, and 146 mortgage loans are in loan group no. 2, representing 96.0% of the initial net loan group no. 2 balance, are each characterized by--

     o either (a) an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or (b) no amortization prior to the stated maturity of the subject mortgage loan, and

     o in either case, a substantial payment of principal on its stated maturity date.

     ARD LOANS. Sixteen (16) of the mortgage loans that we intend to include in the issuing entity, representing 2.7% of the initial net mortgage pool balance, of which 15 mortgage loans are in loan group no. 1, representing 3.1% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 1.0% of the initial net loan group no. 2 balance, are each characterized by the following features:

     o A maturity date that is generally 24 to 30 years following origination.

     o The designation of an anticipated repayment date that is generally 5 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     o The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Static Prepayment Premium or Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

     o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to--

          1. in the case of one (1) ARD Loans, representing 0.1% of the initial net mortgage pool balance, two percentage points over the initial mortgage interest rate, and

          2. in the case of 15 ARD Loans, representing 2.6% of the initial net mortgage pool balance, the greater of (x) two percentage points over the initial mortgage interest rate, and (y) two percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date.

     o The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

     o From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

     In the case of each of the ARD Loans that we intend to include in the issuing entity, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     FULLY AMORTIZING LOANS. Eighteen (18) of the mortgage loans that we intend to include in the trust, representing 1.0% of the initial net mortgage pool balance, of which five (5) mortgage loans are in loan group no. 1, representing 0.5% of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 2.9% of the initial loan group no. 2 balance, are characterized by--

     o constant scheduled debt service payments throughout the substantial term of the mortgage loan, and

     o an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     These fully amortizing mortgage loans do not have either--

     o    an anticipated repayment date, or

     o    the associated payment incentives.

     ADDITIONAL AMORTIZATION CONSIDERATIONS. Twenty-six (26) of the mortgage loans that we intend to include in the issuing entity, representing 5.9% of the initial net mortgage pool balance, of which nine (9) mortgage loans are in loan group no. 1, representing 5.2% of the initial loan group no. 1 balance, and 17 mortgage loans are in loan group no. 2, representing 8.9% of the initial net loan group no. 2 balance, provide for an interest-only period that extends to maturity, or in the case of the ARD Loans, the anticipated repayment date.

     Twenty-nine (29) of the mortgage loans that we intend to include in the issuing entity, representing 7.5% of the initial net mortgage pool balance, of which 23 mortgage loans are in loan group no. 1, representing 8.1% of the initial loan group no. 1 balance, and six (6) mortgage loans are in loan group no. 2, representing 5.0% of the initial net loan group no. 2 balance, provide for an initial interest only period of 12 months or less.

     Forty-two (42) of the mortgage loans that we intend to include in the issuing entity, representing 13.6% of the initial net mortgage pool balance, of which 26 mortgage loans are in loan group no. 1, representing 12.8% of the initial loan group no. 1 balance, and 16 mortgage loans are in loan group no. 2, representing 16.7% of the initial net loan group no. 2 balance, provide for an initial interest only period of 18 to 24 months.

     Fifty-three (53) of the mortgage loans that we intend to include in the issuing entity, representing 32.9% of the initial net mortgage pool balance, of which 35 mortgage loans are in loan group no. 1, representing 34.0% of the initial loan group no. 1 balance, and 18 mortgage loans are in loan group no. 2, representing 28.1% of the initial net loan group no. 2 balance, provide for an initial interest only period of 36 to 60 months.

     Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     PREPAYMENT PROVISIONS. AS OF ORIGINATION:

     o Three hundred eleven (311) of the mortgage loans that we intend to include in the issuing entity, representing 79.9% of the initial net mortgage pool balance, of which 226 mortgage loans are in loan group no. 1, representing 82.2% of the initial loan group no. 1 balance, and 85 mortgage loans are in loan group no. 2, representing 70.2% of the initial net loan group no. 2 balance, provided for--

          1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     o Thirteen (13) of the mortgage loans that we intend to include in the issuing entity, representing 0.5% of the initial net mortgage pool balance, all of which mortgage loans are in loan group no. 2, representing 2.5% of the initial net loan group no. 2 balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

     o Three (3) of the mortgage loans that we intend to include in the issuing entity, representing 2.0% of the initial net mortgage pool balance, all of which mortgage loans are in loan group no. 1, representing 2.5% of the initial loan group no. 1 balance, provided for--

          1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

     o Seventy-one (71) of the mortgage loans that we intend to include in the issuing entity, representing 7.2% of the initial net mortgage pool balance, of which 24 mortgage loans are in loan group no. 1, representing 3.4% of the initial loan group no. 1 balance, and 47 mortgage loans are in loan group no. 2, representing 23.3% of the initial net loan group no. 2 balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal payments must be accompanied by a Yield Maintenance Charge, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without restriction or prepayment consideration;

     o One (1) of the mortgage loans that we intend to include in the issuing entity, representing 9.3% of the initial net mortgage pool balance, which mortgage loan is in loan group no. 1, representing 11.5% of the initial loan group no. 1 balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, a defeasance period where the mortgage loan may be defeased and/or a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     o Seventeen (17) of the mortgage loans that we intend to include in the issuing entity, representing 0.9% of the initial net mortgage pool balance, of which two (2) mortgage loans are in loan group no. 1 representing 0.2% of the initial loan group no. 1 balance, and 15 mortgage loans are in loan group 2, representing 3.9% of the initial net loan group no. 2 balance, provided for--

          1. a prepayment consideration period during which voluntary principal payments must be accompanied by a Yield Maintenance Charge, followed by

          2. an open period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     o One (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.1% of the initial net mortgage pool balance, which mortgage loan is in loan group 1, representing 0.1% of the initial loan group no. 1 balance, provided for--

          1. a prepayment consideration period during which voluntary principal payments must be accompanied by a Yield Maintenance Charge, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     One (1) of the mortgage loans that we intend to include in the issuing entity, identified on Exhibit A-1 to this prospectus supplement as Lakeview Industrial Park, representing 0.1% of the initial net mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.1% of the initial loan group no. 1 balance, provides that up to ten percent (10%) of the original principal balance of such mortgage loan may be prepaid by the related borrower annually, without a Yield Maintenance Charge or Static Prepayment Premium. Additionally, such mortgage loan provides for (i) a prepayment lockout period during which voluntary principal payments, other than those described in the preceding sentence, are prohibited, followed by (ii) a prepayment consideration period during which voluntary principal payments, other than those described in the preceding sentence, must be accompanied by a Yield Maintenance Charge, followed by (iii) an open prepayment period during which voluntary principal prepayments may be made without restriction or prepayment consideration.

     The open prepayment period for any underlying mortgage loan will generally begin one (1) to seven (7) months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     The prepayment terms of the mortgage loans that we intend to include in the issuing entity are more particularly described in Exhibit A-1 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     o the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     o it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

     PREPAYMENT LOCK-OUT PERIODS. Three hundred fifteen (315) of the mortgage loans that we intend to include in the issuing entity, representing 91.3% of the initial net mortgage pool balance, of which 230 mortgage loans are in loan group no. 1, representing 96.3% of the initial loan group no. 1 balance, and 85 mortgage loans are in loan group no. 2, representing 70.2% of the initial net loan group no. 2 balance, provide for prepayment lock-out/defeasance periods as of their respective due dates in March 2006. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

     o the maximum remaining prepayment lock-out/defeasance period as of the related due date in March 2006 is 220 months with respect to the entire mortgage pool, 220 months with respect to loan group no. 1 and 116 months with respect to loan group no. 2; o the minimum remaining prepayment lock-out/defeasance period as of the related due date in March 2006 is 42 months with respect to the entire mortgage pool, 45 months with respect to loan group no. 1 and 42 months with respect to loan group no. 2; and

     o the weighted average remaining prepayment lock-out/defeasance period as of the respective related due dates in March 2006 is 100 months with respect to the entire mortgage pool, 100 months with respect to loan group no. 1 and 104 months with respect to loan group no. 2.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     PREPAYMENT CONSIDERATION PERIODS. One hundred six (106) of the mortgage loans that we intend to include in the issuing entity, representing 20.1% of the initial net mortgage pool balance, of which 31 mortgage loans are in loan group no. 1, representing 17.8% of the initial loan group no. 1 balance, and 75 mortgage loans are in loan group no. 2, representing 29.8% of the initial net loan group no. 2 balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of the following:

     o In the case of 17 of those mortgage loans, representing 11.8% of the initial net mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 14.0% of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 2.5% of the initial net loan group no. 2 balance, a Static Prepayment Premium in an amount equal to a specified percentage of the amount prepaid.

     o In the case of 88 of those mortgage loans, representing 8.1% of the initial net mortgage pool balance, of which 26 mortgage loans are in loan group no. 1, representing 3.6% of the initial loan group no. 1 balance, and 62 mortgage loans are in loan group no. 2, representing 27.2% of the initial net loan group no. 2 balance a Yield Maintenance Charge in an amount generally equal to the greater of the following:
          (1) a specified percentage of the principal balance of the subject mortgage loan being prepaid; and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate as defined in the related loan documents, less the amount of principal being prepaid. In certain cases, alternative methods of the calculation of yield maintenance charges are set forth in the loan documents.

     o In the case of one (1) of those mortgage loans, representing 0.1% of the initial net mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.1% of the initial loan group no. 1 balance, a Yield Maintenance Charge period (as described in the immediately preceding bullet) followed by a Static Prepayment Premium in an amount equal to a specified percentage of the amount prepaid.

     Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Static Prepayment Premium or a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

     The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Static Prepayment Premium or a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Static Prepayment Premium or a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Static Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the series 2006-C1 pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the sponsors or any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Static Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Static Prepayment Premium or Yield Maintenance Charge.

     CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Several of the mortgage loans that we intend to include in the issuing entity provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the issuing entity provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Twenty-one (21) mortgage loans that we intend to include in the issuing entity, representing 6.7% of the initial net mortgage pool balance, of which 18 mortgage loans are in loan group no. 1, representing 7.7% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 2.3% of the initial net loan group no. 2 balance, are secured by letters of credit or cash reserves, or a combination of both, that in each such case:

     o will be released to the related borrower, in whole or in part, upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions (the borrowers under certain of the mortgage loans may have satisfied one or more of the conditions for such release); and

     o if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods

          (any such prepayment may or may not require that additional prepayment consideration, such as a yield maintenance premium, also be due and any such prepayment consideration may in some cases be paid out of the related additional collateral).

See Exhibit A-1 to this prospectus supplement.

     In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (i.e., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

     Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $19,620,958.

     DEFEASANCE LOANS. Three hundred fifteen (315) of the mortgage loans that we intend to include in the issuing entity, representing 91.3% of the initial net mortgage pool balance, of which 230 mortgage loans are in loan group no. 1, representing 96.3% of the initial loan group no. 1 balance, and 85 mortgage loans are in loan group no. 2, representing 70.2% of the initial net loan group no. 2 balance, permit the borrower to deliver direct, non-callable U.S. government obligations as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

     o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

     o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the issuing entity a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the issuing entity may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

     Neither we nor any of the sponsors or any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

     LOCKBOXES. Ninety-five (95) mortgage loans that we intend to include in the issuing entity, representing 58.7% of the initial net mortgage pool balance, of which 87 mortgage loans are in loan group no. 1, representing 68.4% of the initial loan group no. 1 balance, and eight (8) mortgage loans are in loan group no. 2, representing 17.8% of the initial net loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     o HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

     o SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4. an event of default under the mortgage (in certain cases, only a monetary event of default); or

          5. certain specified events relating to the tenancy at the related mortgaged real property (i.e., termination of a major lease).

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

     o MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

The above-referenced 95 mortgage loans provide for the following types of lockbox accounts:

                                                            % OF INITIAL NET
                                       NUMBER OF MORTGAGE       MORTGAGE
            TYPE OF LOCKBOX                  LOANS            POOL BALANCE
------------------------------------   ------------------   ----------------
Springing...........................           69                 40.8%
Hard................................           25                 17.7%
Modified............................            1                  0.1%
                                              ---                 ----
TOTAL...............................           95                 58.7%
                                              ===                 ====

     For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity.

     ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the issuing entity provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     o    taxes and insurance,

     o    capital improvements,

     o    furniture, fixtures and equipment, and/or

     o    various other purposes.

     As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the applicable master servicer or a primary servicer pursuant to a subservicing agreement with the applicable master servicer. In the case of most of the underlying mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     TAX ESCROWS. In the case of 304 of the mortgage loans that we intend to include in the issuing entity, representing 78.4% of the initial net mortgage pool balance, of which 204 mortgage loans are in loan group no. 1, representing 79.8% of the initial loan group no. 1 balance, and 100 mortgage loans are in loan group no. 2, representing 72.4% of the initial net loan group no. 2 balance, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

     If an escrow was established, the funds will be applied by the applicable master servicer to pay for taxes and assessments at the related mortgaged real property.

     In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

     INSURANCE ESCROWS. In the case of 271 of the mortgage loans that we intend to include in the issuing entity, representing 67.9% of the initial net mortgage pool balance, of which 189 mortgage loans are in loan group no. 1, representing 68.8% of the initial loan group no. 1 balance, and 82 mortgage loans are in loan group no. 2, representing 64.1% of the initial net loan group no. 2 balance, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the applicable master servicer to pay for insurance premiums at the related mortgaged real property.

     Under some of the other mortgage loans that we intend to include in the issuing entity, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly or because the tenant has the right to self-insure.

     RECURRING REPLACEMENT RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the issuing entity the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     o capital replacements, repairs and furniture, fixtures and equipment, or

     o    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the issuing entity, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the issuing entity, the related borrowers were permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or may substitute letters of credit and obtain release of established reserve accounts.

     ENGINEERING RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most of those cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

     o the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

     o various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan to be included in the issuing entity, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because it contemplated completing repairs in addition to those shown in the related inspection report. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the issuing entity contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

     o permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

     o prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the issuing entity permit one or more of the following types of transfers:

     o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2006-C1 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

     o involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     o transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

     o issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     o for residential cooperative mortgage loans, a transfer of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged real property;

     o    a transfer of ownership interests for estate planning purposes;

     o changes in ownership between existing partners and members of the related borrower;

     o transfers permitting additional tenants-in-common to take title to the mortgaged real property subject to the terms of the related mortgage loan documents;

     o a transfer of non-controlling ownership interests in the related borrower;

     o a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower; or

     o    other transfers similar in nature to the foregoing.

     The depositor, the sponsors and the mortgage loan sellers make no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any underlying mortgage loan.

     MORTGAGE PROVISIONS RELATING TO THE MORTGAGEE'S RIGHT TO TERMINATE MANAGEMENT AGREEMENTS. Most of the underlying mortgage loans permit the related master servicer or special servicer, as applicable, to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Certain of the underlying mortgage loans may provide that if the DSCR for the applicable mortgage loan falls below a certain level, the related master servicer or special servicer, as applicable, will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to such special servicers. In addition, certain of the underlying mortgage loans allow the related master servicer or special servicer to cause the termination of the related management agreements upon the failure to meet certain performance triggers and/or the occurrence of certain events of default under the related loan agreements or mortgage documents or if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

     CROSS-COLLATERALIZATION AND CROSS-DEFAULT OF CERTAIN UNDERLYING MORTGAGE LOANS. Twenty-three (23) of the underlying mortgage loans, representing 15.3% of the initial net mortgage pool balance, are "multi-property loans" that are evidenced by one mortgage note and secured by more than one mortgaged real property. Sixteen (16) of the underlying mortgage loans, representing 6.5% of the initial net mortgage pool balance, are "crossed loans" that are evidenced by more than one mortgage note and are cross-collateralized with multiple mortgaged real properties. Because certain states exact a mortgage recording or documentary stamp tax based on the principal amount of debt secured by a mortgage, the individual mortgages recorded with respect to certain crossed loans collateralized by properties in such states may secure an amount less than the total initial principal balance of those crossed loans. For the same reason, the mortgages recorded with respect to certain multi-property loans may secure only a multiple (generally 100% to 150%) of the property release amount of the related mortgaged real property rather than the entire initial principal balance of the related mortgage note. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Enforceability of Cross-Collateralized Provisions May Be Challenged and the Benefits of These Provisions May Otherwise Be Limited" in this prospectus supplement.

     HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the issuing entity generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

     o hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1. the outstanding principal balance of the related mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     o if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2. the replacement cost or the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, or the Flood Disaster Protection Act of 1978, as amended;

     o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     o business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the issuing entity are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     o    obtain earthquake insurance, or

     o establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the applicable master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the applicable master servicer must maintain that insurance coverage, to the extent--

     o    the trustee has an insurable interest,

     o the insurance coverage is available at commercially reasonable rates, and

     o any related servicing advance is deemed by the applicable master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the issuing entity is left to the lender's discretion, the applicable master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard.

     In addition, the applicable master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the applicable master servicer must maintain, all-risk casualty insurance or extended coverage insurance (with special form coverage) which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; PROVIDED, HOWEVER, that the applicable master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the applicable special servicer, with the consent of the Series 2006-C1 Directing Certificateholder, approves such determination; PROVIDED, that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2006-C1 directing certificateholder, if following any such direction of the series 2006-C1 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2006-C1 directing certificateholder would violate the Servicing Standard. Notwithstanding the foregoing, the applicable master servicer will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance, and the applicable master servicer need not maintain such insurance, if the applicable master servicer has determined after due inquiry (with the consent of the applicable special servicer and the Series 2006-C1 Directing Certificateholder; PROVIDED, that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2006-C1 directing certificateholder, if following any such direction of the series 2006-C1 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2006-C1 directing certificateholder would violate the Servicing Standard), in accordance with the Servicing Standard, that either:

     o such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

     o    such insurance is not available at any rate.

     If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the issuing entity. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the issuing entity.

     The mortgage loans that we intend to include in the issuing entity generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

     o to restore the related mortgaged real property (with any balance to be paid to the borrower), or

     o    towards payment of the subject mortgage loan.

     If any mortgaged real property is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the applicable special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the applicable special servicer's election with the Series 2006-C1 Directing Certificateholder's consent, coverage satisfying insurance requirements consistent with the Servicing Standard, PROVIDED that such coverage is available at commercially reasonable rates.

     Each of the master servicers and the special servicers may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the issuing entity for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by a master servicer or a special servicer contains a deductible clause, however, that master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     o    are not paid because of the deductible clause, and

     o exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

     There can be no assurance as regards the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

     Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002.

     We are aware that in the case of at least five (5) mortgage loans that we intend to include in the issuing entity, representing 0.3% of the initial net mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the issuing entity, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

     The Carlton Court Apartments Loan will be deemed to consist of two portions: the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion. The term "Mortgage Loan" does not include the Carlton Court Apartments Non-Pooled Portion and the initial net mortgage pool balance excludes the principal balance of the Carlton Court Apartments Non-Pooled Portion.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     DELINQUENCIES. None of the mortgage loans that we intend to include in the issuing entity was as of its due date in March 2006, 30 days or more delinquent with respect to any monthly debt service payment.

     TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

     o Sixty six (66) mortgaged real properties, securing 9.3% of the initial net mortgage pool balance, which mortgage loans are in loan group no. 1, representing 11.5% of the initial loan group no. 1 balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupies at least 50%, but less than 100%, of the net rentable area of the particular property.

     o Seventy one (71) mortgaged real properties, securing 6.9% of the initial net mortgage pool balance, which mortgage loans are in loan group no. 1, representing 8.6% of the initial loan group no. 1 balance, are either wholly owner-occupied or leased to a single tenant.

     o Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

     o A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

     o A number of companies are Major Tenants at more than one of the mortgaged real properties.

     o Reserves were established with respect to certain of the underlying mortgage loans for tenants that have yet to take occupancy, tenants that have not yet begun to pay rent or to be held as additional security for the related underlying mortgage loan until a certain tenant has re-signed its lease at the related mortgaged real property.

     o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

     o Tenant leases at some of the mortgaged retail properties may provide for tenant "exclusive use" provisions which may be linked to the limitation on use of an adjoining property over which the related mortgagor may not have control.

     GROUND LEASES. Eight (8) of the mortgage loans that we intend to include in the issuing entity, representing 1.6% of the initial net mortgage pool balance, which mortgage loans are in loan group no. 1, representing 2.0% of the initial loan group no. 1 balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. The following is true in each of those cases--

     o the related ground lease, after giving effect to all extension options, expires approximately ten (10) years or more after the amortization term of the related mortgage loan,

     o the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

     o in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the issuing entity generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

     The Saint Louis Galleria Mortgage Loan, which represents 5.9% of the initial net mortgage pool balance, is secured by the Saint Louis Galleria Property, which also secures the Saint Louis Galleria Junior Companion Loans, which are subordinate to the Saint Louis Galleria Mortgage Loan. The Saint Louis Galleria Junior Companion Loans are not included in the issuing entity.

     Each of the CBA A-Note Mortgage Loans is secured by a mortgaged real property that also secures, on a subordinated basis, a CBA B-Note Companion Loan that is not included in the trust. The CBA A-Note Mortgage Loans collectively represent 2.4% of the initial net mortgage pool balance. See "--The CBA A/B Loan Pairs" below.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 1390-1400 Park Street, which underlying mortgage loan represents 0.03% of the initial net mortgage pool balance, the borrower was permitted to maintain two (2) loans with an aggregated original amount of $62,000 in subordinate debt that is secured by the related mortgaged real property. The lender of the subordinate debt, the City of Hartford, has executed a subordination and intercreditor agreement acknowledging that such loan is subordinate to the underlying mortgage loan. In addition, the title policy provided to lender at closing insured the lien securing the underlying mortgaged real property as a senior lien. The subordinate debt does not accrue interest and the City of Hartford will forgive 1/10 of the subordinate debt every year over the next ten (10) years.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as QLS Gardens Apartments, which represents 0.1% of the initial net mortgage pool balance, the fee interest in the related mortgaged real property also secures two (2) subordinate mortgage loans, which are subordinate to the related borrower's leasehold mortgage on the mortgaged real property.

     The borrowers under 52 underlying mortgage loans, which collectively represent 4.0% of the initial net mortgage pool balance, and are all secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition to the incurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to each of the underlying mortgage loans secured by residential cooperative properties, the series 2006-C1 pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related residential cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% (based on the Value Co-op Basis of the related mortgaged real property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged real property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be principally used for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases with respect to the loans sold to us by NCB, FSB, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

     In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Amelon Square, which mortgage loan represents 0.2% of the initial net mortgage pool balance, the borrower may incur additional debt secured by the related mortgaged real property. Such additional debt must be on a subordinate basis, and requires the written approval of the lender and the satisfaction of various specified conditions. Such requirements include an aggregate loan-to-value ratio of 65% or less, an aggregate debt service coverage ratio of 1.30x or more, and the subordinate lender's execution and delivery of an acceptable standstill and subordination agreement.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Holly Hill Plaza Shopping Center, which mortgage loan represents 0.2% of the initial net mortgage pool balance, the borrower may incur secured subordinate debt provided that, among other things: (a) the aggregate debt of the mortgage loan and such unsecured subordinate debt does not exceed a loan-to-value ratio of 70% and (c) the related mortgaged real property satisfies a debt service coverage ratio of 1.30x or greater, based on a minimum debt constant of 9%.

     In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as Brentwood Self Storage and Post Alley, which represent, respectively, 0.1% and 0.1% of the initial net mortgage pool balance, the related loan documents permit future subordinate debt secured by the related mortgaged real property upon the prior written approval of the holder of the related mortgage and satisfaction of various specified conditions, including specified debt service coverage and loan to value ratios and the subordinate lender's execution and delivery of an acceptable subordination agreement.

     In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Royal Marc Apartments, which mortgage loan represents 0.1% of the initial net mortgage pool balance, the borrower may incur additional debt secured by the related mortgaged real property. Such additional debt (i) may only be obtained after the first year but prior to the last three (3) years of the term of the underlying mortgage loan, (ii) must be on a subordinate basis, and (iii) requires the written approval of the lender and the satisfaction of various specified conditions. Such requirements include (i) an aggregate loan-to-value ratio of 75% or less, (ii) an aggregate debt service coverage ratio of 1.35x or more and
(iii) the subordinate lender's execution and delivery of an acceptable standstill and subordination agreement.

     In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Crossroads Shopping Center, which mortgage loan represents 0.04% of the initial net mortgage pool balance, the borrower may incur additional debt secured by the related mortgaged real property. Such additional debt must be on a subordinate basis, and requires the written approval of the lender and the satisfaction of various specified conditions. Such requirements include an aggregate loan-to-value ratio of 65% or less, an aggregate debt service coverage ratio of 1.30x or more, and the subordinate lender's execution and delivery of an acceptable standstill and subordination agreement.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Mark Embers Apartments, which represents 0.04% of the initial net mortgage pool balance, the related loan documents permit future subordinate debt secured by the related mortgaged real property provided certain specified conditions are satisfied, including specified debt service coverage and loan value ratios and the subordinate mortgage providing that it is subordinate in all respects.

     MEZZANINE DEBT. In the case of 30 mortgage loans that we intend to include in the issuing entity, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the issuing entity do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine lenders generally have the right to cure certain defaults occurring on the related mortgage loan and upon a default under the mezzanine debt, the mezzanine lender may foreclose upon the ownership interests in the related borrower. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real mortgaged real property. Although the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 230 Park Avenue, which underlying mortgage loan represents 9.3% of the initial net mortgage pool balance, the principals of the related borrower have incurred mezzanine debt in the total amount of $285,000,000 in mezzanine loans, secured by the ownership interests in the related borrower and various affiliates. The applicable lender of the subject underlying mortgage loan and the related holders of the mezzanine financing, entered into an intercreditor agreement which, among other things, will (a) restrict each mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the Rating Agencies unless the transfer is to an institutional lender (which includes certain affiliates of the mezzanine lender) or such transfer complies with the intercreditor agreement, (b) require each mezzanine lender to obtain Rating Agency approval of the new owner of the ownership interests unless such new owner is an institutional lender and the 230 Park Avenue mortgaged real property is managed by a qualified manager (which includes certain affiliates of the mezzanine lenders) and (c) require the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lenders. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan, then the mezzanine lenders will have the right to purchase the subject underlying mortgage loan for its outstanding principal balance plus all accrued interest and other amounts due thereon.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Wells Headquarters, Walgreens Pool 4/ DCWI IV, Walgreens Pool 5/ DCWI V, Walgreens Pool 6/ DCWI VI and Creekside Business Park, which underlying mortgage loans represent 3.6% of the initial net mortgage pool balance, a $3,500,000, $2,850,000, $3,210,000, $3,125,000, $6,850,000 mezzanine loan, respectively, is secured by ownership interests in the borrower. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing entered into an intercreditor agreement which, among other things, (a) restricts the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender, (b) requires the mezzanine lender to obtain rating agency approval of the new owner of the ownership interests unless such new owner is an institutional lender in the event of foreclosure on the pledge of the ownership interests, and (c) requires the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan as a result of an event of default, then the mezzanine lender will have the right to purchase the subject underlying mortgage loan in an amount generally equal to its outstanding principal balance plus all accrued interest and other amounts due thereon.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Southgate I, which underlying mortgage loan represents 0.8% of the initial net mortgage pool balance, a $2,550,000 mezzanine loan secured by a minority interest (48.9%) in the borrower at an interest rate of 6.5% per annum was incurred. So long as this current mezzanine loan is paid off, members of the borrower may pledge their interests therein to secure a mezzanine loan provided that, among other things:
(a) the loan-to-value ratio of the aggregate amount of the mortgage loan and such mezzanine loan shall not exceed 80%, (b) the related mortgaged real property satisfies a debt service coverage ratio of 1.10x or greater for the trailing three (3) month period (assuming the mezzanine loan had been in place at the start of such period) and (c) the mezzanine lender shall enter into an intercreditor agreement reasonably acceptable to the lender.

     In the case of the underlying mortgage loans secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Salem Arms Apartments and Tall Oaks Apartments, which underlying mortgage loans represent 0.5% of the initial net mortgage pool balance, the related borrowers have entered into additional interest agreements with a previous mortgagee of the property pursuant to which the respective borrowers are obligated to remit to the previous mortgagee (i) 50% the net cash flow, after the payment of all amounts required under the loan documents, including, without limitation, the payment of principal, interest and reserves, and (ii) 50% of all net proceeds received by the related borrower following a sale, assignment, transfer, refinance or other disposition of the related property, if any, generated by the mortgaged properties. The related borrowers' obligations to make such remittances, if any, are secured by a pledge of the limited liability company membership interests in the related borrowers. The applicable lender of the subject underlying mortgage loans and the previous mortgagee entered into a subordination, standstill and intercreditor agreement which, among other things, will (a) restrict the previous mortgagee's ability to transfer its interest in the additional interest agreement without the approval of the lender unless the transfer is to an institutional lender, (b) require the previous mortgagee to obtain the lender's approval of any new owner of the ownership interests unless such new owner is an institutional lender and the mortgaged properties are managed by a qualified manager and (c) require the lender to provide certain notices and cure rights under the subject underlying mortgage loans to the previous mortgagee. Additionally, if the holder of the subject underlying mortgage loans accelerates the loan or starts a foreclosure procedure, then the previous mortgagee will have the right to purchase the applicable underlying mortgage loans for its outstanding principal balance plus all accrued interest and other amounts due thereon including, without limitation, yield maintenance charges.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Pullman Industrial, which underlying mortgage loan represents 0.4% of the initial net mortgage pool balance, the sole owner of each of the two (2) initial co-borrowers jointly and severally incurred mezzanine debt in the total amount of $6,200,000 to Key Real Estate Equity Capital, Inc. (an affiliate of mortgage loan seller KeyBank National Association) as mezzanine lender, secured by their ownership interests in each respective borrower. In accordance with the loan agreement evidencing such mezzanine debt, (i) there has been a partial prepayment of the principal balance of the mezzanine debt, and there shall continue to be partial prepayments on a monthly basis (to the extent of the availability of excess cash) and each time there is a conveyance of an undivided fee interest in the mortgaged real property from the owner/co-borrower to a tenant in common transferee, and (ii) the mezzanine debt shall be fully paid on or before July 1, 2006, or if the maturity date thereunder is extended, February 1, 2007. The holder of the mezzanine debt and the lender of the subject underlying mortgage loan entered into an intercreditor agreement, which, among other things, will (a) restrict the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender (which includes certain affiliates of the mezzanine lender), (b) require the mezzanine lender to obtain rating agency approval of the new owner of the ownership interest unless such new owner is an institutional lender (which includes certain affiliates of the mezzanine lender) in the event of foreclosure on the pledge of the ownership interests, and (c) require the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, commences a foreclosure, or such loan becomes a specially serviced loan as a result of an event of default, then the mezzanine lender will have the right to purchase the subject underlying mortgage loan for its outstanding principal balance plus all accrued interest and other amounts due thereon.

     In the case of each of the underlying mortgage loans secured by the related mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Homewood Suites Colorado Springs and AIMCO Trinity Place Apartments, which underlying mortgage loans represent 0.3% and 0.3%, respectively, of the initial net mortgage pool balance, the principals of the related borrowers have incurred mezzanine debt in the total amount of $540,000 and $398,000, respectively, in mezzanine loan, secured by the ownership interests in the related borrower and various affiliates. The applicable lender of the subject underlying mortgage loans and the related holders of the mezzanine financing, entered into an intercreditor agreement which, among other things, will (a) restrict each mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the Rating Agencies unless the transfer is to an institutional lender, (b) require each mezzanine lender to obtain Rating Agency approval of the new owner of the ownership interests unless such new owner is an institutional lender and the Homewood Suites Colorado Springs or AIMCO Trinity Place Apartments, as applicable, mortgaged real property is managed by a qualified manager and (c) require the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the related mezzanine lender. Additionally, if the related holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan, then the related mezzanine lender will have the right to purchase the subject underlying mortgage loan for its outstanding principal balance plus all accrued interest and other amounts due thereon.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Saint Louis Galleria, which mortgage loan represents 5.9% of the initial net mortgage pool balance, members of the borrower may pledge their interests therein to secure a mezzanine loan provided that, among other things: (a) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 70% and (b) the related mortgaged real properties satisfy a debt service coverage ratio of 1.14x or greater.

     In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as CWA Portfolio Pool A, CWA Portfolio Pool B and CWA Portfolio Pool C, which mortgage loans collectively represent 5.7% of the initial net mortgage pool balance, members of the borrower may pledge their interests therein to secure a mezzanine loan provided that, among other things: (a) the loan-to-value ratio of the aggregate amount of the mortgage loan and such mezzanine loan shall not exceed 90%, (b) the related mortgaged real property satisfies a debt service coverage ratio of 1.10x or greater and (c) the mezzanine lender shall enter into an intercreditor agreement reasonably acceptable to the lender.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Residence Inn by Marriott Capitol Hill, which mortgage loan represents 1.3% of the initial net mortgage pool balance, so long as the borrower has not incurred subordinate debt not secured by the related mortgage property, as permitted in the mortgage loan documents, members of the borrower may pledge their interests therein to secure a mezzanine loan provided that, among other things: (a) the loan-to-value ratio of the aggregate amount of the mortgage loan and such mezzanine loan shall not exceed 80%, (b) the related mortgaged real property satisfies a debt service coverage ratio (including the aggregate amount of the mortgage loan and such mezzanine loan) of 1.50x or greater, (c) the mezzanine loan does not exceed $5,000,000 and (d) the mezzanine lender shall enter into an intercreditor agreement reasonably acceptable to the lender.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Corporate Gateway Center, which mortgage loan represents 0.7% of the initial net mortgage pool balance, members of the borrower may pledge their interests therein to secure a mezzanine loan provided that, among other things: (a) the aggregate amount of the mortgage loan and such mezzanine loan shall not exceed 80% of the fair market value of the related mortgaged real property, (b) the aggregate debt service coverage ratio (assuming the mezzanine loan had been fully advanced) is at least 1.10x for the trailing twelve-month period and for the projected twelve-month period following the date such mezzanine loan is advanced and (c) the mezzanine lender shall enter into an intercreditor agreement reasonably acceptable to the lender.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Arrowhead Mall, which mortgage loan represents 0.6% of the initial net mortgage pool balance, members of the borrower may pledge their interests therein to secure a mezzanine loan provided that, among other things: (a) the loan-to-value of the aggregate amount of the mortgage loan and such mezzanine loan shall not exceed 80%, (b) the related mortgaged real property satisfies a debt service coverage ratio of 1.25x or greater for the trailing three month period and (c) the mezzanine lender shall enter into an intercreditor agreement reasonably acceptable to the lender.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Holiday Inn - South San Francisco, which mortgage loan represents 0.5% of the initial net mortgage pool balance, members of the borrower (excluding the managing members) may pledge their interests therein to secure a mezzanine loan provided that, among other things: (a) no event of default has occurred and/or is continuing and (b) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 70%.

     In the case of the mortgage loans identified on Exhibit A-1 to this prospectus supplement as Easton I, Easton II and Easton III, which represent, respectively, 0.1%, 0.1% and 0.2% of the initial net mortgage pool balance, the related loan documents permit members of the respective borrower to pledge their interests to secure a mezzanine loan provided certain specified conditions are satisfied, including specified debt service coverage and loan to value ratios and the mezzanine lender's execution and delivery of an acceptable intercreditor and subordination agreement.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as South Office Building, which mortgage loan represents 0.2% of the initial net mortgage pool balance, members of the borrower may pledge their interests therein to secure a mezzanine loan provided that, among other things: (a) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 80% and (b) the related mortgaged real properties satisfy a debt service coverage ratio of 1.20x or greater.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Ski Lodge Apartments, which mortgage loan represents 0.2% of the initial net mortgage pool balance, members of the borrower may pledge their interests therein to secure a mezzanine loan provided that, among other things: (a) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 85% and (b) the related mortgaged real properties satisfy a debt service coverage ratio of 1.10x or greater.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Comfort Inn - Newport News, VA, which mortgage loan represents 0.2% of the initial net mortgage pool balance, members of the borrower (excluding the managing members) may pledge their interests therein to secure a mezzanine loan provided that, among other things: (a) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 80% and (b) the related mortgaged real properties satisfy a debt service coverage ratio of 1.20x or greater.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Palms to Pines Retail Center, which mortgage loan represents 0.2% of the initial net mortgage pool balance, members of the borrower may, beginning in March 2008, pledge their interests therein to secure a mezzanine loan provided that, among other things: (a) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 65% and (b) the related mortgaged real properties satisfy a debt service coverage ratio of 1.50x or greater.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Millennium Center Retail, which mortgage loan represents 0.1% of the initial net mortgage pool balance, members of the borrower may pledge their interests therein to secure a mezzanine loan provided that, among other things: (a) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 80% and (b) the related mortgaged real properties satisfy a debt service coverage ratio of 1.20x or greater.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Fairfield Inn - Lumberton, NC, which mortgage loan represents 0.1% of the initial net mortgage pool balance, members of the borrower (excluding the managing members) may pledge their interests therein to secure a mezzanine loan provided that, among other things: (a) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 80% and (b) the related mortgaged real properties satisfy a debt service coverage ratio of 1.20x or greater.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Hesperia Town Center, which mortgage loan represents 0.1% of the initial net mortgage pool balance, members of the borrower may pledge their interests therein to secure a mezzanine loan in any amount up to $1,600,000 provided that, among other things: (a) the aggregate debt of the mortgage loan and such mezzanine loan does not exceed a loan-to-value ratio of 75% and (b) the related mortgaged real properties satisfy a debt service coverage ratio of 1.25x or greater.

     UNSECURED INDEBTEDNESS. The borrowers under some of the mortgage loans that we intend to include in the issuing entity have incurred or may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. For example, in the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Residence Inn by Marriott Capitol Hill, which mortgage loan represents 1.3% of the initial net mortgage pool balance, so long as the borrower has not incurred mezzanine debt secured by the equity interests of the borrower, as permitted in the mortgage loan documents, the borrower may incur subordinate debt not secured by the related mortgaged real property, provided that, among other things: (a) the loan-to-value ratio of the aggregate amount of the mortgage loan and such subordinate financing shall not exceed 80%,
(b) the related mortgaged real property satisfies a debt service coverage ratio (including the aggregate amount of the mortgage loan and such subordinate financing) of 1.50x or greater, (c) the subordinate financing does not exceed $5,000,000 and (d) the subordinate lender shall enter into an intercreditor agreement reasonably acceptable to the lender.

     Additionally, in some instances, the borrower under a mortgage loan intended to be included in the issuing entity is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender. In general, the borrowers under the mortgage loans secured by residential cooperative properties have incurred or may incur a limited amount of unsecured indebtedness.

     NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many mortgage loans that we intend to include in the issuing entity with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the issuing entity have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent. In addition, the organizational documents for each borrower under an underlying mortgage loan secured by a residential cooperative property, do not require the borrower to be a special purpose entity.

     TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

THE CARLTON COURT APARTMENTS POOLED AND NON-POOLED PORTIONS

     The Carlton Court Apartments Pooled Portion has a principal balance as of the Cut-off Date of $19,530,000 and the Carlton Court Apartments Non-Pooled Portion has a principal balance as of the Cut-off Date of $1,870,000 and a mortgage rate of 5.55%. The holders of the Regular Certificates will be entitled to receive all amounts received in respect of the Carlton Court Apartments Pooled Portion and the holders of the Class CCA Certificates will be entitled to receive all amounts received in respect of the Carlton Court Apartments Non-Pooled Portion and will have certain other rights with respect to the Carlton Court Apartments Loan.

     The following describes certain provisions of the series 2006-C1 pooling and servicing agreement that relate to the Carlton Court Apartments Pooled Portion and Carlton Court Apartments Non-Pooled Portion. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the provisions of the series 2006-C1 pooling and servicing agreement.

     ALLOCATION OF PAYMENTS BETWEEN THE CARLTON COURT APARTMENTS POOLED PORTION AND THE CARLTON COURT APARTMENTS NON-POOLED PORTION. Pursuant to the series 2006-C1 pooling and servicing agreement, to the extent described below, the right of the holders of the Class CCA Certificates to receive payments with respect to the Carlton Court Apartments Non-Pooled Portion is, in certain default scenarios, subordinated to the rights of the holders of the Regular Certificates to receive payments with respect to the Carlton Court Apartments Pooled Portion. On or prior to each Distribution Date, amounts received during the related due period on the Carlton Court Apartments Loan (including any amounts advanced with respect thereto, any Cure Payments received thereon and any proceeds received in connection with a sale thereof) will be applied first to payment of any related Primary Servicing Fees, Servicing Fees, Special Servicing Fees and Trustee Fees, reimbursement of expenses incurred in connection with the enforcement of any repurchase obligation against the mortgage loan seller with respect to the Carlton Court Apartments Loan together with interest thereon and the reimbursement of any Advances made with respect thereto and payment of any interest on such Advances, and the remainder will be allocated:

     o first, in respect of interest accrued on the Carlton Court Apartments Pooled Portion during the current interest accrual period;

     o second, in respect of accrued and unpaid interest on the Carlton Court Apartments Pooled Portion from prior interest accrual periods;

     o third, to the Carlton Court Apartments Pooled Portion (A) prior to an event of default under the Carlton Court Apartments Loan and so long as the Carlton Court Apartments Loan is not a specially serviced mortgage loan as a result of any event of default, its pro rata share (based on the relative balances of the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion) of the Carlton Court Apartments Principal Distribution Amount; (B) during the continuation of an event of default under the Carlton Court Apartments Loan or if the Carlton Court Apartments Loan becomes a specially serviced mortgage loan as a result of any event of default and prior to a final recovery determination with respect thereto, the Carlton Court Apartments Principal Distribution Amount and (C) with respect to any distribution date following a final recovery determination, an amount up to the entire principal balance of the Carlton Court Apartments Pooled Portion, in each case, until the principal balance of the Carlton Court Apartments Pooled Portion has been reduced to zero;

     o fourth, to reimburse the Carlton Court Apartments Pooled Portion for any prior Carlton Court Apartments Collateral Support Deficit previously allocated thereto;

     o fifth, in respect of interest accrued on the Carlton Court Apartments Non-Pooled Portion during the current interest accrual period;

     o sixth, in respect of accrued and unpaid interest on the Carlton Court Apartments Non-Pooled Portion from prior interest accrual periods;

     o seventh, to the Carlton Court Apartments Non-Pooled Portion (A) prior to an event of default under the Carlton Court Apartments Loan and so long as the Carlton Court Apartments Loan is not a specially serviced mortgage loan as a result of any event of default, its pro rata share (based on the relative balances of the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion) of the Carlton Court Apartments Principal Distribution Amount, (B) during the continuation of an event of default under the Carlton Court Apartments Loan or if the Carlton Court Apartments Loan becomes a specially serviced mortgage loan as a result of any event of default, any remaining amounts of the Carlton Court Apartments Principal Distribution Amount after application of such amounts to the Carlton Court Apartments Pooled Portion pursuant to clause (B) in paragraph third above, which will be allocated among the CCA Certificates as described under "Description of the Offered Certificates--Distributions--Priority of Distributions" below and (C) with respect to any distribution date following a final recovery determination, an amount up to the entire principal balance of the Carlton Court Apartments Non-Pooled Portion after the application of the Carlton Court Apartments Principal Distribution Amount to the Carlton Court Apartments Pooled Portion pursuant to clause (C) in paragraph third above, in each case, until the principal balance of the Carlton Court Apartments Non-Pooled Portion has been reduced to zero, which will be allocated among the CCA Certificates as described under "Description of the Offered Certificates--Distributions--Priority of Distributions" below;

     o eighth, to reimburse the Carlton Court Apartments Non-Pooled Portion in the amount of any prior Carlton Court Apartments Collateral Support Deficits previously allocated to the Class CCA Certificates;

     o ninth, any Static Prepayment Premium or Yield Maintenance Charge in connection with a prepayment of the Carlton Court Apartments Loan will be allocated to the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion on a pro rata basis (based on the amount of such prepayment allocated to reduce the Stated Principal Balances of the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion); and

     o tenth, to reimburse the Class CCA Directing Certificateholder for any unreimbursed Cure Payments previously made.

     CERTAIN RIGHTS OF HOLDERS OF CLASS CCA CERTIFICATES. The applicable special servicer is required to obtain the consent of a holder of the Class CCA Certificates appointed by the holders of more than 50% of the Class CCA Certificates, provided that no such holder shall have the following rights if the collective balance of the Class CCA Certificates is reduced to less than 25% of the original balance due to the application of losses or appraisal reduction amounts) (in each such case, the "Class CCA Directing Certificateholder") prior to the taking by such special servicer of the following actions--

     o any modification of a monetary term or a material non-monetary term (including any material term related to insurance coverage) other than an extension of the original maturity date for two years or less of the Carlton Court Apartments Loan;

     o any proposed sale of the defaulted Carlton Court Apartments Loan or REO Property (other than in connection with the termination of the trust as described under "The Series 2006-C1 Pooling and Servicing Agreement--Termination" in this prospectus supplement) for less than the applicable Purchase Price;

     o    any acceptance of a discounted payoff;

     o any determination to bring the mortgaged real property securing the Carlton Court Apartments Loan into compliance with applicable environmental laws;

     o any release of collateral for the Carlton Court Apartments Loan (other than in accordance with the terms of, or upon satisfaction of, the Carlton Court Apartments Loan);

     o any acceptance of substitute or additional collateral for the Carlton Court Apartments Loan (other than in accordance with the terms of the Carlton Court Apartments Loan);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o any acceptance of an assumption agreement releasing the related borrower from liability under the Carlton Court Apartments Loan;

     o    any acceptance of a change in the property management company; and

     o approval of any material capital expenditure that requires the approval of the lender under the Mortgage Loan Documents.

     However, if no Class CCA Certificate has a total principal balance (net of any allocations of amortization to such class and any appraisal reduction amounts on the Carlton Court Apartments Loan allocable to such class) at least equal to 25% of the total initial principal balance of that class, the controlling class with respect to the Carlton Court Apartments Loan will be the holders of the most subordinate class of series 2006-C1 certificates.

     The applicable master servicer or special servicer, as applicable, is required to provide notice of such proposed action and include with such notice all material information necessary in connection with evaluating such proposed action to the Class CCA Directing Certificateholder. The Class CCA Directing Certificateholder will have ten (10) business days following receipt of such notice to object to the applicable master servicer's or special servicer's, as applicable, proposed course of action. Otherwise the action will be deemed to be approved by the Class CCA Directing Certificateholder. Notwithstanding the foregoing, nothing contemplated by the foregoing may require or cause such special servicer to (i) violate any applicable law, (ii) be inconsistent with the Servicing Standard, (iii) violate the provisions of the series 2006-C1 pooling and servicing agreement relating to the status of the REMICs formed thereunder and related tax effects, (iv) violate any other provisions of the series 2006-C1 pooling and servicing agreement, (v) require or cause such special servicer to violate the terms of the Carlton Court Apartments Loan, (vi) expose the master servicer, the special servicer, the depositor, the related mortgage loan seller, the issuing entity, the trustee or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or
(vii) materially expand the scope of the master servicer's or special servicer's responsibilities under the series 2006-C1 pooling and servicing agreement; and the special servicer will neither follow any such direction if given by the Class CCA Directing Certificateholder nor initiate any such actions.

     RIGHT TO PURCHASE THE CARLTON COURT APARTMENTS LOAN. Pursuant to the series 2006-C1 pooling and servicing agreement, the Class CCA Directing Certificateholder will have the right, by written notice to the applicable master servicer and special servicer delivered (i) during any Cure Period for which the Class CCA Directing Certificateholder is entitled to make a Cure Payment or (ii) at any time the Carlton Court Apartments Loan is a specially serviced mortgage loan, provided, in either case, the Carlton Court Apartments Loan is in default or default with respect thereto is reasonably foreseeable, to purchase the Carlton Court Apartments Loan in whole but not in part at the Purchase Price; provided that such purchase occurs within 90 days of the Class CCA Directing Certificateholder receiving notice of either such event. Upon the delivery of such notice to the applicable master servicer and special servicer, the master servicer or special servicer, as applicable, is required to cause the issuing entity to sell (and the Class CCA Directing Certificateholder is required to purchase) the Carlton Court Apartments Loan at the Purchase Price, on a date not less than five (5) business days nor more than ten (10) business days after the date of the required notice, which will be established by the applicable master servicer or special servicer, as applicable. The Purchase Price will be calculated by the applicable master servicer or special servicer, as applicable, three (3) business days prior to the required purchase date and will, absent manifest error, be binding upon the Class CCA Directing Certificateholder. The right of the Class CCA Directing Certificateholder to purchase the Carlton Court Apartments Loan under clause (i) of the first sentence of this paragraph will automatically terminate upon the expiration of the applicable Cure Period. The right of the Class CCA Directing Certificateholder to purchase the Carlton Court Apartments Loan under clause
(ii) of the first sentence of this paragraph will automatically terminate upon
(a) three (3) business days after delivery of notification by the applicable special servicer to the Class CCA Directing Certificateholder of the special servicer's intention to sell the Carlton Court Apartments Loan (if it is a specially serviced mortgage loan) or the related mortgaged real property or (b) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related mortgaged real property. The Class CCA Certificateholders will be entitled to receive a distribution in respect of the portion of such Purchase Price attributable to the Carlton Court Apartments Non-Pooled Portion in accordance with provisions under "--Allocation of Payments between the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion" above.

     CURE RIGHTS OF THE CLASS CCA CERTIFICATEHOLDERS. The applicable master servicer or the special servicer (with respect to specially serviced mortgage loans) will be required to deliver to the Class CCA Directing Certificateholder notice of any monetary or, to the extent such master servicer or special servicer, as applicable, is aware, of any non-monetary default with respect to the Carlton Court Apartments Loan. Upon receipt of such notice, the Class CCA Directing Certificateholder will have the right to cure defaults with respect to the Carlton Court Apartments Loan within five (5) business days of receipt of notice with respect to a monetary default and within 30 days of receipt of notice with respect to a non-monetary default (the "Cure Period"); provided, however, that no single Cure Event can continue for a period of more than 90 consecutive days. The Class CCA Directing Certificateholder's rights to cure monetary defaults and non-monetary defaults shall be limited to a total of four
(4) Cure Events over the life of the Carlton Court Apartments Loan. In the event that the Class CCA Directing Certificateholder elects to cure a default that can be cured by making a Cure Payment, the Class CCA Directing Certificateholder is required to make such Cure Payment to the master servicer. The applicable master servicer is required to apply such funds to reimburse itself for any Advances, together with interest thereon, made in respect of the default so cured and any related issuing entity expenses. The right of the Class CCA Directing Certificateholder to reimbursement of any Cure Payment (including the reimbursement of a previous Advance made by the master servicer or the trustee) will be subordinate to the payment of all other amounts due with respect to the Carlton Court Apartments Loan.

     MODIFICATIONS OF THE CARLTON COURT APARTMENTS LOAN. Subject to the foregoing and the other terms and conditions of the series 2006-C1 pooling and servicing agreement, if the applicable master servicer or special servicer, as applicable, in connection with a workout or proposed workout of the Carlton Court Apartments Loan, modifies the terms thereof such that (i) the Stated Principal Balance is decreased, (ii) the mortgage rate is reduced, (iii) payments of interest or principal are waived, reduced or deferred or (iv) any other adjustment is made to any of the terms of such mortgage loan, all payments to the Carlton Court Apartments Pooled Portion will be made as though such workout did not occur, with the payment terms of the Carlton Court Apartments Pooled Portion remaining the same as they are on the closing date, and the Carlton Court Apartments Non-Pooled Portion will bear the full economic effect of all waivers, reductions or deferrals of amounts due on such Mortgage Loan attributable to such workout. To the extent that any of the modifications described in the preceding sentence exceed the amounts payable to the Holders of the Class CCA Certificates, any additional shortfalls or losses shall be borne by the Regular Certificates.

     Prior to entering into any modification of the Carlton Court Apartments Loan that would have any of the effects described in the preceding paragraph, the applicable master servicer or special servicer, as applicable, is required to provide the Class CCA Directing Certificateholder with notice thereof and with all material information (and any other information reasonably requested by the Class CCA Directing Certificateholder), but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Class CCA Directing Certificateholder will have the right to purchase the Carlton Court Apartments Loan at a price equal to the Purchase Price therefor by delivering notice to the applicable master servicer or special servicer, as applicable, within five (5) business days after receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option. In the event that it elects to exercise such purchase option, the Class CCA Directing Certificateholder is required to deliver such Purchase Price to the trustee within three (3) business days after its exercise of such purchase option.

CERTAIN MATTERS REGARDING THE SAINT LOUIS GALLERIA MORTGAGE LOAN

     GENERAL. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as Saint Louis Galleria (referred to herein as the "Saint Louis Galleria Mortgage Loan") is secured, on a senior basis with three (3) other notes (the "Saint Louis Galleria Junior Companion Loans"), by the related mortgaged real property (the "Saint Louis Galleria Property"). The Saint Louis Galleria Mortgage Loan together with the Saint Louis Galleria Junior Companion Loans is referred to herein as the "Saint Louis Galleria Total Loan" and the holders of the Saint Louis Galleria Junior Companion Loans are referred to herein as the "Saint Louis Galleria Junior Companion Lenders." The interest rate of the Saint Louis Galleria Junior Companion Loans is 5.943% and, as of the cut-off date, have a total outstanding principal balance of $71,308,911.

     The Saint Louis Galleria Junior Companion Loans are not included in the issuing entity. City and County of San Francisco Employees' Retirement System ("CCSFERS"), Prima Mortgage Investment Trust, LLC ("Prima Trust") and Metropolitan Life Insurance Company ("MetLife") are the current lenders under the Saint Louis Galleria Junior Companion Loans. CCSFERS, Prima Trust, MetLife and Column Financial, Inc., as the initial holder of the Saint Louis Galleria Mortgage Loan, have entered into an agreement among noteholders (the "Saint Louis Galleria Agreement Among Noteholders").

     SAINT LOUIS GALLERIA AGREEMENT AMONG NOTEHOLDERS; ALLOCATION OF PAYMENTS BETWEEN THE SAINT LOUIS GALLERIA MORTGAGE LOAN AND THE SAINT LOUIS GALLERIA JUNIOR COMPANION LOANS - PAYMENTS PRIOR TO CERTAIN LOAN DEFAULTS. The right of the holders of the Saint Louis Galleria Junior Companion Loans to receive payments with respect to the Saint Louis Galleria Total Loan is at all times junior to the right of the holder of the Saint Louis Galleria Mortgage Loan to receive payments of interest, principal and other amounts from amounts collected with respect to the Saint Louis Galleria Total Loan.

     If no default with respect to an obligation of the related borrower to pay money due under the Saint Louis Galleria Total Loan and no other default which causes the Saint Louis Galleria Total Loan to become a specially serviced loan (each a "Triggering Loan Default") has occurred and is continuing, then all amounts tendered by the related borrower or otherwise available for payment on the Saint Louis Galleria Total Loan (including amounts received by the applicable master servicer or special servicer), whether received in the form of monthly payments, a balloon payment, liquidation proceeds, payment or prepayment of principal, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than any amounts for required reserves or escrows and other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the Servicing Standard or the related loan documents and proceeds of any title insurance policies obtained separately by a Saint Louis Galleria Junior Companion Lender) are (net of any amounts then due to the applicable master servicer, the applicable special servicer or the trustee with respect to the Saint Louis Galleria Total Loan under the series 2006-C1 pooling and servicing agreement, including any trustee fees, servicing fees and special servicing fees) to be applied in the following order of priority:

     o FIRST, to the issuing entity in an amount equal to unreimbursed advances and interest thereon due on the Saint Louis Galleria Mortgage Loan to the extent reimbursable under the pooling and servicing agreement;

     o SECOND, to the applicable master servicer, the applicable accrued and unpaid servicing fees, and then to the applicable special servicer, any special servicing fees with respect to the Saint Louis Galleria Mortgage Loan;

     o THIRD, to the issuing entity, in an amount equal to the accrued and unpaid interest on the principal balance of the Saint Louis Galleria Mortgage Loan;

     o FOURTH, to the issuing entity in an amount equal to its PRO RATA portion of (i) any principal prepayment on the Saint Louis Galleria Total Loan in accordance with its percentage interest and (ii) scheduled principal payment (including any balloon payment) on the Saint Louis Galleria Total Loan in accordance with its percentage interest;

     o FIFTH, to the issuing entity, in an amount equal to the Realized Losses previously allocated to it with respect to the Saint Louis Galleria Mortgage Loan;

     o SIXTH, to each holder of a Saint Louis Galleria Junior Companion Loan, on a PRO RATA and pari passu basis, up to the amount of any unreimbursed servicing advances with respect to the related Saint Louis Galleria Junior Companion Loan made by such holder and, servicing advances and interest payments paid (or advanced) by such holder with respect to the Saint Louis Galleria Mortgage Loan;

     o SEVENTH, to each holder of a Saint Louis Galleria Junior Companion Loan, on a PRO RATA and PARI PASSU basis, up to the amount of any unreimbursed advances and interest thereon, without duplication of any amounts paid pursuant to the immediately preceding paragraph, with respect to the related Saint Louis Galleria Junior Companion Loan made by such holder and, costs paid (or advanced) and any cure payments paid by such holder with respect to the Saint Louis Galleria Mortgage Loan;

     o EIGHTH, to each holder of a Saint Louis Galleria Junior Companion Loan in an amount equal to its relative portion of accrued and unpaid interest payments due on the Saint Louis Galleria Junior Companion Loans;

     o NINTH, to each holder of a Saint Louis Galleria Junior Companion Loan, on a PRO RATA and PARI PASSU basis, in an amount equal to (i) its relative portion of any principal prepayment on the Saint Louis Galleria Total Loan in accordance with its percentage interest and
          (ii) its relative portion of any scheduled principal payment (including any balloon payment) on the Saint Louis Galleria Total Loan in accordance with its percentage interest;

     o TENTH, to each holder of a Saint Louis Galleria Junior Companion Loan, on a PRO RATA (based on percentage interests) and PARI PASSU basis, up to the amount of any Realized Losses previously allocated to each such holder;

     o    ELEVENTH, PRO RATA (based on percentage interest) and PARI PASSU to:
          (a) to the issuing entity, any default interest and penalty charges accrued on the Saint Louis Galleria Mortgage Loan and (b) to each holder of a Saint Louis Galleria Junior Companion Loan, its relative portion of any default interest or penalty charges accrued on the Saint Louis Galleria Junior Companion Loans;

     o TWELFTH, PRO RATA and PARI PASSU, to: (a) the issuing entity, its relative portion of any Static Prepayment Premiums allocable to the Saint Louis Galleria Total Loan, to the extent actually paid by the related borrower, and (b) each holder of a Saint Louis Galleria Junior Companion Loan, its relative portion of any Static Prepayment Premiums allocable to the Saint Louis Galleria Total Loan, to the extent actually paid by the related borrower; and

     o THIRTEENTH, any excess amount not otherwise applied pursuant to the foregoing clauses will generally be applied as follows: to the issuing entity and each holder of a Saint Louis Galleria Junior Companion Loan, on a PRO RATA and PARI PASSU basis, in accordance with their initial percentage interests.

     PAYMENTS FOLLOWING CERTAIN LOAN DEFAULTS. If a Triggering Loan Default has occurred and is continuing, the right of the holders of the Saint Louis Galleria Junior Companion Loans to receive payments with respect to the Saint Louis Galleria Total Loan will be subordinated to the payment rights of the holder of the Saint Louis Galleria Mortgage Loan to receive payments from all amounts tendered by the related borrower or otherwise available for payment of the Saint Louis Galleria Total Loan (including amounts received by the applicable master servicer or the applicable special servicer), whether received in the form of monthly payments, penalty charges, a balloon payment, liquidation proceeds, payment or prepayment of principal, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the Servicing Standard or the related loan documents and proceeds of any title insurance policies obtained separately by any Saint Louis Galleria Junior Companion Lender) are (net of any amounts then due to the applicable master servicer, the applicable special servicer or the trustee with respect to the Saint Louis Galleria Total Loan under the series 2006-C1 pooling and servicing agreement, including any trustee fees, servicing fees and special servicing fees) required to be applied in the following order of priority:

     o FIRST, to the issuing entity in an amount equal to unreimbursed servicing advances and interest payments due on the Saint Louis Galleria Mortgage Loan;

     o SECOND, to the applicable master servicer, the applicable accrued and unpaid servicing fees, and then to the applicable special servicer, any special servicing fees;

     o THIRD, to the issuing entity, in an amount equal to the accrued and unpaid interest on the principal balance of the Saint Louis Galleria Mortgage Loan;

     o FOURTH, to the issuing entity, in an amount equal to the principal balance of the Saint Louis Galleria Mortgage Loan, until such principal balance has been paid in full;

     o FIFTH, to the issuing entity, in an amount equal to the Realized Losses previously allocated to it;

     o SIXTH, to each holder of a Saint Louis Galleria Junior Companion Loan, on a PRO RATA and PARI PASSU basis, up to the amount of any unreimbursed servicing advances with respect to the related Saint Louis Galleria Junior Companion Loan made by such holder and, servicing advances and interest payments paid (or advanced) by such holder with respect to the Saint Louis Galleria Mortgage Loan;

     o SEVENTH, to each holder of a Saint Louis Galleria Junior Companion Loan, on a PRO RATA and PARI PASSU basis, up to the amount of any unreimbursed advances and interest thereon, without duplication of any amounts paid pursuant to the immediately preceding paragraph, with respect to the related Saint Louis Galleria Junior Companion Loan made by such holder and, costs paid (or advanced) and any cure payments paid by such holder with respect to the Saint Louis Galleria Mortgage Loan;

     o EIGHTH, to each holder of a Saint Louis Galleria Junior Companion Loan in an amount equal to its relative portion of accrued and unpaid interest payments due on the Saint Louis Galleria Junior Companion Loans;

     o NINTH, to each holder of a Saint Louis Galleria Junior Companion Loan, on a PRO RATA and PARI PASSU basis, in an amount equal to its relative portion of the total principal balance of the Saint Louis Galleria Junior Companion Loans until such principal balance has been paid in full;

     o TENTH, to each holder of a Saint Louis Galleria Junior Companion Loan, on a PRO RATA (based on percentage interests) and PARI PASSU basis, up to the amount of any Realized Losses previously allocated to each such holder;

     o    ELEVENTH, PRO RATA (based on percentage interest) and PARI PASSU to:
          (a) to the issuing entity, any default interest and penalty charges accrued on the Saint Louis Galleria Mortgage Loan and (b) to each holder of a Saint Louis Galleria Junior Companion Loan, its relative portion of any default interest or penalty charges accrued on the Saint Louis Galleria Junior Companion Loans;

     o TWELFTH, PRO RATA and PARI PASSU, to: (a) the issuing entity, its relative portion of any Static Prepayment Premiums allocable to the Saint Louis Galleria Total Loan, to the extent actually paid by the related borrower, and (b) each holder of a Saint Louis Galleria Junior Companion Loan, its relative portion of any Static Prepayment Premiums allocable to the Saint Louis Galleria Total Loan, to the extent actually paid by the related borrower; and

     o THIRTEENTH, any excess amount not otherwise applied pursuant to the foregoing clauses will generally be applied as follows: to the issuing entity and each holder of a Saint Louis Galleria Junior Companion Loan, on a PRO RATA and PARI PASSU basis, in accordance with their initial percentage interests.

     CERTAIN RIGHTS AND POWERS OF THE SAINT LOUIS GALLERIA JUNIOR COMPANION LENDERS. If the Saint Louis Galleria Mortgage Loan becomes a specially serviced mortgage loan, then the applicable special servicer under the series 2006-C1 pooling and servicing agreement is required to notify the Saint Louis Galleria Controlling Holders in writing of its intention to take, or consent to the taking by the applicable master servicer of, any Saint Louis Galleria Designated Servicer Action in respect of the Saint Louis Galleria Total Loan or any related REO Property. In its notification, the applicable special servicer is required to prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the applicable special servicer made such determination and will be required to provide to the Saint Louis Galleria Controlling Holders copies of such summary no later than 45 days after the Saint Louis Galleria Mortgage Loan becomes a specially serviced mortgage loan. The Saint Louis Galleria Controlling Holders will have ten (10) business days following receipt of such notice to object to the applicable special servicer's proposed course of action. Otherwise the action will be deemed to be approved by the Saint Louis Galleria Controlling Holders. In the event that any such proposed action is disapproved by the Saint Louis Galleria Controlling Holders, the applicable special servicer is required to propose an alternate action (based on any counterproposals received from the Saint Louis Galleria Controlling Holders to the extent such counterproposal is consistent with the next following paragraph or, if no such counterproposal is received, then based on any alternative course of action that the applicable special servicer may deem appropriate) until the approval of the Saint Louis Galleria Controlling Holders is obtained; provided that in the event that the applicable special servicer has not taken the recommended actions within 90 days of the Saint Louis Galleria Controlling Holders' receipt of the initial report, the applicable special servicer will take the recommended actions in the most recent report approved or deemed to have been approved by the Saint Louis Galleria Controlling Holders.

     The Saint Louis Galleria Controlling Holders will then have ten (10) business days following such notice, and having been provided with all reasonably requested information with respect to any particular Saint Louis Galleria Designated Servicer Action, in which to contact and consult with the applicable special servicer regarding such particular action(s); PROVIDED, that if the Saint Louis Galleria Controlling Holders fail to notify the applicable special servicer of their response to any such proposed action(s) within ten
(10) business days following such notice, the response of the Saint Louis Galleria Controlling Holders shall be deemed to have been received by the applicable special servicer. Notwithstanding the foregoing, if the special servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the series 2006-C1 certificateholders as well as the holders of the Saint Louis Galleria Junior Companion Loans, the special servicer shall be permitted to take the proposed action without waiting for a response from the Saint Louis Galleria Controlling Holder.

     Notwithstanding the foregoing, the applicable master servicer or special servicer may reject any advice, direction or objection by the Saint Louis Galleria Controlling Holders if such advice, direction or objection would--

     o require or cause the applicable special servicer or master servicer to violate any law of any applicable jurisdiction;

     o require or cause the applicable special servicer or master servicer to violate the provisions of the series 2006-C1 pooling and servicing agreement, including those requiring the applicable special servicer or master servicer to act in accordance with the Servicing Standard under the series 2006-C1 pooling and servicing agreement and not to impair the status of any REMIC created under the series 2006-C1 pooling and servicing agreement as a REMIC; and

     o require or cause the applicable special servicer or master servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement.

     Neither the applicable special servicer nor master servicer will follow any such direction or initiate any such actions.

     The "Saint Louis Galleria Controlling Holder(s)" means (i) the Saint Louis Galleria Junior Companion Lenders (acting through their designee) or (ii) the Series 2006-C1 Directing Certificateholder (as designee of the issuing entity as holder of the Saint Louis Galleria Mortgage Loan) under certain circumstances provided in the Saint Louis Galleria Agreement Among Noteholders.

     PURCHASE OPTION. If any event of default with respect to an obligation of the related borrower to pay money due under the Saint Louis Galleria Total Loan, or any non-monetary event of default as to which the Saint Louis Galleria Total Loan becomes specially serviced, has occurred and is continuing, then each holder of a Saint Louis Galleria Junior Companion Loan may purchase the Saint Louis Galleria Mortgage Loan at any time thereafter until the earliest to occur of (a) the cure of the subject event of default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the Saint Louis Galleria Property and (c) a waiver or modification of the related loan documents in accordance with the terms of the series 2006-C1 pooling and servicing agreement (subject to the approval rights of the Saint Louis Galleria Controlling Holders). In the case of the Saint Louis Galleria Mortgage Loan, the relevant purchase price will generally equal the related unpaid principal balance, plus accrued and unpaid interest thereon (exclusive of Default Interest), plus any related unreimbursed servicing advances together with interest on all advances, plus any unreimbursed costs arising from the Saint Louis Galleria Mortgage Loan, any interest payable on related advances, plus any related servicing or special servicing compensation payable under the series 2006-C1 pooling and servicing agreement.

     CURE RIGHTS. The applicable master servicer or special servicer, as applicable, will be required to deliver to the designee of the Saint Louis Galleria Junior Companion Lenders, notice of any monetary or, to the extent the applicable master servicer or special servicer, as the case may be, is aware of it, any non-monetary default with respect to the Saint Louis Galleria Mortgage Loan. Each holder of a Saint Louis Galleria Junior Companion Loan will have the right to cure defaults with respect to the Saint Louis Galleria Mortgage Loan; PROVIDED that the subject cure must be completed, in the case of a monetary default, within ten (10) business days of receipt by that holder (or its designee) of notice of the continuation of the default beyond any applicable notice and grace periods, and in the case of a non-monetary default, within 30 business days of receipt by that holder (or its designee) of notice of the continuation of the default beyond any applicable notice and grace periods; PROVIDED, HOWEVER, with respect to a non-monetary default, if such non-monetary default is susceptible to cure but cannot reasonably be cured within such 30 day period, and if corrective action was promptly commenced and is being diligently pursued by the holder of the Saint Louis Galleria Companion Loan then such holder shall be given an additional period of time not to exceed 45 days, as is reasonably necessary to enable it, in the exercise of reasonable diligence, to cure such non-monetary default, but only for so long as (i) such holder diligently and expeditiously proceeds to cure such non-monetary default, (ii) such holder makes all cure payments that it is permitted to make, (iii) such non-monetary default is not the result of an insolvency proceeding or other insolvency related event, and no insolvency proceeding or other such insolvency related event occurs during the period that the holder of the Saint Louis Galleria Companion Loan is otherwise permitted to cure a non-monetary default, and (iv) there is no material adverse effect on the Borrower, the Saint Louis Galleria Property or the value of the Saint Louis Galleria Mortgage Loan as a result of granting such additional time period; and PROVIDED, FURTHER, that, subject to obtaining the consent of the applicable special servicer and the Series 2006-C1 Directing Certificateholder (as designee of the issuing entity as holder of the Saint Louis Galleria Mortgage Loan) to the contrary, the right to cure a monetary default or non-monetary default will be limited to nine (9) cure events over the life of the Saint Louis Galleria Total Loan and no single cure event may exceed three (3) consecutive months. For purposes of the foregoing, a cure event means the exercise of cure rights, whether for one (1) month or for consecutive months in the aggregate. In the event that a holder of the Saint Louis Galleria Junior Companion Loan elects to cure a default that can be cured by the payment of money (each such payment, a "Saint Louis Galleria Cure Payment"), that holder is required to make such Saint Louis Galleria Cure Payment to the applicable master servicer or special servicer, as applicable. The applicable master servicer or special servicer, as applicable, is required to apply such funds to reimburse itself or the trustee for any advances, together with interest thereon, made in respect of the default so cured and any related issuing entity expenses of the issuing entity. The right of the curing party to be reimbursed for any Saint Louis Galleria Cure Payment (including the reimbursement of a previous advance and interest thereon made by the applicable master servicer, the applicable special servicer or the trustee) will be subordinate to the payment of all other amounts due with respect to the Saint Louis Galleria Mortgage Loan.

The CBA A/B Loan Pairs

     General. The CBA A-Note Mortgage Loans, which collectively represent 2.4% of the initial net mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Westgate West, Homewood Suites Colorado Springs, AIMCO Trinity Place Apartments, Huck Finn Shopping Center, Bowling Green Plaza and Copperas Cove Plaza, respectively. In the case of each CBA A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related CBA B-Note Companion Loan. In each case, the aggregate debt consisting of the CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan, which two mortgage loans constitute a CBA A/B Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the CBA A-Note Mortgage Loans in the issuing entity. The related CBA B-Note Companion Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the issuing entity.

     Each CBA A-Note Mortgage Loan and CBA B-Note Companion Loan comprising a CBA A/B Loan Pair are cross-defaulted. The outstanding principal balance of each CBA B-Note Companion Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. The Westgate West CBA B-Note Companion Loan, Homewood Suites Colorado Springs CBA B-Note Companion Loan, AIMCO Trinity Place Apartments CBA B-Note Companion Loan, Huck Finn Shopping Center CBA B-Note Companion Loan, Bowling Green Plaza CBA B-Note Companion Loan and Copperas Cove Plaza CBA B-Note Companion Loan have interest rates of 12.750%, 12.750%, 11.250%, 12.750%, 12.750% and 12.950% per annum, respectively, and each has the same maturity date, amortization schedule and prepayment structure as the related CBA A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each CBA A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A-Note Mortgage Loan and does not take into account the related CBA B-Note Companion Loan.

     The trust, as the holder of each CBA A-Note Mortgage Loan, and the holder of the related CBA B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as a CBA A/B Intercreditor Agreement, with respect to each CBA A/B Loan Pair. Servicing and administration of each CBA A-Note Mortgage Loan (and, to the extent described below, each CBA B-Note Companion Loan) will be performed by the applicable master servicer on behalf of the trust (or, in the case of a CBA B-Note Companion Loan, on behalf of the holder of that loan). The applicable master servicer will provide certain information and reports related to each CBA A/B Loan Pair to the holder of the related CBA B-Note Companion Loan. The applicable master servicer will collect payments with respect to each CBA B-Note Companion Loan, but not until the occurrence of certain events of default with respect to the subject CBA A/B Loan Pair described in the related CBA A/B Intercreditor Agreement. The following describes certain provisions of the CBA A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each CBA A/B Intercreditor Agreement.

     ALLOCATION OF PAYMENTS BETWEEN A CBA A-NOTE MORTGAGE LOAN AND THE RELATED CBA B-NOTE COMPANION LOAN. The right of the holder of each CBA B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related CBA A-Note Mortgage Loan to receive such amounts. For each CBA A/B Loan Pair, an "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to a CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related CBA A-Note Mortgage Loan and CBA B-Note Companion Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust (as the holder of the subject CBA A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a CBA A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject CBA A-Note Mortgage Loan and then to the principal balance of the subject CBA B-Note Companion Loan. If a CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the applicable master servicer (with any payments received by the holder of the subject CBA B-Note Companion Loan after and during such a CBA A/B Material Default to be forwarded to the applicable master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges, Static Prepayment Premiums and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Companion Loan.

     If, after the expiration of the right of the holder of a CBA B-Note Companion Loan to purchase the related CBA A-Note Mortgage Loan (as described below), a CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan is modified in connection with a work-out so that, with respect to either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject CBA A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject CBA A-Note Mortgage Loan will remain the same. In that case, the holder of the subject CBA B-Note Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject CBA B-Note Companion Loan).

     SERVICING OF THE CBA A/B LOAN PAIRS. Each CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the applicable master servicer pursuant to the series 2006-C1 pooling and servicing agreement. The applicable master servicer and/or applicable special servicer will service and administer each CBA B-Note Companion Loan to the extent described below. The servicing standard set forth in the series 2006-C1 pooling and servicing agreement will require the applicable master servicer and the applicable special servicer to take into account the interests of both the trust and the holder of the related CBA B-Note Companion Loan when servicing a CBA A/B Loan Pair, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a CBA B-Note Companion Loan will be deemed a third-party beneficiary of the series 2006-C1 pooling and servicing agreement.

     The applicable master servicer and the applicable special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related CBA B-Note Companion Loan to purchase the corresponding CBA A-Note Mortgage Loan) the holder of the related CBA B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the applicable master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject CBA A/B Loan Pair.

     So long as a CBA A/B Material Default has not occurred with respect to a CBA A/B Loan Pair, the applicable master servicer will have no obligation to collect payments with respect to the related CBA B-Note Companion Loan. A separate servicer of each CBA B-Note Companion Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Companion Loan. That servicer will have no servicing duties or obligations with respect to the related CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to a CBA A/B Loan Pair, the applicable master servicer or the applicable special servicer, as applicable, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the subject CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the related CBA A/B Intercreditor Agreement.

     ADVANCES. Neither the applicable master servicer nor the trustee is required to make any monthly debt service advances with respect to a CBA B-Note Companion Loan. Neither the holder of a CBA B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The applicable master servicer, the applicable special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each CBA A/B Loan Pair.

     MODIFICATIONS. The ability of the applicable master servicer or the applicable special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a CBA B-Note Companion Loan, the related CBA A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the CBA B-Note Companion Loan to approve such modifications and other actions as set forth in the related CBA A/B Intercreditor Agreement; provided that the consent of the holder of a CBA B-Note Companion Loan will not be required in connection with any such modification or other action with respect to a CBA A/B Loan Pair after the expiration of such holder's right to purchase the related CBA A-Note Mortgage Loan. The holder of a CBA B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such CBA B-Note Companion Loan or the related loan documents without the prior written consent of the trustee, as holder of the related CBA A-Note Mortgage Loan.

     PURCHASE OF A CBA A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE RELATED CBA B-NOTE COMPANION LOAN. Upon the occurrence of any one of certain defaults that are set forth in each CBA A/B Intercreditor Agreement, the holder of the subject CBA B-Note Companion Loan will have the right to purchase the related CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject CBA A/B Loan Pair by the applicable master servicer or applicable special servicer, (e) any interest on any unreimbursed debt service advances made by the applicable master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the series 2006-C1 pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the subject CBA A/B Loan Pair together with advance interest thereon. The holder of the CBA B-Note Companion Loan does not have any rights to cure any defaults with respect to the subject CBA A/B Loan Pair.

UNDERWRITING MATTERS

     GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the issuing entity, the related originator or acquiror of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity, except for 96 mortgaged real properties, securing 4.4% of initial net pool balance, as to which the related mortgage loan seller obtained environmental insurance. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in March 2006, except in the case of four (4) mortgaged real properties as to which the assessment was prepared within an 12-month period ending in February 2006. In the case of 431 mortgaged real properties, securing 95.6% of the initial net mortgage pool balance, that environmental investigation included a Phase I environmental site assessment which may have been performed pursuant to a database or transaction screen performed in accordance with ASTM standards or an update of a previously conducted assessment, in some instances in lieu of a Phase I environmental assessment. In the case of 96 mortgaged real properties, securing 4.4% of the initial net mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

     o    us,

     o any of the other parties to the series 2006-C1 pooling and servicing agreement,

     o    any of the mortgage loan sellers,

     o    any of the underwriters, or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of 96 mortgaged real properties, securing 4.4% of the initial net mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 96 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 96 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     o required an environmental insurance policy (which may not be a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

     See "--Environmental Insurance" below.

     The series 2006-C1 pooling and servicing agreement requires that the applicable special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the series 2006-C1 pooling and servicing agreement will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any mortgaged real property.

     ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are secured creditor impaired property policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the issuing entity for the lesser of clean up costs or the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

     2. if the issuing entity becomes legally obligated to pay as a result of a claim first made against the issuing entity and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the issuing entity enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, PROVIDED that those conditions were reported to the government in accordance with applicable law.

     Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the issuing entity report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

     The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurers under those policies are Zurich, AIG, Indian Harbor Insurance Company or one of their member companies. Zurich currently has an "A" rating by A.M. Best. AIG currently has an "Aaa" rating by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best. Indian Harbor Insurance Company currently has an "A+" rating by S&P and "A+" by A.M. Best.

     PROPERTY CONDITION ASSESSMENTS. Five hundred twenty-four (524) of the mortgaged real properties securing the mortgage loans that we intend to include in the trust, representing 99.8% of the initial net mortgage pool balance, were inspected during the 148-month period ending in March 2006 by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. Four hundred ninety-two (492) of those mortgaged real properties, securing 97.2% of the initial net mortgage pool balance, of which 353 mortgage loans are in loan group no. 1, representing 98.7% of the initial loan group no. 1 balance, and 139 mortgage loans are in loan group no. 2, representing 90.7% of the initial net loan group no. 2 balance, were inspected during the 12-month period ending in March 2006.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     APPRAISALS AND MARKET STUDIES. In the case of 502 mortgaged real properties, securing 94.6% of the initial net mortgage pool balance, of which 345 mortgaged real properties secure mortgage loans which are in loan group no. 1, representing 75.6% of the initial loan group no. 1 balance, and 157 mortgaged real properties secure mortgage loans which are in loan group no. 2, representing 19.0% of the initial net loan group no. 2 balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal during the 12-month period ending in March 2006, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we, any of the sponsors nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     o    buyer and seller are motivated;

     o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     o    a reasonable time is allowed to show the property in the open market;

     o payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     o the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     The appraised value of each residential cooperative property is based upon the market value of such residential cooperative property assuming operation as a residential cooperative. This value is determined by appraisal and, in general, equals the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we, any of the sponsors, any of the underwriters nor any of the mortgage loan sellers has independently verified the accuracy of this statement.

     IN THE CASE OF ANY UNDERLYING MORTGAGE LOAN, THE RELATED BORROWER MAY HAVE ACQUIRED THE MORTGAGED REAL PROPERTY AT A PRICE LESS THAN THE APPRAISED VALUE ON WHICH THE SUBJECT MORTGAGE LOAN WAS UNDERWRITTEN.

     ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the issuing entity, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where a material noncompliance was found or the property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

     o whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

     o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     o whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire subject mortgage loan, or

          2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case. Furthermore, in light of the relatively low loan-to-value ratios for the underlying mortgage loans secured by residential cooperative properties, the related originator generally did not conduct such an analysis with respect to those loans.

     SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

     o all third-party reports made on the related mortgaged real property are abbreviated; and

     o review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower. In some cases the borrower is actually an individual. Seventy-one (71) of the underlying mortgage loans, representing 5.4% of the initial net mortgage pool balance, of which 35 mortgage loans are in loan group no. 1, representing 4.6% of the initial loan group no. 1 balance, and 36 mortgage loans are in loan group no. 2, representing 9.0% of the initial net loan group no. 2 balance, were originated under Column's "small balance loan" program.

Significant Mortgage Loans

     Set forth below are summary discussions of the ten (10) largest mortgage loans, that we intend to include in the issuing entity.

                                 230 PARK AVENUE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:   $280,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $280,000,000
FIRST PAYMENT DATE:           December 11, 2005
MORTGAGE INTEREST RATE:       6.6085% per annum(2)
AMORTIZATION TERM:            360 months(3)
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                November 11, 2012
MATURITY BALANCE:             $274,257,361
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/defeasance until the date
                              is four months prior to the
                              Maturity Date.(4)
LOAN PER SQUARE FOOT:         Approximately $230(1)
UP-FRONT RESERVES:            Engineering Reserve:                    $3,700,000
                              TI/LC Reserve:                          $5,000,000
                              PB Capital Construction
                                 Allowance Reserve:                $2,688,556(5)
                              Debt Service Payment
                              Reserve:                            $19,000,000(6)
ONGOING RESERVES:             Tax and Insurance Reserve:                     Yes
   (MONTHLY)                  Replacement Reserve:                       $28,462
                              TI/LC Reserve:                            $113,847
LOCKBOX:                      Hard
MEZZANINE:                    Yes(7)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            CBD
LOCATION:                     New York, NY
YEAR BUILT/RENOVATED:         1929/2005
SQUARE FEET:                  1,217,986
OCCUPANCY AT U/W(8):          89%
OWNERSHIP INTEREST:           Fee
                                        % OF
                                        TOTAL      LEASE
MAJOR TENANT(S)                 NRSF     NRSF   EXPIRATION
---------------               -------   -----   ----------
ING Investment Management     166,211   13.6%    4/30/2014
Swiss Re America Holding
Corporation                    91,457    7.5%    8/31/2020
HQ Global Workplace            66,721    5.5%    4/30/2019
PROPERTY MANAGEMENT:          Monday Properties Services, LLC

                               12/31/2003   12/31/2004   9/30/2005       U/W
                              -----------  -----------  -----------  -----------
NET OPERATING
INCOME:                       $27,069,529  $26,965,023  $26,117,657  $30,460,841
NET CASH FLOW:                                                       $30,156,344
DSCR:                                                                      1.40x
APPRAISED VALUE:              $730,000,000
APPRAISAL DATE:               November 1, 2005
CUT-OFF DATE LTV RATIO(1):    38.4%
MATURITY/ARD LTV RATIO:       37.6%
--------------------------------------------------------------------------------

(1)  Based on the March 2006 cut-off date principal balance.

(2) The interest rate for the 230 Park Avenue Loan with the original principal balance of $280,000,000 is 6.608503571428570%; the interest rate for the mezzanine A loan with the original principal balance of $110,000,000 is 6.18%; the interest rate for the mezzanine B loan with the original principal balance of $155,000,000 is 6.58%; and the interest rate for the mezzanine C loan with the original principal balance of $20,000,000 is 9.3471%.

(3)  The 230 Park Avenue Loan has an initial interest-only period of 60 months.

(4) The 230 Park Avenue Loan has a 60-month prepayment lock-out period, followed by a Static Prepayment Premium period of (i) 2% if the borrower voluntarily prepays the 230 Park Avenue Loan during the 61-72 months term of the loan and (ii) 1% if the borrower voluntary prepays the 230 Park Avenue Loan during the 73-80 months of the loan term followed by a four-month open period prior to the maturity date.

(5) The PB Capital Construction Allowance reserve was established at closing in the amount of $2,688,556 to fund certain tenant construction required under the PB Capital Corporation lease.

(6) The debt service payment reserve was established at closing in the amount of $19,000,000 to escrow funds for the payment of, at the lender's option,
     (a) debt service due under the 230 Park Avenue Loan or any of the related mezzanine loans and/or (b) an amount less than or equal to $4,000,000 into the rollover reserve for payment of tenant improvement costs and allowances and leasing commission obligations.

(7) The principals of the related borrower have incurred mezzanine debt in the total amount of $285,000,000, secured by the ownership interests in the related borrower and various affiliates. Column Financial, Inc. currently holds both the mezzanine A loan and mezzanine B loan. Column Financial, Inc. intends to transfer the ownership of both the mezzanine A loan and the mezzanine B loan to unrelated third parties. The mezzanine C loan, previously held by Column Financial, Inc. has been transferred to Arbor Realty SR, Inc.

(8)  Occupancy is based on the September 30, 2005 rent roll.

     THE LOAN. The largest loan was originated on November 9, 2005. The 230 Park Avenue Loan is secured by a first priority mortgage encumbering an office building in New York, New York.

     THE BORROWER. The borrower under the 230 Park Avenue Loan is Istithmar Building Park Avenue LLC. The borrower is a single purpose limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity whose business is limited to owning and operating the 230 Park Avenue Property.

     THE 230 PARK AVENUE PROPERTY. The 230 Park Avenue Property is an office building, located in New York, New York. The office building was originally built in 1929 and contains 1,217,986 net rentable square feet. The office building underwent an extensive renovation between 1998 and 2005. As of September 30, 2005, the overall occupancy of the 230 Park Avenue Property was 89%.

     PROPERTY MANAGEMENT. The 230 Park Avenue Property is managed by Monday Properties Services, LLC, a Delaware limited liability company (the "230 Park Avenue Property Manager"). The management agreement generally provides for a management fee of $791,408 per annum, which is subordinated to the 230 Park Avenue Loan. The management of the 230 Park Avenue Property will be performed by either the 230 Park Avenue Property Manager, or a substitute manager which, in the reasonable judgment of the lender, is a reputable and experienced management organization (which may be an affiliate of the borrower) possessing experience in managing properties similar in size, scope, use and value as the 230 Park Avenue Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then-current ratings of the certificates. The lender under the 230 Park Avenue Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 230 Park Avenue Loan. The 230 Park Avenue Property Manager manages approximately seven (7) million square feet of commercial space, including four (4) million square feet in Manhattan and three (3) million square feet in the greater Washington DC metropolitan area. The 230 Park Avenue Property Manager is headquartered in New York, New York.

     Payment Terms; Interest Rate. The 230 Park Avenue Loan is an Interest-Only Loan for the first 60 months, and thereafter the borrower will be required to pay an amount of interest and principal on each monthly payment date. The Interest Rate with respect to the 230 Park Avenue Loan is calculated on an Actual/360 Basis and is equal to 6.608503571428570%. The due date under the Mortgage Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the 230 Park Avenue Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the 230 Park Avenue Property Manager must cause the tenants of the 230 Park Avenue Property to deposit all rents directly into a lockbox account under the control of the lender and the borrower and the 230 Park Avenue Property Manager must cause all rents not otherwise deposited by tenants to be deposited within one (1) business day of receipt directly into such lockbox account. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the 230 Park Avenue Loan will be made. Unless and until an event of default occurs under the 230 Park Avenue Loan, the borrower will have access to the remaining funds after all such required payments are made.

     OTHER FINANCING. Contemporaneously with entering into the 230 Park Avenue Loan, the principals of the related borrower have incurred mezzanine debt in the total amount of $285,000,000 in mezzanine loans, secured by the ownership interests in the related borrower and various affiliates. Column Financial, Inc. currently holds both the mezzanine A loan and the mezzanine B loan. Column Financial, Inc. intends to transfer the ownership of both the mezzanine A loan and the mezzanine B loan to unrelated third parties. The mezzanine C loan, previously held by Column Financial, Inc. has been transferred to Arbor Realty SR, Inc.

                              SAINT LOUIS GALLERIA

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
PRINCIPAL BALANCE:                 ORIGINAL     CUT-OFF DATE(1)
                                 ------------   ---------------
   Saint Louis Galleria
   Mortgage Loan(2):             $180,000,000    $178,272,278
   Saint Louis Galleria
   Junior Companion
   Loan(2):                      $ 72,000,000    $ 71,308,911
                                 ------------    ------------
   SAINT LOUIS GALLERIA
   TOTAL LOAN(2):                $252,000,000    $249,581,189
FIRST PAYMENT DATE:              August 5, 2005
MORTGAGE INTEREST RATE:          4.4198% per annum(3)
AMORTIZATION TERM:               360 months
HYPERAMORTIZATION:               N/A
ARD DATE:                        N/A
MATURITY DATE:                   July 5, 2010
MATURITY BALANCE:                $165,641,696
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Lockout/defeasance until the date that is seven
                                 months prior to the Maturity Date.
LOAN PER SQUARE FOOT:            $379(1)
UP-FRONT RESERVES:               N/A
ONGOING RESERVES:                Tax and Insurance Reserve:               Yes(4)
    (MONTHLY)                    Replacement Reserve:                     Yes(5)
                                 TI/LC Reserve:                           Yes(6)
LOCKBOX:                         Springing
MEZZANINE:                       Permitted
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Retail
PROPERTY SUB-TYPE:               Anchored
LOCATION:                        St. Louis, MO
YEAR BUILT/RENOVATED:            1986/2005
SQUARE FEET:                     470,045
OCCUPANCY AT U/W(7):             95%
OWNERSHIP INTEREST:              Fee

                                          % OF TOTAL
MAJOR TENANT(S)                   NRSF       NRSF      LEASE EXPIRATION
---------------                  ------   ----------   ----------------
Mark Shale                       27,135       5.8%         1/31/2011
Galleria 6 Cinemas               19,624       4.2%        11/30/2011
Limited                          15,923       3.4%         1/31/2012

PROPERTY MANAGEMENT:             Saint Louis Galleria L.L.C.

                                  12/31/2003  12/31/2004  10/31/2005     U/W
                                 ----------- ----------- ----------- -----------
NET OPERATING                    $16,881,145 $17,181,114 $18,111,249 $20,354,019
INCOME:
NET CASH FLOW:                                                       $20,264,710
DSCR:                                                                      1.91x
APPRAISED VALUE:                 $336,000,000
APPRAISAL DATE:                  June 1, 2005
CUT-OFF DATE LTV RATIO(8):       53.1%
MATURITY/ARD LTV RATIO(8):       49.3%
--------------------------------------------------------------------------------

(1)  Based on the March 2006 cut-off date principal balance.

(2) The Saint Louis Galleria Junior Companion Loans are comprised of three (3) subordinate notes, the B-1 Note in the amount of $36,000,000, the B-2 Note in the amount of $11,000,000 and the B-3 Note in the amount of $25,000,000 and are subordinate to the Saint Louis Galleria Mortgage Loan. The Saint Louis Galleria Junior Companion Loans are pari passu in right of payment.

(3) The Saint Louis Galleria Junior Companions Loans have a mortgage interest rate of 5.943% per annum.

(4) From and after the occurrence and during the continuance of a "Trigger Event" (as defined below), the borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to
     (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. "Trigger Event" means (i) an event of default or (ii) a debt service coverage ratio of less than 1.05x for a 12 consecutive month period.

(5) From and after the occurrence and during the continuance of a Trigger Event, the borrower is required to deposit $10,010 per month into a replacement reserve to fund ongoing repairs and replacements, provided that the borrower will not be required to make any payments into a replacement reserve if the balance of the reserve equals or exceeds $120,116.

(6) From and after the occurrence and during the continuance of a Trigger Event, the borrower is required to deposit $39,833 per month into a rollover reserve, provided that the borrower will not be required to make any payments into a TI/LC reserve if the balance of the reserve equals or exceeds $478,000.

(7)  Occupancy is based on the November 30, 2005 rent roll.

(8) Based on the cut-off date principal balance of the Saint Louis Galleria Mortgage Loan. The U/W DSCR for the Saint Louis Galleria Total Loan is 1.27x and the cut-off date LTV ratio for the Saint Louis Galleria Total Loan is 74.3%.

     THE LOAN. The second largest loan was originated on June 9, 2005. The Saint Louis Galleria Mortgage Loan is secured by a first priority deed of trust encumbering a retail shopping center in St. Louis, Missouri.

     THE BORROWER. The borrower under the Saint Louis Galleria Mortgage Loan is Saint Louis Galleria L.L.C. The borrower is a single purpose limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Saint Louis Galleria Property. The sponsor, General Growth Properties, Inc., is a corporation organized in the State of Delaware. The sponsor owns and manages 209 properties in 44 states throughout the United States.

     THE SAINT LOUIS GALLERIA PROPERTY. The Saint Louis Galleria Property consists of the Saint Louis Galleria located in St. Louis, Missouri. Anchors include Dillard's, Famous Barr and Lord & Taylor.

     PROPERTY MANAGEMENT. The Saint Louis Galleria Property is managed by the borrower. There is no separate property management agreement. The management of the Saint Louis Galleria Property will be performed by either (i) the borrower,
(ii) any affiliate of General Growth Properties, Inc., GGP Limited Partnership, GGPLP L.L.C., GGP/Homart, Inc., GGP/Homart II L.L.C., GGP-TRS L.L.C., GGP Holding, Inc., GGP Holding II, Inc., Price Development Company, Limited Partnership, The Rouse Company, LP or The Rouse Company Operating Partnership, LP or (iii) a substitute manager which, in the reasonable judgment of the lender, is a reputable and experienced management organization (which may be an affiliate of the borrower) possessing experience in managing properties similar in size, scope, use and value as the Saint Louis Galleria Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then-current ratings of the certificates. The lender under the Saint Louis Galleria Total Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, (i) an event of default under the Saint Louis Galleria Total Loan or (ii) upon the bankruptcy or insolvency of the Saint Louis Galleria property manager.

     PAYMENT TERMS; INTEREST RATE. The borrower will pay an amount of interest and principal on each monthly payment date. The Interest Rate with respect to the Saint Louis Galleria Mortgage Loan is calculated on an Actual/360 Basis at an annual interest rate of 4.4198%. The due date under the Saint Louis Galleria Mortgage Loan is the 5th day of each month (or, if such day is not a business day, the immediately succeeding business day).

     ESCROWS AND RESERVES. For reserves established for the Saint Louis Galleria Mortgage Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Saint Louis Galleria Total Loan must cause all income to be deposited directly into a lockbox account under the control of the lender within two (2) business days of receipt. Upon the occurrence of a Trigger Event, the rents will be transferred once every other business day to an account maintained by the lender from which all required payments and deposits to reserves under the Saint Louis Galleria Mortgage Loan will be made. Unless and until an event of default under the Saint Louis Galleria Mortgage Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

     OTHER FINANCING. The Saint Louis Galleria Property secures, on a subordinate basis, the Saint Louis Galleria Junior Companion Loans which are pari passu relative to each other in right of payment. The Saint Louis Galleria Junior Companion Loans are not included in the issuing entity. The Saint Louis Galleria Junior Companion Loans, along with the Saint Louis Galleria Mortgage Loan, will be serviced pursuant to the series 2006-C1 pooling and servicing agreement. Additionally, future mezzanine financing is permitted subject to, among other things, the satisfaction of the following conditions: (i) execution of an intercreditor agreement by the mezzanine lender, (ii) the loan-to-value ratio of the underlying mortgage loan and such mezzanine debt shall not exceed 70%, (iii) the debt servicing coverage ratio of the underlying mortgage loan and such mezzanine debt shall be no less than 1.13x and (iv) the rating agencies shall have delivered a rating confirmation in connection with the mezzanine loan

     SAINT LOUIS GALLERIA AGREEMENT AMONG NOTEHOLDERS. The Saint Louis Galleria Agreement Among Noteholders governs various matters regarding the respective rights and obligations of the issuing entity, as holder of the Saint Louis Galleria Mortgage Loan, and the holders of the Saint Louis Galleria Junior Companion Loans. The Saint Louis Galleria Agreement Among Noteholders provides, among other things, for the application of payments among the Saint Louis Galleria Mortgage Loan and the Saint Louis Galleria Junior Companion Loans.

     See "--Certain Matters Regarding the Saint Louis Galleria Mortgage Loan" above in this prospectus supplement.

                                  CWA PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL
BALANCE:                         $169,820,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                      $169,820,000
FIRST PAYMENT DATE:              February 1, 2006
MORTGAGE INTEREST RATE:          5.6200% per annum
AMORTIZATION TERM:               360 months(2)
HYPERAMORTIZATION:               N/A
ARD DATE:                        N/A
MATURITY DATE:                   January 1, 2016
MATURITY BALANCE:                $149,181,223
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Lockout/defeasance through and including the
                                 date that is two months prior to the Maturity
                                 Date.
LOAN PER SQUARE
FOOT/UNIT:                       $90(1)
UP-FRONT RESERVES:               Engineering Reserve:                 $1,860,277
ONGOING RESERVES:                Tax Reserve:                                Yes
   (MONTHLY)                     Insurance Reserve:                       Yes(3)
                                 Replacement Reserve:                     Yes(3)
                                 TI/LC Reserve:                           Yes(3)
LOCKBOX:                         Springing
MEZZANINE:                       Permitted(4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Properties Information
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Portfolio
PROPERTIES TYPE:                 Retail and Mixed Use(5)
PROPERTIES SUB-TYPE:             Various(6)
LOCATION:                        Various(7)
YEAR BUILT/RENOVATED:            Various(8)
SQUARE FEET:                     1,884,843(9)
OCCUPANCY AT U/W(10):            95%
OWNERSHIP INTEREST:              Fee, except for Port
                                 Washington, NY, which is Leasehold.
PROPERTY MANAGEMENT:             Centro Watt Management Joint Venture 2, LP

                                  12/31/2003  12/31/2004  11/30/2005     U/W
                                 ----------- ----------- ----------- -----------
NET OPERATING                    $15,416,151 $15,540,872 $15,579,386 $15,704,830
INCOME:
NET CASH FLOW:                                                       $14,976,645
DSCR:                                                                      1.28x
APPRAISED VALUE:                 $213,350,000(11)
APPRAISAL DATE:                  Various(12)
CUT-OFF DATE LTV RATIO(1):       79.6%
MATURITY/ARD LTV RATIO:          69.9%
--------------------------------------------------------------------------------

(1)  Based on March 2006 cut-off date principal balance.

(2)  The CWA Portfolio Loan has an initial interest-only period of 24 months.

(3) The insurance, replacement and TI/LC reserves are conditionally waived and will be required to be funded upon, among other things, an event of default.

(4) Future mezzanine debt is permitted to be incurred by the members of the borrower so long as the following conditions, among others, are satisfied:
     (i) no event of default under the related mortgage loan documents has occurred, (ii) the loan-to-value ratio of the CWA Portfolio Loan and such mezzanine debt shall not exceed 90%, (iii) the debt service coverage ratio of the CWA Portfolio Loan and such mezzanine debt shall be no less than 1.10x and (iv) the mezzanine lender must enter into an intercreditor agreement acceptable to lender.

(5) The CWA Portfolio Property is comprised of 21 retail properties and one (1) mixed use property.

(6) The retail portion of the CWA Portfolio Property is comprised of 18 anchored and three (3) unanchored properties. The mixed use property includes retail and office use.

(7) The CWA Portfolio Properties are located throughout Connecticut, Georgia, North Carolina, New Jersey, New York, Pennsylvania and Virginia.

(8) The CWA Portfolio Properties were constructed between 1956 and 2004. See "--The CWA Portfolio Properties" below.

(9) The CWA Portfolio Pool B contains 640,444 square feet, CWA Portfolio Pool A contains 725,566 square feet and CWA Portfolio Pool C contains 518,833 square feet.

(10) Occupancy is based on the December 2, 2005 and October 31, 2005 rent rolls. The CWA Portfolio Properties have an overall occupancy of 95%. For the occupancy rates at an individual property, see "--The CWA Portfolio Properties" below.

(11) The CWA Portfolio Properties have an aggregated appraised value of $213,350,000. For the appraised value of the individual properties, see "--The CWA Portfolio Properties" below.

(12) The appraisals for the CWA Portfolio Properties were performed between January 11, 2005 and February 27, 2005.

     THE LOAN. The third largest loan was originated on December 22, 2005. The CWA Portfolio Loan is comprised of the CWA Portfolio Pool A, the CWA Portfolio Pool B and the CWA Portfolio Pool C, collectively, the "CWA Portfolio Loan," each of which is cross-collateralized and cross-defaulted with one another. The CWA Portfolio Loan is secured by first priority mortgages encumbering 21 retail properties and one (1) mixed use property located in seven (7) states.

     THE BORROWER. Each property is owned by a single purpose limited liability company or limited partnership, as applicable, whose business is limited to owning and operating the respective CWA Portfolio Property. The sponsor is Centro Watt America REIT IV, Inc.

     The CWA Portfolio Properties. The CWA Portfolio Properties consist of approximately 1,884,843 square feet. As of (i) December 2, 2005 with respect to 20 properties and (ii) October 31, 2005 with respect to two (2) properties, the overall occupancy of the CWA Portfolio Properties was 95%.

                              CWA PORTFOLIO POOL B

                                                                                ALLOCATED
                                                                  APPRAISED       LOAN
#        PROPERTY NAME             CITY       STATE   NRA (SF)      VALUE        AMOUNT(1)   OCCUPANCY   YEAR BUILT
-   ------------------------   ------------   -----   --------   -----------   -----------   ---------   ----------
1   Park Hills Plaza              Altoona       PA     279,856   $25,900,000   $21,000,000       93%        1976
2   Highridge Plaza Shopping
    Center                        Yonkers       NY      88,501   $20,300,000   $16,560,000      100%        1977
3   County Line Plaza            Souderton      PA     175,079   $12,800,000   $ 9,000,000       99%        1975
4   Park Plaza                 Douglasville     GA      46,495   $ 5,750,000   $ 4,850,000       93%        1986
5   Springfield Supermarket    Springfield      NJ      32,209   $ 4,700,000   $ 3,760,000      100%        1962
                                 Plymouth
6   550 W. Germantown Pike       Township       PA       3,800   $ 2,700,000   $ 2,210,000      100%        2004
7   Mount Carmel Plaza           Glenside       PA      14,504   $ 1,500,000   $ 1,250,000      100%        1975
                                                                 -----------   -----------
                                                        TOTAL:   $73,650,000   $58,630,000

----------
(1)  Based on a March 2006 cut-off date.

                              CWA PORTFOLIO POOL A

                                                                                         ALLOCATED
                                                                           APPRAISED       LOAN
#           PROPERTY NAME                 CITY         STATE   NRA (SF)      VALUE        AMOUNT(1)   OCCUPANCY   YEAR BUILT
-   -----------------------------   ----------------   -----   --------   -----------   -----------   ---------   ----------
1   North Park Center                     Macon          GA     195,355   $17,500,000   $14,500,000       96%        1988
2   Collegeville Shopping Center      Collegeville       PA     110,696   $14,300,000   $ 9,800,000      100%        1978
3   Cherry Square Shopping Center      Northampton       PA      75,005   $ 9,500,000   $ 8,050,000      100%        1990
4   Holcomb Bridge Crossing              Roswell         GA     105,420   $ 8,600,000   $ 7,250,000       96%        1989
5   Gilbertsville Shopping Center     Gilbertsville      PA      85,748   $ 6,800,000   $ 5,440,000       96%        1975
6   Chalfont Village Shopping           Chalfont         PA      46,051   $ 5,300,000   $ 4,290,000       96%        1989
    Center
7   69th Street Plaza                  Upper Darby       PA      41,561   $ 5,300,000   $ 4,180,000       97%        1975
8   New Holland Plaza                  New Holland       PA      65,730   $ 3,100,000   $ 2,600,000       92%        1986
                                                                          -----------   -----------
                                                                 TOTAL:   $70,400,000   $56,110,000

----------
(1)  Based on a March 2006 cut-off date.

                              CWA PORTFOLIO POOL C

                                                                                          ALLOCATED
                                                                            APPRAISED       LOAN
#            PROPERTY NAME                 CITY         STATE   NRA (SF)      VALUE        AMOUNT(1)   OCCUPANCY   YEAR BUILT
-   ------------------------------   ----------------   -----   --------   -----------   -----------   ---------   ----------
1   Whitemarsh Plaza                   Conshohocken       PA      67,476   $18,300,000   $13,650,000      100%        1956
2   Killingly Plaza                     Killingly         CT      75,376   $12,500,000   $10,400,000      100%        1989
3   North Ridge Plaza                  New Rochelle       NY      42,131   $11,600,000   $ 9,280,000       94%        1958
4   Bensalem Square                      Bensalem         PA      72,148   $11,700,000   $ 9,000,000      100%        1984
5   Culpeper Town Square                 Culpeper         VA     137,563   $ 8,500,000   $ 7,200,000       90%        1965
6   Magnolia Plaza Shopping Center      Morgantown        NC     104,539   $ 5,700,000   $ 4,750,000       68%        1987
                                           Port
7   Port Washington                     Washington        NY      19,600   $ 1,000,000   $   800,000      100%        1969
                                                                           -----------   -----------
                                                                  TOTAL:   $69,300,000   $55,080,000

----------
(1)  Based on a March 2006 cut-off date.

     PROPERTY MANAGEMENT. The CWA Portfolio Properties are managed by Centro Watt Management Joint Venture 2, LP, a Delaware limited partnership. The management agreement generally provides for a management fee of 4% of revenues per annum which is subordinated to the CWA Portfolio Loan. The management of the CWA Portfolio Properties will be performed by either Centro Watt Management Joint Venture 2, LP, or a substitute manager approved by the lender. The lender under the CWA Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the CWA Portfolio Loan.

     PAYMENT TERMS; INTEREST RATE. The CWA Portfolio Loan is an Interest-Only Loan for the first 24 months, and thereafter the borrower will be required to pay an amount of interest and principal on each monthly payment date. The Interest Rate with respect to the CWA Portfolio Loan is calculated on an Actual/360 Basis and is equal to 5.6200%. The due date under the CWA Portfolio Loan is the first day of each month (or, if such day is not a business day, the first business day immediately thereafter).

     ESCROWS AND RESERVES. For reserves established for the CWA Portfolio Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrowers under the CWA Portfolio Loan must cause the tenants of the CWA Portfolio Properties to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the CWA Portfolio Loan occurs, the borrowers will have access to those funds.

     OTHER FINANCING. Future mezzanine financing is permitted, subject to among other things, the satisfaction of the following conditions: (i) execution of an intercreditor agreement by the mezzanine lender, (ii) the loan-to-value ratio of the underlying mortgage loan and such mezzanine debt shall not exceed 90%, (iii) the debt service coverage ratio of the underlying mortgage loan and such mezzanine debt shall be no less than 1.10x and (iv) the rating agencies shall have delivered a rating confirmation in connection with the mezzanine loan.

                              8201 GREENSBORO DRIVE

--------------------------------------------------------------------------------
                                   LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:      $76,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                      $76,000,000
FIRST PAYMENT DATE:              January 11, 2006
MORTGAGE INTEREST RATE:          5.3000% per annum
AMORTIZATION TERM:               360 months(2)
HYPERAMORTIZATION:               N/A
ARD DATE:                        N/A
MATURITY DATE:                   January 11, 2016
MATURITY BALANCE:                $70,302,245
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Lockout/defeasance until the date
                                 that is four months prior to the
                                 Maturity Date.
LOAN PER SF:                     $211(1)
UP-FRONT RESERVES:               Engineering Reserve:                   $720,983
                                 Unfunded Obligation Reserve:        $471,977(3)
                                 Environmental Reserve:                  $625(4)
ONGOING RESERVES:                Tax and Insurance Reserve:                  Yes
   (MONTHLY)                     Replacement Reserve:                   6,014(5)
                                 Excess Cash Flow Reserve:                Yes(6)
LOCKBOX:                         Springing
MEZZANINE:                       None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Office
PROPERTY SUB-TYPE:               Suburban
LOCATION:                        McLean, VA
YEAR BUILT/RENOVATED:            1984/2003
SQUARE FEET:                     360,854
OCCUPANCY AT U/W(7):             99%
OWNERSHIP INTEREST:              Fee

                                           % OF TOTAL       LEASE
MAJOR TENANTS:                     NRSF       NRSF      EXPIRATIONS
---------------------------      -------   ----------   -----------
BAE Systems                      130,736      36.2%      12/31/2012
Association Management
Group                             29,563       8.2%       6/30/2008
Adobe Systems Inc.                22,459       6.2%       3/31/2011
PROPERTY MANAGEMENT:             B.F. Saul Property Company

                                 12/31/2003  12/31/2004  10/31/2005      U/W
                                 ----------  ----------  ----------  ----------
NET OPERATING INCOME:            $6,164,913  $5,816,348  $6,819,069  $6,799,497
NET CASH FLOW:                                                       $6,289,971
DSCR:                                                                     1.24x
APPRAISED VALUE:                 $101,600,000
APPRAISAL DATE:                  July 15, 2005
CUT-OFF DATE LTV
RATIO(1):                        74.8%
MATURITY/ARD LTV RATIO:          69.2%
--------------------------------------------------------------------------------

(1)  Based on the March 2006 Cut-off Date.

(2) The 8201 Greensboro Drive Loan has an initial interest-only period of 60 months.

(3) The unfunded obligations reserve was established at closing in the amount of $471,977 was established at closing to fund borrower's lease reimbursement obligations to three (3) tenants at the 8201 Greensboro Drive Property.

(4) The environmental reserve was established at closing in the amount of $625 for costs associated with obtaining a "No Further Action Letter" or an equivalent comfort letter, in form and substance satisfactory to the lender indicating that the 500-gallon underground storage tank removed in 2000 is of no concern.

(5) The borrower is required to deposit $6,014 per month into a replacement reserve to fund ongoing repairs and replacements, provided that the borrower will not be required to make any payments into a replacement reserve if the balance of the reserve equals or exceeds $144,342.

(6) The borrower is required to deposit all excess cash flow into an excess cash flow reserve following the occurrence and during the continuance of a "Cash Trap Period" (defined below) as additional security for the 8201 Greensboro Drive Loan. A "Cash Trap Period" means each period commencing on the date that the debt service coverage ratio calculated as of the end of each calendar month is less than 1.10x, and continuing until the earlier of
     (i) the payment date next occurring following expiration of a consecutive three (3) month period during which the debt service coverage ratio calculated as of the end of such consecutive three (3) month period, is greater than 1.10x, or (ii) until payment in full of the 8201 Greensboro Drive Loan, provided however, that beginning on October 11, 2015 the Cash Trap Period will automatically go into effect until the 8201 Greensboro Drive Loan is repaid in full.

(7)  Occupancy is based on the November 1, 2005 rent roll.

     THE LOAN. The fourth largest loan was originated on December 2, 2005. The 8201 Greensboro Drive Loan is secured by a first priority deed of trust encumbering the office building at McLean, Virginia.

     THE BORROWER. The borrower under the 8201 Greensboro Drive Loan is 8201 Greensboro LLC, a single purpose limited liability company, organized under the laws of the State of Delaware. The borrower is wholly owned by 8201 Greensboro Member LLC, which is a special purpose entity controlled by B.F. Saul Real Estate Investment Trust, a Maryland real estate investment trust ("B.F. Saul"). B.F. Saul is a privately-held real estate investment trust which owns and manages 12 office buildings, 17 hotels and 1.1 million square feet of flex space throughout the United States.

     THE 8201 GREENSBORO DRIVE PROPERTY. The 8201 Greensboro Drive Property is an office building located in McLean, Virginia. The office building was originally built in 1984 and contains approximately 360,854 net rentable square feet. As of November 1, 2005, the overall occupancy of the 8201 Greensboro Drive Property was 99%. Major tenants include BAE Systems, Association Management Group and Adobe Systems Inc.

     PROPERTY MANAGEMENT. The 8201 Greensboro Drive Property is managed by B. F. Saul Property Company, a Maryland Corporation and an affiliate of the borrower (the "8201 Greensboro Drive Property Manager"). The management agreement generally provides for a management fee of 3% per annum, which is subordinated to the 8201 Greensboro Drive Loan. The management of the 8201 Greensboro Drive Property will be performed by either the 8201 Greensboro Drive Property Manager, or a substitute manager which, in the reasonable judgment of the lender, is a reputable and experienced management organization (which may be an affiliate of the borrower) possessing experience in managing properties similar in size, scope, use and value as the 8201 Greensboro Drive Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then-current ratings of the certificates. The lender under the 8201 Greensboro Drive Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, (i) an event of default under the 8201 Greensboro Drive Loan or (ii) upon bankruptcy or insolvency of the 8201 Greensboro Drive Property Manager. The 8201 Greensboro Drive Property Manager manages 12 office buildings, 17 hotels and 1.1 million square feet of flex space. The 8201 Greensboro Drive Property Manager is headquartered in Maryland.

     PAYMENT TERMS; INTEREST RATE. The 8201 Greensboro Drive Loan is an Interest-Only Loan for the first 60 months, and thereafter the borrower will be required to pay an amount of interest and principal on each monthly payment date. The Interest Rate on the 8201 Greensboro Drive Loan is calculated on an Actual/360 Basis at an annual interest rate of 5.3000% per annum. The Due Date under the 8201 Greensboro Drive Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the 8201 Greensboro Drive Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT. The borrower or the 8201 Greensboro Drive Property Manager must cause all income to be deposited within one (1) business day of receipt directly into a lockbox account. Provided that no "Trigger Event" has occurred, the borrower shall have the sole right to make withdrawals from the lockbox account, including without limitation, the right to sweep the funds in the lockbox account on a daily basis into an operating account controlled by the borrower. During the occurrence of a Trigger Event, the rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the 8201 Greensboro Drive Loan will be made. "Trigger Event" means (a) an event of default or (b) a Cash Trap Period.

                                  NEI PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:      $70,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                      $70,000,000
FIRST PAYMENT DATE:              January 1, 2006
MORTGAGE INTEREST RATE:          4.9800% per annum
AMORTIZATION TERM:               Interest-only(2)
HYPERAMORTIZATION:               N/A
ARD DATE:                        N/A
MATURITY DATE:                   December 1, 2015
MATURITY BALANCE:                $70,000,000
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Lockout/defeasance through and including the
                                 date that is four months prior to the Maturity
                                 Date.
LOAN PER SQUARE FOOT:            See "--The NEI Portfolio Properties" below
UP-FRONT RESERVES:               Engineering Reserve:                   $231,881
                                 Remediation Reserve:                $437,500(3)
                                 Undeliverable Items
                                    Reserve:                       $1,500,000(4)
ONGOING RESERVES:                Tax and Insurance Reserve:                  Yes
                                 Replacement Reserve:                     Yes(5)
                                 TI/LC Reserve:                           Yes(6)
LOCKBOX:                         Springing
MEZZANINE:                       None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Portfolio
PROPERTY TYPE:                   Various(7)
PROPERTY SUB-TYPE:               Various(8)
LOCATION:                        Various(9)
YEAR BUILT/RENOVATED:            Various(10)
SQUARE FEET/UNITS:               Various(10)
OCCUPANCY AT U/W(11):            Various
OWNERSHIP INTEREST:              Fee Simple
PROPERTY MANAGEMENT:             SD Commercial, LLC
                                  12/31/2004    6/30/2005        U/W
                                 -----------   -----------   -----------
NET OPERATING INCOME:            $10,510,297   $11,098,262   $10,049,011
NET CASH FLOW:                                                        $9,217,797
DSCR:                                                                      2.61x
APPRAISED VALUE:                 $153,700,000(12)
APPRAISAL DATE:                  Various(13)
CUT-OFF DATE LTV RATIO(1):       45.5%
MATURITY/ARD LTV RATIO:          45.5%
--------------------------------------------------------------------------------

(1)  Based on the March 2006 cut-off date principal balance.

(2)  The NEI Portfolio Loan is interest-only for the entire term.

(3) The remediation reserve was established at closing due to groundwater contamination at the Yorba Linda Property.

(4) The borrower established an undeliverable items reserve by depositing $1,500,000 at closing. The lender is required to disburse this reserve to the borrower upon satisfaction of the conditions set forth in the undelivered items letter. The borrower has satisfied the conditions for release and thus the reserve will be released to the borrower.

(5) Upon an event of default under the NEI Portfolio loan documents or if lender determines that the property is not being adequately maintained, the borrower will be required to deposit $188,206 per month into a replacement reserve to fund ongoing repairs and replacements.

(6) Upon an event of default under the NEI Portfolio loan documents, the borrower will be required to deposit $605,542 per month into a TI/LC reserve to fund tenant improvements and leasing commissions.

(7) The NEI Portfolio is comprised of 8 offices, 6 multifamily, 5 retail, 3 industrial, 3 parking lots and 1 mixed use properties; and the mixed use property includes office and retail uses.

(8) The 8 office properties are all comprised of suburban properties; the 5 retail properties are comprised of 3 anchored and 2 unanchored properties.

(9) The NEI Portfolio Properties are located throughout Arizona, California, Connecticut, Florida, Ohio, Texas and Virginia.

(10) See "--The NEI Portfolio Properties" below.

(11) For the occupancy rates at an individual property, see "--The NEI Portfolio Properties" below.

(12) The NEI Portfolio Properties have an aggregate appraised value of $153,700,000. For the appraised value of individual properties, see "--The NEI Portfolio Properties" below.

(13) The appraisals for the NEI Portfolio Properties were performed between October 7, 2005 and November 1, 2005.

     THE LOAN. The fifth largest loan was originated on November 29, 2005. The NEI Portfolio Loan is a ten-year fixed rate loan that provides for a monthly payment of interest-only, secured by mortgages and deeds of trust on the borrower's fee simple interest in 26 properties located in California, Connecticut, Florida, Arizona, Virginia, Ohio, and Texas.

     THE BORROWER. Each borrower is a special purpose entity, whose business is limited to owning and operating the applicable property. A non-consolidation opinion was delivered at closing. David Wick is the sponsor.

     THE NEI PORTFOLIO PROPERTIES. The loans are secured by six (6) different property types which are located in seven (7) states. There are 13 properties in California, four (4) in Connecticut, three (3) in Florida, two (2) in Arizona, two (2) Virginia, one (1) in Ohio and one (1) in Texas. The portfolio consists of eight (8) offices, six (6) multifamilies, five (5) retail, three (3) industrial, three (3) parking lots and one (1) mixed use properties.

                                                                          NRA                      ALLOCATED
                                   PROPERTY                            (SF/UNITS     APPRAISED        LOAN      YEAR
         PROPERTY NAME               TYPE           CITY       STATE    /ACRES)        VALUE       AMOUNT(1)    BUILT   OCCUPANCY(1)
------------------------------   -----------   -------------   -----   ---------   ------------   -----------   -----   ------------
Lincoln Boulevard Office
   Building                         Office      Santa Monica     CA       57,542   $ 13,500,000   $ 6,836,599    1981        95%
Market Street                     Mixed Use    San Francisco     CA       53,577   $ 16,300,000   $ 6,772,827    1917        81%
Otay Mesa Truck Parking            Parking       San Diego       CA           41   $ 18,370,000   $ 6,429,500    1998       100%
Yorba Linda - Retail                Retail       Placentia       CA       78,401   $ 12,800,000   $ 6,427,000    1964       100%
Balboa Village                      Retail       San Diego       CA       35,911   $  8,800,000   $ 4,736,126    1987       100%
East Main Auto Plaza                Retail        El Cajon       CA       43,795   $  8,200,000   $ 4,357,843    1955       100%
Providence Hill                     Office        Fairfax        VA       46,897   $  9,900,000   $ 3,965,367    1985        77%
Otay Mesa Truck Parking (27.86
   acres)                          Parking       San Diego       CA           28   $  9,710,000   $ 3,398,500    1998       100%
Airway Trade Center               Industrial     San Diego       CA      121,056   $  8,100,000   $ 3,086,820    1989       100%
University Avenue Office            Office        La Mesa        CA       36,349   $  5,000,000   $ 2,750,000    1972       100%
Hampton Creek Apartments         Multifamily      Hampton        VA          100   $  6,000,000   $ 2,694,932    1972        85%
Stanton Office Plaza                Office        Stanton        CA       32,003   $  3,500,000   $ 1,925,000    1976        99%
1764 Congress Office Building
   (WPB No. 1) Beach                Office       West Palm       FL       19,770   $  3,300,000   $ 1,815,000    1990       100%
Border Warehouse (West
   Frontage Road)                 Industrial      Nogales        AZ       68,884   $  3,200,000   $ 1,760,000    1991       100%
Mid Cajon Apartments             Multifamily     San Diego       CA           22   $  3,100,000   $ 1,705,000    1992       100%
1760 Congress Office Building                    West Palm       FL       21,160   $  3,100,000   $ 1,705,000    1988       100%
   (Florida No. 8)                  Office         Beach
Village Corner                      Retail       Montgomery      OH       15,910   $  2,000,000   $ 1,500,000    1987       100%
Terrace View Center                 Retail       San Diego       CA       15,850   $  2,700,000   $ 1,485,000    1991       100%
Roberts Street Office Building      Office     East Hartford     CT       27,273   $  2,400,000   $ 1,167,939    1987       100%
Otay Mesa Truck Parking (7.12
   acres)                          Parking       San Diego       CA            7   $  3,095,000   $ 1,083,250    1998       100%
Victoria Towne Square
   Apartments                    Multifamily      Victoria       TX           80   $  1,900,000   $ 1,045,000    1974        95%
Border Warehouse (West La
   Quinta Road)                   Industrial      Nogales        AZ       43,005   $  2,200,000   $   990,000    1990        90%
100 Prospect Street              Multifamily      Hartford       CT           44   $  1,825,000   $   924,303    1969        84%
25-27 Imlay Apartments           Multifamily      Hartford       CT           30   $  1,175,000   $   646,216    1965        90%
1756 Congress Office (Florida                    West Palm
   #2)                              Office         Beach         FL       19,924   $  2,800,000   $   615,852    1989        44%
843 Farmington Avenue            Multifamily   West Hartford     CT           15   $    725,000   $   176,926    1925       100%
                                                                                   ------------   -----------
                                                                          TOTAL:   $153,700,000   $70,000,000

(1) Based on various dates, all of which occurred before the NEI Portfolio Loan was originated.

     PROPERTY MANAGEMENT. The NEI Portfolio Property is managed by SD Commercial, LLC. The management agreement generally provides for a management fee of 3.5% of revenues per annum which is subordinated to the NEI Portfolio Loan. The management of the NEI Portfolio Loan Property will be performed by either SD Commercial, LLC, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the NEI Portfolio Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that the appointment of such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the NEI Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the NEI Portfolio Loan.

     PAYMENT TERMS; INTEREST RATE. The NEI Portfolio Loan is an Interest-Only Loan. The Interest Rate with respect to the NEI Portfolio Loan is calculated on an Actual/360 Basis and is equal to 4.9800%. The due date under the NEI Portfolio Loan is the 1st day of each month (or, if such day is not a business day, the first business day immediately thereafter).

     ESCROWS AND RESERVES. For reserves established for the NEI Portfolio Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. Following an event of default under the NEI Portfolio loan documents, the borrower or the property manager must cause all rents to be deposited, within one (1) business day of receipt directly into a lockbox account under the control of the lender. Upon notice by lender, the rents will then be transferred to an account maintained by the lender from which all required payments and deposits to reserves under the NEI Portfolio Loan will be made. Unless and until an event of default under the NEI Portfolio loan documents occurs, the borrowers will have access to those funds.

                                MONTGOMERY PARK I

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:      $65,000,000
CUT-OFF DATE PRINCIPAL
   BALANCE(1):                   $65,000,000
FIRST PAYMENT DATE:              January 1, 2006
MORTGAGE INTEREST RATE:          5.5400% per annum
AMORTIZATION TERM:               360(2)
HYPERAMORTIZATION:               N/A
ARD DATE:                        N/A
MATURITY DATE:                   December 1, 2015
MATURITY BALANCE:                $58,192,102
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Lockout/defeasance through and including the
                                 date that is four months prior to the
                                 Maturity Date.
LOAN PER SQUARE FOOT:            $96(1)
UP-FRONT RESERVES:               TI/LC Reserve:                      $2,500,000
                                 Earn-Out Reserve:                 $2,500,000(3)
                                 Free Rent Account Reserve:          $260,000(4)
                                 Parking Easement Reserve:            $37,666(5)
ONGOING RESERVES:                Tax and Insurance Reserve:                  Yes
   (MONTHLY)                     Replacement Reserve:                     $8,476
                                 TI/LC Reserve:                       $44,142(6)
LOCKBOX:                         Springing
MEZZANINE:                       None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Office
PROPERTY SUB-TYPE:               Suburban
LOCATION:                        Portland, OR
YEAR BUILT/RENOVATED:            1921/1989
SQUARE FEET:                     678,076
OCCUPANCY AT U/W(7):             78%
OWNERSHIP INTEREST:              Fee

                                              % OF         LEASE
MAJOR TENANT(S)                    NRSF    TOTAL NRSF   EXPIRATION
---------------                  -------   ----------   ----------
Wells Fargo                      128,032     18.9%       5/31/2010
Freightliner                     111,409     16.4%      12/31/2011(8)
Portland Teachers Credit Union    53,972      8.0%       4/30/2009
PROPERTY MANAGEMENT:             Bill Naito Company

                                  6/30/2004    6/30/2005     U/W
                                 ----------   ----------   ----------
NET OPERATING                    $4,898,232   $5,211,059   $6,046,798
   INCOME:
NET CASH FLOW:                                                        $5,415,378
DSCR(9):                                                                   1.26x
APPRAISED VALUE:                 $88,000,000
APPRAISAL DATE:                  October 3, 2005
CUT-OFF DATE LTV RATIO(1)(9):    71.3%
MATURITY LTV RATIO:              66.1%
--------------------------------------------------------------------------------

(1)  Based on the March 2006 cut-off date principal balance.

(2)  Montgomery Park I Loan has an initial interest-only period of 36 months.

(3) The earn-out reserve will be released to the borrower subject to satisfaction of the following: a minimum occupancy of 87% and a DSCR of 1.25x based on a trailing three (3) month period on the full loan amount of $65,000,000. Should the borrower not meet these criteria within 24 months of closing, the earn-out reserve will be used to pay down or partially defease the loan.

(4) The free rent account reserve was established at closing to fund free rent concessions to the following tenants: United Parcel Service and Schnitzer. Unless an event of default shall have occurred and is continuing, the lender shall release to the borrower the free rent reserve deposit pertaining to the applicable free rent tenant if it is in occupancy of its respective premises, open for business and paying rent in accordance with the provisions of the free rent tenant's lease.

(5) The parking easement reserve was established at closing to fund three parking fee payments. The borrower is required to make monthly payments in an amount equal to 1/12 of the estimated annual parking fees into a parking easement reserve following the occurrence of a lockbox trigger event resulting from the occurrence of an event of default. The monthly escrow payments shall cease if the parking easement reserve equals or exceeds an amount equal to 12 parking fee payments.

(6) The borrower is required to deposit $44,142 per month into a TI/LC Reserve to fund tenant improvements and leasing, provided that the borrower will not be required to make any payments into a TI/LC reserve if the balance of the reserve equals or exceeds $3,200,000.

(7)  Occupancy is based on the November 15, 2005 rent roll.

(8)  Freightliner has an option to terminate its lease on December 31, 2008.

(9)  U/W DSCR and cut-off date LTV ratio are calculated net of $2,250,000.

     THE LOAN. The sixth largest loan was originated on November 30, 2005. The Montgomery Park I Loan is secured by a first priority mortgage encumbering a nine-story commercial office building in Portland, Oregon.

     THE BORROWER. The borrower under the Montgomery Park I Loan is Montgomery Park I, LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity. The sponsors are Bill Naito Company, Lawrence M. Naito, Ronald W. Naito, Anne Naito-Campbell and Kenneth C. Naito.

     THE MONTGOMERY PARK I PROPERTY. The Montgomery Park I Property is located in Portland, Oregon. The property consists of approximately 678,076 square feet and includes a four-level parking garage structure located on two parcels totaling approximately 11.06 acres. As of November 15, 2005, the overall occupancy of the property was 78%.

     The property is primarily used for commercial office and retail purposes. Some amenities of the facility include approximately 78,000 square feet floorplates, parking for approximately 2,200 vehicles, 24/7 building security, banquet and conference rooms.

     PROPERTY MANAGEMENT. The Montgomery Park I Property is managed by the Bill Naito Company. The management agreement generally provides for a management fee of 3.5% of revenues per annum which is subordinated to the Montgomery Park I Loan. The lender under the Montgomery Park I Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Montgomery Park I Loan. The Bill Naito Company is headquartered in Portland, Oregon and was established in 1921.

     PAYMENT TERMS; INTEREST RATE. The Montgomery Park I Loan is an Interest-Only Loan for the first 36 months, and thereafter the borrower will be required to pay an amount of interest and principal on each monthly payment date. The Interest Rate with respect to the Montgomery Park I Loan is calculated on an Actual/360 Basis and is equal to 5.5400% per annum. The due date under the Montgomery Park I Loan is the first day of each month (or, if such day is not a business day, the first business day immediately thereafter).

     ESCROWS AND RESERVES. For reserves established for the Montgomery Park I Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one (1) business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred daily to an account maintained by the lender from which all required payments and deposits to reserves under the Montgomery Park I Loan will be made. Unless and until an event of default occurs under the Montgomery Park I Loan, the borrower will have access to the remaining funds after all such required payments are made.

                                 COLINAS DEL SOL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:      $48,500,000
CUT-OFF DATE PRINCIPAL
   BALANCE(1):                   $48,500,000
FIRST PAYMENT DATE:              December 11, 2005
MORTGAGE INTEREST RATE:          5.2500% per annum
AMORTIZATION TERM:               360 months(2)
HYPERAMORTIZATION:               N/A
ARD DATE:                        N/A
MATURITY DATE:                   December 11, 2015
MATURITY BALANCE:                $43,078,242
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Lockout/defeasance until the date that is six
                                 months prior to the Maturity Date.
LOAN PER UNIT:                   $64,495(1)
UP-FRONT RESERVES:               Engineering Reserve:                    $ 6,875
ONGOING RESERVES:                Tax and Insurance Reserve:                  Yes
   (MONTHLY)                     Replacement Reserve:                    $15,667
LOCKBOX:                         Springing
MEZZANINE:                       None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Single Asset/Portfolio:          Single Asset
Property Type:                   Multifamily
Property Sub-Type:               Conventional
Location:                        El Paso, Texas
Year Built/Renovated:            3 Phases: 1994, 1996 and 2000/N/A
Units:                           752
Occupancy at U/W(3):             97%
Ownership Interest:              Fee
Property Management:             AMD Property Management, Inc.

                                 12/31/2003  12/31/2004   8/31/2005     U/W
                                 ----------  ----------  ----------  ----------
NET OPERATING                    $3,927,112  $4,003,802  $4,176,328  $4,308,684
   INCOME:
NET CASH FLOW:                                                        $4,120,684
DSCR:                                                                      1.28x
APPRAISED VALUE:                 $62,000,000
APPRAISAL DATE:                  September 12, 2005
CUT-OFF DATE LTV RATIO(1):       78.2%
MATURITY/ARD LTV RATIO:          69.5%
--------------------------------------------------------------------------------

(1)  Based on the March 2006 cut-off date.

(2)  The Colinas del Sol Loan has an initial interest-only period of 36 months.

(3)  Occupancy is based on the November 29, 2005 rent roll.

     THE LOAN. The seventh largest loan was originated on November 10, 2005. The Colinas del Sol Loan is secured by a first priority mortgage encumbering a multifamily apartment complex in El Paso, Texas.

     THE BORROWER. The borrower under the Colinas del Sol Loan is JRK-Colinas Del Sol, LLC. The borrower is a single purpose limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Colinas del Sol Property. The sponsor is James Lippman, the founder and chairman of JRK Asset Management, Inc., a management company which owns and manages 17 properties consisting of roughly 5,000 apartment units in six (6) states throughout the United States.

     THE COLINAS DEL SOL PROPERTY. The Colinas del Sol Property consists of the Colinas del Sol located in El Paso, Texas. The Colinas del Sol Property consists of 752 units and includes 1,274 parking spaces, including 42 handicapped spaces. As of November 29, 2005, the overall occupancy of the Colinas del Sol Property was 97%.

     The Colinas del Sol Property is primarily used for multifamily purposes. The Colinas del Sol Property consists of, among other things, 53 apartment buildings, three (3) swimming pools, a recreation building and a laundry building.

     PROPERTY MANAGEMENT. The Colinas del Sol Property is managed by AMD Property Management, Inc. The management agreement generally provides for a management fee of 3% of revenues per annum which is subordinated to the Colinas del Sol Loan. The management of the Colinas del Sol Property will be performed by either AMD Property Management, Inc. or a professional property management company approved by the lender under the Colinas del Sol Loan, pursuant to a written management agreement approved by the lender under the Colinas del Sol Loan. The lender under the Colinas del Sol Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Colinas del Sol Loan. AMD Property Management, Inc. manages 6,000 multifamily units and is headquartered in Los Angeles, California.

     PAYMENT TERMS; INTEREST RATE. The Colinas del Sol Loan is an Interest-only Loan for the first 36 months, and thereafter the borrower will be required to pay an amount of interest and principal on each monthly payment date. The Interest Rate with respect to the Colinas del Sol Loan is calculated on an Actual/360 Basis and is equal to 5.2500%. The Due

Date under the Colinas del Sol Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Colinas del Sol Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower must cause all rents and other income to be deposited directly into a lockbox account. During a cash trap period, the rents will be transferred on the last business day of each week to an account maintained by the lender for which all required payments and deposits to reserves under the Colinas del Sol Loan will be made. Unless and until a cash trap period occurs under the cash management agreement, the borrower will have access to those funds.

                                 LANE PORTFOLIO

--------------------------------------------------------------------------------
                        LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:      $42,800,000
CUT-OFF DATE PRINCIPAL
   BALANCE(1):                   $42,800,000
FIRST PAYMENT DATE:              March 1, 2006
MORTGAGE INTEREST RATE:          6.0300% per annum
AMORTIZATION TERM:               360 months(2)
HYPERAMORTIZATION:               N/A
ARD DATE:                        N/A
MATURITY DATE:                   February 1, 2013
MATURITY BALANCE:                $39,346,110
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Lockout/defeasance through and including the
                                 date that is four months prior to the Maturity
                                 Date.
LOAN PER ROOM:                   $72,666(1)
UP-FRONT RESERVES:               Renovation Reserve:                 $11,270,000
ONGOING RESERVES:                Tax and Insurance Reserve:                  Yes
   (MONTHLY)
LOCKBOX:                         Springing
MEZZANINE:                       None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Portfolio
PROPERTY TYPE:                   Hotel
PROPERTY SUB-TYPE:               Various
LOCATION:                        Various
YEAR BUILT/RENOVATED:            Various
ROOMS:                           Various
U/W OCCUPANCY:                   68%
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Lane Hotels, Inc.

                                 12/31/2003  12/31/2004  10/31/2005      U/W
                                 ----------  ----------  ----------  ----------
NET OPERATING                    $4,056,357  $4,460,301  $5,186,490  $5,186,490
   INCOME:
NET CASH FLOW:                                                     $4,408,390(3)
DSCR:                                                                   1.43x(3)
APPRAISED VALUE(4):              $76,100,000
APPRAISAL DATE:                  Various
CUT-OFF DATE LTV RATIO(1) (4):                          56.2%
MATURITY/ARD LTV RATIO(4):       51.7%
--------------------------------------------------------------------------------

(1)  Based on the March 2006 cut-off date principal balance.

(2)  The Lane Portfolio Loan has an initial interest-only period of 11 months.

(3) Based on as-is underwriting. Based on as-stabilized underwriting, it is expected that the as-stabilized U/W Net Cash Flow will be $5,859,000 for an as-stabilized debt service coverage ratio of 1.90x.

(4) Value represents the appraiser's estimate of the stabilized value for each property. Appraiser's stabilized value is based on the projected value of property after the planned renovation work has been completed. Lender escrowed $11,270,000 into a renovation reserve at closing to fund the planned renovations. The appraiser's as-is values for the properties collateralizing the Lane Portfolio Loan are as follows: Radisson Annapolis
     - $26,000,000; Hilton-Grand Rapids Airport - $12,700,000; Courtyard by Marriott-Durham - $11,900,000 for a total as-is value of $50,600,000.

     THE LOAN. The eighth largest loan was originated on January 5, 2006. The Lane Portfolio Loan is secured by mortgages and deeds of trust on three hotel properties located in Annapolis, Maryland, Durham, North Carolina and Kentwood, Michigan.

     THE BORROWER. The borrower for the Lane Portfolio - Grand Rapids, Michigan, the Lane Portfolio - Annapolis, Maryland and the Lane Portfolio - Durham, North Carolina properties is Largo SPE, LLC, a limited liability company organized under the laws of the State of Delaware and Largo Annapolis, LLC, a limited liability company organized under the laws of the State of Delaware. Each borrower is a special purpose entity, whose business is limited to operating the property it owns. A non-consolidation opinion was delivered at closing. The sponsors are Lane Hospitality, Inc. and Largo Annapolis SPE, LLC.

     THE LANE PORTFOLIO PROPERTIES. The Lane Portfolio Properties consist of three (3) properties, located in three (3) different states. The Lane Portfolio Properties were built between 1961 and 1997. See chart below:

                                                 YEAR          SQUARE            ALLOCATED    % OF TOTAL   LOAN AMOUNT
        NAME                LOCATION        BUILT/RENOVATED     FEET    ROOMS   LOAN AMOUNT      LOAN        PER ROOM
-------------------   -------------------   ---------------   -------   -----   -----------   ----------   -----------
Radisson-Annapolis*   Annapolis, Maryland      1961/2004      190,969    219    $21,500,000      50.2%       $98,174
Hilton-Grand Rapids   Kentwood, Michigan       1979/2004      120,000    224    $10,800,000      25.2%       $48,214
   Airport*
Courtyard by             Durham, North           1997         128,000    146    $10,500,000      24.5%       $71,918
   Marriott-Durham*        Carolina

----------
* Each of the properties is scheduled to be renovated in 2006. The Radisson is scheduled to be converted to Doubletree by September 30, 2006.

     PROPERTY MANAGEMENT. The Lane Portfolio Properties are managed by Lane Hotels, Inc, an affiliate of the borrower. The management agreement generally provides for a management fee of 3.0% of revenues per annum which is subordinated to the Lane Portfolio Loan. Borrower shall not terminate the management agreement without lender consent. The lender under the Lane Portfolio Loan has the right to terminate management agreement upon lender acquiring title to the Lane Portfolio Property. Lane Hotels, Inc manages the property and is headquartered in Northbrook, IL.

     PAYMENT TERMS; INTEREST RATE. The Lane Portfolio Loan is an Interest-Only Loan for the first 11 months, and thereafter the borrower will be required to pay an amount of interest and principal on each monthly payment date. The Interest Rate with respect to each monthly payment will be computed on an Actual/360 Basis and is equal to 6.0300%. The due date under the Lane Portfolio Loan is the first day of each month. All monthly payments are payable without penalty for five (5) days after the first of the month.

     ESCROWS AND RESERVES. For reserves established for the Lane Portfolio Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. All credit card receivables are required to be paid directly into lender controlled deposit accounts from which all required payments and deposits to reserves under the Lane Portfolio Loan will be made (the "Deposit Account"). The borrower or the property manager must cause all other income received to be deposited within one (1) business day of receipt directly into clearing accounts under the control of the lender (the "Clearing Accounts"). Amounts deposited into the Clearing Accounts will be transferred once every week into the Deposit Accounts. Unless and until an event of default occurs under the Lane Portfolio Loan, the borrower will have access to the remaining funds in the Deposit Account after all required payments are made.

                                  WESTGATE WEST

--------------------------------------------------------------------------------
                        LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:      $41,000,000

CUT-OFF DATE PRINCIPAL           $41,000,000
   BALANCE(1):
FIRST PAYMENT DATE:              November 11, 2005
MORTGAGE INTEREST RATE:          5.3400% per annum
AMORTIZATION TERM:               360 months(2)
HYPERAMORTIZATION:               N/A
ARD DATE:                        N/A
MATURITY DATE:                   October 11, 2015
MATURITY BALANCE:                $36,554,597
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Lockout/defeasance until the
                                 date that is three months prior
                                 to the Maturity Date.
LOAN PER SQUARE FOOT:            $174(1)
UP-FRONT RESERVES:               Environmental Reserve:                  $11,250
                                 TI/LC Reserve:                         $175,000
                                 Repair Reserve:                         $12,500
ONGOING RESERVES:                Tax and Insurance
    (MONTHLY)                       Reserve(3):                              Yes
                                 Replacement Reserve(4):                  $3,929
                                 TI/LC Reserve(5):                       $11,667
LOCKBOX:                         Springing
MEZZANINE:                       None

--------------------------------------------------------------------------------
                     PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Retail
PROPERTY SUB-TYPE:               Anchored
LOCATION:                        San Jose, CA
YEAR BUILT/RENOVATED:            1962/1996
SQUARE FEET:                     235,766
OCCUPANCY AT U/W(6):             98%
OWNERSHIP INTEREST:              Fee

MAJOR TENANT(S):                  NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
                                 ------   ---------------   ----------------
Longs Drug Store                 62,400        26.5%            2/28/2014
Orchard Supply Hardware          52,840        22.4%            12/31/2008
Ethan Allen                      17,000         7.2%             6/30/2007

PROPERTY MANAGEMENT:  West Valley Properties, Inc.

                                 12/31/2003  12/31/2004   8/31/2005      U/W
                                 ----------  ----------  ----------  ----------
NET OPERATING INCOME:            $3,242,004  $3,258,367  $3,551,830  $3,540,593
NET CASH FLOW:                                                       $3,439,641
DSCR:                                                                     1.25x
APPRAISED VALUE:                 $66,300,000
APPRAISAL DATE:                  September 16, 2005
CUT-OFF DATE LTV RATIO(1):       61.8%
MATURITY LTV RATIO:              55.1%
--------------------------------------------------------------------------------

(1)  Based on the March 2006 cut-off date principal date.

(2)  The Westgate West Loan has an initial interest-only period of 36 months.

(3) The borrower is not required to make monthly payments into a tax reserve for any portion of the Westgate West Property that is occupied by a tenant that pays real property taxes directly to the taxing agency so long as (i) such tenant is obligated under the terms of its lease to pay taxes assessed against its leased premises directly to the taxing agency, (ii) such tenant pays prior to delinquency all tax assessments against its leased premises, and (iii) borrower delivers to lender not less than ten (10) days prior to the delinquency date thereof satisfactory evidence (i.e. a paid receipt) that all such taxes have been timely paid by the tenant.

(4) The borrower is required to deposit $3,929 per month into a replacement reserve to fund ongoing repairs and replacements, PROVIDED that the borrower will not be required to make any payments into the replacement reserve if the balance of the reserve equals or exceeds $94,306.

(5) The borrower is required to deposit $11,667 per month into the TI/LC reserve to fund tenant improvements and leasing commissions, PROVIDED that the borrower will not be required to make any payments into the TI/LC reserve if the balance of the reserve equals or exceeds $420,000. The borrower is permitted to deliver a letter of credit in lieu of making monthly deposits into such TI/LC reserve.

(6)  Occupancy is based on the November 1, 2005 rent roll.

     THE LOAN. The ninth largest loan was originated on October 5, 2005. The Westgate West Loan is secured by a first priority mortgage encumbering a retail shopping center in San Jose, California.

     THE BORROWER. The borrower under the Westgate West Loan is CP6WW, LLC. The borrower is a single purpose limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Westgate West Property. The sponsor, Jonathan Rayden is the President of West Valley Properties, the management company for the Westgate West Property and the general partner of the borrower, and manages over 50 commercial properties and over 5,000 residential income units in Arizona, California and Georgia.

     THE WESTGATE WEST PROPERTY. The Westgate West Property is an anchored retail shopping center located in San Jose, California. The shopping center was originally built in 1962 and contains approximately 235,766 net rentable square feet of retail space comprising approximately 49 retail store spaces, and is anchored by a Longs Drug Store and an Orchard Supply Hardware Store. As of November 1, 2005, the overall occupancy of the Westgate West Property was 98%.

     PROPERTY MANAGEMENT. The Westgate West Property is managed by West Valley Properties, Inc. (the "Westgate West Property Manager"). The management agreement generally provides for a management fee of 4% of revenues per annum which is subordinated to the Westgate West Loan. Additionally, so long as the Westgate West Property Manager is an affiliate of borrower, the management fee is reduced to two percent (2%) at any time the debt service coverage ratio is less than 1.05 to 1.0 in any calendar quarter. The management of the Westgate West will be performed by either West Valley Properties, Inc., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Westgate West Property, provided that the borrower shall have obtained prior written confirmation from the rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then-current ratings of the certificates. The lender under the Westgate West Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, (i) an event of default under the Westgate West Loan or (ii) upon bankruptcy or insolvency of the Westgate West Property Manager. The Westgate West Property Manager manages a portfolio of over 50 commercial properties and over 5,000 multifamily units. The Westgate West Property Manager is headquartered in Los Altos, California.

     PAYMENT TERMS; INTEREST RATE. The Westgate West Loan is an Interest-Only Loan for the first 36 months, and thereafter the borrower will be required to pay an amount of interest and principal on each monthly payment date. The Interest Rate with respect to the Westgate West Loan is calculated on an Actual/360 Basis and is equal to 5.3400%. The Due Date under the Westgate West Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Westgate West Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. After an event of default and until the loan is paid in full or the default is cured, the borrower or the Westgate West Property Manager must cause all income to be deposited directly into a lockbox account under the control of the lender. The rents will be transferred on the last business day of each week to an account maintained by the lender from which all required payments and deposits to reserves under the Westgate West Loan will be made. Unless and until an event of default occurs under the Westgate West Loan, the borrower will have access to the remaining funds after all such required payments are made.

     Other Financing. The Westgate West Property secures, on a subordinate basis, the CBA B-Note Companion Loan with an original principal balance of $2,750,000. The CBA B-Note Companion Loan is not included in the issuing entity. The CBA B-Note Companion Loan, along with the Westgate West Loan, will be serviced pursuant to the series 2006-C1 pooling and servicing agreement.

     Westgate West Agreement Among Noteholders. The Westgate West Agreement Among Noteholders governs various matters regarding the respective rights and obligations of the issuing entity, as holder of the Westgate West Loan, and the holder of the CBA B-Note Companion Loan. The Westgate West Agreement Among Noteholders provides, among other things, for the application of payments among the Westgate West Loan and the CBA B-Note Companion Loan.

                     RESIDENCE INN BY MARRIOTT CAPITOL HILL

--------------------------------------------------------------------------------
                                   LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:      $40,500,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                      $40,500,000
FIRST PAYMENT DATE:              August 1, 2005
MORTGAGE INTEREST RATE:          6.1100% per annum
AMORTIZATION TERM:               300 months(2)
HYPERAMORTIZATION:               N/A
ARD DATE:                        N/A
MATURITY DATE:                   July 1, 2015
MATURITY BALANCE:                $32,655,757
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Lockout/defeasance through and including the
                                 date that is four months prior to the Maturity
                                 Date.
LOAN PER ROOM(1):                $173,820
UP-FRONT RESERVES:               Replacement Reserve:                     $1,000
ONGOING RESERVES:                Tax and Insurance Reserve:                  Yes
   (MONTHLY)                     Replacement Reserve:                    $40,400
LOCKBOX:                         Springing
MEZZANINE:                       Permitted(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Hotel
PROPERTY SUB-TYPE:               Limited Service
LOCATION:                        Washington, DC
YEAR BUILT/RENOVATED:            2005/N/A
ROOMS:                           233
U/W OCCUPANCY:                   80%
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Hospitality Partners
                                 12/31/2005       U/W
                                 ----------   ----------
NET OPERATING                    $4,164,313   $5,315,893
INCOME:
NET CASH FLOW:                                $4,710,211
DSCR:                                              1.49x
APPRAISED VALUE:                 $58,400,000
APPRAISAL DATE:                  April 1, 2005
CUT-OFF DATE LTV RATIO(1):       69.3%
MATURITY/ARD LTV RATIO:          55.9%
--------------------------------------------------------------------------------

(1)  Based on the March 2006 cut-off date principal balance.

(2) The Residence Inn by Marriott Capitol Hill has an initial interest-only period of 12 months.

(3)  See "--Other Financing" below.

     THE LOAN. The tenth largest loan was originated on June 10, 2005. The Residence Inn by Marriott Capitol Hill Loan is secured by a first priority mortgage encumbering a limited service hotel in Washington, DC.

     THE BORROWER. The borrower under the loan is Southwest Capitol Associates LLC. The borrower is a limited liability company organized under the laws of the District of Columbia. The borrower is a special purpose entity, whose business is limited to owning and operating the property. The sponsor is Donohoe Companies, Inc.

     THE RESIDENCE INN BY MARRIOTT CAPITOL HILL PROPERTY. The property is located in Washington, DC and consists of 233 rooms. The underwritten occupancy of the Residence Inn by Marriott Capitol Hill Property was 80%.

     The Residence Inn by Marriott Capitol Hill Property is primarily used for extended-stay hotel purposes. The property is a 13-story hotel containing 233 guest suites with approximately 235,900 square feet of gross building area, 1,400 square feet of meeting space, an indoor swimming pool and whirlpool spa, an exercise room, a gift shop, guest laundry facilities and 104 underground parking spaces. The hotel was completed in January 2005. The guestroom mix includes 114 studios, 91 one-bedrooms, 24 two-bedrooms and four (4) executive suites.

     PROPERTY MANAGEMENT. The property is managed by Hospitality Partners. The management agreement generally provides for a base management fee of 3% of revenues per annum and an incentive fee of 15% of NOI in excess of a certain NOI threshold. The management of the property will be performed by either Hospitality Partners, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Residence Inn by Marriott Capitol Hill Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Residence Inn by Marriott Capitol Hill Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Residence Inn by Marriott Capitol Hill Loan.

     PAYMENT TERMS; INTEREST RATE. The loan is an Interest-Only Loan for the first 12 months, and thereafter the borrower will pay an amount of interest and principal on each monthly payment date. The interest rate with respect to the loan is calculated on a Actual/360 Basis and is equal to 6.1100%. The due date under the Residence Inn by Marriott Capitol Hill Loan is first day of each month (or, if such day is not a business day, the first business day immediately thereafter).

     ESCROWS AND RESERVES. For reserves established for the Residence Inn by Marriott Capitol Hill Loan, see Exhibit A-1 to this prospectus supplement.

     Cash Management/Lockbox. The borrower or the property manager must cause all revenue to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred daily to an account maintained by the lender from which all required payments and deposits to reserves under the loan will be made. Unless and until an event of default occurs under the loan, the borrower will have access to the remaining funds after all such required payments are made.

     OTHER FINANCING. Future mezzanine financing is permitted subject to, among others, the following conditions: (i) execution of an intercreditor agreement by the mezzanine lender, (ii) the loan-to-value ratio of the Residence Inn by Marriott Capitol Hill Loan and such mezzanine debt shall not exceed 80%, (iii) the debt service coverage ratio of the Residence Inn by Marriott Capitol Hill Loan and such mezzanine debt shall not be less than 1.50x and (iv) the mezzanine loan shall not exceed $5,000,000.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the series 2006-C1 pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     o    either--

          1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     o an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

     o an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the related mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     o copies of letters of credit, if any, and amendments thereto which entitle the issuing entity to draw thereon; PROVIDED, HOWEVER, that originals of letters of credit will be delivered to and held by the applicable master servicer;

     o copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

     o an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a PRO FORMA title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

     o in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2006-C1 certificateholders under the terms of the series 2006-C1 pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that

(if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the issuing entity. None of the trustee, the master servicers, the special servicers or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     o any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     o that omission or defect materially and adversely affects the value of the subject mortgage loan, or the interests of any class of series 2006-C1 certificateholders,

then the omission or defect will constitute a material document defect as to which the series 2006-C1 certificateholders will have the rights against the applicable mortgage loan seller as described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     o    the date on which the offered certificates are initially issued, and

     o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the issuing entity are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

Representations and Warranties

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the issuing entity (except as described below), specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will generally include, among other things--

     1. the information set forth in the schedule of the mortgage loans attached to the related mortgage loan purchase agreement is complete and accurate in all material respects as of the relevant date;

     2. such seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests, except for certain interests in servicing rights (including those being assigned pursuant to the series 2006-C1 pooling and servicing agreement);

     3. no scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent since origination;

     4. the related mortgage constitutes, subject to certain creditors' rights exceptions, a valid and enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property;

     5. the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights;

     6. the related assignment of leases and rents establishes and creates, subject to certain creditors' rights exceptions, a valid first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases of the mortgaged real property;

     7. the mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except by an instrument included in the mortgage file, and the related mortgaged real property has not been released, in whole or in material part, from the lien of the related mortgage instrument in any manner that materially interferes with the security intended to be provided by that mortgage instrument;

     8. except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, the related mortgaged real property is, to the seller's knowledge, free and clear of any material damage that would materially and adversely affect its value as security for the mortgage loan (normal wear and tear excepted) or reserves have been established to remediate such damage;

     9. to the seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property that would have a material adverse effect on the use or value of the related mortgaged real property;

     10. the related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a "marked-up" title insurance commitment or the equivalent thereof (for which the required premium has been paid) which evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to the exceptions stated therein and the other Permitted Encumbrances;

     11. the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

     12. an environmental site assessment was performed with respect to the mortgaged real property in connection with the origination of the related mortgage loan, and such seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in the report of such assessment; PROVIDED, HOWEVER, as previously described in this prospectus supplement, for certain mortgage loans the environmental site assessment was limited or an environmental insurance policy was obtained in lieu of an environmental site assessment;

     13. each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights;

     14. the related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage;

     15. there are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments;

     16. the related borrower is not, to such seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     17. except as described in this prospectus supplement with respect to the Saint Louis Galleria Mortgage Loan and the CBA A/B Loan Pairs, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the issuing entity;

     18. except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, or
          (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan; and

     19. to such seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event - other than payments due but not yet delinquent - which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged real property; PROVIDED that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of the subject matter covered by any other representation and warranty made by such seller.

     The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the series 2006-C1 pooling and servicing agreement.

     If--

     o there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller), and

     o that breach materially and adversely affects the value of the subject mortgage loan, or the interests of any class of series 2006-C1 certificateholders,

then that breach will be a material breach of the representation and warranty. The rights of the series 2006-C1 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If a mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any REO Property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2006-C1 certificates, then that mortgage loan seller will be required to take one of the following courses of action:

     o    cure such breach or defect in all material respects; or

     o repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

          2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time in absence of a default, to but not including the due date in the collection period of purchase (which includes unpaid master servicing fees and primary servicing fees), but exclusive of Post-ARD Additional Interest, plus

          3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate (as set forth in the series 2006-C1 pooling and servicing agreement), plus

          4. all expenses incurred (whether paid or then owing) by the applicable master servicer, the applicable special servicer, us and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

          5. the amount of any special servicing fees accrued on such mortgage loan and, if the mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the applicable special servicer, plus

          6. if such mortgage loan is repurchased more than 90 days after such mortgage loan became a specially serviced mortgage loan, the amount of any liquidation fee payable to the special servicer; or

     o replace the affected mortgage loan with a Qualified Substitute Mortgage Loan; provided that in no event may a substitution occur later than the second anniversary of the date of initial issuance of series 2006-C1 certificates; or

     o    for certain breaches, reimburse the issuing entity for certain costs.

     If any mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the issuing entity the amount, if any, by which--

     o the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

     o the Stated Principal Balance of the substitute mortgage loan as of the due date during the month that it is added to the issuing entity.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the immediately preceding paragraph, will generally be limited to 90 days following its receipt of notice of the subject material breach or material document defect. However, if the subject material breach or material document defect is capable of being cured and if the applicable mortgage loan seller is diligently attempting to correct the material breach or material document defect, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution (unless such material breach or material document defect causes any mortgage loan to not be a "qualified mortgage" within the meaning of the REMIC provisions of the Code).

     In addition to the foregoing, if--

     o any underlying mortgage loan is required to be repurchased or substituted as contemplated above, and

     o    such underlying mortgage loan is a crossed loan,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the applicable mortgage loan seller will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless the applicable special servicer determines that all of the following conditions would be satisfied if the applicable mortgage loan seller were to repurchase or substitute for only the affected crossed loan as to which a defect or breach had initially occurred:

     (i) the debt service coverage ratio for any related crossed loans that remain in the issuing entity for the four (4) calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for all such crossed loans, including the affected crossed loan, for the four (4) calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x,

     (ii) the loan-to-value ratio for any related crossed loans that remain in the issuing entity (determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the party obligated to effect the repurchase or the substitution) is not greater than the least of (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the party responsible for effecting the repurchase or substitution), (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 hereto and (c) 75.0%, and

     (iii) the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the issuing entity or its assets, income or gain, cause the crossed loans not purchased or replaced to have been significantly modified under the REMIC provisions of the Code or cause any REMIC created under the series 2006-C1 pooling and servicing agreement to fail to qualify as a REMIC for U.S. federal or applicable state tax purposes at any time that any series 2006-C1 certificate is outstanding.

     In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the party responsible for completing the repurchase or substitution may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for all of the related crossed loans. The determination of the applicable special servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the party responsible for completing the repurchase or substitution repurchases or substitutes for an affected crossed loan in the manner prescribed above, but does not repurchase or replace the related crossed loans, we and each mortgage loan seller have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or replaced crossed loan and (b) any related crossed loans that were not repurchased or replaced would no longer be cross-defaulted or cross-collateralized with one another.

     Any of the following document defects will be conclusively presumed materially and adversely to affect the interests of a class of series 2006-C1 certificateholders in an underlying mortgage loan:

     o the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

     o the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file (a) a certified copy of the recorded mortgage, (b) a certified copy of the mortgage in the form sent for recording, with a certificate stating that the original mortgage was sent for recordation, or (c) a copy of the mortgage and the related recording information;

     o the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or, if the policy has not yet been issued, a binding written commitment (including a pro forma or specimen title insurance policy, which has been accepted or approved in writing by the related title insurance company) relating to the subject mortgage loan;

     o the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the issuing entity, unless there is included in the mortgage file (a) a certified copy of the recorded intervening assignment, (b) a certified copy of the intervening assignment, together with a certificate stating that the original intervening assignment was sent for recordation, or (c) a copy of the intervening assignment and the related recording information;

     o the absence from the mortgage file of any required original letter of credit; provided that such defect may be cured by providing a substitute letter of credit or a cash reserve; or

     o the absence from the mortgage file of a copy of any required ground lease.

     The foregoing obligation to cure, repurchase, provide a substitute mortgage loan or loans or reimburse the issuing entity will constitute the sole remedies available to the certificateholders and the trustee for any defect in a mortgage file or any breach on the part of the related mortgage loan seller of its representations or warranties regarding the underlying mortgage loans.

     Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed a material breach or material document defect, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the issuing entity within 90 days following its receipt of notice of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

     Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that any such party has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in March 2006. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance and the initial net mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance and the initial net mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2006-C1 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2006-C1 certificates and the class CCA certificates will be issued, on or about March 22, 2006, under a pooling and servicing agreement to be dated as of March 1, 2006, between us, as depositor, and the trustee, the master servicers and the special servicers. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity will include:

     o    the underlying mortgage loans;]

     o any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in March 2006, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the underlying mortgage loans;

     o    our rights under each of the mortgage loan purchase agreements;

     o any REO Properties acquired by the issuing entity with respect to defaulted underlying mortgage loans; and

     o those funds or assets as from time to time are deposited in each master servicer's collection account described under "The Series 2006-C1 Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement, each special servicer's REO account described under "The Series 2006-C1 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2006-C1 certificates will include the following classes:

     o the A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E and F classes, which are the classes of series 2006-C1 certificates that are offered by this prospectus supplement;

     o the A-X, A-Y, G, H, J, K, L, M, N, O, P, Q, S, CCA, R and V classes, which are the classes of series 2006-C1 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H,
J, K, L, M, N, O, P, Q, S and CCA certificates are the series 2006-C1 certificates that will have principal balances. The series 2006-C1 certificates with principal balances constitute the series 2006-C1 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the issuing entity. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated issuing entity expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" below.

     The class A-X, A-Y, R and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X and A-Y certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-X and A-Y certificates are sometimes referred to in this prospectus supplement as the series 2006-C1 interest only certificates.

     For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and
S certificates.

     For purposes of calculating the accrual of interest, the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then Stated Principal Balance of the residential cooperative mortgage loans, sold to the depositor by NCB, FSB.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2006-C1 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     o credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     o those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit F hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the series 2006-C1 pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, us or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

     The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the series 2006-C1 pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the series 2006-C1 pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the series 2006-C1 pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     Neither we nor any of the master servicers, the certificate registrar, the sponsors, the mortgage loan sellers, the underwriters, the special servicers or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2006-C1 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the series 2006-C1 pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

     DEPOSITS. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     o All payments and other collections on the mortgage loans and any REO Properties (and the Carlton Court Apartments Non-Pooled Portion) in the issuing entity on deposit in that master servicer's collection account as of close of business on the second business day prior to such remittance date, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from that master servicer's collection account to any person other than the series 2006-C1 certificateholders, including--

               (a) amounts payable to that master servicer or a special servicer as compensation, including master servicing fees, primary servicing fees, special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Issuing Entity Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c) amounts payable with respect to other issuing entity expenses;

          4. net investment income on the funds in that master servicer's collection account;

          5. amounts deposited in that master servicer's collection account in error; and

          6.   any amounts payable to the holder of a Companion Loan.

     o Any advances of delinquent monthly debt service payments made by that master servicer with respect to that distribution date.

     o Any payments made by that master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Series 2006-C1 Pooling and Servicing Agreement--Collection Accounts" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2006, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the issuing entity that accrue interest on an Actual/360 Basis.

     The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account that meets the requirements set forth in the series 2006-C1 pooling and servicing agreement.

     WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o to pay itself a monthly fee which is described under "The Series 2006-C1 Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     o to reimburse itself or any master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2006-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance has been determined not to be ultimately recoverable out of collections on the related underlying mortgage loans (any such advance, a "Nonrecoverable Advance"); PROVIDED that the trustee or any such master servicer may choose in its sole discretion to be reimbursed in installments; and PROVIDED, FURTHER, that any such reimbursement would first be made out of payments and other collections of principal on the mortgage pool and second be made out of payments of interest on the mortgage pool;

     o to reimburse itself or any master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2006-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance remains unreimbursed following the time that the related underlying mortgage is modified in connection with a default and returned to performing status (and without regard to whether that advance would ultimately be recoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for Nonrecoverable Advances;

     o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Series 2006-C1 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement;

     o to pay for the cost of recording the series 2006-C1 pooling and servicing agreement;

     o to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2006-C1 pooling and servicing agreement;

     o to pay any federal, state and local taxes imposed on the issuing entity, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the issuing entity as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Series 2006-C1 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--REO Properties" in this prospectus supplement;

     o with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis (except for the Fed Ex Central Distribution Center mortgage loan when in an interest-only period);

     o to pay itself interest and other investment income earned on funds held in the distribution account;

     o to pay any U.S. federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses; and

     o to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2006-C1 certificates.

     For any distribution date, the Total Available Funds will consist of four separate components:

     o the portion of those funds that represent Static Prepayment Premiums and Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-X, A-Y, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates, as described under "--Distributions--Distributions of Static Prepayment Premiums and Yield Maintenance Charges" below;

     o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the issuing entity during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below;

     o the portion of those funds allocable to the Carlton Court Apartments Non-Pooled Portion (see "Description of the Underlying Mortgage Loans--The Carlton Court Apartments Pooled and Non-Pooled Portions" in this prospectus supplement), referred to in this prospectus supplement as the "Class CCA Available P&I Funds," which will be paid to the holders of the class CCA certificates, as described under "Description of the Underlying Mortgage Loans--The Carlton Court Apartments Pooled and Non-Pooled Portions" above; and

     o the remaining portion of those funds, referred to in this prospectus supplement as the Standard Available P&I Funds, which will be paid to the holders of all the series 2006-C1 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

     In no event will any amounts allocable to either the Saint Louis Galleria Junior Companion Loans or any CBA B-Note Companion Loan, as applicable, be available to cover any payments or reimbursements associated with any pooled mortgage loan other than the Saint Louis Galleria Mortgage Loan or the related CBA A-Note Mortgage Loan, as applicable. In addition, any amounts allocable to the Saint Louis Galleria Junior Companion Loans or any CBA B-Note Companion

Loan, as applicable, will be available to cover payments and/or reimbursements associated with the Saint Louis Galleria Mortgage Loan or the related CBA A-Note Mortgage Loan, as applicable, only to the extent described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Saint Louis Galleria Mortgage Loan" or "--The CBA A/B Loan Pairs" in this prospectus supplement.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account or subaccount in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     During January, except in a leap year, and February of each calendar year, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis (except for the Fed Ex Central Distribution Center mortgage loan during its interest-only period) and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate (or, in the case of a residential cooperative mortgage loan that was sold to us by NCB, FSB, the related Net Mortgage Interest Rate minus 0.10% per annum) (or, in the case of the Carlton Court Apartments Loan, interest accrued at the Net Mortgage Interest Rate for the Carlton Court Apartments Pooled Portion on the Allocated Principal Balance of the Carlton Court Apartments Pooled Portion) on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Standard Available P&I Funds for the distribution date during the month of transfer.

     The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the series 2006-C1 pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

     The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the interest reserve account.

     FEES AND EXPENSES. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

              TYPE/RECIPIENT                               AMOUNT                     FREQUENCY         SOURCE OF FUNDS
------------------------------------------  ------------------------------------  -----------------  ----------------------
Servicing Fee / Master Servicer             the Stated Principal Balance of       monthly            interest payments on
                                            each Mortgage Loan multiplied by                         related loan
                                            the Servicing Fee Rate (such fee is
                                            calculated using the same interest
                                            accrual basis of such mortgage loan)

Additional Servicing Compensation /         o    all late payment fees and net    time to time       the related fee/
   Master Servicer                               default interest (other than on                     investment income
                                                 specially serviced mortgage
                                                 loans) not used to pay interest
                                                 on Advances

                                            o    loan modification and extension  time to time       the related fee/
                                                 fees as set forth in the series                     investment income
                                                 2006-C1 pooling and servicing
                                                 agreement, 50% of assumption
                                                 fees on non-specially serviced
                                                 mortgage loans

                                            o    all investment income earned on  monthly
                                                 amounts on deposit in the
                                                 Collection Account and certain
                                                 Reserve Accounts

              TYPE/RECIPIENT                               AMOUNT                     FREQUENCY         SOURCE OF FUNDS
------------------------------------------  ------------------------------------  -----------------  ----------------------
Special Servicing Fee / Special Servicer    the Stated Principal Balance of       monthly            general collections
                                            each specially serviced mortgage
                                            loan multiplied by the Special
                                            Servicing Fee Rate (such fee is
                                            calculated using the same interest
                                            accrual basis of such mortgage loan)

Workout Fee / Special Servicer              1.00% of each collection of           monthly            the related
                                            principal and interest on each                           collections of
                                            Corrected Mortgage Loan                                  principal and interest

Liquidation Fee / Special Servicer          1.00% of each recovery of             upon receipt of    the related
                                            Liquidation Proceeds, except as       Liquidation        Liquidation Proceeds
                                            specified under "The Series 2006-C1   Proceeds
                                            Pooling and Servicing
                                            Agreement--Servicing and Other
                                            Compensation and Payment of Expenses

Additional Special Servicing Compensation   o    all late payment fees and net    from time to time  the related fee/
   / Special Servicer                            default interest (on specially                      investment income
                                                 serviced mortgage loans) not
                                                 used to pay interest on
                                                 Advances

                                            o    loan modification and extension  from time to time
                                                 fees as set forth in the series
                                                 2006-C1 pooling and servicing
                                                 agreement, 50% of assumption
                                                 fees on non-specially serviced
                                                 mortgage loans and 100% of such
                                                 fees on specially serviced
                                                 mortgage loans

                                            o    all investment income received   from time to time
                                                 on funds in any REO Account

Trustee Fee / Trustee                       the trustee fee rate multiplied by    monthly            interest payments on
                                            the Stated Principal Balance of the                      the related loan
                                            Mortgage Loans (such fee is
                                            calculated using the same interest
                                            accrual basis of each mortgage loan)

Expenses

Servicing Advances /                        to the extent of funds available,     time to time       collections on the
   Master Servicer and Trustee              the amount of any Servicing Advances                     related loan, or if
                                                                                                     not recoverable, from
                                                                                                     all collections on
                                                                                                     all loans

Interest on Servicing Advances / Master     at Prime Rate                         when Advance is    first from default
   Servicer and Trustee                                                           reimbursed         interest/late payment
                                                                                                     fees, then from
                                                                                                     general collections

P&I Advances / Master Servicer and Trustee  to the extent of funds available,     time to time       collections on the
                                            the amount of any P&I Advances                           related loan, or if
                                                                                                     not recoverable, from
                                                                                                     all collections on
                                                                                                     all loans

Interest on P&I Advances /                  at Prime Rate                         when Advance is    first from default
   Master Servicer and Trustee                                                    reimbursed         interest/late payment
                                                                                                     fees, then from
                                                                                                     general collections

Indemnification Expenses /                  amounts for which the trustee, the                       general collections
   Trustee, Master Servicer and Special     master servicer and the special
   Servicer                                 servicer are entitled to
                                            indemnification

DISTRIBUTIONS

     GENERAL. For purposes of allocating payments on the respective classes of the series 2006-C1 certificates, the underlying mortgage loans will be divided into:

     1. Loan group no. 1, which will consist of all but two (2) of the mortgage loans that are secured in part or in whole by property types other than multifamily and manufactured housing together with one (1) mortgage loan that is secured in part by multifamily properties. Loan group no. 1 will consist of 257 mortgage loans, with an initial loan group no. 1 balance of $2,426,984,875, representing approximately 80.75% of the initial mortgage pool balance and approximately 80.80% of the initial net mortgage pool balance.

     2. Loan group no. 2, which will consist of all but one (1) of the mortgage loans that are secured in whole or in part by multifamily and manufactured housing property types, and two (2) mixed use properties that each have a multifamily component. Loan group no. 2 will consist of 160 mortgage loans, with an initial loan group no. 2 balance of $578,447,347, representing approximately 19.25% of the initial mortgage pool balance, and an initial net loan group no. 2 balance of $576,577,347, representing approximately 19.20% of the initial net mortgage pool balance. The initial net loan group no. 2 balance is the initial loan group no. 2 balance, exclusive of the portion of the cut-off principal balance of the one (1) underlying mortgage loan represented by the class CCA certificate, as of the date of initial issuance of the series 2006-C1 certificates.

     Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     On each distribution date, the trustee will, subject to the applicable available funds and the exception described in the next sentence, make all distributions required to be made on the series 2006-C1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2006-C1 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2006-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     INTEREST DISTRIBUTIONS. All of the classes of the series 2006-C1 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2006-C1 certificates, that interest will accrue during each interest accrual period based upon:

     o the pass-through rate with respect to that class for that interest accrual period;

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months.

     On each distribution date, subject to the Standard Available P&I Funds - or, in the case of the class CCA certificates, the Class CCA Available P&I Funds
- for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2006-C1 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (to not less than zero) by

     o the total portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2006-C1 certificates.

     If the holders of any interest-bearing class of the series 2006-C1 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Standard Available P&I Funds or the Class CCA Available P&I Funds for those future distribution dates and the distribution priorities described below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2006-C1 certificates (other than the class A-Y certificates) will equal:

     o    in the case of the class CCA certificates, the lesser of--

          1. the total portion, if any, of that Net Aggregate Prepayment Interest Shortfall that is attributable to the Carlton Court Apartments Loan, and

          2. the total amount of interest accrued during the related interest accrual period with respect to the class CCA certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall); and

     o in the case of each other interest-bearing class of series 2006-C1 certificates (exclusive of the class CCA and A-Y certificates), the product of--

          1. the total amount of that Net Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof allocable to the class A-Y certificates in accordance with the next paragraph or allocable to the Class CCA certificates in accordance with the preceding paragraph), multiplied by

          2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2006-C1 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2006-C1 certificates (other than the class A-Y and class CCA certificates and calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to the class A-Y certificates will equal the sum of the products obtained by multiplying, in the case of each residential cooperative mortgage loan in the issuing entity that was sold to us by NCB, FSB that was the subject of a Prepayment Interest Shortfall incurred during the related collection period:

     o the total amount of any portion of that Net Aggregate Prepayment Interest Shortfall attributable to such residential cooperative mortgage loan (after reduction for any Compensating Interest or Prepayment Interest Excess remitted by the applicable master servicer of the residential cooperative mortgage loans sold to us by NCB, FSB to offset Prepayment Interest Shortfalls with respect to such collection period), multiplied by

     o a fraction, the numerator of which is 0.10%, and the denominator of which is the Net Mortgage Interest Rate for such residential cooperative mortgage loan.

     Distributions of interest on the class A-Y certificates will not be reduced by any portion of a Net Aggregate Prepayment Interest Shortfall that is attributable to a Prepayment Interest Shortfall incurred with respect to any mortgage loan in the issuing entity that is other than a residential cooperative mortgage loan in the issuing entity that was sold to us by NCB, FSB.

     CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2006-C1 certificates for the initial interest accrual period is shown in the table on page S-5. However, the initial pass-through rates shown in the table on page S-5 with respect to the class A-M, A-J, B, C, D, E, F, G, H, J, K, A-X, A-Y and CCA certificates are each approximate.

     The pass-through rates applicable to the class A-1 certificates for each interest accrual period will remain fixed at the initial pass-through rate for that class shown on page S-5.

     The pass-through rate applicable to the class A-J, B, C, D, E, F, G, H, J and K certificates for each interest accrual period will equal the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rates applicable to the class A-2, A-3, A-AB, A-4, A-1-A, A-M, L, M, N, O, P, Q and S certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     - the pass-through rate applicable to the particular class of series 2006-C1 certificates for the initial interest accrual period shown on page S-5, or in the case of the class A-M certificates, 5.7500% per annum, and

     - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the classes of series 2006-C1 principal balance certificates (exclusive of the Class CCA Certificates). For purposes of accruing interest on the class A-X certificates during each interest accrual period, the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C1 principal balance certificates whose principal balance makes up such component.

     The pass-through rate for the class A-Y certificates will be a variable rate equal to the weighted average from time to time of the various class A-Y strip rates attributable to each of the residential cooperative mortgage loans in the issuing entity that were sold to us by NCB, FSB. The class A-Y strip rate for each of those residential cooperative mortgage loans will equal 0.10% per annum; PROVIDED that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing 0.10% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

     The pass-through rate for the class CCA certificates for each interest accrual period will have an "Adjusted Fixed" pass-through rate of 5.499190%, PROVIDED that in any month that has more or less than 30 days, such pass-through rate will be adjusted to an annual rate that would produce an equivalent amount of interest on the basis of an assumed year consisting of 12 30-day months.

     The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the applicable special servicer.

     The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     PRINCIPAL DISTRIBUTIONS. Subject to the Standard Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2006-C1 principal balance certificates on each distribution date will equal the Net Total Principal Distribution Amount for that distribution date. Subject to the Class CCA Available P&I Funds, the total amount of principal payable with respect to the class CCA certificates on each distribution date will equal the Class CCA Principal Distribution Amount for that date. The Net Total Principal Distribution Amount and the Class CCA Principal Distribution Amount for any distribution date collectively constitute the Total Principal Distribution amount for that date.

     In general, subject to the Standard Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal:

     - in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Net Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

     - in the case of the class A-AB certificates, an amount up to the Net Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately preceding bullet until the principal balance of the class A-AB certificate has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto);

     - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Net Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and class A-AB certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

     - in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Net Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets);

     - in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Net Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding four bullets);

     - in the case of the class A-AB certificates, an amount (not to exceed the total principal balance of the class A-AB certificates outstanding after application of principal as described in the fourth preceding bullet) equal to the Net Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding five bullets); and

     - in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject distribution date) equal to the Net Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding six bullets).

     In addition, if the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Standard Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Net Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Net Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates to zero).

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes are outstanding at that time, distributions of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1-A classes, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

     While the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates are outstanding, no portion of the Net Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2006-C1 principal balance certificates.

     Following the retirement of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates, the Net Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2006-C1 principal balance certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     - the portion of that Net Total Principal Distribution Amount that remains unallocated, and

     - the total principal balance of the subject class immediately prior to that distribution date.

                        ORDER OF ALLOCATION   CLASS
                        -------------------   -----
                                1st            A-M
                                2nd            A-J
                                3rd             B
                                4th             C
                                5th             D
                                6th             E
                                7th             F
                                8th             G
                                9th             H
                               10th             J
                               11th             K
                               12th             L
                               13th             M
                               14th             N
                               15th             O
                               16th             P
                               17th             Q
                               18th             S

     In no event will the holders of any class of series 2006-C1 principal balance certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2006-C1 principal balance certificates, if any, listed above it in the foregoing table is reduced to zero.

     If either master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2006-C1 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2006-C1 certificates.

     Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan in the issuing entity remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for such advance (even though such advance is not deemed to be a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2006-C1 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     Reimbursements of the type described in the two preceding paragraphs would result in a reduction of the Total Principal Distribution Amount for the related distribution date.

     In addition, to the extent that reimbursements of any nonrecoverable and/or other advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the second and third preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

     CLASS A-AB TARGETED PRINCIPAL BALANCE. The "Class A-AB Targeted Principal Balance" for any distribution date is the balance shown for such distribution date in the table set forth in Exhibit E to this prospectus supplement. Such balances were calculated using, among other things, the Modeling Assumptions. Based on such assumptions, the total principal balance of the Class A-AB Certificates on each distribution date would be reduced to approximately the balance indicated for such distribution date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the balance of the Class A-AB Certificates on any distribution date will be equal to the approximate balance that is specified for such distribution date in the table. In particular, once the total principal balances of the Class A-1-A, Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 2 will be distributed on the Class A-AB Certificates until the total principal balance of the Class A-AB Certificates is reduced to zero, and once the total principal balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 1 will be distributed on the Class A-AB Certificates until the total principal balance of the Class A-AB Certificates is reduced to zero.

     LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" below, the total principal balance of any class of series 2006-C1 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2006-C1 principal balance certificates, then, subject to the Standard Available P&I Funds - or, in the case of the class CCA certificates, the Class CCA Available P&I Funds - for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2006-C1 principal balance certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" below.

     PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Standard Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Standard Available P&I Funds:

  ORDER OF         RECIPIENT
DISTRIBUTION    CLASS OR CLASSES                             TYPE AND AMOUNT OF DISTRIBUTION
------------   -----------------   -----------------------------------------------------------------------------------
     1st         A-1, A-2, A-3,    From the portion of the Standard Available P&I Funds attributable to the underlying
                 A-AB and A-4*     mortgage loans in loan group no. 1, interest up to the total interest distributable on those classes, PRO RATA based on the respective interest entitlements of those classes

                     A-1-A*        From the portion of the Standard Available P&I Funds attributable to the underlying mortgage loans in loan group no. 2, interest up to the total interest distributable on that class

                      A-X          From the entire Standard Available P&I Funds, interest up to the total interest
                    and A-Y*       distributable on those classes, PRO RATA based on the respective interest entitlements of those classes, without regard to loan groups

     2nd           A-1, A-2,       Principal up to the portion of the Net Total Principal Distribution Amount that is
                 A-3, A-AB and     attributable to loan group no. 1 (and, if the class A-1-A certificates are retired,
                     A-4**         any portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 2), to class A-1, A-2, A-3, A-AB and A-4 in that order, in each case until the total principal balance of that class has been reduced to zero

                    A-1-A**        Principal up to the portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 2 (and, if the class A-4 certificates are retired, any portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 1), until the total principal balance of that class has been reduced to zero

     3rd         A-1, A-2, A-3,    Reimbursement up to the loss reimbursement amounts for those classes, PRO RATA
                   A-AB, A-4       based on the respective loss reimbursement amounts for those classes and A-1-A
----------------------------------------------------------------------------------------------------------------------
     4th              A-M          Interest up to the total interest distributable on that class

     5th              A-M          Principal up to the total principal distributable on that class

     6th              A-M          Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
     7th              A-J          Interest up to the total interest distributable on that class

     8th              A-J          Principal up to the total principal distributable on that class

     9th              A-J          Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
    10th               B           Interest up to the total interest distributable on that class

    11th               B           Principal up to the total principal distributable on that class

    12th               B           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------

----------
* If the portion of the Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-3, A-AB, A-4, A-1-A, A-X and A-Y classes, as set forth in the table above, is insufficient for that purpose, then the Standard Available P&I Funds will be applied to pay interest on all those classes, PRO RATA based on entitlement.

**   Priority of principal distributions among the class A-1, A-2, A-3, A-AB,
A-4 and A-1-A certificates are described above under "Distributions--Principal Distributions."

----------------------------------------------------------------------------------------------------------------------
    13th               C           Interest up to the total interest distributable on that class

    14th               C           Principal up to the total principal distributable on that class

    15th               C           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
    16th               D           Interest up to the total interest distributable on that class

    17th               D           Principal up to the total principal distributable on that class

    18th               D           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
    19th               E           Interest up to the total interest distributable on that class

    20th               E           Principal up to the total principal distributable on that class

    21st               E           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
    22nd               F           Interest up to the total interest distributable on that class

    23rd               F           Principal up to the total principal distributable on that class

    24th               F           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
    25th               G           Interest up to the total interest distributable on that class

    26th               G           Principal up to the total principal distributable on that class

    27th               G           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
    28th               H           Interest up to the total interest distributable on that class

    29th               H           Principal up to the total principal distributable on that class

    30th               H           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
    31st               J           Interest up to the total interest distributable on that class

    32nd               J           Principal up to the total principal distributable on that class

    33rd               J           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
    34th               K           Interest up to the total interest distributable on that class

    35th               K           Principal up to the total principal distributable on that class

    36th               K           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
    37th               L           Interest up to the total interest distributable on that class

    38th               L           Principal up to the total principal distributable on that class

    39th               L           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
    40th               M           Interest up to the total interest distributable on that class

    41st               M           Principal up to the total principal distributable on that class

    42nd               M           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
    43rd               N           Interest up to the total interest distributable on that class

    44th               N           Principal up to the total principal distributable on that class

    45th               N           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
    46th               O           Interest up to the total interest distributable on that class

    47th               O           Principal up to the total principal distributable on that class

    48th               O           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
    49th               P           Interest up to the total interest distributable on that class

    50th               P           Principal up to the total principal distributable on that class

    51st               P           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
    52nd               Q           Interest up to the total interest distributable on that class

    53rd               Q           Principal up to the total principal distributable on that class

    54th               Q           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
    55th               S           Interest up to the total interest distributable on that class

    56th               S           Principal up to the total principal distributable on that class

    57th               S           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
    58th               R           Any remaining portion of the Standard Available P&I Funds

     Distributions with respect to the CCA Certificates will be made from the amounts paid on the Carlton Court Apartments Non-Pooled Portion. See "Description of the Underlying Mortgage Loans--The Carlton Court Apartments Pooled and Non-Pooled Portions" in this prospectus supplement. Amounts distributable on the Carlton Court Apartments Non-Pooled Portion will be distributed to the CCA Certificates in the following order of priority--

     - to the class CCA Certificates, in respect of interest, up to the total interest distributable for such class for such distribution date;

     - to the class CCA Certificates, in reduction of the certificate balance thereof, (I) (x) any principal prepayments allocated to the Carlton Court Apartments Non-Pooled Portion for such distribution date; and
          (y) the portion of all principal due (including the balloon payment, if then due) on the Carlton Court Apartments Loan that is allocated to the Carlton Court Apartments Non-Pooled Portion; and (II) after an event of default on the Carlton Court Apartments Loan, or if the Carlton Court Apartments Loan becomes a specially serviced loan as a result of any event of default, an amount equal to all principal allocated the Carlton Court Apartments Non-Pooled Portion, in any case until such certificate balance has been reduced to zero;

     - to the class CCA Certificates, until any prior Collateral Support Deficits relating to the Carlton Court Apartments Loan previously allocated to the class CCA Certificates, but not previously reimbursed, have been reimbursed in full.

     SUBORDINATION. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the underlying mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation (except that class A-J is subordinated to class A-M). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each distribution date, and the ultimate receipt by the holders of each class of the Senior Certificates of principal in an amount equal to the entire outstanding principal balance of the Senior Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of class designation (except that class A-J is subordinated to class A-M), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class S Certificates, which do not have the benefit of any subordination, of the full amount of interest payable in respect of such classes of certificates on each distribution date, and the ultimate receipt by such holders of principal equal to, in each case, the entire outstanding principal balance of such class of certificates. This subordination will be accomplished by the application of the Available P&I Funds on each distribution date in accordance with the order of priority described above under "--Priority of Distributions" and by the allocation of Realized Losses and additional issuing entity expenses as described below under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses." No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Senior Certificates, for so long as they are outstanding, of the entire Total Principal Distribution Amount for each distribution date will generally have the effect of reducing the outstanding principal balance of those classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of certificates with outstanding principal balances. Thus, as principal is distributed to the holders of the Senior Certificates, the percentage interest in the trust evidenced by the Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective outstanding principal balances, the subordination afforded the Senior Certificates by the Subordinate Certificates.

     Following retirement of the Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of class designation (except that class A-M is senior to class A-J), in each case until such class is paid in full, of the entire Total Principal Distribution Amount for each distribution date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other classes of certificates with later alphabetical class designations.

     DISTRIBUTIONS OF STATIC PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates that are then entitled to distributions of principal on the subject distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (I.E., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

          1.   the amount of the subject Yield Maintenance Charge, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2006-C1 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2006-C1 principal balance certificates on the subject distribution date from that portion of the Total Principal Distribution

               Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     Notwithstanding the foregoing, if the Yield Maintenance Charge to be distributed was collected with respect to any residential cooperative mortgage loan included in the issuing entity that was sold to us by NCB, FSB, then the amount distributable in accordance with the second preceding paragraph will equal the amount of the Yield Maintenance Charges that would have been payable with respect to such residential cooperative mortgage loan if the related mortgage interest rate was equal to the Net Mortgage Interest Rate for such mortgage loan minus 0.10% per annum, without regard to any Yield Maintenance Minimum Amount, and the remaining portion of the Yield Maintenance Charge actually collected will be distributed to the holders of the Class A-Y certificates.

     If any Static Prepayment Premium is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Static Prepayment Premium as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates that are then entitled to distributions of principal on the subject distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (I.E., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

          1. the amount of the subject Static Prepayment Premium, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2006-C1 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2006-C1 principal balance certificates on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     - any portion of the subject Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior bullets will be distributable to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that would have been used to calculate a Yield Maintenance Charge if a Yield Maintenance Charge had been payable. The relevant discount rate for purposes of the foregoing will be converted to a monthly equivalent rate.

     Notwithstanding the foregoing, if the Static Prepayment Premium to be distributed was collected with respect to any residential cooperative mortgage loan included in the issuing entity that was sold to us by NCB, FSB, then the amount distributable in accordance with the preceding paragraph will equal 50% of the amount of that Static Prepayment Premium, and the remaining portion of that Static Prepayment Premium will be distributed to the holders of the class A-Y certificates.

     After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the mortgage loans will be distributed to the holders of non-offered classes of the series 2006-C1 certificates.

     As described under "The Series 2006-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges and Static Prepayment Premiums. In such cases, the formulas described above for allocating any Yield Maintenance Charges and Static Prepayment Premiums to any particular class of series 2006-C1 certificates will be applied to the prepayment consideration in question, net of any liquidation fee payable therefrom.

     Neither we, any of the sponsors, the master servicers, the special servicers, nor any of the underwriters makes any representation as to--

     - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

     -    the collectability of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     In no event will the holders of the offered certificates receive any Yield Maintenance Charge, Static Prepayment Premium or other prepayment consideration in connection with any repurchase of an underlying mortgage loan as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement.

     DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the issuing entity that are applied as Post-ARD Additional Interest (exclusive of any liquidation fees and/or work-out fees payable to the applicable special servicer from that Post-ARD Additional Interest).

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     -    distributions on the series 2006-C1 certificates,

     - allocations of Realized Losses and Additional Issuing Entity Expenses to the series 2006-C1 certificates, and

     - the amount of all fees payable to the applicable master servicer, the applicable special servicer and the trustee under the series 2006-C1 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     - FIRST, to pay, or to reimburse the applicable master servicer, the applicable special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL ISSUING ENTITY EXPENSES

     As a result of Realized Losses and Additional Issuing Entity Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2006-C1 principal balance certificates (any such losses related to the Carlton Court Apartments Loan will first be applied to the Carlton Court Apartments Non-Pooled Portion and therefore impact the class CCA Certificates prior to any other class of certificates). If this occurs following the distributions made to the 2006-C1 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2006-C1 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2006-C1 certificates equals the total Stated Principal Balance of the mortgage pool (net of the Allocated Principal Balance of the Carlton Court Apartments Non-Pooled Portion) that will be outstanding immediately following the subject distribution date; PROVIDED that total Stated Principal Balance of the mortgage pool (and, if and to the extent applicable, the Allocated Principal Balance of the Carlton Court Apartments Non-Pooled Portion) will be increased, for this purpose only, by amounts of principal attributable to the mortgage pool (or, if and to the extent applicable, the Carlton Court Apartments Non-Pooled Portion) previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2006-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses," other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

                  ORDER OF ALLOCATION          CLASS
                  -------------------   --------------------
                           1st                   S
                           2nd                   Q
                           3rd                   P
                           4th                   O
                           5th                   N
                           6th                   M
                           7th                   L
                           8th                   K
                           9th                   J
                          10th                   H
                          11th                   G
                          12th                   F
                          13th                   E
                          14th                   D
                          15th                   C
                          16th                   B
                          17th                  A-J
                          18th                  A-M
                          19th          A-1, A-2, A-3, A-AB,
                                           A-4 and A-1-A*

                   ----------
                    * PRO RATA based on the respective total principal balances of the subject classes.

     The above-described reductions in the total principal balances of the respective classes of the series 2006-C1 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Issuing Entity Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2006-C1 certificates.

     The series 2006-C1 pooling and servicing agreement may impose limitations on or prohibit the use of funds otherwise payable on the class CCA certificates to reimburse advances or pay Additional Issuing Entity Expenses attributable to any mortgage loan other than the Carlton Court Apartments Loan.

     The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the issuing entity, will be an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

     - all related unreimbursed servicing advances and unpaid liquidation expenses, over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation that are available to pay interest (other than Default Interest and/or Post-ARD Additional Interest, if applicable) on and principal of the subject mortgage loan.

     On each Distribution Date, immediately following the distributions to be made to the class CCA Certificateholders on such date, the trustee is required to calculate the Carlton Court Apartments Collateral Support Deficit. The trustee will be required to allocate any Carlton Court Apartments Collateral Support Deficit as follows: first, to the class CCA certificates, until the remaining Certificate Balance of such class has been reduced to zero; and second, to the Carlton Court Apartments Pooled Portion, until the Stated Principal Balance thereof has been reduced to zero.

     If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Issuing Entity Expenses:

     - any special servicing fees, work-out fees and liquidation fees paid to a special servicer;

     - any interest paid to a master servicer, a special servicer and/or the trustee with respect to advances;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the issuing entity;

     - any unanticipated, non-mortgage loan specific expenses of the issuing entity, including--

          1. any reimbursements and indemnifications to the trustee and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and "The Series 2006-C1 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

          2. any reimbursements and indemnification to the master servicers, the special servicers, us and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus and "The Series 2006-C1 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement, and

          3. any U.S. federal, state and local taxes, and tax-related expenses, payable out of assets of the issuing entity, as described under "Federal Income Tax
               Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2006-C1 pooling and servicing agreement or the related mortgage loan seller; and

     - any amounts expended on behalf of the issuing entity to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "The Series 2006-C1 Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Issuing Entity Expenses previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred Additional Issuing Entity Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Post-ARD Additional Interest, Default Interest and late payment charges, and assumed monthly debt service payments, in each case net of related master servicing fees, primary servicing fees and work-out fees, that--

     - were due or deemed due, as the case may be, during the related collection period with respect to the underlying mortgage loans as to which it acts as master servicer, and

     - were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the issuing entity, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     -    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

     Notwithstanding the foregoing, any reduction in advances with respect to the Saint Louis Galleria Mortgage Loan in accordance with the preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire Saint Louis Galleria Total Loan that is allocable to the Saint Louis Galleria Mortgage Loan. The applicable master servicer or special servicer will calculate any Appraisal Reduction Amount with respect to the Saint Louis Galleria Total Loan in generally the same manner described in this prospectus supplement as if it were an individual underlying mortgage loan and will then allocate that Appraisal Reduction Amount, FIRST, to the Saint Louis Galleria Junior Companion Loans, PRO RATA, in accordance with their respective percentage interests, in each case up to the unpaid principal balance of the subject Saint Louis Galleria Junior Companion Loan, and THEN, to the Saint Louis Galleria Mortgage Loan.

     However, there will be no such reduction in any advance for delinquent monthly debt service payments due to an Appraisal Reduction Event at any time after the total principal balance of all classes of series 2006-C1 principal balance certificates (other than the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates) have been reduced to zero. In addition, if the class CCA certificates is the only class of series 2006-C1 principal balance certificates outstanding besides the A-1, A-2, A-3, A-AB, A-4 and/or A-1-A classes, then Appraisal Reduction Events will only occur with respect to the Carlton Court Apartments Loan.

     Neither the holder of a Companion Loan nor any related servicer or any party associated with a securitization of a Companion Loan is required to make any monthly debt service advance with respect to the related underlying mortgage loan.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2006-C1 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2006-C1 certificates on the related distribution date. While neither the servicers nor the trustee are required to make any monthly debt service advances with respect to any Companion Loan, they are required to make monthly debt service advances with respect to the Carlton Court Apartments Non-Pooled Portion.

     If any master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds (together with interest accrued thereon), from collections on the underlying mortgage loan (including the Carlton Court Apartments Non-Pooled Portion) as to which the advance was made. None of the master servicers or the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If a master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the applicable special servicer subsequently determines will not be recoverable out of collections on that mortgage loan (such advance, a "Nonrecoverable P&I Advance"), it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage pool. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Series 2006-C1 Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement. Any reimbursement of a Nonrecoverable P&I Advance (including interest accrued thereon) as described in the second preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2006-C1 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. With respect to advances relating to the Carlton Court Apartments Non-Pooled Portion, the applicable master servicer, the special servicer and the trustee will be entitled to recover any such advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the underlying mortgage loans on deposit in the collection account (first from principal collections and then from interest collections). The trustee may conclusively rely on the determination of the applicable master servicer and applicable special servicer regarding the recoverability of any monthly debt service advance, and the applicable master servicer may conclusively rely on the determination of the applicable special servicer regarding the recoverability of any monthly debt service advance.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately for a Nonrecoverable P&I Advance, the relevant master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed six months without the consent of the Series 2006-C1 Directing Certificateholder or 12 months in any event), with interest continuing to accrue thereon at the prime rate as described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the relevant master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable P&I Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. In general, such a reimbursement deferral will only be permitted under the series 2006-C1 pooling and servicing agreement if and to the extent that the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. The fact that a decision to recover a Nonrecoverable P&I Advance over time, or not to do so, benefits some classes of series 2006-C1 certificateholders to the detriment of other classes of 2006-C1 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2006-C1 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2006-C1 certificateholders.

     In addition, in the event that any monthly debt service advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable P&I Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2006-C1 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Nonrecoverable P&I Advances and/or other above-described monthly debt service advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, FIRST, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Nonrecoverable P&I Advances and/or other monthly debt service advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and THEN out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Net Total Principal Distribution Amount that are attributable to the respective loan groups.

     The master servicers and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Subject to the discussion in the two preceding paragraphs, interest accrued with respect to any monthly debt service advance on an underlying mortgage loan will be payable out of general collections on the mortgage pool.

     A monthly debt service payment will be assumed to be due with respect to:

     - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the issuing entity, the sum of (a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest or Default Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicers and the special servicers, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2006-C1 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2006-C1 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     (a) Such statement (in the form of Exhibit B) will set forth, to the extent applicable:

          (i) the amount, if any, of such distributions to the holders of each class of principal balance certificates applied to reduce the aggregate certificate balance of such class;

         (ii) the amount of such distribution to holders of each class of certificates allocable to (A) interest and (B) Static Prepayment Premiums or Yield Maintenance Charges;

        (iii) the number of outstanding underlying mortgage loans and the aggregate principal balance and scheduled principal balance of the underlying mortgage loans at the close of business on the related determination date, and any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments;

         (iv) the number and aggregate scheduled principal balance of underlying mortgage loans:

                 (A)  delinquent 30 to 59 days,

                 (B)  delinquent 60 to 89 days,

                 (C)  delinquent 90 days or more,

                 (D) as to which foreclosure proceedings have been commenced, or

                 (E)  as to which bankruptcy proceedings have been commenced;

          (v) with respect to any REO Property included in the issuing entity, the principal balance of the related underlying mortgage loan as of the date of acquisition of the REO Property and the scheduled principal balance of the related underlying mortgage loan;

         (vi)    as of the related determination date:

                 (A) as to any REO Property sold during the related collection period, the date of the related determination by the applicable special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the collection account, and

                 (B) the aggregate amount of other revenues collected by the applicable special servicer with respect to each REO Property during the related collection period and credited to the collection account, in each case identifying such REO Property by the loan number of the related underlying mortgage loan;

        (vii) the aggregate certificate balance or notional amount of each class of certificates before and after giving effect to the distribution made on such distribution date;

       (viii) the aggregate amount of principal prepayments made during the related collection period;

         (ix) the pass-through rate applicable to each class of certificates for such distribution date;

          (x) the aggregate amount of servicing fees paid to the applicable master servicer, the primary servicer and the special servicer and the holders of the rights to excess servicing fees;

         (xi) the amount of unpaid interest, realized losses or expense losses, if any, incurred with respect to the underlying mortgage loans, including a break out by type of such expense losses on an aggregate basis;

        (xii) the aggregate amount of advances outstanding, separately stated, that have been made by the master servicer, the special servicer and the trustee and the aggregate amount of advances made by the applicable master servicer in respect of the non-specially serviced mortgage loans;

       (xiii) any Appraisal Reduction Amounts effected during the related collection period on a loan-by-loan basis and the total Appraisal Reduction Amounts in effect as of such distribution date;

        (xiv) the amount on deposit in certain accounts established pursuant to the pooling and servicing agreement before and after giving effect to the distribution made on such distribution date;

         (xv)    the record date for such distribution date;

        (xvi) updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term;

       (xvii) material breaches of mortgage loan representations and warranties of which the trustee, master servicer or the special servicer has received written notice;

      (xviii) material breaches of any covenants under the pooling and servicing agreement of which the trustee, the master servicer or the special servicer has received written notice; and

        (xix) such other information and in such form as will be specified in the pooling and servicing agreement.

     (b) A report containing information regarding the underlying mortgage loans as of the end of the related collection period, which report will contain substantially the categories of information regarding the underlying mortgage loans presented in Exhibit B and will be presented in a tabular format substantially similar to the format utilized in Exhibit B.

     The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(i), (a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

     Each master servicer will be required to provide the standard CMSA investor reporting package to the trustee on a monthly basis. However, due to the time required to collect all the necessary data and enter it onto each master servicer's computer system, none of the master servicers are required to provide monthly CMSA reports, other than the CMSA loan periodic update file, before the distribution date in June 2006; PROVIDED, that no master servicer nor any special servicer shall be required to prepare or deliver any of the files or reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the first business day after the third Determination Date following the closing date, and the trustee shall not be obligated to deliver any such report until provided by a master servicer.

     BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder; PROVIDED that you deliver a written certification to the trustee in the form attached to the series 2006-C1 pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicers, the trustee and the certificate registrar are required to recognize as series 2006-C1 certificateholders only those persons in whose names the series 2006-C1 certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the series 2006-C1 pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard CMSA investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the series 2006-C1 pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com." For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the series 2006-C1 pooling and servicing agreement.

     OTHER INFORMATION. The series 2006-C1 pooling and servicing agreement will obligate the trustee (or in the case of the items listed in the fifth, sixth and seventh bullet points below, the applicable master servicer or special servicer, as applicable) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     - the series 2006-C1 pooling and servicing agreement, including exhibits, and any amendments to the series 2006-C1 pooling and servicing agreement;

     - all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2006-C1 certificateholders since the date of initial issuance of the offered certificates;

     - all officer's certificates delivered to the trustee by the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Series 2006-C1 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - all accountant's reports delivered to the trustee with respect to the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Series 2006-C1 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the applicable master servicer or the applicable special servicer as described under "The Series 2006-C1 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     - the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan obtained by the applicable master servicer or the applicable special servicer;

     - the most recent quarterly and annual operating statement and rent roll (for all mortgaged real properties other than residential cooperative properties) for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by the applicable master servicer or the applicable special servicer as described under "The Series 2006-C1 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     - the mortgage files for the mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee, applicable master servicer or applicable special servicer upon request. However, the trustee, master servicer or special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee, master servicer or special servicer may require:

     - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the series 2006-C1 pooling and servicing agreement, generally to the effect that, among other things, the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential and will indemnify the trustee, the master servicer and the special servicer; and

     - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2006-C1 pooling and servicing agreement, generally to the effect that, among other things, the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential and will indemnify the trustee, the master servicer and the special servicer.

VOTING RIGHTS

     The voting rights for the series 2006-C1 certificates will be allocated as follows:

     - 99% of the voting rights will be allocated to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P,
          Q and S certificates, in proportion to the respective total principal balances of those classes);

     - 1% of the voting rights will be allocated to the class A-X and A-Y certificates, in proportion to the respective notional amounts of those classes; and

     - 0% of the voting rights will be allocated to the holders of the class CCA, R and V certificates.

     Voting rights allocated to a class of series 2006-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL. The yield on any offered certificate will depend on--

     -    the price at which the certificate is purchased by an investor, and

     -    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     -    the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Issuing Entity Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

     PASS-THROUGH RATES. The pass-through rates on the class A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E and F certificates will be variable and will be equal to or limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Pass-Through Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Pass-Through Rates. Accordingly, the yields on each of those classes of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, pay downs of loans due to failure of the related property to meet certain performance criteria or purchases or other removals of underlying mortgage loans from the issuing entity.

     Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Series 2006-C1 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be paid in full on its anticipated repayment date.

     As described in this prospectus supplement, the principal up to the portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 1 (and, after the class A-1-A certificates have been reduced to zero, any portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 2) for each distribution date will be distributable entirely in respect of the class A-1, A-2, A-3, A-AB and A-4 certificates in that order (except that the class A-AB certificates will receive distributions of principal prior to such other classes until the balance thereof has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto), in each case until the total principal balance of that class is reduced to zero, and the principal up to the portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 2 (and after the class A-4 certificates have been reduced to zero, any portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 1) for each distribution date will be generally distributable to the class A-1-A certificates. Following retirement of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates, the Net Total Principal Distribution Amount for each distribution date will be distributable entirely in respect of the remaining classes entitled to principal, sequentially in the following order: class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates, in each such case until the related certificate balance is reduced to zero. With respect to the class A-AB certificates, the extent to which the principal balance of the class A-AB certificates has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto, the sensitivity of the class A-AB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which (i) the class A-1, A-2 and A-3 certificates remain outstanding with respect to principal attributable to loan group no. 1 and (ii) the class A-1-A, A-1, A-2 and A-3 certificates remain outstanding with respect to principal attributable to loan group no. 2. In particular, once such classes are no longer outstanding, any remaining portion on any distribution date of the portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 2 and/or the portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 1, as applicable, will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero. As such, the class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the class A-1, A-2, A-3 and A-1-A certificates were outstanding.

     Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Series 2006-C1 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     -    the amount of distributions on your offered certificates,

     -    the yield to maturity of your offered certificates,

     -    the rate of principal distributions on your offered certificates, and

     -    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the applicable master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2006-C1 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2006-C1 certificates.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2006-C1 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     THE EFFECT OF LOAN GROUPS. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2006-C1 certificates, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Similarly, the holders of the class A-1-A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     -    prevailing interest rates;

     -    the terms of those mortgage loans, including--

          1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges and/or Static Prepayment Premiums, and

          2.   amortization terms that require balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     -    the quality of management of the mortgaged real properties;

     -    the servicing of those mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Series 2006-C1 Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the issuing entity is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by U.S. federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificate as a partial prepayment on such mortgage loans without payment of a yield maintenance charge. For more information regarding these escrows and letters of credit, see the footnotes to Exhibit A-1 to this prospectus supplement.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     -    the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of March 22, 2006 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     -    summing the results; and

     - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable FIRST to make distributions of principal to the holders of the class A-AB certificates (until the principal balance of the Class A-AB certificates is reduced to the scheduled principal balance set forth on Exhibit E to this prospectus supplement), THEN to the class A-1, A-2, A-3, A-AB, A-4 and/or A-1-A certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2006-C1 principal balance certificates.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     -    the weighted average life of that class, and

     - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the underlying mortgage loans will differ from the Modeling Assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the Modeling Assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     - all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     - underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

               THE SERIES 2006-C1 POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2006-C1 certificates will be issued, the issuing entity will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of March 1, 2006, by and among us, as depositor, and the master servicers, the special servicers and the trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the series 2006-C1 pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the series 2006-C1 pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The series 2006-C1 pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the series 2006-C1 pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICERS

     GENERAL. There will be three master servicers under the series 2006-C1 pooling and servicing agreement. Set forth below is information regarding the total number of underlying mortgage loans and percentage of the initial net mortgage pool balance for which each of those master servicers is responsible.

                                                          % OF INITIAL NET
                                                 NO. OF       MORTGAGE
                           NAME                  LOANS      POOL BALANCE
               -----------------------------    -------   ----------------
               GMACCM ......................      163           58.9%
               KRECM .......................      180           34.3%
               NCB, FSB ....................       74            6.8%

     Exhibit A-1 identifies the applicable master servicer for each of the underlying mortgage loans.

     The information set forth in this prospectus supplement concerning each of the master servicers has been provided by it.

KEYCORP REAL ESTATE CAPITAL MARKETS, INC.

     KeyCorp Real Estate Capital Markets, Inc. (KRECM) will be a master servicer under the Pooling and Servicing Agreement. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and a sponsor, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association and McDonald Investments Inc. are both wholly-owned subsidiaries of KeyCorp. KRECM's primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

     KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM's portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

                            LOANS                            12/31/2003     12/31/2004     12/31/2005
--------------------------------------------------------    ------------   ------------   ------------
By Approximate Number:                                             4,468          5,345         11,218
By Approximate Aggregate Principal Balance (in billions):   $     25.408   $     34.094   $     73.692

     Within this servicing portfolio are, as of December 31, 2005, approximately 9,147 loans with a total principal balance of approximately $55.9 billion that are included in approximately 108 commercial mortgage-backed securitization transactions. KRECM's servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2005, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

     KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. KRECM is on S&P's Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1- as a master servicer, CPS1- as a primary servicer and CSS2+ as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

     No securitization transaction involving commercial mortgage loans in which KRECM was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     KRECM's servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CMSA format to report to trustees of commercial mortgage-backed securities
(CMBS) transactions and maintains a website (www.Key.com\Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

     Certain duties and obligations of the master servicers and the provisions of the series 2006-C1 pooling and servicing agreement are described in this prospectus supplement under "The Series 2006-C1 Pooling and Servicing Agreement
- Servicing under the Series 2006-C1 Pooling and Servicing Agreement." KRECM's ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described in the prospectus supplement under "The Series 2006-C1 Pooling and Servicing Agreement--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" and "--Modifications, Waivers, Amendments and Consents."

     The master servicers' obligations to make debt service advances and/or servicing advances, and the interest or other fees charged for those advances and the terms of the master servicers' recovery of those advances, are described in this prospectus supplement under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2006-C1 Pooling and Servicing Agreement--Required Appraisals" and "--Servicing and Other Compensation and Payment of Expenses--Servicing Advances." KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee acts as custodian of the original documents evidencing the underlying mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent KRECM performs custodial functions as the master servicer, original documents will be maintained in a manner consistent with the Servicing Standard.

     Certain terms of the series 2006-C1 pooling and servicing agreement regarding the master servicers' removal, replacement, resignation or transfer are described in this prospectus supplement under "The Series 2006-C1 Pooling and Servicing Agreement--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties," "--Events of Default" and "--Rights Upon Event of Default." Certain limitations on the master servicers' liability under the Pooling and Servicing Agreement are described in this prospectus supplement under "The Series 2006-C1 Pooling and Servicing Agreement--Liability of the Servicers" and "--Certain Indemnities."

     The manner in which collections on the underlying mortgage loans are to be maintained is described under "The Series 2006-C1 Pooling and Servicing Agreement - Servicing under the Series 2006-C1 Pooling and Servicing Agreement -- Collection Accounts" in this prospectus supplement. Generally, all amounts received by KRECM on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account described under "The Series 2006-C1 Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement within the time required by the series 2006-C1 pooling and servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

     KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association's long-term deposits and short-term deposits.

                                     S&P          FITCH        MOODY'S
                                    ----          -----        -------
        Long-Term Deposits:           A             A            A1
        Short-Term Deposits:         A-1           F1            P-1

     KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the series 2006-C1 pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2006-C1 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series 2006-C1 certificateholders.

     KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer. KRECM's servicing policies and procedures for the servicing functions it will perform under the series 2006-C1 pooling and servicing agreement for assets of the same type included in the series 2006-C1 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM's servicing policies and procedures have been generally consistent for the last three years in all material respects.

     KRECM is, as a master servicer, generally responsible for both master servicing functions and primary servicing functions with respect to the underlying mortgage loans it is obligated to service under the 2006-C1 pooling and servicing agreement. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions under the series 2006-C1 pooling and servicing agreement, as further described in this prospectus supplement under "The Series 2006-C1 Pooling and Servicing Agreement - Servicing under the Series 2006-C1 Pooling and Servicing Agreement." At the request of Column Financial, Inc., one of the mortgage loan sellers, KRECM intends to appoint five (5) subservicers to perform primary servicing functions for certain underlying mortgage loans or groups of underlying mortgage loans (in each case aggregating less than 10% of the initial mortgage pool balance) pursuant to subservicing agreements that will require and entitle the respective subservicers to handle collections, hold escrow and reserve accounts and respond to and make recommendations regarding assignments and assumptions and other borrower requests. KRECM also intends to enter into agreements with two (2) firms to provide limited, non-cashiering servicing functions (such as annual inspections) on certain underlying mortgage loans.

     In addition, KRECM may from time to time perform some of its servicing obligations under the series 2006-C1 pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

     KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

     KRECM is not an affiliate of the depositor, the sponsors (other than KeyBank), the trust, the other master servicers, the special servicers, the trustee, or any originator of any of the underlying mortgage loans identified in this prospectus supplement (other than KeyBank).

     The information set forth in this prospectus supplement concerning KRECM has been provided by it.

GMAC COMMERCIAL MORTGAGE CORPORATION

     GMACCM is one of three master servicers and one of two special servicers, and will be responsible for the servicing and administration of certain mortgage loans specified in Exhibit A-1 attached hereto pursuant to the pooling and servicing agreement.

     GMACCM is a California corporation and has been servicing mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of December 31, 2005, GMACCM was the master servicer of a portfolio of multifamily and commercial loans in commercial mortgaged-backed securities transactions in the United States totaling approximately $122.4 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgaged-backed securities transactions in the United States from 2003 to 2005 in respect of which GMACCM has acted as master servicer.

                                  YEAR (AMTS IN $ BILLIONS)
                            -------------------------------------
                             2003           2004            2005
                            -----           -----           -----
       CMBS (US)             99.0           100.2           122.4
       Other                103.3            97.0           102.8
       Total                202.3           197.2           225.2

     GMACCM has developed policies and procedures for the performance of its master and special servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer and transferring a loan to the special servicer in accordance with the applicable servicing agreements. The special server has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower.

     GMACCM has been specially servicing commercial and multifamily mortgage loans in private label commercial mortgage-backed securities transaction since 1995. As of December 31, 2005, GMACCM was named as special servicer with respect to commercial and multifamily loans in commercial mortgaged-backed securities transactions totaling approximately $99.5 billion in aggregate outstanding principal balance. The tables below contain information on the size and growth of GMACCM's managed portfolio of specially serviced commercial and multifamily loans for which GMACCM is the named special servicer in commercial mortgage-backed securities transactions in the United States, the geographic distribution of GMACCM's managed portfolio of such commercial and multifamily loans and their property types, in each case from 2003-2005.

     PORTFOLIO GROWTH                    CALENDAR YEAR END
     ----------------   ------------------------------------------------------
                              2003*             2004               2005
     ----------------   ----------------   ----------------   ----------------
     CMBS (US)          $   97.4 billion   $   94.0 billion   $   99.5 billion

     ----------
     *    This figure is based on data as of March 31, 2004.

                                                          CALENDAR YEAR END
                                      ------------------------------------------------------------
       TOP 10 CMBS STATES UPB               2003*                2004                 2005
     ------------------------------   ------------------   ------------------   ------------------
     1.  California                   $   14,683,191,609   $   14,529,353,028   $   15,461,604,123
     2.  New York                     $   10,843,592,863   $   10,671,034,217   $   12,920,512,144
     3.  Texas                        $    6,520,429,458   $    6,608,525,070   $    6,685,309,536
     4.  Florida                      $    4,666,470,504   $    4,707,784,066   $    5,628,617,620
     5.  New Jersey                   $    3,688,481,245   $    3,586,386,443   $    3,655,430,632
     6.  Virginia                     $    3,291,528,026   $    3,159,511,806   $    3,260,401,419
     7.  Pennsylvania                 $    2,758,370,476   $    2,684,582,401   $    3,085,659,301
     8.  Maryland                     $    2,602,685,748   $    2,615,485,817   $    2,644,866,041
     9.  Massachusetts                $    2,494,203,641   $    3,074,375,004   $    2,618,214,847
     10. Illinois                                          $    2,370,487,136   $    2,417,960,878
     10. Michigan                     $    2,334,748,141
     Other                            $   43,509,202,273   $   39,970,784,635   $   41,156,789,785
     TOTAL NAMED CMBS
      SPECIAL SERVICING               $   97,392,903,985   $   93,978,309,623   $   99,535,366,327

     ----------
     *    This figure is based on data as of March 31, 2004.

              NAMED CMBS                                  CALENDAR YEAR END
      SPECIAL SERVICING PROPERTY      ------------------------------------------------------------
              TYPE (UPB)                    2003*                2004                 2005
     ------------------------------   ------------------   ------------------   ------------------
     Multifamily                      $   18,219,944,064   $   17,453,802,190   $   18,434,880,270
     Office                           $   22,234,390,028   $   22,834,405,853   $   26,018,011,779
     Retail                           $   29,161,462,958   $   28,605,086,401   $   30,882,314,559
     Hotel/Motel                      $    6,243,797,770   $    6,328,415,250   $    7,077,943,322
     Health Care                      $    2,321,230,622   $    2,107,078,128   $    1,683,425,493
     Warehouse/Self Storage           $      290,403,520   $       47,586,048   $       46,336,762
     Industrial                       $    6,999,830,696   $    6,753,737,362   $    6,325,110,414
     Mixed Use                        $    9,198,167,495   $    8,906,416,704   $    8,336,715,778
     Land                             $                0   $                0   $                0
     Other                            $    2,723,676,831   $      941,781,686   $      730,627,950
     Total Named CMBS
      Special Servicing               $   97,392,903,985   $   93,978,309,623   $   99,535,366,327

     ----------
     *    This figure is based on data as of March 31, 2004.

     No securitization transaction involving commercial mortgage loans in which GMACCM was acting as master servicer or special servicer has experienced a master servicer or special servicer event of default as a result of any action or inaction of GMACCM as master servicer or special servicer, including as a result of GMACCM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     GMACCM is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. General Motors Acceptance Corporation and GMAC Mortgage Group, Inc. have entered into a definitive agreement to sell a seventy-eight percent equity interest in GMAC Commercial Holding Corp. ("GMACCH"), the direct parent of GMACCM, to an investment vehicle controlled by affiliates of Five Mile Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P., and The Goldman Sachs Group, Inc. Officers and employees of GMACCH and its subsidiaries will also invest in GMACCH at or about the time the transaction is completed. The transaction is subject to regulatory approvals, consents and other conditions, and is expected to close no later than the end of the first quarter of 2006. No assurance can be made that the transaction will not result in changes in the structure, operations or personnel of GMACCM or as to the impact of any such changes.

     GMAC Commercial Mortgage Servicing (Ireland) Limited opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office function for GMACCM's portfolio in the United States.

     CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by GMACCM in July 2003. CapMark Overseas Processing India Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for GMACCM's portfolio in the United States.

     Each of GMAC Commercial Mortgage Servicing (Ireland) Limited and CapMark Overseas Processing India Private Limited report to the same managing director of GMACCM.

     From time-to-time GMACCM and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. GMACCM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer or special servicer.

NCB, FSB

     NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. NCB, FSB, one of the master servicers, is a wholly owned subsidiary of National Consumer Cooperative Bank, one of the special servicers, and has been servicing mortgage loans since 1980. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006. NCB, FSB, together with its parent, National Consumer Cooperative Bank, have securitized over $4.1 billion of commercial and multifamily mortgage loans in 34 public securitization transactions. As of January 31, 2006, NCB, FSB was the master servicer of a portfolio of multifamily and commercial mortgage loans in agency and commercial mortgage-backed securities transactions in the United States totaling approximately $3.32 billion in aggregate outstanding principal balance. Since March 1, 2003, NCB, FSB has made $3,136,079 in servicing advances, of which $3,005,822 have been recovered.

     The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in mortgaged-backed securities transactions in the United States from 2003 to 2005 in respect of which NCB, FSB has acted as master servicer:

                                       (AMOUNTS EXPRESSED IN MILLIONS)
                                 ---------------------------------------------
                                     2003            2004           2005
                                 -------------   -------------   -------------
         CMBS (US)               $       2,261   $       2,616   $       3,321

     NCB, FSB is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. NCB, FSB is on S&P's Select Servicer list as a U.S. Commercial Mortgage Servicer, and S&P has assigned to NCB, FSB the rating of ABOVE AVERAGE as a commercial mortgage servicer and a rating of AVERAGE as a commercial mortgage special servicer. Fitch has assigned to NCB, FSB the ratings of CMS2- as a master servicer, CPS1-as a primary servicer and CSS3 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history. NCB, FSB has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements and servicing standards. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer and transferring a loan to the special servicer in accordance with the applicable servicing agreements.

     No securitization transaction involving mortgage loans in which NCB, FSB was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of NCB, FSB as master servicer, including as a result of NCB, FSB's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     NCB, FSB utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, updates transaction data and generates various account reports.

     NCB, FSB periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. NCB, FSB may engage third-party vendors to provide certain support, expertise, legal counsel and/or technology. All of such third-party vendors are monitored in compliance with internal standards and procedures and applicable law. In addition, NCB, FSB maintains a staff and, from time to time, may engage third-party vendors, to collect and review insurance policies and/or certificates relating to the coverage required under the mortgage documents. To the extent NCB, FSB performs custodial functions as the master servicer, documents are maintained in a manner consistent with the Servicing Standard - General.

     The master servicers will, in general, be responsible for collecting payments on the underlying loans, making certain advances, maintaining collection and distribution accounts and certain insurance policies pursuant to the pooling and servicing agreement and in accordance with the Servicing Standard. As consideration for servicing the underlying mortgage loans, each master servicer will receive a master servicing fee on the stated principal balance of each underlying mortgage loan that it services. Such fee is calculated on the same basis as interest and for the same period of time as interest on such underlying mortgage loan and will be paid out of interest payments received by the related borrower prior to any distributions made on the offered certificates. The master servicer will also be entitled to additional servicing compensation in the form of borrower-paid fees as more particularly described herein. The master servicers will not have custody of the mortgage loan documents evidencing the underlying mortgage loans. Rather, the trustee will act as custodian of such mortgage loan documents. See "--The Trustee" below.

     The information provided in this prospectus supplement concerning GMACCM and NCB, FSB has been provided by each, respectively.

     See "--Servicing and Other Compensation and Payment of Expenses," "--Modifications, Waivers, Amendments and Consents," "--Collection Accounts," "--Inspections; Collection of Operation Information," "--Certain Indemnities" and "--Amendment" below in this prospectus supplement.

THE SPECIAL SERVICERS

GMAC COMMERCIAL MORTGAGE CORPORATION

     If and when necessary, GMAC Commercial Mortgage Corporation ("GMACCM") will act as special servicer with respect to the underlying mortgage loans specified in Exhibit A-1 pursuant to the series 2006-C1 pooling and servicing agreement. See "--The Master Servicers--GMAC Commercial Mortgage Corporation" above.

NATIONAL CONSUMER COOPERATIVE BANK

     If and when necessary, National Consumer Cooperative Bank ("NCCB"), a federally chartered corporation, will act as special servicer with respect to the underlying mortgage loans as to which NCB, FSB is the applicable master servicer and the residential cooperative loans sold to the depositor by KeyBank National Association, as well as any related foreclosure properties. NCCB's principal place of business is 1725 Eye Street, N.W., Washington, D.C. 20006.

     NCCB and its affiliates have been involved in servicing mortgage loans since 1980. As of January 31, 2006, NCCB was named the special servicer on 39 CMBS transactions encompassing 1,686 loans with a balance of $3.22 billion. The portfolios include office, retail, multifamily (including residential cooperative), hospitality, industrial and other types of income producing properties.

     NCCB and its affiliates rely on its people, processes and technology to effectively manage specially serviced assets under its administration. NCCB and its affiliates have a special servicer rating of "CSS3" from Fitch and "Average" from Standard and Poor's. With an average of 20 years of experience, NCCB's servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. NCCB takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the owner.

     All actions to cure default are made in conjunction with the set terms and conditions as set forth in the loan documents and respective pooling and servicing agreement. NCCB and its affiliates have adopted policies, procedures and quality control measures in accordance with all applicable servicing agreements and servicing standards. These policies, procedures and quality control measures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event. NCCB and its affiliates have not engaged or plan to engage any third party servicers to perform on its behalf any of its duties with respect to series 2006-C1 securitization transaction.

     No securitization transaction involving mortgage loans in which NCCB and its affiliates were acting as special servicer has experienced an event of default as a result of any action or inaction of NCCB as special servicer, including as a result of NCCB's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     The special servicers will, in general, be responsible for servicing and administering: (i) underlying mortgage loans that, in general, are in default or as to which default is reasonably foreseeable; and (ii) any real estate acquired by the issuing entity upon foreclosure of a defaulted underlying mortgage loan.

     As consideration for servicing each underlying mortgage loan that is being specially serviced and each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, the special servicers will receive a special servicing fee that will accrue at a rate of 0.25% per annum on the stated principal balance of that underlying mortgage loan. Such fee is calculated on the same basis as interest on such underlying mortgage loan and will generally be payable to the special servicers monthly from collections of interest on that mortgage loan. Additionally, the special servicers will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the issuing entity that has been worked out by it. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of 1.0% to, each payment of interest (other than default interest) and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The special servicers will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower or which is repurchased by a mortgage loan seller upon the breach of a representation or warranty of such seller after the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO Property in the issuing entity, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

     See "--Servicing and Other Compensation and Payment of Expenses," "--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses," "--Modifications, Waivers, Amendments and Consents," "--Required Appraisals," "--Collection Accounts," "--Realization Upon Mortgage Loans," "--Inspections; Collection of Operation Information," "--Certain Indemnities" and "--Amendments" in this prospectus supplement.

     The information provided in this prospectus supplement concerning each special servicer has been provided by it.

LIABILITY OF THE SERVICERS

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by the master servicers or the special servicers. In addition, the master servicers and the special servicers will be under no liability to the issuing entity, the other parties thereto or the certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; PROVIDED, HOWEVER, that the master servicers and the special servicers will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of negligent disregard of such obligations and duties. Moreover, the master servicers and the special servicers will be entitled to indemnification by the issuing entity against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement, the underlying mortgage loans or the certificates; PROVIDED, HOWEVER, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement, by reason of negligent disregard of such obligations or duties, or in the case of the depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law. The master servicers also will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the pooling and servicing agreement.

REMOVAL, RESIGNATION AND REPLACEMENT OF SERVICERS; TRANSFER OF SERVICING DUTIES

     If an event of default occurs and remains unremedied with respect to the master servicers or the special servicers under the pooling and servicing agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the trustee, will be authorized, and at the written direction of certificateholders entitled to not less than 25% of the voting rights, to terminate all of the obligations and rights of the master servicers or the special servicers, as applicable, under the pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 2006-C1 certificateholder, or (b) accrued prior to such termination in respect of any unpaid servicing compensation, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the master servicers or the special servicers, as applicable, under the pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the master servicers or the special servicers, as applicable, under the pooling and servicing agreement.

     If the trustee is unwilling or unable so to act in accordance with the foregoing procedures or is not approved by each rating agency, it may (or, at the written request of certificateholders entitled to not less than 51% of the voting rights, it will be required to), appoint, or petition a court of competent jurisdiction to appoint as successor to such master servicers or such special servicers, as applicable, any established mortgage loan servicing institution or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates by such rating agency.

     In connection with such appointment and assumption of a successor to the master servicer or the special servicer as described herein, subject to the right of the predecessor master servicer or special servicer to retain certain fees earned by it prior to the subject event of default, the trustee may make such arrangements for the compensation of such successor out of payments on the underlying mortgage loans as it and such successor agree. However, no such compensation with respect to a successor master servicer or successor special servicer, as the case may be, will be in excess of that paid to the terminated master servicer or special servicer, as the case may be, under the pooling and servicing agreement. If no successor can be obtained for such compensation, then, subject to approval by the rating agencies, additional amounts will be paid to such successor and such amounts in excess of that paid to the terminated master servicer or special servicer, as the case may be, will be treated as Additional Issuing Entity Expenses. The trustee, the master servicer, the special servicer and such successor are required to take such action, consistent with the pooling and servicing agreement, as will be necessary to effectuate any such succession. Any reasonable costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause as described in the immediately succeeding paragraph) under the pooling and servicing agreement will be required to be borne by the predecessor master servicer or special servicer.

     In addition, (i) the holders of greater than 51% of the percentage interests of the Series 2006-C1 Controlling Class and (ii) the Saint Louis Galleria Controlling Holders with respect to the Saint Louis Galleria Mortgage Loan will be entitled to remove, with or without cause, the applicable special servicer and appoint a successor special servicer rather than have the trustee act as that successor, upon not less than 10 business days' prior written notice to the respective parties to the pooling and servicing agreement and subject to written confirmation from each rating agency that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. If such removal is without cause, all costs of the issuing entity incurred in connection with transferring the subject special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the Series 2006-C1 Controlling Class or the Saint Louis Galleria Controlling Holders, as applicable, that effected the termination. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement. Moreover, the terminated special servicer may be entitled to--

     - payment out of the collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

     - continued rights to some or all work-out fees earned by it as described under "The Series 2006-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     If the master servicer or special servicer, as the case may be, is terminated pursuant to the terms of the pooling and servicing agreement, it is required to promptly provide the trustee with all documents and records requested by it to enable the trustee to assume the master servicer's or special servicer's, as the case may be, functions thereunder, and is required to reasonably cooperate with the trustee in effecting the termination of the master servicer's or special servicer's, as the case may be, responsibilities and rights under the pooling and servicing agreement, including, without limitation, the prompt transfer to the trustee for administration by it of all cash amounts which are at the time, or should have been, credited by the master servicer to the collection account or any other account held by it on account of the underlying mortgage loans or credited by the special servicer to an REO account, as the case may be, or which thereafter are received with respect to any underlying mortgage loan or any REO Property.

THE TRUSTEE

     Wells Fargo National Association ("Wells Fargo") will act as the trustee to the Credit Suisse Commercial Mortgage Trust Series 2006-C1 pursuant to the pooling and servicing agreement. Wells Fargo is a national banking association and wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

     Wells Fargo has provided corporate trust services since 1934. As of December 31, 2005, Wells Fargo was acting as trustee with respect to over 10,000 series of securities with an aggregate outstanding principal balance of approximately $800 billion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2005, Wells Fargo was acting as trustee on more than 260 series of commercial mortgage-backed securities with an aggregate principal balance of over $180 billion.

     In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

     The trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, trust company or national banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the pooling and servicing agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the depositor, any master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, a master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by S&P and Fitch (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the certificates.

     The trustee is, in general, responsible for managing the assets of the issuing entity on behalf of the series 2006-C1 certificateholders and pursuant the pooling and servicing agreement. Additionally, pursuant to the pooling and servicing agreement, Wells Fargo will act as custodian of the mortgage loan documents evidencing the underlying mortgage loans and will be responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the certificateholders. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2005, Wells Fargo was acting as custodian of more than 3,000 commercial mortgage loan files. As consideration for performing these duties, Wells Fargo will receive a trustee fee of 0.00081% per annum on the stated principal balance of each underlying mortgage loan. The trustee fee is payable out of general collections on the mortgage pool in the issuing entity.

     Under the terms of the series 2006-C1 pooling and servicing agreement, the trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the trustee is responsible for the preparation of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D and the filing of annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 300 series of commercial mortgage-backed securities, and, as of December 31, 2005, was acting as securities administrator with respect to more than $225 billion of outstanding commercial mortgage-backed securities.

     There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

     In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

     The trustee will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the pooling and servicing agreement. In addition, the trustee and each of its respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on its respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

     See "--Rights Upon Event of Default," "--Matters Regarding the Trustee" and "--Certain Indemnities" in this prospectus supplement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee will be permitted at any time to resign from its obligations and duties under the pooling and servicing agreement by giving written notice to the depositor. Upon receiving a notice of resignation, the depositor will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee has accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time the trustee ceases to be eligible to continue as the trustee under the pooling and servicing agreement, or if at anytime the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates entitled to at least 51% of the voting rights may at any time, without cause, remove the trustee under the pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

     See "--Rights Upon Event of Default," "--Matters Regarding the Trustee," and "--Certain Indemnities" in this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2006-C1 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE SERIES 2006-C1 POOLING AND SERVICING AGREEMENT

     GENERAL. Each master servicer and special servicer must service and administer the underlying mortgage loans and any REO Properties owned by the issuing entity for which it is responsible under the series 2006-C1 pooling and servicing agreement, directly or through sub-servicers, in accordance with--

     -    any and all applicable laws,

     - the express terms of the series 2006-C1 pooling and servicing agreement,

     - the express terms of the respective underlying mortgage loans and any applicable intercreditor or co-lender agreements, and

     -    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicers will be responsible for the servicing and administration of--

     - all mortgage loans in the issuing entity as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the issuing entity as to which no new Servicing Transfer Event has occurred.

     In the event that a Servicing Transfer Event occurs with respect to any mortgage loan in the issuing entity, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events have ceased to exist.

     In general, subject to specified requirements and certain consultations, consents and approvals of the Series 2006-C1 Directing Certificateholder, the Class CCA Directing Certificateholder, the Saint Louis Galleria Junior Companion Lenders and/or the holder of any related CBA B-Note Companion Loan, as applicable, contained in the series 2006-C1 pooling and servicing agreement, the special servicers will be responsible for the servicing and administration of each mortgage loan in the issuing entity as to which a Servicing Transfer Event has occurred and is continuing. They will also be responsible for the administration of each REO Property in the issuing entity.

     Despite the foregoing, the series 2006-C1 pooling and servicing agreement will require the master servicers:

     - to continue to receive payments and, subject to the applicable master servicer's timely receipt of information from the applicable special servicer, prepare all reports to the trustee required with respect to any specially serviced assets; and

     - otherwise, to render other incidental services with respect to any specially serviced assets.

     None of the master servicers and special servicers will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2006-C1 pooling and servicing agreement.

     The applicable master servicer will transfer servicing of a mortgage loan in the issuing entity to the applicable special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist and that mortgage loan has become a Corrected Mortgage Loan.

     In the case of a number of underlying mortgage loans, it is expected that each master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor to that master servicer, except for cause.

     SAINT LOUIS GALLERIA JUNIOR COMPANION LOANS. The Saint Louis Galleria Junior Companion Loans will NOT be included in the issuing entity, and references in this prospectus supplement to "underlying mortgage loans" do not include the Saint Louis Galleria Junior Companion Loans. The Saint Louis Galleria Junior Companion Loans will, however, be serviced under the series 2006-C1 pooling and servicing agreement by the applicable master servicer and special servicer in the same manner, except that neither the servicers nor the trustee are required to make any monthly debt service advances with respect to the Saint Louis Galleria Junior Companion Loans, and subject to the same servicing standard, as the Saint Louis Galleria Mortgage Loan. The Saint Louis Galleria Mortgage Loan and the Saint Louis Galleria Junior Companion Loans are subject to the Saint Louis Galleria Agreement Among Noteholders.

     CBA B-NOTE COMPANION LOANS. No CBA B-Note Companion Loan will be included in the issuing entity, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA B-Note Companion Loans. Each CBA B-Note Companion Loan will, however, be serviced under the series 2006-C1 pooling and servicing agreement by the applicable master servicer or special servicer if a CBA A/B Material Default with respect to that loan has occurred and is continuing under the related CBA A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     THE MASTER SERVICING FEE. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the corresponding master servicing fees.

     A master servicing fee:

     - will be earned with respect to each and every underlying mortgage loan (including the Carlton Court Apartments Non-Pooled Portion) including (without duplication)--

          1.   each specially serviced mortgage loan, if any,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each mortgage loan, if any, as to which defeasance has occurred;
               and

     -    in the case of each underlying mortgage loan will--

          1. be calculated on the same interest accrual basis as that mortgage loan (except in the case of the Fed Ex Central Distribution Center mortgage loan, on a 30/360 Basis during the interest only period of such loan and on an Actual/360 Basis otherwise),

          2. accrue at a master servicing fee rate (inclusive of any primary servicing fee rate) that on a loan-by-loan basis ranges from 0.0200% per annum to 0.1250% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable monthly from amounts received with respect to interest on that mortgage loan (or if not so paid, will remain outstanding).

     As of the date of initial issuance of the offered certificates, the weighted average master servicing fee for the mortgage pool will be 0.0464% per annum.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees and, in some cases, correspondent fees. The applicable master servicer will be the primary servicer for certain of the underlying mortgage loans. The underlying mortgage loans not primary serviced by the applicable master servicer will be serviced by various other parties, who will be entitled to the related primary servicing fees. A primary servicing fee will also be payable with respect to, and out of collections on, each Saint Louis Galleria Junior Companion Loan.

     If NCB, FSB resigns or is terminated as a master servicer, then it will be entitled to retain the related Excess Servicing Strip, which is equal to that portion of its master servicing fees (accrued at a rate in excess of 0.005% per annum), except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement master servicer for assuming NCB, FSB's duties, as a master servicer under the series 2006-C1 pooling and servicing agreement. An initial master servicer will be entitled to transfer any such Excess Servicing Strip that may be retained by it in connection with its resignation or termination.

     PREPAYMENT INTEREST SHORTFALLS. The series 2006-C1 pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to the mortgage pool by reason of a master servicer's acceptance of any principal prepayment by the related borrower of any underlying mortgage loan during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the applicable master servicer
(i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (PROVIDED that the applicable master servicer or applicable special servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard),
(iv) pursuant to applicable law or a court order, (v) at the request of or with the consent of the Series 2006-C1 Directing Certificateholder or (vi) as permitted by the related loan documents), then the applicable master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to such Prepayment Interest Shortfall.

     In addition, if a Prepayment Interest Shortfall is incurred during any collection period with respect to any underlying mortgage loan serviced by such master servicer and the applicable master servicer does not make a payment in respect of such Prepayment Interest Shortfall as contemplated by the prior paragraph, then such master servicer (a) must apply any Prepayment Interest Excesses received during that collection period with respect to other underlying mortgage loans for which it is also the applicable master servicer to offset such Prepayment Interest Shortfall and (b) may retain, as additional compensation, any such Prepayment Interest Excesses that are not needed to accomplish such offset.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls, and a master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any subsequent collection period.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls, and any Prepayment Interest Excesses applied to offset Prepayment Interest Shortfalls, will be included in the Standard Available P&I Funds or the Class CCA Available P&I Funds, as applicable, for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

     - any payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls, and

     - any Prepayment Interest Excesses applied to offset those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2006-C1 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     No master servicer will make payments to cover, or apply Prepayment Interest Excesses received on underlying mortgage loans for which it is the applicable master servicer to offset, Prepayment Interest Shortfalls incurred with respect to underlying mortgage loans for which it is not the applicable master servicer.

     PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to each special servicer with respect to its special servicing activities will be--

     -    the corresponding special servicing fees,

     -    the corresponding work-out fees, and

     -    the corresponding liquidation fees.

     SPECIAL SERVICING FEE. A special servicing fee:

     -    will be earned with respect to--

          1. each underlying mortgage loan, if any, that is being specially serviced, and

          2. each underlying mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     - in the case of each underlying mortgage loan described in the foregoing bullet, will--

          1. be calculated on the same interest accrual basis as that mortgage loan,

          2.   accrue at a special servicing fee rate of 0.25% per annum, and

          3. accrue on the Stated Principal Balance of that mortgage loan outstanding from time to time; and

     - will generally be payable to the applicable special servicer monthly from general collections on the mortgage pool.

     No special servicing fees in respect of any Saint Louis Galleria Junior Companion Loan will be payable out of collections on the mortgage pool.

     WORK-OUT FEE. Each special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the issuing entity that has been worked out by it. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of 1.0% to, each payment of interest (other than Default Interest) and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that mortgage loan. However, a new work-out fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If either of the special servicers is terminated (other than for cause) or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were (or were close to being) worked out by it during the period that it acted as a special servicer and as to which no new Servicing Transfer Event had occurred as of the time of that termination. The successor special servicer will not be entitled to any portion of those work-out fees.

     Although work-out fees are intended to provide each special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2006-C1 certificateholders. No work-out fees in respect of any Saint Louis Galleria Junior Companion Loan will be payable out of collections on the mortgage pool.

     LIQUIDATION FEE. Each special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower. Each special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the issuing entity as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any worked-out mortgage loan in the issuing entity for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO Property in the issuing entity, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with--

     - the repurchase or replacement of any underlying mortgage loan for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (and any applicable extension thereof);

     - the purchase of any Defaulted Loan by the applicable special servicer or the Series 2006-C1 Directing Certificateholder, or any of their affiliates, as described under "--Realization Upon Mortgage Loans" below;

     - so long as the Carlton Court Apartments Loan is purchased within 90 days after the date such Mortgage Loan became a specially serviced mortgage loan, the purchase by the class CCA Directing
          Certificateholder of such Mortgage Loan;

     - the purchase of the Saint Louis Galleria Mortgage Loan by any Saint Louis Galleria Junior Companion Lender within 90 days after the date the Saint Louis Galleria Companion Lenders receive the purchase option notice, as described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Saint Louis Galleria Mortgage Loan" in this prospectus supplement;

     - the purchase of any CBA A-Note Mortgage Loan by the holder of the related CBA B-Note Mortgage Loan, pursuant to the related CBA A/B Intercreditor Agreement, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" above, within 90 days of that CBA A Note Mortgage Loan becoming specially serviced;

     - the actual purchase of an underlying mortgage loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement unless the purchase price with respect thereto includes the liquidation fee; or

     - the purchase of all of the mortgage loans and REO Properties in the issuing entity by any master servicer, any special servicer or any single certificateholder or group of certificateholders of the series 2006-C1 controlling class in connection with the termination of the issuing entity, as described under "--Termination" below.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2006-C1 certificateholders. No liquidation fees in respect of any Saint Louis Galleria Junior Companion Loan will be payable out of collections on the mortgage pool.

     SPECIAL SERVICING COMPENSATION WITH RESPECT TO THE CBA B-NOTE COMPANION LOANS. The special servicer will be entitled to such compensation with respect to the CBA B-Note Companion Loans as is provided under the respective CBA A/B Intercreditor Agreements; PROVIDED that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2006-C1 certificateholders with respect to the related CBA A-Note Mortgage Loan.

     ADDITIONAL SERVICING COMPENSATION. Each master servicer may retain, as additional compensation, any Prepayment Interest Excesses received with respect to the underlying mortgage loans as to which it is the applicable master servicer, but only to the extent that such Prepayment Interest Excesses are not needed to offset Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" above.

     In addition, the following items collected on the mortgage loans in the issuing entity will be allocated between the applicable master servicer and the applicable special servicer as additional compensation in accordance with the series 2006-C1 pooling and servicing agreement:

     - any late payment charges and Default Interest actually collected on an underlying mortgage loan and that are not otherwise applied--

          1. to pay the applicable master servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2. to reimburse the issuing entity for any unreimbursed interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the applicable master servicer or the trustee, as applicable, from collections on the mortgage pool other than late payment charges and Default Interest collected on that mortgage loan, or

          3. to reimburse the issuing entity for any other Additional Issuing Entity Expenses related to that mortgage loan, and

     - any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

     Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Accounts" below. Each master servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

     Generally, a master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, PROVIDED that it may be obligated if certain requirements in the series 2006-C1 pooling and servicing agreement are not complied with.

     Each special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Realization Upon Mortgage Loans--REO Account" below. Each special servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for that special servicer's benefit.

     Generally, a special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, PROVIDED that it may be obligated if certain requirements in the series 2006-C1 pooling and servicing agreement are not complied with.

     SERVICING ADVANCES. With respect to each underlying mortgage loan, in accordance with the Servicing Standard, the applicable master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other items that are or may become a lien on the related mortgaged real property, (f) the costs of any enforcement or judicial proceedings with respect to that mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the series 2006-C1 pooling and servicing agreement with respect to the related mortgaged real property.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by a master servicer or special servicer in connection with the servicing of an underlying mortgage loan if a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the issuing entity, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The applicable special servicer will request the applicable master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis). Each special servicer must make the request a specified number of days prior to when the subject advance is required to be made. The applicable master servicer must make the requested servicing advance within a specified number of days following that master servicer's receipt of the request. The applicable special servicer will be required to provide the applicable master servicer any information in its possession as that master servicer may reasonably request to enable that master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property.

     To the extent that a master servicer fails to make a servicing advance that it is required to make under the series 2006-C1 pooling and servicing agreement and a responsible officer of the trustee has actual knowledge of such failure by the applicable master servicer, the trustee will make such servicing advance pursuant to the series 2006-C1 pooling and servicing agreement no later than one business day following that master servicer's failure to make such servicing advances by expiration of the cure period in the definition of a master servicer event of default.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, neither the trustee nor any master servicer will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If a master servicer or the trustee makes a servicing advance with respect to any mortgage loan (or any related Companion Loan) or related REO Property that it or the special servicer subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property (any such servicing advance, a "Nonrecoverable Servicing Advance"), it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage pool. Any reimbursement of a Nonrecoverable Servicing Advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2006-C1 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. The trustee may conclusively rely on the determination of the applicable master servicer and applicable special servicer regarding the recoverability of any servicing advance and the applicable master servicer may conclusively rely on the determination of the applicable special servicer regarding the recoverability of any servicing advance.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, a master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for a Nonrecoverable Servicing Advance over a period of time (not to exceed six months without the consent of the Series 2006-C1 Directing Certificateholder or 12 months in any event), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the applicable master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. In general, such a reimbursement deferral will only be permitted under the series 2006-C1 pooling and servicing agreement if and to the extent that the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool during the current collection period. The fact that a decision to recover a Nonrecoverable Servicing Advance over time, or not to do so, benefits some classes of series 2006-C1 certificateholders to the detriment of other classes of 2006-C1 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2006-C1 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2006-C1 certificateholder.

     In addition, in the event that any servicing advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee, as applicable, will be entitled to reimbursement for such advance (even though that advance is not deemed a Nonrecoverable Servicing Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2006-C1 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Servicing Advances and/or other above-described servicing advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Servicing Advances and/or other servicing advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     The series 2006-C1 pooling and servicing agreement will permit the applicable master servicer, at the direction of the applicable special servicer if a specially serviced asset is involved, to pay directly out of its collection account any servicing expense that, if advanced by the applicable master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer, or the applicable special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006-C1 certificateholders and any holder of a related Companion Loan, as a collective whole.

     The master servicers and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance made with respect to any underlying mortgage loan or the related mortgaged real property will be payable in connection with the reimbursement of that servicing advance--

     - first, out of any Default Interest and late payment charges collected on that underlying mortgage loan subsequent to the accrual of that advance interest, and

     - then, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The underlying mortgage loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the underlying mortgage loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of certain interests in the related mortgaged real property or the related borrower or (b) provide that the underlying mortgage loans may be assumed with, among other conditions, the consent of the lender, in connection with any such sale or other transfer. The applicable master servicer (with respect to performing mortgage loans) or the applicable special servicer (with respect to specially serviced mortgage loans) will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless the applicable master servicer or the applicable special servicer, as applicable, determines, in accordance with the Servicing Standard, that either (a) not declaring an event of default under the related mortgage or
(b) granting such consent, whichever is applicable, would likely result in a greater recovery (or an equal recovery, PROVIDED the other conditions for an assumption or a waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent, as the case may be.

     If the applicable master servicer or the applicable special servicer, as applicable, determines that--

     -    not declaring an event of default under the related mortgage, or

     -    granting such consent,

would likely result in a greater recovery (or an equal recovery, PROVIDED the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), then, subject to the discussion under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Saint Louis Galleria Mortgage Loan" in this prospectus supplement, the applicable master servicer or the special servicer is authorized to (or may authorize the applicable master servicer or a primary servicer to) take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, PROVIDED that--

     (1) the taking or entering into such assumption agreement complies with the Servicing Standard;

     (2) in the case of performing underlying mortgage loans, the applicable master servicer has obtained the consent of the applicable special servicer pursuant to the terms of the series 2006-C1 pooling and servicing agreement; and

     (3) with respect to any underlying mortgage loan (i) the principal balance of which is $20,000,000 or more or (ii) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents a specified percentage of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the issuing entity at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the applicable master servicer or the applicable special servicer, as applicable, has received written confirmation from S&P and Fitch that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2006-C1 certificates; PROVIDED that the applicable master servicer or the applicable special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the issuing entity.

     Mortgage loans described in clause (3) of the preceding sentence are referred to as "Significant Mortgage Loans."

     No assumption agreement may contain any terms that are different from any term of any mortgage or related underlying mortgage note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below.

     Notwithstanding the foregoing, the consent of the applicable master servicer or the applicable special servicer and, except as described in this prospectus supplement, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to an underlying mortgage loan forecloses upon the equity in a borrower under an underlying mortgage loan, except to the extent provided in the related mezzanine loan intercreditor agreement.

     The underlying mortgage loans contain provisions in the nature of a "due-on-encumbrance" clause which provide--

     - that the underlying mortgage loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower; or

     - require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower.

     The applicable master servicer or the applicable special servicer will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless (except with respect to limited circumstances set forth in the series 2006-C1 pooling and servicing agreement involving easements, rights-of-way and similar agreements and subject to the discussion under "--Modifications, Waivers, Amendments and Consents," "--Realization Upon Mortgage Loans" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Saint Louis Galleria Mortgage Loan" above in this prospectus supplement)--

     - the applicable master servicer or the applicable special servicer determines, in accordance with the Servicing Standard, that such enforcement would result in a greater recovery (or an equal recovery, PROVIDED the other conditions for a waiver of a due-on-encumbrance clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate) than would enforcement of such clause or the failure to grant such consent,

     - in the case of performing underlying mortgage loans, the applicable master servicer has obtained the consent of the applicable special servicer pursuant to the terms of the series 2006-C1 pooling and servicing agreement; and

     - with respect to any mortgage loan that (a) is a Significant Mortgage Loan, or (b) together with the proposed subordinate debt, would have either a combined debt service coverage ratio below 1.20x or a combined loan-to-value ratio equal to or greater than 85%, the applicable master servicer or the applicable special servicer, as applicable, receives prior written confirmation from, as applicable, S&P and Fitch that either not accelerating payments on the related mortgage loan or granting such consent, whichever is applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2006-C1 certificates; PROVIDED that the applicable master servicer or the applicable special servicer, as applicable, must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the issuing entity.

     Notwithstanding the foregoing, in cases involving a residential cooperative property, the applicable master servicer shall be permitted to waive a due-on-encumbrance provision so as to permit the related borrower to incur additional subordinate financing (even if the subordinate financing is prohibited by the terms of the related loan documents) and without the need to obtain the consent of any party and without the need to obtain confirmation by any rating agency subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio for the subject mortgage loan does not exceed 40% (based on the Value Co-op Basis of the related property as set forth in the updated appraisal obtained in connection with the proposed subordinate indebtedness), the condition that the total subordinate debt secured by the related mortgaged real property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be primarily used to fund capital improvements, major repairs and reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The series 2006-C1 pooling and servicing agreement will permit the applicable master servicer or the applicable special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan in the issuing entity if it determines, in accordance with the Servicing Standard, that it is appropriate to do so. However, no such modification, waiver or amendment of a non-specially serviced mortgage loan may--

     - with limited exception generally involving the waiver of Default Interest and late payment charges, affect the amount or timing of any scheduled payments of principal, interest or other amounts (including Yield Maintenance Charges) payable under the mortgage loan;

     - affect the obligation of the related borrower to pay a Yield Maintenance Charge or Static Prepayment Premium or permit a principal prepayment during the applicable lockout period;

     - except as expressly provided by the related mortgage, in connection with a pending or threatened condemnation or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage on any material portion of such mortgaged real property without a corresponding principal prepayment; or

     - in the judgment of the applicable master servicer or the applicable special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject mortgage loan is in default or default is reasonably foreseeable or (y) the applicable special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

     Notwithstanding the second sentence of the preceding paragraph, but subject to the following paragraph, the applicable special servicer may (or, in some cases, may permit the applicable master servicer to)--

     - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge or Static Prepayment Premium;

     - reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

     - forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

     -    extend the maturity of a specially serviced mortgage loan;

     - waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard;

     - permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

     -    accept a principal prepayment during any lockout period;

PROVIDED that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of such special servicer, such default is reasonably foreseeable and, in the judgment of such special servicer and in accordance with the Servicing Standard, the modification would increase the recovery on the subject mortgage loan to series 2006-C1 certificateholders and any affected holder of a Companion Loan, as a collective whole.

     However, in no event will the applicable special servicer be permitted to (or permit the applicable master servicer to)--

     (1) extend the maturity date of any underlying mortgage loan (other than an interest only ARD Loan) beyond a date that is three years prior to the rated final distribution date, or in the case of an interest only ARD Loan, extend the maturity date of such interest only ARD Loan beyond a date that is five years prior to the rated final distribution date, for the pooled certificates or, in the case of the Carlton Court Apartments Loan, five years prior to the rated final distribution date for class CCA certificates;

     (2) extend the maturity date of any mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

     (3) extend the maturity date of any mortgage loan beyond a date which is 10 years prior to the expiration of the term of the related ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

     (4) defer interest due on any mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

     With respect to clause (3) above, the applicable special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options). Neither the applicable master servicer nor the applicable special servicer may permit or modify a mortgage loan to permit a voluntary prepayment of a mortgage loan (other than a specially serviced mortgage loan) on any day other than its due date, unless: (a) the applicable master servicer or the applicable special servicer also collects interest thereon through the due date following the date of such prepayment; (b) it is otherwise permitted under the related mortgage loan documents; (c) that such principal prepayment would not result in a Prepayment Interest Shortfall; (d) that principal prepayment is accepted by the applicable master servicer or the applicable special servicer at the request of or with the consent of the Series 2006-C1 Directing Certificateholder, or if accepted by the applicable master servicer, with the consent of the applicable special servicer; or (e) it is consistent with the Servicing Standard to do so. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

     The applicable special servicer will notify the applicable master servicer and the trustee, among others, of any modification, waiver or amendment of any term of an underlying mortgage loan and must deliver to the trustee (with a copy to the applicable master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and, in any event, within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the applicable special servicer. Notwithstanding the foregoing, no such notice shall be required with respect to any waiver of Default Interest or late payment charges and any such waiver need not be in writing.

     The ability of the applicable master servicer or the applicable special servicer to agree to modify, waive or amend any of the terms of any underlying mortgage loan will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--Realization Upon Mortgage Loans--Series 2006-C1 Controlling Class and Series 2006-C1 Directing Certificateholder" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Saint Louis Galleria Mortgage Loan" and "--The CBA A/B Loan Pairs" in this prospectus supplement.

REQUIRED APPRAISALS

     Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans in the issuing entity, the applicable special servicer must obtain an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2006-C1 pooling and servicing agreement (PROVIDED that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

     - an appraisal had previously been obtained within the prior 12 months, and

     - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the applicable special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the unpaid principal balance of the subject underlying mortgage loan is less than $2,000,000, then the applicable special servicer may perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or internal valuation, the applicable master servicer or special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or, if applicable, the Saint Louis Galleria Total Loan or a CBA A/B Loan Pair). If such appraisal is not received or an internal valuation is not completed, as applicable, by such date, the Appraisal Reduction Amount for the related underlying mortgage loan (or, if applicable, the Saint Louis Galleria Total Loan or a CBA A/B Loan
Pair) will be 25% of the Stated Principal Balance of such mortgage loan (or, if applicable, the Saint Louis Galleria Total Loan or a CBA A/B Loan Pair) as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan and, in the case of the Carlton Court Apartments Loan or the Saint Louis Galleria Mortgage Loan, as applicable, is also relevant to certain control issues. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Saint Louis Galleria Mortgage Loan" in this prospectus supplement.

     If an Appraisal Reduction Event occurs with respect to any mortgage loan in the issuing entity, then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the applicable special servicer is to redetermine and report to the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the subject underlying mortgage loan. This ongoing obligation will cease if and when--

     - the subject underlying mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Series 2006-C1 Pooling and Servicing Agreement" above and has remained current for 12 consecutive monthly payments under the terms of the work-out, and

     - no other Servicing Transfer Event or Appraisal Reduction Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

COLLECTION ACCOUNTS

     GENERAL. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. Each collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for segregation of the amounts received with respect to the CBA B-Note Companion Loans and the Saint Louis Galleria Junior Companion Loans.

     The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the series 2006-C1 pooling and servicing agreement, any interest or other income earned on funds in each master servicer's collection account will be paid to that master servicer as additional compensation.

     DEPOSITS. Each master servicer must deposit or cause to be deposited in its collection account, within two (2) business days following receipt by it, in the case of payments from borrowers and other collections on the mortgage loans, or as otherwise required under the series 2006-C1 pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the underlying mortgage loans for which it is responsible, subsequent to the date of initial issuance of the offered certificates--

     -    all principal payments collected, including principal prepayments;

     - all interest payments collected, including late payment charges, Default Interest and Post-ARD Additional Interest (net of master servicing fees and primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

     -    any Static Prepayment Premiums and Yield Maintenance Charges;

     - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

     - any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

     - any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - the portion of Cure Payments made by the holders of the class CCA certificates attributable to interest on the Carlton Court Apartments Pooled Portion (as described herein under "Description of the Underlying Mortgage Loans--The Carlton Court Apartments Pooled and Non-Pooled Portions");

     - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the issuing entity as contemplated under "--Termination" below;

     - any amounts paid by a holder of any Companion Loan or by a mezzanine lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

     - any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted Investments of funds held in its collection account;

     - all payments required to be paid by that master servicer or received from the applicable special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement; and

     - any amount transferred by a special servicer from its REO account with respect to the REO Properties.

     Upon its receipt of any of the amounts described in the first eight bullets of the prior paragraph with respect to any specially serviced mortgage loan in the issuing entity, each special servicer is required to remit those amounts within one business day to the applicable master servicer for deposit in that master servicer's collection account. Notwithstanding the foregoing, amounts received with respect to the Saint Louis Galleria Total Loan or the related mortgaged real property and allocable to a Saint Louis Galleria Junior Companion Loan will be deposited by the applicable master servicer into its collection account and thereafter transferred to a custodial account or sub-account that relates to that Companion Loan.

     Also, notwithstanding the foregoing, after the occurrence of a CBA A/B Material Default with respect to any CBA A/B Loan Pair, for so long as such CBA A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property and allocable to the related CBA B-Note Companion Loan will be deposited by the applicable master servicer into its collection account and thereafter transferred to a custodial account or sub-account that relates to that Companion Loan.

     WITHDRAWALS. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's distribution account, as described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the issuing entity that are then on deposit in the collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received by or on behalf of the issuing entity after the end of the related collection period,

          (c)  amounts allocable to the Companion Loans, and

          (d) amounts that are payable or reimbursable from the collection account to any person other than the series 2006-C1 certificateholders in accordance with any of clauses 2. through
               16. and clauses 18. through 20. below;

     2. to reimburse any master servicer, any special servicer or the trustee, as applicable, for any unreimbursed advances made by that party with respect to the mortgage pool, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

     3. to pay itself, any primary servicer or the trustee any earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the issuing entity and the Saint Louis Galleria Junior Companion Loans, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the applicable special servicer, out of related collections of interest, earned and unpaid special servicing fees with respect to each mortgage loan in the issuing entity that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the applicable special servicer or, if applicable, any predecessor special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse any master servicer, any special servicer or the trustee, as applicable, out of general collections on the mortgage pool, for any unreimbursed advance made by that party with respect to the mortgage pool as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above (or, if the subject underlying mortgage loan has been worked out and returned to performing status, is not recoverable under clause 2. above by the time it is returned to performing status) out of collections on the related underlying mortgage loan or REO Property; PROVIDED that any such reimbursement is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of a servicing advance, or "Description of the Offered

          Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of a P&I advance;

     7. to pay any master servicer, any special servicer or the trustee, as applicable, out of general collections on the mortgage pool unpaid interest accrued on any advance made by that party with respect to the mortgage pool (generally at or about the time of reimbursement of that advance); PROVIDED that, in the case of any advance reimbursed as described in clause 6. above, the payment of any interest thereon is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of interest on any such advance that is a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of interest on any such advance that is a P&I Advance;

     8. to pay itself or the applicable special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

     9. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the issuing entity;

     10. to pay, out of general collections on the mortgage pool, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     11. to pay, out of general collections on the mortgage pool, for costs and expenses incurred by the issuing entity due to actions taken pursuant to any environmental assessment;

     12. to pay any master servicer, any special servicer, the trustee, us or any of their or our respective affiliates, directors, members, managers, shareholders, officers, employees, controlling persons and agents (including any primary servicer), as the case may be, out of general collections on the mortgage pool, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus and "--Certain Indemnities" below;

     13. to pay, out of general collections on the mortgage pool, for (a) the costs of various opinions of counsel related to the servicing and administration of mortgage loans, (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the applicable special servicer and (c) the fees of a master servicer or the trustee for confirming a fair value determination by the applicable special servicer of a Defaulted Loan;

     14. to reimburse any master servicer, any special servicer, us or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of an underlying mortgage loan giving rise to a repurchase obligation of a mortgage loan seller or other party, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

     15.  to pay for--

          - the cost of the opinions of counsel for purposes of REMIC administration or amending the series 2006-C1 pooling and servicing agreement; and

          - the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

     16. to pay, out of general collections for any and all U.S. federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses;

     17. to transfer any amounts collected on and allocable to any CBA B-Note Companion Loan or Saint Louis Galleria Junior Companion Loan to the related loan-specific custodial account or sub-account;

     18. to pay to the related mortgage loan seller any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in March 2006 or, in the case of a replacement mortgage loan, during or before the month in which that loan was added to the issuing entity;

     19. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the issuing entity;

     20. to pay any amounts, in addition to normal remittances, due and payable by the issuing entity, to the holder of a Companion Loan under the terms of any CBA A/B Intercreditor Agreement or the Saint Louis Galleria Agreement Among Noteholders, as applicable;

     21. to pay any other items described in this prospectus supplement as being payable from a collection account; and

     22. to clear and terminate the collection account upon the termination of the series 2006-C1 pooling and servicing agreement.

     In no event will any amounts allocable to the Saint Louis Galleria Junior Companion Loans be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the Saint Louis Galleria Mortgage Loan. The Saint Louis Galleria Junior Companion Loans will provide limited subordination to the Saint Louis Galleria Mortgage Loan regarding various payments and reimbursements related to the Saint Louis Galleria Mortgage Loan that arise out of a credit default.

     Furthermore, in no event will any amounts allocable to a CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to a CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

REALIZATION UPON MORTGAGE LOANS

     PURCHASE OPTION. The series 2006-C1 pooling and servicing agreement grants the Series 2006-C1 Directing Certificateholder an assignable option (a "Purchase Option") to purchase Defaulted Loans from the issuing entity in the manner and at the price described below. The Purchase Option held or assigned by a series 2006-C1 certificateholder (if not earlier exercised or declined) will expire at such time as the related class of series 2006-C1 certificates is no longer the series 2006-C1 controlling class.

     Promptly after the determination that a mortgage loan in the issuing entity has become a Defaulted Loan, the applicable special servicer will be required to notify the trustee, the applicable master servicer and the Series 2006-C1 Directing Certificateholder of such determination.

     Within 60 days after a mortgage loan becomes a Defaulted Loan, the applicable special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the series 2006-C1 pooling and servicing agreement. The applicable special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the applicable special servicer or a Series 2006-C1 Directing Certificateholder or an assignee thereof that is an affiliate of the applicable special servicer proposes to purchase a Defaulted Loan, the applicable master servicer is required pursuant to the series 2006-C1 pooling and servicing agreement to determine whether the applicable special servicer's determination of fair value for a Defaulted Loan constitutes a fair price in its reasonable judgment. The applicable master servicer shall be entitled to a one-time fee, as specified in the series 2006-C1 pooling and servicing agreement, in connection with each such fair value determination. All reasonable costs and expenses of the applicable special servicer and the applicable master servicer in connection with the determination of the fair value of a Defaulted Loan will be reimbursable as servicing advances. The applicable special servicer must give prompt written notice of its fair value determination to the trustee, the applicable master servicer and the Series 2006-C1 Directing Certificateholder.

     If neither the Series 2006-C1 Directing Certificateholder nor its assignee exercises a Purchase Option with respect to any Defaulted Loan following a fair value determination, then the applicable special servicer may do so for a limited period.

     Each holder of a Purchase Option may, at its option, purchase the subject Defaulted Loan from the issuing entity at a price (the "Option Price") equal to--

     - if the applicable special servicer has not yet determined the fair value of that Defaulted Loan, the unpaid principal balance of that Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to that Defaulted Loan whether paid or unpaid and all costs and expenses in connection with the sale,

     - in the case of the Carlton Court Apartments Loan, any purchase of that underlying mortgage loan from the issuing entity, as contemplated under "Description of the Underlying Mortgage Loans--The Carlton Court Apartments Pooled and Non-Pooled Portions" above; or

     - if the applicable special servicer has made such fair value determination, the fair value of that Defaulted Loan as determined by the special servicer.

If the most recent fair value calculation was made more than 90 days prior to the exercise date of a Purchase Option, then the applicable special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

     Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the applicable special servicer will be required to pursue such other resolution strategies available under the series 2006-C1 pooling and servicing agreement, including work-out and foreclosure, consistent with the Servicing Standard, but it will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement or, in the case of the Carlton Court Apartments Loan, as specifically contemplated under "Description of the Underlying Mortgage Loans--The Carlton Court Apartments Pooled and Non-Pooled Portions."

     If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

     - the cure by the related borrower or a party with cure rights of all defaults that caused the subject underlying mortgage loan to be a Defaulted Loan,

     - the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure,

     - in the case of the Carlton Court Apartments Loan, any purchase of that underlying mortgage loan from the issuing entity by the holder of the class CCA certificates, or

     - the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a work-out.

     FORECLOSURE AND SIMILAR PROCEEDINGS. Pursuant to the series 2006-C1 pooling and servicing agreement, if an event of default on an underlying mortgage loan has occurred and is continuing, the applicable special servicer, on behalf of the issuing entity, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage or otherwise acquire title to the related mortgaged real property. The applicable special servicer shall not, however, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2006-C1 certificateholders and the holder(s) of any related Companion Loan(s), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such mortgaged real property within the meaning of certain federal environmental laws, unless the applicable special servicer has previously received a report prepared by a person who regularly conducts environmental audits (the cost of which report will be a servicing advance) and either--

     - such report indicates that (a) the mortgaged real property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged real property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     - the applicable special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (b) of the preceding bullet, is reasonably likely to increase the net proceeds of the liquidation of such mortgaged real property, than not taking such actions.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the applicable special servicer will be required to monitor any specially serviced mortgage loan serviced by it, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before that special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which that special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2006-C1 certificates and, in the case of a CBA A/B Loan Pair, the holder of the related Companion Loan, may vary considerably depending on the particular underlying mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the subject mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the applicable special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

     If liquidation proceeds collected with respect to any defaulted mortgage loan in the issuing entity are less than the outstanding principal balance of the subject defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the applicable special servicer, the applicable master servicer and/or any other party in connection with the subject defaulted mortgage loan, then the issuing entity will realize a loss in the amount of the shortfall. The applicable special servicer and/or applicable master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of any portion of those liquidation proceeds to the holders of the series 2006-C1 certificates, for any and all amounts that represent unpaid servicing compensation in respect of the subject mortgage loan, unreimbursed servicing expenses incurred with respect to the subject mortgage loan and any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan. In addition, amounts otherwise payable on the series 2006-C1 certificates may be further reduced by interest payable to the applicable master servicer and/or applicable special servicer on the servicing expenses and advances with respect to the subject mortgage loan.

     REO PROPERTIES. If title to any mortgaged real property is acquired by the applicable special servicer on behalf of the issuing entity (or, in the case of the Saint Louis Galleria Total Loan or a CBA A/B Loan Pair, on behalf of the issuing entity and the holder(s) of the related Companion Loan(s)), the applicable special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     -    the IRS grants an extension of time to sell the property, or

     - the applicable special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the issuing entity or cause any REMIC created under the series 2006-C1 pooling and servicing agreement to fail to qualify as a REMIC under the Code.

     The applicable special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the issuing entity in a manner that will be reasonably likely to realize a fair price for the property within the time periods contemplated by the prior paragraph. The applicable special servicer may, at the expense of the issuing entity, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the applicable special servicer of its obligations with respect to any REO Property. Regardless of whether the applicable special servicer applies for or is granted an extension of time to sell any REO Property, the applicable special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the applicable special servicer must sell the subject REO Property within the period specified in the extension or opinion.

     In general, the applicable special servicer or an independent contractor employed by the applicable special servicer at the expense of the issuing entity will be obligated to operate and manage any REO Property held by the issuing entity solely for the purpose of its prompt disposition and sale, in a manner that maintains its status as "foreclosure property" with the meaning of section 860G(a)(8) of the Code.

     Subject to the Servicing Standard and any other limitations imposed by the series 2006-C1 pooling and servicing agreement, a special servicer will be permitted, with respect to any REO Property, to incur a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

     To the extent that income the issuing entity receives from an REO property is subject to a tax on net income from foreclosure property, that income would be subject to U.S. federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property held by the issuing entity would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of a trade or business of the foreclosed property is particularly present in the case of hotels or hospitality properties. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series 2006-C1 certificateholders. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

     REO ACCOUNT. The applicable special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the issuing entity separate and apart from its own funds and general assets. If an REO Property is acquired by the issuing entity, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The applicable special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the issuing entity. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the applicable special servicer's REO account will be payable to that special servicer, subject to the limitations described in the series 2006-C1 pooling and servicing agreement.

     Each special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property administered by it, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, each special servicer will be required to withdraw from its REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account the total of all amounts received in respect of each REO Property administered by it during that collection period, net of:

     - any withdrawals made out of those amounts, as described in the preceding sentence; and

     - any portion of those amounts that may be retained as reserves, as described in the next sentence;

PROVIDED that, if the subject REO Property relates to a CBA A/B Loan Pair, the foregoing transfer of funds may be to a specific account relating thereto, with amounts allocable to the related underlying mortgage loan thereafter being transferred to the applicable master servicer's collection account. Each special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property administered by it, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     Each special servicer shall keep and maintain separate records, on a property by property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     LIQUIDATION PROCEEDS. To the extent that liquidation proceeds collected with respect to any underlying mortgage loan are less than the sum of--

     -    the outstanding principal balance of that mortgage loan,

     -    interest (other than Default Interest) accrued on that mortgage loan,

     - interest accrued on any monthly debt service advance made with respect to that mortgage loan,

     - the aggregate amount of outstanding reimbursable expenses (including any unreimbursed servicing advances and unpaid and accrued interest on such advances) incurred with respect to that mortgage loan, and

     - any and all special servicing compensation payable with respect to that mortgage loan,

then the issuing entity will realize a loss in the amount of such shortfall.

     The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on an underlying mortgage loan, prior to the distribution of such liquidation proceeds to series 2006-C1 certificateholders, of any and all amounts that represent unpaid servicing compensation or trustee fees in respect of that mortgage loan, certain unreimbursed expenses incurred with respect to that mortgage loan and any unreimbursed advances made with respect to that mortgage loan. In addition, amounts otherwise distributable on the series 2006-C1 certificates will be further reduced by interest payable to the applicable master servicer or the trustee, as applicable, on any such advances.

     If any mortgaged real property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the applicable master servicer will not be required to make servicing advances to effect such restoration unless--

     - the applicable special servicer determines that such restoration will increase the proceeds to the series 2006-C1 certificateholders and the holder(s) of any related Companion Loan(s) (as a collective whole) on liquidation of the mortgage loan after reimbursement of the applicable special servicer, the applicable master servicer or the trustee, as the case may be, for its expenses; and

     - the applicable master servicer determines that such expenses will be recoverable by it from related liquidation proceeds.

     SPECIALLY SERVICED MORTGAGE LOANS. With respect to any mortgage loan in the issuing entity as to which a Servicing Transfer Event has occurred, the applicable master servicer will transfer its servicing responsibilities to the applicable special servicer, but will continue to receive payments on such mortgage loan (including amounts collected by the applicable special servicer), to make certain calculations with respect to such mortgage loan and to make remittances and prepare certain reports to the trustee with respect to such mortgage loan.

     The applicable special servicer will continue to be responsible for the operation and management of an REO Property. The applicable master servicer will have no responsibility for the performance by the applicable special servicer of its duties under the series 2006-C1 pooling and servicing agreement.

     The applicable special servicer will return the full servicing of a specially serviced mortgage loan to the applicable master servicer when all Servicing Transfer Events with respect to that mortgage loan have ceased to exist and that mortgage loan has become a Corrected Mortgage Loan.

     SERIES 2006-C1 CONTROLLING CLASS AND SERIES 2006-C1 DIRECTING CERTIFICATEHOLDER. The series 2006-C1 controlling class will be the most subordinate class of series 2006-C1 certificates (other than the class A-X, A-Y, R and V certificates) that has a total principal balance at least equal to 25% of the total initial principal balance of that class, or if none of the classes of series 2006-C1 principal balance certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the series 2006-C1 controlling class will be the most subordinate of the class of series 2006-C1 principal balance certificates that has a total principal balance greater than zero. As of the closing date, the Controlling Class with respect to the Carlton Court Apartments loan will be the class CCA certificates. If the collective balance of the Class CCA Certificates is reduced to less than 25% of the original balance due to the application of losses or appraisal reduction amounts, then the controlling class with respect to the Carlton Court Apartments Loan will be the same class as the series 2006-C1 controlling class.

     The series 2006-C1 controlling class as of the closing date will be the class S certificates.

     The "Series 2006-C1 Directing Certificateholder" will be a holder or beneficial owner of certificates of the series 2006-C1 controlling class or a designee selected by the holders or beneficial owners of more than 50% of the total principal balance of the series 2006-C1 controlling class; PROVIDED, HOWEVER, that until a Series 2006-C1 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2006-C1 controlling class that a Series 2006-C1 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2006-C1 controlling class certificates will be the Series 2006-C1 Directing Certificateholder. It is anticipated that Hyperion Capital Management, Inc. will serve as the initial Series 2006-C1 Directing Certificateholder.

     ASSET STATUS REPORT. Pursuant to the series 2006-C1 pooling and servicing agreement, the applicable special servicer is required to prepare and deliver a report to each rating agency and the Series 2006-C1 Directing Certificateholder (the "Asset Status Report") with respect to any underlying mortgage loan that becomes a specially serviced mortgage loan within 30 days of any such mortgage loan becoming specially serviced. Any Asset Status Report with respect to the Carlton Court Apartments Loan will also be delivered to the holder of the class CCA certificates. Any Asset Status Report with respect to any CBA A-Note Mortgage Loan will also be delivered to the holder of the related CBA B-Note Companion Loan. Any Asset Status Report with respect to the Saint Louis Galleria Mortgage Loan will also be delivered to the holders of the Saint Louis Galleria Junior Companion Loans not later than 45 days after such mortgage loan becomes specially serviced.

     Any Asset Status Report prepared by a special servicer will set forth the following information, to the extent reasonably determined, which includes:

     - a summary of the status of the subject specially serviced mortgage loan;

     - a discussion of the legal and environmental considerations reasonably known to that special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and whether outside legal counsel has been retained;

     - a current rent roll (for all properties other than residential cooperative properties) and income or operating statement available for the related mortgaged real property;

     - a recommendation by that special servicer as to how the subject specially serviced mortgage loan might be returned to performing status, returned to the applicable master servicer for regular servicing or otherwise realized upon;

     -    a summary of any proposed actions; and

     - a status report on any foreclosure actions or other proceedings undertaken with respect to the related mortgaged real property, any proposed workouts with respect to the subject specially serviced mortgage loan and the status of any negotiations with respect to those workouts and an assessment of the likelihood of additional events of default thereon.

     With respect to any mortgage loan in the issuing entity that becomes a specially serviced mortgage loan (excluding the Carlton Court Apartments Loan and the Saint Louis Galleria Mortgage Loan, as applicable), if, within ten (10) business days following delivery of the Asset Status Report, the Series 2006-C1 Directing Certificateholder does not disapprove in writing of any action proposed to be taken in that Asset Status Report, the applicable special servicer is required to implement the recommended action as outlined in such Asset Status Report. If the Series 2006-C1 Directing Certificateholder disapproves in writing such Asset Status Report, the applicable special servicer is required to revise and deliver a new Asset Status Report within 30 days after the Series 2006-C1 Directing Certificateholder's disapproval. The applicable special servicer must continue to revise that Asset Status Report until either the Series 2006-C1 Directing Certificateholder fails to disapprove the revised Asset Status Report within ten business days of receipt or the passage of 60 days from the date of preparation of the first Asset Status Report; PROVIDED that the applicable special servicer (a) may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in such Asset Status Report before the expiration of a 10-business day approval period if the applicable special servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the series 2006-C1 certificateholders and it has made a reasonable effort to contact the Series 2006-C1 Directing Certificateholder and (b) in any case, shall determine whether any affirmative disapproval by the Series 2006-C1 Directing Certificateholder described in this paragraph would violate the Servicing Standard.

     The applicable special servicer may not take any action inconsistent with an Asset Status Report, unless that action would be required in order to act in accordance with the Servicing Standard. The applicable special servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement that report, PROVIDED that the revised report has been prepared, reviewed and not rejected pursuant to the terms described above.

     In addition to the foregoing, the applicable special servicer is required to, subject to the Servicing Standard and the terms of the series 2006-C1 pooling and servicing agreement, obtain the consent of the Series 2006-C1 Directing Certificateholder prior to the taking by that special servicer of the following actions--

     - any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any specially serviced mortgage loans in the issuing entity as come into and continue in default;

     - any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by the last bullet) of a mortgage loan in the issuing entity;

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the issuing entity;

     - any proposed or actual sale of an REO Property out of the issuing entity for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Excess-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the issuing entity as described under "--Termination" below;

     - any determination to bring an REO Property held by the issuing entity into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     - any release of material real property collateral for a mortgage loan in the issuing entity, other than in accordance with the specific terms of, or upon satisfaction of, that mortgage loan;

     - any acceptance of substitute or additional real property collateral for a specially serviced mortgage loan in the issuing entity, other than in accordance with the specific terms of that mortgage loan;

     - any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the issuing entity other than in accordance with the specific terms of that mortgage loan; and

     - any waiver of a due-on-sale or due-on-encumbrance clause in a mortgage loan in the issuing entity and other than in respect of permitted subordinate debt for mortgage loans secured by residential cooperative properties).

     Notwithstanding the foregoing, no direction of the Series 2006-C1 Directing Certificateholder, and no failure to consent to any action requiring the consent thereof under the series 2006-C1 pooling and servicing agreement, may (a) require or cause the applicable special servicer to violate the terms of the subject specially serviced mortgage loan, applicable law or any provision of the series 2006-C1 pooling and servicing agreement, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the Code, (c) expose the applicable master servicer, the applicable special servicer, the trustee, us, the issuing entity or any of various other parties to any material claim, suit or liability or (d) materially expand the scope of the applicable special servicer's or the applicable master servicer's responsibilities under the series 2006-C1 pooling and servicing agreement. The applicable special servicer will not (x) follow any such direction of the Series 2006-C1 Directing Certificateholder or (y) refrain from taking any action, based on its failure to obtain the consent of the Series 2006-C1 Directing Certificateholder, if the failure to take such action would violate the Servicing Standard.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The applicable special servicer will be required, at the expense of the issuing entity, to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the issuing entity becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2007, each master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property securing an underlying mortgage loan for which it acts as master servicer at least once per calendar year or, in the case of each underlying mortgage loan with an unpaid principal balance of under $2,000,000, once every two (2) years (or at such lesser frequency as each rating agency shall have confirmed in writing to such master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2006-C1 certificates), if the applicable special servicer has not already done so in that period as contemplated by the preceding sentence. Each master servicer and each special servicer will be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and, upon request, deliver such written report in electronic format to the trustee.

     Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

SERVICER REPORTS

     As set forth in the pooling and servicing agreement, on a date preceding the applicable distribution date, the master servicer and the special servicer are required to deliver to the trustee a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under "Description of the Offered Certificates--Distributions" in this prospectus supplement and containing the information to be included in the distribution report for that distribution date delivered by the trustee as described above under "Description of the Offered Certificates--Reports to Certificateholders; Available Information."

EVIDENCE AS TO COMPLIANCE

     On or prior to March 15th of each year, commencing with March 15, 2007, each of the master servicer, the special servicer and the trustee will be required to deliver to the depositor a Servicer Compliance Statement, an Assessment of Compliance report and the related accountant's Attestation Report, in each case, as described in the prospectus under "Description of the Governing Documents--Evidence as to Compliance." You may obtain copies of these statements and reports without charge upon written request to the depositor at the address provided in this prospectus supplement.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default with respect to the applicable master servicer or special servicer under the series 2006-C1 pooling and servicing agreement:

     - any failure by such master servicer to make (a) any required deposit into its collection account or any other account created under the series 2006-C1 pooling and servicing agreement, which failure continues unremedied for two business days, or any required remittance to the trustee for deposit in the trustee's distribution account by the time required under the series 2006-C1 pooling and servicing agreement on the business day prior to the related distribution date, which failure continues unremedied until 11:00 a.m. (New York City time) on the related distribution date, or (b) any required servicing advance within the time specified in the series 2006-C1 pooling and servicing agreement, which failure remains uncured for 15 days (or such shorter time as is necessary to avoid the lapse of any required insurance policy or the foreclosure of any tax lien on the related mortgaged real property);

     - any failure by such special servicer to deposit into the REO Account, or to remit to the applicable master servicer for deposit in that master servicer's collection account, any such deposit or remittance required to be made by that special servicer, when so required under the series 2006-C1 pooling and servicing agreement, which failure continues unremedied for two business days;

     - any failure by such master servicer or such special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the series 2006-C1 pooling and servicing agreement, which failure continues unremedied for 30 days (or 60 days so long as that master servicer or special servicer, as applicable, is diligently pursuing such cure) after written notice thereof has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2006-C1 pooling and servicing agreement;

     - any breach by such master servicer or such special servicer of a representation or warranty contained in the series 2006-C1 pooling and servicing agreement which materially and adversely affects the interests of the series 2006-C1 certificateholders and continues unremedied for 30 days after the date on which notice of such breach shall have been given to that master servicer or special servicer, as the case may be, by any other party to the series 2006-C1 pooling and servicing agreement; PROVIDED, HOWEVER, if such breach is not capable of being cured within such 30-day period and that master servicer or special servicer, as applicable, is diligently pursuing such cure, then such 30-day period shall be extended for an additional 30 days;

     - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to such master servicer or such special servicer, as applicable, and certain actions by or on behalf of that master servicer or special servicer, as applicable indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for 60 days; PROVIDED, HOWEVER, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, the applicable master servicer or the applicable special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

     - consent by such master servicer or special servicer to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such master servicer or special servicer or relating to all or substantially all of its property;

     - admittance by such master servicer or special servicer in writing of its inability to pay its debts generally as they become due, the filing of a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, the making of an assignment for the benefit of its creditors, or the voluntary suspension of payment of its obligations or take any corporate action in furtherance of the foregoing;

     - such master servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer (or, with respect to NCB, FSB, as a U.S. Commercial Mortgage Servicer), or such special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and that master servicer or special servicer, as the case may be, is not reinstated to such status within 60 days, PROVIDED that any such master servicer shall have 60 days after removal from such default within which it may sell the servicing rights to a party acceptable under the series 2006-C1 pooling and servicing agreement; or

     - a servicing officer of the master servicer or the special servicer obtains actual knowledge that Fitch has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2006-C1 certificates, or (b) placed any class of series 2006-C1 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such servicing officer obtaining such knowledge), and, in either case, cited servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action, PROVIDED that any such master servicer shall have 60 days after removal from such default within which it may sell the servicing rights to a party acceptable under the series 2006-C1 pooling and servicing agreement.

     The series 2006-C1 pooling and servicing agreement may provide for additional events of default relating to remittances to the holders of the Saint Louis Galleria Junior Companion Loans.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to a master servicer or a special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2006-C1 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the series 2006-C1 pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 2006-C1 certificateholder, or (b) in respect of any unpaid servicing compensation, including the Excess Servicing Strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties" above, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the series 2006-C1 pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the series 2006-C1 pooling and servicing agreement.

     Certificateholders entitled to at least 51% of the series 2006-C1 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2006-C1 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. It is expected that each master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated, including by a master servicer, except for cause.

     In general, certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2006-C1 certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2006-C1 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2006-C1 pooling and servicing agreement.

     No series 2006-C1 certificateholder will have the right under the series 2006-C1 pooling and servicing agreement to institute any proceeding with respect thereto unless:

     - that holder previously has given to the trustee written notice of default;

     - except in the case of a default by the trustee, series 2006-C1 certificateholders representing at least 25% of a class have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2006-C1 pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     - the trustee for 60 days has neglected or refused to institute any such proceeding.

     The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the series 2006-C1 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2006-C1 certificateholders, unless in the trustee's opinion, those series 2006-C1 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, national bank, trust company or national banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times, among other things--

     -    be authorized under those laws to exercise corporate trust powers,

     -    have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

     If the corporation, national bank, trust company or national banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, national bank or national banking association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicers, the special servicers and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2006-C1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the issuing entity. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.00081% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated on the same basis as on the subject mortgage loan (except in the case of the Fed Ex Central Distribution Center mortgage loans which provides for payment of a fixed interest amount during its interest only period, on a 30/360 basis during such interest only period of such loan and on an Actual/360 Basis otherwise). The trustee fee is payable out of general collections on the mortgage pool in the issuing entity.

     The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

     - entitled to retain any interest or other income earned on those funds, and

     - required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the series 2006-C1 pooling and servicing agreement.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

CERTAIN INDEMNITIES

     We, the trustee, each master servicer, each special servicer and each of our and their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with the series 2006-C1 pooling and servicing agreement and the series 2006-C1 certificates. In addition, the trustee, each master servicer, each special servicer and each of their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense incurred in connection with any legal action relating to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the issuing entity under the Securities Exchange Act of 1934, as amended.

TERMINATION

     The obligations created by the series 2006-C1 pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the issuing entity, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the issuing entity by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2006-C1 controlling class, a master servicer or a special servicer, in the order of preference discussed below.

     Written notice of termination of the series 2006-C1 pooling and servicing agreement will be given to each series 2006-C1 certificateholder. The final distribution with respect to each series 2006-C1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2006-C1 certificate registrar or at any other location specified in the notice of termination.

     The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

     - any single holder or group of holders of the controlling class of series 2006-C1 certificates;

     - the master servicer of the underlying mortgage loans that were sold to us by NCB, FSB for inclusion in the issuing entity;

     - the special servicer of the underlying residential cooperative mortgage loans that were sold to us by NCB, FSB;

     -    the other master servicer; and

     -    the other special servicer;

PROVIDED that if any party above, other than NCB, FSB as the master servicer of the mortgage loans sold to us by it, exercises such purchase option, then NCB, FSB will be entitled to purchase the remaining mortgage loans sold to us by NCB, FSB and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being so purchased by NCB, FSB.

     Any purchase by any single certificateholder or group of certificateholders of the series 2006-C1 controlling class, a master servicer or a special servicer of all the mortgage loans and REO Properties remaining in the issuing entity is required to be made at a price equal to:

     -    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the issuing entity, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

               - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the issuing entity, as determined by an appraiser mutually agreed upon by the applicable master servicer(s), the applicable special servicer(s) and the trustee; minus

     - solely in the case of a purchase by a master servicer or a special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2006-C1 pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2006-C1 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2006-C1 controlling class, of a master servicer or a special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-C1 certificateholders, will constitute part of the Standard Available P&I Funds or the Class CCA Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2006-C1 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

     Following the date on which the total principal balance of the offered certificates, together with the class E, F, G and H certificates, is reduced to zero, subject to any conditions set forth in the series 2006-C1 pooling and servicing agreement, any single holder or group of holders of all the remaining series 2006-C1 certificates (other than the class V and R certificates) may exchange those certificates for all mortgage loans and REO Properties remaining in the issuing entity at the time of exchange.

AMENDMENT

     In general, the series 2006-C1 pooling and servicing agreement is subject to amendment as described under "Description of the Governing
Documents--Amendment" in the accompanying prospectus. However, no amendment of the series 2006-C1 pooling and servicing agreement may significantly change the activities of the issuing entity without the consent of--

     - the holders of the series 2006-C1 certificates entitled to not less than 66 2/3% of the series 2006-C1 voting rights, not taking into account series 2006-C1 certificates held by us or any of our affiliates or agents, and

     - all of the series 2006-C1 certificateholders that will be adversely affected by the amendment in any material respect.

     Additionally, absent a material adverse effect on any certificateholder, the series 2006-C1 pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary in order for any mortgage loan seller and their affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

     Furthermore, no amendment of the series 2006-C1 pooling and servicing agreement may adversely affect any holder of a Companion Loan without the consent of that person.

THE MASTER SERVICERS AND THE SPECIAL SERVICERS PERMITTED TO BUY CERTIFICATES

     The master servicers and special servicers will be permitted to purchase any class of series 2006-C1 certificates. Such a purchase by a master servicer or a special servicer could cause a conflict relating to that master servicer's or special servicer's duties pursuant to the series 2006-C1 pooling and servicing agreement and that master servicer's or special servicer's interest as a holder of the series 2006-C1 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the series 2006-C1 pooling and servicing agreement, each master servicer and special servicer is required to administer the relevant underlying mortgage loans in accordance with the Servicing Standard without regard to ownership of any series 2006-C1 certificate by that master servicer or special servicer or any affiliate thereof.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
             MORTGAGED PROPERTIES LOCATED IN NEW YORK AND CALIFORNIA

     The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties in New York and in California, which mortgage loans represent 17.5% and 13.5%, respectively, of the initial net mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable U.S. federal and state laws governing the subject mortgage loans.

NEW YORK

     Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

CALIFORNIA

     Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2006-C1 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each REMIC created under the series 2006-C1 pooling and servicing agreement (the Carlton Court Apartments Loan REMIC, REMIC I and REMIC II, respectively), will qualify as a REMIC under the Code. In addition, the arrangement pursuant to which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes. The assets of the Carlton Court Apartments Loan REMIC will generally include the Carlton Court Apartments Loan, proceeds thereof in the applicable accounts, and a beneficial interest in the related REO Property acquired pursuant to the pooling and servicing agreement.

     The assets of REMIC I will generally include--

     -    the underlying mortgage loans (other than the Carlton Court Apartments
          Loan),

     -    the regular interests in the Carlton Court Apartments Loan REMIC,

     - the issuing entity's interest in any REO Properties (other than any REO Property acquired with respect to the Carlton Court Apartments
          Loan) acquired on behalf of the series 2006-C1 certificateholders with respect to the underlying mortgage loans,

     -    each master servicer's collection account,

     -    each special servicer's REO account, and

     -    the trustee's distribution account and interest reserve account,

(in each case exclusive of amounts held in the Carlton Court Apartments Loan REMIC), but will exclude any collections of Post-ARD Additional Interest on the ARD Loans.

     For U.S. federal income tax purposes,

     - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     - The REMICs will be "tiered," meaning that REMIC II will hold as assets the regular interests issued by REMIC I and REMIC I will hold the regular interests issued by the Carlton Court Apartments Loan REMIC. REMIC II will issue the class A-X, A-Y, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S and CCA certificates, which will evidence the regular interests in, and will be treated as debt obligations of, REMIC II,

     - the class R certificates will evidence the residual interests in REMIC I, REMIC II and the Carlton Court Apartments Loan REMIC for federal income tax purposes, and

     - the class V certificates will evidence interests in the grantor trust consisting of the Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

     Additional federal income tax consequences for United States Persons are described below. See also "Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the class A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J and B certificates will be issued at a premium, that the class C, D, E and F certificates will be issued with a DE MINIMIS amount of original issue discount, and that the class A-1 certificates will be issued with original issue discount. The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under Sections 1271 to 1275 of the Internal Revenue Code and Section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. You should consult with your own tax advisor concerning the tax treatment of your offered certificates.

     Whether any holder of the classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount and market discount or the amortization of premium, if any, for U.S. federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     - the ARD Loans in the issuing entity will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the issuing entity will otherwise be prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the issuing entity.

     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the issuing entity would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. Moreover, so long as 95% or more of the assets of the REMICs are "real estate assets," the offered certificates will be treated in their entirety as real estate assets.

     Most of the mortgage loans to be included in the issuing entity are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans that we intend to include in the issuing entity contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the mortgage loan documents allow that substitution,

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Code when the amount of a Static Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For U.S. federal income tax reporting purposes, the trustee will report Static Prepayment Premiums and Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the applicable master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Static Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Static Prepayment Premiums and Yield Maintenance Charges. If so, the projected Static Prepayment Premiums and Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Static Prepayment Premium or Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Static Prepayment Premium or Yield Maintenance Charge had been projected to be received. It appears that Static Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Static Prepayment Premiums and Yield Maintenance Charges.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     -    a fiduciary of a Plan, or

     -    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets in the issuing entity will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2006-C1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2006-C1 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2006-C1 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving assets in the issuing entity. If the issuing entity or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse Securities (USA) LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

     - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

     -    FOURTH, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the issuing entity must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicers must represent not more than reasonable compensation for that person's services under the series 2006-C1 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of S&P and Fitch. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the issuing entity meet the following requirements:

     - the assets of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, a special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     - on behalf of a Plan sponsored by any member of the Restricted Group, and

     - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Code in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

          1. a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the assets of the issuing entity.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     -    providing services to the Plan, or

     -    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the issuing entity.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting agreement dated March 7, 2006, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:

         UNDERWRITER               CLASS A-1       CLASS A-2       CLASS A-3      CLASS A-AB
------------------------------   -------------   -------------   -------------   -------------
Credit Suisse Securities
   (USA) LLC .................   $ 101,000,000   $ 235,000,000   $ 336,916,000   $ 155,000,000
GMAC Commercial Holding
   Capital Markets Corp.......   $           0   $           0   $           0   $           0
KeyBanc Capital Markets, a
   Division of McDonald
   Investments, Inc...........   $           0   $           0   $           0   $           0
Banc of America Securities LLC   $           0   $           0   $           0   $           0
                                 -------------   -------------   -------------   -------------
TOTAL ........................   $ 101,000,000   $ 235,000,000   $ 336,916,000   $ 155,000,000
                                 =============   =============   =============   =============

         UNDERWRITER               CLASS A-4      CLASS A-1-A      CLASS A-M
------------------------------   -------------   -------------   -------------
Credit Suisse Securities
   (USA) LLC .................   $ 698,000,000   $ 576,577,000   $ 300,356,000
GMAC Commercial Holding
   Capital Markets Corp.......   $           0   $           0   $           0
KeyBanc Capital Markets, a
   Division of McDonald
   Investments, Inc...........   $           0   $           0   $           0
Banc of America Securities LLC   $           0   $           0   $           0
                                 -------------   -------------   -------------
TOTAL ........................   $ 698,000,000   $ 576,577,000   $ 300,356,000
                                 =============   =============   =============

UNDERWRITER                        CLASS A-J        CLASS B         CLASS C         CLASS D         CLASS E         CLASS F
------------------------------   -------------   -------------   -------------   -------------   -------------   -------------
Credit Suisse Securities
   (USA) LLC .................   $ 236,531,000   $  18,772,000   $  37,545,000   $  33,790,000   $  22,526,000   $  33,790,000
GMAC Commercial Holding
   Capital Markets Corp.......   $           0   $           0   $           0   $           0   $           0   $           0
KeyBanc Capital Markets, a
   Division of McDonald
   Investments, Inc...........   $           0   $           0   $           0   $           0   $           0   $           0
Banc of America Securities LLC   $           0   $           0   $           0   $           0   $           0   $           0
                                 -------------   -------------   -------------   -------------   -------------   -------------
TOTAL ........................   $ 236,531,000   $  18,772,000   $  37,545,000   $  33,790,000   $  22,526,000   $  33,790,000
                                 =============   =============   =============   =============   =============   =============

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated. Not every underwriter will have an obligation to purchase offered certificates from us.

     Our proceeds from the sale of the offered certificates will be approximately 100.3% of the total initial principal balance of the offered certificates, plus accrued interest from March 1, 2006, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $6,500,000.

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the underlying mortgage loans.

     The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

     We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 11th business day following the date hereof (this settlement cycle being referred to as "T+11"). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next eight (8) succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+11, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                       CLASS         S&P         FITCH
                     ----------   ----------   ----------
                        A-1          AAA          AAA
                        A-2          AAA          AAA
                        A-3          AAA          AAA
                        A-AB         AAA          AAA
                        A-4          AAA          AAA
                       A-1-A         AAA          AAA
                        A-M          AAA          AAA
                        A-J          AAA          AAA
                         B           AA+          AA+
                         C            AA           AA
                         D           AA-          AA-
                         E            A+           A+
                         F            A            A

     The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     -    the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     - the tax attributes of the offered certificates or of the issuing entity,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P and/or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "0.0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL COLLATERAL LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "ADDITIONAL ISSUING ENTITY EXPENSE" means an expense (other than master servicing fees and trustee fees) of the issuing entity that--

     - arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

     - is not covered by a servicing advance or a corresponding collection from the related borrower, and

     - to the extent that it is allocable to a particular underlying mortgage loan, is not covered by late payment charges or Default Interest collected on that mortgage loan.

     We provide some examples of Additional Issuing Entity Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement.

     "ADMINISTRATIVE FEE" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any primary servicing fee and the trustee fee are calculated.

     "AIG" means American International Group, Inc.

     "ALLOCATED PRINCIPAL BALANCE" means, in respect of the Carlton Court Apartments Loan, the portion of the Stated Principal Balance of the Carlton Court Apartments Loan allocated to the Carlton Court Apartments Pooled Portion or the Carlton Court Apartments Non-Pooled Portion, as the case may be, which portion, at any given time, will equal:

     - in the case of the Carlton Court Apartments Pooled Portion, the lesser of--

          1. the excess, if any, of (a) the portion of the cut-off date principal balance of the Carlton Court Apartments Loan that is allocable to the Carlton Court Apartments Pooled Portion, which portion is equal to $21,400,000, over (b) all collections and/or advances of principal with respect to the Carlton Court Apartments Loan that have previously been allocated to the Carlton Court Apartments Pooled Portion, and included in the Standard Available P&I Funds as described under "Description of the Underlying Mortgage Loans--The Carlton Court Apartments Pooled and Non-Pooled Portions--Allocation of Payments Between the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion" in this prospectus supplement, and

          2. the then Stated Principal Balance of the Carlton Court Apartments Loan; and

     - in the case of the Carlton Court Apartments Non-Pooled Portion, the lesser of--

          1. the excess, if any, of (a) the portion of the cut-off date principal balance of the Carlton Court Apartments Loan that is allocable to the Carlton Court Apartments Non-Pooled Portion, which portion is equal to $1,870,000, over (b) all collections and/or advances of principal with respect to the Carlton Court Apartments Loan that have previously been allocated to the Carlton Court

               Apartments Non-Pooled Portion, and included in the Class CCA Available P&I Funds as described under "Description of the Underlying Mortgage Loans--The Carlton Court Apartments Pooled and Non-Pooled Portions--Allocation of Payments Between the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion" in this prospectus supplement, and

          2. the excess, if any, of (a) the then Stated Principal Balance of the Carlton Court Apartments Loan, over (b) the then Allocated Principal Balance of the Carlton Court Apartments Pooled Portion.

     "A.M. BEST" means A.M. Best Company.

     "APPRAISAL REDUCTION AMOUNT" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Series 2006-C1 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (a) the sum of (i) 90% of the appraised value of the related mortgaged real property as determined (A) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the applicable master servicer as a servicing advance) or
(B) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, in the case of either (A) or (B), as such appraisal or internal valuation may be adjusted downward by the applicable special servicer in accordance with the Servicing Standard, without implying any duty to do so, based upon the special servicer's review of such appraisal, internal valuation or such other information as the applicable special servicer deems relevant, plus (ii) any letter of credit, reserve, escrow or similar amount held by the applicable master servicer which may be applied to payments on the subject mortgage loan over (b) the sum of (i) to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate equal to its mortgage rate, (ii) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (iii) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the applicable master servicer or the trustee and/or for which funds have not been escrowed).

     Notwithstanding the foregoing:

     - In the case of the Saint Louis Galleria Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the Saint Louis Galleria Total Loan, as if it were a single underlying mortgage loan, and then allocated, FIRST, to the Saint Louis Galleria Junior Companion Loans, PRO RATA, in accordance with their respective percentage interests, up to their unpaid principal balances, and SECOND, to the Saint Louis Galleria Mortgage Loan.

     - In the case of any CBA A-Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the subject CBA A/B Loan Pair, as if it were a single underlying mortgage loan, and then allocated, FIRST, to the related CBA B-Note Companion Loan, up to the amount of its unpaid principal balance, and SECOND, to the subject CBA A-Note Mortgage Loan.

     "APPRAISAL REDUCTION EVENT" means, with respect to any mortgage loan in the issuing entity, the earliest of any of the following events--

     - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

     - the date on which a reduction in the amount of monthly payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

     - 60 days after a receiver has been appointed for the related borrower or immediately after a receiver has been appointed for the related mortgaged real property;

     -    30 days after a borrower declares bankruptcy;

     - 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

     -    immediately after a mortgaged real property becomes an REO Property;

PROVIDED, HOWEVER, that there shall be no reduction in any advance for delinquent monthly debt service payments if an Appraisal Reduction Event shall occur at any time after the aggregate certificate balances of all classes of series 2006-C1 principal balance certificates (other than the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates) have been reduced to zero, and PROVIDED, FURTHER, HOWEVER, that if the class CCA certificates are the only class of series 2006-C1 principal balance certificates outstanding besides the A-1, A-2, A-3, A-AB, A-4 and/or A-1-A classes, then Appraisal Reduction Events will only occur with respect to the Carlton Court Apartments Mortgage Loan.

     "ARD" means, with respect to any ARD Loan, the related anticipated repayment date.

     "ARD LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASSET STATUS REPORT" means the report designated as such and described under, "The Series 2006-C1 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Asset Status Report" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "AUDIT PROGRAM" means the Audit Program for Mortgages serviced for FHLMC.

     "CARLTON COURT APARTMENTS COLLATERAL SUPPORT DEFICIT" means the amount, if any, by which:

     - the Stated Principal Balance of the Carlton Court Apartments Loan expected to be outstanding immediately following such Distribution Date is less than

     - the sum of the Stated Principal Balance of the Carlton Court Apartments Pooled Portion and the Certificate Balance of the class CCA Certificates, respectively, after giving effect to distributions of principal on such Distribution Date.

     "CARLTON COURT APARTMENTS LOAN" means the mortgage loan with a cut-off date principal balance of $21,400,000 that is secured by a lien on the related borrower's interest in the Carlton Court Apartments Property, which mortgage loan will be in the issuing entity.

     "CARLTON COURT APARTMENTS NON-POOLED PORTION" means the junior portion of the Carlton Court Apartments Loan that consists of $1,870,000 of the entire cut-off date principal balance of the Carlton Court Apartments Loan.

     "CARLTON COURT APARTMENTS POOLED PORTION" means the senior portion of the Carlton Court Apartments Loan that consists of $19,530,000 of the entire cut-off date principal balance of the Carlton Court Apartments Loan.

     "CBA" means CBA Mezzanine Capital Finance, LLC.

     "CBA A/B INTERCREDITOR AGREEMENT" means, with respect to each CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by Column, as applicable, as the initial holder of the related CBA A-Note Mortgage Loan, and CBA, as the initial holder of the related CBA B-Note Companion Loan.

     "CBA A/B LOAN PAIR" shall mean any CBA A-Note Mortgage Loan, together with the related CBA B-Note Companion Loan.

     "CBA A/B MATERIAL DEFAULT" means, with respect to any CBA A/B Loan Pair, one of the following events: (a) either the related CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy or insolvency action has been filed by or against the related borrower.

     "CBA A-NOTE MORTGAGE LOAN" means any of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as the Westgate West, Homewood Suites Colorado Springs, AIMCO Trinity Place Apartments, Huck Finn Shopping Center, Bowling Green Plaza and Copperas Cove Plaza, respectively. Each CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

     "CBA B-NOTE COMPANION LOAN" shall mean, with respect to each CBA A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the issuing entity, (ii) is subordinate in right of payment to such CBA A-Note Mortgage Loan to the extent set forth in the related CBA A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A-Note Mortgage Loan.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "CLASS CCA AVAILABLE P&I FUNDS" means that portion of the Total Available Funds that is allocable to interest on, principal of, and loss/expense reimbursements with respect to the Carlton Court Apartments Non-Pooled Portion in accordance with "Description of the Underlying Mortgage Loans- The Carlton Court Apartments Pooled and Non-Pooled Portions" in this prospectus supplement.

     "CLASS CCA DIRECTING CERTIFICATEHOLDER" means a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the class CCA certificates selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the class CCA certificates; PROVIDED, HOWEVER, that until a Class CCA Directing Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than 50% of the total principal balance of the class CCA certificates that a Class CCA Directing Certificateholder is no longer designated, the class CCA certificateholder that beneficially owns the largest aggregate principal balance of the class CCA certificates will be the Class CCA Directing Certificateholder.

     "CLASS CCA PASS-THROUGH RATE" means 5.499190% multiplied by a fraction the numerator of which is the number of days in the related Interest Accrual Period and the denominator of which is 30.

     "CLASS CCA PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any distribution date, the amount of principal allocable to the Carlton Court Apartments Non-Pooled Portion, without regard to available funds, in accordance with clause seventh under "Description of the Underlying Mortgage Loans- The Carlton Court Apartments Pooled and Non-Pooled Portions" in this prospectus supplement.

     "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLUMN" means Column Financial, Inc.

     "COMPANION LOANS" means the CBA B-Note Companion Loans.

     "CO-OP BASIS LOAN-TO-VALUE RATIO" means, with respect to any residential cooperative mortgage loan in the issuing entity, the same as "Cut-off Date Loan-to-Value Ratio."

     "CORRECTED MORTGAGE LOAN" means any specially serviced mortgage loan that has become a performing mortgage loan, in accordance with its original term or as modified in accordance with the series 2006-C1 pooling and servicing agreement, for three consecutive monthly payments and the servicing of which has been returned to the applicable master servicer; PROVIDED that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the applicable special servicer.

     "COST APPROACH" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CURE EVENT" means the exercise by the class CCA Directing
Certificateholder of the cure rights described herein, whether for one month, or for consecutive months in the aggregate.

     "CURE PAYMENT" means (without duplication) of (i) all amounts that would be allocable to the Carlton Court Apartments Pooled Portion with respect to the Distribution Date related to the most recent Due Date on the Carlton Court Apartments Loan as if no default existed under the Carlton Court Apartments Loan, (ii) the full amount of all unreimbursed P&I Advances and Servicing Advances with respect to the Carlton Court Apartments Loan, together with interest thereon, and any other issuing entity expenses related to the Carlton Court Apartments Loan and (iii) with respect to any default consisting of the failure by the related Borrower to observe a covenant under the Carlton Court Apartments Loan (other than the covenant to pay principal and interest and any other amounts due to the lender thereunder) which failure can be cured by the payment of money (including but not limited to the covenant of the Borrower to pay property taxes and to maintain insurance), to the extent that a Servicing Advance has not yet been made in respect of such default, the amount necessary to allow the applicable master servicer or special servicer to cure such default.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV RATIO" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in the next bullet, the ratio of--

          1. the cut-off-date principal balance of the subject mortgage loan (PROVIDED that with respect to some of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio), if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized (PROVIDED that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

The LTV for the Carlton Court Apartments Loan is based on the Carlton Court Apartments Pooled Portion.

     "DARK TENANT" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "DEFAULT INTEREST" means any interest that--

     - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan, including any Post-ARD Additional Interest accrued on the subject mortgage loan.

     "DEFAULTED LOAN" means any underlying mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ESTIMATED ANNUAL OPERATING EXPENSES" means, for each of the mortgaged real properties (other than a residential cooperative property) securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect, among other things, any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

     - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 2003, 2004 or a trailing 12-month period ended in 2004 or 2005,

          2. by annualizing the amount of expenses for partial 2004 or 2005 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     - the "expense modifications" made to the historical annual operating expenses for that property often include--

          1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

          3.   the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

          6. in the case of hospitality properties and some multifamily and commercial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

          8.   security, if provided at the property, and

     - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses generally do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses generally include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     Estimated Annual Operating Expenses for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged real property to differ materially from the Estimated Annual Operating Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the Estimated Annual Operating Expenses for any mortgaged real property are lower, and may be materially lower, than the annual operating expenses for that mortgaged real property based on historical operating statements. In determining the Estimated Annual Operating Expenses for a mortgaged real property, the mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Estimated Annual Operating Expenses.

     "ESTIMATED ANNUAL REVENUES" generally means, for each of the mortgaged real properties (other than a residential cooperative property) securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

     - the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

          2. in the case of a hospitality property, the estimated average room sales, and

          3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     - the "revenue modifications" made to the base estimated annual revenues for that property often include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     - for multifamily rental properties and manufactured housing communities, rental and other revenues,

     - for hospitality properties, room, food and beverage, telephone and other revenues, and

     - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

     - determined on the assumption that the property was net leased to a single tenant at market rents, and

     - derived from rental rate and vacancy information for the surrounding real estate market.

     Estimated Annual Revenues for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged real property to differ materially from the Estimated Annual Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the Estimated Annual Revenues for any mortgaged real property are higher, and may be materially higher, than the annual revenues for that mortgaged real property based on historical operating statements. In determining the Estimated Annual Revenues for a mortgaged real property, the mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Estimated Annual Revenues.

     "EUROCLEAR" means The Euroclear System.

     "EXCESS SERVICING STRIP" means, as to any master servicer, a portion of the applicable master servicing fees (but not including primary servicing fees) equal to fees accrued at a rate in excess of 0.005% per annum.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     -    Credit Suisse Securities (USA) LLC,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse Securities (USA) LLC, and

     - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "FAIR VALUE" means the amount that, in the applicable special servicer's judgment, exercised in accordance with the Servicing Standard, and taking into account the factors specified in the series 2006-C1 pooling and servicing agreement, is the fair value of a Defaulted Loan.

     "FF&E" means furniture, fixtures and equipment.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FITCH" means Fitch, Inc.

     "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom.

     "GAAP" means generally accepted accounting principles.

     "GMACCM" means GMAC Commercial Mortgage Corporation.

     "INCOME APPROACH" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "INITIAL CARLTON COURT APARTMENTS NON-POOLED PERCENTAGE" means a fraction, expressed as a percentage--

     - the numerator of which is the initial total principal balance of the class CCA certificates, and

     - the denominator of which is the cut-off date principal balance of the Carlton Court Apartments Loan.

     "INITIAL CARLTON COURT APARTMENTS POOLED PERCENTAGE" means a fraction, expressed as a percentage--

     - the numerator of which is the cut-off date principal balance of the Carlton Court Apartments Loan, reduced by the initial total principal balance of the class CCA certificates, and

     - the denominator of which is the cut-off date principal balance of the Carlton Court Apartments Loan.

     "IRS" means the Internal Revenue Service.

     "LEASABLE SQUARE FOOTAGE," "S.F." or "SQ. FT." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "LOCK/X" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

     "MAJOR TENANT" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

     "MATURITY/ARD BALANCE" or "MATURITY BALANCE" means, with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions; and with respect to the Carlton Court Apartments Pooled Portion, the Initial Carlton Court Apartments Pooled Percentage of the Maturity/ARD Balance of the Carlton Court Apartments Loan.

     "MATURITY/ARD LOAN-TO-VALUE RATIO" or "MATURITY/ARD LTV RATIO" means:

     - with respect to any underlying balloon mortgage loan or ARD Loan, other than an underlying mortgage loan referred to in the next bullet, the ratio of--

          1.   the Maturity/ARD Balance of the subject mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property;

     - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the total Maturity/ARD Balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value of all of the related mortgaged real properties; and

     - with respect to the Carlton Court Apartments Pooled Portion, the ratio of--

          1. the Maturity/ARD Balance of the Carlton Court Apartments Pooled Portion, to

          2. the Most Recent Appraised Value of the Carlton Court Apartments Property.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2006-C1 certificates and the underlying mortgage loans:

     - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $3,005,432,222, such balance including the Carlton Court Apartments Non-Pooled Portion;

     - the total initial principal balance or notional amount, as the case may be, of each class of series 2006-C1 certificates is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2006-C1 certificates is as described in this prospectus supplement;

     - the Carlton Court Apartments Non-Pooled Portion has the characteristics set forth in this prospectus supplement and a cut-off date principal balance of $1,870,000;

     - there are no delinquencies or losses with respect to the underlying mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the underlying mortgage loans provides monthly debt service payments to be due on the first, fifth or eleventh day of each month, regardless of whether the subject date is a business day or not;

     - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

     - each ARD Loan in the issuing entity is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     -    all prepayments on the underlying mortgage loans are assumed to be--

          1    accompanied by a full month's interest,

          2. if received during a prepayment premium period, accompanied by the appropriate Static Prepayment Premium or Yield Maintenance Charge, and

          3.   received on the applicable due date of the relevant month;

     - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Series 2006-C1 Pooling and Servicing Agreement--Termination";

     - none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller or any other person, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - the only issuing entity expenses are the trustee fee, the master servicing fee and the primary servicing fees;

     -    there are no Additional Issuing Entity Expenses;

     - funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

     - payments on the offered certificates are made on the 15th day of each month, commencing in April 2006; and

     - the offered certificates are settled on an assumed settlement date of March 22, 2006.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MOST RECENT APPRAISED VALUE" or "APPRAISED VALUE" means:

     - for any residential cooperative property securing a mortgage loan in the issuing entity, the Value Co-op Basis; and

     - for any mortgaged real property (other than a residential cooperative property) securing an underlying mortgage loan in the issuing entity, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

          1.   the "as is" value set forth in the related appraisal, plus

          2. the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

     In some cases, where the related mortgaged real property is still in the lease-up phase, an "as stabilized" value has been used.

     In general, the amount of costs assumed by the appraiser for these purposes is based on--

     -    an estimate by the individual appraiser,

     -    an estimate by the related borrower,

     - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     -    a combination of these estimates.

     "MOST RECENT DEBT SERVICE COVERAGE RATIO" or "MOST RECENT DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in the next bullets, the ratio of--

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in March 2006; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1.   the total Most Recent Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in March 2006;

     - with respect to certain mortgage loans with holdback amounts or letters of credit, the ratio of--

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in March 2006, based upon a principal balance that is net of applicable letters of credit and/or holdback amounts;

     - with respect to the Carlton Court Apartments Pooled Portion, the ratio of--

          1. the total Most Recent Net Cash Flow for the Carlton Court Apartments Property, to

          2. twelve times an amount equal to the Initial Carlton Court Apartments Pooled Percentage of the monthly debt service payment for the Carlton Court Apartments Loan due on its first due date, with the interest portion of that monthly debt service payment adjusted to reflect the accrual of interest at a rate of 5.55% per annum;

PROVIDED that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in March 2006 through and including the due date in February 2007 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins, and PROVIDED, FURTHER, that with respect to certain of the mortgage loans (in addition to those listed in the third bullet above) that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2. of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

     The Most Recent DSCR is presented in this prospectus supplement for illustrative purposes only and is limited in its usefulness in assessing the current, or predicting the future, ability of a mortgaged real property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the Most Recent DSCR accurately reflects that ability. The Most Recent DSCR for the mortgage loans that have a partial interest-only period is based on the payment due after the initial interest-only period.

     "MOST RECENT EXPENSES" means, for any mortgaged real property (other than a residential cooperative property) that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   marketing,

          4.   insurance,

          5.   management,

          6.   landscaping,

          7.   security, if provided at the property, and

     -    the amount of--

          1.   real estate taxes,

          2.   general and administrative expenses,

          3.   ground lease payments, and

          4.   other costs.

     For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property. Most Recent Expenses for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged real property to differ materially from the Most Recent Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicers, the special servicers or the trustee have control. In some cases, the Most Recent Expenses for any mortgaged real property are lower, and may be materially lower, than the annual operating expenses for that mortgaged real property based on historical operating statements. In determining the Most Recent Expenses for a mortgaged real property, the mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Most Recent Expenses.

     "MOST RECENT NET CASH FLOW" or "MOST RECENT NCF" means:

     - with respect to each mortgaged real property (other than a residential cooperative property) that secures an underlying mortgage loan in the issuing entity, the Most Recent Net Operating Income, less:

          1.   underwritten replacement reserve amounts; and

          2. in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

          3. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements; and

     - with respect to any residential cooperative property that secures an underlying mortgage loan, the projected net operating income at that property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "MOST RECENT NET OPERATING INCOME" or "MOST RECENT NOI" means:

     - with respect to each of the mortgaged real properties (other than the residential cooperative properties) that secures an underlying mortgage loan, the total cash flow derived from the property that was available for annual debt service on the related underlying mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property; and

     - with respect to any residential cooperative property that secures an underlying mortgage loan, the Most Recent Net Cash Flow.

     "MOST RECENT OPERATING STATEMENT DATE" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "MOST RECENT REVENUES" generally means, for any mortgaged real property (other than a residential cooperative property) that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     - for a multifamily rental property or a manufactured housing community, rental and other revenues;

     - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

     Most Recent Revenues for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged real property to differ materially from the Most Recent Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the Most Recent Revenues for any mortgaged real property are higher, and may be materially higher, than the annual revenues for that mortgaged real property based on historical operating statements. In determining the Most Recent Revenues for a mortgaged real property, the mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Most Recent Revenues.

     "NCCB" means National Consumer Cooperative Bank.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     -    the sum of--

          1. the total payments made by the master servicers to cover any Prepayment Interest Shortfalls incurred during the related collection period; and

          2. the total Prepayment Interest Excesses collected during the related collection period that are applied to offset Prepayment Interest Shortfalls incurred during the related collection period.

     No master servicer will make payments to cover, or apply Prepayment Interest Excesses received on underlying mortgage loans for which it is the applicable master servicer to offset, Prepayment Interest Shortfalls incurred with respect to underlying mortgage loans for which it is not the applicable master servicer.

     "NET MORTGAGE INTEREST RATE" means:

     - with respect to any mortgage loan in the issuing entity, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates (including, in the case of the Fed Ex Central Distribution Center mortgage loan which provides for payment of a fixed interest amount during its interest only period, the interest rate effective during such interest only period (calculated based on the stated mortgage interest rate, the assumption of a year consisting of twelve 30 day months) reduced by the sum of the annual rates at which the related master servicing fee, any related primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated; and

     - with respect to the Carlton Court Apartments Pooled Portion and the Carlton Court Apartments Non-Pooled Portion, 5.50% and 5.50% per annum, respectively, reduced by the sum of the annual rates at which the related master servicing fee, any related primary servicing fee and the trustee fee are calculated.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     - with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis and in the case of the Fed Ex Central Distribution Center mortgage loan which provides for the payment of a fixed interest amount during such interest- only period, for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates (or, in the case of a residential cooperative mortgage loan that were sold to us by NCB, FSB, such Net Mortgage Interest Rate minus 0.10% per annum);

     - with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis (including, in the case of the mortgage loan identified on Exhibit A-1 as Fed Ex Central Distribution Center, which provides for the payment of a fixed interest amount during its interest-only period, after the expiration of such interest-only period,) but other than the Carlton Court Apartments Loan, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates (or, in the case of a residential cooperative mortgage loan that were sold to us by NCB, FSB, such Net Mortgage Interest Rate minus 0.10% per annum), and

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date; and

     - with respect to the Carlton Court Apartments Pooled Portion, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which such distribution date occurs, multiplied by (b) the Allocated Principal Balance of the Carlton Court Apartments Pooled Portion immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for the Carlton Court Apartments Pooled Portion as of the date of initial issuance of the offered certificates, and

          2. the denominator of which is the Allocated Principal Balance of the Carlton Court Apartments Pooled Portion immediately preceding that distribution date; and

     - with respect to the Carlton Court Apartments Non-Pooled Portion, for any distribution date, a rate per annum equal to the product of (1) the Net Mortgage Interest Rate in effect for the Carlton Court Apartments Non-Pooled Portion as of the date of initial issuance of the offered certificates, multiplied by (2) a fraction, the numerator of which is the number of days in the calendar month preceding the month in which such distribution date occurs, and the denominator of which is 30.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second and third bullets of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second and third bullets of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "NET TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means the Total Principal Distribution Amount, exclusive of the Class CCA Principal Distribution Amount, for any distribution date.

     "NONRECOVERABLE ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "NONRECOVERABLE P&I ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     "NONRECOVERABLE SERVICING ADVANCE" has the meaning assigned to that term under "The Series 2006-C1 Pooling and Servicing Agreement--Servicing and other Compensation and Payment of Expenses--Servicing Advances" in this prospectus supplement.

     "NRSF" means net rentable square footage.

     "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the issuing entity or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. The Occupancy Rate at Underwriting reflects Dark Tenants.

     "OPTION PRICE" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Series 2006-C1 Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "PADS" means, in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "PARTY IN INTEREST" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in section 4975 of the Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, any and all of the following--

     - the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a PRO FORMA title policy or marked-up commitment, which in either case is binding on the subject title insurance company,

     -    other matters to which like properties are commonly subject,

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     - if the related mortgage loan is the Saint Louis Galleria Mortgage Loan or a CBA A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related Companion Loan,

     - if the related mortgage loan is cross-collateralized with any other mortgage loan in the issuing entity, the lien of the mortgage instrument for that other mortgage loan, and

     - if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

     "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the series 2006-C1 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan in the issuing entity, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees and primary servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees and primary servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "PRIME RATE" means an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time.

     "PRINCIPAL DISTRIBUTION ADJUSTMENT AMOUNT" means, with respect to any distribution date, the sum of (i) the amount of any Nonrecoverable Advance (and interest thereon) that was reimbursed to the applicable master servicer or the trustee that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2006-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status, that (although not considered a Nonrecoverable Advance) was reimbursed to the applicable master servicer or the trustee, with interest on such advance, and that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2006-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable), in each case, during the period since the preceding Distribution Date.

     "PTE" means prohibited transaction exemption.

     "PURCHASE OPTION" means, with respect to any Defaulted Loan, the purchase option described under "The Series 2006-C1 Pooling and Servicing
Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) with some adjustment for residential cooperative mortgage loans, have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement; (h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) with some adjustment for residential cooperative mortgage loans, have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of section 860G(a)(4) of the Code; (k) not have a maturity date after the date that is three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of S&P and Fitch that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of S&P or Fitch to any class of series 2006-C1 certificates then rated by Fitch or S&P, respectively; (m) have been approved by the Series 2006-C1 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the series 2006-C1 certificates; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the series 2006-C1 pooling and servicing agreement or the imposition of tax on any REMIC created under the series 2006-C1 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2006-C1 pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller or other responsible party will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the applicable master servicer and/or the applicable special servicer to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement.

     "RELEVANT PERSONS" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in section 860D of the Code.

     "REMIC I" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "RENTAL BASIS LOAN-TO-VALUE RATIO" means, with respect to any residential cooperative mortgage loan in the issuing entity, the ratio of--

     1.   the cut-off date principal balance of the mortgage loan, to

     2. the appraised value of the related residential cooperative property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property and was generating an annual net cash flow equal to the Underwritten Net Cash Flow for that property.

     "REO PROPERTY" means any mortgaged real property that is acquired by the applicable special servicer for the benefit of the series 2006-C1 certificateholders (or, if such property relates to the Saint Louis Galleria Total Loan or a CBA A/B Loan Pair, for the benefit of the series 2006-C1 certificateholders and the holder(s) of the related Companion Loan(s)), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the issuing entity.

     "RESTRICTED GROUP" means, collectively, the following persons and entities--

     -    the trustee,

     -    the Exemption-Favored Parties,

     -    us,

     -    the master servicers,

     -    the special servicers,

     -    any sub-servicers,

     -    the mortgage loan sellers,

     - each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     -    any and all affiliates of any of the aforementioned persons.

     "ROOMS" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SAINT LOUIS GALLERIA AGREEMENT AMONG NOTEHOLDERS" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Saint Louis Galleria Mortgage Loan" in this prospectus supplement.

     "SAINT LOUIS GALLERIA CONTROLLING HOLDER(s)" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Saint Louis Galleria Mortgage Loan" in this prospectus supplement.

     "SAINT LOUIS GALLERIA CURE PAYMENT" means any payment made by the holders of the Saint Louis Galleria Junior Companion Loans to cure a default on the part of the related borrower under the Saint Louis Galleria Total Loan.

     "SAINT LOUIS GALLERIA DESIGNATED SERVICER ACTIONS" means any of the following actions with respect to the Saint Louis Galleria Mortgage Loan:

     - any adoption or implementation of a business plan submitted by the related borrower with respect to the Saint Louis Galleria Property;

     - material change in any related ancillary mortgage loan documents, except for non-economic terms;

     -    the material waiver of any notice provisions related to prepayment;

     - any modification, adjustment or waiver of a monetary term of the related mortgage loan and any modification of, or waiver that would result in the extension of the maturity date, a reduction in the interest rate on the related note or the monthly debt service payment payable on the related note or a deferral or forgiveness of interest on or principal of the related note, and any modification or waiver of any other monetary term of the related note relating to the timing or amount of any payment of principal and interest (other than default interest) or any forbearance to enforce the foregoing terms and conditions;

     - any modification of, or waiver with respect to, the related mortgage loan that would result in a discounted pay-off of the related note;

     - any foreclosure upon or comparable conversion (which may include acquisition of a related REO Property) of the ownership of the Saint Louis Galleria Property or any acquisition of the Saint Louis Galleria Property by deed in lieu of foreclosure;

     - any acceleration of the Saint Louis Galleria Mortgage Loan or sale of the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Property or related REO Property;

     - any release or waiver of the related borrower or any guarantor from liability with respect to the related mortgage loan;

     - any waiver of or determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     - any action to bring the Saint Louis Galleria Property or related REO Property into compliance with Environmental Laws (as defined in the Saint Louis Galleria Agreement Among Noteholders);

     - any substitution or release of collateral for the related mortgage loan, or subordination of any lien granted under the terms of the Saint Louis Galleria Mortgage Loan Documents, except in each case as permitted by the related mortgage loan documents;

     - any substitution or release of collateral for the Saint Louis Galleria Total Loan, except as permitted by the related mortgage loan documents;

     - any transfer of the Saint Louis Galleria Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower by a person entitled to exercise voting rights, directly or indirectly, in such borrower, except in each case as permitted by the related mortgage loan documents;

     - any incurrence of additional debt by the Borrower or any mezzanine financing by any beneficial owner of the borrower;

     - the voting on any plan of reorganization, restructuring or similar plan or agreement or stipulation in the bankruptcy of the borrower;

     - any proposed modification or waiver of any provision of the Saint Louis Galleria Mortgage Loan documentation governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower including any transfer of direct or indirect interest in the Borrower that requires the consent of the mortgagees;

     - any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the applicable mortgage loan documents);

     - the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement, to the extent lender's approval is provided for under the related mortgage loan documents;

     - any releases, material reductions or waivers of reserve funds or related letters of credit or adjustment to the Saint Louis Galleria Loan agreement with respect to the Saint Louis Galleria Property;

     - any material alterations or improvements to the Saint Louis Galleria Property (to the extent a lender's approval is required under the applicable mortgage loan documents);

     - the decision to apply insurance and/or condemnation awards to the extent the lender has discretion regarding such application under the applicable mortgage loan documents;

     - any approval of an annual budget and business plan of the Borrower, to the extent a lender's approval is provided for under the related mortgage loan documents;

     - any modification, extension or waiver of any material non-monetary term of the Saint Louis Galleria Mortgage Loan;

     - release of any escrow or reserves held in conjunction with the Saint Louis Galleria Mortgage Loan to the extent not expressly required by the terms thereof;

     - any amendment to any single purpose entity provision of the related mortgage loan documents; and

     - the execution, termination, renewal or material modification of any material lease, to the extent a lender's approval is provided for under the related mortgage loan documents.

such other events as may be expressly provided for in the series 2006-C1 pooling and servicing agreement. The Saint Louis Galleria Designated Servicer Actions are not intended to limit the Series 2006-C1 Directing Certificateholder's rights to consent to actions taken by the applicable master servicer in respect of the Saint Louis Galleria Mortgage Loan while such loan is a performing mortgage loan that such Series 2006-C1 Directing Certificateholder otherwise has pursuant to the series 2006-C1 pooling and servicing agreement.

     "SAINT LOUIS GALLERIA JUNIOR COMPANION LENDERS" means the holders of the Saint Louis Galleria Junior Companion Loans.

     "SAINT LOUIS GALLERIA JUNIOR COMPANION LOANS" means the three (3) Saint Louis Galleria outside-the-issuing entity mortgage loans with cut-off date principal balances of $35,654,456, $10,894,417 and $24,760,039, respectively, that are secured by the Saint Louis Galleria Property, which mortgage loans will NOT be included in the issuing entity. The Saint Louis Galleria Junior Companion Loans are subordinate in right of payment to the Saint Louis Galleria Mortgage Loan.

     "SAINT LOUIS GALLERIA MORTGAGE LOAN" means the senior underlying mortgage loan secured by the Saint Louis Galleria Property.

     "SAINT LOUIS GALLERIA PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Saint Louis Galleria."

     "SAINT LOUIS GALLERIA TOTAL LOAN" means the Saint Louis Galleria Mortgage Loan and the Saint Louis Galleria Junior Companion Loans, collectively.

     "SALES COMPARISON APPROACH" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR CERTIFICATES" means the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-X and Class A-Y Certificates.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     - the total Stated Principal Balance of the mortgage pool (exclusive of the Allocated Principal Balance of the Carlton Court Apartments Non-Pooled Portion) that will be outstanding immediately following that distribution date; plus

     -    the lesser of--

          1. the Net Total Principal Distribution Amount for that distribution date, and

          2. the portion of the Standard Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-Y, A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates have been made on that distribution date.

     "SERIES 2006-C1 DIRECTING CERTIFICATEHOLDER" means the certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2006-C1 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2006-C1 controlling class; PROVIDED, HOWEVER, that until a Series 2006-C1 Directing Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2006-C1 controlling class that a Series 2006-C1 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2006-C1 controlling class certificates will be the Series 2006-C1 Directing Certificateholder.

     "SERVICING STANDARD - GENERAL" means (subject to the discussion under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement) the standard by which the applicable master servicer and each special servicer will service and administer the mortgage loans and/or REO Properties (including the Saint Louis Galleria Total Loan) and, when applicable, a CBA A/B Loan Pair that it is obligated to service and administer pursuant to the series 2006-C1 pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the series 2006-C1 certificateholders (as a collective whole) or, in the case of the Saint Louis Galleria Total Loan and, when applicable, a CBA A/B Loan Pair, for the benefit of the series 2006-C1 certificateholders and the holder(s) of the related B Note Companion Loan (as a collective whole), which standard will be to perform such servicing and administration in accordance with applicable law, the terms of the series 2006-C1 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable intercreditor or co lender agreements and, to the extent not inconsistent with the foregoing, further as follows--

     - (a) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the applicable master servicer or special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by it, whichever is higher;

     - with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans and, in the case of the special servicer, if a serviced mortgage loan comes into and continues in default and if, in the judgment of the applicable special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan to the series 2006-C1 certificateholders (as a collective whole) or, in the case of a CBA A/B Loan Pair, for the benefit of the series 2006-C1 certificateholders and the holder(s) of the related Companion Loan(s) (as a collective whole), on a net present value basis; but

     -    without regard to--

          (a) any relationship that the applicable master servicer or special servicer, as the case may be, or any affiliate thereof may have with the related borrower, any mortgage loan seller or any other party to the series 2006-C1 pooling and servicing agreement,

          (b) the ownership of any series 2006-C1 certificate, mezzanine loan or any B-Note Companion Loan by the applicable master servicer or special servicer, as the case may be, or by any affiliate thereof,

          (c)  the applicable master servicer's obligation to make advances,

          (d) the applicable special servicer's obligation to request that the applicable master servicer make servicing advances,

          (e) the right of the applicable master servicer (or any affiliate thereof) or the applicable special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

          (f) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable master servicer or special servicer, as the case may be, or any affiliate thereof, as applicable,

          (g) any obligation of the applicable master servicer or any of its affiliates (in their capacity as a mortgage loan originator, if applicable) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

          (h) any debt that the applicable master servicer or special servicer, as the case may be, or any affiliate thereof has extended to any borrower.

     "SERVICING STANDARD - GMACCM" means the standard by which GMACCM as a master servicer will service and administer the mortgage loans and/or REO Properties that it is obligated to service and administer pursuant to the pooling and servicing agreement in the best interests and for the benefit of the series 2006-C1 certificateholders (as a collective whole) or, in the case of any CBA A/B Loan Pair, for the benefit of the series 2006-C1 certificateholders and the holder(s) of the related B-Note Companion Loan (as a collective whole, as determined by GMACCM as a master servicer in the exercise of its reasonable judgment taking into account that the related B-Note Companion Loan is subordinate to the A-Note Mortgage Loan), which standard will be to perform such servicing and administration in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable intercreditor or co-lender agreements and, to the extent not inconsistent with the foregoing, further as follows--

     - with the same care, skill and diligence as is normal and usual in GMACCM as a master servicer's, mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher; and

     - with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans and the maximization of the recovery on that mortgage loan to the series 2006-C1 certificateholders (as a collective whole) or, in the case of a CBA A/B Loan Pair, for the benefit of the series 2006-C1 certificateholders and the holder(s) of the related Companion Loan(s) (as a collective whole), on a net present value basis; but

     -    without regard to--

          (a) any relationship that GMACCM as a master servicer, or any affiliate thereof may have with the related borrower,

          (b) the ownership of any series 2006-C1 certificate, mezzanine loan or any B-Note Companion Loan by GMACCM as a master servicer, or by any affiliate thereof,

          (c)  GMACCM as a master servicer's obligation to make advances,

          (d) the right of GMACCM as a master servicer (or any affiliate thereof) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction, or

          (e) any obligation of GMACCM as a master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan.

     "SERVICING STANDARD" means (a) with respect to GMACCM as a master servicer, the Servicing Standard - GMACCM and (b) all other servicers, the Servicing Standard - General.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the issuing entity, any of the following events, among others:

     - a payment default has occurred at its maturity date (except, if the borrower is making its normal monthly payment and is diligently pursuing a refinancing and in connection therewith delivers within 45 days of the maturity date a firm commitment to refinance acceptable to the applicable special servicer, with the consent of the series 2006-C1 directing certificateholder, in which case a Servicing Transfer Event would not occur as to such mortgage loan until the earlier of (1) 60 days after such payment default, which may be extended to 120 days at the applicable special servicer's, with the consent of the series 2006-C1 directing certificateholder, discretion or (2) the expiration of such commitment); PROVIDED, that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2006-C1 directing certificateholder, if following any such direction of the series 2006-C1 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2006-C1 directing certificateholder would violate the Servicing Standard;

     - any monthly payment (other than a balloon payment) is more than 60 or more days delinquent;

     -    the related borrower has--

          (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

          (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

          (3) has admitted in writing its inability to pay its debts generally as they become due;

     - the applicable master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

     - in the judgment of the applicable master servicer or, with the approval of the Series 2006-C1 Directing Certificateholder, the judgment of the applicable special servicer, a payment default or a material non-monetary default has occurred or is imminent and is not likely to be cured by the borrower within 30 days (unless, with respect to the Carlton Court Apartments Loan, such default is cured by the Directing Certificateholder of the class CCA certificates); or

     - any other default has occurred under the mortgage loan documents that, in the judgment of the applicable master servicer or, with the approval of the Series 2006-C1 Directing Certificateholder, the judgment of the applicable special servicer, has materially and adversely affected the value of the related mortgage loan or otherwise materially and adversely affected the interests of the series 2006-C1 certificateholders and has continued unremedied for 30 days (irrespective of any grace period specified in the related mortgage note) and, in respect of a determination by the special servicer, the 2006-C1 Directing Certificateholder agrees with such determination (unless, with respect to the Carlton Court Apartments Loan, such default is cured by the Directing Certificateholder of the class CCA certificates), PROVIDED that failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the applicable special servicer has determined in accordance with the Servicing Standard that either--

          (1) such insurance is not available at commercially reasonable rates and that such hazards are not commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

          (2)  such insurance is not available at any rate;

     A Servicing Transfer Event will cease to exist, if and when a specially serviced mortgage loan becomes a Corrected Mortgage Loan.

     Notwithstanding the foregoing, a Servicing Transfer Event will not occur based upon a default with respect to any underlying mortgage loan as to which default the holder of any related Companion Loan may exercise cure rights, unless and until the applicable cure period has elapsed without any exercise of such cure.

     "SHADOW ANCHOR" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "SIGNIFICANT MORTGAGE LOANS" has the meaning given to that term under "The Series 2006-C1 Pooling and Servicing Agreement--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" in this prospectus supplement.

     "STANDARD AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     -    Yield Maintenance Charges,

     -    Post-ARD Additional Interest,

     -    Static Prepayment Premiums, or

     -    Class CCA Available P&I Funds.

     The trustee will apply the Standard Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2006-C1 certificates (other than the class CCA and V certificates) on that date.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the issuing entity, an amount that:

     - will initially equal its unpaid principal balance as of its due date in March 2006 or, in the case of a replacement mortgage loan, as of the date it is added to the issuing entity, after application of all payments of principal due during or prior to the month of such addition to the issuing entity, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any adjustments to that Total Principal Distribution Amount in accordance with the last paragraph of the definition of "Total Principal Distribution Amount" below), and

          2. any reduction in the outstanding principal balance of that mortgage loan pursuant to a modification or a bankruptcy proceeding during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the issuing entity will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "STATIC PREPAYMENT PREMIUM" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

     "SUBORDINATE CERTIFICATES" means the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates.

     "TI/LC," "TI&LC" or "LC&TI" means tenant improvements and leasing commissions.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2006-C1 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means:

     - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the issuing entity with respect to the underlying mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in March 2006 or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the issuing entity with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the issuing entity with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in March 2006, and

          4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

     - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any distribution date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such distribution date. The Total Principal Distribution Amount will be increased on any distribution date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to any underlying mortgage loan, but only if and to the extent such advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount for a prior distribution date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior distribution date. In addition, if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination were made with respect to any underlying mortgage loan during any particular collection period, then the portion of the Total Principal Distribution Amount for the related distribution date that is otherwise allocable to that underlying mortgage loan will be reduced (to not less than zero) by any special servicing fees or liquidation fees payable in connection therewith.

     In no event will any payments or other collections of principal allocable to the Companion Loans be included in the calculation of the Total Principal Distribution Amount.

     "UNDERWRITER EXEMPTION" means PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" or "U/W DSCR" means:

     - with respect to four (4) mortgage loans, comprising 3.3% of the initial net mortgage pool balance, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in March 2006, based on a principal balance that is net of applicable letters of credit and/or holdback amounts;

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in March 2006; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in March 2006;

PROVIDED that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in March 2006 through and including the due date in February 2007 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins and PROVIDED FURTHER that with respect to certain of the mortgage loans (in addition to those listed in the first bullet above) that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2 of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto. The DSCR for the Carlton Court Apartments Loan is calculated with respect to the Carlton Court Apartments Loan, excluding the Carlton Court Apartments Non-Pooled Portion.

     "UNDERWRITTEN EFFECTIVE GROSS INCOME" or "U/W EGI" means, with respect to any mortgaged real property securing an underlying mortgage loan, the Estimated Annual Revenues for that property.

     "UNDERWRITTEN NET CASH FLOW" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     -    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     Underwritten Net Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged real property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "UNDERWRITTEN NET OPERATING INCOME" or "U/W NOI" means, with respect to each of the mortgaged real properties (other than the residential cooperative properties) securing an underlying mortgage loan in the issuing entity, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     -    underwritten recurring replacement reserve amounts;

     -    capital improvements, including recurring capital improvements;

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     With respect to the residential cooperative properties, Underwritten Net Operating Income equals Underwritten Net Cash Flow.

     "UNITED STATES PERSON" means--

     -    a citizen or resident of the United States,

     -    a domestic partnership,

     -    a domestic corporation,

     - any estate, other than a foreign estate within the meaning of paragraph (31) of section 7701(a) of the Code, and

     -    any trust if--

          1. a court within the United States is able to exercise primary supervision over the administration of the issuing entity, and

          2. one or more United States Persons have the authority to control all substantial decisions of the issuing entity.

     "UNITS" means--

     - in the case of any mortgaged real property that is a multifamily rental property or a residential cooperative property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of Pads,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "U/W" means underwritten.

     "VALUE CO-OP BASIS" means, with respect to any residential cooperative property securing a mortgage loan in the issuing entity, an amount calculated based on the market value of that real property, assuming operation as a residential cooperative. This value is determined by appraisal and, in general, equals the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property.

     "WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATE" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to the Carlton Court Apartments Pooled Portion and all of the other mortgage loans in the issuing entity for that distribution date, weighted on the basis of their respective Stated Principal Balances (or in the case of the Carlton Court Apartments Pooled Portion, its Allocated Principal Balance) immediately prior to that distribution date.

     "WELLS FARGO" means Wells Fargo Bank, N.A.

     "YEAR BUILT" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YEAR RENOVATED" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based (or, in the case of a residential cooperative property, if later, the date of the conversion to cooperative ownership).

     "YIELD MAINTENANCE CHARGE" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

     "YIELD MAINTENANCE MINIMUM AMOUNT" means with respect to a mortgage loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

     "YIELD MAINTENANCE PERIOD" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

     "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

     "YM/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

     "ZURICH" means Zurich Financial Services Group.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Historical Performance of the Mortgaged Real Properties

                 Engineering, TI/LC, Tax and Insurance Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                        Recurring Reserve Cap Information

                  Schedule of Cooperative Mortgaged Properties

NOTE: Information regarding principal balances, interest rates, loan-to-value ratios and debt service coverage ratios in this Exhibit A-1, insofar as it relates to the Carlton Court Apartments Loan, reflects the Carlton Court Apartments Pooled Portion.

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                          CUT-OFF DATE
                LOAN                                        PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                       BALANCE (1)       ADDRESS                               CITY
  -    -------  -----  -------------                      -------------      -------                               ----
  1               1    230 Park Avenue                    $ 280,000,000 (2)  230 Park Avenue                       New York
  2               1    Saint Louis Galleria                 178,272,278 (3)  1155 Saint Louis Galleria             St. Louis
  3a      A       1    Park Hills Plaza                      21,000,000      100 Park Hills Plaza                  Altoona
  3b      A       1    Highridge Plaza Shopping Center       16,560,000      1789 Central Park Avenue              Yonkers
  3c      A       1    County Line Plaza                      9,000,000      731 Route 113                         Souderton
  3d      A       1    Park Plaza                             4,850,000      2953 Bill Arp Road                    Douglasville
  3e      A       1    Springfield Supermarket                3,760,000      727 Morris Turnpike                   Springfield
  3f      A       1    550 W. Germantown Pike                 2,210,000      550 West Germantown Pike              Plymouth Township
  3g      A       1    Mount Carmel Plaza                     1,250,000      540 Mount Carmel Avenue               Glenside
  4a      A       1    North Park Center                     14,500,000      156 Tom Hill Sr. Boulevard            Macon
  4b      A       1    Collegeville Shopping Center           9,800,000      222 Main Street                       Collegeville
  4c      A       1    Cherry Square Shopping Center          8,050,000      2412 Cherryville Road                 Northampton
  4d      A       1    Holcomb Bridge Crossing                7,250,000      1575 Old Alabama Road                 Roswell
  4e      A       1    Gilbertsville Shopping Center          5,440,000      1050 East Philadelphia Avenue         Gilbertsville
  4f      A       1    Chalfont Village Shopping Center       4,290,000      219 West Butler Avenue                Chalfont
  4g      A       1    69th Street Plaza                      4,180,000      501 South 69th Street                 Upper Darby
  4h      A       1    New Holland Plaza                      2,600,000      665 West Main Street                  New Holland
  5a      A       1    Whitemarsh Plaza                      13,650,000      10 East Ridge Pike                    Conshohocken
  5b      A       1    Killingly Plaza                       10,400,000      1050-1078 North Main Street           Killingly
  5c      A       1    North Ridge Plaza                      9,280,000      77 Quaker Ridge Road                  New Rochelle
  5d      A       1    Bensalem Square                        9,000,000      2544 Knights Road                     Bensalem
  5e      A       1    Culpeper Town Square                   7,200,000      301 James Madison Highway             Culpeper
  5f      A       1    Magnolia Plaza Shopping Center         4,750,000      1227 Burkemont Avenue                 Morgantown
  5g      A       1    Port Washington                          800,000      790 Port Washington Boulevard         Port Washington
  6               1    8201 Greensboro Drive                 76,000,000      8201 Greensboro Drive                 McLean
  7a              1    Lincoln Boulevard Office Building      6,836,599      1661 Lincoln Boulevard                Santa Monica
  7b              1    Market Street                          6,772,827      605 Market Street                     San Francisco
  7c              1    Otay Mesa Truck Parking                6,429,500      8857, 8903, 9015 Airway Road, 2222,
                                                                             2368 Avenida Costa Del Sol,
                                                                             8491 Avenida De La Fuente, and
                                                                             9015 Paseo De La Fuente Norte         San Diego
  7d              1    Yorba Linda - Retail                   6,427,000      1204 East Yorba Linda Boulevard       Placentia
  7e              1    Balboa Village                         4,736,126      4411 Mercury Street                   San Diego
  7f              1    East Main Auto Plaza                   4,357,843      1375, 1385 & 1401-1409
                                                                             East Main Street                      El Cajon
  7g              1    Providence Hill                        3,965,367      10301 Democracy Lane                  Fairfax
  7h              1    Otay Mesa Truck Parking
                       (27.86 acres)                          3,398,500      9063 Airway Road                      San Diego
  7i              1    Airway Trade Center                    3,086,820      2225-2235 Avenida Costa Este          San Diego
  7j              1    University Avenue Office               2,750,000      7373 University Avenue                La Mesa
  7k              1    Hampton Creek Apartments               2,694,932      1115 East Pembroke Avenue             Hampton
  7l              1    Stanton Office Plaza                   1,925,000      12362 Beach Boulevard                 Stanton
  7m              1    1764 Congress Office Building
                       (WPB No. 1)                            1,815,000      1764 North Congress Avenue            West Palm Beach
  7n              1    Border Warehouse
                       (West Frontage Road)                   1,760,000      772 West Frontage Road                Nogales
  7o              1    Mid Cajon Apartments                   1,705,000      2874-2878 El Cajon Boulevard          San Diego
  7p              1    1760 Congress Office Building
                       (Florida No. 8)                        1,705,000      1760 North Congress Avenue            West Palm Beach
  7q              1    Village Corner                         1,500,000      7840-7842 Cooper Road and
                                                                             9393-9407 Montgomery Road             Montgomery
  7r              1    Terrace View Center                    1,485,000      4111-4115 Home Avenue                 San Diego
  7s              1    Roberts Street Office Building         1,167,939      290 Roberts Street                    East Hartford
  7t              1    Otay Mesa Truck Parking
                       (7.12 acres)                           1,083,250      2259 Avenida Costa Este &
                                                                             8863 Airway Road                      San Diego
  7u              1    Victoria Towne Square Apartments       1,045,000      2406 East Mockingbird Lane            Victoria
  7v              1    Border Warehouse
                       (West La Quinta Road)                    990,000      1450 West La Quinta Road              Nogales
  7w              1    100 Prospect Street                      924,303      100 Prospect Street                   Hartford
  7x              1    25-27 Imlay Apartments                   646,216      25-27 Imlay Street                    Hartford
  7y              1    1756 Congress Office (Florida #2)        615,852      1756 North Congress Avenue            West Palm Beach
  7z              1    843 Farmington Avenue                    176,926      843 Farmington Avenue                 West Hartford
  8               1    Montgomery Park I                     65,000,000      2701 Northwest Vaughn Street          Portland
  9               2    Colinas del Sol                       48,500,000      945 South Mesa Hills Drive            El Paso
 10a              1    Radisson-Annapolis                    21,500,000      210 Holiday Court                     Annapolis
 10b              1    Hilton-Grand Rapids Airport           10,800,000      4747 28th Street Southeast            Kentwood
 10c              1    Courtyard by Marriott-Durham          10,500,000      1815 Front Street                     Durham
  11              1    Westgate West                         41,000,000      5253-5399 Prospect Road               San Jose
  12              1    Residence Inn by Marriott
                       Capitol Hill                          40,500,000      333 E Street SW                       Washington
  13              1    Carlsbad Hilton Garden Inn            35,429,842      6450 Carlsbad Boulevard               Carlsbad
  14              1    Park Oaks Shopping Center             29,000,016      1640-1790 Moorpark Road               Thousand Oaks
  15              1    Hanes Point Shopping Center           26,475,000      1040 Hanes Mall Drive                 Winston-Salem
  16              1    Wells Headquarters                    24,941,160      6200 The Corners Parkway              Norcross
  17              1    Southgate I                           23,418,835      475 South Street                      Morris Township
  18              1    The Shops at Heavenly Village         22,400,000      1001 Heavenly Village Way             South Lake Tahoe

                LOAN
  #    CROSSED  GROUP  PROPERTY NAME                      COUNTY                STATE      ZIP CODE
  -    -------  -----  -------------                      ------                -----      --------
  1               1    230 Park Avenue                    New York               NY         10017
  2               1    Saint Louis Galleria               Saint Louis            MO         63117
  3a      A       1    Park Hills Plaza                   Blair                  PA         16602
  3b      A       1    Highridge Plaza Shopping Center    Westchester            NY         10710
  3c      A       1    County Line Plaza                  Bucks                  PA         18964
  3d      A       1    Park Plaza                         Douglas                GA         30135
  3e      A       1    Springfield Supermarket            Union                  NJ         07081
  3f      A       1    550 W. Germantown Pike             Montgomery             PA         19462
  3g      A       1    Mount Carmel Plaza                 Montgomery             PA         19038
  4a      A       1    North Park Center                  Bibb                   GA         31210
  4b      A       1    Collegeville Shopping Center       Montgomery             PA         19426
  4c      A       1    Cherry Square Shopping Center      Northampton            PA         18067
  4d      A       1    Holcomb Bridge Crossing            Fulton                 GA         30076
  4e      A       1    Gilbertsville Shopping Center      Montgomery             PA         19525
  4f      A       1    Chalfont Village Shopping Center   Bucks                  PA         18914
  4g      A       1    69th Street Plaza                  Delaware               PA         19082
  4h      A       1    New Holland Plaza                  Lancaster              PA         17557
  5a      A       1    Whitemarsh Plaza                   Montgomery             PA         19428
  5b      A       1    Killingly Plaza                    Windham                CT         06239
  5c      A       1    North Ridge Plaza                  Westchester            NY         10804
  5d      A       1    Bensalem Square                    Bucks                  PA         19020
  5e      A       1    Culpeper Town Square               Culpeper               VA         22701
  5f      A       1    Magnolia Plaza Shopping Center     Burke                  NC         28655
  5g      A       1    Port Washington                    Nassau                 NY         11050
  6               1    8201 Greensboro Drive              Fairfax                VA         22102
  7a              1    Lincoln Boulevard Office Building  Los Angeles            CA         90404
  7b              1    Market Street                      San Francisco          CA         94105
  7c              1    Otay Mesa Truck Parking            San Diego              CA         92154
  7d              1    Yorba Linda - Retail               Orange                 CA         92870
  7e              1    Balboa Village                     San Diego              CA         92111
  7f              1    East Main Auto Plaza               San Diego              CA         92021
  7g              1    Providence Hill                    Fairfax                VA         20030
  7h              1    Otay Mesa Truck Parking
                       (27.86 acres)                      San Diego              CA         92154
  7i              1    Airway Trade Center                San Diego              CA         92154
  7j              1    University Avenue Office           San Diego              CA         91941
  7k              1    Hampton Creek Apartments           Hampton City           VA         23669
  7l              1    Stanton Office Plaza               Orange                 CA         90680
  7m              1    1764 Congress Office Building
                       (WPB No. 1)                        Palm Beach             FL         33406
  7n              1    Border Warehouse
                       (West Frontage Road)               Santa Cruz             AZ         85621
  7o              1    Mid Cajon Apartments               San Diego              CA         92104
  7p              1    1760 Congress Office Building
                       (Florida No. 8)                    Palm Beach             FL         33406
  7q              1    Village Corner                     Hamilton               OH         45242
  7r              1    Terrace View Center                San Diego              CA         92105
  7s              1    Roberts Street Office Building     Hartford               CT         06108
  7t              1    Otay Mesa Truck Parking
                       (7.12 acres)                       San Diego              CA         92154
  7u              1    Victoria Towne Square Apartments   Victoria               TX         77904
  7v              1    Border Warehouse
                       (West La Quinta Road)              Santa Cruz             AZ         85621
  7w              1    100 Prospect Street                Hartford               CT         06105
  7x              1    25-27 Imlay Apartments             Hartford               CT         06105
  7y              1    1756 Congress Office (Florida #2)  Palm Beach             FL         33406
  7z              1    843 Farmington Avenue              Hartford               CT         06119
  8               1    Montgomery Park I                  Multnomah              OR         97210
  9               2    Colinas del Sol                    El Paso                TX         79912
 10a              1    Radisson-Annapolis                 Anne Arundel           MD         21401
 10b              1    Hilton-Grand Rapids Airport        Kent                   MI         49512
 10c              1    Courtyard by Marriott-Durham       Durham                 NC         27705
  11              1    Westgate West                      Santa Clara            CA         95129
  12              1    Residence Inn by Marriott
                       Capitol Hill                       District of Columbia   DC         20024
  13              1    Carlsbad Hilton Garden Inn         San Diego              CA         92011
  14              1    Park Oaks Shopping Center          Ventura                CA         91360
  15              1    Hanes Point Shopping Center        Forsyth                NC         27103
  16              1    Wells Headquarters                 Gwinnett               GA         30092
  17              1    Southgate I                        Morris                 NJ         07960
  18              1    The Shops at Heavenly Village      El Dorado              CA         96150

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                          CUT-OFF DATE
                LOAN                                       PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                       BALANCE (1)       ADDRESS                               CITY
  -    -------  -----  -------------                      -------------      -------                               ----
  19              1    Corporate Gateway Center           $  21,500,000      21660 & 21700 East Copley Drive       Diamond Bar
  20              1    Creekside Business Park               21,500,000      1900 South Sunset Street,
                                                                             1921 Corporate Center Circle &
                                                                             1811 Pike Road                        Longmont
 21a              1    DR - Rockford                          2,394,524      6905-6943 East State Street           Rockford
 21b              1    DR - Chesapeake - 745 Battlefield      1,346,920      745 Battlefield Boulevard North       Chesapeake
 21c              1    DR - Bradenton                         1,197,262      5137-5177 14th Street                 Bradenton
 21d              1    DR - Sarasota                          1,097,490      5900 South Tamiami Trail              Sarasota
 21e              1    DR - Holland                             967,787      12579 Felch Street                    Holland
 21f              1    DR - Bloomington                         947,833      1 Auto Row Drive                      Bloomington
 21g              1    DR - Tampa                               947,833      13809 North Dale Mabry Highway        Tampa
 21h              1    DR - St. Peters                          922,890      5858 Suemandy Drive                   St. Peters
 21i              1    DR - Charleston                          897,947      7053 Rivers Avenue North              North Charleston
 21j              1    DR - Bloomingdale                        897,947      336 Army Trail Road                   Bloomingdale
 21k              1    DR - Orlando III -
                       5018 W Colonial                          813,141      5018 West Colonial Drive              Orlando
 21l              1    DR - Melbourne                           798,175      3770 West New Haven                   Melbourne
 21m              1    DR - Orlando II - 6237 E Colonial        798,175      6237 East Colonial Drive              Orlando
 21n              1    DR - Lakeland                            783,209      4690 U.S. Highway 98 North            Lakeland
 21o              1    DR - Orange City                         773,232      2623 Enterprise Road                  Orange City
 21p              1    DR - Chesapeake II -
                       4207 Portsmouth                          773,232      4207 Portsmouth Boulevard             Chesapeake
 21q              1    DR - Ocala                               748,289      2660 Southwest College Road           Ocala
 21r              1    DR - Orlando -
                       2020 S. Orange Blossom Trail             748,289      9320 South Orange Blossom Trail       Orlando
 21s              1    DR - Clearwater                          748,289      28365 US Highway 19 North             Clearwater
 21t              1    DR - Lenexa                              698,403      12740 West 87th Street Parkway        Lenexa
 21u              1    DR - Michigan City                       648,517      5510 Franklin Street                  Michigan City
 21v              1    DR - Venice                              628,563      1734 Tamiami Trail                    Venice
 21w              1    DR - Rocky Mount                         623,574      1150 North Wesleyan Boulevard         Rocky Mount
 22a              1    Walgreens (Houston)                    6,555,670      6802 Kirby Drive                      Houston
 22b              1    Walgreens (East Norriton)              5,464,726      3300 Dekalb Pike                      East Norriton
 22c              1    Walgreens (Irondequoit)                4,720,532      2100 East Ridge Road                  Irondequoit
 22d              1    Walgreens (St. Clair Shores)           4,419,072      21211 Harper Avenue                   Saint Clair
                                                                                                                   Shores
 23a              1    Walgreens (Easton)                     4,722,383      497-501 Foundry Street                Easton
 23b              1    Walgreens (Perrysburg)                 4,197,058      10003 Fremont Pike                    Perrysburg
 23c              1    Walgreens (Columbus)                   4,111,890      4530 Kenny Road                       Columbus
 23d              1    Walgreens (Surprise)                   4,042,801      15514 West Waddell Road               Surprise
 23e              1    Walgreens (Defiance)                   3,660,868      1829 North Clinton Street             Defiance
  24              2    Carlton Court Apartments              19,530,000 (4)  2629 Plaza Drive                      Indianapolis
  25              1    Arrowhead Mall                        19,250,000      501 North Main Street                 Muskogee
  26              2    Posada Vallarta                       19,200,000      10002 North Seventh Street            Phoenix
  27              1    Embassy Suites Phoenix                18,821,000      2577 West Greenway Road               Phoenix
 28a              1    Walgreens (Woodland Park)              4,052,868      140 Paradise Circle                   Woodland Park
 28b              1    Walgreens (Searcy)                     3,864,592      200 East Race Avenue                  Searcy
 28c              1    Walgreens (Canon City)                 3,860,055      1609 Fremont Drive                    Canon City
 28d              1    Walgreens (Noblesville)                3,496,355      555 Westfield Road                    Noblesville
 28e              1    Walgreens (Sheridan)                   3,376,130      1766 Coffeen Avenue                   Sheridan
  29              1    The Core Club                         18,550,000      60 East 55th Street                   New York
  30              2    Cypress Run at Tampa Palms            18,404,627      15501 Bruce B. Downs Boulevard        Tampa
 31a      B       1    Pranke Meadow Lane
                       Shopping Center                        1,740,000      1890 Meadow Lane                      Waukesha
 31b      B       1    Pranke Capitol Drive
                       Shopping Center                        1,395,000      12345 West Capitol Drive              Wauwatosa
 31c      B       1    Pranke Bluemound Road
                       Shopping Center                        1,326,000      10845 West Bluemound Road             Waukesha
 31d      B       1    Pranke Howell Avenue
                       Shopping Center                        1,150,500      8750 South Howell Avenue              Oak Creek
 31e      B       1    Pranke Caddis Bend
                       Shopping Center                          886,500      5401 Caddis Bend Road                 Fitchburg
  32      B       1    Pranke Durand Shopping Center          3,304,000      6035 Durand Avenue                    Mt. Pleasant
  33      B       1    Pranke S. 76th Street
                       Shopping Center                        3,197,200      5075 South 76th Street                Greenfield
  34      B       1    Pranke National Avenue
                       Shopping Center                        2,658,200      15600 West National Avenue            New Berlin
  35      B       1    Pranke State Street
                       Shopping Center                          885,600      548 State Street                      Madison
  36      B       1    Pranke Oakland Avenue
                       Shopping Center                          853,000      3101 North Oakland Avenue             Milwaukee
  37      B       1    Pranke University Avenue
                       Shopping Center                          429,000      2741 University Avenue                Madison
  38              1    South Plaza                           17,740,441      45245 Three Notch Road                California
  39              1    Valley Parkway Health Center          17,730,000      488 East Valley Parkway               Escondido
  40              1    Providence Pavilion                   17,000,000      1025 Veterans Memorial Parkway        Mableton
  41              1    The Times Building                    17,000,000      1000 North Ashley Drive               Tampa
  42              1    Hilton Rialto Place Melbourne         16,928,808      200 Rialto Place                      Melbourne
  43              1    Village at Double Diamond             16,800,000      710 South Meadows Parkway             Reno
  44              1    Maple Avenue Properties               14,954,802      1001 South Maple Avenue &
                                                                             1139-1149 South Maple Avenue          Los Angeles
  45              1    Holiday Inn South San Francisco       14,582,957      275 South Airport Boulevard           South San
                                                                                                                   Francisco
 46a              1    Holiday Inn                            7,000,000      3255 Northwest 87th Avenue            Miami
 46b              1    Staybridge Suites                      7,000,000      3265 Northwest 87th Avenue            Miami

                LOAN
  #    CROSSED  GROUP  PROPERTY NAME                      COUNTY                STATE      ZIP CODE
  -    -------  -----  -------------                      ------                -----      --------
  19              1    Corporate Gateway Center           Los Angeles            CA         91765
  20              1    Creekside Business Park            Boulder                CO         80501
 21a              1    DR - Rockford                      Winnebago              IL         61108
 21b              1    DR - Chesapeake - 745 Battlefield  Fairfax                VA         23320
 21c              1    DR - Bradenton                     Manatee                FL         34207
 21d              1    DR - Sarasota                      Sarasota               FL         34231
 21e              1    DR - Holland                       Ottawa                 MI         49424
 21f              1    DR - Bloomington                   McLean                 IL         61704
 21g              1    DR - Tampa                         Hillsborough           FL         33618
 21h              1    DR - St. Peters                    St. Charles            MO         63376
 21i              1    DR - Charleston                    Charleston             SC         29406
 21j              1    DR - Bloomingdale                  Du Page                IL         60108
 21k              1    DR - Orlando III -
                       5018 W Colonial                    Orange                 FL         32808
 21l              1    DR - Melbourne                     Brevard                FL         32904
 21m              1    DR - Orlando II - 6237 E Colonial  Orange                 FL         32807
 21n              1    DR - Lakeland                      Polk                   FL         33809
 21o              1    DR - Orange City                   Volusia                FL         32763
 21p              1    DR - Chesapeake II -
                       4207 Portsmouth                    Fairfax                VA         23321
 21q              1    DR - Ocala                         Marion                 FL         34474
 21r              1    DR - Orlando -
                       2020 S. Orange Blossom Trail       Orange                 FL         32809
 21s              1    DR - Clearwater                    Pinellas               FL         33761
 21t              1    DR - Lenexa                        Johnson                KS         66215
 21u              1    DR - Michigan City                 LaPorte                IN         46360
 21v              1    DR - Venice                        Sarasota               FL         34293
 21w              1    DR - Rocky Mount                   Nash                   NC         27803
 22a              1    Walgreens (Houston)                Harris                 TX         77030
 22b              1    Walgreens (East Norriton)          Montgomery             PA         19401
 22c              1    Walgreens (Irondequoit)            Monroe                 NY         14622
 22d              1    Walgreens (St. Clair Shores)       Macomb                 MI         48080
 23a              1    Walgreens (Easton)                 Bristol                MA         02356
 23b              1    Walgreens (Perrysburg)             Wood                   OH         43551
 23c              1    Walgreens (Columbus)               Franklin               OH         43220
 23d              1    Walgreens (Surprise)               Maricopa               AZ         85379
 23e              1    Walgreens (Defiance)               Defiance               OH         43512
  24              2    Carlton Court Apartments           Marion                 IN         46268
  25              1    Arrowhead Mall                     Muskogee               OK         74401
  26              2    Posada Vallarta                    Maricopa               AZ         85020
  27              1    Embassy Suites Phoenix             Maricopa               AZ         85023
 28a              1    Walgreens (Woodland Park)          Teller                 CO         80863
 28b              1    Walgreens (Searcy)                 White                  AR         72143
 28c              1    Walgreens (Canon City)             Fremont                CO         81212
 28d              1    Walgreens (Noblesville)            Hamilton               IN         46060
 28e              1    Walgreens (Sheridan)               Sheridan               WY         82801
  29              1    The Core Club                      New York               NY         10022
  30              2    Cypress Run at Tampa Palms         Hillsborough           FL         33647
 31a      B       1    Pranke Meadow Lane
                       Shopping Center                    Waukesha               WI         53072
 31b      B       1    Pranke Capitol Drive
                       Shopping Center                    Milwaukee              WI         53222
 31c      B       1    Pranke Bluemound Road
                       Shopping Center                    Milwaukee              WI         53226
 31d      B       1    Pranke Howell Avenue
                       Shopping Center                    Milwaukee              WI         53154
 31e      B       1    Pranke Caddis Bend
                       Shopping Center                    Dane                   WI         53711
  32      B       1    Pranke Durand Shopping Center      Racine                 WI         53406
  33      B       1    Pranke S. 76th Street
                       Shopping Center                    Milwaukee              WI         53220
  34      B       1    Pranke National Avenue
                       Shopping Center                    Waukesha               WI         53151
  35      B       1    Pranke State Street
                       Shopping Center                    Dane                   WI         53703
  36      B       1    Pranke Oakland Avenue
                       Shopping Center                    Milwaukee              WI         53211
  37      B       1    Pranke University Avenue
                       Shopping Center                    Dane                   WI         53705
  38              1    South Plaza                        St. Mary's             MD         20619
  39              1    Valley Parkway Health Center       San Diego              CA         92025
  40              1    Providence Pavilion                Cobb                   GA         30126
  41              1    The Times Building                 Hillsborough           FL         33602
  42              1    Hilton Rialto Place Melbourne      Brevard                FL         32901
  43              1    Village at Double Diamond          Washoe                 NV         89521
  44              1    Maple Avenue Properties            Los Angeles            CA         90015
  45              1    Holiday Inn South San Francisco    San Mateo              CA         94080
 46a              1    Holiday Inn                        Miami-Dade             FL         33172
 46b              1    Staybridge Suites                  Miami-Dade             FL         33172

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                          CUT-OFF DATE
                LOAN                                        PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                       BALANCE (1)       ADDRESS                               CITY
  -    -------  -----  -------------                      -------------      -------                               ----
  47              1    Cedar - Jordan Lane
                       Shopping Center                    $  13,799,278      1380-1430 Berlin Turnpike             Wethersfield
  48              1    Parkville Commons                     13,700,000      9107 Tom Watson Parkway               Parkville
  49              1    The Stanley Hotel                     12,875,113      333 Wonderview Ave                    Estes Park
  50              1    Vinings Village SC                    12,650,000      4715 Atlanta Road                     Smyrna
  51              1    Diamante Del Mar                      12,400,000      11943 El Camino Real                  San Diego
  52              1    Staybridge Suites - Eatontown         12,163,189      4 Industrial Way East                 Eatontown
  53              1    The Commons at Concord Park           12,000,000      300 East Sonterra Boulevard           San Antonio
  54              1    Courtyard Chattanooga Downtown        11,824,706      200 Chestnut Street                   Chattanooga
  55              1    Blackstone Center                     11,500,000      1777-1797 Northeast Expressway        Atlanta
 56a              1    Oswego Plaza                           5,900,000      140 Route 104 East                    Oswego
 56b              1    The P&C Shopping Center                5,600,000      173 Route 104 East                    Oswego
  57              1    Metcalf 103 Center                    11,492,418      6876 West 105th Street                Overland Park
  58              1    The Prada Building                    11,426,358      2174 Kalakaua Avenue                  Waikiki
  59              2    Newport                               11,200,000      3466 North Beltline Road              Irving
  60              1    Southbridge Crossing                  10,965,737      8030-8091 Old Carriage Court North    Shakopee
 61a              1    Pullman Industrial                     6,396,453      80 R.E. Jones Drive                   Butler
 61b              1    Pullman Industrial                     4,503,547      100 Veterans Boulevard                South Haven
  62              1    Crossroads Professional Building      10,485,455      196 Waterford Parkway South           Waterford
  63              1    Jupiter Service Center                10,280,000      1009 Jupiter Road                     Plano
  64              1    Carlisle Center                       10,225,915      235-281 South Spring Garden Street    Carlisle
  65              1    10 Park Place South                   10,100,000      10 Park Place South                   Atlanta
 66a              1    Plymouth                               2,743,726      40984 Concept Drive                   Plymouth
 66b              1    Lombard                                2,045,323      310-330 Roosevelt Road                Lombard
 66c              1    Orland Park                            1,945,551      14706-14740 La Grange Road            Orland Park
 66d              1    Arlington Heights                      1,746,007      1101-1141 Rand Road                   Arlington Heights
 66e              1    Peoria                                 1,596,350      4732 North Brandywine                 Peoria
  67              1    Farmington Courtyard                   9,971,801      31525 West Twelve Mile Road           Farmington Hills
  68              1    College Plaza                          9,920,000      8595-8655 College Parkway             Fort Myers
  69              2    Rancho Santa Fe                        9,765,000      10201 North 44th Drive                Glendale
  70              1    Riverhill Center                       9,700,000      1201-1205 Troy Schenectady Road       Latham
  71              2    Limestone Apartments                   9,256,000      900 108th Avenue Northeast            Bellevue
  72              1    Arkansas Court                         9,223,100      2503-2535 East Arkansas Lane          Arlington
  73              1    Castro Commons                         9,210,000      1172-1174 Castro Street               Mountain View
  74              2    Summerview Apartments                  9,187,091      8357 Falling Water Lane               Columbus
  75              2    28 East 14th Street                    9,150,000      28 East 14th Street                   New York
  76              1    Wanamaker Building 2005 - Retail       9,000,000      1301-25 Chestnut Street               Philadelphia
  77              1    Phoenix Ranch Market                   8,972,336      5104-5126 North 67th Avenue and
                                                                             6710-6756 West Camelback Road         Glendale
  78              1    LaDera Shopping Center                 8,962,000      3301 Coors Road North West            Albuquerque
  79              2    Tall Oaks Apartments                   8,787,771      348 Tall Oaks Drive                   Conyers
  80              2    Azalea Ridge Apartments                8,700,000      7480 Highway 161 North                Walls
 81a              1    DR-Norridge                            1,346,935      4453-4455 North Harlem Avenue         Norridge
 81b              1    DR-Merrillville                        1,297,049      1107-1115 West Lincoln Highway        Merrillville
 81c              1    DR-Mundelein                           1,197,276      401-421 Townline Road                 Mundelein
 81d              1    DR-Burbank                             1,097,503      8636 South Cicero Road                Burbank
 81e              1    DR-Joliet                                977,775      2155-2159 West Jefferson              Joliet
 81f              1    DR-Hoffman Estates                       977,775      535 Higgins Road                      Hoffman Estates
 81g              1    DR-Downers Grove                         907,934      1630 75th Street                      Downers Grove
 81h              1    DR-Ft. Wayne                             798,184      414-416 West Coliseum Boulevard       Fort Wayne
  82              1    Decatur Crossing                       8,500,000      204-290 South Decatur Boulevard       Las Vegas
 83a              1    Santa Barbara Hotel Portfolio I -
                       Inn by the Harbor                      3,489,367      433 West Montecito Street             Santa Barbara
 83b              1    Santa Barbara Hotel Portfolio I -
                       Brisas del Mar                         3,489,367      223 Castillo Street                   Santa Barbara
 83c              1    Santa Barbara Hotel Portfolio I -
                       Colonial Beach Inn                     1,495,443      206 Castillo Street                   Santa Barbara
  84              1    TownPlace Suites Knoxville             8,346,931      205 Langley Place                     Knoxville
  85              2    Three Fountains Apartments             8,236,631      6011 Melody Lane                      Dallas
  86              1    Centerpoint IV                         8,150,000      2401 East Randol Mill Road            Arlington
  87              2    Treepoint and Meadows Apartments       8,000,000      4600 - 4711 South Virginia Street     Amarillo
  88              1    Homewood Suites Colorado Springs       7,988,205      2875 Zeppelin Road                    Colorado Springs
  89              1    Embassy Suites Schaumburg              7,928,788      1939 North Meacham Road               Schaumburg
  90              1    Danbury Landing                        7,861,190      13 Sugar Hollow Road                  Danbury
  91              2    AIMCO Trinity Place Apartments         7,700,000      1331 Trinity Place                    Middletown
  92              1    Fed Ex Central Distribution
                       Center                                 7,600,000      1650 47th Street                      San Diego
  93              1    Fifth and Laurel                       7,500,000      2445 Fifth Avenue                     San Diego
  94              1    1165 North Dupont Highway              7,482,056      1165 North Dupont Highway             Dover
  95              1    Tower II Office Buildings              7,476,572      555 North Carancahua                  Corpus Christi
  96              2    Indian Springs                         7,360,000      7049 Westwind Drive                   El Paso

                LOAN
  #    CROSSED  GROUP  PROPERTY NAME                      COUNTY                STATE      ZIP CODE
  -    -------  -----  -------------                      ------                -----      --------
  47              1    Cedar - Jordan Lane
                       Shopping Center                    Hartford               CT         06109
  48              1    Parkville Commons                  Platte                 MO         64152
  49              1    The Stanley Hotel                  Larimer                CO         80517
  50              1    Vinings Village SC                 Cobb                   GA         30080
  51              1    Diamante Del Mar                   San Diego              CA         92130
  52              1    Staybridge Suites - Eatontown      Monmouth               NJ         07724
  53              1    The Commons at Concord Park        Bexar                  TX         78258
  54              1    Courtyard Chattanooga Downtown     Hamilton               TN         37402
  55              1    Blackstone Center                  DeKalb                 GA         30329
 56a              1    Oswego Plaza                       Oswego                 NY         13126
 56b              1    The P&C Shopping Center            Oswego                 NY         13126
  57              1    Metcalf 103 Center                 Johnson                KS         66212
  58              1    The Prada Building                 Honolulu               HI         96815
  59              2    Newport                            Dallas                 TX         75062
  60              1    Southbridge Crossing               Scott                  MN         55379
 61a              1    Pullman Industrial                 De Kalb                IN         46721
 61b              1    Pullman Industrial                 Van Buren              MI         49090
  62              1    Crossroads Professional Building   New London             CT         06385
  63              1    Jupiter Service Center             Collin                 TX         75074
  64              1    Carlisle Center                    Cumberland             PA         17103
  65              1    10 Park Place South                Fulton                 GA         30303
 66a              1    Plymouth                           Wayne                  MI         48170
 66b              1    Lombard                            Du Page                IL         60148
 66c              1    Orland Park                        Cook                   IL         60462
 66d              1    Arlington Heights                  Cook                   IL         60004
 66e              1    Peoria                             Peoria                 IL         61614
  67              1    Farmington Courtyard               Oakland                MI         48334
  68              1    College Plaza                      Lee                    FL         33919
  69              2    Rancho Santa Fe                    Maricopa               AZ         85302
  70              1    Riverhill Center                   Albany                 NY         12110
  71              2    Limestone Apartments               King                   WA         98004
  72              1    Arkansas Court                     Tarrant                TX         76010
  73              1    Castro Commons                     Santa Clara            CA         94040
  74              2    Summerview Apartments              Delaware               OH         43240
  75              2    28 East 14th Street                New York               NY         10003
  76              1    Wanamaker Building 2005 - Retail   Philadelphia           PA         19107
  77              1    Phoenix Ranch Market               Maricopa               AZ    85303 and 85301
  78              1    LaDera Shopping Center             Bernalillo             NM         87120
  79              2    Tall Oaks Apartments               Rockdale               GA         30013
  80              2    Azalea Ridge Apartments            DeSoto                 MS         38680
 81a              1    DR-Norridge                        Cook                   IL         60706
 81b              1    DR-Merrillville                    Lake                   IN         46410
 81c              1    DR-Mundelein                       Lake                   IL         60060
 81d              1    DR-Burbank                         Cook                   IL         60459
 81e              1    DR-Joliet                          Will                   IL         60435
 81f              1    DR-Hoffman Estates                 Cook                   IL         60194
 81g              1    DR-Downers Grove                   Du Page                IL         60516
 81h              1    DR-Ft. Wayne                       Allen                  IN         46805
  82              1    Decatur Crossing                   Clark                  NV         89107
 83a              1    Santa Barbara Hotel Portfolio I -
                       Inn by the Harbor                  Santa Barbara          CA         93101
 83b              1    Santa Barbara Hotel Portfolio I -
                       Brisas del Mar                     Santa Barbara          CA         93101
 83c              1    Santa Barbara Hotel Portfolio I -
                       Colonial Beach Inn                 Santa Barbara          CA         93101
  84              1    TownPlace Suites Knoxville         Knox                   TN         37922
  85              2    Three Fountains Apartments         Dallas                 TX         75231
  86              1    Centerpoint IV                     Tarrant                TX         76011
  87              2    Treepoint and Meadows Apartments   Randall                TX         79109
  88              1    Homewood Suites Colorado Springs   El Paso                CO         80916
  89              1    Embassy Suites Schaumburg          Cook                   IL         60173
  90              1    Danbury Landing                    Fairfield              CT         06810
  91              2    AIMCO Trinity Place Apartments     Butler                 OH         45042
  92              1    Fed Ex Central Distribution
                       Center                             San Diego              CA         92102
  93              1    Fifth and Laurel                   San Diego              CA         92101
  94              1    1165 North Dupont Highway          Kent                   DE         19901
  95              1    Tower II Office Buildings          Nueces                 TX         78478
  96              2    Indian Springs                     El Paso                TX         79912

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                          CUT-OFF DATE
                LOAN                                        PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                       BALANCE (1)       ADDRESS                               CITY
  -    -------  -----  -------------                      -------------      -------                               ----
  97              1    Comfort Inn - Newport News, VA     $   7,307,410      12330 Jefferson Avenue                Newport News
  98              2    501-515 First Street                   7,300,000      501-515 First Street                  Hoboken
  99              1    Huck Finn Shopping Center              7,200,000      4700 McMasters Avenue                 Hannibal
 100              1    Savi Ranch Parkway                     7,184,167      22800 Savi Ranch Parkway              Yorba Linda
 101              1    Holiday Inn Express Pasadena           7,138,331      3500 East Colorado Boulevard          Pasadena
 102              2    Castle Bluff Apartments                7,100,000      2791 Castle Bluff Court               Kentwood
 103              1    250 88th Street                        6,990,283      250 West 88th Street                  New York
 104              1    Easton III                             6,990,199      3940-3954 Morse Crossing              Columbus
 105              2    Lakeshore III                          6,900,000      19 Lakeshore Drive                    Hampton
 106              2    Summerlin Ridge Apartments             6,800,000      2425 Summerlin Ridge Road             Winston Salem
 107              2    Coronet Hall Tenants Corp.             6,800,000      172-70 Highland Avenue                Jamaica Estates
 108              2    Royal Court Apts.                      6,700,000      10002 Castile Court                   Richmond
 109              2    Waterford Place Apartments             6,700,000      4000 North Center Street              Hickory
 110              2    Woodland Heights Apartments            6,700,000      700 Woodland Heights Drive            Sanford
 111              1    Finksburg Plaza                        6,600,000      3000 Gamber Road                      Finksburg
 112              1    Boott Cotton Mills                     6,590,857      100 Foot of John Street               Lowell
 113              1    Holly Hill Plaza Shopping Center       6,578,650      810-896 North Nova Road               Daytona Beach
 114              1    Shady Oak Center                       6,559,950      6399-6411 City West Parkway           Eden Prairie
 115              2    Oyster Creek Apartments                6,480,000      105 Anyway Street                     Lake Jackson
 116              1    Amelon Square                          6,469,136      U.S. Route 29 and State Route 130     Madison Heights
 117              1    Gateway Commons                        6,385,133      25610 & 25780 Pontiac Trail           South Lyon
 118              2    The Court at Northgate                 6,300,000      11300 Third Avenue Northeast          Seattle
 119              1    North Trident-HCA                      6,291,560      900 Island Park Drive                 Charleston
 120              1    Spears Building                        6,200,000      525 West 22nd Street                  New York
 121              1    Stoney Batter Office Building          6,200,000      5301 Limestone Road                   Wilmington
 122              1    Winter Loeb Building                   6,185,808      105 Tallapoosa Street                 Montgomery
 123              1    Shoppes of Grove City                  6,178,903      1766-1790 Stringtown Road             Grove City
 124              2    La Residencia &  Bonaventure
                       Apartments                             6,000,000      2454 East Price Road and
                                                                             2313 Shidler Drive                    Brownsville
 125              2    111 East 85th Street Owners, Inc.      6,000,000      111 East 85th Street                  New York
 126              1    Konterra Building L                    6,000,000      7051 Muirkirk Meadows Road            Beltsville
 127              2    Tallmadge Oaks Apartments              5,972,611      120 North Avenue                      Tallmadge
 128              1    Capitol View I                         5,791,042      712 Pear Street South East            Olympia
 129              2    Sage Meadows Apartments                5,770,000      6727 Telephone Road                   Houston
 130              1    South Office Building                  5,750,000      2000 Main Street                      Weston
 131              1    Scripps/Poway Self
                       Storage Facility                       5,700,000      12380 Stowe Drive                     Poway
 132              1    Hampton Inn Panama City                5,666,103      2909 Thomas Drive                     Panama City
 133              2    Dobson Springs Apartments              5,520,000      1325 West Gaudalupe Road              Mesa
 134              1    San Marcos Pavilion                    5,500,000      727-731 West San Marcos Boulevard     San Marcos
 135              1    Cumberland Pointe Retail               5,500,000      3155 Cobb Parkway                     Atlanta
 136              2    Butterfield House, Inc.                5,500,000      37 West 12th Street a/k/a
                                                                             28 West 13th Street                   New York
 137      C       1    Boothbay Rite Aid                      1,477,556      223 Townsend Avenue                   Boothbay
 138      C       1    Dexter Rite Aid                        1,414,702      188 Spring Street                     Dexter
 139      C       1    Manchester Rite Aid                    1,329,900      943 Western Avenue                    Manchester
 140      C       1    Milo Rite Aid                          1,122,383      35 Park Street                        Milo
 141              1    The Corners Shopping Center            5,300,000      22 Mile & Hayes Road                  Shelby Township
 142              1    Hampton Inn - Greenville, SC           5,249,268      15 Park Woodruff Drive                Greenville
 143              1    Cedar-Oakland Mills
                       Village Center                         5,187,741      5865 Robert Oliver Place              Columbia
 144              2    The Oaks of Arlington Apartments       5,150,000      2100 Ascension Boulevard              Arlington
 145              1    Western Springs Shopping Centers       5,072,094      17710-30 West Center Road &
                                                                             2551-83 South 177th Plaza             Omaha
 146a             1    Downers Grove - 1640 75th              1,860,745      1640A - 1640I 75th Street             Downers Grove
 146b             1    Farmington Hills                       1,272,091      27750 Stansbury Boulevard             Farmington Hills
 146c             1    Livonia                                  877,992      28188-28196 Schoolcraft Road          Livonia
 146d             1    Gainesville                              608,608      6933 Northwest 4th Street             Gainesville
 146e             1    Livonia - Glendale                       399,087      34360 Glendale Avenue                 Livonia
 147              1    Mercury Village                        5,000,000      8006-8080 Clairmont Mesa Boulevard    San Diego
 148              2    Woodlands Owners, Inc.                 5,000,000      3935 Blackstone Avenue                Riverdale
 149              1    Cochrane Road Self Storage             4,993,052      411 Woodview Avenue                   Morgan Hill
 150              1    Mitre Office Building                  4,968,648      1155 Academy Park Loop                Colorado Springs
 151              1    River Shoals Village                   4,953,055      5658 Riverdale Road                   College Park
 152              2    Crossview Court Apartments             4,950,000      2929 Crossview Drive                  Houston
 153              2    Salem Arms Apartments                  4,793,330      2243 Rosier Drive                     Augusta
 154              1    Palms to Pines Retail Center           4,788,422      72608-72624 El Paseo                  Palm Desert
 155              2    Ski Lodge Apartments                   4,779,555      3501 Birmingham Highway               Opelika
 156              1    All American Mini-Storage - Napa       4,754,000      1111 Soscol Ferry Road                Napa
 157              1    Farmville Town Center                  4,732,943      3434 Cooperative Way                  Farmville

                LOAN
  #    CROSSED  GROUP  PROPERTY NAME                      COUNTY                STATE      ZIP CODE
  -    -------  -----  -------------                      ------                -----      --------
  97              1    Comfort Inn - Newport News, VA     Newport News           VA         23602
  98              2    501-515 First Street               Hudson                 NJ         07030
  99              1    Huck Finn Shopping Center          Marion                 MO         63401
 100              1    Savi Ranch Parkway                 Orange                 CA         92887
 101              1    Holiday Inn Express Pasadena       Los Angeles            CA         91107
 102              2    Castle Bluff Apartments            Kent                   MI         49512
 103              1    250 88th Street                    New York               NY         10024
 104              1    Easton III                         Franklin               OH         43219
 105              2    Lakeshore III                      Hampton City           VA         23666
 106              2    Summerlin Ridge Apartments         Forsyth                NC         27617
 107              2    Coronet Hall Tenants Corp.         Queens                 NY         11432
 108              2    Royal Court Apts.                  Henrico                VA         23233
 109              2    Waterford Place Apartments         Catawba                NC         28601
 110              2    Woodland Heights Apartments        Lee                    NC         27330
 111              1    Finksburg Plaza                    Carroll                MD         21048
 112              1    Boott Cotton Mills                 Middlesex              MA         01852
 113              1    Holly Hill Plaza Shopping Center   Volusia                FL         32117
 114              1    Shady Oak Center                   Hennepin               MN         55344
 115              2    Oyster Creek Apartments            Brazoria               TX         77566
 116              1    Amelon Square                      Amherst                VA         24572
 117              1    Gateway Commons                    Oakland                MI         48178
 118              2    The Court at Northgate             King                   WA         98125
 119              1    North Trident-HCA                  Berkeley               SC         29492
 120              1    Spears Building                    New York               NY         10011
 121              1    Stoney Batter Office Building      New Castle             DE         19808
 122              1    Winter Loeb Building               Montgomery             AL         36104
 123              1    Shoppes of Grove City              Franklin               OH         43123
 124              2    La Residencia &  Bonaventure
                       Apartments                         Cameron                TX         78521
 125              2    111 East 85th Street Owners, Inc.  New York               NY         10028
 126              1    Konterra Building L                Prince George's        MD         20705
 127              2    Tallmadge Oaks Apartments          Summit                 OH         44278
 128              1    Capitol View I                     Thurston               WA         98501
 129              2    Sage Meadows Apartments            Harris                 TX         77061
 130              1    South Office Building              Broward                FL         33326
 131              1    Scripps/Poway Self
                       Storage Facility                   San Diego              CA         92064
 132              1    Hampton Inn Panama City            Bay                    FL         32408
 133              2    Dobson Springs Apartments          Maricopa               AZ         85202
 134              1    San Marcos Pavilion                San Diego              CA         92609
 135              1    Cumberland Pointe Retail           Cobb                   GA         30339
 136              2    Butterfield House, Inc.            New York               NY         10011
 137      C       1    Boothbay Rite Aid                  Lincoln                ME         04538
 138      C       1    Dexter Rite Aid                    Penobscot              ME         04930
 139      C       1    Manchester Rite Aid                Kennebec               ME         04351
 140      C       1    Milo Rite Aid                      Piscataquis            ME         04463
 141              1    The Corners Shopping Center        Macomb                 MI         48315
 142              1    Hampton Inn - Greenville, SC       Greenville             SC         29607
 143              1    Cedar-Oakland Mills
                       Village Center                     Howard                 MD         21045
 144              2    The Oaks of Arlington Apartments   Tarrant                TX         76006
 145              1    Western Springs Shopping Centers   Douglas                NE         68130
 146a             1    Downers Grove - 1640 75th          Du Page                IL         60516
 146b             1    Farmington Hills                   Oakland                MI         48334
 146c             1    Livonia                            Wayne                  MI         48150
 146d             1    Gainesville                        Alachua                FL         32607
 146e             1    Livonia - Glendale                 Wayne                  MI         48150
 147              1    Mercury Village                    San Diego              CA         92111
 148              2    Woodlands Owners, Inc.             Bronx                  NY         10471
 149              1    Cochrane Road Self Storage         Santa Clara            CA         95037
 150              1    Mitre Office Building              El Paso                CO         80910
 151              1    River Shoals Village               Clayton                GA         30349
 152              2    Crossview Court Apartments         Harris                 TX         77063
 153              2    Salem Arms Apartments              Richmond               GA         30909
 154              1    Palms to Pines Retail Center       Riverside              CA         92660
 155              2    Ski Lodge Apartments               Lee                    AL         36801
 156              1    All American Mini-Storage - Napa   Napa                   CA         94558
 157              1    Farmville Town Center              Pitt                   NC         27828

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                          CUT-OFF DATE
                LOAN                                        PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                       BALANCE (1)       ADDRESS                               CITY
  -    -------  -----  -------------                      -------------      -------                               ----
 158              1    Mid America Business Park          $   4,713,714      8120 Mid America Boulevard            Oklahoma City
 159              2    Deer Park Gardens Apartments           4,700,000      7329 Carrie Lane                      Deer Park
 160              1    Seneca Center                          4,700,000      18761 North Fredrick Road             Gaithersburg
 161              2    Alexander House Apartments             4,630,305      6060 Gulfton Drive                    Houston
 162              1    Capella I Shopping Center              4,612,500      8715-8745 Sancus Boulevard            Columbus
 163              1    Laurel Bay Commercial                  4,600,000      2420-2440 5th Avenue                  San Diego
 164              2    10 East 70th Street, Inc.              4,500,000      10 East 70th Street                   New York
 165              1    660 Kenilworth Drive                   4,450,000      660 Kenilworth Drive                  Towson
 166              1    Intermountain Residence Inn
                       Monroe                                 4,386,742      4960 Millhaven Road                   Monroe
 167              2    245 East 87th Street
                       Tenants Corp.                          4,386,706      245 East 87th Street                  New York
 168              1    Quality Inn & Suites
                       Nashville Airport                      4,381,335      2521 Elm Hill Pike                    Nashville
 169a             1    Ranch Market 2705 South H Street       2,811,332      2705 South H Street                   Bakersfield
 169b             1    Ranch Market 2309 Niles Street         1,425,605      2309 Niles Street                     Bakersfield
 169c             1    Ranch Market 2225 Niles Street            49,846      2225 Niles Street                     Bakersfield
 170a             1    Flamingo Jones Plaza                   2,237,737      6105 & 6115 West Flamingo Road        Las Vegas
 170b             1    Tropicana Centre                       1,989,099      5955 & 5965 West Tropicaca Road       Las Vegas
 171              1    Stonewood Village                      4,200,000      5978 Memorial Drive                   Stone Mountain
 172              2    Orchard Springs Apartments             4,141,644      1312 North Midwest Boulevard          Midwest City
 173              2    Mississippi Terrace                    4,135,746      215-221 Southwest 4th Street          Brainerd
 174              1    Bowling Green Plaza                    4,094,427      1689 Campbell Lane                    Bowling Green
 175              1    Walgreen-Lebanon                       4,090,126      566 South Jefferson                   Lebanon
 176              2    Sierra Grande Apartments               4,000,000      2645 East Cactus Road                 Phoenix
 177              1    Village in Trussville
                       Shopping Center                        4,000,000      305 Main Street                       Trussville
 178              2    Post Alley                             4,000,000      1408 Western Avenue                   Seattle
 179              1    Associated Energy Systems
                       Building                               3,990,993      8621 East 180th Street                Kent
 180              1    Hoover Court Shopping Center           3,990,647      1903 Hoover Court                     Hoover
 181              2    639 Apartments Corp.                   3,990,288      639 West End Avenue                   New York
 182              2    83rd Street Tenants, Inc.              3,983,458      8 East 83rd Street                    New York
 183              1    Atlantic/Neptune Beach Plaza           3,983,312      207-299 Atlantic Boulevard,
                                                                             100-110 1st Street                    Atlantic Beach,
                                                                                                                   Neptune Beach
 184              1    Brentwood Self Storage                 3,925,452      190 Sand Creek Road                   Brentwood
 185a             1    31935 Via Rio Temecula Road            2,146,483      31935 Via Rio Temecula Road           Temecula
 185b             1    3125 Vista Way                         1,736,302      3125 Vista Way                        Oceanside
 186              1    Hudson Corners                         3,827,103      1024 West Hudson Boulevard            Gastonia
 187              1    Crescent Center                        3,800,000      12550 South Military Trail            Boynton Beach
 188              2    QLS Gardens Apartments                 3,741,458      1870 Campbellton Road                 Atlanta
 189              1    Sandy Spring Financial Center          3,738,517      14 West Patrick Street                Frederick
 190              2    Ocean Terrace Owners, Inc.             3,728,371      2650 Ocean Parkway                    Brooklyn
 191              1    Lynnfield Centre                       3,716,403      584-592 Main Street and
                                                                             2-18 Centre Court                     Lynnfield
 192              1    Claim Jumper                           3,700,000      29540 Rancho California Road          Temecula
 193              1    Montpelier Center                      3,700,000      7570 Montpelier Road                  Laurel
 194              1    Plaza 2300                             3,700,000      2359-2427 North Academy Boulevard     Colorado Springs
 195              1    Ashley Oaks Shopping  Center           3,695,058      1757 Ashley River Road                Charleston
 196              2    Treehouse Apartments                   3,691,696      200 Marion Pugh                       College Station
 197              1    Fairfield Inn Hartsville               3,688,418      200 South Fourth Street               Hartsville
 198              2    26 Gramercy Park Owners Corp.          3,638,104      26 Gramercy Park South                New York
 199              1    Kimberly Park Shopping Center          3,617,061      1005 Monroe Street                    Carthage
 200              2    The Arbors                             3,600,000      415 Garland Drive                     Lake Jackson
 201              1    Haverhill Business Center              3,595,040      7221 Haverhill Business Parkway       Riviera Beach
 202a             2    Melody Lane MHP and Mountain
                       View MHP                               2,088,430      12688 - 12726 California Street       Yucaipa
 202b             2    Wishing Well MHP                       1,421,327      13063 Fifth Street                    Yucaipa
 203              1    Costa Mesa Square II                   3,500,000      1450 Baker Street                     Costa Mesa
 204              1    Promenade Plaza                        3,495,842      1705 Norman Drive                     Valdosta
 205              2    Linden Hill No. 2
                       Cooperative Corp.                      3,491,571      26-21/28-01 Union Street,
                                                                             142-14/20 26th Ave,
                                                                             27-04/28-02 Parsons Boulevard         Flushing
 206              1    Office Depot                           3,491,488      859 Spring Street                     Atlanta
 207              1    Hathaway Business Park                 3,488,593      2248 and 2250 Obispo Avenue,
                                                                             3299 and 3301 Hill Street             Signal Hill
 208              1    Cathedral City Retail                  3,485,563      68706-68724 East Palm Canyon Drive    Cathedral City
 209              2    Skyline Terrace Cooperative, Inc.      3,474,813      350 Richmond Terrace                  Staten Island
 210              1    Holiday Inn Express Hobby              3,319,199      8730 Gulf Freeway                     Houston
 211              2    103 Gedney Street Owners', Inc.        3,295,852      103 Gedney Street                     Nyack
 212              1    Buffalo Self Storage                   3,295,458      930 Calder Avenue North East          Buffalo
 213              1    Alexis Road Shopping Plaza             3,259,690      1030 West Alexis Road                 Toledo
 214              1    Copperas Cove Plaza                    3,240,589      210 Constitution Drive and
                                                                             2726 East Highway 190                 Copperas Cove
 215              1    Hampton Inn Simpsonville               3,204,869      3934 Grandview Drive                  Simpsonville
 216              1    Hesperia Town Center                   3,200,000      15717 - 15797 Main Street             Hesperia
 217              1    Paloma Village                         3,165,557      6340 North Campbell Avenue            Tucson

                LOAN
  #    CROSSED  GROUP  PROPERTY NAME                      COUNTY                STATE      ZIP CODE
  -    -------  -----  -------------                      ------                -----      --------
 158              1    Mid America Business Park          Oklahoma               OK         73135
 159              2    Deer Park Gardens Apartments       Harris                 TX         77536
 160              1    Seneca Center                      Montgomery             MD         20879
 161              2    Alexander House Apartments         Harris                 TX         77081
 162              1    Capella I Shopping Center          Delaware               OH         43240
 163              1    Laurel Bay Commercial              San Diego              CA         92101
 164              2    10 East 70th Street, Inc.          New York               NY         10021
 165              1    660 Kenilworth Drive               Baltimore              MD         21204
 166              1    Intermountain Residence Inn
                       Monroe                             Ouachita               LA         71203
 167              2    245 East 87th Street
                       Tenants Corp.                      New York               NY         10128
 168              1    Quality Inn & Suites
                       Nashville Airport                  Davidson               TN         37214
 169a             1    Ranch Market 2705 South H Street   Kern                   CA         93304
 169b             1    Ranch Market 2309 Niles Street     Kern                   CA         93306
 169c             1    Ranch Market 2225 Niles Street     Kern                   CA         93306
 170a             1    Flamingo Jones Plaza               Clark                  NV         89103
 170b             1    Tropicana Centre                   Clark                  NV         89103
 171              1    Stonewood Village                  DeKalb                 GA         30083
 172              2    Orchard Springs Apartments         Oklahoma               OK         73110
 173              2    Mississippi Terrace                Crow Wing              MN         56401
 174              1    Bowling Green Plaza                Warren                 KY         42104
 175              1    Walgreen-Lebanon                   Laclede                MO         65536
 176              2    Sierra Grande Apartments           Maricopa               AZ         85032
 177              1    Village in Trussville
                       Shopping Center                    Jefferson              AL         35173
 178              2    Post Alley                         King                   WA         98101
 179              1    Associated Energy Systems
                       Building                           King                   WA         98032
 180              1    Hoover Court Shopping Center       Jefferson              AL         35226
 181              2    639 Apartments Corp.               New York               NY         10025
 182              2    83rd Street Tenants, Inc.          New York               NY         10028
 183              1    Atlantic/Neptune Beach Plaza       Duval                  FL     32233, 32266
 184              1    Brentwood Self Storage             Contra Costa           CA         94513
 185a             1    31935 Via Rio Temecula Road        Riverside              CA         92592
 185b             1    3125 Vista Way                     San Diego              CA         92056
 186              1    Hudson Corners                     Gaston                 NC         28052
 187              1    Crescent Center                    Palm Beach             FL         33436
 188              2    QLS Gardens Apartments             Fulton                 GA         30311
 189              1    Sandy Spring Financial Center      Frederick              MD         21701
 190              2    Ocean Terrace Owners, Inc.         Kings                  NY         11235
 191              1    Lynnfield Centre                   Essex                  MA         01940
 192              1    Claim Jumper                       Riverside              CA         92591
 193              1    Montpelier Center                  Howard                 MD         20723
 194              1    Plaza 2300                         El Paso                CO         80909
 195              1    Ashley Oaks Shopping  Center       Charleston             SC         29407
 196              2    Treehouse Apartments               Brazos                 TX         77840
 197              1    Fairfield Inn Hartsville           Darlington             SC         29550
 198              2    26 Gramercy Park Owners Corp.      New York               NY         10003
 199              1    Kimberly Park Shopping Center      Moore                  NC         28327
 200              2    The Arbors                         Brazoria               TX         77566
 201              1    Haverhill Business Center          Palm Beach             FL         33407
 202a             2    Melody Lane MHP and Mountain
                       View MHP                           San Bernardino         CA         92399
 202b             2    Wishing Well MHP                   San Bernardino         CA         92399
 203              1    Costa Mesa Square II               Orange                 CA         92626
 204              1    Promenade Plaza                    Lowndes                GA         31601
 205              2    Linden Hill No. 2
                       Cooperative Corp.                  Queens                 NY         11354
 206              1    Office Depot                       Fulton                 GA         30308
 207              1    Hathaway Business Park             Los Angeles            CA         90755
 208              1    Cathedral City Retail              Riverside              CA         92234
 209              2    Skyline Terrace Cooperative, Inc.  Richmond               NY         10301
 210              1    Holiday Inn Express Hobby          Harris                 TX         77017
 211              2    103 Gedney Street Owners', Inc.    Rockland               NY         10960
 212              1    Buffalo Self Storage               Wright                 MN         55313
 213              1    Alexis Road Shopping Plaza         Lucas                  OH         43612
 214              1    Copperas Cove Plaza                Coryell                TX         76522
 215              1    Hampton Inn Simpsonville           Greenville             SC         29680
 216              1    Hesperia Town Center               San Bernardino         CA         92345
 217              1    Paloma Village                     Pima                   AZ         85718

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                          CUT-OFF DATE
                LOAN                                        PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                       BALANCE (1)       ADDRESS                               CITY
  -    -------  -----  -------------                      -------------      -------                               ----
 218              1    Amelia Market                      $   3,149,525      474303 East State Road 200            Fernandina Beach
 219              2    Abbington Crossing III Apartments      3,100,000      1000 Old Brook Road                   Charlottesville
 220              1    Daffodil Valley Storage                3,090,289      10715 Valley Avenue East              Puyallup
 221              2    Old Oak Square Apts                    3,082,678      505 Old Oak Court                     Pontiac
 222              1    Southgate Center                       3,030,561      2710-2746 and 2760 West 70th Street   Shreveport
 223              1    Liberty Safe and Security              3,012,949      1199 West Utah Avenue                 Payson
 224              1    Lynwood Retail                         3,000,000      4339 & 4345 East Imperial Highway     Lynwood
 225              1    The Shops at Westar Strip
                       Shopping Center                        3,000,000      520 Polaris Parkway                   Westerville
 226              2    40 East 88 Owners, Inc.                3,000,000      40 East 88th Street                   New York
 227              2    510 East 86th Street Owners, Inc.      3,000,000      510 East 86th Street                  New York
 228              2    Ten Eighty Apartment Corporation       3,000,000      1080 Fifth Avenue                     New York
 229              1    Fairfield Inn - Lumberton, NC          2,997,485      3361 Lackey Street                    Lumberton
 230              1    Heacock Medical Center                 2,993,300      12712 & 12730 Heacock Avenue &
                                                                             24060 Fir Avenue                      Moreno Valley
 231              1    Craig Road Retail                      2,992,668      2777 West Craig Road                  North Las Vegas
 232              1    Millennium Center Retail               2,990,779      11744 Beach Boulevard                 Jacksonville
 233              1    CVS - Jersey Village, TX               2,989,619      8620 Jones Road                       Jersey Village
 234              1    Comfort Suites Prestonsburg            2,987,057      51 Hal Rogers Drive                   Prestonsburg
 235              2    Evelyn Court Apartment Corp.           2,983,968      604 Tompkins Avenue                   Mamaroneck
 236              1    Best Western Barboursville             2,982,616      3441 US Route 60                      Barboursville
 237              2    Las Villas Apartments                  2,956,904      2724 Broadway Street                  Houston
 238              1    7848 Cimarron, LLC                     2,918,077      7848 East Redfield Road               Scottsdale
 239              1    Fort Apache Shopping Center            2,900,000      4790 South Fort Apache Road           Las Vegas
 240              1    The Law Center                         2,900,000      101 South Elm Street                  Greensboro
 241              1    Baybrook-Kissimmee LLC                 2,887,503      1205 West Vine Street                 Kissimmee
 242              1    Shane Company, Store No. 25            2,878,325      10885 Haynes Bridge Road              Alpharetta
 243              1    Reisterstown Village Center            2,872,051      20-44 Main Street                     Reisterstown
 244              1    Nimmonsburg Square                     2,860,352      1143 Upper Front Street               Binghamton
 245              1    24635 Madison Avenue                   2,834,035      24635 Madison Avenue                  Murrieta
 246              1    116-118 North York Road                2,800,000      116-118 North York Road               Elmhurst
 247              2    Harris Garden Apartments               2,800,000      550 8th Avenue                        Fort Worth
 248              2    Park East Apartments, Inc.             2,791,540      233 East 86th Street                  New York
 249              2    Suburbia Owners, Inc.                  2,780,118      400 Fulton Street                     Farmingdale
 250              2    San Marcos MHP                         2,756,386      1005 River Road                       San Marcos
 251              1    Grant Court                            2,700,000      9878 Grant Street                     Thornton
 252              1    Itasca Building                        2,600,000      702 1st Street North                  Minneapolis
 253              1    Shea Professional Plaza                2,600,000      3101 East Shea Boulevard              Phoenix
 254              2    Wagon Wheel MHP                        2,600,000      1119 North 46th Street                Phoenix
 255              2    525 East 82 Owners Corp.               2,600,000      525 East 82nd Street                  New York
 256              2    72nd Street East Corporation           2,600,000      320 East 72nd Street                  New York
 257              1    Comfort Inn Richmond Airport           2,592,015      5240 Airport Square Lane              Sandston
 258              2    Patricia Apartments                    2,566,000      5907 186th Place South West           Lynnwood
 259              2    Mulberry Acres MHP                     2,516,248      395 Walnut Drive                      Jackson
 260              2    Stephen Gardens Corp.                  2,496,599      144-04/49 77th Road                   Kew Gardens Hills
 261              2    Sans Souci Owners Corp.                2,493,268      110-50 71st Road                      Forest Hills
 262              2    Kent Bentley Apartments, Inc.          2,487,237      2015 St. Paul Avenue                  Bronx
 263              1    Dixie Plaza                            2,486,374      1800 South Frontage Road              Vicksburg
 264              2    Savannah Terrace & Square
                       Apartments                             2,469,555      4705 Cofer Avenue &
                                                                             4708-4801 Fury Way                    Louisville
 265              2    969 Park Avenue                        2,446,939      969 Park Avenue                       New York
 266              2    34-15 Properties Ltd.                  2,415,245      34-15 74th Street &
                                                                             34-10 75th Street                     Jackson Heights
 267              1    311 Ed Wright Lane                     2,392,940      311 Ed Wright Lane                    Newport News
 268              1    Church Road Plaza                      2,370,000      45665 West Church Road                Sterling
 269              2    Littlefield Apartments                 2,360,000      205 19th Avenue East                  Seattle
 270      D       2    NC MHP Portfolio - Pine Terrace        1,197,240      331 Bell Street                       Wilmington
 271      D       2    NC MHP Portfolio - Lakeview            1,147,355      5186 High Point Road                  High Point
 272              2    Maple Crest Apartments                 2,340,471      311 Natchez Court                     Nashville
 273a             1    AIP - 433 Bishop Street                1,443,835      433 Bishop Street                     Atlanta
 273b             1    AIP - 739 Trabert Ave                    896,174      739 Trabert Avenue                    Atlanta
 274              1    Anaheim Office                         2,300,000      401-431 North Brookhurst Street       Anaheim
 275              2    Royal Marc Apartments                  2,300,000      5555 South East King Road             Milwaukie
 276a             1    AIP - 4690 Hammermill Rd               1,394,048      4690 Hammermill Road                  Tucker
 276b             1    AIP - 5979 Goshen Springs Rd.            866,301      5979 Goshen Springs Road              Norcross
 277              1    AMF Shea Village                       2,241,351      10806 North 32nd Street               Phoenix
 278              2    Shores of Lake Smith                   2,233,000      2105 Lake Smith Drive                 Virginia Beach
 279              1    Comfort Inn Columbia                   2,190,668      1544 Bear Creek Pike                  Columbia
 280              2    321 West 90th St. Owners Corp.         2,184,674      321 West 90th Street                  New York

                LOAN
  #    CROSSED  GROUP  PROPERTY NAME                      COUNTY                STATE      ZIP CODE
  -    -------  -----  -------------                      ------                -----      --------
 218              1    Amelia Market                      Nassau                 FL         32034
 219              2    Abbington Crossing III Apartments  Albemarle              VA         22901
 220              1    Daffodil Valley Storage            Pierce                 WA         98372
 221              2    Old Oak Square Apts                Oakland                MI         48340
 222              1    Southgate Center                   Caddo Parish           LA         71109
 223              1    Liberty Safe and Security          Utah                   UT         84651
 224              1    Lynwood Retail                     Los Angeles            CA         90262
 225              1    The Shops at Westar Strip
                       Shopping Center                    Delaware               OH         43082
 226              2    40 East 88 Owners, Inc.            New York               NY         10128
 227              2    510 East 86th Street Owners, Inc.  New York               NY         10028
 228              2    Ten Eighty Apartment Corporation   New York               NY         10128
 229              1    Fairfield Inn - Lumberton, NC      Robeson                NC         28360
 230              1    Heacock Medical Center             Riverside              CA         92553
 231              1    Craig Road Retail                  Clark                  NV         89032
 232              1    Millennium Center Retail           Duval                  FL         32246
 233              1    CVS - Jersey Village, TX           Harris                 TX         77065
 234              1    Comfort Suites Prestonsburg        Floyd                  KY         41653
 235              2    Evelyn Court Apartment Corp.       Westchester            NY         10543
 236              1    Best Western Barboursville         Cabell                 WV         25504
 237              2    Las Villas Apartments              Harris                 TX         77017
 238              1    7848 Cimarron, LLC                 Maricopa               AZ         85260
 239              1    Fort Apache Shopping Center        Clark                  NV         89147
 240              1    The Law Center                     Guilford               NC         27401
 241              1    Baybrook-Kissimmee LLC             Osceola                FL         32244
 242              1    Shane Company, Store No. 25        Fulton                 GA         30022
 243              1    Reisterstown Village Center        Baltimore              MD         21136
 244              1    Nimmonsburg Square                 Broome                 NY         13905
 245              1    24635 Madison Avenue               Riverside              CA         92562
 246              1    116-118 North York Road            DuPage                 IL         60126
 247              2    Harris Garden Apartments           Tarrant                TX         76104
 248              2    Park East Apartments, Inc.         New York               NY         10028
 249              2    Suburbia Owners, Inc.              Nassau                 NY         11735
 250              2    San Marcos MHP                     Hays                   TX         78666
 251              1    Grant Court                        Adams                  CO         80229
 252              1    Itasca Building                    Hennepin               MN         55401
 253              1    Shea Professional Plaza            Maricopa               AZ         85028
 254              2    Wagon Wheel MHP                    Maricopa               AZ         85008
 255              2    525 East 82 Owners Corp.           New York               NY         10028
 256              2    72nd Street East Corporation       New York               NY         10021
 257              1    Comfort Inn Richmond Airport       Henrico                VA         23150
 258              2    Patricia Apartments                Snohomish              WA         98037
 259              2    Mulberry Acres MHP                 Cape Girardeau         MO         63755
 260              2    Stephen Gardens Corp.              Queens                 NY         11367
 261              2    Sans Souci Owners Corp.            Queens                 NY         11375
 262              2    Kent Bentley Apartments, Inc.      Bronx                  NY         10461
 263              1    Dixie Plaza                        Warren                 MS         39180
 264              2    Savannah Terrace & Square
                       Apartments                         Jefferson              KY         40258
 265              2    969 Park Avenue                    New York               NY         10028
 266              2    34-15 Properties Ltd.              Queens                 NY         11372
 267              1    311 Ed Wright Lane                 Newport News City      VA         23606
 268              1    Church Road Plaza                  Loudoun                VA         20164
 269              2    Littlefield Apartments             King                   WA         98112
 270      D       2    NC MHP Portfolio - Pine Terrace    New Hanover            NC         28401
 271      D       2    NC MHP Portfolio - Lakeview        Forsyth                NC         27284
 272              2    Maple Crest Apartments             Davidson               TN         37211
 273a             1    AIP - 433 Bishop Street            Fulton                 GA         30318
 273b             1    AIP - 739 Trabert Ave              Fulton                 GA         30318
 274              1    Anaheim Office                     Orange                 CA         92801
 275              2    Royal Marc Apartments              Clackamas              OR         97222
 276a             1    AIP - 4690 Hammermill Rd           DeKalb                 GA         30084
 276b             1    AIP - 5979 Goshen Springs Rd.      Gwinnett               GA         30071
 277              1    AMF Shea Village                   Maricopa               AZ         85028
 278              2    Shores of Lake Smith               Virginia Beach City    VA         23455
 279              1    Comfort Inn Columbia               Maury                  TN         38401
 280              2    321 West 90th St. Owners Corp.     New York               NY         10024

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                          CUT-OFF DATE
                LOAN                                       PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                       BALANCE (1)       ADDRESS                               CITY
  -    -------  -----  -------------                      -------------      -------                               ----
 281              2    Crestwood Manor                    $   2,138,591      500 White Plains Road                 Eastchester
 282              2    Crest Manor Housing Corp               2,138,027      377 North Broadway                    Yonkers
 283              1    Sterling Master Homes Building         2,130,000      424 29th Street North East            Puyallup
 284              2    Bayshore Gardens                       2,103,170      2906 Brighton 12th Street             Brooklyn
 285              1    Arbor Shoppes                          2,100,000      6740 Douglas Boulevard                Douglasville
 286              1    Altamonte Promenade                    2,094,992      445 West State Road 436               Altamonte Springs
 287              1    The Raleigh Building                   2,067,308      5 West Hargett Street                 Raleigh
 288              1    Bay Mini Storage                       2,040,922      1816 Thomas Drive                     Panama City Beach
 289              1    Uplake Building                        2,031,555      5701 Northeast Bothell Way            Kenmore
 290              1    Northgate Dental Plaza                 2,028,828      9714 3rd Avenue Northeast             Seattle
 291              1    Homewood Retail                        2,011,500      17925 Halsted Street                  Homewood
 292              2    Brookfield Apartments                  2,000,000      3072 Washington Road                  East Point
 293              2    Sun Vista Apartments                   2,000,000      1255 Weiland Street                   Kent
 294              1    Van Ness Plaza                         1,997,326      3301-3323 West Pico Boulevard         Los Angeles
 295              2    929 Park Avenue Apartment Corp.        1,994,742      929 Park Avenue                       New York
 296              2    Heritage Village Townhomes
                       Apartments                             1,994,161      508 Gypsy Hill Road                   Landenberg
 297              1    CVS Drug Store - Plano                 1,990,904      1501 Independence Parkway             Plano
 298              2    84-20 51st Ave. Owners Inc.            1,990,695      84-20 51st Avenue                     Elmhurst
 299              1    23 & Gratiot Shopping Center           1,985,000      27775 23 Mile Road                    Chesterfield
 300              1    Walgreens Store #4610                  1,979,766      18461 East Hampden Avenue             Aurora
 301              2    East Rock Tenants                      1,955,840      320 Atlantic Avenue                   East Rockaway
 302              1    Easton I                               1,937,284      4053-4055 Morse Crossing              Columbus
 303              1    Memorial Medical Plaza                 1,925,821      7555 East Osborn Road                 Scottsdale
 304              1    Leschi Park Professional Building      1,925,000      121 Lakeside Avenue                   Seattle
 305              1    Donald E Crane Office Bldg             1,903,687      4202 Greenwood Drive                  Corpus Christi
 306              1    Rose Avenue                            1,895,550      215-221 Rose Avenue                   Venice
 307              2    Bellfort Park Apartments               1,889,501      4135 West Bellfort Street             Houston
 308              2    194 Riverside Owners Corp.             1,889,387      194 Riverside Drive                   New York
 309              2    305 Equities Corp                      1,886,952      303-305 West 86th Street              New York
 310              2    Rossmoor Leisure Cooperative           1,866,069      128 Sussex Way                        Monroe
 311              1    Sherwin Williams Plaza                 1,855,000      15032 Pearl Road                      Strongsville
 312              1    Rite Aid - Pasadena, MD                1,852,510      3400 Mountain Road                    Pasadena
 313              2    81st Dwellers Inc.                     1,850,000      35 West 81st Street                   New York
 314              1    Easton II                              1,837,424      3985 Morse Crossing                   Columbus
 315              2    Hammondell MHP                         1,835,990      5601 Cypress Gardens Road             Winter Haven
 316              1    Memorial Square                        1,835,476      7715 East 91st Street                 Tulsa
 317              1    Medical Arts Building                  1,803,454      142 Joralemon Street                  Brooklyn
 318              2    West 15 Townhouse Corporation          1,800,000      161 West 15th Street                  New York
 319              2    Palisade Gardens Apartments Corp.      1,794,531      150 Glenwood Avenue                   Yonkers
 320              1    Old Atlanta Shops                      1,776,044      3020 Old Atlanta Road                 Cumming
 321              2    Green Street Apartments                1,740,120      2090 Green Street                     San Francisco
 322              1    Southgate Corners                      1,722,714      793-811 Hebron Road                   Heath
 323              1    Desert Country Plaza                   1,700,000      77898 Country Club Drive              Palm Desert
 324              2    Chancellor Park Apartments             1,696,077      1811 Brice Street                     Greensboro
 325              2    137-05 Franklin Avenue Owners,
                       Inc.                                   1,694,994      137-05 Franklin Avenue                Flushing
 326              1    Barnesboro Retail Bldg                 1,688,250      9612 East Sprague Avenue              Spokane
 327              1    Hollywood Video Plaza (Column)         1,639,237      6702 West Camelback Road              Glendale
 328              2    Shackleford MHP                        1,637,850      4023 South Shackleford Road           Little Rock
 329              1    Market Shoppes                         1,626,389      5442 Cleveland Avenue                 Columbus
 330              1    Lakeview Industrial Park               1,616,096      801-825 Lakeview Avenue               Placentia
 331              2    31 East 12th Street Owners, Inc.       1,597,314      31 East 12th Street                   New York
 332              1    Alante Plaza                           1,596,220      5626 West Bell Road                   Glendale
 333              1    Frankfort Center                       1,595,129      20250 South La Grange Road            Frankfort
 334              2    25 West 13th St                        1,587,710      25 West 13th Street                   New York
 335              1    Village at Colleyville                 1,565,940      62 Main Street                        Colleyville
 336              2    60 Tenants Corp.                       1,565,000      60 East 96th Street                   New York
 337              1    The Centre at North Reading            1,553,019      6 Washington Street                   North Reading
 338              2    Oaks Mobile Home Park                  1,541,435      3240 South Getty Street               Norton Shores
 339              1    1477 Park Street                       1,499,870      1477 Park Street                      Hartford
 340              2    Irving Place Tenant Corp.              1,495,018      126 East 16th Street                  New York
 341              1    500 Oakwood Avenue                     1,494,066      20 Jefferson Avenue and
                                                                             34 Darcy Street                       West Hartford
 342              2    16 Canterbury Corp.                    1,493,366      16 Canterbury Road                    Great Neck
 343              2    Pagewood Oval Apartments               1,490,749      6 Page Road                           Litchfeild
 344              2    Villa Vista MHP                        1,466,993      2550 Paloma Lane                      Seguin
 345              1    Settler's Ridge Retail Center          1,451,676      100 South Twelfth Street              Pflugerville

                LOAN
  #    CROSSED  GROUP  PROPERTY NAME                      COUNTY                STATE      ZIP CODE
  -    -------  -----  -------------                      ------                -----      --------
 281              2    Crestwood Manor                    Westchester            NY         10709
 282              2    Crest Manor Housing Corp           Westchester            NY         10701
 283              1    Sterling Master Homes Building     Pierce                 WA         98372
 284              2    Bayshore Gardens                   Kings                  NY         11235
 285              1    Arbor Shoppes                      Douglas                GA         30135
 286              1    Altamonte Promenade                Seminole               FL         32714
 287              1    The Raleigh Building               Wake                   NC         27601
 288              1    Bay Mini Storage                   Bay                    FL         32408
 289              1    Uplake Building                    King                   WA         98028
 290              1    Northgate Dental Plaza             King                   WA         98115
 291              1    Homewood Retail                    Cook                   IL         60430
 292              2    Brookfield Apartments              Fulton                 GA         30344
 293              2    Sun Vista Apartments               King                   WA         98031
 294              1    Van Ness Plaza                     Los Angeles            CA         90019
 295              2    929 Park Avenue Apartment Corp.    New York               NY         10028
 296              2    Heritage Village Townhomes
                       Apartments                         Chester                PA         19350
 297              1    CVS Drug Store - Plano             Collin                 TX         75075
 298              2    84-20 51st Ave. Owners Inc.        Queens                 NY         11373
 299              1    23 & Gratiot Shopping Center       Macomb                 MI         48051
 300              1    Walgreens Store #4610              Arapahoe               CO         80012
 301              2    East Rock Tenants                  Nassau                 NY         11518
 302              1    Easton I                           Franklin               OH         43219
 303              1    Memorial Medical Plaza             Maricopa               AZ         85251
 304              1    Leschi Park Professional Building  King                   WA         98122
 305              1    Donald E Crane Office Bldg         Nueces                 TX         78416
 306              1    Rose Avenue                        Los Angeles            CA         90291
 307              2    Bellfort Park Apartments           Harris                 TX         77025
 308              2    194 Riverside Owners Corp.         New York               NY         10025
 309              2    305 Equities Corp                  New York               NY         10024
 310              2    Rossmoor Leisure Cooperative       Middlesex              NJ         08831
 311              1    Sherwin Williams Plaza             Cuyahoga               OH         44136
 312              1    Rite Aid - Pasadena, MD            Anne Arundel           MD         21122
 313              2    81st Dwellers Inc.                 New York               NY         10024
 314              1    Easton II                          Franklin               OH         43219
 315              2    Hammondell MHP                     Polk                   FL         33884
 316              1    Memorial Square                    Tulsa                  OK         74133
 317              1    Medical Arts Building              Kings                  NY         11201
 318              2    West 15 Townhouse Corporation      New York               NY         10011
 319              2    Palisade Gardens Apartments Corp.  Westchester            NY         10703
 320              1    Old Atlanta Shops                  Forsyth                GA         30041
 321              2    Green Street Apartments            San Francisco          CA         94123
 322              1    Southgate Corners                  Columbus               OH         43056
 323              1    Desert Country Plaza               Riverside              CA         92211
 324              2    Chancellor Park Apartments         Guilford               NC         27403
 325              2    137-05 Franklin Avenue Owners,
                       Inc.                               Queens                 NY         11355
 326              1    Barnesboro Retail Bldg             Spokane                WA         99206
 327              1    Hollywood Video Plaza (Column)     Maricopa               AZ         85303
 328              2    Shackleford MHP                    Pulaski                AR         72204
 329              1    Market Shoppes                     Franklin               OH         43231
 330              1    Lakeview Industrial Park           Orange                 CA         92870
 331              2    31 East 12th Street Owners, Inc.   New York               NY         10003
 332              1    Alante Plaza                       Maricopa               AZ         85308
 333              1    Frankfort Center                   Will                   IL         60423
 334              2    25 West 13th St                    New York               NY         10011
 335              1    Village at Colleyville             Tarrant                TX         76034
 336              2    60 Tenants Corp.                   New York               NY         10128
 337              1    The Centre at North Reading        Middlesex              MA         01864
 338              2    Oaks Mobile Home Park              Muskegon               MI         49444
 339              1    1477 Park Street                   Hartford               CT         06106
 340              2    Irving Place Tenant Corp.          New York               NY         10003
 341              1    500 Oakwood Avenue                 Hartford               CT         06110
 342              2    16 Canterbury Corp.                Nassau                 NY         11021
 343              2    Pagewood Oval Apartments           Hillsborough           NH         03052
 344              2    Villa Vista MHP                    Guadalupe              TX         78155
 345              1    Settler's Ridge Retail Center      Travis                 TX         78660


                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                             CUT-OFF DATE
              LOAN                                             PRINCIPAL
 #   CROSSED  GROUP  PROPERTY NAME                            BALANCE (1)  ADDRESS
 -   -------  -----  -------------                            -----------  -------
346              1   Rainbow Village                          $ 1,448,025  6960 West Russell Road
347              2   Buffington Arms Apartments                 1,442,373  1908,1909,1917 and 1924 Buffington Avenue and 1907 Maple
                                                                           Avenue
348              2   River Glen Tenant Corp                     1,441,976  645 North Broadway
349              2   Ferndale Apartments                        1,432,305  911 Saint Louis Street and 333 Marshall Street
350              2   Oak Shades MHP                             1,423,047  6200 Oak Shades Park Drive
351              2   Green Acres Mobile Home Park               1,415,486  7901 Boydton Plank Road
352              2   Woodview Apartments                        1,413,851  1107 Frost Road
353              1   Hollywood Video Plaza                      1,396,883  7045 Clarcona Ocoee Road
354              1   South Park Plaza                           1,395,721  5645 South Eastern Avenue
355              1   Jamboree Plaza Auto Center                 1,393,663  3075 Edinger Avenue
356              1   Bear River Self Storage                    1,347,029  22849 Industrial Place
357              2   Mark Embers Apartments                     1,341,310  3100, 3106 & 3107 Speedway/3101 Cedar Street
358              1   Equus Las Vegas Associates                 1,334,210  3140 Polaris Avenue
359              2   Upper Knollwood Townhouses                 1,316,991  25 Knollwood Drive
360              2   789 West End Avenue                        1,298,454  789 West End Avenue
361              1   KeyBank Corvallis                          1,297,158  1817 North West 9th Street
362              1   Cyrus-Coral, LLC                           1,294,339  2465 Coral Street
363              2   35 East Tenants Corp.                      1,285,604  35 East 30th Street
364              2   Gibbs Street Apartments                    1,273,299  811-923 Gibbs Street
365              2   Desert Breeze Villas                       1,270,338  1554-1566 North Palm Canyon Drive
366              1   AIP - 2040 Steel Drive                     1,244,686  2040 Steel Drive
367              2   North Ridge Apartments                     1,227,208  1000 West State Line Road
368              1   Crossroads Shopping Center                 1,197,376  3125 Roswell Road
369              1   1622 Walter Street (Triple C Electric)     1,179,905  1622 Walter Street
370              1   Brill Retail                               1,171,583  14 East Central Entrance
371              1   Holland South Building                     1,152,817  3420 Holland Road
372              1   4404-4414 University Avenue                1,147,298  4404-4414 University Avenue
373              1   CVS & Advance Auto                         1,144,857  9137 & 9139 Middlebrook Pike
374              1   The Schwartz Building                      1,143,025  3705-3707 West Maple Road
375              2   University View & Sinclair Apartments      1,141,515  5226 and 5236 22nd Avenue Northeast
376              2   Desert Point Apartments                    1,120,583  12 North Country Club Road
377              1   Oak Forest Center                          1,097,377  704 West State Road 436
378              2   45-53 Cabrini Owners Corp.                 1,096,788  45-53 Cabrini Boulevard
379              2   Holiday Home MH-RV Park                    1,096,599  349-351 Palm Canyon Drive
380              2   Oak Square Apartments                      1,096,561  343 West Oak Avenue
381              1   AIP - 1122 Old Chattahoochee               1,095,332  1122 Old Chattahoochee Avenue
382              2   Shepard Lofts                              1,094,573  5017 Cornish Street
383              2   838 Greenwich St. Corp.                    1,094,408  838 Greenwich Street
384              1   2nd Attic Self Storage                     1,092,323  540-580 Swinehart Road
385              2   Westwater Commons                          1,086,917  380 North Broadway
386              2   Parkway Owners Inc                         1,082,812  1910 Pelham Parkway South
387              2   81-05 Tenants LTD                          1,070,070  81-05/15 35th Avenue & 34-49 81st Street
388              2   Cromwell Apartments                        1,055,949  1734-1756 Cromwell & 526 Zahn Drive
389              2   11 East 92nd Street Tenants Corp.          1,000,000  11 East 92nd Street
390              2   No. 24 Gramercy Park, Inc.                 1,000,000  24 Gramercy Park South a/k/a 134-136 East 20th Street
391              2   100 South Ocean Ave. Realty Corp.            994,463  100 South Ocean Avenue
392              1   University Towne Center II                   993,644  3117 Southwest 34th Street
393              2   Crosby Square Apartments                     973,170  15016 FM 2100
394              1   1390-1400 Park Street                        971,993  1390-1400 Park Street
395              1   Main Street Shopping Center                  958,035  8017 Old Spanish Trail
396              1   Northpointe Professional Center              948,672  8815 Dyer Street
397              2   Carolyn Court Owners, Inc.                   942,444  314 Livingston Avenue
398              1   Grapevine Retail Center                      938,000  600 West Northwest Highway
399              2   Courtland Glen Cooperative, Inc.             895,839  388, 394 and 398 Courtland Avenue
400              2   Country Falls Apartments                     872,381  271 Owego Street
401              2   Mayland Manor Apartments                     847,347  1575-1583 Mayfair Boulevard & 5839-5845 Marnell Avenue
402              2   3755 Owners Ltd.                             838,509  3755 Henry Hudson Parkway
403              2   Jeffersonian Jay Street Corp.                825,000  8-12 Jay Street
404              2   3206 Ellwood Avenue Apartments               822,488  3206 Ellwood Avenue
405              2   Anthony and Garden Apartments                740,000  26 and 32 Anthony Avenue
406              1   9610 Winter Gardens Boulevard                726,778  9610 Winter Gardens Boulevard
407              2   Oxford Gardens                               725,620  1436 Midland Ave
408              2   920 Fifth Avenue Corp                        675,000  920 Fifth Avenue
409              2   431 West 54th Street, Inc.                   595,970  431 West 54th Street
410              2   Jefferson Apartments                         587,529  1003-1021 South Jefferson Street

              LOAN
 #   CROSSED  GROUP  PROPERTY NAME                           CITY                 COUNTY               STATE   ZIP CODE
 -   -------  -----  -------------                           ----                 ------               -----   --------
346              1   Rainbow Village                         Las Vegas            Clark                  NV      89113
347              2   Buffington Arms Apartments              Huntington           Cabell                 WV      25703
348              2   River Glen Tenant Corp                  Hastings-on-Hudson   Westchester            NY      10706
349              2   Ferndale Apartments                     Ferndale             Oakland                MI      48220
350              2   Oak Shades MHP                          Disputanta           Prince George          VA      23842
351              2   Green Acres Mobile Home Park            Petersburg           Dinwiddie              VA      23803
352              2   Woodview Apartments                     Streetsboro          Portage                OH      44241
353              1   Hollywood Video Plaza                   Orlando              Orange                 FL      32818
354              1   South Park Plaza                        Las Vegas            Clark                  NV      89119
355              1   Jamboree Plaza Auto Center              Tustin               Orange                 CA      92780
356              1   Bear River Self Storage                 Grass Valley         Nevada                 CA      95949
357              2   Mark Embers Apartments                  Austin               Travis                 TX      78705
358              1   Equus Las Vegas Associates              Las Vegas            Clark                  NV      89102
359              2   Upper Knollwood Townhouses              Rapid City           Rapid City             SD      57701
360              2   789 West End Avenue                     New York             New York               NY      10025
361              1   KeyBank Corvallis                       Corvallis            Benton                 OR      97330
362              1   Cyrus-Coral, LLC                        Vista                San Diego              CA      92081
363              2   35 East Tenants Corp.                   New York             New York               NY      10016
364              2   Gibbs Street Apartments                 Maumee               Lucas                  OH      43537
365              2   Desert Breeze Villas                    Palm Springs         Riverside              CA      92262
366              1   AIP - 2040 Steel Drive                  Tucker               DeKalb                 GA      30084
367              2   North Ridge Apartments                  Toledo               Lucas                  OH      43612
368              1   Crossroads Shopping Center              Marietta             Cobb                   GA      30067
369              1   1622 Walter Street (Triple C Electric)  Ventura              Ventura                CA      93003
370              1   Brill Retail                            Duluth               St. Louis              MN      55811
371              1   Holland South Building                  Virginia Beach       Virginia Beach City    VA      23452
372              1   4404-4414 University Avenue             San Diego            San Diego              CA      92105
373              1   CVS & Advance Auto                      Knoxville            Knox                   TN      37923
374              1   The Schwartz Building                   Bloomfield Township  Oakland                MI      48301
375              2   University View & Sinclair Apartments   Seattle              King                   WA      98105
376              2   Desert Point Apartments                 Santa Teresa         Dona Ana               NM      88008
377              1   Oak Forest Center                       Alamonte Springs     Seminole               FL      32714
378              2   45-53 Cabrini Owners Corp.              New York             New York               NY      10033
379              2   Holiday Home MH-RV Park                 Borrego Springs      San Diego              CA      92004
380              2   Oak Square Apartments                   Wake Forest          Wake                   NC      27587
381              1   AIP - 1122 Old Chattahoochee            Atlanta              Fulton                 GA      30318
382              2   Shepard Lofts                           Houston              Harris                 TX      77007
383              2   838 Greenwich St. Corp.                 New York             New York               NY      10014
384              1   2nd Attic Self Storage                  Boyertown            Montgomery             PA      19512
385              2   Westwater Commons                       Yonkers              Westchester            NY      10701
386              2   Parkway Owners Inc                      New York             Bronx                  NY      10461
387              2   81-05 Tenants LTD                       Jackson Heights      Queens                 NY      11372
388              2   Cromwell Apartments                     Akron                Summit                 OH      44313
389              2   11 East 92nd Street Tenants Corp.       New York             New York               NY      10128
390              2   No. 24 Gramercy Park, Inc.              New York             New York               NY      10003
391              2   100 South Ocean Ave. Realty Corp.       Freeport             Nassau                 NY      11520
392              1   University Towne Center II              Gainesville          Alachua                FL      32608
393              2   Crosby Square Apartments                Crosby               Harris                 TX      77532
394              1   1390-1400 Park Street                   Hartford             Hartford               CT      06106
395              1   Main Street Shopping Center             Houston              Harris                 TX      77025
396              1   Northpointe Professional Center         El Paso              El Paso                TX      79904
397              2   Carolyn Court Owners, Inc.              Mamaroneck           Westchester            NY      10549
398              1   Grapevine Retail Center                 Grapevine            Tarrant                TX      76051
399              2   Courtland Glen Cooperative, Inc.        Stamford             Fairfield              CT      06906
400              2   Country Falls Apartments                Montour Falls        Schuyler               NY      14865
401              2   Mayland Manor Apartments                Mayfield Heights     Cuyahoga               OH      44124
402              2   3755 Owners Ltd.                        Riverdale            Bronx                  NY      10463
403              2   Jeffersonian Jay Street Corp.           New York             New York               NY      10013
404              2   3206 Ellwood Avenue Apartments          Richmond             Richmond City          VA      23221
405              2   Anthony and Garden Apartments           Cheektowaga          Erie                   NY      14225
406              1   9610 Winter Gardens Boulevard           Lakeside             San Diego              CA      92040
407              2   Oxford Gardens                          Bronxville           Westchester            NY      10708
408              2   920 Fifth Avenue Corp                   New York             New York               NY      10021
409              2   431 West 54th Street, Inc.              New York             New York               NY      10019
410              2   Jefferson Apartments                    Allentown            Lehigh                 PA      18103

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                            CUT-OFF DATE
              LOAN                                            PRINCIPAL
 #   CROSSED  GROUP  PROPERTY NAME                           BALANCE (1)    ADDRESS
 -   -------  -----  -------------                           -----------    -------
411              2   Charlton Cooperative Corp.              $    576,112   112 Charlton Street
412              2   80/Columbus Owners Corp.                     548,628   121-123 West 80th Street
413              2   204-206 Owners Corp.                         491,150   204-206 West 10th Street
414              2   Fumoha Development Corp.                     424,071   141 West 26th Street
415              2   1608 Ocean Parkway Owners Corp.              417,756   1608 Ocean Parkway
416              2   Phosphorus Crackled Roseville Corp.          323,620   52 White Street
417              2   557 3rd Owners Corp.                         169,143   557 Third Street

              LOAN
 #   CROSSED  GROUP  PROPERTY NAME                           CITY                 COUNTY               STATE   ZIP CODE
 -   -------  -----  -------------                           ----                 ------               -----   --------
411              2   Charlton Cooperative Corp.              New York             New York              NY      10014
412              2   80/Columbus Owners Corp.                New York             New York              NY      10024
413              2   204-206 Owners Corp.                    New York             New York              NY      10014
414              2   Fumoha Development Corp.                New York             New York              NY      10001
415              2   1608 Ocean Parkway Owners Corp.         Brooklyn             Kings                 NY      11230
416              2   Phosphorus Crackled Roseville Corp.     New York             New York              NY      10013
417              2   557 3rd Owners Corp.                    Brooklyn             Kings                 NY      11215

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY CENTRO WATT POOL B, CENTRO WATT POOL A AND CENTRO WATT POOL C ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY PRANKE PORTFOLIO, PRANKE DURAND SHOPPING CENTER, PRANKE S. 76TH STREET SHOPPING CENTER, PRANKE NATIONAL AVENUE SHOPPING CENTER, PRANKE STATE STREET SHOPPING CENTER, PRANKE OAKLAND AVENUE SHOPPING CENTER AND PRANKE UNIVERSITY AVENUE SHOPPING CENTER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BOOTHBAY RITE AID, MANCHESTER RITE AID, DEXTER RITE AID AND MILO RITE AID ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY NC MHP PORTFOLIO - PINE TERRACE AND NC MHP PORTFOLIO - LAKEVIEW ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2) THE 230 PARK AVENUE MORTGAGE LOAN IS EVIDENCED BY A $280,000,000 MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE TRUST FUND. THERE ARE THREE ADDITIONAL SUBORDINATE MEZZANINE LOANS IN THE AMOUNT OF $110,000,000, $155,000,000 AND $20,000,000 SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER. THE MEZZANINE LOANS HAVE STANDARD LENDER PROTECTION AND ARE SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS.
(3) THE SAINT LOUIS GALLERIA WHOLE LOAN HAS AN ORIGINAL MORTGAGE LOAN BALANCE OF $252,000,000. THE WHOLE LOAN IS COMPRISED OF AN A-NOTE OF $180,000,000 AND THREE PARI-PASSU SUBORDINATE B-NOTES IN THE AMOUNTS OF $36,000,000, $25,000,000 AND $11,000,000 EACH. THE B-NOTES WILL BE STRUCTURED AS CONTROLLING B-NOTES GIVING THE HOLDER OF THE B-NOTES STANDARD DIRECTING CLASS CERTIFICATE-HOLDER RIGHTS, INCLUDING BUT NOT LIMITED TO THE RIGHT TO APPOINT THE SPECIAL SERVICER. THE A-NOTE IS BEING SECURITIZED AND IS EXPECTED TO BE SHADOW RATED INVESTMENT GRADE BY THE RATING AGENCIES. ALL CALCULATIONS ARE BASED ON THE A-NOTE ONLY.
(4) THE CUT-OFF BALANCE IS THE POOLED PORTION ONLY. THE CARLTON COURT LOAN HAS A TOTAL CUT-OFF DATE PRINCIPAL BALANCE OF $21,400,000, COMPRISED OF A $19,530,000 POOLED PORTION AND A $1,870,000 NON-POOLED PORTION THAT IS COLLATERAL FOR THE CLASS [CCA] CERTIFICATES AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "DESCRIPTION OF MORTGAGE ASSETS AND RELATED MORTGAGE PROPERTIES."

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                     CUT-OFF DATE                                          UNITS/
                LOAN                                                  PRINCIPAL                         PROPERTY           SQ.FT
 #    CROSSED  GROUP  PROPERTY NAME                                  BALANCE (1)    PROPERTY TYPE       SUB-TYPE           ROOMS
 -    -------  -----  -------------                                  -----------    -------------       --------           -----
 1               1    230 Park Avenue                              $ 280,000,000(4) Office                 CBD             1,217,986
 2               1    Saint Louis Galleria                           178,272,278(5) Retail               Anchored            470,045
 3a      A       1    Park Hills Plaza                                21,000,000    Retail               Anchored            279,856
 3b      A       1    Highridge Plaza Shopping Center                 16,560,000    Retail               Anchored             88,501
 3c      A       1    County Line Plaza                                9,000,000    Retail               Anchored            175,079
 3d      A       1    Park Plaza                                       4,850,000    Retail               Anchored             46,495
 3e      A       1    Springfield Supermarket                          3,760,000    Retail               Anchored             32,209
 3f      A       1    550 W. Germantown Pike                           2,210,000    Retail              Unanchored             3,800
 3g      A       1    Mount Carmel Plaza                               1,250,000    Retail              Unanchored            14,504
 4a      A       1    North Park Center                               14,500,000    Retail               Anchored            195,355
 4b      A       1    Collegeville Shopping Center                     9,800,000    Retail               Anchored            110,696
 4c      A       1    Cherry Square Shopping Center                    8,050,000    Retail               Anchored             75,005
 4d      A       1    Holcomb Bridge Crossing                          7,250,000    Retail               Anchored            105,420
 4e      A       1    Gilbertsville Shopping Center                    5,440,000    Retail               Anchored             85,748
 4f      A       1    Chalfont Village Shopping Center                 4,290,000    Retail              Unanchored            46,051
 4g      A       1    69th Street Plaza                                4,180,000    Retail               Anchored             41,561
 4h      A       1    New Holland Plaza                                2,600,000    Retail               Anchored             65,730
 5a      A       1    Whitemarsh Plaza                                13,650,000    Retail               Anchored             67,476
 5b      A       1    Killingly Plaza                                 10,400,000    Retail               Anchored             75,376
 5c      A       1    North Ridge Plaza                                9,280,000    Mixed Use         Retail/Office           42,131
 5d      A       1    Bensalem Square                                  9,000,000    Retail               Anchored             72,148
 5e      A       1    Culpeper Town Square                             7,200,000    Retail               Anchored            137,563
 5f      A       1    Magnolia Plaza Shopping Center                   4,750,000    Retail               Anchored            104,539
 5g      A       1    Port Washington                                    800,000    Retail               Anchored             19,600
 6               1    8201 Greensboro Drive                           76,000,000    Office               Suburban            360,854
 7a              1    Lincoln Boulevard Office Building                6,836,599    Office               Suburban             57,542
 7b              1    Market Street                                    6,772,827    Mixed Use         Office/Retail           53,577
 7c              1    Otay Mesa Truck Parking                          6,429,500    Other                Parking         41.48 acres
 7d              1    Yorba Linda - Retail                             6,427,000    Retail               Anchored             78,401
 7e              1    Balboa Village                                   4,736,126    Retail               Anchored             35,911
 7f              1    East Main Auto Plaza                             4,357,843    Retail              Unanchored            43,795
 7g              1    Providence Hill                                  3,965,367    Office               Suburban             46,897
 7h              1    Otay Mesa Truck Parking (27.86 acres)            3,398,500    Other                Parking         27.86 acres
 7i              1    Airway Trade Center                              3,086,820    Industrial             N/A               121,056
 7j              1    University Avenue Office                         2,750,000    Office               Suburban             36,349
 7k              1    Hampton Creek Apartments                         2,694,932    Multifamily        Conventional              100
 7l              1    Stanton Office Plaza                             1,925,000    Office               Suburban             32,003
 7m              1    1764 Congress Office Building (WPB No. 1)        1,815,000    Office               Suburban             19,770
 7n              1    Border Warehouse (West Frontage Road)            1,760,000    Industrial             N/A                68,884
 7o              1    Mid Cajon Apartments                             1,705,000    Multifamily        Conventional               22
 7p              1    1760 Congress Office Building (Florida
                      No. 8)                                           1,705,000    Office               Suburban             21,160
 7q              1    Village Corner                                   1,500,000    Retail              Unanchored            15,910
 7r              1    Terrace View Center                              1,485,000    Retail               Anchored             15,850
 7s              1    Roberts Street Office Building                   1,167,939    Office               Suburban             27,273
 7t              1    Otay Mesa Truck Parking (7.12 acres)             1,083,250    Other                Parking          7.12 acres
 7u              1    Victoria Towne Square Apartments                 1,045,000    Multifamily        Conventional               80
 7v              1    Border Warehouse (West La Quinta Road)             990,000    Industrial             N/A                43,005
 7w              1    100 Prospect Street                                924,303    Multifamily        Conventional               44
 7x              1    25-27 Imlay Apartments                             646,216    Multifamily        Conventional               30
 7y              1    1756 Congress Office (Florida #2)                  615,852    Office               Suburban             19,924
 7z              1    843 Farmington Avenue                              176,926    Multifamily        Conventional               15
 8               1    Montgomery Park I                               65,000,000    Office               Suburban            678,076
 9               2    Colinas del Sol                                 48,500,000    Multifamily        Conventional              752
10a              1    Radisson-Annapolis                              21,500,000    Hotel              Full Service              219
10b              1    Hilton-Grand Rapids Airport                     10,800,000    Hotel              Full Service              224
10c              1    Courtyard by Marriott-Durham                    10,500,000    Hotel            Limited Service             146
 11              1    Westgate West                                   41,000,000    Retail               Anchored            235,766
 12              1    Residence Inn by Marriott Capitol Hill          40,500,000    Hotel            Limited Service             233
 13              1    Carlsbad Hilton Garden Inn                      35,429,842    Hotel              Full Service              161
 14              1    Park Oaks Shopping Center                       29,000,016    Retail               Anchored            110,074
 15              1    Hanes Point Shopping Center                     26,475,000    Retail               Anchored            237,834
 16              1    Wells Headquarters                              24,941,160    Office               Suburban            143,767

                LOAN                                                 FEE/                    YEAR           OCCUPANCY
 #    CROSSED  GROUP  PROPERTY NAME                                LEASEHOLD    YEAR BUILT  RENOVATED  RATE AT U/W (2), (3)
 -    -------  -----  -------------                                ---------    ----------  ---------  --------------------
 1               1    230 Park Avenue                                 Fee          1929      2005              89%
 2               1    Saint Louis Galleria                            Fee          1986      2005              95%
 3a      A       1    Park Hills Plaza                                Fee          1976      N/A               93%
 3b      A       1    Highridge Plaza Shopping Center                 Fee          1977      N/A              100%
 3c      A       1    County Line Plaza                               Fee          1975      N/A               99%
 3d      A       1    Park Plaza                                      Fee          1986      N/A               93%
 3e      A       1    Springfield Supermarket                         Fee          1962      N/A              100%
 3f      A       1    550 W. Germantown Pike                          Fee          2004      N/A              100%
 3g      A       1    Mount Carmel Plaza                              Fee          1975      N/A              100%
 4a      A       1    North Park Center                               Fee          1988      N/A               96%
 4b      A       1    Collegeville Shopping Center                    Fee          1978      2003             100%
 4c      A       1    Cherry Square Shopping Center                   Fee          1990      N/A              100%
 4d      A       1    Holcomb Bridge Crossing                         Fee          1989      N/A               96%
 4e      A       1    Gilbertsville Shopping Center                   Fee          1975      N/A               96%
 4f      A       1    Chalfont Village Shopping Center                Fee          1989      N/A               96%
 4g      A       1    69th Street Plaza                               Fee          1975      N/A               97%
 4h      A       1    New Holland Plaza                               Fee          1986      N/A               92%
 5a      A       1    Whitemarsh Plaza                                Fee          1956      N/A              100%
 5b      A       1    Killingly Plaza                                 Fee          1989      N/A              100%
 5c      A       1    North Ridge Plaza                               Fee          1958      1977              94%
 5d      A       1    Bensalem Square                                 Fee          1984      N/A              100%
 5e      A       1    Culpeper Town Square                            Fee          1965      1990              90%
 5f      A       1    Magnolia Plaza Shopping Center                  Fee          1987      N/A               68%
 5g      A       1    Port Washington                              Leasehold       1969      N/A              100%
 6               1    8201 Greensboro Drive                           Fee          1984      2003              99%
 7a              1    Lincoln Boulevard Office Building               Fee          1981      N/A               95%
 7b              1    Market Street                                   Fee          1917      1994              81%
 7c              1    Otay Mesa Truck Parking                         Fee          1998      N/A              100%
 7d              1    Yorba Linda - Retail                            Fee          1964      1990             100%
 7e              1    Balboa Village                                  Fee          1987      N/A              100%
 7f              1    East Main Auto Plaza                            Fee          1955      N/A              100%
 7g              1    Providence Hill                                 Fee          1985      N/A               77%
 7h              1    Otay Mesa Truck Parking (27.86 acres)           Fee          1998      N/A              100%
 7i              1    Airway Trade Center                             Fee          1989      N/A              100%
 7j              1    University Avenue Office                        Fee          1972      N/A              100%
 7k              1    Hampton Creek Apartments                        Fee          1972      N/A               85%
 7l              1    Stanton Office Plaza                            Fee          1976      2004              99%
 7m              1    1764 Congress Office Building (WPB No. 1)       Fee          1990      N/A              100%
 7n              1    Border Warehouse (West Frontage Road)           Fee          1991      N/A              100%
 7o              1    Mid Cajon Apartments                            Fee          1992      N/A              100%
 7p              1    1760 Congress Office Building (Florida
                      No. 8)                                          Fee          1988      N/A              100%
 7q              1    Village Corner                                  Fee          1987      N/A              100%
 7r              1    Terrace View Center                             Fee          1991      N/A              100%
 7s              1    Roberts Street Office Building                  Fee          1987      N/A              100%
 7t              1    Otay Mesa Truck Parking (7.12 acres)            Fee          1998      N/A              100%
 7u              1    Victoria Towne Square Apartments                Fee          1974      N/A               95%
 7v              1    Border Warehouse (West La Quinta Road)          Fee          1990      N/A               90%
 7w              1    100 Prospect Street                             Fee          1969      N/A               84%
 7x              1    25-27 Imlay Apartments                          Fee          1965      N/A               90%
 7y              1    1756 Congress Office (Florida #2)               Fee          1989      N/A               44%
 7z              1    843 Farmington Avenue                           Fee          1925      N/A              100%
 8               1    Montgomery Park I                               Fee          1921      1989              78%
 9               2    Colinas del Sol                                 Fee          1994      2000              97%
10a              1    Radisson-Annapolis                              Fee          1961      2004              66%
10b              1    Hilton-Grand Rapids Airport                     Fee          1979      2004              71%
10c              1    Courtyard by Marriott-Durham                    Fee          1997      N/A               68%
 11              1    Westgate West                                   Fee          1962      1996              98%
 12              1    Residence Inn by Marriott Capitol Hill          Fee          2005      N/A               80%
 13              1    Carlsbad Hilton Garden Inn                      Fee          2000      N/A               82%
 14              1    Park Oaks Shopping Center                       Fee          1961      2001              95%
 15              1    Hanes Point Shopping Center                     Fee          1998      2005              99%
 16              1    Wells Headquarters                              Fee          1998      N/A              100%

                LOAN                                                  DATE OF
 #    CROSSED  GROUP  PROPERTY NAME                            OCCUPANCY RATE (2), (3)  APPRAISED VALUE
 -    -------  -----  -------------                            -----------------------  ---------------
 1               1    230 Park Avenue                                  9/30/2005        $   730,000,000
 2               1    Saint Louis Galleria                             11/30/2005           336,000,000
 3a      A       1    Park Hills Plaza                                 10/31/2005            25,900,000
 3b      A       1    Highridge Plaza Shopping Center                  12/2/2005             20,300,000
 3c      A       1    County Line Plaza                                12/2/2005             12,800,000
 3d      A       1    Park Plaza                                       12/2/2005              5,750,000
 3e      A       1    Springfield Supermarket                          12/2/2005              4,700,000
 3f      A       1    550 W. Germantown Pike                           12/2/2005              2,700,000
 3g      A       1    Mount Carmel Plaza                               12/2/2005              1,500,000
 4a      A       1    North Park Center                                12/2/2005             17,500,000
 4b      A       1    Collegeville Shopping Center                     12/2/2005             14,300,000
 4c      A       1    Cherry Square Shopping Center                    12/2/2005              9,500,000
 4d      A       1    Holcomb Bridge Crossing                          12/2/2005              8,600,000
 4e      A       1    Gilbertsville Shopping Center                    12/2/2005              6,800,000
 4f      A       1    Chalfont Village Shopping Center                 12/2/2005              5,300,000
 4g      A       1    69th Street Plaza                                12/2/2005              5,300,000
 4h      A       1    New Holland Plaza                                12/2/2005              3,100,000
 5a      A       1    Whitemarsh Plaza                                 12/2/2005             18,300,000
 5b      A       1    Killingly Plaza                                  12/2/2005             12,500,000
 5c      A       1    North Ridge Plaza                                12/2/2005             11,600,000
 5d      A       1    Bensalem Square                                  12/2/2005             11,700,000
 5e      A       1    Culpeper Town Square                             12/2/2005              8,500,000
 5f      A       1    Magnolia Plaza Shopping Center                   10/31/2005             5,700,000
 5g      A       1    Port Washington                                  12/2/2005              1,000,000
 6               1    8201 Greensboro Drive                            11/1/2005            101,600,000
 7a              1    Lincoln Boulevard Office Building                 8/1/2005             13,500,000
 7b              1    Market Street                                    10/1/2005             16,300,000
 7c              1    Otay Mesa Truck Parking                          10/1/2005             18,370,000
 7d              1    Yorba Linda - Retail                              9/1/2005             12,800,000
 7e              1    Balboa Village                                    8/1/2005              8,800,000
 7f              1    East Main Auto Plaza                              9/1/2005              8,200,000
 7g              1    Providence Hill                                  10/1/2005              9,900,000
 7h              1    Otay Mesa Truck Parking (27.86 acres)             9/2/2005              9,710,000
 7i              1    Airway Trade Center                              8/31/2005              8,100,000
 7j              1    University Avenue Office                          9/2/2005              5,000,000
 7k              1    Hampton Creek Apartments                         8/31/2005              6,000,000
 7l              1    Stanton Office Plaza                             10/12/2005             3,500,000
 7m              1    1764 Congress Office Building (WPB No. 1)         9/2/2005              3,300,000
 7n              1    Border Warehouse (West Frontage Road)            8/31/2005              3,200,000
 7o              1    Mid Cajon Apartments                             10/6/2005              3,100,000
 7p              1    1760 Congress Office Building (Florida
                      No. 8)                                            9/2/2005              3,100,000
 7q              1    Village Corner                                   9/30/2005              2,000,000
 7r              1    Terrace View Center                              10/4/2005              2,700,000
 7s              1    Roberts Street Office Building                    9/1/2005              2,400,000
 7t              1    Otay Mesa Truck Parking (7.12 acres)              9/2/2005              3,095,000
 7u              1    Victoria Towne Square Apartments                  7/1/2005              1,900,000
 7v              1    Border Warehouse (West La Quinta Road)           8/31/2005              2,200,000
 7w              1    100 Prospect Street                              8/31/2005              1,825,000
 7x              1    25-27 Imlay Apartments                           8/31/2005              1,175,000
 7y              1    1756 Congress Office (Florida #2)                11/11/2005             2,800,000
 7z              1    843 Farmington Avenue                            8/31/2005                725,000
 8               1    Montgomery Park I                                11/15/2005            88,000,000
 9               2    Colinas del Sol                                  11/29/2005            62,000,000
10a              1    Radisson-Annapolis                                  N/A                39,200,000(6)
10b              1    Hilton-Grand Rapids Airport                         N/A                20,100,000(6)
10c              1    Courtyard by Marriott-Durham                        N/A                16,800,000(6)
 11              1    Westgate West                                    11/1/2005             66,300,000
 12              1    Residence Inn by Marriott Capitol Hill              N/A                58,400,000
 13              1    Carlsbad Hilton Garden Inn                          N/A                50,000,000
 14              1    Park Oaks Shopping Center                        10/21/2005            44,000,000
 15              1    Hanes Point Shopping Center                       1/9/2006             35,600,000
 16              1    Wells Headquarters                               12/13/2005            35,000,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                     CUT-OFF DATE                                          UNITS/
                LOAN                                                  PRINCIPAL                         PROPERTY           SQ.FT
 #    CROSSED  GROUP  PROPERTY NAME                                  BALANCE (1)    PROPERTY TYPE       SUB-TYPE            ROOMS
 -    -------  -----  -------------                                  -----------    -------------       --------            -----
 17              1    Southgate I                                  $  23,418,835    Office               Suburban          210,000
 18              1    The Shops at Heavenly Village                   22,400,000    Retail              Unanchored          44,892
 19              1    Corporate Gateway Center                        21,500,000    Office               Suburban          127,185
 20              1    Creekside Business Park                         21,500,000    Office               Suburban          257,267
21a              1    DR - Rockford                                    2,394,524    Retail              Unanchored          40,306
21b              1    DR - Chesapeake - 745 Battlefield                1,346,920    Retail              Unanchored          16,866
21c              1    DR - Bradenton                                   1,197,262    Retail              Unanchored          20,084
21d              1    DR - Sarasota                                    1,097,490    Retail              Unanchored          14,279
21e              1    DR - Holland                                       967,787    Retail              Unanchored          17,600
21f              1    DR - Bloomington                                   947,833    Retail              Unanchored          14,000
21g              1    DR - Tampa                                         947,833    Retail              Unanchored          14,100
21h              1    DR - St. Peters                                    922,890    Retail              Unanchored          12,000
21i              1    DR - Charleston                                    897,947    Retail              Unanchored          12,000
21j              1    DR - Bloomingdale                                  897,947    Retail              Unanchored          12,000
21k              1    DR - Orlando III - 5018 W Colonial                 813,141    Retail              Unanchored          11,960
21l              1    DR - Melbourne                                     798,175    Retail              Unanchored          12,000
21m              1    DR - Orlando II - 6237 E Colonial                  798,175    Retail              Unanchored          12,000
21n              1    DR - Lakeland                                      783,209    Retail              Unanchored          12,000
21o              1    DR - Orange City                                   773,232    Retail              Unanchored          12,000
21p              1    DR - Chesapeake II - 4207 Portsmouth               773,232    Retail              Unanchored          12,000
21q              1    DR - Ocala                                         748,289    Retail              Unanchored          12,000
21r              1    DR - Orlando - 2020 S. Orange Blossom
                        Trail                                            748,289    Retail              Unanchored          12,000
21s              1    DR - Clearwater                                    748,289    Retail              Unanchored           9,400
21t              1    DR - Lenexa                                        698,403    Retail              Unanchored          12,000
21u              1    DR - Michigan City                                 648,517    Retail              Unanchored          16,950
21v              1    DR - Venice                                        628,563    Retail              Unanchored          11,530
21w              1    DR - Rocky Mount                                   623,574    Retail              Unanchored          10,795
22a              1    Walgreens (Houston)                              6,555,670    Retail               Anchored           14,550
22b              1    Walgreens (East Norriton)                        5,464,726    Retail               Anchored           13,650
22c              1    Walgreens (Irondequoit)                          4,720,532    Retail               Anchored           14,805
22d              1    Walgreens (St. Clair Shores)                     4,419,072    Retail               Anchored           14,820
23a              1    Walgreens (Easton)                               4,722,383    Retail               Anchored           13,650
23b              1    Walgreens (Perrysburg)                           4,197,058    Retail               Anchored           14,820
23c              1    Walgreens (Columbus)                             4,111,890    Retail               Anchored           14,820
23d              1    Walgreens (Surprise)                             4,042,801    Retail               Anchored           14,820
23e              1    Walgreens (Defiance)                             3,660,868    Retail               Anchored           14,820
 24              2    Carlton Court Apartments                         19,530,00(7) Multifamily        Conventional            701
 25              1    Arrowhead Mall                                  19,250,000    Retail               Anchored          432,866
 26              2    Posada Vallarta                                 19,200,000    Multifamily        Conventional            336
 27              1    Embassy Suites Phoenix                          18,821,000    Hotel              Full Service            314
28a              1    Walgreens (Woodland Park)                        4,052,868    Retail               Anchored           13,854
28b              1    Walgreens (Searcy)                               3,864,592    Retail               Anchored           14,820
28c              1    Walgreens (Canon City)                           3,860,055    Retail               Anchored           14,820
28d              1    Walgreens (Noblesville)                          3,496,355    Retail               Anchored           14,490
28e              1    Walgreens (Sheridan)                             3,376,130    Retail               Anchored           14,550
 29              1    The Core Club                                   18,550,000    Retail              Unanchored          27,976
 30              2    Cypress Run at Tampa Palms                      18,404,627    Multifamily        Conventional            408
31a      B       1    Pranke Meadow Lane Shopping Center               1,740,000    Retail              Unanchored           6,519
31b      B       1    Pranke Capitol Drive Shopping Center             1,395,000    Retail              Unanchored           5,325
31c      B       1    Pranke Bluemound Road Shopping Center            1,326,000    Retail              Unanchored           8,920
31d      B       1    Pranke Howell Avenue Shopping Center             1,150,500    Retail              Unanchored           6,697
31e      B       1    Pranke Caddis Bend Shopping Center                 886,500    Retail              Unanchored           7,854
 32      B       1    Pranke Durand Shopping Center                    3,304,000    Retail              Unanchored          13,502
 33      B       1    Pranke S. 76th Street Shopping Center            3,197,200    Retail              Unanchored          11,651
 34      B       1    Pranke National Avenue Shopping Center           2,658,200    Retail              Unanchored           8,602
 35      B       1    Pranke State Street Shopping Center                885,600    Retail              Unanchored           4,825
 36      B       1    Pranke Oakland Avenue Shopping Center              853,000    Retail              Unanchored           5,992
 37      B       1    Pranke University Avenue Shopping Center           429,000    Retail              Unanchored           4,100
 38              1    South Plaza                                     17,740,441    Retail               Anchored           92,335
 39              1    Valley Parkway Health Center                    17,730,000    Office               Suburban           70,058
 40              1    Providence Pavilion                             17,000,000    Retail               Anchored           95,206
 41              1    The Times Building                              17,000,000    Office                 CBD             179,181

                LOAN                                                 FEE/                     YEAR          OCCUPANCY
 #    CROSSED  GROUP  PROPERTY NAME                                LEASEHOLD    YEAR BUILT  RENOVATED  RATE AT U/W (2), (3)
 -    -------  -----  -------------                                ---------    ----------  ---------  --------------------
 17              1    Southgate I                                     Fee          1980      2005             100%
 18              1    The Shops at Heavenly Village                   Fee          2002      N/A               92%
 19              1    Corporate Gateway Center                        Fee          1988      N/A               98%
 20              1    Creekside Business Park                         Fee          1999      N/A               89%
21a              1    DR - Rockford                                   Fee          1990      N/A               86%
21b              1    DR - Chesapeake - 745 Battlefield               Fee          1990      N/A              100%
21c              1    DR - Bradenton                                  Fee          1985      1993             100%
21d              1    DR - Sarasota                                   Fee          1987      1994             100%
21e              1    DR - Holland                                    Fee          1993      N/A              100%
21f              1    DR - Bloomington                                Fee          1994      N/A              100%
21g              1    DR - Tampa                                      Fee          1995      N/A              100%
21h              1    DR - St. Peters                                 Fee          1994      N/A              100%
21i              1    DR - Charleston                                 Fee          1991      N/A              100%
21j              1    DR - Bloomingdale                               Fee          1986      N/A              100%
21k              1    DR - Orlando III - 5018 W Colonial              Fee          1996      N/A              100%
21l              1    DR - Melbourne                                  Fee          1992      N/A              100%
21m              1    DR - Orlando II - 6237 E Colonial               Fee          1992      N/A              100%
21n              1    DR - Lakeland                                   Fee          1991      N/A              100%
21o              1    DR - Orange City                                Fee          1994      N/A              100%
21p              1    DR - Chesapeake II - 4207 Portsmouth            Fee          1992      N/A              100%
21q              1    DR - Ocala                                      Fee          1995      N/A              100%
21r              1    DR - Orlando - 2020 S. Orange Blossom
                        Trail                                         Fee          1991      N/A              100%
21s              1    DR - Clearwater                                 Fee          1985      N/A              100%
21t              1    DR - Lenexa                                     Fee          1990      N/A              100%
21u              1    DR - Michigan City                              Fee          1995      N/A              100%
21v              1    DR - Venice                                     Fee          1992      N/A              100%
21w              1    DR - Rocky Mount                                Fee          1994      N/A              100%
22a              1    Walgreens (Houston)                             Fee          2005      N/A              100%
22b              1    Walgreens (East Norriton)                       Fee          2006      N/A              100%
22c              1    Walgreens (Irondequoit)                         Fee          2005      N/A              100%
22d              1    Walgreens (St. Clair Shores)                    Fee          2005      N/A              100%
23a              1    Walgreens (Easton)                              Fee          2005      N/A              100%
23b              1    Walgreens (Perrysburg)                          Fee          2005      N/A              100%
23c              1    Walgreens (Columbus)                            Fee          2005      N/A              100%
23d              1    Walgreens (Surprise)                            Fee          2005      N/A              100%
23e              1    Walgreens (Defiance)                            Fee          2005      N/A              100%
 24              2    Carlton Court Apartments                        Fee          1985      N/A               88%
 25              1    Arrowhead Mall                                  Fee          1987      2003              91%
 26              2    Posada Vallarta                                 Fee          1984      2005              94%
 27              1    Embassy Suites Phoenix                          Fee          1986      2004              69%
28a              1    Walgreens (Woodland Park)                       Fee          2005      N/A              100%
28b              1    Walgreens (Searcy)                              Fee          2005      N/A              100%
28c              1    Walgreens (Canon City)                          Fee          2005      N/A              100%
28d              1    Walgreens (Noblesville)                         Fee          2005      N/A              100%
28e              1    Walgreens (Sheridan)                            Fee          2005      N/A              100%
 29              1    The Core Club                                   Fee          2005      N/A              100%
 30              2    Cypress Run at Tampa Palms                      Fee          1987      2004              91%
31a      B       1    Pranke Meadow Lane Shopping Center              Fee          2005      N/A               84%
31b      B       1    Pranke Capitol Drive Shopping Center            Fee          1974      2003             100%
31c      B       1    Pranke Bluemound Road Shopping Center           Fee          1940      1996             100%
31d      B       1    Pranke Howell Avenue Shopping Center            Fee          2005      N/A               65%
31e      B       1    Pranke Caddis Bend Shopping Center              Fee          2004      N/A               52%
 32      B       1    Pranke Durand Shopping Center                   Fee          2005      N/A               82%
 33      B       1    Pranke S. 76th Street Shopping Center           Fee          2004      N/A              100%
 34      B       1    Pranke National Avenue Shopping Center          Fee          2003      N/A              100%
 35      B       1    Pranke State Street Shopping Center             Fee          1909      2000             100%
 36      B       1    Pranke Oakland Avenue Shopping Center           Fee          1994      N/A              100%
 37      B       1    Pranke University Avenue Shopping Center        Fee          1957      2000             100%
 38              1    South Plaza                                     Fee          2005      N/A              100%
 39              1    Valley Parkway Health Center                    Fee          1989      N/A               97%
 40              1    Providence Pavilion                             Fee          2004      N/A               96%
 41              1    The Times Building                              Fee          1972      1996              84%

                LOAN                                                  DATE OF
 #    CROSSED  GROUP  PROPERTY NAME                           OCCUPANCY RATE (2), (3)  APPRAISED VALUE
 -    -------  -----  -------------                           -----------------------  ---------------
 17              1    Southgate I                                     8/31/2006           $ 34,500,000
 18              1    The Shops at Heavenly Village                   9/30/2005             33,000,000
 19              1    Corporate Gateway Center                        12/1/2005             27,100,000
 20              1    Creekside Business Park                          8/1/2005             32,000,000
21a              1    DR - Rockford                                    8/1/2005              4,000,000
21b              1    DR - Chesapeake - 745 Battlefield                8/1/2005              2,250,000
21c              1    DR - Bradenton                                   8/1/2005              2,025,000
21d              1    DR - Sarasota                                    8/1/2005              1,870,000
21e              1    DR - Holland                                     8/1/2005              1,650,000
21f              1    DR - Bloomington                                 8/1/2005              1,575,000
21g              1    DR - Tampa                                       8/1/2005              1,580,000
21h              1    DR - St. Peters                                  8/1/2005              1,800,000
21i              1    DR - Charleston                                  8/1/2005              1,600,000
21j              1    DR - Bloomingdale                                8/1/2005              1,500,000
21k              1    DR - Orlando III - 5018 W Colonial               8/1/2005              1,335,000
21l              1    DR - Melbourne                                   8/1/2005              1,310,000
21m              1    DR - Orlando II - 6237 E Colonial                8/1/2005              1,360,000
21n              1    DR - Lakeland                                    8/1/2005              1,340,000
21o              1    DR - Orange City                                 8/1/2005              1,350,000
21p              1    DR - Chesapeake II - 4207 Portsmouth             8/1/2005              1,300,000
21q              1    DR - Ocala                                       8/1/2005              1,450,000
21r              1    DR - Orlando - 2020 S. Orange Blossom
                        Trail                                          8/1/2005              1,300,000
21s              1    DR - Clearwater                                  8/1/2005              1,280,000
21t              1    DR - Lenexa                                      8/1/2005              1,300,000
21u              1    DR - Michigan City                               8/1/2005              1,220,000
21v              1    DR - Venice                                      8/1/2005              1,050,000
21w              1    DR - Rocky Mount                                 8/1/2005              1,050,000
22a              1    Walgreens (Houston)                              3/1/2006              8,700,000
22b              1    Walgreens (East Norriton)                        3/1/2006              7,300,000
22c              1    Walgreens (Irondequoit)                          3/1/2006              6,290,000
22d              1    Walgreens (St. Clair Shores)                     3/1/2006              5,890,000
23a              1    Walgreens (Easton)                               3/1/2006              6,300,000
23b              1    Walgreens (Perrysburg)                           3/1/2006              5,565,000
23c              1    Walgreens (Columbus)                             3/1/2006              5,450,000
23d              1    Walgreens (Surprise)                             3/1/2006              5,360,000
23e              1    Walgreens (Defiance)                             3/1/2006              4,860,000
 24              2    Carlton Court Apartments                        12/28/2005            27,900,000
 25              1    Arrowhead Mall                                  1/31/2006             24,100,000
 26              2    Posada Vallarta                                 1/24/2006             24,400,000
 27              1    Embassy Suites Phoenix                             N/A                26,300,000
28a              1    Walgreens (Woodland Park)                        3/1/2006              5,400,000
28b              1    Walgreens (Searcy)                               3/1/2006              5,110,000
28c              1    Walgreens (Canon City)                           3/1/2006              5,125,000
28d              1    Walgreens (Noblesville)                          3/1/2006              4,650,000
28e              1    Walgreens (Sheridan)                             3/1/2006              4,500,000
 29              1    The Core Club                                   3/29/2004             24,300,000
 30              2    Cypress Run at Tampa Palms                      10/6/2005             24,500,000
31a      B       1    Pranke Meadow Lane Shopping Center              12/1/2005              2,700,000
31b      B       1    Pranke Capitol Drive Shopping Center            12/1/2005              2,000,000
31c      B       1    Pranke Bluemound Road Shopping Center           12/1/2005              1,800,000
31d      B       1    Pranke Howell Avenue Shopping Center            12/1/2005              2,100,000
31e      B       1    Pranke Caddis Bend Shopping Center              12/1/2005              2,400,000
 32      B       1    Pranke Durand Shopping Center                    1/1/2006              4,900,000
 33      B       1    Pranke S. 76th Street Shopping Center           12/1/2005              4,300,000
 34      B       1    Pranke National Avenue Shopping Center          12/1/2005              3,600,000
 35      B       1    Pranke State Street Shopping Center             12/1/2005              1,250,000
 36      B       1    Pranke Oakland Avenue Shopping Center           12/1/2005              1,075,000
 37      B       1    Pranke University Avenue Shopping Center        12/1/2005                760,000
 38              1    South Plaza                                     1/10/2006             22,900,000
 39              1    Valley Parkway Health Center                    12/1/2005             22,350,000
 40              1    Providence Pavilion                             10/26/2005            22,500,000
 41              1    The Times Building                               1/1/2006             21,300,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                     CUT-OFF DATE                                            UNITS/
                LOAN                                                  PRINCIPAL                         PROPERTY             SQ.FT
 #    CROSSED  GROUP  PROPERTY NAME                                  BALANCE (1)    PROPERTY TYPE       SUB-TYPE             ROOMS
 -    -------  -----  -------------                                  -----------    -------------       --------             -----
 42              1    Hilton Rialto Place Melbourne                $  16,928,808    Hotel              Full Service              237
 43              1    Village at Double Diamond                       16,800,000    Retail               Anchored             57,913
 44              1    Maple Avenue Properties                         14,954,802    Retail              Unanchored            22,777
 45              1    Holiday Inn South San Francisco                 14,582,957    Hotel              Full Service              224
46a              1    Holiday Inn                                      7,000,000    Hotel              Full Service              120
46b              1    Staybridge Suites                                7,000,000    Hotel            Limited Service              96
 47              1    Cedar - Jordan Lane Shopping Center             13,799,278    Retail               Anchored            181,735
 48              1    Parkville Commons                               13,700,000    Retail               Anchored            110,108
 49              1    The Stanley Hotel                               12,875,113    Hotel              Full Service              138
 50              1    Vinings Village SC                              12,650,000    Retail               Anchored             61,573
 51              1    Diamante Del Mar                                12,400,000    Office               Suburban             34,600
 52              1    Staybridge Suites - Eatontown                   12,163,189    Hotel              Full Service              131
 53              1    The Commons at Concord Park                     12,000,000    Office               Suburban            108,099
 54              1    Courtyard Chattanooga Downtown                  11,824,706    Hotel            Limited Service             128
 55              1    Blackstone Center                               11,500,000    Office                 CBD               122,780
56a              1    Oswego Plaza                                     5,900,000    Retail               Anchored            128,087
56b              1    The P&C Shopping Center                          5,600,000    Retail               Anchored            107,190
 57              1    Metcalf 103 Center                              11,492,418    Retail               Anchored            190,640
 58              1    The Prada Building                              11,426,358    Retail              Unanchored             6,340
 59              2    Newport                                         11,200,000    Multifamily        Conventional              308
 60              1    Southbridge Crossing                            10,965,737    Retail               Anchored             78,762
61a              1    Pullman Industrial                               6,396,453    Industrial             N/A               224,725
61b              1    Pullman Industrial                               4,503,547    Industrial             N/A               158,222
 62              1    Crossroads Professional Building                10,485,455    Office               Suburban             69,951
 63              1    Jupiter Service Center                          10,280,000    Office               Suburban            126,485
 64              1    Carlisle Center                                 10,225,915    Retail               Anchored             90,183
 65              1    10 Park Place South                             10,100,000    Office                 CBD               136,677
66a              1    Plymouth                                         2,743,726    Industrial             N/A                54,080
66b              1    Lombard                                          2,045,323    Retail              Unanchored            20,587
66c              1    Orland Park                                      1,945,551    Retail              Unanchored            20,998
66d              1    Arlington Heights                                1,746,007    Retail              Unanchored            29,065
66e              1    Peoria                                           1,596,350    Retail              Unanchored            28,668
 67              1    Farmington Courtyard                             9,971,801    Hotel            Limited Service             203
 68              1    College Plaza                                    9,920,000    Retail               Anchored             83,711
 69              2    Rancho Santa Fe                                  9,765,000    Multifamily        Conventional              270
 70              1    Riverhill Center                                 9,700,000    Office               Suburban             94,478
 71              2    Limestone Apartments                             9,256,000    Mixed Use       Multifamily/Retail            48
 72              1    Arkansas Court                                   9,223,100    Retail              Unanchored           114,711
 73              1    Castro Commons                                   9,210,000    Office               Suburban             42,732
 74              2    Summerview Apartments                            9,187,091    Multifamily        Conventional              184
 75              2    28 East 14th Street                              9,150,000    Multifamily        Conventional                8
 76              1    Wanamaker Building 2005 - Retail                 9,000,000    Retail               Anchored            435,475
 77              1    Phoenix Ranch Market                             8,972,336    Retail               Anchored             96,847
 78              1    LaDera Shopping Center                           8,962,000    Retail               Anchored            126,012
 79              2    Tall Oaks Apartments                             8,787,771    Multifamily        Conventional              172
 80              2    Azalea Ridge Apartments                          8,700,000    Multifamily        Conventional              200
81a              1    DR-Norridge                                      1,346,935    Retail              Unanchored            12,543
81b              1    DR-Merrillville                                  1,297,049    Retail              Unanchored            15,909
81c              1    DR-Mundelein                                     1,197,276    Retail              Unanchored            19,634
81d              1    DR-Burbank                                       1,097,503    Retail              Unanchored            12,000
81e              1    DR-Joliet                                          977,775    Retail              Unanchored            16,796
81f              1    DR-Hoffman Estates                                 977,775    Retail              Unanchored            12,000
81g              1    DR-Downers Grove                                   907,934    Retail              Unanchored            12,000
81h              1    DR-Ft. Wayne                                       798,184    Retail              Unanchored            16,400
 82              1    Decatur Crossing                                 8,500,000    Retail               Anchored            100,937
83a              1    Santa Barbara Hotel Portfolio I - Inn by
                      the Harbor                                       3,489,367    Hotel            Limited Service              42
83b              1    Santa Barbara Hotel Portfolio I - Brisas
                        del Mar                                        3,489,367    Hotel            Limited Service              31
83c              1    Santa Barbara Hotel Portfolio I -
                        Colonial Beach Inn                             1,495,443    Hotel            Limited Service              23
 84              1    TownPlace Suites Knoxville                       8,346,931    Hotel            Limited Service              98
 85              2    Three Fountains Apartments                       8,236,631    Multifamily        Conventional              192
 86              1    Centerpoint IV                                   8,150,000    Office               Suburban            129,776
 87              2    Treepoint and Meadows Apartments                 8,000,000    Multifamily        Conventional              432

                LOAN                                                 FEE/                     YEAR          OCCUPANCY
 #    CROSSED  GROUP  PROPERTY NAME                                LEASEHOLD    YEAR BUILT  RENOVATED  RATE AT U/W (2), (3)
 -    -------  -----  -------------                                ---------    ----------  ---------  --------------------
 42              1    Hilton Rialto Place Melbourne                   Fee          1985      2006              71%
 43              1    Village at Double Diamond                       Fee          2004      N/A               93%
 44              1    Maple Avenue Properties                         Fee          1984      1993             100%
 45              1    Holiday Inn South San Francisco                 Fee          1969      1987              66%
46a              1    Holiday Inn                                     Fee          1998      N/A               84%
46b              1    Staybridge Suites                               Fee          1999      N/A               79%
 47              1    Cedar - Jordan Lane Shopping Center             Fee          1968      1991              96%
 48              1    Parkville Commons                               Fee          2004      N/A               93%
 49              1    The Stanley Hotel                               Fee          1909      2001              48%
 50              1    Vinings Village SC                              Fee          2003      N/A              100%
 51              1    Diamante Del Mar                                Fee          2005      N/A               87%
 52              1    Staybridge Suites - Eatontown                   Fee          2004      N/A               71%
 53              1    The Commons at Concord Park                     Fee          2001      N/A               97%
 54              1    Courtyard Chattanooga Downtown               Leasehold       2001      N/A               73%
 55              1    Blackstone Center                               Fee          1986      2001              83%
56a              1    Oswego Plaza                                    Fee          1966      2004              96%
56b              1    The P&C Shopping Center                         Fee          1969      2004              99%
 57              1    Metcalf 103 Center                              Fee          1975      N/A               93%
 58              1    The Prada Building                              Fee          1995      2005             100%
 59              2    Newport                                         Fee          1981      N/A               90%
 60              1    Southbridge Crossing                            Fee          2003      N/A               88%
61a              1    Pullman Industrial                              Fee          1996      2002             100%
61b              1    Pullman Industrial                              Fee          1996      2002             100%
 62              1    Crossroads Professional Building                Fee          2005      N/A              100%
 63              1    Jupiter Service Center                          Fee          1999      N/A               94%
 64              1    Carlisle Center                                 Fee          1996      N/A              100%
 65              1    10 Park Place South                             Fee          1929      1990              98%
66a              1    Plymouth                                        Fee          2001      N/A              100%
66b              1    Lombard                                         Fee          1985      N/A              100%
66c              1    Orland Park                                     Fee          1986      N/A              100%
66d              1    Arlington Heights                               Fee          1984      N/A              100%
66e              1    Peoria                                          Fee          1968      1995             100%
 67              1    Farmington Courtyard                            Fee          1985      2003              64%
 68              1    College Plaza                                   Fee          1983      N/A               90%
 69              2    Rancho Santa Fe                                 Fee          1985      1998              97%
 70              1    Riverhill Center                                Fee          1976      2005              89%
 71              2    Limestone Apartments                            Fee          1999      N/A               98%
 72              1    Arkansas Court                                  Fee          1985      2004              97%
 73              1    Castro Commons                               Leasehold       1993      N/A              100%
 74              2    Summerview Apartments                           Fee          1997      N/A               98%
 75              2    28 East 14th Street                             Fee          1930      1998             100%
 76              1    Wanamaker Building 2005 - Retail           Fee/Leasehold     1904      1989             100%
 77              1    Phoenix Ranch Market                            Fee          1973      2004              97%
 78              1    LaDera Shopping Center                          Fee          1986      2005              92%
 79              2    Tall Oaks Apartments                            Fee          1984      2000              93%
 80              2    Azalea Ridge Apartments                         Fee          1999      N/A               95%
81a              1    DR-Norridge                                     Fee          1986      N/A              100%
81b              1    DR-Merrillville                                 Fee          1985      N/A              100%
81c              1    DR-Mundelein                                    Fee          1986      N/A              100%
81d              1    DR-Burbank                                      Fee          1986      N/A              100%
81e              1    DR-Joliet                                       Fee          1985      N/A              100%
81f              1    DR-Hoffman Estates                              Fee          1986      N/A              100%
81g              1    DR-Downers Grove                                Fee          1984      N/A              100%
81h              1    DR-Ft. Wayne                                    Fee          1985      N/A              100%
 82              1    Decatur Crossing                                Fee          1987      1998              78%
83a              1    Santa Barbara Hotel Portfolio I - Inn by
                      the Harbor                                      Fee          1953      1998              80%
83b              1    Santa Barbara Hotel Portfolio I - Brisas
                        del Mar                                       Fee          1963      2003              76%
83c              1    Santa Barbara Hotel Portfolio I -
                        Colonial Beach Inn                            Fee          1953      2001              73%
 84              1    TownPlace Suites Knoxville                      Fee          2003      N/A               78%
 85              2    Three Fountains Apartments                      Fee          1970      1985              84%
 86              1    Centerpoint IV                                  Fee          1986      N/A               93%
 87              2    Treepoint and Meadows Apartments                Fee          1983      N/A               88%

                LOAN                                                  DATE OF
 #    CROSSED  GROUP  PROPERTY NAME                           OCCUPANCY RATE (2), (3)  APPRAISED VALUE
 -    -------  -----  -------------                           -----------------------  ---------------
 42              1    Hilton Rialto Place Melbourne                      N/A           $    24,200,000
 43              1    Village at Double Diamond                       10/31/2005            21,300,000
 44              1    Maple Avenue Properties                         10/31/2005            23,650,000
 45              1    Holiday Inn South San Francisco                    N/A                23,700,000
46a              1    Holiday Inn                                        N/A                 9,900,000
46b              1    Staybridge Suites                                  N/A                10,000,000
 47              1    Cedar - Jordan Lane Shopping Center              9/1/2005             22,400,000
 48              1    Parkville Commons                               12/29/2005            18,600,000
 49              1    The Stanley Hotel                                  N/A                20,700,000
 50              1    Vinings Village SC                              1/19/2006             16,700,000
 51              1    Diamante Del Mar                                 2/1/2006             17,200,000
 52              1    Staybridge Suites - Eatontown                      N/A                17,000,000
 53              1    The Commons at Concord Park                     11/1/2005             16,750,000
 54              1    Courtyard Chattanooga Downtown                     N/A                17,000,000
 55              1    Blackstone Center                               10/21/2005            15,300,000
56a              1    Oswego Plaza                                     4/1/2005              7,400,000
56b              1    The P&C Shopping Center                          4/1/2005              8,100,000
 57              1    Metcalf 103 Center                              12/14/2005            17,800,000
 58              1    The Prada Building                               7/1/2005             23,200,000
 59              2    Newport                                         11/21/2005            14,000,000
 60              1    Southbridge Crossing                            11/1/2005             15,260,000
61a              1    Pullman Industrial                              12/28/2005            10,800,000
61b              1    Pullman Industrial                              12/28/2005             7,450,000
 62              1    Crossroads Professional Building                12/22/2005            14,800,000
 63              1    Jupiter Service Center                          12/1/2005             13,700,000
 64              1    Carlisle Center                                 11/17/2005            13,250,000
 65              1    10 Park Place South                             10/18/2005            13,500,000
66a              1    Plymouth                                         8/1/2005              4,275,000
66b              1    Lombard                                          8/1/2005              3,300,000
66c              1    Orland Park                                      8/1/2005              3,000,000
66d              1    Arlington Heights                                8/1/2005              2,700,000
66e              1    Peoria                                           8/1/2005              2,550,000
 67              1    Farmington Courtyard                               N/A                15,900,000
 68              1    College Plaza                                   12/31/2005            13,100,000
 69              2    Rancho Santa Fe                                 10/26/2005            13,500,000
 70              1    Riverhill Center                                10/1/2005             12,250,000
 71              2    Limestone Apartments                             2/1/2006             13,240,000
 72              1    Arkansas Court                                  6/30/2005             12,600,000
 73              1    Castro Commons                                  6/28/2005             15,100,000
 74              2    Summerview Apartments                           1/24/2006             11,900,000
 75              2    28 East 14th Street                             12/31/2005            11,800,000
 76              1    Wanamaker Building 2005 - Retail                11/1/2005             17,000,000
 77              1    Phoenix Ranch Market                            11/1/2005             15,000,000
 78              1    LaDera Shopping Center                          12/14/2005            13,800,000
 79              2    Tall Oaks Apartments                             1/3/2006             11,650,000
 80              2    Azalea Ridge Apartments                         12/1/2005             10,900,000
81a              1    DR-Norridge                                      8/1/2005              1,880,000
81b              1    DR-Merrillville                                  8/1/2005              1,730,000
81c              1    DR-Mundelein                                     8/1/2005              1,825,000
81d              1    DR-Burbank                                       8/1/2005              1,540,000
81e              1    DR-Joliet                                        8/1/2005              1,425,000
81f              1    DR-Hoffman Estates                               8/1/2005              1,400,000
81g              1    DR-Downers Grove                                 8/1/2005              1,273,750
81h              1    DR-Ft. Wayne                                     8/1/2005              1,120,000
 82              1    Decatur Crossing                                 1/1/2006             14,000,000
83a              1    Santa Barbara Hotel Portfolio I - Inn by
                      the Harbor                                         N/A                 7,000,000
83b              1    Santa Barbara Hotel Portfolio I - Brisas
                        del Mar                                          N/A                 6,600,000
83c              1    Santa Barbara Hotel Portfolio I -
                        Colonial Beach Inn                               N/A                 3,100,000
 84              1    TownPlace Suites Knoxville                         N/A                11,300,000
 85              2    Three Fountains Apartments                      8/24/2005             11,070,000
 86              1    Centerpoint IV                                  8/31/2005             13,000,000
 87              2    Treepoint and Meadows Apartments                11/1/2005             13,900,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                     CUT-OFF DATE                                            UNITS/
                LOAN                                                  PRINCIPAL                         PROPERTY             SQ.FT
 #    CROSSED  GROUP  PROPERTY NAME                                  BALANCE (1)    PROPERTY TYPE       SUB-TYPE             ROOMS
 -    -------  -----  -------------                                  ------------   -------------       --------             -----
 88              1    Homewood Suites Colorado Springs             $   7,988,205    Hotel            Limited Service             104
 89              1    Embassy Suites Schaumburg                        7,928,788    Hotel              Full Service              209
 90              1    Danbury Landing                                  7,861,190    Retail               Anchored             77,972
 91              2    AIMCO Trinity Place Apartments                   7,700,000    Multifamily        Conventional              200
 92              1    Fed Ex Central Distribution Center               7,600,000    Industrial             N/A                76,822
 93              1    Fifth and Laurel                                 7,500,000    Office               Suburban             41,522
 94              1    1165 North Dupont Highway                        7,482,056    Retail               Anchored             95,717
 95              1    Tower II Office Buildings                        7,476,572    Office                 CBD               289,462
 96              2    Indian Springs                                   7,360,000    Multifamily        Conventional              232
 97              1    Comfort Inn - Newport News, VA                   7,307,410    Hotel            Limited Service             124
 98              2    501-515 First Street                             7,300,000    Multifamily        Conventional               30
 99              1    Huck Finn Shopping Center                        7,200,000    Retail               Anchored            184,708
100              1    Savi Ranch Parkway                               7,184,167    Office               Suburban             48,973
101              1    Holiday Inn Express Pasadena                     7,138,331    Hotel            Limited Service              81
102              2    Castle Bluff Apartments                          7,100,000    Multifamily        Conventional              241
103              1    250 88th Street                                  6,990,283    Retail              Unanchored             7,620
104              1    Easton III                                       6,990,199    Retail               Anchored             24,948
105              2    Lakeshore III                                    6,900,000    Multifamily        Conventional              113
106              2    Summerlin Ridge Apartments                       6,800,000    Multifamily        Conventional              120
107              2    Coronet Hall Tenants Corp.                       6,800,000    Multifamily        Cooperative               141
108              2    Royal Court Apts.                                6,700,000    Multifamily        Conventional               68
109              2    Waterford Place Apartments                       6,700,000    Multifamily        Conventional              189
110              2    Woodland Heights Apartments                      6,700,000    Multifamily        Conventional              144
111              1    Finksburg Plaza                                  6,600,000    Retail               Anchored             83,635
112              1    Boott Cotton Mills                               6,590,857    Office               Suburban             90,265
113              1    Holly Hill Plaza Shopping Center                 6,578,650    Retail               Anchored            252,345
114              1    Shady Oak Center                                 6,559,950    Mixed Use         Office/Retail           57,736
115              2    Oyster Creek Apartments                          6,480,000    Multifamily        Conventional              201
116              1    Amelon Square                                    6,469,136    Retail               Anchored            142,231
117              1    Gateway Commons                                  6,385,133    Retail              Unanchored            30,605
118              2    The Court at Northgate                           6,300,000    Multifamily        Conventional              130
119              1    North Trident-HCA                                6,291,560    Office               Suburban             39,872
120              1    Spears Building                                  6,200,000    Retail              Unanchored            16,411
121              1    Stoney Batter Office Building                    6,200,000    Office               Suburban             45,132
122              1    Winter Loeb Building                             6,185,808    Office               Suburban             55,069
123              1    Shoppes of Grove City                            6,178,903    Retail               Anchored             24,325
124              2    La Residencia &  Bonaventure Apartments          6,000,000    Multifamily        Conventional              244
125              2    111 East 85th Street Owners, Inc.                6,000,000    Multifamily        Cooperative               161
126              1    Konterra Building L                              6,000,000    Mixed Use       Office/Industrial         53,057
127              2    Tallmadge Oaks Apartments                        5,972,611    Multifamily        Conventional              190
128              1    Capitol View I                                   5,791,042    Office               Suburban             70,000
129              2    Sage Meadows Apartments                          5,770,000    Multifamily        Conventional              262
130              1    South Office Building                            5,750,000    Office               Suburban             20,084
131              1    Scripps/Poway Self Storage Facility              5,700,000    Self Storage           N/A                80,670
132              1    Hampton Inn Panama City                          5,666,103    Hotel            Limited Service              89
133              2    Dobson Springs Apartments                        5,520,000    Multifamily        Conventional              120
134              1    San Marcos Pavilion                              5,500,000    Retail              Unanchored            34,131
135              1    Cumberland Pointe Retail                         5,500,000    Retail              Unanchored            16,649
136              2    Butterfield House, Inc.                          5,500,000    Multifamily        Cooperative               104
137      C       1    Boothbay Rite Aid                                1,477,556    Retail               Anchored             11,180
138      C       1    Dexter Rite Aid                                  1,414,702    Retail               Anchored             11,180
139      C       1    Manchester Rite Aid                              1,329,900    Retail               Anchored             11,180
140      C       1    Milo Rite Aid                                    1,122,383    Retail               Anchored             11,180
141              1    The Corners Shopping Center                      5,300,000    Retail              Unanchored            56,468
142              1    Hampton Inn - Greenville, SC                     5,249,268    Hotel            Limited Service             115
143              1    Cedar-Oakland Mills Village Center               5,187,741    Retail               Anchored             58,224
144              2    The Oaks of Arlington Apartments                 5,150,000    Multifamily        Conventional              107
145              1    Western Springs Shopping Centers                 5,072,094    Retail               Anchored             27,889
146a             1    Downers Grove - 1640 75th                        1,860,745    Retail              Unanchored            22,580
146b             1    Farmington Hills                                 1,272,091    Office               Suburban              9,304
146c             1    Livonia                                            877,992    Office               Suburban             27,083
146d             1    Gainesville                                        608,608    Retail              Unanchored            10,050

                LOAN                                                 FEE/                     YEAR          OCCUPANCY
 #    CROSSED  GROUP  PROPERTY NAME                                LEASEHOLD    YEAR BUILT  RENOVATED  RATE AT U/W (2), (3)
 -    -------  -----  -------------                                ---------    ----------  ---------  --------------------
 88              1    Homewood Suites Colorado Springs                Fee          2003      N/A               77%
 89              1    Embassy Suites Schaumburg                       Fee          1983      2004              71%
 90              1    Danbury Landing                              Leasehold       1994      N/A              100%
 91              2    AIMCO Trinity Place Apartments                  Fee          1982      2000              92%
 92              1    Fed Ex Central Distribution Center              Fee          1988      N/A              100%
 93              1    Fifth and Laurel                                Fee          1989      N/A              100%
 94              1    1165 North Dupont Highway                       Fee          1993      2003             100%
 95              1    Tower II Office Buildings                       Fee          1987      N/A               84%
 96              2    Indian Springs                                  Fee          1982      N/A               99%
 97              1    Comfort Inn - Newport News, VA                  Fee          1988      N/A               73%
 98              2    501-515 First Street                            Fee          1996      N/A              100%
 99              1    Huck Finn Shopping Center                       Fee          1965      1989              95%
100              1    Savi Ranch Parkway                              Fee          1986      N/A              100%
101              1    Holiday Inn Express Pasadena                    Fee          1989      2003              75%
102              2    Castle Bluff Apartments                         Fee          1978      2002              91%
103              1    250 88th Street                                 Fee          1920      1982             100%
104              1    Easton III                                      Fee          2001      N/A              100%
105              2    Lakeshore III                                   Fee          1967      1995             100%
106              2    Summerlin Ridge Apartments                      Fee          2004      N/A               92%
107              2    Coronet Hall Tenants Corp.                      Fee          1957      2003              N/A
108              2    Royal Court Apts.                               Fee          1989      N/A               94%
109              2    Waterford Place Apartments                      Fee          1997      N/A               90%
110              2    Woodland Heights Apartments                     Fee          2005      N/A               99%
111              1    Finksburg Plaza                                 Fee          1985      2002             100%
112              1    Boott Cotton Mills                              Fee          1871      1990             100%
113              1    Holly Hill Plaza Shopping Center                Fee          1959      2000              76%
114              1    Shady Oak Center                                Fee          1985      2004              99%
115              2    Oyster Creek Apartments                         Fee          1975      2005              85%
116              1    Amelon Square                                   Fee          1990      2004              86%
117              1    Gateway Commons                                 Fee          2005      N/A               84%
118              2    The Court at Northgate                          Fee          1978      1998              99%
119              1    North Trident-HCA                               Fee          2000      N/A              100%
120              1    Spears Building                                 Fee          1890      1997             100%
121              1    Stoney Batter Office Building                   Fee          1989      N/A               82%
122              1    Winter Loeb Building                         Leasehold       1895      2002              88%
123              1    Shoppes of Grove City                           Fee          2005      N/A              100%
124              2    La Residencia &  Bonaventure Apartments         Fee          1974      2004              93%
125              2    111 East 85th Street Owners, Inc.               Fee          1971      2005              N/A
126              1    Konterra Building L                             Fee          2003      N/A               93%
127              2    Tallmadge Oaks Apartments                       Fee          1969      N/A               89%
128              1    Capitol View I                                  Fee          1990      N/A              100%
129              2    Sage Meadows Apartments                         Fee          1972      2002              89%
130              1    South Office Building                           Fee          2004      N/A              100%
131              1    Scripps/Poway Self Storage Facility             Fee          1999      N/A               92%
132              1    Hampton Inn Panama City                         Fee          2001      2004              67%
133              2    Dobson Springs Apartments                       Fee          1980      N/A               98%
134              1    San Marcos Pavilion                             Fee          1987      2003             100%
135              1    Cumberland Pointe Retail                        Fee          2005      N/A               80%
136              2    Butterfield House, Inc.                         Fee          1962      1990              N/A
137      C       1    Boothbay Rite Aid                               Fee          1996      N/A              100%
138      C       1    Dexter Rite Aid                                 Fee          1998      N/A              100%
139      C       1    Manchester Rite Aid                             Fee          1996      N/A              100%
140      C       1    Milo Rite Aid                                   Fee          1999      N/A              100%
141              1    The Corners Shopping Center                     Fee          2002      N/A              100%
142              1    Hampton Inn - Greenville, SC                    Fee          1997      N/A               73%
143              1    Cedar-Oakland Mills Village Center              Fee          1969      1998             100%
144              2    The Oaks of Arlington Apartments                Fee          1984      2001              95%
145              1    Western Springs Shopping Centers                Fee          2001      N/A              100%
146a             1    Downers Grove - 1640 75th                       Fee          1985      N/A              100%
146b             1    Farmington Hills                                Fee          1999      N/A              100%
146c             1    Livonia                                         Fee          1983      N/A              100%
146d             1    Gainesville                                     Fee          1996      N/A              100%

                LOAN                                                  DATE OF
 #    CROSSED  GROUP  PROPERTY NAME                           OCCUPANCY RATE (2), (3)  APPRAISED VALUE
 -    -------  -----  -------------                           -----------------------  ---------------
 88              1    Homewood Suites Colorado Springs                   N/A           $    11,200,000
 89              1    Embassy Suites Schaumburg                          N/A                11,900,000
 90              1    Danbury Landing                                 12/8/2005             10,500,000
 91              2    AIMCO Trinity Place Apartments                  9/13/2005              9,700,000
 92              1    Fed Ex Central Distribution Center              8/17/2005             10,500,000
 93              1    Fifth and Laurel                                9/21/2005             12,000,000
 94              1    1165 North Dupont Highway                       12/1/2005             12,200,000
 95              1    Tower II Office Buildings                       11/30/2005            11,200,000
 96              2    Indian Springs                                  11/20/2005             9,200,000
 97              1    Comfort Inn - Newport News, VA                     N/A                10,525,000
 98              2    501-515 First Street                            11/4/2005             10,500,000
 99              1    Huck Finn Shopping Center                       10/18/2005             9,300,000
100              1    Savi Ranch Parkway                              12/1/2005             10,300,000
101              1    Holiday Inn Express Pasadena                       N/A                 9,300,000
102              2    Castle Bluff Apartments                         11/14/2005             8,900,000
103              1    250 88th Street                                 1/13/2006             13,100,000
104              1    Easton III                                       1/6/2006              8,750,000
105              2    Lakeshore III                                   10/25/2005             8,800,000
106              2    Summerlin Ridge Apartments                      10/13/2005             8,550,000
107              2    Coronet Hall Tenants Corp.                         N/A                23,600,000
108              2    Royal Court Apts.                               10/19/2005             8,800,000
109              2    Waterford Place Apartments                      12/31/2005             8,550,000
110              2    Woodland Heights Apartments                     10/1/2005              9,300,000
111              1    Finksburg Plaza                                 12/19/2005             8,560,000
112              1    Boott Cotton Mills                              11/15/2005            11,900,000
113              1    Holly Hill Plaza Shopping Center                9/30/2005             10,900,000
114              1    Shady Oak Center                                12/1/2005              8,300,000
115              2    Oyster Creek Apartments                         9/27/2005              8,100,000
116              1    Amelon Square                                   11/7/2005             12,100,000
117              1    Gateway Commons                                 12/7/2005              7,700,000
118              2    The Court at Northgate                          10/1/2005             11,000,000
119              1    North Trident-HCA                               12/1/2005             10,950,000
120              1    Spears Building                                 12/31/2005             9,500,000
121              1    Stoney Batter Office Building                   12/31/2005             7,700,000
122              1    Winter Loeb Building                            12/15/2005             7,850,000
123              1    Shoppes of Grove City                           12/15/2005             8,260,000
124              2    La Residencia &  Bonaventure Apartments         11/30/2005             7,600,000
125              2    111 East 85th Street Owners, Inc.                  N/A               138,100,000
126              1    Konterra Building L                             11/10/2005             8,000,000
127              2    Tallmadge Oaks Apartments                       10/26/2005             7,600,000
128              1    Capitol View I                                  12/31/2004            11,900,000
129              2    Sage Meadows Apartments                         10/1/2005              8,300,000
130              1    South Office Building                           12/7/2005              8,300,000
131              1    Scripps/Poway Self Storage Facility             12/15/2005             8,640,000
132              1    Hampton Inn Panama City                            N/A                10,700,000
133              2    Dobson Springs Apartments                       9/17/2005              7,490,000
134              1    San Marcos Pavilion                              9/1/2005              9,750,000
135              1    Cumberland Pointe Retail                         2/2/2006              6,900,000
136              2    Butterfield House, Inc.                            N/A               182,140,000
137      C       1    Boothbay Rite Aid                               12/1/2005              2,300,000
138      C       1    Dexter Rite Aid                                 12/1/2005              2,200,000
139      C       1    Manchester Rite Aid                             12/1/2005              2,100,000
140      C       1    Milo Rite Aid                                   12/1/2005              1,800,000
141              1    The Corners Shopping Center                     10/31/2005             7,350,000
142              1    Hampton Inn - Greenville, SC                       N/A                 7,200,000
143              1    Cedar-Oakland Mills Village Center              12/31/2005             8,000,000
144              2    The Oaks of Arlington Apartments                9/22/2005              6,500,000
145              1    Western Springs Shopping Centers                11/29/2005             6,700,000
146a             1    Downers Grove - 1640 75th                        8/1/2005              2,900,000
146b             1    Farmington Hills                                 8/1/2005              1,960,000
146c             1    Livonia                                          8/1/2005              1,340,000
146d             1    Gainesville                                      8/1/2005              1,265,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                     CUT-OFF DATE                                            UNITS/
                LOAN                                                  PRINCIPAL                         PROPERTY             SQ.FT
 #    CROSSED  GROUP  PROPERTY NAME                                  BALANCE (1)    PROPERTY TYPE       SUB-TYPE             ROOMS
 -    -------  -----  -------------                                  -----------    -------------       --------             -----
146e             1    Livonia - Glendale                           $     399,087    Industrial             N/A                13,000
147              1    Mercury Village                                  5,000,000    Retail              Unanchored            29,609
148              2    Woodlands Owners, Inc.                           5,000,000    Multifamily        Cooperative               117
149              1    Cochrane Road Self Storage                       4,993,052    Self Storage           N/A                99,493
150              1    Mitre Office Building                            4,968,648    Office               Suburban             49,800
151              1    River Shoals Village                             4,953,055    Retail               Anchored             72,962
152              2    Crossview Court Apartments                       4,950,000    Multifamily        Conventional              167
153              2    Salem Arms Apartments                            4,793,330    Multifamily        Conventional              136
154              1    Palms to Pines Retail Center                     4,788,422    Retail               Anchored             37,932
155              2    Ski Lodge Apartments                             4,779,555    Multifamily        Conventional              160
156              1    All American Mini-Storage - Napa                 4,754,000    Self Storage           N/A                52,600
157              1    Farmville Town Center                            4,732,943    Retail               Anchored             49,564
158              1    Mid America Business Park                        4,713,714    Industrial             N/A               131,483
159              2    Deer Park Gardens Apartments                     4,700,000    Multifamily        Conventional              192
160              1    Seneca Center                                    4,700,000    Mixed Use       Office/Industrial         81,975
161              2    Alexander House Apartments                       4,630,305    Multifamily        Conventional              234
162              1    Capella I Shopping Center                        4,612,500    Retail               Anchored             25,800
163              1    Laurel Bay Commercial                            4,600,000    Retail              Unanchored            17,477
164              2    10 East 70th Street, Inc.                        4,500,000    Multifamily        Cooperative                47
165              1    660 Kenilworth Drive                             4,450,000    Office               Suburban             34,307
166              1    Intermountain Residence Inn Monroe               4,386,742    Hotel            Limited Service              66
167              2    245 East 87th Street Tenants Corp.               4,386,706    Multifamily        Cooperative               118
168              1    Quality Inn & Suites Nashville Airport           4,381,335    Hotel            Limited Service              94
169a             1    Ranch Market 2705 South H Street                 2,811,332    Retail               Anchored             46,050
169b             1    Ranch Market 2309 Niles Street                   1,425,605    Retail               Anchored             24,905
169c             1    Ranch Market 2225 Niles Street                      49,846    Office               Suburban              2,292
170a             1    Flamingo Jones Plaza                             2,237,737    Retail              Unanchored            10,712
170b             1    Tropicana Centre                                 1,989,099    Retail               Anchored              8,733
171              1    Stonewood Village                                4,200,000    Retail               Anchored             51,772
172              2    Orchard Springs Apartments                       4,141,644    Multifamily        Conventional              201
173              2    Mississippi Terrace                              4,135,746    Multifamily        Conventional              113
174              1    Bowling Green Plaza                              4,094,427    Retail              Unanchored            24,000
175              1    Walgreen-Lebanon                                 4,090,126    Retail               Anchored             14,820
176              2    Sierra Grande Apartments                         4,000,000    Multifamily        Conventional              179
177              1    Village in Trussville Shopping Center            4,000,000    Retail               Anchored             56,355
178              2    Post Alley                                       4,000,000    Multifamily        Conventional               59
179              1    Associated Energy Systems Building               3,990,993    Industrial             N/A                74,084
180              1    Hoover Court Shopping Center                     3,990,647    Retail              Unanchored            50,159
181              2    639 Apartments Corp.                             3,990,288    Multifamily        Cooperative                60
182              2    83rd Street Tenants, Inc.                        3,983,458    Multifamily        Cooperative                79
183              1    Atlantic/Neptune Beach Plaza                     3,983,312    Retail              Unanchored            30,900
184              1    Brentwood Self Storage                           3,925,452    Self Storage           N/A                60,825
185a             1    31935 Via Rio Temecula Road                      2,146,483    Retail              Unanchored            10,000
185b             1    3125 Vista Way                                   1,736,302    Mixed Use         Office/Retail            7,010
186              1    Hudson Corners                                   3,827,103    Retail               Anchored             37,364
187              1    Crescent Center                                  3,800,000    Retail              Unanchored            25,015
188              2    QLS Gardens Apartments                           3,741,458    Multifamily        Conventional              202
189              1    Sandy Spring Financial Center                    3,738,517    Office                 CBD                22,298
190              2    Ocean Terrace Owners, Inc.                       3,728,371    Multifamily        Cooperative               190
191              1    Lynnfield Centre                                 3,716,403    Retail              Unanchored            22,626
192              1    Claim Jumper                                     3,700,000    Retail               Anchored             11,200
193              1    Montpelier Center                                3,700,000    Retail              Unanchored            19,976
194              1    Plaza 2300                                       3,700,000    Mixed Use         Retail/Office           40,548
195              1    Ashley Oaks Shopping  Center                     3,695,058    Retail               Anchored             56,220
196              2    Treehouse Apartments                             3,691,696    Multifamily        Conventional              176
197              1    Fairfield Inn Hartsville                         3,688,418    Hotel            Limited Service              74
198              2    26 Gramercy Park Owners Corp.                    3,638,104    Multifamily        Cooperative                69
199              1    Kimberly Park Shopping Center                    3,617,061    Retail               Anchored             47,900
200              2    The Arbors                                       3,600,000    Multifamily        Conventional              200
201              1    Haverhill Business Center                        3,595,040    Industrial             N/A                47,306
202a             2    Melody Lane MHP and Mountain View MHP            2,088,430    Multifamily    Manufactured Housing          108
202b             2    Wishing Well MHP                                 1,421,327    Multifamily    Manufactured Housing           74

                LOAN                                                 FEE/                    YEAR           OCCUPANCY
 #    CROSSED  GROUP  PROPERTY NAME                                LEASEHOLD    YEAR BUILT  RENOVATED  RATE AT U/W (2), (3)
 -    -------  -----  -------------                                ---------    ----------  ---------  --------------------
146e             1    Livonia - Glendale                              Fee          1977      1983             100%
147              1    Mercury Village                                 Fee          1975      1995             100%
148              2    Woodlands Owners, Inc.                          Fee          1960      2003              N/A
149              1    Cochrane Road Self Storage                      Fee          1997      N/A               81%
150              1    Mitre Office Building                           Fee          2002      N/A              100%
151              1    River Shoals Village                            Fee          1986      N/A               98%
152              2    Crossview Court Apartments                      Fee          1971      2004              96%
153              2    Salem Arms Apartments                           Fee          1972      1999              90%
154              1    Palms to Pines Retail Center                    Fee          1976      1987             100%
155              2    Ski Lodge Apartments                            Fee          1975      1995              99%
156              1    All American Mini-Storage - Napa                Fee          1987      N/A               96%
157              1    Farmville Town Center                           Fee          2005      N/A               97%
158              1    Mid America Business Park                       Fee          2003      N/A               94%
159              2    Deer Park Gardens Apartments                    Fee          1976      2003              91%
160              1    Seneca Center                                   Fee          1984      2002             100%
161              2    Alexander House Apartments                      Fee          1974      2005              95%
162              1    Capella I Shopping Center                       Fee          2002      N/A               92%
163              1    Laurel Bay Commercial                           Fee          2003      N/A              100%
164              2    10 East 70th Street, Inc.                       Fee          1961      2001              N/A
165              1    660 Kenilworth Drive                            Fee          1979      1994             100%
166              1    Intermountain Residence Inn Monroe              Fee          2001      N/A               85%
167              2    245 East 87th Street Tenants Corp.              Fee          1965      1998              N/A
168              1    Quality Inn & Suites Nashville Airport          Fee          1996      N/A               61%
169a             1    Ranch Market 2705 South H Street                Fee          1967      2005             100%
169b             1    Ranch Market 2309 Niles Street                  Fee          1967      1999             100%
169c             1    Ranch Market 2225 Niles Street                  Fee          1947      2003             100%
170a             1    Flamingo Jones Plaza                            Fee          1988      2000             100%
170b             1    Tropicana Centre                                Fee          1997      N/A              100%
171              1    Stonewood Village                               Fee          1970      2002             100%
172              2    Orchard Springs Apartments                      Fee          1971      2005              94%
173              2    Mississippi Terrace                             Fee          1978      N/A               95%
174              1    Bowling Green Plaza                             Fee          1996      N/A              100%
175              1    Walgreen-Lebanon                                Fee          2005      N/A              100%
176              2    Sierra Grande Apartments                        Fee          1981      1985              69%
177              1    Village in Trussville Shopping Center           Fee          1982      N/A               93%
178              2    Post Alley                                      Fee          1989      2004             100%
179              1    Associated Energy Systems Building              Fee          1979      1992             100%
180              1    Hoover Court Shopping Center                    Fee          1967      2004             100%
181              2    639 Apartments Corp.                            Fee          1926      1993              N/A
182              2    83rd Street Tenants, Inc.                       Fee          1963      2004              N/A
183              1    Atlantic/Neptune Beach Plaza                    Fee          1927      2002             100%
184              1    Brentwood Self Storage                          Fee          2003      N/A               88%
185a             1    31935 Via Rio Temecula Road                     Fee          2001      N/A              100%
185b             1    3125 Vista Way                                  Fee          1995      N/A              100%
186              1    Hudson Corners                                  Fee          2005      N/A               90%
187              1    Crescent Center                                 Fee          1997      N/A              100%
188              2    QLS Gardens Apartments                          Fee          1974      2004              94%
189              1    Sandy Spring Financial Center                   Fee          1925      2003             100%
190              2    Ocean Terrace Owners, Inc.                      Fee          1962      1982              N/A
191              1    Lynnfield Centre                                Fee          1900      1992             100%
192              1    Claim Jumper                                    Fee          1988      1993             100%
193              1    Montpelier Center                               Fee          2005      N/A              100%
194              1    Plaza 2300                                      Fee          1978      2000             100%
195              1    Ashley Oaks Shopping  Center                    Fee          1985      2000             100%
196              2    Treehouse Apartments                            Fee          1973      1995             100%
197              1    Fairfield Inn Hartsville                        Fee          1998      N/A               75%
198              2    26 Gramercy Park Owners Corp.                   Fee          1920      1998              N/A
199              1    Kimberly Park Shopping Center                   Fee          1999      N/A               94%
200              2    The Arbors                                      Fee          1974      2003              86%
201              1    Haverhill Business Center                       Fee          2005      N/A              100%
202a             2    Melody Lane MHP and Mountain View MHP           Fee          1955      N/A               90%
202b             2    Wishing Well MHP                                Fee          1946      N/A               95%

                LOAN                                                  DATE OF
 #    CROSSED  GROUP  PROPERTY NAME                           OCCUPANCY RATE (2), (3)  APPRAISED VALUE
 -    -------  -----  -------------                           -----------------------  ---------------
146e             1    Livonia - Glendale                              8/1/2005         $       650,000
147              1    Mercury Village                                 9/1/2005               7,850,000
148              2    Woodlands Owners, Inc.                            N/A                 45,500,000
149              1    Cochrane Road Self Storage                     12/19/2005              9,530,000
150              1    Mitre Office Building                          8/25/2005               9,300,000
151              1    River Shoals Village                            1/1/2006               6,225,000
152              2    Crossview Court Apartments                     9/27/2005               6,450,000
153              2    Salem Arms Apartments                          1/28/2006               6,150,000
154              1    Palms to Pines Retail Center                   12/16/2005              9,100,000
155              2    Ski Lodge Apartments                           9/30/2005               6,000,000
156              1    All American Mini-Storage - Napa               1/10/2006               6,400,000
157              1    Farmville Town Center                          12/16/2005              6,100,000
158              1    Mid America Business Park                      12/1/2005               6,300,000
159              2    Deer Park Gardens Apartments                   7/14/2005               5,900,000
160              1    Seneca Center                                  10/1/2005               7,800,000
161              2    Alexander House Apartments                     9/20/2005               5,850,000
162              1    Capella I Shopping Center                      12/28/2005              6,300,000
163              1    Laurel Bay Commercial                           9/2/2005               7,000,000
164              2    10 East 70th Street, Inc.                         N/A                103,900,000
165              1    660 Kenilworth Drive                           10/14/2005              5,300,000
166              1    Intermountain Residence Inn Monroe                N/A                  6,100,000
167              2    245 East 87th Street Tenants Corp.                N/A                 82,700,000
168              1    Quality Inn & Suites Nashville Airport            N/A                  5,900,000
169a             1    Ranch Market 2705 South H Street               11/30/2005              4,195,000
169b             1    Ranch Market 2309 Niles Street                 11/30/2005              2,155,000
169c             1    Ranch Market 2225 Niles Street                 11/30/2005                 80,000
170a             1    Flamingo Jones Plaza                           7/31/2005               3,600,000
170b             1    Tropicana Centre                               7/31/2005               3,290,000
171              1    Stonewood Village                              10/31/2005              5,450,000
172              2    Orchard Springs Apartments                     11/17/2005              5,350,000
173              2    Mississippi Terrace                            10/26/2005              5,200,000
174              1    Bowling Green Plaza                            11/10/2005              5,300,000
175              1    Walgreen-Lebanon                               12/20/2005              5,450,000
176              2    Sierra Grande Apartments                       10/19/2005              7,395,000
177              1    Village in Trussville Shopping Center          9/23/2005               5,000,000
178              2    Post Alley                                     12/27/2005              5,850,000
179              1    Associated Energy Systems Building             12/12/2005              5,000,000
180              1    Hoover Court Shopping Center                   10/31/2005              5,000,000
181              2    639 Apartments Corp.                              N/A                 68,000,000
182              2    83rd Street Tenants, Inc.                         N/A                 92,850,000
183              1    Atlantic/Neptune Beach Plaza                   11/1/2005               5,615,000
184              1    Brentwood Self Storage                         10/31/2005              5,300,000
185a             1    31935 Via Rio Temecula Road                     7/1/2005               3,170,000
185b             1    3125 Vista Way                                 10/24/2005              2,590,000
186              1    Hudson Corners                                 11/17/2005              4,800,000
187              1    Crescent Center                                12/1/2005               4,710,000
188              2    QLS Gardens Apartments                          6/1/2005               4,850,000
189              1    Sandy Spring Financial Center                   1/1/2005               5,150,000
190              2    Ocean Terrace Owners, Inc.                        N/A                 34,350,000
191              1    Lynnfield Centre                               8/15/2005               4,900,000
192              1    Claim Jumper                                   1/30/2006               6,000,000
193              1    Montpelier Center                              10/13/2005              5,900,000
194              1    Plaza 2300                                     11/1/2005               4,670,000
195              1    Ashley Oaks Shopping  Center                   11/24/2005              4,925,000
196              2    Treehouse Apartments                           11/25/2005              5,770,000
197              1    Fairfield Inn Hartsville                          N/A                  5,400,000
198              2    26 Gramercy Park Owners Corp.                     N/A                 32,750,000
199              1    Kimberly Park Shopping Center                  10/1/2005               4,540,000
200              2    The Arbors                                     9/27/2005               5,800,000
201              1    Haverhill Business Center                      1/24/2006               4,600,000
202a             2    Melody Lane MHP and Mountain View MHP          1/12/2006               2,900,000
202b             2    Wishing Well MHP                               1/12/2006               2,275,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                     CUT-OFF DATE                                            UNITS/
                LOAN                                                  PRINCIPAL                         PROPERTY             SQ.FT
 #    CROSSED  GROUP  PROPERTY NAME                                  BALANCE (1)    PROPERTY TYPE       SUB-TYPE             ROOMS
 -    -------  -----  -------------                                  -----------    -------------       --------             -----
203              1    Costa Mesa Square II                         $   3,500,000    Retail               Anchored              7,784
204              1    Promenade Plaza                                  3,495,842    Retail               Anchored             59,575
205              2    Linden Hill No. 2 Cooperative Corp.              3,491,571    Multifamily        Cooperative               384
206              1    Office Depot                                     3,491,488    Retail               Anchored             15,092
207              1    Hathaway Business Park                           3,488,593    Industrial             N/A                51,890
208              1    Cathedral City Retail                            3,485,563    Retail              Unanchored            21,796
209              2    Skyline Terrace Cooperative, Inc.                3,474,813    Multifamily        Cooperative               140
210              1    Holiday Inn Express Hobby                        3,319,199    Hotel            Limited Service              70
211              2    103 Gedney Street Owners', Inc.                  3,295,852    Multifamily        Cooperative                94
212              1    Buffalo Self Storage                             3,295,458    Self Storage           N/A               132,000
213              1    Alexis Road Shopping Plaza                       3,259,690    Retail               Anchored             65,596
214              1    Copperas Cove Plaza                              3,240,589    Retail              Unanchored            18,500
215              1    Hampton Inn Simpsonville                         3,204,869    Hotel            Limited Service              84
216              1    Hesperia Town Center                             3,200,000    Retail               Anchored             59,271
217              1    Paloma Village                                   3,165,557    Office               Suburban             20,309
218              1    Amelia Market                                    3,149,525    Retail              Unanchored            27,949
219              2    Abbington Crossing III Apartments                3,100,000    Multifamily        Conventional               47
220              1    Daffodil Valley Storage                          3,090,289    Self Storage           N/A                56,520
221              2    Old Oak Square Apts                              3,082,678    Multifamily        Conventional              120
222              1    Southgate Center                                 3,030,561    Retail               Anchored             70,295
223              1    Liberty Safe and Security                        3,012,949    Industrial             N/A               204,000
224              1    Lynwood Retail                                   3,000,000    Retail              Unanchored            11,474
225              1    The Shops at Westar Strip Shopping Center        3,000,000    Retail               Anchored             13,732
226              2    40 East 88 Owners, Inc.                          3,000,000    Multifamily        Cooperative                86
227              2    510 East 86th Street Owners, Inc.                3,000,000    Multifamily        Cooperative                89
228              2    Ten Eighty Apartment Corporation                 3,000,000    Multifamily        Cooperative                53
229              1    Fairfield Inn - Lumberton, NC                    2,997,485    Hotel            Limited Service             105
230              1    Heacock Medical Center                           2,993,300    Office               Suburban             34,807
231              1    Craig Road Retail                                2,992,668    Retail              Unanchored            10,962
232              1    Millennium Center Retail                         2,990,779    Retail              Unanchored            35,200
233              1    CVS - Jersey Village, TX                         2,989,619    Retail               Anchored             13,013
234              1    Comfort Suites Prestonsburg                      2,987,057    Hotel            Limited Service              70
235              2    Evelyn Court Apartment Corp.                     2,983,968    Multifamily        Cooperative                70
236              1    Best Western Barboursville                       2,982,616    Hotel            Limited Service             129
237              2    Las Villas Apartments                            2,956,904    Multifamily        Conventional              140
238              1    7848 Cimarron, LLC                               2,918,077    Industrial             N/A                38,500
239              1    Fort Apache Shopping Center                      2,900,000    Retail              Unanchored             9,818
240              1    The Law Center                                   2,900,000    Office                 CBD                67,222
241              1    Baybrook-Kissimmee LLC                           2,887,503    Retail               Anchored             13,050
242              1    Shane Company, Store No. 25                      2,878,325    Retail              Unanchored             8,149
243              1    Reisterstown Village Center                      2,872,051    Retail               Anchored             21,545
244              1    Nimmonsburg Square                               2,860,352    Retail              Unanchored            37,082
245              1    24635 Madison Avenue                             2,834,035    Retail              Unanchored             8,580
246              1    116-118 North York Road                          2,800,000    Mixed Use         Office/Retail           15,954
247              2    Harris Garden Apartments                         2,800,000    Multifamily        Conventional              114
248              2    Park East Apartments, Inc.                       2,791,540    Multifamily        Cooperative                56
249              2    Suburbia Owners, Inc.                            2,780,118    Multifamily        Cooperative                90
250              2    San Marcos MHP                                   2,756,386    Multifamily    Manufactured Housing          147
251              1    Grant Court                                      2,700,000    Retail               Anchored             12,514
252              1    Itasca Building                                  2,600,000    Office               Suburban             81,525
253              1    Shea Professional Plaza                          2,600,000    Office               Suburban             24,509
254              2    Wagon Wheel MHP                                  2,600,000    Multifamily    Manufactured Housing           83
255              2    525 East 82 Owners Corp.                         2,600,000    Multifamily        Cooperative                89
256              2    72nd Street East Corporation                     2,600,000    Multifamily        Cooperative                41
257              1    Comfort Inn Richmond Airport                     2,592,015    Hotel            Limited Service              61
258              2    Patricia Apartments                              2,566,000    Multifamily        Conventional               54
259              2    Mulberry Acres MHP                               2,516,248    Multifamily    Manufactured Housing          180
260              2    Stephen Gardens Corp.                            2,496,599    Multifamily        Cooperative                88
261              2    Sans Souci Owners Corp.                          2,493,268    Multifamily        Cooperative               130
262              2    Kent Bentley Apartments, Inc.                    2,487,237    Multifamily        Cooperative                66
263              1    Dixie Plaza                                      2,486,374    Retail               Anchored            100,680
264              2    Savannah Terrace & Square Apartments             2,469,555    Multifamily        Conventional               90

                LOAN                                                 FEE/                     YEAR          OCCUPANCY
 #    CROSSED  GROUP  PROPERTY NAME                                LEASEHOLD    YEAR BUILT  RENOVATED  RATE AT U/W (2), (3)
 -    -------  -----  -------------                                ---------    ----------  ---------  --------------------
203              1    Costa Mesa Square II                            Fee          2004      N/A              100%
204              1    Promenade Plaza                                 Fee          1982      N/A              100%
205              2    Linden Hill No. 2 Cooperative Corp.             Fee          1953      N/A               N/A
206              1    Office Depot                                    Fee          1960      2005             100%
207              1    Hathaway Business Park                          Fee          1984      2004              92%
208              1    Cathedral City Retail                           Fee          2005      N/A               87%
209              2    Skyline Terrace Cooperative, Inc.               Fee          1959      1993              N/A
210              1    Holiday Inn Express Hobby                       Fee          2003      N/A               75%
211              2    103 Gedney Street Owners', Inc.                 Fee          1963      1995              N/A
212              1    Buffalo Self Storage                            Fee          1996      N/A               92%
213              1    Alexis Road Shopping Plaza                      Fee          1970      2004              87%
214              1    Copperas Cove Plaza                             Fee          1998      N/A              100%
215              1    Hampton Inn Simpsonville                        Fee          1998      N/A               73%
216              1    Hesperia Town Center                            Fee          1981      N/A               98%
217              1    Paloma Village                                  Fee          2005      N/A               91%
218              1    Amelia Market                                   Fee          2005      N/A              100%
219              2    Abbington Crossing III Apartments               Fee          1984      2004             100%
220              1    Daffodil Valley Storage                         Fee          2001      N/A               88%
221              2    Old Oak Square Apts                             Fee          1970      N/A               98%
222              1    Southgate Center                                Fee          1959      1984             100%
223              1    Liberty Safe and Security                       Fee          1986      N/A              100%
224              1    Lynwood Retail                                  Fee          2003      N/A              100%
225              1    The Shops at Westar Strip Shopping Center       Fee          2004      N/A               90%
226              2    40 East 88 Owners, Inc.                         Fee          1930      1985              N/A
227              2    510 East 86th Street Owners, Inc.               Fee          1958      2004              N/A
228              2    Ten Eighty Apartment Corporation                Fee          1961      2001              N/A
229              1    Fairfield Inn - Lumberton, NC                   Fee          1994      N/A               63%
230              1    Heacock Medical Center                          Fee          1980      1987             100%
231              1    Craig Road Retail                               Fee          2005      N/A              100%
232              1    Millennium Center Retail                        Fee          2000      N/A              100%
233              1    CVS - Jersey Village, TX                        Fee          2005      N/A              100%
234              1    Comfort Suites Prestonsburg                     Fee          1997      2005              72%
235              2    Evelyn Court Apartment Corp.                    Fee          1925      2004              N/A
236              1    Best Western Barboursville                      Fee          1986      2003              64%
237              2    Las Villas Apartments                           Fee          1968      2003              96%
238              1    7848 Cimarron, LLC                              Fee          1985      N/A              100%
239              1    Fort Apache Shopping Center                     Fee          2001      N/A              100%
240              1    The Law Center                                  Fee          1939      1998              99%
241              1    Baybrook-Kissimmee LLC                          Fee          1999      N/A              100%
242              1    Shane Company, Store No. 25                     Fee          1999      N/A              100%
243              1    Reisterstown Village Center                     Fee          2004      N/A              100%
244              1    Nimmonsburg Square                              Fee          1988      N/A               95%
245              1    24635 Madison Avenue                            Fee          2005      N/A              100%
246              1    116-118 North York Road                         Fee          2001      N/A              100%
247              2    Harris Garden Apartments                        Fee          1960      N/A               96%
248              2    Park East Apartments, Inc.                      Fee          1983      2000              N/A
249              2    Suburbia Owners, Inc.                           Fee          1963      2000              N/A
250              2    San Marcos MHP                                  Fee          1984      1993              97%
251              1    Grant Court                                     Fee          2005      N/A               89%
252              1    Itasca Building                                 Fee          1905      1983              85%
253              1    Shea Professional Plaza                         Fee          1974      N/A               92%
254              2    Wagon Wheel MHP                                 Fee          1963      N/A              100%
255              2    525 East 82 Owners Corp.                        Fee          1962      2005              N/A
256              2    72nd Street East Corporation                    Fee          1930      2003              N/A
257              1    Comfort Inn Richmond Airport                    Fee          1997      N/A               60%
258              2    Patricia Apartments                             Fee          1968      2002              94%
259              2    Mulberry Acres MHP                              Fee          1997      N/A               94%
260              2    Stephen Gardens Corp.                           Fee          1947      2003              N/A
261              2    Sans Souci Owners Corp.                         Fee          1954      2000              N/A
262              2    Kent Bentley Apartments, Inc.                   Fee          1964      1995              N/A
263              1    Dixie Plaza                                     Fee          1975      2005              98%
264              2    Savannah Terrace & Square Apartments            Fee          1966      2004              97%

                LOAN                                                  DATE OF
 #    CROSSED  GROUP  PROPERTY NAME                           OCCUPANCY RATE (2), (3)  APPRAISED VALUE
 -    -------  -----  -------------                           -----------------------  ---------------
203              1    Costa Mesa Square II                             7/1/2005        $     5,200,000
204              1    Promenade Plaza                                 12/9/2005              4,700,000
205              2    Linden Hill No. 2 Cooperative Corp.                N/A                70,900,000
206              1    Office Depot                                    12/9/2005              4,400,000
207              1    Hathaway Business Park                          10/13/2005             5,250,000
208              1    Cathedral City Retail                           12/30/2005             4,750,000
209              2    Skyline Terrace Cooperative, Inc.                  N/A                24,000,000
210              1    Holiday Inn Express Hobby                          N/A                 5,100,000
211              2    103 Gedney Street Owners', Inc.                    N/A                29,000,000
212              1    Buffalo Self Storage                            1/27/2006              4,430,000
213              1    Alexis Road Shopping Plaza                      12/5/2005              4,400,000
214              1    Copperas Cove Plaza                              1/3/2006              4,100,000
215              1    Hampton Inn Simpsonville                           N/A                 4,450,000
216              1    Hesperia Town Center                            11/1/2005              6,000,000
217              1    Paloma Village                                  10/31/2005             4,320,000
218              1    Amelia Market                                   11/7/2005              5,800,000
219              2    Abbington Crossing III Apartments               12/9/2005              4,200,000
220              1    Daffodil Valley Storage                         10/19/2005             4,150,000
221              2    Old Oak Square Apts                             6/16/2005              3,930,000
222              1    Southgate Center                                9/30/2005              3,875,000
223              1    Liberty Safe and Security                       12/31/2004             6,300,000
224              1    Lynwood Retail                                  1/12/2006              4,000,000
225              1    The Shops at Westar Strip Shopping Center       12/28/2005             3,900,000
226              2    40 East 88 Owners, Inc.                            N/A               133,000,000
227              2    510 East 86th Street Owners, Inc.                  N/A                98,500,000
228              2    Ten Eighty Apartment Corporation                   N/A               147,200,000
229              1    Fairfield Inn - Lumberton, NC                      N/A                 3,500,000
230              1    Heacock Medical Center                          12/27/2005             5,000,000
231              1    Craig Road Retail                               12/1/2005              4,700,000
232              1    Millennium Center Retail                        10/17/2005             3,900,000
233              1    CVS - Jersey Village, TX                        12/1/2005              3,820,000
234              1    Comfort Suites Prestonsburg                        N/A                 4,300,000
235              2    Evelyn Court Apartment Corp.                       N/A                12,000,000
236              1    Best Western Barboursville                         N/A                 5,100,000
237              2    Las Villas Apartments                           11/1/2005              4,000,000
238              1    7848 Cimarron, LLC                              12/12/2005             4,650,000
239              1    Fort Apache Shopping Center                     9/27/2005              4,250,000
240              1    The Law Center                                  12/1/2005              3,630,000
241              1    Baybrook-Kissimmee LLC                          12/31/2004             5,700,000
242              1    Shane Company, Store No. 25                     9/12/2005              4,350,000
243              1    Reisterstown Village Center                     6/29/2005              3,630,000
244              1    Nimmonsburg Square                              8/21/2005              3,600,000
245              1    24635 Madison Avenue                            8/15/2005              4,985,000
246              1    116-118 North York Road                         8/16/2005              3,700,000
247              2    Harris Garden Apartments                        9/19/2005              3,500,000
248              2    Park East Apartments, Inc.                         N/A                26,100,000
249              2    Suburbia Owners, Inc.                              N/A                16,600,000
250              2    San Marcos MHP                                  10/4/2005              3,460,000
251              1    Grant Court                                     7/25/2005              4,300,000
252              1    Itasca Building                                 9/30/2005              3,700,000
253              1    Shea Professional Plaza                         7/28/2005              3,480,000
254              2    Wagon Wheel MHP                                 11/2/2005              3,500,000
255              2    525 East 82 Owners Corp.                           N/A                38,050,000
256              2    72nd Street East Corporation                       N/A               130,200,000
257              1    Comfort Inn Richmond Airport                       N/A                 3,800,000
258              2    Patricia Apartments                             11/1/2005              4,070,000
259              2    Mulberry Acres MHP                               9/1/2005              3,170,000
260              2    Stephen Gardens Corp.                              N/A                14,300,000
261              2    Sans Souci Owners Corp.                            N/A                35,020,000
262              2    Kent Bentley Apartments, Inc.                      N/A                 7,170,000
263              1    Dixie Plaza                                      8/1/2005              3,350,000
264              2    Savannah Terrace & Square Apartments            8/29/2005              3,100,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                     CUT-OFF DATE                                            UNITS/
                LOAN                                                  PRINCIPAL                         PROPERTY             SQ.FT
 #    CROSSED  GROUP  PROPERTY NAME                                  BALANCE (1)    PROPERTY TYPE       SUB-TYPE             ROOMS
 -    -------  -----  -------------                                  -----------    -------------       --------             -----
265              2    969 Park Avenue                            $     2,446,939    Multifamily        Cooperative                68
266              2    34-15 Properties Ltd.                            2,415,245    Multifamily        Cooperative               160
267              1    311 Ed Wright Lane                               2,392,940    Industrial             N/A                44,000
268              1    Church Road Plaza                                2,370,000    Retail              Unanchored            13,670
269              2    Littlefield Apartments                           2,360,000    Multifamily        Conventional               30
270      D       2    NC MHP Portfolio - Pine Terrace                  1,197,240    Multifamily    Manufactured Housing           52
271      D       2    NC MHP Portfolio - Lakeview                      1,147,355    Multifamily    Manufactured Housing           56
272              2    Maple Crest Apartments                           2,340,471    Multifamily        Conventional              140
273a             1    AIP - 433 Bishop Street                          1,443,835    Mixed Use       Office/Industrial         32,651
273b             1    AIP - 739 Trabert Ave                              896,174    Mixed Use       Industrial/Office         14,014
274              1    Anaheim Office                                   2,300,000    Office               Suburban             54,022
275              2    Royal Marc Apartments                            2,300,000    Multifamily        Conventional               79
276a             1    AIP - 4690 Hammermill Rd                         1,394,048    Industrial             N/A                39,000
276b             1    AIP - 5979 Goshen Springs Rd.                      866,301    Industrial             N/A                40,000
277              1    AMF Shea Village                                 2,241,351    Retail               Anchored             45,015
278              2    Shores of Lake Smith                             2,233,000    Multifamily        Conventional               63
279              1    Comfort Inn Columbia                             2,190,668    Hotel            Limited Service              60
280              2    321 West 90th St. Owners Corp.                   2,184,674    Multifamily        Cooperative                50
281              2    Crestwood Manor                                  2,138,591    Multifamily        Cooperative               126
282              2    Crest Manor Housing Corp                         2,138,027    Multifamily        Cooperative               156
283              1    Sterling Master Homes Building                   2,130,000    Office               Suburban             11,695
284              2    Bayshore Gardens                                 2,103,170    Multifamily        Cooperative               155
285              1    Arbor Shoppes                                    2,100,000    Retail              Unanchored            12,084
286              1    Altamonte Promenade                              2,094,992    Retail              Unanchored            22,090
287              1    The Raleigh Building                             2,067,308    Office                 CBD                54,717
288              1    Bay Mini Storage                                 2,040,922    Self Storage           N/A                42,665
289              1    Uplake Building                                  2,031,555    Office               Suburban             10,490
290              1    Northgate Dental Plaza                           2,028,828    Office               Suburban             14,406
291              1    Homewood Retail                                  2,011,500    Retail              Unanchored             6,510
292              2    Brookfield Apartments                            2,000,000    Multifamily        Conventional              120
293              2    Sun Vista Apartments                             2,000,000    Multifamily        Conventional               61
294              1    Van Ness Plaza                                   1,997,326    Retail              Unanchored            16,110
295              2    929 Park Avenue Apartment Corp.                  1,994,742    Multifamily        Cooperative                38
296              2    Heritage Village Townhomes Apartments            1,994,161    Multifamily        Conventional               36
297              1    CVS Drug Store - Plano                           1,990,904    Retail               Anchored             10,880
298              2    84-20 51st Ave. Owners Inc.                      1,990,695    Multifamily        Cooperative                75
299              1    23 & Gratiot Shopping Center                     1,985,000    Retail              Unanchored             9,742
300              1    Walgreens Store #4610                            1,979,766    Retail               Anchored             13,905
301              2    East Rock Tenants                                1,955,840    Multifamily        Cooperative                74
302              1    Easton I                                         1,937,284    Retail               Anchored              6,300
303              1    Memorial Medical Plaza                           1,925,821    Office               Suburban             17,770
304              1    Leschi Park Professional Building                1,925,000    Office                 CBD                10,000
305              1    Donald E Crane Office Bldg                       1,903,687    Office               Suburban             40,835
306              1    Rose Avenue                                      1,895,550    Office               Suburban             10,449
307              2    Bellfort Park Apartments                         1,889,501    Multifamily        Conventional               64
308              2    194 Riverside Owners Corp.                       1,889,387    Multifamily        Cooperative                40
309              2    305 Equities Corp                                1,886,952    Multifamily        Cooperative                47
310              2    Rossmoor Leisure Cooperative                     1,866,069    Multifamily        Cooperative               158
311              1    Sherwin Williams Plaza                           1,855,000    Retail              Unanchored             8,800
312              1    Rite Aid - Pasadena, MD                          1,852,510    Retail               Anchored             11,600
313              2    81st Dwellers Inc.                               1,850,000    Multifamily        Cooperative                60
314              1    Easton II                                        1,837,424    Retail               Anchored              5,300
315              2    Hammondell MHP                                   1,835,990    Multifamily    Manufactured Housing          157
316              1    Memorial Square                                  1,835,476    Retail               Anchored             14,550
317              1    Medical Arts Building                            1,803,454    Office                 CBD                53,487
318              2    West 15 Townhouse Corporation                    1,800,000    Multifamily        Cooperative                61
319              2    Palisade Gardens Apartments Corp.                1,794,531    Multifamily        Cooperative                60
320              1    Old Atlanta Shops                                1,776,044    Retail              Unanchored             9,600
321              2    Green Street Apartments                          1,740,120    Multifamily        Conventional               29
322              1    Southgate Corners                                1,722,714    Retail               Anchored             31,276
323              1    Desert Country Plaza                             1,700,000    Retail              Unanchored             6,075
324              2    Chancellor Park Apartments                       1,696,077    Multifamily        Conventional               24

                LOAN                                                 FEE/                    YEAR           OCCUPANCY
 #    CROSSED  GROUP  PROPERTY NAME                                LEASEHOLD    YEAR BUILT  RENOVATED  RATE AT U/W (2), (3)
 -    -------  -----  -------------                                ---------    ----------  ---------  --------------------
265              2    969 Park Avenue                                 Fee          1911      1940              N/A
266              2    34-15 Properties Ltd.                           Fee          1952      2000              N/A
267              1    311 Ed Wright Lane                              Fee          2003      N/A              100%
268              1    Church Road Plaza                               Fee          1989      N/A              100%
269              2    Littlefield Apartments                          Fee          1910      2003             100%
270      D       2    NC MHP Portfolio - Pine Terrace                 Fee          2005      N/A              100%
271      D       2    NC MHP Portfolio - Lakeview                     Fee          1988      N/A              100%
272              2    Maple Crest Apartments                          Fee          1969      N/A               95%
273a             1    AIP - 433 Bishop Street                         Fee          1953      2001             100%
273b             1    AIP - 739 Trabert Ave                           Fee          1979      2001             100%
274              1    Anaheim Office                                  Fee          1966      2000              99%
275              2    Royal Marc Apartments                           Fee          1978      2005              92%
276a             1    AIP - 4690 Hammermill Rd                        Fee          1986      N/A              100%
276b             1    AIP - 5979 Goshen Springs Rd.                   Fee          1982      N/A              100%
277              1    AMF Shea Village                             Leasehold       1978      N/A              100%
278              2    Shores of Lake Smith                            Fee          1970      2004              95%
279              1    Comfort Inn Columbia                            Fee          1999      N/A               61%
280              2    321 West 90th St. Owners Corp.                  Fee          1929      2003              N/A
281              2    Crestwood Manor                                 Fee          1952      N/A               N/A
282              2    Crest Manor Housing Corp                        Fee          1964      N/A               N/A
283              1    Sterling Master Homes Building                  Fee          2005      N/A              100%
284              2    Bayshore Gardens                                Fee          1951      N/A               N/A
285              1    Arbor Shoppes                                   Fee          2005      N/A              100%
286              1    Altamonte Promenade                             Fee          1986      1988             100%
287              1    The Raleigh Building                            Fee          1915      2000              97%
288              1    Bay Mini Storage                                Fee          1986      2002              95%
289              1    Uplake Building                                 Fee          1975      2005             100%
290              1    Northgate Dental Plaza                          Fee          1978      N/A               95%
291              1    Homewood Retail                                 Fee          2003      N/A              100%
292              2    Brookfield Apartments                           Fee          1965      1995              90%
293              2    Sun Vista Apartments                            Fee          1968      2004              95%
294              1    Van Ness Plaza                                  Fee          1987      N/A              100%
295              2    929 Park Avenue Apartment Corp.                 Fee          1912      2000              N/A
296              2    Heritage Village Townhomes Apartments           Fee          1970      2002              94%
297              1    CVS Drug Store - Plano                          Fee          1996      2004             100%
298              2    84-20 51st Ave. Owners Inc.                     Fee          1963      2001              N/A
299              1    23 & Gratiot Shopping Center                    Fee          2004      N/A              100%
300              1    Walgreens Store #4610                           Fee          1998      N/A              100%
301              2    East Rock Tenants                               Fee          1957      N/A               N/A
302              1    Easton I                                        Fee          2000      N/A              100%
303              1    Memorial Medical Plaza                          Fee          1972      N/A               89%
304              1    Leschi Park Professional Building               Fee          1998      N/A              100%
305              1    Donald E Crane Office Bldg                      Fee          1995      N/A              100%
306              1    Rose Avenue                                     Fee          1955      1985             100%
307              2    Bellfort Park Apartments                        Fee          1955      2005             100%
308              2    194 Riverside Owners Corp.                      Fee          1901      1998              N/A
309              2    305 Equities Corp                               Fee          1926      N/A               N/A
310              2    Rossmoor Leisure Cooperative                    Fee          1975      N/A               N/A
311              1    Sherwin Williams Plaza                          Fee          2005      N/A              100%
312              1    Rite Aid - Pasadena, MD                    Fee/Leasehold     1997      N/A              100%
313              2    81st Dwellers Inc.                              Fee          1913      1998              N/A
314              1    Easton II                                       Fee          2000      N/A              100%
315              2    Hammondell MHP                                  Fee          1976      2004              80%
316              1    Memorial Square                                 Fee          2002      N/A               81%
317              1    Medical Arts Building                           Fee          1927      2003             100%
318              2    West 15 Townhouse Corporation                   Fee          1904      2002              N/A
319              2    Palisade Gardens Apartments Corp.               Fee          1972      2003              N/A
320              1    Old Atlanta Shops                               Fee          2004      N/A               88%
321              2    Green Street Apartments                         Fee          1925      N/A              100%
322              1    Southgate Corners                               Fee          1964      2002             100%
323              1    Desert Country Plaza                            Fee          2005      N/A               77%
324              2    Chancellor Park Apartments                      Fee          2005      N/A              100%

                LOAN                                                  DATE OF
 #    CROSSED  GROUP  PROPERTY NAME                           OCCUPANCY RATE (2), (3)  APPRAISED VALUE
 -    -------  -----  -------------                           -----------------------  ---------------
265              2    969 Park Avenue                                    N/A           $   120,000,000
266              2    34-15 Properties Ltd.                              N/A                22,240,000
267              1    311 Ed Wright Lane                              10/3/2005              3,370,000
268              1    Church Road Plaza                               7/30/2005              3,500,000
269              2    Littlefield Apartments                           9/1/2005              3,680,000
270      D       2    NC MHP Portfolio - Pine Terrace                 9/10/2005              1,502,000
271      D       2    NC MHP Portfolio - Lakeview                      9/1/2005              1,450,000
272              2    Maple Crest Apartments                          8/29/2005              3,000,000
273a             1    AIP - 433 Bishop Street                         10/20/2005             2,250,000
273b             1    AIP - 739 Trabert Ave                            9/1/2005              1,300,000
274              1    Anaheim Office                                  11/10/2005             6,470,000
275              2    Royal Marc Apartments                           10/20/2005             4,100,000
276a             1    AIP - 4690 Hammermill Rd                        9/30/2005              1,800,000
276b             1    AIP - 5979 Goshen Springs Rd.                   10/20/2005             1,300,000
277              1    AMF Shea Village                                10/17/2005             3,300,000
278              2    Shores of Lake Smith                            10/20/2005             4,200,000
279              1    Comfort Inn Columbia                               N/A                 3,100,000
280              2    321 West 90th St. Owners Corp.                     N/A                28,300,000
281              2    Crestwood Manor                                    N/A                30,660,000
282              2    Crest Manor Housing Corp                           N/A                19,160,000
283              1    Sterling Master Homes Building                  6/29/2005              3,090,000
284              2    Bayshore Gardens                                   N/A                28,000,000
285              1    Arbor Shoppes                                   10/1/2005              3,100,000
286              1    Altamonte Promenade                             10/6/2005              4,350,000
287              1    The Raleigh Building                            1/25/2006              4,500,000
288              1    Bay Mini Storage                                8/10/2005              2,800,000
289              1    Uplake Building                                 10/25/2005             2,800,000
290              1    Northgate Dental Plaza                          10/31/2005             3,150,000
291              1    Homewood Retail                                 11/18/2005             2,600,000
292              2    Brookfield Apartments                           7/13/2005              2,925,000
293              2    Sun Vista Apartments                            10/1/2005              3,700,000
294              1    Van Ness Plaza                                  12/31/2005             3,700,000
295              2    929 Park Avenue Apartment Corp.                    N/A                39,720,000
296              2    Heritage Village Townhomes Apartments           9/15/2005              2,520,000
297              1    CVS Drug Store - Plano                          7/31/2004              2,570,000
298              2    84-20 51st Ave. Owners Inc.                        N/A                 9,100,000
299              1    23 & Gratiot Shopping Center                    11/10/2005             2,500,000
300              1    Walgreens Store #4610                           12/31/2004             3,700,000
301              2    East Rock Tenants                                  N/A                15,000,000
302              1    Easton I                                         1/6/2006              2,500,000
303              1    Memorial Medical Plaza                          10/6/2005              2,635,000
304              1    Leschi Park Professional Building               8/17/2005              2,750,000
305              1    Donald E Crane Office Bldg                      9/28/2005              3,100,000
306              1    Rose Avenue                                     9/16/2005              4,300,000
307              2    Bellfort Park Apartments                         8/1/2005              2,365,000
308              2    194 Riverside Owners Corp.                         N/A                55,300,000
309              2    305 Equities Corp                                  N/A                38,600,000
310              2    Rossmoor Leisure Cooperative                       N/A                17,800,000
311              1    Sherwin Williams Plaza                          11/14/2005             2,350,000
312              1    Rite Aid - Pasadena, MD                         12/16/2005             2,680,000
313              2    81st Dwellers Inc.                                 N/A                59,650,000
314              1    Easton II                                        1/6/2006              2,300,000
315              2    Hammondell MHP                                  11/18/2005             2,380,000
316              1    Memorial Square                                 9/30/2005              2,600,000
317              1    Medical Arts Building                           4/14/2005             12,500,000
318              2    West 15 Townhouse Corporation                      N/A                89,500,000
319              2    Palisade Gardens Apartments Corp.                  N/A                 9,300,000
320              1    Old Atlanta Shops                               10/31/2005             2,400,000
321              2    Green Street Apartments                         12/20/2004             7,650,000
322              1    Southgate Corners                               12/19/2005             3,000,000
323              1    Desert Country Plaza                             Various               2,850,000
324              2    Chancellor Park Apartments                      11/1/2005              2,130,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                     CUT-OFF DATE                                            UNITS/
                LOAN                                                  PRINCIPAL                         PROPERTY             SQ.FT
 #    CROSSED  GROUP  PROPERTY NAME                                  BALANCE (1)    PROPERTY TYPE       SUB-TYPE             ROOMS
 -    -------  -----  -------------                                  -----------    -------------       --------             -----
325              2    137-05 Franklin Avenue Owners, Inc.           $  1,694,994    Multifamily        Cooperative               109
326              1    Barnesboro Retail Bldg                           1,688,250    Retail              Unanchored            33,764
327              1    Hollywood Video Plaza (Column)                   1,639,237    Retail              Unanchored             7,150
328              2    Shackleford MHP                                  1,637,850    Multifamily    Manufactured Housing          142
329              1    Market Shoppes                                   1,626,389    Retail              Unanchored            22,720
330              1    Lakeview Industrial Park                         1,616,096    Industrial             N/A                70,500
331              2    31 East 12th Street Owners, Inc.                 1,597,314    Multifamily        Cooperative                81
332              1    Alante Plaza                                     1,596,220    Retail               Anchored              6,232
333              1    Frankfort Center                                 1,595,129    Retail               Anchored              9,259
334              2    25 West 13th St                                  1,587,710    Multifamily        Cooperative               185
335              1    Village at Colleyville                           1,565,940    Mixed Use         Office/Retail           10,015
336              2    60 Tenants Corp.                                 1,565,000    Multifamily        Cooperative                75
337              1    The Centre at North Reading                      1,553,019    Retail              Unanchored            19,575
338              2    Oaks Mobile Home Park                            1,541,435    Multifamily    Manufactured Housing          169
339              1    1477 Park Street                                 1,499,870    Office                 CBD                39,313
340              2    Irving Place Tenant Corp.                        1,495,018    Multifamily        Cooperative                12
341              1    500 Oakwood Avenue                               1,494,066    Mixed Use       Industrial/Retail         29,235
342              2    16 Canterbury Corp.                              1,493,366    Multifamily        Cooperative                42
343              2    Pagewood Oval Apartments                         1,490,749    Multifamily        Conventional               30
344              2    Villa Vista MHP                                  1,466,993    Multifamily    Manufactured Housing          107
345              1    Settler's Ridge Retail Center                    1,451,676    Retail              Unanchored            15,756
346              1    Rainbow Village                                  1,448,025    Retail              Unanchored            11,737
347              2    Buffington Arms Apartments                       1,442,373    Multifamily        Conventional               49
348              2    River Glen Tenant Corp                           1,441,976    Multifamily        Cooperative                34
349              2    Ferndale Apartments                              1,432,305    Multifamily        Conventional               37
350              2    Oak Shades MHP                                   1,423,047    Multifamily    Manufactured Housing           67
351              2    Green Acres Mobile Home Park                     1,415,486    Multifamily    Manufactured Housing          180
352              2    Woodview Apartments                              1,413,851    Multifamily        Conventional               36
353              1    Hollywood Video Plaza                            1,396,883    Retail              Unanchored             9,450
354              1    South Park Plaza                                 1,395,721    Retail              Unanchored             8,000
355              1    Jamboree Plaza Auto Center                       1,393,663    Retail              Unanchored            18,890
356              1    Bear River Self Storage                          1,347,029    Self Storage           N/A                32,069
357              2    Mark Embers Apartments                           1,341,310    Multifamily        Conventional               54
358              1    Equus Las Vegas Associates                       1,334,210    Industrial      Industrial/Office         50,535
359              2    Upper Knollwood Townhouses                       1,316,991    Multifamily        Conventional               50
360              2    789 West End Avenue                              1,298,454    Multifamily        Cooperative                63
361              1    KeyBank Corvallis                                1,297,158    Office               Suburban              2,800
362              1    Cyrus-Coral, LLC                                 1,294,339    Industrial             N/A                19,850
363              2    35 East Tenants Corp.                            1,285,604    Multifamily        Cooperative                44
364              2    Gibbs Street Apartments                          1,273,299    Multifamily        Conventional               42
365              2    Desert Breeze Villas                             1,270,338    Mixed Use       Multifamily/Retail            22
366              1    AIP - 2040 Steel Drive                           1,244,686    Industrial             N/A                57,276
367              2    North Ridge Apartments                           1,227,208    Multifamily        Conventional               36
368              1    Crossroads Shopping Center                       1,197,376    Retail              Unanchored            16,535
369              1    1622 Walter Street (Triple C Electric)           1,179,905    Industrial             N/A                14,566
370              1    Brill Retail                                     1,171,583    Retail              Unanchored            12,840
371              1    Holland South Building                           1,152,817    Retail              Unanchored            14,556
372              1    4404-4414 University Avenue                      1,147,298    Retail              Unanchored             8,760
373              1    CVS & Advance Auto                               1,144,857    Retail               Anchored             20,683
374              1    The Schwartz Building                            1,143,025    Office               Suburban             12,000
375              2    University View & Sinclair Apartments            1,141,515    Multifamily        Conventional               33
376              2    Desert Point Apartments                          1,120,583    Multifamily        Conventional               32
377              1    Oak Forest Center                                1,097,377    Industrial             N/A                19,680
378              2    45-53 Cabrini Owners Corp.                       1,096,788    Multifamily        Cooperative                42
379              2    Holiday Home MH-RV Park                          1,096,599    Multifamily    Manufactured Housing           78
380              2    Oak Square Apartments                            1,096,561    Multifamily        Conventional               24
381              1    AIP - 1122 Old Chattahoochee                     1,095,332    Mixed Use       Industrial/Office         30,340
382              2    Shepard Lofts                                    1,094,573    Multifamily        Conventional               12
383              2    838 Greenwich St. Corp.                          1,094,408    Multifamily        Cooperative                28
384              1    2nd Attic Self Storage                           1,092,323    Self Storage           N/A                25,852
385              2    Westwater Commons                                1,086,917    Multifamily        Cooperative                65
386              2    Parkway Owners Inc                               1,082,812    Multifamily        Cooperative                56

                LOAN                                                   FEE/                     YEAR           OCCUPANCY
 #    CROSSED  GROUP  PROPERTY NAME                                  LEASEHOLD    YEAR BUILT  RENOVATED  RATE AT U/W (2), (3)
 -    -------  -----  -------------                                  ---------    ----------  ---------  --------------------
325              2    137-05 Franklin Avenue Owners, Inc.               Fee          1959      1980              N/A
326              1    Barnesboro Retail Bldg                            Fee          1971      N/A              100%
327              1    Hollywood Video Plaza (Column)                    Fee          1974      2000             100%
328              2    Shackleford MHP                                   Fee          1965      N/A               98%
329              1    Market Shoppes                                    Fee          1991      N/A              100%
330              1    Lakeview Industrial Park                          Fee          1978      N/A              100%
331              2    31 East 12th Street Owners, Inc.                  Fee          1929      2001              N/A
332              1    Alante Plaza                                      Fee          2004      N/A              100%
333              1    Frankfort Center                                  Fee          2004      2005             100%
334              2    25 West 13th St                                   Fee          1960      N/A               N/A
335              1    Village at Colleyville                            Fee          2002      N/A              100%
336              2    60 Tenants Corp.                                  Fee          1928      1990              N/A
337              1    The Centre at North Reading                       Fee          1975      2000             100%
338              2    Oaks Mobile Home Park                             Fee          1956      1986              94%
339              1    1477 Park Street                                  Fee          1900      2001             100%
340              2    Irving Place Tenant Corp.                         Fee          1902      1983              N/A
341              1    500 Oakwood Avenue                                Fee          1938      2005              99%
342              2    16 Canterbury Corp.                               Fee          1960      2000              N/A
343              2    Pagewood Oval Apartments                          Fee          1975      N/A               93%
344              2    Villa Vista MHP                                   Fee          1972      1997              93%
345              1    Settler's Ridge Retail Center                     Fee          1985      N/A              100%
346              1    Rainbow Village                                   Fee          2002      N/A              100%
347              2    Buffington Arms Apartments                        Fee          1988      1992             100%
348              2    River Glen Tenant Corp                            Fee          1940      N/A               N/A
349              2    Ferndale Apartments                               Fee          1966      1970             100%
350              2    Oak Shades MHP                                    Fee          1965      N/A               94%
351              2    Green Acres Mobile Home Park                      Fee          1974      N/A               75%
352              2    Woodview Apartments                               Fee          1971      N/A               94%
353              1    Hollywood Video Plaza                             Fee          2004      N/A              100%
354              1    South Park Plaza                                  Fee          1977      N/A              100%
355              1    Jamboree Plaza Auto Center                        Fee          1993      N/A              100%
356              1    Bear River Self Storage                           Fee          2001      N/A               98%
357              2    Mark Embers Apartments                            Fee          1964      N/A              100%
358              1    Equus Las Vegas Associates                        Fee          1982      N/A              100%
359              2    Upper Knollwood Townhouses                        Fee          1973      1995              88%
360              2    789 West End Avenue                               Fee          1915      1991              N/A
361              1    KeyBank Corvallis                                 Fee          2005      N/A              100%
362              1    Cyrus-Coral, LLC                                  Fee          1987      N/A              100%
363              2    35 East Tenants Corp.                             Fee          1906      1995              N/A
364              2    Gibbs Street Apartments                           Fee          1967      2005              93%
365              2    Desert Breeze Villas                              Fee          1945      1965              96%
366              1    AIP - 2040 Steel Drive                            Fee          1974      N/A               93%
367              2    North Ridge Apartments                            Fee          1985      2001             100%
368              1    Crossroads Shopping Center                        Fee          1985      2003              91%
369              1    1622 Walter Street (Triple C Electric)            Fee          1990      N/A              100%
370              1    Brill Retail                                      Fee          1960      1998             100%
371              1    Holland South Building                            Fee          1983      N/A               91%
372              1    4404-4414 University Avenue                       Fee          1976      N/A              100%
373              1    CVS & Advance Auto                                Fee          1996      N/A              100%
374              1    The Schwartz Building                             Fee          1920      2001             100%
375              2    University View & Sinclair Apartments             Fee          1957      2000              94%
376              2    Desert Point Apartments                           Fee          1990      1999             100%
377              1    Oak Forest Center                                 Fee          1986      N/A              100%
378              2    45-53 Cabrini Owners Corp.                        Fee          1912      2002              N/A
379              2    Holiday Home MH-RV Park                           Fee          1963      N/A               90%
380              2    Oak Square Apartments                             Fee          1985      2000              96%
381              1    AIP - 1122 Old Chattahoochee                      Fee          1949      1986             100%
382              2    Shepard Lofts                                     Fee          2005      N/A               92%
383              2    838 Greenwich St. Corp.                           Fee          1930      1981              N/A
384              1    2nd Attic Self Storage                            Fee          1984      1990              98%
385              2    Westwater Commons                                 Fee          1963      N/A               N/A
386              2    Parkway Owners Inc                                Fee          1964      N/A               N/A

                LOAN                                                  DATE OF
 #    CROSSED  GROUP  PROPERTY NAME                           OCCUPANCY RATE (2), (3)  APPRAISED VALUE
 -    -------  -----  -------------                           -----------------------  ---------------
325              2    137-05 Franklin Avenue Owners, Inc.                N/A           $    17,650,000
326              1    Barnesboro Retail Bldg                           7/1/2005              2,450,000
327              1    Hollywood Video Plaza (Column)                  8/22/2005              2,300,000
328              2    Shackleford MHP                                 7/29/2005              2,100,000
329              1    Market Shoppes                                   9/1/2005              2,250,000
330              1    Lakeview Industrial Park                        11/1/2005              5,100,000
331              2    31 East 12th Street Owners, Inc.                   N/A                38,200,000
332              1    Alante Plaza                                    4/30/2005              2,400,000
333              1    Frankfort Center                                 6/2/2005              2,230,000
334              2    25 West 13th St                                    N/A               132,000,000
335              1    Village at Colleyville                          11/30/2005             2,050,000
336              2    60 Tenants Corp.                                   N/A                78,865,000
337              1    The Centre at North Reading                     11/7/2005              2,400,000
338              2    Oaks Mobile Home Park                           7/29/2005              3,100,000
339              1    1477 Park Street                                11/1/2005              1,900,000
340              2    Irving Place Tenant Corp.                          N/A                16,400,000
341              1    500 Oakwood Avenue                               1/1/2006              2,000,000
342              2    16 Canterbury Corp.                                N/A                13,600,000
343              2    Pagewood Oval Apartments                        10/1/2005              2,350,000
344              2    Villa Vista MHP                                 10/1/2005              2,030,000
345              1    Settler's Ridge Retail Center                   10/1/2005              1,820,000
346              1    Rainbow Village                                 12/22/2005             2,920,000
347              2    Buffington Arms Apartments                       7/1/2005              2,250,000
348              2    River Glen Tenant Corp                             N/A                16,450,000
349              2    Ferndale Apartments                             8/12/2005              1,800,000
350              2    Oak Shades MHP                                   1/9/2006              1,855,000
351              2    Green Acres Mobile Home Park                     9/1/2005              2,100,000
352              2    Woodview Apartments                             9/20/2005              1,900,000
353              1    Hollywood Video Plaza                            3/1/2006              2,680,000
354              1    South Park Plaza                                11/1/2005              1,940,000
355              1    Jamboree Plaza Auto Center                      12/31/2004             6,750,000
356              1    Bear River Self Storage                         10/23/2005             2,160,000
357              2    Mark Embers Apartments                          12/5/2005              2,500,000
358              1    Equus Las Vegas Associates                       2/5/2006              5,100,000
359              2    Upper Knollwood Townhouses                      10/25/2005             1,780,000
360              2    789 West End Avenue                                N/A                86,000,000
361              1    KeyBank Corvallis                               11/16/2005             1,875,000
362              1    Cyrus-Coral, LLC                                 3/1/2006              2,400,000
363              2    35 East Tenants Corp.                              N/A                17,000,000
364              2    Gibbs Street Apartments                         10/12/2005             1,650,000
365              2    Desert Breeze Villas                            9/30/2005              2,040,000
366              1    AIP - 2040 Steel Drive                          10/20/2005             2,250,000
367              2    North Ridge Apartments                          11/1/2005              1,580,000
368              1    Crossroads Shopping Center                       3/1/2006              2,600,000
369              1    1622 Walter Street (Triple C Electric)          6/23/2005              1,700,000
370              1    Brill Retail                                    6/30/2005              2,170,000
371              1    Holland South Building                          8/16/2005              1,470,000
372              1    4404-4414 University Avenue                     11/21/2005             4,985,000
373              1    CVS & Advance Auto                              10/17/2005             3,230,000
374              1    The Schwartz Building                           8/31/2005              1,800,000
375              2    University View & Sinclair Apartments           6/30/2005              1,785,000
376              2    Desert Point Apartments                         10/31/2005             1,550,000
377              1    Oak Forest Center                               10/6/2005              1,775,000
378              2    45-53 Cabrini Owners Corp.                         N/A                12,260,000
379              2    Holiday Home MH-RV Park                         11/8/2005              1,550,000
380              2    Oak Square Apartments                           8/20/2005              1,380,000
381              1    AIP - 1122 Old Chattahoochee                    10/20/2005             1,800,000
382              2    Shepard Lofts                                   12/1/2005              1,420,000
383              2    838 Greenwich St. Corp.                            N/A                15,870,000
384              1    2nd Attic Self Storage                          10/1/2005              1,500,000
385              2    Westwater Commons                                  N/A                 9,875,000
386              2    Parkway Owners Inc                                 N/A                 6,800,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                     CUT-OFF DATE                                            UNITS/
                LOAN                                                  PRINCIPAL                         PROPERTY             SQ.FT
 #    CROSSED  GROUP  PROPERTY NAME                                  BALANCE (1)    PROPERTY TYPE       SUB-TYPE             ROOMS
 -    -------  -----  -------------                                  -----------    -------------       --------             -----
387              2    81-05 Tenants LTD                          $     1,070,070    Multifamily        Cooperative               125
388              2    Cromwell Apartments                              1,055,949    Multifamily        Conventional               36
389              2    11 East 92nd Street Tenants Corp.                1,000,000    Multifamily        Cooperative                 8
390              2    No. 24 Gramercy Park, Inc.                       1,000,000    Multifamily        Cooperative                28
391              2    100 South Ocean Ave. Realty Corp.                  994,463    Multifamily        Cooperative                76
392              1    University Towne Center II                         993,644    Retail              Unanchored             3,600
393              2    Crosby Square Apartments                           973,170    Multifamily        Conventional               32
394              1    1390-1400 Park Street                              971,993    Mixed Use       Industrial/Retail         58,516
395              1    Main Street Shopping Center                        958,035    Retail              Unanchored             8,000
396              1    Northpointe Professional Center                    948,672    Office               Suburban             22,448
397              2    Carolyn Court Owners, Inc.                         942,444    Multifamily        Cooperative                33
398              1    Grapevine Retail Center                            938,000    Retail              Unanchored             8,358
399              2    Courtland Glen Cooperative, Inc.                   895,839    Multifamily        Cooperative                43
400              2    Country Falls Apartments                           872,381    Multifamily        Conventional               32
401              2    Mayland Manor Apartments                           847,347    Multifamily        Conventional               45
402              2    3755 Owners Ltd.                                   838,509    Multifamily        Cooperative                91
403              2    Jeffersonian Jay Street Corp.                      825,000    Multifamily        Cooperative                12
404              2    3206 Ellwood Avenue Apartments                     822,488    Multifamily        Conventional               16
405              2    Anthony and Garden Apartments                      740,000    Multifamily        Conventional               24
406              1    9610 Winter Gardens Boulevard                      726,778    Retail              Unanchored             5,940
407              2    Oxford Gardens                                     725,620    Multifamily        Cooperative                45
408              2    920 Fifth Avenue Corp                              675,000    Multifamily        Cooperative                28
409              2    431 West 54th Street, Inc.                         595,970    Multifamily        Cooperative                20
410              2    Jefferson Apartments                               587,529    Multifamily        Conventional               12
411              2    Charlton Cooperative Corp.                         576,112    Multifamily        Cooperative                12
412              2    80/Columbus Owners Corp.                           548,628    Multifamily        Cooperative                14
413              2    204-206 Owners Corp.                               491,150    Multifamily        Cooperative                29
414              2    Fumoha Development Corp.                           424,071    Multifamily        Cooperative                 7
415              2    1608 Ocean Parkway Owners Corp.                    417,756    Multifamily        Cooperative                39
416              2    Phosphorus Crackled Roseville Corp.                323,620    Multifamily        Cooperative                 4
417              2    557 3rd Owners Corp.                               169,143    Multifamily        Cooperative                 4
                                                                 ---------------
TOTAL/WEIGHTED AVERAGE:                                          $ 3,003,562,222
                                                                 ===============
MAXIMUM:                                                         $   280,000,000
MINIMUM:                                                         $        49,846

                LOAN                                                   FEE/                     YEAR          OCCUPANCY
 #    CROSSED  GROUP  PROPERTY NAME                                  LEASEHOLD    YEAR BUILT  RENOVATED  RATE AT U/W (2), (3)
 -    -------  -----  -------------                                  ---------    ----------  ---------  --------------------
387              2    81-05 Tenants LTD                                 Fee          1937      N/A               N/A
388              2    Cromwell Apartments                               Fee          1963      N/A               97%
389              2    11 East 92nd Street Tenants Corp.                 Fee          1896      1995              N/A
390              2    No. 24 Gramercy Park, Inc.                        Fee          1901      2001              N/A
391              2    100 South Ocean Ave. Realty Corp.                 Fee          1959      1998              N/A
392              1    University Towne Center II                        Fee          2005      N/A              100%
393              2    Crosby Square Apartments                          Fee          1983      1996             100%
394              1    1390-1400 Park Street                             Fee          1930      2003             100%
395              1    Main Street Shopping Center                       Fee          1997      N/A              100%
396              1    Northpointe Professional Center                   Fee          1982      1997             100%
397              2    Carolyn Court Owners, Inc.                        Fee          1925      2001              N/A
398              1    Grapevine Retail Center                           Fee          1985      N/A              100%
399              2    Courtland Glen Cooperative, Inc.                  Fee          1967      1996              N/A
400              2    Country Falls Apartments                          Fee          1975      N/A               97%
401              2    Mayland Manor Apartments                          Fee          1968      N/A               98%
402              2    3755 Owners Ltd.                                  Fee          1961      2000              N/A
403              2    Jeffersonian Jay Street Corp.                     Fee          1895      1995              N/A
404              2    3206 Ellwood Avenue Apartments                    Fee          1961      2004             100%
405              2    Anthony and Garden Apartments                     Fee          1970      N/A              100%
406              1    9610 Winter Gardens Boulevard                     Fee          1992      2003             100%
407              2    Oxford Gardens                                    Fee          1928      N/A               N/A
408              2    920 Fifth Avenue Corp                             Fee          1922      N/A               N/A
409              2    431 West 54th Street, Inc.                        Fee          1885      2004              N/A
410              2    Jefferson Apartments                              Fee          1963      N/A              100%
411              2    Charlton Cooperative Corp.                        Fee          1902      1990              N/A
412              2    80/Columbus Owners Corp.                          Fee          1892      2004              N/A
413              2    204-206 Owners Corp.                              Fee          1910      1998              N/A
414              2    Fumoha Development Corp.                          Fee          1903      1995              N/A
415              2    1608 Ocean Parkway Owners Corp.                   Fee          1956      1993              N/A
416              2    Phosphorus Crackled Roseville Corp.               Fee          1866      1997              N/A
417              2    557 3rd Owners Corp.                              Fee          1885      2004              N/A
                                                                                  ------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                              1976      2000              92%
                                                                                  ==========================================
MAXIMUM:                                                                             2006      2006             100%
MINIMUM:                                                                             1866      1940              44%

                LOAN                                                     DATE OF
 #    CROSSED  GROUP  PROPERTY NAME                              OCCUPANCY RATE (2), (3)  APPRAISED VALUE
 -    -------  -----  -------------                              -----------------------  ---------------
387              2    81-05 Tenants LTD                                    N/A            $    20,800,000
388              2    Cromwell Apartments                               10/1/2005               1,325,000
389              2    11 East 92nd Street Tenants Corp.                    N/A                  7,100,000
390              2    No. 24 Gramercy Park, Inc.                           N/A                 33,375,000
391              2    100 South Ocean Ave. Realty Corp.                    N/A                  8,400,000
392              1    University Towne Center II                        12/14/2005              1,250,000
393              2    Crosby Square Apartments                           9/1/2005               1,240,000
394              1    1390-1400 Park Street                             11/1/2005               1,300,000
395              1    Main Street Shopping Center                       9/30/2005               1,300,000
396              1    Northpointe Professional Center                   9/14/2005               1,275,000
397              2    Carolyn Court Owners, Inc.                           N/A                  5,480,000
398              1    Grapevine Retail Center                           10/1/2005               1,230,000
399              2    Courtland Glen Cooperative, Inc.                     N/A                  4,940,000
400              2    Country Falls Apartments                           8/5/2005               1,100,000
401              2    Mayland Manor Apartments                          9/21/2005               1,900,000
402              2    3755 Owners Ltd.                                     N/A                 38,800,000
403              2    Jeffersonian Jay Street Corp.                        N/A                 14,590,000
404              2    3206 Ellwood Avenue Apartments                    9/29/2005               1,210,000
405              2    Anthony and Garden Apartments                     10/1/2005                 930,000
406              1    9610 Winter Gardens Boulevard                     10/11/2005              1,550,000
407              2    Oxford Gardens                                       N/A                  5,000,000
408              2    920 Fifth Avenue Corp                                N/A                221,000,000
409              2    431 West 54th Street, Inc.                           N/A                  5,640,000
410              2    Jefferson Apartments                               9/1/2005                 800,000
411              2    Charlton Cooperative Corp.                           N/A                 15,940,000
412              2    80/Columbus Owners Corp.                             N/A                  8,740,000
413              2    204-206 Owners Corp.                                 N/A                  8,800,000
414              2    Fumoha Development Corp.                             N/A                 12,650,000
415              2    1608 Ocean Parkway Owners Corp.                      N/A                  6,825,000
416              2    Phosphorus Crackled Roseville Corp.                  N/A                  7,100,000
417              2    557 3rd Owners Corp.                                 N/A                  2,970,000
                                                                 ----------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                                   $ 7,622,375,750
                                                                 ========================================
MAXIMUM:                                                                                  $   730,000,000
MINIMUM:                                                                                  $        80,000

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY CENTRO WATT POOL B, CENTRO WATT POOL A AND CENTRO WATT POOL C ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY PRANKE PORTFOLIO, PRANKE DURAND SHOPPING CENTER, PRANKE S. 76TH STREET SHOPPING CENTER, PRANKE NATIONAL AVENUE SHOPPING CENTER, PRANKE STATE STREET SHOPPING CENTER, PRANKE OAKLAND AVENUE SHOPPING CENTER AND PRANKE UNIVERSITY AVENUE SHOPPING CENTER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BOOTHBAY RITE AID, MANCHESTER RITE AID, DEXTER RITE AID AND MILO RITE AID ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY NC MHP PORTFOLIO - PINE TERRACE AND NC MHP PORTFOLIO - LAKEVIEW ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK. FOR FURTHER DESCRIPTION OF THE UNDERWRITING CRITERIA, PLEASE SEE "DESCRIPTION OF THE SPONSORS" IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.
(3) ALL SHARES IN A RESIDENTIAL COOPERATIVE PROPERTY ARE 100% OWNED BY TENANT SHAREHOLDERS, COOPERATIVE SPONSORS, INVESTORS, OR THE COOPERATIVE ITSELF. ALTHOUGH THERE MAY BE VACANT UNITS AT ANY GIVEN TIME, THE SHAREHOLDERS FOR THOSE UNITS ARE RESPONSIBLE FOR MAKING THE MAINTENANCE PAYMENTS TO THE COOPERATIVE. THEREFORE, FOR THE RESIDENTIAL COOPERATIVE MORTGAGE LOANS IN THE TRANSACTION WE HAVE REPORTED THE OCCUPANCY AS "N/A".
(4) THE 230 PARK AVENUE MORTGAGE LOAN IS EVIDENCED BY A $280,000,000 MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE TRUST FUND. THERE ARE THREE ADDITIONAL SUBORDINATE MEZZANINE LOANS IN THE AMOUNT OF $110,000,000, $155,000,000 AND $20,000,000 SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER. THE MEZZANINE LOANS HAVE STANDARD LENDER PROTECTION AND ARE SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS.
(5) THE SAINT LOUIS GALLERIA WHOLE LOAN HAS AN ORIGINAL MORTGAGE LOAN BALANCE OF $252,000,000. THE WHOLE LOAN IS COMPRISED OF AN A-NOTE OF $180,000,000 AND THREE PARI-PASSU SUBORDINATE B-NOTES IN THE AMOUNTS OF $36,000,000, $25,000,000 AND $11,000,000 EACH. THE B-NOTES WILL BE STRUCTURED AS CONTROLLING B-NOTES GIVING THE HOLDER OF THE B-NOTES STANDARD DIRECTING CLASS CERTIFICATE-HOLDER RIGHTS, INCLUDING BUT NOT LIMITED TO THE RIGHT TO APPOINT THE SPECIAL SERVICER. THE A-NOTE IS BEING SECURITIZED AND IS EXPECTED TO BE SHADOW RATED INVESTMENT GRADE BY THE RATING AGENCIES. ALL CALCULATIONS ARE BASED ON THE A-NOTE ONLY.
(6) VALUE REPRESENTS THE APPRAISER'S ESTIMATE OF THE PROPERTY'S STABILIZED VALUE. APPRAISER'S STABILIZED VALUE IS BASED ON THE PROJECTED VALUE OF THE PROPERTY AFTER THE PLANNED RENOVATION WORK HAS BEEN COMPLETED. LENDER ESCROWED $11,270,000 INTO A RENOVATION RESERVE AT CLOSING TO FUND THE PLANNED RENOVATIONS. THE APPRAISER'S AS-IS VALUES FOR THE PROPERTIES COLLATERALIZING THE LANE PORTFOLIO MORTGAGE LOAN ARE AS FOLLOWS:
     RADISSON ANNAPOLIS - $26,000,000; HILTON-GRAND RAPIDS AIRPORT - $12,700,000; COURTYARD BY MARRIOTT-DURHAM - $11,900,000.
(7) THE CUT-OFF BALANCE IS THE POOLED PORTION ONLY. THE CARLTON COURT LOAN HAS A TOTAL CUT-OFF DATE PRINCIPAL BALANCE OF $21,400,000, COMPRISED OF A $19,530,000 POOLED PORTION AND A $1,870,000 NON-POOLED PORTION THAT IS COLLATERAL FOR THE CLASS [CCA] CERTIFICATES AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "DESCRIPTION OF MORTGAGE ASSETS AND RELATED MORTGAGE PROPERTIES."

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                          PERCENTAGE OF
                                                                        ORIGINAL         CUT-OFF DATE     INITIAL NET
              LOAN                                                      PRINCIPAL         PRINCIPAL         MORTGAGE
 #   CROSSED  GROUP  LOAN NAME                                          BALANCE          BALANCE (1)      POOL BALANCE
 -   -------  -----  ---------                                          ---------        -----------      -------------
 1              1    230 Park Avenue                                $    280,000,000  $   280,000,000(6)      9.3%
 2              1    Saint Louis Galleria                                180,000,000      178,272,278(9)      5.9%
 3      A       1    CWA Portfolio Pool B                                 58,630,000       58,630,000         2.0%
 4      A       1    CWA Portfolio Pool A                                 56,110,000       56,110,000         1.9%
 5      A       1    CWA Portfolio Pool C                                 55,080,000       55,080,000         1.8%
 6              1    8201 Greensboro Drive                                76,000,000       76,000,000         2.5%
 7              1    NEI Portfolio                                        70,000,000       70,000,000         2.3%
 8              1    Montgomery Park I                                    65,000,000       65,000,000         2.2%
 9              2    Colinas del Sol                                      48,500,000       48,500,000         1.6%
10              1    Lane Portfolio                                       42,800,000       42,800,000         1.4%
11              1    Westgate West                                        41,000,000       41,000,000         1.4%
12              1    Residence Inn by Marriott Capitol Hill               40,500,000       40,500,000         1.3%
13              1    Carlsbad Hilton Garden Inn                           35,510,000       35,429,842         1.2%
14              1    Park Oaks Shopping Center                            29,000,016       29,000,016         1.0%
15              1    Hanes Point Shopping Center                          26,475,000       26,475,000         0.9%
16              1    Wells Headquarters                                   25,000,000       24,941,160         0.8%
17              1    Southgate I                                          23,500,000       23,418,835         0.8%
18              1    The Shops at Heavenly Village                        22,400,000       22,400,000         0.7%
19              1    Corporate Gateway Center                             21,500,000       21,500,000         0.7%
20              1    Creekside Business Park                              21,500,000       21,500,000         0.7%
21              1    DR - Kancov                                          21,250,000       21,201,518         0.7%
22              1    Walgreens Pool 6/ DCWI VI                            21,160,000       21,160,000         0.7%
23              1    Walgreens Pool 5/ DCWI V                             20,735,000       20,735,000         0.7%
24              2    Carlton Court Apartments                             19,530,000       19,530,000(11)     0.7%
25              1    Arrowhead Mall                                       19,250,000       19,250,000         0.6%
26              2    Posada Vallarta                                      19,200,000       19,200,000         0.6%
27              1    Embassy Suites Phoenix                               18,900,000       18,821,000         0.6%
28              1    Walgreens Pool 4/ DCWI IV                            18,650,000       18,650,000         0.6%
29              1    The Core Club                                        18,550,000       18,550,000         0.6%
30              2    Cypress Run at Tampa Palms                           18,650,000       18,404,627         0.6%
31      B       1    Pranke Portfolio                                      6,498,000        6,498,000         0.2%
32      B       1    Pranke Durand Shopping Center                         3,304,000        3,304,000         0.1%
33      B       1    Pranke S. 76th Street Shopping Center                 3,197,200        3,197,200         0.1%
34      B       1    Pranke National Avenue Shopping Center                2,658,200        2,658,200         0.1%
35      B       1    Pranke State Street Shopping Center                     885,600          885,600         0.0%
36      B       1    Pranke Oakland Avenue Shopping Center                   853,000          853,000         0.0%
37      B       1    Pranke University Avenue Shopping Center                429,000          429,000         0.0%
38              1    South Plaza                                          17,800,000       17,740,441         0.6%
39              1    Valley Parkway Health Center                         17,730,000       17,730,000         0.6%
40              1    Providence Pavilion                                  17,000,000       17,000,000         0.6%
41              1    The Times Building                                   17,000,000       17,000,000         0.6%
42              1    Hilton Rialto Place Melbourne                        17,000,000       16,928,808         0.6%
43              1    Village at Double Diamond                            16,800,000       16,800,000         0.6%
44              1    Maple Avenue Properties                              15,000,000       14,954,802         0.5%
45              1    Holiday Inn South San Francisco                      14,750,000       14,582,957         0.5%
46              1    Holiday Inn & Staybridge Suites                      14,000,000       14,000,000         0.5%
47              1    Cedar - Jordan Lane Shopping Center                  13,845,000       13,799,278         0.5%
48              1    Parkville Commons                                    13,700,000       13,700,000         0.5%
49              1    The Stanley Hotel                                    13,000,000       12,875,113         0.4%
50              1    Vinings Village SC                                   12,650,000       12,650,000         0.4%
51              1    Diamante Del Mar                                     12,400,000       12,400,000         0.4%
52              1    Staybridge Suites - Eatontown                        12,200,000       12,163,189         0.4%
53              1    The Commons at Concord Park                          12,000,000       12,000,000         0.4%
54              1    Courtyard Chattanooga Downtown                       11,900,000       11,824,706         0.4%
55              1    Blackstone Center                                    11,500,000       11,500,000         0.4%
56              1    The P&C Center & Oswego Plaza                        11,500,000       11,500,000         0.4%
57              1    Metcalf 103 Center                                   11,492,418       11,492,418         0.4%
58              1    The Prada Building                                   11,500,000       11,426,358         0.4%
59              2    Newport                                              11,200,000       11,200,000         0.4%
60              1    Southbridge Crossing                                 11,000,000       10,965,737         0.4%
61              1    Pullman Industrial                                   10,900,000       10,900,000         0.4%
62              1    Crossroads Professional Building                     10,500,000       10,485,455         0.3%
63              1    Jupiter Service Center                               10,280,000       10,280,000         0.3%
64              1    Carlisle Center                                      10,250,000       10,225,915         0.3%
65              1    10 Park Place South                                  10,100,000       10,100,000         0.3%
66              1    DR - Group I                                         10,100,000       10,076,957         0.3%
67              1    Farmington Courtyard                                 10,000,000        9,971,801         0.3%
68              1    College Plaza                                         9,920,000        9,920,000         0.3%
69              2    Rancho Santa Fe                                       9,765,000        9,765,000         0.3%
70              1    Riverhill Center                                      9,700,000        9,700,000         0.3%
71              2    Limestone Apartments                                  9,256,000        9,256,000         0.3%
72              1    Arkansas Court                                        9,250,000        9,223,100         0.3%
73              1    Castro Commons                                        9,210,000        9,210,000         0.3%
74              2    Summerview Apartments                                 9,200,000        9,187,091         0.3%
75              2    28 East 14th Street                                   9,150,000        9,150,000         0.3%
76              1    Wanamaker Building 2005 - Retail                      9,000,000        9,000,000         0.3%
77              1    Phoenix Ranch Market                                  9,000,000        8,972,336         0.3%
78              1    LaDera Shopping Center                                8,962,000        8,962,000         0.3%
79              2    Tall Oaks Apartments                                  8,800,000        8,787,771         0.3%
80              2    Azalea Ridge Apartments                               8,700,000        8,700,000         0.3%
81              1    DR - Hampton Mercury Investment                       8,620,000        8,600,430         0.3%
82              1    Decatur Crossing                                      8,500,000        8,500,000         0.3%
83              1    Santa Barbara Hotel Portfolio I                       8,500,000        8,474,178         0.3%
84              1    TownPlace Suites Knoxville                            8,400,000        8,346,931         0.3%
85              2    Three Fountains Apartments                            8,287,500        8,236,631         0.3%
86              1    Centerpoint IV                                        8,150,000        8,150,000         0.3%
87              2    Treepoint and Meadows Apartments                      8,000,000        8,000,000         0.3%
88              1    Homewood Suites Colorado Springs                      8,000,000        7,988,205         0.3%
89              1    Embassy Suites Schaumburg                             7,975,000        7,928,788         0.3%
90              1    Danbury Landing                                       7,875,000        7,861,190         0.3%
91              2    AIMCO Trinity Place Apartments                        7,700,000        7,700,000         0.3%
92              1    Fed Ex Central Distribution Center                    7,600,000        7,600,000         0.3%
93              1    Fifth and Laurel                                      7,500,000        7,500,000         0.2%
94              1    1165 North Dupont Highway                             7,500,000        7,482,056         0.2%
95              1    Tower II Office Buildings                             7,500,000        7,476,572         0.2%
96              2    Indian Springs                                        7,360,000        7,360,000         0.2%
97              1    Comfort Inn - Newport News, VA                        7,350,000        7,307,410         0.2%
98              2    501-515 First Street                                  7,300,000        7,300,000         0.2%
99              1    Huck Finn Shopping Center                             7,200,000        7,200,000         0.2%
100             1    Savi Ranch Parkway                                    7,200,000        7,184,167         0.2%
101             1    Holiday Inn Express Pasadena                          7,150,000        7,138,331         0.2%

                                                                                            ORIGINATION     REMAINING
                                                                                           AMORTIZATION   AMORTIZATION
              LOAN                                                          LOAN               TERM           TERM
 #   CROSSED  GROUP  LOAN NAME                                             PURPOSE           (MONTHS)     (MONTHS) (1)
 -   -------  -----  ---------                                             -------           --------     ------------
 1              1    230 Park Avenue                                     Acquisition            360           360
 2              1    Saint Louis Galleria                                 Refinance             360           352
 3      A       1    CWA Portfolio Pool B                                 Refinance             360           360
 4      A       1    CWA Portfolio Pool A                                 Refinance             360           360
 5      A       1    CWA Portfolio Pool C                                 Refinance             360           360
 6              1    8201 Greensboro Drive                                Refinance             360           360
 7              1    NEI Portfolio                                        Refinance        Interest Only  Interest Only
 8              1    Montgomery Park I                                    Refinance             360           360
 9              2    Colinas del Sol                                     Acquisition            360           360
10              1    Lane Portfolio                                      Acquisition            360           360
11              1    Westgate West                                        Refinance             360           360
12              1    Residence Inn by Marriott Capitol Hill               Refinance             300           300
13              1    Carlsbad Hilton Garden Inn                           Refinance             360           358
14              1    Park Oaks Shopping Center                           Acquisition            360           360
15              1    Hanes Point Shopping Center                          Refinance             360           360
16              1    Wells Headquarters                                  Acquisition            360           358
17              1    Southgate I                                          Refinance             360           357
18              1    The Shops at Heavenly Village                        Refinance             360           360
19              1    Corporate Gateway Center                             Refinance             360           360
20              1    Creekside Business Park                             Acquisition            360           360
21              1    DR - Kancov                                          Refinance             360           358
22              1    Walgreens Pool 6/ DCWI VI                           Acquisition            360           360
23              1    Walgreens Pool 5/ DCWI V                            Acquisition            360           360
24              2    Carlton Court Apartments                             Refinance             360           360
25              1    Arrowhead Mall                                       Refinance             360           360
26              2    Posada Vallarta                                     Acquisition            360           360
27              1    Embassy Suites Phoenix                               Refinance             360           356
28              1    Walgreens Pool 4/ DCWI IV                           Acquisition            360           360
29              1    The Core Club                                        Refinance             360           360
30              2    Cypress Run at Tampa Palms                          Acquisition            360           349
31      B       1    Pranke Portfolio                                     Refinance             264           264
32      B       1    Pranke Durand Shopping Center                        Refinance             264           264
33      B       1    Pranke S. 76th Street Shopping Center                Refinance             264           264
34      B       1    Pranke National Avenue Shopping Center               Refinance             264           264
35      B       1    Pranke State Street Shopping Center                  Refinance             264           264
36      B       1    Pranke Oakland Avenue Shopping Center                Refinance             264           264
37      B       1    Pranke University Avenue Shopping Center             Refinance             264           264
38              1    South Plaza                                         Acquisition            360           357
39              1    Valley Parkway Health Center                        Acquisition            360           360
40              1    Providence Pavilion                                 Acquisition            360           360
41              1    The Times Building                                   Refinance             360           360
42              1    Hilton Rialto Place Melbourne                        Refinance             360           356
43              1    Village at Double Diamond                           Acquisition            360           360
44              1    Maple Avenue Properties                              Refinance             300           298
45              1    Holiday Inn South San Francisco                      Refinance             300           292
46              1    Holiday Inn & Staybridge Suites                     Acquisition            300           300
47              1    Cedar - Jordan Lane Shopping Center                  Refinance             360           357
48              1    Parkville Commons                                    Refinance             360           360
49              1    The Stanley Hotel                                    Refinance             300           293
50              1    Vinings Village SC                                  Acquisition            360           360
51              1    Diamante Del Mar                                     Refinance             360           360
52              1    Staybridge Suites - Eatontown                        Refinance             300           298
53              1    The Commons at Concord Park                          Refinance             360           360
54              1    Courtyard Chattanooga Downtown                       Refinance             300           296
55              1    Blackstone Center                                    Refinance             360           360
56              1    The P&C Center & Oswego Plaza                  Refinance/Acquisition       360           360
57              1    Metcalf 103 Center                                   Refinance             360           360
58              1    The Prada Building                                   Refinance             300           296
59              2    Newport                                             Acquisition            360           360
60              1    Southbridge Crossing                                 Refinance             360           357
61              1    Pullman Industrial                                  Acquisition            360           360
62              1    Crossroads Professional Building                     Refinance             360           359
63              1    Jupiter Service Center                              Acquisition            360           360
64              1    Carlisle Center                                      Refinance             360           358
65              1    10 Park Place South                                  Refinance             360           360
66              1    DR - Group I                                         Refinance             360           358
67              1    Farmington Courtyard                                 Refinance             360           357
68              1    College Plaza                                       Acquisition            360           360
69              2    Rancho Santa Fe                                     Acquisition            360           360
70              1    Riverhill Center                                     Refinance             360           360
71              2    Limestone Apartments                                 Refinance             360           360
72              1    Arkansas Court                                       Refinance             360           357
73              1    Castro Commons                                      Acquisition       Interest Only  Interest Only
74              2    Summerview Apartments                                Refinance             360           359
75              2    28 East 14th Street                                  Refinance             360           360
76              1    Wanamaker Building 2005 - Retail                     Refinance        Interest Only  Interest Only
77              1    Phoenix Ranch Market                                Acquisition            360           357
78              1    LaDera Shopping Center                              Acquisition       Interest Only  Interest Only
79              2    Tall Oaks Apartments                                 Refinance             360           359
80              2    Azalea Ridge Apartments                             Acquisition            360           360
81              1    DR - Hampton Mercury Investment                      Refinance             360           358
82              1    Decatur Crossing                                     Refinance        Interest Only  Interest Only
83              1    Santa Barbara Hotel Portfolio I                      Refinance             300           298
84              1    TownPlace Suites Knoxville                           Refinance             300           296
85              2    Three Fountains Apartments                           Refinance             360           354
86              1    Centerpoint IV                                       Refinance        Interest Only  Interest Only
87              2    Treepoint and Meadows Apartments                     Refinance             300           300
88              1    Homewood Suites Colorado Springs                     Refinance             336           335
89              1    Embassy Suites Schaumburg                            Refinance             300           296
90              1    Danbury Landing                                      Refinance             312           311
91              2    AIMCO Trinity Place Apartments                      Acquisition            360           360
92              1    Fed Ex Central Distribution Center                  Acquisition            360           360
93              1    Fifth and Laurel                                     Refinance        Interest Only  Interest Only
94              1    1165 North Dupont Highway                           Acquisition            360           358
95              1    Tower II Office Buildings                            Refinance             360           357
96              2    Indian Springs                                       Refinance             360           360
97              1    Comfort Inn - Newport News, VA                      Acquisition            300           296
98              2    501-515 First Street                                 Refinance             360           360
99              1    Huck Finn Shopping Center                           Acquisition            360           360
100             1    Savi Ranch Parkway                                   Refinance             360           358
101             1    Holiday Inn Express Pasadena                         Refinance             316           315

                                                                                                    INITIAL
                                                                   ORIGINAL        REMAINING        INTEREST
                                                                    TERM TO         TERM TO           ONLY      MORTGAGE
              LOAN                                                  MATURITY        MATURITY         PERIOD     INTEREST
 #   CROSSED  GROUP  LOAN NAME                                    (MONTHS) (2)  (MONTHS) (1), (2)   (MONTHS)      RATE
 -   -------  -----  ---------                                    ------------  -----------------   --------      ----
 1              1    230 Park Avenue                                    84               80            60      6.6085%(7)
 2              1    Saint Louis Galleria                               60               52                    4.4198%(10)
 3      A       1    CWA Portfolio Pool B                              120              118            24      5.6200%
 4      A       1    CWA Portfolio Pool A                              120              118            24      5.6200%
 5      A       1    CWA Portfolio Pool C                              120              118            24      5.6200%
 6              1    8201 Greensboro Drive                             121              118            60      5.3000%
 7              1    NEI Portfolio                                     120              117            120     4.9800%
 8              1    Montgomery Park I                                 120              117            36      5.5400%
 9              2    Colinas del Sol                                   121              117            36      5.2500%
10              1    Lane Portfolio                                     84               83            11      6.0300%
11              1    Westgate West                                     120              115            36      5.3400%
12              1    Residence Inn by Marriott Capitol Hill            120              112            12      6.1100%
13              1    Carlsbad Hilton Garden Inn                        121              119                    5.7350%
14              1    Park Oaks Shopping Center                         120              117            60      5.5700%
15              1    Hanes Point Shopping Center                       120              119            36      5.4800%
16              1    Wells Headquarters                                120              118                    5.4800%
17              1    Southgate I                                       120              117                    5.2500%
18              1    The Shops at Heavenly Village                     122              118            48      6.1700%
19              1    Corporate Gateway Center                          120              119            36      5.2700%
20              1    Creekside Business Park                           120              119            36      5.3700%
21              1    DR - Kancov                                       121              119                    5.6700%
22              1    Walgreens Pool 6/ DCWI VI                         120              119            60      5.2100%
23              1    Walgreens Pool 5/ DCWI V                          120              119            60      5.2000%
24              2    Carlton Court Apartments                          120              103            36      5.5500%
25              1    Arrowhead Mall                                    120              120            12      5.5100%
26              2    Posada Vallarta                                    60               57            24      5.4500%
27              1    Embassy Suites Phoenix                            120              116                    5.7800%
28              1    Walgreens Pool 4/ DCWI IV                         120              119            60      5.2000%
29              1    The Core Club                                     120              113            24      5.4420%
30              2    Cypress Run at Tampa Palms                        120              109                    4.9100%
31      B       1    Pranke Portfolio                                  120              119            12      5.4500%
32      B       1    Pranke Durand Shopping Center                     121              120            12      5.4500%
33      B       1    Pranke S. 76th Street Shopping Center             120              119            12      5.4500%
34      B       1    Pranke National Avenue Shopping Center            120              119            12      5.4500%
35      B       1    Pranke State Street Shopping Center               120              119            12      5.4500%
36      B       1    Pranke Oakland Avenue Shopping Center             120              119            12      5.4500%
37      B       1    Pranke University Avenue Shopping Center          120              119            12      5.4500%
38              1    South Plaza                                       121              118                    5.4200%
39              1    Valley Parkway Health Center                      120              119            60      5.2600%
40              1    Providence Pavilion                               120              118            60      5.4500%
41              1    The Times Building                                120              120            36      5.7200%
42              1    Hilton Rialto Place Melbourne                     120              116                    5.7700%
43              1    Village at Double Diamond                         121              116            36      5.0000%
44              1    Maple Avenue Properties                           120              118                    6.1100%
45              1    Holiday Inn South San Francisco                   120              112                    5.9500%
46              1    Holiday Inn & Staybridge Suites                    60               55            24      6.2000%
47              1    Cedar - Jordan Lane Shopping Center               120              117                    5.4900%
48              1    Parkville Commons                                 120              115            24      5.2800%
49              1    The Stanley Hotel                                  60               53                    6.1900%
50              1    Vinings Village SC                                120              117            48      5.5000%
51              1    Diamante Del Mar                                  119              118            24      5.6000%
52              1    Staybridge Suites - Eatontown                     120              118                    6.1000%
53              1    The Commons at Concord Park                        84               83            60      5.5400%
54              1    Courtyard Chattanooga Downtown                    121              117                    5.4400%
55              1    Blackstone Center                                 120              116            24      5.3500%
56              1    The P&C Center & Oswego Plaza                     120              112            24      5.0300%
57              1    Metcalf 103 Center                                120              120            12      5.6900%
58              1    The Prada Building                                120              116                    5.3600%
59              2    Newport                                           121              119            24      5.6400%
60              1    Southbridge Crossing                              120              117                    5.8000%
61              1    Pullman Industrial                                120              118            12      5.9100%
62              1    Crossroads Professional Building                  120              119                    5.6000%
63              1    Jupiter Service Center                            120              119            60      5.5100%
64              1    Carlisle Center                                   120              118                    5.4900%
65              1    10 Park Place South                               121              118            12      5.7200%
66              1    DR - Group I                                      121              119                    5.6700%
67              1    Farmington Courtyard                              120              117                    6.3200%
68              1    College Plaza                                     122              117            36      5.3000%
69              2    Rancho Santa Fe                                   120              117            60      5.6900%
70              1    Riverhill Center                                  120              115            12      5.1400%
71              2    Limestone Apartments                              120              117            24      5.5900%
72              1    Arkansas Court                                    120              117                    6.1600%
73              1    Castro Commons                                    120              117            120     5.5600%
74              2    Summerview Apartments                             120              119                    5.4800%
75              2    28 East 14th Street                               120              118            36      5.4500%
76              1    Wanamaker Building 2005 - Retail                  120              115            120     5.1600%
77              1    Phoenix Ranch Market                              120              117                    5.8700%
78              1    LaDera Shopping Center                            120              118            120     5.2500%
79              2    Tall Oaks Apartments                              120              119                    5.5700%
80              2    Azalea Ridge Apartments                            60               59            24      5.7800%
81              1    DR - Hampton Mercury Investment                   121              119                    5.7000%
82              1    Decatur Crossing                                  119              117            119     4.9800%
83              1    Santa Barbara Hotel Portfolio I                   120              118                    6.0500%
84              1    TownPlace Suites Knoxville                        121              117                    5.4500%
85              2    Three Fountains Apartments                        121              115                    5.7800%
86              1    Centerpoint IV                                     60               56            60      5.4400%
87              2    Treepoint and Meadows Apartments                   84               83            12      5.7500%
88              1    Homewood Suites Colorado Springs                  120              119                    6.0700%
89              1    Embassy Suites Schaumburg                          60               56                    6.0200%
90              1    Danbury Landing                                   120              119                    5.5000%
91              2    AIMCO Trinity Place Apartments                    120              116            36      5.2350%
92              1    Fed Ex Central Distribution Center                120              116            24      5.4700%
93              1    Fifth and Laurel                                  120              116            120     5.1000%
94              1    1165 North Dupont Highway                         120              118                    5.3800%
95              1    Tower II Office Buildings                         120              117                    5.7850%
96              2    Indian Springs                                    119              116            36      5.4500%
97              1    Comfort Inn - Newport News, VA                     84               80                    6.0200%
98              2    501-515 First Street                              120              118            36      5.5700%
99              1    Huck Finn Shopping Center                         117              112            36      5.3200%
100             1    Savi Ranch Parkway                                120              118                    5.8950%
101             1    Holiday Inn Express Pasadena                      120              119                    6.0300%

                                                                                        FIRST
              LOAN                                                    MONTHLY          PAYMENT     MATURITY
 #   CROSSED  GROUP  LOAN NAME                                        PAYMENT            DATE        DATE      ARD (3)
 -   -------  -----  ---------                                        -------            ----        ----      -------
 1              1    230 Park Avenue                                $ 1,789,530       12/11/2005  11/11/2012
 2              1    Saint Louis Galleria                               884,631        8/5/2005    7/5/2010
 3      A       1    CWA Portfolio Pool B                               337,322        2/1/2006    1/1/2016
 4      A       1    CWA Portfolio Pool A                               322,824        2/1/2006    1/1/2016
 5      A       1    CWA Portfolio Pool C                               316,898        2/1/2006    1/1/2016
 6              1    8201 Greensboro Drive                              422,032       1/11/2006    1/11/2016
 7              1    NEI Portfolio                                      294,535        1/1/2006    12/1/2015
 8              1    Montgomery Park I                                  370,696        1/1/2006    12/1/2015
 9              2    Colinas del Sol                                    267,819       12/11/2005  12/11/2015
10              1    Lane Portfolio                                     257,434        3/1/2006    2/1/2013
11              1    Westgate West                                      228,694       11/11/2005  10/11/2015
12              1    Residence Inn by Marriott Capitol Hill             263,672        8/1/2005    7/1/2015
13              1    Carlsbad Hilton Garden Inn                         206,888       2/11/2006    2/11/2016
14              1    Park Oaks Shopping Center                          165,935        1/1/2006    12/1/2015
15              1    Hanes Point Shopping Center                        149,990        3/1/2006    2/1/2016
16              1    Wells Headquarters                                 141,634        2/1/2006    1/1/2016
17              1    Southgate I                                        129,768        1/1/2006    12/1/2015
18              1    The Shops at Heavenly Village                      136,757       12/11/2005   1/11/2016
19              1    Corporate Gateway Center                           118,990        3/1/2006    2/1/2016
20              1    Creekside Business Park                            120,326        3/1/2006    2/1/2016
21              1    DR - Kancov                                        122,931       2/11/2006    2/11/2016
22              1    Walgreens Pool 6/ DCWI VI                          116,323        3/1/2006    2/1/2016
23              1    Walgreens Pool 5/ DCWI V                           113,858        3/1/2006    2/1/2016
24              2    Carlton Court Apartments                           111,503       11/1/2004    10/1/2014
25              1    Arrowhead Mall                                     109,420        4/1/2006    3/1/2016
26              2    Posada Vallarta                                    108,414       1/11/2006   12/11/2010
27              1    Embassy Suites Phoenix                             110,656       12/11/2005  11/11/2015
28              1    Walgreens Pool 4/ DCWI IV                          102,409        3/1/2006    2/1/2016
29              1    The Core Club                                      104,651       9/11/2005    8/11/2015
30              2    Cypress Run at Tampa Palms                          99,094       5/11/2005    4/11/2015
31      B       1    Pranke Portfolio                                    42,300       3/11/2006    2/11/2016
32      B       1    Pranke Durand Shopping Center                       21,508       3/11/2006    3/11/2016
33      B       1    Pranke S. 76th Street Shopping Center               20,813       3/11/2006    2/11/2016
34      B       1    Pranke National Avenue Shopping Center              17,304       3/11/2006    2/11/2016
35      B       1    Pranke State Street Shopping Center                  5,765       3/11/2006    2/11/2016
36      B       1    Pranke Oakland Avenue Shopping Center                5,553       3/11/2006    2/11/2016
37      B       1    Pranke University Avenue Shopping Center             2,793       3/11/2006    2/11/2016
38              1    South Plaza                                        100,175       1/11/2006    1/11/2016
39              1    Valley Parkway Health Center                        98,016        3/1/2006    2/1/2016
40              1    Providence Pavilion                                 95,992       2/11/2006    1/11/2016
41              1    The Times Building                                  98,884        4/1/2006    3/1/2016
42              1    Hilton Rialto Place Melbourne                       99,423       12/11/2005  11/11/2015
43              1    Village at Double Diamond                           90,186       11/11/2005  11/11/2015
44              1    Maple Avenue Properties                             97,656        2/1/2006    1/1/2016
45              1    Holiday Inn South San Francisco                     94,584       8/11/2005    7/11/2015
46              1    Holiday Inn & Staybridge Suites                     91,921       11/11/2005  10/11/2010
47              1    Cedar - Jordan Lane Shopping Center                 78,524        1/1/2006    12/1/2035   12/1/2015
48              1    Parkville Commons                                   75,907       11/1/2005    10/1/2035   10/1/2015
49              1    The Stanley Hotel                                   85,276       9/11/2005    8/11/2010
50              1    Vinings Village SC                                  71,825       1/11/2006   12/11/2015
51              1    Diamante Del Mar                                    71,186       3/11/2006    1/11/2016
52              1    Staybridge Suites - Eatontown                       79,352        2/1/2006    1/1/2016
53              1    The Commons at Concord Park                         68,436        3/1/2006    2/1/2013
54              1    Courtyard Chattanooga Downtown                      72,651       12/11/2005  12/11/2015
55              1    Blackstone Center                                   64,218       12/11/2005  11/11/2015
56              1    The P&C Center & Oswego Plaza                       61,946       8/11/2005    7/11/2015
57              1    Metcalf 103 Center                                  66,629        4/1/2006    3/1/2016
58              1    The Prada Building                                  69,662       12/11/2005  11/11/2015
59              2    Newport                                             64,580       2/11/2006    2/11/2016
60              1    Southbridge Crossing                                64,543       1/11/2006   12/11/2015
61              1    Pullman Industrial                                  64,722        2/1/2006    1/1/2036    1/1/2016
62              1    Crossroads Professional Building                    60,278        3/1/2006    2/1/2036    2/1/2016
63              1    Jupiter Service Center                              58,433        3/1/2006    2/1/2016
64              1    Carlisle Center                                     58,134        2/1/2006    1/4/2016
65              1    10 Park Place South                                 58,749       1/11/2006    1/11/2016
66              1    DR - Group I                                        58,429       2/11/2006    2/11/2016
67              1    Farmington Courtyard                                62,028       1/11/2006   12/11/2015
68              1    College Plaza                                       55,086       11/11/2005  12/11/2015
69              2    Rancho Santa Fe                                     56,614        1/1/2006    12/1/2015
70              1    Riverhill Center                                    52,905       11/11/2005  10/11/2015
71              2    Limestone Apartments                                53,078       1/11/2006   12/11/2015
72              1    Arkansas Court                                      56,414       1/11/2006   12/11/2015
73              1    Castro Commons                                      43,266       1/11/2006   12/11/2015
74              2    Summerview Apartments                               52,121       3/11/2006    2/11/2016
75              2    28 East 14th Street                                 51,666       2/11/2006    1/11/2016
76              1    Wanamaker Building 2005 - Retail                    39,238       11/11/2005  10/11/2015
77              1    Phoenix Ranch Market                                53,210        1/1/2006    12/1/2015
78              1    LaDera Shopping Center                              39,209        2/1/2006    1/1/2016
79              2    Tall Oaks Apartments                                50,353        3/1/2006    2/1/2016
80              2    Azalea Ridge Apartments                             50,937        3/1/2006    2/1/2011
81              1    DR - Hampton Mercury Investment                     50,031       2/11/2006    2/11/2016
82              1    Decatur Crossing                                    35,765       2/11/2006   12/11/2015
83              1    Santa Barbara Hotel Portfolio I                     55,026       2/11/2006    1/11/2016
84              1    TownPlace Suites Knoxville                          51,333       12/11/2005  12/11/2015
85              2    Three Fountains Apartments                          48,522       10/11/2005  10/11/2015
86              1    Centerpoint IV                                      37,460       12/11/2005  11/11/2010
87              2    Treepoint and Meadows Apartments                    50,329        3/1/2006    2/1/2013
88              1    Homewood Suites Colorado Springs                    49,564       3/11/2006    2/11/2016
89              1    Embassy Suites Schaumburg                           51,481       12/11/2005  11/11/2010
90              1    Danbury Landing                                     47,498        3/1/2006    2/1/2016
91              2    AIMCO Trinity Place Apartments                      42,448       12/11/2005  11/11/2015
92              1    Fed Ex Central Distribution Center                  43,009(12)   12/1/2005   11/1/2015
93              1    Fifth and Laurel                                    32,318       12/11/2005  11/11/2015
94              1    1165 North Dupont Highway                           42,021       2/11/2006    1/11/2016
95              1    Tower II Office Buildings                           43,935        1/1/2006    12/1/2015
96              2    Indian Springs                                      41,559       1/11/2006   11/11/2015
97              1    Comfort Inn - Newport News, VA                      47,446       12/11/2005  11/11/2012
98              2    501-515 First Street                                41,770        2/1/2006    1/1/2016
99              1    Huck Finn Shopping Center                           40,071       11/11/2005   7/11/2015
100             1    Savi Ranch Parkway                                  42,683       2/11/2006    1/11/2016
101             1    Holiday Inn Express Pasadena                        45,203       3/11/2006    2/11/2016

              LOAN                                                  PREPAYMENT PROVISION              DEFEASANCE
 #   CROSSED  GROUP  LOAN NAME                                      AS OF ORIGINATION (4)             OPTION (5)
 -   -------  -----  ---------                                      ---------------------             ----------
 1              1    230 Park Avenue                                Lock/60_2.0%/12_1.0%/8_0.0%/4 (8)    Yes
 2              1    Saint Louis Galleria                           Lock/53_0.0%/7                       Yes
 3      A       1    CWA Portfolio Pool B                           Lock/118_0.0%/2                      Yes
 4      A       1    CWA Portfolio Pool A                           Lock/118_0.0%/2                      Yes
 5      A       1    CWA Portfolio Pool C                           Lock/118_0.0%/2                      Yes
 6              1    8201 Greensboro Drive                          Lock/117_0.0%/4                      Yes
 7              1    NEI Portfolio                                  Lock/116_0.0%/4                      Yes
 8              1    Montgomery Park I                              Lock/116_0.0%/4                      Yes
 9              2    Colinas del Sol                                Lock/115_0.0%/6                      Yes
10              1    Lane Portfolio                                 Lock/80_0.0%/4                       Yes
11              1    Westgate West                                  Lock/117_0.0%/3                      Yes
12              1    Residence Inn by Marriott Capitol Hill         Lock/116_0.0%/4                      Yes
13              1    Carlsbad Hilton Garden Inn                     Lock/118_0.0%/3                      Yes
14              1    Park Oaks Shopping Center                      Lock/116_0.0%/4                      Yes
15              1    Hanes Point Shopping Center                    Lock/117_0.0%/3                      Yes
16              1    Wells Headquarters                             Lock/116_0.0%/4                      Yes
17              1    Southgate I                                    Lock/116_0.0%/4                      Yes
18              1    The Shops at Heavenly Village                  Lock/118_0.0%/4                      Yes
19              1    Corporate Gateway Center                       Lock/116_0.0%/4                      Yes
20              1    Creekside Business Park                        Lock/118_0.0%/2                      Yes
21              1    DR - Kancov                                    Lock/115_0.0%/6                      Yes
22              1    Walgreens Pool 6/ DCWI VI                      Lock/115_0.25%/2_0.0%/3              Yes
23              1    Walgreens Pool 5/ DCWI V                       Lock/115_0.25%/2_0.0%/3              Yes
24              2    Carlton Court Apartments                       Lock/117_0.0%/3                      Yes
25              1    Arrowhead Mall                                 Lock/116_0.0%/4                      Yes
26              2    Posada Vallarta                                Lock/53_0.0%/7                       Yes
27              1    Embassy Suites Phoenix                         Lock/117_0.0%/3                      Yes
28              1    Walgreens Pool 4/ DCWI IV                      Lock/115_0.25%/2_0.0%/3              Yes
29              1    The Core Club                                  Lock/116_0.0%/4                      Yes
30              2    Cypress Run at Tampa Palms                     Lock/117_0.0%/3                      Yes
31      B       1    Pranke Portfolio                               Lock/117_0.0%/3                      Yes
32      B       1    Pranke Durand Shopping Center                  Lock/118_0.0%/3                      Yes
33      B       1    Pranke S. 76th Street Shopping Center          Lock/117_0.0%/3                      Yes
34      B       1    Pranke National Avenue Shopping Center         Lock/117_0.0%/3                      Yes
35      B       1    Pranke State Street Shopping Center            Lock/117_0.0%/3                      Yes
36      B       1    Pranke Oakland Avenue Shopping Center          Lock/117_0.0%/3                      Yes
37      B       1    Pranke University Avenue Shopping Center       Lock/117_0.0%/3                      Yes
38              1    South Plaza                                    Lock/118_0.0%/3                      Yes
39              1    Valley Parkway Health Center                   Lock/118_0.0%/2                      Yes
40              1    Providence Pavilion                            Lock/117_0.0%/3                      Yes
41              1    The Times Building                             Lock/116_0.0%/4                      Yes
42              1    Hilton Rialto Place Melbourne                  Lock/117_0.0%/3                      Yes
43              1    Village at Double Diamond                      Lock/118_0.0%/3                      Yes
44              1    Maple Avenue Properties                        Lock/117_0.0%/3                      Yes
45              1    Holiday Inn South San Francisco                Lock/116_0.0%/4                      Yes
46              1    Holiday Inn & Staybridge Suites                Lock/56_0.0%/4                       Yes
47              1    Cedar - Jordan Lane Shopping Center            Lock/115_0.0%/5                      Yes
48              1    Parkville Commons                              Lock/116_0.0%/4                      Yes
49              1    The Stanley Hotel                              Lock/57_0.0%/3                       Yes
50              1    Vinings Village SC                             Lock/117_0.0%/3                      Yes
51              1    Diamante Del Mar                               Lock/116_0.0%/3                      Yes
52              1    Staybridge Suites - Eatontown                  Lock/116_0.0%/4                      Yes
53              1    The Commons at Concord Park                    Lock/25_YM1/57_0.0%/2                 No
54              1    Courtyard Chattanooga Downtown                 Lock/118_0.0%/3                      Yes
55              1    Blackstone Center                              Lock/117_0.0%/3                      Yes
56              1    The P&C Center & Oswego Plaza                  Lock/117_0.0%/3                      Yes
57              1    Metcalf 103 Center                             Lock/116_0.0%/4                      Yes
58              1    The Prada Building                             Lock/117_0.0%/3                      Yes
59              2    Newport                                        Lock/115_0.0%/6                      Yes
60              1    Southbridge Crossing                           Lock/117_0.0%/3                      Yes
61              1    Pullman Industrial                             Lock/116_0.0%/4                      Yes
62              1    Crossroads Professional Building               Lock/116_0.0%/4                      Yes
63              1    Jupiter Service Center                         Lock/116_0.0%/4                      Yes
64              1    Carlisle Center                                Lock/116_0.0%/4                      Yes
65              1    10 Park Place South                            Lock/118_0.0%/3                      Yes
66              1    DR - Group I                                   Lock/115_0.0%/6                      Yes
67              1    Farmington Courtyard                           Lock/116_0.0%/4                      Yes
68              1    College Plaza                                  Lock/119_0.0%/3                      Yes
69              2    Rancho Santa Fe                                Lock/24_YM1/94_0.0%/2                 No
70              1    Riverhill Center                               Lock/117_0.0%/3                      Yes
71              2    Limestone Apartments                           Lock/117_0.0%/3                      Yes
72              1    Arkansas Court                                 Lock/39_YM1/78_0.0%/3                 No
73              1    Castro Commons                                 Lock/117_0.0%/3                      Yes
74              2    Summerview Apartments                          Lock/117_0.0%/3                      Yes
75              2    28 East 14th Street                            Lock/117_0.0%/3                      Yes
76              1    Wanamaker Building 2005 - Retail               Lock/113_0.0%/7                      Yes
77              1    Phoenix Ranch Market                           Lock/116_0.0%/4                      Yes
78              1    LaDera Shopping Center                         Lock/117_0.0%/3                      Yes
79              2    Tall Oaks Apartments                           Lock/37_YM1/79_0.0%/4                 No
80              2    Azalea Ridge Apartments                        Lock/56_0.0%/4                       Yes
81              1    DR - Hampton Mercury Investment                Lock/115_0.0%/6                      Yes
82              1    Decatur Crossing                               Lock/116_0.0%/3                      Yes
83              1    Santa Barbara Hotel Portfolio I                Lock/113_0.0%/7                      Yes
84              1    TownPlace Suites Knoxville                     Lock/118_0.0%/3                      Yes
85              2    Three Fountains Apartments                     Lock/118_0.0%/3                      Yes
86              1    Centerpoint IV                                 Lock/57_0.0%/3                       Yes
87              2    Treepoint and Meadows Apartments               Lock/80_0.0%/4                       Yes
88              1    Homewood Suites Colorado Springs               Lock/117_0.0%/3                      Yes
89              1    Embassy Suites Schaumburg                      Lock/57_0.0%/3                       Yes
90              1    Danbury Landing                                Lock/117_0.0%/3                      Yes
91              2    AIMCO Trinity Place Apartments                 Lock/117_0.0%/3                      Yes
92              1    Fed Ex Central Distribution Center             Lock/48_YM1/68_0.0%/4                 No
93              1    Fifth and Laurel                               Lock/117_0.0%/3                      Yes
94              1    1165 North Dupont Highway                      Lock/117_0.0%/3                      Yes
95              1    Tower II Office Buildings                      Lock/117_0.0%/3                      Yes
96              2    Indian Springs                                 Lock/116_0.0%/3                      Yes
97              1    Comfort Inn - Newport News, VA                 Lock/81_0.0%/3                       Yes
98              2    501-515 First Street                           Lock/118_0.0%/2                      Yes
99              1    Huck Finn Shopping Center                      Lock/114_0.0%/3                      Yes
100             1    Savi Ranch Parkway                             Lock/117_0.0%/3                      Yes
101             1    Holiday Inn Express Pasadena                   Lock/117_0.0%/3                      Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                          PERCENTAGE OF
                                                                        ORIGINAL         CUT-OFF DATE     INITIAL NET
              LOAN                                                      PRINCIPAL         PRINCIPAL         MORTGAGE
 #   CROSSED  GROUP  LOAN NAME                                          BALANCE          BALANCE (1)      POOL BALANCE
 -   -------  -----  ---------                                          ---------        -----------      -------------
102             2    Castle Bluff Apartments                        $      7,100,000  $        7,100,000      0.2%
103             1    250 88th Street                                       7,000,000           6,990,283      0.2%
104             1    Easton III                                            7,000,000           6,990,199      0.2%
105             2    Lakeshore III                                         6,900,000           6,900,000      0.2%
106             2    Summerlin Ridge Apartments                            6,800,000           6,800,000      0.2%
107             2    Coronet Hall Tenants Corp.                            6,800,000           6,800,000      0.2%
108             2    Royal Court Apts.                                     6,700,000           6,700,000      0.2%
109             2    Waterford Place Apartments                            6,700,000           6,700,000      0.2%
110             2    Woodland Heights Apartments                           6,700,000           6,700,000      0.2%
111             1    Finksburg Plaza                                       6,600,000           6,600,000      0.2%
112             1    Boott Cotton Mills                                    6,600,000           6,590,857      0.2%
113             1    Holly Hill Plaza Shopping Center                      6,600,000           6,578,650      0.2%
114             1    Shady Oak Center                                      6,575,000           6,559,950      0.2%
115             2    Oyster Creek Apartments                               6,480,000           6,480,000      0.2%
116             1    Amelon Square                                         6,500,000           6,469,136      0.2%
117             1    Gateway Commons                                       6,400,000           6,385,133      0.2%
118             2    The Court at Northgate                                6,300,000           6,300,000      0.2%
119             1    North Trident-HCA                                     6,300,000           6,291,560      0.2%
120             1    Spears Building                                       6,200,000           6,200,000      0.2%
121             1    Stoney Batter Office Building                         6,200,000           6,200,000      0.2%
122             1    Winter Loeb Building                                  6,200,000           6,185,808      0.2%
123             1    Shoppes of Grove City                                 6,200,000           6,178,903      0.2%
124             2    La Residencia &  Bonaventure Apartments               6,000,000           6,000,000      0.2%
125             2    111 East 85th Street Owners, Inc.                     6,000,000           6,000,000      0.2%
126             1    Konterra Building L                                   6,000,000           6,000,000      0.2%
127             2    Tallmadge Oaks Apartments                             6,000,000           5,972,611      0.2%
128             1    Capitol View I                                        7,000,000           5,791,042      0.2%
129             2    Sage Meadows Apartments                               5,770,000           5,770,000      0.2%
130             1    South Office Building                                 5,750,000           5,750,000      0.2%
131             1    Scripps/Poway Self Storage Facility                   5,700,000           5,700,000      0.2%
132             1    Hampton Inn Panama City                               5,700,000           5,666,103      0.2%
133             2    Dobson Springs Apartments                             5,520,000           5,520,000      0.2%
134             1    San Marcos Pavilion                                   5,500,000           5,500,000      0.2%
135             1    Cumberland Pointe Retail                              5,500,000           5,500,000      0.2%
136             2    Butterfield House, Inc.                               5,500,000           5,500,000      0.2%
137     C       1    Boothbay Rite Aid                                     1,481,000           1,477,556      0.0%
138     C       1    Dexter Rite Aid                                       1,418,000           1,414,702      0.0%
139     C       1    Manchester Rite Aid                                   1,333,000           1,329,900      0.0%
140     C       1    Milo Rite Aid                                         1,125,000           1,122,383      0.0%
141             1    The Corners Shopping Center                           5,300,000           5,300,000      0.2%
142             1    Hampton Inn - Greenville, SC                          5,300,000           5,249,268      0.2%
143             1    Cedar-Oakland Mills Village Center                    5,200,000           5,187,741      0.2%
144             2    The Oaks of Arlington Apartments                      5,150,000           5,150,000      0.2%
145             1    Western Springs Shopping Centers                      5,100,000           5,072,094      0.2%
146             1    DR - Group II                                         5,030,000           5,018,524      0.2%
147             1    Mercury Village                                       5,000,000           5,000,000      0.2%
148             2    Woodlands Owners, Inc.                                5,000,000           5,000,000      0.2%
149             1    Cochrane Road Self Storage                            5,000,000           4,993,052      0.2%
150             1    Mitre Office Building                                 5,000,000           4,968,648      0.2%
151             1    River Shoals Village                                  4,960,000           4,953,055      0.2%
152             2    Crossview Court Apartments                            4,950,000           4,950,000      0.2%
153             2    Salem Arms Apartments                                 4,800,000           4,793,330      0.2%
154             1    Palms to Pines Retail Center                          4,800,000           4,788,422      0.2%
155             2    Ski Lodge Apartments                                  4,800,000           4,779,555      0.2%
156             1    All American Mini-Storage - Napa                      4,754,000           4,754,000      0.2%
157             1    Farmville Town Center                                 4,750,000           4,732,943      0.2%
158             1    Mid America Business Park                             4,725,000           4,713,714      0.2%
159             2    Deer Park Gardens Apartments                          4,700,000           4,700,000      0.2%
160             1    Seneca Center                                         4,700,000           4,700,000      0.2%
161             2    Alexander House Apartments                            4,650,000           4,630,305      0.2%
162             1    Capella I Shopping Center                             4,612,500           4,612,500      0.2%
163             1    Laurel Bay Commercial                                 4,600,000           4,600,000      0.2%
164             2    10 East 70th Street, Inc.                             4,500,000           4,500,000      0.1%
165             1    660 Kenilworth Drive                                  4,450,000           4,450,000      0.1%
166             1    Intermountain Residence Inn Monroe                    4,400,000           4,386,742      0.1%
167             2    245 East 87th Street Tenants Corp.                    4,400,000           4,386,706      0.1%
168             1    Quality Inn & Suites Nashville Airport                4,400,000           4,381,335      0.1%
169             1    Provenzano's Real Estate Portfolio                    4,300,000           4,286,783      0.1%
170             1    Pokras Properties                                     4,250,000           4,226,836      0.1%
171             1    Stonewood Village                                     4,200,000           4,200,000      0.1%
172             2    Orchard Springs Apartments                            4,160,000           4,141,644      0.1%
173             2    Mississippi Terrace                                   4,150,000           4,135,746      0.1%
174             1    Bowling Green Plaza                                   4,100,000           4,094,427      0.1%
175             1    Walgreen-Lebanon                                      4,100,000           4,090,126      0.1%
176             2    Sierra Grande Apartments                              4,000,000           4,000,000      0.1%
177             1    Village in Trussville Shopping Center                 4,000,000           4,000,000      0.1%
178             2    Post Alley                                            4,000,000           4,000,000      0.1%
179             1    Associated Energy Systems Building                    4,000,000           3,990,993      0.1%
180             1    Hoover Court Shopping Center                          4,000,000           3,990,647      0.1%
181             2    639 Apartments Corp.                                  4,000,000           3,990,288      0.1%
182             2    83rd Street Tenants, Inc.                             4,000,000           3,983,458      0.1%
183             1    Atlantic/Neptune Beach Plaza                          4,000,000           3,983,312      0.1%
184             1    Brentwood Self Storage                                3,938,000           3,925,452      0.1%
185             1    Wei Wu                                                3,900,000           3,882,785      0.1%
186             1    Hudson Corners                                        3,840,000           3,827,103      0.1%
187             1    Crescent Center                                       3,800,000           3,800,000      0.1%
188             2    QLS Gardens Apartments                                3,750,000           3,741,458      0.1%
189             1    Sandy Spring Financial Center                         3,750,000           3,738,517      0.1%
190             2    Ocean Terrace Owners, Inc.                            3,750,000           3,728,371      0.1%
191             1    Lynnfield Centre                                      3,725,000           3,716,403      0.1%
192             1    Claim Jumper                                          3,700,000           3,700,000      0.1%
193             1    Montpelier Center                                     3,700,000           3,700,000      0.1%
194             1    Plaza 2300                                            3,700,000           3,700,000      0.1%
195             1    Ashley Oaks Shopping  Center                          3,700,000           3,695,058      0.1%
196             2    Treehouse Apartments                                  3,700,000           3,691,696      0.1%
197             1    Fairfield Inn Hartsville                              3,700,000           3,688,418      0.1%
198             2    26 Gramercy Park Owners Corp.                         3,650,000           3,638,104      0.1%
199             1    Kimberly Park Shopping Center                         3,630,000           3,617,061      0.1%
200             2    The Arbors                                            3,600,000           3,600,000      0.1%
201             1    Haverhill Business Center                             3,600,000           3,595,040      0.1%
202             2    Swaranjit Mike Nijjar's MHP's (Part II)               3,525,000           3,509,758      0.1%

                                                                                       ORIGINATION     REMAINING      ORIGINAL
                                                                                      AMORTIZATION   AMORTIZATION      TERM TO
              LOAN                                                          LOAN          TERM           TERM         MATURITY
 #   CROSSED  GROUP  LOAN NAME                                             PURPOSE      (MONTHS)     (MONTHS) (1)   (MONTHS) (2)
 -   -------  -----  ---------                                             -------      --------     -------------  ------------
102             2    Castle Bluff Apartments                             Acquisition       360           360             120
103             1    250 88th Street                                      Refinance        360           359             120
104             1    Easton III                                           Refinance        360           359             120
105             2    Lakeshore III                                        Refinance        360           360             120
106             2    Summerlin Ridge Apartments                           Refinance        360           360             120
107             2    Coronet Hall Tenants Corp.                           Refinance   Interest Only  Interest Only       120
108             2    Royal Court Apts.                                    Refinance        360           360             120
109             2    Waterford Place Apartments                          Acquisition       360           360              60
110             2    Woodland Heights Apartments                          Refinance        360           360             120
111             1    Finksburg Plaza                                      Refinance        360           360             120
112             1    Boott Cotton Mills                                  Acquisition       360           359             120
113             1    Holly Hill Plaza Shopping Center                     Refinance        360           357             119
114             1    Shady Oak Center                                    Acquisition       360           358             120
115             2    Oyster Creek Apartments                              Refinance        360           360             121
116             1    Amelon Square                                        Refinance        300           297             120
117             1    Gateway Commons                                      Refinance        360           358             120
118             2    The Court at Northgate                               Refinance   Interest Only  Interest Only       120
119             1    North Trident-HCA                                   Acquisition       360           359             144
120             1    Spears Building                                      Refinance        360           360             120
121             1    Stoney Batter Office Building                        Refinance        360           360             120
122             1    Winter Loeb Building                                 Refinance        360           358             120
123             1    Shoppes of Grove City                                Refinance        360           357             120
124             2    La Residencia &  Bonaventure Apartments              Refinance        360           360             120
125             2    111 East 85th Street Owners, Inc.                    Refinance   Interest Only  Interest Only       120
126             1    Konterra Building L                                  Refinance        360           360             120
127             2    Tallmadge Oaks Apartments                            Refinance        360           356             121
128             1    Capitol View I                                       Refinance        240           159             120
129             2    Sage Meadows Apartments                              Refinance        360           360             121
130             1    South Office Building                                Refinance        360           360             121
131             1    Scripps/Poway Self Storage Facility                  Refinance        360           360             120
132             1    Hampton Inn Panama City                              Refinance        300           296             120
133             2    Dobson Springs Apartments                           Acquisition       360           360             120
134             1    San Marcos Pavilion                                  Refinance        360           360             120
135             1    Cumberland Pointe Retail                             Refinance        360           360             120
136             2    Butterfield House, Inc.                              Refinance        360           360             120
137     C       1    Boothbay Rite Aid                                    Refinance        252           251             120
138     C       1    Dexter Rite Aid                                      Refinance        252           251             120
139     C       1    Manchester Rite Aid                                  Refinance        252           251             120
140     C       1    Milo Rite Aid                                        Refinance        252           251             120
141             1    The Corners Shopping Center                          Refinance        360           360             120
142             1    Hampton Inn - Greenville, SC                         Refinance        300           294             120
143             1    Cedar-Oakland Mills Village Center                   Refinance        360           358             120
144             2    The Oaks of Arlington Apartments                     Refinance        360           360             120
145             1    Western Springs Shopping Centers                    Acquisition       360           355             121
146             1    DR - Group II                                        Refinance        360           358             121
147             1    Mercury Village                                      Refinance        360           360             121
148             2    Woodlands Owners, Inc.                               Refinance   Interest Only  Interest Only       180
149             1    Cochrane Road Self Storage                           Refinance        360           359             120
150             1    Mitre Office Building                                Refinance        300           296             120
151             1    River Shoals Village                                Acquisition       360           359             120
152             2    Crossview Court Apartments                           Refinance        360           360             121
153             2    Salem Arms Apartments                                Refinance        360           359             120
154             1    Palms to Pines Retail Center                         Refinance        360           358             120
155             2    Ski Lodge Apartments                                 Refinance        360           356             121
156             1    All American Mini-Storage - Napa                     Refinance        360           360             120
157             1    Farmville Town Center                                Refinance        360           357             121
158             1    Mid America Business Park                            Refinance        360           358             120
159             2    Deer Park Gardens Apartments                         Refinance        360           360             120
160             1    Seneca Center                                        Refinance        360           360             120
161             2    Alexander House Apartments                           Refinance        360           356             121
162             1    Capella I Shopping Center                            Refinance        360           360             120
163             1    Laurel Bay Commercial                               Acquisition       360           360             121
164             2    10 East 70th Street, Inc.                            Refinance   Interest Only  Interest Only       120
165             1    660 Kenilworth Drive                                Acquisition       360           360             120
166             1    Intermountain Residence Inn Monroe                   Refinance        300           298             121
167             2    245 East 87th Street Tenants Corp.                   Refinance        480           475             120
168             1    Quality Inn & Suites Nashville Airport               Refinance        300           297             120
169             1    Provenzano's Real Estate Portfolio                  Acquisition       360           357             120
170             1    Pokras Properties                                    Refinance        360           355             120
171             1    Stonewood Village                                    Refinance        360           360             120
172             2    Orchard Springs Apartments                          Acquisition       360           356             121
173             2    Mississippi Terrace                                 Acquisition       360           357             120
174             1    Bowling Green Plaza                                  Refinance        360           359             120
175             1    Walgreen-Lebanon                                     Refinance        360           358             120
176             2    Sierra Grande Apartments                             Refinance        360           360             120
177             1    Village in Trussville Shopping Center               Acquisition       360           360             120
178             2    Post Alley                                           Refinance        360           360             120
179             1    Associated Energy Systems Building                   Refinance        360           358             120
180             1    Hoover Court Shopping Center                         Refinance        360           358             120
181             2    639 Apartments Corp.                                 Refinance        360           358             120
182             2    83rd Street Tenants, Inc.                            Refinance        420           415             120
183             1    Atlantic/Neptune Beach Plaza                         Refinance        360           356             120
184             1    Brentwood Self Storage                               Refinance        360           357             120
185             1    Wei Wu                                               Refinance        360           356             120
186             1    Hudson Corners                                      Acquisition       360           357             120
187             1    Crescent Center                                     Acquisition       360           360             120
188             2    QLS Gardens Apartments                               Refinance        360           358             120
189             1    Sandy Spring Financial Center                       Acquisition       360           357             120
190             2    Ocean Terrace Owners, Inc.                           Refinance        360           355             120
191             1    Lynnfield Centre                                     Refinance        360           358             119
192             1    Claim Jumper                                        Acquisition       360           360             120
193             1    Montpelier Center                                    Refinance        360           360             120
194             1    Plaza 2300                                          Acquisition       360           360             120
195             1    Ashley Oaks Shopping  Center                         Refinance        360           359              60
196             2    Treehouse Apartments                                 Refinance        360           358             120
197             1    Fairfield Inn Hartsville                             Refinance        300           298             120
198             2    26 Gramercy Park Owners Corp.                        Refinance        360           357             120
199             1    Kimberly Park Shopping Center                       Acquisition       360           357             119
200             2    The Arbors                                           Refinance        360           360             121
201             1    Haverhill Business Center                            Refinance        360           359             120
202             2    Swaranjit Mike Nijjar's MHP's (Part II)             Acquisition       360           356             120

                                                                                      INITIAL
                                                                     REMAINING        INTEREST
                                                                      TERM TO           ONLY    MORTGAGE                  FIRST
              LOAN                                                    MATURITY         PERIOD   INTEREST   MONTHLY       PAYMENT
 #   CROSSED  GROUP  LOAN NAME                                    (MONTHS) (1), (2)   (MONTHS)    RATE     PAYMENT         DATE
 -   -------  -----  ---------                                    -----------------   --------    ----     -------         ----
102             2    Castle Bluff Apartments                             117            36      5.4300%   $ 40,002      1/11/2006
103             1    250 88th Street                                     119                    5.5800%     40,097       3/1/2006
104             1    Easton III                                          119                    5.5000%     39,745       3/1/2006
105             2    Lakeshore III                                       117            24      5.5000%     39,177      1/11/2006
106             2    Summerlin Ridge Apartments                          117            24      5.6400%     39,209      1/11/2006
107             2    Coronet Hall Tenants Corp.                          117            120     5.0800%     29,186       1/1/2006
108             2    Royal Court Apts.                                   117            24      5.5000%     38,042      1/11/2006
109             2    Waterford Place Apartments                           51            12      5.1700%     36,666      7/11/2005
110             2    Woodland Heights Apartments                         118            36      5.7700%     39,185      2/11/2006
111             1    Finksburg Plaza                                     118            12      5.6300%     38,014       2/1/2006
112             1    Boott Cotton Mills                                  119                    5.6000%     37,889      3/11/2006
113             1    Holly Hill Plaza Shopping Center                    116                    5.6000%     37,889      1/11/2006
114             1    Shady Oak Center                                    118                    5.6500%     37,953      2/11/2006
115             2    Oyster Creek Apartments                             116            12      5.1600%     35,422      11/11/2005
116             1    Amelon Square                                       117                    5.4200%     39,606       1/1/2006
117             1    Gateway Commons                                     118                    5.5600%     36,580       2/1/2006
118             2    The Court at Northgate                              116            120     5.0000%     26,615      12/11/2005
119             1    North Trident-HCA                                   143                    5.9200%     37,448       3/1/2006
120             1    Spears Building                                     115            36      5.2800%     34,352      11/11/2005
121             1    Stoney Batter Office Building                       118            36      5.5800%     35,515       2/1/2006
122             1    Winter Loeb Building                                118                    5.6500%     35,789       2/1/2006
123             1    Shoppes of Grove City                               117                    5.3300%     34,544      1/11/2006
124             2    La Residencia &  Bonaventure Apartments             115            36      5.4300%     33,804      11/11/2005
125             2    111 East 85th Street Owners, Inc.                   115            120     5.0400%     25,550      11/1/2005
126             1    Konterra Building L                                 118            24      5.5300%     34,180       2/1/2006
127             2    Tallmadge Oaks Apartments                           117                    5.3100%     33,356      12/11/2005
128             1    Capitol View I                                       39                    7.2500%     56,776(13)  7/1/1999
129             2    Sage Meadows Apartments                             111            24      5.5250%     32,852      6/11/2005
130             1    South Office Building                               119            60      5.7100%     33,409      2/11/2006
131             1    Scripps/Poway Self Storage Facility                 118            36      5.4300%     32,114      2/11/2006
132             1    Hampton Inn Panama City                             116                    5.8500%     36,204      12/11/2005
133             2    Dobson Springs Apartments                           115            36      5.2600%     30,516      11/11/2005
134             1    San Marcos Pavilion                                 117            60      5.4500%     31,056      1/11/2006
135             1    Cumberland Pointe Retail                            117            36      5.0000%     29,525       1/1/2006
136             2    Butterfield House, Inc.                             115            60      5.3100%     30,576      11/1/2005
137     C       1    Boothbay Rite Aid                                   119                    5.9800%     10,333       3/1/2006
138     C       1    Dexter Rite Aid                                     119                    5.9800%      9,893       3/1/2006
139     C       1    Manchester Rite Aid                                 119                    5.9800%      9,300       3/1/2006
140     C       1    Milo Rite Aid                                       119                    5.9800%      7,849       3/1/2006
141             1    The Corners Shopping Center                         118            60      5.6000%     30,426       2/1/2006
142             1    Hampton Inn - Greenville, SC                        114                    5.3100%     31,948      10/11/2005
143             1    Cedar-Oakland Mills Village Center                  118                    5.4700%     29,427       2/1/2006
144             2    The Oaks of Arlington Apartments                    112            36      4.9900%     27,615      8/11/2005
145             1    Western Springs Shopping Centers                    116                    5.4000%     28,638      11/11/2005
146             1    DR - Group II                                       119                    5.6700%     29,099      2/11/2006
147             1    Mercury Village                                     117            24      5.3800%     28,014      12/11/2005
148             2    Woodlands Owners, Inc.                              177            180     5.4200%     22,897       1/1/2006
149             1    Cochrane Road Self Storage                          119                    5.5700%     28,609       3/1/2006
150             1    Mitre Office Building                               116                    5.5000%     30,704      12/1/2005
151             1    River Shoals Village                                119                    5.5000%     28,162       3/1/2006
152             2    Crossview Court Apartments                          110            24      5.3300%     27,580      5/11/2005
153             2    Salem Arms Apartments                               119                    5.5700%     27,465       3/1/2006
154             1    Palms to Pines Retail Center                        118                    5.3300%     26,744      2/11/2006
155             2    Ski Lodge Apartments                                117                    5.6800%     27,798      12/11/2005
156             1    All American Mini-Storage - Napa                    119            24      5.6800%     27,532       3/1/2006
157             1    Farmville Town Center                               118                    5.0400%     25,615      1/11/2006
158             1    Mid America Business Park                           118                    5.3900%     26,503       2/1/2006
159             2    Deer Park Gardens Apartments                        113            24      5.2000%     25,808      9/11/2005
160             1    Seneca Center                                       116            12      5.6500%     27,130      12/11/2005
161             2    Alexander House Apartments                          117                    5.7100%     27,018      12/11/2005
162             1    Capella I Shopping Center                           118            24      5.4700%     26,103       2/1/2006
163             1    Laurel Bay Commercial                               115            24      5.4300%     25,917      10/11/2005
164             2    10 East 70th Street, Inc.                           117            120     5.1600%     19,619       1/1/2006
165             1    660 Kenilworth Drive                                116            12      5.2500%     24,573      12/11/2005
166             1    Intermountain Residence Inn Monroe                  119                    6.1100%     28,646      2/11/2006
167             2    245 East 87th Street Tenants Corp.                  115                    5.1600%     21,685      11/1/2005
168             1    Quality Inn & Suites Nashville Airport              117                    6.1600%     28,781      1/11/2006
169             1    Provenzano's Real Estate Portfolio                  117                    5.8700%     25,422       1/1/2006
170             1    Pokras Properties                                   115                    5.4200%     23,918      11/11/2005
171             1    Stonewood Village                                   116            12      5.7500%     24,510      12/11/2005
172             2    Orchard Springs Apartments                          117                    5.4920%     23,599      12/11/2005
173             2    Mississippi Terrace                                 117                    5.2800%     22,994      1/11/2006
174             1    Bowling Green Plaza                                 119                    5.7800%     24,005      3/11/2006
175             1    Walgreen-Lebanon                                    118                    5.3400%     22,869       2/1/2006
176             2    Sierra Grande Apartments                            116            36      5.0500%     21,595      12/11/2005
177             1    Village in Trussville Shopping Center               117            36      5.8000%     23,470       1/1/2006
178             2    Post Alley                                          119            60      5.5800%     22,913       3/1/2006
179             1    Associated Energy Systems Building                  118                    5.7500%     23,343       2/1/2006
180             1    Hoover Court Shopping Center                        118                    5.5200%     22,762       2/1/2006
181             2    639 Apartments Corp.                                118                    5.2900%     22,187       2/1/2006
182             2    83rd Street Tenants, Inc.                           115                    5.1600%     20,598      11/1/2005
183             1    Atlantic/Neptune Beach Plaza                        116                    5.7900%     23,445      12/11/2005
184             1    Brentwood Self Storage                              117                    5.6800%     22,806       1/1/2006
185             1    Wei Wu                                              116                    5.4900%     22,119      12/11/2005
186             1    Hudson Corners                                      117                    5.4000%     21,563      1/11/2006
187             1    Crescent Center                                     117            12      5.8700%     22,466      1/11/2006
188             2    QLS Gardens Apartments                              118                    5.6800%     21,718       2/1/2006
189             1    Sandy Spring Financial Center                       117                    5.8900%     22,219      1/11/2006
190             2    Ocean Terrace Owners, Inc.                          115                    5.1300%     20,430      11/1/2005
191             1    Lynnfield Centre                                    117                    5.6000%     21,384      2/11/2006
192             1    Claim Jumper                                        116            36      6.0200%     22,231      12/11/2005
193             1    Montpelier Center                                   116            18      5.1200%     20,135      12/11/2005
194             1    Plaza 2300                                          116            36      5.7000%     21,475      12/11/2005
195             1    Ashley Oaks Shopping  Center                         59                    5.9500%     22,065       3/1/2006
196             2    Treehouse Apartments                                118                    5.7700%     21,639       2/1/2006
197             1    Fairfield Inn Hartsville                            118                    5.8300%     23,456      2/11/2006
198             2    26 Gramercy Park Owners Corp.                       117                    5.5600%     20,862       1/1/2006
199             1    Kimberly Park Shopping Center                       116                    5.0800%     19,664      1/11/2006
200             2    The Arbors                                          116            12      5.1650%     19,690      11/11/2005
201             1    Haverhill Business Center                           119                    5.6500%     20,780       3/1/2006
202             2    Swaranjit Mike Nijjar's MHP's (Part II)             116                    5.6000%     20,236      12/11/2005

              LOAN                                                     MATURITY               PREPAYMENT PROVISION     DEFEASANCE
 #   CROSSED  GROUP  LOAN NAME                                           DATE      ARD (3)    AS OF ORIGINATION (4)    OPTION (5)
 -   -------  -----  ---------                                           ----      -------    ---------------------    ----------
102             2    Castle Bluff Apartments                          12/11/2015              Lock/117_0.0%/3              Yes
103             1    250 88th Street                                   2/1/2016               Lock/118_0.0%/2              Yes
104             1    Easton III                                        2/1/2016               Lock/117_0.0%/3              Yes
105             2    Lakeshore III                                    12/11/2015              Lock/114_0.0%/6              Yes
106             2    Summerlin Ridge Apartments                       12/11/2015              Lock/117_0.0%/3              Yes
107             2    Coronet Hall Tenants Corp.                        12/1/2015              Lock/84_YM1/33_0.0%/3         No
108             2    Royal Court Apts.                                12/11/2015              Lock/114_0.0%/6              Yes
109             2    Waterford Place Apartments                        6/11/2010              Lock/57_0.0%/3               Yes
110             2    Woodland Heights Apartments                       1/11/2016              Lock/117_0.0%/3              Yes
111             1    Finksburg Plaza                                   1/1/2016               Lock/116_0.0%/4              Yes
112             1    Boott Cotton Mills                                2/11/2016              Lock/117_0.0%/3              Yes
113             1    Holly Hill Plaza Shopping Center                 11/11/2015              Lock/116_0.0%/3              Yes
114             1    Shady Oak Center                                  1/11/2016              Lock/117_0.0%/3              Yes
115             2    Oyster Creek Apartments                          11/11/2015              Lock/115_0.0%/6              Yes
116             1    Amelon Square                                     12/1/2015              Lock/113_0.0%/7              Yes
117             1    Gateway Commons                                   1/1/2016               Lock/117_0.0%/3              Yes
118             2    The Court at Northgate                           11/11/2015              Lock/117_0.0%/3              Yes
119             1    North Trident-HCA                                 2/1/2018               Lock/139_0.0%/5              Yes
120             1    Spears Building                                  10/11/2015              Lock/117_0.0%/3              Yes
121             1    Stoney Batter Office Building                     1/1/2016               Lock/118_0.0%/2              Yes
122             1    Winter Loeb Building                              1/1/2016               Lock/118_0.0%/2              Yes
123             1    Shoppes of Grove City                            12/11/2015              Lock/117_0.0%/3              Yes
124             2    La Residencia &  Bonaventure Apartments          10/11/2035  10/11/2015  Lock/117_0.0%/3              Yes
125             2    111 East 85th Street Owners, Inc.                 10/1/2015              Lock/84_YM1/32_0.0%/4         No
126             1    Konterra Building L                               1/1/2016               Lock/116_0.0%/4              Yes
127             2    Tallmadge Oaks Apartments                        12/11/2015              Lock/118_0.0%/3              Yes
128             1    Capitol View I                                    6/1/2009               Lock/59_YM1/60_0.0%/1         No
129             2    Sage Meadows Apartments                           6/11/2015              Lock/103_0.0%/18             Yes
130             1    South Office Building                             2/11/2016              Lock/118_0.0%/3              Yes
131             1    Scripps/Poway Self Storage Facility               1/11/2016              Lock/38_YM1/78_0.0%/4         No
132             1    Hampton Inn Panama City                          11/11/2015              Lock/117_0.0%/3              Yes
133             2    Dobson Springs Apartments                        10/11/2015              Lock/117_0.0%/3              Yes
134             1    San Marcos Pavilion                              12/11/2015              Lock/117_0.0%/3              Yes
135             1    Cumberland Pointe Retail                          12/1/2015              Lock/116_0.0%/4              Yes
136             2    Butterfield House, Inc.                           10/1/2015              Lock/84_YM1/32_0.0%/4         No
137     C       1    Boothbay Rite Aid                                 2/1/2027    2/1/2016   Lock/116_0.0%/4              Yes
138     C       1    Dexter Rite Aid                                   2/1/2027    2/1/2016   Lock/116_0.0%/4              Yes
139     C       1    Manchester Rite Aid                               2/1/2027    2/1/2016   Lock/116_0.0%/4              Yes
140     C       1    Milo Rite Aid                                     2/1/2027    2/1/2016   Lock/116_0.0%/4              Yes
141             1    The Corners Shopping Center                       1/1/2016               Lock/117_0.0%/3              Yes
142             1    Hampton Inn - Greenville, SC                      9/11/2015              Lock/117_0.0%/3              Yes
143             1    Cedar-Oakland Mills Village Center                1/1/2036    1/1/2016   Lock/115_0.0%/5              Yes
144             2    The Oaks of Arlington Apartments                  7/11/2015              Lock/117_0.0%/3              Yes
145             1    Western Springs Shopping Centers                 11/11/2015              Lock/118_0.0%/3              Yes
146             1    DR - Group II                                     2/11/2016              Lock/115_0.0%/6              Yes
147             1    Mercury Village                                  12/11/2015              Lock/118_0.0%/3              Yes
148             2    Woodlands Owners, Inc.                            12/1/2020              Lock/84_YM1/92_0.0%/4         No
149             1    Cochrane Road Self Storage                        2/1/2016               Lock/60_YM1/53_0.0%/7         No
150             1    Mitre Office Building                             11/1/2015              Lock/116_0.0%/4              Yes
151             1    River Shoals Village                              2/1/2016               Lock/116_0.0%/4              Yes
152             2    Crossview Court Apartments                        5/11/2015              Lock/118_0.0%/3              Yes
153             2    Salem Arms Apartments                             2/1/2016               Lock/37_YM1/79_0.0%/4         No
154             1    Palms to Pines Retail Center                      1/11/2016              Lock/38_YM1/78_0.0%/4         No
155             2    Ski Lodge Apartments                             12/11/2015              Lock/118_0.0%/3              Yes
156             1    All American Mini-Storage - Napa                  2/1/2016               Lock/117_0.0%/3              Yes
157             1    Farmville Town Center                             1/11/2016              Lock/118_0.0%/3              Yes
158             1    Mid America Business Park                         1/1/2016               Lock/118_0.0%/2              Yes
159             2    Deer Park Gardens Apartments                      8/11/2015              Lock/117_0.0%/3              Yes
160             1    Seneca Center                                    11/11/2015              Lock/117_0.0%/3              Yes
161             2    Alexander House Apartments                       12/11/2015              Lock/117_0.0%/4              Yes
162             1    Capella I Shopping Center                         1/1/2016               Lock/117_0.0%/3              Yes
163             1    Laurel Bay Commercial                            10/11/2015              Lock/118_0.0%/3              Yes
164             2    10 East 70th Street, Inc.                         12/1/2015              Lock/84_YM1/32_0.0%/4         No
165             1    660 Kenilworth Drive                             11/11/2015              Lock/117_0.0%/3              Yes
166             1    Intermountain Residence Inn Monroe                2/11/2016              Lock/118_0.0%/3              Yes
167             2    245 East 87th Street Tenants Corp.                10/1/2015              Lock/84_YM1/32_0.0%/4         No
168             1    Quality Inn & Suites Nashville Airport           12/11/2015              Lock/117_0.0%/3              Yes
169             1    Provenzano's Real Estate Portfolio                12/1/2015              Lock/116_0.0%/4              Yes
170             1    Pokras Properties                                10/11/2015              Lock/117_0.0%/3              Yes
171             1    Stonewood Village                                11/11/2015              Lock/113_0.0%/7              Yes
172             2    Orchard Springs Apartments                       12/11/2015              Lock/118_0.0%/3              Yes
173             2    Mississippi Terrace                              12/11/2015              Lock/117_0.0%/3              Yes
174             1    Bowling Green Plaza                               2/11/2016              Lock/117_0.0%/3              Yes
175             1    Walgreen-Lebanon                                  1/1/2036    1/1/2016   Lock/116_0.0%/4              Yes
176             2    Sierra Grande Apartments                         11/11/2015              Lock/117_0.0%/3              Yes
177             1    Village in Trussville Shopping Center             12/1/2015              Lock/117_0.0%/3              Yes
178             2    Post Alley                                        2/1/2016               Lock/117_0.0%/3              Yes
179             1    Associated Energy Systems Building                1/1/2036    1/1/2016   YM1/116_0.0%/4                No
180             1    Hoover Court Shopping Center                      1/1/2016               Lock/117_0.0%/3              Yes
181             2    639 Apartments Corp.                              1/1/2016               Lock/84_YM1/32_0.0%/4         No
182             2    83rd Street Tenants, Inc.                         10/1/2015              Lock/84_YM1/32_0.0%/4         No
183             1    Atlantic/Neptune Beach Plaza                     11/11/2015              Lock/117_0.0%/3              Yes
184             1    Brentwood Self Storage                            12/1/2015              Lock/117_0.0%/3              Yes
185             1    Wei Wu                                           11/11/2015              Lock/28_YM1/86_0.0%/6         No
186             1    Hudson Corners                                   12/11/2015              Lock/117_0.0%/3              Yes
187             1    Crescent Center                                  12/11/2015              Lock/117_0.0%/3              Yes
188             2    QLS Gardens Apartments                            1/1/2016               Lock/113_0.0%/7              Yes
189             1    Sandy Spring Financial Center                    12/11/2015              Lock/114_0.0%/6              Yes
190             2    Ocean Terrace Owners, Inc.                        10/1/2015              Lock/84_YM1/32_0.0%/4         No
191             1    Lynnfield Centre                                 12/11/2015              Lock/113_0.0%/6              Yes
192             1    Claim Jumper                                     11/11/2015              Lock/117_0.0%/3              Yes
193             1    Montpelier Center                                11/11/2015              Lock/117_0.0%/3              Yes
194             1    Plaza 2300                                       11/11/2015              Lock/117_0.0%/3              Yes
195             1    Ashley Oaks Shopping  Center                      2/1/2011               Lock/56_0.0%/4               Yes
196             2    Treehouse Apartments                              1/1/2016               Lock/118_0.0%/2              Yes
197             1    Fairfield Inn Hartsville                          1/11/2016              Lock/117_0.0%/3              Yes
198             2    26 Gramercy Park Owners Corp.                     12/1/2015              Lock/84_YM/32_0.0%/4          No
199             1    Kimberly Park Shopping Center                    11/11/2015              Lock/116_0.0%/3              Yes
200             2    The Arbors                                       11/11/2015              Lock/115_0.0%/6              Yes
201             1    Haverhill Business Center                         2/1/2016               Lock/117_0.0%/3              Yes
202             2    Swaranjit Mike Nijjar's MHP's (Part II)          11/11/2015              Lock/117_0.0%/3              Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                         PERCENTAGE OF
                                                                         ORIGINAL         CUT-OFF DATE    INITIAL NET
              LOAN                                                       PRINCIPAL         PRINCIPAL        MORTGAGE
 #   CROSSED  GROUP  LOAN NAME                                           BALANCE          BALANCE (1)     POOL BALANCE
 -   -------  -----  ---------                                           -------          -----------     ------------
203             1    Costa Mesa Square II                              $   3,500,000      $ 3,500,000         0.1%
204             1    Promenade Plaza                                       3,507,000        3,495,842         0.1%
205             2    Linden Hill No. 2 Cooperative Corp.                   3,500,000        3,491,571         0.1%
206             1    Office Depot                                          3,500,000        3,491,488         0.1%
207             1    Hathaway Business Park                                3,500,000        3,488,593         0.1%
208             1    Cathedral City Retail                                 3,500,000        3,485,563         0.1%
209             2    Skyline Terrace Cooperative, Inc.                     3,500,000        3,474,813         0.1%
210             1    Holiday Inn Express Hobby                             3,350,000        3,319,199         0.1%
211             2    103 Gedney Street Owners', Inc.                       3,300,000        3,295,852         0.1%
212             1    Buffalo Self Storage                                  3,300,000        3,295,458         0.1%
213             1    Alexis Road Shopping Plaza                            3,300,000        3,259,690         0.1%
214             1    Copperas Cove Plaza                                   3,245,000        3,240,589         0.1%
215             1    Hampton Inn Simpsonville                              3,225,000        3,204,869         0.1%
216             1    Hesperia Town Center                                  3,200,000        3,200,000         0.1%
217             1    Paloma Village                                        3,170,000        3,165,557         0.1%
218             1    Amelia Market                                         3,160,000        3,149,525         0.1%
219             2    Abbington Crossing III Apartments                     3,100,000        3,100,000         0.1%
220             1    Daffodil Valley Storage                               3,100,000        3,090,289         0.1%
221             2    Old Oak Square Apts                                   3,111,000        3,082,678         0.1%
222             1    Southgate Center                                      3,040,000        3,030,561         0.1%
223             1    Liberty Safe and Security                             3,500,000        3,012,949         0.1%
224             1    Lynwood Retail                                        3,000,000        3,000,000         0.1%
225             1    The Shops at Westar Strip Shopping Center             3,000,000        3,000,000         0.1%
226             2    40 East 88 Owners, Inc.                               3,000,000        3,000,000         0.1%
227             2    510 East 86th Street Owners, Inc.                     3,000,000        3,000,000         0.1%
228             2    Ten Eighty Apartment Corporation                      3,000,000        3,000,000         0.1%
229             1    Fairfield Inn - Lumberton, NC                         3,010,000        2,997,485         0.1%
230             1    Heacock Medical Center                                3,000,000        2,993,300         0.1%
231             1    Craig Road Retail                                     3,000,000        2,992,668         0.1%
232             1    Millennium Center Retail                              3,000,000        2,990,779         0.1%
233             1    CVS - Jersey Village, TX                              3,000,000        2,989,619         0.1%
234             1    Comfort Suites Prestonsburg                           3,000,000        2,987,057         0.1%
235             2    Evelyn Court Apartment Corp.                          3,000,000        2,983,968         0.1%
236             1    Best Western Barboursville                            3,000,000        2,982,616         0.1%
237             2    Las Villas Apartments                                 3,000,000        2,956,904         0.1%
238             1    7848 Cimarron, LLC                                    3,000,000        2,918,077         0.1%
239             1    Fort Apache Shopping Center                           2,900,000        2,900,000         0.1%
240             1    The Law Center                                        2,900,000        2,900,000         0.1%
241             1    Baybrook-Kissimmee LLC                                3,500,000        2,887,503         0.1%
242             1    Shane Company, Store No. 25                           2,900,000        2,878,325         0.1%
243             1    Reisterstown Village Center                           2,900,000        2,872,051         0.1%
244             1    Nimmonsburg Square                                    2,875,000        2,860,352         0.1%
245             1    24635 Madison Avenue                                  2,850,000        2,834,035         0.1%
246             1    116-118 North York Road                               2,800,000        2,800,000         0.1%
247             2    Harris Garden Apartments                              2,800,000        2,800,000         0.1%
248             2    Park East Apartments, Inc.                            2,800,000        2,791,540         0.1%
249             2    Suburbia Owners, Inc.                                 2,800,000        2,780,118         0.1%
250             2    San Marcos MHP                                        2,768,000        2,756,386         0.1%
251             1    Grant Court                                           2,700,000        2,700,000         0.1%
252             1    Itasca Building                                       2,600,000        2,600,000         0.1%
253             1    Shea Professional Plaza                               2,600,000        2,600,000         0.1%
254             2    Wagon Wheel MHP                                       2,600,000        2,600,000         0.1%
255             2    525 East 82 Owners Corp.                              2,600,000        2,600,000         0.1%
256             2    72nd Street East Corporation                          2,600,000        2,600,000         0.1%
257             1    Comfort Inn Richmond Airport                          2,600,000        2,592,015         0.1%
258             2    Patricia Apartments                                   2,566,000        2,566,000         0.1%
259             2    Mulberry Acres MHP                                    2,536,000        2,516,248         0.1%
260             2    Stephen Gardens Corp.                                 2,500,000        2,496,599         0.1%
261             2    Sans Souci Owners Corp.                               2,500,000        2,493,268         0.1%
262             2    Kent Bentley Apartments, Inc.                         2,500,000        2,487,237         0.1%
263             1    Dixie Plaza                                           2,500,000        2,486,374         0.1%
264             2    Savannah Terrace & Square Apartments                  2,480,000        2,469,555         0.1%
265             2    969 Park Avenue                                       2,511,839        2,446,939         0.1%
266             2    34-15 Properties Ltd.                                 2,450,000        2,415,245         0.1%
267             1    311 Ed Wright Lane                                    2,400,000        2,392,940         0.1%
268             1    Church Road Plaza                                     2,370,000        2,370,000         0.1%
269             2    Littlefield Apartments                                2,360,000        2,360,000         0.1%
270     D       2    NC MHP Portfolio - Pine Terrace                       1,200,000        1,197,240         0.0%
271     D       2    NC MHP Portfolio - Lakeview                           1,150,000        1,147,355         0.0%
272             2    Maple Crest Apartments                                2,350,000        2,340,471         0.1%
273             1    AIP - Intown (Bishop & Trabert)                       2,350,000        2,340,009         0.1%
274             1    Anaheim Office                                        2,300,000        2,300,000         0.1%
275             2    Royal Marc Apartments                                 2,300,000        2,300,000         0.1%
276             1    AIP - Perimeter (Hammermill & Goshen Springs)         2,270,000        2,260,349         0.1%
277             1    AMF Shea Village                                      2,250,000        2,241,351         0.1%
278             2    Shores of Lake Smith                                  2,233,000        2,233,000         0.1%
279             1    Comfort Inn Columbia                                  2,200,000        2,190,668         0.1%
280             2    321 West 90th St. Owners Corp.                        2,200,000        2,184,674         0.1%
281             2    Crestwood Manor                                       2,500,000        2,138,591         0.1%
282             2    Crest Manor Housing Corp                              2,500,000        2,138,027         0.1%
283             1    Sterling Master Homes Building                        2,130,000        2,130,000         0.1%
284             2    Bayshore Gardens                                      2,500,000        2,103,170         0.1%
285             1    Arbor Shoppes                                         2,100,000        2,100,000         0.1%
286             1    Altamonte Promenade                                   2,100,000        2,094,992         0.1%
287             1    The Raleigh Building                                  2,225,000        2,067,308         0.1%
288             1    Bay Mini Storage                                      2,050,000        2,040,922         0.1%
289             1    Uplake Building                                       2,038,000        2,031,555         0.1%
290             1    Northgate Dental Plaza                                2,035,000        2,028,828         0.1%
291             1    Homewood Retail                                       2,011,500        2,011,500         0.1%
292             2    Brookfield Apartments                                 2,000,000        2,000,000         0.1%
293             2    Sun Vista Apartments                                  2,000,000        2,000,000         0.1%
294             1    Van Ness Plaza                                        2,000,000        1,997,326         0.1%
295             2    929 Park Avenue Apartment Corp.                       2,000,000        1,994,742         0.1%
296             2    Heritage Village Townhomes Apartments                 2,000,000        1,994,161         0.1%
297             1    CVS Drug Store - Plano                                2,000,000        1,990,904         0.1%
298             2    84-20 51st Ave. Owners Inc.                           2,000,000        1,990,695         0.1%
299             1    23 & Gratiot Shopping Center                          1,985,000        1,985,000         0.1%
300             1    Walgreens Store #4610                                 2,295,000        1,979,766         0.1%
301             2    East Rock Tenants                                     2,315,000        1,955,840         0.1%
302             1    Easton I                                              1,940,000        1,937,284         0.1%
303             1    Memorial Medical Plaza                                1,930,000        1,925,821         0.1%

                                                                                            ORIGINATION     REMAINING     ORIGINAL
                                                                                            AMORTIZATION   AMORTIZATION    TERM TO
              LOAN                                                           LOAN               TERM           TERM        MATURITY
 #   CROSSED  GROUP  LOAN NAME                                              PURPOSE           (MONTHS)     (MONTHS) (1)  (MONTHS)(2)
 -   -------  -----  ---------                                              -------           --------     ------------  -----------
203             1    Costa Mesa Square II                                 Refinance              360           360          120
204             1    Promenade Plaza                                     Acquisition             300           298          120
205             2    Linden Hill No. 2 Cooperative Corp.                  Refinance              360           358          120
206             1    Office Depot                                         Refinance              360           358           84
207             1    Hathaway Business Park                               Refinance              360           357          120
208             1    Cathedral City Retail                                 Refinance             360           356          120
209             2    Skyline Terrace Cooperative, Inc.                     Refinance             360           354          120
210             1    Holiday Inn Express Hobby                             Refinance             300           294          120
211             2    103 Gedney Street Owners', Inc.                       Refinance             480           478          120
212             1    Buffalo Self Storage                                  Refinance             360           359          120
213             1    Alexis Road Shopping Plaza                            Refinance             360           348          120
214             1    Copperas Cove Plaza                                   Refinance             360           359          120
215             1    Hampton Inn Simpsonville                              Refinance             300           296          120
216             1    Hesperia Town Center                                  Refinance             360           360          120
217             1    Paloma Village                                        Refinance             360           359          120
218             1    Amelia Market                                         Refinance             360           357          120
219             2    Abbington Crossing III Apartments                     Refinance             360           360          120
220             1    Daffodil Valley Storage                               Refinance             360           357          120
221             2    Old Oak Square Apts                                  Acquisition            360           352          120
222             1    Southgate Center                                     Acquisition            300           298          120
223             1    Liberty Safe and Security                             Refinance             180           139          180
224             1    Lynwood Retail                                        Refinance        Interest Only  Interest Only     60
225             1    The Shops at Westar Strip Shopping Center             Refinance             360           360          120
226             2    40 East 88 Owners, Inc.                               Refinance        Interest Only  Interest Only    120
227             2    510 East 86th Street Owners, Inc.                     Refinance        Interest Only  Interest Only    120
228             2    Ten Eighty Apartment Corporation                      Refinance        Interest Only  Interest Only    120
229             1    Fairfield Inn - Lumberton, NC                        Acquisition            300           297          84
230             1    Heacock Medical Center                                Refinance             360           358          120
231             1    Craig Road Retail                                    Acquisition            360           358          120
232             1    Millennium Center Retail                              Refinance             360           357          120
233             1    CVS - Jersey Village, TX                              Refinance             360           357          119
234             1    Comfort Suites Prestonsburg                           Refinance             300           297          121
235             2    Evelyn Court Apartment Corp.                          Refinance             360           355          120
236             1    Best Western Barboursville                            Refinance             300           296          122
237             2    Las Villas Apartments                                Acquisition            300           291          120
238             1    7848 Cimarron, LLC                                    Refinance             300           282           84
239             1    Fort Apache Shopping Center                          Acquisition            360           360          120
240             1    The Law Center                                        Refinance             360           360          120
241             1    Baybrook-Kissimmee LLC                                Refinance             240           164          240
242             1    Shane Company, Store No. 25                          Acquisition            300           295          120
243             1    Reisterstown Village Center                           Refinance             228           224          228
244             1    Nimmonsburg Square                                    Refinance             360           355          120
245             1    24635 Madison Avenue                                 Acquisition            360           355          121
246             1    116-118 North York Road                              Acquisition            360           360          120
247             2    Harris Garden Apartments                              Refinance             360           360          121
248             2    Park East Apartments, Inc.                            Refinance             480           475          120
249             2    Suburbia Owners, Inc.                                 Refinance             360           354          120
250             2    San Marcos MHP                                       Acquisition            360           356          120
251             1    Grant Court                                          Acquisition            360           360          120
252             1    Itasca Building                                       Refinance             360           360          120
253             1    Shea Professional Plaza                              Acquisition       Interest Only  Interest Only     60
254             2    Wagon Wheel MHP                                      Acquisition            360           360          120
255             2    525 East 82 Owners Corp.                              Refinance        Interest Only  Interest Only    120
256             2    72nd Street East Corporation                          Refinance        Interest Only  Interest Only    120
257             1    Comfort Inn Richmond Airport                          Refinance             300           298          120
258             2    Patricia Apartments                                  Acquisition            360           360          120
259             2    Mulberry Acres MHP                                    Refinance             360           353          120
260             2    Stephen Gardens Corp.                                 Refinance             480           478          120
261             2    Sans Souci Owners Corp.                               Refinance             480           475          180
262             2    Kent Bentley Apartments, Inc.                         Refinance             360           355          180
263             1    Dixie Plaza                                           Refinance             360           355          120
264             2    Savannah Terrace & Square Apartments                  Refinance             360           356          120
265             2    969 Park Avenue                                       Refinance             329           305          149
266             2    34-15 Properties Ltd.                                 Refinance             240           234          120
267             1    311 Ed Wright Lane                                    Refinance             360           357          121
268             1    Church Road Plaza                                     Refinance             360           360          120
269             2    Littlefield Apartments                                Refinance             360           360          120
270     D       2    NC MHP Portfolio - Pine Terrace                       Refinance             360           358          120
271     D       2    NC MHP Portfolio - Lakeview                           Refinance             360           358          120
272             2    Maple Crest Apartments                                Refinance             360           356          120
273             1    AIP - Intown (Bishop & Trabert)                       Refinance             360           356          122
274             1    Anaheim Office                                        Refinance             360           360          121
275             2    Royal Marc Apartments                                Acquisition            360           360          120
276             1    AIP - Perimeter (Hammermill & Goshen Springs)         Refinance             360           356          122
277             1    AMF Shea Village                                     Acquisition            360           356          120
278             2    Shores of Lake Smith                                  Refinance             360           360          122
279             1    Comfort Inn Columbia                                  Refinance             300           297          120
280             2    321 West 90th St. Owners Corp.                        Refinance             360           354          120
281             2    Crestwood Manor                                       Refinance             300           198          300
282             2    Crest Manor Housing Corp                              Refinance             300           196          180
283             1    Sterling Master Homes Building                        Refinance             360           360          120
284             2    Bayshore Gardens                                      Refinance             300           190          180
285             1    Arbor Shoppes                                         Refinance             360           360          120
286             1    Altamonte Promenade                                   Refinance             360           358          120
287             1    The Raleigh Building                                  Refinance             300           247          120
288             1    Bay Mini Storage                                     Acquisition            300           297          120
289             1    Uplake Building                                       Refinance             360           357          120
290             1    Northgate Dental Plaza                                Refinance             360           357          120
291             1    Homewood Retail                                      Acquisition            360           360          120
292             2    Brookfield Apartments                                 Refinance             360           360           60
293             2    Sun Vista Apartments                                  Refinance             360           360          120
294             1    Van Ness Plaza                                        Refinance             360           359          120
295             2    929 Park Avenue Apartment Corp.                       Refinance             480           476          120
296             2    Heritage Village Townhomes Apartments                 Refinance             360           357          120
297             1    CVS Drug Store - Plano                               Acquisition            360           356          121
298             2    84-20 51st Ave. Owners Inc.                           Refinance             360           356          120
299             1    23 & Gratiot Shopping Center                          Refinance             360           360          120
300             1    Walgreens Store #4610                                 Refinance             300           214          240
301             2    East Rock Tenants                                     Refinance             300           190          300
302             1    Easton I                                              Refinance             360           359          120
303             1    Memorial Medical Plaza                                Refinance             360           358          120

                                                                                       INITIAL
                                                                        REMAINING      INTEREST
                                                                         TERM TO         ONLY      MORTGAGE               FIRST
              LOAN                                                       MATURITY       PERIOD     INTEREST   MONTHLY    PAYMENT
 #   CROSSED  GROUP  LOAN NAME                                       (MONTHS) (1),(2)  (MONTHS)     RATE      PAYMENT      DATE
 -   -------  -----  ---------                                       ----------------  --------     ----      -------      ----
203             1    Costa Mesa Square II                                    113           58      4.9800%   $ 18,746     9/11/2005
204             1    Promenade Plaza                                         118                   5.7100%     21,978      2/1/2006
205             2    Linden Hill No. 2 Cooperative Corp.                     118                   5.3400%     19,523      2/1/2006
206             1    Office Depot                                             82                   5.2800%     19,392      2/1/2006
207             1    Hathaway Business Park                                  117                   5.5600%     20,005     1/11/2006
208             1    Cathedral City Retail                                   116                   5.8500%     20,648     12/1/2005
209             2    Skyline Terrace Cooperative, Inc.                       114                   4.9600%     18,703     10/1/2005
210             1    Holiday Inn Express Hobby                               114                   5.5700%     20,712     10/11/2005
211             2    103 Gedney Street Owners', Inc.                         118                   5.6700%     17,404      2/1/2006
212             1    Buffalo Self Storage                                    119                   5.6600%     19,070      3/1/2006
213             1    Alexis Road Shopping Plaza                              108                   5.6800%     19,111     4/11/2005
214             1    Copperas Cove Plaza                                     119                   5.7800%     18,999     3/11/2006
215             1    Hampton Inn Simpsonville                                116                   5.5300%     19,862     12/11/2005
216             1    Hesperia Town Center                                    118           12      5.8600%     18,899     2/11/2006
217             1    Paloma Village                                          119                   5.4900%     17,979      3/1/2006
218             1    Amelia Market                                           117                   5.4700%     17,883     1/11/2006
219             2    Abbington Crossing III Apartments                       117           60      5.5000%     17,601     1/11/2006
220             1    Daffodil Valley Storage                                 117                   5.7700%     18,130     1/11/2006
221             2    Old Oak Square Apts                                     112                   5.1200%     16,929     8/11/2005
222             1    Southgate Center                                        118                   5.8900%     19,383     2/11/2006
223             1    Liberty Safe and Security                               139                   7.6500%     32,744     11/1/2002
224             1    Lynwood Retail                                           59           60      6.0900%     15,436      3/1/2006
225             1    The Shops at Westar Strip Shopping Center               118           36      5.4700%     16,977      2/1/2006
226             2    40 East 88 Owners, Inc.                                 116           120     5.0300%     12,750     12/1/2005
227             2    510 East 86th Street Owners, Inc.                       116           120     5.1000%     12,927     12/1/2005
228             2    Ten Eighty Apartment Corporation                        118           120     5.4800%     13,890      2/1/2006
229             1    Fairfield Inn - Lumberton, NC                           81                    6.2900%     19,931     1/11/2006
230             1    Heacock Medical Center                                  118                   5.8000%     17,603     2/11/2006
231             1    Craig Road Retail                                       118                   5.2500%     16,566      2/1/2006
232             1    Millennium Center Retail                                117                   5.8700%     17,737     1/11/2006
233             1    CVS - Jersey Village, TX                                116                   5.2400%     16,548     1/11/2006
234             1    Comfort Suites Prestonsburg                             118                   6.0500%     19,421     1/11/2006
235             2    Evelyn Court Apartment Corp.                            115                   5.5200%     17,071     11/1/2005
236             1    Best Western Barboursville                              118                   6.0200%     19,366     12/11/2005
237             2    Las Villas Apartments                                   111                   5.2500%     17,977     7/11/2005
238             1    7848 Cimarron, LLC                                       66                   5.9500%     19,237     10/1/2004
239             1    Fort Apache Shopping Center                             116           24      5.9500%     17,294     12/11/2005
240             1    The Law Center                                          118           12      5.7100%     16,850     2/11/2006
241             1    Baybrook-Kissimmee LLC                                  164                   7.5000%     28,196     12/1/1999
242             1    Shane Company, Store No. 25                             115                   5.6900%     18,139     11/1/2005
243             1    Reisterstown Village Center                             224                   5.8800%     21,149     12/1/2005
244             1    Nimmonsburg Square                                      115                   5.7600%     16,796     11/11/2005
245             1    24635 Madison Avenue                                    116                   5.2800%     15,791     11/11/2005
246             1    116-118 North York Road                                 114           24      5.5300%     15,951     10/11/2005
247             2    Harris Garden Apartments                                113           36      5.0200%     15,065     8/11/2005
248             2    Park East Apartments, Inc.                              115                   5.1600%     13,800     11/1/2005
249             2    Suburbia Owners, Inc.                                   114                   5.0300%     15,082     10/1/2005
250             2    San Marcos MHP                                          116                   5.7600%     16,171     12/11/2005
251             1    Grant Court                                             116           24      5.3600%     15,094     12/11/2005
252             1    Itasca Building                                         118           24      5.8900%     15,405     2/11/2006
253             1    Shea Professional Plaza                                  55           60      5.7500%     12,631     11/11/2005
254             2    Wagon Wheel MHP                                         117           36      5.7400%     15,156     1/11/2006
255             2    525 East 82 Owners Corp.                                117           120     5.4700%     12,016      1/1/2006
256             2    72nd Street East Corporation                            116           120     5.0000%     10,984     12/1/2005
257             1    Comfort Inn Richmond Airport                            118                   5.9700%     16,704     2/11/2006
258             2    Patricia Apartments                                     118           24      5.5100%     14,586     2/11/2006
259             2    Mulberry Acres MHP                                      113                   5.2800%     14,051     9/11/2005
260             2    Stephen Gardens Corp.                                   118                   5.3000%     12,556      2/1/2006
261             2    Sans Souci Owners Corp.                                 175                   5.5600%     12,996     11/1/2005
262             2    Kent Bentley Apartments, Inc.                           175                   5.7500%     14,589     11/1/2005
263             1    Dixie Plaza                                             115                   5.4200%     14,070     11/11/2005
264             2    Savannah Terrace & Square Apartments                    116                   5.7400%     14,457     12/11/2005
265             2    969 Park Avenue                                         125                   7.0200%     17,221      4/1/2004
266             2    34-15 Properties Ltd.                                   114                   5.2500%     16,509     10/1/2005
267             1    311 Ed Wright Lane                                      118                   6.1000%     14,544     1/11/2006
268             1    Church Road Plaza                                       117           24      6.0900%     14,347     1/11/2006
269             2    Littlefield Apartments                                  117           24      5.4000%     13,252     1/11/2006
270     D       2    NC MHP Portfolio - Pine Terrace                         118                   5.6200%      6,904     2/11/2006
271     D       2    NC MHP Portfolio - Lakeview                             118                   5.6200%      6,616     2/11/2006
272             2    Maple Crest Apartments                                  116                   5.9400%     13,999     12/11/2005
273             1    AIP - Intown (Bishop & Trabert)                         118                   5.6900%     13,625     12/11/2005
274             1    Anaheim Office                                          118           60      5.5800%     13,175     1/11/2006
275             2    Royal Marc Apartments                                   113           24      5.7100%     13,364     9/11/2005
276             1    AIP - Perimeter (Hammermill & Goshen Springs)           118                   5.6900%     13,161     12/11/2005
277             1    AMF Shea Village                                        116                   6.2200%     13,810     12/11/2005
278             2    Shores of Lake Smith                                    119           24      5.7000%     12,960     1/11/2006
279             1    Comfort Inn Columbia                                    117                   6.1600%     14,391     1/11/2006
280             2    321 West 90th St. Owners Corp.                          114                   5.1300%     11,985     10/1/2005
281             2    Crestwood Manor                                         198                   8.4800%     20,097     10/1/1997
282             2    Crest Manor Housing Corp                                 76                   8.7000%     20,469      8/1/1997
283             1    Sterling Master Homes Building                          118           24      5.6700%     12,322     2/11/2006
284             2    Bayshore Gardens                                         70                   8.6000%     20,299      2/1/1997
285             1    Arbor Shoppes                                           116           24      5.0800%     11,376     12/11/2005
286             1    Altamonte Promenade                                     118                   5.4000%     11,792     2/11/2006
287             1    The Raleigh Building                                     67                   7.5500%     16,515     11/1/2001
288             1    Bay Mini Storage                                        117                   5.8800%     13,058     1/11/2006
289             1    Uplake Building                                         117                   5.7200%     11,854     1/11/2006
290             1    Northgate Dental Plaza                                  117                   5.9400%     12,122     1/11/2006
291             1    Homewood Retail                                         116           12      5.9500%     11,995     12/11/2005
292             2    Brookfield Apartments                                    51           12      5.2500%     11,044     7/11/2005
293             2    Sun Vista Apartments                                    117           24      5.4700%     11,318     1/11/2006
294             1    Van Ness Plaza                                          119                   5.9400%     11,914     3/11/2006
295             2    929 Park Avenue Apartment Corp.                         116                   5.0100%      9,657     12/1/2005
296             2    Heritage Village Townhomes Apartments                   117                   6.1400%     12,172     1/11/2006
297             1    CVS Drug Store - Plano                                  117                   5.3300%     11,143     12/11/2005
298             2    84-20 51st Ave. Owners Inc.                             116                   5.2100%     10,995     12/1/2005
299             1    23 & Gratiot Shopping Center                            116           12      6.0400%     11,952     12/11/2005
300             1    Walgreens Store #4610                                   154                   7.0000%     16,221      2/1/1999
301             2    East Rock Tenants                                       190                   8.8000%     19,111      2/1/1997
302             1    Easton I                                                119                   5.5000%     11,015      3/1/2006
303             1    Memorial Medical Plaza                                  118                   5.9900%     11,559     2/11/2006

              LOAN                                                   MATURITY               PREPAYMENT PROVISION          DEFEASANCE
 #   CROSSED  GROUP  LOAN NAME                                         DATE      ARD (3)    AS OF ORIGINATION (4)         OPTION (5)
 -   -------  -----  ---------                                         ----      -------    ---------------------         ----------
203             1    Costa Mesa Square II                            8/11/2015              Lock/117_0.0%/3                    Yes
204             1    Promenade Plaza                                 1/1/2016               Lock/116_0.0%/4                    Yes
205             2    Linden Hill No. 2 Cooperative Corp.             1/1/2016               Lock/116_0.0%/4                    Yes
206             1    Office Depot                                    1/1/2013               Lock/80_0.0%/4                     Yes
207             1    Hathaway Business Park                         12/11/2015              Lock/117_0.0%/3                    Yes
208             1    Cathedral City Retail                           11/1/2015              Lock/117_0.0%/3                    Yes
209             2    Skyline Terrace Cooperative, Inc.               9/1/2015               Lock/48_YM1/69_0.0%/3               No
210             1    Holiday Inn Express Hobby                       9/11/2015              Lock/117_0.0%/3                    Yes
211             2    103 Gedney Street Owners', Inc.                 1/1/2016               Lock/84_YM1/32_0.0%/4               No
212             1    Buffalo Self Storage                            2/1/2016               Lock/118_0.0%/2                    Yes
213             1    Alexis Road Shopping Plaza                      3/11/2015              Lock/117_0.0%/3                    Yes
214             1    Copperas Cove Plaza                             2/11/2016              Lock/117_0.0%/3                    Yes
215             1    Hampton Inn Simpsonville                       11/11/2015              Lock/117_0.0%/3                    Yes
216             1    Hesperia Town Center                            1/11/2016              Lock/117_0.0%/3                    Yes
217             1    Paloma Village                                  2/1/2016               Lock/118_0.0%/2                    Yes
218             1    Amelia Market                                  12/11/2015              Lock/117_0.0%/3                    Yes
219             2    Abbington Crossing III Apartments              12/11/2015              Lock/114_0.0%/6                    Yes
220             1    Daffodil Valley Storage                        12/11/2015              Lock/117_0.0%/3                    Yes
221             2    Old Oak Square Apts                             7/11/2015              Lock/117_0.0%/3                    Yes
222             1    Southgate Center                                1/11/2016              Lock/117_0.0%/3                    Yes
223             1    Liberty Safe and Security                       10/1/2017              Lock/59_YM1/118_0.0%/3              No
224             1    Lynwood Retail                                  2/1/2011               Lock/58_0.0%/2                     Yes
225             1    The Shops at Westar Strip Shopping Center       1/1/2016               Lock/117_0.0%/3                    Yes
226             2    40 East 88 Owners, Inc.                         11/1/2015              Lock/84_YM1/32_0.0%/4               No
227             2    510 East 86th Street Owners, Inc.               11/1/2015              Lock/84_YM1/32_0.0%/4               No
228             2    Ten Eighty Apartment Corporation                1/1/2016               Lock/116_0.0%/4                    Yes
229             1    Fairfield Inn - Lumberton, NC                  12/11/2012              Lock/81_0.0%/3                     Yes
230             1    Heacock Medical Center                          1/11/2016              Lock/114_0.0%/6                    Yes
231             1    Craig Road Retail                               1/1/2016               Lock/118_0.0%/2                    Yes
232             1    Millennium Center Retail                       12/11/2015              Lock/117_0.0%/3                    Yes
233             1    CVS - Jersey Village, TX                       11/11/2015              Lock/116_0.0%/3                    Yes
234             1    Comfort Suites Prestonsburg                     1/11/2016              Lock/118_0.0%/3                    Yes
235             2    Evelyn Court Apartment Corp.                    10/1/2015              Lock/84_YM1/32_0.0%/4               No
236             1    Best Western Barboursville                      1/11/2016              Lock/119_0.0%/3                    Yes
237             2    Las Villas Apartments                           6/11/2015              Lock/117_0.0%/3                    Yes
238             1    7848 Cimarron, LLC                              9/1/2011               YM1/35_4.0%/12_3.0%/12_2.0%
                                                                                            /12_1.0%/10_0.0%/3                  No
239             1    Fort Apache Shopping Center                    11/11/2015              Lock/114_0.0%/6                    Yes
240             1    The Law Center                                  1/11/2016              Lock/117_0.0%/3                    Yes
241             1    Baybrook-Kissimmee LLC                          11/1/2019              Lock/59_YM1/180_0.0%/1              No
242             1    Shane Company, Store No. 25                     10/1/2015              Lock/113_0.0%/7                    Yes
243             1    Reisterstown Village Center                     11/1/2024              Lock/224_0.0%/4                    Yes
244             1    Nimmonsburg Square                             10/11/2015              Lock/117_0.0%/3                    Yes
245             1    24635 Madison Avenue                           11/11/2015              Lock/118_0.0%/3                    Yes
246             1    116-118 North York Road                         9/11/2015              Lock/117_0.0%/3                    Yes
247             2    Harris Garden Apartments                        8/11/2015              Lock/118_0.0%/3                    Yes
248             2    Park East Apartments, Inc.                      10/1/2015              Lock/84_YM1/32_0.0%/4               No
249             2    Suburbia Owners, Inc.                           9/1/2015               Lock/116_0.0%/4                    Yes
250             2    San Marcos MHP                                 11/11/2015              Lock/117_0.0%/3                    Yes
251             1    Grant Court                                    11/11/2015              Lock/117_0.0%/3                    Yes
252             1    Itasca Building                                 1/11/2016              Lock/117_0.0%/3                    Yes
253             1    Shea Professional Plaza                        10/11/2010              Lock/57_0.0%/3                     Yes
254             2    Wagon Wheel MHP                                12/11/2015              Lock/117_0.0%/3                    Yes
255             2    525 East 82 Owners Corp.                        12/1/2015              Lock/84_YM1/32_0.0%/4               No
256             2    72nd Street East Corporation                    11/1/2015              Lock/48_YM1/68_0.0%/4               No
257             1    Comfort Inn Richmond Airport                    1/11/2016              Lock/116_0.0%/4                    Yes
258             2    Patricia Apartments                             1/11/2016              Lock/38_YM1/79_0.0%/3               No
259             2    Mulberry Acres MHP                              8/11/2015              Lock/114_0.0%/6                    Yes
260             2    Stephen Gardens Corp.                           1/1/2016               Lock/84_YM1/32_0.0%/4               No
261             2    Sans Souci Owners Corp.                         10/1/2020              Lock/84_YM1/92_0.0%/4               No
262             2    Kent Bentley Apartments, Inc.                   10/1/2020              Lock/144_3.0%/12_2.0%/12_1.0%
                                                                                            /8_0.0%/4                           No
263             1    Dixie Plaza                                    10/11/2015              Lock/117_0.0%/3                    Yes
264             2    Savannah Terrace & Square Apartments           11/11/2015              Lock/40_YM1/77_0.0%/3               No
265             2    969 Park Avenue                                 8/1/2016               Lock/64_YM1/82_0.0%/3               No
266             2    34-15 Properties Ltd.                           9/1/2015               Lock/116_0.0%/4                    Yes
267             1    311 Ed Wright Lane                              1/11/2016              Lock/115_0.0%/6                    Yes
268             1    Church Road Plaza                              12/11/2015              Lock/114_0.0%/6                    Yes
269             2    Littlefield Apartments                         12/11/2015              Lock/39_YM1/78_0.0%/3               No
270     D       2    NC MHP Portfolio - Pine Terrace                 1/11/2016              Lock/114_0.0%/6                    Yes
271     D       2    NC MHP Portfolio - Lakeview                     1/11/2016              Lock/114_0.0%/6                    Yes
272             2    Maple Crest Apartments                         11/11/2015              Lock/114_0.0%/6                    Yes
273             1    AIP - Intown (Bishop & Trabert)                 1/11/2016              Lock/40_YM1/78_0.0%/4               No
274             1    Anaheim Office                                  1/11/2016              Lock/117_0.0%/4                    Yes
275             2    Royal Marc Apartments                           8/11/2015              Lock/117_0.0%/3                    Yes
276             1    AIP - Perimeter (Hammermill & Goshen Springs)   1/11/2016              Lock/40_YM1/78_0.0%/4               No
277             1    AMF Shea Village                               11/11/2015              Lock/117_0.0%/3                    Yes
278             2    Shores of Lake Smith                            2/11/2016              Lock/116_0.0%/6                    Yes
279             1    Comfort Inn Columbia                           12/11/2015              Lock/117_0.0%/3                    Yes
280             2    321 West 90th St. Owners Corp.                  9/1/2015               Lock/116_0.0%/4                    Yes
281             2    Crestwood Manor                                 9/1/2022               YM/297_0.0%/3                       No
282             2    Crest Manor Housing Corp                        7/1/2012               YM/178_0.0%/2                       No
283             1    Sterling Master Homes Building                  1/11/2016              Lock/117_0.0%/3                    Yes
284             2    Bayshore Gardens                                1/1/2012               YM/177_0.0%/3                       No
285             1    Arbor Shoppes                                  11/11/2015              Lock/117_0.0%/3                    Yes
286             1    Altamonte Promenade                             1/11/2016              Lock/114_0.0%/6                    Yes
287             1    The Raleigh Building                            10/1/2011              Lock/59_YM1/58_0.0%/3               No
288             1    Bay Mini Storage                               12/11/2015              Lock/114_0.0%/6                    Yes
289             1    Uplake Building                                12/11/2015              Lock/39_YM1/78_0.0%/3               No
290             1    Northgate Dental Plaza                         12/11/2015              Lock/117_0.0%/3                    Yes
291             1    Homewood Retail                                11/11/2015              Lock/114_0.0%/6                    Yes
292             2    Brookfield Apartments                           6/11/2010              Lock/57_0.0%/3                     Yes
293             2    Sun Vista Apartments                           12/11/2015              Lock/114_0.0%/6                    Yes
294             1    Van Ness Plaza                                  2/11/2016              Lock/113_0.0%/7                    Yes
295             2    929 Park Avenue Apartment Corp.                 11/1/2015              Lock/84_YM1/32_0.0%/4               No
296             2    Heritage Village Townhomes Apartments          12/11/2015              Lock/114_0.0%/6                    Yes
297             1    CVS Drug Store - Plano                         12/11/2035  12/11/2015  Lock/115_0.0%/6                    Yes
298             2    84-20 51st Ave. Owners Inc.                     11/1/2015              Lock/84_YM1/32_0.0%/4               No
299             1    23 & Gratiot Shopping Center                   11/11/2015              Lock/114_0.0%/6                    Yes
300             1    Walgreens Store #4610                           1/1/2019               Lock/59_YM1/180_0.0%/1              No
301             2    East Rock Tenants                               1/1/2022               YM/297_0.0%/3                       No
302             1    Easton I                                        2/1/2016               Lock/117_0.0%/3                    Yes
303             1    Memorial Medical Plaza                          1/11/2016              Lock/117_0.0%/3                    Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                          ORIGINAL        CUT-OFF DATE    INITIAL NET
              LOAN                                                        PRINCIPAL        PRINCIPAL        MORTGAGE
 #   CROSSED  GROUP  LOAN NAME                                            BALANCE         BALANCE (1)     POOL BALANCE
 -   -------  -----  ---------                                            -------         -----------     ------------
304             1    Leschi Park Professional Building                 $   1,925,000     $  1,925,000         0.1%
305             1    Donald E Crane Office Bldg                            1,912,000        1,903,687         0.1%
306             1    Rose Avenue                                           1,900,000        1,895,550         0.1%
307             2    Bellfort Park Apartments                              1,892,000        1,889,501         0.1%
308             2    194 Riverside Owners Corp.                            1,892,000        1,889,387         0.1%
309             2    305 Equities Corp                                     2,100,000        1,886,952         0.1%
310             2    Rossmoor Leisure Cooperative                          2,200,000        1,866,069         0.1%
311             1    Sherwin Williams Plaza                                1,855,000        1,855,000         0.1%
312             1    Rite Aid - Pasadena, MD                               1,855,000        1,852,510         0.1%
313             2    81st Dwellers Inc.                                    1,850,000        1,850,000         0.1%
314             1    Easton II                                             1,840,000        1,837,424         0.1%
315             2    Hammondell MHP                                        1,840,000        1,835,990         0.1%
316             1    Memorial Square                                       1,850,000        1,835,476         0.1%
317             1    Medical Arts Building                                 1,910,692        1,803,454         0.1%
318             2    West 15 Townhouse Corporation                         1,800,000        1,800,000         0.1%
319             2    Palisade Gardens Apartments Corp.                     1,800,000        1,794,531         0.1%
320             1    Old Atlanta Shops                                     1,780,000        1,776,044         0.1%
321             2    Green Street Apartments                               2,000,000        1,740,120         0.1%
322             1    Southgate Corners                                     1,730,000        1,722,714         0.1%
323             1    Desert Country Plaza                                  1,700,000        1,700,000         0.1%
324             2    Chancellor Park Apartments                            1,700,000        1,696,077         0.1%
325             2    137-05 Franklin Avenue Owners, Inc.                   1,700,000        1,694,994         0.1%
326             1    Barnesboro Retail Bldg                                1,700,000        1,688,250         0.1%
327             1    Hollywood Video Plaza (Column)                        1,650,000        1,639,237         0.1%
328             2    Shackleford MHP                                       1,650,000        1,637,850         0.1%
329             1    Market Shoppes                                        1,630,000        1,626,389         0.1%
330             1    Lakeview Industrial Park                              1,950,000        1,616,096         0.1%
331             2    31 East 12th Street Owners, Inc.                      1,600,000        1,597,314         0.1%
332             1    Alante Plaza                                          1,608,750        1,596,220         0.1%
333             1    Frankfort Center                                      1,600,000        1,595,129         0.1%
334             2    25 West 13th St                                       2,600,000        1,587,710         0.1%
335             1    Village at Colleyville                                1,580,000        1,565,940         0.1%
336             2    60 Tenants Corp.                                      1,565,000        1,565,000         0.1%
337             1    The Centre at North Reading                           1,560,000        1,553,019         0.1%
338             2    Oaks Mobile Home Park                                 1,550,000        1,541,435         0.1%
339             1    1477 Park Street                                      1,520,000        1,499,870         0.0%
340             2    Irving Place Tenant Corp.                             1,500,000        1,495,018         0.0%
341             1    500 Oakwood Avenue                                    1,500,000        1,494,066         0.0%
342             2    16 Canterbury Corp.                                   1,500,000        1,493,366         0.0%
343             2    Pagewood Oval Apartments                              1,500,000        1,490,749         0.0%
344             2    Villa Vista MHP                                       1,480,000        1,466,993         0.0%
345             1    Settler's Ridge Retail Center                         1,456,000        1,451,676         0.0%
346             1    Rainbow Village                                       1,450,000        1,448,025         0.0%
347             2    Buffington Arms Apartments                            1,450,000        1,442,373         0.0%
348             2    River Glen Tenant Corp                                1,600,000        1,441,976         0.0%
349             2    Ferndale Apartments                                   1,440,000        1,432,305         0.0%
350             2    Oak Shades MHP                                        1,425,000        1,423,047         0.0%
351             2    Green Acres Mobile Home Park                          1,440,000        1,415,486         0.0%
352             2    Woodview Apartments                                   1,420,000        1,413,851         0.0%
353             1    Hollywood Video Plaza                                 1,400,000        1,396,883         0.0%
354             1    South Park Plaza                                      1,400,000        1,395,721         0.0%
355             1    Jamboree Plaza Auto Center                            2,100,000        1,393,663         0.0%
356             1    Bear River Self Storage                               1,350,000        1,347,029         0.0%
357             2    Mark Embers Apartments                                1,500,000        1,341,310         0.0%
358             1    Equus Las Vegas Associates                            1,500,000        1,334,210         0.0%
359             2    Upper Knollwood Townhouses                            1,330,000        1,316,991         0.0%
360             2    789 West End Avenue                                   1,750,000        1,298,454         0.0%
361             1    KeyBank Corvallis                                     1,300,000        1,297,158         0.0%
362             1    Cyrus-Coral, LLC                                      1,300,000        1,294,339         0.0%
363             2    35 East Tenants Corp.                                 1,300,000        1,285,604         0.0%
364             2    Gibbs Street Apartments                               1,275,000        1,273,299         0.0%
365             2    Desert Breeze Villas                                  1,275,500        1,270,338         0.0%
366             1    AIP - 2040 Steel Drive                                1,250,000        1,244,686         0.0%
367             2    North Ridge Apartments                                1,230,000        1,227,208         0.0%
368             1    Crossroads Shopping Center                            1,200,000        1,197,376         0.0%
369             1    1622 Walter Street (Triple C Electric)                1,185,000        1,179,905         0.0%
370             1    Brill Retail                                          1,175,000        1,171,583         0.0%
371             1    Holland South Building                                1,160,000        1,152,817         0.0%
372             1    4404-4414 University Avenue                           1,150,000        1,147,298         0.0%
373             1    CVS & Advance Auto                                    1,150,000        1,144,857         0.0%
374             1    The Schwartz Building                                 1,150,000        1,143,025         0.0%
375             2    University View & Sinclair Apartments                 1,150,000        1,141,515         0.0%
376             2    Desert Point Apartments                               1,125,000        1,120,583         0.0%
377             1    Oak Forest Center                                     1,100,000        1,097,377         0.0%
378             2    45-53 Cabrini Owners Corp.                            1,100,000        1,096,788         0.0%
379             2    Holiday Home MH-RV Park                               1,100,000        1,096,599         0.0%
380             2    Oak Square Apartments                                 1,100,000        1,096,561         0.0%
381             1    AIP - 1122 Old Chattahoochee                          1,100,000        1,095,332         0.0%
382             2    Shepard Lofts                                         1,100,000        1,094,573         0.0%
383             2    838 Greenwich St. Corp.                               1,100,000        1,094,408         0.0%
384             1    2nd Attic Self Storage                                1,100,000        1,092,323         0.0%
385             2    Westwater Commons                                     1,500,000        1,086,917         0.0%
386             2    Parkway Owners Inc                                    1,400,000        1,082,812         0.0%
387             2    81-05 Tenants LTD                                     1,400,000        1,070,070         0.0%
388             2    Cromwell Apartments                                   1,060,000        1,055,949         0.0%
389             2    11 East 92nd Street Tenants Corp.                     1,000,000        1,000,000         0.0%
390             2    No. 24 Gramercy Park, Inc.                            1,000,000        1,000,000         0.0%
391             2    100 South Ocean Ave. Realty Corp.                     1,000,000          994,463         0.0%
392             1    University Towne Center II                            1,000,000          993,644         0.0%
393             2    Crosby Square Apartments                                980,000          973,170         0.0%
394             1    1390-1400 Park Street                                   975,000          971,993         0.0%
395             1    Main Street Shopping Center                             961,000          958,035         0.0%
396             1    Northpointe Professional Center                         955,000          948,672         0.0%
397             2    Carolyn Court Owners, Inc.                              950,000          942,444         0.0%
398             1    Grapevine Retail Center                                 938,000          938,000         0.0%
399             2    Courtland Glen Cooperative, Inc.                        900,000          895,839         0.0%
400             2    Country Falls Apartments                                875,000          872,381         0.0%
401             2    Mayland Manor Apartments                                850,000          847,347         0.0%
402             2    3755 Owners Ltd.                                        850,000          838,509         0.0%
403             2    Jeffersonian Jay Street Corp.                           825,000          825,000         0.0%
404             2    3206 Ellwood Avenue Apartments                          825,000          822,488         0.0%

                                                                                           ORIGINATION     REMAINING     ORIGINAL
                                                                                           AMORTIZATION   AMORTIZATION   TERM TO
              LOAN                                                          LOAN               TERM           TERM       MATURITY
 #   CROSSED  GROUP  LOAN NAME                                             PURPOSE           (MONTHS)     (MONTHS) (1)  (MONTHS) (2)
 -   -------  -----  ---------                                             -------           --------     ------------  ------------
304             1    Leschi Park Professional Building                    Refinance             360           360          120
305             1    Donald E Crane Office Bldg                           Refinance             300           297          120
306             1    Rose Avenue                                          Refinance             360           358          120
307             2    Bellfort Park Apartments                            Acquisition            360           359          121
308             2    194 Riverside Owners Corp.                           Refinance             360           359          120
309             2    305 Equities Corp                                    Refinance             360           266          180
310             2    Rossmoor Leisure Cooperative                         Refinance             300           204          300
311             1    Sherwin Williams Plaza                              Acquisition            360           360          121
312             1    Rite Aid - Pasadena, MD                             Acquisition            360           359          120
313             2    81st Dwellers Inc.                                   Refinance        Interest Only  Interest Only    120
314             1    Easton II                                            Refinance             360           359          120
315             2    Hammondell MHP                                       Refinance             360           358           60
316             1    Memorial Square                                      Refinance             360           353          120
317             1    Medical Arts Building                                Refinance             228           204          228
318             2    West 15 Townhouse Corporation                        Refinance        Interest Only  Interest Only    120
319             2    Palisade Gardens Apartments Corp.                    Refinance             480           475          120
320             1    Old Atlanta Shops                                   Acquisition            360           358          120
321             2    Green Street Apartments                              Refinance             240           181          240
322             1    Southgate Corners                                    Refinance             360           356          120
323             1    Desert Country Plaza                                 Refinance             360           360          120
324             2    Chancellor Park Apartments                           Refinance             360           358          120
325             2    137-05 Franklin Avenue Owners, Inc.                  Refinance             480           475          120
326             1    Barnesboro Retail Bldg                              Acquisition            300           295          120
327             1    Hollywood Video Plaza (Column)                      Acquisition            360           354          120
328             2    Shackleford MHP                                      Refinance             360           353           60
329             1    Market Shoppes                                       Refinance             360           358          120
330             1    Lakeview Industrial Park                             Refinance             264           179          120
331             2    31 East 12th Street Owners, Inc.                     Refinance             480           477          120
332             1    Alante Plaza                                        Acquisition            360           353          121
333             1    Frankfort Center                                     Refinance             360           357          120
334             2    25 West 13th St                                      Refinance             180           87           180
335             1    Village at Colleyville                              Acquisition            360           351          120
336             2    60 Tenants Corp.                                     Refinance        Interest Only  Interest Only    120
337             1    The Centre at North Reading                          Refinance             360           356          120
338             2    Oaks Mobile Home Park                                Refinance             360           355          120
339             1    1477 Park Street                                     Refinance             360           347          120
340             2    Irving Place Tenant Corp.                            Refinance             360           357          120
341             1    500 Oakwood Avenue                                   Refinance             360           356          120
342             2    16 Canterbury Corp.                                  Refinance             360           356          180
343             2    Pagewood Oval Apartments                             Refinance             300           296          121
344             2    Villa Vista MHP                                     Acquisition            360           351          120
345             1    Settler's Ridge Retail Center                        Refinance             360           357          120
346             1    Rainbow Village                                      Refinance             360           359          120
347             2    Buffington Arms Apartments                           Refinance             360           355          120
348             2    River Glen Tenant Corp                               Refinance             300           223          300
349             2    Ferndale Apartments                                 Acquisition            360           355          120
350             2    Oak Shades MHP                                       Refinance             360           359          120
351             2    Green Acres Mobile Home Park                        Acquisition            360           345           60
352             2    Woodview Apartments                                  Refinance             360           356          122
353             1    Hollywood Video Plaza                                Refinance             360           358           60
354             1    South Park Plaza                                     Refinance             360           357          120
355             1    Jamboree Plaza Auto Center                           Refinance             120           69           120
356             1    Bear River Self Storage                              Refinance             360           358          120
357             2    Mark Embers Apartments                               Refinance             240           187          120
358             1    Equus Las Vegas Associates                           Refinance             300           223          120
359             2    Upper Knollwood Townhouses                           Refinance             360           349          120
360             2    789 West End Avenue                                  Refinance             300           155          180
361             1    KeyBank Corvallis                                   Acquisition            360           358          120
362             1    Cyrus-Coral, LLC                                Recovery of Equity         300           297          120
363             2    35 East Tenants Corp.                                Refinance             240           235          240
364             2    Gibbs Street Apartments                              Refinance             360           359          120
365             2    Desert Breeze Villas                                Acquisition            360           356          120
366             1    AIP - 2040 Steel Drive                               Refinance             360           356          122
367             2    North Ridge Apartments                               Refinance             360           358          120
368             1    Crossroads Shopping Center                           Refinance             360           358          180
369             1    1622 Walter Street (Triple C Electric)              Acquisition            360           356          120
370             1    Brill Retail                                         Refinance             360           357          120
371             1    Holland South Building                              Acquisition            336           331          121
372             1    4404-4414 University Avenue                          Refinance             360           358          118
373             1    CVS & Advance Auto                                  Acquisition            360           356          121
374             1    The Schwartz Building                                Refinance             300           296          120
375             2    University View & Sinclair Apartments               Acquisition            360           353          120
376             2    Desert Point Apartments                             Acquisition            360           356          120
377             1    Oak Forest Center                                    Refinance             360           358          120
378             2    45-53 Cabrini Owners Corp.                           Refinance             480           475          120
379             2    Holiday Home MH-RV Park                             Acquisition            300           298          121
380             2    Oak Square Apartments                                Refinance             360           357          120
381             1    AIP - 1122 Old Chattahoochee                         Refinance             360           356          122
382             2    Shepard Lofts                                        Refinance             360           355          120
383             2    838 Greenwich St. Corp.                              Refinance             420           414          120
384             1    2nd Attic Self Storage                               Refinance             300           295          120
385             2    Westwater Commons                                    Refinance             240           125          240
386             2    Parkway Owners Inc                                   Refinance             240           148          240
387             2    81-05 Tenants LTD                                    Refinance             240           141          240
388             2    Cromwell Apartments                                 Acquisition            360           356          120
389             2    11 East 92nd Street Tenants Corp.                    Refinance        Interest Only  Interest Only    120
390             2    No. 24 Gramercy Park, Inc.                           Refinance        Interest Only  Interest Only    120
391             2    100 South Ocean Ave. Realty Corp.                    Refinance             360           355          120
392             1    University Towne Center II                          Acquisition            300           296          120
393             2    Crosby Square Apartments                            Acquisition            360           353          120
394             1    1390-1400 Park Street                                Refinance             300           298          120
395             1    Main Street Shopping Center                         Acquisition            360           357          120
396             1    Northpointe Professional Center                      Refinance             300           295           60
397             2    Carolyn Court Owners, Inc.                           Refinance             300           295          120
398             1    Grapevine Retail Center                             Acquisition            360           360          120
399             2    Courtland Glen Cooperative, Inc.                     Refinance             360           355          120
400             2    Country Falls Apartments                             Refinance             360           357          121
401             2    Mayland Manor Apartments                             Refinance             300           298          120
402             2    3755 Owners Ltd.                                     Refinance             180           176          180
403             2    Jeffersonian Jay Street Corp.                        Refinance        Interest Only  Interest Only    120
404             2    3206 Ellwood Avenue Apartments                       Refinance             360           357          120

                                                                                     INITIAL
                                                                    REMAINING        INTEREST
                                                                     TERM TO          ONLY     MORTGAGE                FIRST
              LOAN                                                   MATURITY        PERIOD    INTEREST   MONTHLY     PAYMENT
 #   CROSSED  GROUP  LOAN NAME                                   (MONTHS) (1), (2)   (MONTHS)    RATE     PAYMENT       DATE
 -   -------  -----  ---------                                   -----------------   --------    ----     -------       ----
304             1    Leschi Park Professional Building                   116            24     5.7900%    $ 11,283    12/11/2005
305             1    Donald E Crane Office Bldg                          117                   6.0000%      12,319     1/1/2006
306             1    Rose Avenue                                         118                   5.5100%      10,800    2/11/2006
307             2    Bellfort Park Apartments                            119             1     6.0600%      11,417    2/11/2006
308             2    194 Riverside Owners Corp.                          119                   5.6300%      10,897     3/1/2006
309             2    305 Equities Corp                                    86                   7.0500%      14,042     6/1/1998
310             2    Rossmoor Leisure Cooperative                        204                   7.3600%      16,058     4/1/1998
311             1    Sherwin Williams Plaza                              118            24     5.8400%      10,932    1/11/2006
312             1    Rite Aid - Pasadena, MD                             119                   5.9000%      11,003     3/1/2006
313             2    81st Dwellers Inc.                                  114            120    5.0300%       7,862    10/1/2005
314             1    Easton II                                           119                   5.5000%      10,447     3/1/2006
315             2    Hammondell MHP                                       58                   5.9500%      10,973    2/11/2006
316             1    Memorial Square                                     113                   5.2400%      10,204    9/11/2005
317             1    Medical Arts Building                               204                   6.6560%      14,788     4/1/2004
318             2    West 15 Townhouse Corporation                       116            120    5.2700%       8,015    12/1/2005
319             2    Palisade Gardens Apartments Corp.                   115                   5.1400%       8,847    11/1/2005
320             1    Old Atlanta Shops                                   118                   5.8300%      10,478     2/1/2006
321             2    Green Street Apartments                             181                   7.3750%      15,959     5/1/2001
322             1    Southgate Corners                                   116                   5.7400%      10,085    12/11/2005
323             1    Desert Country Plaza                                118            24     5.8600%      10,040    2/11/2006
324             2    Chancellor Park Apartments                          118                   5.6000%       9,759    2/11/2006
325             2    137-05 Franklin Avenue Owners, Inc.                 115                   5.2500%       8,481    11/1/2005
326             1    Barnesboro Retail Bldg                              115                   6.1800%      11,141    11/11/2005
327             1    Hollywood Video Plaza (Column)                      114                   5.4700%       9,337    10/11/2005
328             2    Shackleford MHP                                      53                   5.5600%       9,431    9/11/2005
329             1    Market Shoppes                                      118                   5.8500%       9,616    2/11/2006
330             1    Lakeview Industrial Park                             35                   7.2500%      14,798     3/1/1999
331             2    31 East 12th Street Owners, Inc.                    117                   5.6100%       8,372     1/1/2006
332             1    Alante Plaza                                        114                   5.2800%       8,913    9/11/2005
333             1    Frankfort Center                                    117                   5.9200%       9,511     1/1/2006
334             2    25 West 13th St                                      87                   6.9300%      23,268     7/1/1998
335             1    Village at Colleyville                              111                   5.8500%       9,321    7/11/2005
336             2    60 Tenants Corp.                                    115            120    5.1000%       6,744    11/1/2005
337             1    The Centre at North Reading                         116                   5.4170%       8,776    12/11/2005
338             2    Oaks Mobile Home Park                               115                   5.3500%       8,655    11/11/2005
339             1    1477 Park Street                                    107                   5.8400%       8,957    3/11/2005
340             2    Irving Place Tenant Corp.                           117                   5.4600%       8,479     1/1/2006
341             1    500 Oakwood Avenue                                  116                   6.0700%       9,061    12/11/2005
342             2    16 Canterbury Corp.                                 176                   5.4800%       8,498    12/1/2005
343             2    Pagewood Oval Apartments                            117                   5.6100%       9,310    12/11/2005
344             2    Villa Vista MHP                                     111                   5.9100%       8,788    7/11/2005
345             1    Settler's Ridge Retail Center                       117                   6.0500%       8,776    1/11/2006
346             1    Rainbow Village                                     119                   5.7600%       8,471     3/1/2006
347             2    Buffington Arms Apartments                          115                   5.6000%       8,324    11/11/2005
348             2    River Glen Tenant Corp                              223                   8.5000%      12,884    11/1/1999
349             2    Ferndale Apartments                                 115                   5.5200%       8,194    11/11/2005
350             2    Oak Shades MHP                                      119                   5.7000%       8,271    3/11/2006
351             2    Green Acres Mobile Home Park                         45                   5.2400%       7,943    1/11/2005
352             2    Woodview Apartments                                 118                   5.5920%       8,145    12/11/2005
353             1    Hollywood Video Plaza                                58                   5.8200%       8,232     2/1/2006
354             1    South Park Plaza                                    117                   5.9000%       8,304    1/11/2006
355             1    Jamboree Plaza Auto Center                           69                   7.5000%      24,927     1/1/2002
356             1    Bear River Self Storage                             118                   5.8900%       7,999    2/11/2006
357             2    Mark Embers Apartments                               67                   7.6700%      12,240    11/1/2001
358             1    Equus Las Vegas Associates                           43                   7.6250%      11,207    11/1/1999
359             2    Upper Knollwood Townhouses                          109                   6.3500%       8,276    5/11/2005
360             2    789 West End Avenue                                  35                   7.9000%      13,391     3/1/1994
361             1    KeyBank Corvallis                                   118                   5.9300%       7,736     2/1/2006
362             1    Cyrus-Coral, LLC                                    117                   5.9900%       8,368     1/1/2006
363             2    35 East Tenants Corp.                               235                   5.7600%       9,135    11/1/2005
364             2    Gibbs Street Apartments                             119                   5.9600%       7,612    3/11/2006
365             2    Desert Breeze Villas                                116                   5.9500%       7,606    12/11/2005
366             1    AIP - 2040 Steel Drive                              118                   5.6900%       7,247    12/11/2005
367             2    North Ridge Apartments                              118                   5.7000%       7,139    2/11/2006
368             1    Crossroads Shopping Center                          178                   5.9300%       7,141     2/1/2006
369             1    1622 Walter Street (Triple C Electric)              116                   5.6300%       6,825    12/11/2005
370             1    Brill Retail                                        117                   6.1600%       7,166    1/11/2006
371             1    Holland South Building                              116                   5.4900%       6,767    11/11/2005
372             1    4404-4414 University Avenue                         116                   5.4900%       6,522    2/11/2006
373             1    CVS & Advance Auto                                  117                   5.4200%       6,472    12/11/2005
374             1    The Schwartz Building                               116                   5.7200%       7,214    12/1/2005
375             2    University View & Sinclair Apartments               113                   5.5500%       6,566    9/11/2005
376             2    Desert Point Apartments                             116                   6.1100%       6,825    12/11/2005
377             1    Oak Forest Center                                   118                   5.4000%       6,177    2/11/2006
378             2    45-53 Cabrini Owners Corp.                          115                   5.2800%       5,510    11/1/2005
379             2    Holiday Home MH-RV Park                             119                   5.9200%       7,034    2/11/2006
380             2    Oak Square Apartments                               117                   5.7800%       6,440    1/11/2006
381             1    AIP - 1122 Old Chattahoochee                        118                   5.7000%       6,384    12/11/2005
382             2    Shepard Lofts                                       115                   5.9200%       6,539    11/11/2005
383             2    838 Greenwich St. Corp.                             114                   5.2200%       5,707    10/1/2005
384             1    2nd Attic Self Storage                              115                   6.1200%       7,168    11/11/2005
385             2    Westwater Commons                                   125                   8.8200%      13,323     9/1/1996
386             2    Parkway Owners Inc                                  148                   7.3400%      11,142     8/1/1998
387             2    81-05 Tenants LTD                                   141                   8.0700%      11,771     1/1/1998
388             2    Cromwell Apartments                                 116                   6.2500%       6,527    12/11/2005
389             2    11 East 92nd Street Tenants Corp.                   118            120    5.6600%       4,782     2/1/2006
390             2    No. 24 Gramercy Park, Inc.                          116            120    5.0200%       4,241    12/1/2005
391             2    100 South Ocean Ave. Realty Corp.                   115                   5.3400%       5,578    11/1/2005
392             1    University Towne Center II                          116                   5.4100%       6,087    12/11/2005
393             2    Crosby Square Apartments                            113                   5.8300%       5,769    9/11/2005
394             1    1390-1400 Park Street                               118                   5.9400%       6,246    2/11/2006
395             1    Main Street Shopping Center                         117                   5.8500%       5,669    1/11/2006
396             1    Northpointe Professional Center                      55                   6.4400%       6,412    11/11/2005
397             2    Carolyn Court Owners, Inc.                          115                   5.4200%       5,789    11/1/2005
398             1    Grapevine Retail Center                             116            36     6.4200%       5,880    12/11/2005
399             2    Courtland Glen Cooperative, Inc.                    115                   6.2400%       5,536    11/1/2005
400             2    Country Falls Apartments                            118                   6.0100%       5,252    1/11/2006
401             2    Mayland Manor Apartments                            118                   5.8500%       5,399    2/11/2006
402             2    3755 Owners Ltd.                                    176                   6.2900%       7,307    12/1/2005
403             2    Jeffersonian Jay Street Corp.                       115            120    5.3700%       3,692    11/1/2005
404             2    3206 Ellwood Avenue Apartments                      117                   5.9200%       4,904    1/11/2006

              LOAN                                                  MATURITY               PREPAYMENT PROVISION           DEFEASANCE
 #   CROSSED  GROUP  LOAN NAME                                        DATE       ARD (3)   AS OF ORIGINATION (4)          OPTION (5)
 -   -------  -----  ---------                                        ----       -------   ---------------------          ----------
304             1    Leschi Park Professional Building              11/11/2015             Lock/117_0.0%/3                   Yes
305             1    Donald E Crane Office Bldg                      12/1/2030   12/1/2015 Lock/116_0.0%/4                   Yes
306             1    Rose Avenue                                     1/11/2016             Lock/114_0.0%/6                   Yes
307             2    Bellfort Park Apartments                        2/11/2016             Lock/115_0.0%/6                   Yes
308             2    194 Riverside Owners Corp.                      2/1/2016              Lock/102_2.0%/14_0.0%/4            No
309             2    305 Equities Corp                               5/1/2013              YM/177_0.0%/3                      No
310             2    Rossmoor Leisure Cooperative                    3/1/2023              YM/297_0.0%/3                      No
311             1    Sherwin Williams Plaza                          1/11/2016             Lock/115_0.0%/6                   Yes
312             1    Rite Aid - Pasadena, MD                         2/1/2036    2/1/2016  Lock/116_0.0%/4                   Yes
313             2    81st Dwellers Inc.                              9/1/2015              Lock/84_3.0%/12_2.0%/12_1.0%
                                                                                           /8_0.0%/4                          No
314             1    Easton II                                       2/1/2016              Lock/117_0.0%/3                   Yes
315             2    Hammondell MHP                                  1/11/2011             Lock/54_0.0%/6                    Yes
316             1    Memorial Square                                 8/11/2015             Lock/117_0.0%/3                   Yes
317             1    Medical Arts Building                           3/1/2023              YM/225_0.0%/3                      No
318             2    West 15 Townhouse Corporation                   11/1/2015             Lock/84_YM1/32_0.0%/4              No
319             2    Palisade Gardens Apartments Corp.               10/1/2015             Lock/84_YM1/32_0.0%/4              No
320             1    Old Atlanta Shops                               1/1/2016              Lock/116_0.0%/4                   Yes
321             2    Green Street Apartments                         4/1/2021              Lock/59_YM1/177_0.0%/4             No
322             1    Southgate Corners                              11/11/2015             Lock/117_0.0%/3                   Yes
323             1    Desert Country Plaza                            1/11/2016             Lock/117_0.0%/3                   Yes
324             2    Chancellor Park Apartments                      1/11/2016             Lock/114_0.0%/6                   Yes
325             2    137-05 Franklin Avenue Owners, Inc.             10/1/2015             Lock/84_YM1/32_0.0%/4              No
326             1    Barnesboro Retail Bldg                         10/11/2015             Lock/114_0.0%/6                   Yes
327             1    Hollywood Video Plaza (Column)                  9/11/2015             Lock/117_0.0%/3                   Yes
328             2    Shackleford MHP                                 8/11/2010             Lock/54_0.0%/6                    Yes
329             1    Market Shoppes                                  1/11/2016             Lock/114_0.0%/6                   Yes
330             1    Lakeview Industrial Park                        2/1/2009              Lock/35_YM1/84_0.0%/1              No
331             2    31 East 12th Street Owners, Inc.                12/1/2015             Lock/102_2.0%/14_0.0%/4            No
332             1    Alante Plaza                                    9/11/2015             Lock/118_0.0%/3                   Yes
333             1    Frankfort Center                                12/1/2015             Lock/116_0.0%/4                   Yes
334             2    25 West 13th St                                 6/1/2013              YM/177_0.0%/3                      No
335             1    Village at Colleyville                          6/11/2015             Lock/114_0.0%/6                   Yes
336             2    60 Tenants Corp.                                10/1/2015             Lock/102_2.0%/14_0.0%/4            No
337             1    The Centre at North Reading                    11/11/2015             Lock/114_0.0%/6                   Yes
338             2    Oaks Mobile Home Park                          10/11/2015             Lock/114_0.0%/6                   Yes
339             1    1477 Park Street                                2/11/2015             Lock/113_0.0%/7                   Yes
340             2    Irving Place Tenant Corp.                       12/1/2015             Lock/84_YM1/32_0.0%/4              No
341             1    500 Oakwood Avenue                             11/11/2015             Lock/114_0.0%/6                   Yes
342             2    16 Canterbury Corp.                             11/1/2020             YM1/176_0.0%/4                     No
343             2    Pagewood Oval Apartments                       12/11/2015             Lock/40_YM1/78_0.0%/3              No
344             2    Villa Vista MHP                                 6/11/2015             Lock/114_0.0%/6                   Yes
345             1    Settler's Ridge Retail Center                  12/11/2015             Lock/117_0.0%/3                   Yes
346             1    Rainbow Village                                 2/1/2016              Lock/118_0.0%/2                   Yes
347             2    Buffington Arms Apartments                     10/11/2015             Lock/41_YM1/76_0.0%/3              No
348             2    River Glen Tenant Corp                          10/1/2024             YM/297_0.0%/3                      No
349             2    Ferndale Apartments                            10/11/2015             Lock/114_0.0%/6                   Yes
350             2    Oak Shades MHP                                  2/11/2016             Lock/114_0.0%/6                   Yes
351             2    Green Acres Mobile Home Park                   12/11/2009             Lock/57_0.0%/3                    Yes
352             2    Woodview Apartments                             1/11/2016             Lock/116_0.0%/6                   Yes
353             1    Hollywood Video Plaza                           1/1/2011              Lock/11_YM1/45_0.0%/4              No
354             1    South Park Plaza                               12/11/2015             Lock/117_0.0%/3                   Yes
355             1    Jamboree Plaza Auto Center                      12/1/2011             Lock/59_YM1/60_0.0%/1              No
356             1    Bear River Self Storage                         1/11/2016             Lock/114_0.0%/6                   Yes
357             2    Mark Embers Apartments                          10/1/2011             Lock/59_YM1/58_0.0%/3              No
358             1    Equus Las Vegas Associates                      10/1/2009             Lock/35_YM1/84_0.0%/1              No
359             2    Upper Knollwood Townhouses                      4/11/2015             Lock/113_0.0%/7                   Yes
360             2    789 West End Avenue                             2/1/2009              YM/179_0.0%/1                      No
361             1    KeyBank Corvallis                               1/1/2036    1/1/2016  Lock/116_0.0%/4                   Yes
362             1    Cyrus-Coral, LLC                                12/1/2015             Lock/48_YM1/68_0.0%/4              No
363             2    35 East Tenants Corp.                           10/1/2025             Lock/180_5.0%/12_4.0%/12_3.0%
                                                                                           /12_2.0%/12_1.0%/8_0.0%/4          No
364             2    Gibbs Street Apartments                         2/11/2016             Lock/114_0.0%/6                   Yes
365             2    Desert Breeze Villas                           11/11/2015             Lock/114_0.0%/6                   Yes
366             1    AIP - 2040 Steel Drive                          1/11/2016             Lock/40_YM1/78_0.0%/4              No
367             2    North Ridge Apartments                          1/11/2016             Lock/114_0.0%/6                   Yes
368             1    Crossroads Shopping Center                      1/1/2021              Lock/176_0.0%/4                   Yes
369             1    1622 Walter Street (Triple C Electric)         11/11/2015             Lock/117_0.0%/3                   Yes
370             1    Brill Retail                                   12/11/2015             Lock/114_0.0%/6                   Yes
371             1    Holland South Building                         11/11/2015             Lock/118_0.0%/3                   Yes
372             1    4404-4414 University Avenue                    11/11/2015             Lock/26_YM1/86_0.0%/6              No
373             1    CVS & Advance Auto                             12/11/2015             Lock/115_0.0%/6                   Yes
374             1    The Schwartz Building                           11/1/2015             Lock/116_0.0%/4                   Yes
375             2    University View & Sinclair Apartments           8/11/2015             Lock/114_0.0%/6                   Yes
376             2    Desert Point Apartments                        11/11/2015             Lock/114_0.0%/6                   Yes
377             1    Oak Forest Center                               1/11/2016             Lock/114_0.0%/6                   Yes
378             2    45-53 Cabrini Owners Corp.                      10/1/2015             Lock/84_YM1/32_0.0%/4              No
379             2    Holiday Home MH-RV Park                         2/11/2016             Lock/115_0.0%/6                   Yes
380             2    Oak Square Apartments                          12/11/2015             Lock/114_0.0%/6                   Yes
381             1    AIP - 1122 Old Chattahoochee                    1/11/2016             Lock/40_YM1/78_0.0%/4              No
382             2    Shepard Lofts                                  10/11/2015             Lock/114_0.0%/6                   Yes
383             2    838 Greenwich St. Corp.                         9/1/2015              Lock/84_YM/32_0.0%/4               No
384             1    2nd Attic Self Storage                         10/11/2015             Lock/114_0.0%/6                   Yes
385             2    Westwater Commons                               8/1/2016              YM/238_0.0%/2                      No
386             2    Parkway Owners Inc                              7/1/2018              YM/237_0.0%/3                      No
387             2    81-05 Tenants LTD                               12/1/2017             YM/237_0.0%/3                      No
388             2    Cromwell Apartments                            11/11/2015             Lock/114_0.0%/6                   Yes
389             2    11 East 92nd Street Tenants Corp.               1/1/2016              Lock/102_2.0%/14_0.0%/4            No
390             2    No. 24 Gramercy Park, Inc.                      11/1/2015             Lock/48_YM1/68_0.0%/4              No
391             2    100 South Ocean Ave. Realty Corp.               10/1/2015             Lock/116_0.0%/4                   Yes
392             1    University Towne Center II                     11/11/2015             Lock/117_0.0%/3                   Yes
393             2    Crosby Square Apartments                        8/11/2015             Lock/114_0.0%/6                   Yes
394             1    1390-1400 Park Street                           1/11/2016             Lock/114_0.0%/6                   Yes
395             1    Main Street Shopping Center                    12/11/2015             Lock/114_0.0%/6                   Yes
396             1    Northpointe Professional Center                10/11/2010             Lock/54_0.0%/6                    Yes
397             2    Carolyn Court Owners, Inc.                      10/1/2015             Lock/84_YM1/32_0.0%/4              No
398             1    Grapevine Retail Center                        11/11/2015             Lock/117_0.0%/3                   Yes
399             2    Courtland Glen Cooperative, Inc.                10/1/2015             Lock/102_2.0%/14_0.0%/4            No
400             2    Country Falls Apartments                        1/11/2016             Lock/115_0.0%/6                   Yes
401             2    Mayland Manor Apartments                        1/11/2016             Lock/38_YM1/76_0.0%/6              No
402             2    3755 Owners Ltd.                                11/1/2020             Lock/120_YM1/56_0.0%/4             No
403             2    Jeffersonian Jay Street Corp.                   10/1/2015             Lock/48_YM1/68_0.0%/4              No
404             2    3206 Ellwood Avenue Apartments                 12/11/2015             Lock/114_0.0%/6                   Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                          PERCENTAGE OF
                                                                       ORIGINAL         CUT-OFF DATE      INITIAL NET
              LOAN                                                     PRINCIPAL         PRINCIPAL          MORTGAGE       LOAN
 #   CROSSED  GROUP  LOAN NAME                                         BALANCE          BALANCE (1)       POOL BALANCE    PURPOSE
 -   -------  -----  ---------                                         ---------        -----------       -------------   -------
405             2    Anthony and Garden Apartments                           740,000          740,000         0.0%        Refinance
406             1    9610 Winter Gardens Boulevard                           730,000          726,778         0.0%        Refinance
407             2    Oxford Gardens                                          900,000          725,620         0.0%        Refinance
408             2    920 Fifth Avenue Corp                                   675,000          675,000         0.0%        Refinance
409             2    431 West 54th Street, Inc.                              600,000          595,970         0.0%        Refinance
410             2    Jefferson Apartments                                    590,000          587,529         0.0%        Refinance
411             2    Charlton Cooperative Corp.                              580,000          576,112         0.0%        Refinance
412             2    80/Columbus Owners Corp.                                550,000          548,628         0.0%        Refinance
413             2    204-206 Owners Corp.                                    500,000          491,150         0.0%        Refinance
414             2    Fumoha Development Corp.                                425,000          424,071         0.0%        Refinance
415             2    1608 Ocean Parkway Owners Corp.                         425,000          417,756         0.0%        Refinance
416             2    Phosphorus Crackled Roseville Corp.             $       325,000  $       323,620         0.0%        Refinance
417             2    557 3rd Owners Corp.                                    170,000          169,143         0.0%        Refinance
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                              $ 3,018,742,715  $ 3,003,562,222       100.0%
===================================================================================================================================
MAXIMUM:                                                             $   280,000,000  $   280,000,000         9.3%
MINIMUM:                                                             $       170,000  $       169,143        0.01%

                                                                        ORIGINATION     REMAINING      ORIGINAL        REMAINING
                                                                       AMORTIZATION   AMORTIZATION      TERM TO         TERM TO
              LOAN                                                         TERM           TERM         MATURITY        MATURITY
 #   CROSSED  GROUP  LOAN NAME                                           (MONTHS)     (MONTHS) (1)   (MONTHS) (2)  (MONTHS) (1), (2)
 -   -------  -----  ---------                                           --------     -------------  ------------  -----------------
405             2    Anthony and Garden Apartments                         360             360            120             116
406             1    9610 Winter Gardens Boulevard                         360             356            120             116
407             2    Oxford Gardens                                        300             175            180              55
408             2    920 Fifth Avenue Corp                            Interest Only    Interest Only      120              43
409             2    431 West 54th Street, Inc.                            300             296            120             116
410             2    Jefferson Apartments                                  360             356            121             117
411             2    Charlton Cooperative Corp.                            360             354            120             114
412             2    80/Columbus Owners Corp.                              480             475            180             175
413             2    204-206 Owners Corp.                                  180             175            180             175
414             2    Fumoha Development Corp.                              480             476            120             116
415             2    1608 Ocean Parkway Owners Corp.                       180             175            180             175
416             2    Phosphorus Crackled Roseville Corp.                   360             355            180             175
417             2    557 3rd Owners Corp.                                  360             354            120             114
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                    352             349            112             107
====================================================================================================================================
MAXIMUM:                                                                   480             478            300             235
MINIMUM:                                                                   120              69             60              35

                                                                INITIAL
                                                                INTEREST
                                                                  ONLY    MORTGAGE                           FIRST
              LOAN                                               PERIOD   INTEREST        MONTHLY           PAYMENT      MATURITY
 #   CROSSED  GROUP  LOAN NAME                                  (MONTHS)    RATE          PAYMENT             DATE         DATE
 -   -------  -----  ---------                                  --------    ----          -------             ----         ----
405             2    Anthony and Garden Apartments              18          6.0000%     $      4,437       12/11/2005   11/11/2015
406             1    9610 Winter Gardens Boulevard                          5.4900%            4,140       12/11/2005   11/11/2015
407             2    Oxford Gardens                                         8.5000%            7,247       11/1/1995     10/1/2010
408             2    920 Fifth Avenue Corp                      120         7.4100%            4,168       11/1/1999     10/1/2009
409             2    431 West 54th Street, Inc.                             5.0400%            3,522       12/1/2005     11/1/2015
410             2    Jefferson Apartments                                   5.7700%            3,451       12/11/2005   12/11/2015
411             2    Charlton Cooperative Corp.                             5.3300%            3,232       10/1/2005     9/1/2015
412             2    80/Columbus Owners Corp.                               6.0600%            3,049       11/1/2005     10/1/2020
413             2    204-206 Owners Corp.                                   5.6600%            4,128       11/1/2005     10/1/2020
414             2    Fumoha Development Corp.                               5.7100%            2,253       12/1/2005     11/1/2015
415             2    1608 Ocean Parkway Owners Corp.                        6.1000%            3,609       11/1/2005     10/1/2020
416             2    Phosphorus Crackled Roseville Corp.                    6.6500%            2,086       11/1/2005     10/1/2020
417             2    557 3rd Owners Corp.                                   6.7500%            1,103       10/1/2005     9/1/2015
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                     5.6090%     $ 17,357,278       11/10/2005   8/19/2015
==================================================================================================================================
MAXIMUM:                                                                    8.8200%     $  1,789,530        4/1/2006     2/1/2036
MINIMUM:                                                                    4.4198%     $      1,103        3/1/1994     2/1/2009

              LOAN                                                             PREPAYMENT PROVISION              DEFEASANCE
 #   CROSSED  GROUP  LOAN NAME                                      ARD (3)    AS OF ORIGINATION (4)             OPTION (5)
 -   -------  -----  ---------                                      -------    ---------------------             ----------
405             2    Anthony and Garden Apartments                             Lock/114_0.0%/6                      Yes
406             1    9610 Winter Gardens Boulevard                             Lock/28_YM1/86_0.0%/6                 No
407             2    Oxford Gardens                                            YM/178_0.0%/2                         No
408             2    920 Fifth Avenue Corp                                     YM/117_0.0%/3                         No
409             2    431 West 54th Street, Inc.                                Lock/48_YM1/68_0.0%/4                 No
410             2    Jefferson Apartments                                      Lock/115_0.0%/6                      Yes
411             2    Charlton Cooperative Corp.                                Lock/102_2.0%/14_0.0%/4               No
412             2    80/Columbus Owners Corp.                                  Lock/120_YM1/56_0.0%/4                No
413             2    204-206 Owners Corp.                                      Lock/144_3.0%/12_2.0%/12_1.0%
                                                                               /8_0.0%/4                             No
414             2    Fumoha Development Corp.                                  Lock/84_YM1/32_0.0%/4                 No
415             2    1608 Ocean Parkway Owners Corp.                           Lock/144_3.0%/12_2.0%/12_1.0%         No
416             2    Phosphorus Crackled Roseville Corp.                       Lock/144_3.0%/12_2.0%/12_1.0%
                                                                               /8_0.0%/4                             No
417             2    557 3rd Owners Corp.                                      Lock/102_2.0%/14_0.0%/4               No

TOTAL/WEIGHTED AVERAGE:

MAXIMUM:
MINIMUM:

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY CENTRO WATT POOL B, CENTRO WATT POOL A AND CENTRO WATT POOL C ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY PRANKE PORTFOLIO, PRANKE DURAND SHOPPING CENTER, PRANKE S. 76TH STREET SHOPPING CENTER, PRANKE NATIONAL AVENUE SHOPPING CENTER, PRANKE STATE STREET SHOPPING CENTER, PRANKE OAKLAND AVENUE SHOPPING CENTER AND PRANKE UNIVERSITY AVENUE SHOPPING CENTER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BOOTHBAY RITE AID, MANCHESTER RITE AID, DEXTER RITE AID AND MILO RITE AID ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY NC MHP PORTFOLIO - PINE TERRACE AND NC MHP PORTFOLIO - LAKEVIEW ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT DATE IN THE CASE OF ARD LOANS.
(3)  ANTICIPATED REPAYMENT DATE.
(4)  PREPAYMENT PROVISION AS OF ORIGINATION:
     LOCK/(X) = LOCKOUT OR DEFEASANCE FOR (X) PAYMENTS
     YMA/(Y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR
     (Y) PAYMENTS
     A%/(Y) = A% PREPAYMENT FOR (Y) PAYMENTS
     0.0%/(Z) = PREPAYABLE AT PAR FOR (Z) PAYMENTS
(5)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.
(6) THE 230 PARK AVENUE MORTGAGE LOAN IS EVIDENCED BY A $280,000,000 MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE TRUST FUND. THERE ARE THREE ADDITIONAL SUBORDINATE MEZZANINE LOANS IN THE AMOUNT OF $110,000,000, $155,000,000 AND $20,000,000 SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER. THE MEZZANINE LOANS HAVE STANDARD LENDER PROTECTION AND ARE SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS.
(7) THE AMORTIZATION ON THE 230 PARK AVENUE MORTGAGE LOAN IS BASED ON THE INTEREST RATE ON THE 230 PARK AVENUE TOTAL LOAN, OR 6.61420%. THE INTEREST PORTION OF THE MONTHLY PAYMENT AMOUNT IS BASED ON THE INTEREST RATE PRESENTED ABOVE AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "DESCRIPTION OF MORTGAGE ASSETS AND RELATED MORTGAGED PROPERTIES."
(8) FOR THE 230 PARK AVENUE MORTGAGE LOAN, BORROWER HAS THE OPTION TO EITHER DEFEASE OR TO PREPAY THE MORTGAGE LOAN WITH A PREPAYMENT PENALTY IN THE AMOUNT OF 2.0% FROM AND INCLUDING 12/11/2010 THROUGH AND INCLUDING 11/11/2011 AND 1.0% FROM AND INCLUDING 12/11/2011 THROUGH AND INCLUDING 7/11/2012. THE LOAN IS FREELY PREPAYABLE THEREAFTER.
(9) THE SAINT LOUIS GALLERIA WHOLE LOAN HAS AN ORIGINAL MORTGAGE LOAN BALANCE OF $252,000,000. THE WHOLE LOAN IS COMPRISED OF AN A-NOTE OF $180,000,000 AND THREE PARI-PASSU SUBORDINATE B-NOTES IN THE AMOUNTS OF $36,000,000, $25,000,000 AND $11,000,000 EACH. THE B-NOTES WILL BE STRUCTURED AS CONTROLLING B-NOTES GIVING THE HOLDER OF THE B-NOTES STANDARD DIRECTING CLASS CERTIFICATE-HOLDER RIGHTS, INCLUDING BUT NOT LIMITED TO THE RIGHT TO APPOINT THE SPECIAL SERVICER. THE A-NOTE IS BEING SECURITIZED AND IS EXPECTED TO BE SHADOW RATED INVESTMENT GRADE BY THE RATING AGENCIES. ALL CALCULATIONS ARE BASED ON THE A-NOTE ONLY.
(10) THE AMORTIZATION ON THE SAINT LOUIS GALLERIA MORTGAGE LOAN IS BASED ON THE INTEREST RATE ON THE SAINT LOUIS GALLERIA TOTAL LOAN OR 4.8550%. THE INTEREST PORTION OF THE MONTHLY PAYMENT AMOUNT IS BASED ON THE INTEREST RATE PRESENTED ABOVE AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "DESCRIPTION OF MORTGAGE ASSETS AND RELATED MORTGAGED PROPERTIES."
(11) THE CUT-OFF BALANCE IS THE POOLED PORTION ONLY. THE CARLTON COURT LOAN HAS A TOTAL CUT-OFF DATE PRINCIPAL BALANCE OF $21,400,000, COMPRISED OF A $19,530,000 POOLED PORTION AND A $1,870,000 NON-POOLED PORTION THAT IS COLLATERAL FOR THE CLASS [CCA] CERTIFICATES AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "DESCRIPTION OF MORTGAGE ASSETS AND RELATED MORTGAGE PROPERTIES."
(12) THE FED EX CENTRAL DISTRIBUTION CENTER LOAN HAS A CONSTANT PAYMENT OF INTEREST ONLY IN THE AMOUNT OF $34,643.33 FROM AND INCLUDING 12/1/2005 THROUGH AND INCLUDING 11/1/2007. THEREAFTER, THE LOAN WILL ACCRUE INTEREST ON AN ACTUAL/360 BASIS AND AMORTIZE BASED ON A 360-MONTH SCHEDULE, AND THE MONTHLY PAYMENT WILL INCREASE TO $43,009.02.
(13) THE PROMISSORY NOTE PROVIDED FOR MONTHLY PAYMENTS OF PRINCIPAL AND INTEREST IN THE AMOUNT OF $53,122.53 RESULTING IN AN UNDERWRITTEN DSCR OF 1.19X FOR THE FIRST FIVE YEARS OF THE LOAN TERM, WITH PAYMENTS INCREASING TO $56,775.95 BEGINNING JULY 2004 RESULTING IN A CURRENT U/W DSCR

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                         CUT-OFF DATE
              LOAN                                         PRINCIPAL          APPRAISED          CUT-OFF DATE      MATURITY/ARD
 #   CROSSED  GROUP  LOAN NAME                            BALANCE (1)           VALUE          LTV RATIO (1) (2)   BALANCE (3)
 -   -------  -----  ---------                            -----------           -----          -----------------   -----------
 1              1    230 Park Avenue                     $ 280,000,000 (7)  $ 730,000,000           38.4%         $ 274,257,361
 2              1    Saint Louis Galleria                  178,272,278 (8)    336,000,000           53.1%           165,641,696
 3      A       1    CWA Portfolio Pool B                   58,630,000         73,650,000           79.6%            51,504,505
 4      A       1    CWA Portfolio Pool A                   56,110,000         70,400,000           79.6%            49,290,769
 5      A       1    CWA Portfolio Pool C                   55,080,000         69,300,000           79.6%            48,385,949
 6              1    8201 Greensboro Drive                  76,000,000        101,600,000           74.8%            70,302,245
 7              1    NEI Portfolio                          70,000,000        153,700,000           45.5%            70,000,000
 8              1    Montgomery Park I                      65,000,000         88,000,000           71.3% (9)        58,192,102
 9              2    Colinas del Sol                        48,500,000         62,000,000           78.2%            43,078,242
 10             1    Lane Portfolio                         42,800,000         76,100,000 (10)      56.2% (10)       39,346,110 (10)
 11             1    Westgate West                          41,000,000         66,300,000           61.8%            36,554,597
 12             1    Residence Inn by Marriott
                       Capitol Hill                         40,500,000         58,400,000           69.3%            32,655,757
 13             1    Carlsbad Hilton Garden Inn             35,429,842         50,000,000           70.9%            29,811,727
 14             1    Park Oaks Shopping Center              29,000,016         44,000,000           65.9%            26,968,407
 15             1    Hanes Point Shopping Center            26,475,000         35,600,000           74.4%            23,670,221
 16             1    Wells Headquarters                     24,941,160         35,000,000           71.3%            20,866,455
 17             1    Southgate I                            23,418,835         34,500,000           67.9%            19,474,963
 18             1    The Shops at Heavenly Village          22,400,000         33,000,000           67.9%            20,605,084
 19             1    Corporate Gateway Center               21,500,000         27,100,000           79.3%            19,138,375
 20             1    Creekside Business Park                21,500,000         32,000,000           67.2%            19,178,615
 21             1    DR - Kancov                            21,201,518         36,495,000           58.1%            17,804,527
 22             1    Walgreens Pool 6/ DCWI VI              21,160,000         28,180,000           52.8% (12)       19,574,531
 23             1    Walgreens Pool 5/ DCWI V               20,735,000         27,535,000           75.3%            19,178,551
 24             2    Carlton Court Apartments               19,530,000 (13)    27,900,000           70.0%            17,492,419
 25             1    Arrowhead Mall                         19,250,000         24,100,000           79.9%            16,492,043
 26             2    Posada Vallarta                        19,200,000         24,400,000           78.7%            18,421,961
 27             1    Embassy Suites Phoenix                 18,821,000         26,300,000           71.6%            15,920,703
 28             1    Walgreens Pool 4/ DCWI IV              18,650,000         24,785,000           75.2%            17,250,059
 29             1    The Core Club                          18,550,000         24,300,000           76.3%            16,228,035
 30             2    Cypress Run at Tampa Palms             18,404,627         24,500,000           75.1%            15,287,532
 31     B       1    Pranke Portfolio                        6,498,000         11,000,000           66.3%             4,772,434
 32     B       1    Pranke Durand Shopping Center           3,304,000          4,900,000           66.3%             2,415,757
 33     B       1    Pranke S. 76th Street
                       Shopping Center                       3,197,200          4,300,000           66.3%             2,348,173
 34     B       1    Pranke National Avenue
                       Shopping Center                       2,658,200          3,600,000           66.3%             1,952,307
 35     B       1    Pranke State Street
                       Shopping Center                         885,600          1,250,000           66.3%               650,426
 36     B       1    Pranke Oakland Avenue
                       Shopping Center                         853,000          1,075,000           66.3%               626,483
 37     B       1    Pranke University Avenue
                       Shopping Center                         429,000            760,000           66.3%               315,077
 38             1    South Plaza                            17,740,441         22,900,000           77.5%            14,799,594
 39             1    Valley Parkway Health Center           17,730,000         22,350,000           79.3%            16,413,563
 40             1    Providence Pavilion                    17,000,000         22,500,000           75.6%            15,781,594
 41             1    The Times Building                     17,000,000         21,300,000           79.8%            15,279,547
 42             1    Hilton Rialto Place Melbourne          16,928,808         24,200,000           70.0%            14,315,900
 43             1    Village at Double Diamond              16,800,000         21,300,000           78.9%            14,843,852
 44             1    Maple Avenue Properties                14,954,802         23,650,000           63.2%            11,655,619
 45             1    Holiday Inn South San Francisco        14,582,957         23,700,000           61.5%            11,403,521
 46             1    Holiday Inn & Staybridge Suites        14,000,000         19,900,000           70.4%            13,268,651
 47             1    Cedar - Jordan Lane
                       Shopping Center                      13,799,278         22,400,000           61.6%            11,560,516
 48             1    Parkville Commons                      13,700,000         18,600,000           73.7%            11,937,775
 49             1    The Stanley Hotel                      12,875,113         20,700,000           62.2%            11,787,991
 50             1    Vinings Village SC                     12,650,000         16,700,000           75.7%            11,540,041
 51             1    Diamante Del Mar                       12,400,000         17,200,000           72.1%            10,905,677
 52             1    Staybridge Suites - Eatontown          12,163,189         17,000,000           71.5%             9,476,738
 53             1    The Commons at Concord Park            12,000,000         16,750,000           71.6%            11,690,744
 54             1    Courtyard Chattanooga Downtown         11,824,706         17,000,000           69.6%             9,005,430
 55             1    Blackstone Center                      11,500,000         15,300,000           75.2%            10,037,300
 56             1    The P&C Center & Oswego Plaza          11,500,000         15,500,000           74.2%             9,959,237
 57             1    Metcalf 103 Center                     11,492,418         17,800,000           64.6%             9,894,241
 58             1    The Prada Building                     11,426,358         23,200,000           49.3%             8,708,715
 59             2    Newport                                11,200,000         14,000,000           80.0%             9,826,698
 60             1    Southbridge Crossing                   10,965,737         15,260,000           71.9%             9,272,320
 61             1    Pullman Industrial                     10,900,000         18,250,000           59.7%             9,434,970
 62             1    Crossroads Professional Building       10,485,455         14,800,000           70.8%             8,795,549
 63             1    Jupiter Service Center                 10,280,000         13,700,000           75.0%             9,551,024
 64             1    Carlisle Center                        10,225,915         13,250,000           77.2%             8,557,901
 65             1    10 Park Place South                    10,100,000         13,500,000           74.8%             8,683,479
 66             1    DR - Group I                           10,076,957         15,825,000           63.7%             8,462,387
 67             1    Farmington Courtyard                    9,971,801         15,900,000           62.7%             8,558,530
 68             1    College Plaza                           9,920,000         13,100,000           75.7%             8,806,126
 69             2    Rancho Santa Fe                         9,765,000         13,500,000           72.3%             9,096,152
 70             1    Riverhill Center                        9,700,000         12,250,000           79.2%             8,222,142
 71             2    Limestone Apartments                    9,256,000         13,240,000           69.9%             8,125,879
 72             1    Arkansas Court                          9,223,100         12,600,000           73.2%             7,880,386
 73             1    Castro Commons                          9,210,000         15,100,000           61.0%             9,210,000
 74             2    Summerview Apartments                   9,187,091         11,900,000           77.2%             7,678,133
 75             2    28 East 14th Street                     9,150,000         11,800,000           77.5%             8,176,046
 76             1    Wanamaker Building 2005 - Retail        9,000,000         17,000,000           52.9%             9,000,000
 77             1    Phoenix Ranch Market                    8,972,336         15,000,000           59.8%             7,602,358
 78             1    LaDera Shopping Center                  8,962,000         13,800,000           64.9%             8,962,000
 79             2    Tall Oaks Apartments                    8,787,771         11,650,000           75.4%             7,364,728
 80             2    Azalea Ridge Apartments                 8,700,000         10,900,000           79.8%             8,369,525

                                                           MATURITY/                                                        MASTER
              LOAN                                          ARD LTV         U/W                U/W            U/W         SERVICING
 #   CROSSED  GROUP  LOAN NAME                           RATIO (2) (3)      NOI              NCF (4)        DSCR (5)       FEE (6)
 -   -------  -----  ---------                           -------------      ---              -------        --------      ---------
 1              1    230 Park Avenue                        37.6%       $ 30,460,841      $ 30,156,344        1.40x        0.0200%
 2              1    Saint Louis Galleria                   49.3%         20,354,019        20,264,710        1.91         0.0200%
 3      A       1    CWA Portfolio Pool B                   69.9%          5,544,276         5,285,863        1.28         0.1000%
 4      A       1    CWA Portfolio Pool A                   69.9%          5,221,702         4,966,717        1.28         0.1000%
 5      A       1    CWA Portfolio Pool C                   69.9%          4,938,852         4,724,065        1.28         0.1000%
 6              1    8201 Greensboro Drive                  69.2%          6,799,497         6,289,971        1.24         0.0200%
 7              1    NEI Portfolio                          45.5%         10,049,011         9,217,797        2.61         0.0500%
 8              1    Montgomery Park I                      66.1% (9)      6,046,798         5,415,378        1.26 (9)     0.0500%
 9              2    Colinas del Sol                        69.5%          4,308,684         4,120,684        1.28         0.0200%
 10             1    Lane Portfolio                         51.7%          5,186,490         4,408,390        1.43 (11)    0.0322%
 11             1    Westgate West                          55.1%          3,540,593         3,439,641        1.25         0.0200%
 12             1    Residence Inn by Marriott
                       Capitol Hill                         55.9%          5,315,893         4,710,211        1.49         0.0335%
 13             1    Carlsbad Hilton Garden Inn             59.6%          3,992,439         3,632,296        1.46         0.0200%
 14             1    Park Oaks Shopping Center              61.3%          2,453,628         2,395,658        1.20         0.1000%
 15             1    Hanes Point Shopping Center            66.5%          2,323,030         2,177,480        1.21         0.0800%
 16             1    Wells Headquarters                     59.6%          2,329,756         2,131,850        1.25         0.1000%
 17             1    Southgate I                            56.4%          2,711,750         2,368,400        1.52         0.1000%
 18             1    The Shops at Heavenly Village          62.4%          2,165,024         2,072,673        1.26         0.0200%
 19             1    Corporate Gateway Center               70.6%          1,976,301         1,766,444        1.24         0.1000%
 20             1    Creekside Business Park                59.9%          2,381,202         2,015,766        1.40         0.1000%
 21             1    DR - Kancov                            48.8%          2,770,515         2,513,815        1.70         0.0200%
 22             1    Walgreens Pool 6/ DCWI VI              69.5% (12)     1,737,073         1,737,073        1.77 (12)    0.1000%
 23             1    Walgreens Pool 5/ DCWI V               69.7%          1,704,400         1,704,400        1.25         0.1000%
 24             2    Carlton Court Apartments               62.7%          1,902,427         1,700,539        1.27         0.0500%
 25             1    Arrowhead Mall                         68.4%          2,343,009         2,133,737        1.63         0.1000%
 26             2    Posada Vallarta                        75.5%          1,668,405         1,618,005        1.24         0.0200%
 27             1    Embassy Suites Phoenix                 60.5%          2,263,598         1,850,225        1.39         0.0200%
 28             1    Walgreens Pool 4/ DCWI IV              69.6%          1,534,000         1,534,000        1.25         0.1000%
 29             1    The Core Club                          66.8%          1,567,532         1,535,977        1.22         0.0200%
 30             2    Cypress Run at Tampa Palms             62.4%          1,575,948         1,473,948        1.24         0.0200%
 31     B       1    Pranke Portfolio                       48.7%            671,811           630,341        1.24         0.0200%
 32     B       1    Pranke Durand Shopping Center          48.7%            324,950           308,783        1.24         0.0200%
 33     B       1    Pranke S. 76th Street
                       Shopping Center                      48.7%            319,325           305,713        1.24         0.0200%
 34     B       1    Pranke National Avenue
                       Shopping Center                      48.7%            269,258           255,531        1.24         0.0200%
 35     B       1    Pranke State Street
                       Shopping Center                      48.7%             92,696            86,837        1.24         0.0200%
 36     B       1    Pranke Oakland Avenue
                       Shopping Center                      48.7%             88,110            81,766        1.24         0.0200%
 37     B       1    Pranke University Avenue
                       Shopping Center                      48.7%             61,315            56,942        1.24         0.0200%
 38             1    South Plaza                            64.6%          1,472,098         1,426,495        1.19         0.0200%
 39             1    Valley Parkway Health Center           73.4%          1,533,082         1,411,702        1.20         0.1000%
 40             1    Providence Pavilion                    70.1%          1,412,776         1,371,164        1.19         0.0300%
 41             1    The Times Building                     71.7%          1,636,950         1,455,056        1.23         0.1000%
 42             1    Hilton Rialto Place Melbourne          59.2%          2,379,307         2,034,193        1.70         0.0200%
 43             1    Village at Double Diamond              69.7%          1,371,536         1,302,238        1.20         0.0200%
 44             1    Maple Avenue Properties                49.3%          2,006,975         1,907,484        1.63         0.0500%
 45             1    Holiday Inn South San Francisco        48.1%          1,994,823         1,781,294        1.57         0.0200%
 46             1    Holiday Inn & Staybridge Suites        66.7%          1,775,155         1,536,626        1.39         0.0200%
 47             1    Cedar - Jordan Lane
                       Shopping Center                      51.6%          1,481,675         1,329,926        1.41         0.0500%
 48             1    Parkville Commons                      64.2%          1,179,894         1,125,560        1.24         0.0500%
 49             1    The Stanley Hotel                      56.9%          1,853,158         1,551,019        1.52         0.0200%
 50             1    Vinings Village SC                     69.1%          1,048,510         1,026,906        1.19         0.0300%
 51             1    Diamante Del Mar                       63.4%          1,096,412         1,042,981        1.22         0.0200%
 52             1    Staybridge Suites - Eatontown          55.7%          1,619,891         1,400,048        1.47         0.0687%
 53             1    The Commons at Concord Park            69.8%          1,228,249         1,078,584        1.31         0.1000%
 54             1    Courtyard Chattanooga Downtown         53.0%          1,393,568         1,239,861        1.42         0.0200%
 55             1    Blackstone Center                      65.6%          1,167,384         1,022,007        1.33         0.0200%
 56             1    The P&C Center & Oswego Plaza          64.3%          1,124,246         1,017,145        1.37         0.0200%
 57             1    Metcalf 103 Center                     55.6%          1,514,974         1,375,988        1.72         0.1000%
 58             1    The Prada Building                     37.5%          1,512,223         1,428,832        1.71         0.0200%
 59             2    Newport                                70.2%          1,013,625           936,625        1.21         0.0200%
 60             1    Southbridge Crossing                   60.8%          1,088,668         1,012,169        1.31         0.0600%
 61             1    Pullman Industrial                     51.7%          1,568,510         1,440,334        1.85         0.1000%
 62             1    Crossroads Professional Building       59.4%          1,134,950         1,033,688        1.43         0.0500%
 63             1    Jupiter Service Center                 69.7%            958,502           862,809        1.23         0.1000%
 64             1    Carlisle Center                        64.6%            871,287           844,234        1.21         0.1000%
 65             1    10 Park Place South                    64.3%          1,121,791           952,619        1.35         0.0200%
 66             1    DR - Group I                           53.5%          1,226,613         1,112,527        1.59         0.0200%
 67             1    Farmington Courtyard                   53.8%          1,264,602         1,078,206        1.45         0.0200%
 68             1    College Plaza                          67.2%            903,877           825,571        1.25         0.0200%
 69             2    Rancho Santa Fe                        67.4%            934,719           867,219        1.28         0.1000%
 70             1    Riverhill Center                       67.1%            912,751           801,310        1.26         0.0200%
 71             2    Limestone Apartments                   61.4%            793,004           780,004        1.22         0.0200%
 72             1    Arkansas Court                         62.5%          1,170,524         1,070,954        1.58         0.0200%
 73             1    Castro Commons                         61.0%            958,210           856,127        1.65         0.0200%
 74             2    Summerview Apartments                  64.5%            868,253           822,253        1.31         0.0200%
 75             2    28 East 14th Street                    69.3%            774,367           771,991        1.25         0.0200%
 76             1    Wanamaker Building 2005 - Retail       52.9%          1,181,433         1,001,769        2.13         0.0200%
 77             1    Phoenix Ranch Market                   50.7%            922,758           885,962        1.39         0.0800%
 78             1    LaDera Shopping Center                 64.9%            933,534           805,877        1.71         0.0500%
 79             2    Tall Oaks Apartments                   63.2%            797,363           742,667        1.23         0.0800%
 80             2    Azalea Ridge Apartments                76.8%            813,851           763,851        1.25         0.1000%

                                                                                                         TOTAL
              LOAN                                                        MASTER                    ADMINISTRATIVE
 #   CROSSED  GROUP  LOAN NAME                                           SERVICER                        FEES
 -   -------  -----  ---------                                           --------                        ----
 1              1    230 Park Avenue                     KeyCorp Real Estate Capital Markets, Inc.     0.02081%
 2              1    Saint Louis Galleria                GMAC Commercial Mortgage Corporation          0.02081%
 3      A       1    CWA Portfolio Pool B                GMAC Commercial Mortgage Corporation          0.10081%
 4      A       1    CWA Portfolio Pool A                GMAC Commercial Mortgage Corporation          0.10081%
 5      A       1    CWA Portfolio Pool C                GMAC Commercial Mortgage Corporation          0.10081%
 6              1    8201 Greensboro Drive               GMAC Commercial Mortgage Corporation          0.02081%
 7              1    NEI Portfolio                       GMAC Commercial Mortgage Corporation          0.05081%
 8              1    Montgomery Park I                   GMAC Commercial Mortgage Corporation          0.05081%
 9              2    Colinas del Sol                     GMAC Commercial Mortgage Corporation          0.02081%
 10             1    Lane Portfolio                      GMAC Commercial Mortgage Corporation          0.03301%
 11             1    Westgate West                       GMAC Commercial Mortgage Corporation          0.02081%
 12             1    Residence Inn by Marriott
                       Capitol Hill                      GMAC Commercial Mortgage Corporation          0.03427%
 13             1    Carlsbad Hilton Garden Inn          GMAC Commercial Mortgage Corporation          0.02081%
 14             1    Park Oaks Shopping Center           GMAC Commercial Mortgage Corporation          0.10081%
 15             1    Hanes Point Shopping Center         KeyCorp Real Estate Capital Markets,          0.08081%
 16             1    Wells Headquarters                  GMAC Commercial Mortgage Corporation          0.10081%
 17             1    Southgate I                         GMAC Commercial Mortgage Corporation          0.10081%
 18             1    The Shops at Heavenly Village       GMAC Commercial Mortgage Corporation          0.02081%
 19             1    Corporate Gateway Center            GMAC Commercial Mortgage Corporation          0.10081%
 20             1    Creekside Business Park             GMAC Commercial Mortgage Corporation          0.10081%
 21             1    DR - Kancov                         KeyCorp Real Estate Capital Markets,          0.02081%
 22             1    Walgreens Pool 6/ DCWI VI           GMAC Commercial Mortgage Corporation          0.10081%
 23             1    Walgreens Pool 5/ DCWI V            GMAC Commercial Mortgage Corporation          0.10081%
 24             2    Carlton Court Apartments            KeyCorp Real Estate Capital Markets,          0.05081%
 25             1    Arrowhead Mall                      GMAC Commercial Mortgage Corporation          0.10081%
 26             2    Posada Vallarta                     GMAC Commercial Mortgage Corporation          0.02081%
 27             1    Embassy Suites Phoenix              GMAC Commercial Mortgage Corporation          0.02081%
 28             1    Walgreens Pool 4/ DCWI IV           GMAC Commercial Mortgage Corporation          0.10081%
 29             1    The Core Club                       GMAC Commercial Mortgage Corporation          0.02081%
 30             2    Cypress Run at Tampa Palms          GMAC Commercial Mortgage Corporation          0.02081%
 31     B       1    Pranke Portfolio                    GMAC Commercial Mortgage Corporation          0.02081%
 32     B       1    Pranke Durand Shopping Center       GMAC Commercial Mortgage Corporation          0.02081%
 33     B       1    Pranke S. 76th Street
                       Shopping Center                   GMAC Commercial Mortgage Corporation          0.02081%
 34     B       1    Pranke National Avenue
                       Shopping Center                   GMAC Commercial Mortgage Corporation          0.02081%
 35     B       1    Pranke State Street
                       Shopping Center                   GMAC Commercial Mortgage Corporation          0.02081%
 36     B       1    Pranke Oakland Avenue
                       Shopping Center                   GMAC Commercial Mortgage Corporation          0.02081%
 37     B       1    Pranke University Avenue
                       Shopping Center                   GMAC Commercial Mortgage Corporation          0.02081%
 38             1    South Plaza                         KeyCorp Real Estate Capital Markets, Inc.     0.02081%
 39             1    Valley Parkway Health Center        GMAC Commercial Mortgage Corporation          0.10081%
 40             1    Providence Pavilion                 KeyCorp Real Estate Capital Markets, Inc.     0.03081%
 41             1    The Times Building                  GMAC Commercial Mortgage Corporation          0.10081%
 42             1    Hilton Rialto Place Melbourne       GMAC Commercial Mortgage Corporation          0.02081%
 43             1    Village at Double Diamond           KeyCorp Real Estate Capital Markets, Inc.     0.02081%
 44             1    Maple Avenue Properties             KeyCorp Real Estate Capital Markets, Inc.     0.05081%
 45             1    Holiday Inn South San Francisco     KeyCorp Real Estate Capital Markets, Inc.     0.02081%
 46             1    Holiday Inn & Staybridge Suites     GMAC Commercial Mortgage Corporation          0.02081%
 47             1    Cedar - Jordan Lane
                       Shopping Center                   KeyCorp Real Estate Capital Markets, Inc.     0.05081%
 48             1    Parkville Commons                   KeyCorp Real Estate Capital Markets, Inc.     0.05081%
 49             1    The Stanley Hotel                   GMAC Commercial Mortgage Corporation          0.02081%
 50             1    Vinings Village SC                  KeyCorp Real Estate Capital Markets, Inc.     0.03081%
 51             1    Diamante Del Mar                    KeyCorp Real Estate Capital Markets, Inc.     0.02081%
 52             1    Staybridge Suites - Eatontown       GMAC Commercial Mortgage Corporation          0.06951%
 53             1    The Commons at Concord Park         GMAC Commercial Mortgage Corporation          0.10081%
 54             1    Courtyard Chattanooga Downtown      GMAC Commercial Mortgage Corporation          0.02081%
 55             1    Blackstone Center                   GMAC Commercial Mortgage Corporation          0.02081%
 56             1    The P&C Center & Oswego Plaza       GMAC Commercial Mortgage Corporation          0.02081%
 57             1    Metcalf 103 Center                  GMAC Commercial Mortgage Corporation          0.10081%
 58             1    The Prada Building                  GMAC Commercial Mortgage Corporation          0.02081%
 59             2    Newport                             GMAC Commercial Mortgage Corporation          0.02081%
 60             1    Southbridge Crossing                KeyCorp Real Estate Capital Markets, Inc.     0.06081%
 61             1    Pullman Industrial                  KeyCorp Real Estate Capital Markets, Inc.     0.10081%
 62             1    Crossroads Professional Building    KeyCorp Real Estate Capital Markets, Inc.     0.05081%
 63             1    Jupiter Service Center              GMAC Commercial Mortgage Corporation          0.10081%
 64             1    Carlisle Center                     GMAC Commercial Mortgage Corporation          0.10081%
 65             1    10 Park Place South                 KeyCorp Real Estate Capital Markets, Inc.     0.02081%
 66             1    DR - Group I                        KeyCorp Real Estate Capital Markets, Inc.     0.02081%
 67             1    Farmington Courtyard                KeyCorp Real Estate Capital Markets, Inc.     0.02081%
 68             1    College Plaza                       KeyCorp Real Estate Capital Markets, Inc.     0.02081%
 69             2    Rancho Santa Fe                     GMAC Commercial Mortgage Corporation          0.10081%
 70             1    Riverhill Center                    GMAC Commercial Mortgage Corporation          0.02081%
 71             2    Limestone Apartments                GMAC Commercial Mortgage Corporation          0.02081%
 72             1    Arkansas Court                      GMAC Commercial Mortgage Corporation          0.02081%
 73             1    Castro Commons                      GMAC Commercial Mortgage Corporation          0.02081%
 74             2    Summerview Apartments               GMAC Commercial Mortgage Corporation          0.02081%
 75             2    28 East 14th Street                 GMAC Commercial Mortgage Corporation          0.02081%
 76             1    Wanamaker Building 2005 - Retail    KeyCorp Real Estate Capital Markets, Inc.     0.02081%
 77             1    Phoenix Ranch Market                National Consumer Cooperative Bank            0.08081%
 78             1    LaDera Shopping Center              KeyCorp Real Estate Capital Markets, Inc.     0.05081%
 79             2    Tall Oaks Apartments                National Consumer Cooperative Bank            0.08081%
 80             2    Azalea Ridge Apartments             GMAC Commercial Mortgage Corporation          0.10081%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                         CUT-OFF DATE
              LOAN                                         PRINCIPAL          APPRAISED          CUT-OFF DATE      MATURITY/ARD
 #   CROSSED  GROUP  LOAN NAME                            BALANCE (1)           VALUE          LTV RATIO (1) (2)   BALANCE (3)
 -   -------  -----  ---------                            -----------           -----          -----------------   -----------
 81             1    DR - Hampton Mercury Investment     $   8,600,430      $  12,193,750           70.5%         $   7,229,007
 82             1    Decatur Crossing                        8,500,000         14,000,000           60.7%             8,500,000
 83             1    Santa Barbara Hotel Portfolio I         8,474,178         16,700,000           50.7%             6,591,605
 84             1    TownPlace Suites Knoxville              8,346,931         11,300,000           73.9%             6,359,031
 85             2    Three Fountains Apartments              8,236,631         11,070,000           74.4%             6,966,378
 86             1    Centerpoint IV                          8,150,000         13,000,000           62.7%             8,150,000
 87             2    Treepoint and Meadows Apartments        8,000,000         13,900,000           57.6%             7,016,685
 88             1    Homewood Suites Colorado Springs        7,988,205         11,200,000           71.3%             6,591,299
 89             1    Embassy Suites Schaumburg               7,928,788         11,900,000           66.6%             7,212,417
 90             1    Danbury Landing                         7,861,190         10,500,000           74.9%             6,130,306
 91             2    AIMCO Trinity Place Apartments          7,700,000          9,700,000           79.4%             6,849,593
 92             1    Fed Ex Central Distribution Center      7,600,000         10,500,000           72.4%             6,652,631
 93             1    Fifth and Laurel                        7,500,000         12,000,000           62.5%             7,500,000
 94             1    1165 North Dupont Highway               7,482,056         12,200,000           61.3%             6,240,437
 95             1    Tower II Office Buildings               7,476,572         11,200,000           66.8%             6,319,185
 96             2    Indian Springs                          7,360,000          9,200,000           80.0%             6,588,584
 97             1    Comfort Inn - Newport News, VA          7,307,410         10,525,000           69.4%             6,301,029
 98             2    501-515 First Street                    7,300,000         10,500,000           69.5%             6,539,047
 99             1    Huck Finn Shopping Center               7,200,000          9,300,000           77.4%             6,449,325
100             1    Savi Ranch Parkway                      7,184,167         10,300,000           69.7%             6,085,767
101             1    Holiday Inn Express Pasadena            7,138,331          9,300,000           76.8%             5,704,517
102             2    Castle Bluff Apartments                 7,100,000          8,900,000           79.8%             6,341,983
103             1    250 88th Street                         6,990,283         13,100,000           53.4%             5,860,105
104             1    Easton III                              6,990,199          8,750,000           79.9%             5,845,677
105             2    Lakeshore III                           6,900,000          8,800,000           78.4%             6,044,552
106             2    Summerlin Ridge Apartments              6,800,000          8,550,000           79.5%             5,976,812
107             2    Coronet Hall Tenants Corp.              6,800,000         23,600,000           28.8%             6,800,000
108             2    Royal Court Apts.                       6,700,000          8,800,000           76.1%             5,869,348
109             2    Waterford Place Apartments              6,700,000          8,550,000           78.4%             6,306,929
110             2    Woodland Heights Apartments             6,700,000          9,300,000           72.0%             6,025,808
111             1    Finksburg Plaza                         6,600,000          8,560,000           77.1%             5,670,521
112             1    Boott Cotton Mills                      6,590,857         11,900,000           55.4%             5,528,631
113             1    Holly Hill Plaza Shopping Center        6,578,650         10,900,000           60.4%             5,541,738
114             1    Shady Oak Center                        6,559,950          8,300,000           79.0%             5,516,654
115             2    Oyster Creek Apartments                 6,480,000          8,100,000           80.0%             5,484,858
116             1    Amelon Square                           6,469,136         12,100,000           53.5%             4,933,172
117             1    Gateway Commons                         6,385,133          7,700,000           82.9%             5,355,037
118             2    The Court at Northgate                  6,300,000         11,000,000           57.3%             6,300,000
119             1    North Trident-HCA                       6,291,560         10,950,000           57.5%             5,054,614
120             1    Spears Building                         6,200,000          9,500,000           65.3%             5,520,799
121             1    Stoney Batter Office Building           6,200,000          7,700,000           70.0% (14)        5,554,843
122             1    Winter Loeb Building                    6,185,808          7,850,000           78.8%             5,202,015
123             1    Shoppes of Grove City                   6,178,903          8,260,000           74.8%             5,151,117
124             2    La Residencia &  Bonaventure
                       Apartments                            6,000,000          7,600,000           78.9%             5,359,499
125             2    111 East 85th Street Owners, Inc.       6,000,000        138,100,000            4.3%             6,000,000
126             1    Konterra Building L                     6,000,000          8,000,000           75.0%             5,259,550
127             2    Tallmadge Oaks Apartments               5,972,611          7,600,000           78.6%             4,970,154
128             1    Capitol View I                          5,791,042         11,900,000           48.7%             4,836,069
129             2    Sage Meadows Apartments                 5,770,000          8,300,000           69.5%             5,049,446
130             1    South Office Building                   5,750,000          8,300,000           69.3%             5,350,366
131             1    Scripps/Poway Self
                       Storage Facility                      5,700,000          8,640,000           66.0%             5,091,168
132             1    Hampton Inn Panama City                 5,666,103         10,700,000           53.0%             4,390,602
133             2    Dobson Springs Apartments               5,520,000          7,490,000           73.7%             4,913,216
134             1    San Marcos Pavilion                     5,500,000          9,750,000           56.4%             5,105,994
135             1    Cumberland Pointe Retail                5,500,000          6,900,000           73.9% (16)        4,868,099
136             2    Butterfield House, Inc.                 5,500,000        182,140,000            3.0%             5,095,735
137     C       1    Boothbay Rite Aid                       1,477,556          2,300,000           63.6%             1,012,595
138     C       1    Dexter Rite Aid                         1,414,702          2,200,000           63.6%               969,520
139     C       1    Manchester Rite Aid                     1,329,900          2,100,000           63.6%               911,404
140     C       1    Milo Rite Aid                           1,122,383          1,800,000           63.6%               769,189
141             1    The Corners Shopping Center             5,300,000          7,350,000           72.1%             4,930,599
142             1    Hampton Inn - Greenville, SC            5,249,268          7,200,000           72.9%             4,006,568
143             1    Cedar-Oakland Mills Village Center      5,187,741          8,000,000           64.8%             4,338,874
144             2    The Oaks of Arlington Apartments        5,150,000          6,500,000           79.2%             4,557,648
145             1    Western Springs Shopping Centers        5,072,094          6,700,000           75.7%             4,237,746
146             1    DR - Group II                           5,018,524          8,115,000           61.8%             4,214,435
147             1    Mercury Village                         5,000,000          7,850,000           63.7%             4,358,793
148             2    Woodlands Owners, Inc.                  5,000,000         45,500,000           11.0%             5,000,000
149             1    Cochrane Road Self Storage              4,993,052          9,530,000           52.4%             4,184,505
150             1    Mitre Office Building                   4,968,648          9,300,000           53.4%             3,805,114
151             1    River Shoals Village                    4,953,055          6,225,000           79.6%             4,142,081
152             2    Crossview Court Apartments              4,950,000          6,450,000           76.7%             4,310,348
153             2    Salem Arms Apartments                   4,793,330          6,150,000           77.9%             4,017,124
154             1    Palms to Pines Retail Center            4,788,422          9,100,000           52.6%             3,987,604
155             2    Ski Lodge Apartments                    4,779,555          6,000,000           79.7%             4,022,426
156             1    All American Mini-Storage - Napa        4,754,000          6,400,000           74.3%             4,181,836
157             1    Farmville Town Center                   4,732,943          6,100,000           77.6%             3,901,283
158             1    Mid America Business Park               4,713,714          6,300,000           74.8%             3,932,708
159             2    Deer Park Gardens Apartments            4,700,000          5,900,000           79.7%             4,087,418
160             1    Seneca Center                           4,700,000          7,800,000           60.3%             4,040,357

                                                           MATURITY/                                                        MASTER
              LOAN                                          ARD LTV         U/W                U/W            U/W         SERVICING
 #   CROSSED  GROUP  LOAN NAME                           RATIO (2) (3)      NOI              NCF (4)        DSCR (5)       FEE (6)
 -   -------  -----  ---------                           -------------      ---              -------        --------      ---------
 81             1    DR - Hampton Mercury Investment        59.3%        $   954,960       $   865,006        1.44x        0.0200%
 82             1    Decatur Crossing                       60.7%            954,369           870,395        2.03         0.0200%
 83             1    Santa Barbara Hotel Portfolio I        39.5%          1,282,765         1,136,079        1.72         0.0200%
 84             1    TownPlace Suites Knoxville             56.3%            982,423           903,535        1.47         0.0200%
 85             2    Three Fountains Apartments             62.9%            849,292           793,228        1.36         0.0200%
 86             1    Centerpoint IV                         62.7%            628,321           565,926        1.26         0.0200%
 87             2    Treepoint and Meadows Apartments       50.5%          1,085,616           952,560        1.58         0.1000%
 88             1    Homewood Suites Colorado Springs       58.9%            984,236           875,409        1.47         0.0200%
 89             1    Embassy Suites Schaumburg              60.6%          1,247,008           936,876        1.52         0.0200%
 90             1    Danbury Landing                        58.4%            805,838           730,542        1.28         0.0500%
 91             2    AIMCO Trinity Place Apartments         70.6%            753,572           703,572        1.38         0.0400%
 92             1    Fed Ex Central Distribution Center     63.4%            627,703           616,948        1.20         0.0800%
 93             1    Fifth and Laurel                       62.5%            784,132           732,049        1.89         0.0200%
 94             1    1165 North Dupont Highway              51.2%            739,484           662,238        1.31         0.0200%
 95             1    Tower II Office Buildings              56.4%          1,026,909           686,794        1.30         0.0500%
 96             2    Indian Springs                         71.6%            748,262           690,262        1.38         0.0200%
 97             1    Comfort Inn - Newport News, VA         59.9%          1,132,031         1,021,720        1.79         0.0200%
 98             2    501-515 First Street                   62.3%            611,052           603,552        1.20         0.1000%
 99             1    Huck Finn Shopping Center              69.3%            655,769           581,776        1.21         0.0200%
100             1    Savi Ranch Parkway                     59.1%            710,731           648,993        1.27         0.0200%
101             1    Holiday Inn Express Pasadena           61.3%            859,733           761,146        1.40         0.0200%
102             2    Castle Bluff Apartments                71.3%            638,429           578,179        1.20         0.0200%
103             1    250 88th Street                        44.7%            734,084           708,891        1.47         0.1000%
104             1    Easton III                             66.8%            614,657           578,637        1.21         0.0500%
105             2    Lakeshore III                          68.7%            597,278           569,028        1.21         0.0200%
106             2    Summerlin Ridge Apartments             69.9%            626,374           596,374        1.27         0.0200%
107             2    Coronet Hall Tenants Corp.             28.8%          1,197,047         1,197,047        3.42         0.0800%
108             2    Royal Court Apts.                      66.7%            586,705           569,705        1.25         0.0200%
109             2    Waterford Place Apartments             73.8%            667,999           620,749        1.41         0.0200%
110             2    Woodland Heights Apartments            64.8%            620,035           584,035        1.24         0.0200%
111             1    Finksburg Plaza                        66.2%            689,419           635,056        1.39         0.0800%
112             1    Boott Cotton Mills                     46.5%            824,311           733,518        1.61         0.0200%
113             1    Holly Hill Plaza Shopping Center       50.8%            905,787           798,370        1.76         0.0200%
114             1    Shady Oak Center                       66.5%            612,532           578,076        1.27         0.0200%
115             2    Oyster Creek Apartments                67.7%            627,306           576,069        1.36         0.0200%
116             1    Amelon Square                          40.8%            899,237           796,831        1.68         0.0800%
117             1    Gateway Commons                        69.5%            578,568           552,992        1.26         0.0500%
118             2    The Court at Northgate                 57.3%            689,591           657,091        2.06         0.0200%
119             1    North Trident-HCA                      46.2%            750,244           714,391        1.59         0.1000%
120             1    Spears Building                        58.1%            644,038           615,444        1.49         0.0200%
121             1    Stoney Batter Office Building          72.1% (14)       523,533           470,938        1.27 (14)    0.1000%
122             1    Winter Loeb Building                   66.3%            578,520           533,867        1.24         0.1000%
123             1    Shoppes of Grove City                  62.4%            540,480           517,848        1.25         0.0200%
124             2    La Residencia &  Bonaventure
                       Apartments                           70.5%            583,434           522,434        1.29         0.0200%
125             2    111 East 85th Street Owners, Inc.       4.3%          5,637,335         5,637,335       18.39         0.0800%
126             1    Konterra Building L                    65.7%            621,821           587,312        1.43         0.0800%
127             2    Tallmadge Oaks Apartments              65.4%            622,511           575,011        1.44         0.0200%
128             1    Capitol View I                         40.6%            826,584           757,721        1.11 (15)    0.1000%
129             2    Sage Meadows Apartments                60.8%            676,884           611,384        1.55         0.0200%
130             1    South Office Building                  64.5%            532,878           503,038        1.25         0.0600%
131             1    Scripps/Poway Self
                       Storage Facility                     58.9%            583,318           563,150        1.46         0.0200%
132             1    Hampton Inn Panama City                41.0%            919,664           826,411        1.90         0.0200%
133             2    Dobson Springs Apartments              65.6%            474,692           444,692        1.21         0.0200%
134             1    San Marcos Pavilion                    52.4%            592,567           553,294        1.48         0.0600%
135             1    Cumberland Pointe Retail               70.6% (16)       488,097           466,774        1.42 (16)    0.1000%
136             2    Butterfield House, Inc.                 2.8%          3,731,550         3,731,550       10.17         0.0800%
137     C       1    Boothbay Rite Aid                      43.6%            159,804           150,976        1.22         0.0500%
138     C       1    Dexter Rite Aid                        43.6%            153,093           144,471        1.22         0.0500%
139     C       1    Manchester Rite Aid                    43.6%            147,112           138,821        1.22         0.0500%
140     C       1    Milo Rite Aid                          43.6%            121,818           114,290        1.22         0.0500%
141             1    The Corners Shopping Center            67.1%            558,827           501,179        1.37         0.0500%
142             1    Hampton Inn - Greenville, SC           55.6%            729,024           631,013        1.65         0.0200%
143             1    Cedar-Oakland Mills Village Center     54.2%            621,287           580,551        1.64         0.0500%
144             2    The Oaks of Arlington Apartments       70.1%            444,229           422,829        1.28         0.0200%
145             1    Western Springs Shopping Centers       63.2%            469,041           441,060        1.28         0.0200%
146             1    DR - Group II                          51.9%            660,806           601,502        1.72         0.0200%
147             1    Mercury Village                        55.5%            457,370           418,740        1.25         0.0200%
148             2    Woodlands Owners, Inc.                 11.0%          1,584,081         1,584,081        5.77         0.0800%
149             1    Cochrane Road Self Storage             43.9%            556,029           541,105        1.58         0.1000%
150             1    Mitre Office Building                  40.9%            661,248           638,838        1.73         0.0800%
151             1    River Shoals Village                   66.5%            548,738           504,923        1.49         0.1000%
152             2    Crossview Court Apartments             66.8%            462,130           420,380        1.27         0.0200%
153             2    Salem Arms Apartments                  65.3%            450,914           413,654        1.26         0.0800%
154             1    Palms to Pines Retail Center           43.8%            555,980           510,520        1.59         0.0200%
155             2    Ski Lodge Apartments                   67.0%            456,931           416,931        1.25         0.0200%
156             1    All American Mini-Storage - Napa       65.3%            426,661           418,772        1.27         0.1250%
157             1    Farmville Town Center                  64.0%            460,014           446,424        1.45         0.0200%
158             1    Mid America Business Park              62.4%            495,171           447,095        1.41         0.1000%
159             2    Deer Park Gardens Apartments           69.3%            430,118           382,118        1.23         0.0200%
160             1    Seneca Center                          51.8%            499,821           460,343        1.41         0.0200%

                                                                                                         TOTAL
              LOAN                                                        MASTER                    ADMINISTRATIVE
 #   CROSSED  GROUP  LOAN NAME                                           SERVICER                        FEES
 -   -------  -----  ---------                                           --------                        ----
 81             1    DR - Hampton Mercury Investment     KeyCorp Real Estate Capital Markets, Inc.     0.02081%
 82             1    Decatur Crossing                    GMAC Commercial Mortgage Corporation          0.02081%
 83             1    Santa Barbara Hotel Portfolio I     KeyCorp Real Estate Capital Markets, Inc.     0.02081%
 84             1    TownPlace Suites Knoxville          GMAC Commercial Mortgage Corporation          0.02081%
 85             2    Three Fountains Apartments          KeyCorp Real Estate Capital Markets, Inc.     0.02081%
 86             1    Centerpoint IV                      GMAC Commercial Mortgage Corporation          0.02081%
 87             2    Treepoint and Meadows Apartments    GMAC Commercial Mortgage Corporation          0.10081%
 88             1    Homewood Suites Colorado Springs    GMAC Commercial Mortgage Corporation          0.02081%
 89             1    Embassy Suites Schaumburg           GMAC Commercial Mortgage Corporation          0.02081%
 90             1    Danbury Landing                     KeyCorp Real Estate Capital Markets, Inc.     0.05081%
 91             2    AIMCO Trinity Place Apartments      KeyCorp Real Estate Capital Markets, Inc.     0.04081%
 92             1    Fed Ex Central Distribution Center  National Consumer Cooperative Bank            0.08081%
 93             1    Fifth and Laurel                    KeyCorp Real Estate Capital Markets, Inc.     0.02081%
 94             1    1165 North Dupont Highway           KeyCorp Real Estate Capital Markets, Inc.     0.02081%
 95             1    Tower II Office Buildings           KeyCorp Real Estate Capital Markets, Inc.     0.05081%
 96             2    Indian Springs                      GMAC Commercial Mortgage Corporation          0.02081%
 97             1    Comfort Inn - Newport News, VA      KeyCorp Real Estate Capital Markets, Inc.     0.02081%
 98             2    501-515 First Street                GMAC Commercial Mortgage Corporation          0.10081%
 99             1    Huck Finn Shopping Center           KeyCorp Real Estate Capital Markets, Inc.     0.02081%
100             1    Savi Ranch Parkway                  KeyCorp Real Estate Capital Markets, Inc.     0.02081%
101             1    Holiday Inn Express Pasadena        GMAC Commercial Mortgage Corporation          0.02081%
102             2    Castle Bluff Apartments             GMAC Commercial Mortgage Corporation          0.02081%
103             1    250 88th Street                     GMAC Commercial Mortgage Corporation          0.10081%
104             1    Easton III                          KeyCorp Real Estate Capital Markets, Inc.     0.05081%
105             2    Lakeshore III                       KeyCorp Real Estate Capital Markets, Inc.     0.02081%
106             2    Summerlin Ridge Apartments          KeyCorp Real Estate Capital Markets, Inc.     0.02081%
107             2    Coronet Hall Tenants Corp.          National Consumer Cooperative Bank            0.08081%
108             2    Royal Court Apts.                   KeyCorp Real Estate Capital Markets, Inc.     0.02081%
109             2    Waterford Place Apartments          GMAC Commercial Mortgage Corporation          0.02081%
110             2    Woodland Heights Apartments         GMAC Commercial Mortgage Corporation          0.02081%
111             1    Finksburg Plaza                     National Consumer Cooperative Bank            0.08081%
112             1    Boott Cotton Mills                  GMAC Commercial Mortgage Corporation          0.02081%
113             1    Holly Hill Plaza Shopping Center    GMAC Commercial Mortgage Corporation          0.02081%
114             1    Shady Oak Center                    GMAC Commercial Mortgage Corporation          0.02081%
115             2    Oyster Creek Apartments             GMAC Commercial Mortgage Corporation          0.02081%
116             1    Amelon Square                       National Consumer Cooperative Bank            0.08081%
117             1    Gateway Commons                     KeyCorp Real Estate Capital Markets, Inc.     0.05081%
118             2    The Court at Northgate              KeyCorp Real Estate Capital Markets, Inc.     0.02081%
119             1    North Trident-HCA                   GMAC Commercial Mortgage Corporation          0.10081%
120             1    Spears Building                     GMAC Commercial Mortgage Corporation          0.02081%
121             1    Stoney Batter Office Building       GMAC Commercial Mortgage Corporation          0.10081%
122             1    Winter Loeb Building                GMAC Commercial Mortgage Corporation          0.10081%
123             1    Shoppes of Grove City               GMAC Commercial Mortgage Corporation          0.02081%
124             2    La Residencia &  Bonaventure
                       Apartments                        GMAC Commercial Mortgage Corporation          0.02081%
125             2    111 East 85th Street Owners, Inc.   National Consumer Cooperative Bank            0.08081%
126             1    Konterra Building L                 National Consumer Cooperative Bank            0.08081%
127             2    Tallmadge Oaks Apartments           GMAC Commercial Mortgage Corporation          0.02081%
128             1    Capitol View I                      KeyCorp Real Estate Capital Markets, Inc.     0.10081%
129             2    Sage Meadows Apartments             GMAC Commercial Mortgage Corporation          0.02081%
130             1    South Office Building               GMAC Commercial Mortgage Corporation          0.06081%
131             1    Scripps/Poway Self
                       Storage Facility                  GMAC Commercial Mortgage Corporation          0.02081%
132             1    Hampton Inn Panama City             KeyCorp Real Estate Capital Markets, Inc.     0.02081%
133             2    Dobson Springs Apartments           KeyCorp Real Estate Capital Markets, Inc.     0.02081%
134             1    San Marcos Pavilion                 KeyCorp Real Estate Capital Markets, Inc.     0.06081%
135             1    Cumberland Pointe Retail            GMAC Commercial Mortgage Corporation          0.10081%
136             2    Butterfield House, Inc.             National Consumer Cooperative Bank            0.08081%
137     C       1    Boothbay Rite Aid                   KeyCorp Real Estate Capital Markets, Inc.     0.05081%
138     C       1    Dexter Rite Aid                     KeyCorp Real Estate Capital Markets, Inc.     0.05081%
139     C       1    Manchester Rite Aid                 KeyCorp Real Estate Capital Markets, Inc.     0.05081%
140     C       1    Milo Rite Aid                       KeyCorp Real Estate Capital Markets, Inc.     0.05081%
141             1    The Corners Shopping Center         KeyCorp Real Estate Capital Markets, Inc.     0.05081%
142             1    Hampton Inn - Greenville, SC        KeyCorp Real Estate Capital Markets, Inc.     0.02081%
143             1    Cedar-Oakland Mills Village Center  KeyCorp Real Estate Capital Markets, Inc.     0.05081%
144             2    The Oaks of Arlington Apartments    GMAC Commercial Mortgage Corporation          0.02081%
145             1    Western Springs Shopping Centers    GMAC Commercial Mortgage Corporation          0.02081%
146             1    DR - Group II                       KeyCorp Real Estate Capital Markets, Inc.     0.02081%
147             1    Mercury Village                     GMAC Commercial Mortgage Corporation          0.02081%
148             2    Woodlands Owners, Inc.              National Consumer Cooperative Bank            0.08081%
149             1    Cochrane Road Self Storage          GMAC Commercial Mortgage Corporation          0.10081%
150             1    Mitre Office Building               National Consumer Cooperative Bank            0.08081%
151             1    River Shoals Village                GMAC Commercial Mortgage Corporation          0.10081%
152             2    Crossview Court Apartments          GMAC Commercial Mortgage Corporation          0.02081%
153             2    Salem Arms Apartments               National Consumer Cooperative Bank            0.08081%
154             1    Palms to Pines Retail Center        GMAC Commercial Mortgage Corporation          0.02081%
155             2    Ski Lodge Apartments                GMAC Commercial Mortgage Corporation          0.02081%
156             1    All American Mini-Storage - Napa    KeyCorp Real Estate Capital Markets, Inc.     0.12581%
157             1    Farmville Town Center               GMAC Commercial Mortgage Corporation          0.02081%
158             1    Mid America Business Park           GMAC Commercial Mortgage Corporation          0.10081%
159             2    Deer Park Gardens Apartments        GMAC Commercial Mortgage Corporation          0.02081%
160             1    Seneca Center                       GMAC Commercial Mortgage Corporation          0.02081%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                         CUT-OFF DATE
              LOAN                                         PRINCIPAL          APPRAISED          CUT-OFF DATE      MATURITY/ARD
 #   CROSSED  GROUP  LOAN NAME                            BALANCE (1)           VALUE          LTV RATIO (1) (2)   BALANCE (3)
 -   -------  -----  ---------                            -----------           -----          -----------------   -----------
161             2    Alexander House Apartments          $   4,630,305      $   5,850,000           79.2%         $   3,900,309
162             1    Capella I Shopping Center               4,612,500          6,300,000           73.2%             4,037,474
163             1    Laurel Bay Commercial                   4,600,000          7,000,000           65.7%             4,015,059
164             2    10 East 70th Street, Inc.               4,500,000        103,900,000            4.3%             4,500,000
165             1    660 Kenilworth Drive                    4,450,000          5,300,000           84.0%             3,783,515
166             1    Intermountain Residence Inn Monroe      4,386,742          6,100,000           71.9%             3,408,324
167             2    245 East 87th Street Tenants Corp.      4,386,706         82,700,000            5.3%             4,008,212
168             1    Quality Inn & Suites
                       Nashville Airport                     4,381,335          5,900,000           74.3%             3,425,144
169             1    Provenzano's Real Estate Portfolio      4,286,783          6,430,000           66.7%             3,632,238
170             1    Pokras Properties                       4,226,836          6,890,000           61.3%             3,541,081
171             1    Stonewood Village                       4,200,000          5,450,000           77.1%             3,620,225
172             2    Orchard Springs Apartments              4,141,644          5,350,000           77.4%             3,465,847
173             2    Mississippi Terrace                     4,135,746          5,200,000           79.5%             3,442,474
174             1    Bowling Green Plaza                     4,094,427          5,300,000           77.3%             3,453,255
175             1    Walgreen-Lebanon                        4,090,126          5,450,000           75.0%             3,407,153
176             2    Sierra Grande Apartments                4,000,000          7,395,000           54.1%             3,544,155
177             1    Village in Trussville
                       Shopping Center                       4,000,000          5,000,000           80.0%             3,599,866
178             2    Post Alley                              4,000,000          5,850,000           68.4%             3,720,023
179             1    Associated Energy Systems Building      3,990,993          5,000,000           79.8%             3,366,335
180             1    Hoover Court Shopping Center            3,990,647          5,000,000           79.8%             3,342,771
181             2    639 Apartments Corp.                    3,990,288         68,000,000            5.9%             3,318,808
182             2    83rd Street Tenants, Inc.               3,983,458         92,850,000            4.3%             3,504,847
183             1    Atlantic/Neptune Beach Plaza            3,983,312          5,615,000           70.9%             3,370,474
184             1    Brentwood Self Storage                  3,925,452          5,300,000           74.1%             3,307,468
185             1    Wei Wu                                  3,882,785          5,760,000           67.4%             3,256,250
186             1    Hudson Corners                          3,827,103          4,800,000           79.7%             3,197,399
187             1    Crescent Center                         3,800,000          4,710,000           80.7%             3,286,098
188             2    QLS Gardens Apartments                  3,741,458          4,850,000           77.1%             3,149,255
189             1    Sandy Spring Financial Center           3,738,517          5,150,000           72.6%             3,169,537
190             2    Ocean Terrace Owners, Inc.              3,728,371         34,350,000           10.9%             3,095,852
191             1    Lynnfield Centre                        3,716,403          4,900,000           75.8%             3,126,937
192             1    Claim Jumper                            3,700,000          6,000,000           61.7%             3,344,091
193             1    Montpelier Center                       3,700,000          5,900,000           62.7%             3,174,412
194             1    Plaza 2300                              3,700,000          4,670,000           79.2%             3,323,085
195             1    Ashley Oaks Shopping  Center            3,695,058          4,925,000           75.0%             3,458,476
196             2    Treehouse Apartments                    3,691,696          5,770,000           64.0%             3,115,736
197             1    Fairfield Inn Hartsville                3,688,418          5,400,000           68.3%             2,848,013
198             2    26 Gramercy Park Owners Corp.           3,638,104         32,750,000           11.1%             3,054,338
199             1    Kimberly Park Shopping Center           3,617,061          4,540,000           79.7%             2,998,859
200             2    The Arbors                              3,600,000          5,800,000           62.1%             3,047,581
201             1    Haverhill Business Center               3,595,040          4,600,000           78.2%             3,020,225
202             2    Swaranjit Mike Nijjar's MHP's
                       (Part II)                             3,509,758          5,175,000           67.8%             2,953,150
203             1    Costa Mesa Square II                    3,500,000          5,200,000           67.3%             3,216,644
204             1    Promenade Plaza                         3,495,842          4,700,000           74.4%             2,688,371
205             2    Linden Hill No. 2
                       Cooperative Corp.                     3,491,571         70,900,000            4.9%             2,908,545
206             1    Office Depot                            3,491,488          4,400,000           79.4%             3,116,902
207             1    Hathaway Business Park                  3,488,593          5,250,000           66.4%             2,928,818
208             1    Cathedral City Retail                   3,485,563          4,750,000           73.4%             2,954,472
209             2    Skyline Terrace Cooperative, Inc.       3,474,813         24,000,000           14.5%             2,873,366
210             1    Holiday Inn Express Hobby               3,319,199          5,100,000           65.1%             2,555,736
211             2    103 Gedney Street Owners', Inc.         3,295,852         29,000,000           11.4%             3,043,263
212             1    Buffalo Self Storage                    3,295,458          4,430,000           74.4%             2,769,382
213             1    Alexis Road Shopping Plaza              3,259,690          4,400,000           74.1%             2,772,151
214             1    Copperas Cove Plaza                     3,240,589          4,100,000           79.0%             2,733,124
215             1    Hampton Inn Simpsonville                3,204,869          4,450,000           72.0%             2,456,875
216             1    Hesperia Town Center                    3,200,000          6,000,000           53.3%             2,766,264
217             1    Paloma Village                          3,165,557          4,320,000           73.3%             2,646,437
218             1    Amelia Market                           3,149,525          5,800,000           54.3%             2,636,947
219             2    Abbington Crossing III Apartments       3,100,000          4,200,000           73.8%             2,879,975
220             1    Daffodil Valley Storage                 3,090,289          4,150,000           74.5%             2,610,751
221             2    Old Oak Square Apts                     3,082,678          3,930,000           78.4%             2,567,755
222             1    Southgate Center                        3,030,561          3,875,000           78.2%             2,344,773
223             1    Liberty Safe and Security               3,012,949          6,300,000           47.8%                     0
224             1    Lynwood Retail                          3,000,000          4,000,000           75.0%             3,000,000
225             1    The Shops at Westar Strip
                       Shopping Center                       3,000,000          3,900,000           76.9%             2,681,777
226             2    40 East 88 Owners, Inc.                 3,000,000        133,000,000            2.3%             3,000,000
227             2    510 East 86th Street Owners, Inc.       3,000,000         98,500,000            3.0%             3,000,000
228             2    Ten Eighty Apartment Corporation        3,000,000        147,200,000            2.0%             3,000,000
229             1    Fairfield Inn - Lumberton, NC           2,997,485          3,500,000           85.6%             2,595,925
230             1    Heacock Medical Center                  2,993,300          5,000,000           59.9%             2,528,553
231             1    Craig Road Retail                       2,992,668          4,700,000           63.7%             2,485,949
232             1    Millennium Center Retail                2,990,779          3,900,000           76.7%             2,534,119
233             1    CVS - Jersey Village, TX                2,989,619          3,820,000           78.3%             2,491,045
234             1    Comfort Suites Prestonsburg             2,987,057          4,300,000           69.5%             2,319,455
235             2    Evelyn Court Apartment Corp.            2,983,968         12,000,000           24.9%             2,507,374
236             1    Best Western Barboursville              2,982,616          5,100,000           58.5%             2,309,115
237             2    Las Villas Apartments                   2,956,904          4,000,000           73.9%             2,263,312
238             1    7848 Cimarron, LLC                      2,918,077          4,650,000           62.8%             2,546,817
239             1    Fort Apache Shopping Center             2,900,000          4,250,000           68.2%             2,567,163
240             1    The Law Center                          2,900,000          3,630,000           79.9%             2,496,960

                                                           MATURITY/                                                        MASTER
              LOAN                                          ARD LTV         U/W                U/W            U/W         SERVICING
 #   CROSSED  GROUP  LOAN NAME                           RATIO (2) (3)      NOI              NCF (4)        DSCR (5)       FEE (6)
 -   -------  -----  ---------                           -------------      ---              -------        --------      ---------
161             2    Alexander House Apartments             66.7%       $    514,148      $    455,148        1.40x        0.1100%
162             1    Capella I Shopping Center              64.1%            468,735           438,606        1.40         0.1000%
163             1    Laurel Bay Commercial                  57.4%            471,220           452,799        1.46         0.0200%
164             2    10 East 70th Street, Inc.               4.3%          3,636,254         3,636,254       15.45         0.0800%
165             1    660 Kenilworth Drive                   71.4%            436,031           358,681        1.22         0.0800%
166             1    Intermountain Residence Inn Monroe     55.9%            542,084           474,823        1.38         0.0200%
167             2    245 East 87th Street Tenants Corp.      4.8%          2,983,497         2,983,497       11.47         0.0800%
168             1    Quality Inn & Suites
                       Nashville Airport                    58.1%            553,523           494,240        1.43         0.0200%
169             1    Provenzano's Real Estate Portfolio     56.5%            515,173 (17)      495,851 (17)   1.63 (17)    0.0800%
170             1    Pokras Properties                      51.4%            471,569           449,204        1.57         0.0200%
171             1    Stonewood Village                      66.4%            412,147           378,377        1.29         0.0200%
172             2    Orchard Springs Apartments             64.8%            421,224           370,974        1.31         0.0200%
173             2    Mississippi Terrace                    66.2%            411,696           383,446        1.39         0.0200%
174             1    Bowling Green Plaza                    65.2%            374,239           350,002        1.22         0.0200%
175             1    Walgreen-Lebanon                       62.5%            345,297           343,074        1.25         0.0500%
176             2    Sierra Grande Apartments               47.9%            503,730           447,345        1.73         0.0200%
177             1    Village in Trussville
                       Shopping Center                      72.0%            370,296           338,494        1.20         0.1000%
178             2    Post Alley                             63.6%            343,242           330,480        1.20         0.0500%
179             1    Associated Energy Systems Building     67.3%            400,851           373,552        1.33         0.1000%
180             1    Hoover Court Shopping Center           66.9%            385,769           344,406        1.26         0.1000%
181             2    639 Apartments Corp.                    4.9%          2,281,634         2,281,634        8.57         0.0800%
182             2    83rd Street Tenants, Inc.               3.8%          3,704,494         3,704,494       14.99         0.0800%
183             1    Atlantic/Neptune Beach Plaza           60.0%            490,608           456,407        1.62         0.0200%
184             1    Brentwood Self Storage                 62.4%            351,230           342,106        1.25         0.0500%
185             1    Wei Wu                                 56.5%            358,031           338,455        1.28         0.0200%
186             1    Hudson Corners                         66.6%            338,575           330,351        1.28         0.0200%
187             1    Crescent Center                        69.8%            368,141           342,607        1.27         0.0200%
188             2    QLS Gardens Apartments                 64.9%            396,188           336,598        1.29         0.1000%
189             1    Sandy Spring Financial Center          61.5%            353,969           326,094        1.22         0.0200%
190             2    Ocean Terrace Owners, Inc.              9.0%          1,914,610         1,914,610        7.81         0.0800%
191             1    Lynnfield Centre                       63.8%            360,479           351,423        1.37         0.0200%
192             1    Claim Jumper                           55.7%            347,326           338,340        1.27         0.0200%
193             1    Montpelier Center                      53.8%            471,918           446,095        1.85         0.0200%
194             1    Plaza 2300                             71.2%            354,795           323,979        1.26         0.0200%
195             1    Ashley Oaks Shopping  Center           70.2%            427,506           374,097        1.41         0.0800%
196             2    Treehouse Apartments                   54.0%            378,960           326,160        1.26         0.1000%
197             1    Fairfield Inn Hartsville               52.7%            463,969           409,441        1.45         0.0200%
198             2    26 Gramercy Park Owners Corp.           9.3%          1,237,404         1,237,404        4.94         0.0800%
199             1    Kimberly Park Shopping Center          66.1%            348,360           329,142        1.39         0.0200%
200             2    The Arbors                             52.5%            372,820           322,820        1.37         0.0200%
201             1    Haverhill Business Center              65.7%            358,336           335,079        1.34         0.0500%
202             2    Swaranjit Mike Nijjar's MHP's
                       (Part II)                            57.1%            336,209           327,109        1.35         0.0200%
203             1    Costa Mesa Square II                   61.9%            284,024           272,020        1.21         0.0200%
204             1    Promenade Plaza                        57.2%            374,562           332,859        1.26         0.0800%
205             2    Linden Hill No. 2
                       Cooperative Corp.                     4.1%          3,409,078         3,409,078       14.55         0.0800%
206             1    Office Depot                           70.8%            300,155           297,891        1.28         0.1000%
207             1    Hathaway Business Park                 55.8%            359,602           325,256        1.35         0.0200%
208             1    Cathedral City Retail                  62.2%            336,812           313,019        1.26         0.0500%
209             2    Skyline Terrace Cooperative, Inc.      12.0%            979,925           979,925        4.37         0.0800%
210             1    Holiday Inn Express Hobby              50.1%            584,624           521,956        2.10         0.0200%
211             2    103 Gedney Street Owners', Inc.        10.5%          1,124,487         1,124,487        5.38         0.0800%
212             1    Buffalo Self Storage                   62.5%            320,620           307,420        1.34         0.1000%
213             1    Alexis Road Shopping Plaza             63.0%            346,542           298,800        1.30         0.1100%
214             1    Copperas Cove Plaza                    66.7%            295,929           278,136        1.22         0.0200%
215             1    Hampton Inn Simpsonville               55.2%            423,987           363,211        1.52         0.0200%
216             1    Hesperia Town Center                   46.1%            334,810           334,810        1.48         0.0200%
217             1    Paloma Village                         61.3%            293,759           271,497        1.26         0.1000%
218             1    Amelia Market                          45.5%            412,434           390,399        1.82         0.0200%
219             2    Abbington Crossing III Apartments      68.6%            271,146           259,396        1.23         0.0200%
220             1    Daffodil Valley Storage                62.9%            306,218           303,327        1.39         0.0200%
221             2    Old Oak Square Apts                    65.3%            320,982           290,982        1.43         0.0600%
222             1    Southgate Center                       60.5%            349,957           309,861        1.33         0.0200%
223             1    Liberty Safe and Security               0.0%            519,815           472,680        1.20         0.1000%
224             1    Lynwood Retail                         75.0%            267,755           259,715        1.40         0.1000%
225             1    The Shops at Westar Strip
                       Shopping Center                      68.8%            279,059           266,429        1.31         0.1000%
226             2    40 East 88 Owners, Inc.                 2.3%          3,543,136         3,543,136       23.16         0.0800%
227             2    510 East 86th Street Owners, Inc.       3.0%          3,792,860         3,792,860       24.45         0.0800%
228             2    Ten Eighty Apartment Corporation        2.0%          3,712,994         3,712,994       22.28         0.0800%
229             1    Fairfield Inn - Lumberton, NC          74.2%            445,003           377,006        1.58         0.0200%
230             1    Heacock Medical Center                 50.6%            346,928           300,322        1.42         0.0200%
231             1    Craig Road Retail                      52.9%            328,969           309,111        1.55         0.1000%
232             1    Millennium Center Retail               65.0%            280,177           259,610        1.22         0.0200%
233             1    CVS - Jersey Village, TX               65.2%            252,160           245,814        1.24         0.0200%
234             1    Comfort Suites Prestonsburg            53.9%            422,927           376,520        1.62         0.0200%
235             2    Evelyn Court Apartment Corp.           20.9%            728,155           728,155        3.55         0.0800%
236             1    Best Western Barboursville             45.3%            496,337           439,162        1.89         0.0200%
237             2    Las Villas Apartments                  56.6%            406,465           371,465        1.72         0.0200%
238             1    7848 Cimarron, LLC                     54.8%            334,782           302,578        1.31         0.1000%
239             1    Fort Apache Shopping Center            60.4%            265,460           251,911        1.21         0.0600%
240             1    The Law Center                         68.8%            316,728           245,523        1.21         0.0200%

                                                                                                         TOTAL
              LOAN                                                        MASTER                    ADMINISTRATIVE
 #   CROSSED  GROUP  LOAN NAME                                           SERVICER                        FEES
 -   -------  -----  ---------                                           --------                        ----
161             2    Alexander House Apartments          GMAC Commercial Mortgage Corporation          0.11081%
162             1    Capella I Shopping Center           KeyCorp Real Estate Capital Markets, Inc.     0.10081%
163             1    Laurel Bay Commercial               GMAC Commercial Mortgage Corporation          0.02081%
164             2    10 East 70th Street, Inc.           National Consumer Cooperative Bank            0.08081%
165             1    660 Kenilworth Drive                KeyCorp Real Estate Capital Markets, Inc.     0.08081%
166             1    Intermountain Residence Inn Monroe  GMAC Commercial Mortgage Corporation          0.02081%
167             2    245 East 87th Street Tenants Corp.  National Consumer Cooperative Bank            0.08081%
168             1    Quality Inn & Suites
                       Nashville Airport                 GMAC Commercial Mortgage Corporation          0.02081%
169             1    Provenzano's Real Estate Portfolio  National Consumer Cooperative Bank            0.08081%
170             1    Pokras Properties                   GMAC Commercial Mortgage Corporation          0.02081%
171             1    Stonewood Village                   GMAC Commercial Mortgage Corporation          0.02081%
172             2    Orchard Springs Apartments          GMAC Commercial Mortgage Corporation          0.02081%
173             2    Mississippi Terrace                 GMAC Commercial Mortgage Corporation          0.02081%
174             1    Bowling Green Plaza                 GMAC Commercial Mortgage Corporation          0.02081%
175             1    Walgreen-Lebanon                    KeyCorp Real Estate Capital Markets, Inc.     0.05081%
176             2    Sierra Grande Apartments            GMAC Commercial Mortgage Corporation          0.02081%
177             1    Village in Trussville
                       Shopping Center                   GMAC Commercial Mortgage Corporation          0.10081%
178             2    Post Alley                          KeyCorp Real Estate Capital Markets, Inc.     0.05081%
179             1    Associated Energy Systems Building  KeyCorp Real Estate Capital Markets, Inc.     0.10081%
180             1    Hoover Court Shopping Center        GMAC Commercial Mortgage Corporation          0.10081%
181             2    639 Apartments Corp.                National Consumer Cooperative Bank            0.08081%
182             2    83rd Street Tenants, Inc.           National Consumer Cooperative Bank            0.08081%
183             1    Atlantic/Neptune Beach Plaza        GMAC Commercial Mortgage Corporation          0.02081%
184             1    Brentwood Self Storage              KeyCorp Real Estate Capital Markets, Inc.     0.05081%
185             1    Wei Wu                              KeyCorp Real Estate Capital Markets, Inc.     0.02081%
186             1    Hudson Corners                      GMAC Commercial Mortgage Corporation          0.02081%
187             1    Crescent Center                     KeyCorp Real Estate Capital Markets, Inc.     0.02081%
188             2    QLS Gardens Apartments              GMAC Commercial Mortgage Corporation          0.10081%
189             1    Sandy Spring Financial Center       KeyCorp Real Estate Capital Markets, Inc.     0.02081%
190             2    Ocean Terrace Owners, Inc.          National Consumer Cooperative Bank            0.08081%
191             1    Lynnfield Centre                    GMAC Commercial Mortgage Corporation          0.02081%
192             1    Claim Jumper                        KeyCorp Real Estate Capital Markets, Inc.     0.02081%
193             1    Montpelier Center                   KeyCorp Real Estate Capital Markets, Inc.     0.02081%
194             1    Plaza 2300                          KeyCorp Real Estate Capital Markets, Inc.     0.02081%
195             1    Ashley Oaks Shopping  Center        National Consumer Cooperative Bank            0.08081%
196             2    Treehouse Apartments                GMAC Commercial Mortgage Corporation          0.10081%
197             1    Fairfield Inn Hartsville            KeyCorp Real Estate Capital Markets, Inc.     0.02081%
198             2    26 Gramercy Park Owners Corp.       National Consumer Cooperative Bank            0.08081%
199             1    Kimberly Park Shopping Center       KeyCorp Real Estate Capital Markets, Inc.     0.02081%
200             2    The Arbors                          GMAC Commercial Mortgage Corporation          0.02081%
201             1    Haverhill Business Center           KeyCorp Real Estate Capital Markets, Inc.     0.05081%
202             2    Swaranjit Mike Nijjar's MHP's
                       (Part II)                         KeyCorp Real Estate Capital Markets, Inc.     0.02081%
203             1    Costa Mesa Square II                KeyCorp Real Estate Capital Markets, Inc.     0.02081%
204             1    Promenade Plaza                     National Consumer Cooperative Bank            0.08081%
205             2    Linden Hill No. 2
                       Cooperative Corp.                 National Consumer Cooperative Bank            0.08081%
206             1    Office Depot                        GMAC Commercial Mortgage Corporation          0.10081%
207             1    Hathaway Business Park              KeyCorp Real Estate Capital Markets, Inc.     0.02081%
208             1    Cathedral City Retail               KeyCorp Real Estate Capital Markets, Inc.     0.05081%
209             2    Skyline Terrace Cooperative, Inc.   National Consumer Cooperative Bank            0.08081%
210             1    Holiday Inn Express Hobby           KeyCorp Real Estate Capital Markets, Inc.     0.02081%
211             2    103 Gedney Street Owners', Inc.     National Consumer Cooperative Bank            0.08081%
212             1    Buffalo Self Storage                GMAC Commercial Mortgage Corporation          0.10081%
213             1    Alexis Road Shopping Plaza          GMAC Commercial Mortgage Corporation          0.11081%
214             1    Copperas Cove Plaza                 GMAC Commercial Mortgage Corporation          0.02081%
215             1    Hampton Inn Simpsonville            KeyCorp Real Estate Capital Markets, Inc.     0.02081%
216             1    Hesperia Town Center                KeyCorp Real Estate Capital Markets, Inc.     0.02081%
217             1    Paloma Village                      GMAC Commercial Mortgage Corporation          0.10081%
218             1    Amelia Market                       GMAC Commercial Mortgage Corporation          0.02081%
219             2    Abbington Crossing III Apartments   KeyCorp Real Estate Capital Markets, Inc.     0.02081%
220             1    Daffodil Valley Storage             KeyCorp Real Estate Capital Markets, Inc.     0.02081%
221             2    Old Oak Square Apts                 KeyCorp Real Estate Capital Markets, Inc.     0.06081%
222             1    Southgate Center                    GMAC Commercial Mortgage Corporation          0.02081%
223             1    Liberty Safe and Security           KeyCorp Real Estate Capital Markets, Inc.     0.10081%
224             1    Lynwood Retail                      GMAC Commercial Mortgage Corporation          0.10081%
225             1    The Shops at Westar Strip
                       Shopping Center                   KeyCorp Real Estate Capital Markets, Inc.     0.10081%
226             2    40 East 88 Owners, Inc.             National Consumer Cooperative Bank            0.08081%
227             2    510 East 86th Street Owners, Inc.   National Consumer Cooperative Bank            0.08081%
228             2    Ten Eighty Apartment Corporation    National Consumer Cooperative Bank            0.08081%
229             1    Fairfield Inn - Lumberton, NC       KeyCorp Real Estate Capital Markets, Inc.     0.02081%
230             1    Heacock Medical Center              GMAC Commercial Mortgage Corporation          0.02081%
231             1    Craig Road Retail                   GMAC Commercial Mortgage Corporation          0.10081%
232             1    Millennium Center Retail            GMAC Commercial Mortgage Corporation          0.02081%
233             1    CVS - Jersey Village, TX            GMAC Commercial Mortgage Corporation          0.02081%
234             1    Comfort Suites Prestonsburg         KeyCorp Real Estate Capital Markets, Inc.     0.02081%
235             2    Evelyn Court Apartment Corp.        National Consumer Cooperative Bank            0.08081%
236             1    Best Western Barboursville          KeyCorp Real Estate Capital Markets, Inc.     0.02081%
237             2    Las Villas Apartments               KeyCorp Real Estate Capital Markets, Inc.     0.02081%
238             1    7848 Cimarron, LLC                  KeyCorp Real Estate Capital Markets, Inc.     0.10081%
239             1    Fort Apache Shopping Center         KeyCorp Real Estate Capital Markets, Inc.     0.06081%
240             1    The Law Center                      KeyCorp Real Estate Capital Markets, Inc.     0.02081%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                         CUT-OFF DATE
              LOAN                                         PRINCIPAL          APPRAISED          CUT-OFF DATE     MATURITY/ARD
 #   CROSSED  GROUP  LOAN NAME                            BALANCE (1)           VALUE          LTV RATIO (1) (2)  BALANCE (3)
 -   -------  -----  ---------                            -----------           -----          -----------------  ------------
241             1    Baybrook-Kissimmee LLC              $   2,887,503      $   5,700,000           50.7%         $           -
242             1    Shane Company, Store No. 25             2,878,325          4,350,000           66.2%             2,221,856
243             1    Reisterstown Village Center             2,872,051          3,630,000           79.1%                58,559
244             1    Nimmonsburg Square                      2,860,352          3,600,000           79.5%             2,420,589
245             1    24635 Madison Avenue                    2,834,035          4,985,000           56.9%             2,359,118
246             1    116-118 North York Road                 2,800,000          3,700,000           75.7%             2,454,531
247             2    Harris Garden Apartments                2,800,000          3,500,000           80.0%             2,475,219
248             2    Park East Apartments, Inc.              2,791,540         26,100,000           10.7%             2,550,680
249             2    Suburbia Owners, Inc.                   2,780,118         16,600,000           16.7%             2,303,954
250             2    San Marcos MHP                          2,756,386          3,460,000           79.7%             2,330,262
251             1    Grant Court                             2,700,000          4,300,000           62.8%             2,357,158
252             1    Itasca Building                         2,600,000          3,700,000           70.3%             2,298,404
253             1    Shea Professional Plaza                 2,600,000          3,480,000           74.7%             2,600,000
254             2    Wagon Wheel MHP                         2,600,000          3,500,000           74.3%             2,337,119
255             2    525 East 82 Owners Corp.                2,600,000         38,050,000            6.8%             2,600,000
256             2    72nd Street East Corporation            2,600,000        130,200,000            2.0%             2,600,000
257             1    Comfort Inn Richmond Airport            2,592,015          3,800,000           68.2%             2,010,837
258             2    Patricia Apartments                     2,566,000          4,070,000           63.0%             2,248,260
259             2    Mulberry Acres MHP                      2,516,248          3,170,000           79.4%             2,103,730
260             2    Stephen Gardens Corp.                   2,496,599         14,300,000           17.5%             2,285,165
261             2    Sans Souci Owners Corp.                 2,493,268         35,020,000            7.1%             2,149,015
262             2    Kent Bentley Apartments, Inc.           2,487,237          7,170,000           34.7%             1,801,633
263             1    Dixie Plaza                             2,486,374          3,350,000           74.2%             2,082,988
264             2    Savannah Terrace & Square
                       Apartments                            2,469,555          3,100,000           79.7%             2,086,547
265             2    969 Park Avenue                         2,446,939        120,000,000            2.0%             1,913,736
266             2    34-15 Properties Ltd.                   2,415,245         22,240,000           10.9%             1,559,323
267             1    311 Ed Wright Lane                      2,392,940          3,370,000           71.0%             2,037,261
268             1    Church Road Plaza                       2,370,000          3,500,000           67.7%             2,104,763
269             2    Littlefield Apartments                  2,360,000          3,680,000           64.1%             2,062,435
270     D       2    NC MHP Portfolio - Pine Terrace         1,197,240          1,502,000           79.4%             1,005,920
271     D       2    NC MHP Portfolio - Lakeview             1,147,355          1,450,000           79.4%               964,006
272             2    Maple Crest Apartments                  2,340,471          3,000,000           78.0%             1,989,031
273             1    AIP - Intown (Bishop & Trabert)         2,340,009          3,550,000           65.9%             1,965,944
274             1    Anaheim Office                          2,300,000          6,470,000           35.5%             2,136,278
275             2    Royal Marc Apartments                   2,300,000          4,100,000           56.1%             2,024,960
276             1    AIP - Perimeter (Hammermill &
                       Goshen Springs)                       2,260,349          3,100,000           72.9%             1,899,018
277             1    AMF Shea Village                        2,241,351          3,300,000           67.9%             1,919,998
278             2    Shores of Lake Smith                    2,233,000          4,200,000           53.2%             1,958,807
279             1    Comfort Inn Columbia                    2,190,668          3,100,000           70.7%             1,712,572
280             2    321 West 90th St. Owners Corp.          2,184,674         28,300,000            7.7%             1,816,118
281             2    Crestwood Manor                         2,138,591         30,660,000            7.0%                     4
282             2    Crest Manor Housing Corp                2,138,027         19,160,000           11.2%             1,636,742
283             1    Sterling Master Homes Building          2,130,000          3,090,000           68.9%             1,873,339
284             2    Bayshore Gardens                        2,103,170         28,000,000            7.5%             1,630,199
285             1    Arbor Shoppes                           2,100,000          3,100,000           67.7%             1,820,702
286             1    Altamonte Promenade                     2,094,992          4,350,000           48.2%             1,748,417
287             1    The Raleigh Building                    2,067,308          4,500,000           45.9%             1,776,079
288             1    Bay Mini Storage                        2,040,922          2,800,000           72.9%             1,580,840
289             1    Uplake Building                         2,031,555          2,800,000           72.6%             1,713,767
290             1    Northgate Dental Plaza                  2,028,828          3,150,000           64.4%             1,722,558
291             1    Homewood Retail                         2,011,500          2,600,000           77.4%             1,743,001
292             2    Brookfield Apartments                   2,000,000          2,925,000           68.4%             1,884,416
293             2    Sun Vista Apartments                    2,000,000          3,700,000           54.1%             1,750,783
294             1    Van Ness Plaza                          1,997,326          3,700,000           54.0%             1,692,564
295             2    929 Park Avenue Apartment Corp.         1,994,742         39,720,000            5.0%             1,814,826
296             2    Heritage Village Townhomes
                       Apartments                            1,994,161          2,520,000           79.1%             1,702,880
297             1    CVS Drug Store - Plano                  1,990,904          2,570,000           77.5%             1,657,775
298             2    84-20 51st Ave. Owners Inc.             1,990,695          9,100,000           21.9%             1,637,043
299             1    23 & Gratiot Shopping Center            1,985,000          2,500,000           79.4%             1,724,061
300             1    Walgreens Store #4610                   1,979,766          3,700,000           53.5%               819,168
301             2    East Rock Tenants                       1,955,840         15,000,000           13.0%                     0
302             1    Easton I                                1,937,284          2,500,000           77.5%             1,620,087
303             1    Memorial Medical Plaza                  1,925,821          2,635,000           73.1%             1,635,913
304             1    Leschi Park Professional Building       1,925,000          2,750,000           70.0%             1,697,815
305             1    Donald E Crane Office Bldg              1,903,687          3,100,000           61.4%             1,480,427
306             1    Rose Avenue                             1,895,550          4,300,000           44.1%             1,587,326
307             2    Bellfort Park Apartments                1,889,501          2,365,000           79.9%             1,606,816
308             2    194 Riverside Owners Corp.              1,889,387         55,300,000            3.4%             1,586,329
309             2    305 Equities Corp                       1,886,952         38,600,000            4.9%             1,557,402
310             2    Rossmoor Leisure Cooperative            1,866,069         17,800,000           10.5%                     0
311             1    Sherwin Williams Plaza                  1,855,000          2,350,000           78.9%             1,635,368
312             1    Rite Aid - Pasadena, MD                 1,852,510          2,680,000           69.1%             1,567,995
313             2    81st Dwellers Inc.                      1,850,000         59,650,000            3.1%             1,850,000
314             1    Easton II                               1,837,424          2,300,000           79.9%             1,536,578
315             2    Hammondell MHP                          1,835,990          2,380,000           77.1%             1,719,963
316             1    Memorial Square                         1,835,476          2,600,000           70.6%             1,532,711
317             1    Medical Arts Building                   1,803,454         12,500,000           14.4%                     2
318             2    West 15 Townhouse Corporation           1,800,000         89,500,000            2.0%             1,800,000
319             2    Palisade Gardens Apartments Corp.       1,794,531          9,300,000           19.3%             1,638,894
320             1    Old Atlanta Shops                       1,776,044          2,400,000           74.0%             1,501,624

                                                           MATURITY/                                                        MASTER
              LOAN                                          ARD LTV         U/W                U/W            U/W         SERVICING
 #   CROSSED  GROUP  LOAN NAME                           RATIO (2) (3)      NOI              NCF (4)        DSCR (5)       FEE (6)
 -   -------  -----  ---------                           -------------      ---              -------        --------      ---------
241             1    Baybrook-Kissimmee LLC                  0.0%       $    379,091      $    377,133        1.11x        0.1000%
242             1    Shane Company, Store No. 25            51.1%            285,339           282,487        1.30         0.0800%
243             1    Reisterstown Village Center             1.6%            294,935           285,239        1.12         0.0800%
244             1    Nimmonsburg Square                     67.2%            312,246           287,888        1.43         0.0200%
245             1    24635 Madison Avenue                   47.3%            307,377           293,656        1.55         0.1100%
246             1    116-118 North York Road                66.3%            252,901           232,866        1.22         0.0200%
247             2    Harris Garden Apartments               70.7%            280,208           251,708        1.39         0.0600%
248             2    Park East Apartments, Inc.              9.8%            702,798           702,798        4.24         0.0800%
249             2    Suburbia Owners, Inc.                  13.9%            824,493           824,493        4.56         0.0800%
250             2    San Marcos MHP                         67.3%            265,898           258,548        1.33         0.0200%
251             1    Grant Court                            54.8%            276,624           259,311        1.43         0.0200%
252             1    Itasca Building                        62.1%            312,947           235,595        1.27         0.0200%
253             1    Shea Professional Plaza                74.7%            249,194           226,829        1.50         0.0200%
254             2    Wagon Wheel MHP                        66.8%            217,808           213,758        1.18         0.0600%
255             2    525 East 82 Owners Corp.                6.8%          1,380,719         1,380,719        9.58         0.0800%
256             2    72nd Street East Corporation            2.0%          4,424,694         4,424,694       33.57         0.0800%
257             1    Comfort Inn Richmond Airport           52.9%            337,461           302,289        1.51         0.0200%
258             2    Patricia Apartments                    55.2%            241,260           227,760        1.30         0.0200%
259             2    Mulberry Acres MHP                     66.4%            232,480           223,480        1.33         0.0200%
260             2    Stephen Gardens Corp.                  16.0%            545,301           545,301        3.62         0.0800%
261             2    Sans Souci Owners Corp.                 6.1%          1,192,567         1,192,567        7.65         0.0800%
262             2    Kent Bentley Apartments, Inc.          25.1%            499,854           499,854        2.86         0.0800%
263             1    Dixie Plaza                            62.2%            306,211           227,864        1.35         0.0200%
264             2    Savannah Terrace & Square
                       Apartments                           67.3%            260,016           237,516        1.37         0.0200%
265             2    969 Park Avenue                         1.6%          3,998,554         3,978,154       19.25         0.1000%
266             2    34-15 Properties Ltd.                   7.0%          1,338,141         1,338,141        6.75         0.0800%
267             1    311 Ed Wright Lane                     60.5%            285,196           261,534        1.50         0.0200%
268             1    Church Road Plaza                      60.1%            289,812           275,464        1.60         0.0200%
269             2    Littlefield Apartments                 56.0%            203,781           196,281        1.23         0.0200%
270     D       2    NC MHP Portfolio - Pine Terrace        66.7%            128,768           126,168        1.53         0.0200%
271     D       2    NC MHP Portfolio - Lakeview            66.7%            125,493           122,743        1.53         0.0200%
272             2    Maple Crest Apartments                 66.3%            308,779           273,779        1.63         0.0200%
273             1    AIP - Intown (Bishop & Trabert)        55.4%            293,062           258,671        1.58         0.0200%
274             1    Anaheim Office                         33.0%            513,737           450,048        2.85         0.0200%
275             2    Royal Marc Apartments                  49.4%            298,409           278,659        1.74         0.0200%
276             1    AIP - Perimeter (Hammermill &
                       Goshen Springs)                      61.3%            247,583           208,038        1.32         0.0200%
277             1    AMF Shea Village                       58.2%            220,086           202,978        1.22         0.0200%
278             2    Shores of Lake Smith                   46.6%            233,696           217,946        1.40         0.0200%
279             1    Comfort Inn Columbia                   55.2%            309,238           277,654        1.61         0.0200%
280             2    321 West 90th St. Owners Corp.          6.4%            945,607           945,607        6.57         0.0800%
281             2    Crestwood Manor                         0.0%          1,159,668         1,121,868        4.65         0.1000%
282             2    Crest Manor Housing Corp                8.5%          1,047,580         1,000,780        4.07         0.1000%
283             1    Sterling Master Homes Building         60.6%            212,027           193,164        1.31         0.0200%
284             2    Bayshore Gardens                        5.8%          1,214,346         1,167,846        4.79         0.1000%
285             1    Arbor Shoppes                          58.7%            231,425           215,708        1.58         0.0200%
286             1    Altamonte Promenade                    40.2%            313,463           291,149        2.06         0.0200%
287             1    The Raleigh Building                   39.5%            323,087           262,861        1.33         0.1000%
288             1    Bay Mini Storage                       56.5%            240,489           234,089        1.49         0.0200%
289             1    Uplake Building                        61.2%            194,840           180,154        1.27         0.0200%
290             1    Northgate Dental Plaza                 54.7%            227,375           190,694        1.31         0.0200%
291             1    Homewood Retail                        67.0%            183,595           176,061        1.22         0.0600%
292             2    Brookfield Apartments                  64.4%            251,677           221,677        1.67         0.0200%
293             2    Sun Vista Apartments                   47.3%            220,180           204,930        1.51         0.0200%
294             1    Van Ness Plaza                         45.7%            214,592           197,395        1.38         0.0200%
295             2    929 Park Avenue Apartment Corp.         4.6%          1,251,034         1,251,034       10.80         0.0800%
296             2    Heritage Village Townhomes
                       Apartments                           67.6%            237,965           226,625        1.55         0.0200%
297             1    CVS Drug Store - Plano                 64.5%            171,165           169,533        1.27         0.0200%
298             2    84-20 51st Ave. Owners Inc.            18.0%            461,645           461,645        3.50         0.0800%
299             1    23 & Gratiot Shopping Center           69.0%            191,548           180,345        1.26         0.0200%
300             1    Walgreens Store #4610                  22.1%            236,277           234,191        1.20         0.1000%
301             2    East Rock Tenants                       0.0%            640,702           618,202        2.70         0.1000%
302             1    Easton I                               64.8%            171,456           162,987        1.23         0.0500%
303             1    Memorial Medical Plaza                 62.1%            194,867           179,859        1.30         0.0800%
304             1    Leschi Park Professional Building      61.7%            178,180           164,711        1.22         0.0200%
305             1    Donald E Crane Office Bldg             47.8%            283,836           225,178        1.52         0.0500%
306             1    Rose Avenue                            36.9%            312,803           300,787        2.32         0.0200%
307             2    Bellfort Park Apartments               67.9%            206,576           190,576        1.39         0.0200%
308             2    194 Riverside Owners Corp.              2.9%          1,633,692         1,633,692       12.49         0.0800%
309             2    305 Equities Corp                       4.0%          1,014,028           999,928        5.93         0.1000%
310             2    Rossmoor Leisure Cooperative            0.0%          1,172,635         1,125,235        5.84         0.1000%
311             1    Sherwin Williams Plaza                 69.6%            178,388           167,815        1.28         0.0600%
312             1    Rite Aid - Pasadena, MD                58.5%            183,351           181,611        1.38         0.0500%
313             2    81st Dwellers Inc.                      3.1%          1,292,193         1,292,193       13.70         0.0800%
314             1    Easton II                              66.8%            162,906           155,129        1.24         0.0500%
315             2    Hammondell MHP                         72.3%            192,857           184,757        1.40         0.0200%
316             1    Memorial Square                        59.0%            153,242           139,458        1.14         0.0300%
317             1    Medical Arts Building                   0.0%            869,355           851,955        4.80         0.1000%
318             2    West 15 Townhouse Corporation           2.0%          4,389,707         4,389,707       45.64         0.0800%
319             2    Palisade Gardens Apartments Corp.      17.6%            507,422           507,422        4.78         0.0800%
320             1    Old Atlanta Shops                      62.6%            173,396           165,236        1.31         0.0800%

                                                                                                         TOTAL
              LOAN                                                        MASTER                    ADMINISTRATIVE
 #   CROSSED  GROUP  LOAN NAME                                           SERVICER                        FEES
 -   -------  -----  ---------                                           --------                        ----
241             1    Baybrook-Kissimmee LLC              KeyCorp Real Estate Capital Markets, Inc.     0.10081%
242             1    Shane Company, Store No. 25         National Consumer Cooperative Bank            0.08081%
243             1    Reisterstown Village Center         National Consumer Cooperative Bank            0.08081%
244             1    Nimmonsburg Square                  KeyCorp Real Estate Capital Markets, Inc.     0.02081%
245             1    24635 Madison Avenue                GMAC Commercial Mortgage Corporation          0.11081%
246             1    116-118 North York Road             KeyCorp Real Estate Capital Markets, Inc.     0.02081%
247             2    Harris Garden Apartments            KeyCorp Real Estate Capital Markets, Inc.     0.06081%
248             2    Park East Apartments, Inc.          National Consumer Cooperative Bank            0.08081%
249             2    Suburbia Owners, Inc.               National Consumer Cooperative Bank            0.08081%
250             2    San Marcos MHP                      KeyCorp Real Estate Capital Markets, Inc.     0.02081%
251             1    Grant Court                         KeyCorp Real Estate Capital Markets, Inc.     0.02081%
252             1    Itasca Building                     GMAC Commercial Mortgage Corporation          0.02081%
253             1    Shea Professional Plaza             KeyCorp Real Estate Capital Markets, Inc.     0.02081%
254             2    Wagon Wheel MHP                     GMAC Commercial Mortgage Corporation          0.06081%
255             2    525 East 82 Owners Corp.            National Consumer Cooperative Bank            0.08081%
256             2    72nd Street East Corporation        National Consumer Cooperative Bank            0.08081%
257             1    Comfort Inn Richmond Airport        KeyCorp Real Estate Capital Markets, Inc.     0.02081%
258             2    Patricia Apartments                 KeyCorp Real Estate Capital Markets, Inc.     0.02081%
259             2    Mulberry Acres MHP                  KeyCorp Real Estate Capital Markets, Inc.     0.02081%
260             2    Stephen Gardens Corp.               National Consumer Cooperative Bank            0.08081%
261             2    Sans Souci Owners Corp.             National Consumer Cooperative Bank            0.08081%
262             2    Kent Bentley Apartments, Inc.       National Consumer Cooperative Bank            0.08081%
263             1    Dixie Plaza                         KeyCorp Real Estate Capital Markets, Inc.     0.02081%
264             2    Savannah Terrace & Square
                       Apartments                        KeyCorp Real Estate Capital Markets, Inc.     0.02081%
265             2    969 Park Avenue                     KeyCorp Real Estate Capital Markets, Inc.     0.10081%
266             2    34-15 Properties Ltd.               National Consumer Cooperative Bank            0.08081%
267             1    311 Ed Wright Lane                  KeyCorp Real Estate Capital Markets, Inc.     0.02081%
268             1    Church Road Plaza                   KeyCorp Real Estate Capital Markets, Inc.     0.02081%
269             2    Littlefield Apartments              KeyCorp Real Estate Capital Markets, Inc.     0.02081%
270     D       2    NC MHP Portfolio - Pine Terrace     KeyCorp Real Estate Capital Markets, Inc.     0.02081%
271     D       2    NC MHP Portfolio - Lakeview         KeyCorp Real Estate Capital Markets, Inc.     0.02081%
272             2    Maple Crest Apartments              KeyCorp Real Estate Capital Markets, Inc.     0.02081%
273             1    AIP - Intown (Bishop & Trabert)     GMAC Commercial Mortgage Corporation          0.02081%
274             1    Anaheim Office                      KeyCorp Real Estate Capital Markets, Inc.     0.02081%
275             2    Royal Marc Apartments               KeyCorp Real Estate Capital Markets, Inc.     0.02081%
276             1    AIP - Perimeter (Hammermill &
                       Goshen Springs)                   GMAC Commercial Mortgage Corporation          0.02081%
277             1    AMF Shea Village                    KeyCorp Real Estate Capital Markets, Inc.     0.02081%
278             2    Shores of Lake Smith                KeyCorp Real Estate Capital Markets, Inc.     0.02081%
279             1    Comfort Inn Columbia                GMAC Commercial Mortgage Corporation          0.02081%
280             2    321 West 90th St. Owners Corp.      National Consumer Cooperative Bank            0.08081%
281             2    Crestwood Manor                     KeyCorp Real Estate Capital Markets, Inc.     0.10081%
282             2    Crest Manor Housing Corp            KeyCorp Real Estate Capital Markets, Inc.     0.10081%
283             1    Sterling Master Homes Building      GMAC Commercial Mortgage Corporation          0.02081%
284             2    Bayshore Gardens                    KeyCorp Real Estate Capital Markets, Inc.     0.10081%
285             1    Arbor Shoppes                       GMAC Commercial Mortgage Corporation          0.02081%
286             1    Altamonte Promenade                 KeyCorp Real Estate Capital Markets, Inc.     0.02081%
287             1    The Raleigh Building                KeyCorp Real Estate Capital Markets, Inc.     0.10081%
288             1    Bay Mini Storage                    GMAC Commercial Mortgage Corporation          0.02081%
289             1    Uplake Building                     GMAC Commercial Mortgage Corporation          0.02081%
290             1    Northgate Dental Plaza              KeyCorp Real Estate Capital Markets, Inc.     0.02081%
291             1    Homewood Retail                     KeyCorp Real Estate Capital Markets, Inc.     0.06081%
292             2    Brookfield Apartments               GMAC Commercial Mortgage Corporation          0.02081%
293             2    Sun Vista Apartments                GMAC Commercial Mortgage Corporation          0.02081%
294             1    Van Ness Plaza                      KeyCorp Real Estate Capital Markets, Inc.     0.02081%
295             2    929 Park Avenue Apartment Corp.     National Consumer Cooperative Bank            0.08081%
296             2    Heritage Village Townhomes
                       Apartments                        GMAC Commercial Mortgage Corporation          0.02081%
297             1    CVS Drug Store - Plano              KeyCorp Real Estate Capital Markets, Inc.     0.02081%
298             2    84-20 51st Ave. Owners Inc.         National Consumer Cooperative Bank            0.08081%
299             1    23 & Gratiot Shopping Center        KeyCorp Real Estate Capital Markets, Inc.     0.02081%
300             1    Walgreens Store #4610               KeyCorp Real Estate Capital Markets, Inc.     0.10081%
301             2    East Rock Tenants                   KeyCorp Real Estate Capital Markets, Inc.     0.10081%
302             1    Easton I                            KeyCorp Real Estate Capital Markets, Inc.     0.05081%
303             1    Memorial Medical Plaza              KeyCorp Real Estate Capital Markets, Inc.     0.08081%
304             1    Leschi Park Professional Building   GMAC Commercial Mortgage Corporation          0.02081%
305             1    Donald E Crane Office Bldg          KeyCorp Real Estate Capital Markets, Inc.     0.05081%
306             1    Rose Avenue                         GMAC Commercial Mortgage Corporation          0.02081%
307             2    Bellfort Park Apartments            GMAC Commercial Mortgage Corporation          0.02081%
308             2    194 Riverside Owners Corp.          National Consumer Cooperative Bank            0.08081%
309             2    305 Equities Corp                   KeyCorp Real Estate Capital Markets, Inc.     0.10081%
310             2    Rossmoor Leisure Cooperative        KeyCorp Real Estate Capital Markets, Inc.     0.10081%
311             1    Sherwin Williams Plaza              KeyCorp Real Estate Capital Markets, Inc.     0.06081%
312             1    Rite Aid - Pasadena, MD             KeyCorp Real Estate Capital Markets, Inc.     0.05081%
313             2    81st Dwellers Inc.                  National Consumer Cooperative Bank            0.08081%
314             1    Easton II                           KeyCorp Real Estate Capital Markets, Inc.     0.05081%
315             2    Hammondell MHP                      GMAC Commercial Mortgage Corporation          0.02081%
316             1    Memorial Square                     KeyCorp Real Estate Capital Markets, Inc.     0.03081%
317             1    Medical Arts Building               KeyCorp Real Estate Capital Markets, Inc.     0.10081%
318             2    West 15 Townhouse Corporation       National Consumer Cooperative Bank            0.08081%
319             2    Palisade Gardens Apartments Corp.   National Consumer Cooperative Bank            0.08081%
320             1    Old Atlanta Shops                   National Consumer Cooperative Bank            0.08081%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                         CUT-OFF DATE
              LOAN                                         PRINCIPAL          APPRAISED          CUT-OFF DATE      MATURITY/ARD
 #   CROSSED  GROUP  LOAN NAME                            BALANCE (1)           VALUE          LTV RATIO (1) (2)   BALANCE (3)
 -   -------  -----  ---------                            -----------           -----          -----------------   -----------
321             2    Green Street Apartments             $   1,740,120      $   7,650,000           22.7%         $           -
322             1    Southgate Corners                       1,722,714          3,000,000           57.4%             1,455,536
323             1    Desert Country Plaza                    1,700,000          2,850,000           59.6%             1,501,769
324             2    Chancellor Park Apartments              1,696,077          2,130,000           79.6%             1,424,181
325             2    137-05 Franklin Avenue
                       Owners, Inc.                          1,694,994         17,650,000            9.6%             1,552,125
326             1    Barnesboro Retail Bldg                  1,688,250          2,450,000           68.9%             1,324,276
327             1    Hollywood Video Plaza (Column)          1,639,237          2,300,000           71.3%             1,376,819
328             2    Shackleford MHP                         1,637,850          2,100,000           78.0%             1,534,198
329             1    Market Shoppes                          1,626,389          2,250,000           72.3%             1,375,904
330             1    Lakeview Industrial Park                1,616,096          5,100,000           31.7%             1,420,527
331             2    31 East 12th Street Owners, Inc.        1,597,314         38,200,000            4.2%             1,473,574
332             1    Alante Plaza                            1,596,220          2,400,000           66.5%             1,331,688
333             1    Frankfort Center                        1,595,129          2,230,000           71.5%             1,353,542
334             2    25 West 13th St                         1,587,710        132,000,000            1.2%                     0
335             1    Village at Colleyville                  1,565,940          2,050,000           76.4%             1,333,937
336             2    60 Tenants Corp.                        1,565,000         78,865,000            2.0%             1,565,000
337             1    The Centre at North Reading             1,553,019          2,400,000           64.7%             1,299,544
338             2    Oaks Mobile Home Park                   1,541,435          3,100,000           49.7%             1,288,619
339             1    1477 Park Street                        1,499,870          1,900,000           78.9%             1,282,486
340             2    Irving Place Tenant Corp.               1,495,018         16,400,000            9.1%             1,251,326
341             1    500 Oakwood Avenue                      1,494,066          2,000,000           74.7%             1,274,452
342             2    16 Canterbury Corp.                     1,493,366         13,600,000           11.0%             1,066,059
343             2    Pagewood Oval Apartments                1,490,749          2,350,000           63.4%             1,141,968
344             2    Villa Vista MHP                         1,466,993          2,030,000           72.3%             1,251,749
345             1    Settler's Ridge Retail Center           1,451,676          1,820,000           79.8%             1,236,450
346             1    Rainbow Village                         1,448,025          2,920,000           49.6%             1,220,539
347             2    Buffington Arms Apartments              1,442,373          2,250,000           64.1%             1,214,888
348             2    River Glen Tenant Corp                  1,441,976         16,450,000            8.8%                     3
349             2    Ferndale Apartments                     1,432,305          1,800,000           79.6%             1,203,539
350             2    Oak Shades MHP                          1,423,047          1,855,000           76.7%             1,197,322
351             2    Green Acres Mobile Home Park            1,415,486          2,100,000           67.4%             1,332,749
352             2    Woodview Apartments                     1,413,851          1,900,000           74.4%             1,184,313
353             1    Hollywood Video Plaza                   1,396,883          2,680,000           52.1%             1,306,371
354             1    South Park Plaza                        1,395,721          1,940,000           71.9%             1,183,646
355             1    Jamboree Plaza Auto Center              1,393,663          6,750,000           20.6%                     0
356             1    Bear River Self Storage                 1,347,029          2,160,000           62.4%             1,140,911
357             2    Mark Embers Apartments                  1,341,310          2,500,000           53.7%             1,045,622
358             1    Equus Las Vegas Associates              1,334,210          5,100,000           26.2%             1,199,738
359             2    Upper Knollwood Townhouses              1,316,991          1,780,000           74.0%             1,139,384
360             2    789 West End Avenue                     1,298,454         86,000,000            1.5%             1,108,533
361             1    KeyBank Corvallis                       1,297,158          1,875,000           69.2%             1,099,960
362             1    Cyrus-Coral, LLC                        1,294,339          2,400,000           53.9%             1,006,227
363             2    35 East Tenants Corp.                   1,285,604         17,000,000            7.6%                28,243
364             2    Gibbs Street Apartments                 1,273,299          1,650,000           77.2%             1,079,647
365             2    Desert Breeze Villas                    1,270,338          2,040,000           62.3%             1,079,898
366             1    AIP - 2040 Steel Drive                  1,244,686          2,250,000           55.3%             1,045,714
367             2    North Ridge Apartments                  1,227,208          1,580,000           77.7%             1,033,582
368             1    Crossroads Shopping Center              1,197,376          2,600,000           46.1%               872,344
369             1    1622 Walter Street
                       (Triple C Electric)                   1,179,905          1,700,000           69.4%               993,673
370             1    Brill Retail                            1,171,583          2,170,000           54.0%             1,001,022
371             1    Holland South Building                  1,152,817          1,470,000           78.4%               936,222
372             1    4404-4414 University Avenue             1,147,298          4,985,000           23.0%               964,240
373             1    CVS & Advance Auto                      1,144,857          3,230,000           35.4%               955,942
374             1    The Schwartz Building                   1,143,025          1,800,000           63.5%               881,888
375             2    University View & Sinclair
                       Apartments                            1,141,515          1,785,000           64.0%               962,072
376             2    Desert Point Apartments                 1,120,583          1,550,000           72.3%               956,953
377             1    Oak Forest Center                       1,097,377          1,775,000           61.8%               915,837
378             2    45-53 Cabrini Owners Corp.              1,096,788         12,260,000            8.9%             1,005,066
379             2    Holiday Home MH-RV Park                 1,096,599          1,550,000           70.7%               846,597
380             2    Oak Square Apartments                   1,096,561          1,380,000           79.5%               926,674
381             1    AIP - 1122 Old Chattahoochee            1,095,332          1,800,000           60.9%               920,515
382             2    Shepard Lofts                           1,094,573          1,420,000           77.1%               930,583
383             2    838 Greenwich St. Corp.                 1,094,408         15,870,000            6.9%               955,156
384             1    2nd Attic Self Storage                  1,092,323          1,500,000           72.8%               855,173
385             2    Westwater Commons                       1,086,917          9,875,000           11.0%                     2
386             2    Parkway Owners Inc                      1,082,812          6,800,000           15.9%                     2
387             2    81-05 Tenants LTD                       1,070,070         20,800,000            5.1%                     0
388             2    Cromwell Apartments                     1,055,949          1,325,000           79.7%               905,312
389             2    11 East 92nd Street Tenants Corp.       1,000,000          7,100,000           14.1%             1,000,000
390             2    No. 24 Gramercy Park, Inc.              1,000,000         33,375,000            3.0%             1,000,000
391             2    100 South Ocean Ave. Realty Corp.         994,463          8,400,000           11.8%               831,106
392             1    University Towne Center II                993,644          1,250,000           79.5%               758,620
393             2    Crosby Square Apartments                  973,170          1,240,000           78.5%               826,864
394             1    1390-1400 Park Street                     971,993          1,300,000           74.8%               753,299
395             1    Main Street Shopping Center               958,035          1,300,000           73.7%               811,279
396             1    Northpointe Professional Center           948,672          1,275,000           74.4%               869,177
397             2    Carolyn Court Owners, Inc.                942,444          5,480,000           17.2%               712,133
398             1    Grapevine Retail Center                   938,000          1,230,000           76.3%               854,193
399             2    Courtland Glen Cooperative, Inc.          895,839          4,940,000           18.1%               768,532
400             2    Country Falls Apartments                  872,381          1,100,000           79.3%               740,778

                                                           MATURITY/                                                        MASTER
              LOAN                                          ARD LTV         U/W                U/W            U/W         SERVICING
 #   CROSSED  GROUP  LOAN NAME                           RATIO (2) (3)      NOI              NCF (4)        DSCR (5)       FEE (6)
 -   -------  -----  ---------                           -------------      ---              -------        --------      ---------
321             2    Green Street Apartments                 0.0%        $   355,291       $   348,041        1.82x        0.1000%
322             1    Southgate Corners                      48.5%            198,067           179,131        1.48         0.0200%
323             1    Desert Country Plaza                   52.7%            158,955           150,017        1.25         0.0600%
324             2    Chancellor Park Apartments             66.9%            162,360           153,960        1.31         0.0200%
325             2    137-05 Franklin Avenue
                       Owners, Inc.                          8.8%          1,273,852         1,273,852       12.52         0.0800%
326             1    Barnesboro Retail Bldg                 54.1%            222,466           178,256        1.33         0.0200%
327             1    Hollywood Video Plaza (Column)         59.9%            151,904           140,392        1.25         0.0600%
328             2    Shackleford MHP                        73.1%            171,030           163,930        1.45         0.0200%
329             1    Market Shoppes                         61.2%            186,127           168,501        1.46         0.0200%
330             1    Lakeview Industrial Park               27.9%            361,904           301,516        1.70         0.1000%
331             2    31 East 12th Street Owners, Inc.        3.9%          1,024,622         1,024,622       10.20         0.0800%
332             1    Alante Plaza                           55.5%            154,408           146,929        1.37         0.0800%
333             1    Frankfort Center                       60.7%            155,480           150,109        1.32         0.0800%
334             2    25 West 13th St                         0.0%          2,894,887         2,839,387       10.17         0.1000%
335             1    Village at Colleyville                 65.1%            162,194           144,694        1.29         0.0200%
336             2    60 Tenants Corp.                        2.0%          3,114,216         3,114,216       38.48         0.0800%
337             1    The Centre at North Reading            54.1%            176,367           153,936        1.46         0.0200%
338             2    Oaks Mobile Home Park                  41.6%            196,871           188,421        1.81         0.0200%
339             1    1477 Park Street                       67.5%            175,647           154,093        1.43         0.0200%
340             2    Irving Place Tenant Corp.               7.6%            497,445           497,445        4.89         0.0800%
341             1    500 Oakwood Avenue                     63.7%            166,927           152,057        1.40         0.0200%
342             2    16 Canterbury Corp.                     7.8%            429,294           429,294        4.21         0.0800%
343             2    Pagewood Oval Apartments               48.6%            149,314           141,814        1.27         0.0200%
344             2    Villa Vista MHP                        61.7%            182,174           176,824        1.68         0.0200%
345             1    Settler's Ridge Retail Center          67.9%            150,236           137,441        1.31         0.0200%
346             1    Rainbow Village                        41.8%            211,911           202,390        1.99         0.1000%
347             2    Buffington Arms Apartments             54.0%            188,304           171,154        1.71         0.0200%
348             2    River Glen Tenant Corp                  0.0%            500,190           489,990        3.17         0.1000%
349             2    Ferndale Apartments                    66.9%            140,729           131,479        1.34         0.0200%
350             2    Oak Shades MHP                         64.5%            152,143           148,793        1.50         0.0200%
351             2    Green Acres Mobile Home Park           63.5%            217,283           208,283        2.19         0.0200%
352             2    Woodview Apartments                    62.3%            136,665           127,665        1.31         0.0200%
353             1    Hollywood Video Plaza                  48.7%            173,757           168,086        1.70         0.0800%
354             1    South Park Plaza                       61.0%            156,593           145,915        1.46         0.0200%
355             1    Jamboree Plaza Auto Center              0.0%            474,815           448,802        1.50         0.1000%
356             1    Bear River Self Storage                52.8%            153,787           148,977        1.55         0.0200%
357             2    Mark Embers Apartments                 41.8%            179,631           166,131        1.13         0.1000%
358             1    Equus Las Vegas Associates             23.5%            351,659           308,021        2.29         0.1000%
359             2    Upper Knollwood Townhouses             64.0%            132,032           119,532        1.20         0.0200%
360             2    789 West End Avenue                     1.3%          2,292,814         2,245,564       13.97         0.1000%
361             1    KeyBank Corvallis                      58.7%            129,064           128,644        1.39         0.0500%
362             1    Cyrus-Coral, LLC                       41.9%            140,157           130,231        1.30         0.0800%
363             2    35 East Tenants Corp.                   0.2%            685,551           685,551        6.25         0.0800%
364             2    Gibbs Street Apartments                65.4%            127,475           116,975        1.28         0.0200%
365             2    Desert Breeze Villas                   52.9%            117,698           109,738        1.20         0.0200%
366             1    AIP - 2040 Steel Drive                 46.5%            181,143           155,989        1.79         0.0200%
367             2    North Ridge Apartments                 65.4%            134,027           125,027        1.46         0.0200%
368             1    Crossroads Shopping Center             33.6%            175,422           160,541        1.87         0.0800%
369             1    1622 Walter Street
                       (Triple C Electric)                  58.5%            116,433           105,657        1.29         0.0600%
370             1    Brill Retail                           46.1%            181,936           170,010        1.98         0.0200%
371             1    Holland South Building                 63.7%            130,198           113,467        1.40         0.0200%
372             1    4404-4414 University Avenue            19.3%            144,653           134,375        1.72         0.0200%
373             1    CVS & Advance Auto                     29.6%            223,233           209,789        2.70         0.0200%
374             1    The Schwartz Building                  49.0%            134,600           123,200        1.42         0.0800%
375             2    University View & Sinclair
                       Apartments                           53.9%            112,890           102,990        1.31         0.0200%
376             2    Desert Point Apartments                61.7%            112,375           104,386        1.27         0.0200%
377             1    Oak Forest Center                      51.6%            158,974           139,611        1.88         0.0200%
378             2    45-53 Cabrini Owners Corp.              8.2%            472,405           472,405        7.14         0.0800%
379             2    Holiday Home MH-RV Park                54.6%            120,637           116,737        1.38         0.1100%
380             2    Oak Square Apartments                  67.2%            106,145            99,689        1.29         0.0200%
381             1    AIP - 1122 Old Chattahoochee           51.1%            130,822           111,541        1.46         0.0200%
382             2    Shepard Lofts                          65.5%            100,055            97,655        1.24         0.0200%
383             2    838 Greenwich St. Corp.                 6.0%            566,556           566,556        8.27         0.0800%
384             1    2nd Attic Self Storage                 57.0%            120,242           116,394        1.35         0.0200%
385             2    Westwater Commons                       0.0%            461,845           442,345        2.77         0.1000%
386             2    Parkway Owners Inc                      0.0%            333,401           318,401        2.38         0.1000%
387             2    81-05 Tenants LTD                       0.0%            715,102           677,602        4.80         0.1000%
388             2    Cromwell Apartments                    68.3%            122,203           113,203        1.45         0.0200%
389             2    11 East 92nd Street Tenants Corp.      14.1%            213,658           213,658        3.72         0.0800%
390             2    No. 24 Gramercy Park, Inc.              3.0%            934,555           934,555       18.36         0.0800%
391             2    100 South Ocean Ave. Realty Corp.       9.9%            442,365           442,365        6.61         0.0800%
392             1    University Towne Center II             60.7%             99,767            95,219        1.30         0.0200%
393             2    Crosby Square Apartments               66.7%            100,103            91,079        1.32         0.0200%
394             1    1390-1400 Park Street                  57.9%            153,462           135,655        1.81         0.0200%
395             1    Main Street Shopping Center            62.4%             94,466            88,668        1.30         0.0200%
396             1    Northpointe Professional Center        68.2%            123,670           103,988        1.35         0.0200%
397             2    Carolyn Court Owners, Inc.             13.0%            285,017           285,017        4.10         0.0800%
398             1    Grapevine Retail Center                69.4%             93,490            84,218        1.19         0.0200%
399             2    Courtland Glen Cooperative, Inc.       15.6%            331,180           331,180        4.99         0.0800%
400             2    Country Falls Apartments               67.3%             90,616            82,616        1.31         0.0200%

                                                                                                         TOTAL
              LOAN                                                        MASTER                    ADMINISTRATIVE
 #   CROSSED  GROUP  LOAN NAME                                           SERVICER                        FEES
 -   -------  -----  ---------                                           --------                        ----
321             2    Green Street Apartments             KeyCorp Real Estate Capital Markets, Inc.     0.10081%
322             1    Southgate Corners                   KeyCorp Real Estate Capital Markets, Inc.     0.02081%
323             1    Desert Country Plaza                KeyCorp Real Estate Capital Markets, Inc.     0.06081%
324             2    Chancellor Park Apartments          GMAC Commercial Mortgage Corporation          0.02081%
325             2    137-05 Franklin Avenue
                       Owners, Inc.                      National Consumer Cooperative Bank            0.08081%
326             1    Barnesboro Retail Bldg              KeyCorp Real Estate Capital Markets, Inc.     0.02081%
327             1    Hollywood Video Plaza (Column)      KeyCorp Real Estate Capital Markets, Inc.     0.06081%
328             2    Shackleford MHP                     KeyCorp Real Estate Capital Markets, Inc.     0.02081%
329             1    Market Shoppes                      GMAC Commercial Mortgage Corporation          0.02081%
330             1    Lakeview Industrial Park            KeyCorp Real Estate Capital Markets, Inc.     0.10081%
331             2    31 East 12th Street Owners, Inc.    National Consumer Cooperative Bank            0.08081%
332             1    Alante Plaza                        KeyCorp Real Estate Capital Markets, Inc.     0.08081%
333             1    Frankfort Center                    National Consumer Cooperative Bank            0.08081%
334             2    25 West 13th St                     KeyCorp Real Estate Capital Markets, Inc.     0.10081%
335             1    Village at Colleyville              KeyCorp Real Estate Capital Markets, Inc.     0.02081%
336             2    60 Tenants Corp.                    National Consumer Cooperative Bank            0.08081%
337             1    The Centre at North Reading         GMAC Commercial Mortgage Corporation          0.02081%
338             2    Oaks Mobile Home Park               KeyCorp Real Estate Capital Markets, Inc.     0.02081%
339             1    1477 Park Street                    GMAC Commercial Mortgage Corporation          0.02081%
340             2    Irving Place Tenant Corp.           National Consumer Cooperative Bank            0.08081%
341             1    500 Oakwood Avenue                  KeyCorp Real Estate Capital Markets, Inc.     0.02081%
342             2    16 Canterbury Corp.                 National Consumer Cooperative Bank            0.08081%
343             2    Pagewood Oval Apartments            KeyCorp Real Estate Capital Markets, Inc.     0.02081%
344             2    Villa Vista MHP                     KeyCorp Real Estate Capital Markets, Inc.     0.02081%
345             1    Settler's Ridge Retail Center       KeyCorp Real Estate Capital Markets, Inc.     0.02081%
346             1    Rainbow Village                     GMAC Commercial Mortgage Corporation          0.10081%
347             2    Buffington Arms Apartments          KeyCorp Real Estate Capital Markets, Inc.     0.02081%
348             2    River Glen Tenant Corp              KeyCorp Real Estate Capital Markets, Inc.     0.10081%
349             2    Ferndale Apartments                 KeyCorp Real Estate Capital Markets, Inc.     0.02081%
350             2    Oak Shades MHP                      KeyCorp Real Estate Capital Markets, Inc.     0.02081%
351             2    Green Acres Mobile Home Park        KeyCorp Real Estate Capital Markets, Inc.     0.02081%
352             2    Woodview Apartments                 KeyCorp Real Estate Capital Markets, Inc.     0.02081%
353             1    Hollywood Video Plaza               National Consumer Cooperative Bank            0.08081%
354             1    South Park Plaza                    KeyCorp Real Estate Capital Markets, Inc.     0.02081%
355             1    Jamboree Plaza Auto Center          KeyCorp Real Estate Capital Markets, Inc.     0.10081%
356             1    Bear River Self Storage             KeyCorp Real Estate Capital Markets, Inc.     0.02081%
357             2    Mark Embers Apartments              KeyCorp Real Estate Capital Markets, Inc.     0.10081%
358             1    Equus Las Vegas Associates          KeyCorp Real Estate Capital Markets, Inc.     0.10081%
359             2    Upper Knollwood Townhouses          KeyCorp Real Estate Capital Markets, Inc.     0.02081%
360             2    789 West End Avenue                 KeyCorp Real Estate Capital Markets, Inc.     0.10081%
361             1    KeyBank Corvallis                   KeyCorp Real Estate Capital Markets, Inc.     0.05081%
362             1    Cyrus-Coral, LLC                    National Consumer Cooperative Bank            0.08081%
363             2    35 East Tenants Corp.               National Consumer Cooperative Bank            0.08081%
364             2    Gibbs Street Apartments             KeyCorp Real Estate Capital Markets, Inc.     0.02081%
365             2    Desert Breeze Villas                KeyCorp Real Estate Capital Markets, Inc.     0.02081%
366             1    AIP - 2040 Steel Drive              GMAC Commercial Mortgage Corporation          0.02081%
367             2    North Ridge Apartments              GMAC Commercial Mortgage Corporation          0.02081%
368             1    Crossroads Shopping Center          National Consumer Cooperative Bank            0.08081%
369             1    1622 Walter Street
                       (Triple C Electric)               KeyCorp Real Estate Capital Markets, Inc.     0.06081%
370             1    Brill Retail                        KeyCorp Real Estate Capital Markets, Inc.     0.02081%
371             1    Holland South Building              KeyCorp Real Estate Capital Markets, Inc.     0.02081%
372             1    4404-4414 University Avenue         KeyCorp Real Estate Capital Markets, Inc.     0.02081%
373             1    CVS & Advance Auto                  KeyCorp Real Estate Capital Markets, Inc.     0.02081%
374             1    The Schwartz Building               National Consumer Cooperative Bank            0.08081%
375             2    University View & Sinclair
                       Apartments                        KeyCorp Real Estate Capital Markets, Inc.     0.02081%
376             2    Desert Point Apartments             KeyCorp Real Estate Capital Markets, Inc.     0.02081%
377             1    Oak Forest Center                   KeyCorp Real Estate Capital Markets, Inc.     0.02081%
378             2    45-53 Cabrini Owners Corp.          National Consumer Cooperative Bank            0.08081%
379             2    Holiday Home MH-RV Park             GMAC Commercial Mortgage Corporation          0.11081%
380             2    Oak Square Apartments               GMAC Commercial Mortgage Corporation          0.02081%
381             1    AIP - 1122 Old Chattahoochee        GMAC Commercial Mortgage Corporation          0.02081%
382             2    Shepard Lofts                       KeyCorp Real Estate Capital Markets, Inc.     0.02081%
383             2    838 Greenwich St. Corp.             National Consumer Cooperative Bank            0.08081%
384             1    2nd Attic Self Storage              GMAC Commercial Mortgage Corporation          0.02081%
385             2    Westwater Commons                   KeyCorp Real Estate Capital Markets, Inc.     0.10081%
386             2    Parkway Owners Inc                  KeyCorp Real Estate Capital Markets, Inc.     0.10081%
387             2    81-05 Tenants LTD                   KeyCorp Real Estate Capital Markets, Inc.     0.10081%
388             2    Cromwell Apartments                 GMAC Commercial Mortgage Corporation          0.02081%
389             2    11 East 92nd Street Tenants Corp.   National Consumer Cooperative Bank            0.08081%
390             2    No. 24 Gramercy Park, Inc.          National Consumer Cooperative Bank            0.08081%
391             2    100 South Ocean Ave. Realty Corp.   National Consumer Cooperative Bank            0.08081%
392             1    University Towne Center II          GMAC Commercial Mortgage Corporation          0.02081%
393             2    Crosby Square Apartments            GMAC Commercial Mortgage Corporation          0.02081%
394             1    1390-1400 Park Street               GMAC Commercial Mortgage Corporation          0.02081%
395             1    Main Street Shopping Center         KeyCorp Real Estate Capital Markets, Inc.     0.02081%
396             1    Northpointe Professional Center     KeyCorp Real Estate Capital Markets, Inc.     0.02081%
397             2    Carolyn Court Owners, Inc.          National Consumer Cooperative Bank            0.08081%
398             1    Grapevine Retail Center             KeyCorp Real Estate Capital Markets, Inc.     0.02081%
399             2    Courtland Glen Cooperative, Inc.    National Consumer Cooperative Bank            0.08081%
400             2    Country Falls Apartments            GMAC Commercial Mortgage Corporation          0.02081%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                        CUT-OFF DATE
              LOAN                                        PRINCIPAL            APPRAISED          CUT-OFF DATE       MATURITY/ARD
 #   CROSSED  GROUP  LOAN NAME                           BALANCE (1)             VALUE          LTV RATIO (1) (2)    BALANCE (3)
 -   -------  -----  ---------                           -----------             -----          -----------------    -----------
401             2    Mayland Manor Apartments          $       847,347      $     1,900,000           44.6%        $       654,719
402             2    3755 Owners Ltd.                          838,509           38,800,000            2.2%                 12,532
403             2    Jeffersonian Jay Street Corp.             825,000           14,590,000            5.7%                825,000
404             2    3206 Ellwood Avenue Apartments            822,488            1,210,000           68.0%                697,920
405             2    Anthony and Garden Apartments             740,000              930,000           79.6%                649,348
406             1    9610 Winter Gardens Boulevard             726,778            1,550,000           46.9%                609,503
407             2    Oxford Gardens                            725,620            5,000,000           14.5%                584,508
408             2    920 Fifth Avenue Corp                     675,000          221,000,000            0.3%                675,000
409             2    431 West 54th Street, Inc.                595,970            5,640,000           10.6%                449,184
410             2    Jefferson Apartments                      587,529              800,000           73.4%                495,784
411             2    Charlton Cooperative Corp.                576,112           15,940,000            3.6%                481,856
412             2    80/Columbus Owners Corp.                  548,628            8,740,000            6.3%                470,576
413             2    204-206 Owners Corp.                      491,150            8,800,000            5.6%                  6,250
414             2    Fumoha Development Corp.                  424,071           12,650,000            3.4%                392,307
415             2    1608 Ocean Parkway Owners Corp.           417,756            6,825,000            6.1%                  6,041
416             2    Phosphorus Crackled
                       Roseville Corp.                         323,620            7,100,000            4.6%                244,655
417             2    557 3rd Owners Corp.                      169,143            2,970,000            5.7%                147,234
                                                       ---------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                $ 3,003,562,222      $ 7,622,375,750           63.0%        $ 2,641,131,805
                                                       ===========================================================================
                     MAXIMUM:                          $   280,000,000      $   730,000,000           85.6%            274,257,361
                     MINIMUM:                          $       169,143      $       760,000            0.3%        $       147,234

                                                        MATURITY/                                               MASTER
              LOAN                                        ARD LTV         U/W             U/W         U/W      SERVICING
 #   CROSSED  GROUP  LOAN NAME                         RATIO (2) (3)      NOI           NCF (4)     DSCR (5)    FEE (6)
 -   -------  -----  ---------                         -------------      ---           -------     --------   ---------
401             2    Mayland Manor Apartments              34.5%      $     116,020  $     104,770     1.62x     0.0200%
402             2    3755 Owners Ltd.                       0.0%          1,357,121      1,357,121    15.48      0.0800%
403             2    Jeffersonian Jay Street Corp.          5.7%            636,138        636,138    14.36      0.0800%
404             2    3206 Ellwood Avenue Apartments        57.7%             78,494         74,494     1.27      0.0200%
405             2    Anthony and Garden Apartments         69.8%             71,960         65,960     1.24      0.0200%
406             1    9610 Winter Gardens Boulevard         39.3%             80,607         74,908     1.51      0.0200%
407             2    Oxford Gardens                        11.7%            400,259        386,759     4.45      0.1000%
408             2    920 Fifth Avenue Corp                  0.3%          4,447,410      4,367,556    87.32      0.1000%
409             2    431 West 54th Street, Inc.             8.0%            235,978        235,978     5.58      0.0800%
410             2    Jefferson Apartments                  62.0%             54,882         51,882     1.25      0.0200%
411             2    Charlton Cooperative Corp.             3.0%            689,320        689,320    17.78      0.0800%
412             2    80/Columbus Owners Corp.               5.4%            358,387        358,387     9.79      0.0800%
413             2    204-206 Owners Corp.                   0.1%            358,474        358,474     7.24      0.0800%
414             2    Fumoha Development Corp.               3.1%            549,610        549,610    20.33      0.0800%
415             2    1608 Ocean Parkway Owners Corp.        0.1%            306,820        306,820     7.08      0.0800%
416             2    Phosphorus Crackled
                       Roseville Corp.                      3.4%            285,500        285,500    11.40      0.0800%
417             2    557 3rd Owners Corp.                   5.0%             99,370         99,370     7.51      0.0800%
                                                       ------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                    56.1%      $ 408,024,076  $ 386,291,367     1.91x
                                                       ======================================================
                     MAXIMUM:                              76.8%      $  30,460,841  $  30,156,344    87.32x
                     MINIMUM:                               2.3%      $      54,882  $      51,882     1.11x

                                                                                                      TOTAL
              LOAN                                                     MASTER                     ADMINISTRATIVE
 #   CROSSED  GROUP  LOAN NAME                                        SERVICER                         FEES
 -   -------  -----  ---------                                        --------                         ----
401             2    Mayland Manor Apartments          GMAC Commercial Mortgage Corporation           0.02081%
402             2    3755 Owners Ltd.                  National Consumer Cooperative Bank             0.08081%
403             2    Jeffersonian Jay Street Corp.     National Consumer Cooperative Bank             0.08081%
404             2    3206 Ellwood Avenue Apartments    GMAC Commercial Mortgage Corporation           0.02081%
405             2    Anthony and Garden Apartments     GMAC Commercial Mortgage Corporation           0.02081%
406             1    9610 Winter Gardens Boulevard     KeyCorp Real Estate Capital Markets, Inc.      0.02081%
407             2    Oxford Gardens                    KeyCorp Real Estate Capital Markets, Inc.      0.10081%
408             2    920 Fifth Avenue Corp             KeyCorp Real Estate Capital Markets, Inc.      0.10081%
409             2    431 West 54th Street, Inc.        National Consumer Cooperative Bank             0.08081%
410             2    Jefferson Apartments              GMAC Commercial Mortgage Corporation           0.02081%
411             2    Charlton Cooperative Corp.        National Consumer Cooperative Bank             0.08081%
412             2    80/Columbus Owners Corp.          National Consumer Cooperative Bank             0.08081%
413             2    204-206 Owners Corp.              National Consumer Cooperative Bank             0.08081%
414             2    Fumoha Development Corp.          National Consumer Cooperative Bank             0.08081%
415             2    1608 Ocean Parkway Owners Corp.   National Consumer Cooperative Bank             0.08081%
416             2    Phosphorus Crackled
                       Roseville Corp.                 National Consumer Cooperative Bank             0.08081%
417             2    557 3rd Owners Corp.              National Consumer Cooperative Bank             0.08081%

TOTAL/WEIGHTED AVERAGE:

                     MAXIMUM:
                     MINIMUM:

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY CENTRO WATT POOL B, CENTRO WATT POOL A AND CENTRO WATT POOL C ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY PRANKE PORTFOLIO, PRANKE DURAND SHOPPING CENTER, PRANKE S. 76TH STREET SHOPPING CENTER, PRANKE NATIONAL AVENUE SHOPPING CENTER, PRANKE STATE STREET SHOPPING CENTER, PRANKE OAKLAND AVENUE SHOPPING CENTER AND PRANKE UNIVERSITY AVENUE SHOPPING CENTER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BOOTHBAY RITE AID, MANCHESTER RITE AID, DEXTER RITE AID AND MILO RITE AID ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY NC MHP PORTFOLIO - PINE TERRACE AND NC MHP PORTFOLIO - LAKEVIEW ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(3) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT DATE IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(4) U/W NCF REFLECTS THE NET CASH FLOW AFTER UNDERWRITTEN REPLACEMENT RESERVES, UNDERWRITTEN LC'S & TI'S AND UNDERWRITTEN FF&E.
(5) DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(6)  MASTER SERVICING FEE IS INCLUSIVE OF PRIMARY SERVICING FEES.
(7) THE 230 PARK AVENUE MORTGAGE LOAN IS EVIDENCED BY A $280,000,000 MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE TRUST FUND. THERE ARE THREE ADDITIONAL SUBORDINATE MEZZANINE LOANS IN THE AMOUNT OF $110,000,000, $155,000,000 AND $20,000,000 SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER. THE MEZZANINE LOANS HAVE STANDARD LENDER PROTECTION AND ARE SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS.
(8) THE SAINT LOUIS GALLERIA WHOLE LOAN HAS AN ORIGINAL MORTGAGE LOAN BALANCE OF $252,000,000. THE WHOLE LOAN IS COMPRISED OF AN A-NOTE OF $180,000,000 AND THREE PARI-PASSU SUBORDINATE B-NOTES IN THE AMOUNTS OF $36,000,000, $25,000,000 AND $11,000,000 EACH. THE B-NOTES WILL BE STRUCTURED AS CONTROLLING B-NOTES GIVING THE HOLDER OF THE B-NOTES STANDARD DIRECTING CLASS CERTIFICATE-HOLDER RIGHTS, INCLUDING BUT NOT LIMITED TO THE RIGHT TO APPOINT THE SPECIAL SERVICER. THE A-NOTE IS BEING SECURITIZED AND IS EXPECTED TO BE SHADOW RATED INVESTMENT GRADE BY THE RATING AGENCIES. ALL CALCULATIONS ARE BASED ON THE A-NOTE ONLY.
(9) THE MONTGOMERY PARK I LOAN IS STRUCTURED WITH A $2,250,000 EARNOUT AND $250,000 PAYDOWN PREMIUM. THE CUT-OFF DATE LTV RATIO AND U/W DSCR ARE SHOWN NET OF EARNOUT. BALLOON LTV IS SHOWN AT FULL LEVERAGE.
(10) VALUE REPRESENTS THE APPRAISER'S ESTIMATE OF THE PROPERTY'S STABILIZED VALUE. APPRAISER'S STABILIZED VALUE IS BASED ON THE PROJECTED VALUE OF THE PROPERTY AFTER THE PLANNED RENOVATION WORK HAS BEEN COMPLETED. LENDER ESCROWED $11,270,000 INTO A RENOVATION RESERVE AT CLOSING TO FUND THE PLANNED RENOVATIONS. THE APPRAISER'S AS-IS VALUES FOR THE PROPERTIES COLLATERALIZING THE LANE PORTFOLIO MORTGAGE LOAN ARE AS FOLLOWS: RADISSON ANNAPOLIS - $26,000,000; HILTON-GRAND RAPIDS AIRPORT - $12,700,000; COURTYARD BY MARRIOTT-DURHAM - $11,900,000.
(11) BASED ON AS-IS UNDERWRITING. BASED ON THE STABILIZED UNDERWRITING, IT IS EXPECTED THAT THE AS-STABILIZED U/W NCF WILL BE $4,859,000 FOR AN AS-STABILIZED DSCR OF 1.90X.
(12) THE WALGREENS POOL 6/ DCWI VI LOAN IS STRUCTURED WITH A $6,271,780 LETTER OF CREDIT AND A $627,178 PAYDOWN PREMIUM. THE CUT-OFF DATE LTV RATIO AND U/W DSCR ARE SHOWN NET OF LETTER OF CREDIT. BALLOON LTV IS SHOWN AT FULL LEVERAGE. THE LETTER OF CREDIT EXPIRES 8/1/2006 BUT CAN BE EXTENDED TO 10/31/2006.
(13) THE CUT-OFF BALANCE IS THE POOLED PORTION ONLY. THE CARLTON COURT LOAN HAS A TOTAL CUT-OFF DATE PRINCIPAL BALANCE OF $21,400,000, COMPRISED OF A $19,530,000 POOLED PORTION AND A $1,870,000 NON-POOLED PORTION THAT IS COLLATERAL FOR THE CLASS [CCA] CERTIFICATES AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "DESCRIPTION OF MORTGAGE ASSETS AND RELATED MORTGAGE PROPERTIES."
(14) THE STONEY BATTER OFFICE BUILDING LOAN IS STRUCTURED WITH A $810,000 EARNOUT AND A $90,000 PAYDOWN PREMIUM. THE CUT-OFF DATE LTV RATIO AND U/W DSCR ARE SHOWN NET OF EARNOUT. BALLOON LTV IS SHOWN AT FULL LEVERAGE.
(15) THE PROMISSORY NOTE PROVIDED FOR MONTHLY PAYMENTS OF PRINCIPAL AND INTEREST IN THE AMOUNT OF $53,122.53 RESULTING IN AN UNDERWRITTEN DSCR OF 1.19X FOR THE FIRST FIVE YEARS OF THE LOAN TERM, WITH PAYMENTS INCREASING TO $56,775.95 BEGINNING JULY 2004 RESULTING IN A CURRENT U/W DSCR OF 1.11X.
(16) THE CUMBERLAND POINTE RETAIL LOAN IS STRUCTURED WITH A $400,000 EARNOUT AND A $40,000 PAYDOWN PREMIUM. THE CUT-OFF DATE LTV RATIO AND U/W DSCR ARE SHOWN NET OF EARNOUT. BALLOON LTV IS SHOWN AT FULL LEVERAGE.
(17) NCB DID NOT UNDERWRITE ANY CASH FLOW FROM THE PROPERTY KNOWN AS RANCH MARKET 2225 NILES STREET. THIS PROPERTY, DESPITE BEING A SEPARATE PARCEL AND IMPROVEMENT, WAS CONSIDERED TO BE PART OF THE PROPERTY KNOWN AS RANCH MARKET 2309 NILES STREET. THIS PROPERTY, DESPITE BEING A SEPARATE PARCEL AND IMPROVEMENT, WAS CONSIDERED TO BE PART OF THE PROPERTY KNOWN AS RANCH MARKET 2309 NILES STREET.

             HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                               CUT-OFF DATE           MOST         MOST
               LOAN                                                             PRINCIPAL            RECENT       RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                            BALANCE (1)        EGI (2), (3)  EXPENSES (2)
  -   -------  -----  -------------                                          ---------------      ------------  ------------
  1              1    230 Park Avenue                                        $   280,000,000 (4)  $ 50,621,864  $ 24,504,207
  2              1    Saint Louis Galleria                                       178,272,278 (5)    27,474,976     9,363,727
 3a      A       1    Park Hills Plaza                                            21,000,000         2,426,723       570,923
 3b      A       1    Highridge Plaza Shopping Center                             16,560,000         2,318,647       884,708
 3c      A       1    County Line Plaza                                            9,000,000         1,360,658       486,531
 3d      A       1    Park Plaza                                                   4,850,000           633,271       178,430
 3e      A       1    Springfield Supermarket                                      3,760,000           340,000        14,202
 3f      A       1    550 W. Germantown Pike                                       2,210,000           206,217        29,078
 3g      A       1    Mount Carmel Plaza                                           1,250,000           205,557       101,338
 4a      A       1    North Park Center                                           14,500,000         1,733,379       372,830
 4b      A       1    Collegeville Shopping Center                                 9,800,000         1,292,229       430,099
 4c      A       1    Cherry Square Shopping Center                                8,050,000         1,015,513       257,163
 4d      A       1    Holcomb Bridge Crossing                                      7,250,000         1,006,295       299,662
 4e      A       1    Gilbertsville Shopping Center                                5,440,000           727,979       228,545
 4f      A       1    Chalfont Village Shopping Center                             4,290,000           606,557       199,555
 4g      A       1    69th Street Plaza                                            4,180,000           597,929       190,900
 4h      A       1    New Holland Plaza                                            2,600,000           412,854       137,425
 5a      A       1    Whitemarsh Plaza                                            13,650,000         1,589,300       384,395
 5b      A       1    Killingly Plaza                                             10,400,000         1,279,086       355,111
 5c      A       1    North Ridge Plaza                                            9,280,000         1,510,105       596,971
 5d      A       1    Bensalem Square                                              9,000,000         1,147,206       379,724
 5e      A       1    Culpeper Town Square                                         7,200,000         1,008,787       265,854
 5f      A       1    Magnolia Plaza Shopping Center                               4,750,000           636,495       186,018
 5g      A       1    Port Washington                                                800,000           210,834       136,773
  6              1    8201 Greensboro Drive                                       76,000,000         9,697,434     2,878,365
 7a              1    Lincoln Boulevard Office Building                            6,836,599         1,057,898       335,632
 7b              1    Market Street                                                6,772,827         1,397,848       386,076
 7c              1    Otay Mesa Truck Parking                                      6,429,500         1,337,732        54,702
 7d              1    Yorba Linda - Retail                                         6,427,000         1,160,950       181,746
 7e              1    Balboa Village                                               4,736,126           720,254       137,220
 7f              1    East Main Auto Plaza                                         4,357,843           775,126         4,072
 7g              1    Providence Hill                                              3,965,367           915,136       254,710
 7h              1    Otay Mesa Truck Parking (27.86 acres)                        3,398,500           825,818        42,996
 7i              1    Airway Trade Center                                          3,086,820           828,260       235,288
 7j              1    University Avenue Office                                     2,750,000           627,078       121,642
 7k              1    Hampton Creek Apartments                                     2,694,932           532,658       316,170
 7l              1    Stanton Office Plaza                                         1,925,000           381,940        98,932
 7m              1    1764 Congress Office Building (WPB No. 1)                    1,815,000           315,154        92,534
 7n              1    Border Warehouse (West Frontage Road)                        1,760,000           348,846        73,438
 7o              1    Mid Cajon Apartments                                         1,705,000           263,992        89,282
 7p              1    1760 Congress Office Building (Florida No. 8)                1,705,000           374,148        82,288
 7q              1    Village Corner                                               1,500,000           231,464        70,818
 7r              1    Terrace View Center                                          1,485,000           293,558        64,952
 7s              1    Roberts Street Office Building                               1,167,939           476,828       245,506
 7t              1    Otay Mesa Truck Parking (7.12 acres)                         1,083,250           321,832        25,872
 7u              1    Victoria Towne Square Apartments                             1,045,000           414,576       230,822
 7v              1    Border Warehouse (West La Quinta Road)                         990,000           244,004        80,214
 7w              1    100 Prospect Street                                            924,303           267,168       199,600
 7x              1    25-27 Imlay Apartments                                         646,216           167,264        94,466
 7y              1    1756 Congress Office (Florida #2)                              615,852           376,306        64,156
 7z              1    843 Farmington Avenue                                          176,926           114,130        88,572
  8              1    Montgomery Park I                                           65,000,000         9,462,043     4,250,984
  9              2    Colinas del Sol                                             48,500,000         6,872,976     2,696,648
 10a             1    Radisson-Annapolis                                          21,500,000         8,728,002     6,121,457
 10b             1    Hilton-Grand Rapids Airport                                 10,800,000         7,508,874     6,076,486
 10c             1    Courtyard by Marriott-Durham                                10,500,000         3,215,630     2,068,073
 11              1    Westgate West                                               41,000,000         4,620,968     1,069,138
 12              1    Residence Inn by Marriott Capitol Hill                      40,500,000        11,212,903     7,048,589
 13              1    Carlsbad Hilton Garden Inn                                  35,429,842         9,507,615     5,240,574
 14              1    Park Oaks Shopping Center                                   29,000,016         2,602,691       590,457
 15              1    Hanes Point Shopping Center                                 26,475,000         2,669,719       530,645
 16              1    Wells Headquarters                                          24,941,160         3,157,901     1,043,931
 17              1    Southgate I                                                 23,418,835               N/A           N/A
 18              1    The Shops at Heavenly Village                               22,400,000         2,102,859       726,221
 19              1    Corporate Gateway Center                                    21,500,000         2,604,104     1,129,908
 20              1    Creekside Business Park                                     21,500,000         3,271,322       690,569
 21a             1    DR - Rockford                                                2,394,524           369,507        59,681
 21b             1    DR - Chesapeake - 745 Battlefield                            1,346,920           230,943        26,876
 21c             1    DR - Bradenton                                               1,197,262           245,868        62,438
 21d             1    DR - Sarasota                                                1,097,490           194,154        47,110
 21e             1    DR - Holland                                                   967,787           197,101        42,003
 21f             1    DR - Bloomington                                               947,833           145,793        28,177
 21g             1    DR - Tampa                                                     947,833           171,230        20,690
 21h             1    DR - St. Peters                                                922,890           168,693        52,212
 21i             1    DR - Charleston                                                897,947           168,484        32,893
 21j             1    DR - Bloomingdale                                              897,947           146,820        28,692
 21k             1    DR - Orlando III - 5018 W Colonial                             813,141           113,978         6,525
 21l             1    DR - Melbourne                                                 798,175           111,840         5,346
 21m             1    DR - Orlando II - 6237 E Colonial                              798,175           120,097         9,833
 21n             1    DR - Lakeland                                                  783,209           114,977         6,429
 21o             1    DR - Orange City                                               773,232           105,041        11,504
 21p             1    DR - Chesapeake II - 4207 Portsmouth                           773,232           155,908        11,175
 21q             1    DR - Ocala                                                     748,289           124,767        11,474
 21r             1    DR - Orlando - 2020 S. Orange Blossom Trail                    748,289           111,432         6,311
 21s             1    DR - Clearwater                                                748,289           120,571        17,436
 21t             1    DR - Lenexa                                                    698,403           102,341         5,487
 21u             1    DR - Michigan City                                             648,517           133,427        34,060
 21v             1    DR - Venice                                                    628,563            93,446         8,596
 21w             1    DR - Rocky Mount                                               623,574           110,725        21,277
 22a             1    Walgreens (Houston)                                          6,555,670               N/A           N/A
 22b             1    Walgreens (East Norriton)                                    5,464,726               N/A           N/A
 22c             1    Walgreens (Irondequoit)                                      4,720,532               N/A           N/A
 22d             1    Walgreens (St. Clair Shores)                                 4,419,072               N/A           N/A
 23a             1    Walgreens (Easton)                                           4,722,383               N/A           N/A
 23b             1    Walgreens (Perrysburg)                                       4,197,058               N/A           N/A
 23c             1    Walgreens (Columbus)                                         4,111,890               N/A           N/A

                                                                                 MOST             MOST           2ND MOST
               LOAN                                                             RECENT           RECENT           RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                             NOI (2)     PERIOD ENDING (2)   EGI (2),(3)
  -   -------  -----  -------------                                          ------------  ------------------  ------------
  1              1    230 Park Avenue                                        $ 26,117,657         9/30/2005    $ 50,119,663
  2              1    Saint Louis Galleria                                     18,111,249        10/31/2005      26,214,523
 3a      A       1    Park Hills Plaza                                          1,855,800        11/30/2005       2,570,687
 3b      A       1    Highridge Plaza Shopping Center                           1,433,939        11/30/2005       2,081,670
 3c      A       1    County Line Plaza                                           874,127        11/30/2005       1,295,733
 3d      A       1    Park Plaza                                                  454,841        11/30/2005         610,773
 3e      A       1    Springfield Supermarket                                     325,798        11/30/2005         340,000
 3f      A       1    550 W. Germantown Pike                                      177,139        11/30/2005          23,409
 3g      A       1    Mount Carmel Plaza                                          104,219        11/30/2005         187,842
 4a      A       1    North Park Center                                         1,360,549        11/30/2005       1,744,916
 4b      A       1    Collegeville Shopping Center                                862,130        11/30/2005       1,272,305
 4c      A       1    Cherry Square Shopping Center                               758,351        11/30/2005         988,392
 4d      A       1    Holcomb Bridge Crossing                                     706,633        11/30/2005         872,747
 4e      A       1    Gilbertsville Shopping Center                               499,434        11/30/2005         735,593
 4f      A       1    Chalfont Village Shopping Center                            407,001        11/30/2005         608,344
 4g      A       1    69th Street Plaza                                           407,029        11/30/2005         512,292
 4h      A       1    New Holland Plaza                                           275,428        11/30/2005         381,417
 5a      A       1    Whitemarsh Plaza                                          1,204,906        11/30/2005       1,557,064
 5b      A       1    Killingly Plaza                                             923,975        11/30/2005       1,156,456
 5c      A       1    North Ridge Plaza                                           913,134        11/30/2005       1,432,786
 5d      A       1    Bensalem Square                                             767,482        11/30/2005       1,160,696
 5e      A       1    Culpeper Town Square                                        742,933        11/30/2005       1,003,847
 5f      A       1    Magnolia Plaza Shopping Center                              450,478        11/30/2005         754,744
 5g      A       1    Port Washington                                              74,061        11/30/2005         210,002
  6              1    8201 Greensboro Drive                                     6,819,069        10/31/2005       8,478,985
 7a              1    Lincoln Boulevard Office Building                           722,266         6/30/2005       1,160,978
 7b              1    Market Street                                             1,011,772         6/30/2005       1,443,704
 7c              1    Otay Mesa Truck Parking                                   1,283,030         6/30/2005       1,282,557
 7d              1    Yorba Linda - Retail                                        979,204         6/30/2005       1,017,492
 7e              1    Balboa Village                                              583,034         6/30/2005         754,702
 7f              1    East Main Auto Plaza                                        771,054         6/30/2005         684,922
 7g              1    Providence Hill                                             660,426         6/30/2005         820,683
 7h              1    Otay Mesa Truck Parking (27.86 acres)                       782,822         6/30/2005         846,198
 7i              1    Airway Trade Center                                         592,972         6/30/2005         834,171
 7j              1    University Avenue Office                                    505,436         6/30/2005         517,253
 7k              1    Hampton Creek Apartments                                    216,488         6/30/2005         447,965
 7l              1    Stanton Office Plaza                                        283,008         6/30/2005         271,387
 7m              1    1764 Congress Office Building (WPB No. 1)                   222,620         6/30/2005         309,399
 7n              1    Border Warehouse (West Frontage Road)                       275,408         6/30/2005         300,299
 7o              1    Mid Cajon Apartments                                        174,710         6/30/2005         236,172
 7p              1    1760 Congress Office Building (Florida No. 8)               291,860         6/30/2005         349,928
 7q              1    Village Corner                                              160,646         6/30/2005         235,821
 7r              1    Terrace View Center                                         228,606         6/30/2005         245,221
 7s              1    Roberts Street Office Building                              231,322         6/30/2005         440,171
 7t              1    Otay Mesa Truck Parking (7.12 acres)                        295,960         6/30/2005         282,066
 7u              1    Victoria Towne Square Apartments                            183,754         6/30/2005         371,421
 7v              1    Border Warehouse (West La Quinta Road)                      163,790         6/30/2005         234,344
 7w              1    100 Prospect Street                                          67,568         6/30/2005         310,093
 7x              1    25-27 Imlay Apartments                                       72,798         6/30/2005         157,711
 7y              1    1756 Congress Office (Florida #2)                           312,150         6/30/2005         315,180
 7z              1    843 Farmington Avenue                                        25,558         6/30/2005         111,119
  8              1    Montgomery Park I                                         5,211,059         6/30/2005       9,075,665
  9              2    Colinas del Sol                                           4,176,328         8/31/2005       6,757,816
 10a             1    Radisson-Annapolis                                        2,606,545        10/31/2005       8,058,010
 10b             1    Hilton-Grand Rapids Airport                               1,432,388        10/31/2005       7,533,870
 10c             1    Courtyard by Marriott-Durham                              1,147,557        10/31/2005       3,129,324
 11              1    Westgate West                                             3,551,830         8/31/2005       4,317,531
 12              1    Residence Inn by Marriott Capitol Hill                    4,164,313        12/31/2005             N/A
 13              1    Carlsbad Hilton Garden Inn                                4,267,041         9/30/2005       9,003,561
 14              1    Park Oaks Shopping Center                                 2,012,234         9/30/2005       2,563,767
 15              1    Hanes Point Shopping Center                               2,139,073        11/30/2005       2,887,108
 16              1    Wells Headquarters                                        2,113,970        12/31/2004       2,857,842
 17              1    Southgate I                                                     N/A               N/A             N/A
 18              1    The Shops at Heavenly Village                             1,376,638         7/31/2005       1,675,145
 19              1    Corporate Gateway Center                                  1,474,196        10/31/2005       3,004,353
 20              1    Creekside Business Park                                   2,580,753        12/31/2004             N/A
 21a             1    DR - Rockford                                               309,826         9/30/2005         378,110
 21b             1    DR - Chesapeake - 745 Battlefield                           204,067         9/30/2005         225,726
 21c             1    DR - Bradenton                                              183,430         9/30/2005         190,781
 21d             1    DR - Sarasota                                               147,044         9/30/2005         170,793
 21e             1    DR - Holland                                                155,098         9/30/2005         164,573
 21f             1    DR - Bloomington                                            117,616         9/30/2005         147,909
 21g             1    DR - Tampa                                                  150,540         9/30/2005         157,793
 21h             1    DR - St. Peters                                             116,481         9/30/2005         123,000
 21i             1    DR - Charleston                                             135,591         9/30/2005         106,800
 21j             1    DR - Bloomingdale                                           118,128         9/30/2005         127,073
 21k             1    DR - Orlando III - 5018 W Colonial                          107,453         9/30/2005         113,620
 21l             1    DR - Melbourne                                              106,494         9/30/2005         107,007
 21m             1    DR - Orlando II - 6237 E Colonial                           110,264         9/30/2005         115,800
 21n             1    DR - Lakeland                                               108,548         9/30/2005         123,411
 21o             1    DR - Orange City                                             93,537         9/30/2005         112,572
 21p             1    DR - Chesapeake II - 4207 Portsmouth                        144,733         9/30/2005          96,306
 21q             1    DR - Ocala                                                  113,293        12/31/2004         121,113
 21r             1    DR - Orlando - 2020 S. Orange Blossom Trail                 105,121         9/30/2005         110,400
 21s             1    DR - Clearwater                                             103,135         9/30/2005         107,707
 21t             1    DR - Lenexa                                                  96,854         9/30/2005         102,000
 21u             1    DR - Michigan City                                           99,367         9/30/2005          49,289
 21v             1    DR - Venice                                                  84,850        12/31/2004          92,696
 21w             1    DR - Rocky Mount                                             89,448         9/30/2005          94,456
 22a             1    Walgreens (Houston)                                             N/A               N/A             N/A
 22b             1    Walgreens (East Norriton)                                       N/A               N/A             N/A
 22c             1    Walgreens (Irondequoit)                                         N/A               N/A             N/A
 22d             1    Walgreens (St. Clair Shores)                                    N/A               N/A             N/A
 23a             1    Walgreens (Easton)                                              N/A               N/A             N/A
 23b             1    Walgreens (Perrysburg)                                          N/A               N/A             N/A
 23c             1    Walgreens (Columbus)                                            N/A               N/A             N/A

                                                                               2ND MOST       2ND MOST       2ND MOST
               LOAN                                                             RECENT         RECENT         RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                          EXPENSES (2)     NOI (2)    PERIOD ENDING (2)
  -   -------  -----  -------------                                          ------------  ------------  -----------------
  1              1    230 Park Avenue                                        $ 23,154,640  $ 26,965,023         12/31/2004
  2              1    Saint Louis Galleria                                      9,033,410    17,181,114         12/31/2004
 3a      A       1    Park Hills Plaza                                            576,542     1,994,145         12/31/2004
 3b      A       1    Highridge Plaza Shopping Center                             781,505     1,300,164         12/31/2004
 3c      A       1    County Line Plaza                                           436,210       859,523         12/31/2004
 3d      A       1    Park Plaza                                                  188,443       422,330         12/31/2004
 3e      A       1    Springfield Supermarket                                         516       339,484         12/31/2004
 3f      A       1    550 W. Germantown Pike                                          658        22,752         12/31/2004
 3g      A       1    Mount Carmel Plaza                                           73,971       113,872         12/31/2004
 4a      A       1    North Park Center                                           351,597     1,393,319         12/31/2004
 4b      A       1    Collegeville Shopping Center                                341,087       931,218         12/31/2004
 4c      A       1    Cherry Square Shopping Center                               230,050       758,342         12/31/2004
 4d      A       1    Holcomb Bridge Crossing                                     259,154       613,594         12/31/2004
 4e      A       1    Gilbertsville Shopping Center                               203,795       531,799         12/31/2004
 4f      A       1    Chalfont Village Shopping Center                            166,313       442,031         12/31/2004
 4g      A       1    69th Street Plaza                                           151,768       360,524         12/31/2004
 4h      A       1    New Holland Plaza                                           151,996       229,421         12/31/2004
 5a      A       1    Whitemarsh Plaza                                            352,711     1,204,353         12/31/2004
 5b      A       1    Killingly Plaza                                             243,117       913,339         12/31/2004
 5c      A       1    North Ridge Plaza                                           526,460       906,327         12/31/2004
 5d      A       1    Bensalem Square                                             349,322       811,374         12/31/2004
 5e      A       1    Culpeper Town Square                                        247,819       756,028         12/31/2004
 5f      A       1    Magnolia Plaza Shopping Center                              198,069       556,675         12/31/2004
 5g      A       1    Port Washington                                             129,742        80,260         12/31/2004
  6              1    8201 Greensboro Drive                                     2,662,637     5,816,348         12/31/2004
 7a              1    Lincoln Boulevard Office Building                           332,914       828,064         12/31/2004
 7b              1    Market Street                                               384,464     1,059,240         12/31/2004
 7c              1    Otay Mesa Truck Parking                                      55,226     1,227,331         12/31/2004
 7d              1    Yorba Linda - Retail                                        147,967       869,525         12/31/2004
 7e              1    Balboa Village                                              113,014       641,688         12/31/2004
 7f              1    East Main Auto Plaza                                          2,859       682,063         12/31/2004
 7g              1    Providence Hill                                             242,991       577,692         12/31/2004
 7h              1    Otay Mesa Truck Parking (27.86 acres)                        45,489       800,709         12/31/2004
 7i              1    Airway Trade Center                                         207,959       626,212         12/31/2004
 7j              1    University Avenue Office                                    144,409       372,844         12/31/2004
 7k              1    Hampton Creek Apartments                                    321,165       126,800         12/31/2004
 7l              1    Stanton Office Plaza                                         96,134       175,253         12/31/2004
 7m              1    1764 Congress Office Building (WPB No. 1)                    74,835       234,564         12/31/2004
 7n              1    Border Warehouse (West Frontage Road)                        62,723       237,576         12/31/2004
 7o              1    Mid Cajon Apartments                                         89,851       146,321         12/31/2004
 7p              1    1760 Congress Office Building (Florida No. 8)                70,941       278,987         12/31/2004
 7q              1    Village Corner                                               49,915       185,906         12/31/2004
 7r              1    Terrace View Center                                          64,802       180,419         12/31/2004
 7s              1    Roberts Street Office Building                              239,035       201,136         12/31/2004
 7t              1    Otay Mesa Truck Parking (7.12 acres)                         26,938       255,128         12/31/2004
 7u              1    Victoria Towne Square Apartments                            232,969       138,452         12/31/2004
 7v              1    Border Warehouse (West La Quinta Road)                       59,152       175,192         12/31/2004
 7w              1    100 Prospect Street                                         147,650       162,443         12/31/2004
 7x              1    25-27 Imlay Apartments                                       73,490        84,221         12/31/2004
 7y              1    1756 Congress Office (Florida #2)                            97,544       217,636         12/31/2004
 7z              1    843 Farmington Avenue                                        86,224        24,895         12/31/2004
  8              1    Montgomery Park I                                         4,177,433     4,898,232          6/30/2004
  9              2    Colinas del Sol                                           2,754,014     4,003,802         12/31/2004
 10a             1    Radisson-Annapolis                                        5,841,124     2,216,886         12/31/2004
 10b             1    Hilton-Grand Rapids Airport                               6,393,976     1,139,894         12/31/2004
 10c             1    Courtyard by Marriott-Durham                              2,025,803     1,103,521         12/31/2004
 11              1    Westgate West                                             1,059,164     3,258,367         12/31/2004
 12              1    Residence Inn by Marriott Capitol Hill                          N/A           N/A                N/A
 13              1    Carlsbad Hilton Garden Inn                                5,092,232     3,911,329         12/31/2004
 14              1    Park Oaks Shopping Center                                   588,391     1,975,374         12/31/2004
 15              1    Hanes Point Shopping Center                                 590,335     2,296,773         12/31/2004
 16              1    Wells Headquarters                                          969,011     1,888,831         12/31/2003
 17              1    Southgate I                                                     N/A           N/A                N/A
 18              1    The Shops at Heavenly Village                               568,864     1,106,281         12/31/2004
 19              1    Corporate Gateway Center                                  1,017,657     1,986,696         12/31/2004
 20              1    Creekside Business Park                                         N/A           N/A                N/A
 21a             1    DR - Rockford                                                57,457       320,653         12/31/2004
 21b             1    DR - Chesapeake - 745 Battlefield                            20,760       204,966         12/31/2004
 21c             1    DR - Bradenton                                               17,547       173,234         12/31/2004
 21d             1    DR - Sarasota                                                15,707       155,086         12/31/2004
 21e             1    DR - Holland                                                 15,135       149,438         12/31/2004
 21f             1    DR - Bloomington                                             13,603       134,306         12/31/2004
 21g             1    DR - Tampa                                                   14,513       143,280         12/31/2004
 21h             1    DR - St. Peters                                              11,314       111,686         12/31/2004
 21i             1    DR - Charleston                                               9,823        96,977         12/31/2004
 21j             1    DR - Bloomingdale                                            11,688       115,385         12/31/2004
 21k             1    DR - Orlando III - 5018 W Colonial                           10,450       103,170         12/31/2004
 21l             1    DR - Melbourne                                                9,841        97,166         12/31/2004
 21m             1    DR - Orlando II - 6237 E Colonial                            10,650       105,150         12/31/2004
 21n             1    DR - Lakeland                                                11,350       112,061         12/31/2004
 21o             1    DR - Orange City                                             10,353       102,219         12/31/2004
 21p             1    DR - Chesapeake II - 4207 Portsmouth                          8,856        87,450         12/31/2004
 21q             1    DR - Ocala                                                   14,837       106,276         12/31/2003
 21r             1    DR - Orlando - 2020 S. Orange Blossom Trail                  10,154       100,246         12/31/2004
 21s             1    DR - Clearwater                                               9,906        97,801         12/31/2004
 21t             1    DR - Lenexa                                                   9,381        92,619         12/31/2004
 21u             1    DR - Michigan City                                            4,533        44,756         12/31/2004
 21v             1    DR - Venice                                                   9,501        83,195         12/31/2003
 21w             1    DR - Rocky Mount                                              8,687        85,769         12/31/2004
 22a             1    Walgreens (Houston)                                             N/A           N/A                N/A
 22b             1    Walgreens (East Norriton)                                       N/A           N/A                N/A
 22c             1    Walgreens (Irondequoit)                                         N/A           N/A                N/A
 22d             1    Walgreens (St. Clair Shores)                                    N/A           N/A                N/A
 23a             1    Walgreens (Easton)                                              N/A           N/A                N/A
 23b             1    Walgreens (Perrysburg)                                          N/A           N/A                N/A
 23c             1    Walgreens (Columbus)                                            N/A           N/A                N/A

                                                                               3RD MOST      3RD MOST       3RD MOST
               LOAN                                                             RECENT        RECENT         RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                          EGI (2), (3)  EXPENSES (2)      NOI (2)
  -   -------  -----  -------------                                          ------------  -------------  ------------
  1              1    230 Park Avenue                                        $ 51,139,169  $  24,069,640  $ 27,069,529
  2              1    Saint Louis Galleria                                     28,586,717     11,705,571    16,881,145
 3a      A       1    Park Hills Plaza                                          2,522,845        545,632     1,977,213
 3b      A       1    Highridge Plaza Shopping Center                           2,072,586        757,291     1,315,295
 3c      A       1    County Line Plaza                                         1,305,307        434,306       871,001
 3d      A       1    Park Plaza                                                  629,350        163,601       465,749
 3e      A       1    Springfield Supermarket                                     254,056          1,076       252,980
 3f      A       1    550 W. Germantown Pike                                            0          8,011        (8,011)
 3g      A       1    Mount Carmel Plaza                                          181,170         82,081        99,088
 4a      A       1    North Park Center                                         1,722,445        324,076     1,398,369
 4b      A       1    Collegeville Shopping Center                              1,244,886        367,044       877,842
 4c      A       1    Cherry Square Shopping Center                               943,664        233,680       709,984
 4d      A       1    Holcomb Bridge Crossing                                     972,368        258,206       714,162
 4e      A       1    Gilbertsville Shopping Center                               768,378        225,244       543,135
 4f      A       1    Chalfont Village Shopping Center                            625,755        185,957       439,798
 4g      A       1    69th Street Plaza                                           606,122        170,996       435,126
 4h      A       1    New Holland Plaza                                           320,269        151,509       168,761
 5a      A       1    Whitemarsh Plaza                                          1,557,908        372,539     1,185,369
 5b      A       1    Killingly Plaza                                           1,137,324        243,796       893,528
 5c      A       1    North Ridge Plaza                                         1,434,656        541,965       892,692
 5d      A       1    Bensalem Square                                           1,190,275        361,630       828,645
 5e      A       1    Culpeper Town Square                                        961,199        222,343       738,856
 5f      A       1    Magnolia Plaza Shopping Center                              703,043        166,333       536,711
 5g      A       1    Port Washington                                             214,601        134,740        79,861
  6              1    8201 Greensboro Drive                                     8,702,980      2,538,067     6,164,913
 7a              1    Lincoln Boulevard Office Building                               N/A            N/A           N/A
 7b              1    Market Street                                                   N/A            N/A           N/A
 7c              1    Otay Mesa Truck Parking                                         N/A            N/A           N/A
 7d              1    Yorba Linda - Retail                                            N/A            N/A           N/A
 7e              1    Balboa Village                                                  N/A            N/A           N/A
 7f              1    East Main Auto Plaza                                            N/A            N/A           N/A
 7g              1    Providence Hill                                                 N/A            N/A           N/A
 7h              1    Otay Mesa Truck Parking (27.86 acres)                           N/A            N/A           N/A
 7i              1    Airway Trade Center                                             N/A            N/A           N/A
 7j              1    University Avenue Office                                        N/A            N/A           N/A
 7k              1    Hampton Creek Apartments                                        N/A            N/A           N/A
 7l              1    Stanton Office Plaza                                            N/A            N/A           N/A
 7m              1    1764 Congress Office Building (WPB No. 1)                       N/A            N/A           N/A
 7n              1    Border Warehouse (West Frontage Road)                           N/A            N/A           N/A
 7o              1    Mid Cajon Apartments                                            N/A            N/A           N/A
 7p              1    1760 Congress Office Building (Florida No. 8)                   N/A            N/A           N/A
 7q              1    Village Corner                                                  N/A            N/A           N/A
 7r              1    Terrace View Center                                             N/A            N/A           N/A
 7s              1    Roberts Street Office Building                                  N/A            N/A           N/A
 7t              1    Otay Mesa Truck Parking (7.12 acres)                            N/A            N/A           N/A
 7u              1    Victoria Towne Square Apartments                            430,436        234,432       196,004
 7v              1    Border Warehouse (West La Quinta Road)                          N/A            N/A           N/A
 7w              1    100 Prospect Street                                             N/A            N/A           N/A
 7x              1    25-27 Imlay Apartments                                          N/A            N/A           N/A
 7y              1    1756 Congress Office (Florida #2)                               N/A            N/A           N/A
 7z              1    843 Farmington Avenue                                           N/A            N/A           N/A
  8              1    Montgomery Park I                                               N/A            N/A           N/A
  9              2    Colinas del Sol                                           6,734,178      2,807,066     3,927,112
 10a             1    Radisson-Annapolis                                        7,276,361      5,310,398     1,965,963
 10b             1    Hilton-Grand Rapids Airport                               7,648,187      6,546,359     1,101,828
 10c             1    Courtyard by Marriott-Durham                              2,941,117      1,952,551       988,566
 11              1    Westgate West                                             4,361,228      1,119,224     3,242,004
 12              1    Residence Inn by Marriott Capitol Hill                          N/A            N/A           N/A
 13              1    Carlsbad Hilton Garden Inn                                8,332,346      4,585,826     3,746,520
 14              1    Park Oaks Shopping Center                                       N/A            N/A           N/A
 15              1    Hanes Point Shopping Center                               2,957,251        586,068  $  2,371,183
 16              1    Wells Headquarters                                        3,114,436      1,063,307     2,051,129
 17              1    Southgate I                                                     N/A            N/A           N/A
 18              1    The Shops at Heavenly Village                                   N/A            N/A           N/A
 19              1    Corporate Gateway Center                                  2,928,329      1,145,765     1,782,564
 20              1    Creekside Business Park                                         N/A            N/A           N/A
 21a             1    DR - Rockford                                               345,392         63,319       282,073
 21b             1    DR - Chesapeake - 745 Battlefield                           195,202          9,810       185,392
 21c             1    DR - Bradenton                                              178,331          9,974       168,357
 21d             1    DR - Sarasota                                               164,036         21,685       142,351
 21e             1    DR - Holland                                                166,109          9,290       156,819
 21f             1    DR - Bloomington                                            144,694          8,092       136,602
 21g             1    DR - Tampa                                                  158,530          8,866       149,664
 21h             1    DR - St. Peters                                             123,398          6,201       117,197
 21i             1    DR - Charleston                                             117,168          5,097       112,071
 21j             1    DR - Bloomingdale                                           128,139          7,167       120,972
 21k             1    DR - Orlando III - 5018 W Colonial                          120,290          6,728       113,562
 21l             1    DR - Melbourne                                              101,127         20,747        80,380
 21m             1    DR - Orlando II - 6237 E Colonial                           116,874         11,222       105,652
 21n             1    DR - Lakeland                                               105,340         21,557        83,783
 21o             1    DR - Orange City                                            113,605         14,567        99,038
 21p             1    DR - Chesapeake II - 4207 Portsmouth                        113,846          6,489       107,357
 21q             1    DR - Ocala                                                      N/A            N/A           N/A
 21r             1    DR - Orlando - 2020 S. Orange Blossom Trail                 110,758          9,512       101,246
 21s             1    DR - Clearwater                                             103,735         20,795        82,940
 21t             1    DR - Lenexa                                                  97,816          4,915        92,901
 21u             1    DR - Michigan City                                           44,911          6,881        38,030
 21v             1    DR - Venice                                                 102,349          8,264        94,085
 21w             1    DR - Rocky Mount                                             94,762          4,761        90,001
 22a             1    Walgreens (Houston)                                             N/A            N/A           N/A
 22b             1    Walgreens (East Norriton)                                       N/A            N/A           N/A
 22c             1    Walgreens (Irondequoit)                                         N/A            N/A           N/A
 22d             1    Walgreens (St. Clair Shores)                                    N/A            N/A           N/A
 23a             1    Walgreens (Easton)                                              N/A            N/A           N/A
 23b             1    Walgreens (Perrysburg)                                          N/A            N/A           N/A
 23c             1    Walgreens (Columbus)                                            N/A            N/A           N/A

                                                                                 3RD MOST
               LOAN                                                               RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                          PERIOD ENDING (2)   U/W EGI (3)       U/W EXPENSES
  -   -------  -----  -------------                                          -----------------  -------------      ------------
  1              1    230 Park Avenue                                               12/31/2003  $  55,964,111      $ 25,503,270
  2              1    Saint Louis Galleria                                          12/31/2003     30,437,993        10,083,974
 3a      A       1    Park Hills Plaza                                              12/31/2003      2,501,145           607,378
 3b      A       1    Highridge Plaza Shopping Center                               12/31/2003      2,606,284           887,583
 3c      A       1    County Line Plaza                                             12/31/2003      1,297,260           518,521
 3d      A       1    Park Plaza                                                    12/31/2003        696,214           196,456
 3e      A       1    Springfield Supermarket                                       12/31/2003        442,215            99,170
 3f      A       1    550 W. Germantown Pike                                        12/31/2003        220,800            40,698
 3g      A       1    Mount Carmel Plaza                                            12/31/2003        207,031            76,867
 4a      A       1    North Park Center                                             12/31/2003      1,642,554           411,947
 4b      A       1    Collegeville Shopping Center                                  12/31/2003      1,390,303           436,586
 4c      A       1    Cherry Square Shopping Center                                 12/31/2003      1,052,353           273,182
 4d      A       1    Holcomb Bridge Crossing                                       12/31/2003      1,038,343           283,201
 4e      A       1    Gilbertsville Shopping Center                                 12/31/2003        728,458           255,225
 4f      A       1    Chalfont Village Shopping Center                              12/31/2003        585,040           189,408
 4g      A       1    69th Street Plaza                                             12/31/2003        567,353           191,439
 4h      A       1    New Holland Plaza                                             12/31/2003        428,976           170,690
 5a      A       1    Whitemarsh Plaza                                              12/31/2003      1,573,669           418,409
 5b      A       1    Killingly Plaza                                               12/31/2003      1,248,358           303,601
 5c      A       1    North Ridge Plaza                                             12/31/2003      1,422,429           625,405
 5d      A       1    Bensalem Square                                               12/31/2003      1,204,829           442,887
 5e      A       1    Culpeper Town Square                                          12/31/2003      1,045,242           278,813
 5f      A       1    Magnolia Plaza Shopping Center                                12/31/2003        637,549           197,965
 5g      A       1    Port Washington                                               12/31/2003        191,991           118,137
  6              1    8201 Greensboro Drive                                         12/31/2003      9,949,934         3,150,437
 7a              1    Lincoln Boulevard Office Building                                    N/A      1,388,637           371,885
 7b              1    Market Street                                                        N/A      1,165,316           382,385
 7c              1    Otay Mesa Truck Parking                                              N/A      1,168,696            77,672
 7d              1    Yorba Linda - Retail                                                 N/A      1,043,587           204,691
 7e              1    Balboa Village                                                       N/A        769,634           154,462
 7f              1    East Main Auto Plaza                                                 N/A        751,602            77,204
 7g              1    Providence Hill                                                      N/A        755,371           271,198
 7h              1    Otay Mesa Truck Parking (27.86 acres)                                N/A        671,723            64,847
 7i              1    Airway Trade Center                                                  N/A        780,857           243,132
 7j              1    University Avenue Office                                             N/A        543,681           159,876
 7k              1    Hampton Creek Apartments                                             N/A        636,209           316,413
 7l              1    Stanton Office Plaza                                                 N/A        392,391           105,152
 7m              1    1764 Congress Office Building (WPB No. 1)                            N/A        320,392            85,741
 7n              1    Border Warehouse (West Frontage Road)                                N/A        353,248            76,039
 7o              1    Mid Cajon Apartments                                                 N/A        277,680            94,224
 7p              1    1760 Congress Office Building (Florida No. 8)                        N/A        347,076            91,254
 7q              1    Village Corner                                                       N/A        231,672            63,012
 7r              1    Terrace View Center                                                  N/A        250,806            75,379
 7s              1    Roberts Street Office Building                                       N/A        466,907           249,591
 7t              1    Otay Mesa Truck Parking (7.12 acres)                                 N/A        272,332            31,758
 7u              1    Victoria Towne Square Apartments                              12/31/2003        442,480           243,879
 7v              1    Border Warehouse (West La Quinta Road)                               N/A        228,301            75,500
 7w              1    100 Prospect Street                                                  N/A        276,420           160,698
 7x              1    25-27 Imlay Apartments                                               N/A        174,397            80,309
 7y              1    1756 Congress Office (Florida #2)                                    N/A        172,849           104,321
 7z              1    843 Farmington Avenue                                                N/A        113,904            86,530
  8              1    Montgomery Park I                                                    N/A     10,411,769         4,364,970
  9              2    Colinas del Sol                                               12/31/2003      7,034,752         2,726,068
 10a             1    Radisson-Annapolis                                            12/31/2003      8,728,002         6,121,457
 10b             1    Hilton-Grand Rapids Airport                                   12/31/2003      7,508,874         6,076,486
 10c             1    Courtyard by Marriott-Durham                                  12/31/2003      3,215,630         2,068,073
 11              1    Westgate West                                                 12/31/2003      4,616,134         1,075,541
 12              1    Residence Inn by Marriott Capitol Hill                               N/A     12,113,651         6,797,758
 13              1    Carlsbad Hilton Garden Inn                                    12/31/2003      9,003,577         5,011,138
 14              1    Park Oaks Shopping Center                                            N/A      3,282,372           828,743
 15              1    Hanes Point Shopping Center                                   12/31/2003      3,099,435           776,405
 16              1    Wells Headquarters                                            12/31/2002      3,609,667         1,279,911
 17              1    Southgate I                                                          N/A      4,407,956         1,696,207
 18              1    The Shops at Heavenly Village                                        N/A      3,063,489           898,465
 19              1    Corporate Gateway Center                                      12/31/2003      3,069,283         1,092,982
 20              1    Creekside Business Park                                              N/A      3,367,735           986,533
 21a             1    DR - Rockford                                                 12/31/2003        486,456           192,109
 21b             1    DR - Chesapeake - 745 Battlefield                             12/31/2003        236,487            51,434
 21c             1    DR - Bradenton                                                12/31/2003        197,300            42,902
 21d             1    DR - Sarasota                                                 12/31/2003        173,510            42,640
 21e             1    DR - Holland                                                  12/31/2003        192,308            51,990
 21f             1    DR - Bloomington                                              12/31/2003        166,899            48,139
 21g             1    DR - Tampa                                                    12/31/2003        181,648            45,102
 21h             1    DR - St. Peters                                               12/31/2003        116,850             5,841
 21i             1    DR - Charleston                                               12/31/2003        119,700             5,788
 21j             1    DR - Bloomingdale                                             12/31/2003        120,840             5,334
 21k             1    DR - Orlando III - 5018 W Colonial                            12/31/2003        107,939             5,395
 21l             1    DR - Melbourne                                                12/31/2003        106,248             4,750
 21m             1    DR - Orlando II - 6237 E Colonial                             12/31/2003        110,010             5,498
 21n             1    DR - Lakeland                                                 12/31/2003        108,300             4,832
 21o             1    DR - Orange City                                              12/31/2003        105,564             5,023
 21p             1    DR - Chesapeake II - 4207 Portsmouth                          12/31/2003        108,300             4,832
 21q             1    DR - Ocala                                                           N/A        114,000             5,560
 21r             1    DR - Orlando - 2020 S. Orange Blossom Trail                   12/31/2003        104,880             4,945
 21s             1    DR - Clearwater                                               12/31/2003        103,141             5,147
 21t             1    DR - Lenexa                                                   12/31/2003         96,900             4,376
 21u             1    DR - Michigan City                                            12/31/2003        125,950            36,931
 21v             1    DR - Venice                                                   12/31/2002         84,889             4,280
 21w             1    DR - Rocky Mount                                              12/31/2003         89,733             4,489
 22a             1    Walgreens (Houston)                                                  N/A        524,000                 0
 22b             1    Walgreens (East Norriton)                                            N/A        455,000                 0
 22c             1    Walgreens (Irondequoit)                                              N/A        393,073                 0
 22d             1    Walgreens (St. Clair Shores)                                         N/A        365,000                 0
 23a             1    Walgreens (Easton)                                                   N/A        388,200                 0
 23b             1    Walgreens (Perrysburg)                                               N/A        345,000                 0
 23c             1    Walgreens (Columbus)                                                 N/A        335,275                 0

               LOAN
  #   CROSSED  GROUP  PROPERTY NAME                                            U/W NOI
  -   -------  -----  -------------                                          ------------
  1              1    230 Park Avenue                                        $ 30,460,841
  2              1    Saint Louis Galleria                                     20,354,019
 3a      A       1    Park Hills Plaza                                          1,893,767
 3b      A       1    Highridge Plaza Shopping Center                           1,718,701
 3c      A       1    County Line Plaza                                           778,740
 3d      A       1    Park Plaza                                                  499,758
 3e      A       1    Springfield Supermarket                                     343,044
 3f      A       1    550 W. Germantown Pike                                      180,102
 3g      A       1    Mount Carmel Plaza                                          130,164
 4a      A       1    North Park Center                                         1,230,607
 4b      A       1    Collegeville Shopping Center                                953,717
 4c      A       1    Cherry Square Shopping Center                               779,172
 4d      A       1    Holcomb Bridge Crossing                                     755,141
 4e      A       1    Gilbertsville Shopping Center                               473,233
 4f      A       1    Chalfont Village Shopping Center                            395,632
 4g      A       1    69th Street Plaza                                           375,914
 4h      A       1    New Holland Plaza                                           258,285
 5a      A       1    Whitemarsh Plaza                                          1,155,261
 5b      A       1    Killingly Plaza                                             944,757
 5c      A       1    North Ridge Plaza                                           797,023
 5d      A       1    Bensalem Square                                             761,943
 5e      A       1    Culpeper Town Square                                        766,430
 5f      A       1    Magnolia Plaza Shopping Center                              439,584
 5g      A       1    Port Washington                                              73,854
  6              1    8201 Greensboro Drive                                     6,799,497
 7a              1    Lincoln Boulevard Office Building                         1,016,752
 7b              1    Market Street                                               782,930
 7c              1    Otay Mesa Truck Parking                                   1,091,024
 7d              1    Yorba Linda - Retail                                        838,896
 7e              1    Balboa Village                                              615,171
 7f              1    East Main Auto Plaza                                        674,398
 7g              1    Providence Hill                                             484,173
 7h              1    Otay Mesa Truck Parking (27.86 acres)                       606,875
 7i              1    Airway Trade Center                                         537,725
 7j              1    University Avenue Office                                    383,804
 7k              1    Hampton Creek Apartments                                    319,796
 7l              1    Stanton Office Plaza                                        287,239
 7m              1    1764 Congress Office Building (WPB No. 1)                   234,651
 7n              1    Border Warehouse (West Frontage Road)                       277,209
 7o              1    Mid Cajon Apartments                                        183,456
 7p              1    1760 Congress Office Building (Florida No. 8)               255,822
 7q              1    Village Corner                                              168,660
 7r              1    Terrace View Center                                         175,426
 7s              1    Roberts Street Office Building                              217,316
 7t              1    Otay Mesa Truck Parking (7.12 acres)                        240,574
 7u              1    Victoria Towne Square Apartments                            198,600
 7v              1    Border Warehouse (West La Quinta Road)                      152,802
 7w              1    100 Prospect Street                                         115,722
 7x              1    25-27 Imlay Apartments                                       94,088
 7y              1    1756 Congress Office (Florida #2)                            68,528
 7z              1    843 Farmington Avenue                                        27,374
  8              1    Montgomery Park I                                         6,046,798
  9              2    Colinas del Sol                                           4,308,684
 10a             1    Radisson-Annapolis                                        2,606,545
 10b             1    Hilton-Grand Rapids Airport                               1,432,388
 10c             1    Courtyard by Marriott-Durham                              1,147,557
 11              1    Westgate West                                             3,540,593
 12              1    Residence Inn by Marriott Capitol Hill                    5,315,893
 13              1    Carlsbad Hilton Garden Inn                                3,992,439
 14              1    Park Oaks Shopping Center                                 2,453,628
 15              1    Hanes Point Shopping Center                               2,323,030
 16              1    Wells Headquarters                                        2,329,756
 17              1    Southgate I                                               2,711,750
 18              1    The Shops at Heavenly Village                             2,165,024
 19              1    Corporate Gateway Center                                  1,976,301
 20              1    Creekside Business Park                                   2,381,202
 21a             1    DR - Rockford                                               294,347
 21b             1    DR - Chesapeake - 745 Battlefield                           185,053
 21c             1    DR - Bradenton                                              154,398
 21d             1    DR - Sarasota                                               130,870
 21e             1    DR - Holland                                                140,318
 21f             1    DR - Bloomington                                            118,760
 21g             1    DR - Tampa                                                  136,546
 21h             1    DR - St. Peters                                             111,009
 21i             1    DR - Charleston                                             113,912
 21j             1    DR - Bloomingdale                                           115,506
 21k             1    DR - Orlando III - 5018 W Colonial                          102,544
 21l             1    DR - Melbourne                                              101,498
 21m             1    DR - Orlando II - 6237 E Colonial                           104,512
 21n             1    DR - Lakeland                                               103,468
 21o             1    DR - Orange City                                            100,541
 21p             1    DR - Chesapeake II - 4207 Portsmouth                        103,468
 21q             1    DR - Ocala                                                  108,440
 21r             1    DR - Orlando - 2020 S. Orange Blossom Trail                  99,935
 21s             1    DR - Clearwater                                              97,994
 21t             1    DR - Lenexa                                                  92,524
 21u             1    DR - Michigan City                                           89,019
 21v             1    DR - Venice                                                  80,609
 21w             1    DR - Rocky Mount                                             85,244
 22a             1    Walgreens (Houston)                                         524,000
 22b             1    Walgreens (East Norriton)                                   455,000
 22c             1    Walgreens (Irondequoit)                                     393,073
 22d             1    Walgreens (St. Clair Shores)                                365,000
 23a             1    Walgreens (Easton)                                          388,200
 23b             1    Walgreens (Perrysburg)                                      345,000
 23c             1    Walgreens (Columbus)                                        335,275

             HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                               CUT-OFF DATE           MOST         MOST
               LOAN                                                             PRINCIPAL            RECENT       RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                            BALANCE (1)        EGI (2), (3)  EXPENSES (2)
  -   -------  -----  -------------                                          ---------------      ------------  ------------
 23d             1    Walgreens (Surprise)                                   $     4,042,801               N/A           N/A
 23e             1    Walgreens (Defiance)                                         3,660,868               N/A           N/A
 24              2    Carlton Court Apartments                                    19,530,000 (6)     4,015,695     2,236,280
 25              1    Arrowhead Mall                                              19,250,000         4,425,577     2,231,679
 26              2    Posada Vallarta                                             19,200,000         2,435,648       964,569
 27              1    Embassy Suites Phoenix                                      18,821,000        10,334,298     8,121,459
 28a             1    Walgreens (Woodland Park)                                    4,052,868               N/A           N/A
 28b             1    Walgreens (Searcy)                                           3,864,592               N/A           N/A
 28c             1    Walgreens (Canon City)                                       3,860,055               N/A           N/A
 28d             1    Walgreens (Noblesville)                                      3,496,355               N/A           N/A
 28e             1    Walgreens (Sheridan)                                         3,376,130               N/A           N/A
 29              1    The Core Club                                               18,550,000               N/A           N/A
 30              2    Cypress Run at Tampa Palms                                  18,404,627         3,053,761     1,692,390
 31a     B       1    Pranke Meadow Lane Shopping Center                           1,740,000           163,840        53,058
 31b     B       1    Pranke Capitol Drive Shopping Center                         1,395,000           233,055        76,384
 31c     B       1    Pranke Bluemound Road Shopping Center                        1,326,000           145,897        59,908
 31d     B       1    Pranke Howell Avenue Shopping Center                         1,150,500               N/A           N/A
 31e     B       1    Pranke Caddis Bend Shopping Center                             886,500            97,300        74,403
 32      B       1    Pranke Durand Shopping Center                                3,304,000           114,994        48,391
 33      B       1    Pranke S. 76th Street Shopping Center                        3,197,200           413,138        93,925
 34      B       1    Pranke National Avenue Shopping Center                       2,658,200           365,720        82,056
 35      B       1    Pranke State Street Shopping Center                            885,600           126,197        30,901
 36      B       1    Pranke Oakland Avenue Shopping Center                          853,000            60,292        11,852
 37      B       1    Pranke University Avenue Shopping Center                       429,000            69,684        10,222
 38              1    South Plaza                                                 17,740,441               N/A           N/A
 39              1    Valley Parkway Health Center                                17,730,000         1,891,051       367,539
 40              1    Providence Pavilion                                         17,000,000               N/A           N/A
 41              1    The Times Building                                          17,000,000         3,073,675     1,523,344
 42              1    Hilton Rialto Place Melbourne                               16,928,808         9,386,100     6,349,445
 43              1    Village at Double Diamond                                   16,800,000               N/A           N/A
 44              1    Maple Avenue Properties                                     14,954,802         2,553,743       286,863
 45              1    Holiday Inn South San Francisco                             14,582,957         5,100,317     3,018,970
 46a             1    Holiday Inn                                                  7,000,000         3,514,776     2,642,468
 46b             1    Staybridge Suites                                            7,000,000         2,448,444     1,699,276
 47              1    Cedar - Jordan Lane Shopping Center                         13,799,278         1,965,051       666,481
 48              1    Parkville Commons                                           13,700,000               N/A           N/A
 49              1    The Stanley Hotel                                           12,875,113         7,540,858     5,740,810
 50              1    Vinings Village SC                                          12,650,000         1,355,604       269,670
 51              1    Diamante Del Mar                                            12,400,000               N/A           N/A
 52              1    Staybridge Suites - Eatontown                               12,163,189         4,125,607     2,799,480
 53              1    The Commons at Concord Park                                 12,000,000         1,126,894       562,809
 54              1    Courtyard Chattanooga Downtown                              11,824,706         3,842,730     2,408,859
 55              1    Blackstone Center                                           11,500,000         1,949,715       945,608
 56a             1    Oswego Plaza                                                 5,900,000           947,352       418,070
 56b             1    The P&C Shopping Center                                      5,600,000               N/A           N/A
 57              1    Metcalf 103 Center                                          11,492,418         2,591,784       765,002
 58              1    The Prada Building                                          11,426,358               N/A           N/A
 59              2    Newport                                                     11,200,000         2,053,324     1,122,095
 60              1    Southbridge Crossing                                        10,965,737         1,278,880       839,841
 61a             1    Pullman Industrial                                           6,396,453               N/A           N/A
 61b             1    Pullman Industrial                                           4,503,547               N/A           N/A
 62              1    Crossroads Professional Building                            10,485,455         1,978,296       364,680
 63              1    Jupiter Service Center                                      10,280,000         1,710,906       456,776
 64              1    Carlisle Center                                             10,225,915         1,450,107       481,564
 65              1    10 Park Place South                                         10,100,000         2,188,083       817,763
 66a             1    Plymouth                                                     2,743,726           378,709        40,151
 66b             1    Lombard                                                      2,045,323           310,539        57,091
 66c             1    Orland Park                                                  1,945,551           321,084        41,937
 66d             1    Arlington Heights                                            1,746,007           310,311        62,278
 66e             1    Peoria                                                       1,596,350           306,693        47,769
 67              1    Farmington Courtyard                                         9,971,801         4,659,935     3,541,031
 68              1    College Plaza                                                9,920,000               N/A           N/A
 69              2    Rancho Santa Fe                                              9,765,000         1,743,540       980,232
 70              1    Riverhill Center                                             9,700,000               N/A           N/A
 71              2    Limestone Apartments                                         9,256,000         1,028,470       225,013
 72              1    Arkansas Court                                               9,223,100         1,593,818       593,043
 73              1    Castro Commons                                               9,210,000         1,961,022       829,581
 74              2    Summerview Apartments                                        9,187,091         1,367,129       493,367
 75              2    28 East 14th Street                                          9,150,000           886,524       165,091
 76              1    Wanamaker Building 2005 - Retail                             9,000,000         1,467,243       150,367
 77              1    Phoenix Ranch Market                                         8,972,336           971,905       432,738
 78              1    LaDera Shopping Center                                       8,962,000               N/A           N/A
 79              2    Tall Oaks Apartments                                         8,787,771         1,374,822       557,697
 80              2    Azalea Ridge Apartments                                      8,700,000         1,342,538       703,103
 81a             1    DR-Norridge                                                  1,346,935           192,016        22,153
 81b             1    DR-Merrillville                                              1,297,049           179,275        27,509
 81c             1    DR-Mundelein                                                 1,197,276           143,497        22,626
 81d             1    DR-Burbank                                                   1,097,503           127,329         6,396
 81e             1    DR-Joliet                                                      977,775           152,565        39,145
 81f             1    DR-Hoffman Estates                                             977,775           119,912         9,815
 81g             1    DR-Downers Grove                                               907,934               N/A           N/A
 81h             1    DR-Ft. Wayne                                                   798,184           118,464        10,937
 82              1    Decatur Crossing                                             8,500,000         1,430,107       344,558
 83a             1    Santa Barbara Hotel Portfolio I - Inn by the Harbor          3,489,367         1,475,864       800,014
 83b             1    Santa Barbara Hotel Portfolio I - Brisas del Mar             3,489,367         1,495,000       826,725
 83c             1    Santa Barbara Hotel Portfolio I - Colonial Beach Inn         1,495,443           775,402       499,249
 84              1    TownPlace Suites Knoxville                                   8,346,931         1,979,043     1,076,960
 85              2    Three Fountains Apartments                                   8,236,631         2,746,349     1,824,684
 86              1    Centerpoint IV                                               8,150,000         1,731,706     1,111,737
 87              2    Treepoint and Meadows Apartments                             8,000,000         2,282,718     1,181,031
 88              1    Homewood Suites Colorado Springs                             7,988,205         2,721,948     1,724,787
 89              1    Embassy Suites Schaumburg                                    7,928,788         7,763,618     6,523,945
 90              1    Danbury Landing                                              7,861,190         1,536,028       732,333
 91              2    AIMCO Trinity Place Apartments                               7,700,000         1,312,113       672,221
 92              1    Fed Ex Central Distribution Center                           7,600,000           659,740        13,019
 93              1    Fifth and Laurel                                             7,500,000         1,065,784       267,719

                                                                                 MOST             MOST           2ND MOST
               LOAN                                                             RECENT           RECENT           RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                             NOI (2)     PERIOD ENDING (2)  EGI (2), (3)
  -   -------  -----  -------------                                          ------------  ------------------  ------------
 23d             1    Walgreens (Surprise)                                            N/A               N/A             N/A
 23e             1    Walgreens (Defiance)                                            N/A               N/A             N/A
 24              2    Carlton Court Apartments                                  1,779,415        11/30/2005       3,938,098
 25              1    Arrowhead Mall                                            2,193,898        11/30/2005       4,983,672
 26              2    Posada Vallarta                                           1,471,079         6/30/2005       2,421,798
 27              1    Embassy Suites Phoenix                                    2,212,839         8/31/2005       9,633,059
 28a             1    Walgreens (Woodland Park)                                       N/A               N/A             N/A
 28b             1    Walgreens (Searcy)                                              N/A               N/A             N/A
 28c             1    Walgreens (Canon City)                                          N/A               N/A             N/A
 28d             1    Walgreens (Noblesville)                                         N/A               N/A             N/A
 28e             1    Walgreens (Sheridan)                                            N/A               N/A             N/A
 29              1    The Core Club                                                   N/A               N/A             N/A
 30              2    Cypress Run at Tampa Palms                                1,361,371         8/31/2005       3,078,192
 31a     B       1    Pranke Meadow Lane Shopping Center                          110,782        12/31/2005             N/A
 31b     B       1    Pranke Capitol Drive Shopping Center                        156,671        12/31/2005         189,769
 31c     B       1    Pranke Bluemound Road Shopping Center                        85,989        12/31/2005         153,683
 31d     B       1    Pranke Howell Avenue Shopping Center                            N/A               N/A             N/A
 31e     B       1    Pranke Caddis Bend Shopping Center                           22,897        12/31/2005             N/A
 32      B       1    Pranke Durand Shopping Center                                66,603        12/31/2005             N/A
 33      B       1    Pranke S. 76th Street Shopping Center                       319,213        12/31/2005             N/A
 34      B       1    Pranke National Avenue Shopping Center                      283,664        12/31/2005         343,087
 35      B       1    Pranke State Street Shopping Center                          95,296        12/31/2005         118,612
 36      B       1    Pranke Oakland Avenue Shopping Center                        48,440        12/31/2005          57,490
 37      B       1    Pranke University Avenue Shopping Center                     59,462        12/31/2005          70,758
 38              1    South Plaza                                                     N/A               N/A             N/A
 39              1    Valley Parkway Health Center                              1,523,512        11/30/2005       1,895,632
 40              1    Providence Pavilion                                             N/A               N/A             N/A
 41              1    The Times Building                                        1,550,331        12/31/2005       2,736,955
 42              1    Hilton Rialto Place Melbourne                             3,036,655         8/31/2005       8,142,149
 43              1    Village at Double Diamond                                       N/A               N/A             N/A
 44              1    Maple Avenue Properties                                   2,266,880         9/30/2005       2,237,763
 45              1    Holiday Inn South San Francisco                           2,081,347         4/30/2005       4,886,589
 46a             1    Holiday Inn                                                 872,308         7/28/2005       3,215,323
 46b             1    Staybridge Suites                                           749,168         7/28/2005       2,264,447
 47              1    Cedar - Jordan Lane Shopping Center                       1,298,570        12/31/2004       2,193,523
 48              1    Parkville Commons                                               N/A               N/A             N/A
 49              1    The Stanley Hotel                                         1,800,048         5/31/2005       7,567,149
 50              1    Vinings Village SC                                        1,085,934         7/31/2005       1,183,108
 51              1    Diamante Del Mar                                                N/A               N/A             N/A
 52              1    Staybridge Suites - Eatontown                             1,326,127        10/31/2005       2,024,546
 53              1    The Commons at Concord Park                                 564,086         6/30/2005         935,889
 54              1    Courtyard Chattanooga Downtown                            1,433,871         8/31/2005       3,662,194
 55              1    Blackstone Center                                         1,004,107         5/31/2005       2,038,193
 56a             1    Oswego Plaza                                                529,282        12/31/2004         956,590
 56b             1    The P&C Shopping Center                                         N/A               N/A             N/A
 57              1    Metcalf 103 Center                                        1,826,783         7/31/2005       2,298,833
 58              1    The Prada Building                                              N/A               N/A             N/A
 59              2    Newport                                                     931,229        10/31/2005       2,121,045
 60              1    Southbridge Crossing                                        439,039         9/30/2005       1,027,314
 61a             1    Pullman Industrial                                              N/A               N/A             N/A
 61b             1    Pullman Industrial                                              N/A               N/A             N/A
 62              1    Crossroads Professional Building                          1,613,616        11/30/2005             N/A
 63              1    Jupiter Service Center                                    1,254,130        12/31/2005       1,661,074
 64              1    Carlisle Center                                             968,543        12/31/2004       1,357,861
 65              1    10 Park Place South                                       1,370,320         8/31/2005       2,143,921
 66a             1    Plymouth                                                    338,558         9/30/2005         359,187
 66b             1    Lombard                                                     253,448         9/30/2005         272,976
 66c             1    Orland Park                                                 279,147         9/30/2005         296,933
 66d             1    Arlington Heights                                           248,033         9/30/2005         250,659
 66e             1    Peoria                                                      258,924         9/30/2005         272,713
 67              1    Farmington Courtyard                                      1,118,904         7/31/2005       4,214,849
 68              1    College Plaza                                                   N/A               N/A             N/A
 69              2    Rancho Santa Fe                                             763,308         3/31/2005       1,567,211
 70              1    Riverhill Center                                                N/A               N/A             N/A
 71              2    Limestone Apartments                                        803,457        12/31/2005         935,622
 72              1    Arkansas Court                                            1,000,775         5/31/2005       1,073,704
 73              1    Castro Commons                                            1,131,441         6/30/2005       1,948,319
 74              2    Summerview Apartments                                       873,762        12/31/2005       1,324,443
 75              2    28 East 14th Street                                         721,433        12/31/2005         641,720
 76              1    Wanamaker Building 2005 - Retail                          1,316,876        12/31/2005             N/A
 77              1    Phoenix Ranch Market                                        539,167        10/31/2005         556,692
 78              1    LaDera Shopping Center                                          N/A               N/A             N/A
 79              2    Tall Oaks Apartments                                        817,126         8/31/2005       1,286,550
 80              2    Azalea Ridge Apartments                                     639,435        11/30/2005       1,258,990
 81a             1    DR-Norridge                                                 169,863         9/30/2005         178,847
 81b             1    DR-Merrillville                                             151,766         9/30/2005         155,287
 81c             1    DR-Mundelein                                                120,871        12/31/2004         194,217
 81d             1    DR-Burbank                                                  120,933         9/30/2005         116,642
 81e             1    DR-Joliet                                                   113,420         9/30/2005         137,354
 81f             1    DR-Hoffman Estates                                          110,097         9/30/2005         115,920
 81g             1    DR-Downers Grove                                            103,931         9/30/2005         108,000
 81h             1    DR-Ft. Wayne                                                107,527         9/30/2005         114,064
 82              1    Decatur Crossing                                          1,085,549        11/30/2005       1,181,442
 83a             1    Santa Barbara Hotel Portfolio I - Inn by the Harbor         675,850         7/31/2005       1,378,463
 83b             1    Santa Barbara Hotel Portfolio I - Brisas del Mar            668,275         7/31/2005       1,227,769
 83c             1    Santa Barbara Hotel Portfolio I - Colonial Beach Inn        276,153         7/31/2005         761,759
 84              1    TownPlace Suites Knoxville                                  902,083         8/31/2005       2,003,771
 85              2    Three Fountains Apartments                                  921,665         7/31/2005       2,614,836
 86              1    Centerpoint IV                                              619,969         9/30/2005       1,900,603
 87              2    Treepoint and Meadows Apartments                          1,101,686        11/30/2005       2,176,350
 88              1    Homewood Suites Colorado Springs                            997,161        10/31/2005       2,472,369
 89              1    Embassy Suites Schaumburg                                 1,239,673         8/31/2005       7,841,211
 90              1    Danbury Landing                                             803,695        11/30/2005       1,435,791
 91              2    AIMCO Trinity Place Apartments                              639,892         8/31/2005       1,244,239
 92              1    Fed Ex Central Distribution Center                          646,721         6/30/2005         255,583
 93              1    Fifth and Laurel                                            798,065         7/31/2005         986,914

                                                                               2ND MOST      2ND MOST        2ND MOST
               LOAN                                                             RECENT        RECENT          RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                          EXPENSES (2)    NOI (2)     PERIOD ENDING (2)
  -   -------  -----  -------------                                          ------------  ------------  -----------------
 23d             1    Walgreens (Surprise)                                            N/A           N/A                N/A
 23e             1    Walgreens (Defiance)                                            N/A           N/A                N/A
 24              2    Carlton Court Apartments                                  2,152,284     1,785,814         12/31/2004
 25              1    Arrowhead Mall                                            2,253,617     2,730,055         12/31/2004
 26              2    Posada Vallarta                                             934,263     1,487,535         12/31/2004
 27              1    Embassy Suites Phoenix                                    7,532,781     2,100,278         12/31/2004
 28a             1    Walgreens (Woodland Park)                                       N/A           N/A                N/A
 28b             1    Walgreens (Searcy)                                              N/A           N/A                N/A
 28c             1    Walgreens (Canon City)                                          N/A           N/A                N/A
 28d             1    Walgreens (Noblesville)                                         N/A           N/A                N/A
 28e             1    Walgreens (Sheridan)                                            N/A           N/A                N/A
 29              1    The Core Club                                                   N/A           N/A                N/A
 30              2    Cypress Run at Tampa Palms                                1,529,966     1,548,226         12/31/2004
 31a     B       1    Pranke Meadow Lane Shopping Center                              N/A           N/A                N/A
 31b     B       1    Pranke Capitol Drive Shopping Center                         73,636       116,133         12/31/2004
 31c     B       1    Pranke Bluemound Road Shopping Center                        10,621       143,062         12/31/2004
 31d     B       1    Pranke Howell Avenue Shopping Center                            N/A           N/A                N/A
 31e     B       1    Pranke Caddis Bend Shopping Center                              N/A           N/A                N/A
 32      B       1    Pranke Durand Shopping Center                                   N/A           N/A                N/A
 33      B       1    Pranke S. 76th Street Shopping Center                           N/A           N/A                N/A
 34      B       1    Pranke National Avenue Shopping Center                      125,696       217,391         12/31/2004
 35      B       1    Pranke State Street Shopping Center                          26,633        91,979         12/31/2004
 36      B       1    Pranke Oakland Avenue Shopping Center                        11,388        46,102         12/31/2004
 37      B       1    Pranke University Avenue Shopping Center                     10,775        59,983         12/31/2004
 38              1    South Plaza                                                     N/A           N/A                N/A
 39              1    Valley Parkway Health Center                                357,522     1,538,109         12/31/2004
 40              1    Providence Pavilion                                             N/A           N/A                N/A
 41              1    The Times Building                                        1,456,500     1,280,455         12/31/2004
 42              1    Hilton Rialto Place Melbourne                             5,945,572     2,196,577         12/31/2004
 43              1    Village at Double Diamond                                       N/A           N/A                N/A
 44              1    Maple Avenue Properties                                     261,314     1,976,449         12/31/2004
 45              1    Holiday Inn South San Francisco                           3,005,634     1,880,955         12/31/2004
 46a             1    Holiday Inn                                               2,525,514       689,809         12/30/2004
 46b             1    Staybridge Suites                                         1,543,754       720,693         12/30/2004
 47              1    Cedar - Jordan Lane Shopping Center                         680,360     1,513,163         12/31/2003
 48              1    Parkville Commons                                               N/A           N/A                N/A
 49              1    The Stanley Hotel                                         5,822,852     1,744,297         12/31/2004
 50              1    Vinings Village SC                                          265,047       918,061         12/31/2004
 51              1    Diamante Del Mar                                                N/A           N/A                N/A
 52              1    Staybridge Suites - Eatontown                             1,389,561       634,985         12/31/2004
 53              1    The Commons at Concord Park                                 381,096       554,793         11/30/2004
 54              1    Courtyard Chattanooga Downtown                            2,349,747     1,312,447         12/31/2004
 55              1    Blackstone Center                                           821,907     1,216,286         12/31/2004
 56a             1    Oswego Plaza                                                422,047       534,543         12/31/2003
 56b             1    The P&C Shopping Center                                         N/A           N/A                N/A
 57              1    Metcalf 103 Center                                          811,169     1,487,664         12/31/2004
 58              1    The Prada Building                                              N/A           N/A                N/A
 59              2    Newport                                                   1,039,217     1,081,828         12/31/2004
 60              1    Southbridge Crossing                                        368,707       658,607         12/31/2004
 61a             1    Pullman Industrial                                              N/A           N/A                N/A
 61b             1    Pullman Industrial                                              N/A           N/A                N/A
 62              1    Crossroads Professional Building                                N/A           N/A                N/A
 63              1    Jupiter Service Center                                      443,470     1,217,604         12/31/2004
 64              1    Carlisle Center                                             446,977       910,884         12/31/2003
 65              1    10 Park Place South                                         854,995     1,288,926         12/31/2004
 66a             1    Plymouth                                                     36,658       322,529         12/31/2004
 66b             1    Lombard                                                      30,144       242,832         12/31/2004
 66c             1    Orland Park                                                  63,258       233,675         12/31/2004
 66d             1    Arlington Heights                                           101,217       149,442         12/31/2004
 66e             1    Peoria                                                       97,478       175,235         12/31/2004
 67              1    Farmington Courtyard                                      3,355,870       858,979         12/31/2004
 68              1    College Plaza                                                   N/A           N/A                N/A
 69              2    Rancho Santa Fe                                             894,272       672,939         12/31/2004
 70              1    Riverhill Center                                                N/A           N/A                N/A
 71              2    Limestone Apartments                                        221,734       713,888         12/31/2004
 72              1    Arkansas Court                                              474,278       599,426         12/31/2004
 73              1    Castro Commons                                              839,099     1,109,220         12/31/2004
 74              2    Summerview Apartments                                       471,865       852,578         12/31/2004
 75              2    28 East 14th Street                                         162,627       479,093         12/31/2004
 76              1    Wanamaker Building 2005 - Retail                                N/A           N/A                N/A
 77              1    Phoenix Ranch Market                                        357,950       198,742         12/31/2004
 78              1    LaDera Shopping Center                                          N/A           N/A                N/A
 79              2    Tall Oaks Apartments                                        526,386       760,163         12/31/2004
 80              2    Azalea Ridge Apartments                                     511,822       747,168          9/30/2004
 81a             1    DR-Norridge                                                  28,201       150,646         12/31/2004
 81b             1    DR-Merrillville                                              24,486       130,801         12/31/2004
 81c             1    DR-Mundelein                                                 46,248       147,969         12/31/2003
 81d             1    DR-Burbank                                                   18,392        98,250         12/31/2004
 81e             1    DR-Joliet                                                    21,659       115,695         12/31/2004
 81f             1    DR-Hoffman Estates                                           18,278        97,642         12/31/2004
 81g             1    DR-Downers Grove                                             17,030        90,970         12/31/2004
 81h             1    DR-Ft. Wayne                                                 17,987        96,077         12/31/2004
 82              1    Decatur Crossing                                            330,009       851,433         12/31/2004
 83a             1    Santa Barbara Hotel Portfolio I - Inn by the Harbor         799,780       578,683         12/31/2004
 83b             1    Santa Barbara Hotel Portfolio I - Brisas del Mar            827,702       400,067         12/31/2004
 83c             1    Santa Barbara Hotel Portfolio I - Colonial Beach Inn        512,593       249,166         12/31/2004
 84              1    TownPlace Suites Knoxville                                  991,264     1,012,507         12/31/2004
 85              2    Three Fountains Apartments                                1,822,905       791,931         12/31/2004
 86              1    Centerpoint IV                                            1,049,376       851,227         12/31/2004
 87              2    Treepoint and Meadows Apartments                          1,175,485     1,000,865          9/30/2004
 88              1    Homewood Suites Colorado Springs                          1,707,546       764,823         12/31/2004
 89              1    Embassy Suites Schaumburg                                 6,540,734     1,300,477         12/31/2004
 90              1    Danbury Landing                                             699,509       736,282         12/31/2004
 91              2    AIMCO Trinity Place Apartments                              641,240       602,999         12/31/2004
 92              1    Fed Ex Central Distribution Center                            5,696       249,887         12/31/2004
 93              1    Fifth and Laurel                                            281,949       704,965         12/31/2004

                                                                               3RD MOST       3RD MOST      3RD MOST
               LOAN                                                             RECENT         RECENT        RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                          EGI (2), (3)   EXPENSES (2)     NOI (2)
  -   -------  -----  -------------                                          ------------  -------------  ------------
 23d             1    Walgreens (Surprise)                                            N/A            N/A           N/A
 23e             1    Walgreens (Defiance)                                            N/A            N/A           N/A
 24              2    Carlton Court Apartments                                  3,675,610      1,906,571  $  1,769,039
 25              1    Arrowhead Mall                                            4,735,826      2,132,362     2,603,464
 26              2    Posada Vallarta                                           2,368,713        945,314     1,423,399
 27              1    Embassy Suites Phoenix                                    9,391,105      7,359,266     2,031,839
 28a             1    Walgreens (Woodland Park)                                       N/A            N/A           N/A
 28b             1    Walgreens (Searcy)                                              N/A            N/A           N/A
 28c             1    Walgreens (Canon City)                                          N/A            N/A           N/A
 28d             1    Walgreens (Noblesville)                                         N/A            N/A           N/A
 28e             1    Walgreens (Sheridan)                                            N/A            N/A           N/A
 29              1    The Core Club                                                   N/A            N/A           N/A
 30              2    Cypress Run at Tampa Palms                                      N/A            N/A           N/A
 31a     B       1    Pranke Meadow Lane Shopping Center                              N/A            N/A           N/A
 31b     B       1    Pranke Capitol Drive Shopping Center                        164,193         72,527        91,666
 31c     B       1    Pranke Bluemound Road Shopping Center                           N/A            N/A           N/A
 31d     B       1    Pranke Howell Avenue Shopping Center                            N/A            N/A           N/A
 31e     B       1    Pranke Caddis Bend Shopping Center                              N/A            N/A           N/A
 32      B       1    Pranke Durand Shopping Center                                   N/A            N/A           N/A
 33      B       1    Pranke S. 76th Street Shopping Center                           N/A            N/A           N/A
 34      B       1    Pranke National Avenue Shopping Center                          N/A            N/A           N/A
 35      B       1    Pranke State Street Shopping Center                         118,048         21,948        96,100
 36      B       1    Pranke Oakland Avenue Shopping Center                        59,233         10,721        48,512
 37      B       1    Pranke University Avenue Shopping Center                        N/A            N/A           N/A
 38              1    South Plaza                                                     N/A            N/A           N/A
 39              1    Valley Parkway Health Center                                    N/A            N/A           N/A
 40              1    Providence Pavilion                                             N/A            N/A           N/A
 41              1    The Times Building                                        3,113,388      1,504,349     1,609,039
 42              1    Hilton Rialto Place Melbourne                                   N/A            N/A           N/A
 43              1    Village at Double Diamond                                       N/A            N/A           N/A
 44              1    Maple Avenue Properties                                   2,116,703        244,167  $  1,872,536
 45              1    Holiday Inn South San Francisco                                 N/A            N/A           N/A
 46a             1    Holiday Inn                                               2,490,709      2,135,052       355,657
 46b             1    Staybridge Suites                                         2,102,931      1,460,499       642,432
 47              1    Cedar - Jordan Lane Shopping Center                       2,162,757        602,551  $  1,560,206
 48              1    Parkville Commons                                               N/A            N/A           N/A
 49              1    The Stanley Hotel                                               N/A            N/A           N/A
 50              1    Vinings Village SC                                              N/A            N/A           N/A
 51              1    Diamante Del Mar                                                N/A            N/A           N/A
 52              1    Staybridge Suites - Eatontown                                   N/A            N/A           N/A
 53              1    The Commons at Concord Park                                     N/A            N/A           N/A
 54              1    Courtyard Chattanooga Downtown                            3,439,307      2,261,382     1,177,925
 55              1    Blackstone Center                                         1,958,709        868,932     1,089,777
 56a             1    Oswego Plaza                                                    N/A            N/A           N/A
 56b             1    The P&C Shopping Center                                         N/A            N/A           N/A
 57              1    Metcalf 103 Center                                        2,109,017        807,897     1,301,120
 58              1    The Prada Building                                              N/A            N/A           N/A
 59              2    Newport                                                   2,224,387      1,088,236     1,136,151
 60              1    Southbridge Crossing                                            N/A            N/A           N/A
 61a             1    Pullman Industrial                                              N/A            N/A           N/A
 61b             1    Pullman Industrial                                              N/A            N/A           N/A
 62              1    Crossroads Professional Building                                N/A            N/A           N/A
 63              1    Jupiter Service Center                                          N/A            N/A           N/A
 64              1    Carlisle Center                                                 N/A            N/A           N/A
 65              1    10 Park Place South                                       2,136,975        839,366     1,297,609
 66a             1    Plymouth                                                    358,889         23,119       335,770
 66b             1    Lombard                                                     268,884         31,804       237,080
 66c             1    Orland Park                                                 252,131         16,061       236,070
 66d             1    Arlington Heights                                           150,121         57,697        92,424
 66e             1    Peoria                                                      270,136         89,412       180,724
 67              1    Farmington Courtyard                                      3,260,886      2,712,398       548,488
 68              1    College Plaza                                                   N/A            N/A           N/A
 69              2    Rancho Santa Fe                                           1,648,834        898,593       750,241
 70              1    Riverhill Center                                                N/A            N/A           N/A
 71              2    Limestone Apartments                                        960,776        186,643       774,133
 72              1    Arkansas Court                                              618,235        368,612       249,623
 73              1    Castro Commons                                            2,067,236        901,585     1,165,651
 74              2    Summerview Apartments                                     1,383,202        438,296       944,906
 75              2    28 East 14th Street                                         692,589        157,288       535,301
 76              1    Wanamaker Building 2005 - Retail                                N/A            N/A           N/A
 77              1    Phoenix Ranch Market                                            N/A            N/A           N/A
 78              1    LaDera Shopping Center                                          N/A            N/A           N/A
 79              2    Tall Oaks Apartments                                      1,293,234        569,676       723,558
 80              2    Azalea Ridge Apartments                                   1,176,529        682,221       494,308
 81a             1    DR-Norridge                                                 181,618         12,171       169,447
 81b             1    DR-Merrillville                                             143,468          9,614       133,854
 81c             1    DR-Mundelein                                                187,960         14,306       173,654
 81d             1    DR-Burbank                                                  131,836          8,835       123,001
 81e             1    DR-Joliet                                                   128,834          8,633       120,201
 81f             1    DR-Hoffman Estates                                          118,062          7,911       110,151
 81g             1    DR-Downers Grove                                             99,426          6,663        92,763
 81h             1    DR-Ft. Wayne                                                115,405          7,733       107,672
 82              1    Decatur Crossing                                          1,414,091        318,389     1,095,702
 83a             1    Santa Barbara Hotel Portfolio I - Inn by the Harbor       1,332,488        736,551       595,937
 83b             1    Santa Barbara Hotel Portfolio I - Brisas del Mar            822,934        707,118       115,816
 83c             1    Santa Barbara Hotel Portfolio I - Colonial Beach Inn        778,016        484,937       293,079
 84              1    TownPlace Suites Knoxville                                      N/A            N/A           N/A
 85              2    Three Fountains Apartments                                2,413,716      1,683,703       730,013
 86              1    Centerpoint IV                                            1,637,533        734,302       903,231
 87              2    Treepoint and Meadows Apartments                          2,166,138      1,217,296       948,842
 88              1    Homewood Suites Colorado Springs                                N/A            N/A           N/A
 89              1    Embassy Suites Schaumburg                                 7,803,193      6,534,593     1,268,600
 90              1    Danbury Landing                                           1,521,082        674,029  $    847,053
 91              2    AIMCO Trinity Place Apartments                            1,344,495        619,113       725,382
 92              1    Fed Ex Central Distribution Center                              N/A            N/A           N/A
 93              1    Fifth and Laurel                                            881,303        254,049       627,254

                                                                                 3RD MOST
               LOAN                                                               RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                          PERIOD ENDING (2)   U/W EGI (3)       U/W EXPENSES
  -   -------  -----  -------------                                          -----------------  -------------      ------------
 23d             1    Walgreens (Surprise)                                                 N/A  $     335,000      $          -
 23e             1    Walgreens (Defiance)                                                 N/A        300,925                 0
 24              2    Carlton Court Apartments                                      12/31/2003      4,109,655         2,207,228
 25              1    Arrowhead Mall                                                12/31/2003      4,185,891         1,842,883
 26              2    Posada Vallarta                                               12/31/2003      2,638,655           970,250
 27              1    Embassy Suites Phoenix                                        12/31/2003     10,334,320         8,070,722
 28a             1    Walgreens (Woodland Park)                                            N/A        335,200                 0
 28b             1    Walgreens (Searcy)                                                   N/A        311,800                 0
 28c             1    Walgreens (Canon City)                                               N/A        319,000                 0
 28d             1    Walgreens (Noblesville)                                              N/A        289,000                 0
 28e             1    Walgreens (Sheridan)                                                 N/A        279,000                 0
 29              1    The Core Club                                                        N/A      1,846,611           279,079
 30              2    Cypress Run at Tampa Palms                                           N/A      3,202,480         1,626,532
 31a     B       1    Pranke Meadow Lane Shopping Center                                   N/A        224,999            48,619
 31b     B       1    Pranke Capitol Drive Shopping Center                          12/31/2003        224,235            82,831
 31c     B       1    Pranke Bluemound Road Shopping Center                                N/A        195,654            57,020
 31d     B       1    Pranke Howell Avenue Shopping Center                                 N/A        158,450            40,122
 31e     B       1    Pranke Caddis Bend Shopping Center                                   N/A        162,025            64,960
 32      B       1    Pranke Durand Shopping Center                                        N/A        386,584            61,634
 33      B       1    Pranke S. 76th Street Shopping Center                                N/A        422,603           103,278
 34      B       1    Pranke National Avenue Shopping Center                               N/A        356,556            87,298
 35      B       1    Pranke State Street Shopping Center                           12/31/2003        127,575            34,879
 36      B       1    Pranke Oakland Avenue Shopping Center                         12/31/2003        119,015            30,905
 37      B       1    Pranke University Avenue Shopping Center                             N/A         82,136            20,821
 38              1    South Plaza                                                          N/A      1,909,193           437,095
 39              1    Valley Parkway Health Center                                         N/A      2,049,447           516,365
 40              1    Providence Pavilion                                                  N/A      1,732,635           319,859
 41              1    The Times Building                                            12/31/2003      2,899,233         1,262,283
 42              1    Hilton Rialto Place Melbourne                                        N/A      8,627,855         6,248,548
 43              1    Village at Double Diamond                                            N/A      1,764,322           392,786
 44              1    Maple Avenue Properties                                       12/31/2003      2,516,806           509,831
 45              1    Holiday Inn South San Francisco                                      N/A      5,338,235         3,343,412
 46a             1    Holiday Inn                                                   12/25/2003      3,514,784         2,585,732
 46b             1    Staybridge Suites                                             12/25/2003      2,448,449         1,602,346
 47              1    Cedar - Jordan Lane Shopping Center                           12/31/2002      2,192,795           711,120
 48              1    Parkville Commons                                                    N/A      2,339,881         1,159,987
 49              1    The Stanley Hotel                                                    N/A      7,553,470         5,700,312
 50              1    Vinings Village SC                                                   N/A      1,329,816           281,306
 51              1    Diamante Del Mar                                                     N/A      1,368,818           272,406
 52              1    Staybridge Suites - Eatontown                                        N/A      4,396,850         2,776,959
 53              1    The Commons at Concord Park                                          N/A      1,952,892           724,643
 54              1    Courtyard Chattanooga Downtown                                12/31/2003      3,842,668         2,449,100
 55              1    Blackstone Center                                             12/31/2003      2,049,000           881,616
 56a             1    Oswego Plaza                                                         N/A        936,212           369,788
 56b             1    The P&C Shopping Center                                              N/A        863,267           305,445
 57              1    Metcalf 103 Center                                            12/31/2003      2,590,946         1,075,972
 58              1    The Prada Building                                                   N/A      1,640,740           128,517
 59              2    Newport                                                       12/31/2003      2,197,619         1,183,994
 60              1    Southbridge Crossing                                                 N/A      1,596,289           507,621
 61a             1    Pullman Industrial                                                   N/A      1,214,083           293,718
 61b             1    Pullman Industrial                                                   N/A        854,799           206,653
 62              1    Crossroads Professional Building                                     N/A      1,652,568           517,618
 63              1    Jupiter Service Center                                               N/A      1,438,242           479,740
 64              1    Carlisle Center                                                      N/A      1,350,104           478,817
 65              1    10 Park Place South                                           12/31/2003      2,054,535           932,744
 66a             1    Plymouth                                                      12/31/2003        340,940            15,638
 66b             1    Lombard                                                       12/31/2003        351,488           108,037
 66c             1    Orland Park                                                   12/31/2003        397,539           147,256
 66d             1    Arlington Heights                                             12/31/2003        411,779           198,277
 66e             1    Peoria                                                        12/31/2003        285,989            91,914
 67              1    Farmington Courtyard                                          12/31/2003      4,659,894         3,395,292
 68              1    College Plaza                                                        N/A      1,196,313           292,436
 69              2    Rancho Santa Fe                                               12/31/2003      1,782,278           847,559
 70              1    Riverhill Center                                                     N/A      1,543,810           631,059
 71              2    Limestone Apartments                                          12/31/2003      1,039,466           246,462
 72              1    Arkansas Court                                                12/31/2003      1,713,543           543,019
 73              1    Castro Commons                                                12/31/2003      1,910,477           952,267
 74              2    Summerview Apartments                                         12/31/2003      1,377,193           508,940
 75              2    28 East 14th Street                                           12/31/2003        950,295           175,928
 76              1    Wanamaker Building 2005 - Retail                                     N/A      1,691,458           510,025
 77              1    Phoenix Ranch Market                                                 N/A      1,236,226           313,468
 78              1    LaDera Shopping Center                                               N/A      1,466,607           533,073
 79              2    Tall Oaks Apartments                                          12/31/2003      1,343,638           546,275
 80              2    Azalea Ridge Apartments                                       12/31/2003      1,453,742           639,891
 81a             1    DR-Norridge                                                   12/31/2003        240,427            88,629
 81b             1    DR-Merrillville                                               12/31/2003        189,747            58,515
 81c             1    DR-Mundelein                                                  12/31/2002        227,267            83,824
 81d             1    DR-Burbank                                                    12/31/2003        124,830             6,993
 81e             1    DR-Joliet                                                     12/31/2003        178,286            65,854
 81f             1    DR-Hoffman Estates                                            12/31/2003        110,124             5,905
 81g             1    DR-Downers Grove                                              12/31/2003        102,600             5,604
 81h             1    DR-Ft. Wayne                                                  12/31/2003        133,129            36,126
 82              1    Decatur Crossing                                              12/31/2003      1,314,312           359,943
 83a             1    Santa Barbara Hotel Portfolio I - Inn by the Harbor           12/31/2003      1,438,330           900,349
 83b             1    Santa Barbara Hotel Portfolio I - Brisas del Mar              12/31/2003      1,453,447           927,224
 83c             1    Santa Barbara Hotel Portfolio I - Colonial Beach Inn          12/31/2003        775,370           556,809
 84              1    TownPlace Suites Knoxville                                           N/A      1,972,207           989,784
 85              2    Three Fountains Apartments                                    12/31/2003      2,743,354         1,894,062
 86              1    Centerpoint IV                                                12/31/2003      1,734,457         1,106,136
 87              2    Treepoint and Meadows Apartments                              12/31/2003      2,258,493         1,172,877
 88              1    Homewood Suites Colorado Springs                                     N/A      2,720,668         1,736,432
 89              1    Embassy Suites Schaumburg                                     12/31/2003      7,753,293         6,506,285
 90              1    Danbury Landing                                               12/31/2003      1,551,123           745,285
 91              2    AIMCO Trinity Place Apartments                                12/31/2003      1,357,906           604,334
 92              1    Fed Ex Central Distribution Center                                   N/A        758,992           131,289
 93              1    Fifth and Laurel                                              12/31/2003      1,104,717           320,585

               LOAN
  #   CROSSED  GROUP  PROPERTY NAME                                            U/W NOI
  -   -------  -----  -------------                                          ------------
 23d             1    Walgreens (Surprise)                                   $    335,000
 23e             1    Walgreens (Defiance)                                        300,925
 24              2    Carlton Court Apartments                                  1,902,427
 25              1    Arrowhead Mall                                            2,343,009
 26              2    Posada Vallarta                                           1,668,405
 27              1    Embassy Suites Phoenix                                    2,263,598
 28a             1    Walgreens (Woodland Park)                                   335,200
 28b             1    Walgreens (Searcy)                                          311,800
 28c             1    Walgreens (Canon City)                                      319,000
 28d             1    Walgreens (Noblesville)                                     289,000
 28e             1    Walgreens (Sheridan)                                        279,000
 29              1    The Core Club                                             1,567,532
 30              2    Cypress Run at Tampa Palms                                1,575,948
 31a     B       1    Pranke Meadow Lane Shopping Center                          176,380
 31b     B       1    Pranke Capitol Drive Shopping Center                        141,404
 31c     B       1    Pranke Bluemound Road Shopping Center                       138,634
 31d     B       1    Pranke Howell Avenue Shopping Center                        118,328
 31e     B       1    Pranke Caddis Bend Shopping Center                           97,065
 32      B       1    Pranke Durand Shopping Center                               324,950
 33      B       1    Pranke S. 76th Street Shopping Center                       319,325
 34      B       1    Pranke National Avenue Shopping Center                      269,258
 35      B       1    Pranke State Street Shopping Center                          92,696
 36      B       1    Pranke Oakland Avenue Shopping Center                        88,110
 37      B       1    Pranke University Avenue Shopping Center                     61,315
 38              1    South Plaza                                               1,472,098
 39              1    Valley Parkway Health Center                              1,533,082
 40              1    Providence Pavilion                                       1,412,776
 41              1    The Times Building                                        1,636,950
 42              1    Hilton Rialto Place Melbourne                             2,379,307
 43              1    Village at Double Diamond                                 1,371,536
 44              1    Maple Avenue Properties                                   2,006,975
 45              1    Holiday Inn South San Francisco                           1,994,823
 46a             1    Holiday Inn                                                 929,052
 46b             1    Staybridge Suites                                           846,103
 47              1    Cedar - Jordan Lane Shopping Center                       1,481,675
 48              1    Parkville Commons                                         1,179,894
 49              1    The Stanley Hotel                                         1,853,158
 50              1    Vinings Village SC                                        1,048,510
 51              1    Diamante Del Mar                                          1,096,412
 52              1    Staybridge Suites - Eatontown                             1,619,891
 53              1    The Commons at Concord Park                               1,228,249
 54              1    Courtyard Chattanooga Downtown                            1,393,568
 55              1    Blackstone Center                                         1,167,384
 56a             1    Oswego Plaza                                                566,424
 56b             1    The P&C Shopping Center                                     557,822
 57              1    Metcalf 103 Center                                        1,514,974
 58              1    The Prada Building                                        1,512,223
 59              2    Newport                                                   1,013,625
 60              1    Southbridge Crossing                                      1,088,668
 61a             1    Pullman Industrial                                          920,450
 61b             1    Pullman Industrial                                          648,060
 62              1    Crossroads Professional Building                          1,134,950
 63              1    Jupiter Service Center                                      958,502
 64              1    Carlisle Center                                             871,287
 65              1    10 Park Place South                                       1,121,791
 66a             1    Plymouth                                                    325,302
 66b             1    Lombard                                                     243,451
 66c             1    Orland Park                                                 250,283
 66d             1    Arlington Heights                                           213,502
 66e             1    Peoria                                                      194,075
 67              1    Farmington Courtyard                                      1,264,602
 68              1    College Plaza                                               903,877
 69              2    Rancho Santa Fe                                             934,719
 70              1    Riverhill Center                                            912,751
 71              2    Limestone Apartments                                        793,004
 72              1    Arkansas Court                                            1,170,524
 73              1    Castro Commons                                              958,210
 74              2    Summerview Apartments                                       868,253
 75              2    28 East 14th Street                                         774,367
 76              1    Wanamaker Building 2005 - Retail                          1,181,433
 77              1    Phoenix Ranch Market                                        922,758
 78              1    LaDera Shopping Center                                      933,534
 79              2    Tall Oaks Apartments                                        797,363
 80              2    Azalea Ridge Apartments                                     813,851
 81a             1    DR-Norridge                                                 151,798
 81b             1    DR-Merrillville                                             131,232
 81c             1    DR-Mundelein                                                143,443
 81d             1    DR-Burbank                                                  117,837
 81e             1    DR-Joliet                                                   112,432
 81f             1    DR-Hoffman Estates                                          104,219
 81g             1    DR-Downers Grove                                             96,996
 81h             1    DR-Ft. Wayne                                                 97,003
 82              1    Decatur Crossing                                            954,369
 83a             1    Santa Barbara Hotel Portfolio I - Inn by the Harbor         537,981
 83b             1    Santa Barbara Hotel Portfolio I - Brisas del Mar            526,223
 83c             1    Santa Barbara Hotel Portfolio I - Colonial Beach Inn        218,561
 84              1    TownPlace Suites Knoxville                                  982,423
 85              2    Three Fountains Apartments                                  849,292
 86              1    Centerpoint IV                                              628,321
 87              2    Treepoint and Meadows Apartments                          1,085,616
 88              1    Homewood Suites Colorado Springs                            984,236
 89              1    Embassy Suites Schaumburg                                 1,247,008
 90              1    Danbury Landing                                             805,838
 91              2    AIMCO Trinity Place Apartments                              753,572
 92              1    Fed Ex Central Distribution Center                          627,703
 93              1    Fifth and Laurel                                            784,132

             HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                               CUT-OFF DATE           MOST          MOST
               LOAN                                                             PRINCIPAL            RECENT        RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                            BALANCE (1)        EGI (2), (3)  EXPENSES (2)
  -   -------  -----  -------------                                          ---------------      ------------  ------------
 94              1    1165 North Dupont Highway                              $     7,482,056               N/A           N/A
 95              1    Tower II Office Buildings                                    7,476,572         2,889,315     1,712,006
 96              2    Indian Springs                                               7,360,000         1,461,222       755,005
 97              1    Comfort Inn - Newport News, VA                               7,307,410         2,837,483     1,785,424
 98              2    501-515 First Street                                         7,300,000           903,169       307,010
 99              1    Huck Finn Shopping Center                                    7,200,000           811,950       237,985
 100             1    Savi Ranch Parkway                                           7,184,167         1,060,725       359,573
 101             1    Holiday Inn Express Pasadena                                 7,138,331         2,587,890     1,585,576
 102             2    Castle Bluff Apartments                                      7,100,000         1,599,791       953,271
 103             1    250 88th Street                                              6,990,283           941,011       143,783
 104             1    Easton III                                                   6,990,199           795,751       133,829
 105             2    Lakeshore III                                                6,900,000         1,004,599       385,638
 106             2    Summerlin Ridge Apartments                                   6,800,000               N/A           N/A
 107             2    Coronet Hall Tenants Corp.                                   6,800,000               N/A           N/A
 108             2    Royal Court Apts.                                            6,700,000           859,172       287,201
 109             2    Waterford Place Apartments                                   6,700,000         1,436,513       667,822
 110             2    Woodland Heights Apartments                                  6,700,000               N/A           N/A
 111             1    Finksburg Plaza                                              6,600,000         1,091,750       219,235
 112             1    Boott Cotton Mills                                           6,590,857         1,753,824     1,034,482
 113             1    Holly Hill Plaza Shopping Center                             6,578,650         1,189,227       475,647
 114             1    Shady Oak Center                                             6,559,950           969,186       397,913
 115             2    Oyster Creek Apartments                                      6,480,000         1,132,357       557,706
 116             1    Amelon Square                                                6,469,136         1,013,983       191,447
 117             1    Gateway Commons                                              6,385,133               N/A           N/A
 118             2    The Court at Northgate                                       6,300,000         1,092,646       391,244
 119             1    North Trident-HCA                                            6,291,560               N/A           N/A
 120             1    Spears Building                                              6,200,000           470,186       231,006
 121             1    Stoney Batter Office Building                                6,200,000           841,330       244,356
 122             1    Winter Loeb Building                                         6,185,808           787,522       274,247
 123             1    Shoppes of Grove City                                        6,178,903               N/A           N/A
 124             2    La Residencia &  Bonaventure Apartments                      6,000,000         1,342,816       817,391
 125             2    111 East 85th Street Owners, Inc.                            6,000,000               N/A           N/A
 126             1    Konterra Building L                                          6,000,000           717,014       150,283
 127             2    Tallmadge Oaks Apartments                                    5,972,611         1,246,211       606,134
 128             1    Capitol View I                                               5,791,042         1,128,057       250,899
 129             2    Sage Meadows Apartments                                      5,770,000         1,262,579       523,787
 130             1    South Office Building                                        5,750,000               N/A           N/A
 131             1    Scripps/Poway Self Storage Facility                          5,700,000         1,108,260       525,146
 132             1    Hampton Inn Panama City                                      5,666,103         2,356,498     1,428,584
 133             2    Dobson Springs Apartments                                    5,520,000           843,208       454,168
 134             1    San Marcos Pavilion                                          5,500,000           813,277       196,086
 135             1    Cumberland Pointe Retail                                     5,500,000               N/A           N/A
 136             2    Butterfield House, Inc.                                      5,500,000               N/A           N/A
 137     C       1    Boothbay Rite Aid                                            1,477,556           178,321             0
 138     C       1    Dexter Rite Aid                                              1,414,702           171,876             0
 139     C       1    Manchester Rite Aid                                          1,329,900           161,551           978
 140     C       1    Milo Rite Aid                                                1,122,383           137,752             0
 141             1    The Corners Shopping Center                                  5,300,000           579,207       217,268
 142             1    Hampton Inn - Greenville, SC                                 5,249,268         2,520,457     1,772,087
 143             1    Cedar-Oakland Mills Village Center                           5,187,741           977,940       149,604
 144             2    The Oaks of Arlington Apartments                             5,150,000           943,849       525,839
 145             1    Western Springs Shopping Centers                             5,072,094           646,591       150,111
146a             1    Downers Grove - 1640 75th                                    1,860,745           292,676        33,200
146b             1    Farmington Hills                                             1,272,091           300,239        41,068
146c             1    Livonia                                                        877,992           188,588        41,874
146d             1    Gainesville                                                    608,608           110,833        11,032
146e             1    Livonia - Glendale                                             399,087            67,792         7,669
 147             1    Mercury Village                                              5,000,000           622,656       165,664
 148             2    Woodlands Owners, Inc.                                       5,000,000               N/A           N/A
 149             1    Cochrane Road Self Storage                                   4,993,052           835,652       407,942
 150             1    Mitre Office Building                                        4,968,648           674,016        18,260
 151             1    River Shoals Village                                         4,953,055           674,837       147,234
 152             2    Crossview Court Apartments                                   4,950,000         1,169,631       736,503
 153             2    Salem Arms Apartments                                        4,793,330           877,981       467,887
 154             1    Palms to Pines Retail Center                                 4,788,422           863,764       328,779
 155             2    Ski Lodge Apartments                                         4,779,555           856,114       346,238
 156             1    All American Mini-Storage - Napa                             4,754,000           700,449       254,621
 157             1    Farmville Town Center                                        4,732,943               N/A           N/A
 158             1    Mid America Business Park                                    4,713,714           401,061       186,254
 159             2    Deer Park Gardens Apartments                                 4,700,000         1,227,187       826,266
 160             1    Seneca Center                                                4,700,000           677,321       173,002
 161             2    Alexander House Apartments                                   4,630,305         1,306,979       860,529
 162             1    Capella I Shopping Center                                    4,612,500           673,578       251,458
 163             1    Laurel Bay Commercial                                        4,600,000               N/A           N/A
 164             2    10 East 70th Street, Inc.                                    4,500,000               N/A           N/A
 165             1    660 Kenilworth Drive                                         4,450,000               N/A           N/A
 166             1    Intermountain Residence Inn Monroe                           4,386,742         1,747,103     1,188,640
 167             2    245 East 87th Street Tenants Corp.                           4,386,706               N/A           N/A
 168             1    Quality Inn & Suites Nashville Airport                       4,381,335         1,496,050       847,168
169a             1    Ranch Market 2705 South H Street                             2,811,332           137,721        19,890
169b             1    Ranch Market 2309 Niles Street                               1,425,605            69,837        10,086
169c             1    Ranch Market 2225 Niles Street                                  49,846             2,442           353
170a             1    Flamingo Jones Plaza                                         2,237,737           247,658        70,725
170b             1    Tropicana Centre                                             1,989,099           401,065       132,594
 171             1    Stonewood Village                                            4,200,000           543,250       112,245
 172             2    Orchard Springs Apartments                                   4,141,644           876,042       549,661
 173             2    Mississippi Terrace                                          4,135,746           761,747       380,822
 174             1    Bowling Green Plaza                                          4,094,427           396,811        72,907
 175             1    Walgreen-Lebanon                                             4,090,126               N/A           N/A
 176             2    Sierra Grande Apartments                                     4,000,000         1,119,121       654,248
 177             1    Village in Trussville Shopping Center                        4,000,000           552,553       142,662
 178             2    Post Alley                                                   4,000,000           547,807       270,926
 179             1    Associated Energy Systems Building                           3,990,993           480,457        50,089
 180             1    Hoover Court Shopping Center                                 3,990,647           451,322       135,482
 181             2    639 Apartments Corp.                                         3,990,288               N/A           N/A
 182             2    83rd Street Tenants, Inc.                                    3,983,458               N/A           N/A

                                                                                 MOST             MOST           2ND MOST
               LOAN                                                             RECENT           RECENT           RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                             NOI (2)    PERIOD ENDING (2)   EGI (2), (3)
  -   -------  -----  -------------                                          ------------  ------------------  ------------
 94              1    1165 North Dupont Highway                                       N/A               N/A             N/A
 95              1    Tower II Office Buildings                                 1,177,309        11/30/2005       2,619,141
 96              2    Indian Springs                                              706,217         7/31/2005       1,452,519
 97              1    Comfort Inn - Newport News, VA                            1,052,059         9/30/2005       2,801,562
 98              2    501-515 First Street                                        596,160        10/31/2005         830,041
 99              1    Huck Finn Shopping Center                                   573,965        12/31/2004         866,070
 100             1    Savi Ranch Parkway                                          701,152        10/31/2005         938,700
 101             1    Holiday Inn Express Pasadena                              1,002,314        10/31/2005       2,083,978
 102             2    Castle Bluff Apartments                                     646,520         9/30/2005       1,605,574
 103             1    250 88th Street                                             797,228        11/30/2005         611,681
 104             1    Easton III                                                  661,922        11/30/2005         779,666
 105             2    Lakeshore III                                               618,961         9/30/2005         965,350
 106             2    Summerlin Ridge Apartments                                      N/A               N/A             N/A
 107             2    Coronet Hall Tenants Corp.                                      N/A               N/A             N/A
 108             2    Royal Court Apts.                                           571,971        10/31/2005         825,912
 109             2    Waterford Place Apartments                                  768,691        12/31/2005       1,216,926
 110             2    Woodland Heights Apartments                                     N/A               N/A             N/A
 111             1    Finksburg Plaza                                             872,515        12/31/2005       1,113,772
 112             1    Boott Cotton Mills                                          719,342         8/31/2005       1,721,286
 113             1    Holly Hill Plaza Shopping Center                            713,580         7/31/2005       1,081,539
 114             1    Shady Oak Center                                            571,273         9/30/2005         881,549
 115             2    Oyster Creek Apartments                                     574,651         8/31/2005       1,169,353
 116             1    Amelon Square                                               822,536          7/1/2005       1,098,021
 117             1    Gateway Commons                                                 N/A               N/A             N/A
 118             2    The Court at Northgate                                      701,402         9/30/2005       1,115,559
 119             1    North Trident-HCA                                               N/A               N/A             N/A
 120             1    Spears Building                                             239,180         6/30/2005         455,910
 121             1    Stoney Batter Office Building                               596,974        12/31/2005         947,447
 122             1    Winter Loeb Building                                        513,275        10/31/2005         898,046
 123             1    Shoppes of Grove City                                           N/A               N/A             N/A
 124             2    La Residencia &  Bonaventure Apartments                     525,425        11/30/2005       1,312,804
 125             2    111 East 85th Street Owners, Inc.                               N/A               N/A             N/A
 126             1    Konterra Building L                                         566,732         10/1/2005         352,137
 127             2    Tallmadge Oaks Apartments                                   640,077         9/30/2005       1,232,434
 128             1    Capitol View I                                              877,158        12/31/2004       1,058,061
 129             2    Sage Meadows Apartments                                     738,792        10/30/2005       1,188,601
 130             1    South Office Building                                           N/A               N/A             N/A
 131             1    Scripps/Poway Self Storage Facility                         583,114        11/30/2005       1,056,333
 132             1    Hampton Inn Panama City                                     927,914         7/31/2005       2,253,492
 133             2    Dobson Springs Apartments                                   389,040         7/31/2005         792,601
 134             1    San Marcos Pavilion                                         617,191         9/30/2005         718,050
 135             1    Cumberland Pointe Retail                                        N/A               N/A             N/A
 136             2    Butterfield House, Inc.                                         N/A               N/A             N/A
 137     C       1    Boothbay Rite Aid                                           178,321        11/30/2005         178,321
 138     C       1    Dexter Rite Aid                                             171,876        11/30/2005         171,876
 139     C       1    Manchester Rite Aid                                         160,573        12/31/2004         161,551
 140     C       1    Milo Rite Aid                                               137,752        11/30/2005         137,752
 141             1    The Corners Shopping Center                                 361,939        12/31/2004             N/A
 142             1    Hampton Inn - Greenville, SC                                748,370         6/30/2005       2,388,105
 143             1    Cedar-Oakland Mills Village Center                          828,336        11/30/2005             N/A
 144             2    The Oaks of Arlington Apartments                            418,010         8/31/2005         903,674
 145             1    Western Springs Shopping Centers                            496,480         8/31/2005         615,839
146a             1    Downers Grove - 1640 75th                                   259,476         9/30/2005         263,850
146b             1    Farmington Hills                                            259,171         9/30/2005         267,367
146c             1    Livonia                                                     146,714        12/31/2004         187,170
146d             1    Gainesville                                                  99,801         9/30/2005         106,808
146e             1    Livonia - Glendale                                           60,123         9/30/2005          63,873
 147             1    Mercury Village                                             456,992         7/31/2005         594,941
 148             2    Woodlands Owners, Inc.                                          N/A               N/A             N/A
 149             1    Cochrane Road Self Storage                                  427,710        11/30/2005         699,477
 150             1    Mitre Office Building                                       655,757         8/31/2005         566,733
 151             1    River Shoals Village                                        527,603        12/31/2004         635,429
 152             2    Crossview Court Apartments                                  433,128        11/30/2005       1,141,536
 153             2    Salem Arms Apartments                                       410,094         8/31/2005         898,427
 154             1    Palms to Pines Retail Center                                534,985        11/30/2005         730,823
 155             2    Ski Lodge Apartments                                        509,876         8/31/2005         828,516
 156             1    All American Mini-Storage - Napa                            445,828        12/31/2004         589,042
 157             1    Farmville Town Center                                           N/A               N/A             N/A
 158             1    Mid America Business Park                                   214,807        12/31/2004         154,281
 159             2    Deer Park Gardens Apartments                                400,921         6/30/2005       1,214,829
 160             1    Seneca Center                                               504,319         8/31/2005         674,749
 161             2    Alexander House Apartments                                  446,450         9/30/2005       1,349,387
 162             1    Capella I Shopping Center                                   422,120        11/30/2005             N/A
 163             1    Laurel Bay Commercial                                           N/A               N/A             N/A
 164             2    10 East 70th Street, Inc.                                       N/A               N/A             N/A
 165             1    660 Kenilworth Drive                                            N/A               N/A             N/A
 166             1    Intermountain Residence Inn Monroe                          558,463        10/31/2005       1,736,460
 167             2    245 East 87th Street Tenants Corp.                              N/A               N/A             N/A
 168             1    Quality Inn & Suites Nashville Airport                      648,882         9/30/2005       1,451,134
169a             1    Ranch Market 2705 South H Street                            117,831          9/1/2005         137,721
169b             1    Ranch Market 2309 Niles Street                               59,751          9/1/2005          69,837
169c             1    Ranch Market 2225 Niles Street                                2,089          9/1/2005           2,442
170a             1    Flamingo Jones Plaza                                        176,933         8/31/2005         149,720
170b             1    Tropicana Centre                                            268,471         5/31/2005         347,403
 171             1    Stonewood Village                                           431,005         8/31/2005         477,396
 172             2    Orchard Springs Apartments                                  326,381         7/31/2005             N/A
 173             2    Mississippi Terrace                                         380,925         8/31/2005         768,723
 174             1    Bowling Green Plaza                                         323,904         9/30/2005         396,424
 175             1    Walgreen-Lebanon                                                N/A               N/A             N/A
 176             2    Sierra Grande Apartments                                    464,873         8/30/2005       1,099,263
 177             1    Village in Trussville Shopping Center                       409,891        12/31/2004         452,945
 178             2    Post Alley                                                  276,881        12/31/2005         489,092
 179             1    Associated Energy Systems Building                          430,368        10/31/2005         478,297
 180             1    Hoover Court Shopping Center                                315,840        10/31/2005         487,027
 181             2    639 Apartments Corp.                                            N/A               N/A             N/A
 182             2    83rd Street Tenants, Inc.                                       N/A               N/A             N/A

                                                                               2ND MOST       2ND MOST       2ND MOST
               LOAN                                                             RECENT         RECENT         RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                          EXPENSES (2)     NOI (2)    PERIOD ENDING (2)
  -   -------  -----  -------------                                          ------------  ------------  -----------------
 94              1    1165 North Dupont Highway                                       N/A           N/A                N/A
 95              1    Tower II Office Buildings                                 1,857,996       761,145         12/31/2004
 96              2    Indian Springs                                              770,796       681,723         12/31/2004
 97              1    Comfort Inn - Newport News, VA                            1,731,684     1,069,878         12/31/2004
 98              2    501-515 First Street                                        289,211       540,830         12/31/2004
 99              1    Huck Finn Shopping Center                                   264,769       601,301         12/31/2003
 100             1    Savi Ranch Parkway                                          359,782       578,918         12/31/2004
 101             1    Holiday Inn Express Pasadena                              1,218,790       865,188         12/31/2004
 102             2    Castle Bluff Apartments                                     902,897       702,677         12/31/2004
 103             1    250 88th Street                                             172,219       439,462         12/31/2004
 104             1    Easton III                                                  129,398       650,268         12/31/2004
 105             2    Lakeshore III                                               424,503       540,847         12/31/2004
 106             2    Summerlin Ridge Apartments                                      N/A           N/A                N/A
 107             2    Coronet Hall Tenants Corp.                                      N/A           N/A                N/A
 108             2    Royal Court Apts.                                           278,946       546,966         12/31/2004
 109             2    Waterford Place Apartments                                  596,260       620,666         12/31/2004
 110             2    Woodland Heights Apartments                                     N/A           N/A                N/A
 111             1    Finksburg Plaza                                             277,016       836,756         12/31/2004
 112             1    Boott Cotton Mills                                        1,022,690       698,596         12/31/2004
 113             1    Holly Hill Plaza Shopping Center                            417,944       663,595         12/31/2004
 114             1    Shady Oak Center                                            404,420       477,129         12/31/2004
 115             2    Oyster Creek Apartments                                     560,031       609,322         12/31/2004
 116             1    Amelon Square                                               168,663       929,358         12/31/2004
 117             1    Gateway Commons                                                 N/A           N/A                N/A
 118             2    The Court at Northgate                                      387,438       728,121         12/31/2004
 119             1    North Trident-HCA                                               N/A           N/A                N/A
 120             1    Spears Building                                             223,144       232,766         12/31/2004
 121             1    Stoney Batter Office Building                               308,604       638,843         12/31/2004
 122             1    Winter Loeb Building                                        247,847       650,199         12/31/2004
 123             1    Shoppes of Grove City                                           N/A           N/A                N/A
 124             2    La Residencia &  Bonaventure Apartments                     698,618       614,186         12/31/2004
 125             2    111 East 85th Street Owners, Inc.                               N/A           N/A                N/A
 126             1    Konterra Building L                                         148,894       203,243         12/31/2004
 127             2    Tallmadge Oaks Apartments                                   644,000       588,434         12/31/2004
 128             1    Capitol View I                                              250,287       807,774         12/31/2003
 129             2    Sage Meadows Apartments                                     561,660       626,941         12/31/2004
 130             1    South Office Building                                           N/A           N/A                N/A
 131             1    Scripps/Poway Self Storage Facility                         481,304       575,029         12/31/2004
 132             1    Hampton Inn Panama City                                   1,344,413       909,079         12/31/2004
 133             2    Dobson Springs Apartments                                   476,173       316,428         12/31/2004
 134             1    San Marcos Pavilion                                         180,894       537,156         12/31/2004
 135             1    Cumberland Pointe Retail                                        N/A           N/A                N/A
 136             2    Butterfield House, Inc.                                         N/A           N/A                N/A
 137     C       1    Boothbay Rite Aid                                             1,677       176,644         12/31/2004
 138     C       1    Dexter Rite Aid                                               1,677       170,199         12/31/2004
 139     C       1    Manchester Rite Aid                                           1,677       159,874         12/31/2003
 140     C       1    Milo Rite Aid                                                 1,677       136,075         12/31/2004
 141             1    The Corners Shopping Center                                     N/A           N/A                N/A
 142             1    Hampton Inn - Greenville, SC                              1,705,389       682,716         12/31/2004
 143             1    Cedar-Oakland Mills Village Center                              N/A           N/A                N/A
 144             2    The Oaks of Arlington Apartments                            515,922       387,752         12/31/2004
 145             1    Western Springs Shopping Centers                            120,874       494,965         12/31/2004
146a             1    Downers Grove - 1640 75th                                    20,453       243,397         12/31/2004
146b             1    Farmington Hills                                             88,511       178,856         12/31/2004
146c             1    Livonia                                                      17,332       169,838         12/31/2003
146d             1    Gainesville                                                   7,422        99,386         12/31/2004
146e             1    Livonia - Glendale                                           14,182        49,691         12/31/2004
 147             1    Mercury Village                                             144,936       450,005         12/31/2004
 148             2    Woodlands Owners, Inc.                                          N/A           N/A                N/A
 149             1    Cochrane Road Self Storage                                  375,943       323,534         12/31/2004
 150             1    Mitre Office Building                                        14,534       552,199         12/31/2004
 151             1    River Shoals Village                                        139,985       495,444         12/31/2003
 152             2    Crossview Court Apartments                                  672,391       469,145         12/31/2004
 153             2    Salem Arms Apartments                                       449,370       449,057         12/31/2004
 154             1    Palms to Pines Retail Center                                302,116       428,707         12/31/2004
 155             2    Ski Lodge Apartments                                        377,724       450,792         12/31/2004
 156             1    All American Mini-Storage - Napa                            236,807       352,235         12/31/2003
 157             1    Farmville Town Center                                           N/A           N/A                N/A
 158             1    Mid America Business Park                                   148,424         5,857         12/31/2003
 159             2    Deer Park Gardens Apartments                                797,763       417,066         12/31/2004
 160             1    Seneca Center                                               172,034       502,715         12/31/2004
 161             2    Alexander House Apartments                                  789,117       560,270         12/31/2004
 162             1    Capella I Shopping Center                                       N/A           N/A                N/A
 163             1    Laurel Bay Commercial                                           N/A           N/A                N/A
 164             2    10 East 70th Street, Inc.                                       N/A           N/A                N/A
 165             1    660 Kenilworth Drive                                            N/A           N/A                N/A
 166             1    Intermountain Residence Inn Monroe                        1,148,343       588,117         12/31/2004
 167             2    245 East 87th Street Tenants Corp.                              N/A           N/A                N/A
 168             1    Quality Inn & Suites Nashville Airport                      842,424       608,710         12/31/2004
169a             1    Ranch Market 2705 South H Street                              4,218       133,503         12/31/2004
169b             1    Ranch Market 2309 Niles Street                                2,139        67,699         12/31/2004
169c             1    Ranch Market 2225 Niles Street                                   75         2,367         12/31/2004
170a             1    Flamingo Jones Plaza                                         75,309        74,411         12/31/2004
170b             1    Tropicana Centre                                            132,155       215,248         12/31/2004
 171             1    Stonewood Village                                           111,530       365,866         12/31/2004
 172             2    Orchard Springs Apartments                                      N/A           N/A                N/A
 173             2    Mississippi Terrace                                         376,640       392,083         12/31/2004
 174             1    Bowling Green Plaza                                          72,447       323,977         12/31/2004
 175             1    Walgreen-Lebanon                                                N/A           N/A                N/A
 176             2    Sierra Grande Apartments                                    645,310       453,953         12/31/2004
 177             1    Village in Trussville Shopping Center                       117,649       335,296         12/31/2003
 178             2    Post Alley                                                  265,735       223,357         12/31/2004
 179             1    Associated Energy Systems Building                           41,978       436,319         12/31/2004
 180             1    Hoover Court Shopping Center                                134,965       352,062         12/31/2004
 181             2    639 Apartments Corp.                                            N/A           N/A                N/A
 182             2    83rd Street Tenants, Inc.                                       N/A           N/A                N/A

                                                                               3RD MOST       3RD MOST      3RD MOST
               LOAN                                                             RECENT         RECENT        RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                          EGI (2), (3)   EXPENSES (2)     NOI (2)
  -   -------  -----  -------------                                          ------------  -------------  ------------
 94              1    1165 North Dupont Highway                                       N/A            N/A           N/A
 95              1    Tower II Office Buildings                                 2,781,439      1,733,722     1,047,717
 96              2    Indian Springs                                            1,423,861        731,304       692,557
 97              1    Comfort Inn - Newport News, VA                            2,591,048      1,592,439       998,609
 98              2    501-515 First Street                                        815,469        263,537       551,932
 99              1    Huck Finn Shopping Center                                       N/A            N/A           N/A
 100             1    Savi Ranch Parkway                                          705,166        315,552       389,614
 101             1    Holiday Inn Express Pasadena                                    N/A            N/A           N/A
 102             2    Castle Bluff Apartments                                   1,594,415        897,567       696,848
 103             1    250 88th Street                                             579,742        152,831       426,911
 104             1    Easton III                                                      N/A            N/A           N/A
 105             2    Lakeshore III                                               926,989        398,832       528,157
 106             2    Summerlin Ridge Apartments                                      N/A            N/A           N/A
 107             2    Coronet Hall Tenants Corp.                                      N/A            N/A           N/A
 108             2    Royal Court Apts.                                           825,119        265,409       559,710
 109             2    Waterford Place Apartments                                1,025,753        663,384       362,369
 110             2    Woodland Heights Apartments                                     N/A            N/A           N/A
 111             1    Finksburg Plaza                                                 N/A            N/A           N/A
 112             1    Boott Cotton Mills                                        1,606,143      1,009,211       596,932
 113             1    Holly Hill Plaza Shopping Center                          1,007,047        375,712       631,335
 114             1    Shady Oak Center                                            924,408        407,360       517,048
 115             2    Oyster Creek Apartments                                   1,207,932        615,836       592,096
 116             1    Amelon Square                                             1,084,983        189,898       895,085
 117             1    Gateway Commons                                                 N/A            N/A           N/A
 118             2    The Court at Northgate                                    1,128,101        396,762       731,339
 119             1    North Trident-HCA                                               N/A            N/A           N/A
 120             1    Spears Building                                             447,909        211,865       236,044
 121             1    Stoney Batter Office Building                               848,889        339,833       509,056
 122             1    Winter Loeb Building                                        851,623        249,398       602,225
 123             1    Shoppes of Grove City                                           N/A            N/A           N/A
 124             2    La Residencia &  Bonaventure Apartments                   1,289,034        710,186       578,848
 125             2    111 East 85th Street Owners, Inc.                               N/A            N/A           N/A
 126             1    Konterra Building L                                          57,300         39,976        17,324
 127             2    Tallmadge Oaks Apartments                                 1,223,512        592,812       630,700
 128             1    Capitol View I                                                  N/A            N/A           N/A
 129             2    Sage Meadows Apartments                                   1,407,426        575,664       831,762
 130             1    South Office Building                                           N/A            N/A           N/A
 131             1    Scripps/Poway Self Storage Facility                       1,030,310        495,914       534,396
 132             1    Hampton Inn Panama City                                   2,037,286      1,364,322       672,964
 133             2    Dobson Springs Apartments                                       N/A            N/A           N/A
 134             1    San Marcos Pavilion                                         719,715        177,545       542,170
 135             1    Cumberland Pointe Retail                                        N/A            N/A           N/A
 136             2    Butterfield House, Inc.                                         N/A            N/A           N/A
 137     C       1    Boothbay Rite Aid                                           178,321          1,677  $    176,644
 138     C       1    Dexter Rite Aid                                             171,876          1,677  $    170,199
 139     C       1    Manchester Rite Aid                                             N/A            N/A           N/A
 140     C       1    Milo Rite Aid                                               137,752          1,677  $    136,075
 141             1    The Corners Shopping Center                                     N/A            N/A           N/A
 142             1    Hampton Inn - Greenville, SC                              2,293,611      1,620,027       673,584
 143             1    Cedar-Oakland Mills Village Center                              N/A            N/A           N/A
 144             2    The Oaks of Arlington Apartments                            960,755        548,441       412,314
 145             1    Western Springs Shopping Centers                            598,675        109,762       488,913
146a             1    Downers Grove - 1640 75th                                   268,312         16,929       251,383
146b             1    Farmington Hills                                            256,730         86,914       169,816
146c             1    Livonia                                                     184,146         21,278       162,868
146d             1    Gainesville                                                  60,822         10,805        50,017
146e             1    Livonia - Glendale                                           67,425          6,242        61,183
 147             1    Mercury Village                                             527,289        149,972       377,317
 148             2    Woodlands Owners, Inc.                                          N/A            N/A           N/A
 149             1    Cochrane Road Self Storage                                  590,052        307,039       283,013
 150             1    Mitre Office Building                                       558,495         13,236       545,259
 151             1    River Shoals Village                                            N/A            N/A           N/A
 152             2    Crossview Court Apartments                                1,207,986        702,955       505,031
 153             2    Salem Arms Apartments                                       934,460        467,705       466,755
 154             1    Palms to Pines Retail Center                                733,273        249,619       483,654
 155             2    Ski Lodge Apartments                                        821,101        378,096       443,005
 156             1    All American Mini-Storage - Napa                                N/A            N/A           N/A
 157             1    Farmville Town Center                                           N/A            N/A           N/A
 158             1    Mid America Business Park                                       N/A            N/A           N/A
 159             2    Deer Park Gardens Apartments                              1,185,293        818,434       366,859
 160             1    Seneca Center                                               629,801        180,029       449,772
 161             2    Alexander House Apartments                                1,404,924        742,224       662,700
 162             1    Capella I Shopping Center                                       N/A            N/A           N/A
 163             1    Laurel Bay Commercial                                           N/A            N/A           N/A
 164             2    10 East 70th Street, Inc.                                       N/A            N/A           N/A
 165             1    660 Kenilworth Drive                                            N/A            N/A           N/A
 166             1    Intermountain Residence Inn Monroe                        1,792,640      1,190,632       602,008
 167             2    245 East 87th Street Tenants Corp.                              N/A            N/A           N/A
 168             1    Quality Inn & Suites Nashville Airport                    1,408,225        862,989       545,236
169a             1    Ranch Market 2705 South H Street                             46,891          2,972        43,919
169b             1    Ranch Market 2309 Niles Street                               23,778          1,507        22,271
169c             1    Ranch Market 2225 Niles Street                                  831             53           779
170a             1    Flamingo Jones Plaza                                        285,808         58,025       227,783
170b             1    Tropicana Centre                                            333,633        103,458       230,175
 171             1    Stonewood Village                                           513,047        106,608       406,439
 172             2    Orchard Springs Apartments                                      N/A            N/A           N/A
 173             2    Mississippi Terrace                                         774,271        376,959       397,312
 174             1    Bowling Green Plaza                                         471,952         72,948       399,004
 175             1    Walgreen-Lebanon                                                N/A            N/A           N/A
 176             2    Sierra Grande Apartments                                  1,074,579        632,629       441,950
 177             1    Village in Trussville Shopping Center                           N/A            N/A           N/A
 178             2    Post Alley                                                      N/A            N/A           N/A
 179             1    Associated Energy Systems Building                          512,831         40,612  $    472,219
 180             1    Hoover Court Shopping Center                                503,502        119,395       384,107
 181             2    639 Apartments Corp.                                            N/A            N/A           N/A
 182             2    83rd Street Tenants, Inc.                                       N/A            N/A           N/A

                                                                                 3RD MOST
               LOAN                                                               RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                          PERIOD ENDING (2)   U/W EGI (3)       U/W EXPENSES
  -   -------  -----  -------------                                          -----------------  -------------      ------------
 94              1    1165 North Dupont Highway                                            N/A  $     969,893      $    230,409
 95              1    Tower II Office Buildings                                     12/31/2003      2,868,617         1,841,708
 96              2    Indian Springs                                                12/31/2003      1,503,045           754,783
 97              1    Comfort Inn - Newport News, VA                                12/31/2003      2,757,767         1,625,736
 98              2    501-515 First Street                                          12/31/2003        880,650           269,598
 99              1    Huck Finn Shopping Center                                            N/A        958,101           302,332
 100             1    Savi Ranch Parkway                                            12/31/2003      1,109,026           398,295
 101             1    Holiday Inn Express Pasadena                                         N/A      2,464,686         1,604,953
 102             2    Castle Bluff Apartments                                       12/31/2003      1,600,290           961,861
 103             1    250 88th Street                                               12/31/2003        952,360           218,276
 104             1    Easton III                                                           N/A        777,161           162,504
 105             2    Lakeshore III                                                 12/31/2003      1,030,583           433,305
 106             2    Summerlin Ridge Apartments                                           N/A        951,530           325,156
 107             2    Coronet Hall Tenants Corp.                                           N/A      2,191,777           994,730
 108             2    Royal Court Apts.                                             12/31/2003        867,495           280,790
 109             2    Waterford Place Apartments                                    12/31/2003      1,329,557           661,558
 110             2    Woodland Heights Apartments                                          N/A        941,004           320,969
 111             1    Finksburg Plaza                                                      N/A        907,930           218,511
 112             1    Boott Cotton Mills                                            12/31/2003      1,840,767         1,016,456
 113             1    Holly Hill Plaza Shopping Center                              12/31/2003      1,405,747           499,960
 114             1    Shady Oak Center                                              12/31/2003      1,020,143           407,611
 115             2    Oyster Creek Apartments                                       12/31/2003      1,170,863           543,557
 116             1    Amelon Square                                                 12/31/2003      1,138,648           239,411
 117             1    Gateway Commons                                                      N/A        829,933           251,365
 118             2    The Court at Northgate                                        12/31/2003      1,103,859           414,268
 119             1    North Trident-HCA                                                    N/A        773,447            23,203
 120             1    Spears Building                                               12/31/2003        914,053           270,015
 121             1    Stoney Batter Office Building                                 12/31/2003        842,670           319,137
 122             1    Winter Loeb Building                                          12/31/2003        828,050           249,530
 123             1    Shoppes of Grove City                                                N/A        646,430           105,950
 124             2    La Residencia &  Bonaventure Apartments                       12/31/2003      1,373,479           790,045
 125             2    111 East 85th Street Owners, Inc.                                    N/A      8,708,445         3,071,110
 126             1    Konterra Building L                                           12/31/2003        776,074           154,253
 127             2    Tallmadge Oaks Apartments                                     12/31/2003      1,296,628           674,117
 128             1    Capitol View I                                                       N/A      1,030,750           204,166
 129             2    Sage Meadows Apartments                                       12/31/2003      1,337,195           660,311
 130             1    South Office Building                                                N/A        749,172           216,294
 131             1    Scripps/Poway Self Storage Facility                           12/31/2003      1,101,412           518,094
 132             1    Hampton Inn Panama City                                       12/31/2003      2,331,332         1,411,668
 133             2    Dobson Springs Apartments                                            N/A        847,988           373,296
 134             1    San Marcos Pavilion                                           12/31/2003        790,774           198,207
 135             1    Cumberland Pointe Retail                                             N/A        601,227           113,130
 136             2    Butterfield House, Inc.                                              N/A      6,603,350         2,871,800
 137     C       1    Boothbay Rite Aid                                             12/31/2003        183,493            23,689
 138     C       1    Dexter Rite Aid                                               12/31/2003        186,719            33,626
 139     C       1    Manchester Rite Aid                                                  N/A        174,749            27,637
 140     C       1    Milo Rite Aid                                                 12/31/2003        152,241            30,423
 141             1    The Corners Shopping Center                                          N/A        866,314           307,487
 142             1    Hampton Inn - Greenville, SC                                  12/31/2003      2,450,270         1,721,246
 143             1    Cedar-Oakland Mills Village Center                                   N/A        890,818           269,531
 144             2    The Oaks of Arlington Apartments                              12/31/2003        986,593           542,364
 145             1    Western Springs Shopping Centers                              12/31/2003        619,681           150,640
146a             1    Downers Grove - 1640 75th                                     12/31/2003        318,606            76,087
146b             1    Farmington Hills                                              12/31/2003        247,577            81,105
146c             1    Livonia                                                       12/31/2002        170,231            48,028
146d             1    Gainesville                                                   12/31/2003         79,800             4,592
146e             1    Livonia - Glendale                                            12/31/2003         57,330             2,926
 147             1    Mercury Village                                               12/31/2003        655,989           198,619
 148             2    Woodlands Owners, Inc.                                               N/A      2,935,081         1,351,000
 149             1    Cochrane Road Self Storage                                    12/31/2003        966,067           410,038
 150             1    Mitre Office Building                                         12/31/2003        748,948            87,700
 151             1    River Shoals Village                                                 N/A        718,288           169,549
 152             2    Crossview Court Apartments                                    12/31/2003      1,146,693           684,563
 153             2    Salem Arms Apartments                                         12/31/2003        907,643           456,728
 154             1    Palms to Pines Retail Center                                  12/31/2003        878,977           322,997
 155             2    Ski Lodge Apartments                                          12/31/2003        835,810           378,879
 156             1    All American Mini-Storage - Napa                                     N/A        709,978           283,317
 157             1    Farmville Town Center                                                N/A        560,988           100,974
 158             1    Mid America Business Park                                            N/A        697,020           201,849
 159             2    Deer Park Gardens Apartments                                  12/31/2003      1,227,558           797,440
 160             1    Seneca Center                                                 12/31/2003        675,186           175,365
 161             2    Alexander House Apartments                                    12/31/2003      1,341,193           827,045
 162             1    Capella I Shopping Center                                            N/A        705,788           237,053
 163             1    Laurel Bay Commercial                                                N/A        612,128           140,908
 164             2    10 East 70th Street, Inc.                                            N/A      5,599,128         1,962,874
 165             1    660 Kenilworth Drive                                                 N/A        664,108           228,077
 166             1    Intermountain Residence Inn Monroe                            12/31/2003      1,681,536         1,139,452
 167             2    245 East 87th Street Tenants Corp.                                   N/A      5,193,213         2,209,716
 168             1    Quality Inn & Suites Nashville Airport                        12/31/2003      1,482,071           928,548
169a             1    Ranch Market 2705 South H Street                              12/31/2003        403,911 (7)        63,835 (7)
169b             1    Ranch Market 2309 Niles Street                                12/31/2003        213,507            38,410
169c             1    Ranch Market 2225 Niles Street                                12/31/2003              0                 0
170a             1    Flamingo Jones Plaza                                          12/31/2003        333,895            86,974
170b             1    Tropicana Centre                                              12/31/2003        359,298           134,650
 171             1    Stonewood Village                                             12/31/2003        517,000           104,853
 172             2    Orchard Springs Apartments                                           N/A        969,958           548,734
 173             2    Mississippi Terrace                                           12/31/2003        738,155           326,459
 174             1    Bowling Green Plaza                                           12/31/2003        450,603            76,364
 175             1    Walgreen-Lebanon                                                     N/A        355,976            10,679
 176             2    Sierra Grande Apartments                                      12/31/2003      1,131,768           628,038
 177             1    Village in Trussville Shopping Center                                N/A        494,501           124,205
 178             2    Post Alley                                                           N/A        608,813           265,571
 179             1    Associated Energy Systems Building                            12/31/2003        513,268           112,417
 180             1    Hoover Court Shopping Center                                  12/31/2003        531,763           145,994
 181             2    639 Apartments Corp.                                                 N/A      3,310,360         1,028,726
 182             2    83rd Street Tenants, Inc.                                            N/A      6,279,899         2,575,405

               LOAN
  #   CROSSED  GROUP  PROPERTY NAME                                            U/W NOI
  -   -------  -----  -------------                                          ------------
 94              1    1165 North Dupont Highway                              $    739,484
 95              1    Tower II Office Buildings                                 1,026,909
 96              2    Indian Springs                                              748,262
 97              1    Comfort Inn - Newport News, VA                            1,132,031
 98              2    501-515 First Street                                        611,052
 99              1    Huck Finn Shopping Center                                   655,769
 100             1    Savi Ranch Parkway                                          710,731
 101             1    Holiday Inn Express Pasadena                                859,733
 102             2    Castle Bluff Apartments                                     638,429
 103             1    250 88th Street                                             734,084
 104             1    Easton III                                                  614,657
 105             2    Lakeshore III                                               597,278
 106             2    Summerlin Ridge Apartments                                  626,374
 107             2    Coronet Hall Tenants Corp.                                1,197,047
 108             2    Royal Court Apts.                                           586,705
 109             2    Waterford Place Apartments                                  667,999
 110             2    Woodland Heights Apartments                                 620,035
 111             1    Finksburg Plaza                                             689,419
 112             1    Boott Cotton Mills                                          824,311
 113             1    Holly Hill Plaza Shopping Center                            905,787
 114             1    Shady Oak Center                                            612,532
 115             2    Oyster Creek Apartments                                     627,306
 116             1    Amelon Square                                               899,237
 117             1    Gateway Commons                                             578,568
 118             2    The Court at Northgate                                      689,591
 119             1    North Trident-HCA                                           750,244
 120             1    Spears Building                                             644,038
 121             1    Stoney Batter Office Building                               523,533
 122             1    Winter Loeb Building                                        578,520
 123             1    Shoppes of Grove City                                       540,480
 124             2    La Residencia &  Bonaventure Apartments                     583,434
 125             2    111 East 85th Street Owners, Inc.                         5,637,335
 126             1    Konterra Building L                                         621,821
 127             2    Tallmadge Oaks Apartments                                   622,511
 128             1    Capitol View I                                              826,584
 129             2    Sage Meadows Apartments                                     676,884
 130             1    South Office Building                                       532,878
 131             1    Scripps/Poway Self Storage Facility                         583,318
 132             1    Hampton Inn Panama City                                     919,664
 133             2    Dobson Springs Apartments                                   474,692
 134             1    San Marcos Pavilion                                         592,567
 135             1    Cumberland Pointe Retail                                    488,097
 136             2    Butterfield House, Inc.                                   3,731,550
 137     C       1    Boothbay Rite Aid                                           159,804
 138     C       1    Dexter Rite Aid                                             153,093
 139     C       1    Manchester Rite Aid                                         147,112
 140     C       1    Milo Rite Aid                                               121,818
 141             1    The Corners Shopping Center                                 558,827
 142             1    Hampton Inn - Greenville, SC                                729,024
 143             1    Cedar-Oakland Mills Village Center                          621,287
 144             2    The Oaks of Arlington Apartments                            444,229
 145             1    Western Springs Shopping Centers                            469,041
146a             1    Downers Grove - 1640 75th                                   242,519
146b             1    Farmington Hills                                            166,472
146c             1    Livonia                                                     122,203
146d             1    Gainesville                                                  75,208
146e             1    Livonia - Glendale                                           54,404
 147             1    Mercury Village                                             457,370
 148             2    Woodlands Owners, Inc.                                    1,584,081
 149             1    Cochrane Road Self Storage                                  556,029
 150             1    Mitre Office Building                                       661,248
 151             1    River Shoals Village                                        548,738
 152             2    Crossview Court Apartments                                  462,130
 153             2    Salem Arms Apartments                                       450,914
 154             1    Palms to Pines Retail Center                                555,980
 155             2    Ski Lodge Apartments                                        456,931
 156             1    All American Mini-Storage - Napa                            426,661
 157             1    Farmville Town Center                                       460,014
 158             1    Mid America Business Park                                   495,171
 159             2    Deer Park Gardens Apartments                                430,118
 160             1    Seneca Center                                               499,821
 161             2    Alexander House Apartments                                  514,148
 162             1    Capella I Shopping Center                                   468,735
 163             1    Laurel Bay Commercial                                       471,220
 164             2    10 East 70th Street, Inc.                                 3,636,254
 165             1    660 Kenilworth Drive                                        436,031
 166             1    Intermountain Residence Inn Monroe                          542,084
 167             2    245 East 87th Street Tenants Corp.                        2,983,497
 168             1    Quality Inn & Suites Nashville Airport                      553,523
169a             1    Ranch Market 2705 South H Street                            340,076 (7)
169b             1    Ranch Market 2309 Niles Street                              175,097
169c             1    Ranch Market 2225 Niles Street                                    0
170a             1    Flamingo Jones Plaza                                        246,921
170b             1    Tropicana Centre                                            224,648
 171             1    Stonewood Village                                           412,147
 172             2    Orchard Springs Apartments                                  421,224
 173             2    Mississippi Terrace                                         411,696
 174             1    Bowling Green Plaza                                         374,239
 175             1    Walgreen-Lebanon                                            345,297
 176             2    Sierra Grande Apartments                                    503,730
 177             1    Village in Trussville Shopping Center                       370,296
 178             2    Post Alley                                                  343,242
 179             1    Associated Energy Systems Building                          400,851
 180             1    Hoover Court Shopping Center                                385,769
 181             2    639 Apartments Corp.                                      2,281,634
 182             2    83rd Street Tenants, Inc.                                 3,704,494

             HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                               CUT-OFF DATE           MOST         MOST
               LOAN                                                             PRINCIPAL            RECENT       RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                            BALANCE (1)        EGI (2), (3)  EXPENSES (2)
  -   -------  -----  -------------                                          ---------------      ------------  ------------
 183             1    Atlantic/Neptune Beach Plaza                           $     3,983,312      $    710,538  $    164,684
 184             1    Brentwood Self Storage                                       3,925,452           618,780       239,211
185a             1    31935 Via Rio Temecula Road                                  2,146,483           211,200         6,998
185b             1    3125 Vista Way                                               1,736,302           197,470        44,285
 186             1    Hudson Corners                                               3,827,103               N/A           N/A
 187             1    Crescent Center                                              3,800,000               N/A           N/A
 188             2    QLS Gardens Apartments                                       3,741,458         1,258,874       765,936
 189             1    Sandy Spring Financial Center                                3,738,517           520,503       141,343
 190             2    Ocean Terrace Owners, Inc.                                   3,728,371               N/A           N/A
 191             1    Lynnfield Centre                                             3,716,403           569,558       164,040
 192             1    Claim Jumper                                                 3,700,000               N/A           N/A
 193             1    Montpelier Center                                            3,700,000               N/A           N/A
 194             1    Plaza 2300                                                   3,700,000           519,026       114,939
 195             1    Ashley Oaks Shopping  Center                                 3,695,058           492,209        48,842
 196             2    Treehouse Apartments                                         3,691,696         1,034,132       648,202
 197             1    Fairfield Inn Hartsville                                     3,688,418         1,362,446       879,871
 198             2    26 Gramercy Park Owners Corp.                                3,638,104               N/A           N/A
 199             1    Kimberly Park Shopping Center                                3,617,061           417,259        92,120
 200             2    The Arbors                                                   3,600,000           836,856       503,176
 201             1    Haverhill Business Center                                    3,595,040               N/A           N/A
202a             2    Melody Lane MHP and Mountain View MHP                        2,088,430           407,539       144,181
202b             2    Wishing Well MHP                                             1,421,327           281,871       153,332
 203             1    Costa Mesa Square II                                         3,500,000           356,818        60,758
 204             1    Promenade Plaza                                              3,495,842           462,642        38,707
 205             2    Linden Hill No. 2 Cooperative Corp.                          3,491,571               N/A           N/A
 206             1    Office Depot                                                 3,491,488               N/A           N/A
 207             1    Hathaway Business Park                                       3,488,593           504,086       156,132
 208             1    Cathedral City Retail                                        3,485,563               N/A           N/A
 209             2    Skyline Terrace Cooperative, Inc.                            3,474,813               N/A           N/A
 210             1    Holiday Inn Express Hobby                                    3,319,199         1,566,696     1,003,099
 211             2    103 Gedney Street Owners', Inc.                              3,295,852               N/A           N/A
 212             1    Buffalo Self Storage                                         3,295,458           432,938       108,594
 213             1    Alexis Road Shopping Plaza                                   3,259,690           542,210       195,831
 214             1    Copperas Cove Plaza                                          3,240,589           408,353        97,034
 215             1    Hampton Inn Simpsonville                                     3,204,869         1,572,049     1,164,837
 216             1    Hesperia Town Center                                         3,200,000           539,368       191,058
 217             1    Paloma Village                                               3,165,557           294,890        58,014
 218             1    Amelia Market                                                3,149,525               N/A           N/A
 219             2    Abbington Crossing III Apartments                            3,100,000           398,599       132,431
 220             1    Daffodil Valley Storage                                      3,090,289           498,614       208,572
 221             2    Old Oak Square Apts                                          3,082,678           763,697       447,503
 222             1    Southgate Center                                             3,030,561           494,558       118,613
 223             1    Liberty Safe and Security                                    3,012,949           572,000        14,382
 224             1    Lynwood Retail                                               3,000,000           237,605          (169)
 225             1    The Shops at Westar Strip Shopping Center                    3,000,000           300,780       108,940
 226             2    40 East 88 Owners, Inc.                                      3,000,000               N/A           N/A
 227             2    510 East 86th Street Owners, Inc.                            3,000,000               N/A           N/A
 228             2    Ten Eighty Apartment Corporation                             3,000,000               N/A           N/A
 229             1    Fairfield Inn - Lumberton, NC                                2,997,485         1,359,935       963,914
 230             1    Heacock Medical Center                                       2,993,300           422,190       112,261
 231             1    Craig Road Retail                                            2,992,668               N/A           N/A
 232             1    Millennium Center Retail                                     2,990,779           417,616        54,881
 233             1    CVS - Jersey Village, TX                                     2,989,619               N/A           N/A
 234             1    Comfort Suites Prestonsburg                                  2,987,057         1,183,924       765,523
 235             2    Evelyn Court Apartment Corp.                                 2,983,968               N/A           N/A
 236             1    Best Western Barboursville                                   2,982,616         1,447,963       932,064
 237             2    Las Villas Apartments                                        2,956,904           825,795       531,656
 238             1    7848 Cimarron, LLC                                           2,918,077           442,098       119,346
 239             1    Fort Apache Shopping Center                                  2,900,000           337,029        42,953
 240             1    The Law Center                                               2,900,000           561,104       272,052
 241             1    Baybrook-Kissimmee LLC                                       2,887,503           388,811        11,664
 242             1    Shane Company, Store No. 25                                  2,878,325               N/A           N/A
 243             1    Reisterstown Village Center                                  2,872,051           240,791       146,054
 244             1    Nimmonsburg Square                                           2,860,352           425,770        96,326
 245             1    24635 Madison Avenue                                         2,834,035               N/A           N/A
 246             1    116-118 North York Road                                      2,800,000               N/A           N/A
 247             2    Harris Garden Apartments                                     2,800,000           730,386       440,773
 248             2    Park East Apartments, Inc.                                   2,791,540               N/A           N/A
 249             2    Suburbia Owners, Inc.                                        2,780,118               N/A           N/A
 250             2    San Marcos MHP                                               2,756,386           451,557       152,993
 251             1    Grant Court                                                  2,700,000               N/A           N/A
 252             1    Itasca Building                                              2,600,000           806,832       508,479
 253             1    Shea Professional Plaza                                      2,600,000           455,668       190,600
 254             2    Wagon Wheel MHP                                              2,600,000           341,858       127,190
 255             2    525 East 82 Owners Corp.                                     2,600,000               N/A           N/A
 256             2    72nd Street East Corporation                                 2,600,000               N/A           N/A
 257             1    Comfort Inn Richmond Airport                                 2,592,015           971,819       594,791
 258             2    Patricia Apartments                                          2,566,000               N/A           N/A
 259             2    Mulberry Acres MHP                                           2,516,248           337,980        91,592
 260             2    Stephen Gardens Corp.                                        2,496,599               N/A           N/A
 261             2    Sans Souci Owners Corp.                                      2,493,268               N/A           N/A
 262             2    Kent Bentley Apartments, Inc.                                2,487,237               N/A           N/A
 263             1    Dixie Plaza                                                  2,486,374           416,402       115,249
 264             2    Savannah Terrace & Square Apartments                         2,469,555           427,716       100,686
 265             2    969 Park Avenue                                              2,446,939               N/A           N/A
 266             2    34-15 Properties Ltd.                                        2,415,245               N/A           N/A
 267             1    311 Ed Wright Lane                                           2,392,940               N/A           N/A
 268             1    Church Road Plaza                                            2,370,000           382,391        86,608
 269             2    Littlefield Apartments                                       2,360,000           309,877        97,659
 270     D       2    NC MHP Portfolio - Pine Terrace                              1,197,240           147,074        10,614
 271     D       2    NC MHP Portfolio - Lakeview                                  1,147,355           167,596        33,219
 272             2    Maple Crest Apartments                                       2,340,471           734,452       412,585
273a             1    AIP - 433 Bishop Street                                      1,443,835               N/A           N/A
273b             1    AIP - 739 Trabert Ave                                          896,174               N/A           N/A
 274             1    Anaheim Office                                               2,300,000           762,321       256,628
 275             2    Royal Marc Apartments                                        2,300,000               N/A           N/A

                                                                                 MOST             MOST           2ND MOST
               LOAN                                                             RECENT           RECENT           RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                             NOI (2)     PERIOD ENDING (2)  EGI (2), (3)
  -   -------  -----  -------------                                          ------------  ------------------  ------------
 183             1    Atlantic/Neptune Beach Plaza                           $    545,854         6/30/2005    $    679,433
 184             1    Brentwood Self Storage                                      379,569         9/30/2005         394,925
185a             1    31935 Via Rio Temecula Road                                 204,202         5/31/2005         211,200
185b             1    3125 Vista Way                                              153,185         9/30/2005         195,655
 186             1    Hudson Corners                                                  N/A               N/A             N/A
 187             1    Crescent Center                                                 N/A               N/A             N/A
 188             2    QLS Gardens Apartments                                      492,938         5/31/2005       1,255,270
 189             1    Sandy Spring Financial Center                               379,160         6/30/2005         514,163
 190             2    Ocean Terrace Owners, Inc.                                      N/A               N/A             N/A
 191             1    Lynnfield Centre                                            405,518         6/30/2005         507,508
 192             1    Claim Jumper                                                    N/A               N/A             N/A
 193             1    Montpelier Center                                               N/A               N/A             N/A
 194             1    Plaza 2300                                                  404,087         9/30/2005         453,892
 195             1    Ashley Oaks Shopping  Center                                443,366         6/30/2005         488,703
 196             2    Treehouse Apartments                                        385,930        11/30/2005         932,836
 197             1    Fairfield Inn Hartsville                                    482,575         6/30/2005       1,352,496
 198             2    26 Gramercy Park Owners Corp.                                   N/A               N/A             N/A
 199             1    Kimberly Park Shopping Center                               325,139         7/23/2005         470,841
 200             2    The Arbors                                                  333,680         8/31/2005             N/A
 201             1    Haverhill Business Center                                       N/A               N/A             N/A
202a             2    Melody Lane MHP and Mountain View MHP                       263,358        12/31/2005         305,190
202b             2    Wishing Well MHP                                            128,539         8/31/2005         278,472
 203             1    Costa Mesa Square II                                        296,060         5/31/2005             N/A
 204             1    Promenade Plaza                                             423,935         10/1/2005         247,778
 205             2    Linden Hill No. 2 Cooperative Corp.                             N/A               N/A             N/A
 206             1    Office Depot                                                    N/A               N/A             N/A
 207             1    Hathaway Business Park                                      347,954         8/31/2005         527,673
 208             1    Cathedral City Retail                                           N/A               N/A             N/A
 209             2    Skyline Terrace Cooperative, Inc.                               N/A               N/A             N/A
 210             1    Holiday Inn Express Hobby                                   563,597        10/31/2005       1,048,361
 211             2    103 Gedney Street Owners', Inc.                                 N/A               N/A             N/A
 212             1    Buffalo Self Storage                                        324,344         8/31/2005         431,285
 213             1    Alexis Road Shopping Plaza                                  346,379         6/30/2005         507,171
 214             1    Copperas Cove Plaza                                         311,319         9/30/2005         391,260
 215             1    Hampton Inn Simpsonville                                    407,212         8/31/2005       1,414,868
 216             1    Hesperia Town Center                                        348,310         9/30/2005         451,497
 217             1    Paloma Village                                              236,875        10/31/2005             N/A
 218             1    Amelia Market                                                   N/A               N/A             N/A
 219             2    Abbington Crossing III Apartments                           266,168         9/30/2005         382,101
 220             1    Daffodil Valley Storage                                     290,042        10/31/2005         477,567
 221             2    Old Oak Square Apts                                         316,194         5/31/2005         759,773
 222             1    Southgate Center                                            375,945         8/31/2005         460,713
 223             1    Liberty Safe and Security                                   557,618        12/31/2004         573,000
 224             1    Lynwood Retail                                              237,774         9/30/2005         173,501
 225             1    The Shops at Westar Strip Shopping Center                   191,839        11/30/2005             N/A
 226             2    40 East 88 Owners, Inc.                                         N/A               N/A             N/A
 227             2    510 East 86th Street Owners, Inc.                               N/A               N/A             N/A
 228             2    Ten Eighty Apartment Corporation                                N/A               N/A             N/A
 229             1    Fairfield Inn - Lumberton, NC                               396,021        10/31/2005       1,426,107
 230             1    Heacock Medical Center                                      309,929         9/30/2005         261,824
 231             1    Craig Road Retail                                               N/A               N/A             N/A
 232             1    Millennium Center Retail                                    362,735         9/30/2005         415,817
 233             1    CVS - Jersey Village, TX                                        N/A               N/A             N/A
 234             1    Comfort Suites Prestonsburg                                 418,401         8/31/2005       1,099,382
 235             2    Evelyn Court Apartment Corp.                                    N/A               N/A             N/A
 236             1    Best Western Barboursville                                  515,899         8/31/2005       1,389,447
 237             2    Las Villas Apartments                                       294,139         5/31/2005         751,685
 238             1    7848 Cimarron, LLC                                          322,752        10/31/2005         394,009
 239             1    Fort Apache Shopping Center                                 294,076         7/31/2005         252,864
 240             1    The Law Center                                              289,052         8/31/2005         597,375
 241             1    Baybrook-Kissimmee LLC                                      377,147        12/31/2004         388,811
 242             1    Shane Company, Store No. 25                                     N/A               N/A             N/A
 243             1    Reisterstown Village Center                                  94,738        10/31/2005             N/A
 244             1    Nimmonsburg Square                                          329,444         9/10/2005         394,644
 245             1    24635 Madison Avenue                                            N/A               N/A             N/A
 246             1    116-118 North York Road                                         N/A               N/A             N/A
 247             2    Harris Garden Apartments                                    289,613         8/31/2005         705,754
 248             2    Park East Apartments, Inc.                                      N/A               N/A             N/A
 249             2    Suburbia Owners, Inc.                                           N/A               N/A             N/A
 250             2    San Marcos MHP                                              298,564         8/30/2005         407,946
 251             1    Grant Court                                                     N/A               N/A             N/A
 252             1    Itasca Building                                             298,353        10/31/2005         819,227
 253             1    Shea Professional Plaza                                     265,068         8/31/2005         464,494
 254             2    Wagon Wheel MHP                                             214,668         9/30/2005         322,885
 255             2    525 East 82 Owners Corp.                                        N/A               N/A             N/A
 256             2    72nd Street East Corporation                                    N/A               N/A             N/A
 257             1    Comfort Inn Richmond Airport                                377,028        10/31/2005         796,051
 258             2    Patricia Apartments                                             N/A               N/A             N/A
 259             2    Mulberry Acres MHP                                          246,388         9/30/2005         324,482
 260             2    Stephen Gardens Corp.                                           N/A               N/A             N/A
 261             2    Sans Souci Owners Corp.                                         N/A               N/A             N/A
 262             2    Kent Bentley Apartments, Inc.                                   N/A               N/A             N/A
 263             1    Dixie Plaza                                                 301,153         6/30/2005         351,775
 264             2    Savannah Terrace & Square Apartments                        327,030         8/31/2005         433,158
 265             2    969 Park Avenue                                                 N/A               N/A             N/A
 266             2    34-15 Properties Ltd.                                           N/A               N/A             N/A
 267             1    311 Ed Wright Lane                                              N/A               N/A             N/A
 268             1    Church Road Plaza                                           295,783         7/31/2005         329,984
 269             2    Littlefield Apartments                                      212,218         7/31/2005         300,039
 270     D       2    NC MHP Portfolio - Pine Terrace                             136,460         8/31/2005         144,182
 271     D       2    NC MHP Portfolio - Lakeview                                 134,377         8/31/2005             N/A
 272             2    Maple Crest Apartments                                      321,867         8/31/2005         743,897
273a             1    AIP - 433 Bishop Street                                         N/A               N/A             N/A
273b             1    AIP - 739 Trabert Ave                                           N/A               N/A             N/A
 274             1    Anaheim Office                                              505,693        10/24/2005         709,067
 275             2    Royal Marc Apartments                                           N/A               N/A             N/A

                                                                               2ND MOST      2ND MOST        2ND MOST
               LOAN                                                             RECENT        RECENT          RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                          EXPENSES (2)    NOI (2)     PERIOD ENDING (2)
  -   -------  -----  -------------                                          ------------  ------------  -----------------
 183             1    Atlantic/Neptune Beach Plaza                           $    214,734  $    464,699         12/31/2004
 184             1    Brentwood Self Storage                                      272,401       122,524         12/31/2004
185a             1    31935 Via Rio Temecula Road                                       0       211,200         12/31/2004
185b             1    3125 Vista Way                                               44,231       151,424         12/31/2004
 186             1    Hudson Corners                                                  N/A           N/A                N/A
 187             1    Crescent Center                                                 N/A           N/A                N/A
 188             2    QLS Gardens Apartments                                      765,798       489,472         12/31/2004
 189             1    Sandy Spring Financial Center                               125,487       388,676         12/31/2004
 190             2    Ocean Terrace Owners, Inc.                                      N/A           N/A                N/A
 191             1    Lynnfield Centre                                            113,612       393,896         12/31/2004
 192             1    Claim Jumper                                                    N/A           N/A                N/A
 193             1    Montpelier Center                                               N/A           N/A                N/A
 194             1    Plaza 2300                                                  121,544       332,348         12/31/2004
 195             1    Ashley Oaks Shopping  Center                                141,133       347,569         12/31/2004
 196             2    Treehouse Apartments                                        594,975       337,861         12/31/2004
 197             1    Fairfield Inn Hartsville                                    850,510       501,986         12/31/2004
 198             2    26 Gramercy Park Owners Corp.                                   N/A           N/A                N/A
 199             1    Kimberly Park Shopping Center                                93,705       377,136         12/31/2004
 200             2    The Arbors                                                      N/A           N/A                N/A
 201             1    Haverhill Business Center                                       N/A           N/A                N/A
202a             2    Melody Lane MHP and Mountain View MHP                        76,277       228,913         12/31/2004
202b             2    Wishing Well MHP                                            139,336       139,136         12/31/2004
 203             1    Costa Mesa Square II                                            N/A           N/A                N/A
 204             1    Promenade Plaza                                              55,562       192,216         12/31/2004
 205             2    Linden Hill No. 2 Cooperative Corp.                             N/A           N/A                N/A
 206             1    Office Depot                                                    N/A           N/A                N/A
 207             1    Hathaway Business Park                                      162,102       365,571         12/31/2004
 208             1    Cathedral City Retail                                           N/A           N/A                N/A
 209             2    Skyline Terrace Cooperative, Inc.                               N/A           N/A                N/A
 210             1    Holiday Inn Express Hobby                                   736,181       312,180         12/31/2004
 211             2    103 Gedney Street Owners', Inc.                                 N/A           N/A                N/A
 212             1    Buffalo Self Storage                                        127,416       303,869         12/31/2004
 213             1    Alexis Road Shopping Plaza                                  209,104       298,067         12/31/2004
 214             1    Copperas Cove Plaza                                          95,904       295,356         12/31/2004
 215             1    Hampton Inn Simpsonville                                  1,041,577       373,291         12/31/2004
 216             1    Hesperia Town Center                                        163,653       287,844         12/31/2004
 217             1    Paloma Village                                                  N/A           N/A                N/A
 218             1    Amelia Market                                                   N/A           N/A                N/A
 219             2    Abbington Crossing III Apartments                           138,006       244,095         12/31/2004
 220             1    Daffodil Valley Storage                                     203,511       274,056         12/31/2004
 221             2    Old Oak Square Apts                                         436,149       323,624         12/31/2004
 222             1    Southgate Center                                            125,727       334,986         12/31/2004
 223             1    Liberty Safe and Security                                    12,042       560,958         12/31/2003
 224             1    Lynwood Retail                                               16,601       156,900         12/31/2004
 225             1    The Shops at Westar Strip Shopping Center                       N/A           N/A                N/A
 226             2    40 East 88 Owners, Inc.                                         N/A           N/A                N/A
 227             2    510 East 86th Street Owners, Inc.                               N/A           N/A                N/A
 228             2    Ten Eighty Apartment Corporation                                N/A           N/A                N/A
 229             1    Fairfield Inn - Lumberton, NC                               909,865       516,242         12/31/2004
 230             1    Heacock Medical Center                                      101,698       160,126         12/31/2004
 231             1    Craig Road Retail                                               N/A           N/A                N/A
 232             1    Millennium Center Retail                                     86,127       329,690         12/31/2004
 233             1    CVS - Jersey Village, TX                                        N/A           N/A                N/A
 234             1    Comfort Suites Prestonsburg                                 708,947       390,435         12/31/2004
 235             2    Evelyn Court Apartment Corp.                                    N/A           N/A                N/A
 236             1    Best Western Barboursville                                  900,531       488,916         12/31/2004
 237             2    Las Villas Apartments                                       502,105       249,580         12/31/2004
 238             1    7848 Cimarron, LLC                                           69,316       324,693         12/31/2004
 239             1    Fort Apache Shopping Center                                  53,415       199,449         12/31/2004
 240             1    The Law Center                                              297,875       299,500         12/31/2004
 241             1    Baybrook-Kissimmee LLC                                       11,664       377,147         12/31/2003
 242             1    Shane Company, Store No. 25                                     N/A           N/A                N/A
 243             1    Reisterstown Village Center                                     N/A           N/A                N/A
 244             1    Nimmonsburg Square                                          107,789       286,855         12/31/2004
 245             1    24635 Madison Avenue                                            N/A           N/A                N/A
 246             1    116-118 North York Road                                         N/A           N/A                N/A
 247             2    Harris Garden Apartments                                    450,917       254,837         12/31/2004
 248             2    Park East Apartments, Inc.                                      N/A           N/A                N/A
 249             2    Suburbia Owners, Inc.                                           N/A           N/A                N/A
 250             2    San Marcos MHP                                              155,593       252,353         12/31/2004
 251             1    Grant Court                                                     N/A           N/A                N/A
 252             1    Itasca Building                                             477,438       341,789         12/31/2004
 253             1    Shea Professional Plaza                                     189,238       275,256         12/31/2004
 254             2    Wagon Wheel MHP                                             125,427       197,458         12/31/2004
 255             2    525 East 82 Owners Corp.                                        N/A           N/A                N/A
 256             2    72nd Street East Corporation                                    N/A           N/A                N/A
 257             1    Comfort Inn Richmond Airport                                515,690       280,361         12/31/2004
 258             2    Patricia Apartments                                             N/A           N/A                N/A
 259             2    Mulberry Acres MHP                                           70,276       254,206          3/31/2005
 260             2    Stephen Gardens Corp.                                           N/A           N/A                N/A
 261             2    Sans Souci Owners Corp.                                         N/A           N/A                N/A
 262             2    Kent Bentley Apartments, Inc.                                   N/A           N/A                N/A
 263             1    Dixie Plaza                                                 130,010       221,765         12/31/2004
 264             2    Savannah Terrace & Square Apartments                        119,465       313,693         12/31/2004
 265             2    969 Park Avenue                                                 N/A           N/A                N/A
 266             2    34-15 Properties Ltd.                                           N/A           N/A                N/A
 267             1    311 Ed Wright Lane                                              N/A           N/A                N/A
 268             1    Church Road Plaza                                            75,364       254,620         12/31/2004
 269             2    Littlefield Apartments                                       92,150       207,889         12/31/2004
 270     D       2    NC MHP Portfolio - Pine Terrace                              10,644       133,538         12/31/2004
 271     D       2    NC MHP Portfolio - Lakeview                                     N/A           N/A                N/A
 272             2    Maple Crest Apartments                                      346,406       397,491         12/31/2004
273a             1    AIP - 433 Bishop Street                                         N/A           N/A                N/A
273b             1    AIP - 739 Trabert Ave                                           N/A           N/A                N/A
 274             1    Anaheim Office                                              237,007       472,060         12/31/2004
 275             2    Royal Marc Apartments                                           N/A           N/A                N/A

                                                                               3RD MOST      3RD MOST       3RD MOST
               LOAN                                                             RECENT        RECENT        RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                          EGI (2), (3)   EXPENSES (2)    NOI (2)
  -   -------  -----  -------------                                          ------------  -------------  ------------
 183             1    Atlantic/Neptune Beach Plaza                           $    636,650  $     203,566  $    433,084
 184             1    Brentwood Self Storage                                          N/A            N/A           N/A
185a             1    31935 Via Rio Temecula Road                                     N/A            N/A           N/A
185b             1    3125 Vista Way                                              196,120         53,272       142,848
 186             1    Hudson Corners                                                  N/A            N/A           N/A
 187             1    Crescent Center                                                 N/A            N/A           N/A
 188             2    QLS Gardens Apartments                                    1,311,175        698,110       613,065
 189             1    Sandy Spring Financial Center                               438,079        126,061       312,018
 190             2    Ocean Terrace Owners, Inc.                                      N/A            N/A           N/A
 191             1    Lynnfield Centre                                            501,980        124,159       377,821
 192             1    Claim Jumper                                                    N/A            N/A           N/A
 193             1    Montpelier Center                                               N/A            N/A           N/A
 194             1    Plaza 2300                                                  414,765        110,966       303,799
 195             1    Ashley Oaks Shopping  Center                                535,221        146,270       388,951
 196             2    Treehouse Apartments                                      1,009,125        627,512       381,613
 197             1    Fairfield Inn Hartsville                                  1,249,474        814,165       435,309
 198             2    26 Gramercy Park Owners Corp.                                   N/A            N/A           N/A
 199             1    Kimberly Park Shopping Center                               467,623         85,533       382,090
 200             2    The Arbors                                                      N/A            N/A           N/A
 201             1    Haverhill Business Center                                       N/A            N/A           N/A
202a             2    Melody Lane MHP and Mountain View MHP                           N/A            N/A           N/A
202b             2    Wishing Well MHP                                                N/A            N/A           N/A
 203             1    Costa Mesa Square II                                            N/A            N/A           N/A
 204             1    Promenade Plaza                                             186,318         38,521       147,797
 205             2    Linden Hill No. 2 Cooperative Corp.                             N/A            N/A           N/A
 206             1    Office Depot                                                    N/A            N/A           N/A
 207             1    Hathaway Business Park                                      492,280        155,056       337,224
 208             1    Cathedral City Retail                                           N/A            N/A           N/A
 209             2    Skyline Terrace Cooperative, Inc.                               N/A            N/A           N/A
 210             1    Holiday Inn Express Hobby                                       N/A            N/A           N/A
 211             2    103 Gedney Street Owners', Inc.                                 N/A            N/A           N/A
 212             1    Buffalo Self Storage                                            N/A            N/A           N/A
 213             1    Alexis Road Shopping Plaza                                      N/A            N/A           N/A
 214             1    Copperas Cove Plaza                                             N/A            N/A           N/A
 215             1    Hampton Inn Simpsonville                                  1,264,050        961,144       302,906
 216             1    Hesperia Town Center                                        469,388        173,617       295,771
 217             1    Paloma Village                                                  N/A            N/A           N/A
 218             1    Amelia Market                                                   N/A            N/A           N/A
 219             2    Abbington Crossing III Apartments                               N/A            N/A           N/A
 220             1    Daffodil Valley Storage                                     417,525        175,232       242,293
 221             2    Old Oak Square Apts                                         754,420        438,126       316,294
 222             1    Southgate Center                                                N/A            N/A           N/A
 223             1    Liberty Safe and Security                                       N/A            N/A           N/A
 224             1    Lynwood Retail                                               13,000          2,865        10,135
 225             1    The Shops at Westar Strip Shopping Center                       N/A            N/A           N/A
 226             2    40 East 88 Owners, Inc.                                         N/A            N/A           N/A
 227             2    510 East 86th Street Owners, Inc.                               N/A            N/A           N/A
 228             2    Ten Eighty Apartment Corporation                                N/A            N/A           N/A
 229             1    Fairfield Inn - Lumberton, NC                             1,491,045        911,486       579,559
 230             1    Heacock Medical Center                                          N/A            N/A           N/A
 231             1    Craig Road Retail                                               N/A            N/A           N/A
 232             1    Millennium Center Retail                                        N/A            N/A           N/A
 233             1    CVS - Jersey Village, TX                                        N/A            N/A           N/A
 234             1    Comfort Suites Prestonsburg                               1,050,917        673,900       377,017
 235             2    Evelyn Court Apartment Corp.                                    N/A            N/A           N/A
 236             1    Best Western Barboursville                                1,206,605        853,391       353,214
 237             2    Las Villas Apartments                                       740,624        478,838       261,786
 238             1    7848 Cimarron, LLC                                          414,883        136,780  $    278,103
 239             1    Fort Apache Shopping Center                                 201,234         52,533       148,701
 240             1    The Law Center                                              569,149        267,073       302,076
 241             1    Baybrook-Kissimmee LLC                                          N/A            N/A           N/A
 242             1    Shane Company, Store No. 25                                     N/A            N/A           N/A
 243             1    Reisterstown Village Center                                     N/A            N/A           N/A
 244             1    Nimmonsburg Square                                          372,332        108,411       263,921
 245             1    24635 Madison Avenue                                            N/A            N/A           N/A
 246             1    116-118 North York Road                                         N/A            N/A           N/A
 247             2    Harris Garden Apartments                                    730,167        453,672       276,495
 248             2    Park East Apartments, Inc.                                      N/A            N/A           N/A
 249             2    Suburbia Owners, Inc.                                           N/A            N/A           N/A
 250             2    San Marcos MHP                                              377,024        149,336       227,688
 251             1    Grant Court                                                     N/A            N/A           N/A
 252             1    Itasca Building                                             771,228        472,356       298,872
 253             1    Shea Professional Plaza                                     442,883        181,838       261,045
 254             2    Wagon Wheel MHP                                             313,860        113,150       200,710
 255             2    525 East 82 Owners Corp.                                        N/A            N/A           N/A
 256             2    72nd Street East Corporation                                    N/A            N/A           N/A
 257             1    Comfort Inn Richmond Airport                                737,209        482,339       254,870
 258             2    Patricia Apartments                                             N/A            N/A           N/A
 259             2    Mulberry Acres MHP                                              N/A            N/A           N/A
 260             2    Stephen Gardens Corp.                                           N/A            N/A           N/A
 261             2    Sans Souci Owners Corp.                                         N/A            N/A           N/A
 262             2    Kent Bentley Apartments, Inc.                                   N/A            N/A           N/A
 263             1    Dixie Plaza                                                 336,579        117,982       218,597
 264             2    Savannah Terrace & Square Apartments                            N/A            N/A           N/A
 265             2    969 Park Avenue                                                 N/A            N/A           N/A
 266             2    34-15 Properties Ltd.                                           N/A            N/A           N/A
 267             1    311 Ed Wright Lane                                              N/A            N/A           N/A
 268             1    Church Road Plaza                                           314,067         97,716       216,351
 269             2    Littlefield Apartments                                      283,785        101,324       182,461
 270     D       2    NC MHP Portfolio - Pine Terrace                             137,137         11,641       125,496
 271     D       2    NC MHP Portfolio - Lakeview                                     N/A            N/A           N/A
 272             2    Maple Crest Apartments                                      701,115        437,179       263,936
273a             1    AIP - 433 Bishop Street                                         N/A            N/A           N/A
273b             1    AIP - 739 Trabert Ave                                           N/A            N/A           N/A
 274             1    Anaheim Office                                              700,483        287,884       412,599
 275             2    Royal Marc Apartments                                           N/A            N/A           N/A

                                                                                 3RD MOST
               LOAN                                                               RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                          PERIOD ENDING (2)   U/W EGI (3)       U/W EXPENSES
  -   -------  -----  -------------                                          -----------------  -------------      ------------
 183             1    Atlantic/Neptune Beach Plaza                                  12/31/2003  $     726,164      $    235,556
 184             1    Brentwood Self Storage                                               N/A        623,158           271,928
185a             1    31935 Via Rio Temecula Road                                          N/A        283,300            63,831
185b             1    3125 Vista Way                                                12/31/2003        210,516            71,954
 186             1    Hudson Corners                                                       N/A        429,816            91,241
 187             1    Crescent Center                                                      N/A        543,683           175,542
 188             2    QLS Gardens Apartments                                        12/31/2003      1,239,571           843,383
 189             1    Sandy Spring Financial Center                                 12/31/2003        519,304           165,335
 190             2    Ocean Terrace Owners, Inc.                                           N/A      3,250,910         1,336,300
 191             1    Lynnfield Centre                                              12/31/2003        491,833           131,354
 192             1    Claim Jumper                                                         N/A        464,091           116,765
 193             1    Montpelier Center                                                    N/A        580,297           108,379
 194             1    Plaza 2300                                                    12/31/2003        491,033           136,238
 195             1    Ashley Oaks Shopping  Center                                  12/31/2003        567,624           140,117
 196             2    Treehouse Apartments                                          12/31/2003      1,046,898           667,938
 197             1    Fairfield Inn Hartsville                                      12/31/2003      1,363,209           899,240
 198             2    26 Gramercy Park Owners Corp.                                        N/A      1,880,404           643,000
 199             1    Kimberly Park Shopping Center                                 12/31/2003        444,852            96,492
 200             2    The Arbors                                                           N/A        872,411           499,591
 201             1    Haverhill Business Center                                            N/A        534,657           176,321
202a             2    Melody Lane MHP and Mountain View MHP                                N/A        410,399           211,858
202b             2    Wishing Well MHP                                                     N/A        274,737           137,069
 203             1    Costa Mesa Square II                                                 N/A        377,993            93,969
 204             1    Promenade Plaza                                               12/31/2003        470,789            96,228
 205             2    Linden Hill No. 2 Cooperative Corp.                                  N/A      6,408,078         2,999,000
 206             1    Office Depot                                                         N/A        346,078            45,923
 207             1    Hathaway Business Park                                        12/31/2003        521,922           162,320
 208             1    Cathedral City Retail                                                N/A        480,822           144,010
 209             2    Skyline Terrace Cooperative, Inc.                                    N/A      1,863,605           883,680
 210             1    Holiday Inn Express Hobby                                            N/A      1,566,711           982,087
 211             2    103 Gedney Street Owners', Inc.                                      N/A      1,975,430           850,943
 212             1    Buffalo Self Storage                                                 N/A        432,700           112,080
 213             1    Alexis Road Shopping Plaza                                           N/A        552,295           205,753
 214             1    Copperas Cove Plaza                                                  N/A        437,660           141,731
 215             1    Hampton Inn Simpsonville                                      12/31/2003      1,519,390         1,095,403
 216             1    Hesperia Town Center                                          12/31/2003        516,662           181,852
 217             1    Paloma Village                                                       N/A        400,433           106,674
 218             1    Amelia Market                                                        N/A        550,060           137,626
 219             2    Abbington Crossing III Apartments                                    N/A        402,308           131,162
 220             1    Daffodil Valley Storage                                       12/31/2003        527,510           221,292
 221             2    Old Oak Square Apts                                           12/31/2003        791,426           470,444
 222             1    Southgate Center                                                     N/A        487,837           137,880
 223             1    Liberty Safe and Security                                            N/A        543,400            23,585
 224             1    Lynwood Retail                                                12/31/2003        346,139            78,384
 225             1    The Shops at Westar Strip Shopping Center                            N/A        405,211           126,152
 226             2    40 East 88 Owners, Inc.                                              N/A      6,246,436         2,703,300
 227             2    510 East 86th Street Owners, Inc.                                    N/A      5,506,960         1,714,100
 228             2    Ten Eighty Apartment Corporation                                     N/A      5,643,874         1,930,880
 229             1    Fairfield Inn - Lumberton, NC                                 12/31/2003      1,359,943           914,940
 230             1    Heacock Medical Center                                               N/A        487,035           140,107
 231             1    Craig Road Retail                                                    N/A        369,067            40,099
 232             1    Millennium Center Retail                                             N/A        338,684            58,507
 233             1    CVS - Jersey Village, TX                                             N/A        332,901            80,741
 234             1    Comfort Suites Prestonsburg                                   12/31/2003      1,160,173           737,246
 235             2    Evelyn Court Apartment Corp.                                         N/A      1,094,730           366,575
 236             1    Best Western Barboursville                                    12/31/2003      1,429,378           933,041
 237             2    Las Villas Apartments                                         12/31/2003        996,822           590,357
 238             1    7848 Cimarron, LLC                                            12/31/2003        440,763           105,982
 239             1    Fort Apache Shopping Center                                   12/31/2003        326,563            61,103
 240             1    The Law Center                                                12/31/2003        603,558           286,830
 241             1    Baybrook-Kissimmee LLC                                               N/A        388,811             9,720
 242             1    Shane Company, Store No. 25                                          N/A        337,164            51,825
 243             1    Reisterstown Village Center                                          N/A        428,215           133,281
 244             1    Nimmonsburg Square                                            12/31/2003        431,744           119,498
 245             1    24635 Madison Avenue                                                 N/A        396,884            89,507
 246             1    116-118 North York Road                                              N/A        410,255           157,354
 247             2    Harris Garden Apartments                                      12/31/2003        725,131           444,923
 248             2    Park East Apartments, Inc.                                           N/A      1,778,419         1,075,621
 249             2    Suburbia Owners, Inc.                                                N/A      1,654,800           830,307
 250             2    San Marcos MHP                                                12/31/2003        444,321           178,423
 251             1    Grant Court                                                          N/A        367,901            91,277
 252             1    Itasca Building                                               12/31/2003        833,612           520,665
 253             1    Shea Professional Plaza                                       12/31/2003        443,674           194,480
 254             2    Wagon Wheel MHP                                               12/31/2003        342,069           124,261
 255             2    525 East 82 Owners Corp.                                             N/A      2,571,416         1,190,697
 256             2    72nd Street East Corporation                                         N/A      6,410,794         1,986,100
 257             1    Comfort Inn Richmond Airport                                  12/31/2003        879,289           541,828
 258             2    Patricia Apartments                                                  N/A        431,632           190,372
 259             2    Mulberry Acres MHP                                                   N/A        344,764           112,284
 260             2    Stephen Gardens Corp.                                                N/A      1,175,801           630,500
 261             2    Sans Souci Owners Corp.                                              N/A      2,398,185         1,205,618
 262             2    Kent Bentley Apartments, Inc.                                        N/A        830,132           330,278
 263             1    Dixie Plaza                                                   12/31/2003        444,654           138,443
 264             2    Savannah Terrace & Square Apartments                                 N/A        439,458           179,442
 265             2    969 Park Avenue                                                      N/A      6,857,839         2,859,285
 266             2    34-15 Properties Ltd.                                                N/A      2,299,440           961,299
 267             1    311 Ed Wright Lane                                                   N/A        354,095            68,899
 268             1    Church Road Plaza                                             12/31/2003        383,747            93,935
 269             2    Littlefield Apartments                                        12/31/2003        301,434            97,653
 270     D       2    NC MHP Portfolio - Pine Terrace                               12/31/2003        148,200            19,432
 271     D       2    NC MHP Portfolio - Lakeview                                          N/A        172,554            47,061
 272             2    Maple Crest Apartments                                         6/30/2003        748,667           439,888
273a             1    AIP - 433 Bishop Street                                              N/A        230,590            44,674
273b             1    AIP - 739 Trabert Ave                                                N/A        128,949            21,803
 274             1    Anaheim Office                                                12/31/2003        793,131           279,394
 275             2    Royal Marc Apartments                                                N/A      1,069,924           771,515

               LOAN
  #   CROSSED  GROUP  PROPERTY NAME                                            U/W NOI
  -   -------  -----  -------------                                          ------------
 183             1    Atlantic/Neptune Beach Plaza                           $    490,608
 184             1    Brentwood Self Storage                                      351,230
185a             1    31935 Via Rio Temecula Road                                 219,469
185b             1    3125 Vista Way                                              138,562
 186             1    Hudson Corners                                              338,575
 187             1    Crescent Center                                             368,141
 188             2    QLS Gardens Apartments                                      396,188
 189             1    Sandy Spring Financial Center                               353,969
 190             2    Ocean Terrace Owners, Inc.                                1,914,610
 191             1    Lynnfield Centre                                            360,479
 192             1    Claim Jumper                                                347,326
 193             1    Montpelier Center                                           471,918
 194             1    Plaza 2300                                                  354,795
 195             1    Ashley Oaks Shopping  Center                                427,506
 196             2    Treehouse Apartments                                        378,960
 197             1    Fairfield Inn Hartsville                                    463,969
 198             2    26 Gramercy Park Owners Corp.                             1,237,404
 199             1    Kimberly Park Shopping Center                               348,360
 200             2    The Arbors                                                  372,820
 201             1    Haverhill Business Center                                   358,336
202a             2    Melody Lane MHP and Mountain View MHP                       198,541
202b             2    Wishing Well MHP                                            137,668
 203             1    Costa Mesa Square II                                        284,024
 204             1    Promenade Plaza                                             374,562
 205             2    Linden Hill No. 2 Cooperative Corp.                       3,409,078
 206             1    Office Depot                                                300,155
 207             1    Hathaway Business Park                                      359,602
 208             1    Cathedral City Retail                                       336,812
 209             2    Skyline Terrace Cooperative, Inc.                           979,925
 210             1    Holiday Inn Express Hobby                                   584,624
 211             2    103 Gedney Street Owners', Inc.                           1,124,487
 212             1    Buffalo Self Storage                                        320,620
 213             1    Alexis Road Shopping Plaza                                  346,542
 214             1    Copperas Cove Plaza                                         295,929
 215             1    Hampton Inn Simpsonville                                    423,987
 216             1    Hesperia Town Center                                        334,810
 217             1    Paloma Village                                              293,759
 218             1    Amelia Market                                               412,434
 219             2    Abbington Crossing III Apartments                           271,146
 220             1    Daffodil Valley Storage                                     306,218
 221             2    Old Oak Square Apts                                         320,982
 222             1    Southgate Center                                            349,957
 223             1    Liberty Safe and Security                                   519,815
 224             1    Lynwood Retail                                              267,755
 225             1    The Shops at Westar Strip Shopping Center                   279,059
 226             2    40 East 88 Owners, Inc.                                   3,543,136
 227             2    510 East 86th Street Owners, Inc.                         3,792,860
 228             2    Ten Eighty Apartment Corporation                          3,712,994
 229             1    Fairfield Inn - Lumberton, NC                               445,003
 230             1    Heacock Medical Center                                      346,928
 231             1    Craig Road Retail                                           328,969
 232             1    Millennium Center Retail                                    280,177
 233             1    CVS - Jersey Village, TX                                    252,160
 234             1    Comfort Suites Prestonsburg                                 422,927
 235             2    Evelyn Court Apartment Corp.                                728,155
 236             1    Best Western Barboursville                                  496,337
 237             2    Las Villas Apartments                                       406,465
 238             1    7848 Cimarron, LLC                                          334,782
 239             1    Fort Apache Shopping Center                                 265,460
 240             1    The Law Center                                              316,728
 241             1    Baybrook-Kissimmee LLC                                      379,091
 242             1    Shane Company, Store No. 25                                 285,339
 243             1    Reisterstown Village Center                                 294,935
 244             1    Nimmonsburg Square                                          312,246
 245             1    24635 Madison Avenue                                        307,377
 246             1    116-118 North York Road                                     252,901
 247             2    Harris Garden Apartments                                    280,208
 248             2    Park East Apartments, Inc.                                  702,798
 249             2    Suburbia Owners, Inc.                                       824,493
 250             2    San Marcos MHP                                              265,898
 251             1    Grant Court                                                 276,624
 252             1    Itasca Building                                             312,947
 253             1    Shea Professional Plaza                                     249,194
 254             2    Wagon Wheel MHP                                             217,808
 255             2    525 East 82 Owners Corp.                                  1,380,719
 256             2    72nd Street East Corporation                              4,424,694
 257             1    Comfort Inn Richmond Airport                                337,461
 258             2    Patricia Apartments                                         241,260
 259             2    Mulberry Acres MHP                                          232,480
 260             2    Stephen Gardens Corp.                                       545,301
 261             2    Sans Souci Owners Corp.                                   1,192,567
 262             2    Kent Bentley Apartments, Inc.                               499,854
 263             1    Dixie Plaza                                                 306,211
 264             2    Savannah Terrace & Square Apartments                        260,016
 265             2    969 Park Avenue                                           3,998,554
 266             2    34-15 Properties Ltd.                                     1,338,141
 267             1    311 Ed Wright Lane                                          285,196
 268             1    Church Road Plaza                                           289,812
 269             2    Littlefield Apartments                                      203,781
 270     D       2    NC MHP Portfolio - Pine Terrace                             128,768
 271     D       2    NC MHP Portfolio - Lakeview                                 125,493
 272             2    Maple Crest Apartments                                      308,779
273a             1    AIP - 433 Bishop Street                                     185,916
273b             1    AIP - 739 Trabert Ave                                       107,146
 274             1    Anaheim Office                                              513,737
 275             2    Royal Marc Apartments                                       298,409

             HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                               CUT-OFF DATE           MOST         MOST
               LOAN                                                             PRINCIPAL            RECENT       RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                            BALANCE (1)        EGI (2), (3)  EXPENSES (2)
  -   -------  -----  -------------                                          ---------------      ------------  ------------
276a             1    AIP - 4690 Hammermill Rd                               $     1,394,048               N/A           N/A
276b             1    AIP - 5979 Goshen Springs Rd.                                  866,301               N/A           N/A
 277             1    AMF Shea Village                                             2,241,351           354,149       175,199
 278             2    Shores of Lake Smith                                         2,233,000           511,012       254,759
 279             1    Comfort Inn Columbia                                         2,190,668           812,983       445,420
 280             2    321 West 90th St. Owners Corp.                               2,184,674               N/A           N/A
 281             2    Crestwood Manor                                              2,138,591               N/A           N/A
 282             2    Crest Manor Housing Corp                                     2,138,027               N/A           N/A
 283             1    Sterling Master Homes Building                               2,130,000               N/A           N/A
 284             2    Bayshore Gardens                                             2,103,170               N/A           N/A
 285             1    Arbor Shoppes                                                2,100,000               N/A           N/A
 286             1    Altamonte Promenade                                          2,094,992           439,292        48,030
 287             1    The Raleigh Building                                         2,067,308           662,297       255,022
 288             1    Bay Mini Storage                                             2,040,922           402,384       151,349
 289             1    Uplake Building                                              2,031,555           305,671        98,669
 290             1    Northgate Dental Plaza                                       2,028,828           341,147        77,420
 291             1    Homewood Retail                                              2,011,500           222,602        51,204
 292             2    Brookfield Apartments                                        2,000,000           685,328       448,717
 293             2    Sun Vista Apartments                                         2,000,000           467,679       219,914
 294             1    Van Ness Plaza                                               1,997,326           305,722        79,447
 295             2    929 Park Avenue Apartment Corp.                              1,994,742               N/A           N/A
 296             2    Heritage Village Townhomes Apartments                        1,994,161           360,900       114,476
 297             1    CVS Drug Store - Plano                                       1,990,904           180,200             0
 298             2    84-20 51st Ave. Owners Inc.                                  1,990,695               N/A           N/A
 299             1    23 & Gratiot Shopping Center                                 1,985,000           169,928        38,040
 300             1    Walgreens Store #4610                                        1,979,766           260,493        45,256
 301             2    East Rock Tenants                                            1,955,840               N/A           N/A
 302             1    Easton I                                                     1,937,284           245,978        61,505
 303             1    Memorial Medical Plaza                                       1,925,821           304,452       127,010
 304             1    Leschi Park Professional Building                            1,925,000           241,985        65,314
 305             1    Donald E Crane Office Bldg                                   1,903,687           509,602       190,980
 306             1    Rose Avenue                                                  1,895,550           369,884        50,636
 307             2    Bellfort Park Apartments                                     1,889,501           416,816       196,176
 308             2    194 Riverside Owners Corp.                                   1,889,387               N/A           N/A
 309             2    305 Equities Corp                                            1,886,952               N/A           N/A
 310             2    Rossmoor Leisure Cooperative                                 1,866,069               N/A           N/A
 311             1    Sherwin Williams Plaza                                       1,855,000               N/A           N/A
 312             1    Rite Aid - Pasadena, MD                                      1,852,510               N/A           N/A
 313             2    81st Dwellers Inc.                                           1,850,000               N/A           N/A
 314             1    Easton II                                                    1,837,424           223,557        55,801
 315             2    Hammondell MHP                                               1,835,990           371,916       196,756
 316             1    Memorial Square                                              1,835,476               N/A           N/A
 317             1    Medical Arts Building                                        1,803,454         1,162,518       884,944
 318             2    West 15 Townhouse Corporation                                1,800,000               N/A           N/A
 319             2    Palisade Gardens Apartments Corp.                            1,794,531               N/A           N/A
 320             1    Old Atlanta Shops                                            1,776,044           125,877        39,890
 321             2    Green Street Apartments                                      1,740,120           515,587       111,585
 322             1    Southgate Corners                                            1,722,714           266,032        53,698
 323             1    Desert Country Plaza                                         1,700,000               N/A           N/A
 324             2    Chancellor Park Apartments                                   1,696,077           263,925        62,688
 325             2    137-05 Franklin Avenue Owners, Inc.                          1,694,994               N/A           N/A
 326             1    Barnesboro Retail Bldg                                       1,688,250           358,198        60,168
 327             1    Hollywood Video Plaza (Column)                               1,639,237           199,872        46,401
 328             2    Shackleford MHP                                              1,637,850           337,610       160,791
 329             1    Market Shoppes                                               1,626,389           309,194        77,507
 330             1    Lakeview Industrial Park                                     1,616,096           516,420       138,324
 331             2    31 East 12th Street Owners, Inc.                             1,597,314               N/A           N/A
 332             1    Alante Plaza                                                 1,596,220               N/A           N/A
 333             1    Frankfort Center                                             1,595,129           155,766        38,617
 334             2    25 West 13th St                                              1,587,710               N/A           N/A
 335             1    Village at Colleyville                                       1,565,940           220,803        38,155
 336             2    60 Tenants Corp.                                             1,565,000               N/A           N/A
 337             1    The Centre at North Reading                                  1,553,019           225,229        69,219
 338             2    Oaks Mobile Home Park                                        1,541,435           491,874       269,062
 339             1    1477 Park Street                                             1,499,870           246,492        80,937
 340             2    Irving Place Tenant Corp.                                    1,495,018               N/A           N/A
 341             1    500 Oakwood Avenue                                           1,494,066           120,128        78,605
 342             2    16 Canterbury Corp.                                          1,493,366               N/A           N/A
 343             2    Pagewood Oval Apartments                                     1,490,749           278,129       133,837
 344             2    Villa Vista MHP                                              1,466,993           243,856        27,947
 345             1    Settler's Ridge Retail Center                                1,451,676           246,455        82,206
 346             1    Rainbow Village                                              1,448,025           242,003        39,403
 347             2    Buffington Arms Apartments                                   1,442,373           289,200        60,667
 348             2    River Glen Tenant Corp                                       1,441,976               N/A           N/A
 349             2    Ferndale Apartments                                          1,432,305           264,850        67,086
 350             2    Oak Shades MHP                                               1,423,047           224,495        51,535
 351             2    Green Acres Mobile Home Park                                 1,415,486           391,739       144,611
 352             2    Woodview Apartments                                          1,413,851           226,682       100,483
 353             1    Hollywood Video Plaza                                        1,396,883               N/A           N/A
 354             1    South Park Plaza                                             1,395,721           177,454        31,645
 355             1    Jamboree Plaza Auto Center                                   1,393,663           628,436        86,097
 356             1    Bear River Self Storage                                      1,347,029           263,448        93,496
 357             2    Mark Embers Apartments                                       1,341,310           364,613       228,916
 358             1    Equus Las Vegas Associates                                   1,334,210           420,339        95,602
 359             2    Upper Knollwood Townhouses                                   1,316,991           387,634       248,279
 360             2    789 West End Avenue                                          1,298,454               N/A           N/A
 361             1    KeyBank Corvallis                                            1,297,158               N/A           N/A
 362             1    Cyrus-Coral, LLC                                             1,294,339           264,000        27,088
 363             2    35 East Tenants Corp.                                        1,285,604               N/A           N/A
 364             2    Gibbs Street Apartments                                      1,273,299           196,054        64,955
 365             2    Desert Breeze Villas                                         1,270,338           203,701        48,949
 366             1    AIP - 2040 Steel Drive                                       1,244,686           250,471        73,449
 367             2    North Ridge Apartments                                       1,227,208           216,390        52,538
 368             1    Crossroads Shopping Center                                   1,197,376           222,512       102,063
 369             1    1622 Walter Street (Triple C Electric)                       1,179,905               N/A           N/A
 370             1    Brill Retail                                                 1,171,583           246,662        24,150

                                                                                 MOST             MOST           2ND MOST
               LOAN                                                             RECENT           RECENT           RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                             NOI (2)     PERIOD ENDING (2)  EGI (2), (3)
  -   -------  -----  -------------                                          ------------  ------------------  ------------
276a             1    AIP - 4690 Hammermill Rd                                        N/A               N/A             N/A
276b             1    AIP - 5979 Goshen Springs Rd.                                   N/A               N/A             N/A
 277             1    AMF Shea Village                                            178,950         9/30/2005         346,770
 278             2    Shores of Lake Smith                                        256,253         9/30/2005         461,154
 279             1    Comfort Inn Columbia                                        367,563         8/30/2005         811,701
 280             2    321 West 90th St. Owners Corp.                                  N/A               N/A             N/A
 281             2    Crestwood Manor                                                 N/A               N/A             N/A
 282             2    Crest Manor Housing Corp                                        N/A               N/A             N/A
 283             1    Sterling Master Homes Building                                  N/A               N/A             N/A
 284             2    Bayshore Gardens                                                N/A               N/A             N/A
 285             1    Arbor Shoppes                                                   N/A               N/A             N/A
 286             1    Altamonte Promenade                                         391,262         9/30/2005         434,198
 287             1    The Raleigh Building                                        407,275        12/31/2004         656,512
 288             1    Bay Mini Storage                                            251,035        10/31/2005         325,942
 289             1    Uplake Building                                             207,002         7/31/2005         290,474
 290             1    Northgate Dental Plaza                                      263,727         8/31/2005         330,922
 291             1    Homewood Retail                                             171,398         6/30/2005         149,697
 292             2    Brookfield Apartments                                       236,611        12/31/2004         657,719
 293             2    Sun Vista Apartments                                        247,765         9/30/2005         434,941
 294             1    Van Ness Plaza                                              226,275        12/31/2005         263,502
 295             2    929 Park Avenue Apartment Corp.                                 N/A               N/A             N/A
 296             2    Heritage Village Townhomes Apartments                       246,424         9/30/2005         300,000
 297             1    CVS Drug Store - Plano                                      180,200        12/31/2005         180,200
 298             2    84-20 51st Ave. Owners Inc.                                     N/A               N/A             N/A
 299             1    23 & Gratiot Shopping Center                                131,888        12/31/2005             N/A
 300             1    Walgreens Store #4610                                       215,237        12/31/2004         261,634
 301             2    East Rock Tenants                                               N/A               N/A             N/A
 302             1    Easton I                                                    184,472        11/30/2005         226,563
 303             1    Memorial Medical Plaza                                      177,442        10/30/2005             N/A
 304             1    Leschi Park Professional Building                           176,671        11/30/2005             N/A
 305             1    Donald E Crane Office Bldg                                  318,622        12/31/2004         505,230
 306             1    Rose Avenue                                                 319,248         8/31/2005         374,551
 307             2    Bellfort Park Apartments                                    220,640         5/31/2005         369,831
 308             2    194 Riverside Owners Corp.                                      N/A               N/A             N/A
 309             2    305 Equities Corp                                               N/A               N/A             N/A
 310             2    Rossmoor Leisure Cooperative                                    N/A               N/A             N/A
 311             1    Sherwin Williams Plaza                                          N/A               N/A             N/A
 312             1    Rite Aid - Pasadena, MD                                         N/A               N/A             N/A
 313             2    81st Dwellers Inc.                                              N/A               N/A             N/A
 314             1    Easton II                                                   167,754        11/30/2005         213,232
 315             2    Hammondell MHP                                              175,160         9/30/2005         345,076
 316             1    Memorial Square                                                 N/A               N/A             N/A
 317             1    Medical Arts Building                                       277,574        12/31/2004             N/A
 318             2    West 15 Townhouse Corporation                                   N/A               N/A             N/A
 319             2    Palisade Gardens Apartments Corp.                               N/A               N/A             N/A
 320             1    Old Atlanta Shops                                            85,987          8/1/2005             N/A
 321             2    Green Street Apartments                                     404,001        11/30/2005         445,282
 322             1    Southgate Corners                                           212,334         9/30/2005         293,468
 323             1    Desert Country Plaza                                            N/A               N/A             N/A
 324             2    Chancellor Park Apartments                                  201,237        10/31/2005             N/A
 325             2    137-05 Franklin Avenue Owners, Inc.                             N/A               N/A             N/A
 326             1    Barnesboro Retail Bldg                                      298,030         6/30/2005         322,255
 327             1    Hollywood Video Plaza (Column)                              153,471         7/31/2005             N/A
 328             2    Shackleford MHP                                             176,819        12/31/2005         297,155
 329             1    Market Shoppes                                              231,687         8/31/2005         274,839
 330             1    Lakeview Industrial Park                                    378,096        11/30/2005         486,473
 331             2    31 East 12th Street Owners, Inc.                                N/A               N/A             N/A
 332             1    Alante Plaza                                                    N/A               N/A             N/A
 333             1    Frankfort Center                                            117,149        12/31/2005             N/A
 334             2    25 West 13th St                                                 N/A               N/A             N/A
 335             1    Village at Colleyville                                      182,648         8/31/2005         207,315
 336             2    60 Tenants Corp.                                                N/A               N/A             N/A
 337             1    The Centre at North Reading                                 156,010         6/30/2005         218,575
 338             2    Oaks Mobile Home Park                                       222,812         6/30/2005         456,185
 339             1    1477 Park Street                                            165,555        10/31/2005             N/A
 340             2    Irving Place Tenant Corp.                                       N/A               N/A             N/A
 341             1    500 Oakwood Avenue                                           41,523        12/31/2005             N/A
 342             2    16 Canterbury Corp.                                             N/A               N/A             N/A
 343             2    Pagewood Oval Apartments                                    144,292         8/30/2005         278,406
 344             2    Villa Vista MHP                                             215,909         4/30/2005         250,496
 345             1    Settler's Ridge Retail Center                               164,249         8/31/2005         211,133
 346             1    Rainbow Village                                             202,600         12/7/2005         231,362
 347             2    Buffington Arms Apartments                                  228,533         7/30/2005         267,377
 348             2    River Glen Tenant Corp                                          N/A               N/A             N/A
 349             2    Ferndale Apartments                                         197,764        12/31/2005         269,787
 350             2    Oak Shades MHP                                              172,960        12/31/2005         225,705
 351             2    Green Acres Mobile Home Park                                247,128         8/31/2005         370,449
 352             2    Woodview Apartments                                         126,199         8/31/2005         202,824
 353             1    Hollywood Video Plaza                                           N/A               N/A             N/A
 354             1    South Park Plaza                                            145,809        10/31/2005         168,831
 355             1    Jamboree Plaza Auto Center                                  542,338        11/30/2005         603,627
 356             1    Bear River Self Storage                                     169,952         9/30/2005         262,835
 357             2    Mark Embers Apartments                                      135,697        10/31/2005         392,229
 358             1    Equus Las Vegas Associates                                  324,737        12/31/2004         449,357
 359             2    Upper Knollwood Townhouses                                  139,355        10/31/2005         388,741
 360             2    789 West End Avenue                                             N/A               N/A             N/A
 361             1    KeyBank Corvallis                                               N/A               N/A             N/A
 362             1    Cyrus-Coral, LLC                                            236,912         6/30/2005         237,031
 363             2    35 East Tenants Corp.                                           N/A               N/A             N/A
 364             2    Gibbs Street Apartments                                     131,099         9/30/2005         201,000
 365             2    Desert Breeze Villas                                        154,752         9/30/2005         206,977
 366             1    AIP - 2040 Steel Drive                                      177,022        10/20/2005         237,459
 367             2    North Ridge Apartments                                      163,852        10/31/2005         212,120
 368             1    Crossroads Shopping Center                                  120,449        10/31/2005         221,706
 369             1    1622 Walter Street (Triple C Electric)                          N/A               N/A             N/A
 370             1    Brill Retail                                                222,512         5/31/2005         231,036

                                                                               2ND MOST      2ND MOST        2ND MOST
               LOAN                                                             RECENT        RECENT          RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                          EXPENSES (2)    NOI (2)     PERIOD ENDING (2)
  -   -------  -----  -------------                                          ------------  ------------  -----------------
276a             1    AIP - 4690 Hammermill Rd                                        N/A           N/A                N/A
276b             1    AIP - 5979 Goshen Springs Rd.                                   N/A           N/A                N/A
 277             1    AMF Shea Village                                            174,335       172,435         12/31/2004
 278             2    Shores of Lake Smith                                        332,833       128,321         12/31/2004
 279             1    Comfort Inn Columbia                                        481,744       329,957         12/31/2004
 280             2    321 West 90th St. Owners Corp.                                  N/A           N/A                N/A
 281             2    Crestwood Manor                                                 N/A           N/A                N/A
 282             2    Crest Manor Housing Corp                                        N/A           N/A                N/A
 283             1    Sterling Master Homes Building                                  N/A           N/A                N/A
 284             2    Bayshore Gardens                                                N/A           N/A                N/A
 285             1    Arbor Shoppes                                                   N/A           N/A                N/A
 286             1    Altamonte Promenade                                          97,194       337,004         12/31/2004
 287             1    The Raleigh Building                                        301,426       355,086         12/31/2003
 288             1    Bay Mini Storage                                            121,351       204,591         12/31/2004
 289             1    Uplake Building                                              98,803       191,671         12/31/2004
 290             1    Northgate Dental Plaza                                       84,820       246,102         12/31/2004
 291             1    Homewood Retail                                              33,047       116,650         12/31/2004
 292             2    Brookfield Apartments                                       455,175       202,544         12/31/2003
 293             2    Sun Vista Apartments                                        219,749       215,192         12/31/2004
 294             1    Van Ness Plaza                                               68,785       194,717         12/31/2004
 295             2    929 Park Avenue Apartment Corp.                                 N/A           N/A                N/A
 296             2    Heritage Village Townhomes Apartments                       122,759       177,241         12/31/2004
 297             1    CVS Drug Store - Plano                                            0       180,200         12/31/2004
 298             2    84-20 51st Ave. Owners Inc.                                     N/A           N/A                N/A
 299             1    23 & Gratiot Shopping Center                                    N/A           N/A                N/A
 300             1    Walgreens Store #4610                                        12,552       249,082         12/31/2003
 301             2    East Rock Tenants                                               N/A           N/A                N/A
 302             1    Easton I                                                     61,722       164,841         12/31/2004
 303             1    Memorial Medical Plaza                                          N/A           N/A                N/A
 304             1    Leschi Park Professional Building                               N/A           N/A                N/A
 305             1    Donald E Crane Office Bldg                                  175,885       329,345         12/31/2003
 306             1    Rose Avenue                                                  51,797       322,754         12/31/2004
 307             2    Bellfort Park Apartments                                    201,170       168,661         12/31/2004
 308             2    194 Riverside Owners Corp.                                      N/A           N/A                N/A
 309             2    305 Equities Corp                                               N/A           N/A                N/A
 310             2    Rossmoor Leisure Cooperative                                    N/A           N/A                N/A
 311             1    Sherwin Williams Plaza                                          N/A           N/A                N/A
 312             1    Rite Aid - Pasadena, MD                                         N/A           N/A                N/A
 313             2    81st Dwellers Inc.                                              N/A           N/A                N/A
 314             1    Easton II                                                    58,302       154,930         12/31/2004
 315             2    Hammondell MHP                                              193,563       151,513         12/31/2004
 316             1    Memorial Square                                                 N/A           N/A                N/A
 317             1    Medical Arts Building                                           N/A           N/A                N/A
 318             2    West 15 Townhouse Corporation                                   N/A           N/A                N/A
 319             2    Palisade Gardens Apartments Corp.                               N/A           N/A                N/A
 320             1    Old Atlanta Shops                                               N/A           N/A                N/A
 321             2    Green Street Apartments                                     137,035       308,247         12/31/2004
 322             1    Southgate Corners                                            66,374       227,094         12/31/2004
 323             1    Desert Country Plaza                                            N/A           N/A                N/A
 324             2    Chancellor Park Apartments                                      N/A           N/A                N/A
 325             2    137-05 Franklin Avenue Owners, Inc.                             N/A           N/A                N/A
 326             1    Barnesboro Retail Bldg                                       62,552       259,703         12/31/2004
 327             1    Hollywood Video Plaza (Column)                                  N/A           N/A                N/A
 328             2    Shackleford MHP                                             153,242       143,913         12/31/2004
 329             1    Market Shoppes                                               68,620       206,219         12/31/2004
 330             1    Lakeview Industrial Park                                    144,819       341,654         12/31/2004
 331             2    31 East 12th Street Owners, Inc.                                N/A           N/A                N/A
 332             1    Alante Plaza                                                    N/A           N/A                N/A
 333             1    Frankfort Center                                                N/A           N/A                N/A
 334             2    25 West 13th St                                                 N/A           N/A                N/A
 335             1    Village at Colleyville                                       42,220       165,095         12/31/2004
 336             2    60 Tenants Corp.                                                N/A           N/A                N/A
 337             1    The Centre at North Reading                                  62,130       156,445         12/31/2004
 338             2    Oaks Mobile Home Park                                       276,980       179,205         12/31/2004
 339             1    1477 Park Street                                                N/A           N/A                N/A
 340             2    Irving Place Tenant Corp.                                       N/A           N/A                N/A
 341             1    500 Oakwood Avenue                                              N/A           N/A                N/A
 342             2    16 Canterbury Corp.                                             N/A           N/A                N/A
 343             2    Pagewood Oval Apartments                                    130,697       147,709         12/31/2004
 344             2    Villa Vista MHP                                              22,556       227,940         12/31/2004
 345             1    Settler's Ridge Retail Center                                70,870       140,263         12/31/2004
 346             1    Rainbow Village                                              41,814       189,548         12/31/2004
 347             2    Buffington Arms Apartments                                   55,666       211,711         12/31/2004
 348             2    River Glen Tenant Corp                                          N/A           N/A                N/A
 349             2    Ferndale Apartments                                         105,278       164,509         12/31/2004
 350             2    Oak Shades MHP                                               36,586       189,119         12/31/2004
 351             2    Green Acres Mobile Home Park                                156,658       213,791          9/30/2004
 352             2    Woodview Apartments                                         101,187       101,637         12/31/2004
 353             1    Hollywood Video Plaza                                           N/A           N/A                N/A
 354             1    South Park Plaza                                             30,720       138,111         12/31/2004
 355             1    Jamboree Plaza Auto Center                                  103,049       500,578         12/31/2004
 356             1    Bear River Self Storage                                     112,997       149,838         12/31/2004
 357             2    Mark Embers Apartments                                      222,446       169,783         12/31/2004
 358             1    Equus Las Vegas Associates                                  126,218       323,139         12/31/2003
 359             2    Upper Knollwood Townhouses                                  251,823       136,918         12/31/2004
 360             2    789 West End Avenue                                             N/A           N/A                N/A
 361             1    KeyBank Corvallis                                               N/A           N/A                N/A
 362             1    Cyrus-Coral, LLC                                             20,473       216,558         12/31/2004
 363             2    35 East Tenants Corp.                                           N/A           N/A                N/A
 364             2    Gibbs Street Apartments                                      75,400       125,600          9/30/2004
 365             2    Desert Breeze Villas                                         48,808       158,169         12/31/2004
 366             1    AIP - 2040 Steel Drive                                       73,306       164,153         12/31/2004
 367             2    North Ridge Apartments                                       37,750       174,370         12/31/2004
 368             1    Crossroads Shopping Center                                   77,320       144,387         12/31/2004
 369             1    1622 Walter Street (Triple C Electric)                          N/A           N/A                N/A
 370             1    Brill Retail                                                 45,506       185,530         12/31/2004

                                                                               3RD MOST       3RD MOST      3RD MOST
               LOAN                                                             RECENT         RECENT        RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                          EGI (2), (3)   EXPENSES (2)     NOI (2)
  -   -------  -----  -------------                                          ------------  -------------  ------------
276a             1    AIP - 4690 Hammermill Rd                                        N/A            N/A           N/A
276b             1    AIP - 5979 Goshen Springs Rd.                                   N/A            N/A           N/A
 277             1    AMF Shea Village                                            357,952        164,749       193,203
 278             2    Shores of Lake Smith                                        411,930        335,630        76,300
 279             1    Comfort Inn Columbia                                        674,884        376,932       297,952
 280             2    321 West 90th St. Owners Corp.                                  N/A            N/A           N/A
 281             2    Crestwood Manor                                                 N/A            N/A           N/A
 282             2    Crest Manor Housing Corp                                        N/A            N/A           N/A
 283             1    Sterling Master Homes Building                                  N/A            N/A           N/A
 284             2    Bayshore Gardens                                                N/A            N/A           N/A
 285             1    Arbor Shoppes                                                   N/A            N/A           N/A
 286             1    Altamonte Promenade                                         392,974         87,636       305,338
 287             1    The Raleigh Building                                            N/A            N/A           N/A
 288             1    Bay Mini Storage                                            221,478        118,799       102,679
 289             1    Uplake Building                                             295,626        102,391       193,235
 290             1    Northgate Dental Plaza                                      327,531         81,604       245,927
 291             1    Homewood Retail                                                 N/A            N/A           N/A
 292             2    Brookfield Apartments                                       660,842        435,719       225,123
 293             2    Sun Vista Apartments                                        459,041        223,051       235,990
 294             1    Van Ness Plaza                                                  N/A            N/A           N/A
 295             2    929 Park Avenue Apartment Corp.                                 N/A            N/A           N/A
 296             2    Heritage Village Townhomes Apartments                       240,000        131,638       108,362
 297             1    CVS Drug Store - Plano                                      180,200              0       180,200
 298             2    84-20 51st Ave. Owners Inc.                                     N/A            N/A           N/A
 299             1    23 & Gratiot Shopping Center                                    N/A            N/A           N/A
 300             1    Walgreens Store #4610                                           N/A            N/A           N/A
 301             2    East Rock Tenants                                               N/A            N/A           N/A
 302             1    Easton I                                                        N/A            N/A           N/A
 303             1    Memorial Medical Plaza                                          N/A            N/A           N/A
 304             1    Leschi Park Professional Building                               N/A            N/A           N/A
 305             1    Donald E Crane Office Bldg                                  499,682        160,981  $    338,701
 306             1    Rose Avenue                                                 358,872         54,354       304,518
 307             2    Bellfort Park Apartments                                    361,574        210,034       151,540
 308             2    194 Riverside Owners Corp.                                      N/A            N/A           N/A
 309             2    305 Equities Corp                                               N/A            N/A           N/A
 310             2    Rossmoor Leisure Cooperative                                    N/A            N/A           N/A
 311             1    Sherwin Williams Plaza                                          N/A            N/A           N/A
 312             1    Rite Aid - Pasadena, MD                                         N/A            N/A           N/A
 313             2    81st Dwellers Inc.                                              N/A            N/A           N/A
 314             1    Easton II                                                       N/A            N/A           N/A
 315             2    Hammondell MHP                                              344,482        164,924       179,558
 316             1    Memorial Square                                                 N/A            N/A           N/A
 317             1    Medical Arts Building                                           N/A            N/A           N/A
 318             2    West 15 Townhouse Corporation                                   N/A            N/A           N/A
 319             2    Palisade Gardens Apartments Corp.                               N/A            N/A           N/A
 320             1    Old Atlanta Shops                                               N/A            N/A           N/A
 321             2    Green Street Apartments                                     467,442        178,180  $    289,262
 322             1    Southgate Corners                                           269,434         57,471       211,963
 323             1    Desert Country Plaza                                            N/A            N/A           N/A
 324             2    Chancellor Park Apartments                                      N/A            N/A           N/A
 325             2    137-05 Franklin Avenue Owners, Inc.                             N/A            N/A           N/A
 326             1    Barnesboro Retail Bldg                                      296,666         60,642       236,024
 327             1    Hollywood Video Plaza (Column)                                  N/A            N/A           N/A
 328             2    Shackleford MHP                                             271,975        140,076       131,899
 329             1    Market Shoppes                                              252,806         62,051       190,755
 330             1    Lakeview Industrial Park                                    475,708        106,719  $    368,989
 331             2    31 East 12th Street Owners, Inc.                                N/A            N/A           N/A
 332             1    Alante Plaza                                                    N/A            N/A           N/A
 333             1    Frankfort Center                                                N/A            N/A           N/A
 334             2    25 West 13th St                                                 N/A            N/A           N/A
 335             1    Village at Colleyville                                          N/A            N/A           N/A
 336             2    60 Tenants Corp.                                                N/A            N/A           N/A
 337             1    The Centre at North Reading                                 211,697         57,387       154,310
 338             2    Oaks Mobile Home Park                                       464,512        282,903       181,609
 339             1    1477 Park Street                                                N/A            N/A           N/A
 340             2    Irving Place Tenant Corp.                                       N/A            N/A           N/A
 341             1    500 Oakwood Avenue                                              N/A            N/A           N/A
 342             2    16 Canterbury Corp.                                             N/A            N/A           N/A
 343             2    Pagewood Oval Apartments                                    245,318        135,676       109,642
 344             2    Villa Vista MHP                                             242,403         22,517       219,886
 345             1    Settler's Ridge Retail Center                                   N/A            N/A           N/A
 346             1    Rainbow Village                                             169,937         42,175       127,762
 347             2    Buffington Arms Apartments                                  246,944         59,406       187,538
 348             2    River Glen Tenant Corp                                          N/A            N/A           N/A
 349             2    Ferndale Apartments                                         254,465         86,128       168,337
 350             2    Oak Shades MHP                                                  N/A            N/A           N/A
 351             2    Green Acres Mobile Home Park                                323,395        176,429       146,966
 352             2    Woodview Apartments                                         198,085         95,561       102,524
 353             1    Hollywood Video Plaza                                           N/A            N/A           N/A
 354             1    South Park Plaza                                            143,730         29,720       114,010
 355             1    Jamboree Plaza Auto Center                                      N/A            N/A           N/A
 356             1    Bear River Self Storage                                     242,422        104,369       138,053
 357             2    Mark Embers Apartments                                      395,231        242,332  $    152,899
 358             1    Equus Las Vegas Associates                                      N/A            N/A           N/A
 359             2    Upper Knollwood Townhouses                                  330,528        247,226        83,302
 360             2    789 West End Avenue                                             N/A            N/A           N/A
 361             1    KeyBank Corvallis                                               N/A            N/A           N/A
 362             1    Cyrus-Coral, LLC                                                N/A            N/A           N/A
 363             2    35 East Tenants Corp.                                           N/A            N/A           N/A
 364             2    Gibbs Street Apartments                                         N/A            N/A           N/A
 365             2    Desert Breeze Villas                                        200,242         42,774       157,468
 366             1    AIP - 2040 Steel Drive                                      260,497         63,605       196,892
 367             2    North Ridge Apartments                                          N/A            N/A           N/A
 368             1    Crossroads Shopping Center                                  234,805         64,352       170,453
 369             1    1622 Walter Street (Triple C Electric)                          N/A            N/A           N/A
 370             1    Brill Retail                                                237,906         52,404       185,502

                                                                                 3RD MOST
               LOAN                                                               RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                          PERIOD ENDING (2)   U/W EGI (3)       U/W EXPENSES
  -   -------  -----  -------------                                          -----------------  -------------      ------------
276a             1    AIP - 4690 Hammermill Rd                                             N/A  $     190,351      $     39,942
276b             1    AIP - 5979 Goshen Springs Rd.                                        N/A        127,123            29,949
 277             1    AMF Shea Village                                              12/31/2003        390,273           170,187
 278             2    Shores of Lake Smith                                          12/31/2003        512,941           279,245
 279             1    Comfort Inn Columbia                                          12/31/2003        789,593           480,355
 280             2    321 West 90th St. Owners Corp.                                       N/A      1,341,987           396,380
 281             2    Crestwood Manor                                                      N/A      2,123,820           964,152
 282             2    Crest Manor Housing Corp                                             N/A      1,966,120           918,540
 283             1    Sterling Master Homes Building                                       N/A        329,114           117,087
 284             2    Bayshore Gardens                                                     N/A      2,131,814           917,468
 285             1    Arbor Shoppes                                                        N/A        275,839            44,414
 286             1    Altamonte Promenade                                           12/31/2003        420,524           107,061
 287             1    The Raleigh Building                                                 N/A        639,888           316,800
 288             1    Bay Mini Storage                                              12/31/2003        401,712           161,223
 289             1    Uplake Building                                               12/31/2003        292,665            97,825
 290             1    Northgate Dental Plaza                                        12/31/2003        307,995            80,620
 291             1    Homewood Retail                                                      N/A        256,814            73,219
 292             2    Brookfield Apartments                                         12/31/2002        695,303           443,626
 293             2    Sun Vista Apartments                                          12/31/2003        458,859           238,679
 294             1    Van Ness Plaza                                                       N/A        305,760            91,168
 295             2    929 Park Avenue Apartment Corp.                                      N/A      2,173,770           922,736
 296             2    Heritage Village Townhomes Apartments                         12/31/2003        359,947           121,982
 297             1    CVS Drug Store - Plano                                        12/31/2003        181,742            10,577
 298             2    84-20 51st Ave. Owners Inc.                                          N/A        849,500           387,855
 299             1    23 & Gratiot Shopping Center                                         N/A        244,969            53,421
 300             1    Walgreens Store #4610                                                N/A        260,024            23,746
 301             2    East Rock Tenants                                                    N/A      1,137,837           497,135
 302             1    Easton I                                                             N/A        243,561            72,105
 303             1    Memorial Medical Plaza                                               N/A        324,086           129,219
 304             1    Leschi Park Professional Building                                    N/A        249,773            71,593
 305             1    Donald E Crane Office Bldg                                    12/31/2002        493,004           209,168
 306             1    Rose Avenue                                                   12/31/2003        363,918            51,115
 307             2    Bellfort Park Apartments                                      12/31/2003        420,150           213,574
 308             2    194 Riverside Owners Corp.                                           N/A      2,352,747           719,055
 309             2    305 Equities Corp                                                    N/A      1,918,439           904,411
 310             2    Rossmoor Leisure Cooperative                                         N/A      1,930,020           757,385
 311             1    Sherwin Williams Plaza                                               N/A        216,177            37,789
 312             1    Rite Aid - Pasadena, MD                                              N/A        216,723            33,372
 313             2    81st Dwellers Inc.                                                   N/A      2,186,415           894,222
 314             1    Easton II                                                            N/A        227,877            64,971
 315             2    Hammondell MHP                                                12/31/2003        397,867           205,010
 316             1    Memorial Square                                                      N/A        192,371            39,129
 317             1    Medical Arts Building                                                N/A      1,754,129           884,774
 318             2    West 15 Townhouse Corporation                                        N/A      5,549,431         1,159,724
 319             2    Palisade Gardens Apartments Corp.                                    N/A        922,680           415,258
 320             1    Old Atlanta Shops                                                    N/A        229,039            55,643
 321             2    Green Street Apartments                                       12/31/2003        495,146           139,855
 322             1    Southgate Corners                                             12/31/2003        261,404            63,337
 323             1    Desert Country Plaza                                                 N/A        207,443            48,488
 324             2    Chancellor Park Apartments                                           N/A        272,808           110,448
 325             2    137-05 Franklin Avenue Owners, Inc.                                  N/A      1,888,620           614,768
 326             1    Barnesboro Retail Bldg                                        12/31/2003        302,884            80,418
 327             1    Hollywood Video Plaza (Column)                                       N/A        196,975            45,071
 328             2    Shackleford MHP                                               12/31/2003        332,431           161,401
 329             1    Market Shoppes                                                12/31/2003        267,916            81,789
 330             1    Lakeview Industrial Park                                      12/31/2003        510,715           148,810
 331             2    31 East 12th Street Owners, Inc.                                     N/A      2,045,662         1,021,040
 332             1    Alante Plaza                                                         N/A        204,259            49,851
 333             1    Frankfort Center                                                     N/A        222,500            67,020
 334             2    25 West 13th St                                                      N/A      4,949,780         2,054,893
 335             1    Village at Colleyville                                               N/A        237,154            74,960
 336             2    60 Tenants Corp.                                                     N/A      4,585,216         1,471,000
 337             1    The Centre at North Reading                                   12/31/2003        234,523            58,156
 338             2    Oaks Mobile Home Park                                         12/31/2003        482,143           285,272
 339             1    1477 Park Street                                                     N/A        264,448            88,801
 340             2    Irving Place Tenant Corp.                                            N/A        693,975           196,530
 341             1    500 Oakwood Avenue                                                   N/A        270,165           103,238
 342             2    16 Canterbury Corp.                                                  N/A        834,294           405,000
 343             2    Pagewood Oval Apartments                                      12/31/2003        281,102           131,788
 344             2    Villa Vista MHP                                               12/31/2003        249,911            67,737
 345             1    Settler's Ridge Retail Center                                        N/A        234,601            84,365
 346             1    Rainbow Village                                               12/31/2003        255,890            43,980
 347             2    Buffington Arms Apartments                                    12/31/2003        290,349           102,045
 348             2    River Glen Tenant Corp                                               N/A        856,615           356,425
 349             2    Ferndale Apartments                                           12/31/2003        254,719           113,990
 350             2    Oak Shades MHP                                                       N/A        209,024            56,881
 351             2    Green Acres Mobile Home Park                                  12/31/2003        388,252           170,969
 352             2    Woodview Apartments                                           12/31/2003        237,488           100,823
 353             1    Hollywood Video Plaza                                                N/A        221,313            47,556
 354             1    South Park Plaza                                              12/31/2003        187,098            30,505
 355             1    Jamboree Plaza Auto Center                                           N/A        587,668           112,853
 356             1    Bear River Self Storage                                       12/31/2003        262,426           108,639
 357             2    Mark Embers Apartments                                        12/31/2003        382,627           202,997
 358             1    Equus Las Vegas Associates                                           N/A        470,182           118,523
 359             2    Upper Knollwood Townhouses                                    12/31/2003        377,227           245,195
 360             2    789 West End Avenue                                                  N/A      3,745,891         1,453,077
 361             1    KeyBank Corvallis                                                    N/A        133,056             3,992
 362             1    Cyrus-Coral, LLC                                                     N/A        195,013            54,856
 363             2    35 East Tenants Corp.                                                N/A      1,155,941           470,390
 364             2    Gibbs Street Apartments                                              N/A        203,162            75,687
 365             2    Desert Breeze Villas                                          12/31/2003        196,910            79,212
 366             1    AIP - 2040 Steel Drive                                        12/31/2003        253,031            71,888
 367             2    North Ridge Apartments                                               N/A        219,168            85,141
 368             1    Crossroads Shopping Center                                    12/31/2003        247,876            72,454
 369             1    1622 Walter Street (Triple C Electric)                               N/A        158,045            41,612
 370             1    Brill Retail                                                  12/31/2003        233,037            51,101

               LOAN
  #   CROSSED  GROUP  PROPERTY NAME                                            U/W NOI
  -   -------  -----  -------------                                          ------------
276a             1    AIP - 4690 Hammermill Rd                               $    150,409
276b             1    AIP - 5979 Goshen Springs Rd.                                97,174
 277             1    AMF Shea Village                                            220,086
 278             2    Shores of Lake Smith                                        233,696
 279             1    Comfort Inn Columbia                                        309,238
 280             2    321 West 90th St. Owners Corp.                              945,607
 281             2    Crestwood Manor                                           1,159,668
 282             2    Crest Manor Housing Corp                                  1,047,580
 283             1    Sterling Master Homes Building                              212,027
 284             2    Bayshore Gardens                                          1,214,346
 285             1    Arbor Shoppes                                               231,425
 286             1    Altamonte Promenade                                         313,463
 287             1    The Raleigh Building                                        323,087
 288             1    Bay Mini Storage                                            240,489
 289             1    Uplake Building                                             194,840
 290             1    Northgate Dental Plaza                                      227,375
 291             1    Homewood Retail                                             183,595
 292             2    Brookfield Apartments                                       251,677
 293             2    Sun Vista Apartments                                        220,180
 294             1    Van Ness Plaza                                              214,592
 295             2    929 Park Avenue Apartment Corp.                           1,251,034
 296             2    Heritage Village Townhomes Apartments                       237,965
 297             1    CVS Drug Store - Plano                                      171,165
 298             2    84-20 51st Ave. Owners Inc.                                 461,645
 299             1    23 & Gratiot Shopping Center                                191,548
 300             1    Walgreens Store #4610                                       236,277
 301             2    East Rock Tenants                                           640,702
 302             1    Easton I                                                    171,456
 303             1    Memorial Medical Plaza                                      194,867
 304             1    Leschi Park Professional Building                           178,180
 305             1    Donald E Crane Office Bldg                                  283,836
 306             1    Rose Avenue                                                 312,803
 307             2    Bellfort Park Apartments                                    206,576
 308             2    194 Riverside Owners Corp.                                1,633,692
 309             2    305 Equities Corp                                         1,014,028
 310             2    Rossmoor Leisure Cooperative                              1,172,635
 311             1    Sherwin Williams Plaza                                      178,388
 312             1    Rite Aid - Pasadena, MD                                     183,351
 313             2    81st Dwellers Inc.                                        1,292,193
 314             1    Easton II                                                   162,906
 315             2    Hammondell MHP                                              192,857
 316             1    Memorial Square                                             153,242
 317             1    Medical Arts Building                                       869,355
 318             2    West 15 Townhouse Corporation                             4,389,707
 319             2    Palisade Gardens Apartments Corp.                           507,422
 320             1    Old Atlanta Shops                                           173,396
 321             2    Green Street Apartments                                     355,291
 322             1    Southgate Corners                                           198,067
 323             1    Desert Country Plaza                                        158,955
 324             2    Chancellor Park Apartments                                  162,360
 325             2    137-05 Franklin Avenue Owners, Inc.                       1,273,852
 326             1    Barnesboro Retail Bldg                                      222,466
 327             1    Hollywood Video Plaza (Column)                              151,904
 328             2    Shackleford MHP                                             171,030
 329             1    Market Shoppes                                              186,127
 330             1    Lakeview Industrial Park                                    361,904
 331             2    31 East 12th Street Owners, Inc.                          1,024,622
 332             1    Alante Plaza                                                154,408
 333             1    Frankfort Center                                            155,480
 334             2    25 West 13th St                                           2,894,887
 335             1    Village at Colleyville                                      162,194
 336             2    60 Tenants Corp.                                          3,114,216
 337             1    The Centre at North Reading                                 176,367
 338             2    Oaks Mobile Home Park                                       196,871
 339             1    1477 Park Street                                            175,647
 340             2    Irving Place Tenant Corp.                                   497,445
 341             1    500 Oakwood Avenue                                          166,927
 342             2    16 Canterbury Corp.                                         429,294
 343             2    Pagewood Oval Apartments                                    149,314
 344             2    Villa Vista MHP                                             182,174
 345             1    Settler's Ridge Retail Center                               150,236
 346             1    Rainbow Village                                             211,911
 347             2    Buffington Arms Apartments                                  188,304
 348             2    River Glen Tenant Corp                                      500,190
 349             2    Ferndale Apartments                                         140,729
 350             2    Oak Shades MHP                                              152,143
 351             2    Green Acres Mobile Home Park                                217,283
 352             2    Woodview Apartments                                         136,665
 353             1    Hollywood Video Plaza                                       173,757
 354             1    South Park Plaza                                            156,593
 355             1    Jamboree Plaza Auto Center                                  474,815
 356             1    Bear River Self Storage                                     153,787
 357             2    Mark Embers Apartments                                      179,631
 358             1    Equus Las Vegas Associates                                  351,659
 359             2    Upper Knollwood Townhouses                                  132,032
 360             2    789 West End Avenue                                       2,292,814
 361             1    KeyBank Corvallis                                           129,064
 362             1    Cyrus-Coral, LLC                                            140,157
 363             2    35 East Tenants Corp.                                       685,551
 364             2    Gibbs Street Apartments                                     127,475
 365             2    Desert Breeze Villas                                        117,698
 366             1    AIP - 2040 Steel Drive                                      181,143
 367             2    North Ridge Apartments                                      134,027
 368             1    Crossroads Shopping Center                                  175,422
 369             1    1622 Walter Street (Triple C Electric)                      116,433
 370             1    Brill Retail                                                181,936

             HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                               CUT-OFF DATE           MOST          MOST
               LOAN                                                             PRINCIPAL            RECENT        RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                            BALANCE (1)        EGI (2), (3)  EXPENSES (2)
  -   -------  -----  -------------                                          ---------------     -------------  ------------
 371             1    Holland South Building                                 $     1,152,817               N/A            N/A
 372             1    4404-4414 University Avenue                                  1,147,298           184,877         59,786
 373             1    CVS & Advance Auto                                           1,144,857           283,306         35,372
 374             1    The Schwartz Building                                        1,143,025           247,961        134,477
 375             2    University View & Sinclair Apartments                        1,141,515           180,195         98,189
 376             2    Desert Point Apartments                                      1,120,583           201,176         41,979
 377             1    Oak Forest Center                                            1,097,377           237,269         37,183
 378             2    45-53 Cabrini Owners Corp.                                   1,096,788               N/A            N/A
 379             2    Holiday Home MH-RV Park                                      1,096,599           208,004         67,369
 380             2    Oak Square Apartments                                        1,096,561           147,090         30,734
 381             1    AIP - 1122 Old Chattahoochee                                 1,095,332           191,772         55,780
 382             2    Shepard Lofts                                                1,094,573           156,540         27,636
 383             2    838 Greenwich St. Corp.                                      1,094,408               N/A            N/A
 384             1    2nd Attic Self Storage                                       1,092,323           172,561         35,129
 385             2    Westwater Commons                                            1,086,917               N/A            N/A
 386             2    Parkway Owners Inc                                           1,082,812               N/A            N/A
 387             2    81-05 Tenants LTD                                            1,070,070               N/A            N/A
 388             2    Cromwell Apartments                                          1,055,949           203,180         50,967
 389             2    11 East 92nd Street Tenants Corp.                            1,000,000               N/A            N/A
 390             2    No. 24 Gramercy Park, Inc.                                   1,000,000               N/A            N/A
 391             2    100 South Ocean Ave. Realty Corp.                              994,463               N/A            N/A
 392             1    University Towne Center II                                     993,644               N/A            N/A
 393             2    Crosby Square Apartments                                       973,170           198,816         99,795
 394             1    1390-1400 Park Street                                          971,993           225,456         47,272
 395             1    Main Street Shopping Center                                    958,035           153,601         34,817
 396             1    Northpointe Professional Center                                948,672           294,675        150,191
 397             2    Carolyn Court Owners, Inc.                                     942,444               N/A            N/A
 398             1    Grapevine Retail Center                                        938,000           133,965         31,761
 399             2    Courtland Glen Cooperative, Inc.                               895,839               N/A            N/A
 400             2    Country Falls Apartments                                       872,381           168,946         63,271
 401             2    Mayland Manor Apartments                                       847,347           337,731        183,537
 402             2    3755 Owners Ltd.                                               838,509               N/A            N/A
 403             2    Jeffersonian Jay Street Corp.                                  825,000               N/A            N/A
 404             2    3206 Ellwood Avenue Apartments                                 822,488           107,882         29,927
 405             2    Anthony and Garden Apartments                                  740,000           128,904         61,600
 406             1    9610 Winter Gardens Boulevard                                  726,778           115,388         28,072
 407             2    Oxford Gardens                                                 725,620               N/A            N/A
 408             2    920 Fifth Avenue Corp                                          675,000               N/A            N/A
 409             2    431 West 54th Street, Inc.                                     595,970               N/A            N/A
 410             2    Jefferson Apartments                                           587,529            99,734         38,057
 411             2    Charlton Cooperative Corp.                                     576,112               N/A            N/A
 412             2    80/Columbus Owners Corp.                                       548,628               N/A            N/A
 413             2    204-206 Owners Corp.                                           491,150               N/A            N/A
 414             2    Fumoha Development Corp.                                       424,071               N/A            N/A
 415             2    1608 Ocean Parkway Owners Corp.                                417,756               N/A            N/A
 416             2    Phosphorus Crackled Roseville Corp.                            323,620               N/A            N/A
 417             2    557 3rd Owners Corp.                                           169,143               N/A            N/A
                                                                             ---------------     ----------------------------
TOTAL/WEIGHTED AVERAGE:                                                      $ 3,003,562,222     $ 475,294,945  $ 219,450,286
                                                                             ===============     ============================

MAXIMUM:                                                                     $   280,000,000     $  50,621,864  $  24,504,207
MINIMUM:                                                                     $        49,846     $       2,442  $        (169)

                                                                                MOST              MOST           2ND MOST
               LOAN                                                            RECENT            RECENT           RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                            NOI (2)      PERIOD ENDING (2)  EGI (2), (3)
  -   -------  -----  -------------                                         -------------  ------------------  ------------
 371             1    Holland South Building                                          N/A               N/A             N/A
 372             1    4404-4414 University Avenue                                 125,091        10/31/2005         179,601
 373             1    CVS & Advance Auto                                          247,934        12/31/2004         282,333
 374             1    The Schwartz Building                                       113,484        11/30/2005         244,251
 375             2    University View & Sinclair Apartments                        82,006         5/31/2005         135,843
 376             2    Desert Point Apartments                                     159,197         9/30/2005         197,415
 377             1    Oak Forest Center                                           200,086         9/30/2005         219,147
 378             2    45-53 Cabrini Owners Corp.                                      N/A               N/A             N/A
 379             2    Holiday Home MH-RV Park                                     140,635        10/31/2005         214,360
 380             2    Oak Square Apartments                                       116,356         9/30/2005             N/A
 381             1    AIP - 1122 Old Chattahoochee                                135,992        10/20/2005         198,878
 382             2    Shepard Lofts                                               128,904        11/30/2005             N/A
 383             2    838 Greenwich St. Corp.                                         N/A               N/A             N/A
 384             1    2nd Attic Self Storage                                      137,432         6/30/2005         168,114
 385             2    Westwater Commons                                               N/A               N/A             N/A
 386             2    Parkway Owners Inc                                              N/A               N/A             N/A
 387             2    81-05 Tenants LTD                                               N/A               N/A             N/A
 388             2    Cromwell Apartments                                         152,213         9/30/2005         210,655
 389             2    11 East 92nd Street Tenants Corp.                               N/A               N/A             N/A
 390             2    No. 24 Gramercy Park, Inc.                                      N/A               N/A             N/A
 391             2    100 South Ocean Ave. Realty Corp.                               N/A               N/A             N/A
 392             1    University Towne Center II                                      N/A               N/A             N/A
 393             2    Crosby Square Apartments                                     99,021         3/30/2005         194,489
 394             1    1390-1400 Park Street                                       178,184        12/31/2004         191,295
 395             1    Main Street Shopping Center                                 118,784         9/30/2005         147,801
 396             1    Northpointe Professional Center                             144,484        10/31/2005         280,996
 397             2    Carolyn Court Owners, Inc.                                      N/A               N/A             N/A
 398             1    Grapevine Retail Center                                     102,204         7/31/2005         133,966
 399             2    Courtland Glen Cooperative, Inc.                                N/A               N/A             N/A
 400             2    Country Falls Apartments                                    105,675         9/30/2005         162,906
 401             2    Mayland Manor Apartments                                    154,194         8/31/2005         316,985
 402             2    3755 Owners Ltd.                                                N/A               N/A             N/A
 403             2    Jeffersonian Jay Street Corp.                                   N/A               N/A             N/A
 404             2    3206 Ellwood Avenue Apartments                               77,955         8/31/2005             N/A
 405             2    Anthony and Garden Apartments                                67,304        10/31/2005         127,053
 406             1    9610 Winter Gardens Boulevard                                87,316         9/30/2005         111,148
 407             2    Oxford Gardens                                                  N/A               N/A             N/A
 408             2    920 Fifth Avenue Corp                                           N/A               N/A             N/A
 409             2    431 West 54th Street, Inc.                                      N/A               N/A             N/A
 410             2    Jefferson Apartments                                         61,677         8/31/2005          83,895
 411             2    Charlton Cooperative Corp.                                      N/A               N/A             N/A
 412             2    80/Columbus Owners Corp.                                        N/A               N/A             N/A
 413             2    204-206 Owners Corp.                                            N/A               N/A             N/A
 414             2    Fumoha Development Corp.                                        N/A               N/A             N/A
 415             2    1608 Ocean Parkway Owners Corp.                                 N/A               N/A             N/A
 416             2    Phosphorus Crackled Roseville Corp.                             N/A               N/A             N/A
 417             2    557 3rd Owners Corp.                                            N/A               N/A             N/A
                                                                            -----------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                     $ 255,948,586
                                                                            ===============================================

MAXIMUM:                                                                    $  26,117,657
MINIMUM:                                                                    $       2,089

                                                                               2ND MOST       2ND MOST       2ND MOST
               LOAN                                                             RECENT         RECENT         RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                          EXPENSES (2)     NOI (2)    PERIOD ENDING (2)
  -   -------  -----  -------------                                          ------------  ------------  -----------------
 371             1    Holland South Building                                          N/A           N/A                N/A
 372             1    4404-4414 University Avenue                                  63,174       116,427         12/31/2004
 373             1    CVS & Advance Auto                                           34,680       247,653         12/31/2003
 374             1    The Schwartz Building                                       123,483       120,768         12/31/2004
 375             2    University View & Sinclair Apartments                        87,878        47,965         12/31/2004
 376             2    Desert Point Apartments                                      35,980       161,435         12/31/2004
 377             1    Oak Forest Center                                            52,341       166,806         12/31/2004
 378             2    45-53 Cabrini Owners Corp.                                      N/A           N/A                N/A
 379             2    Holiday Home MH-RV Park                                      73,834       140,526         12/31/2004
 380             2    Oak Square Apartments                                           N/A           N/A                N/A
 381             1    AIP - 1122 Old Chattahoochee                                 47,311       151,567         12/31/2004
 382             2    Shepard Lofts                                                   N/A           N/A                N/A
 383             2    838 Greenwich St. Corp.                                         N/A           N/A                N/A
 384             1    2nd Attic Self Storage                                       44,506       123,608         12/31/2004
 385             2    Westwater Commons                                               N/A           N/A                N/A
 386             2    Parkway Owners Inc                                              N/A           N/A                N/A
 387             2    81-05 Tenants LTD                                               N/A           N/A                N/A
 388             2    Cromwell Apartments                                          59,862       150,793         12/31/2004
 389             2    11 East 92nd Street Tenants Corp.                               N/A           N/A                N/A
 390             2    No. 24 Gramercy Park, Inc.                                      N/A           N/A                N/A
 391             2    100 South Ocean Ave. Realty Corp.                               N/A           N/A                N/A
 392             1    University Towne Center II                                      N/A           N/A                N/A
 393             2    Crosby Square Apartments                                     86,390       108,099         12/31/2004
 394             1    1390-1400 Park Street                                        42,666       148,629         12/31/2003
 395             1    Main Street Shopping Center                                  31,838       115,963         12/31/2004
 396             1    Northpointe Professional Center                             147,901       133,095         12/31/2004
 397             2    Carolyn Court Owners, Inc.                                      N/A           N/A                N/A
 398             1    Grapevine Retail Center                                      35,780        98,186         12/31/2004
 399             2    Courtland Glen Cooperative, Inc.                                N/A           N/A                N/A
 400             2    Country Falls Apartments                                     54,180       108,726         12/31/2004
 401             2    Mayland Manor Apartments                                    171,973       145,012         12/31/2004
 402             2    3755 Owners Ltd.                                                N/A           N/A                N/A
 403             2    Jeffersonian Jay Street Corp.                                   N/A           N/A                N/A
 404             2    3206 Ellwood Avenue Apartments                                  N/A           N/A                N/A
 405             2    Anthony and Garden Apartments                                59,191        67,862         12/31/2004
 406             1    9610 Winter Gardens Boulevard                                34,251        76,897         12/31/2004
 407             2    Oxford Gardens                                                  N/A           N/A                N/A
 408             2    920 Fifth Avenue Corp                                           N/A           N/A                N/A
 409             2    431 West 54th Street, Inc.                                      N/A           N/A                N/A
 410             2    Jefferson Apartments                                         42,595        41,300         12/31/2004
 411             2    Charlton Cooperative Corp.                                      N/A           N/A                N/A
 412             2    80/Columbus Owners Corp.                                        N/A           N/A                N/A
 413             2    204-206 Owners Corp.                                            N/A           N/A                N/A
 414             2    Fumoha Development Corp.                                        N/A           N/A                N/A
 415             2    1608 Ocean Parkway Owners Corp.                                 N/A           N/A                N/A
 416             2    Phosphorus Crackled Roseville Corp.                             N/A           N/A                N/A
 417             2    557 3rd Owners Corp.                                            N/A           N/A                N/A
                                                                             ---------------------------------------------
TOTAL/WEIGHTED AVERAGE:
                                                                             =============================================

MAXIMUM:
MINIMUM:

                                                                               3RD MOST       3RD MOST      3RD MOST
               LOAN                                                             RECENT         RECENT        RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                          EGI (2), (3)   EXPENSES (2)     NOI (2)
  -   -------  -----  -------------                                          ------------  -------------  ------------
 371             1    Holland South Building                                          N/A            N/A           N/A
 372             1    4404-4414 University Avenue                                 174,444         56,749       117,695
 373             1    CVS & Advance Auto                                          283,231         32,668       250,563
 374             1    The Schwartz Building                                       244,251        117,766       126,485
 375             2    University View & Sinclair Apartments                       154,516         80,547        73,969
 376             2    Desert Point Apartments                                     196,130         33,412       162,718
 377             1    Oak Forest Center                                           175,710         51,796       123,914
 378             2    45-53 Cabrini Owners Corp.                                      N/A            N/A           N/A
 379             2    Holiday Home MH-RV Park                                     172,922         74,148        98,774
 380             2    Oak Square Apartments                                           N/A            N/A           N/A
 381             1    AIP - 1122 Old Chattahoochee                                201,255         52,002       149,253
 382             2    Shepard Lofts                                                   N/A            N/A           N/A
 383             2    838 Greenwich St. Corp.                                         N/A            N/A           N/A
 384             1    2nd Attic Self Storage                                      160,342         47,599       112,743
 385             2    Westwater Commons                                               N/A            N/A           N/A
 386             2    Parkway Owners Inc                                              N/A            N/A           N/A
 387             2    81-05 Tenants LTD                                               N/A            N/A           N/A
 388             2    Cromwell Apartments                                         203,471         56,321       147,150
 389             2    11 East 92nd Street Tenants Corp.                               N/A            N/A           N/A
 390             2    No. 24 Gramercy Park, Inc.                                      N/A            N/A           N/A
 391             2    100 South Ocean Ave. Realty Corp.                               N/A            N/A           N/A
 392             1    University Towne Center II                                      N/A            N/A           N/A
 393             2    Crosby Square Apartments                                    192,486         90,000       102,486
 394             1    1390-1400 Park Street                                       166,430         45,653       120,777
 395             1    Main Street Shopping Center                                 148,412         29,958       118,454
 396             1    Northpointe Professional Center                             233,924        161,375        72,549
 397             2    Carolyn Court Owners, Inc.                                      N/A            N/A           N/A
 398             1    Grapevine Retail Center                                     129,420         39,339        90,081
 399             2    Courtland Glen Cooperative, Inc.                                N/A            N/A           N/A
 400             2    Country Falls Apartments                                    160,021         56,020       104,001
 401             2    Mayland Manor Apartments                                    318,326        163,564       154,762
 402             2    3755 Owners Ltd.                                                N/A            N/A           N/A
 403             2    Jeffersonian Jay Street Corp.                                   N/A            N/A           N/A
 404             2    3206 Ellwood Avenue Apartments                                  N/A            N/A           N/A
 405             2    Anthony and Garden Apartments                               131,881         53,929        77,952
 406             1    9610 Winter Gardens Boulevard                                87,132         31,619        55,513
 407             2    Oxford Gardens                                                  N/A            N/A           N/A
 408             2    920 Fifth Avenue Corp                                           N/A            N/A           N/A
 409             2    431 West 54th Street, Inc.                                      N/A            N/A           N/A
 410             2    Jefferson Apartments                                            N/A            N/A           N/A
 411             2    Charlton Cooperative Corp.                                      N/A            N/A           N/A
 412             2    80/Columbus Owners Corp.                                        N/A            N/A           N/A
 413             2    204-206 Owners Corp.                                            N/A            N/A           N/A
 414             2    Fumoha Development Corp.                                        N/A            N/A           N/A
 415             2    1608 Ocean Parkway Owners Corp.                                 N/A            N/A           N/A
 416             2    Phosphorus Crackled Roseville Corp.                             N/A            N/A           N/A
 417             2    557 3rd Owners Corp.                                            N/A            N/A           N/A
                                                                             -----------------------------------------
TOTAL/WEIGHTED AVERAGE:
                                                                             =========================================

MAXIMUM:
MINIMUM:

                                                                                 3RD MOST
               LOAN                                                               RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                          PERIOD ENDING (2)   U/W EGI (3)       U/W EXPENSES
  -   -------  -----  -------------                                          -----------------  -------------      ------------
 371             1    Holland South Building                                               N/A  $     168,072      $     37,874
 372             1    4404-4414 University Avenue                                   12/31/2003        222,094            77,441
 373             1    CVS & Advance Auto                                            12/31/2002        268,940            45,707
 374             1    The Schwartz Building                                         12/31/2003        257,731           123,131
 375             2    University View & Sinclair Apartments                         12/31/2003        204,333            91,443
 376             2    Desert Point Apartments                                       12/31/2003        192,976            80,601
 377             1    Oak Forest Center                                             12/31/2003        209,975            51,001
 378             2    45-53 Cabrini Owners Corp.                                           N/A        739,705           267,300
 379             2    Holiday Home MH-RV Park                                       12/31/2003        208,005            87,368
 380             2    Oak Square Apartments                                                N/A        149,070            42,925
 381             1    AIP - 1122 Old Chattahoochee                                  12/31/2003        181,452            50,630
 382             2    Shepard Lofts                                                        N/A        156,373            56,318
 383             2    838 Greenwich St. Corp.                                              N/A        801,876           235,320
 384             1    2nd Attic Self Storage                                        12/31/2003        165,085            44,843
 385             2    Westwater Commons                                                    N/A        865,227           403,382
 386             2    Parkway Owners Inc                                                   N/A        718,677           385,276
 387             2    81-05 Tenants LTD                                                    N/A      1,509,126           794,024
 388             2    Cromwell Apartments                                           12/31/2003        205,491            83,288
 389             2    11 East 92nd Street Tenants Corp.                                    N/A        318,718           105,060
 390             2    No. 24 Gramercy Park, Inc.                                           N/A      1,628,034           693,479
 391             2    100 South Ocean Ave. Realty Corp.                                    N/A        978,958           536,593
 392             1    University Towne Center II                                           N/A        125,073            25,306
 393             2    Crosby Square Apartments                                      12/31/2003        204,673           104,570
 394             1    1390-1400 Park Street                                         12/31/2002        232,356            78,894
 395             1    Main Street Shopping Center                                   12/31/2003        140,935            46,469
 396             1    Northpointe Professional Center                               12/31/2003        269,853           146,183
 397             2    Carolyn Court Owners, Inc.                                           N/A        467,921           182,904
 398             1    Grapevine Retail Center                                       12/31/2003        133,201            39,711
 399             2    Courtland Glen Cooperative, Inc.                                     N/A        496,940           165,760
 400             2    Country Falls Apartments                                      12/31/2003        157,014            66,398
 401             2    Mayland Manor Apartments                                      12/31/2003        318,547           202,527
 402             2    3755 Owners Ltd.                                                     N/A      2,533,121         1,176,000
 403             2    Jeffersonian Jay Street Corp.                                        N/A        821,797           185,659
 404             2    3206 Ellwood Avenue Apartments                                       N/A        111,676            33,182
 405             2    Anthony and Garden Apartments                                 12/31/2003        136,878            64,918
 406             1    9610 Winter Gardens Boulevard                                 12/31/2003        114,300            33,693
 407             2    Oxford Gardens                                                       N/A        691,741           291,482
 408             2    920 Fifth Avenue Corp                                                N/A      7,285,379         2,837,969
 409             2    431 West 54th Street, Inc.                                           N/A        355,252           119,274
 410             2    Jefferson Apartments                                                 N/A         97,757            42,875
 411             2    Charlton Cooperative Corp.                                           N/A        865,920           176,600
 412             2    80/Columbus Owners Corp.                                             N/A        475,532           117,145
 413             2    204-206 Owners Corp.                                                 N/A        534,198           175,724
 414             2    Fumoha Development Corp.                                             N/A        667,470           117,860
 415             2    1608 Ocean Parkway Owners Corp.                                      N/A        527,820           221,000
 416             2    Phosphorus Crackled Roseville Corp.                                  N/A        391,400           105,900
 417             2    557 3rd Owners Corp.                                                 N/A        124,260            24,890
                                                                             --------------------------------------------------
TOTAL/WEIGHTED AVERAGE:
                                                                             ==================================================

MAXIMUM:
MINIMUM:

               LOAN
  #   CROSSED  GROUP  PROPERTY NAME                                            U/W NOI
  -   -------  -----  -------------                                         -------------
 371             1    Holland South Building                                $     130,198
 372             1    4404-4414 University Avenue                                 144,653
 373             1    CVS & Advance Auto                                          223,233
 374             1    The Schwartz Building                                       134,600
 375             2    University View & Sinclair Apartments                       112,890
 376             2    Desert Point Apartments                                     112,375
 377             1    Oak Forest Center                                           158,974
 378             2    45-53 Cabrini Owners Corp.                                  472,405
 379             2    Holiday Home MH-RV Park                                     120,637
 380             2    Oak Square Apartments                                       106,145
 381             1    AIP - 1122 Old Chattahoochee                                130,822
 382             2    Shepard Lofts                                               100,055
 383             2    838 Greenwich St. Corp.                                     566,556
 384             1    2nd Attic Self Storage                                      120,242
 385             2    Westwater Commons                                           461,845
 386             2    Parkway Owners Inc                                          333,401
 387             2    81-05 Tenants LTD                                           715,102
 388             2    Cromwell Apartments                                         122,203
 389             2    11 East 92nd Street Tenants Corp.                           213,658
 390             2    No. 24 Gramercy Park, Inc.                                  934,555
 391             2    100 South Ocean Ave. Realty Corp.                           442,365
 392             1    University Towne Center II                                   99,767
 393             2    Crosby Square Apartments                                    100,103
 394             1    1390-1400 Park Street                                       153,462
 395             1    Main Street Shopping Center                                  94,466
 396             1    Northpointe Professional Center                             123,670
 397             2    Carolyn Court Owners, Inc.                                  285,017
 398             1    Grapevine Retail Center                                      93,490
 399             2    Courtland Glen Cooperative, Inc.                            331,180
 400             2    Country Falls Apartments                                     90,616
 401             2    Mayland Manor Apartments                                    116,020
 402             2    3755 Owners Ltd.                                          1,357,121
 403             2    Jeffersonian Jay Street Corp.                               636,138
 404             2    3206 Ellwood Avenue Apartments                               78,494
 405             2    Anthony and Garden Apartments                                71,960
 406             1    9610 Winter Gardens Boulevard                                80,607
 407             2    Oxford Gardens                                              400,259
 408             2    920 Fifth Avenue Corp                                     4,447,410
 409             2    431 West 54th Street, Inc.                                  235,978
 410             2    Jefferson Apartments                                         54,882
 411             2    Charlton Cooperative Corp.                                  689,320
 412             2    80/Columbus Owners Corp.                                    358,387
 413             2    204-206 Owners Corp.                                        358,474
 414             2    Fumoha Development Corp.                                    549,610
 415             2    1608 Ocean Parkway Owners Corp.                             306,820
 416             2    Phosphorus Crackled Roseville Corp.                         285,500
 417             2    557 3rd Owners Corp.                                         99,370
                                                                            -------------
TOTAL/WEIGHTED AVERAGE:                                                     $ 408,024,078
                                                                            =============

MAXIMUM:                                                                    $  30,460,841
MINIMUM:                                                                    $           -

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY CENTRO WATT POOL B, CENTRO WATT POOL A AND CENTRO WATT POOL C ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY PRANKE PORTFOLIO, PRANKE DURAND SHOPPING CENTER, PRANKE S. 76TH STREET SHOPPING CENTER, PRANKE NATIONAL AVENUE SHOPPING CENTER, PRANKE STATE STREET SHOPPING CENTER, PRANKE OAKLAND AVENUE SHOPPING CENTER AND PRANKE UNIVERSITY AVENUE SHOPPING CENTER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BOOTHBAY RITE AID, MANCHESTER RITE AID, DEXTER RITE AID AND MILO RITE AID ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY NC MHP PORTFOLIO - PINE TERRACE AND NC MHP PORTFOLIO - LAKEVIEW ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2) WE HAVE REPORTED "N/A" FOR THE HISTORICAL REVENUE, EXPENSES, AND NOI FOR ALL OF THE COOPERATIVE PROPERTIES IN THIS TRANSACTION. RESIDENTIAL COOPERATIVES ARE NOT-FOR-PROFIT ENTITIES THAT SET MAINTENANCE FEES TO COVER CURRENT EXPENSES AND PLAN FOR FUTURE CAPITAL NEEDS. A RESIDENTIAL COOPERATIVE CAN INCREASE OR DECREASE MAINTENANCE FEES ACCORDING TO ITS ANTICIPATED EXPENSES AND LEVEL OF CASH RESERVES. THE HISTORICAL NOI AND NCF FIGURES ARE NOT REPRESENTATIVE OF THE CASH FLOW THAT WOULD BE GENERATED BY THE PROPERTY IF IT WERE OPERATED AS A MULTIFAMILY RENTAL PROPERTY.
(3)  EFFECTIVE GROSS INCOME
(4) THE 230 PARK AVENUE MORTGAGE LOAN IS EVIDENCED BY A $280,000,000 MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE TRUST FUND. THERE ARE THREE ADDITIONAL SUBORDINATE MEZZANINE LOANS IN THE AMOUNT OF $110,000,000, $155,000,000 AND $20,000,000 SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER. THE MEZZANINE LOANS HAVE STANDARD LENDER PROTECTION AND ARE SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS.
(5) THE SAINT LOUIS GALLERIA WHOLE LOAN HAS AN ORIGINAL MORTGAGE LOAN BALANCE OF $252,000,000. THE WHOLE LOAN IS COMPRISED OF AN A-NOTE OF $180,000,000 AND THREE PARI-PASSU SUBORDINATE B-NOTES IN THE AMOUNTS OF $36,000,000, $25,000,000 AND $11,000,000 EACH. THE B-NOTES WILL BE STRUCTURED AS CONTROLLING B-NOTES GIVING THE HOLDER OF THE B-NOTES STANDARD DIRECTING CLASS CERTIFICATE-HOLDER RIGHTS, INCLUDING BUT NOT LIMITED TO THE RIGHT TO APPOINT THE SPECIAL SERVICER. THE A-NOTE IS BEING SECURITIZED AND IS EXPECTED TO BE SHADOW RATED INVESTMENT GRADE BY THE RATING AGENCIES. ALL CALCULATIONS ARE BASED ON THE A-NOTE ONLY.
(6) THE CUT-OFF BALANCE IS THE POOLED PORTION ONLY. THE CARLTON COURT LOAN HAS A TOTAL CUT-OFF DATE PRINCIPAL BALANCE OF $21,400,000, COMPRISED OF A $19,530,000 POOLED PORTION AND A $1,870,000 NON-POOLED PORTION THAT IS COLLATERAL FOR THE CLASS [CCA] CERTIFICATES AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "DESCRIPTION OF MORTGAGE ASSETS AND RELATED MORTGAGE PROPERTIES."
(7) NCB DID NOT UNDERWRITE ANY CASH FLOW FROM THE PROPERTY KNOWN AS RANCH MARKET 2225 NILES STREET. THIS PROPERTY, DESPITE BEING A SEPARATE PARCEL AND IMPROVEMENT, WAS CONSIDERED TO BE PART OF THE PROPERTY KNOWN AS RANCH MARKET 2309 NILES STREET. THIS PROPERTY, DESPITE BEING A SEPARATE PARCEL AND IMPROVEMENT, WAS CONSIDERED TO BE PART OF THE PROPERTY KNOWN AS RANCH MARKET 2309 NILES STREET. THE APPRAISER ASSIGNED A VALUE TO THIS PROPERTY OF $80,000.

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                  CONTRACTUAL           U/W
                                                                     ENGINEERING   RECURRING         RECURRING           LC & TI
               LOAN                                                  RESERVE AT   REPLACEMENT        REPLACEMENT        RESERVE AT
  #   CROSSED  GROUP  LOAN NAME                                      ORIGINATION  RESERVE/FF&E      RESERVE/FF&E       ORIGINATION
  -   -------  -----  ---------                                      -----------  ------------      ------------      -------------
  1              1    230 Park Avenue                                $ 3,700,000  $    341,540      $    304,497      $   5,000,000
  2              1    Saint Louis Galleria                                   N/A           N/A      $     89,309                N/A
  3      A       1    CWA Portfolio Pool B                           $   340,781           N/A      $     96,066                N/A
  4      A       1    CWA Portfolio Pool A                           $   522,636           N/A      $    108,835                N/A
  5      A       1    CWA Portfolio Pool C                           $   996,861           N/A      $     77,824                N/A
  6              1    8201 Greensboro Drive                          $   720,983  $     72,171      $     72,171                N/A
  7              1    NEI Portfolio                                  $   231,881           N/A      $    188,206                N/A
  8              1    Montgomery Park I                                      N/A  $    101,712      $    101,711      $   2,500,000
  9              2    Colinas del Sol                                $     6,875  $    188,000      $    188,000                N/A
  10             1    Lane Portfolio                                         N/A           N/A                 4%               N/A
  11             1    Westgate West                                  $    12,500  $     47,153      $     23,577      $     175,000
  12             1    Residence Inn by Marriott Capitol Hill                 N/A  $    484,800                 5%               N/A
  13             1    Carlsbad Hilton Garden Inn                     $    16,250             4%                4%               N/A
  14             1    Park Oaks Shopping Center                              N/A  $     11,007      $     11,007                N/A
  15             1    Hanes Point Shopping Center                            N/A           N/A      $     22,430                N/A
  16             1    Wells Headquarters                                     N/A           N/A      $     21,565                N/A
  17             1    Southgate I                                            N/A           N/A      $     31,500      $   7,151,583
  18             1    The Shops at Heavenly Village                          N/A           N/A      $      6,734                N/A
  19             1    Corporate Gateway Center                               N/A  $     33,068      $     33,068      $     200,000
  20             1    Creekside Business Park                                N/A  $     25,728      $     25,727      $   1,000,000
  21             1    DR - Kancov                                    $    12,633           N/A      $     79,628                N/A
  22             1    Walgreens Pool 6/ DCWI VI                              N/A           N/A               N/A                N/A
  23             1    Walgreens Pool 5/ DCWI V                               N/A           N/A               N/A                N/A
  24             2    Carlton Court Apartments                               N/A           N/A      $    201,888                N/A
  25             1    Arrowhead Mall                                         N/A  $     43,287      $     64,930                N/A
  26             2    Posada Vallarta                                $   682,438  $     50,400      $     50,400                N/A
  27             1    Embassy Suites Phoenix                                 N/A             4%                4%               N/A
  28             1    Walgreens Pool 4/ DCWI IV                              N/A           N/A               N/A                N/A
  29             1    The Core Club                                          N/A  $      4,116      $      4,116      $       2,287
  30             2    Cypress Run at Tampa Palms                     $   312,750  $    102,000      $    102,000                N/A
  31     B       1    Pranke Portfolio                                       N/A           N/A      $      5,298                N/A
  32     B       1    Pranke Durand Shopping Center                          N/A           N/A      $      2,025      $      68,080
  33     B       1    Pranke S. 76th Street Shopping Center                  N/A           N/A      $      1,748                N/A
  34     B       1    Pranke National Avenue Shopping Center                 N/A           N/A      $      1,290                N/A
  35     B       1    Pranke State Street Shopping Center                    N/A           N/A      $        724                N/A
  36     B       1    Pranke Oakland Avenue Shopping Center                  N/A           N/A      $        899                N/A
  37     B       1    Pranke University Avenue Shopping Center               N/A           N/A      $        615                N/A
  38             1    South Plaza                                            N/A  $      9,252      $     13,850                N/A
  39             1    Valley Parkway Health Center                   $    13,525  $     16,116      $     15,855                N/A
  40             1    Providence Pavilion                                    N/A           N/A      $     14,281                N/A
  41             1    The Times Building                             $    15,000  $     30,461      $     30,461      $     150,000
  42             1    Hilton Rialto Place Melbourne                          N/A             4%                4%               N/A
  43             1    Village at Double Diamond                              N/A  $      7,239      $      8,687                N/A
  44             1    Maple Avenue Properties                        $    47,250  $      3,696      $      3,778      $       8,000
  45             1    Holiday Inn South San Francisco                $    66,250             4%                4%               N/A
  46             1    Holiday Inn & Staybridge Suites                $   187,500             4%                4%               N/A
  47             1    Cedar - Jordan Lane Shopping Center                    N/A           N/A      $     46,728                N/A
  48             1    Parkville Commons                              $    78,310           N/A      $     16,516                N/A
  49             1    The Stanley Hotel                                      N/A             4%                4%               N/A
  50             1    Vinings Village SC                                     N/A  $      6,240      $      9,236                N/A
  51             1    Diamante Del Mar                                       N/A  $      5,151      $      6,920                N/A
  52             1    Staybridge Suites - Eatontown                          N/A  $    175,872                 5%               N/A
  53             1    The Commons at Concord Park                            N/A  $     16,212      $     16,215                N/A
  54             1    Courtyard Chattanooga Downtown                         N/A             4%                4%               N/A
  55             1    Blackstone Center                                      N/A           N/A      $     25,376                N/A
  56             1    The P&C Center & Oswego Plaza                          N/A  $     33,127      $     35,292                N/A
  57             1    Metcalf 103 Center                             $    65,000           N/A      $     23,718                N/A
  58             1    The Prada Building                                     N/A  $        951      $        951                N/A
  59             2    Newport                                        $   355,000           N/A      $     77,000                N/A

                                                                     CONTRACTUAL                        TAX &
               LOAN                                                   RECURRING          U/W          INSURANCE
  #   CROSSED  GROUP  LOAN NAME                                        LC & TI         LC & TI         ESCROWS
  -   -------  -----  ---------                                        -------         -------        ---------
  1              1    230 Park Avenue                                $ 1,366,159             N/A           Both
  2              1    Saint Louis Galleria                                   N/A             N/A           None
  3      A       1    CWA Portfolio Pool B                                   N/A      $  162,347            Tax
  4      A       1    CWA Portfolio Pool A                                   N/A      $  146,150            Tax
  5      A       1    CWA Portfolio Pool C                                   N/A      $  136,962            Tax
  6              1    8201 Greensboro Drive                                  N/A      $  437,355           Both
  7              1    NEI Portfolio                                          N/A      $  643,012           Both
  8              1    Montgomery Park I                              $   529,704      $  529,709           Both
  9              2    Colinas del Sol                                        N/A             N/A           Both
  10             1    Lane Portfolio                                         N/A             N/A           Both
  11             1    Westgate West                                  $   140,000      $   77,375           Both
  12             1    Residence Inn by Marriott Capitol Hill                 N/A             N/A           Both
  13             1    Carlsbad Hilton Garden Inn                             N/A             N/A           Both
  14             1    Park Oaks Shopping Center                      $    46,963      $   46,963           Both
  15             1    Hanes Point Shopping Center                            N/A      $  123,120            Tax
  16             1    Wells Headquarters                                     N/A      $  176,341           None
  17             1    Southgate I                                    $   230,000      $  311,850           Both
  18             1    The Shops at Heavenly Village                  $    34,140      $   85,617           Both
  19             1    Corporate Gateway Center                       $   300,000      $  176,789           Both
  20             1    Creekside Business Park                        $   264,396      $  339,709           Both
  21             1    DR - Kancov                                            N/A      $  177,072           None
  22             1    Walgreens Pool 6/ DCWI VI                              N/A             N/A           None
  23             1    Walgreens Pool 5/ DCWI V                               N/A             N/A           None
  24             2    Carlton Court Apartments                               N/A             N/A            Tax
  25             1    Arrowhead Mall                                 $   145,789      $  144,342           Both
  26             2    Posada Vallarta                                        N/A             N/A           Both
  27             1    Embassy Suites Phoenix                                 N/A             N/A           Both
  28             1    Walgreens Pool 4/ DCWI IV                              N/A             N/A           None
  29             1    The Core Club                                  $    27,439      $   27,439           Both
  30             2    Cypress Run at Tampa Palms                             N/A             N/A           Both
  31     B       1    Pranke Portfolio                                       N/A      $   36,172           Both
  32     B       1    Pranke Durand Shopping Center                          N/A      $   14,142           Both
  33     B       1    Pranke S. 76th Street Shopping Center                  N/A      $   11,864           Both
  34     B       1    Pranke National Avenue Shopping Center                 N/A      $   12,437           Both
  35     B       1    Pranke State Street Shopping Center                    N/A      $    5,135           Both
  36     B       1    Pranke Oakland Avenue Shopping Center                  N/A      $    5,445           Both
  37     B       1    Pranke University Avenue Shopping Center               N/A      $    3,758           Both
  38             1    South Plaza                                    $    26,004      $   31,753           None
  39             1    Valley Parkway Health Center                   $   105,468      $  105,525           Both
  40             1    Providence Pavilion                            $    19,200      $   27,331           Both
  41             1    The Times Building                                     N/A      $  151,434           Both
  42             1    Hilton Rialto Place Melbourne                          N/A             N/A           Both
  43             1    Village at Double Diamond                      $    24,000      $   60,611            Tax
  44             1    Maple Avenue Properties                        $    96,000      $   95,713           Both
  45             1    Holiday Inn South San Francisco                        N/A             N/A           Both
  46             1    Holiday Inn & Staybridge Suites                        N/A             N/A           Both
  47             1    Cedar - Jordan Lane Shopping Center                    N/A      $  105,021           None
  48             1    Parkville Commons                                      N/A      $   37,818           Both
  49             1    The Stanley Hotel                                      N/A             N/A           Both
  50             1    Vinings Village SC                             $    14,400      $   12,368           Both
  51             1    Diamante Del Mar                               $    42,924      $   46,511           Both
  52             1    Staybridge Suites - Eatontown                          N/A             N/A           Both
  53             1    The Commons at Concord Park                    $   133,452      $  133,450           Both
  54             1    Courtyard Chattanooga Downtown                         N/A             N/A           Both
  55             1    Blackstone Center                              $   120,000      $  120,001           Both
  56             1    The P&C Center & Oswego Plaza                  $    98,344      $   71,809           Both
  57             1    Metcalf 103 Center                                     N/A      $  115,269           Both
  58             1    The Prada Building                             $   200,000      $   82,440           Both
  59             2    Newport                                                N/A             N/A           None

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                  CONTRACTUAL           U/W
                                                                     ENGINEERING   RECURRING         RECURRING           LC & TI
               LOAN                                                  RESERVE AT   REPLACEMENT        REPLACEMENT        RESERVE AT
  #   CROSSED  GROUP  LOAN NAME                                      ORIGINATION  RESERVE/FF&E      RESERVE/FF&E       ORIGINATION
  -   -------  -----  ---------                                      -----------  ------------      ------------      -------------
  60             1    Southbridge Crossing                                   N/A           N/A      $     11,860                N/A
  61             1    Pullman Industrial                                     N/A  $     42,564      $     42,124                N/A
  62             1    Crossroads Professional Building                       N/A  $     14,000      $     13,990                N/A
  63             1    Jupiter Service Center                                 N/A  $     12,648      $     12,649      $     162,995
  64             1    Carlisle Center                                        N/A  $     13,524      $     13,527                N/A
  65             1    10 Park Place South                            $   375,000  $     22,680      $     20,502      $     300,000
  66             1    DR - Group I                                           N/A           N/A      $     32,287                N/A
  67             1    Farmington Courtyard                           $    44,900             4%                4%               N/A
  68             1    College Plaza                                          N/A  $     12,828      $     12,557                N/A
  69             2    Rancho Santa Fe                                $   450,000           N/A      $     67,500                N/A
  70             1    Riverhill Center                                       N/A  $     15,357      $     15,357                N/A
  71             2    Limestone Apartments                                   N/A           N/A      $     13,000                N/A
  72             1    Arkansas Court                                 $    10,375  $     29,825      $     29,825      $      85,000
  73             1    Castro Commons                                         N/A  $      8,546      $      8,546      $     100,000
  74             2    Summerview Apartments                                  N/A  $     46,000      $     46,000                N/A
  75             2    28 East 14th Street                            $    15,150  $      2,000      $      2,376                N/A
  76             1    Wanamaker Building 2005 - Retail                       N/A  $     51,750      $     65,321                N/A
  77             1    Phoenix Ranch Market                                   N/A  $     27,122      $     27,113      $     200,000
  78             1    LaDera Shopping Center                                 N/A           N/A      $     33,372                N/A
  79             2    Tall Oaks Apartments                                   N/A  $     54,696      $     54,696                N/A
  80             2    Azalea Ridge Apartments                                N/A  $     50,004      $     50,000                N/A
  81             1    DR - Hampton Mercury Investment                $    30,751           N/A      $     24,931                N/A
  82             1    Decatur Crossing                               $     7,500           N/A      $     15,016      $      50,000
  83             1    Santa Barbara Hotel Portfolio I                        N/A             4%                4%               N/A
  84             1    TownPlace Suites Knoxville                             N/A             4%                4%               N/A
  85             2    Three Fountains Apartments                     $    33,125  $     55,872      $     56,064                N/A
  86             1    Centerpoint IV                                 $     4,000  $     13,020      $     19,466      $     375,000
  87             2    Treepoint and Meadows Apartments               $   345,698  $    132,624      $    133,056                N/A
  88             1    Homewood Suites Colorado Springs                       N/A             4%                4%               N/A
  89             1    Embassy Suites Schaumburg                      $    32,805             4%                4%               N/A
  90             1    Danbury Landing                                        N/A           N/A      $     11,696      $       5,300
  91             2    AIMCO Trinity Place Apartments                         N/A  $     45,000      $     50,000                N/A
  92             1    Fed Ex Central Distribution Center             $     5,250  $     10,755      $     10,755                N/A
  93             1    Fifth and Laurel                                       N/A           N/A      $      6,228                N/A
  94             1    1165 North Dupont Highway                      $     2,000  $     35,436      $     35,415                N/A
  95             1    Tower II Office Buildings                              N/A  $     72,360      $     72,366      $     250,000
  96             2    Indian Springs                                         N/A  $     58,000      $     58,000                N/A
  97             1    Comfort Inn - Newport News, VA                         N/A             4%                4%               N/A
  98             2    501-515 First Street                                   N/A  $      7,500      $      7,500                N/A
  99             1    Huck Finn Shopping Center                      $   287,250  $     18,471      $     23,989                N/A
 100             1    Savi Ranch Parkway                                     N/A  $      4,897      $      7,344                N/A
 101             1    Holiday Inn Express Pasadena                           N/A             4%                4%     $     150,000
 102             2    Castle Bluff Apartments                                N/A  $     60,250      $     60,250                N/A
 103             1    250 88th Street                                        N/A           N/A      $      4,115                N/A
 104             1    Easton III                                             N/A           N/A      $      3,742                N/A
 105             2    Lakeshore III                                          N/A  $     22,600      $     28,250                N/A
 106             2    Summerlin Ridge Apartments                             N/A  $     30,000      $     30,000                N/A
 107             2    Coronet Hall Tenants Corp.                             N/A           N/A      $     57,660                N/A
 108             2    Royal Court Apts.                                      N/A  $     13,600      $     17,000                N/A
 109             2    Waterford Place Apartments                             N/A  $     47,256      $     47,250                N/A
 110             2    Woodland Heights Apartments                    $    18,750           N/A      $     36,000                N/A
 111             1    Finksburg Plaza                                $     8,625  $     12,475      $     12,545      $     175,000
 112             1    Boott Cotton Mills                             $     8,437  $      8,791      $     18,053      $     350,000
 113             1    Holly Hill Plaza Shopping Center                       N/A  $     20,892      $     37,852                N/A
 114             1    Shady Oak Center                                       N/A  $      8,664      $      8,660                N/A
 115             2    Oyster Creek Apartments                        $    14,375  $     51,237      $     51,237                N/A
 116             1    Amelon Square                                          N/A           N/A            3129100%              N/A
 117             1    Gateway Commons                                        N/A  $      4,647      $      4,438      $       1,000
 118             2    The Court at Northgate                         $    37,043  $     32,500      $     32,500                N/A

                                                                     CONTRACTUAL                        TAX &
               LOAN                                                   RECURRING           U/W         INSURANCE
  #   CROSSED  GROUP  LOAN NAME                                        LC & TI          LC & TI        ESCROWS
  -   -------  -----  ---------                                        -------          -------       ---------
  60             1    Southbridge Crossing                           $    39,996      $   64,639           Both
  61             1    Pullman Industrial                                     N/A      $   86,052           None
  62             1    Crossroads Professional Building                       N/A      $   87,272           Both
  63             1    Jupiter Service Center                         $    87,804      $   83,044           Both
  64             1    Carlisle Center                                $    13,524      $   13,526            Tax
  65             1    10 Park Place South                                    N/A      $  148,670           Both
  66             1    DR - Group I                                           N/A      $   81,799           None
  67             1    Farmington Courtyard                                   N/A             N/A           Both
  68             1    College Plaza                                  $    18,000      $   65,749           None
  69             2    Rancho Santa Fe                                        N/A             N/A           Both
  70             1    Riverhill Center                                       N/A      $   96,084           Both
  71             2    Limestone Apartments                                   N/A             N/A           None
  72             1    Arkansas Court                                 $    85,000      $   69,745           Both
  73             1    Castro Commons                                 $    80,000      $   93,537           Both
  74             2    Summerview Apartments                                  N/A             N/A           Both
  75             2    28 East 14th Street                                    N/A             N/A           Both
  76             1    Wanamaker Building 2005 - Retail                       N/A      $  114,343           None
  77             1    Phoenix Ranch Market                                   N/A      $    9,684           Both
  78             1    LaDera Shopping Center                                 N/A      $   94,285            Tax
  79             2    Tall Oaks Apartments                                   N/A             N/A           Both
  80             2    Azalea Ridge Apartments                                N/A             N/A           Both
  81             1    DR - Hampton Mercury Investment                        N/A      $   65,023           None
  82             1    Decatur Crossing                               $    50,000 (1)  $   68,958           None
  83             1    Santa Barbara Hotel Portfolio I                        N/A             N/A           Both
  84             1    TownPlace Suites Knoxville                             N/A             N/A           Both
  85             2    Three Fountains Apartments                             N/A             N/A           Both
  86             1    Centerpoint IV                                         N/A      $   42,929           Both
  87             2    Treepoint and Meadows Apartments                       N/A             N/A           Both
  88             1    Homewood Suites Colorado Springs                       N/A             N/A           Both
  89             1    Embassy Suites Schaumburg                              N/A             N/A           Both
  90             1    Danbury Landing                                $    63,600      $   63,600           Both
  91             2    AIMCO Trinity Place Apartments                         N/A             N/A           Both
  92             1    Fed Ex Central Distribution Center                     N/A             N/A           None
  93             1    Fifth and Laurel                                       N/A      $   45,855           None
  94             1    1165 North Dupont Highway                              N/A      $   41,831           Both
  95             1    Tower II Office Buildings                      $   120,000      $  267,749            Tax
  96             2    Indian Springs                                         N/A             N/A           None
  97             1    Comfort Inn - Newport News, VA                         N/A             N/A           Both
  98             2    501-515 First Street                                   N/A             N/A           Both
  99             1    Huck Finn Shopping Center                      $    50,004      $   50,004           Both
 100             1    Savi Ranch Parkway                             $    48,973      $   54,394           Both
 101             1    Holiday Inn Express Pasadena                           N/A             N/A           Both
 102             2    Castle Bluff Apartments                                N/A             N/A           Both
 103             1    250 88th Street                                        N/A      $   21,078           Both
 104             1    Easton III                                             N/A      $   32,278            Tax
 105             2    Lakeshore III                                          N/A             N/A           Both
 106             2    Summerlin Ridge Apartments                             N/A             N/A           Both
 107             2    Coronet Hall Tenants Corp.                             N/A             N/A           None
 108             2    Royal Court Apts.                                      N/A             N/A           Both
 109             2    Waterford Place Apartments                             N/A             N/A           Both
 110             2    Woodland Heights Apartments                            N/A             N/A           Both
 111             1    Finksburg Plaza                                        N/A      $   41,818           Both
 112             1    Boott Cotton Mills                                     N/A      $   72,740           Both
 113             1    Holly Hill Plaza Shopping Center               $    80,004      $   69,565           Both
 114             1    Shady Oak Center                                       N/A      $   25,796           Both
 115             2    Oyster Creek Apartments                                N/A             N/A           Both
 116             1    Amelon Square                                          N/A      $   71,116            Tax
 117             1    Gateway Commons                                $    12,000      $   21,138           Both
 118             2    The Court at Northgate                                 N/A             N/A           None

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                  CONTRACTUAL            U/W
                                                                     ENGINEERING   RECURRING          RECURRING          LC & TI
               LOAN                                                  RESERVE AT   REPLACEMENT        REPLACEMENT        RESERVE AT
  #   CROSSED  GROUP  LOAN NAME                                      ORIGINATION  RESERVE/FF&E      RESERVE/FF&E       ORIGINATION
  -   -------  -----  ---------                                      -----------  ------------      ------------      -------------
 119             1    North Trident-HCA                                      N/A  $      5,976      $      5,981                N/A
 120             1    Spears Building                                        N/A  $      3,282      $      3,282                N/A
 121             1    Stoney Batter Office Building                          N/A  $     11,736      $     11,734                N/A
 122             1    Winter Loeb Building                                   N/A  $      6,058      $      6,058                N/A
 123             1    Shoppes of Grove City                                  N/A  $      3,336      $      3,282                N/A
 124             2    La Residencia &  Bonaventure Apartments        $     4,375  $     61,000      $     61,000                N/A
 125             2    111 East 85th Street Owners, Inc.                      N/A           N/A      $    105,700                N/A
 126             1    Konterra Building L                                    N/A  $      7,963      $      7,963                N/A
 127             2    Tallmadge Oaks Apartments                      $    36,563  $     47,508      $     47,500                N/A
 128             1    Capitol View I                                         N/A           N/A      $     14,000                N/A
 129             2    Sage Meadows Apartments                        $    36,875  $     65,500      $     65,500                N/A
 130             1    South Office Building                                  N/A           N/A      $      3,014      $     350,000
 131             1    Scripps/Poway Self Storage Facility            $    15,000  $     20,324      $     20,168                N/A
 132             1    Hampton Inn Panama City                                N/A             4%                4%               N/A
 133             2    Dobson Springs Apartments                              N/A  $     30,000      $     30,000                N/A
 134             1    San Marcos Pavilion                            $     1,718           N/A      $      5,120                N/A
 135             1    Cumberland Pointe Retail                               N/A           N/A      $      2,497                N/A
 136             2    Butterfield House, Inc.                                N/A           N/A      $     59,000                N/A
 137     C       1    Boothbay Rite Aid                                      N/A           N/A      $      1,677                N/A
 138     C       1    Dexter Rite Aid                                        N/A           N/A      $      1,677                N/A
 139     C       1    Manchester Rite Aid                                    N/A           N/A      $      1,677                N/A
 140     C       1    Milo Rite Aid                                          N/A           N/A      $      1,677                N/A
 141             1    The Corners Shopping Center                            N/A  $      8,472      $      8,473      $      80,000
 142             1    Hampton Inn - Greenville, SC                           N/A             4%                4%               N/A
 143             1    Cedar-Oakland Mills Village Center                     N/A           N/A      $      8,389                N/A
 144             2    The Oaks of Arlington Apartments                       N/A  $     21,400      $     21,400                N/A
 145             1    Western Springs Shopping Centers                       N/A  $      4,183      $      4,183                N/A
 146             1    DR - Group II                                          N/A           N/A      $     17,201                N/A
 147             1    Mercury Village                                $    41,437  $      4,295      $      7,095                N/A
 148             2    Woodlands Owners, Inc.                                 N/A           N/A      $     45,000                N/A
 149             1    Cochrane Road Self Storage                             N/A           N/A      $     14,924                N/A
 150             1    Mitre Office Building                                  N/A  $      9,960      $      9,960                N/A
 151             1    River Shoals Village                                   N/A  $     10,944      $     10,944                N/A
 152             2    Crossview Court Apartments                     $     1,250  $     41,750      $     41,750                N/A
 153             2    Salem Arms Apartments                          $    81,000  $     37,260      $     37,260                N/A
 154             1    Palms to Pines Retail Center                           N/A  $      5,699      $      5,699                N/A
 155             2    Ski Lodge Apartments                           $    23,873  $     40,000      $     40,000                N/A
 156             1    All American Mini-Storage - Napa                       N/A  $      9,660      $      7,890                N/A
 157             1    Farmville Town Center                                  N/A           N/A      $      7,435                N/A
 158             1    Mid America Business Park                      $     3,575  $     13,148      $     13,148                N/A
 159             2    Deer Park Gardens Apartments                           N/A  $     48,000      $     48,000                N/A
 160             1    Seneca Center                                  $    13,125           N/A      $     12,296      $     215,000
 161             2    Alexander House Apartments                     $     7,375  $     59,000      $     59,000                N/A
 162             1    Capella I Shopping Center                              N/A  $      3,870      $      3,870                N/A
 163             1    Laurel Bay Commercial                                  N/A  $      2,622      $      2,622                N/A
 164             2    10 East 70th Street, Inc.                              N/A           N/A      $     50,000                N/A
 165             1    660 Kenilworth Drive                           $    13,100  $      5,144      $      7,204                N/A
 166             1    Intermountain Residence Inn Monroe                     N/A             3%                4%               N/A
 167             2    245 East 87th Street Tenants Corp.                     N/A           N/A      $     50,852                N/A
 168             1    Quality Inn & Suites Nashville Airport                 N/A             4%                4%               N/A
 169             1    Provenzano's Real Estate Portfolio                     N/A  $     12,984      $     12,984 (2)            N/A
 170             1    Pokras Properties                              $     9,000  $      2,940      $      2,917                N/A
 171             1    Stonewood Village                              $    33,750  $      7,766      $      7,766                N/A
 172             2    Orchard Springs Apartments                     $    26,000  $     50,250      $     50,250                N/A
 173             2    Mississippi Terrace                                    N/A  $     28,250      $     28,250                N/A
 174             1    Bowling Green Plaza                            $     8,125  $      3,833      $      3,833                N/A
 175             1    Walgreen-Lebanon                                       N/A           N/A      $      2,223                N/A
 176             2    Sierra Grande Apartments                       $     9,063  $     56,388      $     56,385                N/A
 177             1    Village in Trussville Shopping Center          $    21,875  $      8,453      $      8,453                N/A

                                                                     CONTRACTUAL                        TAX &
               LOAN                                                   RECURRING           U/W         INSURANCE
  #   CROSSED  GROUP  LOAN NAME                                        LC & TI          LC & TI        ESCROWS
  -   -------  -----  ---------                                        -------          -------       ---------
 119             1    North Trident-HCA                                      N/A      $   29,872           None
 120             1    Spears Building                                $    16,410      $   25,312           Both
 121             1    Stoney Batter Office Building                  $    44,688      $   40,861           Both
 122             1    Winter Loeb Building                           $    38,859      $   38,596      Insurance
 123             1    Shoppes of Grove City                          $    15,000      $   19,350           Both
 124             2    La Residencia &  Bonaventure Apartments                N/A             N/A           Both
 125             2    111 East 85th Street Owners, Inc.                      N/A             N/A            Tax
 126             1    Konterra Building L                            $    26,546      $   26,546           Both
 127             2    Tallmadge Oaks Apartments                              N/A             N/A           Both
 128             1    Capitol View I                                         N/A      $   54,863           None
 129             2    Sage Meadows Apartments                                N/A             N/A           Both
 130             1    South Office Building                          $    10,047      $   26,826           Both
 131             1    Scripps/Poway Self Storage Facility                    N/A             N/A           Both
 132             1    Hampton Inn Panama City                                N/A             N/A           Both
 133             2    Dobson Springs Apartments                              N/A             N/A           Both
 134             1    San Marcos Pavilion                                    N/A      $   34,153           None
 135             1    Cumberland Pointe Retail                               N/A      $   18,826           Both
 136             2    Butterfield House, Inc.                                N/A             N/A           None
 137     C       1    Boothbay Rite Aid                                      N/A      $    7,151           None
 138     C       1    Dexter Rite Aid                                        N/A      $    6,945           None
 139     C       1    Manchester Rite Aid                                    N/A      $    6,614           None
 140     C       1    Milo Rite Aid                                          N/A      $    5,851           None
 141             1    The Corners Shopping Center                            N/A      $   49,175           Both
 142             1    Hampton Inn - Greenville, SC                           N/A             N/A           Both
 143             1    Cedar-Oakland Mills Village Center                     N/A      $   32,347           None
 144             2    The Oaks of Arlington Apartments                       N/A             N/A           Both
 145             1    Western Springs Shopping Centers               $    21,600      $   23,798           Both
 146             1    DR - Group II                                          N/A      $   42,103           None
 147             1    Mercury Village                                $    28,800      $   31,535           Both
 148             2    Woodlands Owners, Inc.                                 N/A             N/A           None
 149             1    Cochrane Road Self Storage                             N/A             N/A           Both
 150             1    Mitre Office Building                          $    12,450      $   12,450            Tax
 151             1    River Shoals Village                           $    32,982      $   32,871           Both
 152             2    Crossview Court Apartments                             N/A             N/A           Both
 153             2    Salem Arms Apartments                                  N/A             N/A           Both
 154             1    Palms to Pines Retail Center                           N/A      $   39,761           None
 155             2    Ski Lodge Apartments                                   N/A             N/A           Both
 156             1    All American Mini-Storage - Napa                       N/A             N/A           Both
 157             1    Farmville Town Center                                  N/A      $    6,155           Both
 158             1    Mid America Business Park                      $    34,928      $   34,928           Both
 159             2    Deer Park Gardens Apartments                           N/A             N/A           Both
 160             1    Seneca Center                                          N/A      $   27,182           Both
 161             2    Alexander House Apartments                             N/A             N/A           Both
 162             1    Capella I Shopping Center                              N/A      $   26,259            Tax
 163             1    Laurel Bay Commercial                                  N/A      $   15,799           Both
 164             2    10 East 70th Street, Inc.                              N/A             N/A           None
 165             1    660 Kenilworth Drive                           $    35,000      $   70,146           Both
 166             1    Intermountain Residence Inn Monroe                     N/A             N/A           Both
 167             2    245 East 87th Street Tenants Corp.                     N/A             N/A           None
 168             1    Quality Inn & Suites Nashville Airport                 N/A             N/A           Both
 169             1    Provenzano's Real Estate Portfolio                     N/A      $    6,338 (2)       Both
 170             1    Pokras Properties                              $    19,440      $   19,448           Both
 171             1    Stonewood Village                              $    25,466      $   26,004           Both
 172             2    Orchard Springs Apartments                             N/A             N/A           Both
 173             2    Mississippi Terrace                                    N/A             N/A           Both
 174             1    Bowling Green Plaza                            $    20,000      $   20,404           Both
 175             1    Walgreen-Lebanon                                       N/A             N/A           None
 176             2    Sierra Grande Apartments                               N/A             N/A           Both
 177             1    Village in Trussville Shopping Center          $    23,348      $   23,348           Both

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                  CONTRACTUAL            U/W
                                                                     ENGINEERING   RECURRING          RECURRING          LC & TI
               LOAN                                                  RESERVE AT   REPLACEMENT        REPLACEMENT        RESERVE AT
  #   CROSSED  GROUP  LOAN NAME                                      ORIGINATION  RESERVE/FF&E      RESERVE/FF&E       ORIGINATION
  -   -------  -----  ---------                                      -----------  ------------      ------------      -------------
 178             2    Post Alley                                             N/A  $     12,764      $     12,763                N/A
 179             1    Associated Energy Systems Building                     N/A  $      8,894      $      8,890      $       1,000
 180             1    Hoover Court Shopping Center                   $     3,750  $     10,032      $     10,032      $      50,000
 181             2    639 Apartments Corp.                                   N/A           N/A      $     26,519                N/A
 182             2    83rd Street Tenants, Inc.                              N/A           N/A      $     12,000                N/A
 183             1    Atlantic/Neptune Beach Plaza                   $    75,109  $      4,812      $      5,253                N/A
 184             1    Brentwood Self Storage                                 N/A  $      9,124      $      9,124                N/A
 185             1    Wei Wu                                         $    10,250  $      2,552      $      2,552                N/A
 186             1    Hudson Corners                                         N/A  $      5,616      $      5,605                N/A
 187             1    Crescent Center                                        N/A           N/A      $      3,752                N/A
 188             2    QLS Gardens Apartments                         $   197,500  $     59,592      $     59,590                N/A
 189             1    Sandy Spring Financial Center                  $     1,812           N/A      $      5,575      $      75,000
 190             2    Ocean Terrace Owners, Inc.                             N/A           N/A      $     50,300                N/A
 191             1    Lynnfield Centre                                       N/A           N/A      $      3,394      $      25,000
 192             1    Claim Jumper                                   $     3,000  $      1,012      $      1,680                N/A
 193             1    Montpelier Center                                      N/A           N/A      $      2,996                N/A
 194             1    Plaza 2300                                             N/A  $      6,084      $      6,082      $     150,000
 195             1    Ashley Oaks Shopping  Center                           N/A  $     14,055      $     14,055      $      35,000
 196             2    Treehouse Apartments                                   N/A  $     52,800      $     52,800                N/A
 197             1    Fairfield Inn Hartsville                               N/A             4%                4%               N/A
 198             2    26 Gramercy Park Owners Corp.                          N/A           N/A      $     12,000                N/A
 199             1    Kimberly Park Shopping Center                          N/A           N/A      $      7,185                N/A
 200             2    The Arbors                                     $    62,188  $     50,000      $     50,000                N/A
 201             1    Haverhill Business Center                              N/A  $      6,861      $      5,204      $       1,493
 202             2    Swaranjit Mike Nijjar's MHP's (Part II)        $    16,875  $      9,150      $      9,100                N/A
 203             1    Costa Mesa Square II                                   N/A           N/A      $      1,168                N/A
 204             1    Promenade Plaza                                        N/A  $      5,957      $      5,958      $      60,000
 205             2    Linden Hill No. 2 Cooperative Corp.                    N/A           N/A      $     96,000                N/A
 206             1    Office Depot                                           N/A           N/A      $      2,264      $     301,840
 207             1    Hathaway Business Park                         $    28,438           N/A      $      7,784      $      50,000
 208             1    Cathedral City Retail                                  N/A  $      3,264      $      3,269                N/A
 209             2    Skyline Terrace Cooperative, Inc.                      N/A           N/A      $     72,730                N/A
 210             1    Holiday Inn Express Hobby                              N/A             4%                4%               N/A
 211             2    103 Gedney Street Owners', Inc.                        N/A           N/A      $     30,467                N/A
 212             1    Buffalo Self Storage                                   N/A  $      7,188      $     13,200                N/A
 213             1    Alexis Road Shopping Plaza                     $    80,625  $     12,480      $     10,815                N/A
 214             1    Copperas Cove Plaza                            $     3,625  $      2,775      $      2,775                N/A
 215             1    Hampton Inn Simpsonville                               N/A             4%                4%               N/A
 216             1    Hesperia Town Center                           $    70,900  $     11,493               N/A                N/A
 217             1    Paloma Village                                         N/A  $      2,028      $      2,031                N/A
 218             1    Amelia Market                                          N/A           N/A      $      4,200                N/A
 219             2    Abbington Crossing III Apartments                      N/A  $      9,400      $     11,750                N/A
 220             1    Daffodil Valley Storage                                N/A           N/A      $      2,891                N/A
 221             2    Old Oak Square Apts                                    N/A  $     30,000      $     30,000                N/A
 222             1    Southgate Center                               $    34,375  $     10,544      $     10,544      $     150,000
 223             1    Liberty Safe and Security                              N/A           N/A      $     23,144                N/A
 224             1    Lynwood Retail                                         N/A           N/A      $        825                N/A
 225             1    The Shops at Westar Strip Shopping Center              N/A  $      2,060      $      2,060                N/A
 226             2    40 East 88 Owners, Inc.                                N/A           N/A      $     50,300                N/A
 227             2    510 East 86th Street Owners, Inc.                      N/A           N/A      $     24,700                N/A
 228             2    Ten Eighty Apartment Corporation                       N/A           N/A      $     54,630                N/A
 229             1    Fairfield Inn - Lumberton, NC                  $ 1,600,000             5%                5%               N/A
 230             1    Heacock Medical Center                         $     2,812           N/A      $      5,221      $      80,056
 231             1    Craig Road Retail                                      N/A           N/A      $      2,302      $     130,000
 232             1    Millennium Center Retail                               N/A  $      5,280      $      5,280      $      24,000
 233             1    CVS - Jersey Village, TX                               N/A           N/A      $      1,952                N/A
 234             1    Comfort Suites Prestonsburg                    $    15,000             4%                4%               N/A
 235             2    Evelyn Court Apartment Corp.                           N/A           N/A      $     16,464                N/A
 236             1    Best Western Barboursville                             N/A             4%                4%               N/A

                                                                     CONTRACTUAL                        TAX &
               LOAN                                                   RECURRING           U/W         INSURANCE
  #   CROSSED  GROUP  LOAN NAME                                        LC & TI          LC & TI        ESCROWS
  -   -------  -----  ---------                                        -------          -------       ---------
 178             2    Post Alley                                             N/A             N/A           Both
 179             1    Associated Energy Systems Building             $    12,000      $   18,409           Both
 180             1    Hoover Court Shopping Center                   $    31,332      $   31,331           Both
 181             2    639 Apartments Corp.                                   N/A             N/A           None
 182             2    83rd Street Tenants, Inc.                              N/A             N/A           None
 183             1    Atlantic/Neptune Beach Plaza                   $    30,084      $   28,948           Both
 184             1    Brentwood Self Storage                                 N/A             N/A           Both
 185             1    Wei Wu                                         $    17,010      $   17,024           Both (3)
 186             1    Hudson Corners                                         N/A      $    2,619           Both
 187             1    Crescent Center                                        N/A      $   21,782           Both
 188             2    QLS Gardens Apartments                                 N/A             N/A      Insurance
 189             1    Sandy Spring Financial Center                  $    33,360      $   22,300           Both
 190             2    Ocean Terrace Owners, Inc.                             N/A             N/A            Tax
 191             1    Lynnfield Centre                                       N/A      $    5,662           Both
 192             1    Claim Jumper                                           N/A      $    7,306      Insurance
 193             1    Montpelier Center                                      N/A      $   22,827           Both
 194             1    Plaza 2300                                     $    30,000      $   24,734           Both
 195             1    Ashley Oaks Shopping  Center                   $    39,354      $   39,354           Both
 196             2    Treehouse Apartments                                   N/A             N/A           Both
 197             1    Fairfield Inn Hartsville                               N/A             N/A           Both
 198             2    26 Gramercy Park Owners Corp.                          N/A             N/A            Tax
 199             1    Kimberly Park Shopping Center                  $    12,000      $   12,033           Both
 200             2    The Arbors                                             N/A             N/A           Both
 201             1    Haverhill Business Center                      $    17,913      $   18,053            Tax
 202             2    Swaranjit Mike Nijjar's MHP's (Part II)                N/A             N/A           Both
 203             1    Costa Mesa Square II                                   N/A      $   10,836           None
 204             1    Promenade Plaza                                $    35,746      $   35,746           Both
 205             2    Linden Hill No. 2 Cooperative Corp.                    N/A             N/A            Tax
 206             1    Office Depot                                           N/A             N/A           Both
 207             1    Hathaway Business Park                                 N/A      $   26,562           Both
 208             1    Cathedral City Retail                                  N/A      $   20,524           Both
 209             2    Skyline Terrace Cooperative, Inc.                      N/A             N/A           None
 210             1    Holiday Inn Express Hobby                              N/A             N/A           Both
 211             2    103 Gedney Street Owners', Inc.                        N/A             N/A           None
 212             1    Buffalo Self Storage                                   N/A             N/A           Both
 213             1    Alexis Road Shopping Plaza                     $    40,704      $   36,927           Both
 214             1    Copperas Cove Plaza                            $    17,000      $   15,018           Both
 215             1    Hampton Inn Simpsonville                               N/A             N/A           Both
 216             1    Hesperia Town Center                           $    23,708 (4)         N/A           Both
 217             1    Paloma Village                                 $    20,232      $   20,231           Both
 218             1    Amelia Market                                          N/A      $   17,835           None
 219             2    Abbington Crossing III Apartments                      N/A             N/A           Both
 220             1    Daffodil Valley Storage                                N/A             N/A           Both
 221             2    Old Oak Square Apts                                    N/A             N/A           Both
 222             1    Southgate Center                               $    70,939      $   29,552           Both
 223             1    Liberty Safe and Security                              N/A      $   23,991           None
 224             1    Lynwood Retail                                         N/A      $    7,215           Both
 225             1    The Shops at Westar Strip Shopping Center              N/A      $   10,570            Tax
 226             2    40 East 88 Owners, Inc.                                N/A             N/A           None
 227             2    510 East 86th Street Owners, Inc.                      N/A             N/A           None
 228             2    Ten Eighty Apartment Corporation                       N/A             N/A           None
 229             1    Fairfield Inn - Lumberton, NC                          N/A             N/A           Both
 230             1    Heacock Medical Center                                 N/A      $   41,385           Both
 231             1    Craig Road Retail                                      N/A      $   17,556           Both
 232             1    Millennium Center Retail                       $    24,000      $   15,287           Both
 233             1    CVS - Jersey Village, TX                               N/A      $    4,394           None
 234             1    Comfort Suites Prestonsburg                            N/A             N/A           Both
 235             2    Evelyn Court Apartment Corp.                           N/A             N/A           None
 236             1    Best Western Barboursville                             N/A             N/A           Both

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                  CONTRACTUAL            U/W
                                                                     ENGINEERING   RECURRING          RECURRING          LC & TI
               LOAN                                                  RESERVE AT   REPLACEMENT        REPLACEMENT        RESERVE AT
  #   CROSSED  GROUP  LOAN NAME                                      ORIGINATION  RESERVE/FF&E      RESERVE/FF&E       ORIGINATION
  -   -------  -----  ---------                                      -----------  ------------      ------------      -------------
 237             2    Las Villas Apartments                          $   150,000  $     35,000      $     35,000                N/A
 238             1    7848 Cimarron, LLC                                     N/A           N/A      $      5,775                N/A
 239             1    Fort Apache Shopping Center                    $     1,063           N/A      $      1,473      $      12,076
 240             1    The Law Center                                 $    12,500  $     10,083      $     13,444      $      50,000
 241             1    Baybrook-Kissimmee LLC                                 N/A           N/A      $      1,958                N/A
 242             1    Shane Company, Store No. 25                            N/A           N/A      $        815                N/A
 243             1    Reisterstown Village Center                            N/A           N/A      $      2,155                N/A
 244             1    Nimmonsburg Square                             $     4,013  $      5,568      $      5,562      $      25,000
 245             1    24635 Madison Avenue                                   N/A           N/A      $      1,287                N/A
 246             1    116-118 North York Road                                N/A  $      2,616      $      2,616                N/A
 247             2    Harris Garden Apartments                       $     2,500           N/A      $     28,500                N/A
 248             2    Park East Apartments, Inc.                             N/A           N/A      $     15,121                N/A
 249             2    Suburbia Owners, Inc.                                  N/A           N/A      $     15,900                N/A
 250             2    San Marcos MHP                                 $     4,125  $      7,350      $      7,350                N/A
 251             1    Grant Court                                            N/A  $      1,872      $      1,877                N/A
 252             1    Itasca Building                                        N/A  $     12,204      $     16,264                N/A
 253             1    Shea Professional Plaza                        $    11,187           N/A      $      3,676                N/A
 254             2    Wagon Wheel MHP                                        N/A           N/A      $      4,050                N/A
 255             2    525 East 82 Owners Corp.                               N/A           N/A      $      9,000                N/A
 256             2    72nd Street East Corporation                           N/A           N/A      $     33,096                N/A
 257             1    Comfort Inn Richmond Airport                           N/A             4%                4%               N/A
 258             2    Patricia Apartments                                    N/A  $     13,500      $     13,500                N/A
 259             2    Mulberry Acres MHP                             $     5,563  $      9,100      $      9,000                N/A
 260             2    Stephen Gardens Corp.                                  N/A           N/A      $     19,000                N/A
 261             2    Sans Souci Owners Corp.                                N/A           N/A      $     19,650                N/A
 262             2    Kent Bentley Apartments, Inc.                          N/A           N/A      $      9,900                N/A
 263             1    Dixie Plaza                                           $625  $     15,102      $     15,102                N/A
 264             2    Savannah Terrace & Square Apartments           $    34,875  $     22,500      $     22,500                N/A
 265             2    969 Park Avenue                                        N/A           N/A      $     20,400                N/A
 266             2    34-15 Properties Ltd.                                  N/A           N/A      $     24,150                N/A
 267             1    311 Ed Wright Lane                                     N/A           N/A      $      6,600                N/A
 268             1    Church Road Plaza                              $     3,438           N/A      $      2,051                N/A
 269             2    Littlefield Apartments                         $    12,750  $      7,500      $      7,500                N/A
 270     D       2    NC MHP Portfolio - Pine Terrace                        N/A           N/A      $      2,600                N/A
 271     D       2    NC MHP Portfolio - Lakeview                    $     1,250           N/A      $      2,750                N/A
 272             2    Maple Crest Apartments                         $    11,875  $     38,920      $     35,000                N/A
 273             1    AIP - Intown (Bishop & Trabert)                        N/A           N/A      $      6,999                N/A
 274             1    Anaheim Office                                         N/A           N/A      $     10,804                N/A
 275             2    Royal Marc Apartments                                  N/A  $     19,750      $     19,750                N/A
 276             1    AIP - Perimeter (Hammermill & Goshen Springs)          N/A           N/A      $     11,850                N/A
 277             1    AMF Shea Village                               $    45,000  $      6,755      $      6,730                N/A
 278             2    Shores of Lake Smith                           $     9,375  $     16,384      $     15,750                N/A
 279             1    Comfort Inn Columbia                                   N/A             4%                4%               N/A
 280             2    321 West 90th St. Owners Corp.                         N/A           N/A      $     14,040                N/A
 281             2    Crestwood Manor                                        N/A           N/A      $     37,800                N/A
 282             2    Crest Manor Housing Corp                               N/A           N/A      $     46,800                N/A
 283             1    Sterling Master Homes Building                         N/A  $      1,754      $      1,754                N/A
 284             2    Bayshore Gardens                                       N/A           N/A      $     46,500                N/A
 285             1    Arbor Shoppes                                          N/A           N/A      $      1,813                N/A
 286             1    Altamonte Promenade                            $     1,875           N/A      $      3,314                N/A
 287             1    The Raleigh Building                                   N/A           N/A      $     13,679                N/A
 288             1    Bay Mini Storage                                       N/A           N/A      $      6,400                N/A
 289             1    Uplake Building                                        N/A           N/A      $      2,098      $      25,176
 290             1    Northgate Dental Plaza                         $    30,983  $      2,881      $      2,881      $      60,000
 291             1    Homewood Retail                                        N/A  $        657      $        977                N/A
 292             2    Brookfield Apartments                          $     5,625  $     30,000      $     30,000                N/A
 293             2    Sun Vista Apartments                           $     8,125  $     15,250      $     15,250                N/A
 294             1    Van Ness Plaza                                         N/A           N/A      $      3,383      $      20,000
 295             2    929 Park Avenue Apartment Corp.                        N/A           N/A      $     14,261                N/A

                                                                     CONTRACTUAL                        TAX &
               LOAN                                                   RECURRING           U/W         INSURANCE
  #   CROSSED  GROUP  LOAN NAME                                        LC & TI          LC & TI        ESCROWS
  -   -------  -----  ---------                                        -------          -------       ---------
 237             2    Las Villas Apartments                                  N/A             N/A           Both
 238             1    7848 Cimarron, LLC                                     N/A      $   26,429           None
 239             1    Fort Apache Shopping Center                    $    12,076      $   12,076           Both
 240             1    The Law Center                                 $    24,000      $   57,761           Both
 241             1    Baybrook-Kissimmee LLC                                 N/A             N/A           None
 242             1    Shane Company, Store No. 25                            N/A      $    2,037           None
 243             1    Reisterstown Village Center                            N/A      $    7,541           Both
 244             1    Nimmonsburg Square                             $     8,334      $   18,796           Both
 245             1    24635 Madison Avenue                                   N/A      $   12,434           None
 246             1    116-118 North York Road                        $    17,400      $   17,419            Tax
 247             2    Harris Garden Apartments                               N/A             N/A           Both
 248             2    Park East Apartments, Inc.                             N/A             N/A           None
 249             2    Suburbia Owners, Inc.                                  N/A             N/A           None
 250             2    San Marcos MHP                                         N/A             N/A           Both
 251             1    Grant Court                                    $    15,600      $   15,436           Both
 252             1    Itasca Building                                $    80,004      $   61,088           Both
 253             1    Shea Professional Plaza                        $    18,600      $   18,689           Both
 254             2    Wagon Wheel MHP                                        N/A             N/A           Both
 255             2    525 East 82 Owners Corp.                               N/A             N/A           None
 256             2    72nd Street East Corporation                           N/A             N/A           None
 257             1    Comfort Inn Richmond Airport                           N/A             N/A           Both
 258             2    Patricia Apartments                                    N/A             N/A           Both
 259             2    Mulberry Acres MHP                                     N/A             N/A           Both
 260             2    Stephen Gardens Corp.                                  N/A             N/A           None
 261             2    Sans Souci Owners Corp.                                N/A             N/A            Tax
 262             2    Kent Bentley Apartments, Inc.                          N/A             N/A           None
 263             1    Dixie Plaza                                    $    38,710      $   63,245           Both
 264             2    Savannah Terrace & Square Apartments                   N/A             N/A           Both
 265             2    969 Park Avenue                                        N/A             N/A           None
 266             2    34-15 Properties Ltd.                                  N/A             N/A           None
 267             1    311 Ed Wright Lane                             $     7,500      $   17,062           Both
 268             1    Church Road Plaza                                      N/A      $   12,297           Both
 269             2    Littlefield Apartments                                 N/A             N/A           Both
 270     D       2    NC MHP Portfolio - Pine Terrace                        N/A             N/A           Both
 271     D       2    NC MHP Portfolio - Lakeview                            N/A             N/A           Both
 272             2    Maple Crest Apartments                                 N/A             N/A           Both
 273             1    AIP - Intown (Bishop & Trabert)                $    13,800      $   27,392           Both
 274             1    Anaheim Office                                         N/A      $   52,885           None
 275             2    Royal Marc Apartments                                  N/A             N/A           Both
 276             1    AIP - Perimeter (Hammermill & Goshen Springs)  $    18,840 (5)  $   27,695           Both
 277             1    AMF Shea Village                               $     9,616      $   10,378           Both
 278             2    Shores of Lake Smith                                   N/A             N/A           Both
 279             1    Comfort Inn Columbia                                   N/A             N/A           Both
 280             2    321 West 90th St. Owners Corp.                         N/A             N/A           None
 281             2    Crestwood Manor                                        N/A             N/A           None
 282             2    Crest Manor Housing Corp                               N/A             N/A           None
 283             1    Sterling Master Homes Building                 $    18,504      $   17,109           Both
 284             2    Bayshore Gardens                                       N/A             N/A           None
 285             1    Arbor Shoppes                                          N/A      $   13,904           Both
 286             1    Altamonte Promenade                                    N/A      $   19,000           None
 287             1    The Raleigh Building                                   N/A      $   46,547           None
 288             1    Bay Mini Storage                                       N/A             N/A           Both
 289             1    Uplake Building                                        N/A      $   12,588           Both
 290             1    Northgate Dental Plaza                                 N/A      $   33,800           Both
 291             1    Homewood Retail                                $     6,577      $    6,557           Both
 292             2    Brookfield Apartments                                  N/A             N/A           Both
 293             2    Sun Vista Apartments                                   N/A             N/A           Both
 294             1    Van Ness Plaza                                 $     8,333      $   13,814           Both
 295             2    929 Park Avenue Apartment Corp.                        N/A             N/A            Tax

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                  CONTRACTUAL            U/W
                                                                     ENGINEERING   RECURRING          RECURRING          LC & TI
               LOAN                                                  RESERVE AT   REPLACEMENT        REPLACEMENT        RESERVE AT
  #   CROSSED  GROUP  LOAN NAME                                      ORIGINATION  RESERVE/FF&E      RESERVE/FF&E       ORIGINATION
  -   -------  -----  ---------                                      -----------  ------------      ------------      -------------
 296             2    Heritage Village Townhomes Apartments          $     3,750  $     11,340      $     11,340                N/A
 297             1    CVS Drug Store - Plano                                 N/A           N/A      $      1,632                N/A
 298             2    84-20 51st Ave. Owners Inc.                            N/A           N/A      $      7,500                N/A
 299             1    23 & Gratiot Shopping Center                           N/A           N/A      $      1,461      $      30,000
 300             1    Walgreens Store #4610                                  N/A           N/A      $      2,086                N/A
 301             2    East Rock Tenants                                      N/A           N/A      $     22,500                N/A
 302             1    Easton I                                               N/A           N/A      $        945                N/A
 303             1    Memorial Medical Plaza                                 N/A           N/A      $      3,376      $      50,000
 304             1    Leschi Park Professional Building                      N/A  $      2,000      $      2,200                N/A
 305             1    Donald E Crane Office Bldg                     $    23,075  $     10,209      $     10,209                N/A
 306             1    Rose Avenue                                            N/A           N/A      $      1,567                N/A
 307             2    Bellfort Park Apartments                       $    51,941  $     16,000      $     16,000                N/A
 308             2    194 Riverside Owners Corp.                             N/A           N/A      $     18,000                N/A
 309             2    305 Equities Corp                                      N/A           N/A      $     14,100                N/A
 310             2    Rossmoor Leisure Cooperative                           N/A           N/A      $     47,400                N/A
 311             1    Sherwin Williams Plaza                                 N/A           N/A      $      1,320      $      20,000
 312             1    Rite Aid - Pasadena, MD                                N/A           N/A      $      1,740                N/A
 313             2    81st Dwellers Inc.                                     N/A           N/A      $     20,910                N/A
 314             1    Easton II                                              N/A           N/A      $        810                N/A
 315             2    Hammondell MHP                                         N/A           N/A      $      8,100                N/A
 316             1    Memorial Square                                        N/A  $      1,500      $      2,183                N/A
 317             1    Medical Arts Building                                  N/A           N/A      $     17,400                N/A
 318             2    West 15 Townhouse Corporation                          N/A           N/A      $     12,200                N/A
 319             2    Palisade Gardens Apartments Corp.                      N/A           N/A      $     18,268                N/A
 320             1    Old Atlanta Shops                                      N/A  $        960      $        960                N/A
 321             2    Green Street Apartments                                N/A           N/A      $      7,250                N/A
 322             1    Southgate Corners                              $     3,938           N/A      $      4,562                N/A
 323             1    Desert Country Plaza                                   N/A  $        608      $        911                N/A
 324             2    Chancellor Park Apartments                             N/A  $      8,400      $      8,400                N/A
 325             2    137-05 Franklin Avenue Owners, Inc.                    N/A           N/A      $     10,900                N/A
 326             1    Barnesboro Retail Bldg                         $    16,313  $      9,210 (6)  $      9,210                N/A
 327             1    Hollywood Video Plaza (Column)                         N/A  $      1,072      $      1,073                N/A
 328             2    Shackleford MHP                                $    40,219  $      7,100      $      7,100                N/A
 329             1    Market Shoppes                                 $    11,125  $      3,408      $      4,998                N/A
 330             1    Lakeview Industrial Park                               N/A           N/A      $     14,400                N/A
 331             2    31 East 12th Street Owners, Inc.                       N/A           N/A      $     32,960                N/A
 332             1    Alante Plaza                                           N/A  $        936      $        935                N/A
 333             1    Frankfort Center                                       N/A  $        744      $        741                N/A
 334             2    25 West 13th St                                        N/A           N/A      $     55,500                N/A
 335             1    Village at Colleyville                                 N/A           N/A      $      2,500      $      15,000
 336             2    60 Tenants Corp.                                       N/A           N/A      $     29,000                N/A
 337             1    The Centre at North Reading                    $     6,250           N/A      $      2,936                N/A
 338             2    Oaks Mobile Home Park                          $    20,000  $      8,450      $      8,450                N/A
 339             1    1477 Park Street                               $     4,375           N/A      $      5,897      $      50,000
 340             2    Irving Place Tenant Corp.                              N/A           N/A      $      8,660                N/A
 341             1    500 Oakwood Avenue                             $    11,122           N/A      $      4,288      $      36,000
 342             2    16 Canterbury Corp.                                    N/A           N/A      $      9,000                N/A
 343             2    Pagewood Oval Apartments                       $    12,563  $      7,500      $      7,500                N/A
 344             2    Villa Vista MHP                                $    73,275  $      5,350      $      5,350                N/A
 345             1    Settler's Ridge Retail Center                  $    40,640  $      2,390      $      2,363                N/A
 346             1    Rainbow Village                                        N/A  $      1,761      $      1,761                N/A
 347             2    Buffington Arms Apartments                     $     8,531  $     17,150      $     17,150                N/A
 348             2    River Glen Tenant Corp                                 N/A           N/A      $     10,200                N/A
 349             2    Ferndale Apartments                            $     3,750  $      9,250      $      9,250                N/A
 350             2    Oak Shades MHP                                 $     4,688           N/A      $      3,350                N/A
 351             2    Green Acres Mobile Home Park                   $     1,875           N/A      $      9,000                N/A
 352             2    Woodview Apartments                            $    39,375  $      9,000      $      9,000                N/A
 353             1    Hollywood Video Plaza                                  N/A           N/A      $        945                N/A
 354             1    South Park Plaza                                       N/A           N/A      $      1,200      $      20,000

                                                                     CONTRACTUAL                        TAX &
               LOAN                                                   RECURRING           U/W         INSURANCE
  #   CROSSED  GROUP  LOAN NAME                                        LC & TI          LC & TI        ESCROWS
  -   -------  -----  ---------                                        -------          -------       ---------
 296             2    Heritage Village Townhomes Apartments                  N/A             N/A           Both
 297             1    CVS Drug Store - Plano                                 N/A             N/A           None
 298             2    84-20 51st Ave. Owners Inc.                            N/A             N/A           None
 299             1    23 & Gratiot Shopping Center                   $    10,000      $    9,742           Both
 300             1    Walgreens Store #4610                                  N/A             N/A           None
 301             2    East Rock Tenants                                      N/A             N/A           None
 302             1    Easton I                                               N/A      $    7,524            Tax
 303             1    Memorial Medical Plaza                                 N/A      $   11,632           Both
 304             1    Leschi Park Professional Building              $    15,000      $   11,269           Both
 305             1    Donald E Crane Office Bldg                             N/A      $   48,449           Both
 306             1    Rose Avenue                                            N/A      $   10,449           Both
 307             2    Bellfort Park Apartments                               N/A             N/A           Both
 308             2    194 Riverside Owners Corp.                             N/A             N/A            Tax
 309             2    305 Equities Corp                                      N/A             N/A           None
 310             2    Rossmoor Leisure Cooperative                           N/A             N/A           None
 311             1    Sherwin Williams Plaza                         $    25,200      $    9,253           Both
 312             1    Rite Aid - Pasadena, MD                                N/A             N/A           None
 313             2    81st Dwellers Inc.                                     N/A             N/A           None
 314             1    Easton II                                              N/A      $    6,967            Tax
 315             2    Hammondell MHP                                         N/A             N/A           Both
 316             1    Memorial Square                                $    10,020      $   11,601           Both
 317             1    Medical Arts Building                                  N/A             N/A           None
 318             2    West 15 Townhouse Corporation                          N/A             N/A           None
 319             2    Palisade Gardens Apartments Corp.                      N/A             N/A           None
 320             1    Old Atlanta Shops                              $     7,200      $    7,200           Both
 321             2    Green Street Apartments                                N/A             N/A           None
 322             1    Southgate Corners                              $    99,996      $   14,374           None
 323             1    Desert Country Plaza                           $     9,113      $    8,027           Both
 324             2    Chancellor Park Apartments                             N/A             N/A           Both
 325             2    137-05 Franklin Avenue Owners, Inc.                    N/A             N/A           None
 326             1    Barnesboro Retail Bldg                         $    33,488      $   35,000           Both
 327             1    Hollywood Video Plaza (Column)                 $     8,580      $   10,439           Both
 328             2    Shackleford MHP                                        N/A             N/A           Both
 329             1    Market Shoppes                                 $    10,008      $   12,628           Both
 330             1    Lakeview Industrial Park                               N/A      $   45,988           None
 331             2    31 East 12th Street Owners, Inc.                       N/A             N/A           None
 332             1    Alante Plaza                                   $     6,240      $    6,544           Both
 333             1    Frankfort Center                               $     4,632      $    4,630           Both
 334             2    25 West 13th St                                        N/A             N/A           None
 335             1    Village at Colleyville                         $    15,000      $   15,000           Both
 336             2    60 Tenants Corp.                                       N/A             N/A            Tax
 337             1    The Centre at North Reading                            N/A      $   19,495           Both
 338             2    Oaks Mobile Home Park                                  N/A             N/A           None
 339             1    1477 Park Street                                       N/A      $   15,657           Both
 340             2    Irving Place Tenant Corp.                              N/A             N/A           None
 341             1    500 Oakwood Avenue                             $    12,000      $   10,582           Both
 342             2    16 Canterbury Corp.                                    N/A             N/A           None
 343             2    Pagewood Oval Apartments                               N/A             N/A           Both
 344             2    Villa Vista MHP                                        N/A             N/A           Both
 345             1    Settler's Ridge Retail Center                  $     9,600      $   10,432           Both
 346             1    Rainbow Village                                $     7,760          $7,760           Both
 347             2    Buffington Arms Apartments                             N/A             N/A           Both
 348             2    River Glen Tenant Corp                                 N/A             N/A           None
 349             2    Ferndale Apartments                                    N/A             N/A           Both
 350             2    Oak Shades MHP                                         N/A             N/A           Both
 351             2    Green Acres Mobile Home Park                           N/A             N/A           Both
 352             2    Woodview Apartments                                    N/A             N/A           Both
 353             1    Hollywood Video Plaza                                  N/A      $    4,726           None
 354             1    South Park Plaza                                       N/A      $    9,478           Both

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                  CONTRACTUAL            U/W
                                                                     ENGINEERING   RECURRING          RECURRING          LC & TI
               LOAN                                                  RESERVE AT   REPLACEMENT        REPLACEMENT        RESERVE AT
  #   CROSSED  GROUP  LOAN NAME                                      ORIGINATION  RESERVE/FF&E      RESERVE/FF&E       ORIGINATION
  -   -------  -----  ---------                                      -----------  ------------      ------------      -------------
 355             1    Jamboree Plaza Auto Center                             N/A           N/A      $      2,834                N/A
 356             1    Bear River Self Storage                                N/A           N/A      $      4,810                N/A
 357             2    Mark Embers Apartments                                 N/A           N/A      $     13,500                N/A
 358             1    Equus Las Vegas Associates                             N/A           N/A      $      8,086                N/A
 359             2    Upper Knollwood Townhouses                     $   339,000  $     12,500      $     12,500                N/A
 360             2    789 West End Avenue                                    N/A           N/A      $     47,250                N/A
 361             1    KeyBank Corvallis                                      N/A           N/A      $        420                N/A
 362             1    Cyrus-Coral, LLC                               $   100,000           N/A               N/A                N/A
 363             2    35 East Tenants Corp.                                  N/A           N/A      $     21,650                N/A
 364             2    Gibbs Street Apartments                                N/A  $     10,500      $     10,500                N/A
 365             2    Desert Breeze Villas                           $    43,750  $      5,500      $      5,500      $       5,000
 366             1    AIP - 2040 Steel Drive                                 N/A           N/A      $      8,591                N/A
 367             2    North Ridge Apartments                         $     1,500  $      9,000      $      9,000                N/A
 368             1    Crossroads Shopping Center                             N/A           N/A      $      2,480                N/A
 369             1    1622 Walter Street (Triple C Electric)                 N/A  $      3,350      $      3,350                N/A
 370             1    Brill Retail                                   $    13,594  $      1,672      $      1,926                N/A
 371             1    Holland South Building                         $    26,746           N/A      $      2,183                N/A
 372             1    4404-4414 University Avenue                    $    16,012  $      1,314      $      1,314                N/A
 373             1    CVS & Advance Auto                                     N/A           N/A      $      3,102                N/A
 374             1    The Schwartz Building                          $    55,000  $      5,400      $      5,400                N/A
 375             2    University View & Sinclair Apartments          $     6,250  $      9,900      $      9,900                N/A
 376             2    Desert Point Apartments                        $    26,250  $      8,000      $      7,989                N/A
 377             1    Oak Forest Center                                      N/A           N/A      $      2,952                N/A
 378             2    45-53 Cabrini Owners Corp.                             N/A           N/A      $      4,300                N/A
 379             2    Holiday Home MH-RV Park                                N/A           N/A      $      3,900                N/A
 380             2    Oak Square Apartments                          $    10,937  $      6,456      $      6,456                N/A
 381             1    AIP - 1122 Old Chattahoochee                           N/A           N/A      $      4,551      $      50,000
 382             2    Shepard Lofts                                  $     5,125  $      2,400      $      2,400                N/A
 383             2    838 Greenwich St. Corp.                                N/A           N/A      $      4,200                N/A
 384             1    2nd Attic Self Storage                                 N/A           N/A      $      3,848                N/A
 385             2    Westwater Commons                                      N/A           N/A      $     19,500                N/A
 386             2    Parkway Owners Inc                                     N/A           N/A      $     15,000                N/A
 387             2    81-05 Tenants LTD                                      N/A           N/A      $     37,500                N/A
 388             2    Cromwell Apartments                            $    38,125  $      9,000      $      9,000                N/A
 389             2    11 East 92nd Street Tenants Corp.                      N/A           N/A      $      4,130                N/A
 390             2    No. 24 Gramercy Park, Inc.                             N/A           N/A      $      2,850                N/A
 391             2    100 South Ocean Ave. Realty Corp.                      N/A           N/A      $     13,100                N/A
 392             1    University Towne Center II                             N/A  $        540      $        540                N/A
 393             2    Crosby Square Apartments                       $    24,313  $      9,025      $      9,024                N/A
 394             1    1390-1400 Park Street                          $    37,000           N/A      $      8,777                N/A
 395             1    Main Street Shopping Center                    $    12,813  $      1,200      $      1,200                N/A
 396             1    Northpointe Professional Center                $    13,975  $      3,367      $      3,367      $      70,000
 397             2    Carolyn Court Owners, Inc.                             N/A           N/A      $      3,400                N/A
 398             1    Grapevine Retail Center                        $     1,875  $      1,254      $      1,254                N/A
 399             2    Courtland Glen Cooperative, Inc.                       N/A           N/A      $      7,500                N/A
 400             2    Country Falls Apartments                       $    15,531  $      8,000      $      8,000                N/A
 401             2    Mayland Manor Apartments                       $    18,938           N/A      $     11,250                N/A
 402             2    3755 Owners Ltd.                                       N/A           N/A      $     38,000                N/A
 403             2    Jeffersonian Jay Street Corp.                          N/A           N/A      $      1,800                N/A
 404             2    3206 Ellwood Avenue Apartments                 $     1,000  $      4,000      $      4,000                N/A
 405             2    Anthony and Garden Apartments                  $    11,938  $      6,000      $      6,000                N/A
 406             1    9610 Winter Gardens Boulevard                  $    15,000  $        891      $        891                N/A
 407             2    Oxford Gardens                                         N/A           N/A      $     13,500                N/A
 408             2    920 Fifth Avenue Corp                                  N/A           N/A      $     79,854                N/A
 409             2    431 West 54th Street, Inc.                             N/A           N/A      $      3,000                N/A
 410             2    Jefferson Apartments                                   N/A  $      3,000      $      3,000                N/A
 411             2    Charlton Cooperative Corp.                             N/A           N/A      $      5,400                N/A
 412             2    80/Columbus Owners Corp.                               N/A           N/A      $      2,100                N/A
 413             2    204-206 Owners Corp.                                   N/A           N/A      $      5,040                N/A

                                                                     CONTRACTUAL                        TAX &
               LOAN                                                   RECURRING           U/W         INSURANCE
  #   CROSSED  GROUP  LOAN NAME                                        LC & TI          LC & TI        ESCROWS
  -   -------  -----  ---------                                        -------          -------       ---------
 355             1    Jamboree Plaza Auto Center                             N/A      $   23,179           None
 356             1    Bear River Self Storage                                N/A             N/A           Both
 357             2    Mark Embers Apartments                                 N/A             N/A           None
 358             1    Equus Las Vegas Associates                             N/A      $   35,552           None
 359             2    Upper Knollwood Townhouses                             N/A             N/A           Both
 360             2    789 West End Avenue                                    N/A             N/A           None
 361             1    KeyBank Corvallis                                      N/A             N/A           None
 362             1    Cyrus-Coral, LLC                                       N/A      $    9,926           Both
 363             2    35 East Tenants Corp.                                  N/A             N/A            Tax
 364             2    Gibbs Street Apartments                                N/A             N/A           Both
 365             2    Desert Breeze Villas                           $     2,500      $    2,460           Both
 366             1    AIP - 2040 Steel Drive                         $    12,000      $   16,563           Both
 367             2    North Ridge Apartments                                 N/A             N/A           Both
 368             1    Crossroads Shopping Center                             N/A      $   12,401           None
 369             1    1622 Walter Street (Triple C Electric)         $     4,370      $    7,426           Both
 370             1    Brill Retail                                   $    10,000      $   10,000           Both
 371             1    Holland South Building                         $    12,000      $   14,548           Both
 372             1    4404-4414 University Avenue                    $     8,760      $    8,964           Both
 373             1    CVS & Advance Auto                                     N/A      $   10,342           None
 374             1    The Schwartz Building                          $     6,000      $    6,000           Both
 375             2    University View & Sinclair Apartments                  N/A             N/A           Both
 376             2    Desert Point Apartments                                N/A             N/A           Both
 377             1    Oak Forest Center                                      N/A      $   16,411           None
 378             2    45-53 Cabrini Owners Corp.                             N/A             N/A           None
 379             2    Holiday Home MH-RV Park                                N/A             N/A           Both
 380             2    Oak Square Apartments                                  N/A             N/A           Both
 381             1    AIP - 1122 Old Chattahoochee                   $     6,000      $   14,730           Both
 382             2    Shepard Lofts                                          N/A             N/A           Both
 383             2    838 Greenwich St. Corp.                                N/A             N/A            Tax
 384             1    2nd Attic Self Storage                                 N/A             N/A           Both
 385             2    Westwater Commons                                      N/A             N/A           None
 386             2    Parkway Owners Inc                                     N/A             N/A           None
 387             2    81-05 Tenants LTD                                      N/A             N/A           None
 388             2    Cromwell Apartments                                    N/A             N/A           Both
 389             2    11 East 92nd Street Tenants Corp.                      N/A             N/A            Tax
 390             2    No. 24 Gramercy Park, Inc.                             N/A             N/A           None
 391             2    100 South Ocean Ave. Realty Corp.                      N/A             N/A           None
 392             1    University Towne Center II                     $     4,008      $    4,008           Both
 393             2    Crosby Square Apartments                               N/A             N/A           Both
 394             1    1390-1400 Park Street                                  N/A      $    9,030           Both
 395             1    Main Street Shopping Center                    $     4,000      $    4,598           Both
 396             1    Northpointe Professional Center                $    20,004      $   16,315           Both
 397             2    Carolyn Court Owners, Inc.                             N/A             N/A           None
 398             1    Grapevine Retail Center                        $     8,358      $    8,018           Both
 399             2    Courtland Glen Cooperative, Inc.                       N/A             N/A            Tax
 400             2    Country Falls Apartments                               N/A             N/A           Both
 401             2    Mayland Manor Apartments                               N/A             N/A           Both
 402             2    3755 Owners Ltd.                                       N/A             N/A            Tax
 403             2    Jeffersonian Jay Street Corp.                          N/A             N/A           None
 404             2    3206 Ellwood Avenue Apartments                         N/A             N/A           Both
 405             2    Anthony and Garden Apartments                          N/A             N/A           Both
 406             1    9610 Winter Gardens Boulevard                  $     5,940      $    4,808           Both
 407             2    Oxford Gardens                                         N/A             N/A           None
 408             2    920 Fifth Avenue Corp                                  N/A             N/A           None
 409             2    431 West 54th Street, Inc.                             N/A             N/A           None
 410             2    Jefferson Apartments                                   N/A             N/A           Both
 411             2    Charlton Cooperative Corp.                             N/A             N/A            Tax
 412             2    80/Columbus Owners Corp.                               N/A             N/A            Tax
 413             2    204-206 Owners Corp.                                   N/A             N/A           None

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                  CONTRACTUAL            U/W
                                                                     ENGINEERING   RECURRING          RECURRING          LC & TI
               LOAN                                                  RESERVE AT   REPLACEMENT        REPLACEMENT        RESERVE AT
  #   CROSSED  GROUP  LOAN NAME                                      ORIGINATION  RESERVE/FF&E      RESERVE/FF&E       ORIGINATION
  -   -------  -----  ---------                                      -----------  ------------      ------------      -------------
 414             2    Fumoha Development Corp.                               N/A           N/A      $     10,760                N/A
 415             2    1608 Ocean Parkway Owners Corp.                        N/A           N/A      $      8,800                N/A
 416             2    Phosphorus Crackled Roseville Corp.                    N/A           N/A      $      3,500                N/A
 417             2    557 3rd Owners Corp.                                   N/A           N/A      $      2,100                N/A

                                                                     CONTRACTUAL                        TAX &
               LOAN                                                   RECURRING           U/W         INSURANCE
  #   CROSSED  GROUP  LOAN NAME                                        LC & TI          LC & TI        ESCROWS
  -   -------  -----  ---------                                        -------          -------       ---------
 414             2    Fumoha Development Corp.                               N/A             N/A            Tax
 415             2    1608 Ocean Parkway Owners Corp.                        N/A             N/A            Tax
 416             2    Phosphorus Crackled Roseville Corp.                    N/A             N/A           None
 417             2    557 3rd Owners Corp.                                   N/A             N/A            Tax

 (A) THE UNDERLYING MORTGAGE LOANS SECURED BY CENTRO WATT POOL B, CENTRO WATT POOL A AND CENTRO WATT POOL C ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
 (B) THE UNDERLYING MORTGAGE LOANS SECURED BY PRANKE PORTFOLIO, PRANKE DURAND SHOPPING CENTER, PRANKE S. 76TH STREET SHOPPING CENTER, PRANKE NATIONAL AVENUE SHOPPING CENTER, PRANKE STATE STREET SHOPPING CENTER, PRANKE OAKLAND AVENUE SHOPPING CENTER AND PRANKE UNIVERSITY AVENUE SHOPPING CENTER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
 (C) THE UNDERLYING MORTGAGE LOANS SECURED BY BOOTHBAY RITE AID, MANCHESTER RITE AID, DEXTER RITE AID AND MILO RITE AID ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
 (D) THE UNDERLYING MORTGAGE LOANS SECURED BY NC MHP PORTFOLIO - PINE TERRACE AND NC MHP PORTFOLIO - LAKEVIEW ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

 (1) MAY BE WAIVED IF DSCR >=1.70X BASED ON THE IN-PLACE RENT ROLL AND T-12 EXPENSES.
 (2) NCB DID NOT UNDERWRITE ANY CASH FLOW FROM THE PROPERTY KNOWN AS RANCH MARKET 2225 NILES STREET. THIS PROPERTY, DESPITE BEING A SEPARATE PARCEL AND IMPROVEMENT, WAS CONSIDERED TO BE PART OF THE PROPERTY KNOWN AS RANCH MARKET 2309 NILES STREET. THIS PROPERTY, DESPITE BEING A SEPARATE PARCEL AND IMPROVEMENT, WAS CONSIDERED TO BE PART OF THE PROPERTY KNOWN AS RANCH MARKET 2309 NILES STREET. THE APPRAISER ASSIGNED A VALUE TO THIS PROPERTY OF $80,000.
 (3)  MAY BE WAIVED WITH RESPECT TO THE 31935 VIA RIO TEMECULA ROAD PROPERTY IF:
      (I) TENANT'S LEASE DIRECTS PAYMENT OF TAXES AND INSURANCE DIRECTLY TO TAXING AGENCY OR INSURER AND (II) EVIDENCE OF PAYMENT PROVIDED TO THE LENDER.
 (4) WITH NOTICE OF TERMINATION OF BIG LOT'S LEASE, MONTHLY DEPOSIT SHALL INCREASE TO $5,439.17 AND RESERVE CAP SHALL INCREASE TO $195,810.12.
 (5) THE DEPOSITS ON THE 1ST AND 2ND PAYMENT DATES WILL BE $5,000.00. THE DEPOSITS ON THE 3RD AND 4TH PAYMENT DATES WILL BE $6,000.00. THE DEPOSIT ON THE 5TH PAYMENT DATE WILL BE $7,000.00. COMMENCING ON THE EARLIER OF THE 6TH PAYMENT DATE OR AN ECHOLS GLASS LEASE RENEWAL, THE MONTHLY DEPOSIT WILL BE $1,570.00 ($18,840/YEAR).
 (6) ONCE THE HVAC SYSTEM IS REPLACED (ESTIMATED COST: $18,000) AND THE ROOF IS REPLACED (ESTIMATED COST: $20,000) MONTHLY DEPOSITS WILL BE WAIVED.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                               CUT-OFF
                                                           DATE PRINCIPAL
 #     CROSSED  PROPERTY NAME                                BALANCE (1)      PROPERTY TYPE     SQ. FT.
 -     -------  -------------                                -----------      -------------     -------
 1              230 Park Avenue                            $  280,000,000 (2) Office           1,217,986
 2              Saint Louis Galleria                          178,272,278 (3) Retail            470,045
3a        A     Park Hills Plaza                               21,000,000     Retail            279,856
3b        A     Highridge Plaza Shopping Center                16,560,000     Retail             88,501
3c        A     County Line Plaza                               9,000,000     Retail            175,079
3d        A     Park Plaza                                      4,850,000     Retail             46,495
3e        A     Springfield Supermarket                         3,760,000     Retail             32,209
3f        A     550 W. Germantown Pike                          2,210,000     Retail             3,800
3g        A     Mount Carmel Plaza                              1,250,000     Retail             14,504
4a        A     North Park Center                              14,500,000     Retail            195,355
4b        A     Collegeville Shopping Center                    9,800,000     Retail            110,696
4c        A     Cherry Square Shopping Center                   8,050,000     Retail             75,005
4d        A     Holcomb Bridge Crossing                         7,250,000     Retail            105,420
4e        A     Gilbertsville Shopping Center                   5,440,000     Retail             85,748
4f        A     Chalfont Village Shopping Center                4,290,000     Retail             46,051
4g        A     69th Street Plaza                               4,180,000     Retail             41,561
4h        A     New Holland Plaza                               2,600,000     Retail             65,730
5a        A     Whitemarsh Plaza                               13,650,000     Retail             67,476
5b        A     Killingly Plaza                                10,400,000     Retail             75,376
5c        A     North Ridge Plaza                               9,280,000     Mixed Use          42,131
5d        A     Bensalem Square                                 9,000,000     Retail             72,148
5e        A     Culpeper Town Square                            7,200,000     Retail            137,563
5f        A     Magnolia Plaza Shopping Center                  4,750,000     Retail            104,539
5g        A     Port Washington                                   800,000     Retail             19,600
 6              8201 Greensboro Drive                          76,000,000     Office            360,854
7a              Lincoln Boulevard Office Building               6,836,599     Office             57,542
7b              Market Street                                   6,772,827     Mixed Use          53,577
7c              Otay Mesa Truck Parking                         6,429,500     Other           41.48 acres
7d              Yorba Linda - Retail                            6,427,000     Retail             78,401
7e              Balboa Village                                  4,736,126     Retail             35,911
7f              East Main Auto Plaza                            4,357,843     Retail             43,795
7g              Providence Hill                                 3,965,367     Office             46,897
7h              Otay Mesa Truck Parking (27.86 acres)           3,398,500     Other           27.86 acres
7i              Airway Trade Center                             3,086,820     Industrial        121,056
7j              University Avenue Office                        2,750,000     Office             36,349
7l              Stanton Office Plaza                            1,925,000     Office             32,003
7m              1764 Congress Office Building (WPB No. 1)       1,815,000     Office             19,770
7n              Border Warehouse (West Frontage Road)           1,760,000     Industrial         68,884
7p              1760 Congress Office Building (Florida
                No. 8)                                          1,705,000     Office             21,160
7q              Village Corner                                  1,500,000     Retail             15,910
7r              Terrace View Center                             1,485,000     Retail             15,850
7s              Roberts Street Office Building                  1,167,939     Office             27,273
7t              Otay Mesa Truck Parking (7.12 acres)            1,083,250     Other            7.12 acres
7v              Border Warehouse (West La Quinta Road)            990,000     Industrial         43,005
7y              1756 Congress Office (Florida #2)                 615,852     Office             19,924
 8              Montgomery Park I                              65,000,000     Office            678,076
11              Westgate West                                  41,000,000     Retail            235,766
14              Park Oaks Shopping Center                      29,000,016     Retail            110,074
15              Hanes Point Shopping Center                    26,475,000     Retail            237,834
16              Wells Headquarters                             24,941,160     Office            143,767
17              Southgate I                                    23,418,835     Office            210,000
18              The Shops at Heavenly Village                  22,400,000     Retail             44,892
19              Corporate Gateway Center                       21,500,000     Office            127,185
20              Creekside Business Park                        21,500,000     Office            257,267
21a             DR - Rockford                                   2,394,524     Retail             40,306
21b             DR - Chesapeake - 745 Battlefield               1,346,920     Retail             16,866
21c             DR - Bradenton                                  1,197,262     Retail             20,084
21d             DR - Sarasota                                   1,097,490     Retail             14,279
21e             DR - Holland                                      967,787     Retail             17,600
21f             DR - Bloomington                                  947,833     Retail             14,000
21g             DR - Tampa                                        947,833     Retail             14,100
21h             DR - St. Peters                                   922,890     Retail             12,000
21i             DR - Charleston                                   897,947     Retail             12,000
21j             DR - Bloomingdale                                 897,947     Retail             12,000
21k             DR - Orlando III - 5018 W Colonial                813,141     Retail             11,960
21l             DR - Melbourne                                    798,175     Retail             12,000
21m             DR - Orlando II - 6237 E Colonial                 798,175     Retail             12,000
21n             DR - Lakeland                                     783,209     Retail             12,000
21o             DR - Orange City                                  773,232     Retail             12,000
21p             DR - Chesapeake II - 4207 Portsmouth              773,232     Retail             12,000
21q             DR - Ocala                                        748,289     Retail             12,000
21r             DR - Orlando - 2020 S. Orange Blossom
                Trail                                             748,289     Retail             12,000
21s             DR - Clearwater                                   748,289     Retail             9,400
21t             DR - Lenexa                                       698,403     Retail             12,000
21u             DR - Michigan City                                648,517     Retail             16,950
21v             DR - Venice                                       628,563     Retail             11,530
21w             DR - Rocky Mount                                  623,574     Retail             10,795
22a             Walgreens (Houston)                             6,555,670     Retail             14,550
22b             Walgreens (East Norriton)                       5,464,726     Retail             13,650
22c             Walgreens (Irondequoit)                         4,720,532     Retail             14,805
22d             Walgreens (St. Clair Shores)                    4,419,072     Retail             14,820
23a             Walgreens (Easton)                              4,722,383     Retail             13,650
23b             Walgreens (Perrysburg)                          4,197,058     Retail             14,820
23c             Walgreens (Columbus)                            4,111,890     Retail             14,820
23d             Walgreens (Surprise)                            4,042,801     Retail             14,820
23e             Walgreens (Defiance)                            3,660,868     Retail             14,820
25              Arrowhead Mall                                 19,250,000     Retail            432,866
28a             Walgreens (Woodland Park)                       4,052,868     Retail             13,854
28b             Walgreens (Searcy)                              3,864,592     Retail             14,820

                                                                                    MAJOR                               MAJOR
                                                                                  TENANT # 1                           TENANT # 1
 #     CROSSED  PROPERTY NAME                                                        NAME                               SQ. FT.
 -     -------  -------------                                                        ----                               -------
 1              230 Park Avenue                                            ING Investment Management                    166,211
 2              Saint Louis Galleria                                              Mark Shale                            27,135
3a        A     Park Hills Plaza                                               Weis Markets, #8                         52,000
3b        A     Highridge Plaza Shopping Center                                 Pathmark Stores                         41,767
3c        A     County Line Plaza                                             Outlet Marketplace                        84,935
3d        A     Park Plaza                                               Peachstate Paint & Collision                    5,500
3e        A     Springfield Supermarket                                            ShopRite                             32,209
3f        A     550 W. Germantown Pike                                         Commerce Bank PA                          3,800
3g        A     Mount Carmel Plaza                                                Dollarland                             9,600
4a        A     North Park Center                                                    Kmart                              101,279
4b        A     Collegeville Shopping Center                                      ACME Market                           52,200
4c        A     Cherry Square Shopping Center                                  Redner's Markets                         52,170
4d        A     Holcomb Bridge Crossing                                     Golf & Tennis Pro Shop                      63,070
4e        A     Gilbertsville Shopping Center                                    Weis Markets                           40,944
4f        A     Chalfont Village Shopping Center                                 Better Bodies                          22,785
4g        A     69th Street Plaza                                              NWL of Upper DAR                         26,061
4h        A     New Holland Plaza                                           Amelia's Grocery Outlet                     22,896
5a        A     Whitemarsh Plaza                                                Clemens Markets                         39,699
5b        A     Killingly Plaza                                                The Stop and Shop                        45,296
5c        A     North Ridge Plaza                                                Harmon Stores                           6,760
5d        A     Bensalem Square                                                 Pathmark Stores                         49,726
5e        A     Culpeper Town Square                                               Food Lion                            33,000
5f        A     Magnolia Plaza Shopping Center                                  Ingles Markets                          32,000
5g        A     Port Washington                                                North Shore Farms                        19,600
 6              8201 Greensboro Drive                                             BAE Systems                           130,736
7a              Lincoln Boulevard Office Building                    Ascent Media Creative Services, Inc.               32,531
7b              Market Street                                                   Men's Wearhouse                          6,667
7c              Otay Mesa Truck Parking                                      Rapid Transfer Xpress                    15.90 acres
7d              Yorba Linda - Retail                                      99 Cents Only Stores, Inc.                    23,768
7e              Balboa Village                                                     Boot Barn                             7,429
7f              East Main Auto Plaza                                          First United, Inc.,                       17,828
7g              Providence Hill                                       Consolidated Safety Services, Inc.                 7,585
7h              Otay Mesa Truck Parking (27.86 acres)                         Schneider Trucking                       10 acres
7i              Airway Trade Center                                        Columbia Export Services                     37,500
7j              University Avenue Office                                  Ca Reliable Medical Systems                    8,460
7l              Stanton Office Plaza                                           Alexander Mitjans                         4,702
7m              1764 Congress Office Building (WPB No. 1)  Area Agency On Aging Of Palm Beaches Treasure Coast, Inc.     8,823
7n              Border Warehouse (West Frontage Road)                        Kaliroy Produce, Inc,                      45,950
7p              1760 Congress Office Building (Florida
                No. 8)                                                        South College, Inc.                       21,160
7q              Village Corner                                            Blaine's Fine Men's Apparel                    3,110
7r              Terrace View Center                                Neighborhood House (Playground Excluded)              5,250
7s              Roberts Street Office Building                                    Quest, LLC.                            6,620
7t              Otay Mesa Truck Parking (7.12 acres)                       Accel Transport Co., Inc.                   2.9 acres
7v              Border Warehouse (West La Quinta Road)                         Bay Area Produce                         38,705
7y              1756 Congress Office (Florida #2)                         Dept. Of Juevenile Justice                     4,506
 8              Montgomery Park I                                                 Wells Fargo                           128,032
11              Westgate West                                                  Longs Drug Store                         62,400
14              Park Oaks Shopping Center                                    Vons Companies, Inc.                       49,320
15              Hanes Point Shopping Center                                         Kohl's                              86,584
16              Wells Headquarters                                             Wells Real Estate                        138,044
17              Southgate I                                                 Atlantic Health Systems                     206,253
18              The Shops at Heavenly Village                                    Powder House                            2,851
19              Corporate Gateway Center                                         Bancomer USA                           13,934
20              Creekside Business Park                                      Mentor Graphics Corp.                      50,126
21a             DR - Rockford                                                    Book of Hope                           12,000
21b             DR - Chesapeake - 745 Battlefield                                 Total Renal                           10,908
21c             DR - Bradenton                                                     Manasota                             11,270
21d             DR - Sarasota                                                   Shaw Industries                         11,013
21e             DR - Holland                                                    Salvation Army                          12,000
21f             DR - Bloomington                                                  KBL Design                            11,334
21g             DR - Tampa                                                       Butler Carpet                          12,000
21h             DR - St. Peters                                                  Davids Bridal                          12,000
21i             DR - Charleston                                                   G&S Supply                            12,000
21j             DR - Bloomingdale                                                 Olson Rugs                            12,000
21k             DR - Orlando III - 5018 W Colonial                           Transamerican 4 Wheel                      11,960
21l             DR - Melbourne                                                    KP Capital                            12,000
21m             DR - Orlando II - 6237 E Colonial                                 BMR Capital                           12,000
21n             DR - Lakeland                                                   Sofa Connection                         12,000
21o             DR - Orange City                                     Shaw Industries (Furniture Showplace)              12,000
21p             DR - Chesapeake II - 4207 Portsmouth                             PSP Ventures                           12,000
21q             DR - Ocala                                                      All Pro Imports                         12,000
21r             DR - Orlando - 2020 S. Orange Blossom
                Trail                                                             BMR Capital                           12,000
21s             DR - Clearwater                                                  Butler Carpet                           9,400
21t             DR - Lenexa                                                    Gomer's Fine Wine                        12,000
21u             DR - Michigan City                                                 ARMCO LLC                            12,000
21v             DR - Venice                                                     Venice Mattress                         11,530
21w             DR - Rocky Mount                                                  Sofa &Seats                           10,795
22a             Walgreens (Houston)                                           Walgreens (Houston)                       14,550
22b             Walgreens (East Norriton)                                  Walgreens (East Norriton)                    14,820
22c             Walgreens (Irondequoit)                                     Walgreens (Irondequoit)                     14,805
22d             Walgreens (St. Clair Shores)                             Walgreens (St. Clair Shores)                   14,820
23a             Walgreens (Easton)                                            Walgreens (Easton)                        13,650
23b             Walgreens (Perrysburg)                                      Walgreens (Perrysburg)                      14,820
23c             Walgreens (Columbus)                                         Walgreens (Columbus)                       14,820
23d             Walgreens (Surprise)                                         Walgreens (Surprise)                       14,820
23e             Walgreens (Defiance)                                         Walgreens (Defiance)                       14,820
25              Arrowhead Mall                                                       Sears                              75,838
28a             Walgreens (Woodland Park)                                  Walgreens (Woodland Park)                    13,854
28b             Walgreens (Searcy)                                            Walgreens (Searcy)                        14,820

                                                               MAJOR                            MAJOR                     MAJOR
                                                           TENANT # 1 LEASE                   TENANT # 2                TENANT # 2
 #     CROSSED  PROPERTY NAME                              EXPIRATION DATE                       NAME                     SQ. FT.
 -     -------  -------------                              ---------------                       ----                     -------
 1              230 Park Avenue                               4/30/2014           Swiss Re America Holding Corporation    91,457
 2              Saint Louis Galleria                          1/31/2011                    Galleria 6 Cinemas             19,624
3a        A     Park Hills Plaza                              1/31/2022                        Toys R Us                  32,500
3b        A     Highridge Plaza Shopping Center               1/31/2013                     Seafood Peddler                4,000
3c        A     County Line Plaza                             1/31/2007                     Clemens Markets               39,642
3d        A     Park Plaza                                    7/31/2007                     Mellow Mushroom                4,180
3e        A     Springfield Supermarket                       3/31/2023                           N/A                       N/A
3f        A     550 W. Germantown Pike                       11/30/2024                           N/A                       N/A
3g        A     Mount Carmel Plaza                           12/31/2007                       China House                  1,500
4a        A     North Park Center                             5/31/2013                          Kroger                   49,319
4b        A     Collegeville Shopping Center                  3/2/2008                         Annie Sez                  13,500
4c        A     Cherry Square Shopping Center                 4/30/2016                   Family Dollar Store              6,710
4d        A     Holcomb Bridge Crossing                      11/30/2008                     Champagne Tastes              20,700
4e        A     Gilbertsville Shopping Center                 5/31/2009                         Rite Aid                   7,800
4f        A     Chalfont Village Shopping Center             12/31/2010                       Star Buffet                  6,200
4g        A     69th Street Plaza                             1/31/2014                    Super Dollar City               6,500
4h        A     New Holland Plaza                             6/30/2010                    Fashion Bug Store               8,160
5a        A     Whitemarsh Plaza                              3/31/2022                      Wine & Spirits               10,200
5b        A     Killingly Plaza                               5/19/2010                  Eblens Casual Clothing            6,933
5c        A     North Ridge Plaza                             4/30/2007                    NRHMC Services Co.              5,300
5d        A     Bensalem Square                               4/30/2009                    St. Marys Hospital              6,950
5e        A     Culpeper Town Square                          12/7/2019                    Tractor Supply Co.             25,607
5f        A     Magnolia Plaza Shopping Center                9/30/2007                  Cato Fashion/Cato Plus            6,400
5g        A     Port Washington                               5/31/2008                           N/A                       N/A
 6              8201 Greensboro Drive                        12/31/2012               Association Management Group        29,563
7a              Lincoln Boulevard Office Building             5/31/2010                       L.A. Studios                12,289
7b              Market Street                                10/31/2010            Converse Int. School of Languages       5,152
7c              Otay Mesa Truck Parking                       7/31/2006                     Frontier Towing             6.47 acres
7d              Yorba Linda - Retail                          1/31/2011                          Sav-On                   20,880
7e              Balboa Village                                5/31/2007              Cardine L.L.C. D.B.A. Cal Spa         4,360
7f              East Main Auto Plaza                          6/30/2009            Mcclean Automotive, Inc. (Saturn)      14,258
7g              Providence Hill                               3/31/2009          Associates in Radiation Oncology, P.C.    6,704
7h              Otay Mesa Truck Parking (27.86 acres)         1/31/2012                        Xtra Lease                10 acres
7i              Airway Trade Center                           7/31/2007                         Agridist                  32,770
7j              University Avenue Office                      5/31/2010                Hunter Insurance Services           8,234
7l              Stanton Office Plaza                          3/31/2006            Monterey Park College Corporation       3,680
7m              1764 Congress Office Building (WPB No. 1)    12/31/2007                   South College, Inc.              8,772
7n              Border Warehouse (West Frontage Road)         7/31/2006               Z & S Distributing Co., Inc.        22,934
7p              1760 Congress Office Building (Florida
                No. 8)                                       12/31/2008                           N/A                       N/A
7q              Village Corner                                7/31/2006                      Raymond Rytel                 3,110
7r              Terrace View Center                           9/30/2009                    Sam's Super Foods               4,600
7s              Roberts Street Office Building                5/31/2006           Law Firm Of Howard Lee Schiff, P.C.      5,042
7t              Otay Mesa Truck Parking (7.12 acres)          3/14/2010                  Golden Wings Trucking           1.53 acres
7v              Border Warehouse (West La Quinta Road)        9/30/2007                           N/A                       N/A
7y              1756 Congress Office (Florida #2)             1/31/2008                     South University               4,322
 8              Montgomery Park I                             5/31/2010                       Freightliner                111,409
11              Westgate West                                 2/28/2014                 Orchard Supply Hardware           52,840
14              Park Oaks Shopping Center                     8/31/2023                  McDonalds Corporation             5,115
15              Hanes Point Shopping Center                   3/19/2018                Michael's Arts and Crafts          40,120
16              Wells Headquarters                            1/15/2021                    Caldwell and Orkin              5,723
17              Southgate I                                   8/31/2015                        Management                  3,747
18              The Shops at Heavenly Village                 12/22/2006                       Potagonia                   2,811
19              Corporate Gateway Center                     10/31/2010                Sterling Capital Mortgage          10,861
20              Creekside Business Park                       5/14/2007                   Agere Systems, Inc.             31,872
21a             DR - Rockford                                 7/31/2006                   Stateline Satellite              6,397
21b             DR - Chesapeake - 745 Battlefield             6/7/2009                Mattress U.S.A. of Virginia          4,420
21c             DR - Bradenton                                7/31/2006                        Good Earth                  3,854
21d             DR - Sarasota                                 1/31/2007                    Active Lifestyles               2,146
21e             DR - Holland                                  7/31/2006               S.K. Ent. Pets Supplies Plus         5,600
21f             DR - Bloomington                              5/31/2007                       Sally Beauty                 2,666
21g             DR - Tampa                                    9/30/2007                      Auto Solutions                2,100
21h             DR - St. Peters                               12/14/2006                          N/A                       N/A
21i             DR - Charleston                               12/31/2008                          N/A                       N/A
21j             DR - Bloomingdale                             8/31/2016                           N/A                       N/A
21k             DR - Orlando III - 5018 W Colonial            10/31/2008                          N/A                       N/A
21l             DR - Melbourne                                8/9/2009                            N/A                       N/A
21m             DR - Orlando II - 6237 E Colonial             1/31/2008                           N/A                       N/A
21n             DR - Lakeland                                 11/30/2008                          N/A                       N/A
21o             DR - Orange City                              4/30/2007                           N/A                       N/A
21p             DR - Chesapeake II - 4207 Portsmouth          10/5/2009                           N/A                       N/A
21q             DR - Ocala                                    5/30/2013                           N/A                       N/A
21r             DR - Orlando - 2020 S. Orange Blossom
                Trail                                         1/31/2007                           N/A                       N/A
21s             DR - Clearwater                               1/31/2014                           N/A                       N/A
21t             DR - Lenexa                                   8/31/2008                           N/A                       N/A
21u             DR - Michigan City                            1/4/2016                       Mattress World                4,950
21v             DR - Venice                                   8/31/2010                           N/A                       N/A
21w             DR - Rocky Mount                              12/31/2006                          N/A                       N/A
22a             Walgreens (Houston)                           1/31/2031                           N/A                       N/A
22b             Walgreens (East Norriton)                     7/31/2029                           N/A                       N/A
22c             Walgreens (Irondequoit)                       3/31/2031                           N/A                       N/A
22d             Walgreens (St. Clair Shores)                 10/31/2030                           N/A                       N/A
23a             Walgreens (Easton)                           12/31/2030                           N/A                       N/A
23b             Walgreens (Perrysburg)                       12/31/2030                           N/A                       N/A
23c             Walgreens (Columbus)                         12/31/2030                           N/A                       N/A
23d             Walgreens (Surprise)                          1/31/2030                           N/A                       N/A
23e             Walgreens (Defiance)                         12/31/2030                           N/A                       N/A
25              Arrowhead Mall                               12/31/2009                         Dillards                  72,945
28a             Walgreens (Woodland Park)                    12/31/2030                           N/A                       N/A
28b             Walgreens (Searcy)                           12/31/2030                           N/A                       N/A

                                                                MAJOR                            MAJOR
                                                           TENANT # 2 LEASE                   TENANT # 3
 #     CROSSED  PROPERTY NAME                               EXPIRATION DATE                      NAME
 -     -------  -------------                               ---------------                      ----
 1              230 Park Avenue                               8/31/2020                   HQ Global Workplaces
 2              Saint Louis Galleria                         11/30/2011                         Limited
3a        A     Park Hills Plaza                             1/31/2015                     Dunham's Sporting
3b        A     Highridge Plaza Shopping Center                 MTM                            McDonald's
3c        A     County Line Plaza                            12/31/2007                         Rite Aid
3d        A     Park Plaza                                   1/31/2008                      Rainbow Apparel
3e        A     Springfield Supermarket                         N/A                               N/A
3f        A     550 W. Germantown Pike                          N/A                               N/A
3g        A     Mount Carmel Plaza                           5/31/2015                        SVS Produce
4a        A     North Park Center                            1/31/2008                        Fashion Bug
4b        A     Collegeville Shopping Center                 1/31/2007                        Eckerd Drug
4c        A     Cherry Square Shopping Center                12/31/2006                   National Auto Store
4d        A     Holcomb Bridge Crossing                      10/31/2009                    Salon Studios Inc.
4e        A     Gilbertsville Shopping Center                5/31/2006                    National Auto Store
4f        A     Chalfont Village Shopping Center             4/30/2007                 Harleysville National Bank
4g        A     69th Street Plaza                            10/31/2011                    Blockbuster Video
4h        A     New Holland Plaza                            1/31/2011                    Family Dollar Store
5a        A     Whitemarsh Plaza                             8/31/2012                        Panera Bread
5b        A     Killingly Plaza                              4/30/2007                      A&P Liquor Store
5c        A     North Ridge Plaza                            6/30/2011                            Cosi
5d        A     Bensalem Square                              6/30/2006                     Salute Restaurant
5e        A     Culpeper Town Square                         3/21/2012               Grand Piano and Furniture Co.
5f        A     Magnolia Plaza Shopping Center               1/31/2007                        Radio Shack
5g        A     Port Washington                                 N/A                               N/A
 6              8201 Greensboro Drive                        6/30/2008                     Adobe Systems Inc.
7a              Lincoln Boulevard Office Building            7/31/2008         Indigo Eclectic Furnishings And Accessories
7b              Market Street                                12/31/2010                    Dpk International
7c              Otay Mesa Truck Parking                      9/14/2008                 Montana Freight Services
7d              Yorba Linda - Retail                         4/24/2006                      Wells Fargo Bank
7e              Balboa Village                               4/30/2008       Bikram Yoga College Of India Kearny Mesa Branch
                                                                                            And Toni M. Riki
7f              East Main Auto Plaza                         12/31/2007                California Suncoast, Inc.
7g              Providence Hill                              12/31/2007              Fairfax County Public Schools
7h              Otay Mesa Truck Parking (27.86 acres)        9/30/2012               Contract Services (C.S.C.B.D.)
7i              Airway Trade Center                          3/16/2006                           Am-Mex
7j              University Avenue Office                     2/28/2006                 IOL Medical Services, Inc.
7l              Stanton Office Plaza                         5/31/2006                 South Coast Worship Center
7m              1764 Congress Office Building (WPB No. 1)    12/31/2008                     Mimi Stein, P.A.
7n              Border Warehouse (West Frontage Road)           MTM                               N/A
7p              1760 Congress Office Building (Florida
                No. 8)                                          N/A                               N/A
7q              Village Corner                               11/30/2007               The Patricia Weiner Gallery
7r              Terrace View Center                          12/31/2007              New Birth Christian Fellowship
7s              Roberts Street Office Building               6/30/2006                     ATC Environmental
7t              Otay Mesa Truck Parking (7.12 acres)         1/31/2007                          Caltrans
7v              Border Warehouse (West La Quinta Road)          N/A                               N/A
7y              1756 Congress Office (Florida #2)            12/31/2006                           N/A
 8              Montgomery Park I                            12/31/2011              Portland Teachers Credit Union
11              Westgate West                                12/31/2008                Ethan Allen Service Center
14              Park Oaks Shopping Center                    12/19/2021                  Washington Mutual Bank
15              Hanes Point Shopping Center                  1/31/2016                      Linens 'N Things
16              Wells Headquarters                           10/31/2006                           N/A
17              Southgate I                                  8/31/2015                            N/A
18              The Shops at Heavenly Village                12/31/2008                       Helly Hansen
19              Corporate Gateway Center                     5/30/2007                     Cordis Corporation
20              Creekside Business Park                      8/31/2010          Pharmacy Corp. Of America, dba PharMerica
21a             DR - Rockford                                2/28/2010                         Med Choice
21b             DR - Chesapeake - 745 Battlefield            7/31/2006                         Dr. Blowe
21c             DR - Bradenton                               12/31/2007                         Gilliam
21d             DR - Sarasota                                4/30/2006                     Pro Modifications
21e             DR - Holland                                  4/9/2015                            N/A
21f             DR - Bloomington                             6/30/2010                            N/A
21g             DR - Tampa                                   12/19/2008                           N/A
21h             DR - St. Peters                                 N/A                               N/A
21i             DR - Charleston                                 N/A                               N/A
21j             DR - Bloomingdale                               N/A                               N/A
21k             DR - Orlando III - 5018 W Colonial              N/A                               N/A
21l             DR - Melbourne                                  N/A                               N/A
21m             DR - Orlando II - 6237 E Colonial               N/A                               N/A
21n             DR - Lakeland                                   N/A                               N/A
21o             DR - Orange City                                N/A                               N/A
21p             DR - Chesapeake II - 4207 Portsmouth            N/A                               N/A
21q             DR - Ocala                                      N/A                               N/A
21r             DR - Orlando - 2020 S. Orange Blossom
                Trail                                           N/A                               N/A
21s             DR - Clearwater                                 N/A                               N/A
21t             DR - Lenexa                                     N/A                               N/A
21u             DR - Michigan City                           1/31/2007                            N/A
21v             DR - Venice                                     N/A                               N/A
21w             DR - Rocky Mount                                N/A                               N/A
22a             Walgreens (Houston)                             N/A                               N/A
22b             Walgreens (East Norriton)                       N/A                               N/A
22c             Walgreens (Irondequoit)                         N/A                               N/A
22d             Walgreens (St. Clair Shores)                    N/A                               N/A
23a             Walgreens (Easton)                              N/A                               N/A
23b             Walgreens (Perrysburg)                          N/A                               N/A
23c             Walgreens (Columbus)                            N/A                               N/A
23d             Walgreens (Surprise)                            N/A                               N/A
23e             Walgreens (Defiance)                            N/A                               N/A
25              Arrowhead Mall                               1/31/2010                         JC Penney
28a             Walgreens (Woodland Park)                       N/A                               N/A
28b             Walgreens (Searcy)                              N/A                               N/A

                                                              MAJOR         MAJOR
                                                           TENANT # 3  TENANT # 3 LEASE
 #     CROSSED  PROPERTY NAME                                SQ. FT.    EXPIRATION DATE
 -     -------  -------------                                -------    ---------------
 1              230 Park Avenue                               66,721      4/30/2019
 2              Saint Louis Galleria                          15,923      1/31/2012
3a        A     Park Hills Plaza                              30,120      1/31/2010
3b        A     Highridge Plaza Shopping Center               3,750       6/18/2008
3c        A     County Line Plaza                             11,077      1/31/2014
3d        A     Park Plaza                                    4,000          MTM
3e        A     Springfield Supermarket                        N/A           N/A
3f        A     550 W. Germantown Pike                         N/A           N/A
3g        A     Mount Carmel Plaza                            1,400       3/31/2012
4a        A     North Park Center                             7,750       1/31/2010
4b        A     Collegeville Shopping Center                  7,754       10/31/2006
4c        A     Cherry Square Shopping Center                 4,953       7/31/2010
4d        A     Holcomb Bridge Crossing                       7,700       10/31/2015
4e        A     Gilbertsville Shopping Center                 6,400       7/31/2009
4f        A     Chalfont Village Shopping Center              3,096       1/31/2012
4g        A     69th Street Plaza                             6,200       4/30/2007
4h        A     New Holland Plaza                             7,026       12/31/2010
5a        A     Whitemarsh Plaza                              4,930       12/8/2012
5b        A     Killingly Plaza                               5,318       5/31/2010
5c        A     North Ridge Plaza                             2,520       9/30/2011
5d        A     Bensalem Square                               3,200       11/30/2008
5e        A     Culpeper Town Square                          25,225      4/30/2007
5f        A     Magnolia Plaza Shopping Center                4,235       9/30/2009
5g        A     Port Washington                                N/A           N/A
 6              8201 Greensboro Drive                         22,459      3/31/2011
7a              Lincoln Boulevard Office Building             5,810       12/31/2007
7b              Market Street                                 3,716       12/31/2008
7c              Otay Mesa Truck Parking                     3.5 acres        MTM
7d              Yorba Linda - Retail                          6,120       12/31/2009
7e              Balboa Village                                2,945       11/8/2007
7f              East Main Auto Plaza                          11,709      6/30/2007
7g              Providence Hill                               5,982       3/31/2008
7h              Otay Mesa Truck Parking (27.86 acres)        6 acres      11/30/2013
7i              Airway Trade Center                           29,356         MTM
7j              University Avenue Office                      7,062       5/31/2010
7l              Stanton Office Plaza                          2,797       4/30/2006
7m              1764 Congress Office Building (WPB No. 1)     2,175          MTM
7n              Border Warehouse (West Frontage Road)          N/A           N/A
7p              1760 Congress Office Building (Florida
                No. 8)                                         N/A           N/A
7q              Village Corner                                2,490       6/30/2007
7r              Terrace View Center                           3,000          MTM
7s              Roberts Street Office Building                4,420       12/31/2008
7t              Otay Mesa Truck Parking (7.12 acres)       1.15 acres        MTM
7v              Border Warehouse (West La Quinta Road)         N/A           N/A
7y              1756 Congress Office (Florida #2)              N/A           N/A
 8              Montgomery Park I                             53,972      4/30/2009
11              Westgate West                                 17,000      6/30/2007
14              Park Oaks Shopping Center                     4,507       4/30/2013
15              Hanes Point Shopping Center                   37,132      1/31/2014
16              Wells Headquarters                             N/A           N/A
17              Southgate I                                    N/A           N/A
18              The Shops at Heavenly Village                 2,526       12/15/2010
19              Corporate Gateway Center                      6,676       11/30/2008
20              Creekside Business Park                       31,183      7/31/2012
21a             DR - Rockford                                 5,750       8/31/2006
21b             DR - Chesapeake - 745 Battlefield             1,538       6/15/2007
21c             DR - Bradenton                                1,858       9/27/2006
21d             DR - Sarasota                                 1,120        7/2/2008
21e             DR - Holland                                   N/A           N/A
21f             DR - Bloomington                               N/A           N/A
21g             DR - Tampa                                     N/A           N/A
21h             DR - St. Peters                                N/A           N/A
21i             DR - Charleston                                N/A           N/A
21j             DR - Bloomingdale                              N/A           N/A
21k             DR - Orlando III - 5018 W Colonial             N/A           N/A
21l             DR - Melbourne                                 N/A           N/A
21m             DR - Orlando II - 6237 E Colonial              N/A           N/A
21n             DR - Lakeland                                  N/A           N/A
21o             DR - Orange City                               N/A           N/A
21p             DR - Chesapeake II - 4207 Portsmouth           N/A           N/A
21q             DR - Ocala                                     N/A           N/A
21r             DR - Orlando - 2020 S. Orange Blossom
                Trail                                          N/A           N/A
21s             DR - Clearwater                                N/A           N/A
21t             DR - Lenexa                                    N/A           N/A
21u             DR - Michigan City                             N/A           N/A
21v             DR - Venice                                    N/A           N/A
21w             DR - Rocky Mount                               N/A           N/A
22a             Walgreens (Houston)                            N/A           N/A
22b             Walgreens (East Norriton)                      N/A           N/A
22c             Walgreens (Irondequoit)                        N/A           N/A
22d             Walgreens (St. Clair Shores)                   N/A           N/A
23a             Walgreens (Easton)                             N/A           N/A
23b             Walgreens (Perrysburg)                         N/A           N/A
23c             Walgreens (Columbus)                           N/A           N/A
23d             Walgreens (Surprise)                           N/A           N/A
23e             Walgreens (Defiance)                           N/A           N/A
25              Arrowhead Mall                                50,991      12/31/2007
28a             Walgreens (Woodland Park)                      N/A           N/A
28b             Walgreens (Searcy)                             N/A           N/A

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                               CUT-OFF
                                                           DATE PRINCIPAL
 #     CROSSED  PROPERTY NAME                                BALANCE (1)      PROPERTY TYPE     SQ. FT.
 -     -------  -------------                                -----------      -------------     -------
28c             Walgreens (Canon City)                     $    3,860,055     Retail             14,820
28d             Walgreens (Noblesville)                         3,496,355     Retail             14,490
28e             Walgreens (Sheridan)                            3,376,130     Retail             14,550
29              The Core Club                                  18,550,000     Retail             27,976
31a       B     Pranke Meadow Lane Shopping Center              1,740,000     Retail             6,519
31b       B     Pranke Capitol Drive Shopping Center            1,395,000     Retail             5,325
31c       B     Pranke Bluemound Road Shopping Center           1,326,000     Retail             8,920
31d       B     Pranke Howell Avenue Shopping Center            1,150,500     Retail             6,697
31e       B     Pranke Caddis Bend Shopping Center                886,500     Retail             7,854
32        B     Pranke Durand Shopping Center                   3,304,000     Retail             13,502
33        B     Pranke S. 76th Street Shopping Center           3,197,200     Retail             11,651
34        B     Pranke National Avenue Shopping Center          2,658,200     Retail             8,602
35        B     Pranke State Street Shopping Center               885,600     Retail             4,825
36        B     Pranke Oakland Avenue Shopping Center             853,000     Retail             5,992
37        B     Pranke University Avenue Shopping Center          429,000     Retail             4,100
38              South Plaza                                    17,740,441     Retail             92,335
39              Valley Parkway Health Center                   17,730,000     Office             70,058
40              Providence Pavilion                            17,000,000     Retail             95,206
41              The Times Building                             17,000,000     Office            179,181
43              Village at Double Diamond                      16,800,000     Retail             57,913
44              Maple Avenue Properties                        14,954,802     Retail             22,777
47              Cedar - Jordan Lane Shopping Center            13,799,278     Retail            181,735
48              Parkville Commons                              13,700,000     Retail            110,108
50              Vinings Village SC                             12,650,000     Retail             61,573
51              Diamante Del Mar                               12,400,000     Office             34,600
53              The Commons at Concord Park                    12,000,000     Office            108,099
55              Blackstone Center                              11,500,000     Office            122,780
56a             Oswego Plaza                                    5,900,000     Retail            128,087
56b             The P&C Shopping Center                         5,600,000     Retail            107,190
57              Metcalf 103 Center                             11,492,418     Retail            190,640
58              The Prada Building                             11,426,358     Retail             6,340
60              Southbridge Crossing                           10,965,737     Retail             78,762
61a             Pullman Industrial                              6,396,453     Industrial        224,725
61b             Pullman Industrial                              4,503,547     Industrial        158,222
62              Crossroads Professional Building               10,485,455     Office             69,951
63              Jupiter Service Center                         10,280,000     Office            126,485
64              Carlisle Center                                10,225,915     Retail             90,183
65              10 Park Place South                            10,100,000     Office            136,677
66a             Plymouth                                        2,743,726     Industrial         54,080
66b             Lombard                                         2,045,323     Retail             20,587
66c             Orland Park                                     1,945,551     Retail             20,998
66d             Arlington Heights                               1,746,007     Retail             29,065
66e             Peoria                                          1,596,350     Retail             28,668
68              College Plaza                                   9,920,000     Retail             83,711
70              Riverhill Center                                9,700,000     Office             94,478
71              Limestone Apartments                            9,256,000     Mixed Use          5,015
72              Arkansas Court                                  9,223,100     Retail            114,711
73              Castro Commons                                  9,210,000     Office             42,732
76              Wanamaker Building 2005 - Retail                9,000,000     Retail            435,475
77              Phoenix Ranch Market                            8,972,336     Retail             96,847
78              LaDera Shopping Center                          8,962,000     Retail            126,012
81a             DR-Norridge                                     1,346,935     Retail             12,543
81b             DR-Merrillville                                 1,297,049     Retail             15,909
81c             DR-Mundelein                                    1,197,276     Retail             19,634
81d             DR-Burbank                                      1,097,503     Retail             12,000
81e             DR-Joliet                                         977,775     Retail             16,796
81f             DR-Hoffman Estates                                977,775     Retail             12,000
81g             DR-Downers Grove                                  907,934     Retail             12,000
81h             DR-Ft. Wayne                                      798,184     Retail             16,400
82              Decatur Crossing                                8,500,000     Retail            100,937
86              Centerpoint IV                                  8,150,000     Office            129,776
90              Danbury Landing                                 7,861,190     Retail             77,972
92              Fed Ex Central Distribution Center              7,600,000     Industrial         76,822
93              Fifth and Laurel                                7,500,000     Office             41,522
94              1165 North Dupont Highway                       7,482,056     Retail             95,717
95              Tower II Office Buildings                       7,476,572     Office            289,462
99              Huck Finn Shopping Center                       7,200,000     Retail            184,708
100             Savi Ranch Parkway                              7,184,167     Office             48,973
103             250 88th Street                                 6,990,283     Retail             7,620
104             Easton III                                      6,990,199     Retail             24,948
111             Finksburg Plaza                                 6,600,000     Retail             83,635
112             Boott Cotton Mills                              6,590,857     Office             90,265
113             Holly Hill Plaza Shopping Center                6,578,650     Retail            252,345
114             Shady Oak Center                                6,559,950     Mixed Use          57,736
116             Amelon Square                                   6,469,136     Retail            142,231
117             Gateway Commons                                 6,385,133     Retail             30,605
119             North Trident-HCA                               6,291,560     Office             39,872
120             Spears Building                                 6,200,000     Retail             16,411
121             Stoney Batter Office Building                   6,200,000     Office             45,132
122             Winter Loeb Building                            6,185,808     Office             55,069
123             Shoppes of Grove City                           6,178,903     Retail             24,325
126             Konterra Building L                             6,000,000     Mixed Use          53,057
128             Capitol View I                                  5,791,042     Office             70,000
130             South Office Building                           5,750,000     Office             20,084
134             San Marcos Pavilion                             5,500,000     Retail             34,131
135             Cumberland Pointe Retail                        5,500,000     Retail             16,649
137       C     Boothbay Rite Aid                               1,477,556     Retail             11,180
138       C     Dexter Rite Aid                                 1,414,702     Retail             11,180
139       C     Manchester Rite Aid                             1,329,900     Retail             11,180

                                                                               MAJOR                               MAJOR
                                                                             TENANT # 1                           TENANT # 1
 #     CROSSED  PROPERTY NAME                                                   NAME                               SQ. FT.
 -     -------  -------------                                                   ----                               -------
28c             Walgreens (Canon City)                                 Walgreens (Canon City)                      14,820
28d             Walgreens (Noblesville)                                Walgreens (Noblesville)                     14,490
28e             Walgreens (Sheridan)                                    Walgreens (Sheridan)                       14,550
29              The Core Club                                               The Core Club                          27,976
31a       B     Pranke Meadow Lane Shopping Center                       Qdoba Mexican Grill                        2,415
31b       B     Pranke Capitol Drive Shopping Center                     Qdoba Mexican Grill                        2,927
31c       B     Pranke Bluemound Road Shopping Center                     Bravo Restaurants                         5,610
31d       B     Pranke Howell Avenue Shopping Center                     Qdoba Mexican Grill                        2,325
31e       B     Pranke Caddis Bend Shopping Center                       Qdoba Mexican Grill                        2,501
32        B     Pranke Durand Shopping Center                            Qdoba Mexican Grill                        2,590
33        B     Pranke S. 76th Street Shopping Center                 Kessler's Diamond Center                      4,960
34        B     Pranke National Avenue Shopping Center                   Qdoba Mexican Grill                        2,740
35        B     Pranke State Street Shopping Center                      Qdoba Mexican Grill                        3,265
36        B     Pranke Oakland Avenue Shopping Center                    Qdoba Mexican Grill                        5,992
37        B     Pranke University Avenue Shopping Center                 Qdoba Mexican Grill                        4,100
38              South Plaza                                              Ross Dress for Less                       29,000
39              Valley Parkway Health Center                              Penn Elm Medical                         11,757
40              Providence Pavilion                                            Publix                              44,841
41              The Times Building                           MCImetro Access Transmission Services, Inc.           18,575
43              Village at Double Diamond                                   Ace Hardware                           13,049
44              Maple Avenue Properties                                     Kimmy H. Kim                            2,000
47              Cedar - Jordan Lane Shopping Center                       Super Stop & Shop                        60,632
48              Parkville Commons                                           Price Chopper                          73,000
50              Vinings Village SC                                             Kroger                              49,724
51              Diamante Del Mar                                  Fidelity Brokerage Services, LLC                  7,538
53              The Commons at Concord Park                               Blackbrush Energy                        15,768
55              Blackstone Center                                          Federal Express                         52,464
56a             Oswego Plaza                                                  JC Penney                            50,865
56b             The P&C Shopping Center                                 Penn Traffic Company                       65,690
57              Metcalf 103 Center                               Wal-Mart Real Estate (Ground Lease)               42,403
58              The Prada Building                                       Prada Hawaii Corp.                         6,340
60              Southbridge Crossing                                          Michaels                             21,840
61a             Pullman Industrial                                    Pullman Industries, Inc.                     224,725
61b             Pullman Industrial                                    Pullman Industries, Inc.                     158,222
62              Crossroads Professional Building                    Thames River Orthopedic Group                  23,252
63              Jupiter Service Center                                     Microtune, Inc.                         43,680
64              Carlisle Center                                              Giant Food                            62,885
65              10 Park Place South                                     Bright from the Start                      40,770
66a             Plymouth                                                     Rofin Sinar                           54,080
66b             Lombard                                                      Edson Bros.                           12,000
66c             Orland Park                                                    Grant's                             11,948
66d             Arlington Heights                                          Furniture Dist.                         12,361
66e             Peoria                                                     Shaw Industries                         14,500
68              College Plaza                                             Fifth Third Bank                         26,640
70              Riverhill Center                                  Clear Channel Communications Inc.                28,250
71              Limestone Apartments                             Do Me a Favor / Perfect Celebration                1,954
72              Arkansas Court                                         Thanh Thanh Restaurant                      22,379
73              Castro Commons                                        Fleischman-Hillard, Inc.                     14,237
76              Wanamaker Building 2005 - Retail                            Lord & Taylor                         435,475
77              Phoenix Ranch Market                                     Provenzano's, LLC                         66,718
78              LaDera Shopping Center                                  John Brooks Supermart                      42,529
81a             DR-Norridge                                              Discovery Clothing                         9,323
81b             DR-Merrillville                                           Grant's Appliance                        12,000
81c             DR-Mundelein                                           Murray's Discount Auto                      12,000
81d             DR-Burbank                                      Design Ventures/Kitchen Distributors               12,000
81e             DR-Joliet                                                   Unique Thrift                          11,977
81f             DR-Hoffman Estates                                         Wilson Bedrooms                         12,000
81g             DR-Downers Grove                                           American Matt.                          12,000
81h             DR-Ft. Wayne                                                Mattress Mat.                          13,980
82              Decatur Crossing                                              Big Lots                             27,661
86              Centerpoint IV                                        SBC Corporate Real Estate                    86,748
90              Danbury Landing                                         The Sports Authority                       42,534
92              Fed Ex Central Distribution Center                   Federal Express Corporation                   76,822
93              Fifth and Laurel                                            5 Cubed, L.P.                           6,500
94              1165 North Dupont Highway                                     Best Buy                             34,951
95              Tower II Office Buildings                                Watts Law Firm, LLP                       20,736
99              Huck Finn Shopping Center                                     JC Penney                            43,092
100             Savi Ranch Parkway                                       Nestle U.S.A., Inc.                       13,239
103             250 88th Street                                          Fancy Care Cleaners                        2,700
104             Easton III                                                 Hallmark Retail                          5,938
111             Finksburg Plaza                                         Bruns and Merkel, LLC                      32,014
112             Boott Cotton Mills                         Constellation Energy Projects & Services Group          26,880
113             Holly Hill Plaza Shopping Center                             Super Saver                           62,771
114             Shady Oak Center                                          EDR Mortgage, LLC                         5,925
116             Amelon Square                                              Food Lion, LLC                          44,672
117             Gateway Commons                                               Rite Aid                             11,180
119             North Trident-HCA                                  HCA Regional Doctor's Facility                  39,872
120             Spears Building                                The Danish Contemporary Art Foundation               5,192
121             Stoney Batter Office Building                           Simon Eye Associates                        7,212
122             Winter Loeb Building                                      Balch and Bingham                        18,457
123             Shoppes of Grove City                                    America's Mattress                         4,493
126             Konterra Building L                                         Omitron, Inc.                          12,000
128             Capitol View I                                           State of Washington                       70,000
130             South Office Building                             Esslinger-Wooten-Maxwell Realtors                 9,204
134             San Marcos Pavilion                                      Denny's Restaurant                         4,537
135             Cumberland Pointe Retail                                  RBC Centura Bank                          3,500
137       C     Boothbay Rite Aid                                             Rite Aid                             11,180
138       C     Dexter Rite Aid                                               Rite Aid                             11,180
139       C     Manchester Rite Aid                                           Rite Aid                             11,180

                                                               MAJOR                           MAJOR                       MAJOR
                                                           TENANT # 1 LEASE                  TENANT # 2                  TENANT # 2
 #     CROSSED  PROPERTY NAME                              EXPIRATION DATE                      NAME                       SQ. FT.
 -     -------  -------------                              ---------------                      ----                       -------
28c             Walgreens (Canon City)                       11/30/2030                           N/A                        N/A
28d             Walgreens (Noblesville)                       1/31/2030                           N/A                        N/A
28e             Walgreens (Sheridan)                         12/31/2030                           N/A                        N/A
29              The Core Club                                11/30/2019                           N/A                        N/A
31a       B     Pranke Meadow Lane Shopping Center            4/30/2020                      Caribou Coffee                 1,568
31b       B     Pranke Capitol Drive Shopping Center          9/31/2014                  Starbucks Corporation              2,398
31c       B     Pranke Bluemound Road Shopping Center         4/30/2006                        JEET, LLC                    2,093
31d       B     Pranke Howell Avenue Shopping Center          11/30/2020                   Bruegger's Bagels                2,000
31e       B     Pranke Caddis Bend Shopping Center           12/31/2019                      Caribou Coffee                 1,600
32        B     Pranke Durand Shopping Center                 07/31/2020                   Verizon Wireless                 2,424
33        B     Pranke S. 76th Street Shopping Center        10/31/2014                  Qdoba Mexican Grill                2,662
34        B     Pranke National Avenue Shopping Center        09/30/2018                  Noodles & Company                 2,650
35        B     Pranke State Street Shopping Center           11/30/2008                     Knuckleheads                   1,560
36        B     Pranke Oakland Avenue Shopping Center        12/31/2015                          N/A                         N/A
37        B     Pranke University Avenue Shopping Center     12/31/2010                          N/A                         N/A
38              South Plaza                                   1/31/2016                        Best Buy                    20,000
39              Valley Parkway Health Center                  2/28/2011                    Valley Radiology                 7,599
40              Providence Pavilion                           12/31/2024                      Walgreen's                   14,820
41              The Times Building                            9/29/2007                 GSA - Court of Hearing             17,871
43              Village at Double Diamond                     5/31/2015                     Golden Gaming                   5,500
44              Maple Avenue Properties                       2/29/2008                   Fariba R. Kashani                 1,400
47              Cedar - Jordan Lane Shopping Center           9/30/2010                      A.J. Wright                   39,280
48              Parkville Commons                             2/12/2024                     Nick & Jake's                   6,914
50              Vinings Village SC                            6/30/2023          H&R Block Eastern Tax Services, Inc.       1,419
51              Diamante Del Mar                              2/12/2015                Energy Capital Partners              7,152
53              The Commons at Concord Park                   9/30/2010                    ProComm Services                 9,315
55              Blackstone Center                             2/29/2016                 Computer Sciences Corp             22,222
56a             Oswego Plaza                                  7/31/2012                        Big Lots                    26,091
56b             The P&C Shopping Center                      12/31/2014                   Bed, Bath & Beyond               20,300
57              Metcalf 103 Center                           10/21/2023                    House of Denmark                27,466
58              The Prada Building                           12/31/2010                          N/A                         N/A
60              Southbridge Crossing                          2/28/2013                        Pier One                     9,888
61a             Pullman Industrial                            1/31/2016                          N/A                         N/A
61b             Pullman Industrial                            1/31/2016                          N/A                         N/A
62              Crossroads Professional Building             10/31/2015             Eastern Connecticut Cardiology         13,182
63              Jupiter Service Center                        3/31/2015                    DCI Corporation                 19,780
64              Carlisle Center                               4/30/2016           CVS (subleased to Dollar General)         8,450
65              10 Park Place South                           6/30/2006                    Board of Regents                37,650
66a             Plymouth                                      5/31/2012                          N/A                         N/A
66b             Lombard                                       6/16/2009                 First Surplus & Supply              4,740
66c             Orland Park                                   12/31/2008                    Mattress World                  4,500
66d             Arlington Heights                             12/3/2009                    Crest Furniture                  9,600
66e             Peoria                                        2/28/2008                      Four Seasons                  10,600
68              College Plaza                                 8/31/2015                     Groove Street                   8,976
70              Riverhill Center                              5/31/2020            Northwestern Mutual Finance Co.         15,168
71              Limestone Apartments                          10/31/2008                     Dr. Minnoch                    1,685
72              Arkansas Court                                6/30/2013                     May Hao Market                  7,880
73              Castro Commons                                1/31/2007              Palo Alto Medical Foundation           8,683
76              Wanamaker Building 2005 - Retail              10/31/2027                         N/A                         N/A
77              Phoenix Ranch Market                         11/30/2020                     Audio Express                   5,585
78              LaDera Shopping Center                       12/31/2011               Great Wall Chinese Buffet            16,600
81a             DR-Norridge                                   12/21/2008                     Lovers Lane                    3,220
81b             DR-Merrillville                               12/14/2008                    Mattress World                  3,909
81c             DR-Mundelein                                 12/31/2015                      China Buffet                   4,398
81d             DR-Burbank                                    8/10/2008                          N/A                         N/A
81e             DR-Joliet                                     4/15/2006                   Color Tyme/K.K.S.                 3,215
81f             DR-Hoffman Estates                            10/20/2009                         N/A                         N/A
81g             DR-Downers Grove                              8/8/2008                           N/A                         N/A
81h             DR-Ft. Wayne                                  12/31/2006                      Hobbyland                     2,420
82              Decatur Crossing                              1/31/2015                    Learning is Fun                 12,000
86              Centerpoint IV                                6/30/2013          Progressive County Mutual Insurance       22,700
90              Danbury Landing                               5/31/2015                  Bed, Bath, & Beyond               35,438
92              Fed Ex Central Distribution Center           10/31/2013                          N/A                         N/A
93              Fifth and Laurel                              1/31/2015      Kanter, Messersmith, Dugan, Baranic & Cooney   5,024
94              1165 North Dupont Highway                     1/31/2014                        Michaels                    23,568
95              Tower II Office Buildings                     6/30/2009                  Donnell & Abernethy               17,597
99              Huck Finn Shopping Center                     9/30/2010                         Kroger                     36,650
100             Savi Ranch Parkway                            9/14/2008              Prudential California Realty           9,808
103             250 88th Street                              10/31/2015                       Maxatrends                    1,100
104             Easton III                                    2/28/2007                Malachi Mattress America             3,960
111             Finksburg Plaza                               8/31/2013               Rite Aid of Maryland, Inc.            9,451
112             Boott Cotton Mills                            10/31/2007                  TRC Environmental                23,522
113             Holly Hill Plaza Shopping Center              3/23/2017                        Big Lots                    30,000
114             Shady Oak Center                              5/31/2007                        D'Amico                      5,470
116             Amelon Square                                 3/27/2007                 Tractor Supply Company             21,600
117             Gateway Commons                               8/14/2025                       The Coney                     4,160
119             North Trident-HCA                             5/30/2015                          N/A                         N/A
120             Spears Building                               06/30/2009                  Max Protech, Inc.                 4,986
121             Stoney Batter Office Building                 6/12/2015             Stoney Batter Family Medicine           4,572
122             Winter Loeb Building                          6/30/2012                Summit Asset Management             13,000
123             Shoppes of Grove City                        11/30/2010                      CiCi's Pizza                   4,400
126             Konterra Building L                           9/30/2013                    Teltronic, Inc.                 11,981
128             Capitol View I                                5/31/2009                          N/A                         N/A
130             South Office Building                         9/12/2014             Ultimate Software Group, Inc.           9,089
134             San Marcos Pavilion                           3/31/2020                  Vinnell Corporation                4,120
135             Cumberland Pointe Retail                      9/30/2020                   Windward Eye Care                 3,384
137       C     Boothbay Rite Aid                             10/25/2016                         N/A                         N/A
138       C     Dexter Rite Aid                               3/31/2018                          N/A                         N/A
139       C     Manchester Rite Aid                           7/31/2017                          N/A                         N/A

                                                                MAJOR                            MAJOR
                                                           TENANT # 2 LEASE                   TENANT # 3
 #     CROSSED  PROPERTY NAME                               EXPIRATION DATE                      NAME
 -     -------  -------------                               ---------------                      ----
28c             Walgreens (Canon City)                          N/A                               N/A
28d             Walgreens (Noblesville)                         N/A                               N/A
28e             Walgreens (Sheridan)                            N/A                               N/A
29              The Core Club                                   N/A                               N/A
31a       B     Pranke Meadow Lane Shopping Center           3/31/2015                    Cold Stone Creamery
31b       B     Pranke Capitol Drive Shopping Center         2/28/2010                            N/A
31c       B     Pranke Bluemound Road Shopping Center        5/31/2006                    Sandwich Kings, LLC
31d       B     Pranke Howell Avenue Shopping Center         12/31/2015                           N/A
31e       B     Pranke Caddis Bend Shopping Center           12/31/2015                           N/A
32        B     Pranke Durand Shopping Center                08/31/2012                  Caribou Coffee Company
33        B     Pranke S. 76th Street Shopping Center        7/31/2019                    Cold Stone Creamery
34        B     Pranke National Avenue Shopping Center        09/30/13                           Sprint
35        B     Pranke State Street Shopping Center          6/30/2009                            N/A
36        B     Pranke Oakland Avenue Shopping Center           N/A                               N/A
37        B     Pranke University Avenue Shopping Center        N/A                               N/A
38              South Plaza                                  1/31/2016                          Old Navy
39              Valley Parkway Health Center                 11/30/2009                      Patrick Omeara
40              Providence Pavilion                          8/31/2080                      Hollywood Video
41              The Times Building                            5/8/2007                  Times Publishing Company
43              Village at Double Diamond                    8/31/2016                         Taco Bell
44              Maple Avenue Properties                      3/31/2006                        Charles Chun
47              Cedar - Jordan Lane Shopping Center          3/31/2015                      Friendly Fitness
48              Parkville Commons                            10/3/2009                      Hollywood Video
50              Vinings Village SC                           4/30/2006                       Nasir V. Momin
51              Diamante Del Mar                             1/31/2013                Allen Capital Partners, LLC
53              The Commons at Concord Park                  10/31/2006                 Accredited Home Lending
55              Blackstone Center                            1/31/2006                           Outweb
56a             Oswego Plaza                                 1/31/2007                       Family Dollar
56b             The P&C Shopping Center                      1/31/2015                     Blockbusster Video
57              Metcalf 103 Center                           9/30/2006                       Pier 1 Imports
58              The Prada Building                              N/A                               N/A
60              Southbridge Crossing                         2/28/2015                           Panera
61a             Pullman Industrial                              N/A                               N/A
61b             Pullman Industrial                              N/A                               N/A
62              Crossroads Professional Building             10/31/2015                Ocean Radiology Associates
63              Jupiter Service Center                       10/31/2008                    Fortress Solutions
64              Carlisle Center                              3/31/2006                        Video Update
65              10 Park Place South                          6/30/2006                 Department of Corrections
66a             Plymouth                                        N/A                               N/A
66b             Lombard                                      2/28/2006                         Dr. Brand
66c             Orland Park                                  1/31/2009                      For Eyes Optical
66d             Arlington Heights                            2/28/2010                       Lee Auto Parts
66e             Peoria                                        4/6/2012                    Reflections Tannery
68              College Plaza                                1/31/2008                    Medical Dept Stores
70              Riverhill Center                             11/30/2013              Consumer Direct Marketing LLC
71              Limestone Apartments                         7/31/2010                   Design Solutions Group
72              Arkansas Court                               10/31/2006                      Dollar General
73              Castro Commons                               11/30/2007                   Mark Volpicelli, MD
76              Wanamaker Building 2005 - Retail                N/A                               N/A
77              Phoenix Ranch Market                         8/31/2010                  Matsam Enterprises, Inc.
78              LaDera Shopping Center                       7/31/2013                        Dollar Tree
81a             DR-Norridge                                  12/4/2008                            N/A
81b             DR-Merrillville                              6/30/2009                            N/A
81c             DR-Mundelein                                 6/21/2008                       Mattress World
81d             DR-Burbank                                      N/A                               N/A
81e             DR-Joliet                                    9/10/2008                      Check Into Cash
81f             DR-Hoffman Estates                              N/A                               N/A
81g             DR-Downers Grove                                N/A                               N/A
81h             DR-Ft. Wayne                                 5/30/2008                            N/A
82              Decatur Crossing                             1/31/2014                         Dick Blick
86              Centerpoint IV                               5/31/2010                            NISH
90              Danbury Landing                              1/31/2011                            N/A
92              Fed Ex Central Distribution Center              N/A                               N/A
93              Fifth and Laurel                             9/30/2006               McKay, Carne, Bunvia & Lazurus
94              1165 North Dupont Highway                    2/28/2013                        Office Depot
95              Tower II Office Buildings                    6/30/2014                 Herman., MCK., WLS., Vill
99              Huck Finn Shopping Center                    1/31/2009                          Big Lots
100             Savi Ranch Parkway                           4/30/2014                 Benchmark Medical Holdings
103             250 88th Street                              12/31/2020                    New York Style LLC
104             Easton III                                   10/31/2008                        2nd Swing
111             Finksburg Plaza                              6/21/2007               Sprouts Childcare Center, LLC
112             Boott Cotton Mills                           12/31/2006                Konarka Technologies, Inc.
113             Holly Hill Plaza Shopping Center             1/31/2011                          Checkers
114             Shady Oak Center                             12/31/2006                     Run N Fun, Inc.
116             Amelon Square                                3/18/2009         Good Will Industries of the Valleys, Inc.
117             Gateway Commons                              12/31/2012                      Michigan Rehab
119             North Trident-HCA                               N/A                               N/A
120             Spears Building                              06/30/2010                    303 Gallery, Inc.
121             Stoney Batter Office Building                6/30/2007                   First Bank of Delaware
122             Winter Loeb Building                         11/30/2012                  Slaten & O'Connor, PC
123             Shoppes of Grove City                        11/30/2010               Verizon Portfolio Management
126             Konterra Building L                          9/30/2017                 Energy Design Consultants
128             Capitol View I                                  N/A                               N/A
130             South Office Building                        4/19/2011                  Tamayo Zighelboim Group
134             San Marcos Pavilion                          7/31/2008                    Centro Medico Latino
135             Cumberland Pointe Retail                     2/28/2018                     Shane's Rib Shack
137       C     Boothbay Rite Aid                               N/A                               N/A
138       C     Dexter Rite Aid                                 N/A                               N/A
139       C     Manchester Rite Aid                             N/A                               N/A

                                                              MAJOR         MAJOR
                                                           TENANT # 3  TENANT # 3 LEASE
 #     CROSSED  PROPERTY NAME                                SQ. FT.    EXPIRATION DATE
 -     -------  -------------                                -------    ---------------
28c             Walgreens (Canon City)                         N/A           N/A
28d             Walgreens (Noblesville)                        N/A           N/A
28e             Walgreens (Sheridan)                           N/A           N/A
29              The Core Club                                  N/A           N/A
31a       B     Pranke Meadow Lane Shopping Center            1,515       6/30/2010
31b       B     Pranke Capitol Drive Shopping Center           N/A           N/A
31c       B     Pranke Bluemound Road Shopping Center         1,217       4/30/2011
31d       B     Pranke Howell Avenue Shopping Center           N/A           N/A
31e       B     Pranke Caddis Bend Shopping Center             N/A           N/A
32        B     Pranke Durand Shopping Center                 1,600       08/31/2015
33        B     Pranke S. 76th Street Shopping Center         2,066       9/30/2011
34        B     Pranke National Avenue Shopping Center        1,712       1/31/2009
35        B     Pranke State Street Shopping Center            N/A           N/A
36        B     Pranke Oakland Avenue Shopping Center          N/A           N/A
37        B     Pranke University Avenue Shopping Center       N/A           N/A
38              South Plaza                                   14,800      10/31/2010
39              Valley Parkway Health Center                  5,698       6/30/2006
40              Providence Pavilion                           4,900        9/8/2015
41              The Times Building                            17,763      10/31/2007
43              Village at Double Diamond                     4,000       4/30/2025
44              Maple Avenue Properties                       1,400       4/30/2006
47              Cedar - Jordan Lane Shopping Center           20,283      8/31/2014
48              Parkville Commons                             5,994       3/25/2015
50              Vinings Village SC                            1,412       11/30/2008
51              Diamante Del Mar                              5,721       12/9/2015
53              The Commons at Concord Park                   7,508       7/31/2008
55              Blackstone Center                             15,224      10/31/2017
56a             Oswego Plaza                                  9,000       12/21/2009
56b             The P&C Shopping Center                       5,280       12/31/2010
57              Metcalf 103 Center                            11,700      8/31/2006
58              The Prada Building                             N/A           N/A
60              Southbridge Crossing                          4,447       9/30/2013
61a             Pullman Industrial                             N/A           N/A
61b             Pullman Industrial                             N/A           N/A
62              Crossroads Professional Building              9,634       10/31/2015
63              Jupiter Service Center                        14,542      9/30/2009
64              Carlisle Center                               6,000       3/31/2006
65              10 Park Place South                           18,783      6/30/2006
66a             Plymouth                                       N/A           N/A
66b             Lombard                                       2,607       2/28/2008
66c             Orland Park                                   2,300       6/30/2010
66d             Arlington Heights                             7,104       8/31/2007
66e             Peoria                                        3,568       12/31/2006
68              College Plaza                                 6,786       11/30/2009
70              Riverhill Center                              11,121      9/30/2010
71              Limestone Apartments                           975        11/30/2007
72              Arkansas Court                                7,681       10/31/2007
73              Castro Commons                                6,385       1/31/2006
76              Wanamaker Building 2005 - Retail               N/A           N/A
77              Phoenix Ranch Market                          5,225       1/31/2009
78              LaDera Shopping Center                        13,000       8/1/2011
81a             DR-Norridge                                    N/A           N/A
81b             DR-Merrillville                                N/A           N/A
81c             DR-Mundelein                                  3,236       4/30/2008
81d             DR-Burbank                                     N/A           N/A
81e             DR-Joliet                                     1,604       10/31/2010
81f             DR-Hoffman Estates                             N/A           N/A
81g             DR-Downers Grove                               N/A           N/A
81h             DR-Ft. Wayne                                   N/A           N/A
82              Decatur Crossing                              6,480       5/31/2014
86              Centerpoint IV                                11,173      8/31/2016
90              Danbury Landing                                N/A           N/A
92              Fed Ex Central Distribution Center             N/A           N/A
93              Fifth and Laurel                              4,427       10/31/2007
94              1165 North Dupont Highway                     21,659      6/30/2015
95              Tower II Office Buildings                     16,063      1/31/2007
99              Huck Finn Shopping Center                     30,361      1/31/2011
100             Savi Ranch Parkway                            4,485       4/30/2009
103             250 88th Street                               1,100       12/31/2020
104             Easton III                                    3,121       8/31/2007
111             Finksburg Plaza                               5,108       7/31/2008
112             Boott Cotton Mills                            13,672      5/31/2007
113             Holly Hill Plaza Shopping Center              29,631      12/31/2006
114             Shady Oak Center                              4,163       6/30/2008
116             Amelon Square                                 18,000      6/30/2009
117             Gateway Commons                               3,200       10/31/2010
119             North Trident-HCA                              N/A           N/A
120             Spears Building                               3,137       8/31/2016
121             Stoney Batter Office Building                 3,092       9/30/2011
122             Winter Loeb Building                          11,000      6/30/2012
123             Shoppes of Grove City                         4,000       10/31/2012
126             Konterra Building L                           11,527      5/31/2009
128             Capitol View I                                 N/A           N/A
130             South Office Building                         1,800       6/30/2010
134             San Marcos Pavilion                           3,801       11/14/2014
135             Cumberland Pointe Retail                      2,987       1/31/2016
137       C     Boothbay Rite Aid                              N/A           N/A
138       C     Dexter Rite Aid                                N/A           N/A
139       C     Manchester Rite Aid                            N/A           N/A

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                               CUT-OFF
                                                            DATE PRINCIPAL
 #     CROSSED  PROPERTY NAME                                BALANCE (1)      PROPERTY TYPE     SQ. FT.
 -     -------  -------------                                -----------      -------------     -------
140       C     Milo Rite Aid                              $    1,122,383     Retail             11,180
141             The Corners Shopping Center                     5,300,000     Retail             56,468
143             Cedar-Oakland Mills Village Center              5,187,741     Retail             58,224
145             Western Springs Shopping Centers                5,072,094     Retail             27,889
146a            Downers Grove - 1640 75th                       1,860,745     Retail             22,580
146b            Farmington Hills                                1,272,091     Office             9,304
146c            Livonia                                           877,992     Office             27,083
146d            Gainesville                                       608,608     Retail             10,050
146e            Livonia - Glendale                                399,087     Industrial         13,000
147             Mercury Village                                 5,000,000     Retail             29,609
150             Mitre Office Building                           4,968,648     Office             49,800
151             River Shoals Village                            4,953,055     Retail             72,962
154             Palms to Pines Retail Center                    4,788,422     Retail             37,932
157             Farmville Town Center                           4,732,943     Retail             49,564
158             Mid America Business Park                       4,713,714     Industrial        131,483
160             Seneca Center                                   4,700,000     Mixed Use          81,975
162             Capella I Shopping Center                       4,612,500     Retail             25,800
163             Laurel Bay Commercial                           4,600,000     Retail             17,477
165             660 Kenilworth Drive                            4,450,000     Office             34,307
169a            Ranch Market 2705 South H Street                2,811,332     Retail             46,050
169b            Ranch Market 2309 Niles Street                  1,425,605     Retail             24,905
169c            Ranch Market 2225 Niles Street                     49,846     Office              2,292
170a            Flamingo Jones Plaza                            2,237,737     Retail             10,712
170b            Tropicana Centre                                1,989,099     Retail              8,733
171             Stonewood Village                               4,200,000     Retail             51,772
174             Bowling Green Plaza                             4,094,427     Retail             24,000
175             Walgreen-Lebanon                                4,090,126     Retail             14,820
177             Village in Trussville Shopping Center           4,000,000     Retail             56,355
179             Associated Energy Systems Building              3,990,993     Industrial         74,084
180             Hoover Court Shopping Center                    3,990,647     Retail             50,159
183             Atlantic/Neptune Beach Plaza                    3,983,312     Retail             30,900
185a            31935 Via Rio Temecula Road                     2,146,483     Retail             10,000
185b            3125 Vista Way                                  1,736,302     Mixed Use           7,010
186             Hudson Corners                                  3,827,103     Retail             37,364
187             Crescent Center                                 3,800,000     Retail             25,015
189             Sandy Spring Financial Center                   3,738,517     Office             22,298
191             Lynnfield Centre                                3,716,403     Retail             22,626
192             Claim Jumper                                    3,700,000     Retail             11,200
193             Montpelier Center                               3,700,000     Retail             19,976
194             Plaza 2300                                      3,700,000     Mixed Use          40,548
195             Ashley Oaks Shopping Center                     3,695,058     Retail             56,220
199             Kimberly Park Shopping Center                   3,617,061     Retail             47,900
201             Haverhill Business Center                       3,595,040     Industrial         47,306
203             Costa Mesa Square II                            3,500,000     Retail              7,784
204             Promenade Plaza                                 3,495,842     Retail             59,575
206             Office Depot                                    3,491,488     Retail             15,092
207             Hathaway Business Park                          3,488,593     Industrial         51,890
208             Cathedral City Retail                           3,485,563     Retail             21,796
213             Alexis Road Shopping Plaza                      3,259,690     Retail             65,596
214             Copperas Cove Plaza                             3,240,589     Retail             18,500
216             Hesperia Town Center                            3,200,000     Retail             59,271
217             Paloma Village                                  3,165,557     Office             20,309
218             Amelia Market                                   3,149,525     Retail             27,949
222             Southgate Center                                3,030,561     Retail             70,295
223             Liberty Safe and Security                       3,012,949     Industrial        204,000
224             Lynwood Retail                                  3,000,000     Retail             11,474
225             The Shops at Westar Strip Shopping Center       3,000,000     Retail             13,732
230             Heacock Medical Center                          2,993,300     Office             34,807
231             Craig Road Retail                               2,992,668     Retail             10,962
232             Millennium Center Retail                        2,990,779     Retail             35,200
233             CVS - Jersey Village, TX                        2,989,619     Retail             13,013
238             7848 Cimarron, LLC                              2,918,077     Industrial         38,500
239             Fort Apache Shopping Center                     2,900,000     Retail              9,818
240             The Law Center                                  2,900,000     Office             67,222
241             Baybrook-Kissimmee LLC                          2,887,503     Retail             13,050
242             Shane Company, Store No. 25                     2,878,325     Retail              8,149
243             Reisterstown Village Center                     2,872,051     Retail             21,545
244             Nimmonsburg Square                              2,860,352     Retail             37,082
245             24635 Madison Avenue                            2,834,035     Retail              8,580
246             116-118 North York Road                         2,800,000     Mixed Use          15,954
251             Grant Court                                     2,700,000     Retail             12,514
252             Itasca Building                                 2,600,000     Office             81,525
253             Shea Professional Plaza                         2,600,000     Office             24,509
263             Dixie Plaza                                     2,486,374     Retail            100,680
267             311 Ed Wright Lane                              2,392,940     Industrial         44,000
268             Church Road Plaza                               2,370,000     Retail             13,670
273a            AIP - 433 Bishop Street                         1,443,835     Mixed Use          32,651
273b            AIP - 739 Trabert Ave                             896,174     Mixed Use          14,014
274             Anaheim Office                                  2,300,000     Office             54,022
276a            AIP - 4690 Hammermill Rd                        1,394,048     Industrial         39,000
276b            AIP - 5979 Goshen Springs Rd.                     866,301     Industrial         40,000
277             AMF Shea Village                                2,241,351     Retail             45,015
283             Sterling Master Homes Building                  2,130,000     Office             11,695
285             Arbor Shoppes                                   2,100,000     Retail             12,084
286             Altamonte Promenade                             2,094,992     Retail             22,090
287             The Raleigh Building                            2,067,308     Office             54,717
289             Uplake Building                                 2,031,555     Office             10,490
290             Northgate Dental Plaza                          2,028,828     Office             14,406
291             Homewood Retail                                 2,011,500     Retail              6,510

                                                                          MAJOR                     MAJOR           MAJOR
                                                                        TENANT # 1                TENANT # 1  TENANT # 1 LEASE
 #     CROSSED  PROPERTY NAME                                              NAME                     SQ. FT.    EXPIRATION DATE
 -     -------  -------------                                              ----                    -------     ---------------
140       C     Milo Rite Aid                                            Rite Aid                  11,180        8/31/2019
141             The Corners Shopping Center                         Eastside Boys, LLC              7,012        6/30/2009
143             Cedar-Oakland Mills Village Center                       Food Lion                 43,470       11/30/2018
145             Western Springs Shopping Centers                       Panera Bread                 4,800        9/30/2011
146a            Downers Grove - 1640 75th                               Party City                 12,000        6/30/2007
146b            Farmington Hills                                 Dembs Roth/Irving Nusbaum          5,250        5/31/2009
146c            Livonia                                       Nationwide Warehouse & Storage        9,600           MTM
146d            Gainesville                                           H20 Industries               10,050        6/30/2008
146e            Livonia - Glendale                                Performance Contracting          13,000       12/10/2008
147             Mercury Village                                           PC Club                   8,171       12/31/2006
150             Mitre Office Building                                Mitre Corporation             49,800        6/30/2015
151             River Shoals Village                                  Wayfield Foods               35,922        6/26/2012
154             Palms to Pines Retail Center                   Irvine Sand C. Pharmacy, Inc.        5,950        8/31/2014
157             Farmville Town Center                                    Food Lion                 33,764       11/15/2025
158             Mid America Business Park                              Pratt Whitney               55,618        9/14/2008
160             Seneca Center                                  Gene Logic Laboratories, Inc.       29,900        2/28/2012
162             Capella I Shopping Center                           Claddagh Irish Pub              7,800        3/31/2013
163             Laurel Bay Commercial                            Ascent Real Estate, Inc.           6,154        7/31/2015
165             660 Kenilworth Drive                              Kenneally & Company, PA           6,569        1/1/2018
169a            Ranch Market 2705 South H Street               Pro's H Street Market, L.L.C.       46,050       11/30/2021
169b            Ranch Market 2309 Niles Street                      Pro's Market, Inc.             25,022        8/31/2020
169c            Ranch Market 2225 Niles Street                      Pro's Market, Inc.              2,292       11/30/2021
170a            Flamingo Jones Plaza                                    Rapid Cash                  3,600        6/30/2009
170b            Tropicana Centre                                         Del Taco                   3,500       12/31/2016
171             Stonewood Village                                  C&C Beauty and Beyond           16,830       12/31/2014
174             Bowling Green Plaza                                   Hollywood Video               7,500        1/14/2007
175             Walgreen-Lebanon                                       Walgreens Co.               14,820        2/28/2081
177             Village in Trussville Shopping Center                   Food World                 38,380       10/31/2012
179             Associated Energy Systems Building               Associated Energy Systems         69,500       12/31/2020
180             Hoover Court Shopping Center                             Attitudes                  8,260        9/30/2008
183             Atlantic/Neptune Beach Plaza                              Ragtime                   8,248        4/30/2006
185a            31935 Via Rio Temecula Road                         Mulberry Kindercare            10,000       10/31/2016
185b            3125 Vista Way                                        Western Dental                5,600        9/30/2009
186             Hudson Corners                                           Food Lion                 33,763       12/31/2024
187             Crescent Center                                   Tilden Auto Care Center           4,892        7/31/2007
189             Sandy Spring Financial Center               Sandy Spring Bank- Financial Center     6,480        8/31/2009
191             Lynnfield Centre                                       Centre Market                3,288        7/31/2012
192             Claim Jumper                                           Claim Jumper                11,200       12/31/2025
193             Montpelier Center                                      Dollar Jills                 3,600        5/31/2010
194             Plaza 2300                                          Gentleman's Choice              5,271        2/28/2007
195             Ashley Oaks Shopping  Center                          Food Lion, LLC               25,000        4/13/2010
199             Kimberly Park Shopping Center                            Food Lion                 29,000        5/31/2020
201             Haverhill Business Center                         Sy's Supply South, Inc.          27,939        9/30/2012
203             Costa Mesa Square II                                  Designer Closet               1,776        5/8/2009
204             Promenade Plaza                                    Books-A-Million, Inc.           23,574        1/31/2007
206             Office Depot                                           Office Depot                15,092       12/31/2015
207             Hathaway Business Park                              Unisource Discovery             5,200        3/31/2009
208             Cathedral City Retail                                    Trilussa                   4,799        8/31/2015
213             Alexis Road Shopping Plaza                          Seaway Food - Pharm            28,870        3/31/2008
214             Copperas Cove Plaza                                   Hollywood Video               7,475        9/30/2008
216             Hesperia Town Center                                     Big Lots                  18,040        1/31/2009
217             Paloma Village                                 A. F. Sterling Home Builders         4,447        6/30/2013
218             Amelia Market                                             Petland                   4,900        5/5/2015
222             Southgate Center                                     Shreveport Bingo              14,302        8/31/2008
223             Liberty Safe and Security                   Liberty Safe and Security Products    204,000        6/30/2016
224             Lynwood Retail                                Da Vita Imperial Care Dialysis        8,249        7/31/2020
225             The Shops at Westar Strip Shopping Center                 KeyBank                   2,710        6/30/2019
230             Heacock Medical Center                     Humanistic Foster Family Agency Inc.    12,911        4/30/2014
231             Craig Road Retail                                    ReMax Real Estate              2,626        8/31/2010
232             Millennium Center Retail                               Mattress One                 8,800       11/30/2007
233             CVS - Jersey Village, TX                                    CVS                    13,013       11/21/2025
238             7848 Cimarron, LLC                                   Affinity Kitchens             13,600       12/31/2007
239             Fort Apache Shopping Center                          Peace Restaurants              4,000        4/30/2016
240             The Law Center                                       City Health Club              12,546        9/30/2007
241             Baybrook-Kissimmee LLC                                CVS Corporation              13,050        10/1/2019
242             Shane Company, Store No. 25                     Western Stone & Metal Corp.         8,149        4/14/2020
243             Reisterstown Village Center                          Dolgencorp, Inc.               7,400        4/30/2014
244             Nimmonsburg Square                                    Rescue Mission                9,530        2/28/2008
245             24635 Madison Avenue                                  Pacific Dental                2,405        8/31/2015
246             116-118 North York Road                                Interfaceflor                5,934        9/24/2010
251             Grant Court                                         Abbey Carpet & Tile             1,700        9/30/2010
252             Itasca Building                                      Acme and Stick's              17,747        2/28/2009
253             Shea Professional Plaza                       Maricopa County/Adult Probation       8,625        3/31/2009
263             Dixie Plaza                                  River Region Medical Corporation      50,000        5/31/2008
267             311 Ed Wright Lane                                      Daily Press                22,000       10/31/2013
268             Church Road Plaza                                  Family Affinity, LLC             2,000        2/28/2009
273a            AIP - 433 Bishop Street                                  Sho'Nuff                   9,024        5/31/2012
273b            AIP - 739 Trabert Ave                              Balloons Over Atlanta            5,000        7/31/2009
274             Anaheim Office                                              PT1                     2,735        4/30/2007
276a            AIP - 4690 Hammermill Rd                                    AJC                    19,500        2/1/2009
276b            AIP - 5979 Goshen Springs Rd.                     Don Turner & Associates          23,400       10/31/2008
277             AMF Shea Village                                    AMF Bowling Center             25,803        6/30/2008
283             Sterling Master Homes Building                     Sterling Master Homes            3,576        6/30/2010
285             Arbor Shoppes                                      America's Home Place             2,812        8/31/2010
286             Altamonte Promenade                                   Mattress Giant                5,548        8/31/2010
287             The Raleigh Building                              Raleigh Office Building           5,649       11/30/2006
289             Uplake Building                                      Jeffrey A. Samyn               1,600        9/30/2006
290             Northgate Dental Plaza                          Family Service King County          3,365       10/31/2008
291             Homewood Retail                                          T-Mobile                   2,502       11/30/2013

                                                                         MAJOR                    MAJOR           MAJOR
                                                                       TENANT # 2               TENANT # 2   TENANT # 2 LEASE
 #     CROSSED  PROPERTY NAME                                             NAME                    SQ. FT.     EXPIRATION DATE
 -     -------  -------------                                             ----                   -------      ---------------
140       C     Milo Rite Aid                                             N/A                      N/A             N/A
141             The Corners Shopping Center                            Fitness 19                 6,125         8/15/2014
143             Cedar-Oakland Mills Village Center                  Fire Rock Grill               4,244         3/31/2015
145             Western Springs Shopping Centers                   Blockbuster Video              4,022         9/30/2011
146a            Downers Grove - 1640 75th                             Lovers Lane                 2,720          4/6/2010
146b            Farmington Hills                                        Biddison                  2,990         5/31/2009
146c            Livonia                                               Occucenters                 8,720         11/20/2007
146d            Gainesville                                               N/A                      N/A             N/A
146e            Livonia - Glendale                                        N/A                      N/A             N/A
147             Mercury Village                                 AT&T Wirless (Cingular)           2,600         7/28/2006
150             Mitre Office Building                                     N/A                      N/A             N/A
151             River Shoals Village                               Eckerd Drugs #0404             8,640         10/19/2006
154             Palms to Pines Retail Center                   Creative Office Interiors          4,198         2/28/2007
157             Farmville Town Center                                Family Dollar                8,000         6/30/2011
158             Mid America Business Park                                Boeing                  34,527         8/31/2008
160             Seneca Center                              Maryland Table Tennis Center, Inc.     5,060         1/31/2009
162             Capella I Shopping Center                            FedEx Kinko's                4,400         4/30/2008
163             Laurel Bay Commercial                           Capital Asset Management          3,411         9/30/2010
165             660 Kenilworth Drive                           Feldman, Sacks & Fitzgerald        6,140         12/31/2015
169a            Ranch Market 2705 South H Street                           N/A                     N/A             N/A
169b            Ranch Market 2309 Niles Street                             N/A                     N/A             N/A
169c            Ranch Market 2225 Niles Street                             N/A                     N/A             N/A
170a            Flamingo Jones Plaza                                Ultimate Wireless             2,400         4/30/2010
170b            Tropicana Centre                                        Pro-Nails                 2,015         4/30/2006
171             Stonewood Village                                     Dollar General             13,075         3/31/2006
174             Bowling Green Plaza                                      Kinko's                  4,590         10/31/2008
175             Walgreen-Lebanon                                           N/A                     N/A             N/A
177             Village in Trussville Shopping Center                Tuesday Morning              9,000         7/15/2009
179             Associated Energy Systems Building                     Impact, Inc.               4,584         10/31/2006
180             Hoover Court Shopping Center                           Larose, Inc.               6,740         9/30/2010
183             Atlantic/Neptune Beach Plaza                           Caribbee Key               5,421         12/31/2012
185a            31935 Via Rio Temecula Road                                N/A                     N/A             N/A
185b            3125 Vista Way                                          Starbucks                 1,410         5/30/2005
186             Hudson Corners                                             N/A                     N/A             N/A
187             Crescent Center                                     Palm Beach Triumph            3,900         3/31/2010
189             Sandy Spring Financial Center                       Presidential Bank             3,960         1/26/2008
191             Lynnfield Centre                                     Village Pharmacy             2,750         12/31/2010
192             Claim Jumper                                               N/A                     N/A             N/A
193             Montpelier Center                                     La Palapa Too               2,820         7/31/2015
194             Plaza 2300                                          Peak Wine & Liquor            4,760         6/30/2007
195             Ashley Oaks Shopping Center                       Genuine Parts Company           8,450         6/30/2010
199             Kimberly Park Shopping Center                         Family Dollar               7,200         5/31/2010
201             Haverhill Business Center                              Orbit Racing              13,697         1/31/2016
203             Costa Mesa Square II                                    Mega Wraps                1,712          6/7/2014
204             Promenade Plaza                                   Best Buy Stores, L.P.          22,509         1/31/2015
206             Office Depot                                               N/A                     N/A             N/A
207             Hathaway Business Park                           Heriberto E. Lurgenstein         5,200         4/30/2006
208             Cathedral City Retail                                 Hi Lites Salon              3,584         12/31/2011
213             Alexis Road Shopping Plaza                     Deals Nothing Over a Dollar       12,855         5/31/2009
214             Copperas Cove Plaza                                  Bank of America              1,850         2/29/2008
216             Hesperia Town Center                                   Dollar Tree               13,750         12/31/2007
217             Paloma Village                                    Oxford Realty Advisory          4,262         5/31/2011
218             Amelia Market                                    Dick's Wings Restaurant          4,419          5/6/2010
222             Southgate Center                                          J Mart                 12,223         1/31/2007
223             Liberty Safe and Security                                  N/A                     N/A             N/A
224             Lynwood Retail                                      KFC (ground lease)            3,225         7/31/2023
225             The Shops at Westar Strip Shopping Center        Camille's Sidewalk Cafe          2,503         12/12/2014
230             Heacock Medical Center                         De Anza OBGYN Medical Group        3,836         5/31/2008
231             Craig Road Retail                                 Orthodontic Education           2,400         8/31/2012
232             Millennium Center Retail                                 Bulbman                  8,800         9/30/2006
233             CVS - Jersey Village, TX                                   N/A                     N/A             N/A
238             7848 Cimarron, LLC                                 Showcase at the Peak           6,200         1/31/2007
239             Fort Apache Shopping Center                          Sundance Blinds              2,984         10/31/2009
240             The Law Center                                  Branch Banking & Trust Co.       11,560         3/31/2007
241             Baybrook-Kissimmee LLC                                     N/A                     N/A             N/A
242             Shane Company, Store No. 25                                N/A                     N/A             N/A
243             Reisterstown Village Center                              SGP, LLC                 2,250         9/30/2015
244             Nimmonsburg Square                                    Dollar's Worth              7,165         1/31/2008
245             24635 Madison Avenue                                   Pick Up Stix               2,080         8/31/2015
246             116-118 North York Road                          American Dairy Products          4,028         8/31/2012
251             Grant Court                                         Cingular Wireless             1,600         7/31/2010
252             Itasca Building                                     Tad Ware & Company            9,378         10/31/2009
253             Shea Professional Plaza                    Maricopa County Economic Enterprise    3,800         8/31/2007
263             Dixie Plaza                                          Big Lots Stores             28,880         1/31/2015
267             311 Ed Wright Lane                                   Damuth Services              6,000         4/30/2009
268             Church Road Plaza                                    Carpet and More              2,000         8/31/2009
273a            AIP - 433 Bishop Street                               Audio Services              6,221         6/30/2006
273b            AIP - 739 Trabert Ave                                   Brainstorm                2,638         11/30/2006
274             Anaheim Office                                         Beauti Pleat               2,650         12/31/2009
276a            AIP - 4690 Hammermill Rd                                 Hot Wash                 8,667          1/1/2011
276b            AIP - 5979 Goshen Springs Rd.                          Echols Glass              16,600         5/31/2006
277             AMF Shea Village                              Filiberto's Mexican Restaurant      2,875         3/31/2014
283             Sterling Master Homes Building                Stewart Title of Seattle, LLC       3,300         6/30/2010
285             Arbor Shoppes                                        Dr. Timothy Byrd             2,178         4/30/2010
286             Altamonte Promenade                                 Precision Fitness             3,976         11/30/2008
287             The Raleigh Building                                   James Farrin               5,338         4/30/2006
289             Uplake Building                                Michiels International, Inc        1,600         9/30/2010
290             Northgate Dental Plaza                       Bryant, McCann, Backman, & Choi      2,879         6/30/2007
291             Homewood Retail                                       Red Wing Shoes              1,453         2/28/2010

                                                                           MAJOR                       MAJOR         MAJOR
                                                                         TENANT # 3                 TENANT # 3  TENANT # 3 LEASE
 #     CROSSED  PROPERTY NAME                                              NAME                       SQ. FT.    EXPIRATION DATE
 -     -------  -------------                                              ----                       -------    ---------------
140       C     Milo Rite Aid                                               N/A                         N/A           N/A
141             The Corners Shopping Center                       TKA Ram's Horn of Shelby             4,350       5/31/2008
143             Cedar-Oakland Mills Village Center                 Oakland Mills Liquors               2,364       8/31/2008
145             Western Springs Shopping Centers                        Radio Shack                    3,150       1/31/2007
146a            Downers Grove - 1640 75th                              Mattress World                  2,720       1/10/2008
146b            Farmington Hills                                           Avendt                      1,064       8/14/2007
146c            Livonia                                               Sherwin Williams                 4,824       3/31/2009
146d            Gainesville                                                 N/A                         N/A           N/A
146e            Livonia - Glendale                                          N/A                         N/A           N/A
147             Mercury Village                                          Sir Speedy                    2,600       8/31/2007
150             Mitre Office Building                                       N/A                         N/A           N/A
151             River Shoals Village                                  Fashion Express                  2,450       11/30/2008
154             Palms to Pines Retail Center                      Chase Manhattan Mortgage             3,257       10/31/2006
157             Farmville Town Center                                  Movie Gallery                   3,600       4/30/2013
158             Mid America Business Park                       Chromalloy Gas Turbine Corp.           18,556      9/30/2007
160             Seneca Center                                 Technical Roofing Systems, Inc.          4,625       7/31/2009
162             Capella I Shopping Center                             White House Cafe                 4,000       9/30/2009
163             Laurel Bay Commercial                                     Gemelli                      2,561       10/31/2014
165             660 Kenilworth Drive                               MD Sleep Medicine, LLC              4,510       7/31/2012
169a            Ranch Market 2705 South H Street                            N/A                         N/A           N/A
169b            Ranch Market 2309 Niles Street                              N/A                         N/A           N/A
169c            Ranch Market 2225 Niles Street                              N/A                         N/A           N/A
170a            Flamingo Jones Plaza                                      Style 5                      2,210       6/30/2008
170b            Tropicana Centre                                      Fantastic Sam's                  1,203       1/31/2007
171             Stonewood Village                                        Rent-A-Car                    5,000       6/30/2006
174             Bowling Green Plaza                                     Liquor Store                   3,400       1/31/2009
175             Walgreen-Lebanon                                            N/A                         N/A           N/A
177             Village in Trussville Shopping Center                  Cellular Sales                  2,250       12/31/2007
179             Associated Energy Systems Building                          N/A                         N/A           N/A
180             Hoover Court Shopping Center                          Tuesday Morning                  6,100       7/31/2006
183             Atlantic/Neptune Beach Plaza                            The Sun Dog                    4,243       9/30/2010
185a            31935 Via Rio Temecula Road                                 N/A                         N/A           N/A
185b            3125 Vista Way                                              N/A                         N/A           N/A
186             Hudson Corners                                              N/A                         N/A           N/A
187             Crescent Center                                         David Fiore                    3,623       11/30/2012
189             Sandy Spring Financial Center              Institute For Family Centered Services      2,580       6/14/2006
191             Lynnfield Centre                                   Wakefield Savings Bank              2,500       12/31/2021
192             Claim Jumper                                                N/A                         N/A           N/A
193             Montpelier Center                                          Curves                      2,400       4/30/2010
194             Plaza 2300                                                Prosound                     4,529       7/31/2006
195             Ashley Oaks Shopping Center                          M.G. Midwest, Inc.                6,000       7/31/2006
199             Kimberly Park Shopping Center                         Chris Restaurant                 2,700       4/30/2010
201             Haverhill Business Center                               SabCo, Inc.                    3,060       10/1/2012
203             Costa Mesa Square II                                      EB Games                     1,186        5/6/2009
204             Promenade Plaza                                    Rugged Wearhouse, Inc.              13,492      9/30/2009
206             Office Depot                                                N/A                         N/A           N/A
207             Hathaway Business Park                              S.J. Controls, Inc.                5,190       10/31/2006
208             Cathedral City Retail                                     Vino 100                     2,048       2/10/2015
213             Alexis Road Shopping Plaza                                Fazoli's                     3,788       8/31/2007
214             Copperas Cove Plaza                                 Papa Johns USA Inc.                1,650       9/30/2007
216             Hesperia Town Center                                   Broadway Cafe                   4,751       10/31/2010
217             Paloma Village                                    Scotia Group Management              2,594       6/30/2012
218             Amelia Market                                      Woody's BBQ Restaurant              4,200        5/9/2015
222             Southgate Center                                     Family Dollar #50                 9,698       12/31/2006
223             Liberty Safe and Security                                   N/A                         N/A           N/A
224             Lynwood Retail                                              N/A                         N/A           N/A
225             The Shops at Westar Strip Shopping Center            Inaara Medical Spa                1,861       1/31/2011
230             Heacock Medical Center                              Ali M. Movafagh, MD                2,400       8/31/2006
231             Craig Road Retail                                        Wing Stop                     2,030       8/31/2015
232             Millennium Center Retail                               House of Wood                   4,400       5/14/2010
233             CVS - Jersey Village, TX                                    N/A                         N/A           N/A
238             7848 Cimarron, LLC                                Sweat Servicing Company              6,000       4/30/2008
239             Fort Apache Shopping Center                          Papa John's Pizza                 1,430       10/31/2006
240             The Law Center                                      Teague, Rotenstreich               7,903       9/30/2007
241             Baybrook-Kissimmee LLC                                      N/A                         N/A           N/A
242             Shane Company, Store No. 25                                 N/A                         N/A           N/A
243             Reisterstown Village Center                     Black Diamond Holdings, Inc.           2,250       9/30/2015
244             Nimmonsburg Square                                      Catskill OTB                   4,700        7/1/2011
245             24635 Madison Avenue                               Wells Fargo Financial               1,690       8/31/2010
246             116-118 North York Road                                  Fuego Loco                    2,728       3/31/2015
251             Grant Court                                             Taco Del Mar                   1,540       11/30/2010
252             Itasca Building                                       The Gavzy Group                  4,600       9/30/2008
253             Shea Professional Plaza                             TSE Enterprises, LLC               3,449       5/31/2006
263             Dixie Plaza                                           Cowboy Maloney's                 13,400      1/31/2006
267             311 Ed Wright Lane                                   Vortec Hockey, LLC                6,000       4/19/2010
268             Church Road Plaza                                       Joe's Pizza                    1,900       7/31/2008
273a            AIP - 433 Bishop Street                                 Richard Rau                    6,186       7/31/2014
273b            AIP - 739 Trabert Ave                                  Faulkner+Locke                  2,400       6/30/2009
274             Anaheim Office                                         Avon Products                   2,030       4/30/2006
276a            AIP - 4690 Hammermill Rd                                Safety Shoes                   6,500        6/1/2006
276b            AIP - 5979 Goshen Springs Rd.                               N/A                         N/A           N/A
277             AMF Shea Village                                    G&S Medical Services               2,760       2/28/2008
283             Sterling Master Homes Building                Tacoma Digestive Disease Center          2,884       7/31/2010
285             Arbor Shoppes                                        ATL West Jewelers                 2,062       10/31/2009
286             Altamonte Promenade                                     Blinds to Go                   3,408       10/31/2011
287             The Raleigh Building                            NC Small Business Tech & Dev           5,100       5/31/2006
289             Uplake Building                                       Dr. Wade Watkins                 1,600       5/13/2007
290             Northgate Dental Plaza                               Jeffrey Nemitz DDS                2,083       10/31/2008
291             Homewood Retail                                           EB Games                     1,350       1/31/2009

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                               CUT-OFF
                                                           DATE PRINCIPAL
 #     CROSSED  PROPERTY NAME                                BALANCE (1)      PROPERTY TYPE      SQ. FT.
 -     -------  -------------                                -----------      -------------      -------
294             Van Ness Plaza                             $    1,997,326     Retail             16,110
297             CVS Drug Store - Plano                          1,990,904     Retail             10,880
299             23 & Gratiot Shopping Center                    1,985,000     Retail              9,742
300             Walgreens Store #4610                           1,979,766     Retail             13,905
302             Easton I                                        1,937,284     Retail              6,300
303             Memorial Medical Plaza                          1,925,821     Office             17,770
304             Leschi Park Professional Building               1,925,000     Office             10,000
305             Donald E Crane Office Bldg                      1,903,687     Office             40,835
306             Rose Avenue                                     1,895,550     Office             10,449
311             Sherwin Williams Plaza                          1,855,000     Retail              8,800
312             Rite Aid - Pasadena, MD                         1,852,510     Retail             11,600
314             Easton II                                       1,837,424     Retail              5,300
316             Memorial Square                                 1,835,476     Retail             14,550
317             Medical Arts Building                           1,803,454     Office             53,487
320             Old Atlanta Shops                               1,776,044     Retail              9,600
322             Southgate Corners                               1,722,714     Retail             31,276
323             Desert Country Plaza                            1,700,000     Retail              6,075
326             Barnesboro Retail Bldg                          1,688,250     Retail             33,764
327             Hollywood Video Plaza (Column)                  1,639,237     Retail              7,150
329             Market Shoppes                                  1,626,389     Retail             22,720
330             Lakeview Industrial Park                        1,616,096     Industrial         70,500
332             Alante Plaza                                    1,596,220     Retail              6,232
333             Frankfort Center                                1,595,129     Retail              9,259
335             Village at Colleyville                          1,565,940     Mixed Use          10,015
337             The Centre at North Reading                     1,553,019     Retail             19,575
339             1477 Park Street                                1,499,870     Office             39,313
341             500 Oakwood Avenue                              1,494,066     Mixed Use          29,235
345             Settler's Ridge Retail Center                   1,451,676     Retail             15,756
346             Rainbow Village                                 1,448,025     Retail             11,737
353             Hollywood Video Plaza                           1,396,883     Retail             9,450
354             South Park Plaza                                1,395,721     Retail             8,000
355             Jamboree Plaza Auto Center                      1,393,663     Retail             18,890
358             Equus Las Vegas Associates                      1,334,210     Industrial         50,535
361             KeyBank Corvallis                               1,297,158     Office             2,800
362             Cyrus-Coral, LLC                                1,294,339     Industrial         19,850
365             Desert Breeze Villas                            1,270,338     Mixed Use          12,378
366             AIP - 2040 Steel Drive                          1,244,686     Industrial         57,276
368             Crossroads Shopping Center                      1,197,376     Retail             16,535
369             1622 Walter Street (Triple C Electric)          1,179,905     Industrial         14,566
370             Brill Retail                                    1,171,583     Retail             12,840
371             Holland South Building                          1,152,817     Retail             14,556
372             4404-4414 University Avenue                     1,147,298     Retail             8,760
373             CVS & Advance Auto                              1,144,857     Retail             20,683
374             The Schwartz Building                           1,143,025     Office             12,000
377             Oak Forest Center                               1,097,377     Industrial         19,680
381             AIP - 1122 Old Chattahoochee                    1,095,332     Mixed Use          30,340
392             University Towne Center II                        993,644     Retail             3,600
394             1390-1400 Park Street                             971,993     Mixed Use          58,516
395             Main Street Shopping Center                       958,035     Retail             8,000
396             Northpointe Professional Center                   948,672     Office             22,448
398             Grapevine Retail Center                           938,000     Retail             8,358
406             9610 Winter Gardens Boulevard                     726,778     Retail             5,940

                                                                           MAJOR                       MAJOR          MAJOR
                                                                         TENANT # 1                  TENANT # 1   TENANT # 1 LEASE
 #     CROSSED  PROPERTY NAME                                               NAME                      SQ. FT.     EXPIRATION DATE
 -     -------  -------------                                               ----                      -------     ---------------
294             Van Ness Plaza                                          Jong Ki Kim                     2,100         7/15/2010
297             CVS Drug Store - Plano                                      CVS                        10,880        10/26/2016
299             23 & Gratiot Shopping Center                           Credit Union                     4,000        12/31/2014
300             Walgreens Store #4610                                    Walgreens                     13,905         8/31/2018
302             Easton I                                              Honeybaked Ham                    3,300         3/31/2010
303             Memorial Medical Plaza                               Radiant Research                   6,138         3/31/2010
304             Leschi Park Professional Building                    The Marshall Firm                  7,180         5/31/2018
305             Donald E Crane Office Bldg                            State of Texas                   40,835         2/28/2010
306             Rose Avenue                                              Jacks FX                       4,999         6/30/2008
311             Sherwin Williams Plaza                               Sherwin Williams                   5,000         6/30/2015
312             Rite Aid - Pasadena, MD                                  Rite Aid                      11,600         5/31/2015
314             Easton II                                            Verizon Wireless                   5,300         6/30/2010
316             Memorial Square                                         Fit For Her                     4,450         7/31/2010
317             Medical Arts Building                                Frank A. Composto                  4,067            N/A
320             Old Atlanta Shops                                    The Pro Cleaners                   1,800         9/30/2009
322             Southgate Corners                                         Staples                      16,100         2/28/2015
323             Desert Country Plaza                                   Wireless Toyz                    1,916         12/5/2010
326             Barnesboro Retail Bldg                                McQ's Billiards                  11,300         6/30/2009
327             Hollywood Video Plaza (Column)                        Hollywood Video                   4,700         1/4/2015
329             Market Shoppes                                         Jasmin Market                    6,400        10/31/2007
330             Lakeview Industrial Park                             Yorba Linda Auto                   5,000        12/31/2006
332             Alante Plaza                                            La Grocerie                     3,732         9/30/2014
333             Frankfort Center                                  Tuffy Associates Corp.                3,960         2/1/2020
335             Village at Colleyville                                David McMillan                    5,303         5/31/2006
337             The Centre at North Reading                     Over the Rainbow (Day Care)             5,800         1/31/2007
339             1477 Park Street                                           Y-US                         7,962         8/31/2007
341             500 Oakwood Avenue                                   Planet Bark, LLC                   8,534         4/30/2007
345             Settler's Ridge Retail Center                             Pizza Hut                     2,790         9/30/2010
346             Rainbow Village                                         Purrfect Auto                   3,707         9/8/2011
353             Hollywood Video Plaza                        Hollywood Entertainment Corporation        6,500        12/31/2019
354             South Park Plaza                                     Floral Expressions                 1,600         3/31/2008
355             Jamboree Plaza Auto Center                        Goodyear Tire & Rubber Co             5,195         9/30/2008
358             Equus Las Vegas Associates                     National Sports Services, Inc.          17,749         4/30/2006
361             KeyBank Corvallis                                          KeyBank                      2,800         6/30/2020
362             Cyrus-Coral, LLC                                   QDIC Distributors, Inc.             19,850         2/19/2021
365             Desert Breeze Villas                                    Maria Quevedo                   1,200         11/30/2006
366             AIP - 2040 Steel Drive                                     Dirayco                     11,466         11/30/2008
368             Crossroads Shopping Center                 ARV d.b.a Frankie's Italian Restaurant       4,800        12/31/2009
369             1622 Walter Street (Triple C Electric)              PTI Automotive School               4,634         6/30/2007
370             Brill Retail                                  Clear Channel Broadcasting, Inc.          8,958        11/30/2019
371             Holland South Building                           Miracle Beauty Nail Academy            3,480        (2,320 sf);
                                                                                                                      6/30/2009
372             4404-4414 University Avenue                           Apple Tree Market                 3,200         1/1/2007
373             CVS & Advance Auto                                           CVS                       12,608        11/30/2016
374             The Schwartz Building                            Bloomfield Town Center, LLC            9,600         10/9/2017
377             Oak Forest Center                                         Wood-You                      5,904         1/31/2014
381             AIP - 1122 Old Chattahoochee                           Dilts Catering                   9,140         6/30/2008
392             University Towne Center II                            Dragon Fly Sushi                  2,500         8/31/2014
394             1390-1400 Park Street                           Best Flor Distributors, Inc.           17,253        10/31/2010
395             Main Street Shopping Center                          Cycle Coin Laundry                 5,600        12/31/2012
396             Northpointe Professional Center                        Spec Pro, Inc.                   6,383         5/31/2007
398             Grapevine Retail Center                                 Dickey's BBQ                    3,600         10/31/2007
406             9610 Winter Gardens Boulevard                           Twisted Image                   1,890         8/30/2008

                                                                          MAJOR                        MAJOR           MAJOR
                                                                        TENANT # 2                   TENANT # 2  TENANT # 2 LEASE
 #     CROSSED  PROPERTY NAME                                              NAME                       SQ. FT.     EXPIRATION DATE
 -     -------  -------------                                              ----                       -------     ---------------
294             Van Ness Plaza                                        Dominos Pizza                     2,000        8/31/2008
297             CVS Drug Store - Plano                                     N/A                           N/A            N/A
299             23 & Gratiot Shopping Center                          Mattress Store                    2,900        2/28/2015
300             Walgreens Store #4610                                      N/A                           N/A            N/A
302             Easton I                                                 Donato's                       3,000        4/30/2010
303             Memorial Medical Plaza                          Scottdale Childrens Group               4,639        8/31/2009
304             Leschi Park Professional Building                       Starbucks                       1,320        3/31/2009
305             Donald E Crane Office Bldg                                 N/A                           N/A            N/A
306             Rose Avenue                                            Rex Edit Inc                     4,000         7/6/2008
311             Sherwin Williams Plaza                                Donatos Pizza                     2,000        8/31/2010
312             Rite Aid - Pasadena, MD                                    N/A                           N/A            N/A
314             Easton II                                                  N/A                           N/A            N/A
316             Memorial Square                                        Dollar Mart                      3,000        6/30/2006
317             Medical Arts Building                            Atlantic Ave Association               3,040           N/A
320             Old Atlanta Shops                                Rick Drew Family Karate                1,800        2/17/2010
322             Southgate Corners                                        Petland                        6,000        11/30/2014
323             Desert Country Plaza                                 Bare Foot Bliss                    1,756        9/14/2010
326             Barnesboro Retail Bldg                                National Golf                     6,334        3/31/2009
327             Hollywood Video Plaza (Column)                     Hielito's Ice Cream                  1,250        7/31/2008
329             Market Shoppes                                          Cake Craft                      4,800         2/1/2013
330             Lakeview Industrial Park                                Power Pros                      5,000        3/31/2006
332             Alante Plaza                                            Kokopelli                       2,500        2/28/2015
333             Frankfort Center                                 Cioffi Salon and Day Spa               2,892        2/28/2010
335             Village at Colleyville                                Fresh Express                     3,348        5/31/2006
337             The Centre at North Reading                     North Reading Martial Arts              3,800        8/31/2007
339             1477 Park Street                                    National Services                   5,700        7/31/2006
341             500 Oakwood Avenue                                    PRC Enterprise                    4,939        11/28/2007
345             Settler's Ridge Retail Center                    Laundry Boy Coin Laundries             1,800        5/31/2008
346             Rainbow Village                                   British & European Auto               2,690        1/20/2008
353             Hollywood Video Plaza                      Florid Group, LLC d.b.a. Quizno's Subs       1,500        4/20/2015
354             South Park Plaza                                      Best Buy Scooter                  1,600        6/30/2006
355             Jamboree Plaza Auto Center                             Purrfect Auto                    4,614        4/30/2006
358             Equus Las Vegas Associates                            Card Player, LLC                  3,400        4/30/2006
361             KeyBank Corvallis                                           N/A                          N/A            N/A
362             Cyrus-Coral, LLC                                            N/A                          N/A            N/A
365             Desert Breeze Villas                                    Jonathan Eul                     400         11/30/2005
366             AIP - 2040 Steel Drive                                   F.B.R. Ltd                    11,466        6/30/2006
368             Crossroads Shopping Center                            Jerry Whitfield                   3,312        12/31/2011
369             1622 Walter Street (Triple C Electric)               Triple C Electric                  3,575        9/30/2017
370             Brill Retail                                   Colonial Management Group, LP            2,682         6/1/2010
371             Holland South Building                               Montegos Grocery                   3,432        12/31/2011
372             4404-4414 University Avenue                             Laundryland                     2,000        12/31/2006
373             CVS & Advance Auto                                   Advance Auto Parts                 8,075         6/1/2006
374             The Schwartz Building                        Schwartz Investment Counsel, Inc.          2,400        10/9/2017
377             Oak Forest Center                                       Crib 4 Life                     3,936        1/31/2007
381             AIP - 1122 Old Chattahoochee                            H&M Trading                     7,440        3/31/2008
392             University Towne Center II                              Taco Ardente                    1,100        8/31/2014
394             1390-1400 Park Street                                  Bishop Ladder                   12,680        4/30/2010
395             Main Street Shopping Center                          First Cash Advance                 1,600        6/30/2007
396             Northpointe Professional Center                   GYN PATH Services, Inc.               3,581        6/30/2010
398             Grapevine Retail Center                                  Cover Tec                      1,825        10/31/2008
406             9610 Winter Gardens Boulevard                        Leng Chinese Food                  1,080        12/31/2008

                                                                            MAJOR                       MAJOR         MAJOR
                                                                         TENANT # 3                  TENANT # 3  TENANT # 3 LEASE
 #     CROSSED  PROPERTY NAME                                               NAME                       SQ. FT.    EXPIRATION DATE
 -     -------  -------------                                               ----                       -------    ---------------
294             Van Ness Plaza                                        Yong Cheal Park                   2,000        6/21/2010
297             CVS Drug Store - Plano                                      N/A                          N/A            N/A
299             23 & Gratiot Shopping Center                             Good Feet                      1,421        5/31/2010
300             Walgreens Store #4610                                       N/A                          N/A            N/A
302             Easton I                                                    N/A                          N/A            N/A
303             Memorial Medical Plaza                           Granite Reef Medical Group             2,859        10/31/2008
304             Leschi Park Professional Building                    Sonja Olsen Salon                  1,000        11/30/2007
305             Donald E Crane Office Bldg                                  N/A                          N/A            N/A
306             Rose Avenue                                            Evolve Studios                   1,450        5/31/2007
311             Sherwin Williams Plaza                                   Check n Go                     1,800        10/31/2010
312             Rite Aid - Pasadena, MD                                     N/A                          N/A            N/A
314             Easton II                                                   N/A                          N/A            N/A
316             Memorial Square                                     Polliwog Playground                 3,000        9/30/2008
317             Medical Arts Building                                  Jane McGroarty                   2,303           N/A
320             Old Atlanta Shops                                         JD Nails                      1,200        7/31/2009
322             Southgate Corners                                        ABC, Inc.                      4,261        2/28/2010
323             Desert Country Plaza                              Flemer Enterprises, Inc.              1,033        6/14/2010
326             Barnesboro Retail Bldg                                Advance Company                   4,088           MTM
327             Hollywood Video Plaza (Column)                           Loan Mart                      1,200        1/31/2010
329             Market Shoppes                                          USA Cleaners                    2,640        1/31/2009
330             Lakeview Industrial Park                                 Affordable                     5,000        12/31/2006
332             Alante Plaza                                                N/A                          N/A            N/A
333             Frankfort Center                                        Wine Styles                     1,320        12/26/2009
335             Village at Colleyville                                 Chateau Homes                    1,100        5/31/2006
337             The Centre at North Reading                         Christopher's Market                3,000        7/31/2008
339             1477 Park Street                                     Smashwax.com, LLC                  2,551        6/30/2006
341             500 Oakwood Avenue                                    Infinity Windows                  4,062        1/30/2011
345             Settler's Ridge Retail Center                               Subway                      1,496        1/31/2012
346             Rainbow Village                                           Brake Team                    2,160        2/12/2009
353             Hollywood Video Plaza                          Little Caesar Enterprises, Inc.          1,450        12/1/2010
354             South Park Plaza                                   Classic Checking Service              800         9/30/2006
355             Jamboree Plaza Auto Center                          Enterprise Rent-a-Car               2,535        9/30/2008
358             Equus Las Vegas Associates                       Liza Shadarevian dba Pacific           2,607        3/31/2008
361             KeyBank Corvallis                                            N/A                         N/A            N/A
362             Cyrus-Coral, LLC                                             N/A                         N/A            N/A
365             Desert Breeze Villas                                    Pedro Briowes                    400         9/19/2006
366             AIP - 2040 Steel Drive                                    Dixie Ice                     7,650        1/31/2008
368             Crossroads Shopping Center                          Dr. Erik Johnson, DVM               1,600           MTM
369             1622 Walter Street (Triple C Electric)          Pacific Shoreline Construction          3,523        12/31/2006
370             Brill Retail                                             Scrap-It-Up                    1,200         6/1/2007
371             Holland South Building                         City of Refuge Christian Church          3,381        7/31/2006
372             4404-4414 University Avenue                           Panchita's Bakery                 1,000        4/16/2010
373             CVS & Advance Auto                                           N/A                         N/A            N/A
374             The Schwartz Building                                        N/A                         N/A            N/A
377             Oak Forest Center                                   Architectural Elegance              3,936        1/31/2008
381             AIP - 1122 Old Chattahoochee                             B&F Imports                    7,080        10/31/2006
392             University Towne Center II                                   N/A                         N/A            N/A
394             1390-1400 Park Street                                  Outside Storage                  8,800        4/30/2008
395             Main Street Shopping Center                             $1.79 Cleaners                   800         9/30/2008
396             Northpointe Professional Center                       Dr. William Davitt                3,459        9/30/2007
398             Grapevine Retail Center                                 Dominos Pizza                   1,500        12/31/2006
406             9610 Winter Gardens Boulevard                        New York Giant Pizza               1,080         8/1/2008

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY CENTRO WATT POOL B, CENTRO WATT POOL A AND CENTRO WATT POOL C ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY PRANKE PORTFOLIO, PRANKE DURAND SHOPPING CENTER, PRANKE S. 76TH STREET SHOPPING CENTER, PRANKE NATIONAL AVENUE SHOPPING CENTER, PRANKE STATE STREET SHOPPING CENTER, PRANKE OAKLAND AVENUE SHOPPING CENTER AND PRANKE UNIVERSITY AVENUE SHOPPING CENTER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BOOTHBAY RITE AID, MANCHESTER RITE AID, DEXTER RITE AID AND MILO RITE AID ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2) THE 230 PARK AVENUE MORTGAGE LOAN IS EVIDENCED BY A $280,000,000 MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE TRUST FUND. THERE ARE THREE ADDITIONAL SUBORDINATE MEZZANINE LOANS IN THE AMOUNT OF $110,000,000, $155,000,000 AND $20,000,000 SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER. THE MEZZANINE LOANS HAVE STANDARD LENDER PROTECTION AND ARE SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS.
(3) THE SAINT LOUIS GALLERIA WHOLE LOAN HAS AN ORIGINAL MORTGAGE LOAN BALANCE OF $252,000,000. THE WHOLE LOAN IS COMPRISED OF AN A-NOTE OF $180,000,000 AND THREE PARI-PASSU SUBORDINATE B-NOTES IN THE AMOUNTS OF $36,000,000, $25,000,000 AND $11,000,000 EACH. THE B-NOTES WILL BE STRUCTURED AS CONTROLLING B-NOTES GIVING THE HOLDER OF THE B-NOTES STANDARD DIRECTING CLASS CERTIFICATE-HOLDER RIGHTS, INCLUDING BUT NOT LIMITED TO THE RIGHT TO APPOINT THE SPECIAL SERVICER. THE A-NOTE IS BEING SECURITIZED AND IS EXPECTED TO BE SHADOW RATED INVESTMENT GRADE BY THE RATING AGENCIES. ALL CALCULATIONS ARE BASED ON THE A-NOTE ONLY.

                              MULTIFAMILY SCHEDULE

                                                                                    UTILITIES                      SUBJECT  SUBJECT
                                                                                     TENANT                 #      STUDIO    STUDIO
 #  CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE               PAYS              ELEVATORS   UNITS  AVG. RENT
 -  -------  -------------                             ----------------               ----              ---------   -----  ---------
7k           Hampton Creek Apartments                    Conventional              Electric                 0        N/A         N/A
7o           Mid Cajon Apartments                        Conventional              Electric                 0        N/A         N/A
7u           Victoria Towne Square Apartments            Conventional           Electric, Water             0        N/A         N/A
7w           100 Prospect Street                         Conventional              Electric                 1        N/A         N/A
7x           25-27 Imlay Apartments                      Conventional              Electric                 1         7    $     471
7z           843 Farmington Avenue                       Conventional              Electric                 0        N/A         N/A
 9           Colinas del Sol                             Conventional         Electric, Gas, Water          0        N/A         N/A
24           Carlton Court Apartments                    Conventional              Electric                 0        N/A         N/A
26           Posada Vallarta                             Conventional              Electric                 0        N/A         N/A
30           Cypress Run at Tampa Palms                  Conventional              Electric                 0        N/A         N/A
59           Newport                                     Conventional              Electric                 0        N/A         N/A
69           Rancho Santa Fe                             Conventional              Electric                 0         30   $     460
71           Limestone Apartments                      Multifamily/Retail  Electric, Gas, Water, Sewer      2        N/A         N/A
74           Summerview Apartments                       Conventional            Electric, Gas              0        N/A         N/A
75           28 East 14th Street                         Conventional         Electric, Gas, Water          0        N/A         N/A
79           Tall Oaks Apartments                        Conventional        Electric, Water, Sewer         0        N/A         N/A
80           Azalea Ridge Apartments                     Conventional              Electric                 0        N/A         N/A
85           Three Fountains Apartments                  Conventional                None                   5         12   $   1,194
87           Treepoint and Meadows Apartments            Conventional            Electric, Gas              0         40   $     397
91           AIMCO Trinity Place Apartments              Conventional         Electic, Gas, Water           0        N/A         N/A
96           Indian Springs                              Conventional              Electric                 0        N/A         N/A
98           501-515 First Street                        Conventional            Electric, Gas              0        N/A         N/A
102          Castle Bluff Apartments                     Conventional              Electric                 0         10   $     469
105          Lakeshore III                               Conventional        Electric, Water, Sewer         0        N/A         N/A
106          Summerlin Ridge Apartments                  Conventional                None                   0        N/A         N/A
107          Coronet Hall Tenants Corp.                   Cooperative            Electric, Gas              2         24   $   1,051
108          Royal Court Apts.                           Conventional        Electric, Water, Sewer         0        N/A         N/A
109          Waterford Place Apartments                  Conventional              Electric                 0        N/A         N/A
110          Woodland Heights Apartments                 Conventional                None                   0        N/A         N/A
115          Oyster Creek Apartments                     Conventional              Electric                 0        N/A         N/A
118          The Court at Northgate                      Conventional        Electric, Water, Sewer         2        N/A         N/A
124          La Residencia &  Bonaventure Apartments     Conventional        Electric, Water, Sewer         0        N/A         N/A
125          111 East 85th Street Owners, Inc.            Cooperative            Electric, Gas              5         12   $   1,900
127          Tallmadge Oaks Apartments                   Conventional              Electric                 2         4    $     440
129          Sage Meadows Apartments                     Conventional              Electric                 0        N/A         N/A
133          Dobson Springs Apartments                   Conventional              Electric                 0        N/A         N/A
136          Butterfield House, Inc.                      Cooperative              Electric                 5        N/A         N/A
144          The Oaks of Arlington Apartments            Conventional        Electric, Water, Sewer         0        N/A         N/A
148          Woodlands Owners, Inc.                       Cooperative              Electric                 2         9    $     908
152          Crossview Court Apartments                  Conventional        Electric, Water, Sewer         0         2    $     400
153          Salem Arms Apartments                       Conventional            Gas, Electric              0        N/A         N/A
155          Ski Lodge Apartments                        Conventional              Electric                 0        N/A         N/A
159          Deer Park Gardens Apartments                Conventional           Electric, Water             0        N/A         N/A
161          Alexander House Apartments                  Conventional        Electric, Water, Sewer         0        N/A         N/A
164          10 East 70th Street, Inc.                    Cooperative                None                   2        N/A         N/A
167          245 East 87th Street Tenants Corp.           Cooperative                 Gas                   2        N/A         N/A
172          Orchard Springs Apartments                  Conventional              Electric                 0        N/A         N/A
173          Mississippi Terrace                         Conventional              Electric                 1        N/A         N/A
176          Sierra Grande Apartments                    Conventional                None                   0         60   $     519
178          Post Alley                                  Conventional              Electric                 1         18   $     779
181          639 Apartments Corp.                         Cooperative                 Gas                   2         1    $   1,750
182          83rd Street Tenants, Inc.                    Cooperative              Electric                 3        N/A         N/A
188          QLS Gardens Apartments                      Conventional              Electric                 0        N/A         N/A
190          Ocean Terrace Owners, Inc.                   Cooperative              Electric                 3         69   $   1,136
196          Treehouse Apartments                        Conventional            Electric, Gas              0        N/A         N/A
198          26 Gramercy Park Owners Corp.                Cooperative            Electric, Gas              2         56   $   1,916
200          The Arbors                                  Conventional        Electric, Water, Sewer         0        N/A         N/A
202a         Melody Lane MHP and Mountain View MHP    Manufactured Housing            N/A                  N/A       N/A         N/A
202b         Wishing Well MHP                         Manufactured Housing            N/A                  N/A       N/A         N/A
205          Linden Hill No. 2 Cooperative Corp.          Cooperative                None                   8        N/A         N/A
209          Skyline Terrace Cooperative, Inc.            Cooperative            Electric, Gas              2        N/A         N/A
211          103 Gedney Street Owners', Inc.              Cooperative              Electric                 2         1    $     750
219          Abbington Crossing III Apartments           Conventional        Electric, Water, Sewer         0        N/A         N/A
221          Old Oak Square Apts                         Conventional              Electric                 0        N/A         N/A
226          40 East 88 Owners, Inc.                      Cooperative            Electric, Gas              4        N/A         N/A
227          510 East 86th Street Owners, Inc.            Cooperative            Electric, Gas              2        N/A         N/A
228          Ten Eighty Apartment Corporation             Cooperative            Electric, Gas              2         7    $     700
235          Evelyn Court Apartment Corp.                 Cooperative              Electric                 0         25   $   1,038
237          Las Villas Apartments                       Conventional                None                   0         1    $     385
247          Harris Garden Apartments                    Conventional         Electric, Gas, Water          0         8    $     400
248          Park East Apartments, Inc.                   Cooperative              Electric                 2         18   $   1,740
249          Suburbia Owners, Inc.                        Cooperative            Electric, Gas              0        N/A         N/A
250          San Marcos MHP                           Manufactured Housing            N/A                  N/A       N/A         N/A
254          Wagon Wheel MHP                          Manufactured Housing            N/A                  N/A       N/A         N/A
255          525 East 82 Owners Corp.                     Cooperative              Electric                 2         22   $   2,100
256          72nd Street East Corporation                 Cooperative            Electric, Gas              4         1    $   1,900

                                                                                    UTILITIES            SUBJECT   SUBJECT  SUBJECT
                                                                                     TENANT               STUDIO     1 BR    1 BR
 #  CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE               PAYS              MAX. RENT   UNITS  AVG. RENT
 -  -------  -------------                             ----------------               ----              ---------   -----  ---------
7k           Hampton Creek Apartments                    Conventional              Electric                   N/A    N/A         N/A
7o           Mid Cajon Apartments                        Conventional              Electric                   N/A     6    $     717
7u           Victoria Towne Square Apartments            Conventional           Electric, Water               N/A     16   $     393
7w           100 Prospect Street                         Conventional              Electric                   N/A     34   $     607
7x           25-27 Imlay Apartments                      Conventional              Electric             $     500     22   $     577
7z           843 Farmington Avenue                       Conventional              Electric                   N/A     15   $     676
 9           Colinas del Sol                             Conventional         Electric, Gas, Water            N/A    328   $     618
24           Carlton Court Apartments                    Conventional              Electric                   N/A    457   $     520
26           Posada Vallarta                             Conventional              Electric                   N/A     97   $     603
30           Cypress Run at Tampa Palms                  Conventional              Electric                   N/A    192   $     640
59           Newport                                     Conventional              Electric                   N/A    232   $     538
69           Rancho Santa Fe                             Conventional              Electric             $     470    120   $     554
71           Limestone Apartments                      Multifamily/Retail  Electric, Gas, Water, Sewer        N/A     20   $   1,317
74           Summerview Apartments                       Conventional            Electric, Gas                N/A     40   $     618
75           28 East 14th Street                         Conventional         Electric, Gas, Water            N/A    N/A         N/A
79           Tall Oaks Apartments                        Conventional        Electric, Water, Sewer           N/A     17   $     655
80           Azalea Ridge Apartments                     Conventional              Electric                   N/A     64   $     575
85           Three Fountains Apartments                  Conventional                None               $   1,575    125   $   1,207
87           Treepoint and Meadows Apartments            Conventional            Electric, Gas          $     450    266   $     447
91           AIMCO Trinity Place Apartments              Conventional         Electic, Gas, Water             N/A     96   $     506
96           Indian Springs                              Conventional              Electric                   N/A    120   $     514
98           501-515 First Street                        Conventional            Electric, Gas                N/A    N/A         N/A
102          Castle Bluff Apartments                     Conventional              Electric             $     478    110   $     524
105          Lakeshore III                               Conventional        Electric, Water, Sewer           N/A     12   $     701
106          Summerlin Ridge Apartments                  Conventional                None                     N/A     48   $     660
107          Coronet Hall Tenants Corp.                   Cooperative            Electric, Gas          $   1,075     87   $   1,228
108          Royal Court Apts.                           Conventional        Electric, Water, Sewer           N/A    N/A         N/A
109          Waterford Place Apartments                  Conventional              Electric                   N/A     78   $     628
110          Woodland Heights Apartments                 Conventional                None                     N/A     72   $     532
115          Oyster Creek Apartments                     Conventional              Electric                   N/A     98   $     454
118          The Court at Northgate                      Conventional        Electric, Water, Sewer           N/A     53   $     662
124          La Residencia &  Bonaventure Apartments     Conventional        Electric, Water, Sewer           N/A     92   $     416
125          111 East 85th Street Owners, Inc.            Cooperative            Electric, Gas          $   1,900     87   $   2,860
127          Tallmadge Oaks Apartments                   Conventional              Electric             $     450     88   $     569
129          Sage Meadows Apartments                     Conventional              Electric                   N/A     80   $     443
133          Dobson Springs Apartments                   Conventional              Electric                   N/A     18   $     582
136          Butterfield House, Inc.                      Cooperative              Electric                   N/A     12   $   3,109
144          The Oaks of Arlington Apartments            Conventional        Electric, Water, Sewer           N/A     41   $     590
148          Woodlands Owners, Inc.                       Cooperative              Electric             $     950     52   $   1,641
152          Crossview Court Apartments                  Conventional        Electric, Water, Sewer     $     425    132   $     474
153          Salem Arms Apartments                       Conventional            Gas, Electric                N/A    N/A         N/A
155          Ski Lodge Apartments                        Conventional              Electric                   N/A     80   $     395
159          Deer Park Gardens Apartments                Conventional           Electric, Water               N/A     87   $     416
161          Alexander House Apartments                  Conventional        Electric, Water, Sewer           N/A    104   $     439
164          10 East 70th Street, Inc.                    Cooperative                None                     N/A     1    $   4,794
167          245 East 87th Street Tenants Corp.           Cooperative                 Gas                     N/A     76   $   3,110
172          Orchard Springs Apartments                  Conventional              Electric                   N/A     42   $     365
173          Mississippi Terrace                         Conventional              Electric                   N/A     81   $     552
176          Sierra Grande Apartments                    Conventional                None               $     975    119   $     638
178          Post Alley                                  Conventional              Electric             $     970     41   $     860
181          639 Apartments Corp.                         Cooperative                 Gas               $   1,750     15   $   2,610
182          83rd Street Tenants, Inc.                    Cooperative              Electric                   N/A     3    $   3,589
188          QLS Gardens Apartments                      Conventional              Electric                   N/A     55   $     491
190          Ocean Terrace Owners, Inc.                   Cooperative              Electric             $   1,250     74   $   1,385
196          Treehouse Apartments                        Conventional            Electric, Gas                N/A    112   $     489
198          26 Gramercy Park Owners Corp.                Cooperative            Electric, Gas          $   2,500     5    $   3,000
200          The Arbors                                  Conventional        Electric, Water, Sewer           N/A     78   $     352
202a         Melody Lane MHP and Mountain View MHP    Manufactured Housing            N/A                     N/A    N/A         N/A
202b         Wishing Well MHP                         Manufactured Housing            N/A                     N/A    N/A         N/A
205          Linden Hill No. 2 Cooperative Corp.          Cooperative                None                     N/A    192   $   1,138
209          Skyline Terrace Cooperative, Inc.            Cooperative            Electric, Gas                N/A     70   $     980
211          103 Gedney Street Owners', Inc.              Cooperative              Electric             $     750     62   $   1,610
219          Abbington Crossing III Apartments           Conventional        Electric, Water, Sewer           N/A    N/A         N/A
221          Old Oak Square Apts                         Conventional              Electric                   N/A     90   $     568
226          40 East 88 Owners, Inc.                      Cooperative            Electric, Gas                N/A     11   $   3,600
227          510 East 86th Street Owners, Inc.            Cooperative            Electric, Gas                N/A     20   $   2,853
228          Ten Eighty Apartment Corporation             Cooperative            Electric, Gas          $     700     2    $   4,550
235          Evelyn Court Apartment Corp.                 Cooperative              Electric             $   1,058     32   $   1,290
237          Las Villas Apartments                       Conventional                None               $     385     83   $     556
247          Harris Garden Apartments                    Conventional         Electric, Gas, Water      $     400     80   $     479
248          Park East Apartments, Inc.                   Cooperative              Electric             $   1,980     17   $   2,200
249          Suburbia Owners, Inc.                        Cooperative            Electric, Gas                N/A     74   $   1,538
250          San Marcos MHP                           Manufactured Housing            N/A                     N/A    N/A         N/A
254          Wagon Wheel MHP                          Manufactured Housing            N/A                     N/A    N/A         N/A
255          525 East 82 Owners Corp.                     Cooperative              Electric             $   2,100     43   $   3,150
256          72nd Street East Corporation                 Cooperative            Electric, Gas          $   1,900    N/A         N/A

                                                                                    UTILITIES            SUBJECT   SUBJECT  SUBJECT
                                                                                     TENANT               1 BR       2 BR    2 BR
 #  CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE               PAYS              MAX. RENT   UNITS  AVG. RENT
 -  -------  -------------                             ----------------               ----              ---------   -----  ---------
7k           Hampton Creek Apartments                    Conventional              Electric                   N/A    100   $     640
7o           Mid Cajon Apartments                        Conventional              Electric             $     725    12    $     938
7u           Victoria Towne Square Apartments            Conventional           Electric, Water         $     415    56    $     491
7w           100 Prospect Street                         Conventional              Electric             $     625    10    $     752
7x           25-27 Imlay Apartments                      Conventional              Electric             $     635     1    $     750
7z           843 Farmington Avenue                       Conventional              Electric             $     725    N/A         N/A
 9           Colinas del Sol                             Conventional         Electric, Gas, Water      $     765    272   $     788
24           Carlton Court Apartments                    Conventional              Electric             $     557    244   $     705
26           Posada Vallarta                             Conventional              Electric             $     682    212   $     736
30           Cypress Run at Tampa Palms                  Conventional              Electric             $     745    156   $     815
59           Newport                                     Conventional              Electric             $     704    76    $     748
69           Rancho Santa Fe                             Conventional              Electric             $     585    120   $     684
71           Limestone Apartments                      Multifamily/Retail  Electric, Gas, Water, Sewer  $   1,500    28    $   1,846
74           Summerview Apartments                       Conventional            Electric, Gas          $     644    144   $     689
75           28 East 14th Street                         Conventional         Electric, Gas, Water            N/A     8    $   4,222
79           Tall Oaks Apartments                        Conventional        Electric, Water, Sewer     $     655    137   $     747
80           Azalea Ridge Apartments                     Conventional              Electric             $     619    120   $     652
85           Three Fountains Apartments                  Conventional                None               $   2,315    55    $   1,754
87           Treepoint and Meadows Apartments            Conventional            Electric, Gas          $     505    126   $     597
91           AIMCO Trinity Place Apartments              Conventional         Electic, Gas, Water       $     559    92    $     685
96           Indian Springs                              Conventional              Electric             $     555    112   $     656
98           501-515 First Street                        Conventional            Electric, Gas                N/A    20    $   2,092
102          Castle Bluff Apartments                     Conventional              Electric             $     600    121   $     640
105          Lakeshore III                               Conventional        Electric, Water, Sewer     $     789    89    $     765
106          Summerlin Ridge Apartments                  Conventional                None               $     670    72    $     776
107          Coronet Hall Tenants Corp.                   Cooperative            Electric, Gas          $   1,480    30    $   1,664
108          Royal Court Apts.                           Conventional        Electric, Water, Sewer           N/A    N/A         N/A
109          Waterford Place Apartments                  Conventional              Electric             $     690    99    $     787
110          Woodland Heights Apartments                 Conventional                None               $     565    72    $     585
115          Oyster Creek Apartments                     Conventional              Electric             $     595    87    $     583
118          The Court at Northgate                      Conventional        Electric, Water, Sewer     $     800    77    $     827
124          La Residencia &  Bonaventure Apartments     Conventional        Electric, Water, Sewer     $     450    140   $     522
125          111 East 85th Street Owners, Inc.            Cooperative            Electric, Gas          $   3,400    41    $   5,598
127          Tallmadge Oaks Apartments                   Conventional              Electric             $     800    98    $     675
129          Sage Meadows Apartments                     Conventional              Electric             $     535    174   $     497
133          Dobson Springs Apartments                   Conventional              Electric             $     625    102   $     665
136          Butterfield House, Inc.                      Cooperative              Electric             $   3,400    62    $   4,520
144          The Oaks of Arlington Apartments            Conventional        Electric, Water, Sewer     $     800    66    $     907
148          Woodlands Owners, Inc.                       Cooperative              Electric             $   1,980    33    $   2,386
152          Crossview Court Apartments                  Conventional        Electric, Water, Sewer     $     535    33    $     627
153          Salem Arms Apartments                       Conventional            Gas, Electric                N/A    36    $     560
155          Ski Lodge Apartments                        Conventional              Electric             $     470    48    $     468
159          Deer Park Gardens Apartments                Conventional           Electric, Water         $     445    99    $     519
161          Alexander House Apartments                  Conventional        Electric, Water, Sewer     $     500    130   $     568
164          10 East 70th Street, Inc.                    Cooperative                None               $   4,794    21    $   8,656
167          245 East 87th Street Tenants Corp.           Cooperative                 Gas               $   3,870    42    $   5,046
172          Orchard Springs Apartments                  Conventional              Electric             $     450    103   $     437
173          Mississippi Terrace                         Conventional              Electric             $     572    22    $     589
176          Sierra Grande Apartments                    Conventional                None               $   1,625    N/A         N/A
178          Post Alley                                  Conventional              Electric             $   1,200    N/A         N/A
181          639 Apartments Corp.                         Cooperative                 Gas               $   3,150    43    $   5,560
182          83rd Street Tenants, Inc.                    Cooperative              Electric             $   3,667    50    $   5,558
188          QLS Gardens Apartments                      Conventional              Electric             $     652    137   $     575
190          Ocean Terrace Owners, Inc.                   Cooperative              Electric             $   1,800    35    $   1,848
196          Treehouse Apartments                        Conventional            Electric, Gas          $     560    64    $     600
198          26 Gramercy Park Owners Corp.                Cooperative            Electric, Gas          $   3,000     8    $   5,000
200          The Arbors                                  Conventional        Electric, Water, Sewer     $     395    106   $     454
202a         Melody Lane MHP and Mountain View MHP    Manufactured Housing            N/A                     N/A    N/A         N/A
202b         Wishing Well MHP                         Manufactured Housing            N/A                     N/A    N/A         N/A
205          Linden Hill No. 2 Cooperative Corp.          Cooperative                None               $   1,138    156   $   1,575
209          Skyline Terrace Cooperative, Inc.            Cooperative            Electric, Gas          $     980    56    $   1,215
211          103 Gedney Street Owners', Inc.              Cooperative              Electric             $   1,610    30    $   2,150
219          Abbington Crossing III Apartments           Conventional        Electric, Water, Sewer           N/A    47    $     732
221          Old Oak Square Apts                         Conventional              Electric             $     625    30    $     700
226          40 East 88 Owners, Inc.                      Cooperative            Electric, Gas          $   4,400    60    $   5,465
227          510 East 86th Street Owners, Inc.            Cooperative            Electric, Gas          $   3,375    45    $   4,209
228          Ten Eighty Apartment Corporation             Cooperative            Electric, Gas          $   4,900    28    $   9,903
235          Evelyn Court Apartment Corp.                 Cooperative              Electric             $   1,500     8    $   2,120
237          Las Villas Apartments                       Conventional                None               $     637    56    $     703
247          Harris Garden Apartments                    Conventional         Electric, Gas, Water      $     500    26    $     587
248          Park East Apartments, Inc.                   Cooperative              Electric             $   2,200    21    $   4,073
249          Suburbia Owners, Inc.                        Cooperative            Electric, Gas          $   1,575    16    $   1,935
250          San Marcos MHP                           Manufactured Housing            N/A                     N/A    N/A         N/A
254          Wagon Wheel MHP                          Manufactured Housing            N/A                     N/A    N/A         N/A
255          525 East 82 Owners Corp.                     Cooperative              Electric             $   3,150    19    $   4,125
256          72nd Street East Corporation                 Cooperative            Electric, Gas                N/A    N/A         N/A

                                                                                    UTILITIES            SUBJECT   SUBJECT  SUBJECT
                                                                                     TENANT                2 BR      3 BR     3 BR
 #  CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE               PAYS              MAX. RENT   UNITS  AVG. RENT
 -  -------  -------------                             ----------------               ----              ---------  -----   --------
7k           Hampton Creek Apartments                    Conventional              Electric             $     650    N/A         N/A
7o           Mid Cajon Apartments                        Conventional              Electric             $     950     4    $   1,179
7u           Victoria Towne Square Apartments            Conventional           Electric, Water         $     575     8    $     628
7w           100 Prospect Street                         Conventional              Electric             $     800    N/A         N/A
7x           25-27 Imlay Apartments                      Conventional              Electric             $     730    N/A         N/A
7z           843 Farmington Avenue                       Conventional              Electric                   N/A    N/A         N/A
 9           Colinas del Sol                             Conventional         Electric, Gas, Water      $     925    152   $   1,021
24           Carlton Court Apartments                    Conventional              Electric             $     728    N/A         N/A
26           Posada Vallarta                             Conventional              Electric             $   1,201     27   $     884
30           Cypress Run at Tampa Palms                  Conventional              Electric             $     970     60   $     930
59           Newport                                     Conventional              Electric             $     850    N/A         N/A
69           Rancho Santa Fe                             Conventional              Electric             $     755    N/A         N/A
71           Limestone Apartments                      Multifamily/Retail  Electric, Gas, Water, Sewer  $   2,400    N/A         N/A
74           Summerview Apartments                       Conventional            Electric, Gas          $     704    N/A         N/A
75           28 East 14th Street                         Conventional         Electric, Gas, Water      $   4,590    N/A         N/A
79           Tall Oaks Apartments                        Conventional        Electric, Water, Sewer     $     800     18   $     850
80           Azalea Ridge Apartments                     Conventional              Electric             $     769     16   $     831
85           Three Fountains Apartments                  Conventional                None               $   2,315    N/A         N/A
87           Treepoint and Meadows Apartments            Conventional            Electric, Gas          $     645    N/A         N/A
91           AIMCO Trinity Place Apartments              Conventional         Electic, Gas, Water       $     779     12   $     805
96           Indian Springs                              Conventional              Electric             $     745    N/A         N/A
98           501-515 First Street                        Conventional            Electric, Gas          $   2,400     10   $   2,990
102          Castle Bluff Apartments                     Conventional              Electric             $     745    N/A         N/A
105          Lakeshore III                               Conventional        Electric, Water, Sewer     $     850     12   $     887
106          Summerlin Ridge Apartments                  Conventional                None               $     855    N/A         N/A
107          Coronet Hall Tenants Corp.                   Cooperative            Electric, Gas          $   1,870    N/A         N/A
108          Royal Court Apts.                           Conventional        Electric, Water, Sewer           N/A     68   $   1,104
109          Waterford Place Apartments                  Conventional              Electric             $     815     12   $     979
110          Woodland Heights Apartments                 Conventional                None               $     605    N/A         N/A
115          Oyster Creek Apartments                     Conventional              Electric             $     760     16   $     728
118          The Court at Northgate                      Conventional        Electric, Water, Sewer     $     975    N/A         N/A
124          La Residencia &  Bonaventure Apartments     Conventional        Electric, Water, Sewer     $     565     12   $     640
125          111 East 85th Street Owners, Inc.            Cooperative            Electric, Gas          $   6,500     18   $   9,275
127          Tallmadge Oaks Apartments                   Conventional              Electric             $     999    N/A         N/A
129          Sage Meadows Apartments                     Conventional              Electric             $     575     8    $     539
133          Dobson Springs Apartments                   Conventional              Electric             $     755    N/A         N/A
136          Butterfield House, Inc.                      Cooperative              Electric             $   5,200     15   $   7,727
144          The Oaks of Arlington Apartments            Conventional        Electric, Water, Sewer     $   1,260    N/A         N/A
148          Woodlands Owners, Inc.                       Cooperative              Electric             $   2,700     23   $   3,026
152          Crossview Court Apartments                  Conventional        Electric, Water, Sewer     $     675    N/A         N/A
153          Salem Arms Apartments                       Conventional            Gas, Electric          $     560    100   $     646
155          Ski Lodge Apartments                        Conventional              Electric             $     515     32   $     512
159          Deer Park Gardens Apartments                Conventional           Electric, Water         $     700     6    $     650
161          Alexander House Apartments                  Conventional        Electric, Water, Sewer     $     705    N/A         N/A
164          10 East 70th Street, Inc.                    Cooperative                None               $  10,000     22   $  13,900
167          245 East 87th Street Tenants Corp.           Cooperative                 Gas               $   6,000    N/A         N/A
172          Orchard Springs Apartments                  Conventional              Electric             $     475     56   $     525
173          Mississippi Terrace                         Conventional              Electric             $     676     10   $     628
176          Sierra Grande Apartments                    Conventional                None                     N/A    N/A         N/A
178          Post Alley                                  Conventional              Electric                   N/A    N/A         N/A
181          639 Apartments Corp.                         Cooperative                 Gas               $   8,100     1    $   9,450
182          83rd Street Tenants, Inc.                    Cooperative              Electric             $   6,435     20   $   7,925
188          QLS Gardens Apartments                      Conventional              Electric             $     923     10   $     706
190          Ocean Terrace Owners, Inc.                   Cooperative              Electric             $   2,200     12   $   2,358
196          Treehouse Apartments                        Conventional            Electric, Gas          $     645    N/A         N/A
198          26 Gramercy Park Owners Corp.                Cooperative            Electric, Gas          $   7,000    N/A         N/A
200          The Arbors                                  Conventional        Electric, Water, Sewer     $     520     16   $     588
202a         Melody Lane MHP and Mountain View MHP    Manufactured Housing            N/A                     N/A    N/A         N/A
202b         Wishing Well MHP                         Manufactured Housing            N/A                     N/A    N/A         N/A
205          Linden Hill No. 2 Cooperative Corp.          Cooperative                None               $   1,575     36   $   1,925
209          Skyline Terrace Cooperative, Inc.            Cooperative            Electric, Gas          $   1,215     14   $   1,540
211          103 Gedney Street Owners', Inc.              Cooperative              Electric             $   2,150     1    $   2,925
219          Abbington Crossing III Apartments           Conventional        Electric, Water, Sewer     $     780    N/A         N/A
221          Old Oak Square Apts                         Conventional              Electric             $     750    N/A         N/A
226          40 East 88 Owners, Inc.                      Cooperative            Electric, Gas          $   8,400     15   $   8,180
227          510 East 86th Street Owners, Inc.            Cooperative            Electric, Gas          $   4,400     22   $   8,532
228          Ten Eighty Apartment Corporation             Cooperative            Electric, Gas          $  30,000     11   $  11,873
235          Evelyn Court Apartment Corp.                 Cooperative              Electric             $   2,120     5    $   2,547
237          Las Villas Apartments                       Conventional                None               $     740    N/A         N/A
247          Harris Garden Apartments                    Conventional         Electric, Gas, Water      $     640    N/A         N/A
248          Park East Apartments, Inc.                   Cooperative              Electric             $   4,680    N/A         N/A
249          Suburbia Owners, Inc.                        Cooperative            Electric, Gas          $   1,935    N/A         N/A
250          San Marcos MHP                           Manufactured Housing            N/A                     N/A    N/A         N/A
254          Wagon Wheel MHP                          Manufactured Housing            N/A                     N/A    N/A         N/A
255          525 East 82 Owners Corp.                     Cooperative              Electric             $   4,125     4    $   6,750
256          72nd Street East Corporation                 Cooperative            Electric, Gas                N/A    N/A         N/A

                                                                                    UTILITIES            SUBJECT   SUBJECT  SUBJECT
                                                                                     TENANT               3 BR       4 BR    4 BR
 #  CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE               PAYS              MAX. RENT   UNITS  AVG. RENT
 -  -------  -------------                             ----------------               ----              ---------   -----  ---------
7k           Hampton Creek Apartments                    Conventional              Electric                   N/A    N/A         N/A
7o           Mid Cajon Apartments                        Conventional              Electric             $   1,190    N/A         N/A
7u           Victoria Towne Square Apartments            Conventional           Electric, Water         $     650    N/A         N/A
7w           100 Prospect Street                         Conventional              Electric                   N/A    N/A         N/A
7x           25-27 Imlay Apartments                      Conventional              Electric                   N/A    N/A         N/A
7z           843 Farmington Avenue                       Conventional              Electric                   N/A    N/A         N/A
 9           Colinas del Sol                             Conventional         Electric, Gas, Water      $   1,625    N/A         N/A
24           Carlton Court Apartments                    Conventional              Electric                   N/A    N/A         N/A
26           Posada Vallarta                             Conventional              Electric             $   1,089    N/A         N/A
30           Cypress Run at Tampa Palms                  Conventional              Electric             $     970    N/A         N/A
59           Newport                                     Conventional              Electric                   N/A    N/A         N/A
69           Rancho Santa Fe                             Conventional              Electric                   N/A    N/A         N/A
71           Limestone Apartments                      Multifamily/Retail  Electric, Gas, Water, Sewer        N/A    N/A         N/A
74           Summerview Apartments                       Conventional            Electric, Gas                N/A    N/A         N/A
75           28 East 14th Street                         Conventional         Electric, Gas, Water            N/A    N/A         N/A
79           Tall Oaks Apartments                        Conventional        Electric, Water, Sewer     $     875    N/A         N/A
80           Azalea Ridge Apartments                     Conventional              Electric             $     885    N/A         N/A
85           Three Fountains Apartments                  Conventional                None                     N/A    N/A         N/A
87           Treepoint and Meadows Apartments            Conventional            Electric, Gas                N/A    N/A         N/A
91           AIMCO Trinity Place Apartments              Conventional         Electic, Gas, Water       $     819    N/A         N/A
96           Indian Springs                              Conventional              Electric                   N/A    N/A         N/A
98           501-515 First Street                        Conventional            Electric, Gas          $   3,100    N/A         N/A
102          Castle Bluff Apartments                     Conventional              Electric                   N/A    N/A         N/A
105          Lakeshore III                               Conventional        Electric, Water, Sewer     $     925    N/A         N/A
106          Summerlin Ridge Apartments                  Conventional                None                     N/A    N/A         N/A
107          Coronet Hall Tenants Corp.                   Cooperative            Electric, Gas                N/A    N/A         N/A
108          Royal Court Apts.                           Conventional        Electric, Water, Sewer     $   1,235    N/A         N/A
109          Waterford Place Apartments                  Conventional              Electric             $     995    N/A         N/A
110          Woodland Heights Apartments                 Conventional                None                     N/A    N/A         N/A
115          Oyster Creek Apartments                     Conventional              Electric             $     775    N/A         N/A
118          The Court at Northgate                      Conventional        Electric, Water, Sewer           N/A    N/A         N/A
124          La Residencia &  Bonaventure Apartments     Conventional        Electric, Water, Sewer     $     680    N/A         N/A
125          111 East 85th Street Owners, Inc.            Cooperative            Electric, Gas          $  12,600     3    $  15,000
127          Tallmadge Oaks Apartments                   Conventional              Electric                   N/A    N/A         N/A
129          Sage Meadows Apartments                     Conventional              Electric             $     715    N/A         N/A
133          Dobson Springs Apartments                   Conventional              Electric                   N/A    N/A         N/A
136          Butterfield House, Inc.                      Cooperative              Electric             $   8,100    15    $   9,600
144          The Oaks of Arlington Apartments            Conventional        Electric, Water, Sewer           N/A    N/A         N/A
148          Woodlands Owners, Inc.                       Cooperative              Electric             $   4,250    N/A         N/A
152          Crossview Court Apartments                  Conventional        Electric, Water, Sewer           N/A    N/A         N/A
153          Salem Arms Apartments                       Conventional            Gas, Electric          $     670    N/A         N/A
155          Ski Lodge Apartments                        Conventional              Electric             $     545    N/A         N/A
159          Deer Park Gardens Apartments                Conventional           Electric, Water         $     670    N/A         N/A
161          Alexander House Apartments                  Conventional        Electric, Water, Sewer           N/A    N/A         N/A
164          10 East 70th Street, Inc.                    Cooperative                None               $  16,100     3    $  16,933
167          245 East 87th Street Tenants Corp.           Cooperative                 Gas                     N/A    N/A         N/A
172          Orchard Springs Apartments                  Conventional              Electric             $     550    N/A         N/A
173          Mississippi Terrace                         Conventional              Electric             $     628    N/A         N/A
176          Sierra Grande Apartments                    Conventional                None                     N/A    N/A         N/A
178          Post Alley                                  Conventional              Electric                   N/A    N/A         N/A
181          639 Apartments Corp.                         Cooperative                 Gas               $   9,450    N/A         N/A
182          83rd Street Tenants, Inc.                    Cooperative              Electric             $   9,000     4    $  11,038
188          QLS Gardens Apartments                      Conventional              Electric             $     900    N/A         N/A
190          Ocean Terrace Owners, Inc.                   Cooperative              Electric             $   2,600    N/A         N/A
196          Treehouse Apartments                        Conventional            Electric, Gas                N/A    N/A         N/A
198          26 Gramercy Park Owners Corp.                Cooperative            Electric, Gas                N/A    N/A         N/A
200          The Arbors                                  Conventional        Electric, Water, Sewer     $     675    N/A         N/A
202a         Melody Lane MHP and Mountain View MHP    Manufactured Housing            N/A                     N/A    N/A         N/A
202b         Wishing Well MHP                         Manufactured Housing            N/A                     N/A    N/A         N/A
205          Linden Hill No. 2 Cooperative Corp.          Cooperative                None               $   1,925    N/A         N/A
209          Skyline Terrace Cooperative, Inc.            Cooperative            Electric, Gas          $   1,540    N/A         N/A
211          103 Gedney Street Owners', Inc.              Cooperative              Electric             $   2,925    N/A         N/A
219          Abbington Crossing III Apartments           Conventional        Electric, Water, Sewer           N/A    N/A         N/A
221          Old Oak Square Apts                         Conventional              Electric                   N/A    N/A         N/A
226          40 East 88 Owners, Inc.                      Cooperative            Electric, Gas          $  10,800    N/A         N/A
227          510 East 86th Street Owners, Inc.            Cooperative            Electric, Gas          $  12,000     2    $  22,500
228          Ten Eighty Apartment Corporation             Cooperative            Electric, Gas          $  16,000     4    $  15,700
235          Evelyn Court Apartment Corp.                 Cooperative              Electric             $   3,050    N/A         N/A
237          Las Villas Apartments                       Conventional                None                     N/A    N/A         N/A
247          Harris Garden Apartments                    Conventional         Electric, Gas, Water            N/A    N/A         N/A
248          Park East Apartments, Inc.                   Cooperative              Electric                   N/A    N/A         N/A
249          Suburbia Owners, Inc.                        Cooperative            Electric, Gas                N/A    N/A         N/A
250          San Marcos MHP                           Manufactured Housing            N/A                     N/A    N/A         N/A
254          Wagon Wheel MHP                          Manufactured Housing            N/A                     N/A    N/A         N/A
255          525 East 82 Owners Corp.                     Cooperative              Electric             $   6,750     1    $   8,625
256          72nd Street East Corporation                 Cooperative            Electric, Gas                N/A     9    $  12,978

                                                                                    UTILITIES            SUBJECT
                                                                                     TENANT               4 BR
 #  CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE               PAYS              MAX. RENT
 -  -------  -------------                             ----------------               ----              ---------
7k           Hampton Creek Apartments                    Conventional              Electric                   N/A
7o           Mid Cajon Apartments                        Conventional              Electric                   N/A
7u           Victoria Towne Square Apartments            Conventional           Electric, Water               N/A
7w           100 Prospect Street                         Conventional              Electric                   N/A
7x           25-27 Imlay Apartments                      Conventional              Electric                   N/A
7z           843 Farmington Avenue                       Conventional              Electric                   N/A
 9           Colinas del Sol                             Conventional         Electric, Gas, Water            N/A
24           Carlton Court Apartments                    Conventional              Electric                   N/A
26           Posada Vallarta                             Conventional              Electric                   N/A
30           Cypress Run at Tampa Palms                  Conventional              Electric                   N/A
59           Newport                                     Conventional              Electric                   N/A
69           Rancho Santa Fe                             Conventional              Electric                   N/A
71           Limestone Apartments                      Multifamily/Retail  Electric, Gas, Water, Sewer        N/A
74           Summerview Apartments                       Conventional            Electric, Gas                N/A
75           28 East 14th Street                         Conventional         Electric, Gas, Water            N/A
79           Tall Oaks Apartments                        Conventional        Electric, Water, Sewer           N/A
80           Azalea Ridge Apartments                     Conventional              Electric                   N/A
85           Three Fountains Apartments                  Conventional                None                     N/A
87           Treepoint and Meadows Apartments            Conventional            Electric, Gas                N/A
91           AIMCO Trinity Place Apartments              Conventional         Electic, Gas, Water             N/A
96           Indian Springs                              Conventional              Electric                   N/A
98           501-515 First Street                        Conventional            Electric, Gas                N/A
102          Castle Bluff Apartments                     Conventional              Electric                   N/A
105          Lakeshore III                               Conventional        Electric, Water, Sewer           N/A
106          Summerlin Ridge Apartments                  Conventional                None                     N/A
107          Coronet Hall Tenants Corp.                   Cooperative            Electric, Gas                N/A
108          Royal Court Apts.                           Conventional        Electric, Water, Sewer           N/A
109          Waterford Place Apartments                  Conventional              Electric                   N/A
110          Woodland Heights Apartments                 Conventional                None                     N/A
115          Oyster Creek Apartments                     Conventional              Electric                   N/A
118          The Court at Northgate                      Conventional        Electric, Water, Sewer           N/A
124          La Residencia &  Bonaventure Apartments     Conventional        Electric, Water, Sewer           N/A
125          111 East 85th Street Owners, Inc.            Cooperative            Electric, Gas          $  16,200
127          Tallmadge Oaks Apartments                   Conventional              Electric                   N/A
129          Sage Meadows Apartments                     Conventional              Electric                   N/A
133          Dobson Springs Apartments                   Conventional              Electric                   N/A
136          Butterfield House, Inc.                      Cooperative              Electric             $  15,000
144          The Oaks of Arlington Apartments            Conventional        Electric, Water, Sewer           N/A
148          Woodlands Owners, Inc.                       Cooperative              Electric                   N/A
152          Crossview Court Apartments                  Conventional        Electric, Water, Sewer           N/A
153          Salem Arms Apartments                       Conventional            Gas, Electric                N/A
155          Ski Lodge Apartments                        Conventional              Electric                   N/A
159          Deer Park Gardens Apartments                Conventional           Electric, Water               N/A
161          Alexander House Apartments                  Conventional        Electric, Water, Sewer           N/A
164          10 East 70th Street, Inc.                    Cooperative                None               $  18,400
167          245 East 87th Street Tenants Corp.           Cooperative                 Gas                     N/A
172          Orchard Springs Apartments                  Conventional              Electric                   N/A
173          Mississippi Terrace                         Conventional              Electric                   N/A
176          Sierra Grande Apartments                    Conventional                None                     N/A
178          Post Alley                                  Conventional              Electric                   N/A
181          639 Apartments Corp.                         Cooperative                 Gas                     N/A
182          83rd Street Tenants, Inc.                    Cooperative              Electric             $  11,875
188          QLS Gardens Apartments                      Conventional              Electric                   N/A
190          Ocean Terrace Owners, Inc.                   Cooperative              Electric                   N/A
196          Treehouse Apartments                        Conventional            Electric, Gas                N/A
198          26 Gramercy Park Owners Corp.                Cooperative            Electric, Gas                N/A
200          The Arbors                                  Conventional        Electric, Water, Sewer           N/A
202a         Melody Lane MHP and Mountain View MHP    Manufactured Housing            N/A                     N/A
202b         Wishing Well MHP                         Manufactured Housing            N/A                     N/A
205          Linden Hill No. 2 Cooperative Corp.          Cooperative                None                     N/A
209          Skyline Terrace Cooperative, Inc.            Cooperative            Electric, Gas                N/A
211          103 Gedney Street Owners', Inc.              Cooperative              Electric                   N/A
219          Abbington Crossing III Apartments           Conventional        Electric, Water, Sewer           N/A
221          Old Oak Square Apts                         Conventional              Electric                   N/A
226          40 East 88 Owners, Inc.                      Cooperative            Electric, Gas                N/A
227          510 East 86th Street Owners, Inc.            Cooperative            Electric, Gas          $  30,000
228          Ten Eighty Apartment Corporation             Cooperative            Electric, Gas          $  17,000
235          Evelyn Court Apartment Corp.                 Cooperative              Electric                   N/A
237          Las Villas Apartments                       Conventional                None                     N/A
247          Harris Garden Apartments                    Conventional         Electric, Gas, Water            N/A
248          Park East Apartments, Inc.                   Cooperative              Electric                   N/A
249          Suburbia Owners, Inc.                        Cooperative            Electric, Gas                N/A
250          San Marcos MHP                           Manufactured Housing            N/A                     N/A
254          Wagon Wheel MHP                          Manufactured Housing            N/A                     N/A
255          525 East 82 Owners Corp.                     Cooperative              Electric             $   8,625
256          72nd Street East Corporation                 Cooperative            Electric, Gas          $  21,600

                              MULTIFAMILY SCHEDULE

                                                                                    UTILITIES                     SUBJECT   SUBJECT
                                                                                     TENANT                 #     STUDIO     STUDIO
 #  CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE               PAYS              ELEVATORS  UNITS   AVG. RENT
 -  -------  -------------                             ----------------               ----              ---------  -----   ---------
258          Patricia Apartments                         Conventional              Electric                0        N/A          N/A
259          Mulberry Acres MHP                       Manufactured Housing            N/A                 N/A       N/A          N/A
260          Stephen Gardens Corp.                        Cooperative            Electric, Gas             0        N/A          N/A
261          Sans Souci Owners Corp.                      Cooperative              Electric                2         7     $   1,043
262          Kent Bentley Apartments, Inc.                Cooperative              Electric                1         19    $     859
264          Savannah Terrace & Square Apartments        Conventional            Electric, Gas             0        N/A          N/A
265          969 Park Avenue                              Cooperative                 CND                  3        N/A          N/A
266          34-15 Properties Ltd.                        Cooperative              Electric                3         28    $     840
269          Littlefield Apartments                      Conventional                None                  1         12    $     660
270   D      NC MHP Portfolio - Pine Terrace          Manufactured Housing            N/A                 N/A       N/A          N/A
271   D      NC MHP Portfolio - Lakeview              Manufactured Housing            N/A                 N/A       N/A          N/A
272          Maple Crest Apartments                      Conventional       Electricity, Water, Sewer      0        N/A          N/A
275          Royal Marc Apartments                       Conventional                None                  1         61    $   1,081
278          Shores of Lake Smith                        Conventional                None                  0        N/A          N/A
280          321 West 90th St. Owners Corp.               Cooperative                 Gas                  2        N/A          N/A
281          Crestwood Manor                              Cooperative                 CND                  0         11    $   1,125
282          Crest Manor Housing Corp                     Cooperative                 CND                  2         12    $     800
284          Bayshore Gardens                             Cooperative                 CND                  8         24    $     900
292          Brookfield Apartments                       Conventional              Electric                0        N/A          N/A
293          Sun Vista Apartments                        Conventional              Electric                0        N/A          N/A
295          929 Park Avenue Apartment Corp.              Cooperative                 Gas                  2        N/A          N/A
296          Heritage Village Townhomes Apartments       Conventional         Electric, Gas, Water         0        N/A          N/A
298          84-20 51st Ave. Owners Inc.                  Cooperative              Electric                1         44    $     844
301          East Rock Tenants                            Cooperative            Electric, Gas             0         15    $     950
307          Bellfort Park Apartments                    Conventional              Electric                0        N/A          N/A
308          194 Riverside Owners Corp.                   Cooperative            Electric, Gas             2        N/A          N/A
309          305 Equities Corp                            Cooperative                 CND                  2         8     $   1,875
310          Rossmoor Leisure Cooperative                 Cooperative                 CND                  0         12    $     850
313          81st Dwellers Inc.                           Cooperative              Electric                2         16    $   1,052
315          Hammondell MHP                           Manufactured Housing            N/A                 N/A       N/A          N/A
318          West 15 Townhouse Corporation                Cooperative              Electric                2        N/A          N/A
319          Palisade Gardens Apartments Corp.            Cooperative              Electric                0        N/A          N/A
321          Green Street Apartments                     Conventional                 CND                  1         19    $   1,343
324          Chancellor Park Apartments                  Conventional                None                  0        N/A          N/A
325          137-05 Franklin Avenue Owners, Inc.          Cooperative              Electric                2         25    $     838
328          Shackleford MHP                          Manufactured Housing            N/A                 N/A       N/A          N/A
331          31 East 12th Street Owners, Inc.             Cooperative            Electric, Gas             2         36    $   1,638
334          25 West 13th St                              Cooperative                 CND                  2        162    $   2,012
336          60 Tenants Corp.                             Cooperative            Electric, Gas             2        N/A          N/A
338          Oaks Mobile Home Park                    Manufactured Housing            N/A                 N/A       N/A          N/A
340          Irving Place Tenant Corp.                    Cooperative            Electric, Gas             1        N/A          N/A
342          16 Canterbury Corp.                          Cooperative              Electric                1         12    $   1,150
343          Pagewood Oval Apartments                    Conventional                None                  0        N/A          N/A
344          Villa Vista MHP                          Manufactured Housing            N/A                 N/A       N/A          N/A
347          Buffington Arms Apartments                  Conventional              Electric                0        N/A          N/A
348          River Glen Tenant Corp                       Cooperative                 CND                  0        N/A          N/A
349          Ferndale Apartments                         Conventional              Electric                0        N/A          N/A
350          Oak Shades MHP                           Manufactured Housing            N/A                 N/A       N/A          N/A
351          Green Acres Mobile Home Park             Manufactured Housing            N/A                 N/A       N/A          N/A
352          Woodview Apartments                         Conventional                None                  0        N/A          N/A
357          Mark Embers Apartments                      Conventional                 CND                  0        N/A          N/A
359          Upper Knollwood Townhouses                  Conventional              Electric                0        N/A          N/A
360          789 West End Avenue                          Cooperative                 CND                  2        N/A          N/A
363          35 East Tenants Corp.                        Cooperative            Electric, Gas             2         8     $   1,100
364          Gibbs Street Apartments                     Conventional            Electric, Gas             0        N/A          N/A
365          Desert Breeze Villas                      Multifamily/Retail        Electric, Gas             0         16    $     557
367          North Ridge Apartments                      Conventional              Electric                0        N/A          N/A
375          University View & Sinclair Apartments       Conventional              Electric                0         11    $     466
376          Desert Point Apartments                     Conventional            Electric, Gas             0        N/A          N/A
378          45-53 Cabrini Owners Corp.                   Cooperative            Electric, Gas             1        N/A          N/A
379          Holiday Home MH-RV Park                  Manufactured Housing            N/A                 N/A       N/A          N/A
380          Oak Square Apartments                       Conventional       Electricity, Water, Sewer      0        N/A          N/A
382          Shepard Lofts                               Conventional         Electric, Gas, Water         0        N/A          N/A
383          838 Greenwich St. Corp.                      Cooperative              Electric                1         14    $   1,838
385          Westwater Commons                            Cooperative              Electric                0        N/A          N/A
386          Parkway Owners Inc                           Cooperative                 CND                  1         1     $     733
387          81-05 Tenants LTD                            Cooperative                 CND                  3         12    $     750
388          Cromwell Apartments                         Conventional            Electric, Gas             0        N/A          N/A
389          11 East 92nd Street Tenants Corp.            Cooperative            Electric, Gas             1         6     $   3,035
390          No. 24 Gramercy Park, Inc.                   Cooperative            Electric, Gas             2         9     $     800
391          100 South Ocean Ave. Realty Corp.            Cooperative            Electric, Gas             1         18    $     907
393          Crosby Square Apartments                    Conventional              Electric                0        N/A          N/A
397          Carolyn Court Owners, Inc.                   Cooperative            Electric, Gas             0         6     $     875
399          Courtland Glen Cooperative, Inc.             Cooperative              Electric                0         1     $     800
400          Country Falls Apartments                    Conventional              Electric                0        N/A          N/A
401          Mayland Manor Apartments                    Conventional              Electric                0        N/A          N/A

                                                                                    UTILITIES            SUBJECT   SUBJECT  SUBJECT
                                                                                     TENANT               STUDIO     1 BR    1 BR
 #  CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE               PAYS              MAX. RENT   UNITS  AVG. RENT
 -  -------  -------------                             ----------------               ----              ---------   -----  ---------
258          Patricia Apartments                         Conventional              Electric                   N/A     9    $     580
259          Mulberry Acres MHP                       Manufactured Housing            N/A                     N/A    N/A         N/A
260          Stephen Gardens Corp.                        Cooperative            Electric, Gas                N/A     12   $   1,043
261          Sans Souci Owners Corp.                      Cooperative              Electric             $   1,050     65   $   1,359
262          Kent Bentley Apartments, Inc.                Cooperative              Electric             $     875     35   $   1,135
264          Savannah Terrace & Square Apartments        Conventional            Electric, Gas                N/A     62   $     411
265          969 Park Avenue                              Cooperative                 CND                     N/A     12   $   5,417
266          34-15 Properties Ltd.                        Cooperative              Electric             $   1,000     61   $   1,160
269          Littlefield Apartments                      Conventional                None               $     750     17   $     892
270   D      NC MHP Portfolio - Pine Terrace          Manufactured Housing            N/A                     N/A    N/A         N/A
271   D      NC MHP Portfolio - Lakeview              Manufactured Housing            N/A                     N/A    N/A         N/A
272          Maple Crest Apartments                      Conventional       Electricity, Water, Sewer         N/A     51   $     387
275          Royal Marc Apartments                       Conventional                None               $   1,565     18   $   1,490
278          Shores of Lake Smith                        Conventional                None                     N/A     16   $     606
280          321 West 90th St. Owners Corp.               Cooperative                 Gas                     N/A     45   $   2,150
281          Crestwood Manor                              Cooperative                 CND               $   1,125     44   $   1,250
282          Crest Manor Housing Corp                     Cooperative                 CND               $     800    120   $   1,000
284          Bayshore Gardens                             Cooperative                 CND               $     900     71   $   1,150
292          Brookfield Apartments                       Conventional              Electric                   N/A     48   $     525
293          Sun Vista Apartments                        Conventional              Electric                   N/A     6    $     588
295          929 Park Avenue Apartment Corp.              Cooperative                 Gas                     N/A     24   $   4,550
296          Heritage Village Townhomes Apartments       Conventional         Electric, Gas, Water            N/A    N/A         N/A
298          84-20 51st Ave. Owners Inc.                  Cooperative              Electric             $     860     19   $   1,059
301          East Rock Tenants                            Cooperative            Electric, Gas          $     950     30   $   1,250
307          Bellfort Park Apartments                    Conventional              Electric                   N/A     26   $     466
308          194 Riverside Owners Corp.                   Cooperative            Electric, Gas                N/A     2    $   2,949
309          305 Equities Corp                            Cooperative                 CND               $   1,875     19   $   3,750
310          Rossmoor Leisure Cooperative                 Cooperative                 CND               $     850     20   $     900
313          81st Dwellers Inc.                           Cooperative              Electric             $   1,275     20   $   2,246
315          Hammondell MHP                           Manufactured Housing            N/A                     N/A    N/A         N/A
318          West 15 Townhouse Corporation                Cooperative              Electric                   N/A     16   $   4,147
319          Palisade Gardens Apartments Corp.            Cooperative              Electric                   N/A     27   $   1,155
321          Green Street Apartments                     Conventional                 CND               $   1,343     9    $   1,571
324          Chancellor Park Apartments                  Conventional                None                     N/A    N/A         N/A
325          137-05 Franklin Avenue Owners, Inc.          Cooperative              Electric             $   1,050     12   $   1,096
328          Shackleford MHP                          Manufactured Housing            N/A                     N/A    N/A         N/A
331          31 East 12th Street Owners, Inc.             Cooperative            Electric, Gas          $   1,750     44   $   2,414
334          25 West 13th St                              Cooperative                 CND               $   2,292     23   $   2,750
336          60 Tenants Corp.                             Cooperative            Electric, Gas                N/A     14   $   2,617
338          Oaks Mobile Home Park                    Manufactured Housing            N/A                     N/A    N/A         N/A
340          Irving Place Tenant Corp.                    Cooperative            Electric, Gas                N/A     4    $   3,620
342          16 Canterbury Corp.                          Cooperative              Electric             $   1,150     20   $   1,536
343          Pagewood Oval Apartments                    Conventional                None                     N/A    N/A         N/A
344          Villa Vista MHP                          Manufactured Housing            N/A                     N/A    N/A         N/A
347          Buffington Arms Apartments                  Conventional              Electric                   N/A    N/A         N/A
348          River Glen Tenant Corp                       Cooperative                 CND                     N/A     19   $   1,080
349          Ferndale Apartments                         Conventional              Electric                   N/A     31   $     577
350          Oak Shades MHP                           Manufactured Housing            N/A                     N/A    N/A         N/A
351          Green Acres Mobile Home Park             Manufactured Housing            N/A                     N/A    N/A         N/A
352          Woodview Apartments                         Conventional                None                     N/A    N/A         N/A
357          Mark Embers Apartments                      Conventional                 CND                     N/A     50   $     609
359          Upper Knollwood Townhouses                  Conventional              Electric                   N/A     10   $     582
360          789 West End Avenue                          Cooperative                 CND                     N/A     11   $   2,997
363          35 East Tenants Corp.                        Cooperative            Electric, Gas          $   1,100     26   $   2,244
364          Gibbs Street Apartments                     Conventional            Electric, Gas                N/A     42   $     430
365          Desert Breeze Villas                      Multifamily/Retail        Electric, Gas          $     600     5    $     674
367          North Ridge Apartments                      Conventional              Electric                   N/A     12   $     468
375          University View & Sinclair Apartments       Conventional              Electric             $     500     19   $     542
376          Desert Point Apartments                     Conventional            Electric, Gas                N/A     16   $     454
378          45-53 Cabrini Owners Corp.                   Cooperative            Electric, Gas                N/A     1    $   1,225
379          Holiday Home MH-RV Park                  Manufactured Housing            N/A                     N/A    N/A         N/A
380          Oak Square Apartments                       Conventional       Electricity, Water, Sewer         N/A    N/A         N/A
382          Shepard Lofts                               Conventional         Electric, Gas, Water            N/A     6    $     942
383          838 Greenwich St. Corp.                      Cooperative              Electric             $   1,838     13   $   2,998
385          Westwater Commons                            Cooperative              Electric                   N/A     26   $     900
386          Parkway Owners Inc                           Cooperative                 CND               $     733     24   $   1,146
387          81-05 Tenants LTD                            Cooperative                 CND               $     750     84   $     936
388          Cromwell Apartments                         Conventional            Electric, Gas                N/A    N/A         N/A
389          11 East 92nd Street Tenants Corp.            Cooperative            Electric, Gas          $   4,200     1    $   4,000
390          No. 24 Gramercy Park, Inc.                   Cooperative            Electric, Gas          $     800     2    $   2,910
391          100 South Ocean Ave. Realty Corp.            Cooperative            Electric, Gas          $     913     36   $   1,156
393          Crosby Square Apartments                    Conventional              Electric                   N/A     8    $     473
397          Carolyn Court Owners, Inc.                   Cooperative            Electric, Gas          $     875     19   $   1,188
399          Courtland Glen Cooperative, Inc.             Cooperative              Electric             $     800     40   $   1,005
400          Country Falls Apartments                    Conventional              Electric                   N/A     4    $     349
401          Mayland Manor Apartments                    Conventional              Electric                   N/A     25   $     617

                                                                                    UTILITIES            SUBJECT   SUBJECT  SUBJECT
                                                                                     TENANT               1 BR       2 BR    2 BR
 #  CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE               PAYS              MAX. RENT   UNITS  AVG. RENT
 -  -------  -------------                             ----------------               ----              ---------   -----  ---------
258          Patricia Apartments                         Conventional              Electric             $     580    45    $     706
259          Mulberry Acres MHP                       Manufactured Housing            N/A                     N/A    N/A         N/A
260          Stephen Gardens Corp.                        Cooperative            Electric, Gas          $   1,170    65    $   1,214
261          Sans Souci Owners Corp.                      Cooperative              Electric             $   1,470    53    $   1,792
262          Kent Bentley Apartments, Inc.                Cooperative              Electric             $   1,225    12    $   1,488
264          Savannah Terrace & Square Apartments        Conventional            Electric, Gas          $     464    28    $     494
265          969 Park Avenue                              Cooperative                 CND               $   5,417    23    $   8,370
266          34-15 Properties Ltd.                        Cooperative              Electric             $   1,225    71    $   1,430
269          Littlefield Apartments                      Conventional                None               $   1,200     1    $   1,595
270   D      NC MHP Portfolio - Pine Terrace          Manufactured Housing            N/A                     N/A    N/A         N/A
271   D      NC MHP Portfolio - Lakeview              Manufactured Housing            N/A                     N/A    N/A         N/A
272          Maple Crest Apartments                      Conventional       Electricity, Water, Sewer   $     395    89    $     495
275          Royal Marc Apartments                       Conventional                None               $   1,695    N/A         N/A
278          Shores of Lake Smith                        Conventional                None               $     640    32    $     717
280          321 West 90th St. Owners Corp.               Cooperative                 Gas               $   2,400     3    $   3,538
281          Crestwood Manor                              Cooperative                 CND               $   1,250    71    $   1,600
282          Crest Manor Housing Corp                     Cooperative                 CND               $   1,000    24    $   1,300
284          Bayshore Gardens                             Cooperative                 CND               $   1,150    60    $   1,300
292          Brookfield Apartments                       Conventional              Electric             $     555    72    $     592
293          Sun Vista Apartments                        Conventional              Electric             $     600    42    $     666
295          929 Park Avenue Apartment Corp.              Cooperative                 Gas               $   5,250    13    $   5,988
296          Heritage Village Townhomes Apartments       Conventional         Electric, Gas, Water            N/A    28    $     853
298          84-20 51st Ave. Owners Inc.                  Cooperative              Electric             $   1,190    12    $   1,450
301          East Rock Tenants                            Cooperative            Electric, Gas          $   1,250    27    $   1,400
307          Bellfort Park Apartments                    Conventional              Electric             $     466    38    $     580
308          194 Riverside Owners Corp.                   Cooperative            Electric, Gas          $   2,949    24    $   4,605
309          305 Equities Corp                            Cooperative                 CND               $   3,750    13    $   4,744
310          Rossmoor Leisure Cooperative                 Cooperative                 CND               $     900    126   $   1,120
313          81st Dwellers Inc.                           Cooperative              Electric             $   2,700    17    $   3,237
315          Hammondell MHP                           Manufactured Housing            N/A                     N/A    N/A         N/A
318          West 15 Townhouse Corporation                Cooperative              Electric             $   4,388    32    $   6,020
319          Palisade Gardens Apartments Corp.            Cooperative              Electric             $   1,155    25    $   1,350
321          Green Street Apartments                     Conventional                 CND               $   1,571    N/A         N/A
324          Chancellor Park Apartments                  Conventional                None                     N/A    18    $     858
325          137-05 Franklin Avenue Owners, Inc.          Cooperative              Electric             $   1,200    47    $   1,585
328          Shackleford MHP                          Manufactured Housing            N/A                     N/A    N/A         N/A
331          31 East 12th Street Owners, Inc.             Cooperative            Electric, Gas          $   3,000     1    $   1,331
334          25 West 13th St                              Cooperative                 CND               $   2,750    N/A         N/A
336          60 Tenants Corp.                             Cooperative            Electric, Gas          $   2,713    54    $   5,300
338          Oaks Mobile Home Park                    Manufactured Housing            N/A                     N/A    N/A         N/A
340          Irving Place Tenant Corp.                    Cooperative            Electric, Gas          $   4,167     7    $   5,051
342          16 Canterbury Corp.                          Cooperative              Electric             $   1,610     7    $   2,250
343          Pagewood Oval Apartments                    Conventional                None                     N/A    30    $     811
344          Villa Vista MHP                          Manufactured Housing            N/A                     N/A    N/A         N/A
347          Buffington Arms Apartments                  Conventional              Electric                   N/A    49    $     537
348          River Glen Tenant Corp                       Cooperative                 CND               $   1,150    15    $   1,296
349          Ferndale Apartments                         Conventional              Electric             $     580     6    $     670
350          Oak Shades MHP                           Manufactured Housing            N/A                     N/A    N/A         N/A
351          Green Acres Mobile Home Park             Manufactured Housing            N/A                     N/A    N/A         N/A
352          Woodview Apartments                         Conventional                None                     N/A    36    $     551
357          Mark Embers Apartments                      Conventional                 CND               $     735     4    $     875
359          Upper Knollwood Townhouses                  Conventional              Electric             $     582    30    $     694
360          789 West End Avenue                          Cooperative                 CND               $   2,997     8    $   3,663
363          35 East Tenants Corp.                        Cooperative            Electric, Gas          $   2,800     8    $   2,215
364          Gibbs Street Apartments                     Conventional            Electric, Gas          $     450    N/A         N/A
365          Desert Breeze Villas                      Multifamily/Retail        Electric, Gas          $     710    N/A         N/A
367          North Ridge Apartments                      Conventional              Electric             $     525    24    $     561
375          University View & Sinclair Apartments       Conventional              Electric             $     550     3    $     725
376          Desert Point Apartments                     Conventional            Electric, Gas          $     474    16    $     579
378          45-53 Cabrini Owners Corp.                   Cooperative            Electric, Gas          $   1,225    18    $   1,274
379          Holiday Home MH-RV Park                  Manufactured Housing            N/A                     N/A    N/A         N/A
380          Oak Square Apartments                       Conventional       Electricity, Water, Sewer         N/A    24    $     800
382          Shepard Lofts                               Conventional         Electric, Gas, Water      $   1,100     6    $   1,479
383          838 Greenwich St. Corp.                      Cooperative              Electric             $   3,300     1    $   5,635
385          Westwater Commons                            Cooperative              Electric             $     900    33    $   1,200
386          Parkway Owners Inc                           Cooperative                 CND               $   1,283    20    $   1,531
387          81-05 Tenants LTD                            Cooperative                 CND               $     950    29    $   1,200
388          Cromwell Apartments                         Conventional            Electric, Gas                N/A    36    $     500
389          11 East 92nd Street Tenants Corp.            Cooperative            Electric, Gas          $   4,000     1    $   5,750
390          No. 24 Gramercy Park, Inc.                   Cooperative            Electric, Gas          $   2,910     3    $   3,880
391          100 South Ocean Ave. Realty Corp.            Cooperative            Electric, Gas          $   1,225    22    $   1,373
393          Crosby Square Apartments                    Conventional              Electric             $     480    24    $     575
397          Carolyn Court Owners, Inc.                   Cooperative            Electric, Gas          $   1,225     8    $   1,532
399          Courtland Glen Cooperative, Inc.             Cooperative              Electric             $   1,050     2    $   1,275
400          Country Falls Apartments                    Conventional              Electric             $     365    28    $     427

                                                                                    UTILITIES            SUBJECT   SUBJECT  SUBJECT
                                                                                     TENANT                2 BR      3 BR     3 BR
 #  CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE               PAYS              MAX. RENT   UNITS  AVG. RENT
 -  -------  -------------                             ----------------               ----              ---------  -----   --------
258          Patricia Apartments                         Conventional              Electric             $     725    N/A         N/A
259          Mulberry Acres MHP                       Manufactured Housing            N/A                     N/A    N/A         N/A
260          Stephen Gardens Corp.                        Cooperative            Electric, Gas          $   1,700     11   $     990
261          Sans Souci Owners Corp.                      Cooperative              Electric             $   2,100     5    $   2,688
262          Kent Bentley Apartments, Inc.                Cooperative              Electric             $   1,575    N/A         N/A
264          Savannah Terrace & Square Apartments        Conventional            Electric, Gas          $     549    N/A         N/A
265          969 Park Avenue                              Cooperative                 CND               $   8,370     33   $  17,153
266          34-15 Properties Ltd.                        Cooperative              Electric             $   1,575    N/A         N/A
269          Littlefield Apartments                      Conventional                None               $   1,595    N/A         N/A
270   D      NC MHP Portfolio - Pine Terrace          Manufactured Housing            N/A                     N/A    N/A         N/A
271   D      NC MHP Portfolio - Lakeview              Manufactured Housing            N/A                     N/A    N/A         N/A
272          Maple Crest Apartments                      Conventional       Electricity, Water, Sewer   $     495    N/A         N/A
275          Royal Marc Apartments                       Conventional                None                     N/A    N/A         N/A
278          Shores of Lake Smith                        Conventional                None               $     830     15   $     738
280          321 West 90th St. Owners Corp.               Cooperative                 Gas               $   4,700     2    $   4,998
281          Crestwood Manor                              Cooperative                 CND               $   1,600    N/A         N/A
282          Crest Manor Housing Corp                     Cooperative                 CND               $   1,300    N/A         N/A
284          Bayshore Gardens                             Cooperative                 CND               $   1,300    N/A         N/A
292          Brookfield Apartments                       Conventional              Electric             $     699    N/A         N/A
293          Sun Vista Apartments                        Conventional              Electric             $     750     13   $     825
295          929 Park Avenue Apartment Corp.              Cooperative                 Gas               $   7,000     1    $  18,000
296          Heritage Village Townhomes Apartments       Conventional         Electric, Gas, Water      $     975     8    $     988
298          84-20 51st Ave. Owners Inc.                  Cooperative              Electric             $   1,530    N/A         N/A
301          East Rock Tenants                            Cooperative            Electric, Gas          $   1,400     2    $   1,600
307          Bellfort Park Apartments                    Conventional              Electric             $     580    N/A         N/A
308          194 Riverside Owners Corp.                   Cooperative            Electric, Gas          $   5,250     12   $   4,603
309          305 Equities Corp                            Cooperative                 CND               $   5,000     6    $   7,222
310          Rossmoor Leisure Cooperative                 Cooperative                 CND               $   1,225    N/A         N/A
313          81st Dwellers Inc.                           Cooperative              Electric             $   4,500     5    $   8,820
315          Hammondell MHP                           Manufactured Housing            N/A                     N/A    N/A         N/A
318          West 15 Townhouse Corporation                Cooperative              Electric             $   6,563     10   $   8,967
319          Palisade Gardens Apartments Corp.            Cooperative              Electric             $   1,350     7    $   1,760
321          Green Street Apartments                     Conventional                 CND                     N/A     1    $   1,595
324          Chancellor Park Apartments                  Conventional                None               $     870     6    $   1,260
325          137-05 Franklin Avenue Owners, Inc.          Cooperative              Electric             $   1,800     25   $   2,101
328          Shackleford MHP                          Manufactured Housing            N/A                     N/A    N/A         N/A
331          31 East 12th Street Owners, Inc.             Cooperative            Electric, Gas          $   3,200    N/A         N/A
334          25 West 13th St                              Cooperative                 CND                     N/A    N/A         N/A
336          60 Tenants Corp.                             Cooperative            Electric, Gas          $   7,700     4    $   7,000
338          Oaks Mobile Home Park                    Manufactured Housing            N/A                     N/A    N/A         N/A
340          Irving Place Tenant Corp.                    Cooperative            Electric, Gas          $   5,438     1    $  11,042
342          16 Canterbury Corp.                          Cooperative              Electric             $   2,250     3    $   3,010
343          Pagewood Oval Apartments                    Conventional                None               $     835    N/A         N/A
344          Villa Vista MHP                          Manufactured Housing            N/A                     N/A    N/A         N/A
347          Buffington Arms Apartments                  Conventional              Electric             $     550    N/A         N/A
348          River Glen Tenant Corp                       Cooperative                 CND               $   1,463    N/A         N/A
349          Ferndale Apartments                         Conventional              Electric             $     670    N/A         N/A
350          Oak Shades MHP                           Manufactured Housing            N/A                     N/A    N/A         N/A
351          Green Acres Mobile Home Park             Manufactured Housing            N/A                     N/A    N/A         N/A
352          Woodview Apartments                         Conventional                None               $     600    N/A         N/A
357          Mark Embers Apartments                      Conventional                 CND               $     900    N/A         N/A
359          Upper Knollwood Townhouses                  Conventional              Electric             $     741     10   $     816
360          789 West End Avenue                          Cooperative                 CND               $   3,663     44   $   6,121
363          35 East Tenants Corp.                        Cooperative            Electric, Gas          $   3,500    N/A         N/A
364          Gibbs Street Apartments                     Conventional            Electric, Gas                N/A    N/A         N/A
365          Desert Breeze Villas                      Multifamily/Retail        Electric, Gas                N/A     1    $     950
367          North Ridge Apartments                      Conventional              Electric             $     600    N/A         N/A
375          University View & Sinclair Apartments       Conventional              Electric             $     750    N/A         N/A
376          Desert Point Apartments                     Conventional            Electric, Gas          $     609    N/A         N/A
378          45-53 Cabrini Owners Corp.                   Cooperative            Electric, Gas          $   1,575     17   $   1,230
379          Holiday Home MH-RV Park                  Manufactured Housing            N/A                     N/A    N/A         N/A
380          Oak Square Apartments                       Conventional       Electricity, Water, Sewer   $     800    N/A         N/A
382          Shepard Lofts                               Conventional         Electric, Gas, Water      $   1,800    N/A         N/A
383          838 Greenwich St. Corp.                      Cooperative              Electric             $   5,635    N/A         N/A
385          Westwater Commons                            Cooperative              Electric             $   1,200     6    $   1,600
386          Parkway Owners Inc                           Cooperative                 CND               $   1,650     5    $   1,833
387          81-05 Tenants LTD                            Cooperative                 CND               $   1,200    N/A         N/A
388          Cromwell Apartments                         Conventional            Electric, Gas          $     535    N/A         N/A
389          11 East 92nd Street Tenants Corp.            Cooperative            Electric, Gas          $   5,750    N/A         N/A
390          No. 24 Gramercy Park, Inc.                   Cooperative            Electric, Gas          $   3,880     14   $   4,850
391          100 South Ocean Ave. Realty Corp.            Cooperative            Electric, Gas          $   1,500    N/A         N/A
393          Crosby Square Apartments                    Conventional              Electric             $     580    N/A         N/A
397          Carolyn Court Owners, Inc.                   Cooperative            Electric, Gas          $   2,280    N/A         N/A
399          Courtland Glen Cooperative, Inc.             Cooperative              Electric             $   1,300    N/A         N/A
400          Country Falls Apartments                    Conventional              Electric             $     460    N/A         N/A

                                                                                    UTILITIES            SUBJECT   SUBJECT  SUBJECT
                                                                                     TENANT               3 BR       4 BR    4 BR
 #  CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE               PAYS              MAX. RENT   UNITS  AVG. RENT
 -  -------  -------------                             ----------------               ----              ---------   -----  ---------
258          Patricia Apartments                         Conventional              Electric                   N/A    N/A         N/A
259          Mulberry Acres MHP                       Manufactured Housing            N/A                     N/A    N/A         N/A
260          Stephen Gardens Corp.                        Cooperative            Electric, Gas          $   1,550    N/A         N/A
261          Sans Souci Owners Corp.                      Cooperative              Electric             $   3,150    N/A         N/A
262          Kent Bentley Apartments, Inc.                Cooperative              Electric                   N/A    N/A         N/A
264          Savannah Terrace & Square Apartments        Conventional            Electric, Gas                N/A    N/A         N/A
265          969 Park Avenue                              Cooperative                 CND               $  17,153    N/A         N/A
266          34-15 Properties Ltd.                        Cooperative              Electric                   N/A    N/A         N/A
269          Littlefield Apartments                      Conventional                None                     N/A    N/A         N/A
270   D      NC MHP Portfolio - Pine Terrace          Manufactured Housing            N/A                     N/A    N/A         N/A
271   D      NC MHP Portfolio - Lakeview              Manufactured Housing            N/A                     N/A    N/A         N/A
272          Maple Crest Apartments                      Conventional       Electricity, Water, Sewer         N/A    N/A         N/A
275          Royal Marc Apartments                       Conventional                None                     N/A    N/A         N/A
278          Shores of Lake Smith                        Conventional                None               $     885    N/A         N/A
280          321 West 90th St. Owners Corp.               Cooperative                 Gas               $   5,500    N/A         N/A
281          Crestwood Manor                              Cooperative                 CND                     N/A    N/A         N/A
282          Crest Manor Housing Corp                     Cooperative                 CND                     N/A    N/A         N/A
284          Bayshore Gardens                             Cooperative                 CND                     N/A    N/A         N/A
292          Brookfield Apartments                       Conventional              Electric                   N/A    N/A         N/A
293          Sun Vista Apartments                        Conventional              Electric             $   1,000    N/A         N/A
295          929 Park Avenue Apartment Corp.              Cooperative                 Gas               $  18,000    N/A         N/A
296          Heritage Village Townhomes Apartments       Conventional         Electric, Gas, Water      $   1,050    N/A         N/A
298          84-20 51st Ave. Owners Inc.                  Cooperative              Electric                   N/A    N/A         N/A
301          East Rock Tenants                            Cooperative            Electric, Gas          $   1,600    N/A         N/A
307          Bellfort Park Apartments                    Conventional              Electric                   N/A    N/A         N/A
308          194 Riverside Owners Corp.                   Cooperative            Electric, Gas          $   6,498    N/A         N/A
309          305 Equities Corp                            Cooperative                 CND               $   7,500    N/A         N/A
310          Rossmoor Leisure Cooperative                 Cooperative                 CND                     N/A    N/A         N/A
313          81st Dwellers Inc.                           Cooperative              Electric             $  10,500     2    $  15,300
315          Hammondell MHP                           Manufactured Housing            N/A                     N/A    N/A         N/A
318          West 15 Townhouse Corporation                Cooperative              Electric             $   9,788     2    $  10,438
319          Palisade Gardens Apartments Corp.            Cooperative              Electric             $   1,760    N/A         N/A
321          Green Street Apartments                     Conventional                 CND               $   1,595    N/A         N/A
324          Chancellor Park Apartments                  Conventional                None               $   1,260    N/A         N/A
325          137-05 Franklin Avenue Owners, Inc.          Cooperative              Electric             $   2,600    N/A         N/A
328          Shackleford MHP                          Manufactured Housing            N/A                     N/A    N/A         N/A
331          31 East 12th Street Owners, Inc.             Cooperative            Electric, Gas                N/A    N/A         N/A
334          25 West 13th St                              Cooperative                 CND                     N/A    N/A         N/A
336          60 Tenants Corp.                             Cooperative            Electric, Gas          $   7,000     2    $  13,475
338          Oaks Mobile Home Park                    Manufactured Housing            N/A                     N/A    N/A         N/A
340          Irving Place Tenant Corp.                    Cooperative            Electric, Gas          $  11,042    N/A         N/A
342          16 Canterbury Corp.                          Cooperative              Electric             $   3,010    N/A         N/A
343          Pagewood Oval Apartments                    Conventional                None                     N/A    N/A         N/A
344          Villa Vista MHP                          Manufactured Housing            N/A                     N/A    N/A         N/A
347          Buffington Arms Apartments                  Conventional              Electric                   N/A    N/A         N/A
348          River Glen Tenant Corp                       Cooperative                 CND                     N/A    N/A         N/A
349          Ferndale Apartments                         Conventional              Electric                   N/A    N/A         N/A
350          Oak Shades MHP                           Manufactured Housing            N/A                     N/A    N/A         N/A
351          Green Acres Mobile Home Park             Manufactured Housing            N/A                     N/A    N/A         N/A
352          Woodview Apartments                         Conventional                None                     N/A    N/A         N/A
357          Mark Embers Apartments                      Conventional                 CND                     N/A    N/A         N/A
359          Upper Knollwood Townhouses                  Conventional              Electric             $     863    N/A         N/A
360          789 West End Avenue                          Cooperative                 CND               $   6,121    N/A         N/A
363          35 East Tenants Corp.                        Cooperative            Electric, Gas                N/A    N/A         N/A
364          Gibbs Street Apartments                     Conventional            Electric, Gas                N/A    N/A         N/A
365          Desert Breeze Villas                      Multifamily/Retail        Electric, Gas          $     950    N/A         N/A
367          North Ridge Apartments                      Conventional              Electric                   N/A    N/A         N/A
375          University View & Sinclair Apartments       Conventional              Electric                   N/A    N/A         N/A
376          Desert Point Apartments                     Conventional            Electric, Gas                N/A    N/A         N/A
378          45-53 Cabrini Owners Corp.                   Cooperative            Electric, Gas          $   1,750     6    $   1,544
379          Holiday Home MH-RV Park                  Manufactured Housing            N/A                     N/A    N/A         N/A
380          Oak Square Apartments                       Conventional       Electricity, Water, Sewer         N/A    N/A         N/A
382          Shepard Lofts                               Conventional         Electric, Gas, Water            N/A    N/A         N/A
383          838 Greenwich St. Corp.                      Cooperative              Electric                   N/A    N/A         N/A
385          Westwater Commons                            Cooperative              Electric             $   1,600    N/A         N/A
386          Parkway Owners Inc                           Cooperative                 CND               $   1,833    N/A         N/A
387          81-05 Tenants LTD                            Cooperative                 CND                     N/A    N/A         N/A
388          Cromwell Apartments                         Conventional            Electric, Gas                N/A    N/A         N/A
389          11 East 92nd Street Tenants Corp.            Cooperative            Electric, Gas                N/A    N/A         N/A
390          No. 24 Gramercy Park, Inc.                   Cooperative            Electric, Gas          $  13,800    N/A         N/A
391          100 South Ocean Ave. Realty Corp.            Cooperative            Electric, Gas                N/A    N/A         N/A
393          Crosby Square Apartments                    Conventional              Electric                   N/A    N/A         N/A
397          Carolyn Court Owners, Inc.                   Cooperative            Electric, Gas                N/A    N/A         N/A
399          Courtland Glen Cooperative, Inc.             Cooperative              Electric                   N/A    N/A         N/A
400          Country Falls Apartments                    Conventional              Electric                   N/A    N/A         N/A
401          Mayland Manor Apartments                    Conventional              Electric                   N/A    N/A         N/A

                                                                                    UTILITIES            SUBJECT
                                                                                     TENANT               4 BR
 #  CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE               PAYS              MAX. RENT
 -  -------  -------------                             ----------------               ----              ---------
258          Patricia Apartments                         Conventional              Electric                   N/A
259          Mulberry Acres MHP                       Manufactured Housing            N/A                     N/A
260          Stephen Gardens Corp.                        Cooperative            Electric, Gas                N/A
261          Sans Souci Owners Corp.                      Cooperative              Electric                   N/A
262          Kent Bentley Apartments, Inc.                Cooperative              Electric                   N/A
264          Savannah Terrace & Square Apartments        Conventional            Electric, Gas                N/A
265          969 Park Avenue                              Cooperative                 CND                     N/A
266          34-15 Properties Ltd.                        Cooperative              Electric                   N/A
269          Littlefield Apartments                      Conventional                None                     N/A
270   D      NC MHP Portfolio - Pine Terrace          Manufactured Housing            N/A                     N/A
271   D      NC MHP Portfolio - Lakeview              Manufactured Housing            N/A                     N/A
272          Maple Crest Apartments                      Conventional       Electricity, Water, Sewer         N/A
275          Royal Marc Apartments                       Conventional                None                     N/A
278          Shores of Lake Smith                        Conventional                None                     N/A
280          321 West 90th St. Owners Corp.               Cooperative                 Gas                     N/A
281          Crestwood Manor                              Cooperative                 CND                     N/A
282          Crest Manor Housing Corp                     Cooperative                 CND                     N/A
284          Bayshore Gardens                             Cooperative                 CND                     N/A
292          Brookfield Apartments                       Conventional              Electric                   N/A
293          Sun Vista Apartments                        Conventional              Electric                   N/A
295          929 Park Avenue Apartment Corp.              Cooperative                 Gas                     N/A
296          Heritage Village Townhomes Apartments       Conventional         Electric, Gas, Water            N/A
298          84-20 51st Ave. Owners Inc.                  Cooperative              Electric                   N/A
301          East Rock Tenants                            Cooperative            Electric, Gas                N/A
307          Bellfort Park Apartments                    Conventional              Electric                   N/A
308          194 Riverside Owners Corp.                   Cooperative            Electric, Gas                N/A
309          305 Equities Corp                            Cooperative                 CND                     N/A
310          Rossmoor Leisure Cooperative                 Cooperative                 CND                     N/A
313          81st Dwellers Inc.                           Cooperative              Electric             $  15,300
315          Hammondell MHP                           Manufactured Housing            N/A                     N/A
318          West 15 Townhouse Corporation                Cooperative              Electric             $  12,911
319          Palisade Gardens Apartments Corp.            Cooperative              Electric                   N/A
321          Green Street Apartments                     Conventional                 CND                     N/A
324          Chancellor Park Apartments                  Conventional                None                     N/A
325          137-05 Franklin Avenue Owners, Inc.          Cooperative              Electric                   N/A
328          Shackleford MHP                          Manufactured Housing            N/A                     N/A
331          31 East 12th Street Owners, Inc.             Cooperative            Electric, Gas                N/A
334          25 West 13th St                              Cooperative                 CND                     N/A
336          60 Tenants Corp.                             Cooperative            Electric, Gas          $  13,750
338          Oaks Mobile Home Park                    Manufactured Housing            N/A                     N/A
340          Irving Place Tenant Corp.                    Cooperative            Electric, Gas                N/A
342          16 Canterbury Corp.                          Cooperative              Electric                   N/A
343          Pagewood Oval Apartments                    Conventional                None                     N/A
344          Villa Vista MHP                          Manufactured Housing            N/A                     N/A
347          Buffington Arms Apartments                  Conventional              Electric                   N/A
348          River Glen Tenant Corp                       Cooperative                 CND                     N/A
349          Ferndale Apartments                         Conventional              Electric                   N/A
350          Oak Shades MHP                           Manufactured Housing            N/A                     N/A
351          Green Acres Mobile Home Park             Manufactured Housing            N/A                     N/A
352          Woodview Apartments                         Conventional                None                     N/A
357          Mark Embers Apartments                      Conventional                 CND                     N/A
359          Upper Knollwood Townhouses                  Conventional              Electric                   N/A
360          789 West End Avenue                          Cooperative                 CND                     N/A
363          35 East Tenants Corp.                        Cooperative            Electric, Gas                N/A
364          Gibbs Street Apartments                     Conventional            Electric, Gas                N/A
365          Desert Breeze Villas                      Multifamily/Retail        Electric, Gas                N/A
367          North Ridge Apartments                      Conventional              Electric                   N/A
375          University View & Sinclair Apartments       Conventional              Electric                   N/A
376          Desert Point Apartments                     Conventional            Electric, Gas                N/A
378          45-53 Cabrini Owners Corp.                   Cooperative            Electric, Gas          $   2,280
379          Holiday Home MH-RV Park                  Manufactured Housing            N/A                     N/A
380          Oak Square Apartments                       Conventional       Electricity, Water, Sewer         N/A
382          Shepard Lofts                               Conventional         Electric, Gas, Water            N/A
383          838 Greenwich St. Corp.                      Cooperative              Electric                   N/A
385          Westwater Commons                            Cooperative              Electric                   N/A
386          Parkway Owners Inc                           Cooperative                 CND                     N/A
387          81-05 Tenants LTD                            Cooperative                 CND                     N/A
388          Cromwell Apartments                         Conventional            Electric, Gas                N/A
389          11 East 92nd Street Tenants Corp.            Cooperative            Electric, Gas                N/A
390          No. 24 Gramercy Park, Inc.                   Cooperative            Electric, Gas                N/A
391          100 South Ocean Ave. Realty Corp.            Cooperative            Electric, Gas                N/A
393          Crosby Square Apartments                    Conventional              Electric                   N/A
397          Carolyn Court Owners, Inc.                   Cooperative            Electric, Gas                N/A
399          Courtland Glen Cooperative, Inc.             Cooperative              Electric                   N/A
400          Country Falls Apartments                    Conventional              Electric                   N/A
401          Mayland Manor Apartments                    Conventional              Electric                   N/A

                              MULTIFAMILY SCHEDULE

                                                                                    UTILITIES                     SUBJECT   SUBJECT
                                                                                     TENANT                 #     STUDIO     STUDIO
 #  CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE               PAYS              ELEVATORS  UNITS   AVG. RENT
 -  -------  -------------                             ----------------               ----              ---------  -----   ---------
402          3755 Owners Ltd.                             Cooperative              Electric                2         1     $     800
403          Jeffersonian Jay Street Corp.                Cooperative              Electric                1        N/A          N/A
404          3206 Ellwood Avenue Apartments              Conventional            Electic, Gas              0        N/A          N/A
405          Anthony and Garden Apartments               Conventional              Electric                0        N/A          N/A
407          Oxford Gardens                               Cooperative              Electric                2        N/A          N/A
408          920 Fifth Avenue Corp                        Cooperative                 CND                  3        N/A          N/A
409          431 West 54th Street, Inc.                   Cooperative              Electric                0         5     $   1,176
410          Jefferson Apartments                        Conventional            Electric, Gas             0        N/A          N/A
411          Charlton Cooperative Corp.                   Cooperative              Electric                1        N/A          N/A
412          80/Columbus Owners Corp.                     Cooperative              Electric                0         1     $   1,140
413          204-206 Owners Corp.                         Cooperative            Electric, Gas             0         8     $   1,350
414          Fumoha Development Corp.                     Cooperative            Electric, Gas             1        N/A          N/A
415          1608 Ocean Parkway Owners Corp.              Cooperative              Electric                1         16    $     900
416          Phosphorus Crackled Roseville Corp.          Cooperative              Electric                1        N/A          N/A
417          557 3rd Owners Corp.                         Cooperative            Electric, Gas             0        N/A          N/A

                                                                                    UTILITIES            SUBJECT   SUBJECT  SUBJECT
                                                                                     TENANT               STUDIO     1 BR    1 BR
 #  CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE               PAYS              MAX. RENT   UNITS  AVG. RENT
 -  -------  -------------                             ----------------               ----              ---------   -----  ---------
402          3755 Owners Ltd.                             Cooperative              Electric             $     800    N/A         N/A
403          Jeffersonian Jay Street Corp.                Cooperative              Electric                   N/A     3    $   3,080
404          3206 Ellwood Avenue Apartments              Conventional            Electic, Gas                 N/A     8    $     563
405          Anthony and Garden Apartments               Conventional              Electric                   N/A     8    $     447
407          Oxford Gardens                               Cooperative              Electric                   N/A     30   $   1,100
408          920 Fifth Avenue Corp                        Cooperative                 CND                     N/A    N/A         N/A
409          431 West 54th Street, Inc.                   Cooperative              Electric             $   1,240     15   $   1,677
410          Jefferson Apartments                        Conventional            Electric, Gas                N/A     4    $     584
411          Charlton Cooperative Corp.                   Cooperative              Electric                   N/A    N/A         N/A
412          80/Columbus Owners Corp.                     Cooperative              Electric             $   1,140     9    $   2,161
413          204-206 Owners Corp.                         Cooperative            Electric, Gas          $   1,425     20   $   1,997
414          Fumoha Development Corp.                     Cooperative            Electric, Gas                N/A     1    $   5,833
415          1608 Ocean Parkway Owners Corp.              Cooperative              Electric             $     900     16   $   1,300
416          Phosphorus Crackled Roseville Corp.          Cooperative              Electric                   N/A    N/A         N/A
417          557 3rd Owners Corp.                         Cooperative            Electric, Gas                N/A    N/A         N/A

                                                                                    UTILITIES            SUBJECT   SUBJECT  SUBJECT
                                                                                     TENANT               1 BR       2 BR    2 BR
 #  CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE               PAYS              MAX. RENT   UNITS  AVG. RENT
 -  -------  -------------                             ----------------               ----              ---------   -----  ---------
402          3755 Owners Ltd.                             Cooperative              Electric                   N/A    60    $   2,101
403          Jeffersonian Jay Street Corp.                Cooperative              Electric             $   3,080     5    $   4,641
404          3206 Ellwood Avenue Apartments              Conventional            Electic, Gas           $     595     8    $     654
405          Anthony and Garden Apartments               Conventional              Electric             $     460    16    $     543
407          Oxford Gardens                               Cooperative              Electric             $   1,100    15    $   1,500
408          920 Fifth Avenue Corp                        Cooperative                 CND                     N/A    N/A         N/A
409          431 West 54th Street, Inc.                   Cooperative              Electric             $   1,860    N/A         N/A
410          Jefferson Apartments                        Conventional            Electric, Gas          $     600     8    $     787
411          Charlton Cooperative Corp.                   Cooperative              Electric                   N/A    12    $   6,129
412          80/Columbus Owners Corp.                     Cooperative              Electric             $   2,730     3    $   4,347
413          204-206 Owners Corp.                         Cooperative            Electric, Gas          $   2,295     1    $   3,850
414          Fumoha Development Corp.                     Cooperative            Electric, Gas          $   5,833     4    $   7,733
415          1608 Ocean Parkway Owners Corp.              Cooperative              Electric             $   1,300     7    $   1,600
416          Phosphorus Crackled Roseville Corp.          Cooperative              Electric                   N/A     4    $   8,333
417          557 3rd Owners Corp.                         Cooperative            Electric, Gas                N/A     4    $   2,725

                                                                                    UTILITIES            SUBJECT   SUBJECT  SUBJECT
                                                                                     TENANT               3 BR       4 BR    4 BR
 #  CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE               PAYS              MAX. RENT   UNITS  AVG. RENT
 -  -------  -------------                             ----------------               ----              ---------   -----  ---------
402          3755 Owners Ltd.                             Cooperative              Electric             $   2,475     22   $   2,679
403          Jeffersonian Jay Street Corp.                Cooperative              Electric             $   5,425     1    $   6,563
404          3206 Ellwood Avenue Apartments              Conventional            Electic, Gas           $     695    N/A         N/A
405          Anthony and Garden Apartments               Conventional              Electric             $     625    N/A         N/A
407          Oxford Gardens                               Cooperative              Electric             $   1,500    N/A         N/A
408          920 Fifth Avenue Corp                        Cooperative                 CND                     N/A     28   $  22,333
409          431 West 54th Street, Inc.                   Cooperative              Electric                   N/A    N/A         N/A
410          Jefferson Apartments                        Conventional            Electric, Gas          $     825    N/A         N/A
411          Charlton Cooperative Corp.                   Cooperative              Electric             $  17,000    N/A         N/A
412          80/Columbus Owners Corp.                     Cooperative              Electric             $   4,680    N/A         N/A
413          204-206 Owners Corp.                         Cooperative            Electric, Gas          $   5,750    N/A         N/A
414          Fumoha Development Corp.                     Cooperative            Electric, Gas          $   8,000     2    $   9,884
415          1608 Ocean Parkway Owners Corp.              Cooperative              Electric             $   1,600    N/A         N/A
416          Phosphorus Crackled Roseville Corp.          Cooperative              Electric             $   8,333    N/A         N/A
417          557 3rd Owners Corp.                         Cooperative            Electric, Gas          $   3,025    N/A         N/A

                                                                                    UTILITIES            SUBJECT   SUBJECT  SUBJECT
                                                                                     TENANT                2 BR      3 BR     3 BR
 #  CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE               PAYS              MAX. RENT   UNITS  AVG. RENT
 -  -------  -------------                             ----------------               ----              ---------  -----   --------
402          3755 Owners Ltd.                             Cooperative              Electric             $   3,055     7    $   3,893
403          Jeffersonian Jay Street Corp.                Cooperative              Electric             $   6,563     2    $  10,065
404          3206 Ellwood Avenue Apartments              Conventional            Electic, Gas                 N/A    N/A         N/A
405          Anthony and Garden Apartments               Conventional              Electric                   N/A    N/A         N/A
407          Oxford Gardens                               Cooperative              Electric                   N/A    N/A         N/A
408          920 Fifth Avenue Corp                        Cooperative                 CND               $  23,333    N/A         N/A
409          431 West 54th Street, Inc.                   Cooperative              Electric                   N/A    N/A         N/A
410          Jefferson Apartments                        Conventional            Electric, Gas                N/A    N/A         N/A
411          Charlton Cooperative Corp.                   Cooperative              Electric                   N/A    N/A         N/A
412          80/Columbus Owners Corp.                     Cooperative              Electric                   N/A     1    $   8,000
413          204-206 Owners Corp.                         Cooperative            Electric, Gas                N/A    N/A         N/A
414          Fumoha Development Corp.                     Cooperative            Electric, Gas          $  10,767    N/A         N/A
415          1608 Ocean Parkway Owners Corp.              Cooperative              Electric                   N/A    N/A         N/A
416          Phosphorus Crackled Roseville Corp.          Cooperative              Electric                   N/A    N/A         N/A
417          557 3rd Owners Corp.                         Cooperative            Electric, Gas                N/A    N/A         N/A

                                                                                    UTILITIES            SUBJECT
                                                                                     TENANT               4 BR
 #  CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE               PAYS              MAX. RENT
 -  -------  -------------                             ----------------               ----              ---------
402          3755 Owners Ltd.                             Cooperative              Electric             $   4,500
403          Jeffersonian Jay Street Corp.                Cooperative              Electric             $  11,635
404          3206 Ellwood Avenue Apartments              Conventional            Electic, Gas                 N/A
405          Anthony and Garden Apartments               Conventional              Electric                   N/A
407          Oxford Gardens                               Cooperative              Electric                   N/A
408          920 Fifth Avenue Corp                        Cooperative                 CND                     N/A
409          431 West 54th Street, Inc.                   Cooperative              Electric                   N/A
410          Jefferson Apartments                        Conventional            Electric, Gas                N/A
411          Charlton Cooperative Corp.                   Cooperative              Electric                   N/A
412          80/Columbus Owners Corp.                     Cooperative              Electric             $   8,000
413          204-206 Owners Corp.                         Cooperative            Electric, Gas                N/A
414          Fumoha Development Corp.                     Cooperative            Electric, Gas                N/A
415          1608 Ocean Parkway Owners Corp.              Cooperative              Electric                   N/A
416          Phosphorus Crackled Roseville Corp.          Cooperative              Electric                   N/A
417          557 3rd Owners Corp.                         Cooperative            Electric, Gas                N/A

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY NC MHP PORTFOLIO - PINE TERRACE AND NC MHP PORTFOLIO - LAKEVIEW ARE CROSS-DEFAULTED AND
     CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                        RECURRING RESERVE CAP INFORMATION

                                                                            CONTRACTUAL       CONTRACTUAL   CONTRACTUAL
                                                             CUT-OFF DATE    RECURRING         RECURRING     RECURRING
              LOAN                                             PRINCIPAL    REPLACEMENT       REPLACEMENT     LC & TI
 #   CROSSED  GROUP  LOAN NAME                                BALANCE (1)     RESERVE         RESERVE CAP     RESERVE
 -   -------  -----  ---------                               ------------     -------         -----------     -------
 6              1    8201 Greensboro Drive                   $ 76,000,000  $     72,171      $    144,342  $          0
 8              1    Montgomery Park I                         65,000,000  $    101,712               N/A  $    529,704
 11             1    Westgate West                             41,000,000  $     47,153      $     94,306  $    140,000
 14             1    Park Oaks Shopping Center                 29,000,016  $     11,007               N/A  $     46,963
 18             1    The Shops at Heavenly Village             22,400,000  $          0               N/A  $     34,140
 20             1    Creekside Business Park                   21,500,000  $     25,728               N/A  $    264,396
 25             1    Arrowhead Mall                            19,250,000  $     43,287               N/A  $    145,789
 38             1    South Plaza                               17,740,441  $      9,252      $     20,000  $     26,004
 39             1    Valley Parkway Health Center              17,730,000  $     16,116               N/A  $    105,468
 40             1    Providence Pavilion                       17,000,000  $          0               N/A  $     19,200
 43             1    Village at Double Diamond                 16,800,000  $      7,239               N/A  $     24,000
 44             1    Maple Avenue Properties                   14,954,802  $      3,696               N/A  $     96,000
 48             1    Parkville Commons                         13,700,000  $          0      $     50,000  $          0
 50             1    Vinings Village SC                        12,650,000  $      6,240      $     18,500  $     14,400
 51             1    Diamante Del Mar                          12,400,000  $      5,151               N/A  $     42,924
 55             1    Blackstone Center                         11,500,000  $          0               N/A  $    120,000
 56             1    The P&C Center & Oswego Plaza             11,500,000  $     33,127               N/A  $     98,344
 58             1    The Prada Building                        11,426,358  $        951               N/A  $    200,000
 59             2    Newport                                   11,200,000  $          0      $     77,000  $          0
 60             1    Southbridge Crossing                      10,965,737  $          0               N/A  $     39,996
 62             1    Crossroads Professional Building          10,485,455  $     14,000      $     42,000  $          0
 63             1    Jupiter Service Center                    10,280,000  $     12,648               N/A  $     87,804
 65             1    10 Park Place South                       10,100,000  $     22,680               N/A  $          0
 68             1    College Plaza                              9,920,000  $     12,828      $     51,312  $     18,000
 70             1    Riverhill Center                           9,700,000  $     15,357      $     15,357  $          0
 72             1    Arkansas Court                             9,223,100  $     29,825      $     30,000  $     85,000
 73             1    Castro Commons                             9,210,000  $      8,546      $     17,092  $     80,000
 74             2    Summerview Apartments                      9,187,091  $     46,000      $     92,000  $          0
 76             1    Wanamaker Building 2005 - Retail           9,000,000  $     51,750      $    150,000  $          0
 82             1    Decatur Crossing                           8,500,000  $          0               N/A  $     50,000 (2)
 86             1    Centerpoint IV                             8,150,000  $     13,020      $     39,000  $          0
 87             2    Treepoint and Meadows Apartments           8,000,000  $    132,624      $    100,000  $          0
 90             1    Danbury Landing                            7,861,190  $          0               N/A  $     63,600
 95             1    Tower II Office Buildings                  7,476,572  $     72,360               N/A  $    120,000
 99             1    Huck Finn Shopping Center                  7,200,000  $     18,471      $     73,833  $     50,004
102             2    Castle Bluff Apartments                    7,100,000  $     60,250      $    120,500  $          0
105             2    Lakeshore III                              6,900,000  $     22,600      $     45,200  $          0
106             2    Summerlin Ridge Apartments                 6,800,000  $     30,000      $     90,000  $          0
108             2    Royal Court Apts.                          6,700,000  $     13,600      $     27,200  $          0
111             1    Finksburg Plaza                            6,600,000  $     12,475               N/A  $          0
112             1    Boott Cotton Mills                         6,590,857  $      8,791               N/A  $          0
113             1    Holly Hill Plaza Shopping Center           6,578,650  $     20,892               N/A  $     80,004
114             1    Shady Oak Center                           6,559,950  $      8,664               N/A  $          0
117             1    Gateway Commons                            6,385,133  $      4,647               N/A  $     12,000
120             1    Spears Building                            6,200,000  $      3,282      $      9,846  $     16,410
122             1    Winter Loeb Building                       6,185,808  $      6,058               N/A  $     38,859
123             1    Shoppes of Grove City                      6,178,903  $      3,336      $     10,000  $     15,000
126             1    Konterra Building L                        6,000,000  $      7,963               N/A  $     26,546
127             2    Tallmadge Oaks Apartments                  5,972,611  $     47,508      $     95,000  $          0
131             1    Scripps/Poway Self Storage Facility        5,700,000  $     20,324      $     63,410  $          0
141             1    The Corners Shopping Center                5,300,000  $      8,472               N/A  $          0
145             1    Western Springs Shopping Centers           5,072,094  $      4,183      $      8,366  $     21,600
151             1    River Shoals Village                       4,953,055  $     10,944               N/A  $     32,982
155             2    Ski Lodge Apartments                       4,779,555  $     40,000      $     80,000  $          0
162             1    Capella I Shopping Center                  4,612,500  $      3,870      $     11,610  $          0
165             1    660 Kenilworth Drive                       4,450,000  $      5,144      $     15,433  $     35,000
170             1    Pokras Properties                          4,226,836  $      2,940               N/A  $     19,440
171             1    Stonewood Village                          4,200,000  $      7,766               N/A  $     25,466
172             2    Orchard Springs Apartments                 4,141,644  $     50,250      $    250,000  $          0
173             2    Mississippi Terrace                        4,135,746  $     28,250      $     56,500  $          0
179             1    Associated Energy Systems Building         3,990,993  $      8,894               N/A  $     12,000
180             1    Hoover Court Shopping Center               3,990,647  $     10,032               N/A  $     31,332
183             1    Atlantic/Neptune Beach Plaza               3,983,312  $      4,812               N/A  $     30,084
185             1    Wei Wu                                     3,882,785  $      2,552               N/A  $     17,010
189             1    Sandy Spring Financial Center              3,738,517  $          0               N/A  $     33,360
194             1    Plaza 2300                                 3,700,000  $      6,084               N/A  $     30,000
195             1    Ashley Oaks Shopping  Center               3,695,058  $     14,055               N/A  $     39,354
199             1    Kimberly Park Shopping Center              3,617,061  $          0               N/A  $     12,000
201             1    Haverhill Business Center                  3,595,040  $      6,861      $     20,583  $     17,913
204             1    Promenade Plaza                            3,495,842  $      5,957               N/A  $     35,746
216             1    Hesperia Town Center                       3,200,000  $     11,493               N/A  $     23,708 (3)
217             1    Paloma Village                             3,165,557  $      2,028               N/A  $     20,232
219             2    Abbington Crossing III Apartments          3,100,000  $      9,400      $     18,800  $          0
222             1    Southgate Center                           3,030,561  $     10,544               N/A  $     70,939
225             1    The Shops at Westar Strip Shopping
                     Center                                     3,000,000  $      2,060      $      6,180  $          0
232             1    Millennium Center Retail                   2,990,779  $      5,280      $     10,000  $     24,000
239             1    Fort Apache Shopping Center             $  2,900,000  $          0               N/A  $     12,076
240             1    The Law Center                             2,900,000  $     10,083               N/A  $     24,000

                                                             CONTRACTUAL
                                                              RECURRING
              LOAN                                             LC & TI           CONTRACTUAL
 #   CROSSED  GROUP  LOAN NAME                               RESERVE CAP        OTHER RESERVE
 -   -------  -----  ---------                               -----------        -------------
 6              1    8201 Greensboro Drive                            N/A     $                0
 8              1    Montgomery Park I                       $  3,200,000     $                0
 11             1    Westgate West                           $    420,000     $                0
 14             1    Park Oaks Shopping Center               $     99,104     $                0
 18             1    The Shops at Heavenly Village           $    136,552     $                0
 20             1    Creekside Business Park                 $    308,700       Excess Cash Flow
 25             1    Arrowhead Mall                          $    150,000     $                0
 38             1    South Plaza                                      N/A     $                0
 39             1    Valley Parkway Health Center            $    316,000     $                0
 40             1    Providence Pavilion                     $    125,000     $                0
 43             1    Village at Double Diamond               $    150,000     $                0
 44             1    Maple Avenue Properties                 $    288,000     $                0
 48             1    Parkville Commons                       $    100,000     $           47,876
 50             1    Vinings Village SC                      $     50,000     $                0
 51             1    Diamante Del Mar                        $    150,000     $                0
 55             1    Blackstone Center                       $    500,000     $                0
 56             1    The P&C Center & Oswego Plaza           $    295,032     $                0
 58             1    The Prada Building                      $  1,000,000     $                0
 59             2    Newport                                          N/A     $                0
 60             1    Southbridge Crossing                    $     70,000     $                0
 62             1    Crossroads Professional Building                 N/A     $                0
 63             1    Jupiter Service Center                  $    318,965     $                0
 65             1    10 Park Place South                     $    300,000     $                0
 68             1    College Plaza                           $     90,000     $                0
 70             1    Riverhill Center                                 N/A     $                0
 72             1    Arkansas Court                          $    170,000     $                0
 73             1    Castro Commons                          $    250,000     $                0
 74             2    Summerview Apartments                            N/A     $                0
 76             1    Wanamaker Building 2005 - Retail                 N/A     $                0
 82             1    Decatur Crossing                        $     50,000     $                0
 86             1    Centerpoint IV                                   N/A     $                0
 87             2    Treepoint and Meadows Apartments                 N/A     $                0
 90             1    Danbury Landing                         $    127,200     $                0
 95             1    Tower II Office Buildings               $    350,000     $                0
 99             1    Huck Finn Shopping Center               $    200,000     $                0
102             2    Castle Bluff Apartments                          N/A     $                0
105             2    Lakeshore III                                    N/A     $                0
106             2    Summerlin Ridge Apartments                       N/A     $                0
108             2    Royal Court Apts.                                N/A     $                0
111             1    Finksburg Plaza                         $     80,000     $                0
112             1    Boott Cotton Mills                      $    350,000     $                0
113             1    Holly Hill Plaza Shopping Center        $    400,000     $                0
114             1    Shady Oak Center                        $    220,000     $                0
117             1    Gateway Commons                         $     60,000     $                0
120             1    Spears Building                         $     49,230     $                0
122             1    Winter Loeb Building                    $    105,000     $                0
123             1    Shoppes of Grove City                   $     90,000     $                0
126             1    Konterra Building L                     $    150,000     $                0
127             2    Tallmadge Oaks Apartments                        N/A     $                0
131             1    Scripps/Poway Self Storage Facility              N/A     $                0
141             1    The Corners Shopping Center             $     80,000     $                0
145             1    Western Springs Shopping Centers        $    100,000     $                0
151             1    River Shoals Village                    $    125,000     $                0
155             2    Ski Lodge Apartments                             N/A     $                0
162             1    Capella I Shopping Center                        N/A     $                0
165             1    660 Kenilworth Drive                    $    100,000     $                0
170             1    Pokras Properties                       $     50,000     $                0
171             1    Stonewood Village                       $     25,466     $                0
172             2    Orchard Springs Apartments                       N/A     $                0
173             2    Mississippi Terrace                              N/A     $                0
179             1    Associated Energy Systems Building      $     48,000     $                0
180             1    Hoover Court Shopping Center            $    100,000     $                0
183             1    Atlantic/Neptune Beach Plaza            $     30,084     $                0
185             1    Wei Wu                                  $     51,030     $                0
189             1    Sandy Spring Financial Center           $    175,000     $                0
194             1    Plaza 2300                              $    150,000     $                0
195             1    Ashley Oaks Shopping  Center            $    150,000     $                0
199             1    Kimberly Park Shopping Center           $     36,000     $                0
201             1    Haverhill Business Center               $     53,739     $                0
204             1    Promenade Plaza                         $    145,000     $                0
216             1    Hesperia Town Center                    $     71,124 (3) $                0
217             1    Paloma Village                          $     62,250     $                0
219             2    Abbington Crossing III Apartments                N/A     $                0
222             1    Southgate Center                        $    250,000     $                0
225             1    The Shops at Westar Strip Shopping
                     Center                                           N/A     $                0
232             1    Millennium Center Retail                $     72,000     $                0
239             1    Fort Apache Shopping Center             $     48,304       $              0
240             1    The Law Center                          $    100,000       $              0

                                                                                     CONTRACTUAL                     CONTRACTUAL
              LOAN                                                                  OTHER RESERVE                   OTHER RESERVE
 #   CROSSED  GROUP  LOAN NAME                                                       DESCRIPTION                         CAP
 -   -------  -----  ---------                                                       -----------                         ---
 6              1    8201 Greensboro Drive                                               N/A                             N/A
 8              1    Montgomery Park I                                                   N/A                             N/A
 11             1    Westgate West                                                       N/A                             N/A
 14             1    Park Oaks Shopping Center                                           N/A                             N/A
 18             1    The Shops at Heavenly Village                                       N/A                             N/A
 20             1    Creekside Business Park                      All excess cash flow generated by the property         N/A
                                                                 shall be deposited into the Account in accordance
                                                                            with the Lockbox Agreement.
 25             1    Arrowhead Mall                                                      N/A                             N/A
 38             1    South Plaza                                                         N/A                             N/A
 39             1    Valley Parkway Health Center                                        N/A                             N/A
 40             1    Providence Pavilion                                                 N/A                             N/A
 43             1    Village at Double Diamond                                           N/A                             N/A
 44             1    Maple Avenue Properties                                             N/A                             N/A
 48             1    Parkville Commons                                                NID escrow                         N/A
 50             1    Vinings Village SC                                                  N/A                             N/A
 51             1    Diamante Del Mar                                                    N/A                             N/A
 55             1    Blackstone Center                                                   N/A                             N/A
 56             1    The P&C Center & Oswego Plaza                                       N/A                             N/A
 58             1    The Prada Building                                                  N/A                             N/A
 59             2    Newport                                                             N/A                             N/A
 60             1    Southbridge Crossing                                                N/A                             N/A
 62             1    Crossroads Professional Building                                    N/A                             N/A
 63             1    Jupiter Service Center                                              N/A                             N/A
 65             1    10 Park Place South                                                 N/A                             N/A
 68             1    College Plaza                                                       N/A                             N/A
 70             1    Riverhill Center                                                    N/A                             N/A
 72             1    Arkansas Court                                                      N/A                             N/A
 73             1    Castro Commons                                                      N/A                             N/A
 74             2    Summerview Apartments                                               N/A                             N/A
 76             1    Wanamaker Building 2005 - Retail                                    N/A                             N/A
 82             1    Decatur Crossing                                                    N/A                             N/A
 86             1    Centerpoint IV                                                      N/A                             N/A
 87             2    Treepoint and Meadows Apartments                                    N/A                             N/A
 90             1    Danbury Landing                                                     N/A                             N/A
 95             1    Tower II Office Buildings                                           N/A                             N/A
 99             1    Huck Finn Shopping Center                                           N/A                             N/A
102             2    Castle Bluff Apartments                                             N/A                             N/A
105             2    Lakeshore III                                                       N/A                             N/A
106             2    Summerlin Ridge Apartments                                          N/A                             N/A
108             2    Royal Court Apts.                                                   N/A                             N/A
111             1    Finksburg Plaza                                                     N/A                             N/A
112             1    Boott Cotton Mills                                                  N/A                             N/A
113             1    Holly Hill Plaza Shopping Center                                    N/A                             N/A
114             1    Shady Oak Center                                                    N/A                             N/A
117             1    Gateway Commons                                                     N/A                             N/A
120             1    Spears Building                                                     N/A                             N/A
122             1    Winter Loeb Building                                                N/A                             N/A
123             1    Shoppes of Grove City                                               N/A                             N/A
126             1    Konterra Building L                                                 N/A                             N/A
127             2    Tallmadge Oaks Apartments                                           N/A                             N/A
131             1    Scripps/Poway Self Storage Facility                                 N/A                             N/A
141             1    The Corners Shopping Center                                         N/A                             N/A
145             1    Western Springs Shopping Centers                                    N/A                             N/A
151             1    River Shoals Village                                                N/A                             N/A
155             2    Ski Lodge Apartments                                                N/A                             N/A
162             1    Capella I Shopping Center                                           N/A                             N/A
165             1    660 Kenilworth Drive                                                N/A                             N/A
170             1    Pokras Properties                                                   N/A                             N/A
171             1    Stonewood Village                                                   N/A                             N/A
172             2    Orchard Springs Apartments                                          N/A                             N/A
173             2    Mississippi Terrace                                                 N/A                             N/A
179             1    Associated Energy Systems Building                                  N/A                             N/A
180             1    Hoover Court Shopping Center                                        N/A                             N/A
183             1    Atlantic/Neptune Beach Plaza                                        N/A                             N/A
185             1    Wei Wu                                                              N/A                             N/A
189             1    Sandy Spring Financial Center                                       N/A                             N/A
194             1    Plaza 2300                                                          N/A                             N/A
195             1    Ashley Oaks Shopping  Center                                        N/A                             N/A
199             1    Kimberly Park Shopping Center                                       N/A                             N/A
201             1    Haverhill Business Center                                           N/A                             N/A
204             1    Promenade Plaza                                                     N/A                             N/A
216             1    Hesperia Town Center                                                N/A                             N/A
217             1    Paloma Village                                                      N/A                             N/A
219             2    Abbington Crossing III Apartments                                   N/A                             N/A
222             1    Southgate Center                                                    N/A                             N/A
225             1    The Shops at Westar Strip Shopping
                     Center                                                              N/A                             N/A
232             1    Millennium Center Retail                                            N/A                             N/A
239             1    Fort Apache Shopping Center                                         N/A                             N/A
240             1    The Law Center                                                      N/A                             N/A

                        RECURRING RESERVE CAP INFORMATION

                                                                            CONTRACTUAL       CONTRACTUAL   CONTRACTUAL
                                                             CUT-OFF DATE    RECURRING         RECURRING     RECURRING
              LOAN                                             PRINCIPAL    REPLACEMENT       REPLACEMENT     LC & TI
 #   CROSSED  GROUP  LOAN NAME                                BALANCE (1)     RESERVE         RESERVE CAP     RESERVE
 -   -------  -----  ---------                                -----------     -------         -----------     -------
244             1    Nimmonsburg Square                      $  2,860,352  $      5,568      $     16,686  $      8,334
246             1    116-118 North York Road                    2,800,000  $      2,616      $      7,830  $     17,400
247             2    Harris Garden Apartments                   2,800,000  $          0      $    100,000  $          0
250             2    San Marcos MHP                             2,756,386  $      7,350      $     30,000  $          0
251             1    Grant Court                                2,700,000  $      1,872               N/A  $     15,600
252             1    Itasca Building                            2,600,000  $     12,204               N/A  $     80,004
253             1    Shea Professional Plaza                    2,600,000  $          0               N/A  $     18,600
263             1    Dixie Plaza                                2,486,374  $     15,102               N/A  $     38,710
267             1    311 Ed Wright Lane                         2,392,940  $          0               N/A  $      7,500
273             1    AIP - Intown (Bishop & Trabert)            2,340,009  $          0               N/A  $     13,800
276             1    AIP - Perimeter (Hammermill & Goshen
                     Springs)                                   2,260,349  $          0               N/A  $     18,840 (4)
283             1    Sterling Master Homes Building             2,130,000  $      1,754               N/A  $     18,504
290             1    Northgate Dental Plaza                     2,028,828  $      2,881               N/A  $          0
291             1    Homewood Retail                            2,011,500  $        657               N/A  $      6,577
294             1    Van Ness Plaza                             1,997,326  $          0               N/A  $      8,333
299             1    23 & Gratiot Shopping Center               1,985,000  $          0               N/A  $     10,000
303             1    Memorial Medical Plaza                     1,925,821  $          0               N/A  $          0
304             1    Leschi Park Professional Building          1,925,000  $      2,000               N/A  $     15,000
316             1    Memorial Square                            1,835,476  $      1,500      $      4,500  $     10,020
320             1    Old Atlanta Shops                          1,776,044  $        960               N/A  $      7,200
326             1    Barnesboro Retail Bldg                     1,688,250  $      9,210 (5)           N/A  $     33,488
327             1    Hollywood Video Plaza (Column)             1,639,237  $      1,072               N/A  $      8,580
335             1    Village at Colleyville                     1,565,940  $          0               N/A  $     15,000
341             1    500 Oakwood Avenue                         1,494,066  $          0               N/A  $     12,000
345             1    Settler's Ridge Retail Center              1,451,676  $      2,390               N/A  $      9,600
346             1    Rainbow Village                            1,448,025  $      1,761               N/A  $      7,760
354             1    South Park Plaza                           1,395,721  $          0               N/A  $          0
365             2    Desert Breeze Villas                       1,270,338  $      5,500               N/A  $      2,500
366             1    AIP - 2040 Steel Drive                     1,244,686  $          0               N/A  $     12,000
367             2    North Ridge Apartments                     1,227,208  $      9,000      $     18,000  $          0
369             1    1622 Walter Street (Triple C Electric)     1,179,905  $      3,350               N/A  $      4,370
370             1    Brill Retail                               1,171,583  $      1,672               N/A  $     10,000
371             1    Holland South Building                     1,152,817  $          0               N/A  $     12,000
372             1    4404-4414 University Avenue                1,147,298  $      1,314               N/A  $      8,760
374             1    The Schwartz Building                      1,143,025  $      5,400      $     12,500  $      6,000
375             2    University View & Sinclair Apartments      1,141,515  $      9,900      $     29,700  $          0
381             1    AIP - 1122 Old Chattahoochee               1,095,332  $          0               N/A  $      6,000
392             1    University Towne Center II                   993,644  $        540               N/A  $      4,008
396             1    Northpointe Professional Center              948,672  $      3,367               N/A  $     20,004
406             1    9610 Winter Gardens Boulevard                726,778  $        891               N/A  $      5,940

                                                             CONTRACTUAL
                                                              RECURRING
              LOAN                                             LC & TI            CONTRACTUAL
 #   CROSSED  GROUP  LOAN NAME                               RESERVE CAP         OTHER RESERVE
 -   -------  -----  ---------                               -----------         -------------
244             1    Nimmonsburg Square                      $     50,000       $              0
246             1    116-118 North York Road                 $     75,000       $              0
247             2    Harris Garden Apartments                         N/A       $              0
250             2    San Marcos MHP                                   N/A       $              0
251             1    Grant Court                             $     75,000       $              0
252             1    Itasca Building                         $    175,000       $              0
253             1    Shea Professional Plaza                 $     56,000       $              0
263             1    Dixie Plaza                             $    100,000       $          4,516
267             1    311 Ed Wright Lane                      $     50,000       $              0
273             1    AIP - Intown (Bishop & Trabert)         $     27,600       $              0
276             1    AIP - Perimeter (Hammermill & Goshen
                     Springs)                                $     37,680       $              0
283             1    Sterling Master Homes Building          $    100,000       $              0
290             1    Northgate Dental Plaza                  $     60,000       $              0
291             1    Homewood Retail                         $     19,730       $              0
294             1    Van Ness Plaza                          $     45,000       $              0
299             1    23 & Gratiot Shopping Center            $     70,000       $              0
303             1    Memorial Medical Plaza                  $     50,000       $              0
304             1    Leschi Park Professional Building       $     30,000       $              0
316             1    Memorial Square                         $     25,000       $              0
320             1    Old Atlanta Shops                       $     35,000       $              0
326             1    Barnesboro Retail Bldg                  $    120,000       $              0
327             1    Hollywood Video Plaza (Column)          $     50,000       $              0
335             1    Village at Colleyville                  $     60,000       $              0
341             1    500 Oakwood Avenue                      $     48,000       $              0
345             1    Settler's Ridge Retail Center           $     28,800       $              0
346             1    Rainbow Village                         $     50,000       $              0
354             1    South Park Plaza                        $     20,000       $              0
365             2    Desert Breeze Villas                    $      7,500       $              0
366             1    AIP - 2040 Steel Drive                  $     36,000       $              0
367             2    North Ridge Apartments                           N/A       $              0
369             1    1622 Walter Street (Triple C Electric)  $     13,110       $              0
370             1    Brill Retail                            $     50,000       $              0
371             1    Holland South Building                  $     36,000       $              0
372             1    4404-4414 University Avenue             $     26,280       $              0
374             1    The Schwartz Building                   $     12,000       $              0
375             2    University View & Sinclair Apartments            N/A       $              0
381             1    AIP - 1122 Old Chattahoochee            $     12,000       $              0
392             1    University Towne Center II              $     40,000       $              0
396             1    Northpointe Professional Center         $    100,000       $              0
406             1    9610 Winter Gardens Boulevard           $     17,820       $              0

                                                                     CONTRACTUAL           CONTRACTUAL
              LOAN                                                  OTHER RESERVE         OTHER RESERVE
 #   CROSSED  GROUP  LOAN NAME                                       DESCRIPTION               CAP
 -   -------  -----  ---------                                       -----------               ---
244             1    Nimmonsburg Square                                  N/A                      N/A
246             1    116-118 North York Road                             N/A                      N/A
247             2    Harris Garden Apartments                            N/A                      N/A
250             2    San Marcos MHP                                      N/A                      N/A
251             1    Grant Court                                         N/A                      N/A
252             1    Itasca Building                                     N/A                      N/A
253             1    Shea Professional Plaza                             N/A                      N/A
263             1    Dixie Plaza                                Lease Holdback Reserve      $ 140,000
267             1    311 Ed Wright Lane                                  N/A                      N/A
273             1    AIP - Intown (Bishop & Trabert)                     N/A                      N/A
276             1    AIP - Perimeter (Hammermill & Goshen
                     Springs)                                            N/A                      N/A
283             1    Sterling Master Homes Building                      N/A                      N/A
290             1    Northgate Dental Plaza                              N/A                      N/A
291             1    Homewood Retail                                     N/A                      N/A
294             1    Van Ness Plaza                                      N/A                      N/A
299             1    23 & Gratiot Shopping Center                        N/A                      N/A
303             1    Memorial Medical Plaza                              N/A                      N/A
304             1    Leschi Park Professional Building                   N/A                      N/A
316             1    Memorial Square                                     N/A                      N/A
320             1    Old Atlanta Shops                                   N/A                      N/A
326             1    Barnesboro Retail Bldg                              N/A                      N/A
327             1    Hollywood Video Plaza (Column)                      N/A                      N/A
335             1    Village at Colleyville                              N/A                      N/A
341             1    500 Oakwood Avenue                                  N/A                      N/A
345             1    Settler's Ridge Retail Center                       N/A                      N/A
346             1    Rainbow Village                                     N/A                      N/A
354             1    South Park Plaza                                    N/A                      N/A
365             2    Desert Breeze Villas                                N/A                      N/A
366             1    AIP - 2040 Steel Drive                              N/A                      N/A
367             2    North Ridge Apartments                              N/A                      N/A
369             1    1622 Walter Street (Triple C Electric)              N/A                      N/A
370             1    Brill Retail                                        N/A                      N/A
371             1    Holland South Building                              N/A                      N/A
372             1    4404-4414 University Avenue                         N/A                      N/A
374             1    The Schwartz Building                               N/A                      N/A
375             2    University View & Sinclair Apartments               N/A                      N/A
381             1    AIP - 1122 Old Chattahoochee                        N/A                      N/A
392             1    University Towne Center II                          N/A                      N/A
396             1    Northpointe Professional Center                     N/A                      N/A
406             1    9610 Winter Gardens Boulevard                       N/A                      N/A

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2) MAY BE WAIVED IF DSCR >=1.70X BASED ON THE IN-PLACE RENT ROLL AND T-12 EXPENSES.
(3) WITH NOTICE OF TERMINATION OF BIG LOT'S LEASE, MONTHLY DEPOSIT SHALL INCREASE TO $5,439.17 AND RESERVE CAP SHALL INCREASE TO $195,810.12.
(4) THE DEPOSITS ON THE 1ST AND 2ND PAYMENT DATES WILL BE $5,000.00. THE DEPOSITS ON THE 3RD AND 4TH PAYMENT DATES WILL BE $6,000.00. THE DEPOSIT ON THE 5TH PAYMENT DATE WILL BE $7,000.00. COMMENCING ON THE EARLIER OF THE 6TH PAYMENT DATE OR AN ECHOLS GLASS LEASE RENEWAL, THE MONTHLY DEPOSIT WILL BE $1,570.00 ($18,840/YEAR).
(5) ONCE THE HVAC SYSTEM IS REPLACED (ESTIMATED COST: $18,000) AND THE ROOF IS REPLACED (ESTIMATED COST: $20,000) MONTHLY DEPOSITS WILL BE WAIVED.

                  SCHEDULE OF COOPERATIVE MORTGAGED PROPERTIES

                                                     CO-OP BASIS    CUT-OFF DATE  RENTAL BASIS    CUT-OFF DATE
                                                      APPRAISED     CO-OP BASIS    APPRAISED      RENTAL BASIS     SPONSOR  SPONSOR
 #   CROSSED  PROPERTY NAME                             VALUE      LTV RATIO (1)   VALUE (2)    LTV RATIO (1) (2)   UNITS   PERCENT
 -   -------  -------------                             -----      -------------   ---------    -----------------   -----   -------
107           Coronet Hall Tenants Corp.           $   23,600,000      28.8%      $ 15,000,000         45.3%          16      11.3%
125           111 East 85th Street Owners, Inc.       138,100,000       4.3%        70,500,000          8.5%          0        0.0%
136           Butterfield House, Inc.                 182,140,000       3.0%        49,750,000         11.1%          0        0.0%
148           Woodlands Owners, Inc.                   45,500,000      11.0%        19,800,000         25.3%          24      20.5%
164           10 East 70th Street, Inc.               103,900,000       4.3%        45,500,000          9.9%          0        0.0%
167           245 East 87th Street Tenants Corp.       82,700,000       5.3%        37,300,000         11.8%          6        5.1%
181           639 Apartments Corp.                     68,000,000       5.9%        28,600,000         14.0%          0        0.0%
182           83rd Street Tenants, Inc.                92,850,000       4.3%        47,800,000          8.3%          0        0.0%
190           Ocean Terrace Owners, Inc.               34,350,000      10.9%        23,900,000         15.6%          30      15.8%
198           26 Gramercy Park Owners Corp.            32,750,000      11.1%        15,500,000         23.5%          0        0.0%
205           Linden Hill No. 2 Cooperative Corp.      70,900,000       4.9%        42,600,000          8.2%          0        0.0%
209           Skyline Terrace Cooperative, Inc.        24,000,000      14.5%        12,200,000         28.5%          0        0.0%
211           103 Gedney Street Owners', Inc.          29,000,000      11.4%        14,100,000         23.4%          3        3.2%
226           40 East 88 Owners, Inc.                 133,000,000       2.3%        44,300,000          6.8%          0        0.0%
227           510 East 86th Street Owners, Inc.        98,500,000       3.0%        52,300,000          5.7%          0        0.0%
228           Ten Eighty Apartment Corporation        147,200,000       2.0%        46,400,000          6.5%          0        0.0%
235           Evelyn Court Apartment Corp.             12,000,000      24.9%         9,100,000         32.8%          0        0.0%
248           Park East Apartments, Inc.               26,100,000      10.7%         9,100,000         30.7%          0        0.0%
249           Suburbia Owners, Inc.                    16,600,000      16.7%        10,300,000         27.0%          0        0.0%
255           525 East 82 Owners Corp.                 38,050,000       6.8%        17,260,000         15.1%          33      37.1%
256           72nd Street East Corporation            130,200,000       2.0%        55,300,000          4.7%          0        0.0%
260           Stephen Gardens Corp.                    14,300,000      17.5%         6,800,000         36.7%          35      39.8%
261           Sans Souci Owners Corp.                  35,020,000       7.1%        15,390,000         16.2%          13      10.0%
262           Kent Bentley Apartments, Inc.             7,170,000      34.7%         6,260,000         39.7%          5        7.6%
265           969 Park Avenue                         120,000,000       2.0%        81,000,000          3.0%          0        0.0%
266           34-15 Properties Ltd.                    22,240,000      10.9%        16,730,000         14.4%          0        0.0%
280           321 West 90th St. Owners Corp.           28,300,000       7.7%        11,800,000         18.5%          11      22.0%
281           Crestwood Manor                          30,660,000       7.0%        15,000,000         14.3%          0        0.0%
282           Crest Manor Housing Corp                 19,160,000      11.2%        14,000,000         15.3%          0        0.0%
284           Bayshore Gardens                         28,000,000       7.5%        19,000,000         11.1%          0        0.0%
295           929 Park Avenue Apartment Corp.          39,720,000       5.0%        15,600,000         12.8%          0        0.0%
298           84-20 51st Ave. Owners Inc.               9,100,000      21.9%         5,800,000         34.3%          0        0.0%
301           East Rock Tenants                        15,000,000      13.0%         9,700,000         20.2%          0        0.0%
308           194 Riverside Owners Corp.               55,300,000       3.4%        20,400,000          9.3%          7       17.5%
309           305 Equities Corp                        38,600,000       4.9%        20,500,000          9.2%          16      34.0%
310           Rossmoor Leisure Cooperative             17,800,000      10.5%        16,800,000         11.1%          1        0.6%
313           81st Dwellers Inc.                       59,650,000       3.1%        16,200,000         11.4%          18      30.0%
318           West 15 Townhouse Corporation            89,500,000       2.0%        54,870,000          3.3%          0        0.0%
319           Palisade Gardens Apartments Corp.         9,300,000      19.3%         6,300,000         28.5%          1        1.7%
325           137-05 Franklin Avenue Owners, Inc.      17,650,000       9.6%        15,920,000         10.6%          9        8.3%
331           31 East 12th Street Owners, Inc.         38,200,000       4.2%        12,800,000         12.5%          39      48.1%
334           25 West 13th St                         132,000,000       1.2%        58,000,000          2.7%          8        4.3%
336           60 Tenants Corp.                         78,865,000       2.0%        38,900,000          4.0%          0        0.0%
340           Irving Place Tenant Corp.                16,400,000       9.1%         6,200,000         24.1%          0        0.0%
342           16 Canterbury Corp.                      13,600,000      11.0%         5,400,000         27.7%          2        4.8%
348           River Glen Tenant Corp                   16,450,000       8.8%         6,800,000         21.2%          0        0.0%
360           789 West End Avenue                      86,000,000       1.5%        46,000,000          2.8%          1        1.6%
363           35 East Tenants Corp.                    17,000,000       7.6%         8,600,000         14.9%          0        0.0%
378           45-53 Cabrini Owners Corp.               12,260,000       8.9%         5,900,000         18.6%          15      35.7%
383           838 Greenwich St. Corp.                  15,870,000       6.9%         7,310,000         15.0%          0        0.0%
385           Westwater Commons                         9,875,000      11.0%         6,000,000         18.1%          6        9.2%
386           Parkway Owners Inc                        6,800,000      15.9%         5,000,000         21.7%          9       16.1%
387           81-05 Tenants LTD                        20,800,000       5.1%        11,700,000          9.1%          35      28.0%
389           11 East 92nd Street Tenants Corp.         7,100,000      14.1%         2,700,000         37.0%          1       12.5%
390           No. 24 Gramercy Park, Inc.               33,375,000       3.0%        12,100,000          8.3%          0        0.0%
391           100 South Ocean Ave. Realty Corp.         8,400,000      11.8%         5,500,000         18.1%          9       11.8%
397           Carolyn Court Owners, Inc.                5,480,000      17.2%         3,560,000         26.5%          3        9.1%
399           Courtland Glen Cooperative, Inc.          4,940,000      18.1%         4,140,000         21.6%          0        0.0%
402           3755 Owners Ltd.                         38,800,000       2.2%        17,000,000          4.9%          10      11.0%
403           Jeffersonian Jay Street Corp.            14,590,000       5.7%         7,950,000         10.4%          0        0.0%
407           Oxford Gardens                            7,860,000       9.2%         5,000,000         14.5%          3        6.7%
408           920 Fifth Avenue Corp                   221,000,000       0.3%        90,000,000          0.8%          0        0.0%
409           431 West 54th Street, Inc.                5,640,000      10.6%         2,950,000         20.2%          4       20.0%
411           Charlton Cooperative Corp.               15,940,000       3.6%         9,850,000          5.8%          0        0.0%
412           80/Columbus Owners Corp.                  8,740,000       6.3%         4,480,000         12.2%          0        0.0%
413           204-206 Owners Corp.                      8,800,000       5.6%         4,500,000         10.9%          12      41.4%
414           Fumoha Development Corp.                 12,650,000       3.4%         6,900,000          6.1%          0        0.0%
415           1608 Ocean Parkway Owners Corp.           6,825,000       6.1%         3,840,000         10.9%          17      43.6%

                                                     SPONSOR                           INVESTOR  COOPERATIVE  COOPERATIVE
                                                      CARRY       INVESTOR  INVESTOR    CARRY      OWNED        OWNED
 #   CROSSED  PROPERTY NAME                           AMOUNT       UNITS    PERCENT     AMOUNT     UNITS       PERCENT
 -   -------  -------------                           ------       -----    -------     ------     -----       -------
107           Coronet Hall Tenants Corp.           $    22,317       0        0.0%          N/A      0           0.0%
125           111 East 85th Street Owners, Inc.            N/A       0        0.0%          N/A      0           0.0%
136           Butterfield House, Inc.                      N/A       0        0.0%          N/A      0           0.0%
148           Woodlands Owners, Inc.               $    95,547       0        0.0%          N/A      0           0.0%
164           10 East 70th Street, Inc.                    N/A       0        0.0%          N/A      0           0.0%
167           245 East 87th Street Tenants Corp.   $   (45,300)      0        0.0%          N/A      0           0.0%
181           639 Apartments Corp.                         N/A       0        0.0%          N/A      0           0.0%
182           83rd Street Tenants, Inc.                    N/A       0        0.0%          N/A      0           0.0%
190           Ocean Terrace Owners, Inc.           $    75,264       0        0.0%          N/A      0           0.0%
198           26 Gramercy Park Owners Corp.                N/A       9       13.0%    $  12,502      7          10.1%
205           Linden Hill No. 2 Cooperative Corp.          N/A       0        0.0%          N/A      0           0.0%
209           Skyline Terrace Cooperative, Inc.            N/A       0        0.0%          N/A      0           0.0%
211           103 Gedney Street Owners', Inc.      $    33,052       0        0.0%          N/A      0           0.0%
226           40 East 88 Owners, Inc.                      N/A       0        0.0%          N/A      0           0.0%
227           510 East 86th Street Owners, Inc.            N/A       0        0.0%          N/A      0           0.0%
228           Ten Eighty Apartment Corporation             N/A       0        0.0%          N/A      0           0.0%
235           Evelyn Court Apartment Corp.                 N/A       0        0.0%          N/A      9          12.9%
248           Park East Apartments, Inc.                   N/A       0        0.0%          N/A      0           0.0%
249           Suburbia Owners, Inc.                        N/A       0        0.0%          N/A      0           0.0%
255           525 East 82 Owners Corp.             $   137,398       0        0.0%          N/A      0           0.0%
256           72nd Street East Corporation                 N/A       0        0.0%          N/A      0           0.0%
260           Stephen Gardens Corp.                $     5,537       0        0.0%          N/A      0           0.0%
261           Sans Souci Owners Corp.              $    42,686       0        0.0%          N/A      0           0.0%
262           Kent Bentley Apartments, Inc.        $     5,425       0        0.0%          N/A      0           0.0%
265           969 Park Avenue                              N/A       0        0.0%          N/A      0           0.0%
266           34-15 Properties Ltd.                        N/A       6        3.8%    $  10,606      5           3.1%
280           321 West 90th St. Owners Corp.       $    (8,358)      0        0.0%          N/A      0           0.0%
281           Crestwood Manor                              N/A       0        0.0%          N/A      0           0.0%
282           Crest Manor Housing Corp                     N/A       0        0.0%          N/A      0           0.0%
284           Bayshore Gardens                             N/A       0        0.0%          N/A      0           0.0%
295           929 Park Avenue Apartment Corp.              N/A       0        0.0%          N/A      0           0.0%
298           84-20 51st Ave. Owners Inc.                  N/A      15       20.0%    $  65,165      0           0.0%
301           East Rock Tenants                            N/A       0        0.0%          N/A      0           0.0%
308           194 Riverside Owners Corp.           $   (77,450)      0        0.0%          N/A      0           0.0%
309           305 Equities Corp                    $     1,607       0        0.0%          N/A      0           0.0%
310           Rossmoor Leisure Cooperative         $    44,057       0        0.0%          N/A      0           0.0%
313           81st Dwellers Inc.                   $    16,101       0        0.0%          N/A      0           0.0%
318           West 15 Townhouse Corporation                N/A       0        0.0%          N/A      0           0.0%
319           Palisade Gardens Apartments Corp.    $     9,178       0        0.0%          N/A      1           1.7%
325           137-05 Franklin Avenue Owners, Inc.  $    17,928       0        0.0%          N/A      0           0.0%
331           31 East 12th Street Owners, Inc.     $   462,944       0        0.0%          N/A      0           0.0%
334           25 West 13th St                      $       901       0        0.0%          N/A      0           0.0%
336           60 Tenants Corp.                             N/A       0        0.0%          N/A      0           0.0%
340           Irving Place Tenant Corp.                    N/A       0        0.0%          N/A      0           0.0%
342           16 Canterbury Corp.                  $     4,860       0        0.0%          N/A      0           0.0%
348           River Glen Tenant Corp                       N/A       0        0.0%          N/A      0           0.0%
360           789 West End Avenue                  $     2,939       0        0.0%          N/A      0           0.0%
363           35 East Tenants Corp.                        N/A       9       20.5%    $ (39,151)     0           0.0%
378           45-53 Cabrini Owners Corp.           $    32,412       0        0.0%          N/A      0           0.0%
383           838 Greenwich St. Corp.                      N/A       0        0.0%          N/A      0           0.0%
385           Westwater Commons                    $       374       0        0.0%          N/A      0           0.0%
386           Parkway Owners Inc                   $       325       0        0.0%          N/A      0           0.0%
387           81-05 Tenants LTD                    $       417       0        0.0%          N/A      0           0.0%
389           11 East 92nd Street Tenants Corp.    $    (3,914)      0        0.0%          N/A      0           0.0%
390           No. 24 Gramercy Park, Inc.                   N/A       0        0.0%          N/A      0           0.0%
391           100 South Ocean Ave. Realty Corp.    $    12,310       0        0.0%          N/A      0           0.0%
397           Carolyn Court Owners, Inc.           $   (21,204)      0        0.0%          N/A      0           0.0%
399           Courtland Glen Cooperative, Inc.             N/A       0        0.0%          N/A      0           0.0%
402           3755 Owners Ltd.                     $     5,448       0        0.0%          N/A      1           1.1%
403           Jeffersonian Jay Street Corp.                N/A       0        0.0%          N/A      0           0.0%
407           Oxford Gardens                       $       507       0        0.0%          N/A      0           0.0%
408           920 Fifth Avenue Corp                        N/A       0        0.0%          N/A      0           0.0%
409           431 West 54th Street, Inc.           $    37,394       0        0.0%          N/A      0           0.0%
411           Charlton Cooperative Corp.                   N/A       0        0.0%          N/A      0           0.0%
412           80/Columbus Owners Corp.                     N/A       0        0.0%          N/A      0           0.0%
413           204-206 Owners Corp.                 $    14,783       0        0.0%          N/A      0           0.0%
414           Fumoha Development Corp.                     N/A       0        0.0%          N/A      0           0.0%
415           1608 Ocean Parkway Owners Corp.      $   105,129       0        0.0%          N/A      0           0.0%

                                                    COOPERATIVE    COOPERATIVE
                                                     COMMERCIAL    CONVERSION
 #   CROSSED  PROPERTY NAME                        SQUARE FOOTAGE     YEAR
 -   -------  -------------                        --------------     ----
107           Coronet Hall Tenants Corp.                N/A           1986
125           111 East 85th Street Owners, Inc.        5,500          1979
136           Butterfield House, Inc.                   N/A           1963
148           Woodlands Owners, Inc.                    N/A           1981
164           10 East 70th Street, Inc.                 N/A           1962
167           245 East 87th Street Tenants Corp.        N/A           1980
181           639 Apartments Corp.                      700           1971
182           83rd Street Tenants, Inc.                 N/A           1967
190           Ocean Terrace Owners, Inc.                N/A           1982
198           26 Gramercy Park Owners Corp.             N/A           1986
205           Linden Hill No. 2 Cooperative Corp.      2,200          1953
209           Skyline Terrace Cooperative, Inc.         N/A           1959
211           103 Gedney Street Owners', Inc.           600           1982
226           40 East 88 Owners, Inc.                  4,500          1958
227           510 East 86th Street Owners, Inc.         N/A           1979
228           Ten Eighty Apartment Corporation          N/A           1961
235           Evelyn Court Apartment Corp.              N/A           1988
248           Park East Apartments, Inc.               4,500          1983
249           Suburbia Owners, Inc.                     N/A           1983
255           525 East 82 Owners Corp.                  N/A           1982
256           72nd Street East Corporation              N/A           1947
260           Stephen Gardens Corp.                     N/A           1985
261           Sans Souci Owners Corp.                   N/A           1985
262           Kent Bentley Apartments, Inc.             N/A           1988
265           969 Park Avenue                          5,875          1958
266           34-15 Properties Ltd.                     N/A           1982
280           321 West 90th St. Owners Corp.            N/A           1985
281           Crestwood Manor                           N/A           1981
282           Crest Manor Housing Corp                 3,120          1981
284           Bayshore Gardens                          N/A           1983
295           929 Park Avenue Apartment Corp.           N/A           1959
298           84-20 51st Ave. Owners Inc.               N/A           1983
301           East Rock Tenants                         N/A           1981
308           194 Riverside Owners Corp.                N/A           1985
309           305 Equities Corp                         N/A           1988
310           Rossmoor Leisure Cooperative              N/A           1975
313           81st Dwellers Inc.                        N/A           1986
318           West 15 Townhouse Corporation             N/A           1980
319           Palisade Gardens Apartments Corp.         N/A           1979
325           137-05 Franklin Avenue Owners, Inc.       N/A           1980
331           31 East 12th Street Owners, Inc.         2,440          1977
334           25 West 13th St                         13,000          1981
336           60 Tenants Corp.                          N/A           1972
340           Irving Place Tenant Corp.                 N/A           1980
342           16 Canterbury Corp.                       N/A           1979
348           River Glen Tenant Corp                    N/A           1984
360           789 West End Avenue                       N/A           1981
363           35 East Tenants Corp.                     N/A           1980
378           45-53 Cabrini Owners Corp.                N/A           1988
383           838 Greenwich St. Corp.                   N/A           1981
385           Westwater Commons                         N/A           1984
386           Parkway Owners Inc                        N/A           1985
387           81-05 Tenants LTD                         N/A           1941
389           11 East 92nd Street Tenants Corp.         N/A           1985
390           No. 24 Gramercy Park, Inc.                N/A           1908
391           100 South Ocean Ave. Realty Corp.         N/A           1982
397           Carolyn Court Owners, Inc.                N/A           1986
399           Courtland Glen Cooperative, Inc.          N/A           1987
402           3755 Owners Ltd.                          N/A           1980
403           Jeffersonian Jay Street Corp.             N/A           1986
407           Oxford Gardens                            N/A           1985
408           920 Fifth Avenue Corp                     N/A           1953
409           431 West 54th Street, Inc.                N/A           1984
411           Charlton Cooperative Corp.                N/A           1982
412           80/Columbus Owners Corp.                  N/A           1982
413           204-206 Owners Corp.                      N/A           1990
414           Fumoha Development Corp.                  N/A           1990
415           1608 Ocean Parkway Owners Corp.           N/A           1986

                  SCHEDULE OF COOPERATIVE MORTGAGED PROPERTIES

                                                     CO-OP BASIS    CUT-OFF DATE  RENTAL BASIS    CUT-OFF DATE
                                                      APPRAISED     CO-OP BASIS    APPRAISED      RENTAL BASIS     SPONSOR  SPONSOR
 #   CROSSED  PROPERTY NAME                             VALUE      LTV RATIO (1)   VALUE (2)    LTV RATIO (1) (2)   UNITS   PERCENT
 -   -------  -------------                             -----      -------------   ---------    -----------------   -----   -------
416           Phosphorus Crackled Roseville Corp.  $    7,100,000       4.6%      $  3,600,000          9.0%          0        0.0%
417           557 3rd Owners Corp.                      2,970,000       5.7%         1,240,000         13.6%          0        0.0%

                                                     SPONSOR                           INVESTOR  COOPERATIVE  COOPERATIVE
                                                      CARRY       INVESTOR  INVESTOR    CARRY      OWNED        OWNED
 #   CROSSED  PROPERTY NAME                           AMOUNT       UNITS    PERCENT     AMOUNT     UNITS       PERCENT
 -   -------  -------------                           ------       -----    -------     ------     -----       -------
416           Phosphorus Crackled Roseville Corp.       N/A          0        0.0%        N/A        0           0.0%
417           557 3rd Owners Corp.                      N/A          0        0.0%        N/A        0           0.0%

                                                    COOPERATIVE    COOPERATIVE
                                                     COMMERCIAL    CONVERSION
 #   CROSSED  PROPERTY NAME                        SQUARE FOOTAGE     YEAR
 -   -------  -------------                        --------------     ----
416           Phosphorus Crackled Roseville Corp.       N/A           1974
417           557 3rd Owners Corp.                      N/A           1985

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2) FOR COOPERATIVE PROPERTIES, APPRAISED VALUE AS RENTAL AND LOAN TO VALUE AS RENTAL FIGURES LISTED IN THE SCHEDULE ABOVE ARE BASED ON THE APPRAISER'S ESTIMATE OF MARKET RENT.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                            Large Loan Concentrations

                        Underlying Mortgage Loan Sellers

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

           Underlying Mortgaged Real Properties by Ownership Interest

     Range of Cut-off Date Co-op Basis Loan-to-Value Ratios for Cooperative
                                 Mortgage Loans

     Range of Cut-off Date Rental Basis Loan-to-Value Ratios for Cooperative
                                 Mortgage Loans

              Sponsor Owned Units in the Cooperative Mortgage Loans

NOTE 1: The above-referenced tables in this Exhibit A-2 are presented in respect of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2.

NOTE 2: INFORMATION REGARDING PRINCIPAL BALANCES, INTEREST RATES, LOAN-TO-VALUE RATIOS AND DEBT SERVICE COVERAGE RATIOS IN THIS EXHIBIT A-1, INSOFAR AS IT RELATES TO THE CARLTON COURT APARTMENTS LOAN, REFLECTS THE CARLTON COURT APARTMENTS POOLED PORTION.

                            LARGE LOAN CONCENTRATIONS

                                                                 WEIGHTED
                                            PERCENTAGE OF        AVERAGE                            WEIGHTED
                          CUT-OFF DATE         INITIAL           MORTGAGE          WEIGHTED         AVERAGE
                           PRINCIPAL        MORTGAGE POOL        INTEREST          AVERAGE        CUT-OFF DATE
   CONCENTRATION            BALANCE            BALANCE             RATE            U/W DSCR       LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------
       Top 1             $   280,000,000         9.3%            6.6085%             1.40x            38.4%
       Top 3                 628,092,278        20.9%            5.7200%             1.51             53.7%
       Top 5                 774,092,278        25.8%            5.6119%             1.58             55.0%
       Top 7                 887,592,278        29.6%            5.5868%             1.54             57.5%
       Top 10              1,011,892,278        33.7%            5.6165%             1.53             58.1%
                         --------------------------------------------------------------------------------------
    ENTIRE POOL          $ 3,003,562,222       100.0%            5.6090%             1.91x            63.0%
                         ======================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                    WEIGHTED
                                NUMBER OF                        PERCENTAGE OF      AVERAGE                       WEIGHTED
                               UNDERLYING       CUT-OFF DATE      INITIAL NET       MORTGAGE        WEIGHTED       AVERAGE
                                MORTGAGE          PRINCIPAL      MORTGAGE POOL      INTEREST        AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER             LOANS           BALANCE (1)        BALANCE           RATE          U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.            239          $ 1,747,834,487        58.2%           5.6069%         1.45x          63.7%
GMACCM                             45              791,576,001        26.4%           5.5331%         1.46           69.8%
KeyBank National Association       59              259,023,292         8.6%           5.9888%         2.10           61.8%
National Cooperative Bank          74              205,128,442         6.8%           5.4404%         7.33           32.5%
                             ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE            417          $ 3,003,562,222       100.0%           5.6090%         1.91x          63.0%
                             ================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                             MORTGAGE INTEREST RATES

                                                                                    WEIGHTED
                                    NUMBER OF                     PERCENTAGE OF     AVERAGE                     WEIGHTED
                                    UNDERLYING    CUT-OFF DATE     INITIAL NET      MORTGAGE      WEIGHTED       AVERAGE
             RANGE OF                MORTGAGE       PRINCIPAL     MORTGAGE POOL     INTEREST      AVERAGE     CUT-OFF DATE
    MORTGAGE INTEREST RATES           LOANS        BALANCE (1)       BALANCE          RATE        U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
   4.4198%      -      5.0000%          11       $   318,501,718       10.6%         4.6643%        2.25x         54.4%
   5.0001%      -      5.2500%          50           310,129,121       10.3%         5.1774%        3.48          59.8%
   5.2501%      -      5.5000%         104           727,033,822       24.2%         5.3939%        1.81          68.4%
   5.5001%      -      5.7500%         102           777,238,180       25.9%         5.6201%        1.49          71.0%
   5.7501%      -      6.0000%          78           268,620,071        8.9%         5.8520%        1.45          68.7%
   6.0001%      -      6.2500%          37           256,063,523        8.5%         6.1001%        1.51          66.1%
   6.2501%      -      6.5000%           6            17,011,457        0.6%         6.3278%        2.13          66.0%
   6.5001%      -      8.8200%          29           328,964,330       11.0%         6.7618%        1.98          36.3%
                                   ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                417       $ 3,003,562,222      100.0%         5.6090%        1.91x         63.0%
                                   ========================================================================================

MAXIMUM MORTGAGE INTEREST RATE:      8.8200%
MINIMUM MORTGAGE INTEREST RATE:      4.4198%
WTD. AVG. MORTGAGE INTEREST RATE:    5.6090%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                     WEIGHTED
                                    NUMBER OF                      PERCENTAGE OF     AVERAGE                     WEIGHTED
                                    UNDERLYING    CUT-OFF DATE      INITIAL NET      MORTGAGE     WEIGHTED       AVERAGE
     RANGE OF CUT-OFF DATE           MORTGAGE       PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE     CUT-OFF DATE
     PRINCIPAL BALANCES (1)           LOANS        BALANCE (1)        BALANCE          RATE        U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
  $   169,143   -        750,000        14       $     7,430,377        0.2%         6.1599%       14.06x         26.4%
      750,001   -      1,000,000        18            16,560,585        0.6%         5.7665%        4.56          47.5%
    1,000,001   -      1,250,000        26            29,397,538        1.0%         5.9841%        2.21          54.6%
    1,250,001   -      1,500,000        30            41,875,957        1.4%         6.1392%        2.29          54.6%
    1,500,001   -      2,000,000        47            84,611,609        2.8%         5.8993%        4.75          49.2%
    2,000,001   -      2,500,000        30            67,693,572        2.3%         6.0600%        3.15          49.0%
    2,500,001   -      3,000,000        37           104,885,247        3.5%         5.6280%        4.48          57.4%
    3,000,001   -      3,500,000        23            75,376,286        2.5%         5.6071%        2.30          61.6%
    3,500,001   -      4,000,000        27           102,433,921        3.4%         5.5595%        2.53          62.5%
    4,000,001   -      4,500,000        12            51,280,347        1.7%         5.5640%        3.47          62.4%
    4,500,001   -      5,000,000        17            81,669,523        2.7%         5.4615%        1.67          66.3%
    5,000,001   -      6,000,000        19           105,647,383        3.5%         5.5060%        2.85          61.7%
    6,000,001   -      7,000,000        22           144,098,480        4.8%         5.4809%        1.50          68.4%
    7,000,001   -      8,000,000        16           120,126,719        4.0%         5.6283%        1.40          70.9%
    8,000,001   -      9,000,000        11            94,730,277        3.2%         5.5468%        1.55          65.9%
    9,000,001   -     10,000,000         9            85,382,992        2.8%         5.6334%        1.36          72.1%
   10,000,001   -     12,500,000        16           178,540,735        5.9%         5.5900%        1.42          70.0%
   12,500,001   -     15,000,000         7            96,562,151        3.2%         5.8233%        1.43          66.8%
   15,000,001   -     17,500,000         4            67,728,808        2.3%         5.4861%        1.33          76.1%
   17,500,001   -     19,000,000         6           109,896,068        3.7%         5.3368%        1.25          75.8%
   19,000,001   -     24,000,000        10           209,895,353        7.0%         5.4660%        1.43          69.5%
   24,000,001   -     37,500,000         4           115,846,017        3.9%         5.5805%        1.29          70.5%
   37,500,001   -     55,000,000         4           172,800,000        5.8%         5.6661%        1.36          66.8%
   55,000,001   -     80,000,000         6           380,820,000       12.7%         5.4248%        1.51          71.0%
   80,000,001   -  $ 280,000,000         2           458,272,278       15.3%         5.7571%        1.60          44.1%
                                   -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                417       $ 3,003,562,222      100.0%         5.6090%        1.91x         63.0%
                                   =========================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):  $ 280,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):  $     169,143
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):  $   7,202,787

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                               WEIGHTED
                              NUMBER OF                      PERCENTAGE OF     AVERAGE                     WEIGHTED
         RANGE OF             UNDERLYING     CUT-OFF DATE     INITIAL NET      MORTGAGE      WEIGHTED      AVERAGE
  ORIGINAL AMORTIZATION        MORTGAGE        PRINCIPAL     MORTGAGE POOL     INTEREST      AVERAGE     CUT-OFF DATE
   TERMS (MONTHS) (1)           LOANS         BALANCE (2)       BALANCE          RATE        U/W DSCR    LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
     Interest Only                26        $   178,437,000        5.9%        5.1501%         6.22x         41.8%
   120      -     300             86            334,750,200       11.1%        6.1064%         1.85          59.6%
   301      -     480            305          2,490,375,022       82.9%        5.5750%         1.61          65.0%
                             -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          417        $ 3,003,562,222      100.0%        5.6090%         1.91x         63.0%
                             =========================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS)(3):            480
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS)(3):            120
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS)(3):          352

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                    WEIGHTED
                                  NUMBER OF                       PERCENTAGE OF     AVERAGE                   WEIGHTED
          RANGE OF                UNDERLYING     CUT-OFF DATE      INITIAL NET      MORTGAGE     WEIGHTED     AVERAGE
       ORIGINAL TERMS              MORTGAGE        PRINCIPAL      MORTGAGE POOL     INTEREST     AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS)(1)      LOANS         BALANCE (2)        BALANCE          RATE       U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------------
    60      -      84                 25        $   633,870,579       21.1%         5.7788%        1.55x        50.6%
    85      -     120                307          1,874,572,273       62.4%         5.5354%        2.06         66.3%
   121      -     300                 85            495,119,370       16.5%         5.6703%        1.79         66.6%
                               ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              417        $ 3,003,562,222      100.0%         5.6090%        1.91x        63.0%
                               ==========================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):      300
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):       60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):    112

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                      REMAINING AMORTIZATION TERMS (1),(2)

                                                                                 WEIGHTED
                               NUMBER OF                       PERCENTAGE OF     AVERAGE                     WEIGHTED
         RANGE OF              UNDERLYING     CUT-OFF DATE      INITIAL NET      MORTGAGE     WEIGHTED       AVERAGE
  REMAINING AMORTIZATION        MORTGAGE       PRINCIPAL       MORTGAGE POOL     INTEREST      AVERAGE     CUT-OFF DATE
   TERMS (MONTHS) (1),(2)        LOANS        BALANCE (2)         BALANCE         RATES       U/W DSCR     LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------
      Interest Only                26      $    178,437,000         5.9%         5.1501%        6.22x         41.8%
    69       -      240            28            49,715,684         1.7%         7.3863%        3.65          27.4%
    241      -      300            59           286,921,468         9.6%         5.8909%        1.57          64.9%
    301      -      355            42           300,037,116        10.0%         4.8587%        2.13          56.8%
    356      -      478           262         2,188,450,955        72.9%         5.6719%        1.53          66.2%
                              ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           417      $  3,003,562,222       100.0%         5.6090%        1.91x         63.0%
                              ==========================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2),(3):      478
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2),(3):       69
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2),(3):    349

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                   REMAINING TERMS TO STATED MATURITY (1),(2)

                                                                                       WEIGHTED
                                     NUMBER OF                       PERCENTAGE OF     AVERAGE                     WEIGHTED
              RANGE OF               UNDERLYING     CUT-OFF DATE      INITIAL NET      MORTGAGE     WEIGHTED       AVERAGE
          REMAINING TERMS             MORTGAGE       PRINCIPAL       MORTGAGE POOL     INTEREST      AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS)(1),(2)     LOANS        BALANCE (2)         BALANCE         RATES       U/W DSCR     LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
        35       -       60              23       $   285,796,540         9.5%         4.9992%        1.98x         58.6%
        61       -       84              13           368,557,938        12.3%         6.4919%        1.45          43.2%
        85       -      110               8            52,435,840         1.7%         5.4368%        1.70          68.6%
        111      -      115              66           325,123,198        10.8%         5.4507%        2.88          59.7%
        116      -      120             281         1,921,395,576        64.0%         5.5335%        1.76          68.8%
        121      -      235              26            50,253,132         1.7%         6.6912%        4.44          28.2%
                                    ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 417       $ 3,003,562,222       100.0%         5.6090%        1.91x         63.0%
                                    ==========================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1),(2):      235
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS)  (1),(2):     35
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS)  (1),(2):   107

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                           YEARS BUILT/YEARS RENOVATED

                                                                                   WEIGHTED
                               NUMBER OF                          PERCENTAGE OF    AVERAGE                      WEIGHTED
                               MORTGAGED         CUT-OFF DATE      INITIAL NET     MORTGAGE      WEIGHTED       AVERAGE
     RANGE OF YEARS               REAL             PRINCIPAL      MORTGAGE POOL    INTEREST      AVERAGE      CUT-OFF DATE
   BUILT/RENOVATED (1)         PROPERTIES         BALANCE (2)        BALANCE         RATE        U/W DSCR     LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------
   1925      -    1985            103           $   341,625,213       11.4%         5.7346%        2.41x          64.0%
   1986      -    1995            119               508,844,892       16.9%         5.5897%        1.91           65.0%
   1996      -    2000             97               512,510,746       17.1%         5.5532%        1.79           66.2%
   2001      -    2006            208             1,640,581,372       54.6%         5.6062%        1.84           61.2%
                              ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           527           $ 3,003,562,222       100.0%        5.6090%        1.91x          63.0%
                              =============================================================================================

MOST RECENT YEAR BUILT/RENOVATED:        2006
OLDEST YEAR BUILT/RENOVATED              1925
WTD. AVG. YEAR BUILT/RENOVATED:          1997

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                     OCCUPANCY RATES AT UNDERWRITING (1),(3)

                                                                                   WEIGHTED
                               NUMBER OF                          PERCENTAGE OF    AVERAGE                      WEIGHTED
                               MORTGAGED         CUT-OFF DATE      INITIAL NET     MORTGAGE      WEIGHTED       AVERAGE
          RANGE OF                REAL             PRINCIPAL      MORTGAGE POOL    INTEREST      AVERAGE      CUT-OFF DATE
OCCUPANCY RATES AT U/W (1),(3) PROPERTIES         BALANCE (2)        BALANCE         RATE        U/W DSCR     LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------
    44%      -     75%             31          $    215,914,916        7.2%         5.9024%        1.53x          65.5%
    76%      -     85%             31               298,853,388        9.9%         5.6650%        1.46           69.4%
    86%      -     90%             33               467,429,344       15.6%         6.1702%        1.38           51.7%
    91%      -     93%             33               232,779,416        7.8%         5.4924%        1.36           74.0%
    94%      -     95%             31               334,164,978       11.1%         4.9247%        1.65           62.1%
    96%      -     97%             26               210,332,040        7.0%         5.4967%        1.31           74.9%
    98%      -    100%            272             1,095,277,627       36.5%         5.5368%        1.43           68.5%
                              ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           457          $  2,854,751,710       95.0%         5.6034%        1.45x          65.8%
                              =============================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):       100%
MINIMUM OCCUPANCY RATE AT U/W (1):        44%
WTD. AVG. OCCUPANCY RATE AT U/W (1):      92%

(1)  DOES NOT INCLUDE COOPERATIVE PROPERTIES.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(3) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK. FOR FURTHER DESCRIPTION OF THE UNDERWRITING CRITERIA, PLEASE SEE "DESCRIPTION OF THE SPONSORS" IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                      WEIGHTED
                                     NUMBER OF                       PERCENTAGE OF    AVERAGE                   WEIGHTED
                                     UNDERLYING      CUT-OFF DATE     INITIAL NET     MORTGAGE     WEIGHTED      AVERAGE
         RANGE OF                     MORTGAGE        PRINCIPAL      MORTGAGE POOL    INTEREST     AVERAGE    CUT-OFF DATE
         U/W DSCRs                      LOANS         BALANCE (1)       BALANCE         RATE       U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
   1.11x     -     1.18                   6        $    17,327,382        0.6%         6.6576%       1.13x        60.6%
   1.19      -     1.22                  43            306,292,319       10.2%         5.5296%       1.21         74.3%
   1.23      -     1.28                  82            881,764,190       29.4%         5.4888%       1.26         74.8%
   1.29      -     1.35                  48            163,668,184        5.4%         5.6675%       1.32         72.7%
   1.36      -     1.40                  34            460,112,086       15.3%         6.2194%       1.39         51.8%
   1.41      -     1.48                  39            263,077,607        8.8%         5.7081%       1.44         67.1%
   1.49      -     1.53                  18            118,498,307        3.9%         5.8283%       1.50         67.8%
   1.54      -     1.59                  16             84,558,270        2.8%         5.7449%       1.57         63.3%
   1.60      -     1.67                  14             81,448,306        2.7%         5.7140%       1.63         68.5%
   1.68      -     1.76                  18            117,846,786        3.9%         5.6199%       1.71         59.1%
   1.77      -     1.87                  10             52,912,546        1.8%         5.5915%       1.80         56.5%
   1.88      -     2.07                  10            215,032,974        7.2%         4.5756%       1.92         53.9%
   2.08      -    87.32x                 79            241,023,268        8.0%         5.4907%       7.65         23.4%
                                    ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 417        $ 3,003,562,222      100.0%         5.6090%       1.91x        63.0%
                                    =======================================================================================

MAXIMUM U/W DSCR:          87.32x
MINIMUM U/W DSCR:           1.11x
WTD. AVG. U/W DSCR:         1.91x

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                      WEIGHTED
                                     NUMBER OF                       PERCENTAGE OF    AVERAGE                   WEIGHTED
                                     UNDERLYING     CUT-OFF DATE      INITIAL NET     MORTGAGE     WEIGHTED     AVERAGE
  RANGE OF CUT-OFF DATE               MORTGAGE        PRINCIPAL      MORTGAGE POOL    INTEREST     AVERAGE    CUT-OFF DATE
 LOAN-TO-VALUE RATIOS (1)              LOANS         BALANCE (1)        BALANCE         RATE       U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
    0.3%     -    40.0%                  79        $   441,290,210       14.7%         6.3080%       4.60x        28.3%
   40.0%     -    50.0%                  12            102,049,159        3.4%         5.3394%       2.29         46.3%
   50.0%     -    60.0%                  38            409,766,957       13.6%         5.1535%       1.75         54.4%
   60.0%     -    65.0%                  44            258,355,388        8.6%         5.6044%       1.50         62.4%
   65.0%     -    70.0%                  53            349,591,611       11.6%         5.6803%       1.40         68.1%
   70.0%     -    73.0%                  36            309,107,610       10.3%         5.7029%       1.35         71.4%
   73.0%     -    75.0%                  42            283,022,620        9.4%         5.4909%       1.31         74.4%
   75.0%     -    77.0%                  20            176,491,991        5.9%         5.3748%       1.25         75.7%
   77.0%     -    77.5%                  16             86,424,527        2.9%         5.5309%       1.25         77.3%
   77.5%     -    78.5%                  14             91,655,686        3.1%         5.3394%       1.32         78.2%
   78.5%     -    79.0%                   9             67,313,828        2.2%         5.3967%       1.26         78.8%
   79.0%     -    79.5%                  20            102,072,532        3.4%         5.3844%       1.28         79.3%
   79.5%     -    80.0%                  30            308,787,485       10.3%         5.5935%       1.30         79.7%
   80.0%     -    85.6%                   4             17,632,618        0.6%         5.6727%       1.31         83.2%
                                    --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 417        $ 3,003,562,222      100.0%         5.6090%       1.91x        63.0%
                                    ======================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     85.6%
MINIMUM CUT-OFF DATE LTV RATIO (1):      0.3%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   63.0%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                WEIGHTED
                         NUMBER OF                          PERCENTAGE OF        AVERAGE                        WEIGHTED
                         MORTGAGED       CUT-OFF DATE        INITIAL NET        MORTGAGE        WEIGHTED        AVERAGE
                           REAL           PRINCIPAL         MORTGAGE POOL       INTEREST         AVERAGE      CUT-OFF DATE
STATE                   PROPERTIES       BALANCE (1)           BALANCE            RATE          U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
New York                    84          $   525,775,606         17.5%            6.1330%          4.03x          36.9%
California                  67              404,944,538         13.5%            5.5683%          1.54           63.2%
  Southern California (2)   57              294,219,102          9.8%            5.5337%          1.58           63.7%
  Northern California (2)   10              110,725,437          3.7%            5.6602%          1.44           61.9%
Texas                       39              217,584,132          7.2%            5.5048%          1.36           73.6%
Missouri                     6              206,701,541          6.9%            4.5424%          1.82           56.1%
Georgia                     27              158,646,225          5.3%            5.5241%          1.30           74.7%
Florida                     37              138,940,561          4.6%            5.6462%          1.49           69.1%
Virginia                    19              136,858,789          4.6%            5.4313%          1.40           71.6%
Pennsylvania                18              118,834,655          4.0%            5.5692%          1.37           76.0%
Arizona                     17               91,757,401          3.1%            5.5919%          1.36           70.5%
North Carolina              17               87,827,707          2.9%            5.6156%          1.32           73.7%
Maryland                    11               78,341,260          2.6%            5.6575%          1.37           68.9%
Ohio                        22               75,167,274          2.5%            5.4367%          1.34           75.4%
Oregon                       3               68,597,158          2.3%            5.5531%          1.28           70.8%
Michigan                    17               63,924,679          2.1%            5.7487%          1.46           66.7%
Colorado                     9               63,624,656          2.1%            5.6823%          1.43           66.7%
Connecticut                 12               50,323,076          1.7%            5.5615%          1.51           68.8%
Washington                  15               50,299,471          1.7%            5.7617%          1.36           65.3%
New Jersey                   5               48,508,093          1.6%            5.6211%          1.61           67.7%
District of Columbia         1               40,500,000          1.3%            6.1100%          1.49           69.3%
Nevada                       9               39,597,460          1.3%            5.2770%          1.52           68.1%
Illinois                    18               34,274,894          1.1%            5.7733%          1.50           67.0%
Indiana                      6               32,166,557          1.1%            5.5957%          1.40           68.3%
Tennessee                    6               30,228,968          1.0%            5.6372%          1.51           70.9%
Oklahoma                     4               29,940,834          1.0%            5.4721%          1.52           78.2%
Minnesota                    6               28,728,474          1.0%            5.6977%          1.34           74.0%
South Carolina               6               23,027,120          0.8%            5.7073%          1.55           67.6%
Alabama                      4               18,956,010          0.6%            5.6618%          1.24           79.5%
Wisconsin                   11               17,825,000          0.6%            5.4500%          1.24           66.3%
Massachusetts                4               16,582,663          0.6%            5.4690%          1.44           66.5%
Delaware                     2               13,682,056          0.5%            5.4706%          1.29           65.2%
Kansas                       2               12,190,821          0.4%            5.6889%          1.72           64.2%
Hawaii                       1               11,426,358          0.4%            5.3600%          1.71           49.3%
Mississippi                  2               11,186,374          0.4%            5.7000%          1.27           78.6%
New Mexico                   2               10,082,583          0.3%            5.3456%          1.66           65.7%
Kentucky                     3                9,551,039          0.3%            5.8541%          1.38           75.5%
Louisiana                    2                7,417,303          0.2%            6.0201%          1.36           74.5%
Arkansas                     2                5,502,442          0.2%            5.3072%          1.31           76.0%
Maine                        4                5,344,541          0.2%            5.9800%          1.22           63.6%
Nebraska                     1                5,072,094          0.2%            5.4000%          1.28           75.7%
West Virginia                2                4,424,989          0.1%            5.8831%          1.83           60.3%
Wyoming                      1                3,376,130          0.1%            5.2000%          1.25           75.2%
Utah                         1                3,012,949          0.1%            7.6500%          1.20           47.8%
New Hampshire                1                1,490,749         0.05%            5.6100%          1.27           63.4%
South Dakota                 1                1,316,991         0.04%            6.3500%          1.20           74.0%
                        --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     527         $ 3,003,562,222        100.0%            5.6090%          1.91x          63.0%
                        ==================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                WEIGHTED
                                   NUMBER OF                    PERCENTAGE OF   AVERAGE                    WEIGHTED     WEIGHTED
                                   UNDERLYING    CUT-OFF DATE   INITIAL NET     MORTGAGE     WEIGHTED      AVERAGE      AVERAGE
                                    MORTGAGE      PRINCIPAL     MORTGAGE POOL   INTEREST     AVERAGE     CUT-OFF DATE  REMAINING
LOAN TYPE                            LOANS        BALANCE (1)     BALANCE         RATE       U/W DSCR   LTV RATIO (1)  IO PERIOD (1)
------------------------------------------------------------------------------------------------------------------------------------
Balloon Loan without IO Term          236       $ 1,126,872,149     37.5%       5.4960%       1.99x        62.1%          N/A
Balloon Loans with Partial IO Term    121         1,588,737,935     52.9%       5.7100%       1.36         66.5%           35
Interest Only Balloon Loans            26           178,437,000      5.9%       5.1501%       6.22         41.8%          113
ARD Loans without IO Periods           13            49,942,393      1.7%       5.6116%       1.40         67.7%          N/A
ARD Loans with Partial IO Periods       3            30,600,000      1.0%       5.5338%       1.47         69.7%           18
Fully Amortizing Loans                 18            28,972,745      1.0%       7.3656%       3.76         25.5%          N/A
                                   -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               417       $ 3,003,562,222    100.0%       5.6090%       1.91x        63.0%          N/A
                                   =================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                WEIGHTED
                                  NUMBER OF                     PERCENTAGE OF   AVERAGE                     WEIGHTED
                                  MORTGAGED    CUT-OFF DATE      INITIAL NET    MORTGAGE     WEIGHTED       AVERAGE
                                    REAL         PRINCIPAL      MORTGAGE POOL   INTEREST      AVERAGE     CUT-OFF DATE
PROPERTY TYPE                    PROPERTIES     BALANCE (1)       BALANCE         RATE       U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
Retail                               217      $ 1,172,098,278      39.0%        5.3611%       1.47x          67.5%
Office                                60          775,182,093      25.8%        5.8962%       1.40           58.5%
Multifamily                          165          573,243,387      19.1%        5.5316%       3.81           57.2%
Hotel                                 34          320,727,034      10.7%        5.9440%       1.51           66.9%
Industrial                            23           61,618,899       2.1%        5.8116%       1.60           63.1%
Mixed Use                             16           59,542,757       2.0%        5.5699%       1.47           70.1%
Self Storage                           9           30,238,525       1.0%        5.6605%       1.40           68.4%
Other                                  3           10,911,250       0.4%        4.9800%       2.61           45.5%
                                   ------------------------------------------------------------------------------------
                                     527      $ 3,003,562,222     100.0%        5.6090%       1.91x          63.0%
                                   ====================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                    WEIGHTED
                                      NUMBER OF                     PERCENTAGE OF   AVERAGE                     WEIGHTED
                                      MORTGAGED     CUT-OFF DATE     INITIAL NET    MORTGAGE     WEIGHTED       AVERAGE
              PROPERTY                  REAL          PRINCIPAL      MORTGAGE POOL  INTEREST     AVERAGE      CUT-OFF DATE
PROPERTY TYPE SUB-TYPE               PROPERTIES      BALANCE (1)       BALANCE        RATE       U/W DSCR     LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
RETAIL
              Anchored (2)               107      $   881,262,124       29.3%        5.2583%       1.48x           67.8%
              Unanchored                 110          290,836,154        9.7%        5.6727%       1.46            66.5%
                                   ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  217      $ 1,172,098,278       39.0%        5.3611%       1.47x           67.5%
                                   ========================================================================================
OFFICE
              Suburban                    49      $   435,171,372       14.5%        5.4561%       1.39x           69.5%
              CBD                         11          340,010,721       11.3%        6.4594%       1.40            44.4%
                                   ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   60      $   775,182,093       25.8%        5.8962%       1.40x           58.5%
                                   ========================================================================================
MULTIFAMILY
              Conventional                81      $   400,288,488       13.3%        5.4568%       1.35x           74.0%
              Cooperative                 70          148,810,512        5.0%        5.7172%      10.79             9.4%
              Manufactured Housing        14           24,144,386        0.8%        5.6280%       1.46            73.3%
                                   ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  165      $   573,243,387       19.1%        5.5316%       3.81x           57.2%
                                   ========================================================================================
HOTEL
              Limited Service             24      $   162,697,337        5.4%        5.9631%       1.53x           67.6%
              Full Service                10          158,029,697        5.3%        5.9243%       1.49            66.1%
                                   ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   34      $   320,727,034       10.7%        5.9440%       1.51x           66.9%
                                   ========================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2)  INCLUDES SHADOW ANCHORED PROPERTIES.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                     WEIGHTED     WEIGHTED          WEIGHTED
                                                                     AVERAGE       AVERAGE      AVERAGE REMAINING      WEIGHTED
                           NUMBER OF                 PERCENTAGE OF  REMAINING     REMAINING      LOCKOUT PLUS YM       AVERAGE
        RANGE OF          UNDERLYING   CUT-OFF DATE   INITIAL NET    LOCKOUT       LOCKOUT     PLUS STATIC PREMIUM     REMAINING
    REMAINING TERMS TO     MORTGAGE     PRINCIPAL    MORTGAGE POOL    PERIOD    PLUS YM PERIOD        PERIOD           MATURITY
 STATED MATURITY (1),(2)    LOANS      BALANCE (1)      BALANCE    (MONTHS) (1)  (MONTHS) (1)      (MONTHS) (1)    (MONTHS) (1),(2)
-----------------------------------------------------------------------------------------------------------------------------------
    35       -        50       6     $    12,130,287      0.4%           5             34                34               39
    51       -        80      25         572,935,217     19.1%          51             52                62               67
    81       -        95       7          72,763,635      2.4%          66             79                79               83
    96       -       110       6          48,961,178      1.6%         103            103               103              107
   111       -       117     204       1,141,707,558     38.0%         106            112               112              116
   118       -       120     143       1,104,811,216     36.8%         112            115               115              118
   121       -       235      26          50,253,132      1.7%          67            157               161              172
                          ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      417     $ 3,003,562,222    100.0%          96            101               103              107
                          =========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                     WEIGHTED     WEIGHTED          WEIGHTED
                                                                     AVERAGE       AVERAGE      AVERAGE REMAINING      WEIGHTED
                           NUMBER OF                 PERCENTAGE OF  REMAINING     REMAINING      LOCKOUT PLUS YM       AVERAGE
                          UNDERLYING   CUT-OFF DATE   INITIAL NET    LOCKOUT       LOCKOUT     PLUS STATIC PREMIUM    REMAINING
                           MORTGAGE     PRINCIPAL    MORTGAGE POOL    PERIOD    PLUS YM PERIOD        PERIOD           MATURITY
    PREPAYMENT OPTION       LOANS      BALANCE (1)      BALANCE    (MONTHS) (1)  (MONTHS) (1)      (MONTHS) (1)    (MONTHS) (1),(2)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance         311     $ 2,400,949,579     79.9%         105           105               105              109
Lockout / Defeasance /
Static                         4         340,545,000     11.3%          66            66                83               87
Lockout / Yield
Maintenance                   71         216,256,382      7.2%          50           109               109              115
Yield Maintenance             17          28,345,021      0.9%           0           130               130              133
Lockout / Static              13          14,548,163      0.5%         113           113               138              142
Yield Maintenance /
Static                         1           2,918,077      0.1%           0            17                63               66
                          ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      417     $ 3,003,562,222    100.0%          96           101               103              107
                          =========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                  WEIGHTED
                           NUMBER OF                            PERCENTAGE OF     AVERAGE                       WEIGHTED
                           MORTGAGED          CUT-OFF DATE       INITIAL NET      MORTGAGE      WEIGHTED        AVERAGE
                              REAL              PRINCIPAL       MORTGAGE POOL     INTEREST       AVERAGE     CUT-OFF DATE
OWNERSHIP INTEREST         PROPERTIES          BALANCE (1)         BALANCE          RATES        U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
Fee                           519            $ 2,954,586,657        98.4%          5.6107%         1.92x          63.0%
Leasehold                       6                 38,123,055         1.3%          5.5651%         1.40           70.2%
Fee/Leasehold                   2                 10,852,510         0.4%          5.2863%         2.00           55.7%
                           -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       527            $ 3,003,562,222       100.0%          5.6090%         1.91x          63.0%
                           ===============================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

     RANGE OF CUT-OFF DATE CO-OP BASIS LOAN-TO-VALUE RATIOS FOR COOPERATIVE
                               MORTGAGE LOANS (1)

                                                                     WEIGHTED                WEIGHTED       WEIGHTED
           RANGE OF       NUMBER OF                   PERCENTAGE OF  AVERAGE                 AVERAGE         AVERAGE
           CUT-OFF        UNDERLYING   CUT-OFF DATE    INITIAL NET   MORTGAGE   WEIGHTED   CUT-OFF DATE   CUT-OFF DATE
         CO-OP BASIS       MORTGAGE     PRINCIPAL     MORTGAGE POOL  INTEREST   AVERAGE    CO-OP BASIS    RENTAL BASIS
           LTV (1)           LOANS      BALANCE (1)      BALANCE       RATE     U/W DSCR   LTV RATIO (1)  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
    0.3%      -     9.9%       45      $  89,081,692      3.0%       5.7167%     14.95x         4.6%          10.2%
   10.0%      -    19.9%       21         45,466,920      1.5%       5.8468%      4.97         12.8%          23.6%
   20.0%      -    29.9%        3         11,774,663      0.4%       5.2135%      3.47         26.6%          40.3%
   30.0%      -    34.7%        1          2,487,237      0.1%       5.7500%      2.86         34.7%          39.7%
                            -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        70      $ 148,810,512      5.0%       5.7172%     10.79x         9.4%          17.2%
                            ===========================================================================================

MAXIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO (1):         34.7%
MINIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO (1):          0.3%
WTD. AVG. CUT-OFF DATE CO-OP BASIS LTV RATIO (1):        9.4%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

     RANGE OF CUT-OFF DATE RENTAL BASIS LOAN-TO-VALUE RATIOS FOR COOPERATIVE
                               MORTGAGE LOANS (1)

                                                                      WEIGHTED                WEIGHTED       WEIGHTED
           RANGE OF       NUMBER OF                    PERCENTAGE OF  AVERAGE                 AVERAGE         AVERAGE
           CUT-OFF        UNDERLYING    CUT-OFF DATE    INITIAL NET   MORTGAGE   WEIGHTED   CUT-OFF DATE   CUT-OFF DATE
         RENTAL BASIS      MORTGAGE      PRINCIPAL     MORTGAGE POOL  INTEREST   AVERAGE    CO-OP BASIS    RENTAL BASIS
           LTV (1)          LOANS        BALANCE (1)      BALANCE       RATE     U/W DSCR   LTV RATIO (1)  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------
    0.8%      -    10.0%       22      $   46,956,853      1.6%        5.6203%    20.53x         3.3%           6.8%
   10.1%      -    20.0%       27          51,416,936      1.7%        5.9117%     8.38          7.1%          13.7%
   20.1%      -    30.0%       14          29,886,683      1.0%        5.8194%     4.64         13.0%          24.8%
   30.1%      -    45.3%        7          20,550,040      0.7%        5.3034%     3.53         23.7%          38.3%
                            --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        70      $  148,810,512      5.0%        5.7172%    10.79x         9.4%          17.2%
                            ============================================================================================

MAXIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):     45.3%
MINIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):      0.8%
WTD. AVG. CUT-OFF DATE RENTAL BASIS LTV RATIO (1):   17.2%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

              SPONSOR OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                                  WEIGHTED              WEIGHTED       WEIGHTED       WEIGHTED
                        NUMBER OF                  PERCENTAGE OF  AVERAGE               AVERAGE         AVERAGE        AVERAGE
       PERCENTAGE       UNDERLYING  CUT-OFF DATE    INITIAL NET   MORTGAGE  WEIGHTED  CUT-OFF DATE   CUT-OFF DATE   PERCENT OF
       OF SPONSOR-       MORTGAGE     PRINCIPAL    MORTGAGE POOL  INTEREST  AVERAGE    CO-OP BASIS    RENTAL BASIS  SPONSOR-OWNED
       OWNED UNITS        LOANS      BALANCE (1)     BALANCE        RATE    U/W DSCR  LTV RATIO (1)  LTV RATIO (1)     UNITS
---------------------------------------------------------------------------------------------------------------------------------
          None             38      $   86,036,529     2.9%        5.7015%   13.55x         7.4%          14.2%           0.0%
    0.6%    -    9.9%      12          22,659,900     0.8%        6.0807%    7.35         12.0%          18.6%           4.8%
   10.0%    -   19.9%       8          18,826,810     0.6%        5.4371%    6.42         16.2%          26.9%          13.0%
   20.0%    -   29.9%       4           8,850,714     0.3%        5.6432%    5.84          9.4%          21.3%          21.7%
   30.0%    -   39.9%       5           9,930,339     0.3%        5.6245%    7.89          8.7%          19.1%          35.7%
   40.0%    -   48.1%       3           2,506,220     0.1%        5.7015%    9.10          4.8%          11.9%          46.0%
                        ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    70      $  148,810,512     5.0%        5.7172%   10.79x         9.4%          17.2%           6.8%
                        =========================================================================================================

MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS:        48.1%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS (2):    0.6%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS:      6.8%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2)  DOES NOT INCLUDE COOPERATIVE MORTGAGE LOANS WITHOUT ANY SPONSOR-OWNED
     UNITS.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                WEIGHTED
                                    NUMBER OF                    PERCENTAGE OF   AVERAGE                WEIGHTED
                                   UNDERLYING    CUT-OFF DATE       INITIAL     MORTGAGE   WEIGHTED     AVERAGE
                                    MORTGAGE      PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER                 LOANS        BALANCE (1)       BALANCE       RATE     U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.                161      $  1,401,458,336       57.7%      5.6518%     1.48x       60.8%
GMACCM                                 39           750,377,847       30.9%      5.5236%     1.47        69.8%
KeyBank National Association           40           208,907,716        8.6%      5.7934%     1.41        67.4%
National Cooperative Bank              17            66,240,976        2.7%      5.6862%     1.43        66.6%
                                   -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               257      $  2,426,984,875      100.0%      5.6253%     1.47x       64.3%
                                   ===============================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                             MORTGAGE INTEREST RATES

                                                                                WEIGHTED
                                  NUMBER OF                     PERCENTAGE OF    AVERAGE                WEIGHTED
                                 UNDERLYING    CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED     AVERAGE
           RANGE OF               MORTGAGE      PRINCIPAL       LOAN GROUP 1    INTEREST    AVERAGE   CUT-OFF DATE
    MORTGAGE INTEREST RATES        LOANS        BALANCE (1)         BALANCE       RATE     U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
    4.4198%     -      5.0000%        6      $     282,572,278       11.6%       4.6282%     2.03x       53.6%
    5.0001%     -      5.2500%       17            157,043,602        6.5%       5.1810%     1.51        68.6%
    5.2501%     -      5.5000%       71            583,897,396       24.1%       5.3899%     1.31        70.6%
    5.5001%     -      5.7500%       61            617,656,529       25.4%       5.6202%     1.37        72.6%
    5.7501%     -      6.0000%       59            221,804,398        9.1%       5.8589%     1.44        68.0%
    6.0001%     -      6.2500%       29            247,268,724       10.2%       6.0993%     1.48        66.1%
    6.2501%     -      6.5000%        4             14,855,958        0.6%       6.3279%     1.45        68.9%
    6.5001%     -      7.6500%       10            301,885,991       12.4%       6.6611%     1.41        38.6%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             257      $   2,426,984,875      100.0%       5.6253%     1.47x       64.3%
                                 =================================================================================

MAXIMUM MORTGAGE INTEREST RATE:     7.6500%
MINIMUM MORTGAGE INTEREST RATE:     4.4198%
WTD. AVG. MORTGAGE INTEREST RATE:   5.6253%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                WEIGHTED
                                  NUMBER OF                     PERCENTAGE OF    AVERAGE               WEIGHTED
                                 UNDERLYING    CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED     AVERAGE
    RANGE OF CUT-OFF DATE         MORTGAGE       PRINCIPAL       LOAN GROUP 1   INTEREST    AVERAGE   CUT-OFF DATE
    PRINCIPAL BALANCES (1)         LOANS        BALANCE (1)        BALANCE        RATE     U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
 $  429,000    -        750,000        2     $       1,155,778        0.0%       5.4752%     1.41x      54.1%
    750,001    -      1,000,000        7             6,548,944        0.3%       5.8575%     1.35       73.3%
  1,000,001    -      1,250,000       12            13,788,962        0.6%       5.7277%     1.68       56.9%
  1,250,001    -      1,500,000       14            19,574,797        0.8%       6.1594%     1.50       59.6%
  1,500,001    -      2,000,000       25            44,803,241        1.8%       5.8768%     1.51       64.8%
  2,000,001    -      2,500,000       16            35,086,796        1.4%       5.8785%     1.54       65.3%
  2,500,001    -      3,000,000       23            65,934,083        2.7%       5.8175%     1.38       69.8%
  3,000,001    -      3,500,000       18            58,931,372        2.4%       5.6887%     1.38       69.0%
  3,500,001    -      4,000,000       17            64,550,789        2.7%       5.6566%     1.35       74.5%
  4,000,001    -      4,500,000        8            34,116,250        1.4%       5.7124%     1.37       73.5%
  4,500,001    -      5,000,000       11            52,816,334        2.2%       5.4496%     1.46       66.0%
  5,000,001    -      6,000,000       12            65,734,772        2.7%       5.6491%     1.47       65.7%
  6,000,001    -      7,000,000       14            90,718,480        3.7%       5.5541%     1.41       68.1%
  7,000,001    -      8,000,000       11            82,666,719        3.4%       5.6912%     1.42       69.9%
  8,000,001    -      9,000,000        8            69,005,875        2.8%       5.4866%     1.65       61.9%
  9,000,001    -     10,000,000        5            48,024,900        2.0%       5.6945%     1.43       70.4%
 10,000,001    -     12,500,000       15           167,340,735        6.9%       5.5867%     1.43       69.4%
 12,500,001    -     15,000,000        7            96,562,151        4.0%       5.8233%     1.43       66.8%
 15,000,001    -     17,500,000        4            67,728,808        2.8%       5.4861%     1.33       76.1%
 17,500,001    -     19,000,000        5            91,491,441        3.8%       5.4227%     1.25       75.9%
 19,000,001    -     24,000,000        8           171,165,353        7.1%       5.4582%     1.47       68.4%
 24,000,001    -     37,500,000        4           115,846,017        4.8%       5.5805%     1.29       70.5%
 37,500,001    -     55,000,000        3           124,300,000        5.1%       5.8285%     1.39       62.3%
 55,000,001    -     80,000,000        6           380,820,000       15.7%       5.4248%     1.51       71.0%
 80,000,001    -  $ 280,000,000        2           458,272,278       18.9%       5.7571%     1.60       44.1%

                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              257     $   2,426,984,875      100.0%       5.6253%     1.47x      64.3%
                                 =================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):  $     280,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):  $         429,000
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):  $       9,443,521

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                                WEIGHTED
                                  NUMBER OF                     PERCENTAGE OF    AVERAGE                WEIGHTED
          RANGE OF               UNDERLYING     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED     AVERAGE
    ORIGINAL AMORTIZATION         MORTGAGE       PRINCIPAL       LOAN GROUP 1   INTEREST    AVERAGE  CUT-OFF DATE
     TERMS (MONTHS) (1)             LOANS       BALANCE (2)        BALANCE        RATE     U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
      Interest Only                    9     $     126,922,000       5.2%        5.1326%     2.22x       52.9%
 120        -        300              60           291,795,238      12.0%        5.9948%     1.52        64.2%
 301        -        360             188         2,008,267,637      82.7%        5.6028%     1.41        65.1%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              257     $   2,426,984,875     100.0%        5.6253%     1.47x       64.3%
                                 =================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):       360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):       120
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):     351

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                WEIGHTED
                                  NUMBER OF                     PERCENTAGE OF   AVERAGE                 WEIGHTED
           RANGE OF              UNDERLYING    CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED     AVERAGE
        ORIGINAL TERMS            MORTGAGE       PRINCIPAL       LOAN GROUP 1   INTEREST    AVERAGE  CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)     LOANS       BALANCE (2)         BALANCE       RATE     U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
    60      -      84                17      $     584,381,253       24.1%       5.8002%     1.56x      48.6%
    85      -      120              199          1,508,077,013       62.1%       5.5639%     1.44       69.2%
    121     -      240               41            334,526,609       13.8%       5.5967%     1.40       69.7%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             257      $   2,426,984,875      100.0%       5.6253%     1.47x      64.3%
                                 =================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   110

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                     REMAINING AMORTIZATION TERMS (1), (2)

                                                                                       WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF   AVERAGE                WEIGHTED
               RANGE OF                 UNDERLYING     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED     AVERAGE
        REMAINING AMORTIZATION           MORTGAGE       PRINCIPAL       LOAN GROUP 1   INTEREST    AVERAGE  CUT-OFF DATE
       TERMS (MONTHS) (1), (2)            LOANS        BALANCE (2)        BALANCE        RATES    U/W DSCR  LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------------
         Interest Only                        9     $     126,922,000       5.2%        5.1326%     2.22x       52.9%
     69        -        240                   9            22,690,734       0.9%        7.1299%     1.56        46.1%
    241        -        300                  51           269,104,504      11.1%        5.8991%     1.52        65.7%
    301        -        355                  16           231,288,944       9.5%        4.7027%     1.79        57.6%
    356        -        360                 172         1,776,978,693      73.2%        5.7199%     1.36        66.0%
                                        ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     257     $   2,426,984,875     100.0%        5.6253%     1.47x       64.3%
                                        =================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2), (3):     360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2), (3):      69
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2), (3):   349

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                  REMAINING TERMS TO STATED MATURITY (1), (2)

                                                                                       WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF   AVERAGE                WEIGHTED
              RANGE OF                  UNDERLYING     CUT-OFF DATE      INITIAL       MORTGAGE   WEIGHTED     AVERAGE
          REMAINING TERMS                MORTGAGE       PRINCIPAL      LOAN GROUP 1    INTEREST    AVERAGE  CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1), (2)      LOANS        BALANCE (2)        BALANCE        RATES    U/W DSCR  LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------------
      35        -         60                 13     $     241,608,140      10.0%        4.8832%     1.78x       55.9%
      61        -         84                  9           354,975,431      14.6%        6.4783%     1.41        43.3%
      85        -        110                  2             4,759,560       0.2%        5.7304%     1.34        75.6%
     111        -        115                 25           213,270,758       8.8%        5.5254%     1.40        68.5%
     116        -        120                201         1,592,326,326      65.6%        5.5489%     1.44        69.8%
     121        -        224                  7            20,044,659       0.8%        6.5754%     1.66        53.2%
                                        ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     257     $   2,426,984,875     100.0%        5.6253%     1.47x       64.3%
                                        =================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):      224
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):       35
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):    106

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                           YEARS BUILT/YEARS RENOVATED

                                                                                       WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF   AVERAGE                 WEIGHTED
                                        MORTGAGED     CUT-OFF DATE         INITIAL     MORTGAGE   WEIGHTED     AVERAGE
            RANGE OF YEARS                 REAL         PRINCIPAL       LOAN GROUP 1   INTEREST    AVERAGE   CUT-OFF DATE
          BUILT/RENOVATED (1)           PROPERTIES     BALANCE (2)        BALANCE        RATE     U/W DSCR  LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------------
    1925         -         1985             54      $     200,149,356       8.2%        5.6104%     1.52x      69.8%
    1986         -         1995             95            448,541,961      18.5%        5.5868%     1.48       67.8%
    1996         -         2000             64            338,780,426      14.0%        5.6282%     1.44       67.1%
    2001         -         2006            153          1,439,513,131      59.3%        5.6387%     1.46       61.8%
                                        ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    366      $   2,426,984,875     100.0%        5.6253%     1.47x      64.3%
                                        =================================================================================

MOST RECENT YEAR BUILT/RENOVATED:             2006
OLDEST YEAR BUILT/RENOVATED                   1925
WTD. AVG. YEAR BUILT/RENOVATED:               1998

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                   OCCUPANCY RATES AT UNDERWRITING (1), (3)

                                                                                       WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF    AVERAGE                WEIGHTED
                                         MORTGAGED    CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED     AVERAGE
             RANGE OF                     REAL         PRINCIPAL        LOAN GROUP 1   INTEREST   AVERAGE    CUT-OFF DATE
  OCCUPANCY RATES AT U/W (1), (3)       PROPERTIES     BALANCE (2)        BALANCE        RATE     U/W DSCR  LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------------
   44%        -          75%                 29     $     210,499,431       8.7%        5.9231%     1.53x       65.7%
   76%        -          85%                 28           282,300,767      11.6%        5.6714%     1.46        68.9%
   86%        -          90%                 21           395,361,384      16.3%        6.2879%     1.39        48.1%
   91%        -          93%                 21           165,661,404       6.8%        5.5579%     1.39        73.0%
   94%        -          95%                 12           257,174,770      10.6%        4.7443%     1.75        58.1%
   96%        -          97%                 15           131,838,966       5.4%        5.5688%     1.31        73.6%
   98%        -         100%                240           984,148,153      40.6%        5.5314%     1.45        68.1%
                                        ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     366     $   2,426,984,875     100.0%        5.6253%     1.47x       64.3%
                                        =================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):           100%
MINIMUM OCCUPANCY RATE AT U/W (1):            44%
WTD. AVG. OCCUPANCY RATE AT U/W (1):          92%

(1)  DOES NOT INCLUDE HOSPITALITY AND COOPERATIVE PROPERTIES.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(3) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK. FOR FURTHER DESCRIPTION OF THE UNDERWRITING CRITERIA, PLEASE SEE "DESCRIPTION OF THE SPONSORS" IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                       WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF   AVERAGE                 WEIGHTED
                                        UNDERLYING    CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED     AVERAGE
              RANGE OF                   MORTGAGE       PRINCIPAL       LOAN GROUP 1   INTEREST    AVERAGE   CUT-OFF DATE
             U/W DSCRS                     LOANS       BALANCE (1)        BALANCE        RATE     U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
     1.11x       -         1.18              4      $      13,386,072        0.6%       6.7344%     1.12x       58.7%
     1.19        -         1.22             33            252,428,990       10.4%       5.5236%     1.21        74.3%
     1.23        -         1.28             57            678,872,991       28.0%       5.5089%     1.26        74.4%
     1.29        -         1.35             33            120,623,740        5.0%       5.7104%     1.32        71.5%
     1.36        -         1.40             21            405,644,759       16.7%       6.3194%     1.40        48.5%
     1.41        -         1.48             33            243,401,312       10.0%       5.7388%     1.44        66.2%
     1.49        -         1.53             14            112,730,666        4.6%       5.8406%     1.50        67.6%
     1.54        -         1.59             13             68,794,109        2.8%       5.7513%     1.58        63.0%
     1.60        -         1.67             11             76,260,489        3.1%       5.7177%     1.63        68.5%
     1.68        -         1.76             13            105,680,515        4.4%       5.6461%     1.71        58.7%
     1.77        -         1.87              8             49,630,990        2.0%       5.5365%     1.80        57.9%
     1.88        -         2.07              9            208,732,974        8.6%       4.5628%     1.92        53.8%
     2.08        -         4.80x             8             90,797,270        3.7%       5.1234%     2.58        45.6%
                                        ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    257      $   2,426,984,875      100.0%       5.6253%     1.46x       64.3%
                                        =================================================================================

MAXIMUM U/W DSCR:                                     4.80x
MINIMUM U/W DSCR:                                     1.11x
WTD. AVG. U/W DSCR:                                   1.47x

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                       WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF   AVERAGE                 WEIGHTED
                                        UNDERLYING     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED     AVERAGE
       RANGE OF CUT-OFF DATE             MORTGAGE       PRINCIPAL       LOAN GROUP 1   INTEREST    AVERAGE   CUT-OFF DATE
      LOAN-TO-VALUE RATIOS (1)             LOANS       BALANCE (1)        BALANCE        RATE     U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
   14.4%         -         40.0%             8      $     290,739,577      12.0%        6.6041%     1.45x       38.0%
   40.0%         -         50.0%            10             99,660,378       4.1%        5.3349%     2.31        46.3%
   50.0%         -         60.0%            31            383,592,647      15.8%        5.1277%     1.75        54.3%
   60.0%         -         65.0%            36            240,792,718       9.9%        5.6098%     1.51        62.4%
   65.0%         -         70.0%            44            295,987,879      12.2%        5.7041%     1.41        67.8%
   70.0%         -         73.0%            31            288,958,435      11.9%        5.6983%     1.35        71.4%
   73.0%         -         75.0%            34            257,290,714      10.6%        5.4812%     1.30        74.4%
   75.0%         -         77.0%            15            136,226,547       5.6%        5.4171%     1.25        75.7%
   77.0%         -         77.5%             9             56,000,471       2.3%        5.5144%     1.23        77.3%
   77.5%         -         78.5%             5             15,500,980       0.6%        5.4197%     1.36        78.1%
   78.5%         -         79.0%             6             36,141,217       1.5%        5.3771%     1.23        78.9%
   79.0%         -         79.5%             9             64,832,535       2.7%        5.3473%     1.24        79.3%
   79.5%         -         80.0%            15            243,628,158      10.0%        5.6071%     1.31        79.7%
   80.0%         -         85.6%             4             17,632,618       0.7%        5.6727%     1.31        83.2%
                                        ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    257      $   2,426,984,875     100.0%        5.6253%     1.47x       64.3%
                                        =================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):                   85.6%
MINIMUM CUT-OFF DATE LTV RATIO (1):                   14.4%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):                 64.3%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                       WEIGHTED
                                        NUMBER OF                      PERCENTAGE OF   AVERAGE                WEIGHTED
                                        MORTGAGED     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED     AVERAGE
                                           REAL         PRINCIPAL       LOAN GROUP 1   INTEREST    AVERAGE  CUT-OFF DATE
STATE                                   PROPERTIES     BALANCE (1)        BALANCE        RATE     U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
California                                  62      $     397,327,724      16.4%         5.5579%    1.55x      63.3%
  Southern California (2)                   53            288,342,408      11.9%         5.5296%    1.59       63.6%
  Northern California (2)                    9            108,985,316       4.5%         5.6328%    1.43       62.5%
New York                                    13            368,964,621      15.2%         6.3246%    1.40       46.6%
Missouri                                     5            204,185,294       8.4%         4.5333%    1.83       55.8%
Georgia                                     23            139,323,666       5.7%         5.5194%    1.30       74.6%
Florida                                     35            118,699,944       4.9%         5.7556%    1.53       68.0%
Pennsylvania                                16            116,252,964       4.8%         5.5584%    1.36       76.0%
Virginia                                    12            114,264,768       4.7%         5.4115%    1.41       71.2%
Maryland                                    11             78,341,260       3.2%         5.6575%    1.37       68.9%
Texas                                       17             74,036,664       3.1%         5.6388%    1.42       69.4%
Oregon                                       2             66,297,158       2.7%         5.5476%    1.26       71.3%
Colorado                                     9             63,624,656       2.6%         5.6823%    1.43       66.7%
North Carolina                              10             62,490,475       2.6%         5.6416%    1.31       72.3%
Michigan                                    13             50,768,261       2.1%         5.8500%    1.49       64.3%
Arizona                                     12             50,672,401       2.1%         5.6980%    1.42       67.9%
Connecticut                                 11             49,427,237       2.0%         5.5492%    1.45       69.7%
Ohio                                        14             46,489,919       1.9%         5.4258%    1.33       74.4%
District of Columbia                         1             40,500,000       1.7%         6.1100%    1.49       69.3%
Nevada                                       9             39,597,460       1.6%         5.2770%    1.52       68.1%
New Jersey                                   3             39,342,024       1.6%         5.5482%    1.48       70.1%
Illinois                                    18             34,274,894       1.4%         5.7733%    1.50       67.0%
Tennessee                                    5             27,888,497       1.1%         5.6118%    1.50       70.3%
Oklahoma                                     3             25,799,190       1.1%         5.4689%    1.55       78.3%
Minnesota                                    5             24,592,727       1.0%         5.7679%    1.33       73.1%
South Carolina                               6             23,027,120       0.9%         5.7073%    1.55       67.6%
Washington                                   8             22,675,957       0.9%         6.1780%    1.26       66.4%
Wisconsin                                   11             17,825,000       0.7%         5.4500%    1.24       66.3%
Massachusetts                                4             16,582,663       0.7%         5.4690%    1.44       66.5%
Alabama                                      3             14,176,455       0.6%         5.6557%    1.23       79.4%
Delaware                                     2             13,682,056       0.6%         5.4706%    1.29       65.2%
Indiana                                      5             12,636,557       0.5%         5.6664%    1.61       65.7%
Kansas                                       2             12,190,821       0.5%         5.6889%    1.72       64.2%
Hawaii                                       1             11,426,358       0.5%         5.3600%    1.71       49.3%
New Mexico                                   1              8,962,000       0.4%         5.2500%    1.71       64.9%
Louisiana                                    2              7,417,303       0.3%         6.0201%    1.36       74.5%
Kentucky                                     2              7,081,484       0.3%         5.8939%    1.39       74.0%
Maine                                        4              5,344,541       0.2%         5.9800%    1.22       63.6%
Nebraska                                     1              5,072,094       0.2%         5.4000%    1.28       75.7%
Arkansas                                     1              3,864,592       0.2%         5.2000%    1.25       75.2%
Wyoming                                      1              3,376,130       0.1%         5.2000%    1.25       75.2%
Utah                                         1              3,012,949       0.1%         7.6500%    1.20       47.8%
West Virginia                                1              2,982,616       0.1%         6.0200%    1.89       58.5%
Mississippi                                  1              2,486,374       0.1%         5.4200%    1.35       74.2%
                                        ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    366      $   2,426,984,875     100.0%         5.6253%    1.47x      64.3%
                                        =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600.
     NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                   WEIGHTED
                                     NUMBER OF                     PERCENTAGE OF    AVERAGE                WEIGHTED       WEIGHTED
                                    UNDERLYING    CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED     AVERAGE        AVERAGE
                                     MORTGAGE       PRINCIPAL      LOAN GROUP 1    INTEREST    AVERAGE  CUT-OFF DATE     REMAINING
LOAN TYPE                             LOANS        BALANCE (1)       BALANCE         RATE     U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
------------------------------------------------------------------------------------------------------------------------------------
Balloon Loan without IO Term           146      $     905,632,428      37.3%        5.4724%     1.55x       64.8%           N/A
Balloon Loans with Partial IO Term      82          1,307,918,434      53.9%        5.7680%     1.33        65.0%            37
Interest Only Balloon Loans              9            126,922,000       5.2%        5.1326%     2.22        52.9%           110
ARD Loans without IO Periods            13             49,942,393       2.1%        5.6116%     1.40        67.7%           N/A
ARD Loans with Partial IO Periods        2             24,600,000       1.0%        5.5591%     1.51        67.5%            15
Fully Amortizing Loans                   5             11,969,620       0.5%        7.0219%     1.74        47.8%           N/A
                                    ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                257      $   2,426,984,875     100.0%        5.6253%     1.47x       64.3%           N/A
                                    ================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                       WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF   AVERAGE                WEIGHTED
                                         MORTGAGED    CUT-OFF DATE        INITIAL     MORTGAGE    WEIGHTED     AVERAGE
                                           REAL        PRINCIPAL        LOAN GROUP 1   INTEREST    AVERAGE   CUT-OFF DATE
PROPERTY TYPE                           PROPERTIES     BALANCE (1)        BALANCE       RATE      U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
Retail                                      217     $   1,172,098,278      48.3%        5.3611%      1.47x     67.5%
Office                                       60           775,182,093      31.9%        5.8962%      1.40      58.5%
Hotel                                        34           320,727,034      13.2%        5.9440%      1.51      66.9%
Industrial                                   23            61,618,899       2.5%        5.8116%      1.60      63.1%
Mixed Use                                    14            49,016,419       2.0%        5.5563%      1.52      70.3%
Self Storage                                  9            30,238,525       1.2%        5.6605%      1.40      68.4%
Other                                         3            10,911,250       0.4%        4.9800%      2.61      45.5%
Multifamily                                   6             7,192,377       0.3%        4.9800%      2.61      45.5%
                                        ---------------------------------------------------------------------------------
                                            366     $   2,426,984,875     100.0%        5.6253%     1.47x      64.3%
                                        =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                       WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF    AVERAGE                WEIGHTED
                                         MORTGAGED     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED     AVERAGE
                      PROPERTY             REAL         PRINCIPAL      LOAN GROUP 1    INTEREST   AVERAGE   CUT-OFF DATE
PROPERTY TYPE         SUB-TYPE          PROPERTIES     BALANCE (1)        BALANCE        RATE     U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
RETAIL
                      Anchored (2)          107     $     881,262,124      36.3%        5.2583%     1.48x      67.8%
                      Unanchored            110           290,836,154      12.0%        5.6727%     1.46       66.5%
                                        ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     217     $   1,172,098,278      48.3%        5.3611%     1.47x      67.5%
                                        =================================================================================

OFFICE
                      Suburban               49     $     435,171,372      17.9%        5.4561%     1.39x      69.5%
                      CBD                    11           340,010,721      14.0%        6.4594%     1.40       44.4%
                                        ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      60     $     775,182,093      31.9%        5.8962%     1.40x      58.5%
                                        =================================================================================

HOTEL
                      Limited Service        24     $     162,697,337       6.7%        5.9631%     1.53x      67.6%
                      Full Service           10           158,029,697       6.5%        5.9243%     1.49       66.1%
                                        ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      34     $     320,727,034      13.2%        5.9440%     1.51x      66.9%
                                        =================================================================================

MULTIFAMILY
                      Conventional            6     $       7,192,377       0.3%        4.9800%     2.61x      45.5%
                                        ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       6     $       7,192,377       0.3%        4.9800%     2.61x      45.5%
                                        =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2)  INCLUDES SHADOW ANCHORED PROPERTIES.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                   WEIGHTED      WEIGHTED          WEIGHTED
                                                                   AVERAGE       AVERAGE      AVERAGE REMAINING       WEIGHTED
                          NUMBER OF                 PERCENTAGE OF REMAINING     REMAINING      LOCKOUT PLUS YM         AVERAGE
       RANGE OF          UNDERLYING   CUT-OFF DATE     INITIAL     LOCKOUT       LOCKOUT     PLUS STATIC PREMIUM      REMAINING
  REMAINING TERMS TO      MORTGAGE     PRINCIPAL    LOAN GROUP 1    PERIOD    PLUS YM PERIOD        PERIOD            MATURITY
STATED MATURITY (1),(2)    LOANS      BALANCE (1)      BALANCE    (MONTHS)(1)  (MONTHS) (1)      (MONTHS) (1)    (MONTHS) (1),(2)
-----------------------------------------------------------------------------------------------------------------------------------
     35    -   50             3     $     8,741,347      0.4%          0             33              33                  39
     51    -   80            15         526,553,250     21.7%          51            52              63                  68
     81    -   95             4          61,288,973      2.5%          68            79              79                  83
     96    -   110            2           4,759,560      0.2%         103           103             103                 108
     111   -   117          113         807,383,815     33.3%         110           112             112                 116
     118   -   120          113         998,213,270     41.1%         113           115             115                 118
     121   -   224            7          20,044,659      0.8%          88           148             148                 166
                         ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     257     $ 2,426,984,875     100.0%         97            99             102                 106
                         ==========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                    WEIGHTED      WEIGHTED         WEIGHTED
                                                                    AVERAGE       AVERAGE     AVERAGE REMAINING        WEIGHTED
                          NUMBER OF                 PERCENTAGE OF  REMAINING     REMAINING     LOCKOUT PLUS YM         AVERAGE
                         UNDERLYING   CUT-OFF DATE      INITIAL     LOCKOUT       LOCKOUT    PLUS STATIC PREMIUM      REMAINING
                          MORTGAGE     PRINCIPAL     LOAN GROUP 1   PERIOD    PLUS YM PERIOD       PERIOD              MATURITY
PREPAYMENT OPTION          LOANS      BALANCE (1)      BALANCE    (MONTHS)(1)  (MONTHS) (1)     (MONTHS) (1)       (MONTHS) (1),(2)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance        226     $ 1,995,920,227     82.2%         105           105              105                  109
Lockout / Defeasance
  / Static                    4         340,545,000     14.0%          66            66               83                   87
Lockout / Yield
  Maintenance                24          81,807,124      3.4%          27            97               97                  104
Yield Maintenance             2           5,794,447      0.2%           0           141              141                  145
Yield Maintenance
  / Static                    1           2,918,077      0.1%           0            17               63                   66
                         ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     257     $ 2,426,984,875    100.0%          97            99              102                  106
                         ==========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                       WEIGHTED
                            NUMBER OF                   PERCENTAGE OF   AVERAGE              WEIGHTED
                            MORTGAGED   CUT-OFF DATE       INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                               REAL       PRINCIPAL     LOAN GROUP 1   INTEREST  AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST         PROPERTIES   BALANCE (1)       BALANCE       RATES    U/W DSCR  LTV RATIO (1)
--------------------------------------------------------------------------------------------------------
Fee                            358     $ 2,378,009,310      98.0%       5.6278%    1.46x       64.3%
Leasehold                        6          38,123,055       1.6%       5.5651%    1.40        70.2%
Fee/Leasehold                    2          10,852,510       0.4%       5.2863%    2.00        55.7%
                           -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        366     $ 2,426,984,875     100.0%       5.6253%    1.47x       64.3%
                           =============================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE                WEIGHTED
                                UNDERLYING   CUT-OFF DATE   INITIAL NET    MORTGAGE    WEIGHTED    AVERAGE
                                 MORTGAGE      PRINCIPAL    LOAN GROUP 2    INTEREST   AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER               LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR  LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
Column Financial, Inc.               78     $  346,376,151     60.1%         5.4250%     1.34x      75.3%
NCB, FSB                             57        138,887,466     24.1%         5.3232%    10.14       16.3%
KeyBank National Association         19         50,115,577      8.7%         6.8031%     4.97       38.5%
GMACCM                                6         41,198,154      7.1%         5.7057%     1.32       70.2%
                                ------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             160     $  576,577,347     100.0%        5.5403%     3.77x      57.5%
                                ==============================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                             MORTGAGE INTEREST RATES

                                                                        WEIGHTED
                             NUMBER OF                   PERCENTAGE OF   AVERAGE                 WEIGHTED
                            UNDERLYING    CUT-OFF DATE    INITIAL NET   MORTGAGE    WEIGHTED     AVERAGE
         RANGE OF            MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
   MORTGAGE INTEREST RATES     LOANS       BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------
   4.9100%    -    5.0000%        5     $    35,929,440       6.2%        4.9486%       4.03x       61.4%
   5.0001%    -    5.2500%       33         153,085,519      26.6%        5.1737%       5.51        50.7%
   5.2501%    -    5.5000%       33         143,136,426      24.8%        5.4101%       3.81        59.6%
   5.5001%    -    5.7500%       41         159,581,651      27.7%        5.6197%       1.95        64.7%
   5.7501%    -    6.0000%       19          46,815,673       8.1%        5.8190%       1.46        72.3%
   6.0001%    -    6.2500%        8           8,794,799       1.5%        6.1226%       2.57        64.3%
   6.2501%    -    6.5000%        2           2,155,499       0.4%        6.3267%       6.76        46.1%
   6.5001%    -    8.8200%       19          27,078,339       4.7%        7.8853%       8.29        10.7%
                            ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         160     $   576,577,347     100.0%        5.5403%       3.77x       57.5%
                            =================================================================================

MAXIMUM MORTGAGE INTEREST RATE:      8.8200%
MINIMUM MORTGAGE INTEREST RATE:      4.9100%
WTD. AVG. MORTGAGE INTEREST RATE:    5.5403%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                      WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF    AVERAGE                  WEIGHTED
                                       UNDERLYING    CUT-OFF DATE     INITIAL NET     MORTGAGE    WEIGHTED      AVERAGE
        RANGE OF CUT-OFF DATE           MORTGAGE       PRINCIPAL      LOAN GROUP 2    INTEREST    AVERAGE    CUT-OFF DATE
       PRINCIPAL BALANCES (1)            LOANS        BALANCE (1)       BALANCE        RATE       U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
  $   169,143     -        750,000         12       $    6,274,599        1.1%         6.2860%     16.39x        21.3%
      750,001     -      1,000,000         11           10,011,641        1.7%         5.7069%      6.66         30.7%
    1,000,001     -      1,250,000         14           15,608,576        2.7%         6.2105%      2.67         52.6%
    1,250,001     -      1,500,000         16           22,301,160        3.9%         6.1215%      2.98         50.1%
    1,500,001     -      2,000,000         22           39,808,369        6.9%         5.9247%      8.41         31.7%
    2,000,001     -      2,500,000         14           32,606,776        5.7%         6.2554%      4.87         31.6%
    2,500,001     -      3,000,000         14           38,951,165        6.8%         5.3071%      9.74         36.3%
    3,000,001     -      3,500,000          5           16,444,914        2.9%         5.3148%      5.59         35.0%
    3,500,001     -      4,000,000         10           37,883,131        6.6%         5.3939%      4.54         42.2%
    4,000,001     -      4,500,000          4           17,164,097        3.0%         5.2690%      7.63         40.3%
    4,500,001     -      5,000,000          6           28,853,189        5.0%         5.4833%      2.06         66.9%
    5,000,001     -      6,000,000          7           39,912,611        6.9%         5.2703%      5.13         55.1%
    6,000,001     -      7,000,000          8           53,380,000        9.3%         5.3565%      1.65         68.8%
    7,000,001     -      8,000,000          5           37,460,000        6.5%         5.4895%      1.35         73.0%
    8,000,001     -      9,000,000          3           25,724,402        4.5%         5.7083%      1.28         76.6%
    9,000,001     -     10,000,000          4           37,358,091        6.5%         5.5548%      1.27         74.2%
   10,000,001     -     19,000,000          2           29,604,627        5.1%         5.1862%      1.23         77.0%
   19,000,001     -     24,000,000          2           38,730,000        6.7%         5.5004%      1.26         74.3%
   24,000,001     -   $ 48,500,000          1           48,500,000        8.4%         5.2500%      1.28         78.2%
                                      ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   160       $  576,577,347      100.0%         5.5403%      3.77x        57.5%
                                      ====================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):        $  48,500,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):        $     169,143
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE  (1):        $   3,603,608

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                          WEIGHTED
                              NUMBER OF                   PERCENTAGE OF    AVERAGE                  WEIGHTED
            RANGE OF         UNDERLYING   CUT-OFF DATE     INITIAL NET    MORTGAGE    WEIGHTED      AVERAGE
     ORIGINAL AMORTIZATION    MORTGAGE      PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE     CUT-OFF DATE
       TERMS (MONTHS) (1)       LOANS      BALANCE (2)       BALANCE        RATE      U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
       Interest Only              17      $  51,515,000         8.9%       5.1935%     16.06x         14.3%
    180     -      300            26         42,954,963         7.4%       6.8649%      4.10          28.6%
    301     -      480           117        482,107,385        83.6%       5.4594%      2.43          64.7%
                             -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          160      $ 576,577,347       100.0%       5.5403%      3.77x         57.5%
                             ===================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):      480
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):      180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):    359

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                               WEIGHTED
                                   NUMBER OF                 PERCENTAGE OF      AVERAGE                WEIGHTED
             RANGE OF             UNDERLYING   CUT-OFF DATE   INITIAL NET      MORTGAGE    WEIGHTED     AVERAGE
          ORIGINAL TERMS           MORTGAGE      PRINCIPAL    LOAN GROUP 2     INTEREST    AVERAGE    CUT-OFF DATE
 TO STATED MATURITY (MONTHS) (1)     LOANS      BALANCE (2)     BALANCE          RATE      U/W DSCR  LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------
        60    -     84                  8     $   49,489,326       8.6%         5.5267%      1.38x        74.6%
        85    -     120               108        366,495,260      63.6%         5.4180%      4.62         54.1%
        121   -     300                44        160,592,761      27.9%         5.8237%      2.59         60.1%
                                  ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               160     $  576,577,347     100.0%         5.5403%      3.77x        57.5%
                                  ==================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):        300
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):         60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      122

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                     REMAINING AMORTIZATION TERMS (1), (2)

                                                                          WEIGHTED
                              NUMBER OF                   PERCENTAGE OF   AVERAGE                 WEIGHTED
         RANGE OF            UNDERLYING    CUT-OFF DATE     INITIAL NET   MORTGAGE   WEIGHTED      AVERAGE
  REMAINING AMORTIZATION      MORTGAGE      PRINCIPAL      LOAN GROUP 2   INTEREST   AVERAGE     CUT-OFF DATE
 TERMS (MONTHS) (1), (2)        LOANS      BALANCE (2)        BALANCE      RATES     U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------
        Interest Only            17       $  51,515,000         8.9%       5.1935%    16.06x        14.3%
    87        -       240        19          27,024,951         4.7%       7.6016%     5.41         11.7%
   241        -       300         8          17,816,964         3.1%       5.7670%     2.29         51.7%
   301        -       355        26          68,748,171        11.9%       5.3832%     3.27         54.3%
   356        -       478        90         411,472,262        71.4%       5.4648%     2.28         66.8%
                             --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         160       $ 576,577,347       100.0%       5.5403%     3.77x        57.5%
                             ================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2), (3):       478
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2), (3):        87
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2), (3):     353

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                  REMAINING TERMS TO STATED MATURITY (1), (2)

                                                                                        WEIGHTED
                                            NUMBER OF                   PERCENTAGE OF   AVERAGE                  WEIGHTED
                 RANGE OF                  UNDERLYING    CUT-OFF DATE    INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
              REMAINING TERMS               MORTGAGE      PRINCIPAL     LOAN GROUP 2    INTEREST   AVERAGE     CUT-OFF DATE
  TO STATED MATURITY (MONTHS) (1), (2)        LOANS      BALANCE (2)       BALANCE       RATES     U/W DSCR   LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------
        35        -       60                   10       $  44,188,400        7.7%        5.6336%     3.07x         73.4%
        61        -       84                    4          13,582,507        2.4%        6.8453%     2.42          42.2%
        85        -       110                   6          47,676,279        8.3%        5.4075%     1.74          67.9%
       111        -       115                  41         111,852,440       19.4%        5.3081%     5.71          43.0%
       116        -       120                  80         329,069,249       57.1%        5.4594%     3.33          63.7%
       121        -       235                  19          30,208,472        5.2%        6.7680%     6.28          11.6%
                                           --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       160       $ 576,577,347      100.0%        5.5403%     3.77x         57.5%
                                           ================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):        235
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):         35
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):      113

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                           YEARS BUILT/YEARS RENOVATED

                                                                            WEIGHTED
                               NUMBER OF                   PERCENTAGE OF    AVERAGE                 WEIGHTED
                               MORTGAGED    CUT-OFF DATE    INITIAL NET     MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF YEARS           REAL        PRINCIPAL      LOAN GROUP 2    INTEREST   AVERAGE    CUT-OFF DATE
     BUILT/RENOVATED (1)      PROPERTIES    BALANCE (2)       BALANCE         RATE     U/W DSCR   LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------
   1925      -       1985         49       $ 141,475,857        24.5%       5.9104%      3.67x        55.8%
   1986      -       1995         24          60,302,930        10.5%       5.6113%      5.11         43.9%
   1996      -       2000         33         173,730,320        30.1%       5.4070%      2.46         64.3%
   2001      -       2005         55         201,068,241        34.9%       5.3739%      4.58         57.0%
                              ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          161       $ 576,577,347       100.0%       5.5403%      3.77x        57.5%
                              =================================================================================

MOST RECENT YEAR BUILT/RENOVATED:                 2005
OLDEST YEAR BUILT/RENOVATED                       1925
WTD. AVG. YEAR BUILT/RENOVATED:                   1994

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                              WEIGHTED
                              NUMBER OF                     PERCENTAGE OF      AVERAGE                   WEIGHTED
                              MORTGAGED      CUT-OFF DATE    INITIAL NET      MORTGAGE      WEIGHTED      AVERAGE
           RANGE OF              REAL         PRINCIPAL      LOAN GROUP 2     INTEREST      AVERAGE    CUT-OFF DATE
  OCCUPANCY RATES AT U/W (1)  PROPERTIES     BALANCE (2)       BALANCE          RATE        U/W DSCR   LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------
  69%        -          75%         2      $     5,415,486       0.9%           5.0997%        1.85x        57.6%
  76%        -          85%         3           16,552,621       2.9%           5.5561%        1.36         76.9%
  86%        -          90%        12           72,067,960      12.5%           5.5244%        1.36         71.7%
  91%        -          93%        12           67,118,012      11.6%           5.3307%        1.29         76.3%
  94%        -          95%        19           76,990,208      13.4%           5.5273%        1.33         75.6%
  96%        -          97%        11           78,493,074      13.6%           5.3755%        1.31         77.2%
  98%        -         100%        32          111,129,474      19.3%           5.5849%        1.33         72.2%
                              --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            91      $   427,766,835      74.2%           5.4788%        1.33x        74.3%
                              ======================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):                100%
MINIMUM OCCUPANCY RATE AT U/W (1):                 69%
WTD. AVG. OCCUPANCY RATE AT U/W (1):               94%

(1)  DOES NOT INCLUDE COOPERATIVE PROPERTIES.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                            WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                UNDERLYING   CUT-OFF DATE    INITIAL NET     MORTGAGE   WEIGHTED      AVERAGE
            RANGE OF             MORTGAGE     PRINCIPAL      LOAN GROUP 2    INTEREST   AVERAGE    CUT-OFF DATE
           U/W DSCRs               LOANS     BALANCE (1)       BALANCE         RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
  1.13x        -         1.20        7       $  24,928,638        4.3%        5.7230%      1.19x       71.8%
  1.21         -         1.24       13          97,962,971       17.0%        5.4068%      1.23        75.8%
  1.25         -         1.30       21         151,208,248       26.2%        5.4662%      1.27        75.9%
  1.31         -         1.37       15          50,426,611        8.7%        5.5186%      1.34        75.6%
  1.38         -         1.42       10          40,381,141        7.0%        5.4230%      1.39        77.6%
  1.43         -         1.50        6          14,399,342        2.5%        5.4385%      1.45        78.3%
  1.51         -         1.55        5          12,108,756        2.1%        5.6356%      1.54        70.5%
  1.56         -         1.61        1           8,000,000        1.4%        5.7500%      1.58        57.6%
  1.62         -         1.69        4           6,654,810        1.2%        5.7146%      1.65        69.6%
  1.70         -         1.78        4          10,699,277        1.9%        5.3213%      1.73        61.4%
  1.79         -         1.89        2           3,281,555        0.6%        6.4238%      1.82        35.4%
  1.90         -         2.09        1           6,300,000        1.1%        5.0000%      2.06        57.3%
  2.10         -        87.32x      71         150,225,998       26.1%        5.7127%     10.71        10.0%
                                --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            160       $ 576,577,347      100.0%        5.5403%      3.77x       57.5%
                                ================================================================================

MAXIMUM U/W DSCR:                 87.32x
MINIMUM U/W DSCR:                  1.13x
WTD. AVG. U/W DSCR:                3.77x

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                WEIGHTED
                                    NUMBER OF                   PERCENTAGE OF   AVERAGE                  WEIGHTED
                                   UNDERLYING    CUT-OFF DATE    INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
      RANGE OF CUT-OFF DATE         MORTGAGE      PRINCIPAL      LOAN GROUP 2   INTEREST   AVERAGE     CUT-OFF DATE
     LOAN-TO-VALUE RATIOS (1)         LOANS      BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------
     0.3%         -         40.0%      71       $ 150,550,633       26.1%        5.7364%     10.69x         9.6%
    40.0%         -         50.0%       2           2,388,782        0.4%        5.5274%      1.74         47.9%
    50.0%         -         60.0%       7          26,174,310        4.5%        5.5317%      1.69         56.0%
    60.0%         -         65.0%       8          17,562,670        3.0%        5.5295%      1.32         63.3%
    65.0%         -         70.0%       9          53,603,732        9.3%        5.5488%      1.32         69.4%
    70.0%         -         73.0%       5          20,149,175        3.5%        5.7685%      1.30         72.1%
    73.0%         -         75.0%       8          25,731,906        4.5%        5.5884%      1.32         74.1%
    75.0%         -         77.0%       5          40,265,445        7.0%        5.2318%      1.25         75.6%
    77.0%         -         77.5%       7          30,424,056        5.3%        5.5615%      1.29         77.3%
    77.5%         -         78.5%       9          76,154,705       13.2%        5.3230%      1.31         78.2%
    78.5%         -         79.0%       3          31,172,611        5.4%        5.4193%      1.29         78.7%
    79.0%         -         79.5%      11          37,239,997        6.5%        5.4491%      1.36         79.4%
    79.5%         -         80.0%      15          65,159,327       11.3%        5.5425%      1.29         79.9%
                                   --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               160       $ 576,577,347      100.0%        5.5403%      3.77x        57.5%
                                   ================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):      80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):       0.3%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):    57.5%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                        WEIGHTED
                               NUMBER OF                 PERCENTAGE OF   AVERAGE              WEIGHTED
                               MORTGAGED   CUT-OFF DATE   INITIAL NET   MORTGAGE  WEIGHTED    AVERAGE
                                 REAL        PRINCIPAL    LOAN GROUP 2  INTEREST  AVERAGE   CUT-OFF DATE
STATE                         PROPERTIES    BALANCE (1)      BALANCE      RATE    U/W DSCR  LTV RATIO (1)
---------------------------------------------------------------------------------------------------------
New York                           71     $ 156,810,985       27.2%      5.6820%   10.23x       14.0%
Texas                              22       143,547,468       24.9%      5.4357%    1.34        75.8%
Arizona                             5        41,085,000        7.1%      5.4609%    1.29        73.8%
Ohio                                8        28,677,354        5.0%      5.4543%    1.38        77.1%
Washington                          7        27,623,515        4.8%      5.4200%    1.44        64.3%
North Carolina                      7        25,337,232        4.4%      5.5516%    1.33        77.2%
Virginia                            7        22,594,021        3.9%      5.5314%    1.33        73.4%
Florida                             2        20,240,617        3.5%      5.0043%    1.25        75.3%
Indiana                             1        19,530,000        3.4%      5.5500%    1.27        70.0%
Georgia                             4        19,322,559        3.4%      5.5582%    1.29        75.6%
Michigan                            4        13,156,418        2.3%      5.3578%    1.34        75.9%
New Jersey                          2         9,166,069        1.6%      5.9344%    2.14        57.5%
Mississippi                         1         8,700,000        1.5%      5.7800%    1.25        79.8%
California                          5         7,616,814        1.3%      6.1100%    1.44        57.0%
     Southern California (2)        4         5,876,694        1.0%      5.7354%    1.32        67.2%
     Northern California (2)        1         1,740,120        0.3%      7.3750%    1.82        22.7%
Alabama                             1         4,779,555        0.8%      5.6800%    1.25        79.7%
Oklahoma                            1         4,141,644        0.7%      5.4920%    1.31        77.4%
Minnesota                           1         4,135,746        0.7%      5.2800%    1.39        79.5%
Pennsylvania                        2         2,581,691        0.4%      6.0558%    1.48        77.8%
Missouri                            1         2,516,248        0.4%      5.2800%    1.33        79.4%
Kentucky                            1         2,469,555        0.4%      5.7400%    1.37        79.7%
Tennessee                           1         2,340,471        0.4%      5.9400%    1.63        78.0%
Oregon                              1         2,300,000        0.4%      5.7100%    1.74        56.1%
Arkansas                            1         1,637,850        0.3%      5.5600%    1.45        78.0%
New Hampshire                       1         1,490,749        0.3%      5.6100%    1.27        63.4%
West Virginia                       1         1,442,373        0.3%      5.6000%    1.71        64.1%
South Dakota                        1         1,316,991        0.2%      6.3500%    1.20        74.0%
New Mexico                          1         1,120,583        0.2%      6.1100%    1.27        72.3%
Connecticut                         1           895,839        0.2%      6.2400%    4.99        18.1%
                              ---------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           161     $ 576,577,347      100.0%      5.5403%    3.77x       57.5%
                              ===========================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                 WEIGHTED
                                    NUMBER OF                     PERCENTAGE OF   AVERAGE              WEIGHTED        WEIGHTED
                                    UNDERLYING    CUT-OFF DATE     INITIAL NET   MORTGAGE  WEIGHTED     AVERAGE        AVERAGE
                                     MORTGAGE       PRINCIPAL     LOAN GROUP 2   INTEREST  AVERAGE   CUT-OFF DATE     REMAINING
LOAN TYPE                             LOANS        BALANCE (1)       BALANCE       RATE    U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
---------------------------------------------------------------------------------------------------------------------------------
Balloon Loan without IO Term            90        $  221,239,721      38.4%       5.5925%    3.79x       50.9%           N/A
Balloon Loans with Partial IO Term      39           280,819,501      48.7%       5.4400%    1.47        73.1%            26
Interest Only Balloon Loans             17            51,515,000       8.9%       5.1935%   16.06        14.3%           121
ARD Loans with Partial IO Periods        1             6,000,000       1.0%       5.4300%    1.29        78.9%            31
Fully Amortizing Loans                  13            17,003,125       2.9%       7.6075%    5.19         9.7%           N/A
                                    ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                160        $  576,577,347     100.0%       5.5403%    3.77x       57.5%           N/A
                                    =============================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                               WEIGHTED
                                      NUMBER OF                 PERCENTAGE OF  AVERAGE               WEIGHTED
                                      MORTGAGED  CUT-OFF DATE    INITIAL NET   MORTGAGE  WEIGHTED     AVERAGE
                                        REAL      PRINCIPAL      LOAN GROUP 2  INTEREST  AVERAGE   CUT-OFF DATE
PROPERTY TYPE                        PROPERTIES  BALANCE (1)       BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Multifamily                              159       566,051,010       98.2%     5.5386%     3.82        57.3%
Mixed Use                                  2        10,526,338        1.8%     5.6334%     1.22        69.0%
                                     ---------------------------------------------------------------------------
                                         161     $ 576,577,347      100.0%     5.5403%     3.77x       57.5%
                                     ===========================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                               WEIGHTED
                                      NUMBER OF                 PERCENTAGE OF  AVERAGE               WEIGHTED
                                      MORTGAGED  CUT-OFF DATE    INITIAL NET   MORTGAGE  WEIGHTED     AVERAGE
               PROPERTY                 REAL      PRINCIPAL      LOAN GROUP 2  INTEREST  AVERAGE   CUT-OFF DATE
PROPERTY TYPE  SUB-TYPE              PROPERTIES  BALANCE (1)       BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
MULTIFAMILY
               Conventional               75     $ 393,096,111      68.2%      5.4655%     1.33x       74.5%
               Cooperative                70       148,810,512      25.8%      5.7172%    10.79         9.4%
               Manufactured Housing       14        24,144,386       4.2%      5.6280%     1.46        73.3%
                                     ---------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  159     $ 566,051,010      98.2%      5.5386%     3.82x       57.3%
                                     ===========================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2)  INCLUDES SHADOW ANCHORED PROPERTIES.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                   WEIGHTED       WEIGHTED           WEIGHTED
                                                                   AVERAGE         AVERAGE      AVERAGE REMAINING      WEIGHTED
                         NUMBER OF                PERCENTAGE OF   REMAINING       REMAINING      LOCKOUT PLUS YM       AVERAGE
        RANGE OF        UNDERLYING CUT-OFF DATE    INITIAL NET     LOCKOUT         LOCKOUT     PLUS STATIC PREMIUM    REMAINING
   REMAINING TERMS TO    MORTGAGE   PRINCIPAL     LOAN GROUP 2      PERIOD     PLUS YM PERIOD         PERIOD           MATURITY
STATED MATURITY (1),(2)    LOANS   BALANCE (1)       BALANCE     (MONTHS) (1)   (MONTHS) (1)       (MONTHS) (1)     (MONTHS) (1),(2)
------------------------------------------------------------------------------------------------------------------------------------
   35      -     50          3     $   3,388,940       0.6%           18              39                39                41
   51      -     80         10        46,381,967       8.0%           44              53                53                58
   81      -     95          3        11,474,662       2.0%           55              80                80                84
   96      -     110         4        44,201,617       7.7%          103             103               103               106
   111     -     117        91       334,323,743      58.0%           98             111               111               116
   118     -     120        30       106,597,946      18.5%           98             114               114               118
   121     -     235        19        30,208,472       5.2%           53             164               170               177
                        ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    160     $ 576,577,347     100.0%           91             108               109               113
                        ==========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                   WEIGHTED       WEIGHTED           WEIGHTED
                                                                   AVERAGE         AVERAGE      AVERAGE REMAINING      WEIGHTED
                         NUMBER OF                PERCENTAGE OF   REMAINING       REMAINING      LOCKOUT PLUS YM       AVERAGE
                        UNDERLYING  CUT-OFF DATE   INITIAL NET     LOCKOUT         LOCKOUT     PLUS STATIC PREMIUM    REMAINING
                         MORTGAGE    PRINCIPAL    LOAN GROUP 2      PERIOD     PLUS YM PERIOD         PERIOD           MATURITY
PREPAYMENT OPTION          LOANS    BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)       (MONTHS) (1)     (MONTHS) (1),(2)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance        85      $ 405,029,352     70.2%          104             104               104               108
Lockout / Yield
Maintenance                 47        134,449,257     23.3%           63             116               116               121
Yield Maintenance           15         22,550,574      3.9%            0             127               127               130
Lockout / Static            13         14,548,163      2.5%          113             113               138               142
                        ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    160      $ 576,577,347    100.0%           91             108               109               113
                        ==========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                               WEIGHTED
                                      NUMBER OF                 PERCENTAGE OF  AVERAGE               WEIGHTED
                                      MORTGAGED  CUT-OFF DATE    INITIAL NET   MORTGAGE  WEIGHTED     AVERAGE
                                        REAL      PRINCIPAL      LOAN GROUP 2  INTEREST  AVERAGE   CUT-OFF DATE
OWNERSHIP INTEREST                   PROPERTIES  BALANCE (1)       BALANCE      RATES    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Fee                                      161     $ 576,577,347      100.0%     5.5403%    3.77x        57.5%
                                     ---------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  161     $ 576,577,347      100.0%     5.5403%    3.77x        57.5%
                                     ===========================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

           RANGE OF CUT-OFF DATE CO-OP BASIS LOAN-TO-VALUE RATIOS FOR
                         COOPERATIVE MORTGAGE LOANS (1)

                                                                   WEIGHTED               WEIGHTED       WEIGHTED
          RANGE OF       NUMBER OF                  PERCENTAGE OF   AVERAGE               AVERAGE        AVERAGE
           CUT-OFF       UNDERLYING  CUT-OFF DATE    INITIAL NET   MORTGAGE  WEIGHTED   CUT-OFF DATE   CUT-OFF DATE
         CO-OP BASIS      MORTGAGE     PRINCIPAL     LOAN GROUP 2  INTEREST   AVERAGE   CO-OP BASIS    RENTAL BASIS
           LTV (1)         LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------
    0.3%    -      9.9%      45      $  89,081,692      15.5%       5.7167%   14.95x        4.6%          10.2%
   10.0%    -     19.9%      21         45,466,920       7.9%       5.8468%    4.97        12.8%          23.6%
   20.0%    -     29.9%       3         11,774,663       2.0%       5.2135%    3.47        26.6%          40.3%
   30.0%    -     34.7%       1          2,487,237       0.4%       5.7500%    2.86        34.7%          39.7%
                         ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      70      $ 148,810,512      25.8%       5.7172%   10.79x        9.4%          17.2%
                         ==========================================================================================

MAXIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO (1):                  34.7%
MINIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO (1):                   0.3%
WTD. AVG. CUT-OFF DATE CO-OP BASIS LTV RATIO (1):                 9.4%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

           RANGE OF CUT-OFF DATE RENTAL BASIS LOAN-TO-VALUE RATIOS FOR
                         COOPERATIVE MORTGAGE LOANS (1)

                                                                   WEIGHTED               WEIGHTED       WEIGHTED
         RANGE OF        NUMBER OF                  PERCENTAGE OF   AVERAGE               AVERAGE        AVERAGE
          CUT-OFF        UNDERLYING  CUT-OFF DATE    INITIAL NET   MORTGAGE  WEIGHTED   CUT-OFF DATE   CUT-OFF DATE
       RENTAL BASIS       MORTGAGE     PRINCIPAL     LOAN GROUP 2  INTEREST   AVERAGE   CO-OP BASIS    RENTAL BASIS
          LTV (1)          LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------
    0.8%    -     10.0%      22      $  46,956,853       8.1%       5.6203%   20.53x        3.3%           6.8%
   10.1%    -     20.0%      27         51,416,936       8.9%       5.9117%    8.38         7.1%          13.7%
   20.1%    -     30.0%      14         29,886,683       5.2%       5.8194%    4.64        13.0%          24.8%
   30.1%    -     45.3%       7         20,550,040       3.6%       5.3034%    3.53        23.7%          38.3%
                         ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      70      $ 148,810,512      25.8%       5.7172%   10.79x        9.4%          17.2%
                         ==========================================================================================

MAXIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):                 45.3%
MINIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):                  0.8%
WTD. AVG. CUT-OFF DATE RENTAL BASIS LTV RATIO (1):               17.2%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.

              SPONSOR OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                                   WEIGHTED               WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF                  PERCENTAGE OF   AVERAGE               AVERAGE        AVERAGE        AVERAGE
         PERCENTAGE      UNDERLYING  CUT-OFF DATE    INITIAL NET   MORTGAGE  WEIGHTED   CUT-OFF DATE   CUT-OFF DATE   PERCENT OF
        OF SPONSOR-       MORTGAGE    PRINCIPAL      LOAN GROUP 2  INTEREST  AVERAGE    CO-OP BASIS    RENTAL BASIS  SPONSOR-OWNED
        OWNED UNITS        LOANS     BALANCE (1)       BALANCE       RATE    U/W DSCR  LTV RATIO (1)  LTV RATIO (1)      UNITS
----------------------------------------------------------------------------------------------------------------------------------
           None              38      $  86,036,529      14.9%       5.7015%   13.55x        7.4%          14.2%           0.0%
    0.6%    -      9.9%      12         22,659,900       3.9%       6.0807%    7.35        12.0%          18.6%           4.8%
   10.0%    -     19.9%       8         18,826,810       3.3%       5.4371%    6.42        16.2%          26.9%          13.0%
   20.0%    -     29.9%       4          8,850,714       1.5%       5.6432%    5.84         9.4%          21.3%          21.7%
   30.0%    -     39.9%       5          9,930,339       1.7%       5.6245%    7.89         8.7%          19.1%          35.7%
   40.0%    -     48.1%       3          2,506,220       0.4%       5.7015%    9.10         4.8%          11.9%          46.0%
                         ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      70      $ 148,810,512      25.8%       5.7172%   10.79x        9.4%          17.2%           6.8%
                         =========================================================================================================

MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS:                        48.1%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS (2):                    0.6%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS:                      6.8%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2006.
(2)  DOES NOT INCLUDE COOPERATIVE MORTGAGE LOANS WITHOUT ANY SPONSOR-OWNED
     UNITS.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   04/17/2006
                         DETERMINATION DATE: 04/11/2006                                    RECORD DATE:    03/31/2006

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

                                  STATEMENT SECTIONS                                             PAGE(S)
                                  ------------------                                             -------
                                  Certificate Distribution Detail                                  2
                                  Certificate Factor Detail                                        3
                                  Reconciliation Detail                                            4
                                  Other Required Information                                       5
                                  Cash Reconciliation Detail                                       6
                                  Ratings Detail                                                   7
                                  Current Mortgage Loan and Property Stratification Tables       8 - 16
                                  Mortgage Loan Detail                                             17
                                  Principal Prepayment Detail                                      18
                                  Historical Detail                                                19
                                  Delinquency Loan Detail                                          20
                                  Specially Serviced Loan Detail                                 21 - 22
                                  Modified Loan Detail                                             23
                                  Liquidated Loan Detail                                           24
                                  Bond / Collateral Realized Loss Reconciliation                   25
                                  Supplemental Reporting                                           26

                                     ISSUER

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Contact:      General Information Number
Phone Number: (212) 325-2000

                                 MASTER SERVICER

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, MO 64105

Contact:      Marty O'Conner
Phone Number: (816) 221-8800

                            MASTER & SPECIAL SERVICER

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, PA 19044-8015

Contact:      Darri Cunningham
Phone Number: (215) 328-1784

                            MASTER & SPECIAL SERVICER

NCB, FSB
National Consumer Cooperative Bank
1725 Eye Street, NW
Washington, DC 20006

Contact:      Kathleen Luzik
Phone Number: (202) 336-7633

     This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicers, Special Servicers and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   04/17/2006
                           DETERMINATION  DATE:  04/11/2006                                    RECORD DATE:    03/31/2006

                         CERTIFICATE DISTRIBUTION DETAIL

                                                                                              Realized Loss/
                 Pass-Through  Original   Beginning    Principal     Interest    Prepayment  Additional Trust
 Class   CUSIP       Rate      Balance     Balance   Distribution  Distribution   Premium      Fund Expenses
-------------------------------------------------------------------------------------------------------------
  A-1                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  A-2                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  A-3                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  A-AB               0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  A-4                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
 A-1-A               0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  A-M                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  A-J                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   B                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   C                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   D                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   E                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   F                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   G                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   H                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   J                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   K                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   L                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   M                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   N                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   O                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   P                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   Q                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   S                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  CCA                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   R                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   V                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
-------------------------------------------------------------------------------------------------------------
Totals                             0.00        0.00          0.00          0.00        0.00              0.00
-------------------------------------------------------------------------------------------------------------

                                  Current
           Total       Ending   Subordination
 Class  Distribution   Balance    Level (1)
---------------------------------------------
  A-1           0.00      0.00           0.00
  A-2           0.00      0.00           0.00
  A-3           0.00      0.00           0.00
  A-AB          0.00      0.00           0.00
  A-4           0.00      0.00           0.00
 A-1-A          0.00      0.00           0.00
  A-M           0.00      0.00           0.00
  A-J           0.00      0.00           0.00
   B            0.00      0.00           0.00
   C            0.00      0.00           0.00
   D            0.00      0.00           0.00
   E            0.00      0.00           0.00
   F            0.00      0.00           0.00
   G            0.00      0.00           0.00
   H            0.00      0.00           0.00
   J            0.00      0.00           0.00
   K            0.00      0.00           0.00
   L            0.00      0.00           0.00
   M            0.00      0.00           0.00
   N            0.00      0.00           0.00
   O            0.00      0.00           0.00
   P            0.00      0.00           0.00
   Q            0.00      0.00           0.00
   S            0.00      0.00           0.00
  CCA           0.00      0.00           0.00
   R            0.00      0.00           0.00
   V            0.00      0.00           0.00
---------------------------------------------
Totals          0.00      0.00           0.00
---------------------------------------------

                               Original   Beginning                                             Ending
                 Pass-Through  Notional    Notional    Interest     Prepayment     Total       Notional
 Class   CUSIP       Rate       Amount      Amount   Distribution  Distribution  Distribution   Amount
-------------------------------------------------------------------------------------------------------
  A-X                0.000000      0.00        0.00          0.00          0.00          0.00      0.00
  A-Y                0.000000      0.00        0.00          0.00          0.00          0.00      0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   04/17/2006
                           DETERMINATION  DATE:  04/11/2006                                    RECORD DATE:    03/31/2006

                            CERTIFICATE FACTOR DETAIL

                                                                        Realized Loss/
                  Beginning    Principal      Interest     Prepayment   Additional Trust    Ending
 Class   CUSIP     Balance   Distribution   Distribution    Premium      Fund Expenses      Balance
-----------------------------------------------------------------------------------------------------
  A-1             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-2             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-3             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-AB            0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-4             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
 A-1-A            0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-M             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-J             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   B              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   C              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   D              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   E              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   F              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   G              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   H              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   J              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   K              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   L              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   M              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   N              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   O              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   P              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   Q              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   S              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  CCA             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   R              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   V              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000

                  Beginning                                 Ending
                  Notional      Interest     Prepayment    Notional
 Class   CUSIP     Amount     Distribution    Premium       Amount
--------------------------------------------------------------------
  A-X             0.00000000    0.00000000  0.00000000    0.00000000
  A-Y             0.00000000    0.00000000  0.00000000    0.00000000

Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   04/17/2006
                           DETERMINATION  DATE:  04/11/2006                                    RECORD DATE:    03/31/2006

                              RECONCILIATION DETAIL

                   ADVANCE SUMMARY
        P & I Advances Outstanding                                    0.00
        Servicing Advances Outstanding                                0.00
        Reimbursement for Interest on P & I                           0.00
        Advances paid from general collections
        Reimbursement for Interest on Servicing                       0.00
        Advances paid from general collections

                    SERVICING FEE SUMMARY
        Current Period Accrued Servicing Fees                         0.00
        Less Servicing Fees on Delinquent Payments                    0.00
        Less Reductions to Servicing Fees                             0.00
        Plus Servicing Fees on Delinquent Payments Received           0.00
        Plus Adjustments for Prior Servicing Calculation              0.00
        Total Servicing Fees Collected                                0.00

       CERTIFICATE INTEREST RECONCILIATION

                          Accrued     Net Aggregate     Distributable     Distributable                 Additional
               Accrual  Certificate     Prepayment       Certificate   Certificate Interest   WAC CAP   Trust Fund
        Class    Days    Interest   Interest Shortfall    Interest          Adjustment       Shortfall   Expenses
       -----------------------------------------------------------------------------------------------------------
         A-1       0           0.00               0.00           0.00                  0.00       0.00        0.00
         A-2       0           0.00               0.00           0.00                  0.00       0.00        0.00
         A-3       0           0.00               0.00           0.00                  0.00       0.00        0.00
         A-AB      0           0.00               0.00           0.00                  0.00       0.00        0.00
         A-4       0           0.00               0.00           0.00                  0.00       0.00        0.00
        A-1-A      0           0.00               0.00           0.00                  0.00       0.00        0.00
         A-M       0           0.00               0.00           0.00                  0.00       0.00        0.00
         A-J       0           0.00               0.00           0.00                  0.00       0.00        0.00
         A-X       0           0.00               0.00           0.00                  0.00       0.00        0.00
        A-SP       0           0.00               0.00           0.00                  0.00       0.00        0.00
         A-Y       0           0.00               0.00           0.00                  0.00       0.00        0.00
          B        0           0.00               0.00           0.00                  0.00       0.00        0.00
          C        0           0.00               0.00           0.00                  0.00       0.00        0.00
          D        0           0.00               0.00           0.00                  0.00       0.00        0.00
          E        0           0.00               0.00           0.00                  0.00       0.00        0.00
          F        0           0.00               0.00           0.00                  0.00       0.00        0.00
          G        0           0.00               0.00           0.00                  0.00       0.00        0.00
          H        0           0.00               0.00           0.00                  0.00       0.00        0.00
          J        0           0.00               0.00           0.00                  0.00       0.00        0.00
          K        0           0.00               0.00           0.00                  0.00       0.00        0.00
          L        0           0.00               0.00           0.00                  0.00       0.00        0.00
          M        0           0.00               0.00           0.00                  0.00       0.00        0.00
          N        0           0.00               0.00           0.00                  0.00       0.00        0.00
          O        0           0.00               0.00           0.00                  0.00       0.00        0.00
          P        0           0.00               0.00           0.00                  0.00       0.00        0.00
          Q        0           0.00               0.00           0.00                  0.00       0.00        0.00
          S        0           0.00               0.00           0.00                  0.00       0.00        0.00
         CCA       0           0.00               0.00           0.00                  0.00       0.00        0.00
       -----------------------------------------------------------------------------------------------------------
        Total                  0.00               0.00           0.00                  0.00       0.00        0.00
       -----------------------------------------------------------------------------------------------------------

                               Remaining Unpaid
                 Interest        Distributable
        Class  Distribution  Certificate Interest
       ------------------------------------------
         A-1           0.00                  0.00
         A-2           0.00                  0.00
         A-3           0.00                  0.00
         A-AB          0.00                  0.00
         A-4           0.00                  0.00
        A-1-A          0.00                  0.00
         A-M           0.00                  0.00
         A-J           0.00                  0.00
         A-X           0.00                  0.00
        A-SP           0.00                  0.00
         A-Y           0.00                  0.00
          B            0.00                  0.00
          C            0.00                  0.00
          D            0.00                  0.00
          E            0.00                  0.00
          F            0.00                  0.00
          G            0.00                  0.00
          H            0.00                  0.00
          J            0.00                  0.00
          K            0.00                  0.00
          L            0.00                  0.00
          M            0.00                  0.00
          N            0.00                  0.00
          O            0.00                  0.00
          P            0.00                  0.00
          Q            0.00                  0.00
          S            0.00                  0.00
         CCA           0.00                  0.00
       -------------------------------------------
        Total          0.00                  0.00
       -------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   04/17/2006
                           DETERMINATION  DATE:  04/11/2006                                    RECORD DATE:    03/31/2006

                           OTHER REQUIRED INFORMATION

     Available Distribution Amount                       0.00

     Aggregate Number of Outstanding Loans                  0
     Aggregate Unpaid Principal Balance of Loans         0.00
     Aggregate Stated Principal Balance of Loans         0.00

     Aggregate Amount of Servicing Fee                   0.00
     Aggregate Amount of Special Servicing Fee           0.00
     Aggregate Amount of Trustee Fee                     0.00
     Aggregate Stand-by Fee                              0.00
     Aggregate Paying Agent Fee                          0.00
     Aggregate Trust Fund Expenses                       0.00

Additional Trust Fund Expenses/(Gains)                   0.00

       Fees Paid to Special Servicer                     0.00
       Interest on Advances                              0.00
       Other Expenses of Trust                           0.00

Appraisal Reduction Amount

                 Appraisal      Cumulative     Most Recent
    Loan         Reduction         ASER          App. Red.
   Number         Effected        Amount          Date
------------------------------------------------------------



------------------------------------------------------------
   Total
------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   04/17/2006
                           DETERMINATION  DATE:  04/11/2006                                    RECORD DATE:    03/31/2006

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

    INTEREST:
         Interest paid or advanced                                            0.00
         Interest reductions due to Non-Recoverability Determinations         0.00
         Interest Adjustments                                                 0.00
         Deferred Interest                                                    0.00
         Net Prepayment Interest Shortfall                                    0.00
         Net Prepayment Interest Excess                                       0.00
         Extension Interest                                                   0.00
         Interest Reserve Withdrawal                                          0.00
                                                                                  ------------
             TOTAL INTEREST COLLECTED                                                     0.00

    PRINCIPAL:
         Scheduled Principal                                                  0.00
         Unscheduled Principal                                                0.00
             Principal Prepayments                                            0.00
             Collection of Principal after Maturity Date                      0.00
             Recoveries from Liquidation and Insurance Proceeds               0.00
             Excess of Prior Principal Amounts paid                           0.00
             Curtailments                                                     0.00
         Negative Amortization                                                0.00
         Principal Adjustments                                                0.00
                                                                                  ------------
             TOTAL PRINCIPAL COLLECTED                                                    0.00

    OTHER:
         Prepayment Penalties/Yield Maintenance                               0.00
         Repayment Fees                                                       0.00
         Borrower Option Extension Fees                                       0.00
         Equity Payments Received                                             0.00
         Net Swap Counterparty Payments Received                              0.00
                                                                                  ------------
             TOTAL OTHER COLLECTED                                                        0.00
                                                                                  ------------
TOTAL FUNDS COLLECTED                                                                     0.00
                                                                                  ============

TOTAL FUNDS DISTRIBUTED

    FEES:
         Master Servicing Fee                                                 0.00
         Trustee Fee                                                          0.00
         Certificate Administration Fee                                       0.00
         Insurer Fee                                                          0.00
         Miscellaneous Fee                                                    0.00
                                                                                  ------------
             TOTAL FEES                                                                   0.00

    ADDITIONAL TRUST FUND EXPENSES:

         Reimbursement for Interest on Advances                               0.00
         ASER Amount                                                          0.00
         Special Servicing Fee                                                0.00
         Rating Agency Expenses                                               0.00
         Attorney Fees & Expenses                                             0.00
         Bankruptcy Expense                                                   0.00
         Taxes Imposed on Trust Fund                                          0.00
         Non-Recoverable Advances                                             0.00
         Other Expenses                                                       0.00
                                                                                  ------------
             TOTAL ADDITIONAL TRUST FUND EXPENSES                                         0.00

    INTEREST RESERVE DEPOSIT                                                              0.00

    PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:

         Interest Distribution                                                0.00
         Principal Distribution                                               0.00
         Prepayment Penalties/Yield Maintenance                               0.00
         Borrower Option Extension Fees                                       0.00
         Equity Payments Paid                                                 0.00
         Net Swap Counterparty Payments Paid                                  0.00
                                                                                  ------------
             TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                                0.00
                                                                                  ------------
TOTAL FUNDS DISTRIBUTED                                                                   0.00
                                                                                  ============

Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   04/17/2006
                           DETERMINATION  DATE:  04/11/2006                                    RECORD DATE:    03/31/2006

                                 RATINGS DETAIL

                                                    Original Ratings               Current Ratings (1)
                                            ------------------------------   -----------------------------
             Class             CUSIP         Fitch     Moody's     S & P      Fitch     Moody's     S & P
     -----------------------------------------------------------------------------------------------------
             A-1
             A-2
             A-3
             A-AB
             A-4
            A-1-A
             A-M
             A-J
             A-X
             A-SP
             A-Y
              B
              C
              D
              E
              F
              G
              H
              J
              K
              L
              M
              N
              O
              P
              Q
              S
             CCA

          NR   -  Designates that the class was not rated by the above agency at the time of original issuance.
          X    -  Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
          N/A  -  Data not available this period.

     1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

  Fitch, Inc.                       Moody's Investors Service          Standard & Poor's Rating Services
  One State Street Plaza            99 Church Street                   55 Water Street
  New York, New York 10004          New York, New York 10007           New York, New York 10041
  (212) 908-0500                    (212) 553-0300                     (212) 438-2430

Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   04/17/2006
                           DETERMINATION  DATE:  04/11/2006                                    RECORD DATE:    03/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                                 % of
      Scheduled           # of     Scheduled      Agg.       WAM                Weighted
       Balance           loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                    STATE (3)

                                                  % of
                          # of     Scheduled      Agg.       WAM                Weighted
       State             Props.     Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

     See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   04/17/2006
                           DETERMINATION  DATE:  04/11/2006                                    RECORD DATE:    03/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                                  % of
     Debt Service         # of     Scheduled      Agg.       WAM                Weighted
    Coverage Ratio       loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                                 % of
                         # of     Scheduled      Agg.       WAM                 Weighted
   Property Type        Props.     Balance       Bal.       (2)       WAC      Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                    NOTE RATE

                                                  % of
       Note               # of     Scheduled      Agg.       WAM                Weighted
       Rate              loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                    SEASONING

                                                  % of
                          # of     Scheduled      Agg.       WAM                Weighted
       Seasoning         loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

     See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   04/17/2006
                           DETERMINATION  DATE:  04/11/2006                                    RECORD DATE:    03/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                  % of
Anticipated Remaining    # of      Scheduled      Agg.       WAM                Weighted
       Term(2)           loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                  % of
Remaining Stated          # of      Scheduled     Agg.        WAM                Weighted
     Term                 loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                   % of
Remaining Amortization   # of      Scheduled       Agg.       WAM                Weighted
         Term            loans      Balance        Bal.       (2)       WAC     Avg DSCR(1)
--------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------
       Totals
------------------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                                  % of
      Age of Most        # of      Scheduled      Agg.       WAM                Weighted
      Recent NOI         loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   04/17/2006
                           DETERMINATION  DATE:  04/11/2006                                    RECORD DATE:    03/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                                                  % of
      Scheduled           # of     Scheduled      Agg.       WAM                Weighted
       Balance           loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                    STATE (3)

                                                  % of
                          # of     Scheduled      Agg.       WAM                Weighted
       State             Props.     Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

     See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   04/17/2006
                           DETERMINATION  DATE:  04/11/2006                                    RECORD DATE:    03/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                                  % of
     Debt Service         # of     Scheduled      Agg.       WAM                Weighted
    Coverage Ratio       loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                                 % of
                         # of     Scheduled      Agg.       WAM                 Weighted
   Property Type         Props.    Balance       Bal.       (2)       WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                    NOTE RATE

                                                  % of
       Note               # of     Scheduled      Agg.       WAM                Weighted
       Rate              loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                    SEASONING

                                                  % of
                          # of     Scheduled      Agg.       WAM                Weighted
       Seasoning         loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

     See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   04/17/2006
                           DETERMINATION  DATE:  04/11/2006                                    RECORD DATE:    03/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                  % of
Anticipated Remaining    # of      Scheduled      Agg.       WAM                Weighted
       Term (2)          loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                  % of
Remaining Stated          # of      Scheduled     Agg.        WAM                Weighted
     Term                 loans      Balance      Bal.        (2)       WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                   % of
Remaining Amortization   # of      Scheduled       Agg.       WAM                Weighted
         Term            loans      Balance        Bal.       (2)       WAC     Avg DSCR (1)
--------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------
       Totals
--------------------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                                  % of
      Age of Most        # of      Scheduled      Agg.       WAM                Weighted
      Recent NOI         loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   04/17/2006
                         DETERMINATION DATE: 04/11/2006                                    RECORD DATE:    03/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE

                                                  % of
      Scheduled           # of     Scheduled      Agg.       WAM                Weighted
       Balance           loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                    STATE (3)

                                                  % of
                          # of     Scheduled      Agg.       WAM                Weighted
       State             Props.     Balance       Bal.       (2)       WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

     See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   04/17/2006
                         DETERMINATION DATE: 04/11/2006                                    RECORD DATE:    03/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                                  % of
     Debt Service         # of     Scheduled      Agg.       WAM                Weighted
    Coverage Ratio       loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                                  % of
                         # of      Scheduled      Agg.       WAM                Weighted
   Property Type         Props.     Balance       Bal.       (2)       WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                    NOTE RATE

                                                  % of
       Note               # of     Scheduled      Agg.       WAM                Weighted
       Rate              loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                    SEASONING

                                                  % of
                          # of     Scheduled      Agg.       WAM                Weighted
       Seasoning         loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

     See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   04/17/2006
                         DETERMINATION DATE: 04/11/2006                                    RECORD DATE:    03/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                  % of
Anticipated Remaining    # of      Scheduled      Agg.       WAM                Weighted
       Term(2)           loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                  % of
Remaining Stated         # of      Scheduled      Agg.       WAM                Weighted
     Term                loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                   % of
Remaining Amortization    # of      Scheduled      Agg.       WAM                Weighted
         Term             loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
--------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------
       Totals
--------------------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                                  % of
      Age of Most        # of      Scheduled      Agg.       WAM                Weighted
      Recent NOI         loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   04/17/2006
                         DETERMINATION DATE: 04/11/2006                                    RECORD DATE:    03/31/2006

                              MORTGAGE LOAN DETAIL

                                                                                                 Anticipated                 Neg.
  Loan                   Property                            Interest    Principal    Gross       Repayment     Maturity    Amort
 Number       ODCR       Type (1)       City       State     Payment      Payment     Coupon        Date          Date      (Y/N)
---------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
 Totals
---------------------------------------------------------------------------------------------------------------------------------

           Beginning      Ending        Paid      Appraisal    Appraisal     Res.      Mod.
  Loan     Scheduled     Scheduled      Thru      Reduction    Reduction    Strat.     Code
 Number     Balance       Balance       Date        Date        Amount       (2)       (3)
---------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------
 Totals
---------------------------------------------------------------------------------------------

                          (1) PROPERTY TYPE CODE

     MF - Multi-Family
     RT - Retail
     HC - Health Care
     IN - Industrial
     WH - Warehouse
     MH - Mobile Home Park
     OF - Office
     MU - Mixed Use
     LO - Lodging
     SS - Self Storage
     OT - Other

                          (2) RESOLUTION STRATEGY CODE

     1  - Modification
     2  - Foreclosure
     3  - Bankruptcy
     4  - Extension
     5  - Note Sale
     6  - DPO
     7  - REO
     8  - Resolved
     9  - Pending Return to Master Servicer
     10 - Deed in Lieu Of Foreclosure
     11 - Full Payoff
     12 - Reps and Warranties
     13 - Other or TBD

                          (3) MODIFICATION CODE

     1  - Maturity Date Extension
     2  - Amortization Change
     3  - Principal Write-Off
     4  - Combination

Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   04/17/2006
                         DETERMINATION DATE: 04/11/2006                                    RECORD DATE:    03/31/2006

                           PRINCIPAL PREPAYMENT DETAIL

                                            Principal Prepayment Amount                      Prepayment Penalities
                  Offering Document  -----------------------------------------  ------------------------------------------------
     Loan Number   Cross-Reference     Payoff Amount      Curtailment Amount     Percentage Premium    Yield Maintenance Charge
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   04/17/2006
                         DETERMINATION DATE: 04/11/2006                                    RECORD DATE:    03/31/2006

                                HISTORICAL DETAIL

                                         Delinquencies
----------------------------------------------------------------------------------------------
 Distribution     30-59 Days     60-89 Days     90 Days or More     Foreclosure       REO
     Date        #    Balance   #    Balance    #      Balance      #    Balance  #    Balance
----------------------------------------------------------------------------------------------



          Delinquencies                    Prepayments             Rate and Maturities
--------------------------------   ---------------------------  --------------------------
 Distribution     Modifications     Curtailments      Payoff    Next Weighted Avg.
    Date        #      Balance     #    Balance    #   Balance   Coupon  Remit     WAM
------------------------------------------------------------------------------------------




Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright, Wells Fargo Bank, N.A.                                  Page 19 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   04/17/2006
                         DETERMINATION DATE: 04/11/2006                                    RECORD DATE:    03/31/2006

                             DELINQUENCY LOAN DETAIL

                 Offering         # of                     Current    Outstanding    Status of
                 Document        Months     Paid Through    P & I        P & I        Mortgage
Loan Number   Cross-Reference    Delinq.        Date       Advances    Advances **    Loan (1)
-----------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------

              Resolution                                  Current     Outstanding
               Strategy     Servicing     Foreclosure    Servicing     Servicing      Bankruptcy       REO
Loan Number    Code (2)   Transfer Date      Date         Advances      Advances         Date          Date
-----------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------

                          (1) STATUS OF MORTGAGE LOAN

     A  - Payment Not Received But Still in Grace Period
     B  - Late Payment But Less Than 1 Month Delinquent
     0  - Current
     1  - One Month Delinquent
     2  - Two Months Delinquent
     3  - Three or More Months Delinquent
     4  - Assumed Scheduled Payment (Performing Matured Balloon)
     7  - Foreclosure
     9  - REO

                          (2) RESOLUTION STRATEGY CODE

     1  - Modification
     2  - Foreclosure
     3  - Bankruptcy
     4  - Extension
     5  - Note Sale
     6  - DPO
     7  - REO
     8  - Resolved
     9  - Pending Return to Master Servicer
     10 - Deed In Lieu Of Foreclosure
     11 - Full Payoff
     12 - Reps and Warranties
     13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 20 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   04/17/2006
                         DETERMINATION DATE: 04/11/2006                                    RECORD DATE:    03/31/2006

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                             Offering      Servicing  Resolution
 Distribution      Loan      Document       Transfer   Strategy    Scheduled    Property             Interest
     Date         Number  Cross-Reference    Date      Code (1)     Balance     Type (2)    State      Rate
--------------------------------------------------------------------------------------------------------------



                                        Net                                            Remaining
 Distribution      Loan     Actual   Operating    NOI             Note    Maturity   Amortization
     Date         Number   Balance     Income     Date    DSCR    Date      Date         Term
-------------------------------------------------------------------------------------------------




                          (1) RESOLUTION STRATEGY CODE

     1  - Modification
     2  - Foreclosure
     3  - Bankruptcy
     4  - Extension
     5  - Note Sale
     6  - DPO
     7  - REO
     8  - Resolved
     9  - Pending Return to Master Servicer
     10 - Deed in Lieu Of Foreclosure
     11 - Full Payoff
     12 - Reps and Warranties
     13 - Other or TBD

                          (2) PROPERTY TYPE CODE

     MF - Multi-Family
     RT - Retail
     HC - Health Care
     IN - Industrial
     WH - Warehouse
     MH - Mobile Home Park
     OF - Office
     MU - Mixed Use
     LO - Lodging
     SS - Self Storage
     OT - Other

Copyright, Wells Fargo Bank, N.A.                                  Page 21 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   04/17/2006
                         DETERMINATION DATE: 04/11/2006                                    RECORD DATE:    03/31/2006

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                          Offering       Resolution      Site
Distribution    Loan      Document        Strategy     Inspection                Appraisal  Appraisal    Other REO
    Date       Number  Cross-Reference    Code (1)        Date    Phase 1 Date     Date       Value   Property Revenue    Comment
------------------------------------------------------------------------------------------------------------------------------------




                          (1) RESOLUTION STRATEGY CODE

     1  - Modification
     2  - Foreclosure
     3  - Bankruptcy
     4  - Extension
     5  - Note Sale
     6  - DPO
     7  - REO
     8  - Resolved
     9  - Pending Return to Master Servicer
     10 - Deed in Lieu Of Foreclosure
     11 - Full Payoff
     12 - Reps and Warranties
     13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 22 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   04/17/2006
                         DETERMINATION DATE: 04/11/2006                                    RECORD DATE:    03/31/2006

                              MODIFIED LOAN DETAIL

                     Offering
        Loan         Document      Pre-Modification   Post-Modification   Pre-Modification   Post-Modification
       Number     Cross-Reference       Balance            Balance          Interest Rate      Interest Rate
--------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------------------------

        Loan      Modification
       Number         Date         Modification Description
-----------------------------------------------------------



-----------------------------------------------------------
      Totals
-----------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 23 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   04/17/2006
                         DETERMINATION DATE: 04/11/2006                                    RECORD DATE:    03/31/2006

                             LIQUIDATED LOAN DETAIL

                Final Recovery      Offering
      Loan      Determination       Document       Appraisal    Appraisal    Actual         Gross
     Number          Date        Cross-Reference     Date         Value      Balance      Proceeds
---------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------
 Current Total
---------------------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------------------

                Gross Proceeds    Aggregate       Net       Net Proceeds              Repurchased
      Loan         as a % of     Liquidation  Liquidation     as a % of    Realized    by Seller
     Number     Actual Balance    Expenses *   Proceeds    Actual Balance    Loss        (Y/N)
---------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------
 Current Total
---------------------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.                                  Page 24 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   04/17/2006
                         DETERMINATION DATE: 04/11/2006                                    RECORD DATE:    03/31/2006

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                          Beginning                                      Amounts                                 Modification
                          Balance of   Aggregate   Prior Realized    Covered by Over-    Interest (Shortage)/    Adjustments /
 Distribution Prospectus the Loan at Realized Loss  Loss Applied   collateralization and  Excesses applied to  Appraisal Reduction
     Date        Id      Liquidation   on Loans    to Certificates  other Credit Support other Credit Support     Adjustment
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
 Current Total
----------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
----------------------------------------------------------------------------------------------------------------------------------

                            Additional
                           (Recoveries)/     Current Realized  Recoveries of  (Recoveries)/Realized
 Distribution Prospectus Expenses applied to  Loss Applied to Realized Losses    Loss Applied to
    Date         Id        Realized Losses     Certificates    Paid as Cash    Certificate Interest
------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------
 Current Total
------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 25 of 26

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C1    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C1                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   04/17/2006
                         DETERMINATION DATE: 04/11/2006                                    RECORD DATE:    03/31/2006

                             SUPPLEMENTAL REPORTING



Copyright, Wells Fargo Bank, N.A.                                  Page 26 of 26

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------------  --------       ---------       ---------      ---------      ----------
Issue Date..........................................    100%           100%            100%           100%            100%
March 2007..........................................     85             85              85             84              84
March 2008..........................................     66             65              65             64              63
March 2009..........................................     41             40              39             38              38
March 2010..........................................      7              0               0              0               0
March 2011 and thereafter...........................      0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        2.5            2.4             2.4            2.4             2.4

                             CLASS A-2 CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------------  --------       ---------       ---------      ---------      ----------
Issue Date..........................................    100%           100%            100%           100%            100%
March 2007..........................................    100            100             100            100             100
March 2008..........................................    100            100             100            100             100
March 2009..........................................    100            100             100            100             100
March 2010..........................................    100             98              91             81              31
March 2011 and thereafter...........................      0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        4.4            4.4             4.3            4.3             4.0

                             CLASS A-3 CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------------  --------       ---------       ---------      ---------      ----------
Issue Date..........................................    100%           100%            100%           100%            100%
March 2007..........................................    100            100             100            100             100
March 2008..........................................    100            100             100            100             100
March 2009..........................................    100            100             100            100             100
March 2010..........................................    100            100             100            100             100
March 2011..........................................    100             92              82             69              16
March 2012..........................................    100             74              51             31              16
March 2013 and thereafter...........................      0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        6.7            6.3             6.0            5.6             5.0

                             CLASS A-AB CERTIFICATES

                                   PREPAYMENTS


       FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------------  --------       ---------       ---------      ---------      ----------
Issue Date..........................................    100%           100%            100%           100%            100%
March 2007..........................................    100            100             100            100             100
March 2008..........................................    100            100             100            100             100
March 2009..........................................    100            100             100            100             100
March 2010..........................................    100            100             100            100             100
March 2011..........................................     97             97              97             97              98
March 2012..........................................     74             74              74             74              77
March 2013..........................................     52             52              52             52              52
March 2014..........................................     31             31              31             31              31
March 2015..........................................      6              6               6              6               5
March 2016 and thereafter...........................      0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        7.1            7.1             7.1            7.1             7.2

                             CLASS A-4 CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------------  --------       ---------       ---------      ---------      ----------
Issue Date..........................................    100%           100%            100%           100%            100%
March 2007..........................................    100            100             100            100             100
March 2008..........................................    100            100             100            100             100
March 2009..........................................    100            100             100            100             100
March 2010..........................................    100            100             100            100             100
March 2011..........................................    100            100             100            100             100
March 2012..........................................    100            100             100            100             100
March 2013..........................................    100            100             100            100             100
March 2014..........................................    100            100             100            100             100
March 2015..........................................    100            100             100            100             100
March 2016 and thereafter...........................      0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        9.6            9.6             9.6            9.6             9.4

                            CLASS A-1-A CERTIFICATES

                                  PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------------  --------       ---------       ---------      ---------      ----------
Issue Date..........................................    100%           100%            100%           100%            100%
March 2007..........................................     99             99              99             99              99
March 2008..........................................     98             98              98             98              98
March 2009..........................................     97             97              97             97              97
March 2010..........................................     95             95              95             95              95
March 2011..........................................     87             87              87             87              87
March 2012..........................................     85             85              85             85              85
March 2013..........................................     82             82              82             82              82
March 2014..........................................     80             80              80             80              79
March 2015..........................................     76             75              74             73              69
March 2016 and thereafter...........................     0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        8.6            8.6             8.6            8.6             8.4

                             CLASS A-M CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------------  --------       ---------       ---------      ---------      ----------
Issue Date..........................................    100%           100%            100%           100%            100%
March 2007..........................................    100            100             100            100             100
March 2008..........................................    100            100             100            100             100
March 2009..........................................    100            100             100            100             100
March 2010..........................................    100            100             100            100             100
March 2011..........................................    100            100             100            100             100
March 2012..........................................    100            100             100            100             100
March 2013..........................................    100            100             100            100             100
March 2014..........................................    100            100             100            100             100
March 2015..........................................    100            100             100            100             100
March 2016 and thereafter...........................      0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        9.8            9.8             9.8            9.8             9.6

                             CLASS A-J CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------------  --------       ---------       ---------      ---------      ----------
Issue Date..........................................    100%           100%            100%           100%            100%
March 2007..........................................    100            100             100            100             100
March 2008..........................................    100            100             100            100             100
March 2009..........................................    100            100             100            100             100
March 2010..........................................    100            100             100            100             100
March 2011..........................................    100            100             100            100             100
March 2012..........................................    100            100             100            100             100
March 2013..........................................    100            100             100            100             100
March 2014..........................................    100            100             100            100             100
March 2015..........................................    100            100             100            100             100
March 2016 and thereafter...........................      0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        9.8            9.8             9.8            9.8             9.7

                              CLASS B CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------------  --------       ---------       ---------      ---------      ----------
Issue Date..........................................    100%           100%            100%           100%            100%
March 2007..........................................    100            100             100            100             100
March 2008..........................................    100            100             100            100             100
March 2009..........................................    100            100             100            100             100
March 2010..........................................    100            100             100            100             100
March 2011..........................................    100            100             100            100             100
March 2012..........................................    100            100             100            100             100
March 2013..........................................    100            100             100            100             100
March 2014..........................................    100            100             100            100             100
March 2015..........................................    100            100             100            100             100
March 2016..........................................      0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        9.9            9.9             9.9            9.8             9.7

                              CLASS C CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------------  --------       ---------       ---------      ---------      ----------
Issue Date..........................................    100%           100%            100%           100%            100%
March 2007..........................................    100            100             100            100             100
March 2008..........................................    100            100             100            100             100
March 2009..........................................    100            100             100            100             100
March 2010..........................................    100            100             100            100             100
March 2011..........................................    100            100             100            100             100
March 2012..........................................    100            100             100            100             100
March 2013..........................................    100            100             100            100             100
March 2014..........................................    100            100             100            100             100
March 2015..........................................    100            100             100            100             100
March 2016 and thereafter...........................      0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        9.9            9.9             9.9            9.9             9.7

                              CLASS D CERTIFICATES

                                   PREPAYMENTS


       FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------------  --------       ---------       ---------      ---------      ----------
Issue Date..........................................    100%           100%            100%           100%            100%
March 2007..........................................    100            100             100            100             100
March 2008..........................................    100            100             100            100             100
March 2009..........................................    100            100             100            100             100
March 2010..........................................    100            100             100            100             100
March 2011..........................................    100            100             100            100             100
March 2012..........................................    100            100             100            100             100
March 2013..........................................    100            100             100            100             100
March 2014..........................................    100            100             100            100             100
March 2015..........................................    100            100             100            100             100
March 2016 and thereafter...........................      0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        9.9            9.9             9.9            9.9             9.7

                              CLASS E CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------------  --------       ---------       ---------      ---------      ----------
Issue Date..........................................    100%           100%            100%           100%            100%
March 2007..........................................    100            100             100            100             100
March 2008..........................................    100            100             100            100             100
March 2009..........................................    100            100             100            100             100
March 2010..........................................    100            100             100            100             100
March 2011..........................................    100            100             100            100             100
March 2012..........................................    100            100             100            100             100
March 2013..........................................    100            100             100            100             100
March 2014..........................................    100            100             100            100             100
March 2015..........................................    100            100             100            100             100
March 2016 and thereafter...........................      0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        9.9            9.9             9.9            9.9             9.7

                              CLASS F CERTIFICATES

                                   PREPAYMENTS


       FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------------  --------       ---------       ---------      ---------      ----------
Issue Date..........................................    100%           100%            100%           100%            100%
March 2007..........................................    100            100             100            100             100
March 2008..........................................    100            100             100            100             100
March 2009..........................................    100            100             100            100             100
March 2010..........................................    100            100             100            100             100
March 2011..........................................    100            100             100            100             100
March 2012..........................................    100            100             100            100             100
March 2013..........................................    100            100             100            100             100
March 2014..........................................    100            100             100            100             100
March 2015..........................................    100            100             100            100             100
March 2016 and thereafter...........................      0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        9.9            9.9             9.9            9.9             9.7

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

 DISTRIBUTION DATE            BALANCE              DISTRIBUTION DATE               BALANCE
--------------------   --------------------       --------------------      --------------------
April 2006             $     155,000,000.00          December 2010          $     155,000,000.00
May 2006               $     155,000,000.00          January 2011           $     155,000,000.00
June 2006              $     155,000,000.00          February 2011          $     154,496,453.02
July 2006              $     155,000,000.00          March 2011             $     151,059,000.00
August 2006            $     155,000,000.00          April 2011             $     148,545,000.00
September 2006         $     155,000,000.00          May 2011               $     145,706,000.00
October 2006           $     155,000,000.00          June 2011              $     143,166,000.00
November 2006          $     155,000,000.00          July 2011              $     140,301,000.00
December 2006          $     155,000,000.00          August 2011            $     137,734,000.00
January 2007           $     155,000,000.00          September 2011         $     132,607,000.00
February 2007          $     155,000,000.00          October 2011           $     127,935,000.00
March 2007             $     155,000,000.00          November 2011          $     125,340,000.00
April 2007             $     155,000,000.00          December 2011          $     122,422,000.00
May 2007               $     155,000,000.00          January 2012           $     119,825,000.00
June 2007              $     155,000,000.00          February 2012          $     117,215,000.00
July 2007              $     155,000,000.00          March 2012             $     113,975,000.00
August 2007            $     155,000,000.00          April 2012             $     111,336,000.00
September 2007         $     155,000,000.00          May 2012               $     108,377,000.00
October 2007           $     155,000,000.00          June 2012              $     105,710,000.00
November 2007          $     155,000,000.00          July 2012              $     102,724,000.00
December 2007          $     155,000,000.00          August 2012            $     100,030,000.00
January 2008           $     155,000,000.00          September 2012         $      97,322,000.00
February 2008          $     155,000,000.00          October 2012           $      94,296,000.00
March 2008             $     155,000,000.00          November 2012          $      91,566,000.00
April 2008             $     155,000,000.00          December 2012          $      88,836,000.00
May 2008               $     155,000,000.00          January 2013           $      86,106,000.00
June 2008              $     155,000,000.00          February 2013          $      83,375,653.84
July 2008              $     155,000,000.00          March 2013             $      80,182,000.00
August 2008            $     155,000,000.00          April 2013             $      77,699,000.00
September 2008         $     155,000,000.00          May 2013               $      74,964,000.00
October 2008           $     155,000,000.00          June 2013              $      72,456,000.00
November 2008          $     155,000,000.00          July 2013              $      69,696,000.00
December 2008          $     155,000,000.00          August 2013            $      67,163,000.00
January 2009           $     155,000,000.00          September 2013         $      64,617,000.00
February 2009          $     155,000,000.00          October 2013           $      61,820,000.00
March 2009             $     155,000,000.00          November 2013          $      59,249,000.00
April 2009             $     155,000,000.00          December 2013          $      56,426,000.00
May 2009               $     155,000,000.00          January 2014           $      53,829,000.00
June 2009              $     155,000,000.00          February 2014          $      51,219,000.00
July 2009              $     155,000,000.00          March 2014             $      47,884,000.00
August 2009            $     155,000,000.00          April 2014             $      45,245,000.00
September 2009         $     155,000,000.00          May 2014               $      42,357,000.00
October 2009           $     155,000,000.00          June 2014              $      39,691,000.00
November 2009          $     155,000,000.00          July 2014              $      36,777,000.00
December 2009          $     155,000,000.00          August 2014            $      34,084,000.00
January 2010           $     155,000,000.00          September 2014         $      31,379,000.00
February 2010          $     155,000,000.00          October 2014           $      28,425,000.00
March 2010             $     155,000,000.00          November 2014          $      25,692,000.00
April 2010             $     155,000,000.00          December 2014          $      22,712,000.00
May 2010               $     155,000,000.00          January 2015           $      19,951,000.00
June 2010              $     155,000,000.00          February 2015          $      15,894,000.00
July 2010              $     155,000,000.00          March 2015             $       9,641,000.00
August 2010            $     155,000,000.00          April 2015             $       6,844,000.00

September 2010         $     155,000,000.00          May 2015               $       3,804,000.00
October 2010           $     155,000,000.00          June 2015                              -
November 2010          $     155,000,000.00

                                    EXHIBIT F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including March 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including March 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

     (a) from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     (b) from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     (c) from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     (d) from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (i) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (A) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (B) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                    Section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               (C) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (D) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                    Regulations; or

         (ii) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (A) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (B) certifying that the nonqualified intermediary is not acting for its own account,

               (C) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (D) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in
                    Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     (e) from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

     - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     - can be treated as an "exempt recipient" within the meaning of Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (E.G., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR
           COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES,
                 ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES

     We are Credit Suisse First Boston Mortgage Securities Corp, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates issued by one or more issuing entities. These offers may be made through one or more different methods, including offerings through underwriters. The offered certificates will represent interests in only the trust related to the subject series of offered certificates and do not represent obligations of or interests in us, any of our affiliates, the sponsor or any of the sponsor's affiliates. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

              THE OFFERED CERTIFICATES:                                     THE TRUST ASSETS:
The offered certificates will be issuable in series.         The assets of each of our trusts will include
Each series of offered certificates will--                   mortgage loans secured by first and/or junior
                                                             liens on, or security interests in, various
      -    have its own series designation;                  interests in commercial and multifamily real
                                                             properties.
      -    consist of one or more classes with various
           payment characteristics;

      - evidence beneficial ownership interests in a trust established by us; and

      -    be payable solely out of the related trust
           assets.
                                                             Trust assets may also include letters of credit,
No governmental agency or instrumentality will               surety bonds, insurance policies, guarantees,
insure or guarantee payment on the offered                   reserve funds, guaranteed investment contracts,
certificates. Neither we nor any of our affiliates           interest rate exchange agreements, interest rate
are responsible for making payments on the offered           cap or floor agreements, currency exchange
certificates if collections on the related trust             agreements, or other similar instruments and
assets are insufficient.                                     agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is March 7, 2006.

                                TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS.............................3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE...............................................3
SUMMARY OF PROSPECTUS...........................................................................4
RISK FACTORS...................................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS......................................................31
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP............................................31
THE SPONSOR....................................................................................32
USE OF PROCEEDS................................................................................32
DESCRIPTION OF THE TRUST FUND..................................................................33
YIELD AND MATURITY CONSIDERATIONS..............................................................54
DESCRIPTION OF THE CERTIFICATES................................................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS.........................................................70
DESCRIPTION OF CREDIT SUPPORT..................................................................79
LEGAL ASPECTS OF MORTGAGE LOANS................................................................81
FEDERAL INCOME TAX CONSEQUENCES................................................................91
STATE AND OTHER TAX CONSEQUENCES..............................................................124
ERISA CONSIDERATIONS..........................................................................124
LEGAL INVESTMENT..............................................................................126
PLAN OF DISTRIBUTION..........................................................................128
LEGAL MATTERS.................................................................................129
FINANCIAL INFORMATION.........................................................................129
RATING........................................................................................129
GLOSSARY......................................................................................131

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement, its exhibits and other filed materials (including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K) and make copies of these documents at prescribed rates, at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, NW., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the world wide web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

THE DEPOSITOR.......................................    We are Credit Suisse First Boston Mortgage  Securities  Corp.,
                                                        the depositor with respect to each series of certificates
                                                        offered by this prospectus. Our principal offices are located at
                                                        Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of
                                                        Credit Suisse Management LLC, which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. See "Credit
                                                        Suisse First Boston Mortgage Securities Corp." herein.

                                                        All references to "we," "us" and "our" in this prospectus are intended to mean Credit Suisse First Boston Mortgage Securities
                                                        Corp.

THE SPONSOR.........................................    Column Financial, Inc., a Delaware corporation, and an affiliate of the depositor, will act as a sponsor with respect to the trust fund. Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit Suisse (USA) Inc. The principal offices of
                                                        Column Financial, Inc. are located at Eleven Madison Avenue, New
                                                        York, New York 10010, telephone number (212) 325-2000. See "The
                                                        Sponsor" herein.

                                                        In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

THE SECURITIES BEING OFFERED........................    The securities that will be offered by this prospectus and the related prospectus supplements consist of commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization.
                                                        Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                                        Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related
                                                        prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES......................    We may not publicly offer all the commercial/multifamily
                                                        mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those
                                                        certificates, to place some privately with institutional
                                                        investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being
                                                        Offered" above.

THE GOVERNING DOCUMENTS.............................    In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                                        -   the issuance of each series of offered certificates;

                                                        -   the creation of and transfer of assets to the related trust; and

                                                        -   the servicing and administration of those assets.

                                                        The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or
                                                        arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered
                                                        certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                                        If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                                        -   one or more master servicers that will generally be
                                                            responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted or
                                                            otherwise problematic in any material respect; and

                                                        -   one or more special servicers that will generally be
                                                            responsible for servicing and administering those mortgage loans that are defaulted or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                                        The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                                        One or more primary servicers or sub-servicers may also be a party to the governing documents.

                                                        In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer, primary servicer, sub-servicer (to the extent known) or manager for each series of offered certificates and their respective duties. See
                                                        "Description of the Governing Documents."

CHARACTERISTICS OF THE MORTGAGE ASSETS..............    The trust assets with respect to any series of offered
                                                        certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security
                                                        interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In
                                                        particular, those properties may include--

                                                        -   rental or cooperatively-owned buildings with multiple dwelling units or residential properties containing condominium units;

                                                        -   retail properties related to the sale of consumer goods and other products, or related to providing entertainment,
                                                            recreational or personal services, to the general public;

                                                        -   office buildings;

                                                        -   hospitality properties;

                                                        -   casino properties;

                                                        -   health care-related facilities;

                                                        -   industrial facilities;

                                                        -   warehouse facilities, mini-warehouse facilities and
                                                            self-storage facilities;

                                                        -   restaurants,  taverns and other  establishments  involved in the food and beverage industry;

                                                        -   manufactured housing communities, mobile home parks and
                                                            recreational vehicle parks;

                                                        -   recreational and resort properties;

                                                        -   arenas and stadiums;

                                                        -   churches and other religious facilities;

                                                        -   parking lots and garages;

                                                        -   mixed use properties;

                                                        -   other income-producing properties; and/or

                                                        -   unimproved land.

                                                        The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                                        -   may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                                        -   may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an
                                                            adjustable interest rate;

                                                        -   may provide for no accrual of interest;

                                                        -   may provide for level payments to stated maturity, for
                                                            payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to
                                                            accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                                        -   may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                                        -   may permit the negative amortization or deferral of accrued interest;

                                                        -   may prohibit some or all voluntary prepayments or require
                                                            payment of a premium, fee or charge in connection with those prepayments;

                                                        -   may permit defeasance and the release of real property
                                                            collateral in connection with that defeasance;

                                                        -   may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly,
                                                            semi-annually, annually or at some other interval; and/or

                                                        -   may have two or more component parts, each having
                                                            characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                                        Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions.
                                                        However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its
                                                        territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                                        We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates. See "The Sponsor" herein.

                                                        Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or
                                                        instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See
                                                        "Description of the Trust Assets--Mortgage Loans."

                                                        In addition to the asset classes described above in this
                                                        "Characterization of the Mortgage Assets" section, we may
                                                        include other asset classes in the trust with respect to any series of offered certificates. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                                        If 10% or more of pool assets are or will be located in any one state or other geographic region, we will describe in the
                                                        related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

                                                        In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the
                                                        deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days
                                                        following the date of initial issuance of that series of
                                                        certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down

                                                        the total principal balance of the related series of
                                                        certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS..........................    If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust
                                                        particular mortgage assets underlying a series of certificates in exchange for--

                                                        -   cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                                        -   other mortgage loans that--

                                                            1.  conform to the description of mortgage assets in this
                                                                prospectus; and

                                                            2.  satisfy the criteria set forth in the related prospectus supplement.

                                                        In addition, if so specified in the related prospectus
                                                        supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans that--

                                                        -   conform to the description of mortgage assets in this
                                                            prospectus; and

                                                        -   satisfy the criteria set forth in the related prospectus
                                                            supplement.

                                                        No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                                        If any mortgage loan in the specified trust fund becomes
                                                        delinquent as to any balloon payment or becomes a certain number of days delinquent as specified in the related prospectus
                                                        supplement as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non monetary event of default, then the related directing
                                                        certificateholder, the special servicer or any other person specified in the related prospectus supplement may, at its option, purchase that underlying mortgage loan from the trust fund at the price and on the terms described in the related prospectus supplement.

                                                        In addition, if so specified under circumstances described in the related prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified
                                                        percentage of the initial mortgage pool balance.

                                                        Further, if so specified in the related prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage

                                                        loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with
                                                        respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is
                                                        described in the related prospectus supplement), then we or such other seller may be required to either cure such breach,
                                                        repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

CHARACTERISTICS OF THE OFFERED CERTIFICATES.........    An offered certificate may entitle the holder to receive--

                                                        -   a stated principal amount;

                                                        -   interest on a principal balance or notional amount, at a
                                                            fixed, variable or adjustable pass-through rate;

                                                        -   specified, fixed or variable portions of the interest,
                                                            principal or other amounts received on the related mortgage assets;

                                                        -   payments of principal, with disproportionate, nominal or no payments of interest;

                                                        -   payments of interest, with disproportionate, nominal or no payments of principal;

                                                        -   payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal
                                                            outstanding on one or more other classes of certificates of the same series;

                                                        -   payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                                            1.  faster and, in some cases, substantially faster, or

                                                            2.  slower and, in some cases, substantially slower,

                                                            than the rate at which payments or other collections of
                                                            principal are received on the related mortgage assets;

                                                        -   payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other
                                                            methodology; or

                                                        -   payments of all or part of the prepayment or repayment
                                                            premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                                        Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                                        A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and
                                                        distinct classes.

                                                        We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See
                                                        "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED CERTIFICATES.............    Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the
                                                        subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                                        The trust assets with respect to any series of offered
                                                        certificates may also include any of the following agreements--

                                                        -   guaranteed investment contracts in accordance with which
                                                            moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                                        -   interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                                        -   currency exchange agreements or other agreements and
                                                            arrangements designed to reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                                                        We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                                        See "Risk Factors," "Description of the Trust Assets" and
                                                        "Description of Credit Support."

ADVANCES WITH RESPECT TO THE MORTGAGE ASSETS........    As and to the extent described in the related prospectus
                                                        supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to the mortgage loans to cover--

                                                        -   delinquent scheduled payments of principal and/or interest, other than balloon payments;

                                                        -   property protection expenses;

                                                        -   other servicing expenses; or

                                                        -   any other items specified in the related prospectus
                                                            supplement.

                                                        Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as
                                                        otherwise described in this prospectus or the related prospectus supplement. That

                                                        party may also be entitled to receive interest on its advances for a specified period. See "Description of the
                                                        Certificates--Advances."

OPTIONAL TERMINATION................................    We will describe in the related prospectus supplement any
                                                        circumstances in which a specified party is permitted or
                                                        obligated to purchase or sell any of the mortgage assets
                                                        underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                                        -   all the mortgage assets in any particular trust, thereby
                                                            resulting in a termination of the trust; or

                                                        -   that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                                        See "Description of the Certificates--Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES............     Any class of offered certificates will constitute or evidence ownership of--

                                                        -   regular interests or residual interests in a real estate
                                                            mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                                                        -   interests in a grantor trust under subpart E of Part I of
                                                            subchapter J of the Internal Revenue Code of 1986.

                                                        See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS........................    If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                                        Considerations."

LEGAL INVESTMENT....................................    If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to
                                                        restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in
                                                        determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See
                                                        "Legal Investment" herein.

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

CERTAIN CLASSES OF THE OFFERED CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

     If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

     When making an investment decision, you should consider, among other things--

     - the payment priorities of the respective classes of the certificates of the same series,

     - the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

     - the characteristics and quality of the mortgage loans in the related trust.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES.

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might effect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including hurricanes, floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer) will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgage to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the availability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objection. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES.

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    riot, strike and civil commotion;

     -    terrorism;

     -    nuclear, biological or chemical materials;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or to reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurances that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CONDOMINIUMS CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON COMMERCIAL PROPERTIES THAT ARE NOT CONDOMINIUMS

     In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, due to the possible existence of multiple loss payees on any insurance policy covering such real property, there could be a delay in the restoration of the real property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in any of our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES.

     In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

     - the real properties may be managed by property managers that are affiliated with the related borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those real properties; or

affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the trust fund and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is
(212) 325-2000.

     The depositor's primary business is the securitization of commercial and residential mortgage loans. The depositor, with its commercial and residential mortgage lending affiliates, has been involved in the securitization of commercial and residential mortgage loans since 1987. As of October 2005, the total amount of commercial and residential mortgage securitization transactions involving the depositor since 2001 was approximately $119 billion. The depositor does not deal in any other business other than the securitization of mortgage loans. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The depositor will have minimal ongoing duties with respect to the offered certificates and the underlying mortgage loans. The depositor's duties pursuant to the related pooling and servicing agreement include, without limitation, the duty to appoint a successor trustee in the event of the resignation or removal of the trustee, to remove the trustee if requested by at least a majority of certificateholders, to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration, to indemnify the trustee, any similar party and trust fund for any liability, assessment or costs arising from its bad faith, negligence or malfeasance in providing such information, to indemnify the trustee or any similar party against certain securities laws liabilities, and to sign any reports required under the Securities Exchange Act of 1934, as amended, including the required certification under the Sarbanes-Oxley Act of 2002, required to be filed by the trust fund. The depositor is required under the underwriting agreement relating to the series of offered certificates to indemnify the underwriters for certain securities law liabilities.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                   THE SPONSOR

     Column Financial, Inc., a Delaware corporation, and an affiliate of the depositor, will act as a sponsor with respect to the trust fund. Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit Suisse (USA), Inc. The principal offices of Column Financial, Inc. are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

     Column's primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties. Column sells the majority of the loans it originates through CMBS securitizations. Column, with its commercial mortgage lending affiliates, has been involved in the securitization of commercial mortgage loans since 1993. As of October, 2005, the total amount of commercial mortgage loans originated by Column since the inception of its commercial mortgage securitization program in 1993 was approximately $73 billion, which was originated for the purpose of securitizing such commercial mortgage loans in a securitization in which an affiliate of Column was the depositor. In its fiscal year ended 2004, Column originated $11 billion commercial mortgage loans, of which an amount in excess of $8 billion have been included in securitizations in which an affiliate of Column was the depositor.

     The commercial mortgage loans originated by Column include both fixed rate loans and floating rate loans and both conduit loans and large loans. Column primarily originates commercial, multifamily and residential mortgage loans.

     As a sponsor, Column originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of such mortgage loans by transferring such mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing trust fund for the related securitization. In coordination with Credit Suisse Securities (USA) LLC and other underwriters, Column works with rating agencies, loan sellers and servicers in structuring the securitization transaction. Column acts as sponsor, originator or mortgage loan seller in transactions in which it is sole sponsor and mortgage loan seller.

     Neither Column nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Column and/or the related depositor contracts with other entities to service the loans on its behalf.

     In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by

Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                          DESCRIPTION OF THE TRUST FUND

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The certificates of each series will represent interests in the assets of the related trust fund, and the certificates of each series will be backed by the assets of the related trust fund. The trust fund for each series will be held by the related trustee for the benefit of the related certificateholders. Each trust fund will generally be a common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a pooling and servicing agreement generally between the depositor, the trustee of the trust fund and the related master servicer and special servicer.

DESCRIPTION OF THE TRUST ASSETS

     The assets of each trust fund will primarily consist of various types of multifamily and/or commercial mortgage loans.

     Mortgaged real property that is security for an underlying mortgage loan included in the trust fund may also secure another mortgage loan that is either PARI PASSU with or subordinate to the underlying mortgage loan included in the trust fund. Such other PARI PASSU or subordinate mortgage loan may back another series of certificates. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates, including:

     - the relative priority of the additional securities to the subject offered certificates and rights to the common mortgaged real property and their cash flows;

     - allocation of cash flow from the common mortgaged real property and any expenses or losses among the various series or classes; and

     - any cross-default and cross-collateralization provisions in the additional securities.

In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include other asset classes in a trust. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

ORIGINATOR[S]

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     We will identify in the related prospectus supplement any originator or group of affiliated originators (other than a sponsor or affiliate of a sponsor) that will be or is expected to be an originator of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet websites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether or not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the related real property;

     - the related borrower's ability to refinance the mortgage loan or sell the related real property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     - mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the Commission as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If 10% or more of the pool assets are or will be located in any one state or other geographic region, we will describe in the related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

     In addition, if any mortgage loan, or group of related mortgage loans, included in our trust relates to a single obligor (or group of affiliated obligors) and represents a material concentration of the asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     In addition, if so specified under circumstances described in the related prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

     Further, if so specified in the related prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is described in the related prospectus supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee; and/or

     -    a reserve fund.

     The amount and types of any credit support benefiting the holders of a class of offered certificates, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the related prospectus supplement for a series of certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

     - payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

     - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     - payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     - payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

     - payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage asset.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

INVESTOR REQUIREMENTS AND TRANSFER RESTRICTIONS

     A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments or other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify--

     - the frequency of distribution on, and the periodic payment date for, that series;

     - the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular payment date; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     - the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     - any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

     - any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     - how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     - an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets (such as to reserve accounts, cash collateral accounts or expenses) and the purpose and operation of those requirements.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     -    a specified fixed rate;

     - a rate based on the interest rate for a particular related mortgage asset;

     - a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     - a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     - a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     - a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     - a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     - a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     - the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     - a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances or principal received or made with respect to the related mortgage assets as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to, various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

     - Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, and (2) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

     - Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     - Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

     - Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

     Neither the depositor nor the master servicer intends to file with the Commission any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the Commission, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the Commission after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the purchase price.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all or most of the certificates, including all of the offered certificates of that particular series, for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicer. One or more primary servicers or sub-servicers may also be party to the Governing Documents. We will identify in the related prospectus supplement the parties to the Governing Document for the related series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     As further described in the related prospectus supplement, at the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     - Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer or other specified party, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers or sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or subservicer with respect to a particular Mortgage Loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by such primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any primary servicer or sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each primary servicer or sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that will be or is expected to be a servicer of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document. The Governing Document requires the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document will provide that any costs or expenses incurred by a party thereto in connection with an action to be taken by such party resulting from an event of default must be borne by the defaulting party, and if not paid by the defaulting party within a certain amount of time after the presentation of reasonable documentation of such costs and expenses, such expenses will be reimbursed by the trust fund, although the defaulting party will not thereby be relieved of its liability for such expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates;
          or

     5. to otherwise modify or delete existing provisions of the Governing Document.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

     (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

     (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

     (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to real estate taxes;

     - third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act of 1940 (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by the borrower, will not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of purchasing, owning and transferring the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     Further, this discussion does not address investors who treat items of income, expense gain or loss with respect to the offered certificates differently for book and tax purposes. This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued final regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

     - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

     The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

     See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

     - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     1. the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

     3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Such limitations will be phased out beginning in 2006 and eliminated in 2010.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     -    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               -    normal administration fees, and

               - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

          will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

   CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

   TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     - are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 30, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United States person and is classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     -    Plans; and

     -    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse Securities (USA) LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse Securities (USA) LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse Securities (USA) LLC or any person affiliated with Credit Suisse Securities (USA) LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse Securities (USA) LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse Securities (USA) LLC, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means--

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSMC 2006-C1.xls." The spreadsheet file "CSMC 2006-C1.xls" is Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that is used to present the information presented in and on Exhibits A-1 and A-2 to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

[GRAPHIC OMITTED]

235. EVELYN COURT APARTMENT CORP.
     MAMARONECK, NY

[GRAPHIC OMITTED]

8.   MONTGOMERY PARK I
     PORTLAND, OR

[GRAPHIC OMITTED]

86.  CENTERPOINT IV
     ARLINGTON, TX

[GRAPHIC OMITTED]

228. TEN EIGHTY APARTMENT CORPORATION
     NEW YORK, NY

[GRAPHIC OMITTED]

9.   COLINAS DEL SOL
     EL PASO, TX

[GRAPHIC OMITTED]

50.  VININGS VILLAGE SC
     SMYRNA, GA

[GRAPHIC OMITTED]

7S.  ROBERT STREET
     OFFICE BUILDING
     EAST HARTFORD,
     CT

[GRAPHIC OMITTED]

12.  RESIDENCE INN
     BY MARRIOTT
     CAPITOL HILL
     WASHINGTON, DC

[GRAPHIC OMITTED]

10C. COURTYARD BY MARRIOTT.
     DURHAM
     DURHAM, NC

[GRAPHIC OMITTED]

17.  SOUTHGATE I
     MORRIS TOWNSHIP, NJ

[GRAPHIC OMITTED]

5C.  NORTH RIDGE PLAZA
     NEW ROCHELLE, NY

[GRAPHIC OMITTED]

184. BRENTWOOD SELF STORAGE
     BRENTWOOD, CA

[GRAPHIC OMITTED]

62.  CROSSROADS PROFESSIONAL BUILDING
     WATERFORD, CT

================================================================================

                                   ----------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Important Notice about Information Presented in this
  Prospectus Supplement and the Accompanying
  Prospectus ................................................    S-4
Notice to Residents of the United Kingdom....................    S-4
Summary of Prospectus Supplement.............................    S-5
Risk Factors.................................................   S-42
Capitalized Terms Used in This Prospectus Supplement.........   S-67
Forward-Looking Statements...................................   S-67
Affiliations.................................................   S-68
Description of the Issuing Entity............................   S-68
Description of the Depositor.................................   S-69
Description of the Sponsors..................................   S-70
Description of the Underlying Mortgage Loans.................   S-77
Description of the Offered Certificates......................  S-150
Yield and Maturity Considerations............................  S-178
The Series 2006-C1 Pooling and Servicing Agreement...........  S-184
Certain Legal Aspects of Mortgage Loans for Mortgaged
  Properties Located in New York and California..............  S-221
U.S. Federal Income Tax Consequences.........................  S-222
ERISA Considerations.........................................  S-225
Legal Investment.............................................  S-228
Use of Proceeds..............................................  S-228
Underwriting.................................................  S-228
Legal Matters................................................  S-229
Rating.......................................................  S-230
Glossary.....................................................  S-232

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until 90 days after the commencement of the offering, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealer's obligation to deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

================================================================================

================================================================================

                                 $2,785,803,000
                                  (Approximate)

                            Credit Suisse Commercial
                                 Mortgage Trust
                                 Series 2006-C1

                               Commercial Mortgage
                           Pass-Through Certificates,
                                 Series 2006-C1

                        Class A-1, Class A-2, Class A-3,
                       Class A-AB, Class A-4, Class A-1-A,
                         Class A-J, Class A-M, Class B,
                          Class C, Class D, Class E and
                                     Class F

                               ------------------

                                   PROSPECTUS
                                   SUPPLEMENT

                               ------------------

                                  CREDIT SUISSE

                                 GMAC COMMERCIAL
                                 HOLDING CAPITAL
                                  MARKETS CORP.

                                 KEYBANC CAPITAL
                                     MARKETS

                                 BANC OF AMERICA
                                 SECURITIES LLC

================================================================================